Exhibit 99.1

Richard M. Cieri

M. Natasha Labovitz

Craig A. Bruens

KIRKLAND & ELLIS LLP

601 Lexington Avenue

New York, New York 10022-4611

Telephone:	(212) 446-4800
Facsimile:	(212) 446-4900

Counsel to the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
)
In re:	)	Chapter 11
)
CHEMTURA CORPORATION, et al.,[1]	)	Case No. 09-11233 (REG)
)
Debtors.	)	Jointly Administered
)

PLAN SUPPLEMENT TO THE JOINT

CHAPTER 11 PLAN OF CHEMTURA CORPORATION, ET AL.

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal taxpayer-identification number, are: Chemtura Corporation (3153); A&M Cleaning Products, LLC (4712); Aqua Clear Industries, LLC (1394); ASCK, Inc. (4489); ASEPSIS, Inc. (6270); Bio-Lab Company Store, LLC (0131); Bio-Lab Franchise Company, LLC (6709); Bio-Lab, Inc. (8754); Bio-Lab Textile Additives, LLC (4348); Chemtura Canada Co./Cie. (5047); CNK Chemical Realty Corporation (5340); Crompton Colors Incorporated (3341); Crompton Holding Corporation (3342); Crompton Monochem, Inc. (3574); GLCC Laurel, LLC (5687); Great Lakes Chemical Corporation (5035); Great Lakes Chemical Global, Inc. (4486); GT Seed Treatment, Inc. (5292); HomeCare Labs, Inc. (5038); ISCI, Inc. (7696); Kem Manufacturing Corporation (0603); Laurel Industries Holdings, Inc. (3635); Monochem, Inc. (5612); Naugatuck Treatment Company (2035); Recreational Water Products, Inc. (8754); Uniroyal Chemical Company Limited (Delaware) (9910); Weber City Road LLC (4381); and WRL of Indiana, Inc. (9136).

This is the Plan Supplement of Chemtura Corporation and its affiliated debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”), filed as part of the Joint Chapter 11 Plan of Chemtura Corporation, et al., dated August 4, 2010 [Docket No. 3497] (as amended, supplemented or modified from time to time, the “Plan”).2 The hearing to consider confirmation is scheduled for September 16, 2010 at 9:45 a.m. (Eastern Daylight Time).

The Plan Supplement is also available on the website of Kurtzman Carson Consultants, LLC at www.kccllc.net/chemtura and/or may be obtained upon written request from Chemtura Corporation, c/o Kurtzman Carson Consultants, LLC, 2335 Alaska Avenue, El Segundo, CA 90245.

New York, New York	/s/ M. Natasha Labovitz
Dated: September 2, 2010	Richard M. Cieri
M. Natasha Labovitz
Craig A. Bruens
KIRKLAND & ELLIS LLP
601 Lexington Avenue
New York, New York 10022-4611
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

Counsel to the Debtors and Debtors in Possession

[2]

All capitalized terms used but not otherwise defined herein and in each of the Exhibits hereto shall have the meanings set forth in the Plan. The documents contained in the Plan Supplement are integral to and part of the Plan and, if the Plan is approved, shall be approved in the Confirmation Order. The Debtors reserve the right to alter, amend, update or modify any of the exhibits in the Plan Supplement.

PLAN SUPPLEMENT DOCUMENTS

Exhibit A	Identity of New Boards

Exhibit B	List of Assumed Executory Contracts and Unexpired Leases and Proposed Cure Claims

Exhibit C	List of Rejected Executory Contracts and Unexpired Leases

Exhibit D	List of Retained Causes of Action

Exhibit E	Exit Credit Facility Agreement

Exhibit F	New Certificates of Incorporation

Exhibit G	New By-Laws

Exhibit H	Elected Treatment of Intercompany Claims

Exhibit I	New Incentive Plan

Exhibit J	Emergence Incentive Plan

Exhibit K	New Employment Agreements

Exhibit L	D&O Liability Insurance Policies

Exhibit M	Registration Rights

Exhibit N	Disbursing Agents

Exhibit O	Rights Offering Instructions and Forms

EXHIBIT A

Identity of New Boards

New Board of Reorganized Chemtura Corporation

Set forth below is certain biographical information regarding the Board of Directors of Reorganized Chemtura Corporation upon the Effective Date. The Board of Directors of Reorganized Chemtura Corporation expects to appoint a ninth director to serve on the Board of Directors on or before December 31, 2010.

Craig A. Rogerson, 54, has served as Chairman, President and Chief Executive Officer of Chemtura since December 2008. Previously, Mr. Rogerson served as President and Chief Executive Officer and as a director of Hercules Inc., a manufacturer of specialty chemical products, from December 2003 until acquired by Ashland Inc. in November 2008. Mr. Rogerson brings over 31 years of experience working in the specialty chemicals industry following graduation with a Chemical Engineering degree from Michigan State University. Mr. Rogerson currently serves as a director and as a member of the nuclear oversight committee of PPL Corporation (since 2005), an energy and utility holding company. He is also a member of the board of directors of the American Chemistry Council (since 2006) and the Society of Chemical Industries (since 2008). Mr. Rogerson previously served as a director of the Delaware Business Roundtable, Inc. and First State Innovations.

Jeffrey D. Benjamin, 49, has served as Senior Advisor to Cyrus Capital Partners, L.P., a registered investment adviser, since June 2008. Mr. Benjamin also serves as a consultant to Apollo Management, L.P., a private investment fund, and from September 2002 to June 2008 served as a Senior Advisor to Apollo Management. Mr. Benjamin currently serves as a director, as chairman of the audit committee and as a member of the compensation and nominating and corporate governance committees of Exco Resources, Inc. (since 2005), a producer of natural gas and oil, and as a director of Harrah’s Entertainment, Inc. (since 2008), a provider of branded casino entertainment. He also serves as a director, as chairman of the nominating and corporate governance committee and as a member of the compensation committee of Spectrum Group International, Inc., a precious metals trading and collectibles company. Mr. Benjamin holds a Master of Science (MBA) in Management from the Sloan School of Management at MIT, with a concentration in Finance., and has 24 years of investment banking and investment management experience.

Timothy J. Bernlohr, 51, is the founder and managing member of TJB Management Consulting, LLC, which specializes in providing project specific consulting services to businesses in transformation, including restructurings, interim executive management and strategic planning services. He founded the consultancy in 2005. Mr. Bernlohr is the former President and Chief Executive Officer of RBX Industries, Inc., which was a nationally recognized leader in the design, manufacture and marketing of rubber and plastic materials to the automotive, construction, and industrial markets. RBX® was sold to multiple buyers in 2004 and 2005. Prior to joining RBX® in 1997, Mr. Bernlohr spent 16 years in the International and Industry Products division of Armstrong World Industries, where he served in a variety of management positions. Mr. Bernlohr currently serves as a director of Atlas Air Worldwide Holdings, Inc. a provider of air cargo and outsourced aircraft operating solutions, as a director of Ambassadors International Inc. a luxury cruise line company, a director of Smurfit Stone Container Corporation, a manufacturer and marketer of corrugated packaging materials, and as a director of Aventine Renewable Energy Holdings Inc., a producer and marketer of fuel-grade ethanol in the U.S. (all publicly-held companies). Mr. Bernlohr is also chairman of Champion Home Builders, Inc., chairman of the Manischewitz Company, and a director of Hayes Lemmerz Inc., Hilite International, Neenah Foundry, Inc., Aveos Fleet Performance, and Bally Total Fitness Corporation (all privately-held businesses). Within the last five years, Mr. Bernlohr was a director of BHM Technologies, Zemex Minerals, Cadence Innovation, Trident Resources Corporation, Nybron Flooring International, PetroRig Pte, Ltd, WCI Steel, Inc. and General Chemical Industrial Products (except for WCI Steel, Inc., all privately-held businesses). Mr. Bernlohr is a graduate of The Pennsylvania State University.

Alan S. Cooper, 51, is a founder and Managing Partner of Jet Capital Investors, L.P. (“Jet Capital”), a private investment firm specializing in risk arbitrage, capital structure arbitrage and other event-driven investing. Jet Capital was founded in 2002. From 2000 through 2002, Mr. Cooper was a Principal of Redwood Capital Management, a hedge fund, where he was responsible for portfolio management, research and trading for risk arbitrage investing. Mr. Cooper was also responsible for marketing, investor relations and back office operations. From 1992 through 2000, Mr. Cooper was General Counsel and beginning in 1994 Vice President of Dickstein Partners, Inc., a hedge fund, responsible for risk arbitrage analysis, investor relations, compliance and back office operations. Mr. Cooper was an attorney at the law firm of Rosenman & Colin (1983-1991) where he specialized in corporate and securities law, including public and private offerings, and mergers and acquisitions. He previously served as a director, as chairman of the governance committee and as a member of the compensation committee of Dade Behring and as a director of Younkers Stores, Hills Department Stores, Banyan Strategic Land Fund and Specialty Catalogue, Inc. Mr. Cooper serves as a Trustee of the Washington Institute for Near East Policy. Mr. Cooper is a graduate of the University of Pennsylvania Wharton School of Business and the University of Pennsylvania Law School.

James W. Crownover, 67, served as a director of Great Lakes (prior to the merger of Great Lakes into Chemtura in 2005) from 2002 to 2005, including as presiding director, and has been a director of Chemtura since 2005. Mr. Crownover retired in 1998 as a director of McKinsey & Company, a global management consulting firm. During his 30 year career with McKinsey, Mr. Crownover served as director, as head of its southwest practice and as co-head of its worldwide energy practice working with clients in Asia, Europe, Latin America and the U.S. His practice focused on business strategy, operations and organizational structure. Mr. Crownover currently serves as a director, as chairman of the compensation committee, and as a member of the nominating and corporate governance committee of FTI Consulting, Inc. (since 2006), a global business advisory firm. He also serves as a director, as chairman of the governance committee, and as a member of the compensation committee of Weingarten Realty Investors (since 2001), an owner, manager and operator of commercial real estate, and as a director and as a member of the audit and integration committees of Republic Services, Inc. (since 2008), a

2

leading provider of solid waste collection, transfer, recycling and disposal services. Mr. Crownover previously served as a director, as a member of the audit committee and as chairman of the governance committee of Allied Waste Industries, which merged into Republic Services, and as chairman of the audit and pension committees of Unocal Corporation, an energy exploration and production company. Mr. Crownover also serves as Chairman of the Board of Trustees of Rice University and as a director of the Houston Grand Opera.

Jonathan F. Foster, 49, is a Managing Director of Current Capital LLC., a private equity firm focused on investments in lower middle market industrial and business service companies. Mr. Foster currently serves as a director, as chairman of the audit committee and as a member of the finance committee of Masonite Inc., as a director and as a member of the audit and nominating and governance committees of Lear Corporation and as a director and as a member of the nominating and governance and finance committees of Smurfit-Stone Container Corporation. He is also vice chairman of the board of trustees of the New York Power Authority, the largest state-owned power organization in the U.S. From 2007 through 2008, Mr. Foster was Managing Director and Co-Head of Diversified Industrials & Services at Wachovia Securities. From 2005 through 2007, he was Executive Vice President of Finance and Business Development at Revolution Living, one of three business groups in the Revolution family of companies founded by Steve Case, co-founder of AOL. Previously, from 2002 through 2004, Mr. Foster served as a Managing Director of The Cypress Group, a private equity investment firm, where he led the industrial and services group and served as a member of the investment and management committees. Mr. Foster also served as Senior Managing Director at Bear Stearns & Co. from 2001 through 2002 where he was responsible for mergers and acquisitions in industrial products and services. From 2000 through 2001, he served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Toysrus.com. Previously, from 1988 through 1999, Mr. Foster was at Lazard LLC, ultimately as a Managing Director where he worked on a wide range of mainly industrial and services mergers and acquisitions transactions.

Roger L. Headrick, 74, has served as a director of Chemtura since 1988, as co-lead director since May 2008 and as lead director since March 2009. Mr. Headrick is Managing General Partner of HMCH Ventures, a private partnership which invests in a broad range of public and private businesses. Mr. Headrick is also President and Chief Executive Officer of ProtaTek International, Inc., a biotechnology process engineering company, which develops and manufactures animal vaccines in St. Paul, Minnesota. From January 1991 until August 1998, Mr. Headrick was co-owner, President and Chief Executive Officer of the Minnesota Vikings Football Club. During his tenure with the Vikings, he served as Chairman of the NFL Properties Executive Committee, the marketing arm of the NFL. He also served as a member of the NFL Broadcast Committee, which negotiates contracts for league-wide television revenue and the NFL International Committee, which promotes professional American football throughout the world. From 1982 to 1989, Mr. Headrick was Executive Vice President and Chief Financial Officer of The Pillsbury Company and Chairman and Managing General Partner of Burger King Investors Master Limited Partnership, a New York Stock

3

Exchange (“NYSE”) listed company that owned 128 Burger King franchises. Prior to joining Pillsbury, Mr. Headrick held various financial positions both domestically and overseas, including Deputy Controller, over a 20 year period at Exxon Corporation which included both petroleum and chemical operations. Mr. Headrick previously served as a director of CVS Caremark, a pharmacy healthcare company, and as a Trustee for the University of Minnesota Cancer Center Advisory Board, the Minnesota Medical Foundation and The Sanford Burnham Medical Research Institute in La Jolla, California.

John K. Wulff, 61, has served as a director of Chemtura since October 2009. He is the retired Chairman of Hercules Inc., a manufacturer of specialty chemical products, a position he held from July 2003 until Ashland, Inc.’s acquisition of Hercules in November 2008. Prior to that time, he served as a member of the Financial Accounting Standards Board from 2001 to 2003. Mr. Wulff was previously Chief Financial Officer of Union Carbide Corporation (“Union Carbide”) from 1996 to 2001. During his fourteen years at Union Carbide, a manufacturer of chemicals and polymers, he also served as Vice President and Principal Accounting Officer from 1989 to 1995, and as Controller from 1987 to 1989. Mr. Wulff was also a partner of KPMG and predecessor firms from 1977 to 1987. He currently serves as a director (since 2004), as chairman of the audit committee and as a member of the governance and compensation committee of Moody’s Corporation. He is also a director and chairman of the audit committee of Sunoco, Inc. (since 2004), a leading manufacturer and marketer of petroleum and petrochemical products, and a director and chairman of the compensation committee of Celanese Corporation (since 2006), a global manufacturer of industrial chemicals. Mr. Wulff previously served as a director and as chairman of the nominating and governance committee of Fannie Mae.

4

MANAGEMENT INFORMATION – SUBSIDIARY DEBTORS

Entity Name	Directors/LLC Managers/Member(s) of Management Committee/LLC Members	Officers’ Names	Officers’ Titles
A & M Cleaning Products, LLC	Bio-Lab, Inc. (Sole Member – Member Managed LLC)	Robert J. Cicero Jonathan K. Viner Maria Thompson	VP and Secretary President Assistant Secretary
Aqua Clear Industries, LLC	Stephen C. Forsyth Billie S. Flaherty (Managers)	Robert J. Cicero Jonathan K. Viner Maria Thompson	Secretary President Assistant Secretary
ASCK, Inc.	Stephen C. Forsyth Billie S. Flaherty (Directors)	Robert J. Cicero Billie S. Flaherty Maria Thompson	Secretary President Assistant Secretary
ASEPSIS, Inc.	Stephen C. Forsyth Billie S. Flaherty (Directors)	Robert J. Cicero Billie S. Flaherty Maria Thompson	Secretary President Assistant Secretary
BioLab Company Store, LLC	Stephen C. Forsyth Billie S. Flaherty Charles O. Schobel (Managers)	Robert J. Cicero Arthur C. Fullerton Charles O. Schobel Stephen M. Venzon	VP and Secretary Vice President President Vice President
BioLab Franchise Company, LLC	Stephen C. Forsyth Billie S. Flaherty Charles O. Schobel (Managers)	Robert J. Cicero Arthur C. Fullerton Charles O. Schobel Stephen M. Venzon	VP and Secretary Vice President President Vice President
BioLab Textile Additives, LLC	Arthur C. Fullerton (Sole Member of the Management Committee)	Robert J. Cicero Jonathan K. Viner Maria Thompson	Secretary President Assistant Secretary
Bio-Lab, Inc.	Stephen C. Forsyth Billie S. Flaherty (Directors)	Robert J. Cicero Charles O. Schobel Jonathan K. Viner Maria Thompson	VP and Secretary Vice President Vice President Assistant Secretary
CNK Chemical Realty Corporation	Stephen C. Forsyth Billie S. Flaherty (Directors)	Robert J. Cicero Billie S. Flaherty Maria Thompson	Secretary President Assistant Secretary
Crompton Colors Incorporated	Stephen C. Forsyth Billie S. Flaherty (Directors)	Robert J. Cicero Billie S. Flaherty Arthur C. Fullerton Maria Thompson	VP and Secretary President Vice President Assistant Secretary
Crompton Holding Corporation	Stephen C. Forsyth Billie S. Flaherty (Directors)	Robert J. Cicero Billie S. Flaherty Arthur C. Fullerton Maria Thompson	VP and Secretary President Vice President Assistant Secretary

Entity Name	Directors/LLC Managers/Member(s) of Management Committee/LLC Members	Officers’ Names	Officers’ Titles
Crompton Monochem, Inc.	Stephen C. Forsyth Billie S. Flaherty (Directors)	Robert J. Cicero Billie S. Flaherty Maria Thompson	Secretary President Assistant Secretary
GLCC Laurel, LLC	Robert J. Cicero Arthur C. Fullerton Anne P. Noonan (Members of the Management Committee)	Robert J. Cicero Billie S. Flaherty	Secretary Vice President
Great Lakes Chemical Corporation	Stephen C. Forsyth Billie S. Flaherty (Directors)	Robert J. Cicero Anne P. Noonan Sean P. O’Connor Maria Thompson	VP and Secretary President Vice President Assistant Secretary
Great Lakes Chemical Global, Inc.	Stephen C. Forsyth Billie S. Flaherty (Directors)	Robert J. Cicero Anne P. Noonan Maria Thompson	VP and Secretary President Assistant Secretary
GT Seed Treatment, Inc.	Stephen C. Forsyth Billie S. Flaherty (Directors)	Robert J. Cicero Billie S. Flaherty Maria Thompson	Secretary President Assistant Secretary
HomeCare Labs, Inc.	Stephen C. Forsyth Billie S. Flaherty (Directors)	Robert J. Cicero Arthur C. Fullerton Jonathan K. Viner Maria Thompson	Secretary Vice President Vice President Assistant Secretary
ISCI, Inc.	Stephen C. Forsyth Billie S. Flaherty (Directors)	Robert J. Cicero Anne P. Noonan Maria Thompson	VP and Secretary President Assistant Secretary
KEM Manufacturing Corporation	Stephen C. Forsyth Billie S. Flaherty Robert J. Cicero (Directors)	Robert J. Cicero Billie S. Flaherty Arthur C. Fullerton Maria Thompson	VP and Secretary President Vice President Assistant Secretary
Laurel Industries Holdings, Inc.	Stephen C. Forsyth Billie S. Flaherty Robert J. Cicero (Directors)	Robert J. Cicero Billie S. Flaherty Maria Thompson	VP and Secretary President Assistant Secretary
Monochem, Inc.	Stephen C. Forsyth Billie S. Flaherty (Directors)	Robert J. Cicero Billie S. Flaherty Arthur C. Fullerton Maria Thompson	Secretary President Vice President Assistant Secretary
Naugatuck Treatment Company	Stephen C. Forsyth Billie S. Flaherty (Directors)	Robert J. Cicero Billie S. Flaherty Maria Thompson	Secretary President Assistant Secretary

Entity Name	Directors/LLC Managers/Member(s) of Management Committee/LLC Members	Officers’ Names	Officers’ Titles
Recreational Water Products, Inc.	Stephen C. Forsyth Billie S. Flaherty (Directors)	Robert J. Cicero Billie S. Flaherty Maria Thompson	Secretary President Assistant Secretary
Uniroyal Chemical Company Limited (Delaware)	Stephen C. Forsyth Billie S. Flaherty (Directors)	Robert J. Cicero Billie S. Flaherty Maria Thompson	Secretary President Assistant Secretary
Weber City Road LLC	Chemtura Corporation (Member – Member Managed LLC)	Robert J. Cicero Billie S. Flaherty Maria Thompson	Secretary President Assistant Secretary
WRL of Indiana, Inc.	Stephen C. Forsyth Billie S. Flaherty (Directors)	Robert J. Cicero Billie S. Flaherty Maria Thompson	VP and Secretary President Assistant Secretary

EXHIBIT B

List of Assumed Executory Contracts and Unexpired Leases and Proposed Cure Claims

Assumed Executory Contracts and Unexpired Leases1

Neither the inclusion nor exclusion of any contract or lease on the attached Schedule shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease capable of assumption or that any Reorganized Debtor has any liability thereunder. Further, the Debtors expressly reserve the right to remove any Executory Contract or Unexpired Lease from the attached Schedule and reject such Executory Contract or Unexpired Lease pursuant to the terms of the Plan, up until the Effective Date.

The Debtors may have entered into various confidentiality agreements prepetition and postpetition, as well as other agreements postpetition in the ordinary course of their business affairs. Notwithstanding the fact that such documents may not be separately set forth on the attached Schedule, such documents are deemed assumed as of the Effective Date.

The Debtors have also previously assumed contracts or leases pursuant to separate stipulations and orders previously approved by the Court. To the extent that the assumption of such contracts and leases has already become effective, and the related cure amounts have already been satisfied, such contracts and leases may not be separately set forth on the attached Schedule.

Where the attached Schedule lists multiple Executory Contracts or Unexpired Leases to be assumed by each Debtor and/or multiple related Counterparties, the Cure Amount is listed on the first line corresponding to the parent company related to such contracts, represents the aggregate cure amount and has not been allocated among each of the Counterparties or the contracts listed.

The Debtors and their financial advisors calculated proposed cure amounts in connection with assumption of the Executory Contracts and Unexpired Leases listed on the attached Schedule at the federal judgment interest rate as of the Petition Date. Any counterparty who wishes to substantiate that its respective Executory Contract or Unexpired Lease specifies the rate of interest that should be used to calculate postpetition interest with respect to a cure amount shall:

a)	identify the Executory Contract or Unexpired Lease and the contractual rate of interest applicable to such Executory Contract or Unexpired Lease; and

b)	provide the Debtors with a copy of the Executory Contract or Unexpired Lease relating to such cure claim.

The Debtors must receive the above information as a part of the counterparty’s objection to the assumption of its Executory Contract or Unexpired Lease and/or proposed cure amounts related thereto, as noted in the Notice of (A) Executory Contracts and Unexpired Leases to Be Assumed by the Debtors Pursuant to the Plan; (B) Cure Amounts, If Any; and (C) Related Procedures in Connection Therewith. Any objection must: (a) be in writing; (b) conform to the Bankruptcy Rules, the Local Bankruptcy Rules and any orders of the Court; (c) state the name and address of the objecting party and the amount and nature of the Claim or Interest of such entity; (d) state, with particularity, the basis and nature of any objection; and (e) be filed, contemporaneously with a proof of service, with the Court and served so that it is actually received by the parties listed in the Notice no later than the Assumption Objection Deadline of September 13, 2010 at 4:00 p.m. (Eastern Daylight Time).

[1]

This Exhibit B Assumed Executory Contracts and Unexpired Leases remains subject to further revision. The Debtors expressly reserve the right to alter, modify, amend, remove, augment or supplement this Exhibit at any time in accordance with the Plan.

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
1ST CONSTITUTION BANK	1ST CONSTITUTION BANK PO BOX 634 CRANBURY, NJ 08512 USA	ACKNOWLEDGMENT OF ASSIGNMENT	2830	CHEMTURA CORPORATION	LEASE - EQUIPMENT	01-Apr-07		$0.00
3E COMPANY	3E COMPANY ATTN LEGAL DEPARTMENT 1905 ASTON AVENUE STE 100 CARLSBAD, CA 92008	MASTER AGREEMENT	152	BIO-LAB, INC.	SERVICES	29-Jan-09		$1,840.72
3E COMPANY	3E COMPANY ATTN LEGAL DEPT 1905 ASHTON AVE STE 100 CARLSBAD, CA 92008	HOTLINE AND EMERGENCY RESPONSE NETWORK ADDENDUM	2209	BIO-LAB, INC.	SERVICES			$0.00
A.I.U.	A.I.U. 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER 75100722	38127	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
A.I.U.	A.I.U. 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER 75100721	38128	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
A.I.U.	A.I.U. 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER 75102012	38134	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
A.I.U.	A.I.U. 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER 75-103008	38133	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
A.I.U.	A.I.U. 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER 75102011	38132	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
A.I.U.	A.I.U. 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER 75102605	38131	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
A.I.U.	A.I.U. 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER 75102403	38130	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
A.I.U.	A.I.U. 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER 7510148	38129	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
A.S. HARRISON & CO. PTY. LIMITED	A.S. HARRISON & CO. PTY. LIMITED G.C. HARRISON DIRECTOR 75 OLD PITTWATER ROAD BROOKVALE, NSW 2100 AUSTRALIA	AGENCY AGREEMENT	854	CHEMTURA CORPORATION	AGENCY	11-Nov-98		$0.00
AAR DEFENSE SYSTEMS & LOGISTICS	AAR DEFENSE SYSTEMS & LOGISTICS 1100 N WOOD DALE RD WOOD DALE, IL 60161	ANDEROL INC. DISTRIBUTION AGREEMENT	827	CHEMTURA CORPORATION	DISTRIBUTION	10-May-07		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AARRON DIAMON AIDS RESEACH CENTER	AARON DIAMOND AIDS RESEARCH CENTER ATTENTION CHIEF OPERATING OFFICER 455 FIRST AVE. NEW YORK, NY USA	CHARITABLE CONTRIBUTION AGREEMENT AND CONVEYANCE OF RIGHTS	43663	CHEMTURA CORPORATION	LICENSE	15-Jun-01		$0.00
ABN AMRO BANK NV	ABN AMRO BANK NV CLIENT ADMINISTRATION SREVICES 540 W MADISON STE 2101 CHICAGO, IL 60661 USA	ACCOUNT AGENCY AGREEMENT	2205	CHEMTURA CORPORATION	BANK/CREDIT			$0.00
ACE AMERICAN INSURANCE	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	41298	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	37401	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	37773	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	37775	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	37891	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	38009	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ0301791	38135	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	38155	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	38138	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	40938	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	40937	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	40936	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	40939	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	41053	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	41058	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	41057	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	41056	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	41055	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	41293	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	41412	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	41411	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	41410	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	41409	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	41408	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	41529	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	41525	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	42328	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	42445	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	42563	HOMECARE LABS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	42693	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	42815	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	42933	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	43051	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	43169	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	43287	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ0301791	38137	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	40935	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	41289	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	37288	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	37287	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	37285	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	37283	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	37286	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	37406	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	37405	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	37404	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	37403	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	37402	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	37524	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	37523	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	37522	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	37521	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	37520	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	37519	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	37641	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	37774	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	37778	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	37777	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	37776	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	38010	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	40940	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	41176	CROMPTON HOLDING	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	41175	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	41172	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	41174	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	41173	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	41294	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	41292	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	41291	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	41290	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	41530	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	41528	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	41527	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	41526	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	42327	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	42330	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	42331	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	42345	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	42344	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	42343	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	42342	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	42329	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	42449	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	42448	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	42447	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	42446	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	42567	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	42566	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	42565	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	42564	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	42681	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	42683	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	42686	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	42685	ISCI INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	42816	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	42819	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	42817	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	42818	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	42935	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	42936	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	42937	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	42934	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	43055	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	43052	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	43053	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	43054	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	43170	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	43172	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	43171	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	43173	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	43289	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	43288	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	43290	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	43291	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	43409	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	43408	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	43405	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	43406	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	43407	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	43526	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	43524	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	43523	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	37638	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	37637	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	37640	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	37642	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	37896	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	37895	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	37894	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	37893	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	37892	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	38014	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	38013	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	38012	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	38011	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	38143	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	38142	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	38141	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	38140	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	38139	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	41054	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	42332	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	42450	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	42568	HOMECARE LABS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	42687	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	42820	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	42938	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	43056	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	43174	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	43292	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	43525	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE CO.	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WCUC43498289	43527	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	37308	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	37306	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	37305	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	37304	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	37303	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	37302	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	37301	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	37300	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	37299	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	37298	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	37295	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	37297	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	37284	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	37294	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	37293	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	37292	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	37291	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	37290	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	37289	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	37296	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	37409	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	37408	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	37407	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	37421	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	37426	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	37425	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	37424	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	37410	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	37422	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	37411	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	37420	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	37419	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	37418	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	37417	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	37416	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	37415	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	37414	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	37413	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	37423	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	37527	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	37525	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	37536	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	37544	ASCK, INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	37543	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	37542	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	37541	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	37540	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	37539	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	37537	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	37535	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	37534	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	37533	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	37532	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	37531	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	37530	ASCK, INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	37529	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	37528	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	37538	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	37526	ASCK, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	37651	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	37662	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	37661	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	37660	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	37659	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	37658	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	37657	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	37656	ASEPSIS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	37655	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	37654	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ISA H07837264	37639	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	37652	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	37650	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	37649	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	37648	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	37647	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	37646	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	37645	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	37644	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	37653	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	37784	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	37794	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	37793	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	37792	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	37791	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	37790	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	37789	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	37788	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	37787	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	37785	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	37783	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	37782	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	37781	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	37780	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	37779	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	37786	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	37795	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	37915	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	37914	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	37913	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	37912	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	37911	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	37910	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	37909	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	37908	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	37907	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	37916	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	37906	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	37897	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	37905	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	37904	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	37903	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	37902	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	37901	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	37900	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	37898	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	37899	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	38164	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	38166	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	38165	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	38154	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	38162	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	38160	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	38159	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	38158	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	38157	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	38156	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	38163	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	38153	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER WLRC43977428	38145	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	38152	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	38151	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	38150	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	38149	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	38148	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ0302284	38136	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER WLRC44186457	38146	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HDO G21717794	38144	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	38147	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY ATTN LEGAL PO BOX 1000 PHILADELPHIA, PA 19105-1000 UNITED STATES	EXTENSION ENDORSEMENT	2489	CHEMTURA CORPORATION	INSURANCE POLICY	01-Aug-06		$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY ATTN LEGAL PO BOX 1000 PHILADELPHIA, PA 19105-1000 UNITED STATES	RENEWAL CERTIFICATE ENDORSEMENT #38R	2125	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY ATTN LEGAL PO BOX 1000 PHILADELPHIA, PA 19105-1000 UNITED STATES	WORKERS’ COMPENSATION AND EMPLOYERS LIABILITY INSURANCE POLICY INFORMATION PAGE	2126	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-08		$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY ATTN: LEGAL PO BOX 1000 PHILADELPHIA, PA 19105-1000 UNITED STATES	SPECIFIC EXCESS WORKERS’ COMPENSATION AND EMPLOYERS’ LIABILITY INSURANCE POLICY INFORMATION PAGE	2127	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-08		$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY 436 WALNUT ST PO BOX 1000 PHILADELPHIA, PA 19106-3703	BUSINESS AUTO DECLARATIONS	2128	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-08		$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY ATTN LEGAL PO BOX 1000 PHILADELPHIA, PA 19105-1000 UNITED STATES	GENERAL LIABILITY POLICY - DECLARATIONS	2129	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-08		$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE CO 1 BEAVER VALLEY ROAD 4 EAST PO BOX 15394 WILMINGTON, DE 19850 US	INT’L LIABILITY POL # CSZ 0301791 6/1/04-05	20351	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE CO 1 BEAVER VALLEY ROAD 4 EAST PO BOX 15394 WILMINGTON, DE 19850 US	INT’L LIABILITY POL # CSZ 0302284 6/1/05-06	20352	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE CO 1 BEAVER VALLEY ROAD 4 EAST PO BOX 15394 WILMINGTON, DE 19850 US	INT’L LIABILITY POL # CSZ 0301791 6/1/03-04	20350	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY ATTN LEGAL PO BOX 1000 PHILADELPHIA, PA 19105-1000 UNITED STATES	WORKERS’ COMPENSATION AND EMPLOYERS LIABILITY INSURANCE POLICY INFORMATION PAGE	24282	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-08		$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	40944	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	40943	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	40942	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	40941	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	40958	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	40960	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	40959	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	40957	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	40956	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	40955	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	40950	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	40951	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	41069	CROMPTON COLORS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	41070	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	41072	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	41071	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	41063	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	41064	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	41062	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	41061	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	41060	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	41068	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	41065	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	41066	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	41067	CROMPTON COLORS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	41059	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	41078	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	41077	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	41073	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	41074	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	41075	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	41076	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	41182	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	41177	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	41295	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	41312	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	41313	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	41311	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	41310	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	41309	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	41308	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	41307	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	41306	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	41314	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	41305	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	41413	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	41407	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	41420	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	41426	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	41425	GLCC LAUREL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	41424	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	41423	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	41422	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	41414	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	41421	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	41419	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	41418	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	41417	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	41416	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	41415	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	41429	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	41427	GLCC LAUREL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	41432	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	41431	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	41430	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	41428	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	41540	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	41539	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	41538	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	41537	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	41536	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	41554	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	41553	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	41535	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER WLRC44186457	41534	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER WLRC43977428	41533	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HDO G21717794	41532	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	41542	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	41543	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HDO G21717794	41531	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	41548	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	41552	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	41551	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	41541	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	41549	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	41547	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	41546	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	41545	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	41544	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	41550	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY 1601 CHESTNUT STREET. PO. BOX 41484 PHILADELPHIA, PA 19101 USA	POLICY NO. HDO G21717794 EFFECTIVE DATE 5/1/2005 TO 5/1/2006	20574	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	43544	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	43531	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	37307	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	37412	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	37643	ASEPSIS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	37796	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	37797	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	37798	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	38017	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	38022	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	38021	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	38020	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	38019	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	38016	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	38015	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	38018	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	38024	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	38023	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	38034	BIO-LAB, INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	38033	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	38032	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	38031	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	38030	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	38029	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	38028	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	38027	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	38026	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	38025	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	38161	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	40949	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	40948	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	40947	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	40946	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	40945	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	40954	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	40953	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	40952	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	41178	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	41179	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	41180	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	41181	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE CO 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER CSZ032459	41171	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	41183	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	41194	CROMPTON HOLDING	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	41193	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	41192	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	41196	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	41191	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	41190	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	41189	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	41188	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	41187	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	41186	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	41185	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	41195	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	41184	CROMPTON HOLDING	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	41296	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	41304	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	41303	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	41302	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	41301	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	41300	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	41299	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	41297	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	42352	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	42351	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	42350	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	42349	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	42348	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	42346	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	42341	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	42340	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	42338	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	42337	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	42336	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	42335	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	42334	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	42333	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	42339	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	42347	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	42470	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	42469	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	42452	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	42453	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	42462	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	42468	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	42467	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	42466	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	42465	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	42451	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	42463	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	42461	GT SEED	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	42460	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	42459	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	42458	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	42457	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	42456	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	42455	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	42454	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	42464	GT SEED	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	42573	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	42579	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	42578	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	42577	HOMECARE LABS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	42576	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	42575	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	42574	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	42572	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	42571	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	42570	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	42569	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	42580	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	42588	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	42587	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	42586	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	42585	HOMECARE LABS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	42584	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	42583	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	42582	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	42581	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	42699	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	42706	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	42705	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	42704	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	42703	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	42702	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	42700	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	42698	ISCI INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	42697	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	42696	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	42695	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	42694	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	42701	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	42691	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER HD0G23726956	42682	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	42692	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	42690	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	42689	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	42688	ISCI INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	42830	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	42829	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	42828	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	42827	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	42826	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	42832	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	42840	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	42839	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	42838	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	42837	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	42836	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	42835	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	42833	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	42831	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	42825	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	42824	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	42823	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	42822	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	42821	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	42834	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	42957	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	42958	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	42956	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	42949	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	42947	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	42950	MONOCHEM INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	42951	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	42952	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	42953	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	42954	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	42955	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	42948	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	42945	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	42939	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	42940	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	42941	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	42942	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	42944	MONOCHEM INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	42946	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	42943	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	43064	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	43057	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	43058	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	43059	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	43060	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	43061	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	43063	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	43065	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	43066	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	43067	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	43062	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	43069	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	43072	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	43073	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	43075	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	43076	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	43074	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	43070	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	43071	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	43068	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	43190	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	43191	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	43193	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	43194	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	43192	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	43176	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	43175	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	43177	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	43178	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	43188	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	43189	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	43179	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	43180	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	43181	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	43182	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	43183	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	43184	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	43185	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	43186	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	43187	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	43312	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	43311	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	43304	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	43303	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	43302	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	43305	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	43310	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	43309	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	43308	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	43307	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	43306	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	43300	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	43295	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	43296	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	43297	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	43299	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	43301	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	43298	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	43293	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	43294	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	43422	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	43421	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	43420	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	43419	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	43423	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	43425	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	43427	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	43426	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	43424	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	43411	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	43410	WEBER CITY ROAD	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	43417	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	43418	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	43415	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	43412	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	43416	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 456	43413	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	43414	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	43428	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	43429	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	43430	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER SCFC43498721	43528	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44464858	43529	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936837	43542	WRL OF INDIANA	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC 44334756	43548	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44186482	43547	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC44186457	43546	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44334744	43545	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	43543	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGL N00862915	43541	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WCUC44340252	43540	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC44340240	43539	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER WLRC 44340239	43538	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21725432	43537	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH08224572	43536	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 468	43535	WRL OF INDIANA	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 444	43534	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 47A	43533	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDC G21 725 481	43532	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE AMERICAN INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE COMPANY - A+ 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - WORKERS COMPENSATION - CASUALTY POLICY NUMBER SCFC4446486A	43530	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	37311	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	37429	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	37428	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	37427	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	37547	ASCK, INC.	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	37546	ASCK, INC.	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	37545	ASCK, INC.	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	37665	ASEPSIS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	37664	ASEPSIS	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	37663	ASEPSIS	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	37917	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	37919	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	37918	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	38036	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	38035	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	38037	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	38169	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	38168	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	38167	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	40963	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	40962	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	40961	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	41199	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	41198	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	41197	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	41435	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	41434	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	41433	GLCC LAUREL	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	41556	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	41555	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	42355	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	42354	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	42353	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	42473	GT SEED	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	42472	GT SEED	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	42471	GT SEED	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	42591	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	42590	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	42589	HOMECARE LABS	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	42709	ISCI INC.	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	42707	ISCI INC.	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	42708	ISCI INC.	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	42843	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	42842	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	42841	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	42961	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	42960	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	42959	MONOCHEM INC.	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	43078	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	43077	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	43079	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	43196	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	43197	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	43195	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	43315	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	43314	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	43313	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	43433	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	43432	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	43431	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	43551	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	43550	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	43549	WRL OF INDIANA	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	37310	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	37309	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	37799	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	37800	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	37801	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	41079	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	41080	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	41081	CROMPTON COLORS	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	41317	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-0191-2	41316	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE BERMUDA	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER CEM-PD/08	41315	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ACE BERMUDA INS CO	ACE BERMUDA INS CO P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLK-904/4	38179	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE BERMUDA INS CO	ACE BERMUDA INS CO P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLK-904/4	38178	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE BERMUDA INS CO	ACE BERMUDA INS CO P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLK-904/4	38176	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE BERMUDA INS CO	ACE BERMUDA INS CO P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLK-904/4	38177	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE BERMUDA INS CO	ACE BERMUDA INS CO P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLK-904/4	38175	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE BERMUDA INS CO	ACE BERMUDA INS CO P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLK-904/4	38174	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE BERMUDA INS CO	ACE BERMUDA INS CO P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLK-904/4	38173	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE BERMUDA INS CO	ACE BERMUDA INS CO P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLK-904/4	38172	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE BERMUDA INS CO	ACE BERMUDA INS CO P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLK-904/4	38171	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE BERMUDA INS CO	ACE BERMUDA INS CO P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLK-904/4	38170	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE BERMUDA INS CO	ACE BERMUDA INS CO P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLK-904/4	41566	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE BERMUDA INS CO	ACE BERMUDA INS CO P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLK-904/4	41567	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE BERMUDA INS CO	ACE BERMUDA INS CO P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLK-904/4	41565	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE BERMUDA INS CO	ACE BERMUDA INS CO P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLK-904/4	41564	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE BERMUDA INS CO	ACE BERMUDA INS CO P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLK-904/4	41563	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE BERMUDA INS CO	ACE BERMUDA INS CO P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLK-904/4	41562	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE BERMUDA INS CO	ACE BERMUDA INS CO P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLK-904/4	41561	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE BERMUDA INS CO	ACE BERMUDA INS CO P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLK-904/4	41560	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE BERMUDA INS CO	ACE BERMUDA INS CO P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLK-904/4	41559	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE BERMUDA INS CO	ACE BERMUDA INS CO P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLK-904/4	41558	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE BERMUDA INS CO	ACE BERMUDA P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK904/5	41557	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE BERMUDA INSURANCE LTD	ACE BERMUDA INSURANCE LTD ACE GLOBAL HEADQUARTERS 17 WOODBOURNE AVE HAMILTON , HM 08 BERMUDA	CONFIRMATION OF BINDING/EXCESS LIABILITY BINDER	2130	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-08		$0.00
ACE BERMUDA INSURANCE LTD	ACE BERMUDA INSURANCE LTD ACE GLOBAL HEADQUARTERS 17 WOODBOURNE AVE HAMILTON , HM 08 BERMUDA	CONFIRMATION OF BINDING/PUNITIVE DAMAGES BINDER	2131	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-08		$0.00
ACE BERMUDA INSURANCE LTD	ACE BERMUDA INSURANCE LTD ACE GLOBAL HEADQUARTERS 17 WOODBOURNE AVE HAMILTON , HM 08 BERMUDA	CONFIRMATION OF BINDING/PUNITIVE DAMAGES BINDER	24283	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-08		$0.00
ACE INA GROUP	ACE INA GROUP P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER	38180	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE INSURANCE	ACE INSURANCE ATTN: CONNIE GERMANO NEW YORK REGIONAL OFFICE 1133 AVENUE OF THE AMERICAS 36TH FL NEW YORK, NY 10036 USA	EXCESS AND SURPLUS QUOTATION	2174	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-08		$0.00
ACE INSURANCE COMPANY LTD	ACE INSURANCE COMPANY LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER GLK 904 5	38184	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY LTD	ACE INSURANCE COMPANY LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER G21973166	38183	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY LTD	ACE INSURANCE CO LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER L 92206 WIT 839/4	38182	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE INSURANCE COMPANY LTD	ACE INSURANCE CO LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER L 92206 WIT 839/4	38181	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY LTD	ACE INSURANCE COMPANY LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	38186	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY LTD	ACE INSURANCE COMPANY LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07842387	38187	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY LTD	ACE INSURANCE COMPANY LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21707363	38185	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY LTD	ACE INSURANCE COMPANY LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER TBA	38192	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY LTD	ACE INSURANCE COMPANY LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER SCFC44186482	38191	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY LTD	ACE INSURANCE COMPANY LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER SCFC4397743A	38190	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY LTD	ACE INSURANCE COMPANY LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGLD35646401	38189	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY LTD	ACE INSURANCE COMPANY LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	38188	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY LTD	ACE INSURANCE COMPANY LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER TBA	41577	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY LTD	ACE INSURANCE COMPANY LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER SCFC44186482	41576	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY LTD	ACE INSURANCE COMPANY LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER SCFC4397743A	41575	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE INSURANCE COMPANY LTD	ACE INSURANCE COMPANY LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER PGLD35646401	41574	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY LTD	ACE INSURANCE COMPANY LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07936588	41573	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY LTD	ACE INSURANCE COMPANY LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER ISAH07842387	41572	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY LTD	ACE INSURANCE COMPANY LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21717794	41571	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY LTD	ACE INSURANCE COMPANY LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER HDOG21707363	41570	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY, LTD.	ACE INSURANCE COMPANY LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER G21973166	41568	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY, LTD.	ACE INSURANCE COMPANY, LTD., ACE INSURANCE COMPANY (BERMUDA), LTD. P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER	41578	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY, LTD.	ACE INSURANCE COMPANY, LTD., ACE INSURANCE COMPANY (BERMUDA), LTD. P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK-904/4	41579	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY, LTD.	ACE INSURANCE COMPANY, LTD., ACE INSURANCE COMPANY (BERMUDA), LTD. P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK-904/4	41581	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY, LTD., ACE INSURANCE COMPANY (BERMUDA), LTD.	ACE INSURANCE COMPANY, LTD., ACE INSURANCE COMPANY (BERMUDA), LTD. P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLK-904/4	38194	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACE INSURANCE COMPANY, LTD., ACE INSURANCE COMPANY (BERMUDA), LTD.	ACE INSURANCE COMPANY, LTD., ACE INSURANCE COMPANY (BERMUDA), LTD. P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER	38193	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY, LTD., ACE INSURANCE COMPANY (BERMUDA), LTD.	ACE INSURANCE COMPANY LTD P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER GLK 904 5	41569	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY, LTD., ACE INSURANCE COMPANY (BERMUDA), LTD.	ACE INSURANCE COMPANY, LTD., ACE INSURANCE COMPANY (BERMUDA), LTD. P O BOX HM 1015 HAMILTON , BERMUDA HM DX BERMUDA	INSURANCE POLICY - POLICY NUMBER	41580	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY, LTD., ACE INSURANCE COMPANY (BERMUDA), LTD.	ACE INSURANCE COMPANY, LTD., ACE INSURANCE COMPANY (BERMUDA), LTD. 30 WOODBOURNE AVE, P.O.BOX HM1015 HAMILTON HM DX, BERMUDA	POLICY NO. GLK-904/4 EFFECTIVE DATE 4/1/1996 TO 4/1/1997	20576	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
ACE INSURANCE COMPANY, LTD., ACE INSURANCE COMPANY (BERMUDA), LTD.	ACE INSURANCE COMPANY, LTD., ACE INSURANCE COMPANY (BERMUDA), LTD. 30 WOODBOURNE AVE, P.O.BOX HM1015 HAMILTON HM DX, BERMUDA		20575	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
ACE USA	ACE USA 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER INA POLICY NUMBERS: XCP 3968; XCP 12325 CENTRAL NATIONAL POLICY NUMBER: CNU 127512 CALIFORNIA UNION POLICY NUMBERS: ZCV 004576; ZCX 003625 INTERNATIONAL POLICY NUMBERS: 5220356976; 5220538587; 5220538596	38195	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ACID CHEM USA INC	ACIDCHEM USA INC 201 W PASSAIC ST STE 100 ROCHELLE PARK, NJ 07662 USA	EMAIL CHAIN RE: ACIDCHEM AWARD - 500 MT OF C8C10 IN 4Q08 FOR FORDS	1799	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)			$805,071.99
ACOMON AG	ACOMON AG ATTN NICOLE HIMMELMANN C O AUCTUS MANAGEMENT GMBH & CO KG BRIENNER STR 7 MUENCHEN, 80333 GERMANY	TRANSITION SERVICES AGREEMENT	21172	CHEMTURA CORPORATION	M&A - SERVICES			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACOMON AG	ACOMON AG ATTN NICOLE HIMMELMANN C O AUCTUS MANAGEMENT GMBH & CO KG BRIENNER STR 7 MUENCHEN, 80333 GERMANY	ASSET PURCHASE AND SALE AGREEMENT REGARDING SALE OF OPTICAL MONOMERS BUSINESS	3043	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	31-Oct-07		$0.00
ACOMON AG	ACOMON AG ATTN NICOLE HIMMELMANN C O AUCTUS MANAGEMENT GMBH & CO KG BRIENNER STR 7 MUENCHEN, 80333 GERMANY	TRANSITION SERVICES AGREEMENT	24286	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
ACOMON AG	ACOMON AG ATTN NICOLE HIMMELMANN C O AUCTUS MANAGEMENT GMBH & CO KG BRIENNER STR 7 MUENCHEN, 80333 GERMANY	AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT REGARDING SALE OF OPTICAL MONOMERS BUSINESS	3045	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
ACOMON AG	ACOMON AG ATTN NICOLE HIMMELMANN C O AUCTUS MANAGEMENT GMBH & CO KG BRIENNER STR 7 MUENCHEN, 80333 GERMANY	ASSET PURCHASE AND SALE AGREEMENT REGARDING SALE OF OPTICAL MONOMERS BUSINESS	3044	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
ACOMON AG	ACOMON AG ATTN NICOLE HIMMELMANN C O AUCTUS MANAGEMENT GMBH & CO KG BRIENNER STR 7 MUENCHEN, 80333 GERMANY	AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT	21173	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
ACOMON AG	ACOMON AG ATTN NICOLE HIMMELMANN C O AUCTUS MANAGEMENT GMBH & CO KG BRIENNER STR 7 MUENCHEN, 80333 GERMANY	PROJECT SPYGLASS - SALE OF OPTICAL MONOMERS BUSINESS; ASSET PURCHASE AND SALE AGREEMENT BY AND BETWEEN ACOMON AG (“PURCHASER”) AND MANY CHEMTURA AND GREAT LAKES CHEMICAL EUROPEAN AND ASIAN SUBSIDIARIES DATED OCTOBER 4, 2007	21174	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	31-Oct-07		$0.00
ACOMON AG	ACOMON AG ATTN NICOLE HIMMELMANN C O AUCTUS MANAGEMENT GMBH & CO KG BRIENNER STR 7 MUENCHEN, 80333 GERMANY	EMPLOYEE LEASE AGREEMENT	21175	GREAT LAKES CHEMICAL CORPORATION	M&A - EMPLOYMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ACOMON AG	ACOMON AG ATTN NICOLE HIMMELMANN C O AUCTUS MANAGEMENT GMBH & CO KG BRIENNER STR 7 MUENCHEN, 80333 GERMANY	EMPLOYEE LEASE AGREEMENT	24300	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
ACOSTA SALES COMPANY INC	ACOSTA SALES COMPANY INC ROBERT SMITH 2800 WESTOAK DR CHARLOTTE, NC 28217	BROKER AGREEMENT	153	HOMECARE LABS, INC.	SERVICES	26-Apr-04		$0.00
ACTIVE MEDIA SERVICES INC	ACTIVE MEDIA SERVICES INC ONE BLUE HILL PLAZA PEARL RIVER, NY 10965	MERCHANDISE CONTRACT	1750	BIO-LAB, INC.	SALES			$0.00
ADMIRAL	ADMIRAL 1255 CALDWELL RD 1255 CALDWELL RD CHERRY HILL, NJ 8034	INSURANCE POLICY - EXCESS CGL POLICY NUMBER A1 CX 3271 (CX1168)	38198	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ADMIRAL	ADMIRAL 1255 CALDWELL RD 1255 CALDWELL RD CHERRY HILL, NJ 8034	INSURANCE POLICY - EXCESS CGL POLICY NUMBER A0 CX 1668	41583	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ADMIRAL	ADMIRAL 1255 CALDWELL RD 1255 CALDWELL RD CHERRY HILL, NJ 8034	INSURANCE POLICY - EXCESS CGL POLICY NUMBER A1 CX 3271 (CX1168)	41584	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ADMIRAL	ADMIRAL 1255 CALDWELL RD 1255 CALDWELL RD CHERRY HILL, NJ 8034	INSURANCE POLICY - EXCESS CGL POLICY NUMBER A9 CX 1522 (CX1668)	38196	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ADMIRAL	ADMIRAL 1255 CALDWELL RD 1255 CALDWELL RD CHERRY HILL, NJ 8034	INSURANCE POLICY - EXCESS CGL POLICY NUMBER A0 CX 1668	38197	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ADMIRAL	ADMIRAL 1255 CALDWELL RD 1255 CALDWELL RD CHERRY HILL, NJ 8034	INSURANCE POLICY - EXCESS CGL POLICY NUMBER A9 CX 1522 (CX1668)	41582	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ADMIRAL INSURANCE COMPANY	ADMIRAL INSURANCE COMPANY 1255 CALDWELL RD 1255 CALDWELL RD CHERRY HILL, NJ 8034	INSURANCE POLICY - POLICY NUMBER A9 CX 1522 (CX1668); A0 CX 1668; A1 CX 3271 (CX1168)	38200	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ADMIRAL INSURANCE COMPANY	ADMIRAL INSURANCE COMPANY 1255 CALDWELL RD 1255 CALDWELL RD CHERRY HILL, NJ 8034	INSURANCE POLICY - POLICY NUMBER A9 CX 1522 (CX1668); A0 CX 1668; A1 CX 3271 (CX1168	38199	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ADMIRAL INSURANCE COMPANY	ADMIRAL INSURANCE COMPANY 1255 CALDWELL RD 1255 CALDWELL RD CHERRY HILL, NJ 8034	INSURANCE POLICY - POLICY NUMBER A9 CX 1522 (CX1668); A0 CX 1668; A1 CX 3271 (CX1168	41585	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ADMIRAL INSURANCE COMPANY	ADMIRAL INSURANCE COMPANY 1255 CALDWELL RD 1255 CALDWELL RD CHERRY HILL, NJ 8034	INSURANCE POLICY - POLICY NUMBER A9 CX 1522 (CX1668); A0 CX 1668; A1 CX 3271 (CX1168)	41586	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ADRIATICA INSURANCE COMPANY	ADRIATICA INSURANCE COMPANY C O JEFFCO MANAGEMENT COMPANY 3501 N CAUSEWAY BLVD NO 1000 METAIRIE, LA 70002-3628	INSURANCE POLICY - POLICY NUMBER UL 1085	38202	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ADRIATICA INSURANCE COMPANY	ADRIATICA INSURANCE COMPANY C O JEFFCO MANAGEMENT COMPANY 3501 N CAUSEWAY BLVD NO 1000 METAIRIE, LA 70002-3628	INSURANCE POLICY - POLICY NUMBER UL 1085	38201	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ADVANCED COMPOSITES INC	ADVANCED COMPOSITES INC JAYNE BRUNSWICK 1062 FOURTH AVE SIDNEY , OH 45365	ADDENDUM TO SALES CONTRACT	11	GREAT LAKES CHEMICAL CORPORATION	SALES	07-Jan-03		$0.00
ADVANCED LUBRICATION, INC	ADVANCED LUBRICATION SPECIALTIES 420 IMPERIAL COURT EAST BENSALEM, PA 19020 USA	DISTRIBUTION AGREEMENT	12142	CHEMTURA CORPORATION	DISTRIBUTION	01-May-98		$2,632.02
AEP INDUSTRIES INC	AEP INDUSTRIES INC 125 PHILLIPS AVE SOUTH HACKENSACK , NJ 07606	CHEMTURA CORPORATION SALES CONTRACT	12	CHEMTURA CORPORATION	SALES	01-Aug-06		$0.00
AETNA	AETNA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-3350-WCA	38206	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA	AETNA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-334-WCA	38205	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA	AETNA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-3348-WCA	38204	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-1121-WCA	38208	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-819-WCA	38207	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 1XN-46SC	38210	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 1XN-46SC	38211	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-96-SC	38222	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-821-WCA	38233	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-1495-WCA	38232	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-1494-WCA	38231	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-1127-WCA	38230	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-1125-WCA	38229	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-822-WCA	38228	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-399-WCA	38227	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-399-WCA	38226	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-96-SC	38225	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 1XN-46SC	38209	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-96-SC	38223	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-96-SC	38221	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER INX-36SC	38220	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER INX-36SC	38219	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER INX-36SC	38218	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-1123-WCA	38217	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-820-WCA	38216	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-2618-WCA	38215	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-2239-WCA	38214	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 1XN-46SC	38213	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 1XN-46SC	38212	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C & S	AETNA C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-399-WCA	38224	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA C&S	AETNA C&S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-399-WCA	38234	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY CO	AETNA CASUALTY & SURETY CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XS-1381-WCA 01XS-1810-WCA 01XS-2366-WCA	38236	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01 XN 1123 WCA	38246	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XS-1381-WCA 01XS-1810-WCA 01XS-2366-WCA	38235	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01 XN 3348 WCA	38256	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01 XN 3006 WCA	38255	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01 XN 2984 WCA	38254	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01 XN 2618 WCA	38253	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01 XN 2239 WCA	38252	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01 XN 1495 WCA	38251	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01 XN 1494 WCA	38250	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01 XN 1493 WCA	38249	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01 XN 3350 WCA	38258	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01 XN 1125 WCA	38247	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY AND SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 08AL097812SC	38259	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01 XN 1121 WCA	38245	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01 XN 822 WCA	38244	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01 XN 821 WCA	38243	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01 XN 820 WCA	38242	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01 XN 819 WCA	38241	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01 XN 399 SC	38240	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01 XN 96 SC	38239	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER IXN 46 SC	38238	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER IXN 36 SC	38237	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01 XN 1127 WCA	38248	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY ST. PAUL TRAVELERS 10800 RICHMOND AVENUE SUITE 201 HOUSTON, TX 77042 USA	COST SHARING & SETTLEMENT AGREEMENT RE: ASBESTOS CLAIMS RESOLVED BY MORRIS SAKALARIOS & BLACKWELL AND/OR PARRISH & PACIFIC 5-10-2004	20353	CHEMTURA CORPORATION	SETTLEMENT			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY ST. PAUL TRAVELERS 10800 RICHMOND AVENUE SUITE 201 HOUSTON, TX 77042 USA	COST SHARING & SETTLEMENT AGREEMENT RE: WITCO ASBESTOS CLAIMS RESOLVED BY ALWYN LUCKEY AND/OR WILLIAM ROBERTS WILSON 11-8-2004	20354	CHEMTURA CORPORATION	SETTLEMENT			$0.00
AETNA CASUALTY & SURETY COMPANY	AETNA CASUALTY & SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01 XN 3349 WCA	38257	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY AND SURETY COMPANY	AETNA CASUALTY AND SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 8XS40SC	38264	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY AND SURETY COMPANY	AETNA CASUALTY AND SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 08XS1371WCA	38263	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AETNA CASUALTY AND SURETY COMPANY	AETNA CASUALTY AND SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 08XN53XCA	38262	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY AND SURETY COMPANY	AETNA CASUALTY AND SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 08AL102798SC	38261	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA CASUALTY AND SURETY COMPANY	AETNA CASUALTY AND SURETY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 08AL100414SC	38260	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-96-SC	38281	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 1XN-46C	38280	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-1127-WCA	38279	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-822-WCA	38278	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN1121-WCA	38277	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-819-WCA	38276	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX-000414	38275	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX-000414	38274	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX-000414	38273	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX-000526	38269	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO	AETNA INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX-000526	38268	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO	AETNA INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX-000526	38267	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO	AETNA INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX-000526	38266	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AETNA INS. CO	AETNA INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX-00526	38265	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN1493-WCA	38294	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-2984-WCA	38300	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-3350-WCA	38299	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-3349-WCA	38298	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-3348-WCA	38297	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER INX-36C	38295	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN1123WCA	38293	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX-000526	38292	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX-000414	38291	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX-000414	38290	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER . EX-000414	38289	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-2618-WCA	38288	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-2239-WCA	38287	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN1495-WCA	38286	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-1494-WCA	38285	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN1125-WCA	38284	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-3006-WCA	38296	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX-000414	38270	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX-000414	38271	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX-000414	38272	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-96-SC	38282	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INS. CO.	AETNA INS. CO. C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-399-WCA	38283	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INSURANCE COMPANY	AETNA INSURANCE COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER L-061270	38303	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INSURANCE COMPANY	AETNA INSURANCE COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX 000526	38302	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INSURANCE COMPANY	AETNA INSURANCE COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX 00-04-14	38301	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA INSURANCE COMPANY	AETNA INSURANCE COMPANY 320 SOUTH 17TH STREET SUITE 700 PHILADELPHIA, PA 19103 USA	INSURANCE POLICY NO. L0061270	20355	KEM MANUFACTURING CORPORATION	INSURANCE POLICY			$0.00
AETNA TRAVELERS	AETNA TRAVELERS C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TRAVELERS POLICY NUMBERS: SLG 3935122; SLG 6986925; SLG 9936240; KSLG 1114225; KSLG 1162100; CUP1753958; KSLG 1898193; NSL537672; TNSL 914303-67; CUP 3007324; TRNSL 914313-68; TRNSL 914313-71; TCUP 91432371; TRNSL 914313	38304	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AETNA/TRAVELERS	AETNA/TRAVELERS C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 08AL097812SC; 8XS40SC; 08AL100414SC; 08AL102798SC; 08XN53WCA; 08XS1371WCA	38305	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AFTERMARKET SALES INC	AFTERMARKET SALES INC 660 TENNANT RD STE 205 MANALAPAN, NJ 07726	BROKER AGREEMENT	154	HOMECARE LABS, INC.	SALES	01-Aug-05		$0.00
AFTON CHEMICAL CORPORATION	AFTON CHEMICAL CORPORATION 500 SPRING ST RICHMOND, VA	HSE NON-DISCLOSURE AGREEMENT FOR PROVISION OF PROPRIETARY INFORMATION TO AFTON CHEMICAL CORPORATION	2501	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)	30-Jan-09		$0.00
AFTON CHEMICAL CORPORATION	AFTON CHEMICAL CORPORATION 500 SPRING STREET RICHMOND, VA 23219	MASTER PURCHASE AGREEMENT, AS AMENDED	830	CHEMTURA CORPORATION	SALES	01-Jan-07		$0.00
AFTON CHEMICAL CORPORATION	AFTON CHEMICAL CORPORATION 500 SPRING STREET RICHMOND, VA 23219	CHEMTURA CORPORATION - AFTON CHEMICAL CORPORATION SALES CONTRACT	831	CHEMTURA CORPORATION	SALES	01-Apr-05		$0.00
AFTON CHEMICAL CORPORATION	ETHYL ATTN: LEGAL 330 S FOURTH ST RICHMOND, VA 23219 USA	CHEMTURA CORPORATION SALES CONTRACT APRIL 1, 2005 AFTON CHEMICAL CORPORATION (PET ADD)	834	UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)	PURCHASE (RAW MATERIALS)	16-Jan-97		$0.00
AG PRODUCTION CO	AG PRODUCTION CO 3106 S FAITH HOME RD TURLOCK, CA 95380-9356	CROMPTON MANUFACTURING COMPANY INC NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	321	CHEMTURA CORPORATION	DISTRIBUTION	01-Mar-06		$0.00
AG RX	AG RX 751 S ROSE AVE OXNARD, CA 93030-5146	CROMPTON MANUFACTURING COMPANY INC NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	322	CHEMTURA CORPORATION	DISTRIBUTION	01-Mar-06		$0.00
AGA GAS INC	AGA GAS INC 6225 OAK TREE BLVD PO BOX 94737 CLEVELAND, OH 44101	NITROGEN ON SITE PRODUCT AND EQUIPMENT RIDER	36971	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	01-Feb-02		$0.00
AGA GAS INC	AGA GAS INC 6225 OAK TREE BLVD PO BOX 94737 CLEVELAND, OH 44101-4737 USA	PRODUCT SUPPLY AGREEMENT	2656	CHEMTURA CORPORATION	PURCHASE (UTILITIES)	01-May-93		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AGENT FOR SHAREHOLDERS	AGENT FOR SHAREHOLDERS 1725 S INDIAN TRAIL NAPERVILLE, IL 60565 USA	STOCK PURCHASE AGREEMENT BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION (“GREAT LAKES CHEMICAL CORPORATIONORATION”) (“PURCHASER”) AND ENZYME TECHNOLOGY CORPORATION (“ETC”) (“SELLER”) AND JAMES C. COPELAND,ROY L. WHISTLER, WALTER J. SHORT, JOHN. P. FLOYD, J	4345	GREAT LAKES CHEMICAL CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)			$0.00
AGRAQUEST INC	AGRAQUEST INC 1540 DREW AVE DAVIS , CA 95618	MUTUAL NON-DISCLOSURE AGREEMENT	11928	GREAT LAKES CHEMICAL CORPORATION	CONFIDENTIALITY	24-Jul-08		$0.00
AGREEMENT VAGNINI	REDACTED	HR AGREEMENT	21092	CHEMTURA CORPORATION	EMPLOYMENT			REDACTED
AGRI CHEM INC	AGRI BLEND INC W L THRONE 4604 INDUSTRIAL ST ROWLETT, TX 75088	ASSET PURCHASE AGREEMENT BETWEEN AGRI-BLEND, INC. (“AGI”) AND WITCO CORPORATION (“WITCO”).	4498	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
AGRI CHEM INC	AGRI BLEND INC WL THORNE 4604 INDUSTRIAL STREET ROWLETT, TX 75088	AGRI-BLEND/WITCO	4499	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	03-Nov-88		$0.00
AGRIAN	AGRIAN 2547 W SHAW AVE STE 116 FRESNO, CA 93711 USA	DEVELOPMENT PROPOSAL	324	CHEMTURA CORPORATION	JOINT DEVELOPMENT	09-Feb-09		$0.00
AGRICULTURAL HANDLER EXPOSURE TASK FORCE LLC	,	JOINT DATA DEVELOPMENT AND LIMITED LIABILITY COMPANY AGREEMENT	36789	CHEMTURA CORPORATION	TECHNOLOGY LICENSE			$0.00
AGRICULTURALL RE-ENTRY TASK FORCE LLC	,	AMENDED AND RESTATED JOINT DATA DEVELOPMENT AND LIMITED LIABILITY COMPANY AGREEMENT FOR AGRICULTURAL RE-ENTRYTASK FORCE LLC	36791	CHEMTURA CORPORATION	JOINT DEVELOPMENT	13-Nov-07		$0.00
AGRILIANCE	AGRILIANCE LLC WILLIAM CARD DIRECTOR CPP SUPPLY 5500 CENEX DR INVER GROVE HEIGHTS, MN 55077	NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	24309	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$1,583.83
AGRILIANCE	AGRILIANCE/PROSOURCE ONE 4094 PAUL BUCHMAN HWY PLANT CITY, FL 33565 USA	DISTRIBUTOR AGREEMENT 2009	715	CHEMTURA CORPORATION	SALES	01-Jan-09		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AGRO DISTRIBUTION LLC DBA PROSOURCE ONE	AGRO DISTRIBUTION LLC DBA PROSOURCE ONE 4094 PAUL BUCHMAN HWY PLANT CITY, FL 33565 USA	TOLL FORMULATION, PACKAGING AND SUBREGISTRATION AGREEMENT	718	CHEMTURA CORPORATION	SALES	23-Nov-07		$0.00
AGRO KANESHO CO LTD	AGRO KANESHO CO LTD 2-19 AKASAKA, MINATO-KU TOKYO , JAPAN	DEVELOPMENT AGREEMENT	327	CHEMTURA CORPORATION	JOINT DEVELOPMENT	12-Apr-04		$0.00
AGRO KANESHO COMPANY LIMITED	AGRO KANESHO COMPANY LIMITED 4-21-9 AKASAKA, MINATO-KU TOKYO , JAPAN	DISTRIBUTION AGREEMENT	326	CHEMTURA CORPORATION	DISTRIBUTION	06-Aug-01		$0.00
AGRO-KANESHO COMPANY LIMITED	AGRO-KANESHO COMPANY LIMITED ATTN LEGAL 4-2-19 AKASAKA MINATO-KU TOKYO, 107-0052 JAPAN	TRADEMARK LICENSE	20027	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
AGSCO INC	AGSCO INC ATTN LEGAL 1168 12TH ST NE GRAND FORKS, ND 58201 UNITED STATES	NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	331	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	37312	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	37430	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	37548	ASCK, INC.	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	37802	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	37920	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	38306	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038	GROUP TRAVEL ACCIDENT PROGRAM	36836	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	41082	CROMPTON COLORS	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	41587	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	42356	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	42474	GT SEED	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	42592	HOMECARE LABS	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	42710	ISCI INC.	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	42844	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	42962	MONOCHEM INC.	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	43080	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	43198	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	43316	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	37666	ASEPSIS	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	38038	BIO-LAB, INC.	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	40964	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	41318	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	41436	GLCC LAUREL	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	43434	WEBER CITY ROAD	INSURANCE POLICY			$0.00
AIG	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	43552	WRL OF INDIANA	INSURANCE POLICY			$0.00
AIG -	AIG 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410841	41200	CROMPTON HOLDING	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AIG DOMESTIC CLAIMS INC	AIG DOMESTIC CLAIMS INC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER NATIONAL UNION POLICY NUMBERS: 1186543; 1224363; 1224392; 1229654; GLA 9601675 INS. CO. OF PA POLICY NUMBERS: 4176-6994; 4177 7920; 4177 7921 LEXINGTON POLICY NUMBERS: 5510127; 56226/81; 58400/84 GRANITE STATE POLICY N	38307	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIG EXCESS LIABILITY BERMUDA	AIG EXCESS LIABILITY BERMUDA 175 WATER STREET NEW YORK, NY 10038	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER 5553784	38310	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIG EXCESS LIABILITY BERMUDA	AIG EXCESS LIABILITY BERMUDA 175 WATER STREET NEW YORK, NY 10038	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER 5376689	38309	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIG EXCESS LIABILITY BERMUDA	AIG EXCESS LIABILITY BERMUDA 175 WATER STREET NEW YORK, NY 10038	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER 5376286	38308	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIG EXCESS LIABILITY BERMUDA	AIG EXCESS LIABILITY BERMUDA 175 WATER STREET NEW YORK, NY 10038	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER 5376286	41588	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AIG EXCESS LIABILITY BERMUDA	AIG EXCESS LIABILITY BERMUDA 175 WATER STREET NEW YORK, NY 10038	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER 5376689	41589	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AIG EXCESS LIABILITY BERMUDA	AIG EXCESS LIABILITY BERMUDA 175 WATER STREET NEW YORK, NY 10038	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER 5553784	41590	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AIG INSURANCE GROUP	AIG INSURANCE GROUP 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER	38311	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIG LIFE INSURANCE COMPANY	AIG LIFE INSURANCE COMPANY TRAVEL ACCIDENT USA 600 KING STREET WILMINGTON, DE 19801 USA	HR AGREEMENT	21093	CHEMTURA CORPORATION	EMPLOYMENT			$0.00
AIG LIFE INSURANCE COMPANY	AIG LIFE INSURANCE COMPANY 600 KING ST WILMINGTON, DE 19801 USA	BLANKET ACCIDENT INSURANCE - WAR RISK COVERAGE	1344	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIG LIFE INSURANCE COMPANY	AIG LIFE INSURANCE COMPANY PO BOX 667 WILMINGTON, DE 19899-9853 USA	BLANKET ACCIDENT INSURANCE	1343	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jan-07		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AIG TECHNICAL SERVICES, INC.	AIG TECHNICAL SERVICES, INC. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER NATIONAL UNION POLICY NUMBER: GLA 9601675 LEXINGTON POLICY NUMBER: 56226/81; 58400/84 GRANITE STATE POLICY NUMBER: 6481-5180; 6482-5409; 6483-5600; 6484-5812 AMERICAN HOME POLICY NUMBERS: CE 355718; CE 358062; CE 2749	38313	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIG TECHNICAL SERVICES, INC.	AIG TECHNICAL SERVICES, INC. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER	38314	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIG TECHNICAL SERVICES, INC.	AIG TECHNICAL SERVICES INC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER NATIONAL UNION POLICY NUMBERS: 1186543; 1224363; 1224392; 1229654; GLA 9601675 INS. CO. OF PA POLICY NUMBERS: 4176-6994; 4177 7920; 4177 7921 LEXINGTON POLICY NUMBERS: 5510127; 56226/81; 58400/84 GRANITE STATE POLICY N	38312	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIR BP LUBRICANTS	AIR BP LUBRICANTS ANDREW C MILLS 150W WARRENVILLE RD NAPERVILLE , IL 60653 USA	PURCHASE AGREEMENT	864	CHEMTURA CORPORATION	SALES	01-Jan-08		$0.00
AIR PRODUCTS & CHEMICALS INC	AIR PRODUCTS AND CHEMICALS INC ATTN LEGAL 7201 HAMILTON BLVD ALLENTOWN, PA 18195-1501 UNITED STATES	SPECIALTY GAS SUPPLY AGREEMENT	155	BIO-LAB, INC.	SALES	01-Feb-02		$0.00
AIR PRODUCTS & CHEMICALS INC	AIR PRODUCTS AND CHEMICALS INC 7201 HAMILTON BOULEVARD ALLENTOWN, PA 18195-1501	AIR PRODUCTS	13886	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)			$876.61
AIR PRODUCTS & CHEMICALS INC	AIR PRODUCTS AND CHEMICALS INC 405 ROUTE 33 MANALAPAN, NJ 07726-4240 USA	CORPORATE SERVICE AGREEMENT	2660	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	15-Oct-86		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AIR PRODUCTS & CHEMICALS INC	AIR PRODUCTS AND CHEMICALS INC 1113 MURFREESBORO RD STE 106 PMB NO 410 FRANKLIN, TN 37067	PRODUCT SUPPLY AGREEEMENT	2095	GREAT LAKES CHEMICAL CORPORATION	PURCHASE (NON-RAW MATERIALS)			$228,643.16
AIR TECHNOLOGIES	AIR TECHNOLOGIES 1900 JETWAY BLVD COLUMBUS , OH 43219	AGREEMENT 12 2 05 SOUTH PLANT	11806	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	01-Apr-06	PENDING	$12,000.00
AIRBP LUBRICANTS, A DIVISION OF BP PRODUCTS NORTH AMERICA INC.	AIRBP LUBRICANTS, A DIVISION OF BP PRODUCTS NORTH AMERICA INC. ROLAND FRANKLIN 150 W WARRENVILLE RD NAPERVILLE, IL 60563	PURCHASE AGREEMENT BETWEEN CHEMTURA CORPORATION & AIRBP LUBRICANTS	835	CHEMTURA CORPORATION	SALES	01-Jan-08		$0.00
AIRGAS	AIRGAS GREAT LAKES INC 939 E BEECHER ST ADRIAN, MI 49221	PRODUCT SALE AGREEMENT BETWEEN AIRGAS GREAT LAKES INC AND BIO-LAB DATED 08/15/2005	11888	BIO-LAB, INC.	SALES	21-Apr-06		$0.00
AIRGAS	AIRGAS GULF STATES 5480 HAMILTON BLVD THEODORE, AL USA	PRODUCT SALE AGREEMENT	20110	BIO-LAB, INC.	PURCHASE (RAW MATERIALS)			$0.00
AIRGAS	AIRGAS GREAT LAKES INC 939 E BEECHER ST ADRIAN, MI 49221 USA	PRODUCT SALE AGREEMENT	2636	BIO-LAB, INC.	PURCHASE (NON-RAW MATERIALS)			$0.00
AIRGAS	AIRGAS INC 259 RADNOR CHESTER RD STE 100 RADNOR, PA 19087 USA	PRODUCT SALE AGREEMENT	1803	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	01-Mar-05		$0.00
AIRGAS	AIRGAS EAST 325 MCCAUSLAND COURT CHESHIRE, CT 06410	PRODUCT SALE AGREEMENT	11807	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	06-Dec-01		$0.00
AIRGAS	AIRGAS NATIONAL CRYOGENICS 325 MCCAUSLAND CT CHESIRE, CT 06410 USA	REORDERING BYLK GAS (NITROGEN)	2663	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	12-Jan-09		$0.00
AIRGAS	AIRGAS GULF STATES STEVE HOSKINSON PRESIDENT 5480 HAMILTON BLVD THEODORE, AL	#E INITIAL TERM RIDER TO AGREEMENT DATED DECEMBER 5, 2001 BETWEEN CROMPTON CORPORATION AND AIRGAS GULF STATES	1107	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	05-Dec-01		$0.00
AIRGAS NATIONAL	NORTHEAST / CONNECTICUT AIRGAS INC 325 MCCAUSTAND CT CHESIRE, CT 06410 USA		2665	UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)	SALES	30-Nov-00		$0.00
AISLIC	AISLIC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 819-98-73	38323	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AISLIC	AISLIC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 819-98-73	38322	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AISLIC	AISLIC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 818 1995	38321	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AISLIC	AISLIC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 818-1995	38320	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AISLIC	AISLIC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 7410091	38319	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AISLIC	AISLIC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 7411680	38318	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AISLIC	AISLIC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 7411560	38317	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AISLIC	AISLIC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 818-1995	38316	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AISLIC	AISLIC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 7739704	38315	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AISLIC	AISLIC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 819-98-73	41599	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AISLIC	AISLIC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 819-98-73	41598	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AISLIC	AISLIC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 818-1995	41596	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AISLIC	AISLIC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 7411680	41594	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AISLIC	AISLIC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 7411560	41593	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AISLIC	AISLIC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 818-1995	41592	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AISLIC	AISLIC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 7739704	41591	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AISLIC	AISLIC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 818 1995	41597	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AISLIC	AISLIC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 7410091	41595	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AIU	AIU 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7510148	38326	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AIU	AIU 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 75103221	38331	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIU	AIU 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 75-103808	38330	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIU	AIU 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 75-103008	38329	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIU	AIU 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 75102011	38328	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIU	AIU 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 75100721	38325	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIU	AIU 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 75102403	38327	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIU	AIU 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 75100722	38324	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIU INSURANCE COMPANY	AIU INSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 75-103220	38337	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIU INSURANCE COMPANY	AIU INSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 75-104416	38341	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIU INSURANCE COMPANY	AIU INSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 75-103808	38340	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIU INSURANCE COMPANY	AIU INSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 75-103221	38338	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIU INSURANCE COMPANY	AIU INSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 75-102605	38336	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIU INSURANCE COMPANY	AIU INSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 75-102403	38335	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIU INSURANCE COMPANY	AIU INSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 75-100148	38334	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIU INSURANCE COMPANY	AIU INSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 75-100722	38333	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIU INSURANCE COMPANY	AIU INSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 75-100721	38332	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AIU INSURANCE COMPANY	AIU INSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 75-103008	38339	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AKZO COATINGS	AKZO COATINGS 1629 VANDERBILT RD BIRMINGHAM, AL 35234-1413	TRADEMARK LICENCE AGREEMENT	36947	CHEMTURA CORPORATION	TRADEMARK LICENSE			$0.00
AKZO NOBEL	AKZO NOBEL SURFACE CHEMISTRY AB MANAGING DIRECTOR SE 444 STENUNGSUND, 85 SWEDEN	TRADEMARK LICENSE AGREEMENT	1031	CHEMTURA CORPORATION	TRADEMARK LICENSE	28-Jun-02		$0.00
AL ZAMIL GROUP HOLDING COMPANY	AL ZAMIL GROUP HOLDING COMPANY PO BOX NO. 251 RIYAD-1441, SAUDI ARABIA	CONFIDENTIALTY AGREEMENT	19	CHEMTURA CORPORATION	CONFIDENTIALITY			$0.00
ALABAMA DEPT OF ENVIRONMENTAL MANAGEMENT	ALABAMA DEPT OF ENVIRONMENTAL MANAGEMENT INDUSTRIAL HAZARDOUS WASTE BRANCH LAND DIVISION 1400 COLISEUM BLVD PO BOX 301463 MONTGOMERY, AL 36130-1463 USA	POST-CLOSURE AGREEMENT	2231	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)	04-Feb-05		$0.00
ALAN M ABRAMS	REDACTED	NORTHERN TRUST BENEFIT PAYMENT PASSPORT	36954	GREAT LAKES CHEMICAL CORPORATION	PENSION			REDACTED
ALAN W. STRATTON	REDACTED	SEPARATION AND GENERAL RELEASE AGREEMENT	5277	CHEMTURA CORPORATION	SEVERANCE	31-May-07		REDACTED
ALASKA NATIONAL INSURANCE COMPANY	ALASKA NATIONAL INSURANCE COMPANY 7001 JEWEL LAKE RD ANCHORAGE, AK 99502 US	INSURANCE POLICY - POLICY NUMBER 00E ML 30347	38342	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALASKA NATIONAL INSURANCE COMPANY	ALASKA NATIONAL INSURANCE COMPANY 7001 JEWEL LAKE RD ANCHORAGE, AK 99502 US	INSURANCE POLICY - POLICY NUMBER 00E ML 30347	41601	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ALASKA NATIONAL INSURANCE COMPANY	ALASKA NATIONAL INSURANCE COMPANY 7001JEWEL LAKE RD. ANCHORAGE, AK 99502 USA	POLICY NO.00E ML 30347 EFFECTIVE DATE 5/1/2000 TO 5/1/2001	20538	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
ALASKA NATIONAL INSURANCE COMPANY	ALASKA NATIONAL INSURANCE COMPANY 7001 JEWEL LAKE RD ANCHORAGE, AK 99502 US	INSURANCE POLICY - POLICY NUMBER 00E ML 30347	41600	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ALBEMARLE CORPORATION	ALBEMARLE EUROPE SPRL HUUB CUIJPERS EMA REGIONAL MANAGING DIRECTOR PARC SCIENTIFIQUE EINSTEIN RUE DU BOSQUET 9 LOUVAIN LA NEUVE SUD, BELGIUM	SECOND AMENDMENT TO THE MEMORANDUM OF UNDERSTANDING (“MOU”) ON THE SHARING AND JOINT DEVELOPMENT OF HALOHYDANTOIN DATA	200	BIO-LAB, INC.	JOINT DEVELOPMENT	11-Dec-01		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ALBEMARLE CORPORATION	ALBERMARLE CORPORATION HEALTH SAFETY AND ENVIRONMENT 451 FLORIDA STREET BATON ROUGE, LA 70801 USA	CONTRACT	296	BIO-LAB, INC.	SERVICES			$0.00
ALBEMARLE CORPORATION	ALBEMARLE CORPORATION/GREAT LAKES CHEMICAL/BROMINE COMPOUNDS LTD. HUUB CUIJPERS EMA REGIONAL MANAGING DIRECTOR PARC SCIENTIFIQUE EINSTEIN RUE DU BOSQUET 9 LOUVAIN LA NEUVE SUD , BELGIUM	JOINT TRADEMARK OWNERSHIP AGREEMENT	20019	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
ALBEMARLE CORPORATION	ALBEMARLE CORPORATION 451 FLORIDA ST BATON ROUGE, LA 70801	SALES AGREEMENT	1168	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	01-Jan-08		$0.00
ALBEMARLE CORPORATION	ALBEMARLE CORPORATION 451 FLORIDA ST BATON ROUGE, LA 70801 USA	ONLY REPRESENTATIVE SERVICES AGREEMENT	573	CHEMTURA CORPORATION	REACH	16-Oct-08		$0.00
ALBEMARLE CORPORATION	BROMINE SCIENCE AND ENVIRONMENT FORUM (BSEF) 37 SQUARE DE MEEUS BRUSSELS, 1000 BELGIUM	LETTER DATED 03/19/2009	19768	CHEMTURA CORPORATION	SERVICES	01-Jan-09		$0.00
ALBEMARLE CORPORATION	ALBEMARLE CORPORATION PLANT MANAGER PO BOX 729 MAGNOLIA, AR 71753 USA	BRINE BALANCING AGREEMENT	577	GREAT LAKES CHEMICAL CORPORATION	PURCHASE (RAW MATERIALS)	15-May-99		$0.00
ALBEMARLE CORPORATION	ALBEMARLE CORPORATION PLANT MANAGER PO BOX 729 MAGNOLIA, AR 71753 USA	SETTLEMENT AND GENERAL RELEASE AGREEMENT	576	GREAT LAKES CHEMICAL CORPORATION	SETTLEMENT	22-Jun-07		$0.00
ALBEMARLE CORPORATION	ALBERMARLE CORPORATION ATTN LEGAL PO BOX 1335 RICHMOND, VA 23210 UNITED STATES	SETTLEMENT AND GENERAL RELEASE AGREEMENT	12078	GREAT LAKES CHEMICAL CORPORATION	SETTLEMENT	22-Jun-07		$0.00
ALBEMARLE CORPORATION	ALBERMARLE CORPORATION ATTN BUTCH SPIELMAN BATON ROUGE TOWER 451 FLORIDA ST BATON ROUGE, LA 70801	JOINT TRADEMARK OWNERSHIP AGREEMENT	12076	GREAT LAKES CHEMICAL CORPORATION	TRADEMARK LICENSE			$0.00
ALDERMAN, JAMES	ALDERMAN, JAMES WILLIAMS CUKER BEREZOFSKY ONE PENN CENTER AT SUBURBAN STATION 1617 JFK BOULEVARD, STE. 800 PHILADELPHIA, PA 19103 USA	SETTLEMENT AGREEMENT 11-8-2006	21290	CHEMTURA CORPORATION	SETTLEMENT			$161,721.42

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ALDREW MANAGEMENT GROUP	ALDREW MANAGEMENT GROUP INC 10752 KEMP CT FORTVILLE, IN 46040	CONSULTING AGREEMENT	1434	CHEMTURA CORPORATION	CONSULTING	19-Mar-09		$56,080.12
ALEX FORKOSH	ALEX FORKOSH ATTN MR ARI STEINER C O CORAL REALTY LLC 400 BROOME ST NEW YORK, NY 10013	REAL ESTATE SALES CONTRACT BETWEEN CROMPTON CORPORATION AND VIP BUILDERS LLC AS AMENDED BY LETTER AGREEMENT OF MARCH 22, 2004	4659	CHEMTURA CORPORATION	M&A - REAL ESTATE	23-Mar-04		$0.00
ALEX KAUFMAN	ALEX KAUFMAN 0715 WILLOUGHBY WAY ASPEN, CO 81612	AGREEMENT OF TRUST OF AUGUST 2, 1996 BETWEEN ALEXANDER KAUFMAN AS SETTLOR AND GERALD RUBIN AS TRUSTEE FOR THE ALEXANDER KAUFMAN FOUR YEAR ANNUITY TRUST	21138	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	02-Aug-96		$0.00
ALEX KAUFMAN	ALEX KAUFMAN 0715 WILLOUGHBY WAY ASPEN, CO 81612	AGREEMENT OF TRUST OF OCTOBER 20, 2000 BETWEEN ALEX KAUFMAN AS SETTLOR AND ALEX KAUFMAN AS TRUSTEE FOR THE ALEX KAUFMAN REVOCABLE LIVING TRUST DATED OCTOBER 20, 2000	21139	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	20-Oct-00		$0.00
ALEX KAUFMAN	ALEX KAUFMAN 0715 WILLOUGHBY WAY ASPEN, CO 81612	STOCK PURCHASE AGREEMENT	12638	CHEMTURA CORPORATION	M&A - EQUITY			$0.00
ALFRED L. INGULLI	REDACTED	SEPERATION AND GENERAL RELEASE AGREEMENT (CROMPTON CORP AND ALFRED INGULLI)	4712	CHEMTURA CORPORATION	SEVERANCE			REDACTED
ALL YOU	ALL YOU C O ALL YOU PRODUCTION 1271 AVENUE OF THE AMERICAS ROOM NO 22 213 NY, NY 10020	INSERTION ORDER	156	CHEMTURA CORPORATION	SALES	06-Nov-08		$0.00
ALLCHEM PERFORMANCE PRODUCTS LP	ALLCHEM PERFORMANCE PRODUCTS LP ATTN JIM CALAIS 6010 NW 1ST PLACE GAINESVILLE, FL 32607	SUPPLY AGREEMENT	157	BIO-LAB, INC.	SALES	27-Feb-03		$0.00
ALLEGRO CONSULTING, INC	ALLEGRO CONSULTING INC 22601 PINERIDGE MISSION VIEJO, CA 92692	VALUE CONTRACT FOR CONSULTING	1435	CHEMTURA CORPORATION	CONSULTING	01-Sep-07		$0.00
ALLIANZ	ALLIANZ 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505	INSURANCE POLICY - POLICY NUMBER XUMB572223	38343	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ALLIANZ	ALLIANZ 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505	INSURANCE POLICY - POLICY NUMBER AUX5201786	38344	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIANZ CORNHILL INTERNATIONAL	ALLIANZ CORNHILL INTERNATIONAL 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER 576/UF6156500	38345	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIANZ CORNHILL INTERNATIONAL	ALLIANZ CORNHILL INTERNATIONAL 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER 576/UF6156500	41602	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ALLIANZ INS.	ALLIANZ INS. 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505	INSURANCE POLICY - POLICY NUMBER XUMB572223	38346	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIANZ INSURANCE COMPANY	ALLIANZ INSURANCE COMPANY 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505	INSURANCE POLICY - POLICY NUMBER AX 0090 599710 AUX520176	38350	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIANZ INSURANCE COMPANY	ALLIANZ INSURANCE COMPANY 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505	INSURANCE POLICY - POLICY NUMBER XUMB 572223	38349	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIANZ INSURANCE COMPANY	ALLIANZ INSURANCE COMPANY 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505	INSURANCE POLICY - POLICY NUMBER UMB599710	38348	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIANZ INSURANCE COMPANY	ALLIANZ INSURANCE COMPANY 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505	INSURANCE POLICY - POLICY NUMBER AX 0090 599710 AUX520176	38347	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIANZ INSURANCE COMPANY	ALLIANZ INSURANCE COMPANY 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505	INSURANCE POLICY - POLICY NUMBER AX 0090 599710 AUX520176	41603	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ALLIANZ INTERNATIONAL	ALLIANZ INTERNATIONAL 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505	INSURANCE POLICY - EXCESS CGL POLICY NUMBER UC72549	38354	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIANZ INTERNATIONAL	ALLIANZ INTERNATIONAL 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505	INSURANCE POLICY - EXCESS CGL POLICY NUMBER UC72549	38353	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIANZ INTERNATIONAL	ALLIANZ INTERNATIONAL 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505	INSURANCE POLICY - EXCESS CGL POLICY NUMBER ME98952	38352	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIANZ INTERNATIONAL	ALLIANZ INTERNATIONAL 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505	INSURANCE POLICY - EXCESS CGL POLICY NUMBER UC72549	38351	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIANZ INTERNATIONAL	ALLIANZ INTERNATIONAL 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505	INSURANCE POLICY - EXCESS CGL POLICY NUMBER ME98952	41605	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ALLIANZ INTERNATIONAL	ALLIANZ INTERNATIONAL 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505	INSURANCE POLICY - EXCESS CGL POLICY NUMBER UC72549	41604	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ALLIANZ INTERNATIONAL	ALLIANZ INTERNATIONAL 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505	INSURANCE POLICY - EXCESS CGL POLICY NUMBER UC72549	41607	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ALLIANZ INTERNATIONAL	ALLIANZ INTERNATIONAL 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505	INSURANCE POLICY - EXCESS CGL POLICY NUMBER UC72549	41606	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ALLIANZ OF AMERICA, INC	ALLIANZ OF AMERICA, INC. 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505	INSURANCE POLICY - POLICY NUMBER	38355	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIANZ UNDERWRITERS INSURANCE COMPANY	ALLIANZ UNDERWRITERS INSURANCE COMPANY 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505-4669 US	INSURANCE POLICY - POLICY NUMBER AXL5209538	38359	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIANZ UNDERWRITERS INSURANCE COMPANY	ALLIANZ UNDERWRITERS INSURANCE COMPANY 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505-4669 US	INSURANCE POLICY - POLICY NUMBER 576/UC7254800	38358	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIANZ UNDERWRITERS INSURANCE COMPANY	ALLIANZ UNDERWRITERS INSURANCE COMPANY 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505-4669 US	INSURANCE POLICY - POLICY NUMBER 576/UC7254900	38357	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIANZ UNDERWRITERS INSURANCE COMPANY	ALLIANZ UNDERWRITERS INSURANCE COMPANY 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505-4669 US	INSURANCE POLICY - POLICY NUMBER AUX 5201786	38356	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIANZ UNDERWRITERS INSURANCE COMPANY	ALLIANZ UNDERWRITERS INSURANCE COMPANY 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505-4669 US	INSURANCE POLICY - POLICY NUMBER AXL5209538	41610	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ALLIANZ UNDERWRITERS INSURANCE COMPANY	ALLIANZ UNDERWRITERS INSURANCE COMPANY 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505-4669 US	INSURANCE POLICY - POLICY NUMBER AXL5209538	41613	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ALLIANZ UNDERWRITERS INSURANCE COMPANY	ALLIANZ UNDERWRITERS INSURANCE COMPANY 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505-4669 US	INSURANCE POLICY - POLICY NUMBER 576/UC7254900	41611	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ALLIANZ UNDERWRITERS INSURANCE COMPANY	ALLIANZ UNDERWRITERS INSURANCE COMPANY 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505-4669 US	INSURANCE POLICY - POLICY NUMBER 576/UC7254800	41609	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ALLIANZ UNDERWRITERS INSURANCE COMPANY	ALLIANZ UNDERWRITERS INSURANCE COMPANY 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505-4669 US	INSURANCE POLICY - POLICY NUMBER 576/UC7254900	41608	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ALLIANZ UNDERWRITERS INSURANCE COMPANY	ALLIANZ UNDERWRITERS INSURANCE COMPANY 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505-4669 US	INSURANCE POLICY - POLICY NUMBER 576/UC7254800	41612	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ALLIANZ UNDERWRITERS INSURANCE COMPANY	ALLIANZ UNDERWRITERS INSURANCE COMPANY 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505-4669 USA	POLICY NO. 576/UC7254800 EFFECTIVE DATE 5/1/1998 TO 5/1/2001	20577	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
ALLIANZ UNDERWRITERS INSURANCE COMPANY	ALLIANZ UNDERWRITERS INSURANCE COMPANY 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505-4669 USA	POLICY NO. 576/UC7254900 EFFECTIVE DATE 5/1/1998 TO 5/1/2001	20578	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
ALLIANZ UNDERWRITERS INSURANCE COMPANY	ALLIANZ UNDERWRITERS INSURANCE COMPANY 3400 RIVERSIDE DR., SUITE 300 BURBANK, CA 91505-4669 USA	POLICY NO. AXL5209538 EFFECTIVE DATE 5/1/1998 TO 5/1/2001	20579	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
ALLIED MARKETING INC	ALLIED MARKETING INC 750 FOREST EDGE DR VENON HILLS, IL 60061	BROKER AGREEMENT	158	HOMECARE LABS, INC.	SALES	14-Dec-05		$132.21
ALLIED SALES & MARKETING INC	ALLIED SALES & MARKETING INC 1000 BROWN ST STE 114 WAUCONDA, IL 60084	BROKER AGREEMENT	159	HOMECARE LABS, INC.	SALES	21-May-04		$0.00
ALLIED WASTE SERVICES	BFI WASTE SYSTEMS 18500 N ALLIED WAY PHOENIX, AZ 85054	SERVICE AGREEMENT	13048	BIO-LAB, INC.	ENVIRONMENTAL (NON-REACH)	06-Jun-05		$0.00
ALLIED WASTE SERVICES	ALLIED WASTE METRO ATLANTA DIVISION 3045 DONALD LEE HOLLOWELL PKWY NW ATLANTA, GA 30318	SERVICE AGREEMENT	13910	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00
ALLIED WORLD ASSURANCE CO	ALLIED WORLD ASSURANCE CO 43 VICTORIA STREET HAMILTON, HM 12 BERMUDA	XS LIABILITY POL # 9YR001553-01; 11/4/02-03	20356	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	37431	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	37435	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	37434	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	37432	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	37433	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	37667	ASEPSIS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	37669	ASEPSIS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	37670	ASEPSIS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	37668	ASEPSIS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	37671	ASEPSIS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	37925	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	37924	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	37923	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	37922	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	37921	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	38043	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	38042	BIO-LAB, INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	38041	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	38039	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	38040	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	38363	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	38362	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	38361	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	38360	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	40969	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	40968	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	40967	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	40966	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	40965	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	41083	CROMPTON COLORS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	41085	CROMPTON COLORS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	41086	CROMPTON COLORS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	41084	CROMPTON COLORS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	41087	CROMPTON COLORS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	41205	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	41323	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	41322	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	41321	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	41320	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	41319	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	41441	GLCC LAUREL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	41440	GLCC LAUREL	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	41439	GLCC LAUREL	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	41437	GLCC LAUREL	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	41438	GLCC LAUREL	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	41616	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	41615	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	41614	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	42357	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	42358	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	42359	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	42477	GT SEED	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	42476	GT SEED	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	42475	GT SEED	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	42595	HOMECARE LABS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	42594	HOMECARE LABS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	42593	HOMECARE LABS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	42713	ISCI INC.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	42712	ISCI INC.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	42711	ISCI INC.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	42847	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	42846	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	42845	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	42963	MONOCHEM INC.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	42965	MONOCHEM INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	42964	MONOCHEM INC.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	43083	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	43082	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	43081	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	43200	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	43201	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	43199	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	43319	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	43318	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	43317	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	43437	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	43436	WEBER CITY ROAD	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	43435	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	43557	WRL OF INDIANA	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	43556	WRL OF INDIANA	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	43555	WRL OF INDIANA	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	43554	WRL OF INDIANA	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	43553	WRL OF INDIANA	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	37317	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	37316	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	37315	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	37314	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	37313	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	37553	ASCK, INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	37552	ASCK, INC.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	37551	ASCK, INC.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	37550	ASCK, INC.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	37549	ASCK, INC.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	37807	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	37806	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	37805	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	37804	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	37803	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	38365	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	38364	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	41204	CROMPTON HOLDING	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001971	41203	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER CO01145/003	41202	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C005869	41201	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	41618	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	41617	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	42361	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	42360	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	42479	GT SEED	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	42478	GT SEED	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	42596	HOMECARE LABS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	42597	HOMECARE LABS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	42715	ISCI INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	42714	ISCI INC.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	42849	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	42848	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	42967	MONOCHEM INC.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	42966	MONOCHEM INC.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	43085	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	43084	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	43203	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	43202	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	43321	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	43320	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER COU1145	43439	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE CO.	ALLIED WORLD ASSURANCE CO. P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - POLICY NUMBER C001145/003	43438	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE COMPANY US INC	ALLIED WORLD ASSURANCE COMPANY US INC 225 FRANKLIN ST BOSTON, MA 2110 BERMUDA	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER TBA	38367	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE COMPANY US INC	ALLIED WORLD ASSURANCE COMPANY (AWAC) P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER	38366	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE COMPANY US INC	ALLIED WORLD ASSURANCE COMPANY (AWAC) P O BOX HM 3010 HAMILTON, BERMUDA HM MX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER	41619	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURANCE COMPANY US INC	ALLIED WORLD ASSURANCE COMPANY US INC 225 FRANKLIN ST BOSTON, MA 2110 BERMUDA	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER TBA	41620	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ALLIED WORLD ASSURNACE COMPANY LTD	ALLIED WORLD ASSURNACE COMPANY LTD 27 RICHMOND RD PEMBROKE, HM 08 BERMUDA	CONFIRMATION OF BINDING	2132	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jul-08		$0.00
ALLIED WORLD NATIONAL ASSURNACE COMPANY	ALLIED WORLD NATIONAL ASSURNACE COMPANY 225 FRANKLIN ST BOSTON, MA 02110	EXCESS DIRECTORS & OFFICERS LIABILITY INSURANCE FOLLOWING FORM POLICY	2133	CHEMTURA CORPORATION	INSURANCE POLICY	15-Oct-08		$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	37318	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	37436	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	37554	ASCK, INC.	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	37672	ASEPSIS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	37926	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	38368	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	40970	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	41442	GLCC LAUREL	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	42362	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	42480	GT SEED	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	42598	HOMECARE LABS	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	42716	ISCI INC.	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	42850	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	42968	MONOCHEM INC.	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	43086	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	43204	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	43322	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	43440	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	43558	WRL OF INDIANA	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	37808	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	38044	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	41088	CROMPTON COLORS	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	41206	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	41324	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ALLIED WORLD NATIONALL ASSURANCE CO	ALLIED WORLD NATIONALL ASSURANCE CO 225 FRANKLIN ST BOSTON, MA 2110	INSURANCE POLICY - POLICY NUMBER C010550/001	41621	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ALLIGARE	ALLIGARE ATTN LEGAL 13 N 8TH STREET OPELIKA, AL 36801 UNITED STATES	NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	332	CHEMTURA CORPORATION	DISTRIBUTION	01-Jun-06		$444.73
ALLOY POLYMERS INC	ALLOY POLYMERS INC MR SUBHASH PAHUJA 3310 DEEPWATER TERMINAL RD RICHMOND, VA 23234 USA	POLYPROPYLENE COMPOUND LICENSE AGREEMENT	1032	CHEMTURA CORPORATION	TRADEMARK LICENSE	05-Nov-02		$0.00
ALLOY POLYMERS INC	ALLOY POLYMERS INC ATTN MR SUBHASH JAHUJA 3310 DEEPWATER TERMINAL RD RICHMOND, VA 23219	POLYPROPYLENE COMPOUND LICENSE AGREEMENT	5379	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	05-Nov-02		$0.00
ALLSTATE INSURANCE COMPANY	ALLSTATE INSURANCE COMPANY 2775 SANDERS RD NORTHBROOK, IL 60062	INSURANCE POLICY - POLICY NUMBER	38369	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ALTERNATIVE SOLUTIONS INC	ALTERNATIVE SOLUTIONS INC ATTN: KELLY MITCHELL/TIM E FORDHAM 3204 COVE LAKE ROAD HAMPTON COVE, AL USA	SERVICES AGREEMENT	36989	BIOLAB, INC.	SALES			$0.00
ALTERNATIVE SOLUTIONS INC	ALTERNATIVE SOLUTIONS INC KELLY MITCHELL / TIM E FORDHAM 3204 COVE LAKE RD HAMPTON COVE, AL	SERVICE AGREEMENT FOR SUPPLY OF RECYCLABLES	160	BIO-LAB, INC.	SALES	16-Apr-07		$0.00
AL-ZAMIL GROUP HOLDING COMPANY	AL-ZAMIL GROUP HOLDING COMPANY PO BOX NO 251 RIYADH, 11411 SAUDI ARABIA	CONFIDENTIALITY AGREEMENT	336	CHEMTURA CORPORATION	CONFIDENTIALITY	28-Feb-07		$0.00
AM PM SERVICES	AM PM SERVICES PROPOSAL 13505 RIVER RD LULING, LA 70070	AM PM SERVICES PROPOSAL	1113	CHEMTURA CORPORATION	AGENCY	26-Mar-08		$14,921.59
AMBASSADOR INSURANCE CO	AMBASSADOR INSURANCE CO ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER UMB104550	38371	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMBASSADOR INSURANCE CO	AMBASSADOR INSURANCE CO ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER UMB102933	38370	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMBASSADOR INSURANCE CO	AMBASSADOR INSURANCE CO ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER UMB102933	41622	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMBASSADOR INSURANCE CO	AMBASSADOR INSURANCE CO ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER UMB104550	41623	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERIBROM INC	AMERIBROM INC 2115 LINWOOD AVE FORT LEE, NJ USA	SUPPLY AGREEMENT	582	GREAT LAKES CHEMICAL CORPORATION	SALES	01-Jan-04		$0.00
AMERICAN AIRLINES	AMERICAN AIRLINES 4255 AMON CARTER BLVD , MD 4407 USA	AMERICAN AIRLINES - CORPORATE TRAVEL AGREEMENT	2672	CHEMTURA CORPORATION	TRANSPORTATION	20-Nov-06		$0.00
AMERICAN CASUALTY CO OF READING PA (CN A)	AMERICAN CASUALTY CO OF READING PA (CN A) C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - POLICY NUMBER 2887170	38380	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO OF READING PA (CN A)	AMERICAN CASUALTY CO OF READING PA (CN A) C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - POLICY NUMBER 2887167	38381	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO OF READING PA (CN A)	AMERICAN CASUALTY CO OF READING PA (CN A) C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - POLICY NUMBER 2886971	38379	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN CASUALTY CO OF READING PA (CN A)	AMERICAN CASUALTY CO OF READING PA (CN A) C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - POLICY NUMBER 7958913	38378	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO OF READING PA (CN A)	AMERICAN CASUALTY CO OF READING PA (CN A) C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - POLICY NUMBER 7973152	38377	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO OF READING PA (CN A)	AMERICAN CASUALTY CO OF READING PA (CN A) C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - POLICY NUMBER 500818461	38376	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO OF READING PA (CN A)	AMERICAN CASUALTY CO OF READING PA (CN A) C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - POLICY NUMBER 2886954	38375	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO OF READING PA (CN A)	AMERICAN CASUALTY CO OF READING PA (CN A) C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - POLICY NUMBER 50713010	38374	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO OF READING PA (CN A)	AMERICAN CASUALTY CO OF READING PA (CN A) C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - POLICY NUMBER 7968336	38373	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO OF READING PA (CN A)	AMERICAN CASUALTY CO OF READING PA (CN A) C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - POLICY NUMBER 605002	38372	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO OF READING PA (CN A)	AMERICAN CASUALTY CO OF READING PA (CNA) C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - POLICY NUMBER 169664262	38382	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO OF READING PA (CNA)	AMERICAN CASUALTY CO OF READING PA (CNA) C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - POLICY NUMBER 60628001	41625	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO OF READING PA (CNA)	AMERICAN CASUALTY CO OF READING PA (CNA) C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - POLICY NUMBER 60628001	41624	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN CASUALTY CO. OF READING PA	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	37319	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	37809	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	40971	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	41207	CROMPTON HOLDING	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	41325	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	41443	GLCC LAUREL	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	41626	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	37437	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	37555	ASCK, INC.	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	37673	ASEPSIS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN CASUALTY CO. OF READING PA	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	37927	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	38045	BIO-LAB, INC.	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	41089	CROMPTON COLORS	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - SELF-INSURED WORKERS COMPENSATION BOND POLICY NUMBER 7958913	38391	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - SELF-INSURED WORKERS COMPENSATION BOND POLICY NUMBER 2887170	38390	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - SELF-INSURED WORKERS COMPENSATION BOND POLICY NUMBER 2887167	38389	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 50713010	38388	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - SELF-INSURED WORKERS COMPENSATION BOND POLICY NUMBER 7973152	38387	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - SELF-INSURED WORKERS COMPENSATION BOND POLICY NUMBER 2886954	38386	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - SELF-INSURED WORKERS COMPENSATION BOND POLICY NUMBER 500818461	38385	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - SELF-INSURED WORKERS COMPENSATION BOND POLICY NUMBER 2886971	38384	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 7968336	38383	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 9282625	38392	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	38393	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	42363	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	42481	GT SEED	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	42599	HOMECARE LABS	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	42717	ISCI INC.	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	42851	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	42969	MONOCHEM INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	43087	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	43205	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	43323	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
AMERICAN CASUALTY CO. OF READING PA - A	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	43559	WRL OF INDIANA	INSURANCE POLICY			$0.00
AMERICAN CASUALTY COMPANY	AMERICAN CASUALTY COMPANY OF READING PA C N A PLAZA CHICAGO, IL 60685	SURETY BOND	2912	CHEMTURA CORPORATION	INSURANCE POLICY	01-Oct-03		$0.00
AMERICAN CASUALTY COMPANY	AMERICAN CASUALTY COMPANY OF READING, PA C/O C N A INSURANCE CO 333 S. WABASH CHICAGO, IL 60685	GENERAL PURPOSE RIDER	3005	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY COMPANY	AMERICAN CASUALTY COMPANY OF READING PENNSYLVANIA VINCENT MOY ATTORNEY IN FACT 100 CHURCH ST NEW YORK , NY 10007	RIDER TO BE ATTACHED TO AND FORM A PART OF SURETY BOND (SI-8) BOND NO. 2887167	2913	CHEMTURA CORPORATION	INSURANCE POLICY	01-Apr-88		$0.00
AMERICAN CASUALTY COMPANY	AMERICAN CASUALTY COMPANY OF READING PENNSYLVANIA NATALIE REINGOLD JEAN M ALLEN MARISOL PLAZA CAROLINE SCOTTO FRANK J NIESTADT 333 S WABASH CHICAGO, IL 60604 UNITED STATES	INCREASE - DECREASE RIDER	2915	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-95		$0.00
AMERICAN CASUALTY COMPANY	AMERICAN CASUALTY COMPANY OF READING PENNSYLVANIA NATALIE REINGOLD JEAN M ALLEN MARISOL PLAZA CAROLINE SCOTTO FRANK J NIESTADT 333 S WABASH CHICAGO, IL 60604 UNITED STATES	INCREASE - DECREASE RIDER	2916	CHEMTURA CORPORATION	INSURANCE POLICY	23-Aug-84		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN CASUALTY COMPANY	AMERICAN CASUALTY COMPANY OF READING PENNSYLVANIA 100 CHURCH ST NEW YORK , NY 100007	COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF ENVIRONMENTAL RESOURCES BUREAU OF DAMS AND WATERWAY MANAGEMENT SURETY BOND	2917	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY COMPANY	AMERICAN CASUALTY CO OF READING PA 39 BROADWAY STE 620 NEW YORK, NY 10006 USA	CUSTOMS BOND	2198	CHEMTURA CORPORATION	INSURANCE POLICY	27-Aug-05		$0.00
AMERICAN CASUALTY COMPANY	AMERICAN CASUALTY COMPANY CNA PLAZA CHICAGO, IL 60685 US	WC POL#AR2564914; 7/1/79-80	20822	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CASUALTY COMPANY OF READING, PA	AMERICAN CASUALTY COMPANY OF READING, PA C/O C N A INSURANCE CO 333 S. WABASH , IL 60685 US	INSURANCE POLICY - POLICY NUMBER AR2564914	38394	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CENTENNIAL INC CO	AMERICAN CENTENNIAL INC CO ,	INSURANCE POLICY - POLICY NUMBER XC-00-00-68 XC-00-03-77 TBA CC005305 CC005953 CC005355 CC005664 CC015881	41627	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN CENTENNIAL INS CO	AMERICAN CENTENNIAL INS CO 203 NAAMANS BLDG CONCORD PLZ 3501 SILVERSIDE RD WILMINGTON, DE 19810	INSURANCE POLICY - POLICY NUMBER XC-00-00-68 XC-00-03-77 TBA CC005305 CC005953 CC005355 CC005664 CC015881	38396	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN CENTENNIAL INS CO	AMERICAN CENTENNIAL INC CO ,	INSURANCE POLICY - POLICY NUMBER XC-00-00-68 XC-00-03-77 TBA CC005305 CC005953 CC005355 CC005664 CC015881	38395	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN CHEMICAL SERVICES	AMERICAN CHEMICAL SERVICES DAVID TARPO 420 S. COLFAX AVE GRIFFITH, IN 46319	PURCHASE AGREEMENT	600	GREAT LAKES CHEMICAL CORPORATION	SALES	22-Mar-05		$0.00
AMERICAN CHEMISTRY COUNCIL, INC	AMERICAN CHEMISTRY COUNCIL 1300 WILSHIRE BLVD ARLINGTON, VA 22209	AGREEMENT FOR THE DESIGN, CONDUCT AND FUNDING OF EXPOSURE ASSESSMENT STUDIES FOR ANTIMICROBIAL PRODUCTS UNDER THE FEDERAL INSECTICIDE, FUNGICIDE, AND RODENTICIDE ACT	161	BIO-LAB, INC.	SERVICES	31-Oct-04		$0.00
AMERICAN CHEMISTRY COUNCIL, INC	AMERICAN CHEMICAL SOCIETY CHAKO DICKINSON 1155 SIXTEENTH ST NW RM L 5003 WASHINGTON, DC	ACS WEB EDITIONS MULTIPLE SITE/CONSORTIUM SALES AGREEMENT	2624	CHEMTURA CORPORATION	SALES	26-Dec-01		$0.00
AMERICAN CHEMISTRY COUNCIL, INC	AMERICAN CHEMICAL SOCIETY ATTN LEGAL 1155 SIXTEENTH ST WASHINGTON, DC 20036 UNITED STATES	CHEMICAL ABSTRACTS SERVICE CD ROM LICENSE AGREEMENT	2633	GREAT LAKES CHEMICAL CORPORATION	SOFTWARE LICENSE	24-Nov-92		$0.00
AMERICAN DISPERSIONS INC	AMERICAN DISPERSIONS INC 2815 MAGAZINE ST LOUISVILLE , KY 40251	SALES CONTRACT	26	GREAT LAKES CHEMICAL CORPORATION	SALES	01-Mar-03		$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY C/O ZURICH INSURANCE CO. SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER CGL-63-47-892-07	38404	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY C/O ZURICH INSURANCE CO. SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER CGL-63-47-892-06	38403	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY C/O ZURICH INSURANCE CO. SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER WC-82-08-317-01	38402	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY C/O ZURICH INSURANCE CO. SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER WC-82-08-317-02	38401	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY C/O ZURICH INSURANCE CO. SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER CGL-63-47-892-05	38400	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY C/O ZURICH INSURANCE CO. SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER WC-82-08-317-00	38399	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY C/O ZURICH INSURANCE CO. SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER CGL-63-47-892-04	38398	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY C/O ZURICH INSURANCE CO. SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER CGL-63-47-892-03	38397	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY C/O ZURICH INSURANCE CO. SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER CGL1382918-10	38407	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY C/O ZURICH INSURANCE CO. SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER CLO-63-37-892-08	38405	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY C/O ZURICH INSURANCE CO. SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER WC-82-08-317-03	38406	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY C/O ZURICH INSURANCE CO. SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER WC6755779-02	38410	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY C/O ZURICH INSURANCE CO. SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER WC6755779-03	38409	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY C/O ZURICH INSURANCE CO. SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER WC6755779-04	38408	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY 231 NORTH MARTINGALE RD SCHAUMBURG, IL 60196 US	WC/EL POL # WC6755779-03; 11/30/94-95	13054	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY 231 NORTH MARTINGALE RD SCHAUMBURG, IL 60196 US	WC/EL POL # WC6755779-04; 11/30/95-96	13055	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY 1 LIBERTY PLAZA NEW YORK, NY 10036 US	FOREIGN LIAB. POL#CGL-63-47-892-06; 6/1/95-96	20826	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY 1 LIBERTY PLAZA NEW YORK, NY 10036 US	FOREIGN LIAB. POL# CGL-63-47-892-03; 6/1/1992-6/1/93	20823	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY 1 LIBERTY PLAZA NEW YORK, NY 10036 US	FOREIGN LIAB. POL# CGL-63-47-892-04; 6/1/1993-94	20824	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY 1 LIBERTY PLAZA NEW YORK, NY 10036 US	FOREIGN LIAB. POL#CGL-63-47-892-05; 6/1/94-95	20825	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY 1 LIBERTY PLAZA NEW YORK, NY 10036 US	FOREIGN VOL. WC POL# WC-82-08-317-01; 6/1/1995-96	20830	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY 1 LIBERTY PLAZA NEW YORK, NY 10036 US	FOREIGN VOL. WC POL# WC-82-08-317-02; 6/1/1996-97	20831	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY 1 LIBERTY PLAZA NEW YORK, NY 10036 US	FOREIGN LIAB. POL#CGL-63-47-892-07; 6/1/96-97	20827	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY 1 LIBERTY PLAZA NEW YORK, NY 10036 US	FOREIGN LIAB. POL#CLO-63-37-892-08; 6/1/97-98	20828	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY 1 LIBERTY PLAZA NEW YORK, NY 10036 US	FOREIGN VOL. WC POL# WC-82-08-317-00; 6/1/1994-95	20829	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY 1 LIBERTY PLAZA NEW YORK, NY 10036 US	FOREIGN VOL. WC POL# WC-82-08-317-03; 6/1/1997-98	20832	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY 231 NORTH MARTINGALE RD SCHAUMBURG, IL 60196 US	GEN LIAB POL # CGL1382918-10; 11/30/95-96	13052	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY	AMERICAN GUARANTEE AND LIABILITY INSURANCE COMPANY 231 NORTH MARTINGALE RD SCHAUMBURG, IL 60196 US	WC/EL POL # WC6755779-02; 11/30/93-94	13053	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-1170113	38442	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-357171	38417	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-357171	38416	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-357171	38415	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-352682	38414	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-352682	38413	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-352682	38412	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-2692388	38411	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-3381667	38420	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-2692388	38430	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE3381667	38441	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-357171	38440	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-357171	38439	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-1070110	38438	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-2692388	38437	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE2692388	38436	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 355771	38435	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 355771	38434	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-1070110	38433	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-3381667	38418	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-2692388	38431	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-357171	38419	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-2692388	38429	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-2692388	38428	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-2692388	38427	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 355771	38426	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-2692388	38425	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 35571	38424	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 355771	38423	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-3381667	38422	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-3381667	38421	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-352682	38443	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME	AMERICAN HOME 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE-1170113	38432	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN HOME ASSUANCE	AMERICAN HOME ASSUANCE 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 819-98-73	38444	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME ASSUANCE	AMERICAN HOME ASSUANCE 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 819-98-73	41629	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN HOME ASSUANCE	AMERICAN HOME ASSUANCE 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 819-98-73	41628	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN HOME ASSURANCE COMPANY	AMERICAN HOME ASSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE 338 16 67	38455	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME ASSURANCE COMPANY	AMERICAN HOME ASSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE 269 23 88	38454	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME ASSURANCE COMPANY	AMERICAN HOME ASSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE 35 71 71	38453	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME ASSURANCE COMPANY	AMERICAN HOME ASSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE 35 57 71	38452	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME ASSURANCE COMPANY	AMERICAN HOME ASSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE 35 26 82	38451	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME ASSURANCE COMPANY	AMERICAN HOME ASSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE2749455	38450	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME ASSURANCE COMPANY	AMERICAN HOME ASSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE358062	38449	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME ASSURANCE COMPANY	AMERICAN HOME ASSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CE355718	38448	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME ASSURANCE COMPANY	AMERICAN HOME ASSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC 113-24-77	38447	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME ASSURANCE COMPANY	AMERICAN HOME ASSURANCE COMPANY 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWC 113-24-77;10/30/96-97	13056	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN HOME ASSURANCE COMPANY	AMERICAN HOME ASSURANCE COMPANY 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWC 113- 24-79;10/30/96-97	13057	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN HOME ASSURANCE COMPANY	AMERICAN HOME ASSURANCE COMPANY 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWC 113- 24-81;10/30/96-97	13058	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INSURANCE COMPANY	AMERICAN HOME ASSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC 113-24-79	38446	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INSURANCE COMPANY	AMERICAN HOME ASSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC 113-24-81	38445	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INSURANCE COMPANY	AMERICAN INSURANCE COMPANY 777 SAN MARIN DRIVE NOVATO , CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX 148 16 21	38461	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INSURANCE COMPANY	AMERICAN INSURANCE COMPANY 777 SAN MARIN DRIVE NOVATO , CA 94998 US	INSURANCE POLICY - POLICY NUMBER LA03426100	38460	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INSURANCE COMPANY	AMERICAN INSURANCE COMPANY 777 SAN MARIN DRIVE NOVATO , CA 94998 US	INSURANCE POLICY - POLICY NUMBER 788LA3307696	38459	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INSURANCE COMPANY	AMERICAN INSURANCE COMPANY 777 SAN MARIN DRIVE NOVATO , CA 94998 US	INSURANCE POLICY - POLICY NUMBER 788LA3142471	38458	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INSURANCE COMPANY	AMERICAN INSURANCE COMPANY 777 SAN MARIN DRIVE NOVATO , CA 94998 US	INSURANCE POLICY - POLICY NUMBER 2-88LA2993261	38457	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INSURANCE COMPANY	AMERICAN INSURANCE COMPANY 777 SAN MARIN DRIVE NOVATO , CA 94998 US	INSURANCE POLICY - POLICY NUMBER MXP 3574326	38456	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INSURANCE COMPANY	AMERICAN INSURANCE COMPANY 777 SAN MARIN DRIVE NOVATO, CA 94998 USA	INSURANCE POLICY NO. 2-88LA993261	20357	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INSURANCE COMPANY	AMERICAN INSURANCE COMPANY 777 SAN MARIN DRIVE NOVATO, CA 94998 USA	INSURANCE POLICY NO. 788LA3142471	20358	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INSURANCE COMPANY	AMERICAN INSURANCE COMPANY 777 SAN MARIN DRIVE NOVATO, CA 94998 USA	INSURANCE POLICY NO. 788LA3307696	20359	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INSURANCE COMPANY	AMERICAN INSURANCE COMPANY 777 SAN MARIN DRIVE NOVATO, CA 94998 USA	INSURANCE POLICY NO. MXP3574326	20360	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL	AMERICAN INTERNATIONAL 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 75104416	38462	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INTERNATIONAL SPECIALTY LINE	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	37674	ASEPSIS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	37439	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	37443	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	37442	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	37440	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	37438	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	37441	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	37679	ASEPSIS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	37678	ASEPSIS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	37677	ASEPSIS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	37676	ASEPSIS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	37814	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	37815	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	37813	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	37810	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	37812	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	37811	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	37933	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	37932	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	37931	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	37929	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	38051	BIO-LAB, INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	38050	BIO-LAB, INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	38049	BIO-LAB, INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	38048	BIO-LAB, INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	38047	BIO-LAB, INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	38046	BIO-LAB, INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER 7411680	38468	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - UMBRELLA LIABILITY POLICY NUMBER 741 15 60	38467	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	38466	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	38465	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER 7410951	38464	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	38473	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER 7410091	38463	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	40974	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	40977	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	40975	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	40973	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	40972	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	40976	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	41095	CROMPTON COLORS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	41094	CROMPTON COLORS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	41093	CROMPTON COLORS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	41092	CROMPTON COLORS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	41091	CROMPTON COLORS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	41090	CROMPTON COLORS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	41209	CROMPTON HOLDING	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	41213	CROMPTON HOLDING	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	41212	CROMPTON HOLDING	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	41211	CROMPTON HOLDING	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	41331	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	41333	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	41330	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	41329	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	41328	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	41327	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	41326	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	41449	GLCC LAUREL	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	41448	GLCC LAUREL	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	41447	GLCC LAUREL	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	41446	GLCC LAUREL	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	41444	GLCC LAUREL	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	41445	GLCC LAUREL	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	41641	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	41640	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	41639	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	41638	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	41637	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	41633	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	41632	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER 7410951	41631	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER 7410091	41630	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER 7411680	41635	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	37325	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	37324	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	37323	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	37322	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	37321	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	37320	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	37561	ASCK, INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	37560	ASCK, INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	37559	ASCK, INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	37558	ASCK, INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	37557	ASCK, INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	37556	ASCK, INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	37675	ASEPSIS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	37928	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	37930	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - UMBRELLA LIABILITY POLICY NUMBER 741 15 60	41634	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	41636	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	41210	CROMPTON HOLDING	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	41208	CROMPTON HOLDING	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	38471	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	38470	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	38469	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	38474	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	38472	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	38477	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	38476	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	38475	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	42367	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	42366	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	42365	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	42364	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	42368	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	42369	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	42487	GT SEED	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	42486	GT SEED	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	42485	GT SEED	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	42484	GT SEED	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	42483	GT SEED	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	42482	GT SEED	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	42603	HOMECARE LABS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	42604	HOMECARE LABS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	42602	HOMECARE LABS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	42601	HOMECARE LABS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	42600	HOMECARE LABS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	42605	HOMECARE LABS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	42723	ISCI INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	42722	ISCI INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	42721	ISCI INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	42720	ISCI INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	42719	ISCI INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	42718	ISCI INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	42857	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	42856	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	42855	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	42852	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	42854	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	42853	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	42974	MONOCHEM INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	42973	MONOCHEM INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	42972	MONOCHEM INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	42971	MONOCHEM INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	42970	MONOCHEM INC.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	42975	MONOCHEM INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	43093	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	43092	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	43091	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	43090	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	43088	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	43089	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	43210	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	43211	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	43209	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	43208	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	43207	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	43206	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	43329	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	43328	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	43327	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	43326	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	43325	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	43324	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	43443	WEBER CITY ROAD	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	43442	WEBER CITY ROAD	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	43446	WEBER CITY ROAD	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	43444	WEBER CITY ROAD	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	43447	WEBER CITY ROAD	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	43445	WEBER CITY ROAD	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410953	43565	WRL OF INDIANA	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7410952	43564	WRL OF INDIANA	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS 3778262	43563	WRL OF INDIANA	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412153	43562	WRL OF INDIANA	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER 7412154	43561	WRL OF INDIANA	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES - A+	AMERICAN INTERNATIONAL SPECIALTY LINES - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLLUTION LEGAL LIABILITY POLICY NUMBER PLS3778262	43560	WRL OF INDIANA	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO.	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO. 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7411728	38481	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO.	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO. 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 818-09-66	38480	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO.	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO. 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7411728	38479	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO.	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO. 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410481	38478	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO.	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY ATTN LEGAL 70 PINE ST NEW YORK, NY 10270-0002 UNITED STATES	FORMS SCHEDULE	2920	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jul-05		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO.	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY A CAPITAL STOCK INSURANCE COMPANY 70 PINE ST NEW YORK , NY 10270 USA	POLICY DECLARATIONS PAGE	3013	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-08		$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO.	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY A CAPITAL STOCK INSURANCE COMPANY 70 PINE ST NEW YORK, NY 10270 USA	POLICY DECLARATIONS PAGE	3015	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-08		$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO.	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY A CAPITAL STOCK INSURANCE COMPANY 70 PINE ST NEW YORK, NY 10270 USA	DECLARATIONS	3017	CHEMTURA CORPORATION	INSURANCE POLICY	30-Jul-06		$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO.	AMERICAN INTERNATIONAL SPECIALTY LINES INSUARNCE CO. 175 WATER ST/ NEW YORK, NY 10038 US	XS LIABILITY POL # 7411728; 11/4/02-03	20361	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO.	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO. 175 WATER ST. NEW YORK, NY 10038 US	XS LIABILITY POL # 818-09-66; 7/1/95-98	13059	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO.	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 70 PINE ST. NEW YORK, NY 10270 USA	POLICY NO.GL4177317 EFFECTIVE DATE 5/1/1998 TO 5/1/1999	20585	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO.	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 70 PINE ST. NEW YORK, NY 10270 USA	POLICY NO.818-1995 EFFECTIVE DATE 4/1/1996 TO 4/28/1998	20581	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO.	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 70 PINE ST. NEW YORK, NY 10270 USA	POLICY NO.8185542 EFFECTIVE DATE 8/1/1995 TO 4/28/1996	20582	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO.	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 70 PINE ST. NEW YORK, NY 10270 USA	POLICY NO.8199092 EFFECTIVE DATE 5/1/1998 TO 5/1/1999	20583	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO.	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 70 PINE ST. NEW YORK, NY 10270 USA	POLICY NO.8199093 EFFECTIVE DATE 5/1/1998 TO 5/1/1999	20584	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO.	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY C/O AMERICAN INTERNATIONAL SURPLUS LINES AGENCY, INC., HARBORSIDE FINANCIALFINANCIAL CENTER 401 PLAZA 3 JERSEY CITY, NJ 07311 USA	POLICY NO.819-98-73 EFFECTIVE DATE 5/1/1998 TO 5/1/2001	20539	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO.	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 70 PINE ST. NEW YORK, NY 10270 USA	POLICY NO. 819-98-73 EFFECTIVE DATE 5/1/1998 TO 10/10/2001	20580	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 8199093	38484	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 818-1995	38486	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 819-98-73	38487	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 819-98-73	38488	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER GL4177317	38482	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 8199093	41651	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 8199092	41650	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 818-1995	41648	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 8199093	41646	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 8199092	41645	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER GL4177317	41644	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 819-98-73	41643	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 819-98-73	41642	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER GL4177317	41649	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 819-98-73	41654	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 818-1995	41653	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 818-5542	41652	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 819-98-73	41655	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 818-5542	38485	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 8199092	38483	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 818-5542	41647	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INT’L SPECIALTY LINES	AMERICAN INT’L SPECIALTY LINES 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 8181995	38489	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INT’L SPECIALTY LINES	AMERICAN INT’L SPECIALTY LINES 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 8181995	41657	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INT’L SPECIALTY LINES	AMERICAN INT’L SPECIALTY LINES C/O AMERICAN INTERNATIONAL SURPLUS LINES AGENCY, INC. HARBORSIDE FINANCIAL CENTER, 401 PLAZA 3 JERSEY CITY, NJ 07311 USA	POLICY NO. 819-98-73 EFFECTIVE DATE 5/1/1998 TO 5/1/2001	20587	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INT’L SPECIALTY LINES	AMERICAN INT’L SPECIALTY LINES 70 PINE ST. NEW YORK, NY 10270 USA	POLICY NO. 8181995 EFFECTIVE DATE 4/1/96 TO 4/1/98	20586	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INT’L SPECIALTY LINES	AMERICAN INT’L SPECIALTY LINES 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 8181995	41656	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	37562	ASCK, INC.	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	37563	ASCK, INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	37680	ASEPSIS	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	37816	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	37817	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	37818	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	38052	BIO-LAB, INC.	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	38053	BIO-LAB, INC.	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	38490	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	38491	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	41332	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	42370	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	42371	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	42489	GT SEED	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	42488	GT SEED	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	42607	HOMECARE LABS	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	42606	HOMECARE LABS	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	42725	ISCI INC.	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	42724	ISCI INC.	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	42859	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	42858	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	42976	MONOCHEM INC.	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	42977	MONOCHEM INC.	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	43095	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	43094	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	43213	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	43212	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	43331	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	43330	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	43449	WEBER CITY ROAD	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	43448	WEBER CITY ROAD	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	37326	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	37327	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	37681	ASEPSIS	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	37682	ASEPSIS	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	41097	CROMPTON COLORS	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	43566	WRL OF INDIANA	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	43567	WRL OF INDIANA	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	37446	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	37445	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	37444	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	37564	ASCK, INC.	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	37936	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	37935	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	37934	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	38492	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	40980	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	40979	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	40978	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	41216	CROMPTON HOLDING	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	41215	CROMPTON HOLDING	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	41214	CROMPTON HOLDING	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	41334	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	41452	GLCC LAUREL	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	41451	GLCC LAUREL	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	41450	GLCC LAUREL	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	41660	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410965	41659	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	41658	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	42372	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	42490	GT SEED	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	42608	HOMECARE LABS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	42726	ISCI INC.	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	42860	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	42978	MONOCHEM INC.	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	43096	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	43214	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	43332	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	43450	WEBER CITY ROAD	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	43568	WRL OF INDIANA	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	37328	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	38054	BIO-LAB, INC.	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS. CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER PLS 1363597	41098	CROMPTON COLORS	INSURANCE POLICY			$0.00
AMERICAN INT’L SURPLUS LINES INS. CO (AIG)	AMERICAN INT’L SURPLUS LINES INS CO (AIG) 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 7410966	41096	CROMPTON COLORS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN OFFICE SOLUTIONS INC	AMERICAN OFFICE SOLUTIONS 808 E MICHIGAN AVE JACKSON , MI 49201	PREVENTATIVE MAINTENANCE AGREEMENT BETWEEN AMERICAN OFFICE SOLUTIONS AND BIO-LAB DATED 09/07/2006	11889	BIO-LAB, INC.	SERVICES	07-Sep-06		$0.00
AMERICAN OFFICE SOLUTIONS INC	AMERICAN OFFICE SOLUTIONS 808 E MICHIGAN AVE JACKSON , MI 49201	PREVENTATIVE MAINTENANCE AGREEMENT BETWEEN AMERICAN OFFICE SOLUTIONS AND BIO-LAB DATED 04/12/2007	11891	BIO-LAB, INC.	SERVICES	12-Apr-07		$0.00
AMERICAN OFFICE SOLUTIONS INC	AMERICAN OFFICE SOLUTIONS 4650 W US 223 ADRIAN, MI 49221	PREVENTATIVE MAINTENANCE AGREEMENT BETWEEN AMERICAN OFFICE SOLUTIONS AND BIO-LAB DATED 07/14/2005	11892	BIO-LAB, INC.	SERVICES	14-Jul-05		$0.00
AMERICAN OFFICE SOLUTIONS INC	AMERICAN OFFICE SOLUTIONS 4650 W US 223 ADRIAN, MI 49221	PREVENTATIVE MAINTENANCE AGREEMENT BETWEEN AMERICAN OFFICE SOLUTIONS AND BIO-LAB DATED 09/20/2005	11893	BIO-LAB, INC.	SERVICES	20-Sep-05		$0.00
AMERICAN OFFICE SOLUTIONS INC	AMERICAN OFFICE SOLUTIONS 808 E MICHIGAN AVE JACKSON , MI 49201	PREVENTATIVE MAINTENANCE AGREEMENT BETWEEN AMERICAN OFFICE SOLUTIONS AND BIO-LAB DATED 03/07/2006	11890	BIO-LAB, INC.	SERVICES	07-Mar-06		$0.00
AMERICAN PROTECTION (KEMPER)	AMERICAN PROTECTION (KEMPER) ONE KEMPER DR LONG GROVE, IL 60049	INSURANCE POLICY - FRONT POLICY NUMBER 5AF004578-00	41661	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN PROTECTION INC CO	AMERICAN PROTECTION INC CO ONE KEMPER DR LONG GROVE, IL 60049	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER FSX 005 518 00	38497	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN PROTECTION INC CO	AMERICAN PROTECTION INC CO ONE KEMPER DR LONG GROVE, IL 60049	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER 5BR086606 00	38496	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN PROTECTION INC CO	AMERICAN PROTECTION INC CO ONE KEMPER DR LONG GROVE, IL 60049	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER 5BR 086 616 00	38495	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN PROTECTION INC CO	AMERICAN PROTECTION INC CO ONE KEMPER DR LONG GROVE, IL 60049	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER 5BR 086 615 00	38494	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN PROTECTION INC CO	AMERICAN PROTECTION INC CO ONE KEMPER DR LONG GROVE, IL 60049	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER FSX 005 518 00	41665	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN PROTECTION INC CO	AMERICAN PROTECTION INC CO ONE KEMPER DR LONG GROVE, IL 60049	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER 5BR 086 616 00	41663	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN PROTECTION INC CO	AMERICAN PROTECTION INC CO ONE KEMPER DR LONG GROVE, IL 60049	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER 5BR086606 00	41664	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN PROTECTION INC CO	AMERICAN PROTECTION INC CO ONE KEMPER DR LONG GROVE, IL 60049	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER 5BR 086 615 00	41662	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN PROTECTION INC CO (KEMPER)	AMERICAN PROTECTION (KEMPER) ONE KEMPER DR LONG GROVE, IL 60049	INSURANCE POLICY - FRONT POLICY NUMBER 5AF004578-00	38493	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN PROTECTION INS CO	AMERICAN PROTECTION INS CO ONE KEMPER DR LONG GROVE, IL 60049	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER F5X 005 519 00	38498	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN PROTECTION INS CO	AMERICAN PROTECTION INS CO ONE KEMPER DR LONG GROVE, IL 60049	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER F5X 005 519 00	41666	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN RAILCAR LEASING LLC	AMERICAN RAILCAR LEASING LLC 100 CLARK ST STE 201 ST CHARLES, MO 63301-2075 USA	LEASE AMENDMENT	24364	CHEMTURA CORPORATION	LEASE - RAIL CAR	29-Feb-08		$19,790.79
AMERICAN RAILCAR LEASING LLC	AMERICAN RAILCAR LEASING LLC 620 N SECOND ST ST CHARLES, MO 63301-2081 USA	LEASE AMENDMENT	1808	CHEMTURA CORPORATION	LEASE - RAIL CAR	29-Jun-07		$0.00
AMERICAN RAILCAR LEASING LLC	AMERICAN RAILCAR LEASING LLC 100 CLARK ST STE 201 ST CHARLES, MO 63301-2075 USA	LEASE AMENDMENT	1809	CHEMTURA CORPORATION	LEASE - RAIL CAR	23-Jul-08		$0.00
AMERICAN RAILCAR LEASING LLC	AMERICAN RAILCAR LEASING LLC 100 CLARK STREET SUITE 201 ST. CHARLES, MO 63301-2075 USA	MSC C-8325 RIDER 1	37228	CHEMTURA CORPORATION	LEASE - RAIL CAR	29-Feb-08		$0.00
AMERICAN RAILCAR LEASING LLC	AMERICAN RAILCAR LEASING LLC 620 NORTH SECOND STREET ST. CHARLES, MO 63301-2081 USA	MSC C-8325 - MASTER SERVICES AGREEMENT	37254	CHEMTURA CORPORATION	LEASE - RAIL CAR	16-May-06		$0.00
AMERICAN RE	AMERICAN RE. ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER 86774	38505	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN RE	AMERICAN RE ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M-1026480	38504	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN RE	AMERICAN RE ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER UL-5077505	38503	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN RE	AMERICAN RE ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M-1666221	38500	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN RE	AMERICAN RE ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER EUL-5070203/5070255	38502	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN RE	AMERICAN RE ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER EUR-4000150	38501	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN RE.	AMERICAN RE ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M-1050932	38499	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN REFINING GROUP, INC.	AMERICAN REFINING GROUP DONALD C PANTLER PURCHASING MANAGER 77 N KENDALL AVE BRADFORD, PA 16701 USA	CHEMTURA CORPORATION SALES CONTRACT	845	CHEMTURA CORPORATION	SALES	01-Sep-06		$0.00
AMERICAN REINSURANCE	AMERICAN REINSURANCE ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER EUL-5070203	38511	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE	AMERICAN REINSURANCE ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER EUR-4000150	38510	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE	AMERICAN REINSURANCE ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M-1666221	38509	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE	AMERICAN REINSURANCE ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M-1050932	38508	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE	AMERICAN REINSURANCE ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M-IO26480	38507	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE	AMERICAN REINSURANCE ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER 86774	38506	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE	AMERICAN REINSURANCE ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER UL-5077505	38513	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE	AMERICAN REINSURANCE ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER EUL-5070225	38512	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	37447	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	37565	ASCK, INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	37819	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	37937	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	38514	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	40981	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	41099	CROMPTON COLORS	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	41667	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	42373	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	42491	GT SEED	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	42609	HOMECARE LABS	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	42727	ISCI INC.	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	42861	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	42979	MONOCHEM INC.	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	43097	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	43215	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	43333	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	43451	WEBER CITY ROAD	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	37329	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	37683	ASEPSIS	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	38055	BIO-LAB, INC.	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	41217	CROMPTON HOLDING	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	41335	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	41453	GLCC LAUREL	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO	AMERICAN REINSURANCE CO ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M1426390	43569	WRL OF INDIANA	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE CO.	AMERICAN REINSURANCE CO. ONE LIBERTY PLAZA 91 LIBERTY ST. NY, NY 10006 US	XSWC POL # M1426390; 4/1/77-79	20767	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE COMPANY	AMERICAN REINSURANCE COMPANY ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M9708-0001	38518	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE COMPANY	AMERICAN REINSURANCE COMPANY ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M-1426386	38517	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE COMPANY	AMERICAN REINSURANCE COMPANY ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M-1435781	38516	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE COMPANY	AMERICAN REINSURANCE COMPANY ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M9708-0001	38515	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE COMPANY	AMERICAN REINSURANCE COMPANY ONCE LIBERTY PLAZA, 91 LIBERTY ST. NY, NY 10006 US	WC POL# M-1426386; 4/1/77-1/21/78	20833	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN REINSURANCE COMPANY	AMERICAN REINSURANCE COMPANY ONCE LIBERTY PLAZA, 91 LIBERTY ST. NY, NY 10006 US	WC POL# M-1435781; 4/1/78-1/21/79	20834	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMERICAN RE-INSURANCE COMPANY	AMERICAN RE-INSURANCE COMPANY ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M 0086774	38520	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN RE-INSURANCE COMPANY	AMERICAN RE-INSURANCE COMPANY ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER	38519	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN RE-INSURANCE COMPANY	AMERICAN RE-INSURANCE COMPANY ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M 1666221	38523	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN RE-INSURANCE COMPANY	AMERICAN RE-INSURANCE COMPANY ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M 1026480	38521	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN RE-INSURANCE COMPANY	AMERICAN RE-INSURANCE COMPANY ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER UL 5077506	38526	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN RE-INSURANCE COMPANY	AMERICAN RE-INSURANCE COMPANY ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER EUR 5070203	38525	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN RE-INSURANCE COMPANY	AMERICAN RE-INSURANCE COMPANY ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER EUR 4000150	38524	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN RE-INSURANCE COMPANY	AMERICAN RE-INSURANCE COMPANY ONE LIBERTY PLAZA NEW YORK , NY 10006 US	INSURANCE POLICY - POLICY NUMBER M 1050932	38522	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AMERICAN SOCIETY OF COMPOSERS AUTHORS AND PUBLISHERS	AMERICAN SOCIETY OF COMPOSERS AUTHORS AND PUBLISHERS 2690 CUMBERLAND PKWY STE 490 ATLANTA, GA 30339-3913	LETTER FROM ASCAP	1733	CHEMTURA CORPORATION	LICENSE AGREEMENT	01-Jan-07		$0.00
AMOCO CORPORATION	AMOCO CORPORATION ATTN CLARINDA BELL FLETCHER PROCUREMENT MANAGER 375 NORTHRIDGE RD STE 600 ATLANTA , GA 30350 USA	TERM PURCHASE AGREEMENT BETWEEN AMOCO COPRORATION AND COMMODITY HYDROBROMIC ACID (HBR)	13917	GREAT LAKES CHEMICAL CORPORATION	SALES	01-Oct-99		$0.00
AMTIDE LLC	AMTIDE LLC 21 HUBBLE IRVINE, CA 92618 USA	PURCHASE AGREEMENT	2674	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	29-Jul-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AMVAC CHEMICAL CORPORATION	AMVAC CHEMICAL CORPORATION ATTN SR VP BUSINESS DEVELOPMENT 4695 MCARTHUR CT STE 1250 NEWPORT BEACH, CA 92660	ASSET PURCHASE AND SALE AGREEMENT BY AND BETWEEN CHEMTURA CORPORATION AND AMVAC CHEMICAL CORPORATION DATED 12/14/2007	12681	CHEMTURA CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)	14-Dec-07		$0.00
AMVAC CHEMICAL CORPORATION	AMVAC CHEMICAL CORPORATION ATTN LEGAL 4695 MACARTHUR COURT 1250 NEWPORT, CA 92660 UNITED STATES	ASSET PURCHASE AND SALE AGREEMENT	339	CHEMTURA CORPORATION	M&A - SALES	14-Dec-07		$0.00
ANDEROL	ANDEROL JOHN GULAK 215 MERRY LN EAST HANOVER, NJ 7936	SOMI AGREEMENT	19862	CHEMTURA CORPORATION	SALES	25-Jul-03		$0.00
ANDEROL B.V.	ANDEROL B.V. PUNTERWEG 21 A MAASTRICHT, 6222NW NETHERLANDS	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19871	CHEMTURA CORPORATION	SERVICES			$0.00
ANDEROL INC	ANDEROL INC JOHN GULAK 215 MERRY LN EAST HANOVER , NJ 07936 USA	ELECTRICITY CONSULTING AGREEMENT FIXED PRICE ACCOUNTS	1953	CHEMTURA CORPORATION	CONSULTING	31-Oct-08		$0.00
ANDEROL ITALIA S.R.L. (ITALY)	ANDEROL ITALIA S.R.L. (ITALY) VIA MASCHERONI LORENZO 4 MILANO, MI 20123 ITALY	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19872	CHEMTURA CORPORATION	SERVICES			$0.00
ANDERSOL CANADA AND COMMUNICATIONS	ANDERSOL CANADA AND COMMUNICATIONS ,	AGREEMENT OF [BLANK] BETWEEN ANDERSOL CANADA AND COMMUNICATIONS, ENERGY AND PAPERWORKERS UNION OF CANADA LOCAL 593	21140	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	25-Feb-06		$0.00
ANDERSON OIL AND CHEMICAL COMPANY INC	ANDERSON OIL & CHEMICAL COMPANY INC ATTENTION EDWARD L MCMILLAN JR PRESIDENT ONE BROWNSTONE AVE PORTLAND, CT 06480 USA	AGREEMENT AND PLAN OF MERGER AMONG ANDERSON OIL & CHEMICAL COMPANY, INC., RICHARDSON ENTERPRISES, INC., WITCO CORPORATION, EDWARD L. MCMILLAN, JR. AND WILLIAM C. MCLAINE	12839	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	30-Nov-87		$0.00
ANDERSON OIL AND CHEMICAL COMPANY INC	ANDERSON OIL AND CHEMICAL COMPANY INC ATTN.: EDWARD L. MCMILLAN, JR., PRESIDENT ONE BROWNSTONE AVENUE PORTLAND, CT 06480	DISTRIBUTOR AGREEMENT DATED MAY 15, 1987 BETWEEN ANDERSON OIL & CHEMICAL COMPANY, INC. AND MITSUI OIL CO., LTD.	12841	CHEMTURA CORPORATION	M&A - DISTRIBUTION	15-May-87		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ANDERSON OIL AND CHEMICAL COMPANY INC	ANDERSON OIL AND CHEMICAL COMPANY INC ATTN.: EDWARD L. MCMILLAN, JR., PRESIDENT ONE BROWNSTONE AVENUE PORTLAND, CT 06480	AGREEMENT DATED OCTOBER 4, 1976 BETWEEN ANDERSON OIL AND CHEMICAL COMPANY, INC. AND LOWE ASSOCIATES, INC.	12840	CHEMTURA CORPORATION	M&A - DISTRIBUTION	04-Oct-76		$0.00
ANDERSON OIL AND CHEMICAL COMPANY INC	ANDERSON OIL & CHEMICAL COMPANY INC ATTENTION EDWARD L MCMILLAN JR PRESIDENT ONE BROWNSTONE AVE PORTLAND, CT 06480 USA	AGREEMENT AND PLAN OF MERGER AMONG ANDERSON OIL & CHEMICAL COMPANY, INC., RICHARDSON ENTERPRISES, INC., WITCO CORPORATION, EDWARD L. MCMILLAN, JR. AND WILLIAM C. MCLAINE	24378	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	30-Nov-87		$0.00
ANDREWS KURTH LLP	ANDREWS KURTH LLP PAUL M. BONAHAN, ESQ 1701 PEN AVE NW SUITE 300 WASHINGTON, DC 20006 USA	DIAMOND SHAMROCK/DARTRON SITE AUGUST 2005 PRIVATE PARTY SETTLEMENT AGREEMENT	21291	CHEMTURA CORPORATION	SETTLEMENT			$0.00
ANDREWS KURTH LLP	ANDREWS KURTH LLP THOMAS E. STARNES, ESQ. 1701 PEN AVE NW SUITE 300 WASHINGTON, DC 20006 USA	DIAMOND SHAMROCK/DARTRON SITE AUGUST 2005 PRIVATE PARTY SETTLEMENT AGREEMENT	21292	CHEMTURA CORPORATION	SETTLEMENT			$0.00
ANGELA HOLLEY	REDACTED	SEPARATION AGREEMENT AND RELEASE	5313	CHEMTURA CORPORATION	SEVERANCE	08-May-09		REDACTED
ANGELEA WHALLEY	REDACTED	SEPARATION AGREEMENT AND RELEASE	5350	BIO-LAB, INC.	SEVERANCE	15-Jan-09		REDACTED
ANHEUSER BUSCH	ANHEUSER BUSCH ETC SHAREHOLDERS 298 N COUNTRYSIDE DR ASHLAND, OH 44805	ETC/ANHEUSER BUSCH LICENSE AGREEMENT	4347	GREAT LAKES CHEMICAL CORPORATION	M&A - LICENSE AGREEMENT			$0.00
ANHUI FENGLE AGROCHEMICAL CO LTD	ANHUI FENGLE AGROCHEMICAL CO LTD ATTN MR ZHAO 8 FANGWA RD WEST QILITANG, HEFEI 230031 CHINA	LETTER RE PURCHASE OF DCQ BY DSM	2991	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)			$0.00
ANHUI FENGLE AGROCHEMICAL CO LTD	ANHUI FENGLE AGROCHEMICAL CO LTD 8 FANGWA RD WEST QILITANG HEFEI, 230031 PEOPLE’S REPUBLIC OF CHINA	PURCHASE OF DCQ BY DSM	2676	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)			$0.00
ANNA C. FURNEY	ANNA C. FURNEY GOLDMAN, SCARLATO & KARON, P.C. 55 PUBLIC SQUARE SUITE 1500 CLEVELAND, OH 44113-1998 USA	SETTLEMENT AGREEMENT DEC. 20, 2006	20945	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ANNA C. FURNEY	ANNA C. FURNEY BALL & SCOTT 550 MAIN AVE. SUITE 601 KNOXVILLE, TN 37902 USA	SETTLEMENT AGREEMENT DEC. 20, 2006	20944	CHEMTURA CORPORATION	SETTLEMENT			$0.00
ANNA C. FURNEY	ANNA C. FURNEY KIRKPATRICK & GOLDSBOROUGH, PLLC LAKEWOOD COMMONS 1223 SHELBURNE ROAD SUITE E-1 SOUTH BURLINGTON, VT 05403 USA	SETTLEMENT AGREEMENT DEC. 20, 2006	20946	CHEMTURA CORPORATION	SETTLEMENT			$0.00
ANNA C. FURNEY	ANNA C. FURNEY LAW OFFICE OF KRISHNA B. NARINE, P.C. 2600 PHILMONT AVE. SUITE 324 HUNTINGTON VALLEY, PA 19006 USA	SETTLEMENT AGREEMENT DEC. 20, 2006	20947	CHEMTURA CORPORATION	SETTLEMENT			$0.00
ANNA C. FURNEY	ANNA C. FURNEY SHARPE MCQUEEN P.A. 6900 COLLEGE BLVD. SUITE 285 OVERLAND PARK, KS 66211 USA	SETTLEMENT AGREEMENT DEC. 20, 2006	20948	CHEMTURA CORPORATION	SETTLEMENT			$0.00
ANNBETH KATZ	REDACTED	LETTER RE: WITCO RETIREMENT PLAN FOR SURVIVOR ANNBETH KATZ RE: DECEASED GERALD KATZ	4694	CHEMTURA CORPORATION	PENSION	01-Oct-04		REDACTED
ANNE BORTON	REDACTED	LETTER CONFIRMING TERMINATION OF EMPLOYMENT	5289	BIO-LAB, INC.	SEVERANCE	30-Jan-09		REDACTED
ANNE D BELFORT	ANNE D BELFORT AGENT FOR SHAREHOLDERS OR ETC 1725 S INDIAN TRAIL NAPERVILLE, IL 60565 USA	STOCK PURCHASE AGREEMENT	3259	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	04-Jun-82		$0.00
ANTHEM BLUE CROSS BLUE SHIELD	ANTHEM NATIONAL ACCT SALES BARBARA RUSSELL-FLETCHER 370 BASSETT RD NEW HAVEN, CT 06473 UNITED STATES	SCHEDULE A TO ADMINISTRATIVE SERVICES AGRMT W/ CHEMTURA CORP	1346	CHEMTURA CORPORATION	BENEFITS	01-Jan-06		$6,897.82
ANTHEM BLUE CROSS BLUE SHIELD	ANTHEM BLUE CROSS AND BLUE SHIELD ATTN LEGAL 120 MONUMENT CIR INDIANAPOLIS, IN 46204 UNITED STATES	ADMINISTRATIVE SERVICES AGREEMENT	1345	CHEMTURA CORPORATION	BENEFITS			$0.00
ANTHEM BLUE CROSS BLUE SHIELD	ANTHEM ATTN LEGAL 120 MONUMENT CIR INDIANAPOLIS, IN 46204 UNITED STATES	ANTHEM MERP PLAN	2565	CHEMTURA CORPORATION	BENEFITS			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ANTHEM BLUE CROSS BLUE SHIELD	ANTHEM ATTN LEGAL 120 MONUMENT CIR INDIANAPOLIS, IN 46204 UNITED STATES	ANTHEM SPECIAL SUMMARY PLAN	2566	CHEMTURA CORPORATION	BENEFITS			$0.00
ANTHONY GROSSI	REDACTED	SEPARATION AGREEMENT AND RELEASE	5309	CHEMTURA CORPORATION	SEVERANCE	15-Dec-08		REDACTED
ANTON HOLDINGS INC	ANTON HOLDINGS INC ,	SOUTH AFRICAN PURCHASE AGREEMENT BY AND AMONG ANTON HOLDINGS, INC. (“PURCHASER”) AND GREAT LAKES CHEMICAL CORPORATIONORATION (“GREAT LAKES”) AND COOKSON GROUP PLC. (“COOKSON-UK”), COOKSON AMERICA, INC. (“COOKSON-US”) AND VESUVIUS USA CORPORATION (“VESUVIU	4368	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
ANZON INC	ANZON INC 2545 ARAMINGO AVE PHILADELPHIA, PA 19125-3728	UK TECHNOLOGY AGREEMENT BETWEEN COOKSON GROUP PLC AND ANZON LTD., AS GRANTOR, COOKSON AMERICA, INC. AND VESUVIUS USA CORPORATION, AS GUARANTORS, AND GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES, INC., AS GRANTEE	4371	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
ANZON INC	ANZON INC 2545 ARAMINGO AVE PHILADELPHIA, PA 19125-3728	LEASE AGREEMENT BETWEEN ANZON, INC., AS LANDLORD, AND GREAT LAKES CHEMICAL CORPORATIONORATION, AS TENANT	4373	GREAT LAKES CHEMICAL CORPORATION	M&A - LEASE - REAL PROPERTY	01-Nov-97		$0.00
ANZON INC	ANZON INC 2545 ARAMINGO AVE PHILADELPHIA, PA 19125-3728	TRADEMARK ASSIGNMENT AGREEMENT BETWEEN ANZON, INC., AS ASSIGNOR, AND GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES, INC., AS ASSIGNEE	4370	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ANZON INC	ANZON INC 2545 ARAMINGO AVE PHILADELPHIA, PA 19125-3728	UK TRADEMARK AGREEMENT BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES, INC., AS GRANTEE, COOKSON GROUP PLC AND ANZON LTD., AS GRANTORS, AND COOKSON AMERICA, INC. AND VESUVIUS USA CORPORATION, AS GUARANTORS	4372	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
ANZON INC	ANZON INC 2545 ARAMINGO AVE PHILADELPHIA, PA 19125-3728	USA TRADEMARK AGREEMENT BETWEEN ANZON, INC., AS GRANTOR, COOKSON GROUP PLC, COOKSON AMERICA, INC. AND VESUVIUS USA CORPRATION, AS GUARANTORS AND GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES, AS GRANTEE	4369	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
ANZON INC	ANZON INC 2545 ARAMINGO AVE PHILADELPHIA, PA 19125-3728	TRADEMARK ASSIGNMENT AGREEMENT BETWEEN ANZON INC AS ASSIGNOR AND GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES INC AS ASSIGNEE	4419	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
ANZON INC	ANZON INC 2545 ARAMINGO AVE PHILADELPHIA, PA 19125-3728	WADLEY SUPPLY AGREEMENT BETWEEN ANZON INC AND SB WADLEY SA DE CV	4420	GREAT LAKES CHEMICAL CORPORATION	M&A - PURCHASE (RAW MATERIALS)	24-Oct-97		$0.00
ANZON LTD	ANZON LTD 11300 WINDFERN HOUSTON, TX 77064	LEASE AGREEMENT BETWEEN ANZON INC AS LANDLORD AND GREAT LAKES CHEMICAL CORPORATIONORATION AS TENANT	4422	GREAT LAKES CHEMICAL CORPORATION	M&A - LEASE - REAL PROPERTY	01-Nov-97		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ANZON LTD	ANZON LTD 11300 WINDFERN HOUSTON, TX 77064	UK TOLL MANUFACTURING AGREEMENT BETWEEN ANZON, LTD. (“ANZON”), COOKSON GROUP PLC (“COOKSON-UK”) AND COOKSON AMERICA, INC. (“COOKSON-US”) AND HAMSARD ONE THOUSAND AND SIXTY LIMITED (“HAMSARD”)	4376	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
ANZON LTD	ANZON LIMITED 11300 WINDFERN HOUSTON, TX 77064	UK ASSET PURCHASE AGREEMENT BY AND AMONG HAMSARD ONE THOUSAND AND SIXTY LIMITED (“PURCHASER”), GREAT LAKES EUROPE LIMITED (“GREAT LAKES EUROPE”) AND GREAT LAKES CHEMICAL CORPORATIONORATION (“GREAT LAKES”) AND COOKSON GROUP PLC (“COOKSON-UK”), COOKSON AMER	4375	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
ANZON LTD	ANZON LTD 11300 WINDFERN HOUSTON, TX 77064	UK TOLL MANUFACTURING AGREEMENT BETWEEN ANZON LTD COOKSON GROUP PLC AND COOKSON AMERICA INC AND HAMSARD ONE THOUSAND AND SIXTY LIMITED	4423	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
AON	AON ATTN LEGAL 200 E RANDOLPH ST CHICAGO, IL 60601 UNITED STATES	SCHEDULE (EXCESS LIABILITY COVERAGE INDEMNITY)	2178	CHEMTURA CORPORATION	INSURANCE POLICY	15-Oct-08		$0.00
AON BERMUDA LTD	AON BERMUDA LTD MR GILBERT TUCKER CUMBERLAND HOUSE 7TH FLOOR 1 VICTORIA ST PO BOX HM 2020 HAMILTON HM HX, BERMUDA	PUNITIVE DAMAGES LIABILITY BINDER CONFIRMATION LETTER	2919	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-08		$0.00
AON BERMUDA LTD	AON BERMUDA LTD ELLVERA NUSUM CUMBERLAND HOUSE 7TH FLOOR 1 VICTORIA ST PO BOX HM 2020 HAMILTON HM HX, BERMUDA	CONFIRMATION OF BINDING	2921	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AON LIMITED	AON LIMITED NORTH AMERICAN LIABILITY CLAIMS DEPARTMENT 8 DEVONSHIRE SQ, LONDON EC2M 4 PL UNITED KINGDOM	INSURANCE POLICY - POLICY NUMBER	38527	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AON LIMITED	AON LIMITED NORTH AMERICAN LIABILITY CLAIMS DEPARTMENT 8 DEVONSHIRE SQ LONDON, EC2M 4 PL UNITED KINGDOM	RISK DETAILS/CONFIRMATION OF BINDING	2138	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-08		$0.00
AON LIMITED	AON LIMITED NORTH AMERICAN LIABILITY CLAIMS DEPARTMENT 8 DEVONSHIRE SQ LONDON, EC2M 4 PL UNITED KINGDOM	RISK DETAILS	2139	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-08		$0.00
AON RISK SERVICES INC	AON RISK SERVICES ONE LIBERTY PLACE STE 1000 PHILADELPHIA, PA 19103	LETTER FROM CHEMTURA TO NJ DEPT OF ENVIRONMENTAL PROTECTION	2488	CHEMTURA CORPORATION	INSURANCE POLICY	01-Aug-05		$0.00
AON RISK SERVICES INC	AON RISK SERVICES INC ONE LIBERTY PLACE STE 1000 1650 MARKET ST PHILADELPHIA, PA 19103	COVER LETTER RE: INSURANCE POLICY REMEDIATION FUNDING SOURCES; BINDER	2223	CHEMTURA CORPORATION	INSURANCE POLICY	01-Aug-05		$0.00
AON RISK SERVICES INC	AON RISK SERVICES INC 1650 MARKET ST PHILADELPHIA, PA 19103	EXTENSION ENDORSEMENT; GENERAL LIABILITY POLICY; BINDER	2224	CHEMTURA CORPORATION	INSURANCE POLICY	01-Aug-05		$0.00
AON RISK SERVICES INC	AON RISK SERVICES INC OF NEW YORK 199 WATER ST 32ND FL NEW YORK, NY 10038 USA	EXCESS LIABILITY INSURANCE	2191	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-08		$0.00
AON RISK SERVICES INC	AON RISK SERVICES INC OF NEW YORK 199 WATER ST NEW YORK, NY 10038 USA	THE HARTFORD UNIVRESAL EXCESS POLICY	2193	CHEMTURA CORPORATION	INSURANCE POLICY	15-Oct-08		$0.00
AP SUPPLY CO	AP SUPPLY CO ATTN LEGAL 1400 N OATS TEXARKANA, AR 71854-4804 UNITED STATES	INVENTORY CONSIGNMENT AGREEMENT GREAT LAKES CHEMICAL DISTRIBUTOR CONSORTIUM	2853	GREAT LAKES CHEMICAL CORPORATION	CONSIGNMENT			$21,836.51
APPLIX INC.	APPLIX INC. ,	APPLIX, INC SOFTWARE LICENSE AGREEMENT	1412	CHEMTURA CORPORATION	SOFTWARE LICENSE			$0.00
AQUATECH CORPORATION	AQUATECH CORPORATION 7901 PROFESSIONAL CIRCLE HUNTINGTON BEACH, CA 92468	LETTER TO BIOLAB FROM AQUATECH CORPORATION	162	BIO-LAB, INC.	SALES	17-Sep-92		$0.00
AQUATECH CORPORATION	AQUATECH CORPORATION 7901 PROFESSIONAL CIRCLE HUNTINGTON CIRCLE, CA 92648	PROPOSED AMENDMENT TO BIOGUARD AQUATECH AGREEMENT	164	BIO-LAB, INC.	SALES	01-Oct-03		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AQUATECH CORPORATION	AQUATECH CORPORATION 7901 PROFESSIONAL CIRCLE HUNTINGTON CIRCLE, CA 92648	AQUATECH SUMMARY OF AGREEMENT	165	BIO-LAB, INC.	SALES	17-Sep-92		$0.00
AQUATECH CORPORATION	AQUATECH CORPORATION 18632 BEACH BLVD STE 210 HUNTINGTON BEACH, CA 92648	AGREEMENT	163	GREAT LAKES CHEMICAL CORPORATION	SALES	31-Dec-84		$0.00
AQUATECH CORPORATION	AQUATECH CORPORATION 18632 BEACH BLVD STE 210 HUNTINGTON CIRCLE, CA 92648	HYDROTECH CHEMICAL CORPORATION AND AQUATECH CORPORATION AGREEMENT	166	GREAT LAKES CHEMICAL CORPORATION	SALES	24-Jan-84		$0.00
ARCH CHEMICALS INC	ROCHESTER PLANT 100 MCKEE RD ROCHESTER, 14611	ARCH - MANUFACTURING & SUPPLY AGRMT. - 4TH AMENDMENT - 9AUGUST.2010	43750	BIOLAB, INC.	MANUFACTURING & SUPPLY	Aug.9,2010	ROCHESTER PLANT 100 MCKEE RD ROCHESTER, 14611	$0.00
ARCH CHEMICALS INC	ARCH CHEMICAL INC ATTN LEGAL 501 MERRITT SEVEN NORWALK, CT 06851 UNITED STATES	THIRD AMENDMENT TO MANUFACTURING AND SUPPLY AGREEMENT	1752	BIO-LAB, INC.	PURCHASE (RAW MATERIALS)	01-Jan-05		$0.00
ARCH CHEMICALS INC	ARCH CHEMICAL INC ATTN WILLIAM P. LONG GENERAL MANAGER BIOCIDES CONCORD PIKE AND NEW MURPHY RD WILMINGTON, DE 19897	MANUFACTURING AND SUPPLY AGREEMENT	1753	BIO-LAB, INC.	PURCHASE (RAW MATERIALS)	24-Jul-92		$0.00
ARCH INSURANCE COMPANY	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	37448	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	37566	ASCK, INC.	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	37684	ASEPSIS	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	38056	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	41100	CROMPTON COLORS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ARCH INSURANCE COMPANY	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	41218	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	41454	GLCC LAUREL	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	43452	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	43570	WRL OF INDIANA	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	37330	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	37820	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	37938	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	40982	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	41336	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY - A	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	41668	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ARCH INSURANCE COMPANY - A	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	42374	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY - A	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	42492	GT SEED	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY - A	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	42610	HOMECARE LABS	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY - A	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	42728	ISCI INC.	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY - A	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	42862	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY - A	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	42980	MONOCHEM INC.	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY - A	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	43098	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY - A	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	43216	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ARCH INSURANCE COMPANY - A	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	43334	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ARCH SPECIALTY INSURANCE CO	ARCH SPECIALTY INSURANCE CO VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - POLICY NUMBER 32UFP1289000	38530	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ARCH SPECIALTY INSURANCE CO	ARCH SPECIALTY INSURANCE CO VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - POLICY NUMBER UXC000253600	38529	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ARCH SPECIALTY INSURANCE CO	ARCH INSURANCE COMPANY - A VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER DOX0008480-01	38528	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ARCH SPECIALTY INSURANCE CO	ARCH SPECIALTY INSURANCE CO VICTORIA HALL - 11 VICTORIA ST. HAMILTON, BERMUDA HM AX BERMUDA	INSURANCE POLICY - POLICY NUMBER 32UFP1289000	38531	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ARCH SPECIALTY INSURANCE CO.	ARCH SPECIALTY INSURANCE CO. 1 LIBERTY PLAZA 53RD FLOOR NEW YORK, NY 10006 US	XS LIABILITY POL # 32UFP1289000 11/4/02-03	20362	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ARETT SALES CORPORATION	ARETT SALES CORPORATION ATTN LINDSEY CHESBROUGH PRESIDENT 1152 MARLKRESS ROAD CHERRY HILL, NJ 08003	DISTRIBUTION AGREEMENT	167	HOMECARE LABS, INC.	DISTRIBUTION	15-Jun-08		$0.00
ARETT SALES CORPORATION	HOME CARE LABS INC ATTN KIM NICHOLSON PRESIDENT 1735 N BROWN RD LAWRENCEVILLE, GA 30043	DISTRIBUTION AGREEMENT	13903	HOMECARE LABS, INC.	DISTRIBUTION	15-Jun-08		$0.00
ARGONAUT	ARGONAUT INSURANCE RUNOFF CONSULTANTS - ARGONAUT INSURANCE CO SAN ANTONIO, TX 78216 US	INSURANCE POLICY - POLICY NUMBER XL-20286065128	38537	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ARGONAUT	ARGONAUT INSURANCE RUNOFF CONSULTANTS - ARGONAUT INSURANCE CO SAN ANTONIO, TX 78216 US	INSURANCE POLICY - POLICY NUMBER XL-20286065128	38536	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ARGONAUT	ARGONAUT INSURANCE RUNOFF CONSULTANTS - ARGONAUT INSURANCE CO SAN ANTONIO, TX 78216 US	INSURANCE POLICY - POLICY NUMBER XL-20286065128	38535	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ARGONAUT	ARGONAUT INSURANCE RUNOFF CONSULTANTS - ARGONAUT INSURANCE CO SAN ANTONIO, TX 78216 US	INSURANCE POLICY - POLICY NUMBER XL-20286065128	38534	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ARGONAUT	ARGONAUT INSURANCE RUNOFF CONSULTANTS - ARGONAUT INSURANCE CO SAN ANTONIO, TX 78216 US	INSURANCE POLICY - POLICY NUMBER XL-20286065128	38533	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ARGONAUT	ARGONAUT INSURANCE RUNOFF CONSULTANTS - ARGONAUT INSURANCE CO SAN ANTONIO, TX 78216 US	INSURANCE POLICY - POLICY NUMBER XL-20286065128	38532	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ARGONUT INS.	ARGONUT INS. INSURANCE RUNOFF CONSULTANTS - ARGONAUT INSURANCE CO SAN ANTONIO, TX 78216 US	INSURANCE POLICY - POLICY NUMBER XL-20286065128 XL-20286065128	38538	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ARIZONA DISTRIBUTION WAREHOUSING LLC	ARIZONA DISTRIBUTION WAREHOUSING LLC 936 CHAMBERS COURT A 11 EAGLE, CO 81631	WAREHOUSE AGREEMENT	168	BIO-LAB, INC.	WAREHOUSING	30-Nov-07		$0.00
ARSH INC	WILDMAN, HARROLD, ALLEN & DIXON LLP C/O PETER TOMERAS 225 WEST WACKER DRIVE SUITE 3000 CHICAGO, IL 60606 USA	COAL TAR PITCH JOINT DEFENSE AGREEMENT	13018	CHEMTURA CORPORATION	JOINT DEFENSE	6/18/2008		$0.00
ARTHUR R KUHN	REDACTED	AGREEMENT	4697	CHEMTURA CORPORATION	PENSION			REDACTED
ARYAN EXPORTERS PVT LTD	ARYAN EXPORTERS PVT LTD B 1 INDUSTRIAL AREA AMUASI LUCKNOW 226 008 , INDIA	PROJECT DEVELOPMENT AGREEMENT	1225	CHEMTURA CORPORATION	JOINT DEVELOPMENT			$0.00
ARYAN EXPORTERS PVT LTD	ARYAN EXPORTERS PVT LTD B-1 INDUSTRIAL AREA AMUASI LUCKNOW-226-008, INDIA	LICENSE AGREEMENT	12200	CHEMTURA CORPORATION	TRADEMARK LICENSE	25-Apr-05		$0.00
ASIA STABILIZERS CO LTD	ASIA STABILIZERS CO LTD ATTN CHAIRMAN 542 7 SAEGYO DONG PYONGTAEK SHI, SYONGGI 450 100 THE REPUBLIC OF KOREA	INTERNATIONAL SALES AGREEMENT (GENL050718 AND GENL050833)	12462	GREAT LAKES CHEMICAL CORPORATION	JV - SALES			$0.00
ASIA STABILIZERS CO LTD	ASIA STABILIZERS CO LTD ATTN CHAIRMAN 542 7 SAEGYO DONG PYONGTAEK SHI, SYONGGI 450 100 THE REPUBLIC OF KOREA	TECHNOLOGY AND TRADEMARK LICENSE AGREEMENT (GENL050718 AND GENL050833)	12463	GREAT LAKES CHEMICAL CORPORATION	JV - TRADEMARK LICENSE			$0.00
ASIA STABLIZERS CO. LTD.	ASIA STABLIZERS CO. LTD. 542-7 SEGYO-DONG PYEONGTAEK-SI GYEONGGI-DO , KOREA	INTERCOMPANY TECHNOLOGY & TRADEMARK AGREEMENT (AMENDMENT) - GREAT LAKES CHEMICAL CORPORATIONORATION IS THE LICENSOR	19875	GREAT LAKES CHEMICAL CORPORATION	SERVICES			$0.00
ASIA STABLIZERS CO. LTD.	ASIA STABLIZERS CO. LTD. 542-7 SEGYO-DONG PYEONGTAEK-SI GYEONGGI-DO , KOREA	INTERCOMPANY DISTRIBUTION AGREEMENT - DISTRIBUTOR FOR GSI PRODUCTS	19873	GREAT LAKES CHEMICAL CORPORATION	JV - DISTRIBUTION			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ASIA STABLIZERS CO. LTD.	ASIA STABLIZERS CO. LTD. 542-7 SEGYO-DONG PYEONGTAEK-SI GYEONGGI-DO , KOREA	INTERCOMPANY TECHNOLOGY & TRADEMARK AGREEMENT - GREAT LAKES CHEMICAL CORPORATIONORATION IS THE LICENSOR	19874	GREAT LAKES CHEMICAL CORPORATION	JV - TECHNOLOGY LICENSE			$0.00
ASIA STABILIZERS CO LTD	ASIA STABILIZERS CO LTD ATTN CHAIRMAN 542 7 SAEGYO DONG PYONGTAEK SHI, SYONGGI 450 100 THE REPUBLIC OF KOREA	AMENDMENT OF SEPTEMBER 29, 2000 TO TECHNOLOGY AND TRADEMARK LICENSE AGREEMENT (GENL050178 AND GENL050833)	12461	GREAT LAKES CHEMICAL CORPORATION	JV - TRADEMARK LICENSE			$202,798.67
ASSAD EFFEICH	REDACTED	WITCO SUPPLEMENTAL PAYMENTS	4683	CHEMTURA CORPORATION	PENSION	01-Feb-98		REDACTED
ASSISTANT ATTORNEY GENERAL ENVIRONMENTAL ENFORCEMENT SECTION PUBLIC PROTECTION DIVISION	ASSISTANT ATTORNEY GENERAL ENVIRONMENTAL ENFORCEMENT SECTION PUBLIC PROTECTION DIVISION TIMOTHY J KERN 30 E BROAD ST 25TH FL COLUMBUS, OH 43215-3400	CONSENT ORDER	2390	CHEMTURA CORPORATION	SETTLEMENT			$0.00
ASSOCIATED AVIATION UNDERWRITERS	ASSOCIATED AVIATION UNDERWRITERS 9393 W 110TH ST OVERLAND PARK , KS 66210-1406 US	INSURANCE POLICY - POLICY NUMBER 46MPP154634	38541	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ASSOCIATED AVIATION UNDERWRITERS	ASSOCIATED AVIATION UNDERWRITERS 9393 W 110TH ST OVERLAND PARK , KS 66210-1406 US	INSURANCE POLICY - POLICY NUMBER APG309354	38540	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ASSOCIATED AVIATION UNDERWRITERS	ASSOCIATED AVIATION UNDERWRITERS 9393 W 110TH ST OVERLAND PARK , KS 66210-1406 US	INSURANCE POLICY - POLICY NUMBER APG309427	38539	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ASSOCIATED AVIATION UNDERWRITERS	ASSOCIATED AVIATION UNDERWRITERS 9393 W 110TH ST OVERLAND PARK , KS 66210-1406 US	INSURANCE POLICY - POLICY NUMBER APG309427	41672	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ASSOCIATED AVIATION UNDERWRITERS	ASSOCIATED AVIATION UNDERWRITERS 9393 W 110TH ST OVERLAND PARK , KS 66210-1406 US	INSURANCE POLICY - POLICY NUMBER 46MPP154634	41671	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ASSOCIATED AVIATION UNDERWRITERS	ASSOCIATED AVIATION UNDERWRITERS 9393 W 110TH ST OVERLAND PARK , KS 66210-1406 US	INSURANCE POLICY - POLICY NUMBER APG309354	41670	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ASSOCIATED AVIATION UNDERWRITERS	ASSOCIATED AVIATION UNDERWRITERS 9393 W 110TH ST OVERLAND PARK , KS 66210-1406 US	INSURANCE POLICY - POLICY NUMBER APG309427	41669	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ASSOCIATED AVIATION UNDERWRITERS	ASSOCIATED AVIATION UNDERWRITERS 9393 W 110TH ST STE 170 SHAWNEE MISSION, KS 66210-1422 USA	POLICY NO.APG309354 EFFECTIVE DATE 5/1/1998 TO 5/1/1999	20589	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
ASSOCIATED AVIATION UNDERWRITERS	ASSOCIATED AVIATION UNDERWRITERS 9393 W 110TH ST STE 170 SHAWNEE MISSION, KS 66210-1422 USA	POLICY NO.46MPP154634 EFFECTIVE DATE 4/1/1996 TO 4/1/1997	20588	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
ASSOCIATED AVIATION UNDERWRITERS	ASSOCIATED AVIATION UNDERWRITERS 17 STATE ST NEW YORK, NY 10004 USA	POLICY NO. APG309427 EFFECTIVE DATE 5/1/1999 TO 5/1/2001	20540	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
ASSOCIATED AVIATION UNDERWRITERS	ASSOCIATED AVIATION UNDERWRITERS 9393 W 110TH ST OVERLAND PARK , KS 66210-1406 US	INSURANCE POLICY - POLICY NUMBER APG309354	41673	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ASSOCIATED INDUSTRIES OF MASACHUSETTS MUTUAL INSURANCE CO.	ASSOCIATED INDUSTRIES OF MASACHUSETTS MUTUAL INSURANCE CO. 11 NORTH AVENUE BURLINGTON, MA 01803 US	INSURANCE POLICY - POLICY NUMBER VWU 6001465012001	38543	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ASSOCIATED INDUSTRIES OF MASACHUSETTS MUTUAL INSURANCE CO.	ASSOCIATED INDUSTRIES OF MASACHUSETTS MUTUAL INSURANCE CO. 11 NORTH AVENUE BURLINGTON, MA 01803 US	INSURANCE POLICY - POLICY NUMBER VWC 6001465011999	38542	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ASSOCIATED INDUSTRIES OF MASACHUSETTS MUTUAL INSURANCE CO.	ASSOCIATED INDUSTRIES OF MASACHUSETTS MUTUAL INSURANCE CO. 11 NORTH AVENUE BURLINGTON, MA 01803 US	INSURANCE POLICY - POLICY NUMBER VWL600146501200	38544	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ASSOCIATED INDUSTRIES OF MASACHUSETTS MUTUAL INSURANCE CO.	ASSOCIATED AVIATION UNDERWRITERS 9393 W 110TH ST OVERLAND PARK , KS 66210-1406 US	INSURANCE POLICY - POLICY NUMBER 46MPP154634	41674	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ASSOCIATED INDUSTRIES OF MASSACHUSETTS MUTUAL INSURANCE CO.	ASSOCIATED INDUSTRIES OF MASSACHUSETTS MUTUAL INSURANCE CO. 11 NORTH AVE BURLINGTON,, MA 1803 US	MASS WC POL #VWC 6001465011999; 6/1/99-00	20650	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ASSOCIATED INDUSTRIES OF MASSACHUSETTS MUTUAL INSURANCE CO.	ASSOCIATED INDUSTRIES OF MASSACHUSETTS MUTUAL INSURANCE CO. 11 NORTH AVE BURLINGTON,, MA 1803 US	MASS WC POL #VWL 600146501200 6/1/00-01	20651	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ASSOCIATED INDUSTRIES OF MASSACHUSETTS MUTUAL INSURANCE CO.	ASSOCIATED INDUSTRIES OF MASSACHUSETTS MUTUAL INSURANCE CO. 11NORTH AVE BURLINGTON,, MA 1803	MASS WC POL VWU 6001465012001 6/1/01-02	20652	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ASSOCIATED INTERNATIONAL	ASSOCIATED INTERNATIONAL 10 PARKWAY NORTH DEERFIELD, IL 60015-2526 US	INSURANCE POLICY - POLICY NUMBER XS112203	38546	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ASSOCIATED INTERNATIONAL INC	ASSOCIATED INTERNATIONAL 10 PARKWAY NORTH DEERFIELD, IL 60015-2526 US	INSURANCE POLICY - POLICY NUMBER XS112203	38545	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ASSOCIATED INTERNATIONAL INC	ASSOCIATED INTERNATIONAL INC 10 PARKWAY NORTH DEERFIELD, IL 60015-2526 US	INSURANCE POLICY - POLICY NUMBER UNKNOWN XS 400013 XS 400077	38547	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ASSOCIATED INTERNATIONAL INC	ASSOCIATED INTERNATIONAL INC 10 PARKWAY NORTH DEERFIELD, IL 60015-2526 US	INSURANCE POLICY - POLICY NUMBER UNKNOWN XS 400013 XS 400077	41675	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ASSOCIATED INTERNATIONAL INS	ASSOCIATED INTERNATIONAL INS C O WILLIS COROON GROUP 10 PARKWAY NORTH DEERFIELD, IL 60015-2526 US	INSURANCE POLICY - POLICY NUMBER UNKNOWN XS 400013 XS 400077	38548	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ASSOCIATED INTERNATIONAL INSURANCE COMPANY	ASSOCIATED INTERNATIONAL INSURANCE COMPANY 10 PARKWAY NORTH DEERFIELD, IL 60015-2526 US	INSURANCE POLICY - POLICY NUMBER XS112203	38550	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ASSOCIATED INTERNATIONAL INSURANCE COMPANY	ASSOCIATED INTERNATIONAL INSURANCE COMPANY 10 PARKWAY NORTH DEERFIELD, IL 60015-2526 US	INSURANCE POLICY - POLICY NUMBER	38549	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ASSURED INSURANCE CO	ASSURED INSURANCE CO C/O AON INSURANCE MANAGERS 76 ST PAUL ST. SUITED 500 BURLINGTON,, VT 5401	INSURANCE POLICY - POLICY NUMBER GL-96-1	38551	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ASSURED INSURANCE CO.	ASSURED INSURANCE CO. C/O AON INSURANCE MANAGERS 76 ST PAUL ST. SUITED 500 BURLINGTON,, VT 5401 US	ASSURED GEN LIAB POL # GL96-1; 6/1/96-97	20653	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AT&T CORP	AT & T PRO - CABS PO BOX 105373 ATLANTA , GA 30348 USA	AT & T GEORGIA (BILL)	1413	BIO-LAB, INC.	SEVERANCE			$0.00
AT&T CORP	AT & T MOBILITY NATIONAL ACCOUNTS LLC ATTN: OD&N 8645-154TH AVE NE REDMOND, WA 98052 UNITED STATES	RADIO FREQUENCY ENCHANCEMENT AGREEMENT	1456	CHEMTURA CORPORATION	LEASE - EQUIPMENT			$56,557.67
AT&T CORP	AT&T 1 AT&T WY BEDMINSTER, NJ 7921	AT&T CONTRACT REVIEW HISTORY SHEETS	36841	CHEMTURA CORPORATION	PURCHASE (UTILITIES)			$0.00
AT&T CORP	AT&T CORP ATTN LEGAL 208 S AKARD ST DALLAS, TX 75202-2233 USA	ADDENDUM TO COMPREHENSIVE SERVICE ORDER ATTACHMENT AT&T CORPORATE DIGITAL ADVANTAGE	1438	CHEMTURA CORPORATION	PURCHASE (UTILITIES)			$0.00
AT&T CORP	AT&T CORP 1 AT&T WY BEDMINSTER , NJ 07921-0752	AT&T NETWORK BASED IP VPN REMOTE ACCESS PRICING SCHEDULE	1439	CHEMTURA CORPORATION	PURCHASE (UTILITIES)			$0.00
AT&T CORP	AT&T CORP 1 AT&T WY BEDMINSTER , NJ 07921-0752	AT&T NETWORK BASED IP REMOTE ACCESS SERVICE EXTENDED ACCESS WI FI AND WIRED INTERNET PRICING ADDENDUM	1440	CHEMTURA CORPORATION	PURCHASE (UTILITIES)			$0.00
AT&T CORP	AT&T CORP 1 AT&T WY BEDMINSTER , NJ 07921-0752	AT&T TELECONFERENCING SERVICE PRICING SCHEDULE	1441	CHEMTURA CORPORATION	PURCHASE (UTILITIES)		AT & T MOBILITY NATIONAL ACCOUNTS LLC ATTN: OD&N 8645-154TH AVE NE REDMOND, WA 98052 UNITED STATES	$0.00
AT&T CORP	AT&T CORP 55 CORPORATE DR BRIDGEWATER, NJ 08807	AT&T BUSINESS INTERNET SERVICE PRICING SCHEDULE	1442	CHEMTURA CORPORATION	PURCHASE (UTILITIES)			$0.00
AT&T CORP	AT&T CORP 1 AT&T WY BEDMINSTER , NJ 07921-0752	AT&T BUSINESS INTERNET SERVICE PRICING SCHEDULE	1443	CHEMTURA CORPORATION	PURCHASE (UTILITIES)			$0.00
AT&T CORP	AT&T CORP 55 CORPORATE DR BRIDGEWATER, NJ 08807	AT&T ENHANCED VIRTUAL PRIVATE NETWORK SERVICE SERVICE ORDER ATTACHMENT	1445	CHEMTURA CORPORATION	PURCHASE (UTILITIES)	29-Sep-04		$0.00
AT&T CORP	AT&T CORP ATTN LEGAL 208 S AKARD ST DALLAS, TX 75202-2233 USA	AT&T ENHANCED VIRTUAL PRIVATE NETWORK SERVICES PRICING ADDENDUM	1446	CHEMTURA CORPORATION	PURCHASE (UTILITIES)			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AT&T CORP	AT&T CORP 1 AT&T WY BEDMINSTER , NJ 07921-0752	AT&T INTEGRATED DATA SERVICES PRICING SCHEDULE	1447	CHEMTURA CORPORATION	PURCHASE (UTILITIES)			$0.00
AT&T CORP	AT&T CORP MASTER AGREEMENT SUPPORT TEAM ONE AT&T WAY BEDMINSTER, NJ 7921	AT&T MASTER AGREEMENT	1448	CHEMTURA CORPORATION	PURCHASE (UTILITIES)	29-Sep-04		$0.00
AT&T CORP	AT&T CORP RENEE C LALLEY 1 AT&T WY BEDMINSTER , NJ 07921-0752	AT&T MANAGED INTERNET SERVICE PRICING SCHEDULE	1450	CHEMTURA CORPORATION	PURCHASE (UTILITIES)		AT&T CORP AT&T CORP 111 TRUMBULL HARTFORD, CT 06103 UNITED STATES	$0.00
AT&T CORP	AT&T CORP ATTN LEGAL 208 S AKARD ST DALLAS, TX 75202-2233 USA	AT&T MASTER AGREEMENT	1452	CHEMTURA CORPORATION	PURCHASE (UTILITIES)			$0.00
AT&T CORP	AT&T CORP ATTN LEGAL 208 S AKARD ST DALLAS, TX 75202-2233 USA	AT&T NETWORK BASED IT REMOTE ACCESS SERVICE EXTENDED ACCESS WI FI AND WIRED INTERNET PRICING ADDENDUM	1454	CHEMTURA CORPORATION	PURCHASE (UTILITIES)			$0.00
AT&T CORP	AT&T CORP 1 AT&T WY BEDMINSTER , NJ 07921-0752	AT&T NETWORK BASED IT VPN REMOTE ACCESS PRICING SCHEDULE	1455	CHEMTURA CORPORATION	PURCHASE (UTILITIES)			$0.00
AT&T CORP	AT&T CORP MASTER AGREEMENT SUPPORT TEAM ONE AT&T WAY BEDMINSTER, NJ 07921-0752 UNITED STATES	AT&T SERIVCE ORDER ATTACHMENT VOICE DTA SERVICES ADDENDUM	1461	CHEMTURA CORPORATION	PURCHASE (UTILITIES)			$0.00
AT&T CORP	AT&T CORP AT&T CORP 111 TRUMBULL HARTFORD, CT 06103 UNITED STATES	AT&T VPN SERVICE PRICING SCHEDULE	1463	CHEMTURA CORPORATION	SERVICES			$0.00
ATCO RUBBER PRODUCTS	ATCO RUBBER PRODUCTS RAMESH BHATIA 7101 ATCO DR FORT WORTH, TX 76118-7098 USA	SALES CONTRACT	586	GREAT LAKES CHEMICAL CORPORATION	SALES	01-Jan-04		$0.00
ATLANTA DATA STORAGE	ATLANTA DATA STORAGE 5405 BUFORD HWY NW STE 120 NORCROSS, GA 30071	STORAGE AND SERVICE AGREEMENT	169	AQUA CLEAR INDUSTRIES, LLC	SERVICES	01-May-03		$0.00
ATLANTA DATA STORAGE	ATLANTA DATA STORAGE BILL OPPENHEIMER 5405 BUFORD HWY NW STE 120 NORCROSS, GA 30071	STORAGE AND SERVICE AGREEMENT BETWEEN BIO-LAB AND ATLANTA DATA STORAGE DATED 02/20/2003	11895	BIO-LAB, INC.	SERVICES	20-Feb-03		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ATLANTA FORK LIFTS INC	ATLANTA FORK LIFTS INC 3111 E PONCE DE LEON AVE SCOTTDALE, GA 30079 USA	SUPPLEMENTAL EQUIPMENT ORDER TO COMMERCIAL LEASE AGREEMENT	2653	BIO-LAB, INC.	LEASE - EQUIPMENT			$0.00
ATLANTIC MUTUAL COMPANIES	ATLANTIC MUTUAL COMPANIES 100 WALL STREET NEW YORK, NY 10005 US	INSURANCE POLICY - POLICY NUMBER	38552	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ATLAS ITHALAT IHRACAT VE TICARET LTD. STI	ATLAS ITHALAT IHRACAT VE TICARET LTD. STI NESET OMER SOK KADIKOY IS MERKEZI NO: 10/314 81300 KADIKOY ISTANBUL, TURKEY	DISTRIBUTION AGREEMENT	12145	CHEMTURA CORPORATION	DISTRIBUTION	21-Mar-00		$0.00
ATTN JOHN KISER	ATTN JOHN KISER BAXTER-HARRISS CO INC PO BOX 231 BELMONT, NC 28012	WAREHOUSING AGREEMENT 8	24498	CHEMTURA CORPORATION	WAREHOUSING	01-Mar-08		$0.00
AUDREY NELSON	REDACTED	NON-QUALIFIED PLAN		CHEMTURA CORPORATION	PENSION			REDACTED
AUTOMOTIVE RENTALS, INC	ARI FLEET LT ATTN LEGAL 900 MIDLANTIC DR MOUNT LAUREL, NJ 08054 UNITED STATES	VEHICLE LEASE ORDER CONFIRMATION	24419	BIO-LAB, INC.	LEASE - VEHICLE	2/1/2006 THROUGH 4/2009		$155,589.01
AUTOMOTIVE RENTALS, INC	AUTOMOTIVE RENTALS INC 9000 MIDLANTIC DR PO BOX 5039 MT. LAUREL, NJ 8054	MOTOR VEHICLE LEASE AGREEMENT	24424	CHEMTURA CORPORATION	LEASE - VEHICLE	01-May-08		$107,231.95
AUTOMOTIVE RENTALS, INC	AUTOMOTIVE RENTALS INC ATTN LEGAL 9000 MIDLANTIC DR MT LAUREL, NJ 08054-1539 USA	MOTOR VEHICLE LEASE AGREEMENT	24543	GREAT LAKES CHEMICAL CORPORATION	LEASE - VEHICLE	01-Apr-01		$17,584.14
AUTONOMY ETALK MASTER AGREEMENT	AUTONOMY ETALK MASTER AGREEMENT ONE MARKET PLZ 19TH FL SPEAR TOWER SAN FRANCISCO, CA 94105	SOFTWARE LICENSE	19995	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
AVADH RUBBER LIMITED	AVADH RUBBER LIMITED B-12 INDUSTRIAL AREA OPP AMAUSI AEROFROME LUCKNOW 226 008, INDIA	LICENSE AGREEMENT; AS AMENDED	12203	CHEMTURA CORPORATION	TRADEMARK LICENSE	25-Apr-05		$0.00
AVAYA	AVAYA CUSTOMER CARE CTR 14400 HERTZ QUAIL SPRING PKWY OKLAHOMA CITY, OK 73134 USA	SUMMARY INVOICE	1705	GREAT LAKES CHEMICAL CORPORATION	SERVICES			$0.00
AVENTIS CROPSCIENCE KOREA LTD	AVENTIS CROPSCIENCE KOREA LTD CHUNJIN BLDG NO 449 SAMSUNG DONG KANGNAM KU SEOUL, 135-090 KOREA	RE: DIFLUDENZURON AGREEMENT	13906	CHEMTURA CORPORATION	DISTRIBUTION			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AVIALL SERVICES INC	AVIALL SERVICES INC 2075 DIPLOMAT DR DALLAS, TX 75234-8999 USA	DISTRIBUTOR CONTRACT	12146	CHEMTURA CORPORATION	DISTRIBUTION	01-Dec-96		$0.00
AVIATION PRODUCTS EUROPE E.K.	AVIATION PRODUCTS EUROPE E.K. GILBACH STRASSE 22 KOLN, GERMANY	DISTRIBUTION AGREEMENT	12147	CHEMTURA CORPORATION	DISTRIBUTION	01-Feb-99		$0.00
AVIATION TECHNOLOGY & TURBINE SERVICES INC.	AVIATION TECHNOLOGY & TURBINE SERVICES INC. STACY REITER CONTROLLER PAVILIONS AT GREENTREE SUITE 110 12000 LINCOLN DRIVE (W) MARLTON, NEW JERSEY 08053 US	EXCLUSIVE DISTRIBUTOR AGREEMENT	855	CHEMTURA CORPORATION	DISTRIBUTION	01-Jul-06		$0.00
AVIATION TECHNOLOGY & TURBINE SERVICES INC.	AVIATION TECHNOLOGY & TURBINE SERVICES INC. STACY REITER CONTROLLER PAVILIONS AT GREENTREE SUITE 110 12000 LINCOLN DRIVE (W) MARLTON, NEW JERSEY 08053 US	FIRST AMENDMENT TO AGREEMENT	858	CHEMTURA CORPORATION	DISTRIBUTION	20-Mar-07		$0.00
AVIATION TECHNOLOGY & TURBINE SERVICES INC.	AVIATION TECHNOLOGY & TURBINE SERVICES INC. STACY REITER CONTROLLER PAVILIONS AT GREENTREE SUITE 110 12000 LINCOLN DRIVE (W) MARLTON, NEW JERSEY 08053 US	AGREEMENT	859	CHEMTURA CORPORATION	DISTRIBUTION	01-Jul-06		$0.00
AXIS FINANCIAL INSURANCE SOLUTIONS CLAIMS	AXIS FINANCIAL INSURANCE SOLUTIONS CLAIMS CONNELL CORPORATE PARK 300 CONNELL DR PO BOX 357 BERKELEY HEIGHTS, NJ 07922-0357	SECUREEXCESS DECLARATIONS	2137	CHEMTURA CORPORATION	INSURANCE POLICY	15-Oct-08		$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	37449	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	37567	ASCK, INC.	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	37821	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	37939	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	38057	BIO-LAB, INC.	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	40983	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	41337	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	41455	GLCC LAUREL	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	37331	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	37685	ASEPSIS	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	38553	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	41101	CROMPTON COLORS	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	41219	CROMPTON HOLDING	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	41676	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	42375	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	42493	GT SEED	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	42611	HOMECARE LABS	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	42729	ISCI INC.	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	42863	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	42981	MONOCHEM INC.	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	43099	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	43217	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	43335	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	43453	WEBER CITY ROAD	INSURANCE POLICY			$0.00
AXIS INSURANCE CO	AXIS INSURANCE CO P O BOX 4064 HUNTINGTON BEACH, CA 92605-4064 US	INSURANCE POLICY - POLICY NUMBER MNN715343/01/2008	43571	WRL OF INDIANA	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	37332	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	37450	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	37568	ASCK, INC.	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	37686	ASEPSIS	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	37822	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	37940	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	38058	BIO-LAB, INC.	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	38554	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	41220	CROMPTON HOLDING	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	41338	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	41677	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	42376	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	42494	GT SEED	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	42612	HOMECARE LABS	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	42730	ISCI INC.	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	42864	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	42982	MONOCHEM INC.	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	43100	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	43218	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	43336	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	43572	WRL OF INDIANA	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	40984	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	41102	CROMPTON COLORS	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	41456	GLCC LAUREL	INSURANCE POLICY			$0.00
AXIS REINSURANCE COMPANY	AXIS REINSURANCE COMPANY AXIS HOUSE PEMBROKE , HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER RNN715343-01-2006	43454	WEBER CITY ROAD	INSURANCE POLICY			$0.00
AZ PRODUCTS SA DE CV	AZ PRODUCTS SA DE CV ,	MEXICAN ASSET PURCHASE AGREEMENT BY AND AMONG AZ PRODUCTS S.A. DE C.V. (“PURCHASER”) AND GREAT LAKES CHEMICAL CORPORATIONORATION (“GREAT LAKES”) AND COOKSON GROUP PLC (“COOKSON-UK”), COOKSON AMERICAS, INC. (“COOKSON-US”), VESUVIUS USA CORPORATION (“VESUVI	4378	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	31-Oct-97		$0.00
AZ PRODUCTS SA DE CV	AZ PRODUCTS SA DE CV ,	INDEMITY AGREEMENT BETWEEN AZ PRODUCTS S.A. DE C.V AND GREAT LAKES CHEMICAL CORPORATIONORATION AND COOKSON GROUP PLC, COOKSON AMERICA, INC., VESUVIUS USA CORPORATION AND NORMETALES S.A. DE C.V	4377	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	31-Oct-97		$0.00
BAERLOCHER BV	BAERLOCHER BV VAN BOSHUIZENSTRAAT 12 AMSTERDAM, 1083 NETHERLANDS	OBS TECHNOLOGY LICENSE AGREEMENT	1036	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	22-Apr-08		$21,119.65
BARTLO PACKAGING, INC.	BARTLO PACKAGING 61 WILLET STREET PASSAIC, NJ 07055	MANUFACTURING AGREEMENT	2993	CHEMTURA CORPORATION	TOLL MANUFACTURING	01-Jan-09		$0.00
BARTLO PACKAGING, INC.	BARTLO PACKAGING ATTN GALE FURTAK 61 WILLET STREET PASSACI, NJ 07055	MANUFACTURING AGREEMENT	11937	CHEMTURA CORPORATION	TOLL MANUFACTURING	01-Jan-09		$0.00
BARTLO PACKAGING, INC.	BARTLO 61 WILLET STREET PASSAIC, NJ 7055	ATTACHMENT B	36974	CHEMTURA CORPORATION	TOLL MANUFACTURING			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BASELL USA	BASELL USA ATTN SR VP AND GENERAL COUNSEL 2801 CENTERVILLE RD WILMINGTON, DE 19808	100% REQUIREMENTS SUPPLY AGREEMENT	5383	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
BASELL USA	BASELL USA ATTN SR VP AND GENERAL COUNSEL 2801 CENTERVILLE RD WILMINGTON, DE 19808	CROMPTON’S NOV 2002 ACQUISITION OF THE INTERLOY/HIVALLOY SPECIALTY PEROXIDE PROCESSES POLYPROPYLENE COPOLYMERS BUSINESS FROM BASELL	5380	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
BASELL USA	BASELL USA ATTN SR VP AND GENERAL COUNSEL 2801 CENTERVILLE RD WILMINGTON, DE 19808	LABORATORY SERVICES AGREEMENT	5381	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
BASELL USA	BASELL USA ATTN SR VP AND GENERAL COUNSEL 2801 CENTERVILLE RD WILMINGTON, DE 19808	VARIOUS PATENT TRANSFER AGREEMENTS AND PC LICENSE AGREEMENTS	5384	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
BASELL USA	BASELL USA ATTN SR VP AND GENERAL COUNSEL 2801 CENTERVILLE RD WILMINGTON, DE 19808	PURCHASE AND SALE AGREEMENT	5382	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
BASELL USA INC	BASELL USA INC VICE PRESIDENT & GENERAL COUNSEL 2801 CENTERVILLE RD WILMINGTON , DE 19808 USA	PURCHASE AND SALE AGREEMENT BETWEEN BASELL USA INC AND CROMPTON CORPORATION	12629	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	05-Nov-02		$0.00
BASELL USA INC	BASELL USA INC VICE PRESIDENT & GENERAL COUNSEL 2801 CENTERVILLE RD WILMINGTON , DE 19808 USA	ANCILLARY AGREEMENT LABORATORY SERVICES AGREEMENT	12622	CHEMTURA CORPORATION	M&A - LABORATORY	05-Nov-02		$0.00
BASELL USA INC	BASELL USA INC VICE PRESIDENT & GENERAL COUNSEL 2801 CENTERVILLE RD WILMINGTON , DE 19808 USA	ANCILLARY AGREEMENT PATENT TRANSFER AGREEMENT	12624	CHEMTURA CORPORATION	M&A - PATENT LICENSE	05-Nov-02		$0.00
BASELL USA INC	BASELL USA INC VICE PRESIDENT & GENERAL COUNSEL 2801 CENTERVILLE RD WILMINGTON , DE 19808 USA	ANCILLARY AGREEMENT WONDERWARE LICENSE AGREEMENT OF …	12628	CHEMTURA CORPORATION	M&A - TECHNOLOGY LICENSE			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BASELL USA INC	BASELL USA INC VICE PRESIDENT & GENERAL COUNSEL 2801 CENTERVILLE RD WILMINGTON , DE 19808 USA	ANCILLARY AGREEMENT TRADEMARK TRANSFER AGREEMENT	12627	CHEMTURA CORPORATION	M&A - TRADEMARK LICENSE			$0.00
BASELL USA INC	BASELL USA INC VICE PRESIDENT & GENERAL COUNSEL 2801 CENTERVILLE RD WILMINGTON , DE 19808 USA	ANCILLARY AGREEMENT POLYPROPYLENE COMPOUND LICENSE AGREEMENT	12625	CHEMTURA CORPORATION	M&A - TECHNOLOGY LICENSE			$0.00
BASELL USA INC	BASELL USA INC VICE PRESIDENT & GENERAL COUNSEL 2801 CENTERVILLE RD WILMINGTON , DE 19808 USA	ANCILLARY AGREEMENT AMENDMENT AND ASSIGNMENT OF SUPPLY AGREEMENT	12621	CHEMTURA CORPORATION	M&A - ASSIGNMENT			$0.00
BASELL USA INC	BASELL USA INC VICE PRESIDENT & GENERAL COUNSEL 2801 CENTERVILLE RD WILMINGTON , DE 19808 USA	ANCILLARY AGREEMENT SUPPLY AGREEMENT	12626	CHEMTURA CORPORATION	M&A - DISTRIBUTION	05-Nov-02		$0.00
BASELL USA INC	BASELL USA INC VICE PRESIDENT & GENERAL COUNSEL 2801 CENTERVILLE RD WILMINGTON , DE 19808 USA	ANCILLARY AGREEMENT P NOTE	12623	CHEMTURA CORPORATION	M&A - EQUITY			$0.00
BASELL USA INC	BASELL USA INC VICE PRESIDENT & GENERAL COUNSEL 2801 CENTERVILLE RD WILMINGTON , DE 19808 USA	ANCILLARY AGREEMENT P NOTE	24590	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	05-Nov-03		$0.00
BASF CORPORATION	BASF SE CARL BOSCH STRASSE 38 , LUDWIGSHAFEN D-67056 GERMANY	SECRECY AGREEMENT	11999	CHEMTURA CORPORATION	CONFIDENTIALITY	25-Aug-08		$0.00
BASF CORPORATION	CIBA SPECIALTY CHEMICAL ATTN LEGAL 540 WHITE PLAINS RD PO BOX 2005 TARRYTOWN, NY 10591	LICENSE AGREEMENT	11843	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
BASF CORPORATION	CIBA SPECIALTY CHEMICAL ATTN LEGAL 540 WHITE PLAINS RD PO BOX 2005 TARRYTOWN, NY 10591-9005 USA	36488	20020	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
BASF CORPORATION	BASF BRASILEIRA S.A. INDUSTRIAS QUIMICAS ATTN LEGAL AV SAO LUIZ 86 1ST FL SAO BERNARDO DO CAMPO, 01046 BRAZIL	TRADEMARK LICENSE	20032	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BASF CORPORATION	CIBA SPECIALTY CHEMICALS INC ATTN LEGAL POSTFACH KLYBECKSTR 141 BASEL, 4002 SWITZERLAND	AGREEMENT NOT TO SUE	11817	CHEMTURA CORPORATION	NON COMPETE	01-Sep-03		$0.00
BASF CORPORATION	CIBA SPECIALTY CHEMICALS CORPORATION ATTN LEGAL POSTFACH KLYBECKSTR 141 BASEL, 4002 SWITZERLAND	AGREEMENT NOT TO USE (BETWEEN CROMPTON CORPORATION AND CIBA SPECIALTY CHEMICALS CORPORATION)	903	CHEMTURA CORPORATION	NON COMPETE	01-Sep-03		$0.00
BASF CORPORATION	CIBA SPECIALTY CHEMICALS INC ATTN PATENT DEPARTMENT DR. CLAUS RABENER C O DAVID CRICHTON 540 WHITE PLAINS RD TARRYTOWN, NY 10591	LETTER RE AGREEMENT TO TRANSFER ALL RIGHT, TITLE AND INTEREST	11819	CHEMTURA CORPORATION	PATENT LICENSE			$0.00
BASF CORPORATION	BASF CORPORATION 3000 CONTINENTAL DRIVE NORTH MOUNT OLIVE , NJ 07828-1234	PURCHASE CONTRACT (LETTER AGREEMENT AMENDING 2001 AGREEMENT)	341	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)			$0.00
BASF CORPORATION	BASF CORPORATION DAVID HOGANCAMP 3000 CONTINENTAL DRIVE-NORTH MOUNT OLIVE, NJ 07828-1234	PURCHASE CONTRACT 6 (BASF)	342	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	19-May-04		$0.00
BASF CORPORATION	BASF CORPORATION ANDRE M DI LEMMO ACCOUNT MANAGER CHEMICAL INTERMEDIATES 100 CAMPUS DR FLORHAM PARK, NJ 07932	NEOL PROPOSAL	1878	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	18-Dec-08		$0.00
BASF CORPORATION	BASF AKTIENGESELLSCHAFT ROBERT GUALDONI SENIOR VP PROCUREMENT RAW MATERIALS 67056 LUDWIGSHAFEN , GERMANY	SUPPLY AGREEMENT FOR FLAME RETARDANTS AND BROMINATED PERFORMANCE PRODUCTS	591	CHEMTURA CORPORATION	SALES	01-Jan-07		$0.00
BASF CORPORATION	CIBA SPECIALTY CHEMICALS INC ATTN HEAD OF BUSINESS LINE BASE POLYMERS PLASTIC ADDITIVE SEGMENT KLYBECKSTRASSE 141 BASEL, 4057 SWITZERLAND	SUPPLY AND PURCHASE AGREEMENT FOR ANTIOXIDANTS	52	CHEMTURA CORPORATION	SALES			$0.00
BASF CORPORATION	CIBA SPECIALTY CHEMICALS INC ATTN LEGAL DEPARTMENT KLYBECKSTRASSE 141 4057 BASEL , SWITZERLAND	LICENSE AGREEMENT-LICENSE FROM GREAT LAKES TO CIBA	1156	GREAT LAKES CHEMICAL CORPORATION	PATENT LICENSE	02-Feb-05	BASF BRASILEIRA S.A. INDUSTRIAS QUIMICAS ATTN LEGAL AV SAO LUIZ 86 1ST FL SAO BERNARDO DO CAMPO, 01046 BRAZIL	$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BASF CORPORATION	CIBA SPECIALTY CHEMICALS INC KLYBECKSTRASSE 141 BASEL, 4057 SWITZERLAND	LICENSE AGREEMENT	24776	GREAT LAKES CHEMICAL CORPORATION	PATENT LICENSE	02-Feb-05	BASF CORPORATION 3000 CONTINENTAL DRIVE NORTH MOUNT OLIVE , NJ 07828-1234	$0.00
BASF CORPORATION	CIBA SPECIALTY CHEMICALS INC KLYBECKSTRASSE 141 BASEL, 4057 SWITZERLAND	LICENSE AGREEMENT	24777	GREAT LAKES CHEMICAL CORPORATION	PATENT LICENSE	02-Feb-05	BASF CORPORATION ANDRE M DI LEMMO ACCOUNT MANAGER CHEMICAL INTERMEDIATES 100 CAMPUS DR FLORHAM PARK, NJ 07932	$0.00
BAXENDEN CHEMICAL LIMITED	BAXENDEN CHEMICAL LIMITED PARAGON WORKS BAXENDEN NR ACCRINGTON, LANCS BB5 2SL UNITED KINGDON	TECHNOLOGY LICENSE AGREEMENT OF AUGUST 1, 2003 BETWEEN CROMPTON CORPORATION (USA) AND BAXENDEN CHEMICAL LIMITED – LICENSE BY BAXENDEN OF POLYURETHANE TECHNOLOGY IN UNITED KINGDOM AND DENMARK	21155	CHEMTURA CORPORATION	M&A - TECHNOLOGY LICENSE			$0.00
BAXENDEN CHEMICALS LIMITED	BAXENDEN CHEMICALS LIMITED PARAGON WORKS BAXENDEN NR ACCRINGTON LANCS, BB5 2SL UNITED KINGDON	INTERCOMPANY DISTRIBUTION AGREEMENT - DISTRIBUTOR FOR CHEMTURA CORPORATION PRODUCTS	19876	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
BAXENDEN CHEMICALS LIMITED	BAXENDEN CHEMICALS LIMITED PARAGON WORKS BAXENDEN NR ACCRINGTON LANCS, BB5 2SL UNITED KINGDON	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19877	CHEMTURA CORPORATION	SERVICES			$0.00
BAXTER-HARRIS CO INC	BAXTER HARRISS CO INC 2000 OAKS PKWY BELMONT, NC 28012	CHEMTURA/BAXTERHARRISS CO INC WAREHOUSE AGREEMENT FOR BELMONT NC DISTRIBUTION CENTER	1879	CHEMTURA CORPORATION	WAREHOUSING			$0.00
BAXTER-HARRIS CO INC	BAXTER HARRISS CO INC ATTN JOHN KISER PO BOX 231 BELMONT, NC 28012	CHEMTURA/BAXTERHARRISSCO INC WAREHOUSE AGREEMENT FOR GLENDALE ARIZONA DISTRIBUTION CENTER	1880	CHEMTURA CORPORATION	WAREHOUSING			$0.00
BAYER	BAYER CROP SCIENCE LTD ATTN BYUNG CHUL CHUN 32-6 DONGCHEON RI JINWI MYEON PYEONGTAEK SI KYUNGGI, 451-864 KOREA	EVALUATION AND SECRECY AGREEMENT	13909	CHEMTURA CORPORATION	CONFIDENTIALITY	03-Mar-06		$375,803.96

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BAYER	BAYER CROPSCIENCE LP ATTN GENERAL COUNSEL 2 TW ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709	CUSTOMER CONTRACT 16	24610	CHEMTURA CORPORATION	DISTRIBUTION	31-Mar-08		$0.00
BAYER	BAYER CORPORATION 100 BAYER RD PITTSBURGH, PA 15205-9741	LICENSE AGREEMENT	12205	CHEMTURA CORPORATION	PATENT LICENSE	24-Jul-00		$0.00
BAYER	BAYER MATERIALSCIENCE AG DR CORNELIA LENSCH LAW AND PATENTS PATENTS AND LICENSING LEVERKUSEN, 51368 GERMANY	TERMINATION OF LICENSE AGREEMENT	12206	CHEMTURA CORPORATION	PATENT LICENSE	02-May-05		$0.00
BAYER	BAYER CROPSCIENCE LP ATTN GEORGINA WERNER 2 TW ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709	DISTRIBUTION AGREEMENT 14	347	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	24-Mar-06		$0.00
BAYER	BAYER CROPSCIENCE LP ATTN GEORGINA WERNER 2 TW ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709	DISTRIBUTION AGREEMENT 15	348	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	24-Mar-06		$0.00
BAYER	BAYER CROPSCIENCE LP ATTN GEORGINA WERNER 2 TW ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709	PURCHASE AGREEMENT 13	355	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	24-Mar-06		$0.00
BAYER	BAYER MATERIALSCIENCE LLC 100 BAYER RD PITTSBURGH, PA 15205	PURCHASE CONTRACT AGREEMENT	1881	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	09-Aug-06		$0.00
BAYER	BAYER MATERIALSCIENCE LLC 100 BAYER RD PITTSBURGH, PA 15205	SALES CONTRACT	11811	CHEMTURA CORPORATION	SALES	01-Jun-07		$0.00
BAYER	BAYER CROPSCIENCE LP ATTN GENERAL COUNSEL 2 TW ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709	CUSTOMER CONTRACT 16	356	CHEMTURA CORPORATION	SALES	31-Mar-08		$0.00
BAYER	BAYER MATERIAL SCIENCE LLC MR RIGGS BOTTA ADDITIVES & INTERMEDIATES 100 BAYER RD PITTSBURG, PA 15205-9741 USA	SALES CONTRACT	1039	CHEMTURA CORPORATION	SALES	01-Jun-07		$0.00
BAYER	BAYER CROPSCIENCE LP ATTN CROP DIVISION COUNSEL 2 TW ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709	IP AGREEMENT 7 (BAYER CROPSCIENCE LP) CONFIDENTIAL TRADEMARK ASSIGNMENT	11939	CHEMTURA CORPORATION	TRADEMARK LICENSE	24-Mar-06		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BAYER	BAYER CROPSCIENCE LP ATTN STEPHEN W COHOON-NAFTA CONTRACT MANUFACTURING 8400 HAWTHORN RD KANSAS CITY, MO 64120	MASTER PROCESSOR AGREEMENT	5361	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
BAYER	BAYER CROPSCIENCE LP GENERAL COUNSEL 2 TW ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709	ASSET PURCHASE AGREEMENT BY AND BETWEEN BAYER CROPSCIENCE LP (“SELLER”) AND CHEMTURA USA CORPORATION D/B/A CROMPTON MANUFACTURING COMPANY, INC. (“PURCHASER” ) RELATIVE TO BAYER’S TRACE CHEMICALS AND CROP PORTECTION BUSINESS DATED MARCH 24, 2006	11796	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	24-Mar-06		$0.00
BAYER	BAYER CROPSCIENCE LP ATTN GENERAL COUNSEL 2 TW ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709	ASSET PURCHASE AGREEMENT	5357	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
BAYER	BAYER CROPSCIENCE LP ATTN GENERAL COUNSEL 2T W ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709	FIRST AMENDMENT TO PURCHASE AGREEMENT	5362	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
BAYER	BAYER CROPSCIENCE LP ATTN GEORGINA WERNER 2 TW ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709	SUPPLY AND SUPPLEMENTAL REGISTRATION AGREEMENT	5360	CHEMTURA CORPORATION	M&A - SUPPLY			$0.00
BAYER	BAYER CROPSCIENCE LP ATTN GEORGINA WERNER 2 TW ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709	STILETTO SUPPLY AGREEMENT	5359	CHEMTURA CORPORATION	M&A - SUPPLY			$0.00
BAYER	BAYER CROPSCIENCE LP ATTN GEORGINA WERNER 2 TW ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709	F.A.S.T. SYSTEM SUPPLY AGREEMENT	5358	CHEMTURA CORPORATION	M&A - SUPPLY			$0.00
BAYER	BAYER CROPSCIENCE LP ATTN GEORGINA WERNER 2 TW ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709	ASSET PURCHASE AGREEMENT	11793	CHEMTURA CORPORATION	M&A - SALES	24-Mar-06		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BAYER	BAYER CROPSCIENCE LP ATTN GEORGINA WERNER 2 TW ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709	SUPPLY AND SUPPLEMENTAL REGISTRATION AGREEMENT	11795	CHEMTURA CORPORATION	M&A - SERVICES	24-Mar-96		$0.00
BAYER	BAYER CROPSCIENCE LP ATTN CROP DIVISION COUNSEL 2 TW ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709	SUPPLY AND SUPPLEMENTAL REGISTRATION AGREEMENT	11792	CHEMTURA CORPORATION	M&A - SERVICES	24-Mar-96		$0.00
BAYER	BAYER CROPSCIENCE LP ATTN STEPHEN W COHOON NAFTA CONTRACT MANUFACTURING 8400 CROPSCIENCE LP KANSAS CITY, MO 64120	MASTER PROCESSOR AGREEMENT	11788	CHEMTURA CORPORATION	M&A - TOLL MANUFACTURING	24-Mar-06		$0.00
BAYER	BAYER CROPSCIENCE LP ATTN GENERAL COUNSEL 2 T W ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709 USA	FIRST AMENDMENT TO PURCHASE AGREEMENT	24619	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
BAYER	BAYER CROPSCIENCE LP ATTN GEORGINA WERNER 2 TW ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709	STILETTO SUPPLY AGREEMENT	24613	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
BAYER	BAYER CROPSCIENCE LP ATTN GEORGINA WERNER 2 TW ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709	SUPPLY AND SUPPLEMENTAL REGISTRATION AGREEMENT	24614	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
BAYER	BAYER CROPSCIENCE LP ATTN GENERAL COUNSEL 2 TW ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709	ASSET PURCHASE AGREEMENT	24609	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
BAYER	BAYER CROPSCIENCE INC ATTN PRESIDENT AND CHIEF EXECUTIVE OFFICER 3131 114 ST SE CALGARY, T2Z 3X2 CANADA	TRANSITION SERVICES AGREEMENT DATED MARCH 310 2004 BETWEEN CROMPTON CO CIE AND BAYER CROPSCIENCE INC	12741	CHEMTURA CORPORATION	M&A - SERVICES	31-Mar-04		$0.00
BAYER	BAYER CROPSCIENCE INC ATTN PRESIDENT AND CHIEF EXECUTIVE OFFICER 3131 114 ST SE CALGARY, T2Z 3X2 CANADA	AMENDMENT FO PRE-EXERCISE DISTRIBUTION AND TECHNOLOGY LICENSE AGREEMENT DATED AS OF MARCH 31 2004 BY AND BETWEEN CROMPTON CO/CIE AND BAYER CROPSCIENCE INC - CANADIAN EQUIVALENT OF US AMENDMENT	12735	CHEMTURA CORPORATION	M&A - BILL OF SALE	31-Mar-04		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BAYER	BAYER CROPSCIENCE INC ATTN PRESIDENT AND CHIEF EXECUTIVE OFFICER 3131 114 ST SE CALGARY, T2Z 3X2 CANADA	PURCHASE AGREEMENT BY AND BETWEEN CROMPTON CO AS SELLER AND BAYER CROP SCIENCE INC AS PURCHASEER -TRANSFER OF PARTNERSHIP INTEREST	12737	CHEMTURA CORPORATION	M&A - BILL OF SALE	22-Mar-04		$0.00
BAYER	BAYER CROPSCIENCE INC ATTN PRESIDENT AND CHIEF EXECUTIVE OFFICER 3131 114 ST SE CALGARY, T2Z 3X2 CANADA	ADDENDUM DATED AS OF MARCH 22 2004 BY AND BETWEEN CROMPTON CO AND BAYER CROP SCIENCE INC FINALIZING FORMS OF CERTAIN EXHIBITS	12734	CHEMTURA CORPORATION	M&A - BILL OF SALE	22-Mar-04		$0.00
BAYER	BAYER CROPSCIENCE INC ATTN PRESIDENT AND CHIEF EXECUTIVE OFFICER 3131 114 ST SE CALGARY, T2Z 3X2 CANADA	RELEASE AGREEMENT DATED MARCH 31 2004 BY AND AMONG CROMPTON CO AND BAYER CROPSCIENCE INC - CROMPTON RELEASES BAYER FROM CLAIMS RELATING TO THE BUSINESS OF GUSTFSON PARTNERSHIP	12738	CHEMTURA CORPORATION	M&A - BILL OF SALE	31-Mar-04		$0.00
BAYER	BAYER CROPSCIENCE INC ATTN PRESIDENT AND CHIEF EXECUTIVE OFFICER 3131 114 ST SE CALGARY, T2Z 3X2 CANADA	DISTRIBUTOR AGREEMENT FOR CANADA DATED AS OF MARCH 31 2004 BY AND BETWEEN CROMPTONN CO / CIE AND BAYER CROPSCIENCE INC	12736	CHEMTURA CORPORATION	M&A - DISTRIBUTION	31-Mar-04		$0.00
BAYER	BAYER CROPSCIENCE INC ATTN PRESIDENT AND CHIEF EXECUTIVE OFFICER 3131 114 ST SE CALGARY, T2Z 3X2 CANADA	TERMINATION AGREEMENT DATED MARCH 31 2004 AMONG CROMPTON CORPORATION, BAYER CROPSCIENCE LP, GUSTAFSON LLC, BAYER CROPSCIENCE INC AND GUSTAFSON PARTNERSHIP - TERMINATING A CERTAIN MARKETING AGREEMENT	12739	CHEMTURA CORPORATION	M&A - BILL OF SALE	31-Mar-04		$0.00
BAYER	BAYER CROPSCIENCE INC ATTN PRESIDENT AND CHIEF EXECUTIVE OFFICER 3131 114 ST SE CALGARY, T2Z 3X2 CANADA	TERMINATION AGREEMENT DATED MARCH 31 2004 AMONG CROMPTON CORPORATION, GUSTAFSON LLC, BAYER CROPSCIENCE INC, CROMPTON CO/CIE AND GUSTAFSON PARTNERSHIP - TERMINATING CERTAIN US AND CANADIAN DISTRIBUTION AGREEMENTS	12740	CHEMTURA CORPORATION	M&A - BILL OF SALE	31-Mar-04		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BAYER	BAYER CROPSCIENCE INC ATTN PRESIDENT AND CHIEF EXECUTIVE OFFICER 3131 114 ST SE CALGARY, T2Z 3X2 CANADA	TERMINATION AGREEMENT DATED MARCH 31 2004 AMONG UNIROYAL CHEMICAL COMPANY INC, GUSTAFSON LLC, CROMPTON CORPORATION, BAYER CROPSCIENCE INC, GT SEED TREATMENT INC, BAYER CROPSCIENCE LP AND CROMPTON CO / CIE -TERMINATING CERTAIN SERVICES	12733	CHEMTURA CORPORATION	M&A - BILL OF SALE	31-Mar-04		$0.00
BAYER	BAYER CROPSCIENCE LP ATTN GENERAL COUNSEL 2 T W ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709 USA	AMENDMENT TO PRE-EXERCISE DISTRIBUTION AND TECHNOLOGY LICENSE AGREEMENT DATED AS OF MARCH 22 2004 BY AND AMONG GUSTAFSON LLC, GT SEED TREATMENT INC AND BAYER CROPSCIENCE LP AMENDS PRE-EXCERSICE DISTRIBUTION AND TECHNOLOGY LICENSE AGREEMENT EFFECTIVE NOVEM	12742	CHEMTURA CORPORATION	M&A - BILL OF SALE	20-Nov-98		$0.00
BAYER	BAYER CROPSCIENCE LP ATTN GENERAL COUNSEL 2 T W ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709 USA	DISTRIBUTOR AGREEMENT FOR UNITED STATES AND MEXICO DATED AS OF MARCH 31 2004 BY AND BETWEEN CROMPTON CORPORATION AND BAYER CROPSCIENCE LP	12746	CHEMTURA CORPORATION	M&A - BILL OF SALE	31-Mar-04		$0.00
BAYER	BAYER CROPSCIENCE LP ATTN GENERAL COUNSEL 2 T W ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709 USA	PROJECT GLORIA - SALE OF REMAINING 50% INTERESTS IN GUSTAFSON (US AND CANADA) PURCHASE AGREEMENT BY AND AMONG CROMPTON CORPORATION, UNIROYAL CHEMICAL COMPANY INC AND GT SEED TREATMENT INC AS SELLERS AND BAYER CROP SCIENCE LP AS PURCHASER AND GUSTAFSON LLC	12744	CHEMTURA CORPORATION	M&A - BILL OF SALE	22-Mar-04		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BAYER	BAYER CROPSCIENCE LP ATTN GENERAL COUNSEL 2 T W ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709 USA	RELEASE AGREEMENT DATED MARCH 31 2004 BY AND AMONG CROMPTON CORPORATION, UNIROYAL CHEMICAL COMPANY INC, GT SEED TREATMENT INC AND BAYER CROPSCIENCE LP-CROMPTON ENTITIES RELEASE BAYER FROM THE CLAIMS RELATING TO THE BUSINESS OF GUSTAFSON LLC	12745	CHEMTURA CORPORATION	M&A - BILL OF SALE	31-Mar-04		$0.00
BAYER	BAYER CROPSCIENCE LP ATTN GENERAL COUNSEL 2 T W ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709 USA	SECOND AMENDMENT TO THE LIMITED LIABILITY COMPANY AGREEMENT OF GUSTAFSON LLC DATED MARCH 31 2004 AMONG GT SEED TREATMENT INC BAYER CROPSCIENCE LP - MAKING BAYER SOLE MEMBER OF THE COMPANY	12743	CHEMTURA CORPORATION	M&A - BILL OF SALE	31-Mar-04		$0.00
BAYER	BAYER CROPSCIENCE LP ATTN GENERAL COUNSEL 2 T W ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709 USA	PCNB SUPPLY AGREEMENT DATED EFFECTIVE AS OF MARCH 31 2004 BY AND AMONG CROMPTON CORPORATION AND BAYER CROPSCIENCE LP	12747	CHEMTURA CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)	31-Mar-04		$0.00
BAYER	BAYER CROPSCIENCE LP ATTN GENERAL COUNSEL 2 T W ALEXANDER DR RESEARCH TRIANGLE PARK, NC 27709 USA	THIRAM SUPPLY AGREEMENT DATED EFFECTIVE AS OF MARCH 31 2004 BY AND AMONG CROMPTON CORPORATION AND BAYER CROPSCIENCE LP	12748	CHEMTURA CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)	31-Mar-04		$0.00
BAYER SCHERING PHARMA AKTIENGESELLSCHAFT	BAYER SCHERING PHARMA AKTIENGESELLSCHAFT FORMALLY KNOWN AS SCHERING AKTIENGESELLSCHAFT MULLERSTRASSE 178 BERLIN, 13353 GERMANY	WITCO CORPORATION ACQUISITION OF INDUSTRIAL CHEMICALS AND NATURAL SUBSTANCES DIVISION OF SCHERING AG	4666	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	22-Jul-92		$0.00
BAYROL DEUTSCHLAND GMBH	BAYROL DEUTSCHLAND GMBH ROBERT-KOCK-STR. 29 PLANEGG, 82152 GERMANY	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19878	CHEMTURA CORPORATION	SERVICES			$0.00
BAYROL FRANCE SA	BAYROL FRANCE SA CHEMIN DES HIRONDELLES BP 52 DARDILLY, 69570 FRANCE	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19879	CHEMTURA CORPORATION	SERVICES			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BCCM HOLDINGS INC	BCCM HOLDINGS INC ,	MERGER AND UNIT PURCHASE AGREEMENT	3248	CHEMTURA CORPORATION	M&A - SALES			$0.00
BCD TRAVEL USA LLC	BCD TRAVEL USA LLC 1055 LENOX PARK BLVD STE 420 ATLANTA, GA 30319	BCD TRAVEL USA LLC CLIQBOOK CUSTOMER AGREEMENT	24639	CHEMTURA CORPORATION	SERVICES	15-Jun-07		$8,658.01
BCD TRAVEL USA LLC	BCD TRAVEL USA LLC 1055 LENOX PARK BLVD STE 420 ATLANTA, GA 30319 USA	TRAVEL MANAGEMENT AGREEMENT	2685	CHEMTURA CORPORATION	SERVICES	09-Jul-07		$0.00
BEACON SYSTEMS	BEACON SYSTEMS 1600 AIRPORT FREEWAY STE 205 BEDFORD, TX 76022-6883 USA	CONSULTING AGREEMENT BETWEEN CHEMTURA CORPORATION AND BEACON SYSTEMS	2556	CHEMTURA CORPORATION	CONSULTING	07-Jan-08		$511,841.74
BEACON SYSTEMS	BEACON SYSTEMS, INC ATTN: KERRY WILLIAMS 1600 AIRPORT FREEWAY, SUITE 205 BEDFORD, TX 76022 UNITED STATES	CONSULTING SERVICES AGREEMENT	1472	CHEMTURA CORPORATION	CONSULTING	19-Mar-09		$0.00
BEAZER EAST INC	BEAZER EAST INC ATTN JILL N BLUNDON ESQ ONE OXFORD CENTRE STE 3000 301 GRANT ST PITTSBURGH, PA 15219	CONFIDENTIAL SETTLEMENT AGREEMENT AND JOINT DEFENSE AGREEMENT	4790	CHEMTURA CORPORATION	SETTLEMENT	16-Oct-03		$0.00
BELL SOUTH TELECOMMUNICATIONS, INC.	BELL SOUTH TELECOMMUNICATIONS, INC. ASSISTANT VICE PRESIDENT -SALES 2180 LAKE BLVD ATLANTA, GA 30319 UNITED STATES	BELL SOUTH BUSINESS MASTER CONTRACT SERVICE ARRANGEMENT AGREEMENT	1475	CHEMTURA CORPORATION	PURCHASE (UTILITIES)			$0.00
BELL SOUTH TELECOMMUNICATIONS, INC.	BELL SOUTH TELECOMMUNICATIONS, INC. ASSIATANT VICE PRESIDENT 2359 PERIMETER POINT PWKY CHARLOTTE , NC 28208 UNITED STATES	CONTRACT SERVICE ARRANGEMENT AGREEMENT	1473	CHEMTURA CORPORATION	SERVICES			$0.00
BELL SOUTH TELECOMMUNICATIONS, INC.	BELL SOUTH TELECOMMUNICATIONS, INC. ASSIATANT VICE PRESIDENT 2359 PERIMETER POINT PWKY CHARLOTTE , NC 28208 UNITED STATES	LETTER OF ELECTION	1474	CHEMTURA CORPORATION	SERVICES			$0.00
BELLA MARKOVICH	REDACTED	SEPARATION AGREEMENT AND RELEASE BETWEEN CHEMTURA CORPORATION AND BELLA MARKOVICH DATED 02/27/2009	5324	CHEMTURA CORPORATION	SEVERANCE	27-Feb-09		REDACTED
BELLEFONTE INSURANCE COMPANY	BELLEFONTE INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER UNKNOWN	38556	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BELLEFONTE INSURANCE COMPANY	BELLEFONTE INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER UNKNOWN	41678	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
BENJAMI RIGGIO	REDACTED	LETTER RE BENJAMIN RIGGIO PENSION SUPPLEMENT	11722	CHEMTURA CORPORATION	PENSION	01-Jun-00		REDACTED
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	37452	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	37451	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	37570	ASCK, INC.	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	37569	ASCK, INC.	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	37687	ASEPSIS	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	37688	ASEPSIS	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	37824	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	37823	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	38060	BIO-LAB, INC.	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	38059	BIO-LAB, INC.	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	38558	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	38557	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	40986	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	40985	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	41104	CROMPTON COLORS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	41103	CROMPTON COLORS	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	41221	CROMPTON HOLDING	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	41222	CROMPTON HOLDING	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	41340	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	41339	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	41457	GLCC LAUREL	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	42378	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	42377	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	42496	GT SEED	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	42495	GT SEED	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	42613	HOMECARE LABS	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	42614	HOMECARE LABS	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	42732	ISCI INC.	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	42731	ISCI INC.	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	42866	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	42865	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	42984	MONOCHEM INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	42983	MONOCHEM INC.	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	43102	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	43101	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	43220	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	43219	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	43337	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	43338	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	43456	WEBER CITY ROAD	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	43455	WEBER CITY ROAD	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	43574	WRL OF INDIANA	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	43573	WRL OF INDIANA	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	37334	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	37333	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	37942	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	37941	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	41458	GLCC LAUREL	INSURANCE POLICY			$0.00
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800202	41680	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BERKSHIRE HATHAWAY	BERKSHIRE HATHAWAY 33 ST. MARY AXE LONDON, EC3A 8LL ENGLAND	INSURANCE POLICY - POLICY NUMBER WE0800204	41679	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
BERNARD WOLNAK	BERNARD WOLNAK AGENT FOR SHAREHOLDERS OR ETC 1725 S INDIAN TRAIL NAPERVILLE, IL 60565 USA	STOCK PURCHASE AGREEMENT	3260	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	04-Jun-82		$0.00
BERNICE KAUFMAN	BERNICE KAUFMAN ,	AGREEMENT OF TRUST OF AUGUST 2, 1996 FOR THE BENEFIT OF BERNICE KAUFMAN	21141	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	02-Aug-96		$0.00
BIG RIVERS AGRI SUPPLY	BIG RIVERS AGRI SUPPLY 2760 KELLER RD OWENSBORO, KY 42301	CONSIGNMENT STOCK AGREEMENT	359	CHEMTURA CORPORATION	CONSIGNMENT	11-Apr-08		$0.00
BIG RIVERS AGRI SUPPLY	BIG RIVERS AGRI SUPPLY 5780 S 200 E LEBANON, IN 46052 USA	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	360	CHEMTURA CORPORATION	SALES	05-Jun-05		$0.00
BIG VALLEY AG PRODUCTS, INC.	BIG VALLEY AG PRODUCTS, INC. 954 HWY 99 GRIDLEY, CA 95948	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	361	CHEMTURA CORPORATION	SALES	16-Mar-06		$0.00
BIOLAB CANADA INC. GROUP	BIOLAB CANADA INC. GROUP 1005 COPPERSTONE DR PICKERING, ONTARIO L1W 4A5 CANADA	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19880	CHEMTURA CORPORATION	SERVICES			$0.00
BIOLAB COMPANY STORE LLC	1735 N BROWN RD STE 100 LAWRENCEVILLE, GA 30043-8176	LIMITED LIABILITY COMPANY OPERATING AGREEMENT	36950	BIOLAB COMPANY STORE, LLC	OPERATING AGREEMENT	19-Sep-08		$0.00
BIOLAB COMPANY STORE LLC	BIOLAB INC ATTN PRESIDENT 1735 N BROWN RD LAWRENCEVILLE, GA 30043 USA	CORPORATE SERVICES AGREEMENT	4582	BIOLAB COMPANY STORE, LLC	SALES	01-Jan-08		$0.00
BIOLAB COMPANY STORE LLC	BIOLAB COMPANY STORE LLC 1735 N BROWN RD STE 100 LAWRENCEVILLE, GA 30043-8176 USA	REVOLVING INTERCOMPANY AGREEMENT	4583	BIOLAB COMPANY STORE, LLC	SALES	15-Dec-07		$0.00
BIOLAB FRANCHISE COMPANY LLC	BIOLAB FRANCHISE COMPANY LLC 1735 N BROWN RD LAWRENCEVILLE, GA 30043-8158 USA	REVOLVING INTERCOMPANY AGREEMENT	4791	BIO-LAB, INC.	JOINT DEVELOPMENT	15-Dec-07	BIOLAB INC ATTN PRESIDENT 1735 N BROWN RD LAWRENCEVILLE, GA 30043 USA	$0.00
BIOLAB FRANCHISE COMPANY LLC	BIOLAB FRANCHISE COMPANY LLC 1735 N BROWN RD LAWRENCEVILLE, GA 30043-8158 USA	LIMITED LIABILITY COMPANY OPERATING AGREEMENT	4792	BIO-LAB, INC.	JOINT VENTURE	19-Sep-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BIOLAB UK LTD.	BIOLAB UK LTD. UNIT 4 ANDOVERSFORD IND ESTATE ANDOVERSFORD CHELTENHAM, GLOUCESTERSHIRE GL54 4LB UNITED KINGDOM	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19881	CHEMTURA CORPORATION	SERVICES			$0.00
BIOLAB, INC.	BIOLAB, INC. 199 BENSON RD MIDDLEBURY, CT 06749 USA	INTERCOMPANY DISTRIBUTION AGREEMENT - CHEMTURA CORP. IS DISTRIBUTOR FOR OTHER PARTY PRODUCTS	19883	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
BIOSYN INC	BIOSYN INC ATTN CHIEF EXECUTIVE OFFICER 3401 MARKET ST STE 300 PHILADELPHIA, PA 19104	LICENSE AGREEMENT BETWEEN BIOSYN, INC. AND CROMPTON CORPORATION.	11942	CHEMTURA CORPORATION	PATENT LICENSE	22-May-01		$0.00
BIOSYN, INC.	BIOSYN, INC. 14141 AIRLINE HWY BATON ROUGE, LA 70817-6241 USA	AMENDMENT TO LICENSE AGREEMENT BETWEEN CROMPTON CORPORATION AND BIOSYN, INC.	362	CHEMTURA CORPORATION	PATENT LICENSE	22-May-01		$0.00
BIOSYN, INC.	BIOSYN, INC. ATTN CHIEF EXECUTIVE OFFICER 3401 MARKET STREET STE 300 PHILADELPHIA, PA 19104 USA	LICENSE AGREEMENT BETWEEN CROMPTON CORPORATION AND BIOSYN, INC.	363	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	22-May-01		$0.00
BIRMINGHAM FIRE INSURANCE CO	BELLEFONTE INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER UNKNOWN	38555	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
BIRMINGHAM FIRE INSURANCE CO	BIRMINGHAM FIRE INSURANCE CO 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER UNKNOWN SE6074312	41681	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
BIRMINGHAM FIRE INSURANCE COMPANY	BIRMINGHAM FIRE INSURANCE COMPANY 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER RMWC317-64-14	38562	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
BIRMINGHAM FIRE INSURANCE COMPANY	BIRMINGHAM FIRE INSURANCE COMPANY 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER RMWC123-70-97	38561	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
BIRMINGHAM FIRE INSURANCE COMPANY	BIRMINGHAM FIRE INSURANCE CO C O AMERICAN INTERNATIONAL GROUP 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER UNKNOWN SE6074312	38560	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
BIRMINGHAM FIRE INSURANCE COMPANY	BIRMINGHAM FIRE INSURANCE CO 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER UNKNOWN SE6074312	38559	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
BIRMINGHAM FIRE INSURANCE COMPANY	BIRMINGHAM FIRE INSURANCE COMPANY 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWC123-70-97;10/30/92-93	13060	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BIRMINGHAM FIRE INSURANCE COMPANY	BIRMINGHAM FIRE INSURANCE COMPANY 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWC317-64-14;10/30/94-95	13061	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
BJ SERVICES COMPANY	BJ SERVICES COMPANY USA 5500 NW CENTRAL DR HOUSTON, TX 77092 USA	CONSIGNMENT AGREEMENT	24665	GREAT LAKES CHEMICAL CORPORATION	CONSIGNMENT	30-Jan-04		$0.00
BJ SERVICES COMPANY	BJ SERVICES COMPANY USA 1121 FM 2920 TOMBALL, TX 77375	CONSIGNMENT AGREEMENT	602	GREAT LAKES CHEMICAL CORPORATION	CONSIGNMENT	30-Jan-04		$0.00
BJ SERVICES COMPANY	BJ SERVICES COMPANY USA 1121 FM 2920 TOMBALL, TX 77375	MASTER SUPPLY AGREEMENT	603	GREAT LAKES CHEMICAL CORPORATION	SALES	28-Aug-02		$0.00
BJ SERVICES COMPANY	BJ SERVICES COMPANY USA MARK J AIROLA 11211 FM 2920 TOMBALL, TX 77375	MASTER SUPPLY AGREEMENT	595	GREAT LAKES CHEMICAL CORPORATION	SERVICES	28-Aug-02		$0.00
BJG TRADING CORP	BJG TRADING COMPANY GUS GALDO BJG TRADING COMPANY 1505 JAMERSON LANDING MARRIETA , GA 30066	BROKER AGREEMENT	171	BIO-LAB, INC.	SALES	01-Oct-05	BJ SERVICES COMPANY USA 5500 NW CENTRAL DR HOUSTON, TX 77092 USA	$4,836.11
BLACK BOX NETWORK SERVICES	BLACK BOX NETWORK SERVICES SDS 12-0976 PO BOX 96 MINNEAPOLIS, MN 55486-0976	SERVICE CONTRACT	12185	CHEMTURA CORPORATION	SERVICES	14-Apr-09		$0.00
BMI	BMI 10 MUSIC SQUARE EAST NASHVILLE, TN 37203-4399	INVOICE FROM BMI	1734	CHEMTURA CORPORATION	LICENSE AGREEMENT	01-Jun-02		$0.00
BOB MORGAN	BOB MORGAN 2916 BOFFIN DR SOUTHAVEN, MS 38672	BROKER AGREEMENT	172	HOMECARE LABS, INC.	SERVICES	16-Nov-07		$0.00
BOC GASES	BOC GASES DEREK HOLTMAN 11 TRIANGLE DRIVE RESEARCH TRIANGLE PARK , NC 27709	PURCHASE AGREEMENT	604	GREAT LAKES CHEMICAL CORPORATION	SALES	01-May-01		$0.00
BOLD FORMULATORS LLC	BOLD FORMULATORS LLC 7745 MAGNOLIA INDUSTRIAL BLVD TIFTON , GA 31794	11/11/2008 ONLY REPRESENTATIVES SERVICE AGREEMENT (CHEMTURA-BOLD FORMULATORS LLC)	4715	CHEMTURA CORPORATION	REACH	11-Nov-08		$0.00
BOLD FORMULATORS LLC	BOLD FORMULATORS LLC JIM WORKMAN 745 MAGNOLIA INDUSTRIAL BLVD TIFTON, GA 31794 USA	MANUFACTURING AGREEMENT 17 (BOLD FORMULATORS-B-NINE, ALAR)	370	CHEMTURA CORPORATION	TOLL MANUFACTURING	01-Jan-09		$0.00
BOLD FORMULATORS LLC	BOLD FORMULATORS LLC JAMES WORKMAN 745 MAGNOLIA INDUSTRIAL BLVD TIFTON, GA 31794 USA	MANUFACTURING AGREEMENT 7 (BOLD FORMULATORS (FLORAMITE, ACRAMITE)	366	CHEMTURA CORPORATION	TOLL MANUFACTURING	01-Jan-09		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BOLD FORMULATORS LLC	BOLD FORMULATORS LLC JIM WORKMAN 745 MAGNOLIA INDUSTRIAL BLVD TIFTON, GA 31794 USA	MANUFACTURING AGREEMENT 10 (BOLD-ROYALTAC) CONFIDENTIAL	371	CHEMTURA CORPORATION	TOLL MANUFACTURING	22-Oct-08		$0.00
BOLD FORMULATORS LLC	BOLD FORMULATORS LLC JIM WORKMAN 745 MAGNOLIA INDUSTRIAL BLVD TIFTON, GA 31794 USA	MANUFACTURING AGREEMENT (BOLD - PACZOL)	369	CHEMTURA CORPORATION	TOLL MANUFACTURING	01-Jan-09		$0.00
BOLD FORMULATORS LLC	BOLD FORMLATORS LLC 745 MAGNOLIA INDUSTRIAL BLVD TIFTON, GA 317947	MANUFACTURING AGREEMENT	24671	CHEMTURA CORPORATION	TOLL MANUFACTURING	01-Jan-09		$0.00
BOLD FORMULATORS LLC	BOLD FORMLATORS LLC 745 MAGNOLIA INDUSTRIAL BLVD TIFTON, GA 317947	MANUFACTURING AGREEMENT	24672	CHEMTURA CORPORATION	TOLL MANUFACTURING	01-Jan-09		$0.00
BOLD FORMULATORS LLC	BOLD FORMULATORS LLC JAMES WORKMAN 745 MAGNOLIA INDUSTRIAL BLVD TIFTON, GA 31794 USA	MANUFACTURING AGREEMENT	2692	CHEMTURA CORPORATION	TOLL MANUFACTURING	22-Oct-08		$0.00
BOLD FORMULATORS LLC	BOLD FORMLATORS LLC 745 MAGNOLIA INDUSTRIAL BLVD TIFTON, GA 317947	MANUFACTURING AGREEMENT	1887	CHEMTURA CORPORATION	TOLL MANUFACTURING	01-Jan-09		$0.00
BOLD FORMULATORS LLC	BOLD FORMLATORS LLC 745 MAGNOLIA INDUSTRIAL BLVD TIFTON, GA 31794	MANUFACTURING AGREEMENT	2994	CHEMTURA CORPORATION	TOLL MANUFACTURING	01-Jan-09		$0.00
BOLD FORMULATORS LLC	BOLD FORMULATORS LLC ATTN JIM WORKMAN 745 MAGNOLIA INDUSTRIAL BLVD TIFTON, GA 31794 USA	MANUFACTURING AGREEMENT	13915	CHEMTURA CORPORATION	TOLL MANUFACTURING	01-Jan-09		$0.00
BOLD FORMULATORS LLC	BOLD FORMULATORS LLC JIM WORKMAN 745 MAGNOLIA INDUSTRIAL BLVD TIFTON, GA 31794 USA	MANUFACTURING AGREEMENT 18 (BOLD - ACRAMITE, DIMILIN)	376	CHEMTURA CORPORATION	TOLL MANUFACTURING	01-Jan-09		$0.00
BOLD FORMULATORS LLC	BOLD FORMULATORS LLC JIM WORKMAN 745 MAGNOLIA INDUSTRIAL BLVD TIFTON, GA 31794 USA	MANUFACTURING AGREEMENT 17 (BOLD FORMLATORS-B-NINE, ALAR)	377	CHEMTURA CORPORATION	TOLL MANUFACTURING	01-Jan-09		$0.00
BOLD FORMULATORS LLC	BOLD FORMULATORS LLC JIM WORKMAN 745 MAGNOLIA INDUSTRIAL BLVD TIFTON, GA 31794 USA	MANUFACTURING AGREEMENT 7 (BOLD FORMLATORS (FLORAMITE, ACRAMITE)	378	CHEMTURA CORPORATION	TOLL MANUFACTURING	01-Jan-09		$0.00
BOLD FORMULATORS LLC	BOLD FORMULATORS LLC ATTN JIM WORKMAN 745 MAGNOLIA INDUSTRIAL BLVD TIFTON, GA 31794	MANUFACTURING AGREEMENT (BOLD - PACZOL)	379	CHEMTURA CORPORATION	TOLL MANUFACTURING	01-Jan-09		$0.00
BOLD FORMULATORS LLC	BOLD FORMULATORS LLC ATTN JIM WORKMAN 745 MAGNOLIA INDUSTRIAL BLVD TIFTON, GA 31794	MANUFACTURING AGREEMENT 15 (BOLD - PLANTVAX)	381	CHEMTURA CORPORATION	TOLL MANUFACTURING	01-Jan-09		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BOLD FORMULATORS LLC	BOLD FORMULATORS LLC ATTN JAMES WORKMAN 745 MAGNOLIA INDUSTRIAL BLVD TIFTON, GA 31794	MANUFACTURING AGRMT 10 (BOLD - ROYALTAC)	382	CHEMTURA CORPORATION	TOLL MANUFACTURING	22-Oct-08		$0.00
BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP	BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP 180 EAST BROAD ST COLUMBUS, OH 43215	AMENDMENT TO RESTATED BASIC AGREEMENT	5219	CHEMTURA CORPORATION	JV - OPERATING AGREEMENT			$0.00
BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP	BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP 180 EAST BROAD ST COLUMBUS, OH 43215	AMENDMENT TO RESTATED OPERATING AGREEMENT	5220	CHEMTURA CORPORATION	JV - OPERATING AGREEMENT			$0.00
BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP	BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP 180 EAST BROAD ST COLUMBUS, OH 43215	MEMORANDUM OF UNDERSTANDING	5218	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP	BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP 2 AMERICA SQUARE ,	TRANSITION SERVICES AGREEMENT	5221	CHEMTURA CORPORATION	JV - OPERATING AGREEMENT			$0.00
BORDEN INC	BORDEN INC 180 EAST BROAD ST COLUMBUS, OH 43215	JOINT VENTURE BETWEEN BORDEN, INC. AND UNIROYAL, INC. IN 1961 PURSUANT TO WHICH MONOCHEM WAS ORGANIZED	5226	CHEMTURA CORPORATION	JV - OPERATING AGREEMENT	01-Jan-02		$0.00
BORDEN INC	BORDEN INC 180 EAST BROAD ST COLUMBUS, OH 43215	MONOCHEM GENL 060288	5222	CHEMTURA CORPORATION	JV - OPERATING AGREEMENT	01-Jan-02		$0.00
BORDEN INC	BORDEN INC 180 EAST BROAD ST COLUMBUS, OH 43215-3799	RESTATED BASIC AGREEMENT	5223	CHEMTURA CORPORATION	JV - OPERATING AGREEMENT			$0.00
BORDEN INC	BORDEN INC 180 EAST BROAD ST COLUMBUS, OH 43215	RESTATED OPERATING AGREEMENT	5224	CHEMTURA CORPORATION	JV - OPERATING AGREEMENT			$0.00
BORDEN INC	BORDEN INC 180 EAST BROAD ST COLUMBUS, OH 43215	RESTRUCTURING AGREEMENT	5225	CHEMTURA CORPORATION	JV - OPERATING AGREEMENT	31-Dec-81		$0.00
BP AMCO CORPORATION	BP AMCO CORPORATION CLARINDA BELL FLETCHER PROCUREMENT MANAGER 150 WEST WARRENVILLE RD BLD 502 ,	TERM PURCHASE AGREEMENT	596	GREAT LAKES CHEMICAL CORPORATION	SALES	30-Oct-99		$0.00
BP AMCO CORPORATION	BP AMCO CORPORATION CLARINDA BELL-FLETCHER PROCUREMENT MANAGER 150 WEST WARRENVILLE RD BLD 502 RM 2339 NAPERVILLE , IL 60563-8460	TERM PURCHASE AGREEMENT	597	GREAT LAKES CHEMICAL CORPORATION	SALES	12-Dec-00		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BP INTERNALTIONAL LIMITED	BP INTERNALTIONAL LIMITED 1 FINSBURY CIRCUS LONDON, EC3A 2PB ENGLAND	NON-EXCLUSIVE PURCHASE AGREEMENT	598	GREAT LAKES CHEMICAL CORPORATION	SALES			$0.00
BP INTERNATIONAL LIMITED	BP INTERNATIONAL LIMITED 1 FINSBURY CIRCUS LONDON, EC3A 2PB ENGLAND	NON-EXCLUSIVE PURCHASE AGREEMENT	606	GREAT LAKES CHEMICAL CORPORATION	SALES	20-Sep-04		$0.00
BPT TECHNOLOGIES PTY LTD	BPT TECHNOLOGIES PTY LTD ATTN KEITH ALEXANDER SMIT PO BOX 4338 TZANEEN, 0850 SOUTH AFRICA	OTR TIRE DEVELOPMENT AND COMMERCIALIZATION AGREEMENT	1179	CHEMTURA CORPORATION	CONTRACT MANUFACTURING	29-Apr-08		$0.00
BPT TECHNOLOGIES PTY LTD	BPT TECHNOLOGIES PTY LTD ATTN KEITH ALEXANDER SMIT PO BOX 4338 TZANEEN, 0850 SOUTH AFRICA	ASSUMPTION AGREEMENT	1178	CHEMTURA CORPORATION	SALES	29-Apr-08		$0.00
BRADEN BUSINESS SYSTEMS INC	BRADEN BUSINESS SYSTEMS INC 9430 PRIORITY WAY W DR INDIANAPOLIS, IN 46240 USA	BRADEN BUSINESS SYSTEMS EQUIPMENT LEASE AGREEMENT	24686	GREAT LAKES CHEMICAL CORPORATION	LEASE - EQUIPMENT	08-Jan-04		$0.00
BRADEN BUSINESS SYSTEMS INC	BRADEN BUSINESS SYSTEMS INC 9430 PRIORITY WAY W DR INDIANAPOLIS, IN 46240 USA	BRADEN BUSINESS SYSTEMS EQUIPMENT LEASE AGREEMENT	1327	GREAT LAKES CHEMICAL CORPORATION	LEASE - EQUIPMENT	27-Jan-05		$0.00
BRAKKE CONSULTING INC	BRAKKE CONSULTING INC JOHN VOLK 2735 VILLA CREEK DALLAS, TX 75234	CONFIDENTIALITY AGREEMENT	383	CHEMTURA CORPORATION	CONSULTING	12-Nov-08		$0.00
BRENDA SHARP	REDACTED	RESIGNATION OF EMPLOYMENT AGREEMEEMT	4774	CHEMTURA CORPORATION	PENSION	03-Mar-99		REDACTED
BRENNTAG GMBH	BRENNTAG GMBH AM ROHRENWERK 46 DUISBURG, 47259 GERMANY	CHEMTURA CORPORATION DISTRIBUTOR AGREEMENT	623	CHEMTURA CORPORATION	SALES			$0.00
BRENNTAG GMBH, A LLC	BRENNTAG GMBH, A LLC AM ROHRENWERK 46 47259 DUISBURG , GERMANY	DISTRIBUTOR AGREEMENT	48	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
BRIAN LONG AND OR ROYAL LONG	BRIAN LONG AND OR ROYAL LONG PO BOX 450205 HOUSTON, TX 77245	REAL ESTATE SALES CONTRACT BETWEEN CROMPTON CORPORATION AND BRIAN LONG AND ROYAL LONG	5365	CHEMTURA CORPORATION	M&A - REAL ESTATE			$0.00
BRIAN LONG AND/OR ROYAL LONG	BRIAN LONG AND/OR ROYAL LONG PO BOX 450205 HOUSTON, TX 77245	REAL ESTATE SALES CONTRACT BETWEEN CROMPTON CORPORATION AND BRIAN LONG AND ROYAL LONG	5366	CHEMTURA CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)			$0.00
BRISTOL COMPRESSORS	BRISTOL COMPRESSORS JOHN L PORTER 15185 INDUSTRIAL PARK RD BRISTOL , VA 24202 USA	SUPPLY AGREEMENT	866	CHEMTURA CORPORATION	SALES	01-Jan-04		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BROMINE COMPOUNDS LTD	BROMINE COMPOUNDS LTD MAKLEFF HOUSE POB 180 BEER SHEVA, 84101 ISRAEL	CONTRACT	293	BIO-LAB, INC.	SERVICES			$0.00
BROMINE COMPOUNDS LTD	BROMINE COMPOUNDS LTD MAKLEFF HOUSE POB 180 BEER SHEVA, 84101 ISRAEL	AMENDED JOINT VENTURE AGREEMENT	667	GREAT LAKES CHEMICAL CORPORATION	JOINT VENTURE			$13,447.64
BROMINE COMPOUNDS LTD	BROMINE COMPOUNDS LTD MAKLEFF HOUSE POB 180 , BEER SHEVA 84101 ISRAEL	AMENDED SERVICES AND UTILITIES SUPPLY AGREEMENT	12458	GREAT LAKES CHEMICAL CORPORATION	JV - SERVICES			$0.00
BRUNO BOCK CHEMISCHE FABRIK GMBH & CO KG	BRUNO BOCK CHEMISCHE FABRIK GMBH & CO KG DR. DETLEF SCHMIDT EICHHOLZER STRABE 23 21436 MARSCHACHT , GERMANY	PROPOSED TRANSACTION RE: TAFT THIOESTERS	384	CHEMTURA CORPORATION	CONFIDENTIALITY	23-May-07		$0.00
BUDFORD DAVIS	REDACTED	LETTER RE PENSION SUPPLEMENT	20078	CHEMTURA CORPORATION	PENSION	01-Jun-93		REDACTED
BUREAU VERITAS NORTH AMERICA, INC	BUREAU VERITAS NORTH AMERICA INC BARBARA KOEHLER 3663 N SAM HOUSTON PKWY E STE 200 HOUSTON, TX 77032 USA	PURCHASE ORDER	2695	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$14,100.46
BUSITECH	BUSITECH PO BOX 1347 CORNWALL, ON K6H 5R6 CANADA	LICENSE	36847	CHEMTURA CORPORATION	SOFTWARE LICENSE			$13,726.11
BUTTONWILLOW WAREHOUSE COMPANY	BUTTONWILLOW WAREHOUSE COMPANY GERALD WRIGHT MANAGER 125 FRONT ST PO BOX 98 BUTTONWILLOW, CA 93206	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	385	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$312.55
BWA WATER ADDITIVES US LLC	BWA WATER ADDITIVES UK LIMITED ATTN THE COMPANY SECRETARY TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT ENGLAND	LEASE OF PART BETWEEN GREAT LAKES MANUFACTURING (UK) LIMITED AND BWA WATER ADDITIVES UK LIMITED	24708		MERGERS & ACQUISITIONS	10-Nov-06		$0.00
BWA WATER ADDITIVES US LLC	BWA WATER ADDITIVES UK LIMITED ATTN THE COMPANY SECRETARY TENAX RD TRAFFORD PARK MANCHESTER , M17 1WT ENGLAND	MANUFACTURING AGREEMENT BETWEEN BIOLAB INC (“GREAT LAKES CHEMICAL CORPORATIONORATION”) AND BWA WATER ADDITIVES UK LIMITED (“BWA”)	173	BIO-LAB, INC.	SALES	12-May-06		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BWA WATER ADDITIVES US LLC	BWA WATER ADDITIVES UK LIMITED ATTN THE COMPANY SECRETARY TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT ENGLAND	MANUFACTURING AND SUPPLY AGREEMENT DATED MAY 12, 2006 BETWEEN BIOLAB INC AND BWA WATER ADDITIVES UK LIMITED	21181	BIO-LAB, INC.	M&A - SUPPLY	12-May-06		$0.00
BWA WATER ADDITIVES US LLC	BWA WATER ADDITIVES UK LIMITED C O BARBIROLLI SQ MANCHESTER, M2 3AB ENGLAND	GRANT OF LICENSE DATED MAY 12, 2006 BETWEEN BIOLAB INC AND BWA WATER ADDITIVES UK LIMITED	21179	BIO-LAB, INC.	M&A - TECHNOLOGY LICENSE	12-May-06		$0.00
BWA WATER ADDITIVES US LLC	BWA WATER ADDITIVES UK LIMITED ATTN THE COMPANY SECRETARY TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT ENGLAND	TRADEMARK LICENSE DATED MAY 12, 2006 BETWEEN BIO LAB, INC AND BWA WATER ADDITIVES UK LIMITED	21182	BIO-LAB, INC.	M&A - TRADEMARK LICENSE	12-May-06		$0.00
BWA WATER ADDITIVES US LLC	BWA WATER ADDITIVES UK LIMITED ATTN THE COMPANY SECRETARY TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT ENGLAND	KNOW-HOW LICENSE AGREEMENT DATED MAY 12, 2006 BETWEEN BIO LAB INC AND BWA WATER ADDITIVES UK LIMITED	21180	BIO-LAB, INC.	M&A - IP/IT	12-May-06		$0.00
BWA WATER ADDITIVES US LLC	BWA WATER ADDITIVES UK LIMITED ATTN THE COMPANY SECRETARY TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT ENGLAND	TRADEMARK LICENSE DATED MAY 12, 2006 BETWEEN BIO LAB, INC AND BWA WATER ADDITIVES UK LIMITED	24707	BIO-LAB, INC.	MERGERS & ACQUISITIONS	12-May-06		$0.00
BWA WATER ADDITIVES US LLC	BWA WATER ADDITIVES US LLC C O CORPORATION TRUST CENTER 1209 ORANGE STREET WILMIINGTON, DE 19801	DISTRIBUTION AGREEMENT	607	CHEMTURA CORPORATION	DISTRIBUTION	01-May-06		$0.00
BWA WATER ADDITIVES US LLC	BWA WATER ADDITIVES US LLC C O BIOLAB INC ATTN PRESIDENT 1735 NORTH BROWN RD LAWRENCEVILLE, GA 30043 USA	DISTRIBUTOR AGREEMENT	624	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-07		$0.00
BWA WATER ADDITIVES US LLC	BWA WATER ADDITIVES US LLC C O BENSON ROAD ATT GENERAL COUNSEL MIDDLEBURY, CT 06749 USA	DISTRIBUTOR AGREEMENT	625	CHEMTURA CORPORATION	DISTRIBUTION	01-May-06		$0.00
BWA WATER ADDITIVES US LLC	BWA WATER ADDITIVES US LLC ATTN PRESIDENT C O NIOLAB INC 1735 N BROWN RD LAWRENCEVILLE, GA 30043	DISTRIBUTOR AGREEMENT DATED AS OF MAY 1, 2006 BETWEEN CHEMTURA CORPORATION AND BWA WATER ADDITIVES US LLC	21187	CHEMTURA CORPORATION	M&A - DISTRIBUTION	01-May-06		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
BWA WATER ADDITIVES US LLC	BWA WATER ADDITIVES UK LIMITED ATTN THE COMPANY SECRETARY TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT ENGLAND	MANUFACTURING AND SUPPLY AGREEMENT DATED MAY 12, 2006 BETWEEN GREAT LAKES MANUFACTURING (UK) LIMITED AND BWA WATER ADDITIVES UK LIMITED	21185	GREAT LAKES CHEMICAL CORPORATION	M&A - TECHNOLOGY LICENSE	12-May-06		$0.00
BWA WATER ADDITIVES US LLC	BWA WATER ADDITIVES UK LIMITED ATTN THE COMPANY SECRETARY TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT ENGLAND	TRANSITION AGREEMENT DATED MAY 12, 2006 BY AND BETWEEN BAYROL IBERICA SA AND BWA WATER ADDITIVES UK LIMITED	21186	GREAT LAKES CHEMICAL CORPORATION	M&A - SERVICES	12-May-06		$0.00
BWA WATER ADDITIVES US LLC	BWA WATER ADDITIVES UK LIMITED ATTN THE COMPANY SECRETARY TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT ENGLAND	LEASE OF PART BETWEEN GREAT LAKES MANUFACTURING (UK) LIMITED AND BWA WATER ADDITIVES UK LIMITED	21184	GREAT LAKES CHEMICAL CORPORATION	M&A - LEASE - REAL PROPERTY	11-May-07		$0.00
BWA WATER ADDITIVES US LLC	BWA WATER ADDITIVES UK LIMITED ATTN THE COMPANY SECRETARY TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT ENGLAND	SIDE LETTER DATED MAY 16, 2006 BETWEEN GREAT LAKES CHEMICAL FAR EAST LIMITED AND BWA WATER ADDITIES UK LIMITED	21183	GREAT LAKES CHEMICAL CORPORATION	M&A - EMPLOYMENT	16-May-06		$0.00
BWI COMPANIES INC	BWI COMPANIES INC ATTN JIM BUNCH, PRESIDENT 415 SOUTH KINGS HWY NASH, TX 75569-0990	DISTRIBUTION AGREEMENT	174	HOMECARE LABS, INC.	DISTRIBUTION	15-Jun-08		$0.00
C C CRUMP LTD	C C CRUMP LTD PRINCE WILLIAM AVE SANDYCROFT DEESIDE FLINTSHIRE, CH52QZ UNITED KINGDOM	BROMINE TRANSPORT EQUIPMENT - INSPECTION & MAINTENANCE AGREEMENT FOR CHEMTURA UK LTD - 2008 TO 2010	626	CHEMTURA CORPORATION	SERVICES			$0.00
C K ASSOCIATES INC	C K ASSOCIATES INC ATTN BRIGET HINTON/ JIM SHA 17170 PERKINS RD BATON ROUGE, LA 70810	PURCHASE ORDER	2212	BIO-LAB, INC.	CONSULTING	17-Dec-08		$0.00
C O SHAND MORAHAN & COMPANY	GENERAL ACCIDENT INC CO C/O RANDALL AMERICA CAMBRIDGE, MA 02139-3311 US	INSURANCE POLICY - POLICY NUMBER XC 17980 XC188-74 XC26150	39045	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UHL-1028	38617	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY153180	38626	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY121879	38625	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY121779	38624	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UGL,-0862	38623	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER RD-9972875	38622	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY043783	38621	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY153180	38620	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY121479	38618	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UHL-1028	38616	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UHL-1028	38615	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY15280	38614	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY121579	38613	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UKL-1223	38612	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UHL-1029	38611	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UHL-1029	38610	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UHL-1029	38609	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY-044083	38608	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY153180	38619	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-52716	38605	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY020581	38570	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY-010682	38607	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER L-50910	38580	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY-153480	38579	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UKL-1225	38578	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-16898	38577	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-11556	38576	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-11557	38575	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 7525/C61	38574	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER L-50912	38573	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UGL-0917	38582	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY043883	38571	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER CU-7380	38583	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY020581	38569	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-52715	38568	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-36449	38567	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-16899	38566	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-71169	38565	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-15325	38564	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-17525	38563	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER L-50911	38572	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UKL-1224	38594	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-36625	38604	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-11555	38603	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-71170	38602	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER CK-3269	38601	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER CK-1076	38600	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-16900	38599	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY-0439	38598	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY-010582	38597	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UGL-0917	38581	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY153380	38595	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER L-50909	38606	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UGL-0917	38593	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-25724	38592	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-25724	38591	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 9059541	38590	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-22630	38589	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 9059541	38588	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-22630	38587	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 9059541	38586	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-22630	38585	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER CU-7380	38584	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
C.T. BOWRING	C.T. BOWRING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY020681	38596	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CA FKA COMPUTER ASSOCIATES INTERNATIONAL INC	CA FKA COMPUTER ASSOCIATES INTERNATIONAL INC ONE CA PLAZA ISLANDIA, NY 11749		36849	CHEMTURA CORPORATION	SERVICES			$0.00
CAL UNION	CAL UNION C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ZCX008005	38628	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CAL UNION	CAL UNION C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ZCX008006	38627	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CALARCO INC	CALARCO INC ROBERT J UYEMURA GENERAL MANAGER 2550 5TH AVE CORCORAN, CA 93212	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	386	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$273.12
CALIF. UNION	CALIF. UNION C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER Y-005070	38634	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CALIF. UNION	CALIF. UNION C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER Y-005070	38633	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CALIF. UNION	CALIF. UNION C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER Y-005070	38632	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CALIF. UNION	CALIF. UNION C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER Y-005070	38629	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CALIF. UNION	CALIF. UNION C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER Y-005070	38631	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CALIF. UNION	CALIF. UNION C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER Y-005070	38630	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CALIFORNIA SAFETY TRAINING CORP	CALIFORNIA SAFETY TRAINING CORPORATION 4909 STOCKDALE HIGHWAY #132 BAKERSFIELD, CA 93309-2637 USA	THREE-YEAR SAFETY SERVICES AGREEMENT	2476	GREAT LAKES CHEMICAL CORPORATION	SERVICES	01-Feb-07		$0.00
CALIFORNIA UNION	CALIFORNIA UNION C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER Y-005070	38637	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CALIFORNIA UNION	CALIFORNIA UNION C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER Y-005070	38636	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
CALIFORNIA UNION	CALIFORNIA UNION C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER Y-005070	38635	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CALIFORNIA UNION INSURANCE CO	CALIFORNIA UNION INSURANCE CO C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ZCV004576 ZCV004576 ZCX 003625 ZCX004059	41682	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
CALIFORNIA UNION INSURANCE CO	CALIFORNIA UNION INSURANCE CO C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ZCV004576 ZCV004576 ZCX 003625 ZCX004059	38639	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CALIFORNIA UNION INSURANCE CO	CALIFORNIA UNION INSURANCE CO C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ZCV004576 ZCV004576 ZCX 0003625 ZCX004059	38638	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CALIFORNIA UNION INSURANCE COMPANY	CALIFORNIA UNION INSURANCE COMPANY C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ZCX 00 80 06	38642	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CALIFORNIA UNION INSURANCE COMPANY	CALIFORNIA UNION INSURANCE COMPANY C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER ZCX 00 80 05	38641	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CALIFORNIA UNION INSURANCE COMPANY	CALIFORNIA UNION INSURANCE COMPANY C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER X 005070	38640	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CALLAWAY CHEMICAL COMPANY INC	CALLAWAY CHEMICAL COMPANY INC PRESIDENT 1200 URBAN CENTER DRIVE BIRMINGHAM , ALA 35242	JOINT VENTURE	11589	BIO-LAB, INC.	JOINT VENTURE	31-May-02		$0.00
CANADA	GUY PINSONNAULT PUBLIC PROSECUTION OF CANADA PLACE DU PORTAGE PHASE 1, 22ND FLOOR 50, VICTORIA GATINEAU, QUEBEC K1A 0C9 CANADA	CANADIAN ANTITRUST FINE IMPOSED ON MAY 28, 2004 AS AMENDED BY THE STIPULATION DATED JUNE 3, 2009	43737	CHEMTURA CORPORATION	SETTLEMENT AGREEMENT	03-Jun-09		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
CANO PETROLEUM	CANO PETROLEUM PAT MCKINNEY SENIORVICE PRESIDENT 801 CHERRY STREET UNIT 25 SUITE 3200 FORT WORTH, TEXAS 76102-6882 US	SALES AGREEMENT	870	CHEMTURA CORPORATION	SALES	01-Sep-07		$0.00
CARDINAL CHEMICALS INC	CARDINAL CHEMICALS INC FRED A WORTHINGTON EXECUTIVE VICE PRESIDENT BOX 368 KINSTON, NC 28502	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	387	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
CARECRAFT INC	CARECRAFT INC ATTN LEGAL 31882 DEL OBISPO STE 200 SAN JUAN CAPISTRANO, CA 92675 USA	AGREEMENT	176	BIO-LAB, INC.	SALES	27-Sep-86		$0.00
CARGILL INC	CARGILL INCORPORATED 15407 MCGINTY ROAD WEST WAYZATA, MN 55391	EPOXIDATION PROCESS AND TECHNOLOGY LICENSE AND PROCESS DESIGN AGREEMENT	2614	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	12-Jun-08		$0.00
CARL R SODERLIND	REDACTED	LETTER RE APPROVAL OF CARL R SODERLIND EARLY RETIREMENT	11725	CHEMTURA CORPORATION	PENSION	01-Jul-96		REDACTED
CARMEN DESOCIO	REDACTED	SEPARATION AGREEMENT AND RELEASE	5301	CHEMTURA CORPORATION	SEVERANCE	18-Dec-08		REDACTED
CAROLINA EASTERN INC	CAROLINA EASTERN INC SAMUEL A RODGERS JR EXECUTIVE VICE PRESIDENT 347 MCALLISTER MILL RD SCRANTON, SC 29591-5483	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	388	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
CAROLMARIE COPELAND	CAROLMARIE COPELAND AGENT FOR SHAREHOLDERS OR ETC 1725 S INDIAN TRAIL NAPERVILLE, IL 60565 USA	STOCK PURCHASE AGREEMENT	3261	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	04-Jun-82		$0.00
CARON & BLETZER, PLLC	CARON & BLETZER, PLLC 51 CHURCH ST PO BOX 668 KINGSTON, NH 03848-0668 USA	LETTER FROM CARON & BLETZER, PLLC CONFRIMING UNDERSTANDING OF ENGAGEMENT OF SERVICES	2161	CHEMTURA CORPORATION	SERVICES	31-Dec-08		$0.00
CARPENTER	CARPENTER DISTRIBUTION CENTER - WAREHOUSE 3818 E US 223 ADRIAN, MI 49221 USA	AGREEMENT	11899	BIO-LAB, INC.	WAREHOUSING			$0.00
CAS	CAS ATTN LEGAL PO BOX 3012 COLUMBUS, OH 43210 USA	EMAIL	1747	CHEMTURA CORPORATION	SERVICES	01-Jan-09		$16,247.95

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CATCO AEROSPACE FZE	CATCO AEROSPACE FZE PO BOX 17288 JEBEL ALI FEE ZONE DUBAI, U.A.E.	DISTRIBUTION AGREEMENT	12148	CHEMTURA CORPORATION	DISTRIBUTION	20-Oct-00		$0.00
CATHERINE A COPELAND	CATHERINE A COPELAND AGENT FOR SHAREHOLDERS OR ETC 1725 S INDIAN TRAIL NAPERVILLE, IL 60565 USA	STOCK PURCHASE AGREEMENT	3262	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	04-Jun-82		$0.00
CATHERINE A COPELAND	CATHERINE A COPELAND 1725 S INDIAN TRAIL NAPERVILLE, IL 60565 USA	STOCK PURCHASE AGREEMENT	24726	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	04-Jun-82		$0.00
CATHERINE MCGREARY	REDACTED	SEPARATION AGREEMENT AND RELEASE	5328	CHEMTURA CORPORATION	SEVERANCE	17-Dec-08		REDACTED
CATHERINE SCIONTI	REDACTED	LETTER RE EMPLOYMENT	20080	CHEMTURA CORPORATION	EMPLOYMENT	29-Jul-08		REDACTED
CAVENDISH AGRI SERVICES INC	CAVENDISH AGRI SERVICES INC ROBERT K IRVING PRESIDENT DIEPPE, NB E1A 6X4 CANADA	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	389	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
CDW DIRECT LLC	CDW DIRECT LLC 200 N MILWAUKEE AVE VERNON HILLS, IL 60061	AGREEMENT	36848	CHEMTURA CORPORATION	SERVICES			$0.00
CEM CORPORATION REMIT TO	CEM ATTN LEGAL 3100 SMITH FARM RD PO BOX 200 MATTHEWS, NC 28106 USA	IP AGREEMENT	2622	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
CENTENNIAL	CENTENNIAL 140 BROADWAY NEW YORK, NY 10007-1108	INSURANCE POLICY - POLICY NUMBER 462013137	38649	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CENTENNIAL	CENTENNIAL 140 BROADWAY NEW YORK, NY 10007-1108	INSURANCE POLICY - POLICY NUMBER 462005979	38648	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CENTENNIAL	CENTENNIAL 140 BROADWAY NEW YORK, NY 10007-1108	INSURANCE POLICY - POLICY NUMBER 462005979	38647	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CENTENNIAL	CENTENNIAL 140 BROADWAY NEW YORK, NY 10007-1108	INSURANCE POLICY - POLICY NUMBER 462005979	38646	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CENTENNIAL	CENTENNIAL 140 BROADWAY NEW YORK, NY 10007-1108	INSURANCE POLICY - POLICY NUMBER 462005979	38645	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CENTENNIAL	CENTENNIAL 140 BROADWAY NEW YORK, NY 10007-1108	INSURANCE POLICY - POLICY NUMBER 462005979	38644	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CENTENNIAL	CENTENNIAL 140 BROADWAY NEW YORK, NY 10007-1108	INSURANCE POLICY - POLICY NUMBER 462005979	38643	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CENTENNIAL INS CO	CENTENNIAL INS CO 140 BROADWAY NEW YORK, NY 10007-1108	INSURANCE POLICY - POLICY NUMBER 46201594	38650	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CENTENNIAL INS.	CENTENNIAL INS. 140 BROADWAY NEW YORK, NY 10007-1108	INSURANCE POLICY - POLICY NUMBER 462005979	38651	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CENTENNIAL INS.	CENTENNIAL INS. 140 BROADWAY NEW YORK, NY 10007-1108	INSURANCE POLICY - POLICY NUMBER 462013137	38652	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CENTENNIAL INS.	CENTENNIAL INS. 140 BROADWAY NEW YORK, NY 10007-1108	INSURANCE POLICY - POLICY NUMBER 462015964	38653	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CENTENNIAL INSURANCE COMPANY	CENTENNIAL INSURANCE COMPANY 140 BROADWAY NEW YORK, NY 10007-1108	INSURANCE POLICY - POLICY NUMBER 462-01-59-64	38656	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CENTENNIAL INSURANCE COMPANY	CENTENNIAL INSURANCE COMPANY 140 BROADWAY NEW YORK, NY 10007-1108	INSURANCE POLICY - POLICY NUMBER 462-01-31-37	38655	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CENTENNIAL INSURANCE COMPANY	CENTENNIAL INSURANCE COMPANY 140 BROADWAY NEW YORK, NY 10007-1108	INSURANCE POLICY - POLICY NUMBER 462-00-59-79	38654	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CENTRAL GARDEN & PET COMPANY D/B/A/LILLY MILLER BRANDS AND PBI/GORDON CORPORATION	CENTRAL GARDEN & PET COMPANY D/B/A/LILLY MILLER BRANDS AND PBI/GORDON CORPORATION 1340 TREAT BLVD STE 600 WALNUT CREEK, CA 94597	TRADEMARK LICENSE AGREEMENT	20034	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA 11128 JOHN GALT BLVD NO 450 OMAHA, NE 68137-6312	INSURANCE POLICY - POLICY NUMBER CNU035805	38659	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA 11128 JOHN GALT BLVD NO 450 OMAHA, NE 68137-6312	INSURANCE POLICY - POLICY NUMBER CNU034415	38658	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA 11128 JOHN GALT BLVD NO 450 OMAHA, NE 68137-6312	INSURANCE POLICY - POLICY NUMBER CNU005086	38657	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CENTRAL NATIONAL OF OMAHA	CENTRAL NATIONAL OF OMAHA,	INSURANCE POLICY - POLICY NUMBER CNU005755	38660	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CERIDIAN BENEFITS SERVICES, INC	CERIDIAN BENEFITS SERVICES, INC ATTN LEGAL 3311 E OLD SHAKOPEE RD MINNEAPOLIS, MN 55425	EXHIBIT B61: CERIDIAN COBRA AND HIPAA SERVICES	1351	CHEMTURA CORPORATION	BENEFITS			$0.00
CERIDIAN BENEFITS SERVICES, INC	CERIDIAN BENEFITS SERVICES, INC ATTN LEGAL 3311 E OLD SHAKOPEE RD MINNEAPOLIS, MN 55425	EXHIBIT B21-A: CERIDIAN FSA SERVICES – REIMBURSEMENT	1352	CHEMTURA CORPORATION	BENEFITS			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CERIDIAN BENEFITS SERVICES, INC	CERIDIAN BENEFITS SERVICES, INC ATTN LEGAL 3311 E OLD SHAKOPEE RD MINNEAPOLIS, MN 55425	EXHIBIT A15: CERIDIAN TUITION REIMBURSEMENT SERVICES	1353	CHEMTURA CORPORATION	BENEFITS			$0.00
CERIDIAN BENEFITS SERVICES, INC	CERIDIAN BENEFITS SERVICES, INC ATTN LEGAL 3311 E OLD SHAKOPEE RD MINNEAPOLIS, MN 55425	EXHIBIT A13: CERIDIAN QMCSO SERVICES	1354	CHEMTURA CORPORATION	BENEFITS			$0.00
CERIDIAN BENEFITS SERVICES, INC	CERIDIAN BENEFITS SERVICES, INC ATTN LEGAL 3311 E OLD SHAKOPEE RD MINNEAPOLIS, MN 55425	EXHIBIT B26: CERIDIAN TUITION REIMBURSEMENT SERVICES	1355	CHEMTURA CORPORATION	BENEFITS			$0.00
CERIDIAN BENEFITS SERVICES, INC	CERIDIAN BENEFITS SERVICES, INC ATTN LEGAL 3311 E OLD SHAKOPEE RD MINNEAPOLIS, MN 55425	EXHIBIT B24: CERIDIAN QMCSO SERVICES	1356	CHEMTURA CORPORATION	BENEFITS			$0.00
CERIDIAN BENEFITS SERVICES, INC	CERIDIAN BENEFITS SERVICES, INC ATTN LEGAL 3311 E OLD SHAKOPEE RD MINNEAPOLIS, MN 55425	EXHIBIT A14: CERIDIAN HEALTH AND WELFARE SERVICES	1357	CHEMTURA CORPORATION	BENEFITS	01-Jan-08		$0.00
CERIDIAN CORPORATION	CERIDIAN CORPORATION 150 FISHER DR AVON, CT 06001 USA	SERVICES QUOTATION	2568	CHEMTURA CORPORATION	BENEFITS	29-Jul-05		$30,575.13
CERIDIAN CORPORATION	CERIDIAN CORPORATION ATTN LEGAL 3311 E OLD SHAKOPEE RD MINNEAPOLIS, MN 55425 USA	EXTENDED TERM ADDENDUM TO PAYROLL SERVICES AGREEMENT	1384	CHEMTURA CORPORATION	BENEFITS	01-Dec-03		$0.00
CERIDIAN CORPORATION	CERIDIAN CORPORATION ATTN LEGAL 3311 E OLD SHAKOPEE RD MINNEAPOLIS, MN 55425 USA	ADD-ON SERVICES QUOTATION	24730	CHEMTURA CORPORATION	BENEFITS	17-Sep-07		$0.00
CERIDIAN CORPORATION	CERIDIAN CORPORATION ATTN LEGAL 3311 E OLD SHAKOPEE RD MINNEAPOLIS, MN 55425 USA	ADD-ON SERVICES QUOTATION	24731	CHEMTURA CORPORATION	BENEFITS			$0.00
CERIDIAN CORPORATION	CERIDIAN CORPORATION ATTN LEGAL 3311 E OLD SHAKOPEE RD MINNEAPOLIS, MN 55425 USA	ADD-ON SERVICES QUOTATION	1385	CHEMTURA CORPORATION	BENEFITS			$0.00
CERIDIAN CORPORATION	CERIDIAN CORPORATION 3311 E OLD SHAKOPEE RD MINNEAPOLIS, MN 55425	AGREEMENT FOR PRODUCTS AND SERVICES	1386	CHEMTURA CORPORATION	BENEFITS			$0.00
CERIDIAN CORPORATION	CERIDIAN CORPORATION JULIE A EASTMAN, DIR PRICING AND CONTRACT MANAGEMENT 3311 EAST OLD SHAKOPEE ROAD MINNEAPOLIS, MN 55425-1640	PRICE INCREASE ON SELECT PRODUCTS AND SERVICES	1387	CHEMTURA CORPORATION	BENEFITS	01-Dec-07		$0.00
CERIDIAN CORPORATION / CERIDIAN BENEFITS SERVICES, INC	CERIDIAN CORPORATION /CERIDIAN BENEFITS SERVICES, INC 500 2ND ST STE 100 LA CROSSE, WI 54601-4006	EXHIBIT B25: CERIDIAN HEALTH AND WELFARE SERVICES	1350	CHEMTURA CORPORATION	BENEFITS			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CFPI	CFPI 28 BLVD CAMELINAT GENNEVILLIERS, 92233 FRANCE	DISTRIBUTION AGREEMENT 10 (CFPI)	24732	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-95		$0.00
CFPI	CFPI 28 BLVD CAMELINAT GENNEVILLIERS, 92233 FRANCE	DISTRIBUTION AGREEMENT 10 (CFPI)	392	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-95		$0.00
CH2M HILL ENGINEERS INC	CH2M ENGINEERS INC KEITH HAYS 1500 INTERNATIONAL DR SPARTANBURG, SC 29303	CONSULTING SERVICES AGREEMENT	1901	CHEMTURA CORPORATION	CONSULTING	05-May-08		$0.00
CHAMBERLIN DISTRIBUTING CO INC	CHAMBERLIN DISTRIBUTING CO INC DW VANDEVEHOSS PRESIDENT 4151 STATE HWY 97A WENATCHEE, WA 98801-9025	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	393	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
CHAMELEON COATING LLC (CLASS REPRESENTATIVE)	CHAMELEON COATING LLC (CLASS REPRESENTATIVE) GLASSMAN, EDWARDS, WADE & WYATT PC 26 NORTH SECOND STREET MEMPHIS, TN 38103 USA	SETTLEMENT AGREEMENT MAY 19, 2008	20950	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CHAMELEON COATING LLC (CLASS REPRESENTATIVE)	CHAMELEON COATING LLC (CLASS REPRESENTATIVE) GILMAN & PASTOR, LLP 225 FRANKLIN STREET 16 FLOOR BOSTON , MA 02110 USA	SETTLEMENT AGREEMENT MAY 19, 2008	20949	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CHARLES A ALDAG JR	REDACTED	LETTER RE: NONQUALIFIED PENSION BENEFIT FOR CHARLES A. ALDAG, JR. DATED 01/15/1992	4669	CHEMTURA CORPORATION	PENSION	15-Jan-92		REDACTED
CHARLESTON ORWIG INC	CHARLESTON ORWIG INC LYLE E ORWIG CHIEF EXECUTIVE OFFICER 515 W N SHORE DR HARTLAND, WI 53029	MARKETING AGREEMENT 1	394	CHEMTURA CORPORATION	SERVICES	15-Jul-08		$301,388.31
CHARLESTON ORWIG INC	CHARLESTON ORWIG INC LYLE E ORWIG CHIEF EXECUTIVE OFFICER 515 W N SHORE DR HARTLAND, WI 53029	OTHER CONTRACT 1 (CHARLESTONORWIG)	24733	CHEMTURA CORPORATION	SERVICES	15-Jul-08		$0.00
CHEM NUT INC	CHEM NUT INC PO BOX 3706 ALBANY, GA 31706-3706	CONSIGNMENT STOCK AGREEMENT	397	CHEMTURA CORPORATION	CONSIGNMENT	26-Apr-09		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CHEM NUT INC	CHEM NUT INC HEABERT L SMITH VP MARKETING PO BOX 3706 ALBANY, GA 31706	CUSTOMER CONTRACT 15 (DISTRIBUTOR) (CHEM NUT): CROMPTON MANUFACTURING COMPANY INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	24734	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
CHEM NUT INC	CHEM NUT INC HEABERT L SMITH VP MARKETING PO BOX 3706 ALBANY, GA 31706	CUSTOMER CONTRACT 15 (DISTRIBUTOR) (CHEM NUT): CROMPTON MANUFACTURING COMPANY INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	398	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
CHEMET WETS & FLOW LTD	CHEMET WETS & FLOW LTD ATTN K P TRIEDI 129 C 2 NEAR J B CHEMICALS GIDC ESTATE, ANKLESHWARE INDIA	AGREEMENT BETWEEN CHEMET WETS & FLOWS PVT LTD AND CROMPTON SPECIALITY CHEMICALS INDIA PVT LTD	19777	CHEMTURA CORPORATION	LEASE - REAL PROPERTY	01-Jan-06		$0.00
CHEMICAL ABSTRACTS SERVICE	CHEMICAL ABSTRACTS SERVICE LEGAL ADMINISTRATION DEPT 2540 OLENTANGY RIVER RD PO BOX 3012 COLUMBUS , OH 43210-0012	CAS SCIFINDER LICENSE AGREEMENT	1748	CHEMTURA CORPORATION	LICENSE AGREEMENT	24-Mar-00		$6,813.88
CHEMICAL ABSTRACTS SERVICE	CHEMICAL ABSTRACTS SERVICE ATTN LEGAL PO BOX 3012 COLUMBUS, OH 43210 USA	CAS SCIFINDER LICENSE AGREEMENT	2635	GREAT LAKES CHEMICAL CORPORATION	SOFTWARE LICENSE	19-Jun-97		$0.00
CHEMICAL WASTE MANAGEMENT INC	CHEMICAL WASTE MANAGEMENT DAVID SALTZ 3001 BUTTERFIELD RD OAK BROOK, IL 60521	CONFIRMATION LETTER DATED 12/03/2008 RE CONFIRMATION NUMBER 5627165	1115	CHEMTURA CORPORATION	SERVICES			$129,566.25
CHEMICAL WASTE MANAGEMENT INC	CHEMICAL WASTE MANAGEMENT DAVID SALTZ 3001 BUTTERFIELD RD OAK BROOK, IL 60521	CONFIRMATION LETTER DATED 1/09/2009 RE CONFIRMATION NUMBER 5627685	1116	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMINOVA INCORPORATED	CHEMINOVA INCORPORATED OAK HILL PARK 1700 RTE 23 NORTH STE 300 WAYNE, NJ	PURCHASE AGREEMENT	11947	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	09-Oct-07		$0.00
CHEMTOOL INC.	CHEMTOOL INC. JOHN ROCCOSANTO PURCHASING MANAGER 8200 RIDGEFIELD ROAD CRYSTAL LAKE, ILLINOIS 60039 US	SALES CONTRACT	875	CHEMTURA CORPORATION	SALES	09-Jan-01		$0.00
CHEMTREAT INC	CHEMTREAT INC 4461 COX RD GLEN ALLEN, VA 23060	CROMPTON/CHEMTREAT SERVICE AGREEMENT	24748	CHEMTURA CORPORATION	SERVICES	01-Oct-03		$103.90

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CHEMTURA (THAILAND) LTD.	CHEMTURA (THAILAND) LTD. 127/5, 5TH FLOOR PANJATHANI TOWER NONSEE RD KHWANG CHONGNONSEE, KHET YANNAWA, BANKOK 10120 THAILAND	INTERCOMPANY SERVICES CONTRACT - SERVICES PROVIDED TO CHEMTURA CORPORATION	19884	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA AUSTRALIA PTY. LTD.	CHEMTURA AUSTRALIA PTY. LTD. LEVEL 7 435 KING WILLIAM ST ADELAIDE, SOUTH AUSTRALIA 5000 AUSTRALIA	INTERCOMPANY SERVICES CONTRACT - INDENT SALES - SERVICES PROVIDED TO CHEMTURA CORPORATION	19885	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA CANADA CO. / CIE	CHEMTURA CANADA CO. / CIE 25 ERB ST ELMIRA, ONTARIO N3B 3A3 CANADA	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19886	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA CANADA CO./CIE	CHEMTURA CANADA CO./CIE 25 ERB ST ELMIRA, ONTARIO N3B 3A3 CANADA	INTERCOMPANY DISTRIBUTION AGREEMENT - DISTRIBUTOR FOR CHEMTURA CORPORATION PRODUCTS	19888	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
CHEMTURA CANADA CO./CIE	CHEMTURA CANADA CO./CIE 25 ERB ST ELMIRA, ONTARIO N3B 3A3 CANADA	INTERCOMPANY DISTRIBUTION AGREEMENT - CHEMTURA CORP. IS DISTRIBUTOR FOR OTHER PARTY PRODUCTS	19887	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
CHEMTURA CANADA CO./CIE	CHEMTURA CANADA CO./CIE 25 ERB ST ELMIRA, ONTARIO N3B 3A3 CANADA	INTERCOMPANY MANUFACTURER’S AGREEMENT - PRODUCTS MADE FOR CHEMTURA CORP. BY OTHER PARTY	19889	CHEMTURA CORPORATION	MANUFACTURING			$0.00
CHEMTURA CHEMICALS (NANJING) COMPANY LIMITED	CHEMTURA CHEMICALS (NANJING) COMPANY LIMITED 3 XING JIANG RD NANJING ECONOMIC AND TECHNOLOGICAL DEVELOPMENT ZONE NANJING, 210046 CHINA	INTERCOMPANY SERVICES CONTRACT - INDENT SALES - SERVICES PROVIDED TO CHEMTURA CORPORATION	19890	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA CHEMICALS INDIA PRIVATE LIMITED	CHEMTURA CHEMICALS INDIA PRIVATE LIMITED UNIT NO. 701 349 BUSINESS POINT WESTERN EXPRESS HWY ANDHERI EAST, MUMBAI 400 069 INDIA	INTERCOMPANY SERVICES CONTRACT - SERVICES PROVIDED TO CHEMTURA CORPORATION	19891	CHEMTURA CORPORATION	SERVICES			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CHEMTURA CHEMICALS INDIA PRIVATE LIMTED	CHEMTURA CHEMICALS INDIA PRIVATE LIMTED UNIT NO. 701 349 BUSINESS POINT WESTERN EXPRESS HWY ANDHERI EAST, MUMBAI 400 069 INDIA	INTERCOMPANY SERVICES CONTRACT - INDENT SALES - SERVICES PROVIDED TO CHEMTURA CORPORATION	19892	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA CORPORATION	CHEMTURA CORPORATION 199 BENSON RD MIDDLEBURY, CT 06749	INTERCOMPANY DISTRIBUTION AGREEMENT - CHEMTURA CORP. IS DISTRIBUTOR FOR BIOLAB, INC. PRODUCTS	19893	BIO-LAB, INC.	DISTRIBUTION			$0.00
CHEMTURA CORPORATION	CHEMTURA CORPORATION 199 BENSON RD MIDDLEBURY, CT 06749	INTERCOMPANY DISTRIBUTION AGREEMENT - GREAT LAKES CHEMICAL CORPORATIONORATION LAUREL, LLC IS DISTRIBUTOR FOR CHEMTURA CORP. PRODUCTS	19894	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA CORPORATION	CHEMTURA CORPORATION BENSON RD MIDDLEBURY, CT 06749 USA	LICENSE AGREEMENT	11948	CHEMTURA CORPORATION	TRADEMARK LICENSE	01-Apr-06		$0.00
CHEMTURA CORPORATION	CHEMTURA CORPORATION 199 BENSON RD MIDDLEBURY, CT 06749	INTERCOMPANY DISTRIBUTION AGREEMENT - GREAT LAKES CHEMICAL CORPORATIONORATION IS DISTRIBUTOR FOR CHEMTURA CORPORATION PRODUCTS	19895	GREAT LAKES CHEMICAL CORPORATION	SERVICES			$0.00
CHEMTURA CORPORATION MEXICO, S. DE R.L. DE C.V.	CHEMTURA CORPORATION MEXICO, S. DE R.L. DE C.V. CHEMTURA CORPORATION MEXICO D. DE R.L. DE C.V. INSURGENTES SUR #1685 P-11-B DELEG. ALVARO OBREGON, GUADALUPE INN CP 01020 MEXICO	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19896	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA EUROPE GMBH	CHEMTURA EUROPE GMBH BAHNHOFPLATZ 65 FRAUENFELD, 8500 GERMANY	INTERCOMPANY DISTRIBUTION AGREEMENT - CHEMTURA CORP. IS DISTRIBUTOR FOR OTHER PARTY PRODUCTS	19897	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
CHEMTURA EUROPE GMBH	CHEMTURA EUROPE GMBH BAHNHOFPLATZ 65 FRAUENFELD, 8500 GERMANY	INTERCOMPANY DISTRIBUTION AGREEMENT - DISTRIBUTOR FOR CHEMTURA CORPORATION PRODUCTS	19898	CHEMTURA CORPORATION	DISTRIBUTION			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CHEMTURA EUROPE GMBH	CHEMTURA EUROPE GMBH BAHNHOFPLATZ 65 FRAUENFELD, 8500 GERMANY	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19899	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA EUROPE GMBH	CHEMTURA EUROPE GMBH BAHNOFPLATZ 65 POSTFACH 431 FRAUENFELD, 8501 SWITZERLAND	AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT	21176	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
CHEMTURA EUROPE GMBH	CHEMTURA EUROPE GMBH BAHNOFPLATZ 65 POSTFACH 431 FRAUENFELD, 8501 SWITZERLAND	PROJECT SPYGLASS - SALE OF OPTICAL MONOMERS BUSINESS; ASSET PURCHASE AND SALE AGREEMENT BY AND BETWEEN ACOMON AG (“PURCHASER”) AND MANY CHEMTURA AND GREAT LAKES CHEMICAL EUROPEAN AND ASIAN SUBSIDIARIES DATED OCTOBER 4, 2007	21177	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	31-Oct-07		$0.00
CHEMTURA FRANCE SAS	CHEMTURA FRANCE SAS CHEMIN DU TROU BLEUET CATENOY, 60600 FRANCE	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19900	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA HONG KONG LIMITED	CHEMTURA HONG KONG LIMITED 45F THE LEE GARDENS 33 HYSAN AVE CAUSEWAY BAY, HONG KONG CHINA	INTERCOMPANY SERVICES CONTRACT - INDENT SALES - SERVICES PROVIDED TO CHEMTURA CORPORATION	19901	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA HONG KONG LIMITED	CHEMTURA HONG KONG LIMITED 45F THE LEE GARDENS 33 HYSAN AVE CAUSEWAY BAY, HONG KONG CHINA	INTERCOMPANY SERVICES CONTRACT - SERVICES PROVIDED TO CHEMTURA CORPORATION	19902	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA INDUSTRIA QUIMICA DA BRASIL LTDA	CHEMTURA INDUSTRIA QUIMICA DA BRASIL LTDA AVENIDA DAS NACOES UNIDAS N. 4777 15 ANDAR, CONJUNTO 15-B EDIFICIO VILLA LOBOS - ALTO DE PINHEIROS SAO PAULO, CEP 05477-000 BRAZIL	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19903	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA ITALY S.R.L.	CHEMTURA ITALY S.R.L. VIA PICO DELLA MIRANDOLA 8 FRAZIONE LATINA SCALO LATINA, 4013 ITALY	INTERCOMPANY DISTRIBUTION AGREEMENT - CHEMTURA CORP. IS DISTRIBUTOR FOR OTHER PARTY PRODUCTS	19904	CHEMTURA CORPORATION	DISTRIBUTION			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CHEMTURA ITALY S.R.L.	CHEMTURA ITALY S.R.L. VIA PICO DELLA MIRANDOLA 8 FRAZIONE LATINA SCALO LATINA, 4013 ITALY	INTERCOMPANY DISTRIBUTION AGREEMENT - DISTRIBUTOR FOR CHEMTURA CORPORATION PRODUCTS	19905	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
CHEMTURA ITALY S.R.L.	CHEMTURA ITALY S.R.L. VIA PICO DELLA MIRANDOLA 8 FRAZIONE LATINA SCALO LATINA, 4013 ITALY	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19906	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA ITALY S.R.L.	CHEMTURA ITALY S.R.L. VIA PICO DELLA MIRANDOLA 8 FRAZIONE LATINA SCALO LATINA, 4013 ITALY	INTERCOMPANY DISTRIBUTION AGREEMENT - DISTRIBUTOR FOR CHEMTURA CORPORATION PRODUCTS	19908	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
CHEMTURA ITALY S.R.L.	CHEMTURA ITALY S.R.L. VIA PICO DELLA MIRANDOLA 8 FRAZIONE LATINA SCALO LATINA, 4013 ITALY	INTERCOMPANY DISTRIBUTION AGREEMENT - CHEMTURA CORP. IS DISTRIBUTOR FOR OTHER PARTY PRODUCTS	19907	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
CHEMTURA JAPAN LIMITED	CHEMTURA JAPAN LIMITED SHIMBASHI SY BLDG, 4F, 1-14-2, NISHI-SHIMBASHI MINATO-KU TOKYO, 105-0003 JAPAN	INTERCOMPANY SERVICES CONTRACT - INDENT SALES - SERVICES PROVIDED TO CHEMTURA CORPORATION	19909	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA KOREA INC.	CHEMTURA KOREA INC. 6TH FLOOR SOOIL BUILDING 2-15 NONHYUN-DONG GANGNAM-GU, SEOUL 135-811 KOREA	INTERCOMPANY SERVICES CONTRACT - SERVICES PROVIDED TO CHEMTURA CORPORATION	19910	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA MANUFACTURING GERMANY GMBH	CHEMTURA MANUFACTURING GERMANY GMBH TEPLITZER STRASSE 14-16 WALDKRAIBURG, 84478 GERMANY	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19911	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA MANUFACTURING ITALY S.R.L.	CHEMTURA MANUFACTURING ITALY S.R.L. VIA SAN VITO 7 MILANO, 20123 ITALY	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19912	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA MANUFACTURING ITALY S.R.L.	CHEMTURA MANUFACTURING ITALY S.R.L. VIA SAN VITO 7 MILANO, 20123 ITALY	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19913	CHEMTURA CORPORATION	SERVICES			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CHEMTURA MANUFACTURING UK LIMITED	CHEMTURA MANUFACTURING UK LIMITED ACCOUNTS DEPARTMENT TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT UNITED KINGDOM	INTERCOMPANY DISTRIBUTION AGREEMENT - CHEMTURA CORP. IS DISTRIBUTOR FOR OTHER PARTY PRODUCTS	19914	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
CHEMTURA MANUFACTURING UK LIMITED	CHEMTURA MANUFACTURING UK LIMITED ACCOUNTS DEPARTMENT TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT UNITED KINGDOM	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19915	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA MANUFACTURING UK LIMITED	CHEMTURA MANUFACTURING UK LIMITED ACCOUNTS DEPARTMENT TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT UNITED KINGDOM	INTERCOMPANY DISTRIBUTION AGREEMENT - GREAT LAKES CHEMICAL CORPORATIONORATION IS DISTRIBUTOR FOR CHEMTURA MANUFACTURING UK LTD. PRODUCTS	19916	GREAT LAKES CHEMICAL CORPORATION	SERVICES			$0.00
CHEMTURA NETHERLANDS B.V.	CHEMTURA NETHERLANDS B.V. ANKERWEG 18 AMSTERDAM, 1041 AT NETHERLANDS	INTERCOMPANY MANUFACTURER’S AGREEMENT - PRODUCTS MADE FOR CHEMTURA CORP. BY OTHER PARTY	19917	CHEMTURA CORPORATION	MANUFACTURING			$0.00
CHEMTURA NETHERLANDS B.V.	CHEMTURA NETHERLANDS B.V. ANKERWEG 18 AMSTERDAM, 1041 AT NETHERLANDS	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19918	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA NEW ZEALAND LIMITED	CHEMTURA NEW ZEALAND LIMITED LEVEL 7 435 KING WILLIAM ST ADELAIDE, SOUTH AUSTRALIA 5000 AUSTRALIA	INTERCOMPANY SERVICES CONTRACT - INDENT SALES - SERVICES PROVIDED TO CHEMTURA CORPORATION	19919	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA ORGANOMETALLICS GMBH	CHEMTURA ORGANOMETALLICS GMBH ERNST SCHERING STR. 14 BERGKAMEN, 59192 GERMANY	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19920	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA ORGANOMETALLICS GMGH	CHEMTURA ORGANOMETALLICS GMGH ERNST SCHERING STR. 14 BERGKAMEN, 59192 GERMANY	INTERCOMPANY DISTRIBUTION AGREEMENT - CHEMTURA CORP. IS DISTRIBUTOR FOR OTHER PARTY PRODUCTS	19921	CHEMTURA CORPORATION	DISTRIBUTION			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CHEMTURA ORGANOMETALLICS GMGH	CHEMTURA ORGANOMETALLICS GMGH ERNST SCHERING STR. 14 BERGKAMEN, 59192 GERMANY	INTERCOMPANY DISTRIBUTION AGREEMENT - DISTRIBUTOR FOR CHEMTURA CORPORATION PRODUCTS	19922	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
CHEMTURA ORGANOMETALLICS GMGH	CHEMTURA ORGANOMETALLICS GMGH ERNST SCHERING STR. 14 BERGKAMEN, 59192 GERMANY	INTERCOMPANY DISTRIBUTION AGREEMENT - CHEMTURA CORP. IS DISTRIBUTOR FOR OTHER PARTY PRODUCTS	19923	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
CHEMTURA ORGANOMETALLICS GMGH	CHEMTURA ORGANOMETALLICS GMGH ERNST SCHERING STR. 14 BERGKAMEN, 59192 GERMANY	INTERCOMPANY DISTRIBUTION AGREEMENT - DISTRIBUTOR FOR CHEMTURA CORPORATION PRODUCTS	19924	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
CHEMTURA SALES (EUROPE) GMBH	CHEMTURA SALES (EUROPE) GMBH BAHNHOFPLATZ 65 FRAUENFELD, 8500 GERMANY	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19925	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA SALES FRANCE SAS	CHEMTURA SALES FRANCE SAS CHEMIN DU TROU BLEUET CATENOY, 60600 FRANCE	INTERCOMPANY DISTRIBUTION AGREEMENT - DISTRIBUTOR FOR CHEMTURA CORPORATION PRODUCTS	19926	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
CHEMTURA SALES FRANCE SAS	CHEMTURA SALES FRANCE SAS CHEMIN DU TROU BLEUET CATENOY, 60600 FRANCE	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19927	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA SALES GERMANY GMBH	CHEMTURA SALES GERMANY GMBH TEPLITZER STRASSE 14-16 WALDKRAIBURG, 84478 GERMANY	INTERCOMPANY DISTRIBUTION AGREEMENT - DISTRIBUTOR FOR CHEMTURA CORPORATION PRODUCTS	19928	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
CHEMTURA SALES GERMANY GMBH	CHEMTURA SALES GERMANY GMBH TEPLITZER STRASSE 14-16 WALDKRAIBURG, 84478 GERMANY	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19929	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA SALES ITALY S.R.L.	CHEMTURA SALES ITALY S.R.L. VIA PICO DELLA MIRANDOLA 8 FRAZIONE LATINA SCALO LATINA, 4013 ITALY	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19930	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA SALES MEXICO, S. DE R.L. DE C.V.	CHEMTURA SALES MEXICO, S. DE R.L. DE C.V. AV. EL PASITO 4000 FRACC. MODERNO TAMAULIPAS, MEXICO	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19931	CHEMTURA CORPORATION	SERVICES			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CHEMTURA SALES UK LIMITED	CHEMTURA SALES UK LIMITED ACCOUNTS DEPARTMENT TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT UNITED KINGDOM	INTERCOMPANY DISTRIBUTION AGREEMENT - DISTRIBUTOR FOR CHEMTURA CORPORATION PRODUCTS	19932	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
CHEMTURA SALES UK LIMITED	CHEMTURA SALES UK LIMITED ACCOUNTS DEPARTMENT TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT UNITED KINGDOM	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19933	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA SHANGHAI CO. LTD.	CHEMTURA SHANGHAI CO. LTD. CHINA FORTUNE TOWER ROOM 1703- 1705 1568 CHENTURY AVE PUDONG DISTRICT SHANGHAI, 200122 CHINA	INTERCOMPANY SERVICES CONTRACT - SERVICES PROVIDED TO CHEMTURA CORPORATION	19934	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA SINGAPORE PTE. LTD.	CHEMTURA SINGAPORE PTE. LTD. 73 SCIENCE PARK DR #02-10 CINTECH I SINGAPORE, 118254 SINGAPORE	INTERCOMPANY DISTRIBUTION AGREEMENT - CHEMTURA CORP. IS DISTRIBUTOR FOR OTHER PARTY PRODUCTS	19935	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
CHEMTURA SINGAPORE PTE. LTD.	CHEMTURA SINGAPORE PTE. LTD. 73 SCIENCE PARK DR #02-10 CINTECH I SINGAPORE, 118254 SINGAPORE	INTERCOMPANY SERVICES CONTRACT - INDENT SALES - SERVICES PROVIDED TO CHEMTURA CORPORATION	19936	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA SINGAPORE PTE. LTD.	CHEMTURA SINGAPORE PTE. LTD. 73 SCIENCE PARK DR #02-10 CINTECH I SINGAPORE, 118254 SINGAPORE	INTERCOMPANY SERVICES CONTRACT - SERVICES PROVIDED TO CHEMTURA CORPORATION	19937	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA SOUTH KOREA	CHEMTURA SOUTH KOREA 6TH FLOOR SOOIL BUILDING 2-15 NONHYUN-DONG GANGNAM-GU, SEOUL 135-811 KOREA	INTERCOMPANY SERVICES CONTRACT - INDENT SALES - SERVICES PROVIDED TO CHEMTURA CORPORATION	19938	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA TAIWAN LTD.	CHEMTURA TAIWAN LTD. 7F NO 133 SEC 3 MINSHENG EAST RD TAIPEI 105, TAIWAN	INTERCOMPANY SERVICES CONTRACT - SERVICES PROVIDED TO CHEMTURA CORPORATION	19939	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA THAILAND	CHEMTURA THAILAND 127/5, 5TH FLOOR PANJATHANI TOWER NONSEE RD KHWANG CHONGNONSEE, KHET YANNAWA, BANKOK 10120 THAILAND	INTERCOMPANY SERVICES CONTRACT - INDENT SALES - SERVICES PROVIDED TO CHEMTURA CORPORATION	19940	CHEMTURA CORPORATION	SERVICES			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CHEMTURA UK LIMITED	CHEMTURA UK LIMITED ACCOUNTS DEPARTMENT, 2ND FLOOR TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT UNITED KINGDOM	INTERCOMPANY DISTRIBUTION AGREEMENT - CHEMTURA CORP. IS DISTRIBUTOR FOR OTHER PARTY PRODUCTS	19941	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
CHEMTURA UK LIMITED	CHEMTURA UK LIMITED ACCOUNTS DEPARTMENT, 2ND FLOOR TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT UNITED KINGDOM	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19942	CHEMTURA CORPORATION	SERVICES			$0.00
CHEMTURA UK LIMITED	CHEMTURA UK LIMITED ACCOUNTS DEPARTMENT, 2ND FLOOR TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT UNITED KINGDOM	INTERCOMPANY DISTRIBUTION AGREEMENT - GREAT LAKES CHEMICAL CORPORATIONORATION IS DISTRIBUTOR FOR CHEMTURA UK LTD. PRODUCTS	19943	GREAT LAKES CHEMICAL CORPORATION	SERVICES			$0.00
CHEMTURA VERWALTUNGS GMBH	CHEMTURA VERWALTUNGS GMBH ERNST-SCHERING-STRASSE 14 BERGKAMEN, 59192 DEUTSCHLAND		19869	CHEMTURA CORPORATION	JV - OPERATING AGREEMENT			$0.00
CHESTER TANNER	REDACTED	NORTHERN TRUST BENEFIT PAYMENT PASSPORT	11729	GREAT LAKES CHEMICAL CORPORATION	BENEFITS	22-Feb-82		REDACTED
CHEVRON ENVIRONMENTAL MANAGEMENT COMPANY	CHEVRON ENVIRONMENTAL MANAGEMENT COMPANY ATTN LEGAL 6001 BOLLINGER CANYON RD SAN RAMON, CA 94583 USA	SETTLEMENT AGREEMENT AND RELEASE	4817	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CHEVRON ORONITE COMPANY LLC	CHEVRON ORONITE COMPANY LLC WJ SCHUMACHER 4800 FOURNACE PLACE BAX 575B BELLAIRE, TX 77401	AMENDMENT NO. 2 TO PURCHASE AGREEMENT	877	CHEMTURA CORPORATION	SALES	01-Apr-07		$564.00
CHEVRON ORONITE COMPANY LLC	FUEL AND MARINE MARKETING LLC VINCE P KYLE 111 WEST MONROE STREET CHICAGO, IL 60690-0755 USA	PURCHASE AGREEMENT	878	CHEMTURA CORPORATION	SALES	01-Apr-03		$0.00
CHEVRON ORONITE COMPANY LLC	CHEVRON ORONITE COMPANY LLC WJ SCHUMACHER 4800 FOURNACE PLACE BAX 575B BELLAIRE, TX 77401	AMENDMENT NO. 3 TO PURCHASE AGREEMENT	880	CHEMTURA CORPORATION	SALES	01-Aug-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CHEVRON ORONITE COMPANY LLC	CHEVRON ORONITE COMPANY LLC W. HOLLOWAY 4800 FOURNACE PLACE BAX 575B BELLAIRE, TEXAS 77401-2324 US	PURCHASE AGREEMENT	888	CHEMTURA CORPORATION	SALES	01-Jan-09		$0.00
CHEVRON ORONITE COMPANY LLC	CHEVRON ORONITE COMPANY LLC ATTN DAVID A BUDZINSKI 1800 FOURNACE PL BAX 575B BELLAIRE, TX 77401-2324	PURCHASE AGREEMENT BETWEEN CHEMTURA CORPORATION AND CHEVRON ORONITE COMPANY LLC DATED 01/01/2009	19779	CHEMTURA CORPORATION	SALES	01-Jan-09		$0.00
CHEVRON ORONITE COMPANY LLC	FUEL AND MARINE MARKETING LLC GEORGE R. WALL 111 WEST MONROE STREET CHICAGO, IL 60690	PURCHASE AGREEMENT	25283	CROMPTON HOLDING CORPORATION	SALES	01-Apr-03		$0.00
CHEVRON PHILLIPS CHEMICAL COMPANY	CHEVRON PHILLIPS CHEMICAL COMPANY ATTN LEGAL 10001 SIX PINES DR THE WOODLANDS, TX 77380 USA	FIRST AMENDMENT TO BLANKET PURCHASE AGREEMENT	631	CHEMTURA CORPORATION	SALES	01-Jan-06		$0.00
CHEVRON PHILLIPS CHEMICAL COMPANY	CHEVRON PHILLIPS CHEMICAL COMPANY ATTN LEGAL 10001 SIX PINES DR THE WOODLANDS, TX 77380 USA	BLANKET PURCHASE AGREEMENT	632	CHEMTURA CORPORATION	SALES	01-Jun-04		$0.00
CHEVRON PHILLIPS CHEMICAL COMPANY LP	CHEVRON PHILLIPS CHEMICAL COMPANY LP ATTN LEGAL 10001 SIX PINES DR THE WOODLANDS, TX 77380	FIRST AMMENDMENT TO BLANKET PURCHASE AGREEMENT	36768	CHEMTURA CORPORATION	SALES	01-Jan-06		$0.00
CHEVRON PHILLIPS CHEMICAL COMPANY LP	CHEVRON PHILLIPS CHEMICAL COMPANY LP ATTN LEGAL 10001 SIX PINES DR THE WOODLANDS, TX 77380	BLANKET PURCHASE AGREEMENT	36766	GREAT LAKES CHEMICAL CORPORATION	SALES	01-Jul-04		$0.00
CHEVRON PHILLIPS CHEMICAL COMPANY LP	CHEVRON PHILLIPS CHEMICAL COMPANY LP ATTN LEGAL 10001 SIX PINES DR THE WOODLANDS, TX 77380	BLANKET PURCHASE AGREEMENT	36767	GREAT LAKES CHEMICAL CORPORATION	SALES	01-Jul-04		$0.00
CHEVRON PHILLIPS CHEMICAL COMPANY LP	CHEVRON PHILLIPS CHEMICAL COMPANY LP ATTN LEGAL 10001 SIX PINES DR THE WOODLANDS, TX 77380 USA	BLANKET PURCHASE AGREEMENT - JUNE 1, 2004 - CHEVRON PHILLUIPS (POLYMER ADDITIVES)	826	GREAT LAKES CHEMICAL CORPORATION	SALES	01-Jun-04		$0.00
CHINA NATIONAL AGRICULTURAL MEANS OF PRODUCTION GROUP COMPANY	CHINA NATIONAL AGRICULTURAL MEANS OF PRODUCTION GROUP COMPANY ATTN GENERAL MANAGER 25 CHE GONG ZHUANG W RD , BEIJING PRC	DISTRIBUTOR AGREEMENT	24764	CHEMTURA CORPORATION	DISTRIBUTION	01-Oct-07		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CHINA NATIONAL AGRICULTURAL MEANS OF PRODUCTION GROUP COMPANY (CNAMPC)	CHINA NATIONAL AGRICULTURAL MEANS OF PRODUCTION GROUP COMPANY (CNAMPC) ATTN GENERAL MGR 25 CHE GONG ZHUANG (W) RD BEIJING, PRC CHINA	DISTRIBUTOR AGREEMENT	19782	CHEMTURA CORPORATION	DISTRIBUTION	01-Oct-07		$0.00
CHINA NATIONAL AGRICULTURAL MEANS OF PRODUCTION GROUP CORPORATION	CHINA NATIONAL AGRICULTURAL MEANS OF PRODUCTION GROUP CORPORATION 25 CHEGONGZHUANG WEST RD BEIJING, 100044, PRC CHINA	COMITE PACKAGING AGREEMENT	19781	CHEMTURA CORPORATION	SALES			$0.00
CHINA NATIONAL AGRICULTURAL MEANS OF PRODUCTION GROUP CORPORATION	CHINA NATIONAL AGRICULTURAL MEANS OF PRODUCTION GROUP CORPORATION 25 CHEGONGZHUANG WEST ROAD BEIJING, 100044 PRC	COMITE PACKAGING AGREEMENT	24765	CHEMTURA CORPORATION	SALES			$0.00
CHRISTINA G COPELAND	CHRISTINA G COPELAND AGENT FOR SHAREHOLDERS OR ETC 1725 S INDIAN TRAIL NAPERVILLE, IL 60565 USA	STOCK PURCHASE AGREEMENT	3263	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	04-Jun-82		$0.00
CHRISTINE KONAKS	REDACTED	SEPARATION AGREEMENT AND RELEASE	5351	CHEMTURA CORPORATION	SEVERANCE	31-Mar-09		REDACTED
CHS INC.	CHS INC. ANWER HUSSAIN SENIOR VICE-PRESIDENT, LUBRICANTS 5500 CENEX DRIVE INVER GROVE HEIGHTS, MINNESOTA 55077-1733 US	CONTRACT	895	CHEMTURA CORPORATION	CONFIDENTIALITY			$0.00
CHUBB ATLANTIC INDEMNITY, LTD	CHUBB ATLANTIC INDEMNITY, LTD BELVEDERE BLDG 69 PITTS BAY RD , PEMBROKE HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER (00) 33100384	38661	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CHUBB SPECIALTY INSURANCE	CHUBB SPECIALTY INSURANCE ATTN: KAREN MAHONEY 55 WATER ST 28 FL NEW YORK, NY 10041 USA	CONFIRMATION OF BINDING	2169	CHEMTURA CORPORATION	INSURANCE POLICY	31-Jan-09		$0.00
CHUBB/FEDERAL INSURANCE CO	CHUBB/FEDERAL INSURANCE CO 15 MOUNTAIN VIEW RD WARREN, NJ 7059	INSURANCE POLICY - CRIME INSURANCE POLICY NUMBER 8179-5885	38663	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CHUBB/FEDERAL INSURANCE CO	CHUBB/FEDERAL INSURANCE CO 15 MOUNTAIN VIEW RD WARREN, NJ 7059	INSURANCE POLICY - SPECIAL CRIME INSURANCE POLICY NUMBER 8179-5886	38664	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CHUBB/FEDERAL INSURANCE CO	CHUBB/FEDERAL INSURANCE CO 15 MOUNTAIN VIEW RD WARREN, NJ 7059	INSURANCE POLICY - FIDUCIARY LIABILITY COVERAGE POLICY NUMBER 8179-5884	38662	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CIAMPI CONSULTING SERVICES, LLC	CIAMPI CONSULTING SERVICES LLC ATTN LEGAL 14 ROY MOUNTAIN RD PROSPECT, CT 06712-1809 USA	STATEMENT OF WORK AGREEMENT FOR CONSULTANCY SERVICES	1237	CHEMTURA CORPORATION	CONSULTING	01-Jun-08		$5,053.79
CIBA	CIBA SPECIALTY CHEMICALS, INC. ATTENTION LEGAL DEPARTMENT KLYBECKSTRASSE 141 BASEL, 4057 SWITZERLAND	LICENSE AGREEMENT	43664	CHEMTURA CORPORATION	LICENSE	2-Feb-05		$0.00
CIGNA/INA	CIGNA/INA C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER GAL11 20 06	38666	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CIGNA/INA	CIGNA / INA C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER GAL11 20 06	38665	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CIGNA/INA	CIGNA/INA C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER GAL11 20 06	41684	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
CIGNA/INA	CIGNA / INA C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER GAL11 20 06	41683	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
CINDY FISHER	REDACTED	SEPARATION AGREEMENT AND RELEASE	5305	CHEMTURA CORPORATION	SEVERANCE	15-Dec-08		REDACTED
CINGULAR WIRELESS BUSINESS MARKETS GROUP	CINGULAR WIRELESS BUSINESS MARKETS GROUP MR. DAVE E. ORSINI GLOBAL ACCOUNT MANAGER 500 FL 2ND FL ROCKY HILL , CT 06067 USA	LETTER RE AUTHORIZATION TO CONSOLIDATED ACCOUNTS	1414	BIO-LAB, INC.	PURCHASE (UTILITIES)			$0.00
CINNAMON CO LTD	CINNAMON CO LTD 77/155 156 SINSATHORN TOWER 36TH FL KLONGTHONSAI KLONGSARN, BANGKOK 10600 THAILAND	DISTRIBUTOR AGREEMENT	1184	CHEMTURA CORPORATION	DISTRIBUTION	01-Jul-07		$0.00
CINTAS CORPORATION	CINTAS ATTN LEGAL PO BOX 625737 CINCINNATI, OH 45262 USA	STANDARD UNIFORM RENTAL SERVICE AGREEMENT	178	BIO-LAB, INC.	SERVICES	07-Mar-06	PENDING	$28,703.32
CINTAS CORPORATION	CINTAS CORPORATION 6800 CINTAS BLVD CINCINNATI, OH 45262-5737 USA	CUSTOMER CONTRACT ADDENDUM	1915	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	01-May-07	PENDING	$0.00
CINTAS CORPORATION	CINTAS CORPORATION MICHAEL OLSZAK 6800 CINTAS BLVD CINCINNATI, OH 45262-5737 USA	CUSTOMER CONTRACT ADDENDUM	2702	CHEMTURA CORPORATION	SALES	01-May-07	PENDING	$0.00
CISCO SYSTEMS CAPITAL CORP	CISCO SYSTEMS CAPITAL CORPORATION SUSAN VEKONY 170 W TASMAN DR SAN JOSE, CA 95134	MASTER LEASE SCHEDULE	1484	CHEMTURA CORPORATION	LEASE - EQUIPMENT			$24,915.84

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CISCO SYSTEMS CAPITAL CORP	CISCO SYSTEMS CAPITAL CORPORATION 1111 OLD EAGLE SCHOOL RD WAYNE, PA 19087	PURCHASE ORDER	1485	CHEMTURA CORPORATION	LEASE - EQUIPMENT	01-Nov-06		$0.00
CISCO SYSTEMS CAPITAL CORP	CISCO SYSTEMS CAPITAL CORPORATION SUSAN VEKONY 170 W TASMAN DR SAN JOSE, CA 95134-1706 USA	MASTER LEASE SCHEDULE: FAIR MARKET VALUE PURCHASE OPTION	1489	CHEMTURA CORPORATION	LEASE - EQUIPMENT			$0.00
CISCO SYSTEMS CAPITAL CORP	CISCO SYSTEMS CAPITAL CORPORATION SUSAN VEKONY 170 W TASMAN DR SAN JOSE, CA 95134-1706 USA	ATTACHMENT A	1488	CHEMTURA CORPORATION	LEASE - EQUIPMENT			$0.00
CISCO SYSTEMS CAPITAL CORP	CISCO SYSTEMS CAPITAL CORPORATION SUSAN VEKONY 170 W TASMAN DR SAN JOSE, CA 95134-1706 USA	MASTER LEASE SCHEDULE / FAIR VALUE PURCHASE OPTION	2707	CHEMTURA CORPORATION	LEASE - EQUIPMENT	16-Oct-07		$0.00
CITIBANK, NA	CIT GROUP BUSINESS CREDIT INC INC 505 FIFTH AVE NEW YORK, NY 10036	SUBORDINATION AGREEMENT DATED FEBRUARY 29, 2008 BY CHEMTURA CORPORATION AND THE CIT GROUP/BUSINESS CREDIT INC., INC. AS AGENT FOR LENDERS PARTY TO CREDIT AGREEMENT. PAYMENT OF ALL JUNIOR LIABILITIES (TO CHEMTURA) SUBORDINATED TO PAYMENT IN FULL OF ALL SEN	12690	CHEMTURA CORPORATION	M&A - SERVICES	29-Feb-08		$90,684.18
CITIBANK, NA	CITIBANK (SOUTH DAKOTA) N A VICKY ANDERSON 701 EAST 60TH ST NORTH SIOUX FALLS , SD 57117 USA	CITIBANK ONE CARD AGREEMENT	2708	CHEMTURA CORPORATION	BANK/CREDIT	09-Sep-08		$0.00
CLARK E SMITH	REDACTED	SEPARATION AGREEMENT AND RELEASE	5344	CHEMTURA CORPORATION	SEVERANCE	15-Dec-08		REDACTED
CLASS PLAINTIFFS IN RE ETHYLENE PROPYLENE DIENE MONOMER (EPDM) ANTITRUST LITIGATION	CLASS PLAINTIFFS IN RE ETHYLENE PROPYLENE DIENE MONOMER (EPDM) ANTITRUST LITIGATION GOLD BENNETT CERA & SIDENER LLP 595 MARKET STREET SUITE 2300 SAN FRANCISCO, CA 94105 USA	SETTLEMENT AGREEMENT JAN. 22, 2007	20952	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CLASS PLAINTIFFS IN RE ETHYLENE PROPYLENE DIENE MONOMER (EPDM) ANTITRUST LITIGATION	CLASS PLAINTIFFS IN RE ETHYLENE PROPYLENE DIENE MONOMER (EPDM) ANTITRUST LITIGATION LEVIN FISHBEIN SEDRAN & BERMAN 510 WALNUT ST. SUITE 500 PHILADELPHIA, PA 19103 USA	SETTLEMENT AGREEMENT JAN. 22, 2007	20953	CHEMTURA CORPORATION	SETTLEMENT	CLASS PLAINTIFFS IN RE ETHYLENE PROPYLENE DIENE MONOMER (EPDM) ANTITRUST LITIGATION BOLOGNESE & ASSOCIATES, LLC 1617 JFK BLVD. SUITE 650 PHILADELPHIA, PA 19103 USA		$0.00
CLASS PLAINTIFFS IN RE ETHYLENE PROPYLENE DIENE MONOMER (EPDM) ANTITRUST LITIGATION	CLASS PLAINTIFFS IN RE ETHYLENE PROPYLENE DIENE MONOMER (EPDM) ANTITRUST LITIGATION BOLOGNESE & ASSOCIATES, LLC 1617 JFK BLVD. SUITE 650 PHILADELPHIA, PA 19103 USA	SETTLEMENT AGREEMENT JAN. 22, 2007	20951	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CLASS PLAINTIFFS IN RE URETHANE CASES - SUPERIOR COURT OF CALIFORNIA FOR THE COUNTY OF SAN FRANCISCO J.C.C.P. NO.4367	COMPETITION COLLISION CENTER (CLASS REPRESENTATIVE) SAVERI & SAVERI, INC. 111 PINE STREET SUITE 1700 SAN FRANSISCO, CA 94111 USA	SETTLEMENT AGREEMENT JULY 22, 2008	20958	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CLASS PLAINTIFFS IN RE URETHANE CASES - SUPERIOR COURT OF CALIFORNIA FOR THE COUNTY OF SAN FRANCISCO J.C.C.P. NO.4367	CURT PAGE (CLASS REPRESENTATIVE) AUDET & PARTNERS, LLP 300 MONTGOMERY ST SUITE 400 SAN FRANCISCO, CA 94104 USA	SETTLEMENT AGREEMENT JULY 22, 2008	20980	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CLASS PLAINTIFFS IN RE URETHANE CASES - SUPERIOR COURT OF CALIFORNIA FOR THE COUNTY OF SAN FRANCISCO J.C.C.P. NO.4367	DENNIS PATRICK (CLASS REPRESENTATIVE) LAW OFFICES OF BRIAN BARRY 1801 AVENUE OF THE STARS LOS ANGELES, CA 90067 USA	SETTLEMENT AGREEMENT JULY 22, 2008	20997	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CLASS PLAINTIFFS IN RE URETHANE CASES - SUPERIOR COURT OF CALIFORNIA FOR THE COUNTY OF SAN FRANCISCO J.C.C.P. NO.4367	HOLESHOT CONSTRUCTION & ENVIRONMENTAL, INC. (CLASS REPRESENTATIVE) LAW OFFICES OF JOSEPH A PATANE 2280 UNION STREET SAN FRANCISCO, CA 94123 USA	SETTLEMENT AGREEMENT JULY 22, 2008	21021	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CLASS PLAINTIFFS IN RE URETHANE CASES - SUPERIOR COURT OF CALIFORNIA FOR THE COUNTY OF SAN FRANCISCO J.C.C.P. NO.4367	JOE’S AUTO PARTS (CLASS REPRESENTATIVE) FINKELSTEIN, THOMPSON & LOUGHRAN 601 MONTGOMERY ST SUITE 665 SAN FRANCISCO, CA 94111 USA	SETTLEMENT AGREEMENT JULY 22, 2008	21032	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CLASS PLAINTIFFS IN RE URETHANE CASES - SUPERIOR COURT OF CALIFORNIA FOR THE COUNTY OF SAN FRANCISCO J.C.C.P. NO.4367	KAROL JUSKIEWICZ (CLASS REPRESENTATIVE) TRUMP, ALIOTO, TRUMP & PRESCOTT, LLP 2280 UNION STREET SAN FRANCISCO, CA 94123 USA	SETTLEMENT AGREEMENT JULY 22, 2008	21035	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CLASS PLAINTIFFS IN RE URETHANE CASES - SUPERIOR COURT OF CALIFORNIA FOR THE COUNTY OF SAN FRANCISCO J.C.C.P. NO.4367	KAZIN KHAN (CLASS REPRESENTATIVE) FURTH, LEHMANN & GRANT, LLP 225 BUSH STREET 15TH FLOOR SAN FRANCISCO, CA 94104 USA	SETTLEMENT AGREEMENT JULY 22, 2008	21036	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CLASS PLAINTIFFS IN RE URETHANE CASES - SUPERIOR COURT OF CALIFORNIA FOR THE COUNTY OF SAN FRANCISCO J.C.C.P. NO.4367	LEAH MCGRATH (CLASS REPRESENTATIVE) G. KIP EDWARDS PO BOX 1979 KINGS BEACH , CA 96143 USA	SETTLEMENT AGREEMENT JULY 22, 2008	21037	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CLASS PLAINTIFFS IN RE URETHANE CASES - SUPERIOR COURT OF CALIFORNIA FOR THE COUNTY OF SAN FRANCISCO J.C.C.P. NO.4367	LEAH MCGRATH (CLASS REPRESENTATIVE) LAW OFFICES OF KWASI A. ASIEDU 3858 CARSON STREET #204 TORRANCE, CA 90503 USA	SETTLEMENT AGREEMENT JULY 22, 2008	21038	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CLASS PLAINTIFFS IN RE URETHANE CASES - SUPERIOR COURT OF CALIFORNIA FOR THE COUNTY OF SAN FRANCISCO J.C.C.P. NO.4367	LEOLA LOOTS (CLASS REPRESENTATIVE) HERUM CRABTREE BROWN 2291 W. MARCH LANE SUITE B100 STOCKTON, CA 95207 USA	SETTLEMENT AGREEMENT JULY 22, 2008	21039	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CLASS PLAINTIFFS IN RE URETHANE CASES - SUPERIOR COURT OF CALIFORNIA FOR THE COUNTY OF SAN FRANCISCO J.C.C.P. NO.4367	MARCO BABIC (CLASS REPRESENTATIVE) ZELLE, HOFMANN, VOELBEL, MASON & GETTE, LLP 44 MONTGOMERY STREET SUITE 3400 SAN FRANCISCO, CA 94104 USA	SETTLEMENT AGREEMENT JULY 22, 2008	21040	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CLASS PLAINTIFFS IN RE URETHANE CASES - SUPERIOR COURT OF CALIFORNIA FOR THE COUNTY OF SAN FRANCISCO J.C.C.P. NO.4367	MARILYN VARNADO (CLASS REPRESENTATIVE) AMAMGBO & ACCOCIATES, PLC 7901 OAKPORT ST. SUITE 4900 OAKLAND, CA 94621 USA	SETTLEMENT AGREEMENT JULY 22, 2008	21041	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CLASS PLAINTIFFS IN RE URETHANE CASES - SUPERIOR COURT OF CALIFORNIA FOR THE COUNTY OF SAN FRANCISCO J.C.C.P. NO.4367	MARK LEWIS (CLASS REPRESENTATIVE) SCHUBERT & REED LLP THREE EMBARCADERO CENTER SUITE 400 SAN FRANCISCO, CA 94111 USA	SETTLEMENT AGREEMENT JULY 22, 2008	21044	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CLASS PLAINTIFFS IN RE URETHANE CASES - SUPERIOR COURT OF CALIFORNIA FOR THE COUNTY OF SAN FRANCISCO J.C.C.P. NO.4367	SCOTT LAMSON (CLASS REPRESENTATIVE) RANDY R RENICK 128 NORTH FAIR OAKS AVE SUITE 204 PASADENA, CA 91103 USA	SETTLEMENT AGREEMENT JULY 22, 2008	21077	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CLASS PLAINTIFFS IN RE URETHANE CASES - SUPERIOR COURT OF CALIFORNIA FOR THE COUNTY OF SAN FRANCISCO J.C.C.P. NO.4367	YVETTE PRUITT (CLASS REPRESENTATIVE) TERRELL LAW GROUP 223 25TH STREET RICHMOND, CA 90067 USA	SETTLEMENT AGREEMENT JULY 22, 2008	21090	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CLEARON CORP.	PO BOX 5035 NEW YORK, NY 10163	SALES AGREEMENT	43739	BIO-LAB, INC.	PURCHASE (RAW MATERIALS)	1-Dec-08		$0.00
CLEARON CORPORATION	CLEARON CORPORATION 95 MACCORKLE AVE SW SOUTH CHARLESTON, WV 25303 USA	ISOCYANURATE INDUSTRY AD HOC COMMITTEE	219	BIO-LAB, INC.	JOINT VENTURE		PO BOX 5035 NEW YORK, NY 10163	$0.00
CLEVELAND OAK LIMITED PARTNERSHIP	CLEVELAND OAK LIMITED PARTNERSHIP STEVEN A JILK PO BOX 67 ENDEAVOR, PA 16322 USA	AGREEMENT OF PURCHASE AND SALE BY AND BETWEEN CLEVELAND OAK LIMITED PARTNERSHIP AND WITCO CORPORATION	21278	CHEMTURA CORPORATION	M&A - SALES	11-Dec-91	PO BOX 5035 NEW YORK, NY 10163	$0.00
CLEVELAND OAK LIMITED PARTNERSHIP	CLEVELAND OAK LIMITED PARTNERSHIP ATTN: STEVEN A. JILK PO BOX 67 ENDEAVOR, PA 16322 USA	INCIDENTAL ACCESS AGREEMENT BETWEEN WITCO CORPORATION AND CLEVELAND OAK LIMITED PARTNERSHIP	12909	CHEMTURA CORPORATION	M&A - EASEMENTS/RIGHT OF WAY	11-Dec-91		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CNA	CNA (REF. # MT-002335) C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER CNA POLICY NUMBERS: RD 9972645; RDU 9972967; RDU 9973295 FIDELITY & CASUALTY POLICY NUMBER: LX 1218609	38669	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CNA	CNA C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER 9142882	38668	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CNA	CNA C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER HARBOR INSURANCE CO. POLICY NUMBER: 120844 CONTINENTAL INS. CO. POLICY NUMBERS: L6317150; L1169347; SRL3632857	38667	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CNA INSURANCE COMPANIES	CNA INSURANCE COMPANIES C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER	38670	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CNA INSURANCE COMPANIES	CNA INSURANCE COMPANIES 333 S WABASH AVE CHICAGO, IL 60604	DECLARATIONS EXCESS INSURANCE POLICY	2134	CHEMTURA CORPORATION	INSURANCE POLICY	15-Oct-08		$0.00
CNA MEMBER INSURANCE COMPANIES	CNA MEMBER INSURANCE COMPANIES C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER FIDELITY POLICY NUMBERS: L6 47 13 02; L6 54 53 74; L6 54 54 59 NIAGRA POLICY NUMBERS: 79 GLL 1001; UNKNOWN POLICY ISSUED 10/1/1979 - 10/1/1980; 79 GLL 1002; GLL1011-80	38671	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CNA MEMBER INSURANCE COMPANIES	CNA MEMBER INSURANCE COMPANIES C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER FIDELITY POLICY NUMBERS: L6 47 13 02; L6 54 53 74; L6 54 54 59 NIAGRA POLICY NUMBERS: 79 GLL 1001; UNKNOWN POLICY ISSUED 10/1/1979 - 10/1/1980; 79 GLL 1002; GLL1011-80	41685	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
COAMS INC	COAMS INC NICK JAMES EXECUTIVE VICE PRESIDENT 175 W JACKSON STE 1750 CHICAGO, IL 60604	STATEMENT OF WORK	181	BIO-LAB, INC.	SALES	01-May-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
COAMS INC	COAMS INC SAMMY MYNES VICE PRESIDENT OF CLIENT SERVICES 175 W JACKSON STE 1750 CHICAGO, IL 60604	STATEMENT OF WORK NO. 1769	182	BIO-LAB, INC.	SALES	15-Aug-08		$0.00
COAMS INC	COAMS INC SAMMY MYNES VICE PRESIDENT OF CLIENT SERVICES 175 W JACKSON STE 1750 CHICAGO, IL 60604	STATEMENT OF WORK NO. 1511	184	BIO-LAB, INC.	SALES	01-Oct-08		$0.00
COASTAL AGROBUSINESS INC	COASTAL AGROBUSINESS INC ATTN LEGAL 3702 EVANS ST EXTENSION PO BOX 856 GREENVILLE, NC 27835 USA	NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	403	CHEMTURA CORPORATION	SALES	01-Apr-06		$0.00
COCHRAN CORPORATION	COCHRAN CORPORATION ATTN PRESIDENT PO BOX 140606 2227 DEADRICK AVE MEMPHIS, TN 38114-0606 USA	LICENSE AGREEMENT	404	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	01-Apr-06		$0.00
COCHRAN CORPORATION	COCHRAN CORPORATION ATTN PRESIDENT 2227 DEADRICK AVE PO BOX 140606 MEMPHIS, TN 38114-0606	LICENSE AGREEMENT	11950	CHEMTURA CORPORATION	DISTRIBUTION	01-Apr-06		$0.00
COLISEUM REINS CO	COLISEUM REINS CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER 330156438610	41686	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
COLISEUM REINS CO	COLISEUM REINS CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER 330156438610	38672	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
COLORTECH, INC.	COLORTECH, INC. ERIC KREITZ, MATERIALS 5712 COMMERECE BLVD. MORRISTOWN, TN 37814 USA	SALES CONTRACT	29	GREAT LAKES CHEMICAL CORPORATION	SALES	01-Jun-02		$0.00
COLUMBIA CASUALTY COMPANY	COLUMBIA CASUALTY COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDU1863021	38674	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
COLUMBIA CASUALTY COMPANY	COLUMBIA CASUALTY COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDU1863021	38673	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
COLUMBIA CASUALTY COMPANY	COLUMBIA CASUALTY COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDU1863021	41687	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
COLUSA COUNTY FARM SUPPLY INC	COLUSA COUNTY FARM SUPPLY INC ATTN LEGAL 5873 FRESHWATER RD WILLIAMS, CA 95987 USA	NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	405	CHEMTURA CORPORATION	SALES	01-Mar-06		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
COMMERCIAL UNION INSURANCE COMPANY	COMMERCIAL UNION INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER CI 613789	38676	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
COMMERCIAL UNION INSURANCE COMPANY	COMMERCIAL UNION INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER CI 613789	38680	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
COMMERCIAL UNION INSURANCE COMPANY	COMMERCIAL UNION INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER CI G 81 66 31	38679	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
COMMERCIAL UNION INSURANCE COMPANY	COMMERCIAL UNION INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER CI G 94 56 07	38677	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
COMMERCIAL UNION INSURANCE COMPANY	COMMERCIAL UNION INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER CI 613789	38675	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
COMMERCIAL UNION INSURANCE COMPANY	COMMERCIAL UNION INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER CI G 88 76 10	38678	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
COMMERCIAL UNION INSURANCE COMPANY	COMMERCIAL UNION INSURANCE COMPANY ONE BEACON ST BOSTON , MA 02108 US	WC POL#CI G 88 76 10; 5/1/81-82	20839	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
COMMERCIAL UNION INSURANCE COMPANY	COMMERCIAL UNION INSURANCE COMPANY ONE BEACON ST BOSTON , MA 02108 US	WC POL#CI G 94 56 07; 5/1/82-83	20840	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
COMMERCIAL UNION INSURANCE COMPANY	COMMERCIAL UNION INSURANCE COMPANY ONE BEACON ST BOSTON , MA 02108 US	WC POL#CI 613789; 5/1/83-84	20835	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
COMMERCIAL UNION INSURANCE COMPANY	COMMERCIAL UNION INSURANCE COMPANY ONE BEACON ST BOSTON , MA 02108 US	WC POL#CI 613789; 5/1/84-85	20836	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
COMMERCIAL UNION INSURANCE COMPANY	COMMERCIAL UNION INSURANCE COMPANY ONE BEACON ST BOSTON , MA 02108 US	WC POL#CI 613789; 5/1/85-86	20837	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
COMMERCIAL UNION INSURANCE COMPANY	COMMERCIAL UNION INSURANCE COMPANY ONE BEACON ST BOSTON , MA 02108 US	WC POL#CI G 81 66 31; 10/21/80-81	20838	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
COMMONWEALTH INS CO (CANADA)	COMMONWEALTH INS CO (CANADA) C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER CWR2284	41688	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
COMMONWEALTH INS CO (CANADA)	COMMONWEALTH INS CO (CANADA) C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER CWR2284	38681	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
COMPETITION COLLISION CENTER (CLASS REPRESENTATIVE)	COMPETITION COLLISION CENTER (CLASS REPRESENTATIVE) SAVERI & SAVERI, INC. 111 PINE STREET SUITE 1700 SAN FRANSISCO, CA 94111 USA	SETTLEMENT AGREEMENT NOV. 16, 2006	20956	CHEMTURA CORPORATION	SETTLEMENT			$0.00
COMPETITION COLLISION CENTER (CLASS REPRESENTATIVE)	COMPETITION COLLISION CENTER (CLASS REPRESENTATIVE) SAVERI & SAVERI, INC. 111 PINE STREET SUITE 1700 SAN FRANSISCO, CA 94111 USA	SETTLEMENT AGREEMENT AUG. 2, 2006	20957	CHEMTURA CORPORATION	SETTLEMENT			$0.00
COMPETITION COLLISION CENTER (CLASS REPRESENTATIVE)	COMPETITION COLLISION CENTER (CLASS REPRESENTATIVE) THE FURTH FIRM 225 BUSH STREET 15TH FLOOR SAN FRACISCO, CA 94104 USA	SETTLEMENT AGREEMENT AUG. 2, 2006	20959	CHEMTURA CORPORATION	SETTLEMENT			$0.00
COMPETITION COLLISION CENTER (CLASS REPRESENTATIVE)	COMPETITION COLLISION CENTER (CLASS REPRESENTATIVE) FURTH, LEHMANN & GRANT, LLP 225 BUSH STREET 15TH FLOOR SAN FRANCISCO, CA 94104 USA	SETTLEMENT AGREEMENT NOV. 16, 2006	20954	CHEMTURA CORPORATION	SETTLEMENT			$0.00
COMPETITION COLLISION CENTER (CLASS REPRESENTATIVE)	COMPETITION COLLISION CENTER (CLASS REPRESENTATIVE) RANDY R RENICK 128 NORTH FAIR OAKS AVE SUITE 204 PASADENA, CA 91103 USA	SETTLEMENT AGREEMENT NOV. 16, 2006	20955	CHEMTURA CORPORATION	SETTLEMENT			$0.00
COMPLIANCE CONCEPTS, INC	COMPLIANCE CONCEPTS INC ATTN LEGAL 103 BRADFORD RD STE 320 WEXFORD, PA 15090 USA	COMPLIANCE CONCEPTS INC COMPLIANCELINE SUBSCRIPTION AGREEMENT	2615	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)	01-Jul-05		$0.00
COMPLIANCE CONCEPTS, INC	COMPLIANCE CONCEPTS INC ATTN LEGAL 103 BRADFORD RD STE 320 WEXFORD, PA 15090 USA	COMPLIANCE CONCEPTS INC COMPLIANCELINE SUBSCRIPTION AGREEMENT	24820	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)	01-Jul-05		$0.00
COMPOUNDING ENGINEERING SOLUTIONS INC	COMPOUNDING ENGINEERING SOLUTIONS INC 473 RT 46 WEST CLIFTON , NJ 07011 USA	ONLY REPRESENTATIVE SERVICE AGREEMENT	1185	CHEMTURA CORPORATION	REACH	16-Oct-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
COMPOUNDING ENGINEERING SOLUTIONS INC	COMPOUNDING ENGINEERING SOLUTIONS INC 473 RT 46 WEST CLIFTON , NJ 07011	ONLY REPRESENTATIVE SERVICES AGREEMENT	4716	CHEMTURA CORPORATION	REACH	16-Oct-08		$0.00
COMRES INTEGRATORS	COM-RES INTEGRATORS PO BOX 22145 CHATTANOOGA, TN 37422-2145	INVOICE	1494	BIO-LAB, INC.	SERVICES			$9,101.65
COMRES INTEGRATORS	COM-RES INTEGRATORS PO BOX 22145 CHATTANOOGA , TN 37422-2145 USA	INVOICE	1418	BIO-LAB, INC.	SERVICES	05-Feb-09		$0.00
CONCUR TECHNOLOGIES INC	CONCUR TECHNOLOGIES INC KYLE R SUGAMELE 18400 NE UNION HILL RD REDMOND, WA 98052	CONCUR TECHNOLOGIES INC ADDITIONAL SALES ORDER FORM	2709	CHEMTURA CORPORATION	SALES	05-May-08		$1,547.63
CONCUR TECHNOLOGIES INC	CONCUR TECHNOLOGIES INC ATTN LEGAL 18400 NE UNION HILL RD REDMOND, WA 98052 USA	BUSINESS SERVICES AGREEMENT	1238	CHEMTURA CORPORATION	SERVICES	28-Sep-05		$0.00
CONCUR TECHNOLOGIES, INC.	CONCUR TECHNOLOGIES, INC. ATTN LEGAL 18400 NE UNION HILL RD REDMOND, WA 98052 USA	TERMINATION AGREEMENT	19990	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
CONESTOGA ROVERS & ASSOCIATES, INC	CONESTOGA ROVERS & ASSOCIATES 45 FARNINGTON VALLELY DRIVE PLAINVILLE, CT 06062	2009 RCRA CLOSURE ACTIVITIES BUDGET PROJECT ORDER NO 460000902 CHEMTURA USA CORPORATION, NAUGATUCK, CONNECTICUT (SITE)	2283	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)			$781,315.88
CONESTOGA ROVERS & ASSOCIATES, INC	CONESTOGA-ROVERS & ASSOCIATES 209 GOTHIC CT STE 109 FRANKLIN , TN 37067 USA	PROPOSAL	2474	CHEMTURA CORPORATION	SERVICES			$0.00
CONESTOGA ROVERS & ASSOCIATES, INC	CONESTOGA-ROVERS & ASSOCIATES 209 GOTHIC CT STE 109 FRANKLIN , TN 37067 USA	SAP OUTLINE AGREEMENT REQUEST FORM	2475	CHEMTURA CORPORATION	SERVICES	01-Oct-08		$0.00
CONESTOGA ROVERS & ASSOCIATES, INC	CONESTOGA ROVERS & ASSOCIATES LINDSAY SHEPHERD 651 COLBY DR WATERLOO, ONTARIO N2V 1C2 CANADA	2009 BUDGET PROJECTION DARTRON SITE AND DIAMOND SHAMROCK PAINSVILLE WORKS	2271	CHEMTURA CORPORATION	REMEDIATION			$0.00
CONESTOGA ROVERS & ASSOCIATES, INC	CONESTOGA ROVERS & ASSOCIATES 2055 NIAGARA FALLS BLVD STE NO 3 NIAGARA FALLS, NY 14304	EXCEL SPREAD SHEET OF VALUE CONTRACT NUMBERS	2276	CHEMTURA CORPORATION	REMEDIATION			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CONESTOGA ROVERS & ASSOCIATES, INC	CONESTOGA ROVERS & ASSOCIATES 2055 NIAGARA FALLS BLVD STE NO 3 NIAGARA FALLS, NY 14304	CRA INVOICE: JUNE TO AUGUST 2008 RCRA CLOSURE ACTIVITIES CHEMTURA USA CORPORATION, NAUGATUCK, CONNECTICUT (SITE)	2284	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)			$0.00
CONESTOGA ROVERS & ASSOCIATES, INC	CONESTOGA ROVERS & ASSOCIATES 2055 NIAGARA FALLS BLVD STE NO 3 NIAGARA FALLS, NY 14304	RATE SCHEDULE LISTING	2279	CHEMTURA CORPORATION	REMEDIATION			$0.00
CONESTOGA ROVERS & ASSOCIATES, INC	CONESTOGA ROVERS & ASSOCIATES LINDSAY SHEPHERD 651 COLBY DR WATERLOO , ONTARIO N2V 1C2 USA	2009 BUDGET PROJECTION FORMER UNIROYAL CHEMICAL COMPANY INC (UCCI) SITE PAINVILLE OHIO (SITE)	2278	CHEMTURA CORPORATION	REMEDIATION		CONESTOGA ROVERS & ASSOCIATES 2055 NIAGARA FALLS BLVD STE NO 3 NIAGARA FALLS, NY 14304	$0.00
CONESTOGA ROVERS & ASSOCIATES, INC	ATTN STEPHEN QUIGLEY 651 COLBY DR WATERLOO, ON 2 N2V1C2 CANADA	CHEMTURA WITCO-PIONEER CREOSOTE ASHPHALT SITE COLUMBIA LA (EXPENSE SHEET)	36871	CHEMTURA CORPORATION	REMEDIATION		CONESTOGA ROVERS & ASSOCIATES 45 FARNINGTON VALLELY DRIVE PLAINVILLE, CT 06062	$0.00
CONESTOGA ROVERS & ASSOCIATES, INC	CONESTOGA-ROVERS & ASSOCIATES INC ATTN STEPHEN QUIGLEY 2055 NIAGARA FALLS BLVD STE 3 NIAGARA FALLS, NY 14304	COMPLETED CROMPTON CORPORATION ENVIRONMENTAL CONSULTING AGREEMENT	2504	CHEMTURA CORPORATION	CONSULTING	11-Sep-00	ATTN STEPHEN QUIGLEY 651 COLBY DR WATERLOO, ON 2 N2V1C2 CANADA	$0.00
CONNECTICUT DEVELOPMENT AUTHORITY	CONNECTICUT DEVELOPMENT AUTHORITY 999 WEST STREET ROCKY HILL, CT 06067	SENIOR MODIFICATION AGREEMENT	12843	CHEMTURA CORPORATION	M&A - BANK/CREDIT	20-Nov-87	CONESTOGA ROVERS & ASSOCIATES LINDSAY SHEPHERD 651 COLBY DR WATERLOO, ONTARIO N2V 1C2 CANADA	$0.00
CONNECTICUT DEVELOPMENT AUTHORITY	CONNECTICUT DEVELOPMENT AUTHORITY 999 WEST STREET ROCKY HILL, CT 06067	JUNIOR MODIFICATION AGREEMENT	12842	CHEMTURA CORPORATION	M&A - BANK/CREDIT	20-Nov-87	CONESTOGA- ROVERS & ASSOCIATES 209 GOTHIC CT STE 109 FRANKLIN , TN 37067 USA	$0.00
CONNECTICUT LIGHT AND POWER COMPANY (CL &P)	CONNECTICUT LIGHT AND POWER COMPANY (CL &P) ATTN LEGAL PO BOX 270 HARTFORD, CT 06141-0270 USA	AGREEMENT OF PARTICIPATION INDEPENDENT SYSTEM OPERATOR NEW ENGLAND 30 MINUTE DEMAND RESPONSE PROGRAM	2710	CHEMTURA CORPORATION	PURCHASE (UTILITIES)		CONESTOGA- ROVERS & ASSOCIATES 209 GOTHIC CT STE 109 FRANKLIN , TN 37067 USA	$27,381.83

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CONRAD EASTERN VIRGINIA MEDICAL SCHOOL	CONRAD EASTERN VIRGINIA MEDICAL SCHOOL ATTN LEGAL 1911 N FORT MYER DR STE 900 ARLINGTON, VA 22209 USA	AMENDMENT TO THE LICENSE AGREEMENT	406	CHEMTURA CORPORATION	TECHNOLOGY LICENSE		CONESTOGA- ROVERS & ASSOCIATES INC ATTN STEPHEN QUIGLEY 2055 NIAGARA FALLS BLVD STE 3 NIAGARA FALLS, NY 14304	$0.00
CONRAD EASTERN VIRGINIA MEDICAL SCHOOL	CONRAD EASTERN VIRGINIA MEDICAL SCHOOL ATTN HENRY L GABELNICK PHD EXECUTIVE DIRECTOR 1611 N KENT ST STE 806 ARLINGTON, VA 22209 USA	LICENSE AGREEMENT	407	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	30-May-06		$0.00
CONRAD EASTERN VIRGINIA MEDICAL SCHOOL	CONRAD EASTERN VIRGINIA MEDICAL SCHOOL ATTN HENRY L GABELNICK PHD EXECUTIVE DIRECTOR 1611 N KENT ST STE 806 ARLINGTON, VA 22209 USA	LICENSE AGREEMENT BETWEEN CONRAD EASTERN VIRGINIA MEDICAL SCHOOL AND CHEMTURA CORPORATION	11953	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	15-Mar-06	CONRAD EASTERN VIRGINIA MEDICAL SCHOOL ATTN LEGAL 1911 N FORT MYER DR STE 900 ARLINGTON, VA 22209 USA	$0.00
CONSUMER PRODUCTS GROWTH COMPANY	CONSUMER PRODUCTS GROWTH COMPANY ,	PURCHASE AGREEMENT AMONG BIOLAB INC AND CONSUMER PRODUCTS GROWTH COMPANY A&M CLEANING PRODUCTS INC AND STOCKHOLDERS AND WARRANTHOLDERS LISTED ON SCHEDULE 1.1(A)	21277	BIO-LAB, INC.	MERGERS & ACQUISITIONS	10-Jul-03		$0.00
CONSUMER SPECIALTY PRODUCTS ASSOCIATION	CONSUMER SPECIALTY PRODUCTS ASSOCIATION ATTN LEGAL 900 17TH ST NW STE 300 WASHINGTON, DC 20006 USA	AGREEMENT BETWEEN MEMBERS OF THE ANTIMICROBIAL EXPOSURE ASSESSMENT STEERING COMMITTEE AND THE CONSUMER SPECIALTY PRODUCTS ASSOCIATION; AGREEMENT OF ANTIMICROBIAL EXPOSURE ASSESSMENT JOINT VENTURE	185	BIO-LAB, INC.	JOINT VENTURE	01-Mar-05		$0.00
CONSUMERS ENERGY	CONSUMERS ENERGY COMPANY ONE ENERGY PLAZA JACKSON, MI 49201-2276 USA	CONTRACT FOR ELECTRIC SERVICE	2637	BIO-LAB, INC.	SERVICES	01-Nov-06		$50,141.66
CONTINENTAL CASUALTY	CONTINENTAL CASUALTY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDX-8936475	38687	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY	CONTINENTAL CASUALTY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDX-8936475	38686	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CONTINENTAL CASUALTY	CONTINENTAL CASUALTY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDX-8936571	38685	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY	CONTINENTAL CASUALTY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDX-8936571	38684	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY	CONTINENTAL CASUALTY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDX-8936571	38683	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY	CONTINENTAL CASUALTY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDX-8936571	38682	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY	CONTINENTAL CASUALTY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDX-8936475	38690	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY	CONTINENTAL CASUALTY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER 9142882	38700	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY	CONTINENTAL CASUALTY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER 9142882	38701	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY	CONTINENTAL CASUALTY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDX-9394227	38699	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY	CONTINENTAL CASUALTY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDX-9394227	38698	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY	CONTINENTAL CASUALTY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER 9142882	38697	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY	CONTINENTAL CASUALTY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER 9142882	38696	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY	CONTINENTAL CASUALTY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RD-9972875	38695	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY	CONTINENTAL CASUALTY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RD-9972875	38694	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY	CONTINENTAL CASUALTY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RD-9972875	38693	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY	CONTINENTAL CASUALTY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDX-1427679	38692	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY	CONTINENTAL CASUALTY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDX-8936475	38691	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY	CONTINENTAL CASUALTY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDX-8936475	38689	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CONTINENTAL CASUALTY CO	CONTINENTAL CASUALTY CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS POLICY NUMBER 169664262	38702	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY CO	CONTINENTAL CASUALTY CO. C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER DOX169664262	38711	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY CO.	CONTINENTAL CASUALTY CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	WC POL # WC1 02519164; 6/30/94-95	20654	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY CO.	CONTINENTAL CASUALTY CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	WC POL # WC1 91278647; 6/30/98-99	20656	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY CO.	CONTINENTAL CASUALTY CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	WC POL # WC166777164; 6/30/97-98	20657	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY CO.	CONTINENTAL CASUALTY CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	WC POL # WCO02522423; 6/30/95-96	20658	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY CO.	CONTINENTAL CASUALTY CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	WC POL. # WC 907417850; 6/30/92-93	20659	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY CO.	CONTINENTAL CASUALTY CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	WC POL. # WC002515138; 6/30/93-94	20660	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY CO.	CONTINENTAL CASUALTY CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	WC POL # WC1 64336279; 6/30/96-97	20655	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY CO.	CONTINENTAL CASUALTY CO. C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER 690GL191247981	38710	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY CO.	CONTINENTAL CASUALTY CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER WC002515138	38709	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY CO.	CONTINENTAL CASUALTY CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER WC166777164	38708	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CONTINENTAL CASUALTY CO.	CONTINENTAL CASUALTY CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER WC207417850	38707	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY CO.	CONTINENTAL CASUALTY CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER WC 1 91278647	38706	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY CO.	CONTINENTAL CASUALTY CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER WC 1 02519164	38705	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY CO.	CONTINENTAL CASUALTY CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER WC 164336279	38704	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY CO.	CONTINENTAL CASUALTY CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER WCO 02522423	38703	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY COMPANY	CONTINENTAL CASUALTY COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDX 893 65 71	38719	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY COMPANY	CONTINENTAL CASUALTY COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER CL 4291485	38712	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY COMPANY	CONTINENTAL CASUALTY COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RD9972645	38713	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY COMPANY	CONTINENTAL CASUALTY COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDX 142 76 79	38720	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY COMPANY	CONTINENTAL CASUALTY COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDX 893 64 75	38718	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY COMPANY	CONTINENTAL CASUALTY COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDX 939 42 27	38717	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY COMPANY	CONTINENTAL CASUALTY COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RD 997 28 75	38716	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY COMPANY	CONTINENTAL CASUALTY COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDU 9973295	38715	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY COMPANY	CONTINENTAL CASUALTY COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDU 9972967	38714	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL CASUALTY COMPANY	CONTINENTAL CASUALTY COMPANY C/O C N A INSURANCE COMPANIES C N A PLAZA 333 SOUTH WABASH CHICAGO, IL 60685 US	D&O INS POL # DOX169664262; 9/1/02-03	20841	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CONTINENTAL CASUALTY COMPANY	CONTINENTAL CASUALTY COMPANY C/O C N A INSURANCE COMPANIES C N A PLAZA 333 SOUTH WABASH CHICAGO, IL 60685 US	GEN LIAB POL #690GL191247981; 7/1/99-00	20842	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INS CO	CONTINENTAL INS CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX-2618405	38721	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INS CO	CONTINENTAL INS CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX-2675395	38724	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INS CO	CONTINENTAL INS CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX-5105671	38725	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INS CO	CONTINENTAL INS CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX-2618405	38723	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INS. CO.	CONTINENTAL INS. CO. C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER 9142882	38733	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INS. CO.	CONTINENTAL INS. CO. C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX-5105671	38732	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INS. CO.	CONTINENTAL INS. CO. C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX-2618405	38731	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INS. CO.	CONTINENTAL INS. CO. C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX-2618405	38730	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INS. CO.	CONTINENTAL INS. CO. C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX-2618405	38729	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INS. CO.	CONTINENTAL INS CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX-2675394	38728	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INS. CO.	CONTINENTAL INS CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX-5105671	38727	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INS. CO.	CONTINENTAL INS CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX-2618405	38722	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INS. CO.	CONTINENTAL INS CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX-5105671	38726	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

CONTINENTAL INSURANCE COMPANY	CONTINENTAL INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER L1169347	38736	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CONTINENTAL INSURANCE COMPANY	CONTINENTAL INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER L6317150	38735	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE COMPANY	CONTINENTAL INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER SRL3632857	38734	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE	CONTINENTAL INSURANCE C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RD-9972875	38748	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE	CONTINENTAL INSURANCE C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER 9142882	38737	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE	CONTINENTAL INSURANCE C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER 9394227	38747	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE	CONTINENTAL INSURANCE C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX2675394	38746	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE	CONTINENTAL INSURANCE C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDX8936571	38745	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE	CONTINENTAL INSURANCE C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX5105671	38744	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE	CONTINENTAL INSURANCE C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDX1427679	38743	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE	CONTINENTAL INSURANCE C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDX8936475	38742	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE	CONTINENTAL INSURANCE C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX2675395	38741	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE	CONTINENTAL INSURANCE C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX2618405	38740	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE	CONTINENTAL INSURANCE C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX2618405	38739	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE	CONTINENTAL CASUALTY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER RDX-8936475	38688	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE	CONTINENTAL INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER SRX 1591682 SRX 1591942	38750	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE	CONTINENTAL INSURANCE C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER 9142882	38738	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CONTINENTAL INSURANCE CO	CONTINENTAL INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER TBA SRX 2153319 TBA TBA	38751	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE CO	CONTINENTAL INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER TBA SRX 2153319 TBA TBA SRX 1591682 SRX1591942	38749	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE CO	CONTINENTAL INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER TBA SRX 2153319 TBA TBA	41690	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE CO	CONTINENTAL INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER SRX 1591682 SRX 1591942	41689	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE COMPANY	CONTINENTAL INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - BOILER & MACHINERY POLICY NUMBER BM 1044993717	38761	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE COMPANY	CONTINENTAL INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - AVIATION/ AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER BHV 606159	38760	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE COMPANY	CONTINENTAL INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX-2 675 395	38758	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE COMPANY	CONTINENTAL INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX-2 675 394	38757	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE COMPANY	CONTINENTAL INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX-2 675 397	38756	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE COMPANY	CONTINENTAL INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX-2 675 396	38755	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE COMPANY	CONTINENTAL INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX-5 105 671	38754	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CONTINENTAL INSURANCE COMPANY	CONTINENTAL INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX-2 618 405	38753	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE COMPANY	CONTINENTAL INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER LX-2 618 383	38752	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE COMPANY	CONTINENTAL INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - AVIATION/ AIRCRAFT PRODUCTS LIAB POLICY NUMBER APG606160	38759	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE COMPANY	CONTINENTAL INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - BOILER & MACHINERY POLICY NUMBER BM 1044993717	41693	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE COMPANY	CONTINENTAL INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - AVIATION/ AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER BHV 606159	41692	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
CONTINENTAL INSURANCE COMPANY	CONTINENTAL INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - AVIATION/ AIRCRAFT PRODUCTS LIAB POLICY NUMBER APG606160	41691	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
CONVANSYS CORPORATION	CONVANSYS CORPORATION JON UMSTEAD VICE PRESIDENT 32605 WEST TWELVE MILE RD FARMINGTON HILLS, MI 48334 USA	MASTER SERVICES AGREEMENT IP AGREEMENT 9	11955	CHEMTURA CORPORATION	SERVICES	27-Feb-06		$0.00
COOKSON AMERICA INC	COOKSON AMERICA INC COOKSON AMERICA INC ATTN STUART L DANIELS ONE COOKSON PL PROVIDENCE, RI 02903	INDEMITY AGREEMENT BETWEEN AZ PRODUCTS S.A. DE C.V AND GREAT LAKES CHEMICAL CORPORATIONORATION AND COOKSON GROUP PLC, COOKSON AMERICA, INC., VESUVIUS USA CORPORATION AND NORMETALES S.A. DE C.V	4388	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	31-Oct-97		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
COOKSON AMERICA INC	COOKSON AMERICA INC ATTN STUART L DANIELS ONE COOKSON PL PROVIDENCE, RI 02903 USA	SOUTH AFRICAN PURCHASE AGREEMENT BY AND AMONG ANTON HOLDINGS, INC. (“PURCHASER”) AND GREAT LAKES CHEMICAL CORPORATIONORATION (“GREAT LAKES”) AND COOKSON GROUP PLC. (“COOKSON-UK”), COOKSON AMERICA, INC. (“COOKSON-US”) AND VESUVIUS USA CORPORATION (“VESUVIU	4385	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
COOKSON AMERICA INC	COOKSON AMERICA INC ATTN STUART L DANIELS ONE COOKSON PL PROVIDENCE , RI 02903 USA	MEXICAN TECHNOLOGY AGREEMENT BETWEEN NORMETALES S.A. DE C.V., AS GRANTOR, COOKSON GROUP PLC, COOKSON AMERICA, INC. AND VESUVIUS USA CORPORATION, AS GUARANTORS AND GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES, INC, AS GRANTEE	4381	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
COOKSON AMERICA INC	COOKSON AMERICA INC ATTN STUART L DANIELS ONE COOKSON PL PROVIDENCE, RI 02903 USA	UK ASSET PURCHASE AGREEMENT BY AND AMONG HAMSARD ONE THOUSAND AND SIXTY LIMITED (“PURCHASER”), GREAT LAKES EUROPE LIMITED (“GREAT LAKES EUROPE”) AND GREAT LAKES CHEMICAL CORPORATIONORATION (“GREAT LAKES”) AND COOKSON GROUP PLC (“COOKSON-UK”), COOKSON AMER	4384	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
COOKSON AMERICA INC	COOKSON AMERICA INC ATTN STUART L DANIELS ONE COOKSON PL PROVIDENCE , RI 02903 USA	UK TECHNOLOGY AGREEMENT BETWEEN COOKSON GROUP PLC AND ANZON LTD., AS GRANTOR, COOKSON AMERICA, INC. AND VESUVIUS USA CORPORATION, AS GUARANTORS, AND GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES, INC., AS GRANTEE	4382	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
COOKSON AMERICA INC	COOKSON AMERICA INC COOKSON AMERICA INC ADLER POLLOCK & SHEEHAN INCORPORATED ATTN JOHN F CORRIGAN ESQ 2300 HOSPITAL TRUST TOWER PROVIDENCE, RI 02903	UK TOLL MANUFACTURING AGREEMENT BETWEEN ANZON, LTD. (“ANZON”), COOKSON GROUP PLC (“COOKSON-UK”) AND COOKSON AMERICA, INC. (“COOKSON-US”) AND HAMSARD ONE THOUSAND AND SIXTY LIMITED (“HAMSARD”)	4389	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
COOKSON AMERICA INC	COOKSON AMERICA INC ATTN STUART L DANIELS ONE COOKSON PL PROVIDENCE , RI 02903 USA	UK TRADEMARK AGREEMENT BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES, INC., AS GRANTEE, COOKSON GROUP PLC AND ANZON LTD., AS GRANTORS, AND COOKSON AMERICA, INC. AND VESUVIUS USA CORPORATION, AS GUARANTORS	4383	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
COOKSON AMERICA INC	COOKSON AMERICA INC ATTN STUART L DANIELS ONE COOKSON PL PROVIDENCE, RI 02903 USA	USA ASSET PURCHASE AGREEMENT BY AND AMONG SEQUEL ACQUISITION, INC. (“PURCHASER”) (LATER RENAMED ANZON HOLDINGS, INC.) AND GREAT LAKES CHEMICAL CORPORATIONORATION (“GREAT LAKES”) AND COOKSON GROUP PLC (“COOKSON-UK”), COOKSON AMERICA, INC. (“COOKSON-US”), V	4386	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
COOKSON AMERICA INC	COOKSON AMERICA INC ATTN STUART L DANIELS ONE COOKSON PL PROVIDENCE, RI 2903 USA	USA ASSET PURCHASE AGREEMENT BY AND AMONG SEQUEL ACQUISITION, INC. (“PURCHASER”) (LATER RENAMED ANZON HOLDINGS, INC.) AND GREAT LAKES CHEMICAL CORPORATIONORATION (“GREAT LAKES”) AND COOKSON GROUP PLC (“COOKSON-UK”), COOKSON AMERICA, INC. (“COOKSON-US”), V	4387	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
COOKSON AMERICA INC	COOKSON AMERICA INC ATTN STUART L DANIELS ONE COOKSON PL PROVIDENCE, RI 02903 USA	USA TRADEMARK AGREEMENT BETWEEN ANZON, INC., AS GRANTOR, COOKSON GROUP PLC, COOKSON AMERICA, INC. AND VESUVIUS USA CORPORATION, AS GUARANTORS AND GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES, AS GRANTEE	4380	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS		COOKSON AMERICA INC COOKSON AMERICA INC ADLER POLLOCK & SHEEHAN INCORPORATED ATTN JOHN F CORRIGAN ESQ 2300 HOSPITAL TRUST TOWER PROVIDENCE, RI 02903	$0.00
COOKSON AMERICAS INC	COOKSON AMERICAS INC ATTN STUART L DANIELS ONE COOKSON PL PROVIDENCE, RI 02903 USA	MEXICAN ASSET PURCHASE AGREEMENT BY AND AMONG AZ PRODUCTS S.A. DE C.V. (“PURCHASER”) AND GREAT LAKES CHEMICAL CORPORATIONORATION (“GREAT LAKES”) AND COOKSON GROUP PLC (“COOKSON-UK”), COOKSON AMERICAS, INC. (“COOKSON-US”), VESUVIUS USA CORPORATION (“VESUVI	4390	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	31-Oct-97		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
COOKSON GROUP PLC	COOKSON GROUP PLC ATTN GROUP SECRETARY 130 WOOD ST LONDON, EC2V 6EQ ENGLAND	UK TECHNOLOGY AGREEMENT BETWEEN COOKSON GROUP PLC AND ANZON LTD AS GRANTOR COOKSON AMERICA INC AND VESUVIUS USA CORPORATION AS GUARANTORS AND GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES INC AS GRANTEE	4428	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
COOKSON GROUP PLC	COOKSON GROUP PLC ATTN GROUP SECRETARY 130 WOOD ST LONDON, EC2V 6EQ ENGLAND	UK TRADEMARK AGREEMENT BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES INC AS GRANTEE COOKSON GROUP PLC AND ANZON LTD AS GRANTORS AND COOKSON AMERICA INC AND VESUVIUS USA CORPORATION AS GUARANTORS	4429	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
COOKSON GROUP PLC	COOKSON GROUP PLC ATTN GROUP SECRETARY 130 WOOD ST LONDON, EC2V 6EQ ENGLAND	TRADEMARK ASSIGNMENT AGREEMENT BETWEEN COOKSON GROUP PLC AS ASSIGNOR AND GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES INC AS ASSIGNEE	4427	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
COOKSON GROUP PLC	COOKSON GROUP PLC COOKSON AMERICA INC ATTN STUART L DANIELS ONE COOKSON PL PROVIDENCE, RI 02903	UK TOLL MANUFACTURING AGREEMENT BETWEEN ANZON, LTD. (“ANZON”), COOKSON GROUP PLC (“COOKSON-UK”) AND COOKSON AMERICA, INC. (“COOKSON-US”) AND HAMSARD ONE THOUSAND AND SIXTY LIMITED (“HAMSARD”)	4401	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS		COOKSON GROUP PLC ATTN GROUP SECRETARY 130 WOOD ST LONDON, EC2V 6EQ ENGLAND	$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
COOKSON GROUP PLC	COOKSON GROUP PLC ATTN GROUP SECRETARY 130 WOOD ST LONDON, EC2V 6EQ ENGLAND	UK TRADEMARK AGREEMENT BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES, INC., AS GRANTEE, COOKSON GROUP PLC AND ANZON LTD., AS GRANTORS, AND COOKSON AMERICA, INC. AND VESUVIUS USA CORPORATION, AS GUARANTORS	4394	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
COOKSON GROUP PLC	COOKSON GROUP PLC ATTN GROUP SECRETARY 130 WOOD ST LONDON, EC2V 6EQ ENGLAND	USA TRADEMARK AGREEMENT BETWEEN ANZON, INC., AS GRANTOR, COOKSON GROUP PLC, COOKSON AMERICA, INC. AND VESUVIUS USA CORPORATION, AS GUARANTORS AND GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES, AS GRANTEE	4391	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
COOKSON GROUP PLC	COOKSON GROUP PLC ATTN GROUP SECRETARY 130 WOOD ST LONDON, EC2V 6EQ ENGLAND	UK ASSET PURCHASE AGREEMENT BY AND AMONG HAMSARD ONE THOUSAND AND SIXTY LIMITED (“PURCHASER”), GREAT LAKES EUROPE LIMITED (“GREAT LAKES EUROPE”) AND GREAT LAKES CHEMICAL CORPORATIONORATION (“GREAT LAKES”) AND COOKSON GROUP PLC (“COOKSON-UK”), COOKSON AMER	4395	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
COOKSON GROUP PLC	COOKSON GROUP PLC COOKSON GROUP PLC ADLER POLLOCK & SHEEHAN INCORPORATED ATTN JOHN F CORRIGAN ESQ 2300 HOSPITAL TRUST TOWER PROVIDENCE, RI 02903	TRADEMARK ASSIGNMENT AGREEMENT BETWEEN COOKSON GROUP PLC, AS ASSIGNOR, AND GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES, INC., AS ASSIGNEE	4399	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
COOKSON GROUP PLC	COOKSON GROUP PLC ATTN GROUP SECRETARY 130 WOOD ST LONDON, EC2V 6EQ ENGLAND	MEXICAN TECHNOLOGY AGREEMENT BETWEEN NORMETALES SA DE CV AS GRANTOR COOKSON GROUP PLC COOKSON AMERICA INC AND VESUVIUS USA CORPORATION AS GUARANTORS AND GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES INC AS GRANTEE	4425	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
COOKSON GROUP PLC	COOKSON GROUP PLC ATTN GROUP SECRETARY 130 WOOD ST LONDON, EC2V 6EQ ENGLAND	UK TECHNOLOGY AGREEMENT BETWEEN COOKSON GROUP PLC AND ANZON LTD., AS GRANTOR, COOKSON AMERICA, INC. AND VESUVIUS USA CORPORATION, AS GUARANTORS, AND GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES, INC., AS GRANTEE	4393	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
COOKSON GROUP PLC	COOKSON GROUP PLC COOKSON AMERICA INC ATTN STUART L DANIELS ONE COOKSON PL PROVIDENCE, RI 02903	INDEMITY AGREEMENT BETWEEN AZ PRODUCTS S.A. DE C.V AND GREAT LAKES CHEMICAL CORPORATIONORATION AND COOKSON GROUP PLC, COOKSON AMERICA, INC., VESUVIUS USA CORPORATION AND NORMETALES S.A. DE C.V	4400	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	31-Oct-97		$0.00
COOKSON GROUP PLC	COOKSON GROUP PLC ATTN GROUP SECRETARY 130 WOOD ST LONDON, EC2V 6EQ ENGLAND	MEXICAN ASSET PURCHASE AGREEMENT BY AND AMONG AZ PRODUCTS S.A. DE C.V. (“PURCHASER”) AND GREAT LAKES CHEMICAL CORPORATIONORATION (“GREAT LAKES”) AND COOKSON GROUP PLC (“COOKSON-UK”), COOKSON AMERICAS, INC. (“COOKSON-US”), VESUVIUS USA CORPORATION (“VESUVI	4396	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	31-Oct-97		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
COOKSON GROUP PLC	COOKSON GROUP PLC ATTN GROUP SECRETARY 130 WOOD ST LONDON, EC2V 6EQ ENGLAND	MEXICAN TECHNOLOGY AGREEMENT BETWEEN NORMETALES S.A. DE C.V., AS GRANTOR, COOKSON GROUP PLC, COOKSON AMERICA, INC. AND VESUVIUS USA CORPORATION, AS GUARANTORS AND GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES, INC, AS GRANTEE	4392	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
COOKSON GROUP PLC	COOKSON GROUP PLC COOKSON GROUP PLC ATTN GROUP SECRETARY 130 WOOD ST LONDON, EC2V 6EQ ENGLAND	PATENT ASSIGNMENT AGREEMENT BETWEEN COOKSON GROUP PLC, AS ASSIGNOR, AND GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES, INC., AS ASSIGNEE	4398	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
COOKSON GROUP PLC	COOKSON GROUP PLC ATTN GROUP SECRETARY 130 WOOD ST LONDON, EC2V 6EQ ENGLAND	SOUTH AFRICAN PURCHASE AGREEMENT BY AND AMONG ANTON HOLDINGS, INC. (“PURCHASER”) AND GREAT LAKES CHEMICAL CORPORATIONORATION (“GREAT LAKES”) AND COOKSON GROUP PLC. (“COOKSON-UK”), COOKSON AMERICA, INC. (“COOKSON-US”) AND VESUVIUS USA CORPORATION (“VESUVIU	4397	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
COOKSON GROUP PLC	COOKSON GROUP PLC ATTN GROUP SECRETARY 130 WOOD ST LONDON, EC2V 6EQ ENGLAND	PATENT ASSIGNMENT AGREEMENT BETWEEN COOKSON GROUP PLC AS ASSIGNOR AND GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES INC AS ASSIGNEE	4426	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
COOKSON GROUP PLC	COOKSON GROUP PLC GROUP SECRETARY 130 WOOD ST LONDON, EC2V 6EQ ENGLAND	BAILMENT AND COMMITMENT TO SELL AND PURCHASE AGREEMENTS	34931	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
COPELAND	COPELAND TO COPELAND AGENT FOR SHAREHOLDERS OR ETC 1725 S INDIAN TRL NAPERVILLE, IL 60565	ETC/COPELAND EMPLOYMENT AGREEMENT	4350	GREAT LAKES CHEMICAL CORPORATION	M&A - EMPLOYMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
COPELAND	COPELAND 1725 S INDIAN TRAIL NAPERVILLE, IL 60565 USA	STOCK PURCHASE AGREEMENT BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION (“GREAT LAKES CHEMICAL CORPORATIONORATION”) (“PURCHASER”) AND ENZYME TECHNOLOGY CORPORATION (“ETC”) (“SELLER”) AND JAMES C. COPELAND, ROY L. WHISTLER, WALTER J. SHORT, JOHN. P. FLOYD	4349	GREAT LAKES CHEMICAL CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)			$0.00
COPELAND AGENT FOR SHAREHOLDERS OR ETC	COPELAND AGENT FOR SHAREHOLDERS OR ETC 1725 S INDIAN TRAIL NAPERVILLE, IL 60565 USA	WIL RESEARCH LAB/ETC LEASE COVERING ASHLAND OHIO FACILITIES	3267	GREAT LAKES CHEMICAL CORPORATION	M&A - LEASE - REAL PROPERTY			$0.00
COPELAND AGENT FOR SHAREHOLDERS OR ETC	COPELAND AGENT FOR SHAREHOLDERS OR ETC 1725 S INDIAN TRAIL NAPERVILLE, IL 60565 USA	ETC ANHEUSER BUSCH LICENSE AGREEMENT DATED JUNE 13 1984	3264	GREAT LAKES CHEMICAL CORPORATION	M&A - TECHNOLOGY LICENSE			$0.00
COPELAND AGENT FOR SHAREHOLDERS OR ETC	COPELAND AGENT FOR SHAREHOLDERS OR ETC 1725 S INDIAN TRAIL NAPERVILLE, IL 60565 USA	ETC EMPLOYEE GENERIC VICE PRESIDENT EMPLOYMENT AGREEMENT	3266	GREAT LAKES CHEMICAL CORPORATION	M&A - EMPLOYMENT	01-Jun-82		$0.00
COPELAND AGENT FOR SHAREHOLDERS OR ETC	COPELAND AGENT FOR SHAREHOLDERS OR ETC 1725 S INDIAN TRAIL NAPERVILLE, IL 60565 USA	ETC COPELAND EMPLOYMENT AGREEMENT DATED MAY 21 1982	3265	GREAT LAKES CHEMICAL CORPORATION	M&A - EMPLOYMENT			$0.00
COPYRIGHT CLEARANCE CENTER INC	COPYRIGHT CLEARANCE CENTER INC 222 ROSEWOOD DR DANVERS, MA 01923	RENEWAL OF ANNUAL AUTHORIZATIONS SERVICE MULTINATIONAL REPERTORY AGREEMENT	1498	CHEMTURA CORPORATION	COPYRIGHT	01-Oct-07		$0.00
COPYRIGHT CLEARANCE CENTER INC	COPYRIGHT CLEARANCE CENTER INC 222 ROSEWOOD DR DANVERS, MA 01923	LETTER FROM COPYRIGHT CLEARANCE CENTER INC TO CHEMTURA	1736	CHEMTURA CORPORATION	COPYRIGHT	01-Oct-05		$0.00
CORESOURCE	CORESOURCE 26 28 WEST KING ST PO BOX 83301 LANCASTER, PA 17608-3301 USA	EXHIBIT A TO THE AGREEMENT FOR PLAN SUPERVISOR BTWN CHEMTURA CORP AND CORESOURCE	1359	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jan-09		$124,745.40
CORESOURCE	CORESOURCE INC 26 28 WEST KING ST PO BOX 83301 LANCASTER, PA 17608	CROMPTON CORPORATION AGREEMENT FOR PLAN SUPERVISOR	36838	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jul-03		$0.00
CORPORATION SERVICE CO	CORPORATION SERVICE COMPANY ATTN GENERAL COUNSEL 2711 CENTERVILLE RD SUITE 400 WILMINGTON, DE 19808 US	11/17/2005 SERVICES AGREEMENT FOR POWERBRIEF SERVICE	19786	CHEMTURA CORPORATION	SERVICES			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
COSTCO	COSTCO ATTN LEGAL 999 LAKE DR ISSAQUAH, WA 98027 USA	ITEM AGREEMENT	24950	BIOLAB, INC.	SALES			$0.00
COSTCO	COSTCO ATTN LEGAL 999 LAKE DR ISSAQUAH, WA 98027 USA	ITEM AGREEMENT	24951	BIOLAB, INC.	SALES			$0.00
COSTCO	COSTCO ATTN LEGAL 999 LAKE DR ISSAQUAH, WA 98027 USA	2008/2009 COSTCO PROGRAM OUTLINE	186	BIO-LAB, INC.	SALES			$0.00
COSTCO	COSTCO ATTN LEGAL 999 LAKE DR ISSAQUAH, WA 98027 USA	SPORTING GOODS INFORMAL QUOTE SHEET	187	BIO-LAB, INC.	SALES			$0.00
COSTCO	COSTCO ATTN LEGAL 999 LAKE DR ISSAQUAH, WA 98027 USA	COSTCO ITEM AGREEMENT ENVIRONMENTAL HEALTH AND SAFETY DECLARATION (CONSUMER)	188	BIO-LAB, INC.	SALES			$0.00
COSTCO	COSTCO ATTN LEGAL 999 LAKE DR ISSAQUAH, WA 98027 USA	ITEM AGREEMENT	189	BIO-LAB, INC.	SALES			$0.00
COSTCO	COSTCO ATTN LEGAL 999 LAKE DR ISSAQUAH, WA 98027 USA	2007 COSTCO PROGRAM OUTLINE	190	BIO-LAB, INC.	SALES			$0.00
CRAIG A. ROGERSON	REDACTED	INFORMAL ARRANGEMENT BETWEEN CRAIG ROGERSON AND CHEMTURA CORP REGARDING THE TERMS OF EMPLOYMENT	19778	CHEMTURA CORPORATION	EMPLOYMENT			REDACTED
CRANE GROUP CO. (CLASS REPRESENTATIVE)	CRANE GROUP CO. (CLASS REPRESENTATIVE) KAPLAN FOX & KILSHEIMER 805 THIRD AVENUE 22ND FLOOR NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	20962	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CRANE GROUP CO. (CLASS REPRESENTATIVE)	CRANE GROUP CO. (CLASS REPRESENTATIVE) GOLD BENNETT CERA & SIDENER LLP 595 MARKET STREET SUITE 2300 SAN FRANCISCO, CA 94105 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	20961	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CRANE GROUP CO. (CLASS REPRESENTATIVE)	CRANE GROUP CO. (CLASS REPRESENTATIVE) COHEN MILSTEIN HAUSFELD & TOLL PLLC 150 EAST 52 STREET NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	20960	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CRANE GROUP CO. (CLASS REPRESENTATIVE)	CRANE GROUP CO. (CLASS REPRESENTATIVE) KOHN, SWIFT & GRAF, P.C. ONE SOUTH BROAD SUITE 2100 PHILADELPHIA, PA 19107 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	20963	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CRANE PLASTICS COMPANY LLC (CLASS REPRESENTATIVE)	CRANE PLASTICS COMPANY LLC (CLASS REPRESENTATIVE) COHEN MILSTEIN HAUSFELD & TOLL PLLC 150 EAST 52 STREET NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	20964	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CRANE PLASTICS COMPANY LLC (CLASS REPRESENTATIVE)	CRANE PLASTICS COMPANY LLC (CLASS REPRESENTATIVE) GOLD BENNETT CERA & SIDENER LLP 595 MARKET STREET SUITE 2300 SAN FRANCISCO, CA 94105 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	20965	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CRANE PLASTICS COMPANY LLC (CLASS REPRESENTATIVE)	CRANE PLASTICS COMPANY LLC (CLASS REPRESENTATIVE) KAPLAN FOX & KILSHEIMER 805 THIRD AVENUE 22ND FLOOR NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	20966	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CRANE PLASTICS COMPANY LLC (CLASS REPRESENTATIVE)	CRANE PLASTICS COMPANY LLC (CLASS REPRESENTATIVE) KOHN, SWIFT & GRAF, P.C. ONE SOUTH BROAD SUITE 2100 PHILADELPHIA, PA 19107 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	20967	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CRANE PLASTICS MANUFACTURING LTD. (CLASS REPRESENTATIVE)	CRANE PLASTICS MANUFACTURING LTD. (CLASS REPRESENTATIVE) GOLD BENNETT CERA & SIDENER LLP 595 MARKET STREET SUITE 2300 SAN FRANCISCO, CA 94105 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	20969	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CRANE PLASTICS MANUFACTURING LTD. (CLASS REPRESENTATIVE)	CRANE PLASTICS MANUFACTURING LTD. (CLASS REPRESENTATIVE) KAPLAN FOX & KILSHEIMER 805 THIRD AVENUE 22ND FLOOR NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	20970	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CRANE PLASTICS MANUFACTURING LTD. (CLASS REPRESENTATIVE)	CRANE PLASTICS MANUFACTURING LTD. (CLASS REPRESENTATIVE) KOHN, SWIFT & GRAF, P.C. ONE SOUTH BROAD SUITE 2100 PHILADELPHIA, PA 19107 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	20971	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CRANE PLASTICS MANUFACTURING LTD. (CLASS REPRESENTATIVE)	CRANE PLASTICS MANUFACTURING LTD. (CLASS REPRESENTATIVE) COHEN MILSTEIN HAUSFELD & TOLL PLLC 150 EAST 52 STREET NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	20968	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CRANE PLASTICS SIDING LLC (CLASS REPRESENTATIVE)	CRANE PLASTICS SIDING LLC (CLASS REPRESENTATIVE) COHEN MILSTEIN HAUSFELD & TOLL PLLC 150 EAST 52 STREET NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	20972	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CRANE PLASTICS SIDING LLC (CLASS REPRESENTATIVE)	CRANE PLASTICS SIDING LLC (CLASS REPRESENTATIVE) KOHN, SWIFT & GRAF, P.C. ONE SOUTH BROAD SUITE 2100 PHILADELPHIA, PA 19107 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	20975	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CRANE PLASTICS SIDING LLC (CLASS REPRESENTATIVE)	CRANE PLASTICS SIDING LLC (CLASS REPRESENTATIVE) KAPLAN FOX & KILSHEIMER 805 THIRD AVENUE 22ND FLOOR NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	20974	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CRANE PLASTICS SIDING LLC (CLASS REPRESENTATIVE)	CRANE PLASTICS SIDING LLC (CLASS REPRESENTATIVE) GOLD BENNETT CERA & SIDENER LLP 595 MARKET STREET SUITE 2300 SAN FRANCISCO, CA 94105 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	20973	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CRANE PRODUCTS LTD. (CLASS REPRESENTATIVE)	CRANE PRODUCTS LTD. (CLASS REPRESENTATIVE) KAPLAN FOX & KILSHEIMER 805 THIRD AVENUE 22ND FLOOR NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	20978	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CRANE PRODUCTS LTD. (CLASS REPRESENTATIVE)	CRANE PRODUCTS LTD. (CLASS REPRESENTATIVE) GOLD BENNETT CERA & SIDENER LLP 595 MARKET STREET SUITE 2300 SAN FRANCISCO, CA 94105 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	20977	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CRANE PRODUCTS LTD. (CLASS REPRESENTATIVE)	CRANE PRODUCTS LTD. (CLASS REPRESENTATIVE) COHEN MILSTEIN HAUSFELD & TOLL PLLC 150 EAST 52 STREET NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	20976	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CRANE PRODUCTS LTD. (CLASS REPRESENTATIVE)	CRANE PRODUCTS LTD. (CLASS REPRESENTATIVE) KOHN, SWIFT & GRAF, P.C. ONE SOUTH BROAD SUITE 2100 PHILADELPHIA, PA 19107 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	20979	CHEMTURA CORPORATION	SETTLEMENT			$0.00
CRAVENS DARGAN	CRAVENS DARGAN 10205 WESTHEIMER RD NO 550 HOUSTON, TX 77042-3157	INSURANCE POLICY - POLICY NUMBER CNU127511	38763	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CRAVENS DARGAN	CRAVENS DARGAN 10205 WESTHEIMER RD NO 550 HOUSTON, TX 77042-3157	INSURANCE POLICY - POLICY NUMBER CNU127511	38762	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CRAVENS DARGAN	CRAVENS DARGAN 10205 WESTHEIMER RD NO 550 HOUSTON, TX 77042-3157	INSURANCE POLICY - POLICY NUMBER CNU127511	41694	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
CREATIVE MARKETING SOLUTIONS	CREATIVE MARKETING SOLUTIONS THOMAS MCAULIFFE 1185 TURNPIKE ST STOUGHTON, MA 02072	BROKER AGREEMENT SALES AND MARKETING	191	HOMECARE LABS, INC.	SALES	01-Aug-05		$4,318.09
CRIMPL	CRIMPL ATTN STEPHEN HEARD 1055 LAKE PARK DR STE 100 SMYRNA, GA 30080	CONFIRMATION LETTER/THIRD AMENDMENT TO MANUFACTURING AND SUPPLY AGREEMENT	1751	BIO-LAB, INC.	PURCHASE (RAW MATERIALS)			$0.00
CRISTIANA DIACONESCU	REDACTED	SEPARATION AGREEMENT AND RELEASE	5302	CHEMTURA CORPORATION	SEVERANCE	14-Jan-09		REDACTED
CRITICAL PATH SERVICES LLC	CRITICAL PATH SERVICES LLC JULIE E EBLE PHD 300 FOULK RD STE 1C WILMINGTON , DE 19803 USA	MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT	11956	CHEMTURA CORPORATION	CONFIDENTIALITY	07-Nov-05		$0.00
CRODA INCORPORATED	CRODA INTERNATIONAL PLC COWICK HALL SNAITH, GOOLE EAST YORKSHIRE, DN14 9AA UNITED KINGDOM	SALES AND PURCHASE AGREEMENT BETWEEN CRODA INTERNATIONAL PLC (UK) AND CHEMTURA CORPORATION	12911	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	19-Feb-08		$0.00
CROMPTON CORPORATION & UNIROYAL CHEMICAL COMPANY, INC. (NJ)	CROMPTON CORPORATION & UNIROYAL CHEMICAL COMPANY, INC. (NJ) ONE AMERICAN LN GREENWICH, CT 06831-2559	TRADEMARK LICENSE AGREEMENT	19991	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
CROMPTON SPECIALTIES PTY LTD	CROMPTON SPECIALTIES PTY LTD 73 SCIENCE PARK DR #02-10 CINTECH I SINGAPORE, 118254 SINGAPORE	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19947	CHEMTURA CORPORATION	SERVICES			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CROP DATA MANAGEMENT SYSTEMS, INC	CROP DATA MANAGEMENT SYSTEMS INC ELISABETH A MAGILL NASO HART BUILDING 423 4TH ST 7TH FL MARYSVILLE, CA 95901	MANUFACTURER / FORMULATOR ENTERPRISE AGREEMENT	390	CHEMTURA CORPORATION	SERVICES	18-Oct-06		$0.00
CROP DATA MANAGEMENT SYSTEMS, INC	CROP DATA MANAGEMENT SYSTEMS INC DON JACKSON 423 FOURTH ST SEVENTH FLR NASO HART BUILDING MARYSVILLE, CA 95901 USA	ADVISOR DATABASE SERVICE AND LICENSE AGREEMENT	2713	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	29-Nov-07		$0.00
CROP DATA MANAGEMENT SYSTEMS, INC	CROP DATA MANAGEMENT SYSTEMS INC ELISABETH A MAGILL NASO HART BUILDING 423 4TH ST 7TH FL MARYSVILLE, CA 95901	ADVISOR DATABASE SERVICE AND LICENSE AGREEMENT	391	CHEMTURA CORPORATION	SERVICES	29-Nov-07		$0.00
CROSSMARK RETAIL SERVICES	CROSSMARK INC DAVID A BAXLEY CEO 5100 LEGACY DR PLANO, TX 75024-3104	RETAIL MERCHANDISING SERVICE AGREEMENT BETWEEN CROSSMARK AND BIOLAB, INC.	192	BIO-LAB, INC.	AGENCY	01-Jan-07		$102,469.83
CRUDE OIL, LLC	CRUDE OIL, LLC ,	GAS PURCHASE CONTRACT	1920	GREAT LAKES CHEMICAL CORPORATION	PURCHASE (RAW MATERIALS)	01-Dec-01		$0.00
CRUM & FORSTER	CRUM & FORSTER 305 MADISON AVE PO BOX 1973 MORRISTOWN, NJ 7962	INSURANCE POLICY - POLICY NUMBER	38764	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
CRYSTAL INC PMC	CRYSTAL INC PMC 601 WEST 8TH STREET LANSDALE , PA 19446	JUNIOR MORTGAGE AND SECURITY AGREEMENT DATED APRIL 11, 2008 BY CRYSTAL INC.-PMC IN FAVOR OF CHEMTURA CORPORATION	12691	CHEMTURA CORPORATION	M&A - BANK/CREDIT	11-Apr-08		$0.00
CSC COVANSYS CORPORATION	CSC COVANSYS CORPORATION JULIE THORNTON DIRECTOR OF LEGAL AFFAIRS 7701 COLLEGE BLVD OVERLAND PARK, KS 66210	EDI SERVICES AND SUPPORT AMENDMENT NUMBER 1	408	CHEMTURA CORPORATION	SERVICES	02-Mar-06		$0.00
CSC COVANSYS CORPORATION	CSC COVANSYS CORPORATION JULIE THORNTON DIRECTOR OF LEGAL AFFAIRS 7701 COLLEGE BLVD OVERLAND PARK, KS 66210 USA	MASTER SERVICES AGREEMENT EXHIBIT A (AMENDMENT NO 1)	2715	CHEMTURA CORPORATION	SERVICES	02-Mar-06		$0.00
CSM CORPORATION	CSM CORPORATION 2FLOOR, VIGEVANO BLDG, 175-14, NONHYUN DONG GANGNAM-GU SEOUL, KOREA	AGENCY AGREEMENT (BETWEEN HATCO CORPORATION AND CSM CORPORATION)	904	CHEMTURA CORPORATION	AGENCY	19-May-97		$3,740.93

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
CUSTOMS INFO LLC	CUSTOMS INFO LLC 2955 N WOLF CREEK EDEN, UT 84310	AGREEMENT BETWEEN CUSTOMS INFO LLC AND CHEMTURA CORP	2508	CHEMTURA CORPORATION	SERVICES	02-Sep-08		$0.00
CYTEC INDUSTRIES INC	CYTEC INDUSTRIES INC. FIVE GARRET MOUNTAIN PLAZA WEST PATERSON, NJ 07424	PRODUCT SUPPLY AGREEMENT BY AND BETWEEN CHEMTURA CORPORATION AND CYTEC INDUSTRIES INC.	24984	CHEMTURA CORPORATION	SALES	01-Jun-06		$11,318.48
CYTEC INDUSTRIES INC	CYTEC INDUSTRIES INC. FIVE GARRET MOUNTAIN PLAZA WEST PATERSON, NJ 07424	PRODUCT SUPPLY AGREEMENT BY AND BETWEEN CHEMTURA CORPORATION AND CYTEC INDUSTRIES INC.	24985	CHEMTURA CORPORATION	SALES	01-Jun-06		$0.00
D BOND TRADING CO LTD	D BOND TRADING CO LTD ATTN GENERAL MANAGER 1F NO 9 SEC 1 LIOU CHUAN W RD SOUTH DISTRICT TAICHUNG TAIWAN, ROC	DISTRIBUTION AGREEMENT	1177	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-08		$0.00
D BOND TRADING CO LTD	D BOND TRADING CO LTD 1 F NO 9 SEC 1 LIOU CHUAN WEST RD SOUTH DISTRICT, TAICHUNG R O C TAIWAN	DISTRIBUTION AGREEMENT	1186	CHEMTURA CORPORATION	DISTRIBUTION	14-Apr-08		$0.00
D L PETERSON TRUST	D. L. PETERSON (PHH) LEASE OF EXECUTIVE CARS (1) 5924 COLLECTIONS CENTER DRIVE CHICAGO, IL 60693 USA	HR AGREEMENT	21095	CHEMTURA CORPORATION	EMPLOYMENT			$0.00
D S ACQUISITION CO	D S ACQUISITION CO ATTN SCOTT OAKFORD C O HAMILTON ROBINSON LLC 2 STAMFORD PLZ 281 TRESSER BLVD 4TH FL STAMFORD, CT 06901	NON-COMPETITION AGREEMENT DATED OCTOBER 30, 2006 BETWEEN D-S ACQUISITION CO AND CROMPTON HOLDINGS CORPORATION	3245	CHEMTURA CORPORATION	M&A - SALES	30-Oct-06		$0.00
D. L. PETERSON AKA PHH/ARVAL	D. L. PETERSON AKA PHH/ARVAL 940 RIDGEBROOK ROAD SPARKS, MD 21152 USA	VEHICLE LEASE AGREEMENT NO. 1130, INCLUDING SUPPLEMENTS AND AMENDMENTS THERETO	43666	CHEMTURA CORPORATION	VEHICLE LEASE	14-Dec-84		$0.00
D.R. WARD CONSTRUCTION (CLASS REPRESENTATIVE)	D.R. WARD CONSTRUCTION (CLASS REPRESENTATIVE) GOLDMAN, SCARLATO & KARON, P.C. 55 PUBLIC SQUARE SUITE 1500 CLEVELAND, OH 44113-1998 USA	SETTLEMENT AGREEMENT DEC. 20, 2006	20982	CHEMTURA CORPORATION	SETTLEMENT			$0.00
D.R. WARD CONSTRUCTION (CLASS REPRESENTATIVE)	D.R. WARD CONSTRUCTION (CLASS REPRESENTATIVE) BALL & SCOTT 550 MAIN AVE. SUITE 601 KNOXVILLE, TN 37902 USA	SETTLEMENT AGREEMENT DEC. 20, 2006	20981	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
D.R. WARD CONSTRUCTION (CLASS REPRESENTATIVE)	D.R. WARD CONSTRUCTION (CLASS REPRESENTATIVE) SHARPE MCQUEEN P.A. 6900 COLLEGE BLVD. SUITE 285 OVERLAND PARK, KS 66211 USA	SETTLEMENT AGREEMENT DEC. 20, 2006	20986	CHEMTURA CORPORATION	SETTLEMENT			$0.00
D.R. WARD CONSTRUCTION (CLASS REPRESENTATIVE)	D.R. WARD CONSTRUCTION (CLASS REPRESENTATIVE) RYLEY CARLOCK & APPLEWHITE ONE NORTH CENTRAL AVENUE SUITE 1200 PHOENIX, AZ 85004 USA	SETTLEMENT AGREEMENT DEC. 20, 2006	20985	CHEMTURA CORPORATION	SETTLEMENT			$0.00
D.R. WARD CONSTRUCTION (CLASS REPRESENTATIVE)	D.R. WARD CONSTRUCTION (CLASS REPRESENTATIVE) LAW OFFICE OF KRISHNA B. NARINE, P.C. 2600 PHILMONT AVE. SUITE 324 HUNTINGTON VALLEY, PA 19006 USA	SETTLEMENT AGREEMENT DEC. 20, 2006	20984	CHEMTURA CORPORATION	SETTLEMENT			$0.00
D.R. WARD CONSTRUCTION (CLASS REPRESENTATIVE)	D.R. WARD CONSTRUCTION (CLASS REPRESENTATIVE) KIRKPATRICK & GOLDSBOROUGH, PLLC LAKEWOOD COMMONS 1223 SHELBURNE ROAD SUITE E-1 SOUTH BURLINGTON, VT 5403 USA	SETTLEMENT AGREEMENT DEC. 20, 2006	20983	CHEMTURA CORPORATION	SETTLEMENT			$0.00
DAIRYLAND	DAIRYLAND 1800 NORTH POINT DR STEVENS POINT, WI 54481	INSURANCE POLICY - POLICY NUMBER XL-17262	38765	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
DAIRYLAND INS.	DAIRYLAND INS. 1800 NORTH POINT DR STEVENS POINT, WI 54481	INSURANCE POLICY - POLICY NUMBER XL-17262	38766	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
DAIRYLAND INSURANCE COMPANY	DAIRYLAND INSURANCE COMPANY 1800 NORTH POINT DR STEVENS POINT, WI 54481	INSURANCE POLICY - POLICY NUMBER XL 17262	38767	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
DALE I BEAUDRY	REDACTED	PLAN S - SURVIVOR INCOME BENEFITS STATEMENT FOR SURVIVOR DALE I. BEAUDRY RE: DECEASED EMPLOYEE, ROGER D. BEAUDRY DATED 07/16/1999	4674	UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE) (CHEMTURA CORPORATION?)	BENEFITS	01-Aug-99		REDACTED
DANA COMPANIES	DANA COMPANIES MURL BEASON 210 ESSEX AVE E AVENEL, NJ 7001	CHEMTURA VAN RATE CHANGE	633	CHEMTURA CORPORATION	SERVICES	12-Jan-09		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
DANA-SUTTLES	DANA-SUTTLES DANA COMPANIES 210 ESSEX AVENUE EAST AVENEL, 07001 USA	LEASE AGREEMENT FOR PROPERTY LOCATED AT CENTRAL PLANT HIGHWAY 15 SOUTH, EL DORADO, AR. NATURE OF DEBOT’S INTEREST - LESSOR. LEASE IS OF NONRESIDENTIAL REAL PROPERTY.	37002	GREAT LAKES CHEMICAL CORPORATION	LEASE - REAL PROPERTY			$0.00
DANCHEM TECHNOLOGIES, INC	DANCHEM TECHNOLOGIES INC DIRECTOR REGULATORY AFFAIRS 1975 OLD RICHMOND RD DANVILLE, VA 24540 USA	ONLY REPRESENTATIVE SERVICES AGREEMENT	54	CHEMTURA CORPORATION	REACH	16-Oct-08		$13,901.97
DANIEL L BLAKEMORE	REDACTED	MEMO RE: NON-QUALIFIED PENSION PLAN FOR DANIEL BLAKEMORE DATED 12/12/2000	4676	CHEMTURA CORPORATION	PENSION	01-Jul-00		REDACTED
DANIEL THERIAULT	REDACTED	SEPARATION AGREEMENT AND RELEASE	5348	CHEMTURA CORPORATION	SEVERANCE	17-Dec-08		REDACTED
DASSAULT SYSTEMES SIMULIA CORP	DASSAULT SYSTEMES SIMULIA CORP RISING SUN MILLS 166 VALLEY ST PROVIDENCE, RI 02909-2499 USA	DASSAULT SYSTEMES SIMULIA CORP SOFTWARE LICENSE AGREEMENT	2718	CHEMTURA CORPORATION	SOFTWARE LICENSE			$0.00
DATAMATX INC	DATAMATX, INC. HARRY P. STEPHENS, PRESIDENT/CEO 3146 NORTHEAST EXPY NE ATLANTA, GA 30341	SERVICE AGREEMENT	1419	CHEMTURA CORPORATION	SERVICES	01-Nov-05		$6,925.41
DATAMATX INC	DATAMATX INC ATTN: LEGAL 3146 NORTHEAST EXPY NE ATLANTA, GA 30341-5345 USA	SERVICE AGREEMENT (PRICE SCHEDULE AND SERVICE SPECIFICATIONS)	2124	CHEMTURA CORPORATION	SERVICES	01-Nov-05		$0.00
DAVID A. LONG	DAVID A LONG C/O JULIE ARDOIN, LLC 2200 VETERANS MEMORIAL, SUITE 201 KENNER, LA 70062 USA	SETTLEMENT AGREEMENT	43649	CHEMTURA CORPORATION	SETTLEMENT	2/8/2009		$277,958.70
DAVID B CLARKE	DAVID B CLARKE ,	CONSULTING AGREEMENT BETWEEN ANDEROL INC AND DAVID B CLARKE DATED 06/01/2007	19783	CHEMTURA CORPORATION	CONSULTING	11-Jun-07		$2,851.55
DAVID C DILLMAN	REDACTED	SEPARATION AGREEMENT AND RELEASE	5303	CHEMTURA CORPORATION	SEVERANCE	30-Jan-09		REDACTED
DAVID PEARMAN (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	DAVID PEARMAN (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) SHARPE MCQUEEN P.A. 6900 COLLEGE BLVD. SUITE 285 OVERLAND PARK, KS 066211 USA	SETTLEMENT AGREEMENT NOV. 28, 2007	20996	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
DAVID PEARMAN (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	DAVID PEARMAN (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) SHARPE MCQUEEN P.A. 6900 COLLEGE BLVD. SUITE 285 OVERLAND PARK, KS 066211 USA	SETTLEMENT AGREEMENT DEC. 20, 2006	20995	CHEMTURA CORPORATION	SETTLEMENT			$0.00
DAVID PEARMAN (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	DAVID PEARMAN (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) BALL & SCOTT 550 MAIN AVE. SUITE 601 KNOXVILLE, TN 37902 USA	SETTLEMENT AGREEMENT NOV. 28, 2007	20988	CHEMTURA CORPORATION	SETTLEMENT			$0.00
DAVID PEARMAN (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	DAVID PEARMAN (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) GOLDMAN, SCARLATO & KARON, P.C. 55 PUBLIC SQUARE SUITE 1500 CLEVELAND, OH 44113-1998 USA	SETTLEMENT AGREEMENT NOV. 28, 2007	20990	CHEMTURA CORPORATION	SETTLEMENT			$0.00
DAVID PEARMAN (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	DAVID PEARMAN (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) LAW OFFICE OF KRISHNA B. NARINE, P.C. 2600 PHILMONT AVE. SUITE 324 HUNTINGTON VALLEY, PA 19006 USA	SETTLEMENT AGREEMENT NOV. 28, 2007	20993	CHEMTURA CORPORATION	SETTLEMENT			$0.00
DAVID PEARMAN (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	DAVID PEARMAN (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) GOLDMAN, SCARLATO & KARON, P.C. 55 PUBLIC SQUARE SUITE 1500 CLEVELAND, OH 44113-1998 USA	SETTLEMENT AGREEMENT DEC. 20, 2006	20989	CHEMTURA CORPORATION	SETTLEMENT			$0.00
DAVID PEARMAN (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	DAVID PEARMAN (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) RYLEY CARLOCK & APPLEWHITE ONE NORTH CENTRAL AVENUE SUITE 1200 PHOENIX, AZ 85004 USA	SETTLEMENT AGREEMENT DEC. 20, 2006	20994	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
DAVID PEARMAN (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	DAVID PEARMAN (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) KIRKPATRICK & GOLDSBOROUGH, PLLC LAKEWOOD COMMONS 1223 SHELBURNE ROAD SUITE E-1 SOUTH BURLINGTON, VT 05403 USA	SETTLEMENT AGREEMENT DEC. 20, 2006	20991	CHEMTURA CORPORATION	SETTLEMENT			$0.00
DAVID PEARMAN (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	DAVID PEARMAN (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) BALL & SCOTT 550 MAIN AVE. SUITE 601 KNOXVILLE, TN 37902 USA	SETTLEMENT AGREEMENT DEC. 20, 2006	20987	CHEMTURA CORPORATION	SETTLEMENT			$0.00
DAVID PEARMAN (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	DAVID PEARMAN (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) LAW OFFICE OF KRISHNA B. NARINE, P.C. 2600 PHILMONT AVE. SUITE 324 HUNTINGTON VALLEY, PA 19006 USA	SETTLEMENT AGREEMENT DEC. 20, 2006	20992	CHEMTURA CORPORATION	SETTLEMENT			$0.00
DAVID S ALCORN	REDACTED	LETTER RE DAVID S. ALCORN AND CLARIFICATION OF PENSION PAYMENT	11700	CHEMTURA CORPORATION	PENSION			REDACTED
DAVIS-STANDARD LLC	DAVIS-STANDARD LLC 1 EXTRUSION DRIVE PAWCATUCK, CT 06379 UNITED STATES	MERGER AND UNIT PURCHASE AGREEMENT	12536	CHEMTURA CORPORATION	JOINT VENTURE	30-Oct-06		$0.00
DAY BERRY & HOWARD LLP	DAY BERRY & HOWARD LLP CITYPLACE 1 185 ASYLUM ST HARTFORD, CT 06103 USA	DIAMOND SHAMROCK/DARTRON SITE AUGUST 2005 SETTLEMENT AGREEMENT	21295	CHEMTURA CORPORATION	SETTLEMENT			$0.00
DE LAGE LANDEN FINANCIAL SERVICE	DE LAGE LANDEN FINANCIAL SERVICES INC 1111 OLD EAGLE RD WAYNE, PA 19087	CERTIFICATE OF ACCEPTANCE	1505	CHEMTURA CORPORATION	SOFTWARE LICENSE			$8,711.99
DE LAGE LANDEN FINANCIAL SERVICE	DE LAGE LANDEN FINANCIAL SERVICES INC 1111 OLD EAGLE RD WAYNE, PA 19087	LOAN AGREEMENT AND PROMISSORY NOTE	1507	CHEMTURA CORPORATION	SOFTWARE LICENSE			$0.00
DE LAGE LANDEN FINANCIAL SERVICES, INC.	DE LAGE LANDEN FINANCIAL SERVICES INC. 1111 OLD EAGLE RD WAYNE, PA 19087 USA	EQUIPMENT LEASE AGREEMENT NO. 24556205.	43728	CHEMTURA CORPORATION	EQUIPMENT LEASE	29-Apr-04		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
DE LAGE LANDEN FINANCIAL SERVICES, INC.	DE LAGE LANDEN FINANCIAL SERVICES INC. 1111 OLD EAGLE RD WAYNE, PA 19087 USA	EQUIPMENT LEASE AGREEMENT NO. 24559981	43729	CHEMTURA CORPORATION	EQUIPMENT LEASE	20-May-04		$0.00
DE LAGE LANDEN FINANCIAL SERVICES, INC.	DE LAGE LANDEN FINANCIAL SERVICES INC. 1111 OLD EAGLE RD WAYNE, PA 19087 USA	EQUIPMENT LEASE PURCHASE OPTION NO. 24857885	43730	CHEMTURA CORPORATION	EQUIPMENT LEASE	16-Oct-07		$0.00
DE LAGE LANDEN FINANCIAL SERVICES, INC.	DE LAGE LANDEN FINANCIAL SERVICES INC. 1111 OLD EAGLE RD WAYNE, PA 19087 USA	EQUIPMENT LEASE PURCHASE OPTION NO. 24857900	43731	CHEMTURA CORPORATION	EQUIPMENT LEASE	16-Oct-07		$0.00
DE LAGE LANDEN FINANCIAL SERVICES, INC.	DE LAGE LANDEN FINANCIAL SERVICES INC. 1111 OLD EAGLE RD WAYNE, PA 19087 USA	EQUIPMENT LEASE - MASTER INSTALLMENT PAYMENT AGREEMENT NO. 24806009	43732	CHEMTURA CORPORATION	EQUIPMENT LEASE	8-Mar-07		$0.00
DE LAGE LANDEN FINANCIAL SERVICES, INC.	DE LAGE LANDEN FINANCIAL SERVICES INC. 1111 OLD EAGLE RD WAYNE, PA 19087 USA	EQUIPMENT LEASE NO. 24863251	43733	CHEMTURA CORPORATION	EQUIPMENT LEASE	7-Nov-07		$0.00
DE LAGE LANDEN FINANCIAL SERVICES, INC.	DE LAGE LANDEN FINANCIAL SERVICES INC. 1111 OLD EAGLE RD WAYNE, PA 19087 USA	EQUIPMENT LEASE AGREEMENT NO. 24866678	43734	CHEMTURA CORPORATION	EQUIPMENT LEASE	31-Oct-07		$0.00
DEAD SEA BROMINE COMPANY LTD	DEAD SEA BROMINE COMPANY LTD MAKLEFF HOUSE PO BOX 180 BEER SHEVA, 84101 ISRAEL	SUPPLY AGREEMENT	2101	GREAT LAKES CHEMICAL CORPORATION	PURCHASE (RAW MATERIALS)	01-Jan-04		$0.00
DEAD SEA BROMINE COMPANY LTD	DEAD SEA BROMINE COMPANY LTD MAKLEFF HOUSE PO BOX 180 BEER SHEVA, 84101 ISRAEL	SUPPLY AGREEMENT	24994	GREAT LAKES CHEMICAL CORPORATION	SALES	16-Sep-03		$0.00
DECRAN AG SUPPLIES INC	DECRAN AG SUPPLIES INC ATTN: LEGAL 99 CAMPBELL MILL RD VOLUNTOWN, CT 06384-1402 USA	NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	409	CHEMTURA CORPORATION	SALES	01-Jan-05		$0.00
DEDICATED TRANSPORT, INC	DEDICATED TRANSPORT; A DIVISION OF DISTRIBUTION TECHNOLOGIES, INC. 6551 GRANT AVE CLEVELAND, OH 44105 USA	TRAILER SCHEDULE NO 2 DATED THIS APRIL 1, 2003 TO MASTER LEASE AGREEMENT DATED AS OF APRIL 1, 2001	2319	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Apr-02		$0.00
DELGADO COMMUNITY COLLEGE	DELGADO COMMUNITY COLLEGE CURT COWAN 615 CITY PARK AVE NEW ORLEANS, LA 70124 USA	PURCHASE ORDER	1120	CHEMTURA CORPORATION	SERVICES	01-May-09		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
DELTA DENTAL	DELTA DENTAL INSURANCE COMPANY ATTN: LEGAL 1515 W 22ND ST STE 450 OAK BROOK, IL 60523 USA	AMENDMENT TO THE AGREEMENT	1361	CHEMTURA CORPORATION	BENEFITS	01-Jan-08		$2,289.79
DELTA DENTAL	DELTA DENTAL OF NEW JERSEY INC 1639 ROUTE 10 PARSIPPANY, NJ 07054 USA	DELTA DENTAL - ADMINISTRATIVE SERVICES CONTRACT	1362	CHEMTURA CORPORATION	BENEFITS	01-Jan-06		$0.00
DELTA DENTAL	DELTA DENTAL ATTN: LEGAL 1515 W 22ND ST STE 450 OAK BROOK, IL 60523 USA	CHEMTURA CORPORATION – GROUP # 4118 DELTA DENTAL PPO PLUS PREMIER EXECUTIVE EXCESS PLAN	2569	CHEMTURA CORPORATION	BENEFITS			$0.00
DELTA ENERGY, LLC	DELTA ENERGY, LLC RONALD J. SEKINGER, VICE PRESIDENT 5200 BLAZER PARKWAY (DA-3) DUBLIN, OH 43017 USA	DELTA ENERGY LLC GENERAL TERMS AND CONDITIONS FOR THE PURCHASE AND SALE OF NAUTRAL GAS	1921	CHEMTURA CORPORATION	PURCHASE (UTILITIES)	01-Apr-05		$0.00
DELTA TERMINAL SVCS, INC	DELTA TERMINAL SERVICES, LLC BRUCE THOMPSON REGIONAL GENERAL MANAGER 3540 RIVER RD HARVEY, LA 70058-2800	SCHEDULE TO THAT CERTAIN TANK LEASE AGREEMENT	1923	CHEMTURA CORPORATION	LEASE - EQUIPMENT	01-Jan-08		$31,017.38
DELTA TERMINAL SVCS, INC	DELTA TERMINAL SERVICES BRUCE THOMPSON 3540 RIVER RD HARVEY, LA 70058-2800	SCHEDULE TO THAT CERTAIN TANK LEASE AGREEMENT	634	CHEMTURA CORPORATION	SERVICES	01-Jan-09		$0.00
DELTIC FARM & TIMBER CO INC	DELTIC FARM & TIMBER CO INC 200 PEACH ST 71730 PO BOX 7000 EL DORADO, AR 71731-7000 USA	BRINE UNIT OPERATING AGREEMENT	578	GREAT LAKES CHEMICAL CORPORATION	EASEMENTS	08-Nov-96		$0.00
DENIS M ANDREUZZI	REDACTED	NORTHERN TRUST BENEFIT PAYMENT PASSPORT	36955	GREAT LAKES CHEMICAL CORPORATION	PENSION			REDACTED
DENNIS MCCULLAR	REDACTED	SEPARATION AGREEMENT AND RELEASE	20534	CHEMTURA CORPORATION	SEVERANCE			REDACTED
DEPARTMENT OF ARMY - CHIEF REAL ESTATE DIVISION	DEPARTMENT OF ARMY - CHIEF REAL ESTATE DIVISION VICOTR L. KOTWICKI DETROIT DISTRICT, CORPS OF ENGINEERS BOX 1027 DETROIT, MI 18231-1027	DEPARTMENT OF THE ARMY: RIGHT OF ENTRY FUSRAP: PAINESVILLE, OHIO	2420	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00
DERMA SCIENCES INC	DERMA SCIENCES INC ATTN: LEGAL 214 CARNEGIE CTR STE 300 PRINCETON , NJ 08540-6237 USA	IP AGREEMENTS	240	BIO-LAB, INC.	TECHNOLOGY LICENSE	01-Apr-09		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
DERMA SCIENCES INC	DERMA SCIENCES INC ATTN: LEGAL 214 CARNEGIE CTR STE 300 PRINCETON , NJ 08540-6237 USA	CONSENT TO USE AND REGISTER	11902	BIO-LAB, INC.	TRADEMARK LICENSE	01-Apr-09		$0.00
DHANUKA AGRITECH LIMITED	DHANUKA AGRITECH LIMITED ATTN DIRECTOR MARKETING DHANUKA GROUP OF COMPANIES DHANUKA HOUSE 861-862 JOSHI RD KAROL BAGH NEW DELHI, 110005 INDIA	DISTRIBUTION AND FORMULATION AGREEMENT	36792	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-08		$12,129.11
DIAKHEM TECHNOLOGIES LLC	DIAKHEM TECHNOLOGIES LLC ATTN PRESIDENT 1406 E PINE ST MIDLAND, MI 48640 USA	CORPORATE SERVICES AGREEMENT OF JULY 25, 2006 BETWEEN DIAZEM CORPORATION AND DIAKHEM TECHNOLOGIES LLC, PURSUANT TO WHICH CHEMTURA PROVIDES CORPORATE SERVICES TO DIAKHEM.	19865	CHEMTURA CORPORATION	JV - SERVICES			$0.00
DIAKHEM TECHNOLOGIES LLC	DIAKHEM TECHNOLOGIES LLC ATTN PRESIDENT 1406 E PINE ST MIDLAND, MI 48640 USA	DIAZEM TECHNOLOGY SERVICES AGREEMENT OF JULY 25, 2006 BETWEEN DIAZEM CORPORATION AND DIAKHEM TECHNOLOGIES, LLC, PURSUANT TO WHICH DIAZEM PROVIDES TECHNOLOGY AND KNOW-HOW RELATED SERVICES OF DIAKHEM.	19866	CHEMTURA CORPORATION	JV - SERVICES			$0.00
DIAMOND R FERTILLIZER CO INC	DIAMOND R FERTILLIZER CO INC ATTN: LEGAL 4100 GLADES CUT-OFF RD FORT PIERCE, FL 34981 USA	NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	411	CHEMTURA CORPORATION	SALES	01-Jan-05		$0.00
DIAMOND SHAMROCK/DARTRON SITE PARTIES	DIAMOND SHAMROCK/DARTRON SITE PARTIES ANDREWS KURTH LLP PAUL M. BONAHAN, ESQ 1701 PEN AVE NW SUITE 300 WASHINGTON, DC 20006 USA	DIAMOND SHAMROCK/DARTRON SITE AUGUST 2005 PRIVATE PARTY SETTLEMENT AGREEMENT	20233	CHEMTURA CORPORATION	SETTLEMENT			$0.00
DIAMOND SHAMROCK/DARTRON SITE PARTIES	DIAMOND SHAMROCK/DARTRON SITE PARTIES LOCKHEED MARTIN CORP. ASST. GENERAL COUNSEL 6801 ROCKLEDGE DRIVE BETHESDA, MD 20817 USA	DIAMOND SHAMROCK/DARTRON SITE AUGUST 2005 PRIVATE PARTY SETTLEMENT AGREEMENT	20225	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
DIAMOND SHAMROCK/DARTRON SITE PARTIES	DIAMOND SHAMROCK/DARTRON SITE PARTIES LOCKHEED MARTIN CORP. ASST. GENERAL COUNSEL 6801 ROCKLEDGE DRIVE BETHESDA, MD 20817 USA	DIAMOND SHAMROCK/DARTRON SITE AUGUST 2005 SETTLEMENT AGREEMENT	20226	CHEMTURA CORPORATION	SETTLEMENT			$0.00
DIAMOND SHAMROCK/DARTRON SITE PARTIES	DIAMOND SHAMROCK/DARTRON SITE PARTIES TIERRA SOLUTIONS, INC. ATTN: PRESIDENT 2 TOWER CENTER BLVD 10TH FLOOR EAST BRUNSWICK, NJ 8816 USA	DIAMOND SHAMROCK/DARTRON SITE AUGUST 2005 PRIVATE PARTY SETTLEMENT AGREEMENT	20227	CHEMTURA CORPORATION	SETTLEMENT			$0.00
DIAMOND SHAMROCK/DARTRON SITE PARTIES	DIAMOND SHAMROCK/DARTRON SITE PARTIES PAINESVILLE PRP GROUP C/O TIERRA SOLUTIONS 10 WEST ERIE STREET SUITE 207 PAINESVILLE, OH 44077 USA	DIAMOND SHAMROCK/DARTRON SITE AUGUST 2005 PRIVATE PARTY SETTLEMENT AGREEMENT	20228	CHEMTURA CORPORATION	SETTLEMENT			$0.00
DIAMOND SHAMROCK/DARTRON SITE PARTIES	DIAMOND SHAMROCK/DARTRON SITE PARTIES DAY BERRY & HOWARD LLP ELIZABETH C. BARTON, ESQ. CITYPLACE 1 185 ASYLUM ST HARTFORD, CT 06103 USA	DIAMOND SHAMROCK/DARTRON SITE AUGUST 2005 SETTLEMENT AGREEMENT	20229	CHEMTURA CORPORATION	SETTLEMENT			$0.00
DIAMOND SHAMROCK/DARTRON SITE PARTIES	DIAMOND SHAMROCK/DARTRON SITE PARTIES HASSAN ZAVAREEI & SPIVA, LLP HASSAN ZAVAREEI, ESQ 2000 L STREET NW SUITE 808 WASHINGTON, DC 20006 USA	DIAMOND SHAMROCK/DARTRON SITE AUGUST 2005 PRIVATE PARTY SETTLEMENT AGREEMENT	20230	CHEMTURA CORPORATION	SETTLEMENT			$0.00
DIAMOND SHAMROCK/DARTRON SITE PARTIES	DIAMOND SHAMROCK/DARTRON SITE PARTIES HASSAN ZAVAREEI & SPIVA, LLP HASSAN ZAVAREEI, ESQ 2000 L STREET NW SUITE 808 WASHINGTON, DC 20006 USA	DIAMOND SHAMROCK/DARTRON SITE AUGUST 2005 SETTLEMENT AGREEMENT	20231	CHEMTURA CORPORATION	SETTLEMENT			$0.00
DIAMOND SHAMROCK/DARTRON SITE PARTIES	DIAMOND SHAMROCK/DARTRON SITE PARTIES MAXUS ENERGY CORP. LEGAL DEPT. 1330 LAKE ROBINS DRIVE SUITE 300 THE WOODLANDS, TX 77380 USA	DIAMOND SHAMROCK/DARTRON SITE AUGUST 2005 PRIVATE PARTY SETTLEMENT AGREEMENT	20232	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
DIAMOND SHAMROCK/DARTRON SITE PARTIES	DIAMOND SHAMROCK/DARTRON SITE PARTIES ANDREWS KURTH LLP THOMAS E. STARNES, ESQ. 1701 PEN AVE NW SUITE 300 WASHINGTON, DC 20006 USA	DIAMOND SHAMROCK/DARTRON SITE AUGUST 2005 PRIVATE PARTY SETTLEMENT AGREEMENT	20234	CHEMTURA CORPORATION	SETTLEMENT			$0.00
DIAZEM CORPORATION	DIAZEM CORPORATION ATTN PRESIDENT 1406 E PINE ST MIDLAND, MI 48640 USA	CORPORATE SERVICES AGREEMENT OF JULY 25, 2006 BETWEEN DIAZEM CORPORATION AND DIAKHEM TECHNOLOGIES LLC, PURSUANT TO WHICH CHEMTURA PROVIDES CORPORATE SERVICES TO DIAKHEM.	19867	CHEMTURA CORPORATION	JV - SERVICES			$0.00
DIAZEM CORPORATION	DIAZEM CORPORATION ATTN PRESIDENT 1406 E PINE ST MIDLAND, MI 48640 USA	DIAZEM TECHNOLOGY SERVICES AGREEMENT OF JULY 25, 2006 BETWEEN DIAZEM CORPORATION AND DIAKHEM TECHNOLOGIES, LLC, PURSUANT TO WHICH DIAZEM PROVIDES TECHNOLOGY AND KNOW-HOW RELATED SERVICES OF DIAKHEM.	19868	CHEMTURA CORPORATION	JV - SERVICES			$0.00
DIMENSION ONE SPAS	DIMENSION ONE SPAS ATTN: LEGAL 2611 BUSINESS PARK DR VISTA, CA 92081 USA	DIMENSION ONE SPAS COMMISSION AGREEMENT	195	BIO-LAB, INC.	SALES	01-Oct-03		$0.00
DION INTERNATIONAL TRUCKS	DION INTERNATIONAL TRUCKS LLC D.B.A. PHD DION LEASING 5255 FEDERAL BLVD SAN DIEGO, CA 92105 USA	VEHICLE LEASE	37221	GREAT LAKES CHEMICAL CORPORATION	LEASE - VEHICLE			$31,389.00
DOANE MARKETING RESEARCH INC	DOANE MARKETING RESEARCH INC DBA DMRKYNETEC PO BOX 46904 1807 PARK 270 DR STE 300 ST LOUIS, MO 63146 USA	MARKETING RESEARCH AGREEMENT	412	CHEMTURA CORPORATION	SERVICES			$0.00
DOLPHIN IT PROJECT & CONSULTING CORPORATION	DOLPHIN IT-PROJECT AND CONSULTING CORPORATION ANN BUENO 1510 FASHION ISLAND BLVD STE 102 SAN MATEO, CA 84404-1596 USA	STATEMENT OF WORK EXHIBIT E TO MASTER PROFESSIONAL SERVICES AGREEMENT	1513	CHEMTURA CORPORATION	CONSULTING	19-Jan-07		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
DOLPHIN IT PROJECT & CONSULTING CORPORATION	DOLPHIN IT-PROJECT AND CONSULTING CORPORATION ANN BUENO 1510 FASHION ISLAND BLVD STE 102 SAN MATEO, CA 84404-1596 USA	MASTER PROFESSIONAL SERVICES AGREEMENT	1512	CHEMTURA CORPORATION	SERVICES	19-Jan-07		$0.00
DOLPHIN IT PROJECT & CONSULTING CORPORATION	DOLPHIN IT-PROJECT AND CONSULTING CORPORATION ANN BUENO 1510 FASHION ISLAND BLVD STE 102 SAN MATEO, CA 84404-1596 USA	DOLPHIN IT PROJECT & CONSULTING CORPORATION SOFTWARE LICENSE AND MAINTENANCE AGREEMENT BETWEEN CHEMTURA CORPORATION AND DOLPHIN IT - PROJECT AND CONSULTING CORPORATION	1515	CHEMTURA CORPORATION	SERVICES	29-Dec-06		$0.00
DONALD DELAGRANGE	REDACTED	SEPARATION AGREEMENT AND RELEASE	5298	CHEMTURA CORPORATION	SEVERANCE	30-Mar-09		REDACTED
DONALD E WEINBERG	REDACTED	NORTHERN TRUST BENEFIT PAYMENT PASSPORT	11732	GREAT LAKES CHEMICAL CORPORATION	BENEFITS	01-Aug-97		REDACTED
DONALD G BEDDOW	REDACTED	LETTER RE: RETIREMENT PLAN OF CK WITCO CORPORATION FOR DONALD G. BEDDOW DATED 01/19/2000	4675	CHEMTURA CORPORATION	PENSION	01-Dec-99		REDACTED
DONALD MAHONEY	REDACTED	NONQUALIFIED PENSION PLAN		CHEMTURA CORPORATION	PENSION			REDACTED
DONALD MALONE	REDACTED	SEPARATION AGREEMENT AND RELEASE BETWEEN CHEMTURA CORPORATION AND DONALD MALONE DATED 12/19/2008	5323	CHEMTURA CORPORATION	SEVERANCE	19-Dec-08		REDACTED
DONGBU FINE CHEMICALS CO LTD	DONGBU FINE CHEMICALS CO LTD ATTN MR UN SUP KIM MANAGING DIRECTOR 6 13 NONHYON DONG KANGNAM KU SEOUL, 135-010 KOREA	TERRAZOLE AGREEMENT	19791	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
DONGBU HANNONG CHEMICAL CO LTD	DONGBU HANNONG CHEMICAL CO LTD ATTN MR JONG II WOO PRESIDENT 14 15F HANJUNG KANGNAM BLDG 838 YEOKSAM DONG KANGNAM KU SEOUL, 135-080 KOREA	TERRAZOLE AGREEMENT	19792	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
DOUGLAS CASE	REDACTED	LETTER RE DOUGLAS CASE PENSION SUPPLEMENT	11703	CHEMTURA CORPORATION	PENSION	01-Jul-91		REDACTED
DOUGLAS SCHIEFER	REDACTED	SEPARATION AGREEMENT AND RELEASE	5342	CHEMTURA CORPORATION	SEVERANCE	15-Dec-08		REDACTED

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
DOW	DOW CHEMICAL COMPANY 2020 DOW CENTER MIDLAND, MI 48674 USA	CHEMTURA CORPORATION SALES CONTRACT	25067	CHEMTURA CORPORATION	SALES	01-Jan-06		$8,242.25
DOW	THE DOW CHEMICAL COMPANY ATTN LEGAL DOW CENTER MIDLAND MIDLAND , MI 48674 USA	SALES CONTRACT	26890	CHEMTURA CORPORATION	SALES	01-Apr-07		$0.00
DOW	THE DOW CHEMICAL COMPANY ATTN LEGAL DOW CENTER MIDLAND MIDLAND , MI 48674 USA	CHEMTURA CORPORATION SALES CONTRACT- THE DOW CHEMICAL COMPANY (POLYMER ADDITIVES FR) SALES CONTRACT	802	CHEMTURA CORPORATION	SALES	01-Apr-07		$0.00
DR THOMAS E WALSH	DR THOMAS E WALSH DIRECTOR SPONSORED RESEARCH AND COMPLIANCE UNIVERSITY OF FLORIDA DIVISION OF SPONSORED RESEARCH 219 GRINTER HALL GAINESVILLE, FL 32611-2037	RESEARCH AGREEMENT	12178	CHEMTURA CORPORATION	RESEARCH	31-Mar-08		$0.00
DR. ALAN R. KATRITZKY	DR. ALAN R. KATRITZKY UNIVERSITY OF FLORIDA, DEPARTMENT OF CHEMISTRY PO BOX 117200 GAINESVILLE, FL 32611-7200	CONSULTING AGREEMENT BETWEEN CHEMTURA CORPORATION AND DR. ALAN R. KATRITZKY	839	CHEMTURA CORPORATION	CONSULTING	14-Jan-08		$0.00
DR. JAMES AYRES	DR. JAMES AYRES 1202 STRONG HWY EL DORADO, AR 71730 USA	CONSULTING SERVICES AGREEMENT	2880	CHEMTURA CORPORATION	CONSULTING	08-May-08		$0.00
DR. LAWRENCE B. NELSON	REDACTED	SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN OF WITCO CORPORATION AS AMENDED AND RESTATED EFFECTIVE DECEMBER 5,1995	11719	CHEMTURA CORPORATION	PENSION	05-Dec-95		REDACTED
DR. LAWRENCE B. NELSON	REDACTED	3/15/1996 WITCO LETTER TO LAWRENCE NELSON RE: APPROVAL OF POSTPONED RETIREMENT	4703	GREAT LAKES CHEMICAL CORPORATION	PENSION	01-Apr-96		REDACTED
DREXEL CHEMICAL CO	DREXEL CHEMICAL CO ATTN MR ROBERT D SHOCKEY PO BOX 13327 MEMPHIS, TN 38113 USA	1-DECANOL DATA SHARING AND DEVELOPMENT AGREEMENT	414	CHEMTURA CORPORATION	JOINT DEVELOPMENT	15-Jan-09		$0.00
DREXEL CHEMICAL COMPANY	DREXEL CHEMICAL COMPANY ROBERT DREXEL SHOCKEY PO BOX 9306 MEMPHIS , TN 38109-0306	FATTY ALCOHOLS MEMORANDUM OF UNDERSTANDING	429	CHEMTURA CORPORATION	JOINT VENTURE			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
DS ACQUISITION CO	DS ACQUISITION CO ATTN SCOTT OAKFORD C O HAMILTON ROBINSON LLC 2 STAMFORD PLAZA 281 TRESSER BLVD 4TH FL STAMFORD, CT 06901 USA	MERGER AND UNIT PURCHASE AGREEMENT	3250	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
D-S ACQUISITION CO.	D-S ACQUISITION CO. C/O HAMILTON ROBINSON LLC ATTN: SCOTT I. OAKFORD 2 STAMFORD PLAZA 281 TRESSLER BOULEVARD, 4TH FL STAMFORD, CT 06901 UNITED STATES	NON-COMPETITION AGREEMENT	12538	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
DSM EGINEERING PLASTICS	DSM EGINEERING PLASTICS B.V. POSTSTRAAT 1 SITTARD, THE NETHERLANDS	SECOND EXTENSION AND MODIFICATION AGREEMENT	25073	CHEMTURA CORPORATION	SALES	01-Jan-08		$0.00
DSM EGINEERING PLASTICS	DSM EGINEERING PLASTICS DIVISION OF DSM N.V. POSTSTRAAT 1 SITTARD, THE NETHERLANDS	SALES CONTRACT	638	GREAT LAKES CHEMICAL CORPORATION	SALES	01-Aug-01		$0.00
DSM EGINEERING PLASTICS	DSM EGINEERING PLASTICS DIVISION OF DSM N.V. POSTSTRAAT 1 SITTARD, THE NETHERLANDS	EXTENSION AND MODIFICATION AGREEMENT	640	GREAT LAKES CHEMICAL CORPORATION	SALES	01-Jan-05		$0.00
DSM FINE CHEMICALS AUSTRIA	DSM FINE CHEMICALS AUSTRIA ATTN: LEGAL ST-PETER-STRASSE 25 A-4021 LINZ, AUSTRIA	SUPPLY AGREEMENT AMENDMENT	2722	CHEMTURA CORPORATION	CONTRACT MANUFACTURING	01-Jul-07		$0.00
DSM FINE CHEMICALS AUSTRIA	DSM FINE CHEMICALS AUSTRIA ST PETER STRASSE 25 4021 LINZ, AUSTRIA	SUPPLY AGREEMENT	25074	CHEMTURA CORPORATION	CONTRACT MANUFACTURING	01-Jan-05		$0.00
DSM FINE CHEMICALS AUSTRIA GMBH	DSM FINE CHEMICALS AUSTRIA GMBH DR ORTO HRABAK ST PETER STRABE 25 PO BOX 296 A-4021, LINZ AUSTRIA	SIDE LETTER OF AGREEMENT REGARDING PATENT ASSIGNMENT	25076	CHEMTURA CORPORATION	PATENT LICENSE			$0.00
DUKE POWER CO	DUKE POWER COMPANY ATTN: LEGAL 526 S CHURCH ST CHARLOTTE, NC 28202-1904 USA	DUKE ENERGY CAROLINAS REMOTE ME	1932	CHEMTURA CORPORATION	PURCHASE (UTILITIES)	06-Feb-07		$0.00
DUKE POWER CO	DUKE POWER, A DIVISION OF DUKE ENERGY CORPORATION ATTN: LEGAL 526 S CHURCH ST CHARLOTTE, NC 28202-1904 USA	ELECTRIC SERVICE AGREEMENT	1933	CHEMTURA CORPORATION	PURCHASE (UTILITIES)	19-Dec-00		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
DUPONT	E I DU PONT DE NEMOURS AND COMPANY ATTN MIN CHAO 4417 LANCASTER PIKE BMP 23 1352 WILMINGTON, DE 19805	AMENDMENT TO SUPPLY AGREEMENT FOR OXONE MONOPERSULFATE COMPOUND	1767	BIO-LAB, INC.	PURCHASE (RAW MATERIALS)	18-Mar-09		$0.00
DUPONT	E I DU PONT DE NEMOURS AND COMPANY ATTN BRENDA HEFFELFINGER 4417 LANCASTER PIKE BMP 23 1368 WILMINGTON, DE 19805	SUPPLY AGREEMENT	1768	BIO-LAB, INC.	PURCHASE (RAW MATERIALS)	01-Jan-08		$0.00
DUPONT	EI DU PONT DE NEMOURS AND COMPANY 1007 MARKET ST WILMINGTON, DE 19898	AGREEMENT	817	CHEMTURA CORPORATION	SALES	01-Dec-05		$124,323.35
DUPONT	EI DU PONT DE NEMOURS AND COMPANY 1007 MARKET ST WILMINGTON, DE 19898	FIRST AMENDMENT	818	CHEMTURA CORPORATION	SALES	01-Jan-08		$0.00
DUPONT	EI DU PONT DE NEMOURS AND COMPANY ATTENTION: BRIAN KIPP CHESTNUT RUN PLAZA 702-2007D WILMINGTON, DE 19805	SURETY AND GUARANTY AGREEMENT DATED AS JANUARY 31, 2008 BY CHEMTURA CORPORATION (AS GUARANTOR) IN FAVOR OF E.I. DU PONT DE NEMOURS AND COMPANY	12683	CHEMTURA CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)	31-Jan-08		$0.00
DUPONT	EI DU PONT DE NEMOURS AND COMPANY ATTN GLOBAL BUSINESS DIRECTOR DUPONT FLUOROCHEMICALS CHESTNUT RUN PLZ 702 2310D PO BOX 80702 WILMINGTON, DE 19880-0702	ASSET PURCHASE AGREEMENT BY AND BETWEEN CHEMTURA CORPORATION AND EI DU PONT DE NEMOURS AND COMPANY DATED 12/14/2007	12682	CHEMTURA CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)	14-Dec-07		$0.00
DUPONT	E I DU PONT DE NEMOURS & COMPANY ATTN BRIAN R ENGLER GLOBAL BUS DEV MGR 1007 MARKET ST WILMINGTON, DE 19898	PRELIMINARY MEMORANDUM OF GROUND LEASE BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION AND E.I. DU PON DE NEMOURS AND COMPANY	19795	GREAT LAKES CHEMICAL CORPORATION	LEASE - REAL PROPERTY	31-Jan-08		$0.00
DUPONT	E I DU PONT DE NEMOURS AND COMPANY 1007 MARKET ST WWILMINGTON, DE 19898 USA	GROUND LEASE E.I. DU PONT DE NEMOURS COMPANY AND GREAT LAKES CHEMICAL CORPORATIONORATION	2552	GREAT LAKES CHEMICAL CORPORATION	LEASE - REAL PROPERTY	31-Jan-08		$0.00
DUPONT	DUPONT ,	ITEMS HELD FOR DUPONT	2879	GREAT LAKES CHEMICAL CORPORATION	SERVICES			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
DUPONT	EI DU PONT DE NEMOURS AND COMPANY ATTN BRIAN KIPP CHESTNUT RUN PLZ 702 2007D WILMINGTON, DE 19805	SUPPLY AND PURCHASE AGREEMENT DATED AS OF JANUARY 31, 2008 BY AND BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION AND E. I. DU PONT DE NEMOURS AND COMPANY	12685	GREAT LAKES CHEMICAL CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)	31-Jan-08		$0.00
DUPONT	EI DU PONT DE NEMOURS AND COMPANY ATTENTION: BRIAN KIPP CHESTNUT RUN PLAZA 702-2007D WILMINGTON, DE 19805	RADIO STATION SHARING AGREEMENT DATED JANUARY 31, 2008 BY AND BETWEEN GREAT LAKES CHEMICAL CORPORATION. AND E. I. DU PONT DE NEMOURS AND COMPANY	12688	GREAT LAKES CHEMICAL CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)	31-Jan-08		$0.00
DUPONT	EI DU PONT DE NEMOURS AND COMPANY ATTN MANAGER CORPORATE REAL ESTATE 1007 MARKET ST WILMINGTON, DE 19898	GROUND LEASE DATED JANUARY 31, 2008 BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION AND E. I. DU PONT DE NEMOURS AND COMPANY [342 SOUTHFIELD CUTOFF, EL DORADO, ARKANSAS A/K/A CHEMTURA SOUTH PLANT]	12684	GREAT LAKES CHEMICAL CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)	31-Jan-08		$0.00
DUPONT	EI DU PONT DE NEMOURS AND COMPANY ATTN GLOBAL BUSINESS DIRECTOR DUPONT FLUOROCHEMICALS CHESTNUT RUN PLZ 702 2310D PO BOX 80702 WILMINGTON, DE 19880-0702	SITE SERVICES AGREEMENT DATED JANUARY 31, 2008 BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION AND E. I. DU PONT DE NEMOURS AND COMPANY [CHEMTURA SOUTH PLANT, EL DORADO, AR]	12686	GREAT LAKES CHEMICAL CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)	31-Jan-08		$0.00
DUPONT	EI DU PONT DE NEMOURS AND COMPANY ATTENTION: BRIAN KIPP CHESTNUT RUN PLAZA 702-2007D WILMINGTON, DE 19805	CONFIDENTIAL SETTLEMENT AGREEMENT DATED JANUARY 31, 2008 BETWEEN E. I. DU PONT DE NEMOURS AND COMPANY AND GREAT LAKES CHEMICAL CORPORATIONORATION	12687	GREAT LAKES CHEMICAL CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)	31-Jan-08		$0.00
DYADEM INTERNATIONAL, INC	DYADEM INTERNATIONAL LIMITED 9050 YYONGE ST STE 306 RICHMOND HILL, ONTARIO L4C 9S6 CANADA	PRODUCT QUOTATION	2723	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	14-Mar-08		$27.29

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
DYES & CHEMICALS CORPORATION	DYES & CHEMICALS CORPORATION ATTN PRESIDENT PO BOX 33188 3001 N GRAHAM ST CHARLOTTE, NC	ROYALTY AND LICENSING AGREEMENT BY AND BETWEEN CROMPTON & KNOWLES CORPORATION AND DYES & CHEMICALS CORPORATION DATED AS OF JANUARY 1, 1995	19794	CHEMTURA CORPORATION	TRADEMARK LICENSE	01-Jan-95		$0.00
DYNASAUER CORP	DYNASAUER CORP 311 TREE COURT INDUSTRIAL BLVD ST LOUIS, MI 63122	LICENSE AGREEMENT	12210	CHEMTURA CORPORATION	PATENT LICENSE			$0.00
EAC INDUSTRIAL INGREDIENTS, INC.	EAC INDUSTRIAL INGREDIENTS, INC. 170 SALCEDO STREET 4TH FLOOR BUILDERS CENTRE BUILDING LEGASPI VILLAGE MAKATI CITY, 1229 PHILIPPINES	AGREEMENT (BETWEEN HATCO CORPORATION AND EAC INDUSTRIAL INGREDIENTS)	907	CHEMTURA CORPORATION	DISTRIBUTION	01-May-05		$0.00
EAGLE INDUSTRIES, LLC	EAGLE INDUSTRIES, LLC C/O MARK C. FURSE, ESQ. 227 WEST MONROE SUITE 2000 CHICAGO, IL 60606 USA	CONTRACT FOR ALLOCATION OF COSTS IN REMEDIATING ATLANTIC INDUSTRIES SITE IN NUTLEY, NJ	21296	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00
EAGLE INDUSTRIES, LLC	EAGLE INDUSTRIES, LLC C/O LOUIS M. DESTAFANO, ESQ. BUCHANAN INGERSOLL & ROONEY, PC 550 BROAD STREET, SUITE 810 NEWARK, NJ 7102 USA	CONTRACT FOR ALLOCATION OF COSTS IN REMEDIATING ATLANTIC INDUSTRIES SITE IN NUTLEY, NJ	21297	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00
EAGLE STAR	EAGLE STAR THE ZURICH CENTRE 3000 PKWY , FAREHAM PO15 7JZ UNITED KINGDOM	INSURANCE POLICY - POLICY NUMBER 101804	38772	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EAGLE STAR	EAGLE STAR THE ZURICH CENTRE 3000 PKWY , FAREHAM PO15 7JZ UNITED KINGDOM	INSURANCE POLICY - POLICY NUMBER 101804	38771	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EAGLE STAR	EAGLE STAR THE ZURICH CENTRE 3000 PKWY , FAREHAM PO15 7JZ UNITED KINGDOM	INSURANCE POLICY - POLICY NUMBER ESU-101804	38770	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EAGLE STAR	EAGLE STAR THE ZURICH CENTRE 3000 PKWY , FAREHAM PO15 7JZ UNITED KINGDOM	INSURANCE POLICY - POLICY NUMBER ESU-101804	38769	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
EAGLE STAR	EAGLE STAR THE ZURICH CENTRE 3000 PKWY , FAREHAM PO15 7JZ UNITED KINGDOM	INSURANCE POLICY - POLICY NUMBER ESU-101804	38768	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EAGLE STAR INSURANCE COMPANY LTD.	EAGLE STAR INSURANCE COMPANY LTD. THE ZURICH CENTRE 3000 PKWY , FAREHAM PO15 7JZ UNITED KINGDOM	INSURANCE POLICY - POLICY NUMBER ESU 10-18-04	38773	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EARL HOGARD	REDACTED	LETTER RE EARL HOGARD PENSION SUPPLEMENT	11714	CHEMTURA CORPORATION	PENSION	01-Nov-91		REDACTED
EASTMAN CHEMICAL COMPANY	EASTMAN CHEMICAL COMPANY PO BOX 511 KINGSPORT, TN 37662 USA	PATENT LICENSE AGREEMENT	1054	CHEMTURA CORPORATION	PATENT LICENSE	01-Mar-02		$0.00
EASTMAN CHEMICAL COMPANY	EASTMAN CHEMICAL COMPNAY TECHNOLOGY LICENSING AND ALLIANCES PO BOX 1972 KINGSPORT, TN 37662-5150	LICENSE AGREEMENT BY AND BETWEEN EASTMAN CHEMICAL COMPANY AND CROMPTION CORPORATION	12448	CHEMTURA CORPORATION	PATENT LICENSE	01-Mar-02		$0.00
EASTMAN CHEMICAL COMPANY	EASTMAN CHEMICAL COMPANY PO BOX 431 KINGSPORT, TN 37662 USA	AMENDMENT NO 5 TO THE CONTRACT DATED FEBRUARY 12, 2002	1939	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	01-Jul-07		$0.00
EASTMAN CHEMICAL COMPANY	EASTMAN CHEMICAL COMPANY PO BOX 431 KINGSPORT, TN 37662 USA	RIDER	1940	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	01-Jan-02		$0.00
EASTMAN CHEMICAL COMPANY	EASTMEN CHEMICAL COMPANY PO BOX 431 KINGSPORT, TN 37662 USA	LETTER RE TERMINATION OF “EASTMAN” 2-EH CONTRACT DATED FEBRUARY 12, 2002	1941	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)			$0.00
EASTMAN CHEMICAL COMPANY	EASTMAN CHEMICAL COMPANY PO BOX 431 KINGSPORT, TN 37662 USA	AMENDMENT NO 1 DATED AUGUST 20, 2002 TO THE CONTRACT DATED FEBRUARY 12, 2002 BETWEEN EASTMAN CHEMICAL COMPANY AND CROMPTON CORPORATION	1056	CHEMTURA CORPORATION	SALES	01-Jul-02		$0.00
EASYLINK SERVICES CORPORATION	EASYLINK SERVICES 6025 THE CORNERS PKWY STE 100 NORCROSS, GA 30092 USA	MASTER SERVICE AND SOFTWARE AGREEMENT	2725	CHEMTURA CORPORATION	SERVICES	05-Sep-08		$322.43
ED EDELSON	REDACTED	SEPARATION AGREEMENT AND RELEASE	5304	CHEMTURA CORPORATION	SEVERANCE	24-Dec-08		REDACTED
EDWARD B POLLAK	REDACTED	EMPLOYMENT AGREEMENT BETWEEN EDWARD B POLLAK AND WITCO CORPORATION	11720	CHEMTURA CORPORATION	EMPLOYMENT	22-Aug-97		REDACTED

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
EDWARD L HAGEN	REDACTED	NORTHERN TRUST BENEFIT PAYMENT PASSPORT	36958	UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE) (CHEMTURA CORPORATION?)	PENSION			REDACTED
EDWARD L MCMILLAN JR	EDWARD L MCMILLAN JR 11 MANSFIELD TERR MIDDLETOWN, CT 06057 USA	AGREEMENT AND PLAN OF MERGER AMONG ANDERSON OIL & CHEMICAL COMPANY, INC., RICHARDSON ENTERPRISES, INC., WITCO CORPORATION, EDWARD L. MCMILLAN, JR. AND WILLIAM C. MCLAINE	12844	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	30-Nov-87		$0.00
EI EIDI INDIA PVT LTD	EI EIDI INDIA PVT LTD ATTN BUSINESS DIR SOUTH ASIA DUPONT CROP PROTECTION 7TH FLOOR TOWER C DLF CYBER GREENS SECTOR 25A DLF CITY PHASE III GURAGON 12202 HARYANA, INDIA	MARKETING AGREEMENT	19796	CHEMTURA CORPORATION	SALES	14-Apr-08		$0.00
EL DORADO METALS INC	EL DORADO METALS INC JEFF MCNABB VICE PRESIDENT 122 PELLIZZARI PL P O BOX 571 EL DORADO, AR USA	CHEMTURA CORPORATION PURCHASE CONTRACT	1942	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	01-Jul-08		$0.00
ELEMICA, INC	ELEMICA INC GENERAL COUNSEL 1200 LIBERTY RIDGE STE 120 WAYNE, PA 19312 USA	MASTER AGREEMENT	1518	CHEMTURA CORPORATION	SERVICES	25-Apr-07		$0.00
ELEMICA, INC	ELEMICA INC 1200 LIBERTY RIDGE STE 120 WAYNE, PA 19312 USA	AMENDMENT NO 1 TO THE CONNECTED SOLUTION SCHEDULE	1519	CHEMTURA CORPORATION	SERVICES	01-Mar-08		$0.00
ELI LILLY AND COMPANY	ELI LILLY AND COMPANY ATTN GENERAL COUNSEL CORPORATE CENTER INDIANAPOLIS, IN 46285	SERVICE AGREEMENT	609	GREAT LAKES CHEMICAL CORPORATION	SALES	01-Jan-04		$0.00
ELLA G COPELAND	ELLA G COPELAND ELLA G COPELAND TO COPELAND AGENT FOR SHAREHOLDERS OR ETC 1725 S INDIAN TRL NAPERVILLE, IL 60565	STOCK PURCHASE AGREEMENT	3268	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	04-Jun-82		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ELSEVIER BV	ELSEVIER BV RADARWEG 29 NX AMSTERDAM, 1043 NETHERLANDS	ELSEVIER LICENSE AGREEMENT	2627	CHEMTURA CORPORATION	SOFTWARE LICENSE	27-Dec-05		$0.00
EMERALD F.K.A. NOVEON, INC.	EMERALD F.K.A. NOVEON, INC. MICHAEL P. MOORE, VICE PRESIDENT 2020 FRONT ST STE 100 CUYAHOGA FALLS, OH 44221	SECOND AMENDMENT TO SALES CONTRACT	912	CHEMTURA CORPORATION	SALES	25-Jan-07		$0.00
EMERALD F.K.A. NOVEON, INC.	EMERALD F.K.A. NOVEON, INC. 2020 FRONT ST STE 100 CUYAHOGA FALLS, OH 44221	SECOND AMENDMENT TO SALES CONTRACT [CROMPTON AMENDMENTS TO SALES CONTRACT EMERALD F.K.A. NOVEON - JULY 1, 2006 (PETROLEUM ADDITIVES)]	911	CHEMTURA CORPORATION	SALES	25-Jan-07		$0.00
EMERALD PERFORMANCE MATERIALS, LLC	EMERALD PERFORMANCE MATERIALS, LLC 2020 FRONT STREET, SUITE 100 CUYAHOGA FALLS, OH 44221	SALES AGREEMENT (BETWEEN CHEMTURA CORPORATION AND EMERALD PERFORMANCE MATERIALS, LLC)	25188	CHEMTURA CORPORATION	SALES	01-Jan-09		$0.00
EMILIA DECAMPOS	REDACTED	SURVIVOR INCOME BENEFIT PLAN	4682	UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE) (CHEMTURA CORPORATION?)	PENSION	27-Jul-92		REDACTED
EMKAY INC	EMKAY INCORPORATED 805 W THORNDALE AVE ITASCA, IL 60143-1355 USA	FLEET MANAGEMENT SERVICES SCHEDULE A	25193	GREAT LAKES CHEMICAL CORPORATION	LEASE - VEHICLE			$8,076.68
EMKAY INC	EMKAY INCORPORATED 805 W THORNDALE AVE ITASCA, IL 60143-1355 USA	FLEET MANAGEMENT SERVICES SCHEDULE A	25194	GREAT LAKES CHEMICAL CORPORATION	LEASE - VEHICLE			$0.00
EMKAY INC	EMKAY INC 805 W THORNDALE AVE ITASCA, IL 60143 USA	EMKAY INC. VEHICLE LEASE AGREEMENT TRAC LEASE ©	2104	GREAT LAKES CHEMICAL CORPORATION	LEASE - VEHICLE	31-Oct-03		$0.00
EMKAY INC	EMKAY INCORPORATED 805 W THORNDALE AVE ITASCA, IL 60143-1355 USA	FLEET MANAGEMENT SERVICES SCHEDULE A	2870	GREAT LAKES CHEMICAL CORPORATION	SERVICES	05-Apr-04		$0.00
EMPLOYEE	EMPLOYEE ,	EMPLOYMENT CONTACT (GENL050178 AND GENL050833)	12464	ASCK, INC.	JV - EMPLOYMENT			$0.00
EMPLOYERS CASUALTY COMPAN	EMPLOYERS CASUALTY COMPANY ATTN JOHN A COMPETIELLO C O MUTUAL MARINE OFFICE 100K PARK AVE NEW YORK, NY 10017	INSURANCE POLICY - POLICY NUMBER MN070081 MN070082 1717070736 713A1713A1 MM071793	38774	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
EMPLOYERS CASUALTY COMPANY	EMPLOYERS CASUALTY COMPANY ATTN JOHN A COMPETIELLO C O MUTUAL MARINE OFFICE 100K PARK AVE NEW YORK, NY 10017	INSURANCE POLICY - POLICY NUMBER MN070081 MN070082 1717070736 713A1713A1 MM071793	41695	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
EMPLOYERS CASUALTY COMPANY C O MUTUAL MARINE OFFICE	EMPLOYERS CASUALTY COMPANY C O MUTUAL MARINE OFFICE ATTN JOHN A COMPETIELLO C O MUTUAL MARINE OFFICE 100K PARK AVE NEW YORK, NY 10017	INSURANCE POLICY - POLICY NUMBER MMO70081 MMO70082 1717070736 713A1713A1 MMO7173	38775	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS COMMERCIAL UNION INSURANCE COMPANY OF AMERICA	EMPLOYERS COMMERCIAL UNION INSURANCE COMPANY OF AMERICA ,	INSURANCE POLICY - POLICY NUMBER E Y-8299-003	38776	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS INS. OF WAUSAU	EMPLOYERS INS. OF WAUSAU 9400 SOUTHWEST BEAVERTON HIGHWAY, SUITE 300 BEAVERTON, OR 97005	INSURANCE POLICY - POLICY NUMBER 522-16164	38779	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS INS. OF WAUSAU	EMPLOYERS INS. OF WAUSAU 9400 SOUTHWEST BEAVERTON HIGHWAY, SUITE 300 BEAVERTON, OR 97005	INSURANCE POLICY - POLICY NUMBER 521-16164	38778	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS INS. OF WAUSAU	EMPLOYERS INS. OF WAUSAU 9400 SOUTHWEST BEAVERTON HIGHWAY, SUITE 300 BEAVERTON, OR 97005	INSURANCE POLICY - POLICY NUMBER 520-16164	38777	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS INSURANC OF WASAU	EMPLOYERS INSURANC OF WASAU 9400 SOUTHWEST BEAVERTON HIGHWAY, SUITE 300 BEAVERTON, OR 97005	INSURANCE POLICY - POLICY NUMBER 2316 00 040995	38783	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS INSURANC OF WASAU	EMPLOYERS INSURANC OF WASAU 9400 SOUTHWEST BEAVERTON HIGHWAY, SUITE 300 BEAVERTON, OR 97005	INSURANCE POLICY - POLICY NUMBER 2312 00 040995	38782	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS INSURANC OF WASAU	EMPLOYERS INSURANC OF WASAU 9400 SOUTHWEST BEAVERTON HIGHWAY, SUITE 300 BEAVERTON, OR 97005	INSURANCE POLICY - POLICY NUMBER 2311 00 040995	38781	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS INSURANC OF WASAU	EMPLOYERS INSURANC OF WASAU 9400 SOUTHWEST BEAVERTON HIGHWAY, SUITE 300 BEAVERTON, OR 97005	INSURANCE POLICY - POLICY NUMBER 2315 00 040995	38780	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS INSURANC OF WASAU	EMPLOYERS INSURANC OF WASAU 9400 SOUTHWEST BEAVERTON HIGHWAY, SUITE 300 BEAVERTON, OR 97005	INSURANCE POLICY - POLICY NUMBER 2317 00 040995	38784	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
EMPLOYERS INSURANC OF WASAU	EMPLOYERS INSURANC OF WASAU 9400 SOUTHWEST BEAVERTON HIGHWAY, SUITE 300 BEAVERTON, OR 97005	INSURANCE POLICY - POLICY NUMBER 2318 00 040995	38785	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS INSURANC OF WASAU	EMPLOYERS INSURANC OF WASAU 9400 SOUTHWEST BEAVERTON HIGHWAY, SUITE 300 BEAVERTON, OR 97005	INSURANCE POLICY - POLICY NUMBER 2314 00 040995	38787	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS INSURANC OF WASAU	EMPLOYERS INSURANC OF WASAU 9400 SOUTHWEST BEAVERTON HIGHWAY, SUITE 300 BEAVERTON, OR 97005	INSURANCE POLICY - POLICY NUMBER 2319 00 040995	38786	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS INSURANC OF WASAU A MUTUAL COMPANY	EMPLOYERS INSURANC OF WASAU A MUTUAL COMPANY 9400 SOUTHWEST BEAVERTON HIGHWAY, SUITE 300 BEAVERTON, OR 97005-3381 US	WC POL#2318 00 040995; 5/1/87-88	20849	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS INSURANC OF WASAU A MUTUAL COMPANY	EMPLOYERS INSURANC OF WASAU A MUTUAL COMPANY 9400 SOUTHWEST BEAVERTON HIGHWAY, SUITE 300 BEAVERTON, OR 97005-3381 US	WC POL#2319 00 040995; 5/1/88-89	20850	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS INSURANC OF WASAU A MUTUAL COMPANY	EMPLOYERS INSURANC OF WASAU A MUTUAL COMPANY 9400 SOUTHWEST BEAVERTON HIGHWAY, SUITE 300 BEAVERTON, OR 97005-3381 US	WC POL#2316 00 040995; 5/1/85-86	20847	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS INSURANC OF WASAU A MUTUAL COMPANY	EMPLOYERS INSURANC OF WASAU A MUTUAL COMPANY 9400 SOUTHWEST BEAVERTON HIGHWAY, SUITE 300 BEAVERTON, OR 97005-3381 US	WC POL#2315 00 040995; 5/1/84-85	20846	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS INSURANC OF WASAU A MUTUAL COMPANY	EMPLOYERS INSURANC OF WASAU A MUTUAL COMPANY 9400 SOUTHWEST BEAVERTON HIGHWAY, SUITE 300 BEAVERTON, OR 97005-3381 US	WC POL#2317 00 040995; 5/1/86-87	20848	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS INSURANC OF WASAU A MUTUAL COMPANY	EMPLOYERS INSURANC OF WASAU A MUTUAL COMPANY 9400 SOUTHWEST BEAVERTON HIGHWAY, SUITE 300 BEAVERTON, OR 97005-3381 US	WC POL#2311 00 040995; 10/1/80-10/1/81	20843	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS INSURANC OF WASAU A MUTUAL COMPANY	EMPLOYERS INSURANC OF WASAU A MUTUAL COMPANY 9400 SOUTHWEST BEAVERTON HIGHWAY, SUITE 300 BEAVERTON, OR 97005-3381 US	WC POL#2312 00 040995; 10/1/81-5/1/83	20844	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
EMPLOYERS INSURANC OF WASAU A MUTUAL COMPANY	EMPLOYERS INSURANC OF WASAU A MUTUAL COMPANY 9400 SOUTHWEST BEAVERTON HIGHWAY, SUITE 300 BEAVERTON, OR 97005-3381 US	WC POL#2314 00 040995; 5/1/83-84	20845	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS LIAB.	EMPLOYERS LIAB. ,	INSURANCE POLICY - POLICY NUMBER EY-8299003	38795	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS LIAB.	EMPLOYERS LIAB. ,	INSURANCE POLICY - POLICY NUMBER EY-8299003	38794	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS LIAB.	EMPLOYERS LIAB. ,	INSURANCE POLICY - POLICY NUMBER E-168299001	38790	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS LIAB.	EMPLOYERS LIAB. ,	INSURANCE POLICY - POLICY NUMBER E-168299001	38789	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS LIAB.	EMPLOYERS LIAB. ,	INSURANCE POLICY - POLICY NUMBER 40566	38788	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS LIAB.	EMPLOYERS LIAB. ,	INSURANCE POLICY - POLICY NUMBER EY-8299003	38792	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS LIAB.	EMPLOYERS LIAB. ,	INSURANCE POLICY - POLICY NUMBER E-168299001	38791	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS LIAB.	EMPLOYERS LIAB. ,	INSURANCE POLICY - POLICY NUMBER EY-8299003	38793	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS LIABILITY	EMPLOYERS LIABILITY ,	INSURANCE POLICY - POLICY NUMBER EY-8299003	38797	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS LIABILITY	EMPLOYERS LIABILITY ,	INSURANCE POLICY - POLICY NUMBER E-168299001	38798	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS LIABILITY	EMPLOYERS LIABILITY ,	INSURANCE POLICY - POLICY NUMBER EY-8299003	38796	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS LIABILITY ASSURANCE CORPORATION	EMPLOYERS LIABILITY ASSURANCE CORPORATION PO BOX 4 SURREY ST NORWICH, NORFOLK NR1 3NG UNITED KINGDOM	INSURANCE POLICY - POLICY NUMBER E168114001	38799	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS’ LIABILITY ASSURANCE CORPORATION, LTD.	EMPLOYERS’ LIABILITY ASSURANCE CORPORATION, LTD. ,	INSURANCE POLICY - POLICY NUMBER E 16-8299-001	38832	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS’ LIABILITY ASSURANCE CORPORATION, LTD.	EMPLOYERS’ LIABILITY ASSURANCE CORPORATION, LTD. ,	INSURANCE POLICY - POLICY NUMBER E Y-8299-002	38833	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
EMPLOYERS MUTUAL	EMPLOYERS MUTUAL C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER 40566	38801	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL	EMPLOYERS MUTUAL C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER MMO-71393	38807	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL	EMPLOYERS MUTUAL C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER MMO-70971	38806	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL	EMPLOYERS MUTUAL C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER MMO-70408	38805	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL	EMPLOYERS MUTUAL C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER 40566	38804	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL	EMPLOYERS MUTUAL C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER 40566	38802	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL	EMPLOYERS MUTUAL C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER 40566	38800	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL	EMPLOYERS MUTUAL C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER 40566	38803	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL	EMPLOYERS MUTUAL C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER EMPLOYERS MUTUAL POLICY NUMBERS: MMO-70081; MMO-79082	38816	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL	EMPLOYERS MUTUAL C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER M10-71787	38815	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL	EMPLOYERS MUTUAL C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER M40-71799	38814	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL	EMPLOYERS MUTUAL C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER 40566	38813	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL	EMPLOYERS MUTUAL C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER 40566	38812	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL	EMPLOYERS MUTUAL C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER 40566	38811	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL	EMPLOYERS MUTUAL C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER M40-71393	38810	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL	EMPLOYERS MUTUAL C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER MM070408	38808	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
EMPLOYERS MUTUAL	EMPLOYERS MUTUAL INSURANCE COMPANY C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER MMO 71787	38820	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL	EMPLOYERS MUTUAL C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER MM070971	38809	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL INSURANCE COMPANY	EMPLOYERS MUTUAL INSURANCE COMPANY C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER MMO 71393	38819	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL INSURANCE COMPANY	EMPLOYERS MUTUAL INSURANCE COMPANY C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER MMO 71799	38821	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL INSURANCE COMPANY	EMPLOYERS MUTUAL INSURANCE COMPANY C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER MMO 70971	38818	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL INSURANCE COMPANY	EMPLOYERS MUTUAL INSURANCE COMPANY C/O MUTUAL MARINE OFFICE NEW YORK, NY 10022 US	INSURANCE POLICY - POLICY NUMBER MMO 70408	38817	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS MUTUAL INSURANCE COMPANY OF WISCONSIN	EMPLOYERS MUTUAL INSURANCE COMPANY OF WISCONSIN ,	INSURANCE POLICY - POLICY NUMBER 0932-00-040566	38822	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS SURPLUS	EMPLOYERS SURPLUS ,	INSURANCE POLICY - POLICY NUMBER 8299002	38831	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS SURPLUS	EMPLOYERS SURPLUS ,	INSURANCE POLICY - POLICY NUMBER 8299002	38827	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS SURPLUS	EMPLOYERS SURPLUS ,	INSURANCE POLICY - POLICY NUMBER 8299002	38823	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS SURPLUS	EMPLOYERS SURPLUS ,	INSURANCE POLICY - POLICY NUMBER 8299002	38824	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS SURPLUS	EMPLOYERS SURPLUS ,	INSURANCE POLICY - POLICY NUMBER 8299002	38825	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS SURPLUS	EMPLOYERS SURPLUS ,	INSURANCE POLICY - POLICY NUMBER 8299002	38828	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS SURPLUS	EMPLOYERS SURPLUS ,	INSURANCE POLICY - POLICY NUMBER 8299002	38829	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS SURPLUS	EMPLOYERS SURPLUS ,	INSURANCE POLICY - POLICY NUMBER 8299002	38830	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EMPLOYERS SURPLUS	EMPLOYERS SURPLUS ,	INSURANCE POLICY - POLICY NUMBER 8299002	38826	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ENERNOC INC	ENERNOC INC 14 WALL STREET STE 6A NEW YORK, NY 10005	PMJ SERVICES AGREEMENT	2728	CHEMTURA CORPORATION	PURCHASE (UTILITIES)	01-Apr-09		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ENERWISE GLOBAL TECHNOLOGIES INC	ENERWISE GLOBAL TECHNOLOGIES INC GEORGE C HUNT SENIOR VICE PRESIDENT OF SALES 511 SCHOOLHOUSE RD STE 200 KENNETT SQUARE, PA 19348	CURTAILMENT SERVICE PROVIDER SERVICES PROPOSAL	1948	CHEMTURA CORPORATION	SERVICES	01-Feb-08		$0.00
ENVIRONMENTAL CLAIM EXAMINER	ENVIRONMENTAL CLAIM EXAMINER ,	INSURANCE POLICY - POLICY NUMBER	38834	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ENVIRONMENTAL PROTECTION AGCY	UNITED STATES ENVIRONMENTAL PROTECTION AGENCY REGION 1 1 CONGRESS ST BOSTON, MA 02114-2023	AGRICULTURAL RE ENTRY TASK FORCE JOINT DATA DEVELOPMENT AGREEMENT	2955	CHEMTURA CORPORATION	JOINT DEVELOPMENT			$0.00
ENZYME TECHNOLOGY CORPORATION	ENZYME TECHNOLOGY CORPORATION ENZYME TECHNOLOGY CORPORATION 298 N COUNTRYSIDE DR ASHLAND, OH 44805	STOCK PURCHASE AGREEMENT	3269	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	04-Jun-82		$0.00
EPDM CLASS	EPDM CLASS GOLD BENNETT CERA & SIDENER LLP 595 MARKET ST., SUITE 2300 SAN FRANCISCO, CA 94105 USA	SETTLEMENT AGREEMENT JAN. 11, 2005	21000	CHEMTURA CORPORATION	SETTLEMENT			$0.00
EPDM CLASS	EPDM CLASS COHEN MILSTEIN HAUSFELD & TOLL PLLC 1100 NEW YORK AVENUE, NW WASHINGTON, DC 20005 USA	SETTLEMENT AGREEMENT JAN. 11, 2005	20999	CHEMTURA CORPORATION	SETTLEMENT			$0.00
EPDM CLASS	EPDM CLASS BOLOGNESE & ASSOCIATES, LLC ONE PENN CENTER 1617 JFK BLVD., SUITE 650 PHILADELPHIA, PA 19103 USA	SETTLEMENT AGREEMENT JAN. 11, 2005	20998	CHEMTURA CORPORATION	SETTLEMENT			$0.00
EPIFANIO VASQUEZ	REDACTED	SEPARATION AGREEMENT AND RELEASE	12933	GREAT LAKES CHEMICAL CORPORATION	SEVERANCE	27-Feb-09		REDACTED
EQUIFAX	EQUIFAX ATTN: LEGAL 1550 PEACHTREE ST NE ATLANTA, GA 30309-2402 USA	ADDENDUM	3019	CHEMTURA CORPORATION	SERVICES			$0.00
EQUIFAX CANADA INC	EQUIFAX CANADA INC ATTN: LEGAL PO BOX 190 JEAN TALON STATION MONTREAL, QUEBEC H1S 2Z2 USA	COMMERCIAL APPLICATION FOR SERVICE	2163	CHEMTURA CORPORATION	SERVICES	16-Mar-09		$0.00
EQUIFAX INFORMATION SERVICES LLC	EQUIFAX INFORMATION SERVICES LLC 1550 PEACHTREE STREET NW ATLANTA , GA 30309 USA	COMMERCIAL SOLUTIONS DATA ACCESS AGREEMENT	2164	CHEMTURA CORPORATION	SERVICES	16-Mar-09		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
EQUILON ENTERPRISES LLC	EQUILON ENTERPRISES LLC P.O. BOX 4796 HOUSTON, TX 77210-4796	EQUILON ENTERPRISES SALES AGREEMENT	913	CHEMTURA CORPORATION	SALES	03-Jan-00		$0.00
EQUIPNET INC	EQUIPNET INC DOUGLAS JOHNSON 50 HUDSON RD CANTON, MA 02021-1407	SERVICES AGREEMENT	1955	CHEMTURA CORPORATION	SERVICES	01-Dec-08		$0.00
ER BARRETT INC	ER BARRETT INC 110 PARIS ST NEWARK, NJ USA	LEASE	1326	CROMPTON COLORS INCORPORATED	LEASE - REAL PROPERTY	01-May-05		$0.00
ERM MONITORING	,	2008 VOLUNTARY REMEDIATION PROGRAM ROUTINE MONITORING CHEMTURA SITE 3500 EAST 20TH STREET, INDIANAPOLIS, INDIANA	36877	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00
ERNST & YOUNG LLP	ERNST & YOUNG LLP ATTN: LEGAL 5 TIMES SQ NEW YORK, NY 10036-6527 USA	STATEMENT OF WORK - ON CALL CONSULTING	4763	CHEMTURA CORPORATION	SERVICES	26-Nov-08		$700,137.53
ERNST & YOUNG LLP	ERNST & YOUNG LLP GOODWIN SQUARE 225 ASYLUM STREET HARTFORD, CT 06103-4304 USA	MASTER TAX SERVICES AGREEMENT	4764	CHEMTURA CORPORATION	SERVICES	31-May-06		$0.00
ERROL COOLEY (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	ERROL COOLEY (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) FURTH, LEHMANN & GRANT, LLP 225 BUSH STREET 15TH FLOOR SAN FRANCISCO, CA 94104 USA	SETTLEMENT AGREEMENT NOV. 16, 2006	21001	CHEMTURA CORPORATION	SETTLEMENT			$0.00
ERROL COOLEY (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	ERROL COOLEY (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) LAW OFFICES OF JOSEPH A PATANE 2280 UNION STREET SAN FRANCISCO, CA 94123 USA	SETTLEMENT AGREEMENT NOV. 16, 2006	21002	CHEMTURA CORPORATION	SETTLEMENT			$0.00
ERROL COOLEY (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	ERROL COOLEY (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) RANDY R RENICK 128 NORTH FAIR OAKS AVE SUITE 204 PASADENA, CA 91103 USA	SETTLEMENT AGREEMENT NOV. 16, 2006	21003	CHEMTURA CORPORATION	SETTLEMENT			$0.00
ETC	ETC ETC 298 N COUNTRYSIDE DR ASHLAND, OH 44805	STOCK PURCHASE AGREEMENT	3270	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	04-Jun-82		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ETC	ETC 1725 S INDIAN TRAIL NAPERVILLE, IL 60565 USA	STOCK PURCHASE AGREEMENT BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION (“GREAT LAKES CHEMICAL CORPORATIONORATION”)(“PURCHASER”) AND ENZYME TECHNOLOGY CORPORATION (“ETC”)(“SELLER”) AND JAMES C. COPELAND,ROY L. WHISTLER, WALTER J. SHORT, JOHN. P. FLOYD, J	4351	GREAT LAKES CHEMICAL CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)			$0.00
ETC	ETC ETC 298 N COUNTRYSIDE DR ASHLAND, OH 44805	ETC/ANHEUSER BUSCH LICENSE AGREEMENT	4353	GREAT LAKES CHEMICAL CORPORATION	M&A - LICENSE AGREEMENT			$0.00
ETC	ETC ETC GEOFFREY F GROSSMAN ESQ DANCONA & PFLAUM 30 N LASALLE ST CHICAGO, IL 60602	WIL RESEARCH LAB/ETC LEASE COVERING ASHLAND, OHIO FACILITIES	4357	GREAT LAKES CHEMICAL CORPORATION	M&A - LEASE - REAL PROPERTY			$0.00
ETC	ETC ETC 298 N COUNTRYSIDE DR ASHLAND, OH 44805	EXCLUSIVE LICENSE AGREEMENT BETWEEN GENON RESEARCH, INC AND ETC	4356	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE			$0.00
ETC	ETC ETC 298 N COUNTRYSIDE DR ASHLAND, OH 44805	ETC/EMPLOYEE GENERIC VICE PRESIDENT EMPLOYMENT AGREEMENT	4355	GREAT LAKES CHEMICAL CORPORATION	M&A - EMPLOYMENT			$0.00
ETC	ETC 1725 S INDIAN TRAIL NAPERVILLE, IL 60565 USA	STOCK PURCHASE AGREEMENT BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION (“GREAT LAKES CHEMICAL CORPORATIONORATION”) (“PURCHASER”) AND ENZYME TECHNOLOGY CORPORATION (“ETC”) (“SELLER”) AND JAMES C. COPELAND, ROY L. WHISTLER, WALTER J. SHORT, JOHN. P. FLOYD	4352	GREAT LAKES CHEMICAL CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)			$0.00
ETC	ETC ETC 298 N COUNTRYSIDE DR ASHLAND, OH 44805	ETC/COPELAND EMPLOYMENT AGREEMENT	4354	GREAT LAKES CHEMICAL CORPORATION	M&A - EMPLOYMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ETC SHAREHOLDERS	ETC SHAREHOLDERS 298 N COUNTRYSIDE DR ASHLAND, OH 44805 USA	AGREEMENT FOR EXCHANGE OF STOCK BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION AND ETC SHAREHOLDERS	4358	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
ETC SHAREHOLDERS	ETC SHAREHOLDERS 298 N COUNTRYSIDE DR ASHLAND, OH 44805 USA	AGREEMENT FOR EXCHANGE OF STOCK BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION AND ETC SHAREHOLDERS DATED APRIL 19 1985	3271	GREAT LAKES CHEMICAL CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)			$0.00
ETHYL PETROLEUM ADDITIVES, INC.	ETHYL PETROLEUM ADDITIVES, INC. ATTN: LEGAL 500 SPRING ST RICHMOND, VA 23219 USA	RELEASE AND COVENANT NOT TO SUE	914	CHEMTURA CORPORATION	SETTLEMENT	28-Aug-00		$0.00
EUGENE L JARRETT	REDACTED	MEMO RE: OSI SUPPLEMENTAL RETIREMENT INCOME PLAN PAYMENT FOR EUGENE JARRETT	4693	GREAT LAKES CHEMICAL CORPORATION	PENSION			REDACTED
EVANSTON	EVANSTON ,	INSURANCE POLICY - POLICY NUMBER EX-10957	38835	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EVANSTON INS. CO.	EVANSTON INS. CO. TEN PKWY NORTH DEERFIELD, IL 60015	INSURANCE POLICY - POLICY NUMBER EX-10957	38836	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EVANSTON INSURANCE COMPANY	EVANSTON INSURANCE COMPANY TEN PKWY NORTH DEERFIELD, IL 60015	INSURANCE POLICY - POLICY NUMBER EX 10957	38837	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EVANSTON INSURANCE COMPANY	EVANSTON INSURANCE COMPANY C O SHAND MORAHAN & COMPANY TEN PKWY NORTH DEERFIELD, IL 60015	INSURANCE POLICY - POLICY NUMBER EX 10122 EX10285	38839	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EVANSTON INSURANCE COMPANY	EVANSTON INSURANCE COMPANY TEN PKWY NORTH DEERFIELD, IL 60015	INSURANCE POLICY - POLICY NUMBER EX 10122 EX10285	38838	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
EVANSTON INSURANCE COMPANY	EVANSTON INSURANCE COMPANY TEN PKWY NORTH DEERFIELD, IL 60015	INSURANCE POLICY - POLICY NUMBER EX 10122 EX10285	41696	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ACS HR SOLUTIONS, LLP	ACS H R SOLUTIONS C/O AFFILIATED CPTR/BUCK CONSLTS. ONE PENN PLAZA - 30TH FLOOR NEW YORK, NY 10119 ATTN: JOHN GLIEDMAN, ESQ.	PROJECT SCOPE DOCUMENT	1366	CHEMTURA CORPORATION	BENEFITS	11-Jul-08		$0.00
EXCELSYN	EXCELSYN MOSTYN ROAD HOLYWELL FLINTSHIRE, MD CH8 9DN UK	AGREEMENT	37201		LICENSE AGREEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
EXCLAMATIONSOFT INCORPORATED	EXCLAMATIONSOFT INCORPORATED 196 W ASHLAND ST STE 309 DOYLESTOWN, PA 18901 USA	PRICE QUOTE	1520	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	20-Mar-09		$0.00
EXIDE CORPORATION	EXIDE CORPORATION 101 GIBRALTAR ROAD HORSHAM, PA 19044	AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN EXIDE CORPORATION AND THE RICHARDSON COMPANY	12870	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	18-Dec-85		$0.00
EXIDE CORPORATION	EXIDE CORPORATION ATTENTION: A.J. SNYDER, JR., ESQ 101 GIBRALTAR ROAD HORSHAM, PA 19044	SERVICE AGREEMENT	12873	CHEMTURA CORPORATION	M&A - SERVICES	14-Jan-85		$0.00
EXIDE CORPORATION	EXIDE CORPORATION STOKES MOLDED PRODUCTS DIVISION TAYLOR & WEBSTER STREETS TRENTON, NJ 08638	MANUFACTURER’S REPRESENTATIVE AGREEMENT	12871	CHEMTURA CORPORATION	M&A - SALES	11-Jan-82		$0.00
EXIDE CORPORATION	EXIDE CORPORATION ATTENTION: A.J. SNYDER, JR., ESQ 101 GIBRALTAR ROAD HORSHAM, PA 19044	SALES AGREEMENT	12872	CHEMTURA CORPORATION	M&A - SALES	01-May-85		$0.00
EXIDE CORPORATION	EXIDE CORPORATION 101 GIBRALTAR RD HORSHAM, PA 19044	MANUFACTURER’S REPRESENTATIVE AGREEMENT	25205	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	01-Mar-80		$0.00
EX-TECH PLASTICS, INC. (CLASS REPRESENTATIVE)	EX-TECH PLASTICS, INC. (CLASS REPRESENTATIVE) GOLD BENNETT CERA & SIDENER LLP 595 MARKET STREET SUITE 2300 SAN FRANCISCO, CA 94105 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21005	CHEMTURA CORPORATION	SETTLEMENT			$0.00
EX-TECH PLASTICS, INC. (CLASS REPRESENTATIVE)	EX-TECH PLASTICS, INC. (CLASS REPRESENTATIVE) KAPLAN FOX & KILSHEIMER 805 THIRD AVENUE 22ND FLOOR NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21006	CHEMTURA CORPORATION	SETTLEMENT			$0.00
EX-TECH PLASTICS, INC. (CLASS REPRESENTATIVE)	EX-TECH PLASTICS, INC. (CLASS REPRESENTATIVE) COHEN MILSTEIN HAUSFELD & TOLL PLLC 150 EAST 52 STREET NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21004	CHEMTURA CORPORATION	SETTLEMENT			$0.00
EX-TECH PLASTICS, INC. (CLASS REPRESENTATIVE)	EX-TECH PLASTICS, INC. (CLASS REPRESENTATIVE) KOHN, SWIFT & GRAF, P.C. ONE SOUTH BROAD SUITE 2100 PHILADELPHIA, PA 19107 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21007	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
EXXONMOBIL CHEMICAL COMPANY	EXXONMOBIL GLOBAL SERVICES COMPANY ALEXANDER BOLKHOVSKY 3225 GALLOWS RD FAIRFAX, VA 22037 USA	SUBAGREEMENT 167246 PROCUREMENT (EXXONMOBIL GLOBAL) AND CONFIDENTIAL CHEMTURA CORP SEPT 1, 2007, (PETROLEUM ADDITIVES), AS AMENDED	935	CHEMTURA CORPORATION	CONFIDENTIALITY	01-Sep-07		$0.00
EXXONMOBIL CHEMICAL COMPANY	EXXON MOBIL CORPORATION ATTN LEGAL 5959 LAS COLINAS BLVD IRVING, TX 75039-2298 USA	AMENDED & RESTATED LICENSE AGREEMENT	19996	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
EXXONMOBIL CHEMICAL COMPANY	EXXONMOBIL CHEMICAL COMPANY 13501 KATY FREEWAY HOUSTON, TX 77079-1398 USA	CONTRACT OF SALE OF EXXAL, APRIL 1, 2005, AS AMENDED ON JANUARY 1, 2006, AND MARCH 15, 2006	1961	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	01-Apr-05	APPROVED 7/13/2010	$0.00
EXXONMOBIL CHEMICAL COMPANY	EXXONMOBIL CHEMICAL COMPANY S J GLASS JR SR VICE PRESIDENT 13501 KATY FREEWAY HOUSTON, TX 77079-1396 USA	CONTRACT OF SALE OF NONENE, DATED APRIL 1, 2005	1959	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	01-Apr-05	APPROVED 7/13/2010	$0.00
EXXONMOBIL CHEMICAL COMPANY	PROCUREMENT, DIVISION OF EXXONMOBIL GLOBAL SERVICES COMPANY 13501 KATY FWY HOUSTON, TX 77079	SUBAGREEMENT A2039228	11824	CHEMTURA CORPORATION	SALES	01-Nov-02		$0.00
EXXONMOBIL CHEMICAL COMPANY	EXXONMOBIL GLOBAL SERVICES COMPANY ATTN JOE KASSAR 13501 KATY FREEWAY HOUSTON, TX 77079 USA	PURCHASE AND SALE AGREEMENT NO. 61995, AS AMENDED	36776	CHEMTURA CORPORATION	SALES	01-Nov-02		$0.00
EXXONMOBIL CHEMICAL COMPANY	PROCUREMENT, A DIVISION OF EXXONMOBIL GLOBAL SERVICES COMPANY JOSPEH G KASSAR 13501 KATY FWY HOUSTON, TX 77079 USA	SUBAGREEMENT A2098017	62	CHEMTURA CORPORATION	SALES	10-Jul-07		$0.00
EXXONMOBIL CHEMICAL COMPANY	PROCUREMENT, DIVISON OF EXXONMOBIL GLOBAL SERVICES CO 13501 KATY FWY HOUSTON, TX 77079	EXXONMOBIL GOBAL CONTRACT, PRODUCT SUBAGREEMENTS A 2066032	12104	CHEMTURA CORPORATION	SALES			$0.00
EXXONMOBIL CHEMICAL COMPANY	EXXONMOBIL GLOBAL SERVICES COMPANY JAMES A POGGI 604 CHEMSTRAND RD CANTONMENT, FL 32533 USA	SUBAGREEMENT A2125097, AS AMENDED	926	CHEMTURA CORPORATION	SALES	01-Jan-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
EXXONMOBIL CHEMICAL COMPANY	PROCUREMENT, A DIVISION OF EXXONMOBIL GLOBAL SERVICES COMPANY THOMAS A O’ROURKE EMMCC CHEMICALS & CATALYSTS GSC BH3 727 4500 DACOMA STREET HOUSTON, TX 77092 USA	SUBAGREEMENT A2092290	67	CHEMTURA CORPORATION	SALES	01-Jun-07		$0.00
EXXONMOBIL CHEMICAL COMPANY	EXXONMOBIL GLOBAL SERVICES COMPANY WILLIE GIVENS 3225 GALLOWS RD FAIRFAX, VA 22037 USA	PURCHASE AGREEMENT NO. 010F00127, AS AMENDED	936	CHEMTURA CORPORATION	SALES	01-Jul-06		$0.00
EXXONMOBIL CHEMICAL COMPANY	EXXONMOBIL GLOBAL SERVICES COMPANY ATTN PAUL R KIDDER 3225 GALLOWS RD OFFICE 7B1929 FAIRFAX, VA 22037	STANDARD PROCUREMENT AGREEMENT	12153	CHEMTURA CORPORATION	SALES	01-Jan-06		$0.00
EXXONMOBIL CHEMICAL COMPANY	EXXONMOBIL GLOBAL SERVICES COMPANY ATTN ROBERT P GARRETT 601 JEFFERSON HOUSTON, TX 77002 USA	STANDARD PROCUREMENT AGREEMENT FOR GOODS WITH INCIDENTAL SERVICES	2105	GREAT LAKES CHEMICAL CORPORATION	SALES	01-Mar-04		$0.00
EXXONMOBIL CHEMICAL COMPANY	EXXONMOBIL GLOBAL SERVICES COMPANY CHAD LUSK 3225 GALLOWS RD FAIRFAX, VA 22037-0001 USA	MATERIALS AGREEMENT PRINCIPAL DOCUMENT	932	GREAT LAKES CHEMICAL CORPORATION	SALES	01-Apr-03		$0.00
EXXONMOBIL CHEMICAL COMPANY	INFINEUM USA 1900 EAST LINDEN AVE PO BOX 710 LINDEN, NJ 7036-710	ADDENDUM TO ATTACHMENT B -	967	UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)	SUPPLY	22-Apr-99		$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	37453	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	37571	ASCK, INC.	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	37689	ASEPSIS	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	37825	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	37943	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	38061	BIO-LAB, INC.	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	38840	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	41223	CROMPTON HOLDING	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	41341	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	41459	GLCC LAUREL	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	41697	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	42379	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	42497	GT SEED	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	42615	HOMECARE LABS	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	42733	ISCI INC.	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	42867	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	42985	MONOCHEM INC.	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	43103	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	43221	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	43339	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	43575	WRL OF INDIANA	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	37335	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	40987	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	41105	CROMPTON COLORS	INSURANCE POLICY			$0.00
FACTORY MUTUAL INS. CO	FACTORY MUTUAL INS. CO 500 RIVER RIDGE DRIVE NORWOOD, MA 2062 US	INSURANCE POLICY - POLICY NUMBER LG459	43457	WEBER CITY ROAD	INSURANCE POLICY			$0.00
FAIR PRODUCTS INC	FAIR PRODUCTS INC ATTN: LEGAL PO BOX 386 CARY, NC 27512-0386 USA	DATA SHARING AGREEMENT 21	416	CHEMTURA CORPORATION	JOINT DEVELOPMENT	16-Apr-08		$0.00
FAIR PRODUCTS INC	FAIR PRODUCTS INC PO BOX 386 CARY, NC 27512-0386	DATA SHARING AGREEMENT 21	487	CHEMTURA CORPORATION	RESEARCH	21-Apr-08		$0.00
FAIRFAX FINANCIAL (USA) GROUP	FAIRFAX FINANCIAL (USA) GROUP 95 WELLINGTON ST W STE 800 TORONTO, ON ON M5K CANADA	INSURANCE POLICY - POLICY NUMBER	38841	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FAIRFAX FINANCIAL (USA) GROUP	FIDELITY & CASUALTY ,	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER L6 47 13 02	38914	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FARNAM COMPANIES INC	FARNAM COMPANIES INC ATTN CHIEF EXECUTIVE OFFICER 301 WEST OSBORN RD PHOENIX , AZ 85013-3997	SUPPLY AND DISTRIBUTION AGREEMENT BY AND BETWEEN FARNAM COMPANIES, INC. AND CROMPTON SALES COMPANY, INC.	426	CHEMTURA CORPORATION	DISTRIBUTION	16-Jan-02		$0.00
FEDERAL	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79227264	38859	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8379282744	38863	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8379227313	38862	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 80227264	38860	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79225500	38858	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179227313	38861	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79221301	38848	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FEDERAL - - FEDERAL INSURANCE CO	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79225483	38857	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL - - FEDERAL INSURANCE CO	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79225453	38856	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL - - FEDERAL INSURANCE CO	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79225484	38855	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL - - FEDERAL INSURANCE CO	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79225454	38854	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL - - FEDERAL INSURANCE CO	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79221302	38853	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL - - FEDERAL INSURANCE CO	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79221301	38852	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL - - FEDERAL INSURANCE CO	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79221302	38851	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL - - FEDERAL INSURANCE CO	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79221301	38849	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL - - FEDERAL INSURANCE CO	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79221302	38847	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL - - FEDERAL INSURANCE CO	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 77378700	38846	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL - - FEDERAL INSURANCE CO	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79221301	38845	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL - - FEDERAL INSURANCE CO	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 77378700	38844	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL - -FEDERAL INSURANCE CO	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 77378700	38843	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL - - FEDERAL INSURANCE CO	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 77378700	38842	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL - - FEDERAL INSURANCE CO	FEDERAL INS. CO. FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79225500	38873	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL - - FEDERAL INSURANCE CO	FEDERAL FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79221302	38850	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	37336	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	37572	ASCK, INC.	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	37826	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	38062	BIO-LAB, INC.	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	40988	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	41106	CROMPTON COLORS	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	41224	CROMPTON HOLDING	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	41342	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	41460	GLCC LAUREL	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	43458	WEBER CITY ROAD	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	37454	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	37944	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	38864	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	41698	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	42380	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	42498	GT SEED	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	42616	HOMECARE LABS	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	42734	ISCI INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	42868	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	42986	MONOCHEM INC.	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	43104	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	43222	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	43340	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
FEDERAL INS. CO (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	37690	ASEPSIS	INSURANCE POLICY			$0.00
FEDERAL INS. CO.	FEDERAL INS. CO. FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 77378700	38869	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INS. CO.	FEDERAL INS. CO. FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 77378700	38868	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INS. CO.	FEDERAL INS. CO. FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79225484	38867	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INS. CO.	FEDERAL INS. CO. FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79225454	38866	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INS. CO.	FEDERAL INS. CO. FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79221302	38865	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INS. CO.	FEDERAL INS. CO. FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8379227313	38880	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INS. CO.	FEDERAL INS. CO. FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8279227313	38879	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INS. CO.	FEDERAL INS. CO. FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8379227313	38878	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INS. CO.	FEDERAL INS. CO. FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8279282744	38877	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INS. CO.	FEDERAL INS. CO. FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179227313	38876	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INS. CO.	FEDERAL INS. CO. FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 80227264	38875	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FEDERAL INS. CO.	FEDERAL INS. CO. FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79225483	38872	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INS. CO.	FEDERAL INS. CO. FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79227264	38874	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INS. CO.	FEDERAL INS. CO. FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79225453	38871	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INS. CO.	FEDERAL INS. CO. FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79221301	38870	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INS. CO. (CHUBB)	FEDERAL INS. CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 6803-0485	43576	WRL OF INDIANA	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO	FEDERAL INSURANCE CO FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 79755334DTO	38881	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO	FEDERAL INSURANCE CO 15 MOUNTAIN VIEW RD WARREN , NJ 7059 US	XS LIAB POL #79755334DTO; 6/1/97-01	20851	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	37573	ASCK, INC.	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	37945	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	38882	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	42381	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	42499	GT SEED	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	42617	HOMECARE LABS	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	42735	ISCI INC.	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	42869	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	42987	MONOCHEM INC.	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	43105	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FEDERAL INSURANCE CO (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	43223	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	43341	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	41699	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	43459	WEBER CITY ROAD	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	43460	WEBER CITY ROAD	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	37456	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	37455	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	37946	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	41108	CROMPTON COLORS	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	41107	CROMPTON COLORS	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	41462	GLCC LAUREL	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	41461	GLCC LAUREL	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	41700	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	37574	ASCK, INC.	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	37692	ASEPSIS	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	37691	ASEPSIS	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	37828	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	37827	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	38064	BIO-LAB, INC.	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	38063	BIO-LAB, INC.	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	38883	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	40990	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	40989	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	41226	CROMPTON HOLDING	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	41225	CROMPTON HOLDING	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	41344	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	41343	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	42382	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	42500	GT SEED	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	42618	HOMECARE LABS	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	42736	ISCI INC.	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	42870	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	42988	MONOCHEM INC.	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	43106	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	43224	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	43342	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	43578	WRL OF INDIANA	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	43577	WRL OF INDIANA	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO. (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5886	37338	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
FEDERAL INSURANCE CO. (CHUBB)	FEDERAL INSURANCE CO (CHUBB) FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8179-5885	37337	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	37457	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	37575	ASCK, INC.	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	37693	ASEPSIS	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	37829	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	37947	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	38065	BIO-LAB, INC.	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 7922 13 01	38885	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER (82) 7922 73 13	38895	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER (81) 7922 73 13	38894	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER (80) 8022 72 64	38893	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER (79) 7922 72 64	38892	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER (78) 7922 55 00	38891	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 7922 54 84	38890	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 7922 54 83	38889	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 7922 54 54	38888	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER (83) 7922 73 13	38897	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 7922 13 02	38886	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER (83) 7928 27 44	38898	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 7737 87 00	38884	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 7922 54 53	38887	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - FIDUCIARY LIABILTY COVERAGE POLICY NUMBER 81256866	38908	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - FIDUCIARY LIABILTY COVERAGE POLICY NUMBER 81256866	38907	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - FIDUCIARY LIABILTY COVERAGE POLICY NUMBER 81256866	38906	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER BINDER 7922-7304 (82)-79282757 (83)-79282757	38905	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8125-68-66-E	38904	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8125-68-66-F	38903	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8125-68-66-G	38902	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8125-68-66-H	38901	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 81256866D	38900	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8130-20-54	38899	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - FIDUCIARY LIABILTY COVERAGE POLICY NUMBER 8125 68 66 G	38911	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY CHUBB GROUP OF INSURANCE COMPANIES 15 MOUNTAIN VIEW RD WARREN, NJ 07059	DECLARATIONS	2167	CHEMTURA CORPORATION	INSURANCE POLICY	31-Jan-09		$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY ATTN: LEGAL 15 MOUNTAIN VIEW RD PO BOX 1615 WARREN , NJ 07061-1615 USA	EXCESS POLICY - DECLARATIONS	2170	CHEMTURA CORPORATION	INSURANCE POLICY	15-Oct-08		$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	40991	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	41109	CROMPTON COLORS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	41227	CROMPTON HOLDING	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	41345	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	41463	GLCC LAUREL	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8130-20-54	41707	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 81256866D	41706	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8130-20-54	41705	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8125-68-66-E	41704	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8125-68-66-F	41703	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8125-68-66-G	41702	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8125-68-66-H	41701	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8125-68-66-F	41711	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8125-68-66-H	41709	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8125-68-66-G	41710	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	41720	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - FIDUCIARY LIABILTY COVERAGE POLICY NUMBER 8125 68 66 G	41719	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - FIDUCIARY LIABILTY COVERAGE POLICY NUMBER 8125 68 66 G	41718	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - FIDUCIARY LIABILTY COVERAGE POLICY NUMBER 81256866	41717	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - FIDUCIARY LIABILTY COVERAGE POLICY NUMBER 81256866	41716	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - FIDUCIARY LIABILTY COVERAGE POLICY NUMBER 81256866	41715	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - FIDUCIARY LIABILTY COVERAGE POLICY NUMBER 81256866	41714	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER BINDER 7922-7304 (82)-79282757 (83)-79282757	41713	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 8125-68-66-E	41712	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY 15 MOUNTAIN VIEW ROAD WARREN, NJ 07059 USA	POLICY NO. 81256866D EFFECTIVE DATE 6/15/1995 TO 6/15/1996	20590	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY 15 MOUNTAIN VIEW ROAD WARREN, NJ 07059 USA	POLICY NO. 8130-20-54 EFFECTIVE DATE 4/1/1996 TO 4/1/1999	20591	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY CHUBB GROUP OF INSURANCE COMPANIES15 MOUNTAIN VIEW ROAD WARREN, NJ 07059 USA	POLICY NO8125-68-66-F EFFECTIVE DATE 5/22/1999 TO 5/22/2001	20544	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY CHUBB GROUP OF INSURANCE COMPANIES15 MOUNTAIN VIEW ROAD WARREN, NJ 07059 USA	POLICY NO8125-68-66-E EFFECTIVE DATE 5/22/1998 TO 5/22/1999	20543	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY CHUBB GROUP OF INSURANCE COMPANIES15 MOUNTAIN VIEW ROAD WARREN, NJ 07059 USA	POLICY NO. 8125-68-66-H EFFECTIVE DATE 6/30/2002 TO 6/30/2003	20542	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY CHUBB GROUP OF INSURANCE COMPANIES15 MOUNTAIN VIEW ROAD WARREN, NJ 07059 USA	POLICY NO. 8125-68-66-G EFFECTIVE DATE 6/30/2001 TO 6/30/2002	20541	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	37339	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - FIDUCIARY LIABILTY COVERAGE POLICY NUMBER 81256866	38909	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY C O CHUBB GROUP FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER BINDER 7922-7304 (82)-79282757 (83)-79282757	38913	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	38912	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER (82) 7928 27 44	38896	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - FIDUCIARY LIABILTY COVERAGE POLICY NUMBER 8125 68 66 G	38910	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY	FEDERAL INSURANCE COMPANY FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - POLICY NUMBER 81256866D	41708	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY - A++	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	42383	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY - A++	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	42501	GT SEED	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FEDERAL INSURANCE COMPANY - A++	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	42619	HOMECARE LABS	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY - A++	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	42737	ISCI INC.	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY - A++	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	42871	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY - A++	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	42989	MONOCHEM INC.	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY - A++	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	43107	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY - A++	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	43225	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY - A++	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	43343	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY - A++	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	43461	WEBER CITY ROAD	INSURANCE POLICY			$0.00
FEDERAL INSURANCE COMPANY - A++	FEDERAL INSURANCE COMPANY - A++ FEDERAL INSURANCE CO. WARREN, NJ 7059 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 6803-0485	43579	WRL OF INDIANA	INSURANCE POLICY			$0.00
FEDEX	FEDERAL EXPRESS JUSTIN RIDER C/O LEGAL 942 SOUTH SHADY GROVE ROAD MEMPHIS, 38120 USA	HAZMAT SERVICE AGREEMENT	37248	CHEMTURA CORPORATION	SERVICE	14-May-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FEDEX	FEDERAL EXPRESS JUSTIN RIDER C/O LEGAL 942 SOUTH SHADY GROVE ROAD MEMPHIS, 38120 USA	SERVICE AGREEMENT	37247	CHEMTURA CORPORATION	SERVICE	14-May-08		$0.00
FELSEN MOSCOE MITCHELL & ASSO	FELSEN MOSCOE & MITCHELL INC TOM MOSCOE 6600 CITY WEST PARKWAY NO 100 EDEN PRAIRIE, MN 55344	BROKER AGREEMENT SALES AND MARKETING	199	HOMECARE LABS, INC.	SALES	26-Apr-04		$0.00
FERTILIZER COMPANY FERTIZONA	FERTILIZER COMPANY FERTIZONA 4290 E COUNTY 10 1/2 ST YUMA, AZ 85365	CROMPTON MANUFACTURING COMPANY INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	431	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
FIDELITY & CASUALTY	FIDELITY & CASUALTY ,	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER L6 54 53 74	38915	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIDELITY & CASUALTY	FIDELITY & CASUALTY ,	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER L6 54 54 59	38917	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIDELITY & CASUALTY	FIDELITY & CASUALTY ,	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER L6 54 53 74	41722	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FIDELITY & CASUALTY	FIDELITY & CASUALTY ,	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER L6 47 13 02	41721	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FIDELITY & CASUALTY	FIDELITY & CASUALTY ,	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER L6 54 54 59	41723	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FIDELITY & CASUALTY	FIDELITY & CASUALTY ,	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER L6 54 54 59	38916	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIDELITY & CASUALTY	FIDELITY & CASUALTY ,	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER L6 54 54 59	41724	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FIDELITY & NIAGRA	FIDELITY & NIAGRA ,	INSURANCE POLICY - POLICY NUMBER FIDELITY POLICY NUMBERS L6 47 13 02 L6 54 53 74 L6 54 54 59 NIAGRA POLICY NUMBERS 79 GLL 1001 UNKNOWN POLICIES ISSUED 10/1/1979 - 10/1/1980 79 GLL 1002 GLL1011 80	38918	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FIDELITY & NIAGRA	FIDELITY & NIAGRA ,	INSURANCE POLICY - POLICY NUMBER FIDELITY POLICY NUMBERS L6 47 13 02 L6 54 53 74 L6 54 54 59 NIAGRA POLICY NUMBERS 79 GLL 1001 UNKNOWN POLICIES ISSUED 10/1/1979 - 10/1/1980 79 GLL 1002 GLL1011 80	41725	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FIDELITY & NIAGRA	FIDELITY & NIAGRA ,	INSURANCE POLICY - POLICY NUMBER FIDELITY POLICY NUMBERS L6 47 13 02 L6 54 53 74 L6 54 54 59 NIAGRA POLICY NUMBERS 79 GLL 1001 UNKNOWN POLICIES ISSUED 10/1/1979 - 10/1/1980 79 GLL 1002 GLL1011 80	38919	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIDELITY & NIAGRA	FIDELITY & NIAGRA ,	INSURANCE POLICY - POLICY NUMBER FIDELITY POLICY NUMBERS L6 47 13 02 L6 54 53 74 L6 54 54 59 NIAGRA POLICY NUMBERS 79 GLL 1001 UNKNOWN POLICIES ISSUED 10/1/1979 - 10/1/1980 79 GLL 1002 GLL1011 80	41726	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FIDELITY MANAGEMENT TRUST COMPANY	FIDELITY MANAGEMENT TRUST COMPANY 82 DEVONSHIRE ST BOSTON, MA 02109	MASTER TRUST AGREEMENT BETWEEN CROMPTON CORP AND FIDELITY RE CROMPTON CORP DEFINED CONTRIBUTION PLAN	21300	CHEMTURA CORPORATION	BANK/CREDIT			$0.00
FIDELITY MANAGEMENT TRUST COMPANY	FIDELITY MANAGEMENT TRUST COMPANY DEFINED CONTRIBUTION PLAN 100 MAGELLAN WAY COVINGTON, KY 41015 USA	HR AGREEMENT	21097	CHEMTURA CORPORATION	BENEFITS			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FIDUCIARY INVESTMENT ADVISORS LLC	FIDUCIARY INVESTMENT ADVISORS LLC 100 NORTHFIELD DR WINDSOR, CT 06095	FIDUCIARY INVESTMENT ADVISORS, LLC (FIA) INVESTMENT CONSULTING AGREEMENT	1367	CHEMTURA CORPORATION	CONSULTING	23-Apr-08		$0.00
FIDUCIARY INVESTMENT ADVISORS, LLC	FIDUCIARY INVESTMENT ADVISORS, LLC MARK R. WEIZEL 100 NORTHFIELD DR WINDSOR , CT 06095 USA	INVESTMENT CONSULTING AGREEMENT	2176	CHEMTURA CORPORATION	CONSULTING	23-Apr-08		$0.00
FIFRA ENDANGERED SPECIES TASK FORCE LLC	FIFRA ENDANGERED SPECIES TASK FORCE LLC 1013 CENTRE RD WILMINGTON, DE 19805	FIFRA ENDANGERED SPECIES TASK FORCE MEMORANDUM AND FIFRA ENDANGERED SPECIES TASK FORCE LLC JOINT DATA DEVELOPMENT AND LIMITED LIABILITY COMPANY AGREEMENT	432	CHEMTURA CORPORATION	JOINT DEVELOPMENT	10-Feb-97		$0.00
FILTER PRODUCTS COMPANY	FILTER PRODUCTS COMPANY 2102 DECATUR ST RICHMOND, VA 23224 USA	DISTRIBUTION AGREEMENT	12154	CHEMTURA CORPORATION	DISTRIBUTION	09-Mar-99		$0.00
FIRE SUPPRESSION ALARM AND DETECTION SYSTEMS	FIRE SUPPRESSION ALARM AND DETECTION SYSTEMS G 8067 N DORT HWY PO BOX 219 MT MORRIS, MI 48458-0219	AGREEMENT OF SPRINKLER INSPECTION	11926	BIO-LAB, INC.	SERVICES	28-Jan-09		$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER U 55009969; 55 U 13107	38920	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1370504	38946	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1299653	38944	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX01202962	38943	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1202810	38942	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMANS FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER U 55009969; 55 U 13107	38941	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1437031	38947	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1362994	38945	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XL-96209	38958	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1202598	38968	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1050914	38967	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX1371372	38966	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX1485119	38965	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1481621	38964	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1481620	38963	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1437032	38962	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1370505	38961	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1202963	38970	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XL-96209	38959	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX1202810	38971	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XL-96209	38957	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1299651	38956	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1202963	38955	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-120811	38954	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1202598	38953	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1202598	38952	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1202598	38951	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1050914	38950	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1202598	38949	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1050914	38948	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1362995	38960	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1481375	38982	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER LGC-1590 MLA-10873 LGC-2490	38987	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX1485119	38986	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1481620	38985	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1202811	38969	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1481621	38983	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XL-96209	38981	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1437032	38980	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1370505	38979	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1362995	38978	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1299651	38977	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1437031	38976	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1370504	38975	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER MX-1362994	38974	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER MX-1299653	38973	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1202962	38972	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-1481366	38984	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMANS FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER U 55009969; 55 U 13107	41728	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FIREMAN’S FUND	FIREMAN’S FUND AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER U 55009969; 55 U 13107	41727	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE CO	FIREMEN’S FUND INSURANCE CO AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX1481421 XLX1532417 XLX1485544	41730	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE CO	FIREMEN’S FUND INSURANCE CO AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX1533558	41729	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-105 09 14	38922	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-120 25 98	38923	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX 143 70 31	38934	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX 137 13 72	38940	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX 148 51 19	38939	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX 148 16 20	38938	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX 148 13 75	38937	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XL 96209	38921	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX 143 70 32	38935	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX 137 05 05	38933	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX 137 05 04	38932	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX 136 29 95	38931	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX 136 29 94	38930	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX 129 96 51	38929	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX 129 96 53	38928	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX 120 29 63	38927	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX 120 29 62	38926	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-120 28 11	38925	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX-120 28 10	38924	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX 148 13 66	38936	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMAN’S FUND INSURANCE COMPANY	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER	38990	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMENS FUND INSURANCE CO	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER LA3112311	38989	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMEN’S FUND INSURANCE CO	FIREMEN’S FUND INSURANCE CO AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX1481421 XLX1532417 XLX1485544	38993	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMEN’S FUND INSURANCE CO	FIREMEN’S FUND INSURANCE CO AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX1533558	38992	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMEN’S FUND INSURANCE CO	FIREMENS FUND INSURANCE CO AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER XLX1481421 XLX1532417 XLX1485544 XLX1533558	38991	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIREMEN’S FUND INSURANCE CO	FIREMAN’S FUND INSURANCE COMPANY AN ALLIANZ COMPANY NOVATO, CA 94998 US	INSURANCE POLICY - POLICY NUMBER MXP 3068157	38988	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920660	39004	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920660	39003	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920660	39002	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920660	39001	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920041	39000	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920660	38999	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920041	38998	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920041	38997	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920041	38996	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920041	38994	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920551	39007	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920041	38995	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 934358	39017	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 929904	39028	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 934358	39027	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 912473	39026	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 911723	39025	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920660	39024	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920041	39023	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920041	39022	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920041	39021	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 912474	39020	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 911723	39005	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920551	39018	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 923333	39006	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER EU001512	39016	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER EU001502	39015	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 923332	39014	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 911724	39013	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920551	39012	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920551	39011	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920551	39010	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920551	39009	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920551	39008	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 911724	39019	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 929997	39029	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 929997	41732	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FIRST STATE	FIRST STATE 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 929904	41731	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
FIRST STATE INSURANCE COMPANY	FIRST STATE INSURANCE COMPANY 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920551	39031	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE INSURANCE COMPANY	FIRST STATE INSURANCE COMPANY 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER EU 936396	39038	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE INSURANCE COMPANY	FIRST STATE INSURANCE COMPANY 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 934358	39037	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE INSURANCE COMPANY	FIRST STATE INSURANCE COMPANY 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 923332	39036	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE INSURANCE COMPANY	FIRST STATE INSURANCE COMPANY 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 923333	39035	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE INSURANCE COMPANY	FIRST STATE INSURANCE COMPANY 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 911724	39034	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE INSURANCE COMPANY	FIRST STATE INSURANCE COMPANY 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 911723	39033	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE INSURANCE COMPANY	FIRST STATE INSURANCE COMPANY 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920660	39032	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE INSURANCE COMPANY	FIRST STATE INSURANCE COMPANY 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER 920041	39030	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE INSURANCE COMPANY	FIRST STATE INSURANCE COMPANY 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER EU 001512	39040	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST STATE INSURANCE COMPANY	FIRST STATE INSURANCE COMPANY 150 FEDERAL STREET BOSTON, MA 02110-1745 US	INSURANCE POLICY - POLICY NUMBER EU 001502	39039	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FIRST UNION NATL BANK (FORMER LESSOR: ARI FLEET LT)	FIRST UNION NATL BANK (FORMER LESSOR: ARI FLEET LT) ,	VEHICLE LEASE ORDER CONFIRMATION RE 2003 CHEVY IMPALA	13904	BIO-LAB, INC.	LEASE - VEHICLE	11-Apr-03		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FIRST UNION RAIL	FIRST UNION RAIL PAT WARD ONE OHARE CENTRE 6250 RIVER RD STE 5000 ROSEMONT , IL 60018 USA	NOTICE & AKNOWLEDGEMENT DATED FEBRUARY 8, 2008 LEASE BETWEEN FIRST UNION RAIL CORPORATION LESSOR AND CHEMTURA CORPORATION LESEE	1962	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Apr-08		$2,350.01
FIRST UNION RAIL	FIRST UNION RAIL - FORMERLY GE RAILCAR SERVICES ONE O’HARE CENTER SUITE 5000 ROSEMONT, 60018 USA	9482-01-00-021-04-00-01	37234	CHEMTURA CORPORATION	LEASE - RAIL CAR	28-Dec-07		$0.00
FISHER SCIENTIFIC COMPANY	FISCHER SCIENTIFIC COMPANY LLC MIKE CRAMER 2000 PARK LN PITTSBURGH, PA 15275 USA	SUPPLY AGREEMENT	1963	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	01-Mar-06		$0.00
FLEXSYS NV	FLEXSYS NV FOR THE ATTENTION OF LEGAL COUNSEL WOLUWE GARDEN WOLUWEDAL 24/3 1932 SINT STEVENS WOLUWE , BELGIUM	THIRAM TASK FORCE ACCESS AGREEMENT	532	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	24-Aug-07		$0.00
FLOWSERVE US INC	FLOWSERVE US INC ATTN ALLIANCE ADMINISTRATION MANAGER 11637 INDUSTRIPLEX BLVD BATON ROUGE, LA 70809 USA	LIFECYCLE ADVANTAGE AGREEMENT	2106	GREAT LAKES CHEMICAL CORPORATION	PURCHASE (RAW MATERIALS)	01-Mar-08		$175,712.21
FM GLOBAL TECHNOLOGIES LLC	FM GLOBAL TECHNOLOGIES LLC ROGER L. ALLARD 1151 BOSTON-PROVIDENCE TUMPIKE PO BOX 9102 NORWOOD, MA 02062 USA	MASTER AGREEMENT FOR APPROVAL SERVICES	12156	CHEMTURA CORPORATION	SALES	25-Aug-04		$0.00
FMC CORPORATION	FMC CORPORATION ATTN: LEGAL 1735 MARKET ST PHILADELPHIA, PA 19103 USA	SUPPLY AGREEMENT - SODIUM BICARBONATE	1770	BIO-LAB, INC.	PURCHASE (RAW MATERIALS)	01-Oct-08		$0.00
FMC CORPORATION	FMC CORPORATION LITHIUM DIVISION SEVEN LAKEPOINTE PLAZA 2801 YORKMONT RD STE 300 CHARLOTTE, NC 28208	CONTRACT FOR SALE - LITHIUM HYPOCHLORITE	1769	BIO-LAB, INC.	PURCHASE (RAW MATERIALS)	01-Oct-07		$0.00
FMC CORPORATION	1735 MARKET ST PHILADELPHIA, PA 19103	SUPPLY AGREEMENT - SODIUM PERSULFATE	43738	BIO-LAB, INC.	PURCHASE (RAW MATERIALS)	12-Sep-08	PENDING	$285,211.67
FMC CORPORATION	PO BOX 647 SEAFORD, DE 19973	CONTRACT FOR SALE - SUPPLY AGREEMENT 2010 AMENDMENT	43754	BIO-LAB, INC.	PURCHASE (RAW MATERIALS)	July 2010		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FMC CORPORATION	FMC CORPORATION 1735 MARKET ST PHILADELPHIA , PA	LICENSE AGREEMENT	11935	CHEMTURA CORPORATION	RESEARCH			$0.00
FMC CORPORATION	FMC CORPORATION ATTN: GENERAL COUNSEL 200 E RANDOLPH DR CHICAGO, IL 60601 USA	US ASSET PURCHASE AND FRAMEWORK AGREEMENT	36922	GREAT LAKES CHEMICAL CORPORATION	PURCHASE (NON-RAW MATERIALS)	04-May-99		$0.00
FMC CORPORATION	FMC CORPORATION ATTN: LEGAL 1735 MARKET ST PHILADELPHIA, PA 19103 USA	US ASSET PURCHASE AND FRAMEWORK AGREEMENT	2479	GREAT LAKES CHEMICAL CORPORATION	PURCHASE (NON-RAW MATERIALS)	04-May-99		$0.00
FMC CORPORATION	FMC CORPORATION ATTN GENERAL COUNSEL 200 E RANDOLPH DR CHICAGO , IL 60601	DOCUMENTS RELATING TO TRANSACTIONS CONTEMPLATED UNDER THE US ASSET PURCHASE AND FRAMEWORK AGREEMENT DATED MAY 4, 1999 BY AND BETWEEN: GREAT LAKES CHEMICAL CORPORATIONORATION (PURCHASER) AND FMC CORPORATION (SELLER)	12566	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
FMC CORPORATION	FMC CORPORATION ATTN DIRECTOR CORP DEV AND SR VP & GC 200 RANDOLPH DR CHICAGO , IL 60601	DTBP SUPPLY CONTRACT BETWEEN PEROXIDOS ORGANICOS, S.A., FMC CORPORATION AND GREAT LAKES CHEMICAL CORPORATIONORATION; EXPIRES DECEMBER 31, 2009	12567	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
FMC CORPORATION	FMC CORPORATION UK LITHIUM DIVISION SEVEN LAKEPOINTE PLAZA 2801 YORKMONT RD STE 300 CHARLOTTE, NC 28208	FMC CORPORATION (UK) LIMITED AND GREAT LAKES MANUFACTURING (UK) LIMITED ASSET PURCHASE SUB AGREEMENT, DATE JULY 31, 1999	12569	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
FMC CORPORATION	FMC CORPORATION CHEMICAL PRODUCTS GROUP 1735 MARKET ST PHILADELPHIA, PA 19103	TOLL CONVERSION CONTRACT BETWEEN FMC CORPORATION AND GREAT LAKES CHEMICAL CORPORATIONORATION DATED JULY 31, 1999; EXPIRES DEC. 31, 2014	12565	GREAT LAKES CHEMICAL CORPORATION	M&A - TOLL MANUFACTURING			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FMC CORPORATION	FMC CORPORATION ATTENTION: GENERAL COUNSEL 200 E. RANDOLPH DRIVE CHICAGO, IL 60601 UNITED STATES	FMC LICENSE TO GREAT LAKES CHEMICAL CORPORATIONORATION 7/31/1999 PERPETUAL FULLY PAID NON-EXCLUSIVE ROYALTY FREE FOR LICENSED PRODUCTS PHOSPHORUS TRICHLORIDE AND PHOSPHORUS OXYCHLORIDE AND US PATENT #5,430,234	12568	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
FMC CORPORATION	FMC CORPORATION ATTN BUSINESS MANAGER PHOSPHOROUS DERIVATIVES 1735 MARKET ST PHILADELPHIA, PA 19103	LICENSE AGREEMENT FMC (LICENSOR) TO GL (LICENSEE) FOR PATENTS, TECHNOLOGY AND KNOW HOW RELATED TO TOLL CONVERSION CONTRACT AND LICENSED PRODUCTS, DATED JULY 31, 1999	12563	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
FMC CORPORATION	FMC CORPORATION CHEMICAL PRODUCTS GROUP 1735 MARKET ST PHILADELPHIA, PA 19103	PHOSPHORUS SUPPLY CONTRACT BETWEEN FMC CORPORATION AND GREAT LAKES CHEMICAL CORPORATIONORATION DATED JULY 31, 1999; EXPIRES DEC. 31, 2014	12564	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
FOAM ENTERPRISES INC	FOAM ENTERPRISES INC 13630 WATERTOWN CIRCLE MINNEAPOLIS, MN 55441 USA	CONTRACT AMENDMENT	676	GREAT LAKES CHEMICAL CORPORATION	SALES	01-Jan-00		$0.00
FOAMEX LP	FOAMEX LP 1000 COLUMBIA AVE LINWOOD, PA 19061 USA	SALES CONTRACT	677	GREAT LAKES CHEMICAL CORPORATION	SALES	01-Mar-03		$0.00
FORD BACON & DAVIS LLC	FORD BACON & DAVIS LLC DAVID GAFFNEY P O BACON AND DAVIS LLC BATON ROUOGE , LA 70879 USA	COST PLUS ENGINEERING SERVICES CONTRACT	1964	CHEMTURA CORPORATION	SERVICES	01-Apr-08		$0.00
FRANCHISE SYSTEM SPECIALISTS	FRANCHISE SYSTEM SPECIALISTS KAREN SPENCER 294 VILLAGE PKWY MARIETTA, GA 30067	LETTER AGREEMENT BETWEEN FRAN-SYSTEMS LLC AND BIO-LAB, INC.	203	BIOLAB FRANCHISE COMPANY, LLC	SALES	20-Jan-09		$0.00
FRANCISZKA KOBAJLO	REDACTED	LETTER RE FRANCISZKA KOBAJLO PENSION SUPPLEMENT	11717	CHEMTURA CORPORATION	PENSION	01-Dec-92		REDACTED
FRANK GRIMALDI (ON BEHALF OF HIMSELF AND OTHER SIMILARLY SITUATED)	FRANK GRIMALDI (ON BEHALF OF HIMSELF AND OTHER SIMILARLY SITUATED) GILMAN & PASTOR, LLP 225 FRANKLIN STREET 16TH FLOOR BOSTON , MA 02110 USA	SETTLEMENT AGREEMENT AUG. 15, 2007	21008	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
FRANK J GRAZIANO	REDACTED	SUPPLEMENTAL RETIREMENT AGREEMENT	4688	CHEMTURA CORPORATION	PENSION	01-Apr-86		REDACTED
FRED C BOQUIN JR	REDACTED	LETTER RE FRED C. BOUQUIN JR. PENSION SUPPLEMENT	11702	CHEMTURA CORPORATION	PENSION	01-Oct-90		REDACTED
FRED DAILEY	REDACTED	NORTHERN TRUST BENEFIT PAYMENT PASSPORT	4681	CHEMTURA CORPORATION	PENSION	01-Jan-05		REDACTED
FRED SCHOLZ III	FRED SCHOLZ III PO BOX 1226 N KINGSTOWN, RI 02852 USA	ADDENDUM B	678	GREAT LAKES CHEMICAL CORPORATION	DISTRIBUTION	01-Jan-06		$6,833.44
FRED SCHOLZ III	FRED SCHOLZ III PO BOX 1226 NORTH KINGSTOWN, RI 02852 USA	AGENCY AGREEMENT	36802	GREAT LAKES CHEMICAL CORPORATION	DISTRIBUTION	01-Jan-02		$0.00
FREDERIC GOGER	REDACTED	SEPARATION AGREEMENT AND RELEASE	5308	CHEMTURA CORPORATION	SEVERANCE	18-Dec-08		REDACTED
FUEL AND MARINE MARKETING LLC	FUEL AND MARINE MARKETING LLC VINCE P KYLE 111 WEST MONROE STREET CHICAGO, IL 60690	AMENDMENT NO 1 TO PURCHASE AGREEMENT 2420-C414	885	CHEMTURA CORPORATION	SALES	13-May-04		$0.00
FULTON INSURANCE COMPANY	FULTON INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481 USA	INSURANCE POLICY NO. 3CGL 170010	20378	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FULTON INSURANCE COMPANY	FULTON INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481 USA	INSURANCE POLICY NO. CGL9535	20379	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FULTON INSURANCE COMPANY	FULTON INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481 US	INSURANCE POLICY - POLICY NUMBER 3CGL 170010	39042	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FULTON INSURANCE COMPANY	FULTON INSURANCE COMPANY 1800 NORTH POINT DRIVE STEVENS POINT, WI 54481 US	INSURANCE POLICY - POLICY NUMBER CGL9535	39041	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
FUTUREFUEL CHEMICAL COMPANY	FUTUREFUEL CHEMICAL COMPANY GARY L HESS PO BOX 2357 BATESVILLE, AR 72503 USA	ONLY REPRESENTATIVE SERVICES AGREEMENT	80	CHEMTURA CORPORATION	REACH	13-Nov-08		$1,010.76
G & K SERVICES	G & K SERVICES 1625 HERAEUS BLVD BUFORD, GA 30518 USA	G & K SERVICES SERVICE AGREEMENT	2638	BIO-LAB, INC.	PURCHASE (NON-RAW MATERIALS)	01-Jul-03		$0.00
GAR TOOTELIAN INC	GAR TOOTELIAN INC ATTN LEGAL 8246 S CRAWFORD AVE REEDLEY , CA 93654 USA	CROMPTON MANUFACTURING COMPANY INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	438	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
GAR TOOTELIAN INC	GAR TOOTELIAN INC 8246 S CRAWFORD REEDLEY, CA 93654	2007 FIRESTORM REPACKAGING AGREEMENT	437	CHEMTURA CORPORATION	PACKAGING	05-Dec-07		$0.00
GATEWAY LIMOUSINE INC	GATEWAY LIMOUSINE INC 1 MATTOON RD WATERBURY, CT 06708	LIMOUSINE SERVICE AGREEMENT	2731	CHEMTURA CORPORATION	SERVICES	01-Jun-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GATX CORPORATION	GATX CORP. 1221 LAMAR SUITE 1220 HOUSTON, 77010 USA	CONTRACT 3043 - AMENDMENT 2	37229	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Oct-05		$45,116.86
GATX CORPORATION	GATX CORP. 11675 GREAT OAKS WAY SUITE 110 ALPHERETTA, 30022 USA	1231	37233	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Apr-01		$0.00
GATX CORPORATION	GATX CORP. 1221 LAMAR SUITE 1220 HOUSTON, 77010 USA	CONTRACT 3043 - RIDER 105	37230	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Jul-07		$0.00
GATX CORPORATION	GATX CORP. 11675 GREAT OAKS WAY SUITE 110 ALPHERETTA, 30022 USA	CONTRACT 3325 - AMENDMENT 2 - RIDER 144	37232	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Mar-06		$0.00
GATX CORPORATION	GATX RAIL KAREN DELONG 500 WEST MONROE ST CHICAGO, IL 60661 USA	AMENDMENT NO 2 TO CONTRACT NO 3043	1965	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Feb-08		$0.00
GATX CORPORATION	GATX CORP. 1221 LAMAR SUITE 1220 HOUSTON, 77010 USA	CONTRACT 3043 - RIDER 100	37231	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Jun-01		$0.00
GATX CORPORATION	GATX CORPORATION KAREN DELONG 11675 GREAT OAKS WAY STE 110 ALPHARETTA, GA 30022 USA	RENEWAL OF RIDER	1966	CHEMTURA CORPORATION	LEASE - RAIL CAR	09-Jul-09		$0.00
GATX CORPORATION	GATX FINANCIAL CORPORATION KAREN DELONG 500 WEST MONROE ST CHICAGO, IL 60661	RENEWAL OF RIDER 0144	1970	CHEMTURA CORPORATION	LEASE - RAIL CAR			$0.00
GATX CORPORATION	GATX CORPORATION DEBORAH A GOLDEN 222 W ADAMS ST CHICAGO, IL 60606-5314 USA	RIDER NO 105 TO SERVICE CONTRACT NO 3043	1967	GREAT LAKES CHEMICAL CORPORATION	LEASE - RAIL CAR	01-Jul-07		$0.00
GATX CORPORATION	GATX FINANCIAL CORPORATION KAREN DELONG 500 WEST MONROE ST CHICAGO, IL 60661 USA	RENEWAL OF CONTRACT #3043 RIDER #62 (GATX 11527, 11528, 11529)	1968	GREAT LAKES CHEMICAL CORPORATION	LEASE - RAIL CAR			$0.00
GATX CORPORATION	GATX FINANCIAL CORPORATION KAREN DELONG 500 WEST MONROE ST CHICAGO, IL 60661 USA	RENEWAL OF CONTRACT #3043 RIDER #79	1969	GREAT LAKES CHEMICAL CORPORATION	LEASE - RAIL CAR	31-Jan-05		$0.00
GE MODULAR SPACE	GE MODULAR SPACE FRANK DEANGELIS 15023 E SKELLY DR TULSA, OK 74116	OPERATING LEASE RENEWAL ADDENDUM RE: LEASE NO. 814211 BETWEEN GREAT LAKES CHEMICAL AND GE MODULAR SPACE	2891	GREAT LAKES CHEMICAL CORPORATION	LEASE - VEHICLE	08-Feb-07		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GE RAILCAR SERVICES CORP.	GENERAL ELECTRIC RAILCAR SERVICES CORPORATION ATTN EXECUTIVE VICE PRESIDENT STRUCTURED SALES 161 NORTH CLARK STE 700 CHICAGO , IL 60601	FIRST UNION RAIL	2730	CHEMTURA CORPORATION	LEASE - RAIL CAR	28-Dec-07		$0.00
GE RAILCAR SERVICES CORP.	GE RAILCAR SERVICES 161 NORTH CLARK STREET CHICAGO, 60601 USA	9482-01-00, RIDER 414	37237	CHEMTURA CORPORATION	LEASE - RAIL CAR	20-May-08		$0.00
GE RAILCAR SERVICES CORP.	GE RAILCAR SERVICES 161 NORTH CLARK STREET CHICAGO, 60601 USA	9482-01-00, RIDER 411	37235	CHEMTURA CORPORATION	LEASE - RAIL CAR	08-Nov-07		$0.00
GE RAILCAR SERVICES CORP.	GE RAILCAR SERVICES 161 NORTH CLARK STREET CHICAGO, 60601 USA	9482-1	37238	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Mar-84		$0.00
GE RAILCAR SERVICES CORP.	GE RAILCAR SERVICES 161 NORTH CLARK STREET CHICAGO, 60601 USA	9482-01-00, RIDER 413	37236	CHEMTURA CORPORATION	LEASE - RAIL CAR	09-Nov-05		$0.00
GE RAILCAR SERVICES CORP.	GENERAL ELECTRIC RAILCAR SERVICES CORPORATION RISK MANAGER 161 N CLARK ST CHICAGO, IL 60601 USA	ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (RIDER 1)	1972	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Dec-07		$0.00
GE RAILCAR SERVICES CORP.	GE RAILCAR SERVICES 161 NORTH CLARK STREET CHICAGO, 60601 USA	9482-01, RIDER 21	37281	CHEMTURA CORPORATION	LEASE - RAIL CAR	04-Jan-07		$0.00
GE RAILCAR SERVICES CORP.	GENERAL ELECTRIC RAILCAR SERVICES CORPORATION 161 N CLARK ST CHICAGO, IL 60601 USA	CAR LEASING AGRREMENT 9482-1 RIDER NO. 406	1973	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Jan-06		$0.00
GE RAILCAR SERVICES CORP.	GENERAL ELECTRIC RAILCAR SERVICES CORPORATION 161 N CLARK ST CHICAGO, IL 60601 USA	CAR LEASING AGREEMENT 9482-1 RIDER NO. 414	1974	CHEMTURA CORPORATION	LEASE - RAIL CAR			$0.00
GE RAILCAR SERVICES CORP.	GENERAL ELECTRIC RAILCAR SERVICES CORPORATION 161 N CLARK ST CHICAGO, IL 60601 USA	CAR LEASING AGRREMENT 9482-1 RIDER NO. 19 RENEWAL NO. 3	1976	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Nov-07		$0.00
GE RAILCAR SERVICES CORP.	GENERAL ELECTRIC RAILCAR SERVICES CORPORATION 161 N CLARK ST CHICAGO, IL 60601 USA	CAR LEASING AGRREMENT 9482-1 RIDER NO. 203 RENEWAL NO. 2	1975	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Nov-06		$0.00
GE RAILCAR SERVICES CORP.	GENERAL ELECTRIC RAILCAR SERVICES CORPORATION 161 N CLARK ST CHICAGO, IL 60601 USA	CAR LEASING AGRREMENT 9482-1 RIDER NO. 409	1977	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Nov-07		$0.00
GE RAILCAR SERVICES CORP.	GENERAL ELECTRIC RAILCAR SERVICES CORPORATION 161 N CLARK ST CHICAGO, IL 60601 USA	CAR LEASING AGRREMENT 9482-1 RIDER NO. 411	1978	CHEMTURA CORPORATION	LEASE - RAIL CAR			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GE RAILCAR SERVICES CORP.	GENERAL ELECTRIC RAILCAR SERVICES CORPORATION RISK MANAGER 161 N CLARK ST CHICAGO, IL 60601 USA	ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (RIDER 4)	1979	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Dec-07		$0.00
GE RAILCAR SERVICES CORP.	GENERAL ELECTRIC RAILCAR SERVICES CORPORATION GENERAL COUNSEL 161 N CLARK ST CHICAGO, IL 60601 USA	CAR LEASING AGRREMENT 9482-1 RIDER NO. 413	1980	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Mar-08		$0.00
GE RAILCAR SERVICES CORP.	GE RAILCAR SERVICES 161 NORTH CLARK STREET CHICAGO, 60601 USA	9482-1, RIDER 203, RENEWAL 2	37240	CHEMTURA CORPORATION	LEASE - RAIL CAR	10-Oct-06		$0.00
GE RAILCAR SERVICES CORP.	GE RAILCAR SERVICES 161 NORTH CLARK STREET CHICAGO, 60601 USA	9482-1, RIDER 302, RENEWAL 1	37241	CHEMTURA CORPORATION	LEASE - RAIL CAR	10-Oct-06		$0.00
GE RAILCAR SERVICES CORP.	GE RAILCAR SERVICES 161 NORTH CLARK STREET CHICAGO, 60601 USA	9482-01, RIDER 4	37242	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Dec-07		$0.00
GE RAILCAR SERVICES CORP.	GENERAL ELECTRIC RAILCAR SERVICES CORPORATION 161 N CLARK ST CHICAGO, IL 60601 USA	CAR LEASING AGREEMENT 9482-1 RIDER NO. 405 RENEWAL NO. 1	1971	CHEMTURA CORPORATION	LEASE - VEHICLE	01-Apr-06		$0.00
GE RAILCAR SERVICES CORP.	GENERAL ELECTRIC RAILCAR SERVICES CORPORATION 161 N CLARK ST CHICAGO, IL 60601 USA	CAR LEASING AGRREMENT 9482-1 RIDER NO. 21 RENEWAL NO. 4	1981	CHEMTURA CORPORATION	LEASE - VEHICLE	01-Sep-06		$0.00
GE RAILCAR SERVICES CORP.	GENERAL ELECTRIC RAILCAR SERVICES CORPORATION 161 N CLARK ST CHICAGO, IL 60601 USA	CAR LEASING AGREEMENT	1982	CHEMTURA CORPORATION	LEASE - VEHICLE	01-Mar-84		$0.00
GE RAILCAR SERVICES CORP.	GENERAL ELECTRIC RAILCAR SERVICES CORPORATION 161 N CLARK ST CHICAGO, IL 60601 USA	CAR LEASING AGRREMENT 9482-1 RIDER NO. 302 RENEWAL NO. 1	1983	CHEMTURA CORPORATION	LEASE - VEHICLE	01-Oct-06		$0.00
GE RAILCAR SERVICES CORP.	GE RAILCAR SERVICES 161 NORTH CLARK STREET CHICAGO, 60601 USA	9482-1, RIDER 19	37239	CHEMTURA CORPORATION / CHEMTURA CANADA CO/CIE	LEASE - RAIL CAR	01-Dec-07		$0.00
GE SILICONES	GE SILICONES ATTN TECHNOLOGY DIRECTOR 260 HUDSON RIVER RD WATERFORD, NY 12188 USA	JOINT DEVELOPMENT AGREEMENT DATED JULY 31 2003 BETWEEN CROMPTON AND GENERAL ELECTRIC COMPANY	12716	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	31-Jul-03		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GE SILICONES	GE SILICONES ATTN GENERAL MANAGER 260 HUDSON RIVER RD WATERFORD, NY 12188 USA	MANUFACTURING AND SERVICES AGREEMENT DATED JULY 31 2003 BETWEEN CROMPTON CORPORATION (MANUFACTURER) AND GENERAL ELECTRIC COMPANY (CUSTOMER)	12714	CHEMTURA CORPORATION	M&A - CREDIT	31-Jul-03		$0.00
GE SILICONES	GE SILICONES ATTN MANAGER OF FINANCE 260 HUDSON RIVER RD WATERFORD, NY 12188 USA	SUBLEASE DATED JULY 31, 2003 BETWEEN CROMPTON CORPORATION, SUBLANDLORD, AND GENERAL ELECTRIC COMPANY, SUBTENANT	12715	CHEMTURA CORPORATION	M&A - LEASE - REAL PROPERTY	31-Jul-03		$0.00
GE SILICONES INC	GE SILICONES INC ATTN: MANAGER OF FINANCE 260 HUDSON RIVER ROAD WATERFORD, NY 12188	DEFERRED BUSINESS AGREEMENT DATED JULY 31 2003 BETWEEN CROMPTON CORPORATION CROMPTON LTDA AND GE SILICONES INC	12717	CHEMTURA CORPORATION	M&A - CREDIT	31-Jul-03		$0.00
GE SPECIALTY CHEMICALS INC	GE SPECIALTY CHEMICALS INC ATTN HENRY GIBSON ESQ GE PLASTICS ONE PLASTICS AVE PITTSFIELD, MA 1201	CONSENT TO ASSIGNMENT OF OIL AND GAS LEASE	36900	CHEMTURA CORPORATION	LEASE			$0.00
GE SPECIALTY CHEMICALS INC	GE SPECIALTY CHEMICALS INC ATTN HENRY GIBSON ESQ GE PLASTICS ONE PLASTICS AVE PITTSFIELD, MA 01201 USA	SETTLEMENT AGREEMENT	1046	CHEMTURA CORPORATION	PATENT LICENSE	01-Jan-01		$0.00
GE SPECIALTY MATERIALS	GE SPECIALTY MATERIALS ATTN GENERAL COUNSEL 187 DANBURY RD 2ND FL WILTON, CT 06897 USA	PROJECT HOOK - SALE OF CROMPTON CORPORATION’S ORGANOSILICONES BUSINESS TO GENERAL ELECTRIC COMPANY AND SALE OF GENERAL ELECTRIC COMPANY’S SPECIALTY CHEMICALS BUSINESS TO CROMPTON CORPORATION PURCHASE AND EXCHANGE AGREEEMENT	12718	CHEMTURA CORPORATION	M&A - CREDIT	24-Apr-03		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GE SPECIALTY MATERIALS	GE SPECIALTY MATERIALS ATTN: GENERAL COUNSEL 187 DANBURY ROAD, 2ND FLOOR WILTON, CT 06897 USA	LETTER AGREEMENT DATED JULY 1 2003 AMENDING PURCHASE AND EXCHANGE AGREEMENT WITH RESPECT TO SAP LICENSE, ENVIRONMENTAL HEALTH AND SAFETY COMPLIANCE ISSUES, NANJING JOINT VENTURE, SPECIAL PURPOSE STATEMENT, ADDITIONAL CASH ASSETS, LATIN AMERICAN DEFERRED B	12719	CHEMTURA CORPORATION	M&A - CREDIT			$0.00
GENERAL ACCIDENT AND INDEMNITY COMPANY	GENERAL ACCIDENT AND IN DEMNITY COMPANY C/O RANDALL AMERICA CAMBRIDGE, MA 02139-3311 US	INSURANCE POLICY - POLICY NUMBER GLA 4290246	39044	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GENERAL ACCIDENT AND INDEMNITY COMPANY	GENERAL ACCIDENT AND INDEMNITY COMPANY C/O RANDALL AMERICA CAMBRIDGE, MA 02139-3311 US	INSURANCE POLICY - POLICY NUMBER GLA 4290246	39043	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GENERAL ACCIDENT INC CO	GENERAL ACCIDENT INC CO C/O RANDALL AMERICA CAMBRIDGE, MA 02139-3311 US	INSURANCE POLICY - POLICY NUMBER XC 17980 XC188-74 XC26150	41733	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GENERAL ACCIDENT INS CO	GENERAL ACCIDENT INS CO C O SHAND MORAHAN & COMPANY C/O RANDALL AMERICA CAMBRIDGE, MA 02139-3311 US	INSURANCE POLICY - POLICY NUMBER XC 17980 XC188-74 XC26150	39046	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GENERAL ACCIDENT/POTOMAC/STONEWALL	GENERAL ACCIDENT/POTOMAC/STONEWALL C/O RANDALL AMERICA CAMBRIDGE, MA 02139-3311 US	INSURANCE POLICY - POLICY NUMBER GENERAL ACCIDENT POLICY NUMBERS: XC 18781; XC 18874; XC 26150 POTOMAC INSURANCE POLICY NUMBER: XC 17980 STONEWALL POLICY NUMBER: 56015984	39047	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GENERAL DYNAMICS CORPORATION	ELECTRIC BOAT CORPORATION 75 EASTERN POINT ROAD DEPT. 330, STATION J63 GROTON, CT 06340-4989 USA	PRODUCT PURCHASE AGREEMENT	43735	CHEMTURA CORPORATION	PRODUCT PURCHASE	30-Jul-09		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GENERAL ELECTRIC	SC BUSINESS AND ASSETS 87 DANBURY ROAD 2ND FLOOR WILTON, CT 6897	TRANSFER AGREEMENT FOR THE SC BUSINESS AND ASSETS OF GE DATED JULY 31 2003 BETWEEN GENERAL ELECTRIC PLASTICS GMBH, GENERAL ELECTRIC PLASTICS FRANCE (SNC), GE PLASTICS ABS SAS, GENERAL ELECTRIC PLASTICS ITALIA SRL, GE PLASTICS LIMITED, GE PLASTICS ABS LIMI	0	CHEMTURA CORPORATION	M&A - CREDIT	31-Jul-03		$0.00
GENERAL ELECTRIC	GENERAL ELECTRIC SC BUSINESS AND ASSETS 87 DANBURY ROAD 2ND FLOOR WILTON, CT 6897	TRANSFER AGREEMENT FOR THE SC BUSINESS AND ASSETS OF GE DATED JULY 31 2003 BETWEEN GENERAL ELECTRIC PLASTICS GMBH, GENERAL ELECTRIC PLASTICS FRANCE (SNC), GE PLASTICS ABS SAS, GENERAL ELECTRIC PLASTICS ITALIA SRL, GE PLASTICS LIMITED, GE PLASTICS ABS LIMI	12720	CHEMTURA CORPORATION	M&A - CREDIT	31-Jul-03		$0.00
GENERAL ELECTRIC COMPANY	GENERAL ELECTRIC COMPANY 87 DANBURY ROAD 2ND FLOOR WILTON, CT 06897	PURCHASE AND EXCHANGE AGREEMENT	2292	CHEMTURA CORPORATION	AMENDMENTS	31-Jul-03		$0.00
GENERAL ELECTRIC COMPANY	GENERAL ELECTRIC COMPANY ATTN LEGAL 3135 EASTON TURNPIKE FAIRFIELD, CT 06828 USA	PURCHASE AND EXCHANGE AGREEMENT	2296	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	24-Apr-03		$0.00
GENERAL ELECTRIC COMPANY	GENERAL ELECTRIC COMPANY ATTN LEGAL 3135 EASTON TURNPIKE FAIRFIELD, CT 06828 USA	TERM SHEET NANJING FACILITY	2297	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)			$0.00
GENERAL ELECTRIC COMPANY	GENERAL ELECTRIC COMPANY 87 DANBURY ROAD 2ND FLOOR WILTON, CT 6897	EMPLOYEE LEASE AGREEMENT EFFECTIVE AS OF JULY 31 2003 BETWEEN GENERAL ELECTRIC COMPANY AND CROMPTON CORPORATION -SERVICES OF LEASED EMPLOYEES	12726	CHEMTURA CORPORATION	M&A - CREDIT	31-Jul-03		$0.00
GENERAL ELECTRIC COMPANY	GENERAL ELECTRIC COMPANY 87 DANBURY ROAD 2ND FLOOR WILTON, CT 6897	CUSTODY AGREEMENT DATED JULY 31 2003 BETWEEN GENERAL ELECTRIC COMPANY CROMPTON CORPORATION AND JP MORGAN CHASE BANK	12723	CHEMTURA CORPORATION	M&A - CREDIT	31-Jul-03		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GENERAL ELECTRIC COMPANY	GENERAL ELECTRIC COMPANY 87 DANBURY ROAD 2ND FLOOR WILTON, CT 6897	SALES AGREEMENT DATED JULY 31 2003 BETWEEN GENERAL ELECTRIC COMPANY AND CROMPTON GMBH	12721	CHEMTURA CORPORATION	M&A - SALES	31-Jul-06		$0.00
GENERAL ELECTRIC COMPANY	GENERAL ELECTRIC COMPANY 87 DANBURY ROAD 2ND FLOOR WILTON, CT 6897	DISTRIBUTOR AGREEMENT DATED JULY 31 2003 BETWEEN CROMPTON CORPORATION AND GENERAL ELECTRIC COMPANY	12724	CHEMTURA CORPORATION	M&A - DISTRIBUTION			$0.00
GENERAL ELECTRIC COMPANY	GENERAL ELECTRIC COMPANY 87 DANBURY ROAD 2ND FLOOR WILTON, CT 6897	DISTRIBUTOR AGREEMENT DATED JULY 31 2003 BETWEEN CROMPTON CORPORATION AND GENERAL ELECTRIC COMPANY (DISTRIBUTOR)	12725	CHEMTURA CORPORATION	M&A - DISTRIBUTION			$0.00
GENERAL ELECTRIC COMPANY	GENERAL ELECTRIC COMPANY 87 DANBURY ROAD 2ND FLOOR WILTON, CT 6897	LICENSE AGREEMENT DATED JULY 31 2003 BETWEEN GENERAL ELECTRIC COMPANY AND CROMPTON CORPORATION	12727	CHEMTURA CORPORATION	M&A - PATENT LICENSE			$0.00
GENERAL ELECTRIC COMPANY	GENERAL ELECTRIC COMPANY 87 DANBURY ROAD 2ND FLOOR WILTON, CT 6897	SALES AGREEMENT DATED JULY 31 2003 BETWEEN CROMPTON VINYL ADDITIVES GMBH (SELLER) AND GENERAL ELECTRIC COMPANY	12722	CHEMTURA CORPORATION	M&A - SALES	31-Jul-06		$0.00
GENERAL ELECTRIC COMPANY	GENERAL ELECTRIC COMPANY 87 DANBURY ROAD 2ND FLOOR WILTON, CT 6897	TRANSITION SERVICES AGREEMENT DATED AS OF JULY 31, 2003 BY AND BETWEEN GENERAL ELECTRIC COMPANY AND CROMPTON CORPORATION	12728	CHEMTURA CORPORATION	M&A - SERVICES	31-Jul-03		$0.00
GENERAL ELECTRIC PLASTICS BV	GENERAL ELECTRIC PLASTICS BV PLASTICSLAAN, PB 117 AC, BERGEN OP ZOOM 4600 NETHERLANDS	MANUFACTURING AND SERVICES AGREEMENT DATED JULY 31 2003 BETWEEN CROMPTON CORPORATION AND GENERAL ELECTRIC PLASTICS BV - GE TO PERFORM MANUFACTURING SERVICES USING CROMPTON EQUIPMENT AND TECHNOLOGY TEMPORARILY REMAINING AT GE SITE	12729	CHEMTURA CORPORATION	M&A - CREDIT	31-Jul-03		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GENERAL HYDROPONICS INC	GENERAL HYDROPONICS INC GLENN DICKERSON 1000 TOWN CTR DR 6TH FLR OXNARD, CA 93036-1132 USA	SETTLEMENT AND MUTUAL RELEASE AGREEMENT	11977	CHEMTURA CORPORATION	SETTLEMENT	01-Oct-07		$0.00
GENERAL RE. - - GENERAL REINSURANCE CORP	GENERAL RE. GENERAL REINSURANCE CORP STAMFORD, CT 06902 US	INSURANCE POLICY - POLICY NUMBER X-3766	39052	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GENERAL RE. - - GENERAL REINSURANCE CORP	GENERAL RE. GENERAL REINSURANCE CORP STAMFORD, CT 06902 US	INSURANCE POLICY - POLICY NUMBER X-3766	39051	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GENERAL RE.- - GENERAL REINSURANCE CORP	GENERAL RE. GENERAL REINSURANCE CORP STAMFORD, CT 06902 US	INSURANCE POLICY - POLICY NUMBER X-3766	39050	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GENERAL RE.- - GENERAL REINSURANCE CORP	GENERAL RE. GENERAL REINSURANCE CORP STAMFORD, CT 06902 US	INSURANCE POLICY - POLICY NUMBER X-3766	39049	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GENERAL RE.- - GENERAL REINSURANCE CORP	GENERAL RE. GENERAL REINSURANCE CORP STAMFORD, CT 06902 US	INSURANCE POLICY - POLICY NUMBER X-3766	39048	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GENERAL RE. GENERAL REINSURANCE CORP	GENERAL RE. GENERAL REINSURANCE CORP STAMFORD, CT 06902 US	INSURANCE POLICY - POLICY NUMBER X-3766	39053	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GENERAL REINSURANCE - - GENERAL REINSURANCE CORP	GENERAL REINSURANCE GENERAL REINSURANCE CORP STAMFORD, CT 06902 US	INSURANCE POLICY - POLICY NUMBER X-3766	39055	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GENERAL REINSURANCE CORP	GENERAL REINSURANCE CORP 600 STEAMBOAT ROAD GREENWICH, CT 06830 US	XSWC POL # X4924; 4/1/77-79	20768	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GENERAL REINSURANCE CORPORATION	GENERAL REINSURANCE CORPORATION GENERAL REINSURANCE CORP STAMFORD, CT 06902 US	INSURANCE POLICY - POLICY NUMBER X3766	39061	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GENERAL REINSURANCE CORPORATION	GENERAL REINSURANCE CORPORATION GENERAL REINSURANCE CORP STAMFORD, CT 06902 US	INSURANCE POLICY - POLICY NUMBER X-3367	39060	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GENERAL REINSURANCE CORPORATION	GENERAL REINSURANCE CORPORATION GENERAL REINSURANCE CORP STAMFORD, CT 06902 US	INSURANCE POLICY - POLICY NUMBER XNY-4923	39059	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GENERAL REINSURANCE CORPORATION	GENERAL REINSURANCE CORP. GENERAL REINSURANCE CORP STAMFORD, CT 06902 US	INSURANCE POLICY - POLICY NUMBER	39058	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GENERAL REINSURANCE CORPORATION	GENERAL REINSURANCE CORP GENERAL REINSURANCE CORP STAMFORD, CT 06902 US	INSURANCE POLICY - POLICY NUMBER GENERAL RE POLICY NUMBER: X-3367	39057	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GENERAL REINSURANCE CORPORATION	GENERAL REINSURANCE CORP GENERAL REINSURANCE CORP STAMFORD, CT 06902 US	INSURANCE POLICY - POLICY NUMBER X4924	39056	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GENERAL REINSURANCE CORPORATION	GENERAL REINSURANCE GENERAL REINSURANCE CORP STAMFORD, CT 06902 US	INSURANCE POLICY - POLICY NUMBER X-3766	39054	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GENERAL REINSURANCE CORPORATION	GENERAL REINSURANCE CORPORATION 600 STEAMBOAT RD. GREENWICH, CT 06830 US	WC POL# XNY-4923; 4/1/77-4/1/79	20852	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GENON RESEARCH INC	GENON RESEARCH INC ,	EXCLUSIVE LICENSE AGREEMENT BETWEEN GENON RESEARCH INC AND ETC	3257	GREAT LAKES CHEMICAL CORPORATION	M&A - TECHNOLOGY LICENSE			$0.00
GEORGE MICHAEL KELLER	REDACTED	LETTER RE: OSI SPECIALTIES INC RETIREMENT PROGRAM FOR GEORGE KELLER	4695	CHEMTURA CORPORATION	PENSION	01-Jan-99		REDACTED
GERALD H FICKENSCHER	REDACTED	SUPPLEMENTAL RETIREMENT AGREEMENT	4578	CHEMTURA CORPORATION	BENEFITS	21-Oct-99		REDACTED
GERALD H FICKENSCHER	REDACTED	RETIREMENT LETTER AGREEMENT	11712	CHEMTURA CORPORATION	EMPLOYMENT	24-Nov-03		REDACTED
GERALD H FICKENSCHER	REDACTED	EMPLOYMENT LETTER	11745	CHEMTURA CORPORATION	SEVERANCE	31-Dec-03		REDACTED
GERLING	GERLING INT’L UNDERWRITING ASSN OF LONDON -LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER XT9305030	41735	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GERLING	GERLING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER UC72548	41734	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GERLING - - INT’L UNDERWRITING ASSN OF LONDON	GERLING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER XT9305030	39063	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING - - INT’L UNDERWRITING ASSN OF LONDON	GERLING INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER UC72548	39062	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING AND LONDON CO	GERLING AND LONDON CO INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER FH57906A97	41736	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GERLING AND LONDON CO	GERLING AND LONDON CO INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER FH57906A97	39064	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING C O ALEXANDER HOWDEN LTD	GERLING C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER XT9305030	39065	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GERLING KONZEM ALLGEMEINE VER AG	GERLING KONZEM ALLGEMEINE VER AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0401503	39066	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING KONZEM ALLGEMEINE VER AG	GERLING KONZEM ALLGEMEINE VER AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	39068	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING KONZEM ALLGEMEINE VER AG	GERLING KONZEM ALLGEMEINE VER AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	39067	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING KONZERN	GERLING KONZERN INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER UC72548	41743	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GERLING KONZERN	GERLING KONZERN INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER UC72548	41742	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GERLING KONZERN	GERLING KONZERN INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER UC72548	41741	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GERLING KONZERN	GERLING KONZERN INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER ME98951	41740	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GERLING KONZERN- - INT’L UNDERWRITING ASSN OF LONDON	GERLING KONZERN INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER UC72548	39072	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING KONZERN - - INT’L UNDERWRITING ASSN OF LONDON	GERLING KONZERN INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER UC72548	39071	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING KONZERN - - INT’L UNDERWRITING ASSN OF LONDON	GERLING KONZERN INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER UC72548	39070	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING KONZERN - - INT’L UNDERWRITING ASSN OF LONDON	GERLING KONZERN INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER ME98951	39069	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GERLING KONZERN ALLGEMEINE VERSICHUNGS AG	GERLING KONZERN ALLGEMEINE VERSICHUNGS AG INTERNATIONAL UNDERWRITING ASSOCIATION OF LONDON LONDON UNDERWRITING CENTRE 3 MINSTER COURT, MINCING LANE LONDON, ENGLAND EC3R 7DD UK	XS LIABILITY POL # NS2931099; 11/4/99-00	20381	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING KONZERN ALLGEMEINE VERSICHUNGS AG	GERLING KONZERN ALLGEMEINE VERSICHUNGS AG INTERNATIONAL UNDERWRITING ASSOCIATION OF LONDON LONDON UNDERWRITING CENTRE 3 MINSTER COURT, MINCING LANE LONDON, ENGLAND EC3R 7DD UK	EXCESS LIAB. POL# 99/500082/01; 11/4/1996 - 1997	13062	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING KONZERN ALLGEMEINE VERSICHUNGS AG	GERLING KONZERN ALLGEMEINE VERSICHUNGS AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER NS2931099	39074	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING KONZERN ALLGEMEINE VERSICHUNGS AG	GERLING KONZERN ALLGEMEINE VERSICHUNGS AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 99/500082/01	39073	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING- KONZERN GENERAL INS. CO	GERLING- KONZERN GENERAL INS. CO INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 823/KE9800938	39075	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING KONZERN GENERAL INS. COMPANY (UK)	GERLING KONZERN GENERAL INS. COMPANY (UK) INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 839/CX2931000	39076	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING KONZERN GENERAL INSURANCE CO	GERLING KONZERN GENERAL INSURANCE CO INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 823/KE9800937	39082	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING KONZERN GENERAL INSURANCE CO	GERLING KONZERN GENERAL INSURANCE CO INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 823/KE 9800938	39081	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING KONZERN GENERAL INSURANCE CO	GERLING KONZERN GENERAL INSURANCE CO INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 839/CX2931000	39080	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GERLING KONZERN GENERAL INSURANCE CO	GERLING KONZERN GENERAL INSURANCE CO INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 823XT9700120	39079	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	37833	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	37832	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	37831	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	37830	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	37950	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	38069	BIO-LAB, INC.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	38068	BIO-LAB, INC.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	38067	BIO-LAB, INC.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	38066	BIO-LAB, INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	39086	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	39085	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	39084	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	39083	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	41111	CROMPTON COLORS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	41112	CROMPTON COLORS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	41110	CROMPTON COLORS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	41113	CROMPTON COLORS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	41231	CROMPTON HOLDING	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	41230	CROMPTON HOLDING	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	41229	CROMPTON HOLDING	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	41228	CROMPTON HOLDING	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	41747	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	41746	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	41744	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING KONZEM ALLGEMEINE VER AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	41739	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING KONZEM ALLGEMEINE VER AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	41738	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING KONZEM ALLGEMEINE VER AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0401503	41737	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	41745	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	42387	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	42386	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	42385	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	42384	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	42504	GT SEED	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	42503	GT SEED	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	42502	GT SEED	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	42505	GT SEED	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	42623	HOMECARE LABS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	42622	HOMECARE LABS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	42621	HOMECARE LABS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	42620	HOMECARE LABS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	42741	ISCI INC.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	42740	ISCI INC.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	42739	ISCI INC.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	42738	ISCI INC.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	42874	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	42875	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	42873	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	42872	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	42993	MONOCHEM INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	42992	MONOCHEM INC.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	42991	MONOCHEM INC.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	42990	MONOCHEM INC.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	43111	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	43110	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	43109	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	43108	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	43227	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	43226	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	43228	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	43229	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	43344	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	43347	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	43346	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	43345	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	43465	WEBER CITY ROAD	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	43464	WEBER CITY ROAD	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	43463	WEBER CITY ROAD	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	43462	WEBER CITY ROAD	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	43582	WRL OF INDIANA	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	43583	WRL OF INDIANA	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	43581	WRL OF INDIANA	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	43580	WRL OF INDIANA	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	37340	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	37343	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	37342	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	37341	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	37461	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	37460	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	37459	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	37458	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	37579	ASCK, INC.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	37578	ASCK, INC.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	37577	ASCK, INC.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	37576	ASCK, INC.	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	37697	ASEPSIS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	37696	ASEPSIS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	37694	ASEPSIS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	37695	ASEPSIS	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	37949	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	37948	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	37951	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	41349	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	41348	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	41347	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	41346	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	41465	GLCC LAUREL	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	41466	GLCC LAUREL	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	41464	GLCC LAUREL	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	41467	GLCC LAUREL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GERLING-KONZERN ALLGEMEINE VERS.AG - - INT’L	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501411	40995	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG - - INT’L	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501412	40994	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG - - INT’L	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600086	40993	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
GERLING-KONZERN ALLGEMEINE VERS.AG - - INT’L	GERLING-KONZERN ALLGEMEINE VERS.AG INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600087	40992	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
GERLING-KONZERN GENERA INSURANCE COMPANY	GERLING-KONZERN GENERA INSURANCE COMPANY INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER FH55513A96	39087	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING-KONZERN GENERA INSURANCE COMPANY	GERLING KONZERN GENERAL INSURANCE CO INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 834/9600147	39077	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING-KONZERN GENERA INSURANCE COMPANY	GERLING KONZERN GENERAL INSURANCE CO INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 834/XT9600153	39078	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING-KONZERN GENERA INSURANCE COMPANY	GERLING-KONZERN GENERA INSURANCE COMPANY INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 823/FH57906A97	39088	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING-KONZERN GENERA INSURANCE COMPANY	GERLING-KONZERN GENERA INSURANCE COMPANY INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 62/99561/D	39089	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING-KONZERN GENERA INSURANCE COMPANY	GERLING-KONZERN GENERA INSURANCE COMPANY INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 62/99561/D	41753	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GERLING-KONZERN GENERA INSURANCE COMPANY	GERLING-KONZERN GENERA INSURANCE COMPANY INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 823/FH57906A97	41752	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GERLING-KONZERN GENERA INSURANCE COMPANY	GERLING-KONZERN GENERA INSURANCE COMPANY INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER FH55513A96	41751	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GERLING-KONZERN GENERA INSURANCE COMPANY	GERLING-KONZERN GENERA INSURANCE COMPANY INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 62/99561/D	41750	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GERLING-KONZERN GENERA INSURANCE COMPANY	GERLING-KONZERN GENERA INSURANCE COMPANY INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER FH55513A96	41749	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GERLING-KONZERN GENERA INSURANCE COMPANY	GERLING-KONZERN GENERA INSURANCE COMPANY INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 823/FH57906A97	41748	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GERLING-KONZERN GENERAL INS. CO. (UK)	GERLING-KONZERN GENERAL INS. CO. (UK) C/O AON GROUP LTD 8 DEVONSHIRE SQ. LONDON, ENGLAND EC2M4PL UK	XS LIABIITY PO;L # 823/KE9800937 6/1/98-11/4/99	20382	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING-KONZERN GENERAL INS. CO. (UK)	GERLING-KONZERN GENERAL INS. CO. (UK) C/O HEATH LAMBERT LIMITED FRIARY COURT CRUTCHED FRIAIRS LONDON, ENGLAND EC3N 2NP UK	XS LIABILITY POL # 01-UK-FF-0000021-00; 11/4/00-11/4/01	20383	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING-KONZERN GENERAL INS. COMPANY (UK)	GERLING-KONZERN GENERAL INS. COMPANY (UK) INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 823/KE9800937	39090	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GERLING-KONZERN GENERAL INSURANCE COMPANY UK BRANCH	GERLING-KONZERN GENERAL INSURANCE COMPANY UK BRANCH 50 FENCHURCH STREET LONDON, EC3M 3LE, U.K	POLICY NO. 62/99561/D EFFECTIVE DATE 4/1/1995 TO 3/31/1996	20592	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
GERLING-KONZERN GENERAL INSURANCE COMPANY UK BRANCH	GERLING-KONZERN GENERAL INSURANCE COMPANY UK BRANCH 50 FENCHURCH STREET LONDON, EC3M 3LE, U.K	POLICY NO. 823/FH57906A97 EFFECTIVE DATE 4/1/97 TO 3/11/2000	20594	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GERLING-KONZERN GENERAL INSURANCE COMPANY UK BRANCH	GERLING-KONZERN GENERAL INSURANCE COMPANY UK BRANCH 50 FENCHURCH STREET LONDON, EC3M 3LE, U.K	POLICY NO. 62/99561/D EFFECTIVE DATE 4/1/1996 TO 3/31/1997	20593	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
GERLING-KONZERN GENERAL INSURANCE COMPANY UK BRANCH	GERLING-KONZERN GENERAL INSURANCE COMPANY UK BRANCH 50 FENCHURCH STREET LONDON, EC3M 3LE, U.K	POLICY NO.FH55513A96 EFFECTIVE DATE 4/1/1996 TO 4/1/1997	20595	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
GERLING-KONZERN INS. CO.	GERLING-KONZERN INS. CO. C/O AON GROUP LTD 9 DEVONSHIRE SQ. LONDON, ENGLAND EC2M4PL UK	PUNITIVE DAM LIAB POL # 823/KE9800938; 6/1/98-01	20384	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR	GIBRALTAR ,	INSURANCE POLICY - POLICY NUMBER GMX-00243	39091	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR	GIBRALTAR ,	INSURANCE POLICY - POLICY NUMBER GMX00591	39094	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR	GIBRALTAR ,	INSURANCE POLICY - POLICY NUMBER GMX-00590	39092	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR	GIBRALTAR ,	INSURANCE POLICY - POLICY NUMBER GMX-00244	39093	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR	GIBRALTAR ,	INSURANCE POLICY - POLICY NUMBER GMX-01632	39095	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR	GIBRALTAR ,	INSURANCE POLICY - POLICY NUMBER GMX-01633	39096	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR	GIBRALTAR ,	INSURANCE POLICY - POLICY NUMBER GMX-02184	39097	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR	GIBRALTAR ,	INSURANCE POLICY - POLICY NUMBER GMX-02634	39098	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR INS.	GIBRALTAR INS. ,	INSURANCE POLICY - POLICY NUMBER GMX-00244	39099	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR INS.	GIBRALTAR INS. ,	INSURANCE POLICY - POLICY NUMBER GMX-00156	39100	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR INS.	GIBRALTAR INS. ,	INSURANCE POLICY - POLICY NUMBER GMX-00243	39101	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR INS.	GIBRALTAR INS. ,	INSURANCE POLICY - POLICY NUMBER GMX-01632	39104	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR INS.	GIBRALTAR INS. ,	INSURANCE POLICY - POLICY NUMBER GMX-00156	39105	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GIBRALTAR INS.	GIBRALTAR INS. ,	INSURANCE POLICY - POLICY NUMBER GMX-01633	39106	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR INS.	GIBRALTAR INS. ,	INSURANCE POLICY - POLICY NUMBER GMX-02184	39107	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR INS.	GIBRALTAR INS. ,	INSURANCE POLICY - POLICY NUMBER GMX-01155	39103	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR INS.	GIBRALTAR INS. ,	INSURANCE POLICY - POLICY NUMBER GMX-00591	39102	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR INSURANCE COMPANY	GIBRALTAR INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER GMX 01632	39114	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR INSURANCE COMPANY	GIBRALTAR INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER GMX 01633	39115	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR INSURANCE COMPANY	GIBRALTAR INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER GMX 01156	39113	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR INSURANCE COMPANY	GIBRALTAR INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER GMX 01155	39112	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR INSURANCE COMPANY	GIBRALTAR INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER GMX 00591	39111	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR INSURANCE COMPANY	GIBRALTAR INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER GMX 02184	39116	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR INSURANCE COMPANY	GIBRALTAR INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER GMX 02634	39117	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR INSURANCE COMPANY	GIBRALTAR INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER GMX 00590	39110	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR INSURANCE COMPANY	GIBRALTAR INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER GMX 00243	39108	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTAR INSURANCE COMPANY	GIBRALTAR INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER GMX 00244	39109	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTER INSURANCE COMPANY	GIBRALTER INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER GMX00119 GMX10585	39118	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GIBRALTER INSURANCE COMPANY	GIBRALTER INSURANCE COMPANY C O PRUDENTIAL REINSURANCE CO ,	INSURANCE POLICY - POLICY NUMBER GMX00119 GMX10585	39119	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GIBRALTER INSURANCE COMPANY	GIBRALTER INSURANCE COMPANY,	INSURANCE POLICY - POLICY NUMBER GMX00119 GMX10585	41754	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GILES CHEMICAL CORP	GILES CHEMICAL ATTN JIM HILL 102 COMMERCE ST WAYNESVILLE, NC 28786	PURCHASE AGREEMENT FOR RAW MATERIALS	1771	BIO-LAB, INC.	PURCHASE (RAW MATERIALS)	01-Jan-09		$10,471.97
GILLESPIE AG SERVICE	GILLESPIE AG SERVICE ATTN LEGAL 15301 RD 192 PORTERVILLE, CA 93257-8967 USA	CROMPTON MANUFACTURING COMPANY INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	440	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
GITTO/GLOBAL CORP (CLASS REPRESENTATIVE)	GITTO/GLOBAL CORP (CLASS REPRESENTATIVE) GOLD BENNETT CERA & SIDENER LLP 595 MARKET STREET SUITE 2300 SAN FRANCISCO, CA 94105 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21010	CHEMTURA CORPORATION	SETTLEMENT			$0.00
GITTO/GLOBAL CORP (CLASS REPRESENTATIVE)	GITTO/GLOBAL CORP (CLASS REPRESENTATIVE) KAPLAN FOX & KILSHEIMER 805 THIRD AVENUE 22ND FLOOR NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21011	CHEMTURA CORPORATION	SETTLEMENT			$0.00
GITTO/GLOBAL CORP (CLASS REPRESENTATIVE)	GITTO/GLOBAL CORP (CLASS REPRESENTATIVE) KOHN, SWIFT & GRAF, P.C. ONE SOUTH BROAD SUITE 2100 PHILADELPHIA, PA 19107 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21012	CHEMTURA CORPORATION	SETTLEMENT			$0.00
GITTO/GLOBAL CORP (CLASS REPRESENTATIVE)	GITTO/GLOBAL CORP (CLASS REPRESENTATIVE) COHEN MILSTEIN HAUSFELD & TOLL PLLC 150 EAST 52 STREET NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21009	CHEMTURA CORPORATION	SETTLEMENT			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	37344	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	37464	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	37463	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	37462	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	37581	ASCK, INC.	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	37580	ASCK, INC.	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	37954	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	37953	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	37952	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	38072	BIO-LAB, INC.	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	38071	BIO-LAB, INC.	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	38070	BIO-LAB, INC.	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/ AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	39123	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/ AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER BH607194	39130	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/ AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER BH 10033398	39129	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/ AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER BH 606746	39128	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/ AIRCRAFT PRODUCTS LIAB POLICY NUMBER APG 607195	39127	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/ AIRCRAFT PRODUCTS LIAB POLICY NUMBER APG10033379	39126	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/ AIRCRAFT PRODUCTS LIAB POLICY NUMBER 10033940	39124	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	39122	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	39121	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	39120	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/ AIRCRAFT PRODUCTS LIAB POLICY NUMBER APG 606745	39125	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	41352	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	41351	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	41350	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	41469	GLCC LAUREL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	41470	GLCC LAUREL	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	41468	GLCC LAUREL	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/ AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER BH 606746	41763	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/ AIRCRAFT PRODUCTS LIAB POLICY NUMBER APG 607195	41762	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/ AIRCRAFT PRODUCTS LIAB POLICY NUMBER APG10033379	41761	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/ AIRCRAFT PRODUCTS LIAB POLICY NUMBER APG 606745	41760	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/ AIRCRAFT PRODUCTS LIAB POLICY NUMBER 10033940	41759	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/ AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	41758	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	41757	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	41756	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/ AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER BH607194	41765	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	41755	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/ AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER BH 10033398	41764	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	42390	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	42389	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	42388	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	42508	GT SEED	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	42507	GT SEED	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	42506	GT SEED	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	42626	HOMECARE LABS	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	42625	HOMECARE LABS	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	42624	HOMECARE LABS	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	42742	ISCI INC.	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	42743	ISCI INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	42744	ISCI INC.	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	42878	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	42877	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	42876	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	42996	MONOCHEM INC.	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	42995	MONOCHEM INC.	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	42994	MONOCHEM INC.	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	43114	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	43113	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	43112	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	43232	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	43231	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	43230	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	43350	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	43349	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	43348	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	43468	WEBER CITY ROAD	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	43467	WEBER CITY ROAD	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	43466	WEBER CITY ROAD	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	43586	WRL OF INDIANA	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	43585	WRL OF INDIANA	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	43584	WRL OF INDIANA	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	37345	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	37346	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	37582	ASCK, INC.	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	37699	ASEPSIS	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	37698	ASEPSIS	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	37700	ASEPSIS	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	37834	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	37835	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	37836	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	40996	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	40998	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	40997	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	41116	CROMPTON COLORS	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	41115	CROMPTON COLORS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	41114	CROMPTON COLORS	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	41234	CROMPTON HOLDING	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT PRODUCTS LIABILITY POLICY NUMBER 10033940	41233	CROMPTON HOLDING	INSURANCE POLICY			$0.00
GLOBAL AEROSPACE	GLOBAL AEROSPACE ONE SYLVAN WAY PARSIPPANY, NJ 07054 US	INSURANCE POLICY - AVIATION/AIRCRAFT LIABILITY & HULL COVER POLICY NUMBER 10033398	41232	CROMPTON HOLDING	INSURANCE POLICY			$0.00
GMBH	GMBH ,	DEBT TRANSFER AGREEMENT BETWEEN BIOLAB (GULF) GMBH (TRANSFEROR) AND GREAT LAKES CHEMICAL (EUROPE) GMBH (TRANSFEREE)	21188	GREAT LAKES CHEMICAL CORPORATION	M&A - BANK/CREDIT			$0.00
GOLDLINE CONTROLS INC	GOLDLINE CONTROLS INC 61 WHITECAP DR NORTH KINGSTOWN, RI 02852 USA	ANCILLARY CONTRACT FOR “ANOTHER NAME FOR” (ANF) LISTING	262	BIO-LAB, INC.	AGENCY	17-Apr-07		$0.00
GOODPACK USA	GOODPACK USA DAVID HAMPTON 550 N COMMONS DR STE 106 AURORA, IL 60504 USA	STANDARD LEASING AGREEMENT OF GOODPACK INTERMEDIATE BULK CONTAINERS	81	CHEMTURA CORPORATION	LEASE - EQUIPMENT	15-Jan-07		$0.00
GOODYEAR TIRE & RUBBER COMPANY	GOODYEAR TIRE & RUBBER COMPANY 1144 EAST MARKET STREET DEPT 701-B AKRON, OH 44316 USA	SETTLEMENT AGREEMENT DEC. 19, 2005	21013	CHEMTURA CORPORATION	SETTLEMENT			$0.00
GOODYEAR TIRE & RUBBER COMPANY	GOODYEAR TIRE & RUBBER COMPANY RICHARD ALAN ARNOLD, ESQ. 201 SOUTH BISCAYNE BLVD SUITE 1100 MIAMI, FL 33131 USA	SETTLEMENT AGREEMENT DEC. 19, 2005	21014	CHEMTURA CORPORATION	SETTLEMENT			$0.00
GOOGLE INC	GOOGLE INC ERU AGGREH 1600 AMPHITHEATRE PARKWAY MOUNTAIN VIEW, CA 94043 USA	GOOGLE APPS - SECURITY AND COMPLIANCE SERVICES AUTO-RENEWAL NOTICE LETTER	1522	CHEMTURA CORPORATION	SERVICES	13-Dec-08		$24,513.23
GORDON BIGLEY	REDACTED	LETTER RE GORDON BIGLEY PENSION SUPPLEMENT	11701	CHEMTURA CORPORATION	PENSION	01-Oct-92		REDACTED

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GRANDE MARKETING ASSO	GRANDE MARKETING ASSOCIATES INC 1717 4 MILE RD NE GRAND RAPIDS, MI 49525	BROKER AGREEMENT SALES AND MARKETING	206	HOMECARE LABS, INC.	SALES	01-Aug-05		$182.96
GRANITE	GRANITE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 64825397	39132	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE	GRANITE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 64825396	39131	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 8093302	39147	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 8093303	39136	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 64815177	39157	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 61802172	39156	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 61791686	39155	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 8093303	39154	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 8093985	39153	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 61802173	39152	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 61791687	39151	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 61780705	39150	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 64815178	39159	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 61791685	39148	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 6482-5397	39160	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 8093978	39146	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 61802173	39145	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 61791687	39144	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 61780706	39143	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 61802172	39142	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 61802171	39141	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 61791686	39140	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 61791685	39139	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 61780705	39138	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 61802171	39149	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 6482-5396	39158	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 8093985	39135	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 61780704	39137	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 8093302	39134	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE	GRANITE STATE C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 8093978	39133	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE CO	GRANITE STATE INSURANCE CO C/O AMERICAN INTERNATIONAL INSURANCE GROUP PO BOX 409 PARSIPPANY, NJ 7054 US	MASS WC POL #WC-3515003	20661	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE CO.	GRANITE STATE INSURANCE CO C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 4177-7921 5179-1255 5179-1256 6180-2161 6180-2162 6481-5180 6481-5181 6481-5182 6482-5409 6482-5410 6482-5411 6483-5600 6483-5601 6483-5602 6482-5812	41766	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE COMPANY C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 6178-0706	39171	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE COMPANY C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 6482-5397	39181	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE COMPANY C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 6482-5396	39180	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE COMPANY C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 6481-5178	39179	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE COMPANY C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 6481-5177	39178	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE COMPANY C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 6180-2173	39177	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE COMPANY C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 6180-2172	39176	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE COMPANY C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 6180-2171	39175	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE COMPANY C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 6179-1687	39174	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE COMPANY C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 6179-1685	39172	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE COMPANY C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 6178-0705	39170	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE COMPANY C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 6178-0704	39169	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE COMPANY C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER SCLD 80-93303	39168	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE COMPANY C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER SCLD 80-93302	39167	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE COMPANY C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER SCLD 80-93985	39166	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE COMPANY C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER SCLD 80-93978	39165	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE CO. C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER WC-3515003	39164	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE CO C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 6484-5811 6484-5810	39163	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE CO C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 4177-7921 5179-1255 5179-1256 6180-2161 6180-2162 6481-5180 6481-5181 6481-5182 6482-5409 6482-5410 6482-5411 6483-5600 6483-5601 6483-5602 6482-5812	39162	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE CO C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 4177-7921 5179-1255 5179-1256 6180-2161 6180-2162 6481-5180 6481-5181 6481-5182 6482-5409 6482-5410 6482-5411 6483-5600 6483-5601 6483-5602 6484-5812 6484-5811 6484-5810	39161	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE COMPANY C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 6179-1686	39173	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GRANITE STATE INSURANCE COMPANY	GRANITE STATE INSURANCE CO C/O AMERICAN INT’L INSURANCE GROUP PARSIPPANY, NJ 07054 US	INSURANCE POLICY - POLICY NUMBER 6484-5811 6484-5810	41767	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 1 C1 D 27 75 (CU002775)	39199	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER PR-02495040	39187	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 0 C0 D 19 20	39198	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 9 CU D 11 77	39197	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER PR-02495040	39196	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER PR-02495040	39195	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER PR-02495040	39194	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER PR-06653276	39193	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER PRO-2496728	39192	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER PRO-2496728	39191	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER PRO-2496728	39190	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER PRO-2496728	39188	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER PR-02495040	39186	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER PR-02495040	39185	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER PR-02495040	39184	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER PR-02495040	39183	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER PR-02495040	39182	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER PRO-2496728	39189	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 1 C1 D 27 75 (CU002775)	41770	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 0 C0 D 19 20	41769	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GREAT AMERICAN	GREAT AMERICAN GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 9 CU D 11 77	41768	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GREAT AMERICAN INSURANCE	GREAT AMERICAN INSURANCE GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER DFX0009220	39200	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN INSURANCE	GREAT AMERICAN INSURANCE 580 WALNUT ST. 12TH FLOOR CINCINNATI, OH 45202 USA	POLICY NO. DFX0009220 EFFECTIVE DATE 4/1/1996 TO 4/1/1999	20596	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN INSURANCE	GREAT AMERICAN INSURANCE GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER DFX0009220	41772	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GREAT AMERICAN INSURANCE	GREAT AMERICAN INSURANCE GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER DFX0009220	41771	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GREAT AMERICAN INSURANCE COMPANY	GREAT AMERICAN INSURANCE COMPANY GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER 9 CU D 11 77; 0 C0 D 19 20; 1 C1 D 27 75 (CU002775)	41774	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GREAT AMERICAN INSURANCE COMPANY	GREAT AMERICAN INSURANCE COMPANY GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER PRO 2-49-50-40	39201	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN INSURANCE COMPANY	GREAT AMERICAN INSURANCE COMPANY GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER 9 CU D 11 77 0 C0 D 19 20 1 C1 D 27 75 (CU002775)	41773	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
GREAT AMERICAN INSURANCE GROUP	GREAT AMERICAN INSURANCE GROUP GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER	39205	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN INSURANCE GROUP	GREAT AMERICAN INSURANCE COMPANY GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER 9 CU D 11 77; 0 C0 D 19 20; 1 C1 D 27 75 (CU002775)	39204	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN INSURANCE GROUP	GREAT AMERICAN INSURANCE COMPANY GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER 9 CU D 11 77 0 C0 D 19 20 1 C1 D 27 75 (CU002775)	39203	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT AMERICAN INSURANCE GROUP	GREAT AMERICAN INSURANCE COMPANY GREAT AMERICAN INSURANCE GROUP CINCINNATI, OH 45202 US	INSURANCE POLICY - POLICY NUMBER PRO 2-49-67-28	39202	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT LAKES CHEMICAL CORPORATIONORATION	GREAT LAKES CHEMICAL CORPORATIONORATION 199 BENSON RD MIDDLEBURY, CT 06749	INTERCOMPANY DISTRIBUTION AGREEMENT - DISTRIBUTOR FOR CHEMTURA CORPORATION PRODUCTS	19949	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
GREAT LAKES CHEMICAL CORPORATIONORATION	GREAT LAKES CHEMICAL CORPORATIONORATION 199 BENSON RD MIDDLEBURY, CT 06749	INTERCOMPANY DISTRIBUTION AGREEMENT - CHEMTURA CORP. IS DISTRIBUTOR FOR OTHER PARTY PRODUCTS	19948	CHEMTURA CORPORATION	SERVICES			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GREAT LAKES CHEMICAL CORPORATIONORATION LAUREL DE MEXICO, S.A. DE C.V.	GREAT LAKES CHEMICAL CORPORATIONORATION LAUREL DE MEXICO, S.A. DE C.V. ALVARO OBREGON 1550-B COLONIA MEDARDO GONZ. TAMAULIPAS, REYNOSA 88550 MEXICO	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19951	CHEMTURA CORPORATION	SERVICES			$0.00
GREAT LAKES CHEMICAL CORPORATIONORATION LAUREL DE MEXICO, S.A. DE C.V.	GREAT LAKES CHEMICAL CORPORATIONORATION LAUREL DE MEXICO, S.A. DE C.V. ALVARO OBREGON 1550-B COLONIA MEDARDO GONZ. TAMAULIPAS REYNOSA, REYNOSA 88550 MEXICO	INTERCOMPANY MANUFACTURER’S AGREEMENT - PRODUCTS MADE FOR CHEMTURA CORP. BY OTHER PARTY	19950	CHEMTURA CORPORATION	SERVICES			$0.00
GREAT LAKES CHEMICAL CORPORATIONORATION LAUREL, LLC	GREAT LAKES CHEMICAL CORPORATIONORATION LAUREL, LLC 199 BENSON RD MIDDLEBURY, CT 06749	INTERCOMPANY DISTRIBUTION AGREEMENT - DISTRIBUTOR FOR CHEMTURA CORPORATION PRODUCTS	19952	CHEMTURA CORPORATION	SERVICES			$0.00
GREAT LAKES REINSURANCE (UK) PLC	GREAT LAKES REINSURANCE (UK) PLC 555 COLLEGE ROAD EAST PRINCETON, NJ 8543	INSURANCE POLICY - POLICY NUMBER 01UKFF000002100	39206	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT LAKES REINSURANCE (UK) PLC	GREAT LAKES REINSURANCE (UK) PLC 555 COLLEGE ROAD EAST PRINCETON, NJ 8543	INSURANCE POLICY - POLICY NUMBER 01-UK-FF-0000021-00	39207	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT LAKES REINSURANCE (UK) PLC	GREAT LAKES REINSURANCE (UK) PLC 555 COLLEGE ROAD EAST PRINCETON, NJ 8543 US	XS LIABILITY POL # 839/CX2931000; 11/4/00-11/4/01	20385	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GREAT VICTORY CHEMICAL INDUSTRY CO LTD	GREAT VICTORY CHEMICAL INDUSTRY CO LTD 10F NO 182 SUNG CHIANG RD TAPEI, TAIWAN REPUBLIC OF CHINA	TERRAZOLE DISTRIBUTION AGREEMENT - GREAT VICTORY	25314	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
GREAT VICTORY CHEMICAL INDUSTRY CO LTD	GREAT VICTORY CHEMICAL INDUSTRY CO LTD 10F NO 182 SUNG CHIANG RD TAPEI, TAIWAN REPUBLIC OF CHINA	TERRAZOLE DISTRIBUTION AGREEMENT - GREAT VICTORY	441	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
GREATER NEW ORLEANS INDUSTRIAL	GREATER NEW ORLEANS INDUSTRIAL EDUCATIONAL COUNCIL 72 1178765 170 JAMES DR E ST ROSE, LA 70087 USA	ANNUAL MEMBERSHIP	20137	CHEMTURA CORPORATION	SERVICES			$505.38
GREENWICH INS. CO.	GREENWICH INS. CO. C/O ANTHONY GENITLE STAMFORD, CT 06902-6040 US	INSURANCE POLICY - POLICY NUMBER PEC 001033402	39208	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GREENWICH INSURANCE COMPANY	GREENWICH INSURANCE COMPANY ANTHONY GENTILE 70 SEAVIEW AVE SEAVIEW HOUSE STAMFORD, CT 6902	ENDORSEMENT #019	2172	CHEMTURA CORPORATION	INSURANCE POLICY	01-Aug-08		$0.00
GREENWICH INSURANCE COMPANY	GREENWICH INSURANCE COMPANY ANTHONY GENTILE 70 SEAVIEW AVE SEAVIEW HOUSE STAMFORD, CT 06902-6040	CERTIFICATE OF INSURANCE DATED 08/28/2008	2346	CHEMTURA CORPORATION	INSURANCE POLICY	01-Dec-07		$0.00
GRIFFIN POOLS INC	GRIFFIN POOLS INC 1348 N LAKE DR LEXINGTON, SC 29072	LETTER AGREEMENT	207	BIO-LAB, INC.	SALES	28-Jan-09		$0.00
GROM ASSOCIATES, INC	GROM ASSOCIATES INC ATTENTION CONTRACTS DEPARTMENT 1 MAIN ST FLEMING, NJ 08822 USA	CONSULTING AGREEMENT BETWEEN CHEMTURA CORPORATION AND GROM ASSOCIATES, INC.	2557	CHEMTURA CORPORATION	SERVICES	28-Jan-08		$530,775.73
GROWMARK INC	GROWMARK INC ATTN LEGAL 1701 TOWANDA AVE BLOOMINGTON, IL 61701 USA	CROMPTON MANUFACTURING COMPANY INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	442	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
GS LONG CO INC	GS LONG CO INC ATTN LEGAL PO BOX 9783 YAKIMA, WA 98909 USA	CROMPTON MANUFACTURING COMPANY INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	25320	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
GULF INSURANCE CO	GULF INSURANCE CO 125 BROAD STREET NEW YORK , NY 10004 US	INSURANCE POLICY - BACKDATED BROAD PENDING & PRIOR LITIGATION EXCLUSION POLICY NUMBER GA7976804	39211	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GULF INSURANCE CO	GULF INSURANCE CO 125 BROAD STREET NEW YORK , NY 10004 US	INSURANCE POLICY - POLICY NUMBER GA7976804	39209	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GULF INSURANCE CO	GULF INSURANCE CO 125 BROAD STREET NEW YORK , NY 10004 US	INSURANCE POLICY - FOLLOW NATIONAL UNION UNDERLYING COVERAGE POLICY NUMBER GA7976804	39210	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GULF INSURANCE CO	GULF INSURANCE CO 125 BROAD ST NY, NY 10004 US	D&O POL # GA7976804; 9/1/02-03	20853	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
GULF STABILIZERS INDUSTRIES	GULF STABILIZERS INDUSTRIES (GSI) ATTN MR ESAM F HIMDY PO BOX 240 AL JUBAIL, 31951 SAUDI ARABIA	TECHNOLOGY AND TRADEMARK LICENSE AGREEMENT	11687	CHEMTURA CORPORATION	JV - TECHNOLOGY LICENSE	25-Mar-00		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GULF STABILIZERS INDUSTRIES	GULF STABLIZERS INDUSTRIES SALES FZCO P.O. BOX 18036 JEBEL ALI, DUBAI UNITED ARAB EMIRATES	INTERCOMPANY DISTRIBUTION AGREEMENT - DISTRIBUTOR FOR GREAT LAKES CHEMICAL CORPORATIONORATION PRODUCTS	19953	GREAT LAKES CHEMICAL CORPORATION	SERVICES			$0.00
GULF STABILIZERS INDUSTRIES	GULF STABILIZERS INDUSTRIES FZCO ATTN MR JOHN LEPKE JEBEL ALI FREE ZONE P.O. BOX 18036 JEBEL ALI DUBAI, UNITED ARAB EMIRATES	MARKETING AND SALES AND DISTRIBUTION AGREEMENT	5233	GREAT LAKES CHEMICAL CORPORATION	JV - DISTRIBUTION			$0.00
GULF STABILIZERS INDUSTRIES	GULF STABILIZERS INDUSTRIES FZCO ATTN MR JOHN LEPKE JEBEL ALI FREE ZONE P.O. BOX 18036 JEBEL ALI DUBAI, UNITED ARAB EMIRATES	APRIL 26, 2001 JV AGREEMENT	5231	GREAT LAKES CHEMICAL CORPORATION	JOINT VENTURE			$0.00
GULF STABILIZERS INDUSTRIES	GULF STABILIZERS INDUSTRIES ATTN MR ESAM F HIMDY PO BOX 240 AL-JUBAIL, 31951 KINGDOM OF SAUDI ARABIA	INTERNATIONAL SALES AGREEMENT	5229	GREAT LAKES CHEMICAL CORPORATION	JV - SALES			$0.00
GULF STABILIZERS INDUSTRIES	GULF STABILIZERS INDUSTRIES ATTN MR ESAM F HIMDY PO BOX 240 AL-JUBAIL, 31951 KINGDOM OF SAUDI ARABIA	SECONDED PERSONNEL AGREEMENT DATED JULY 3, 1998 BY AND BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION AND GSI	5230	GREAT LAKES CHEMICAL CORPORATION	JOINT VENTURE			$0.00
GULF STABILIZERS INDUSTRIES	GULF STABILIZERS INDUSTRIES FZCO ATTN MR JOHN LEPKE JEBEL ALI FREE ZONE P.O. BOX 18036 JEBEL ALI DUBAI, UNITED ARAB EMIRATES	DISTRIBUTION AGREEMENT	5232	GREAT LAKES CHEMICAL CORPORATION	JV - DISTRIBUTION			$0.00
GULF STABILIZERS INDUSTRIES	GULF STABILIZERS INDUSTRIES (GSI) ATTN MR ESAM F HIMDY PO BOX 240 AL JUBAIL, 31951 SAUDI ARABIA	INTERNATIONAL SALES AGREEMENT	11688	GREAT LAKES CHEMICAL CORPORATION	JV - SALES			$0.00
GULF STABILIZERS INDUSTRIES	GULF STABILIZERS INDUSTRIES (GSI) ATTN MR ESAM F HIMDY PO BOX 240 AL JUBAIL, 31951 SAUDI ARABIA	SECONDED PERSONNEL AGREEMENT	11689	GREAT LAKES CHEMICAL CORPORATION	JV - EMPLOYMENT	03-Jul-98		$0.00
GUSTAFSON INC	GUSTAFSON INC 1400 PRESTON RD STE 400 PLANO, TX 75075	DATA SHARING AGREEMENT 17	444	CHEMTURA CORPORATION	JOINT DEVELOPMENT	16-May-89		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GUSTAFSON INC	GUSTAFSON INC PO BOX 660065 DALLAS, TX 75266 USA	SECOND AMENDMENT TO LICENSE AGREEMENT	11981	CHEMTURA CORPORATION	LICENSE AGREEMENT	01-Oct-95		$0.00
GUSTAFSON LLC	GUSTAFSON LLC PO BOX 910144 DALLAS, TX 75391	ASSIGNMENT OF NITRAGIN SUPPLY AGREEMENT FOR LEGUME INOCULANT PRODUCTS TO CHEMTURA	5363	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
GUSTAFSON LLC	GUSTAFSON LLC PO BOX 910144 DALLAS, TX 75391-0144 USA	ASSIGNMENT OF NITRAGIN SUPPLY AGREEMENT FOR LEGUME INOCULANT PRODUCTS TO CHEMTURA	25323	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
GUSTAFSON LLC	GUSTAFSON LLC PO BOX 910144 DALLAS, TX 75391	AMENDMENT TO CONTRACTOR SERVICES AGREEMENT DATED MARCH 31 2004 BETWEEN CROMPTON SERVICIOS SA DE CV AND GUSTAFSON LLC	12749	CHEMTURA CORPORATION	M&A - SERVICES	31-Mar-04		$0.00
GUSTIN SCHREINER (CLASS REPRESENTATIVE)	GUSTIN SCHREINER (CLASS REPRESENTATIVE) LAW OFFICES OF JOSEPH A PATANE 2280 UNION STREET SAN FRANCISCO, CA 94123 USA	SETTLEMENT AGREEMENT AUG. 2, 2006	21015	CHEMTURA CORPORATION	SETTLEMENT			$0.00
GUSTIN SCHREINER (CLASS REPRESENTATIVE)	GUSTIN SCHREINER (CLASS REPRESENTATIVE) TRUMP, ALIOTO, TRUMP & PRESCOTT, LLP 2280 UNION STREET SAN FRANCISCO, CA 94111 USA	SETTLEMENT AGREEMENT AUG. 2, 2006	21016	CHEMTURA CORPORATION	SETTLEMENT			$0.00
GUSTIN SCHREINER (CLASS REPRESENTATIVE)	GUSTIN SCHREINER (CLASS REPRESENTATIVE) ZELLE, HOFMANN, VOELBEL, MASON & GETTE, LLP 44 MONTGOMERY STREET SUITE 3400 SAN FRANCISCO, CA 94104 USA	SETTLEMENT AGREEMENT AUG. 2, 2006	21017	CHEMTURA CORPORATION	SETTLEMENT			$0.00
GUSTIN, INC. (CLASS REPRESENTATIVE)	GUSTIN, INC. (CLASS REPRESENTATIVE) TRUMP, ALIOTO, TRUMP & PRESCOTT, LLP 2280 UNION STREET SAN FRANCISCO, CA 94111 USA	SETTLEMENT AGREEMENT AUG. 2, 2006	21019	CHEMTURA CORPORATION	SETTLEMENT			$0.00
GUSTIN, INC. (CLASS REPRESENTATIVE)	GUSTIN, INC. (CLASS REPRESENTATIVE) LAW OFFICES OF JOSEPH A PATANE 2280 UNION STREET SAN FRANCISCO, CA 94123 USA	SETTLEMENT AGREEMENT AUG. 2, 2006	21018	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
GUSTIN, INC. (CLASS REPRESENTATIVE)	GUSTIN, INC. (CLASS REPRESENTATIVE) ZELLE, HOFMANN, VOELBEL, MASON & GETTE, LLP 44 MONTGOMERY STREET SUITE 3400 SAN FRANCISCO, CA 94104 USA	SETTLEMENT AGREEMENT AUG. 2, 2006	21020	CHEMTURA CORPORATION	SETTLEMENT			$0.00
HAGEMEYER NORTH AMERICA	HAGEMEYER NA NANETTE S LASSERE TECHNICAL SERVICES BR 304 GEISMAR , LA USA	RE: LEVEL A SUIT TESTING	20138	CHEMTURA CORPORATION	SERVICES			$3,346.60
HAKUTO CO LTD	HAKUTO CO LTD SHINJUKU KU TOKYO, 160-8910 JAPAN	PATENT AND KNOW-HOW LICENSE AGREEMENT	25439	CHEMTURA CORPORATION	PATENT LICENSE			$0.00
HAKUTO CO LTD	HAKUTO CO LTD SHINJUKU KU TOKYO, 160-8910 JAPAN	HAKUTO/CHEMTURA SUPPLY CONTRACT	821	CHEMTURA CORPORATION	SALES			$0.00
HALL, S	REDACTED	SEPARATION AGREEMENT AND RELEASE	5311	CHEMTURA CORPORATION	SEVERANCE			REDACTED
HAMAAD ABDULLA AL ZAMIL AND BROTHERS COMPANY	HAMAAD ABDULLA AL ZAMIL AND BROTHERS COMPANY ATTN DR NABIL FAOUR PO BOX 251 JUBAIL , 31951 SAUDI ARABIA	JULY 1998 SAUDI JOINT VENTURE BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION AND THE AL ZAMIL BROTHERS COMPANY	5234	GREAT LAKES CHEMICAL CORPORATION	JOINT VENTURE			$0.00
HAMAAD ABDULLA AL ZAMIL AND BROTHERS COMPANY	HAMAAD ABDULLA AL ZAMIL AND BROTHERS COMPANY JUBAIL , 31951 SAUDI ARABIA	JULY 3 1998 JV AGREEMENT	5235	GREAT LAKES CHEMICAL CORPORATION	JOINT VENTURE			$0.00
HAMAAD ABDULLA AL ZAMIL AND BROTHERS COMPANY	HAMAAD ABDULLA AL ZAMIL AND BROTHERS COMPANY ZAMIL GROUP HOLDING CO BLDG AL BANDARIAH AREA PO BOX 9 AL KHOBAR, 31952 SAUDI ARABIA	JULY 1998 SAUDI JOINT VENTURE BETWEEN GREAT LAKES CHEMICAL CORPORATION AND THE AL ZAMIL BROTHERS COMPANY	25440	GREAT LAKES CHEMICAL CORPORATION	JOINT VENTURE			$0.00
HAMAD ABDULLA AL-ZAMIL BROTHERS COMPANY	HAMAD ABDULLA AL-ZAMIL BROTHERS COMPANY JUBAIL, 31951 SAUDI ARABIA	CONTRACT REVIEW	11685	GREAT LAKES CHEMICAL CORPORATION	JOINT VENTURE	03-Jul-98		$0.00
HAMAD ABDULLA AL-ZAMIL BROTHERS COMPANY	HAMAD ABDULLA AL-ZAMIL BROTHERS COMPANY ATTN DR NABIL FAOUR PO BOX 251 RIYADH, 11411 SAUDI ARABIA	JOINT VENTURE AGREEMENT	11686	GREAT LAKES CHEMICAL CORPORATION	JOINT VENTURE	03-Jul-98		$0.00
HAMBY & ALOISIO INC	HAMBY & ALOISIO INC 53 PERIMETER CTR E STE 400 ATLANTA, GA 30346-2204 USA	WORKERS COMPENSATION AND EMPLOYERS LIABILITY INSURANCE POLICY	4590	BIOLAB COMPANY STORE, LLC	INSURANCE POLICY	14-Apr-09		$0.00
HAMBY & ALOISIO INC	HAMBY & ALOISIO INC 53 PERIMETER CTR E STE 400 ATLANTA, GA 30346-2204 USA	PRECISION PORTFOLIO POLICY	4591	BIOLAB COMPANY STORE, LLC	INSURANCE POLICY	15-Feb-09		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
HAMBY & ALOISIO INC	HAMBY & ALOISIO INC 17687518 53 PERIMETER CTR E STE 400 ATLANTA, GA 30346-2204 USA	WORKERS COMPENSATION AND EMPLOYERS LIABILITY INSURANCE POLICY	4589	BIOLAB COMPANY STORE, LLC	INSURANCE POLICY	14-Apr-09		$0.00
HAMSARD ONE THOUSAND AND SIXTY LIMITED	HAMSARD ONE THOUSAND AND SIXTY LIMITED TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT UNITED KINGDOM	UK ASSET PURCHASE AGREEMENT BY AND AMONG HAMSARD ONE THOUSAND AND SIXTY LIMITED (“PURCHASER”), GREAT LAKES EUROPE LIMITED (“GREAT LAKES EUROPE”) AND GREAT LAKES CHEMICAL CORPORATIONORATION (“GREAT LAKES”) AND COOKSON GROUP PLC (“COOKSON-UK”), COOKSON AMER	4402	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
HAMSARD ONE THOUSAND AND SIXTY LIMITED	HAMSARD ONE THOUSAND AND SIXTY LIMITED TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT UNITED KINGDOM	UK TOLL MANUFACTURING AGREEMENT BETWEEN ANZON, LTD. (“ANZON”), COOKSON GROUP PLC (“COOKSON-UK”) AND COOKSON AMERICA, INC. (“COOKSON-US”) AND HAMSARD ONE THOUSAND AND SIXTY LIMITED (“HAMSARD”)	4403	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
HANKOOK SAMKONG CO LTD	HANKOOK SAMKONG CO LTD ATTN MR KWANG HO HAHN CHAIRMAN 273 1 PYUNGCHANG DONG CHOGRO KU SEOUL, 110-012 KOREA	LETTER AGREEMENT TERRAZOLE AGREEMENT	19853	CHEMTURA CORPORATION	SALES	30-Mar-00		$0.00
HANOVER INSURANCE COMPANY	HANOVER INSURANCE COMPANY 440 LINCOLN STREET WORCESTER, MA 01653 US	INSURANCE POLICY - POLICY NUMBER 3AGL418452	39212	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HANOVER INSURANCE COMPANY	HANOVER INSURANCE COMPANY 440 LINCOLN STREET WORCESTER, MA 1653 USA	INSURANCE POLICY NO. 3AGL418452	20386	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HANOVER INSURANCE COMPANY	HANOVER INSURANCE COMPANY 440 LINCOLN STREET WORCESTER, MA 1653 USA	INSURANCE POLICY NO. AGL327953	20387	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HANOVER INSURANCE COMPANY	HANOVER INSURANCE COMPANY 440 LINCOLN STREET WORCESTER, MA 1653 USA	INSURANCE POLICY NO. AGL624020	20388	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HANOVER INSURANCE GROUP	HANOVER INSURANCE GROUP 440 LINCOLN STREET WORCESTER, MA 01653 US	INSURANCE POLICY - POLICY NUMBER UHZ5019872	39217	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
HANOVER INSURANCE GROUP	HANOVER INSURANCE GROUP 440 LINCOLN STREET WORCESTER, MA 01653 US	INSURANCE POLICY - POLICY NUMBER ZHZ5587738-00	39216	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HANOVER INSURANCE GROUP	HANOVER INSURANCE GROUP 440 LINCOLN STREET WORCESTER, MA 01653 US	INSURANCE POLICY - POLICY NUMBER LHZ5019898	39215	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HANOVER INSURANCE GROUP	HANOVER INSURANCE COMPANY 440 LINCOLN STREET WORCESTER, MA 01653 US	INSURANCE POLICY - POLICY NUMBER AGL624020	39214	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HANOVER INSURANCE GROUP	HANOVER INSURANCE COMPANY 440 LINCOLN STREET WORCESTER, MA 01653 US	INSURANCE POLICY - POLICY NUMBER AGL327953	39213	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HANOVER INSURANCE GROUP	HANOVER INSURANCE GROUP 440 LINCOLN STREET WORCESTER, MA 01653 US	INSURANCE POLICY - POLICY NUMBER UHZ5019872	41780	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
HANOVER INSURANCE GROUP	HANOVER INSURANCE GROUP 440 LINCOLN STREET WORCESTER, MA 01653 US	INSURANCE POLICY - POLICY NUMBER ZHZ5587738-00	41779	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
HANOVER INSURANCE GROUP	HANOVER INSURANCE GROUP 440 LINCOLN STREET WORCESTER, MA 01653 US	INSURANCE POLICY - POLICY NUMBER LHZ5019898	41778	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
HANOVER INSURANCE GROUP	HANOVER INSURANCE GROUP 440 LINCOLN STREET WORCESTER, MA 01653 US	INSURANCE POLICY - POLICY NUMBER UHZ5019872	41777	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
HANOVER INSURANCE GROUP	HANOVER INSURANCE GROUP 440 LINCOLN STREET WORCESTER, MA 01653 US	INSURANCE POLICY - POLICY NUMBER ZHZ5587738-00	41776	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
HANOVER INSURANCE GROUP	HANOVER INSURANCE GROUP 440 LINCOLN STREET WORCESTER, MA 01653 US	INSURANCE POLICY - POLICY NUMBER LHZ5019898	41775	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
HANOVER INSURANCE GROUP	HANOVER INSURANCE GROUP 440 LINCOLN ST. WILLIS OF NEW YORK INC. 7 HANOVER SQUARE NEW YORK, NY 10004-2594 WORCESTER, MA 01653 USA	POLICY NO. LHZ5019898 EFFECTIVE DATE 2/17/2000 TO 2/17/2001	20597	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
HANOVER INSURANCE GROUP	HANOVER INSURANCE GROUP 440 LINCOLN ST. WILLIS OF NEW YORK INC. 7 HANOVER SQUARE NEW YORK, NY 10004-2594 WORCESTER, MA 01653 USA	POLICY NO. UHZ5019872 EFFECTIVE DATE 10/10/1999 TO 10/10/2000	20598	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
HANOVER INSURANCE GROUP	HANOVER INSURANCE GROUP 440 LINCOLN ST. WILLIS OF NEW YORK INC. 7 HANOVER SQUARE NEW YORK, NY 10004-2594 WORCESTER, MA 01653 USA	POLICY NO. ZHZ5587738-00 EFFECTIVE DATE 10/10/1999 TO 10/10/2000	20599	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
HANSEATIC INS CO	HANSEATIC INS CO WINDSOR PLACE HAMILTON, BERMUDA HM11 BERMUDA	INSURANCE POLICY - WRAP ZURICH POLICY NUMBER	39218	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HANSEATIC INS CO	HANSEATIC INS CO WINDSOR PLACE HAMILTON, BERMUDA HM11 BERMUDA	INSURANCE POLICY - WRAP ZURICH POLICY NUMBER	41781	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
HANSEATIC INSURANCE COMPANY (BERMUDA)LIMITED	HANSEATIC INSURANCE COMPANY (BERMUDA)LIMITED WINDSOR PLACE HAMILTON, BERMUDA HM11 BERMUDA	INSURANCE POLICY - POLICY NUMBER HIPD200029	39219	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HANSEATIC INSURANCE COMPANY (BERMUDA)LIMITED	HANSEATIC INSURANCE COMPANY (BERMUDA)LIMITED WINDSOR PLACE HAMILTON, BERMUDA HM11 BERMUDA	INSURANCE POLICY - POLICY NUMBER HIPD200029	41783	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
HANSEATIC INSURANCE COMPANY (BERMUDA)LIMITED	HANSEATIC INSURANCE COMPANY (BERMUDA)LIMITED WINDSOR PLACE HAMILTON, BERMUDA HM11 BERMUDA	INSURANCE POLICY - POLICY NUMBER HIPD200029	41782	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
HANSEATIC INSURANCE COMPANY (BERMUDA)LIMITED	HANSEATIC INSURANCE COMPANY (BERMUDA)LIMITED WINDSOR PLACE, 18 QUEEN STREET HAMILTON, HM11, BERMUDA	POLICY NO. HIPD200029 EFFECTIVE DATE 5/1/2002 TO 5/1/2003	20600	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
HANSEATIC INSURANCE COMPANY BERMUDA LTD	HANSEATIC INSURANCE COMPANY BERMUDA LTD WINDSOR PLACE HAMILTON, BERMUDA HM11 BERMUDA	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER HIPD200029	39220	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HANSEATIC INSURANCE COMPANY BERMUDA LTD	HANSEATIC INSURANCE COMPANY BERMUDA LTD WINDSOR PLACE HAMILTON, BERMUDA HM11 BERMUDA	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER HIPD200231	41785	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
HANSEATIC INSURANCE COMPANY BERMUDA LTD	HANSEATIC INSURANCE COMPANY BERMUDA LTD WINDSOR PLACE HAMILTON, BERMUDA HM11 BERMUDA	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER HIPD200029	41784	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
HANSEATIC INSURANCE COMPANY BERMUDA LTD	HANSEATIC INSURANCE COMPANY BERMUDA LTD WINDSOR PLACE HAMILTON, BERMUDA HM11 BERMUDA	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER HIPD200231	39221	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARBOR INSURANCE COMPANY	HARBOR INSURANCE COMPANY 4501 E 31ST ST TULSA, OK 74135-2132	INSURANCE POLICY - POLICY NUMBER 120844	39222	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
HARKNESS INDUSTRIES INC	HARKNESS INDUSTRIES INC 50 GRANDVIEW CT CHESHIRE, CT 06410 USA	CONSIGNMENT AGREEMENT	1196	CHEMTURA CORPORATION	CONSIGNMENT	01-Apr-94		$2,674.54
HARLAN LABORATORIES	SAFEPHARM LABORATORIES LTD SHARDLOW BUSINESS PARK LONDON RD SHARDLOW DERBYSHIRE, DE72 2GD UNITED KINGDOM	CONTRACT	26509	BIO-LAB, INC.	SERVICES			$1,524.83
HARPER INSURANCE LIMITED	HARPER INSURANCE LIMITED C O ENSTAR EU LIMITED AVAYA HOUSE 2 CATHEDRAL HILL GUILDFORD, SURREY GU2 7YL UNITED KINGDOM	INSURANCE POLICY - POLICY NUMBER TUREGUM POLICY NUMBER: XS 8500070	39225	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARPER INSURANCE LIMITED	HARPER INSURANCE LIMITED C O ENSTAR EU LIMITED AVAYA HOUSE 2 CATHEDRAL HILL GUILDFORD, SURREY GU2 7YL UNITED KINGDOM	INSURANCE POLICY - POLICY NUMBER TUREGUM POLICY NUMBER: XS 8500070	39223	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARPER INSURANCE LIMITED	HARPER INSURANCE LIMITED C O ENSTAR EU LIMITED AVAYA HOUSE 2 CATHEDRAL HILL GUILDFORD, SURREY GU2 7YL UNITED KINGDOM	INSURANCE POLICY - POLICY NUMBER TUREGUM POLICY NUMBER: XS 8500070	39224	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD	HARTFORD C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 31XS102997	39226	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD	HARTFORD C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 31XS102997	39227	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD ACCIDENT AND INDEMNITY CO.	HARTFORD ACCIDENT AND INDEMNITY CO. C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 31 XS 103761	39230	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD ACCIDENT AND INDEMNITY CO.	HARTFORD ACCIDENT AND INDEMNITY CO. C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 97 CXS 113024	39229	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD ACCIDENT AND INDEMNITY CO.	HARTFORD ACCIDENT AND INDEMNITY CO. C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 31 XS 102997	39228	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD ACCIDENT AND INDEMNITY COMPANY	HARTFORD ACCIDENT AND INDEMNITY COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER BINDER NO. 4/1/80 GEH	39237	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
HARTFORD ACCIDENT AND INDEMNITY COMPANY	HARTFORD ACCIDENT AND INDEMNITY COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 83HUA57110	39241	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD ACCIDENT AND INDEMNITY COMPANY	HARTFORD ACCIDENT AND INDEMNITY COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 83HUA57102	39240	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD ACCIDENT AND INDEMNITY COMPANY	HARTFORD ACCIDENT AND INDEMNITY COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 83HUA57100E	39238	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD ACCIDENT AND INDEMNITY COMPANY	HARTFORD ACCIDENT AND INDEMNITY COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 37CMR0582	39236	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD ACCIDENT AND INDEMNITY COMPANY	HARTFORD ACCIDENT AND INDEMNITY COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 61C863896E	39235	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD ACCIDENT AND INDEMNITY COMPANY	HARTFORD ACCIDENT AND INDEMNITY COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 83CA57107E	39234	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD ACCIDENT AND INDEMNITY COMPANY	HARTFORD ACCIDENT AND INDEMNITY COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 83C57102E	39233	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD ACCIDENT AND INDEMNITY COMPANY	HARTFORD ACCIDENT AND INDEMNITY COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 83CA57101E	39232	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD ACCIDENT AND INDEMNITY COMPANY	HARTFORD ACCIDENT AND INDEMNITY COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 83CA57100E	39231	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD ACCIDENT AND INDEMNITY COMPANY	HARTFORD ACCIDENT AND INDEMNITY COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 83HUA57101	39239	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD CASUALTY INSURANCE CO	HARTFORD CASUALTY INSURANCE CO C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 08XSSL2219	39243	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD CASUALTY INSURANCE CO	HARTFORD CASUALTY INSURANCE CO C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 08XSSL1396	39242	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
HARTFORD CASUALTY INSURANCE CO.	HARTFORD CASUALTY INSURANCE CO. C/O HARTFORD INSURANCE CO HARTFORD PLAZA HARTFORD, CT 06103 US	XS LIAB # 08XSSL2219:7/1/93-94	20663	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD CASUALTY INSURANCE CO.	HARTFORD CASUALTY INSURANCE CO. C/O HARTFORD INSURANCE CO HARTFORD PLAZA ASYLUM AVE. HARTFORD, CT 06103 US	XS LIAB POL # 08XSSL1396; 7/1/92-93	20662	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD INS. CO.	HARTFORD INS. CO. C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 31)0102997	39244	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD INSURANCE GROUP	HARTFORD INSURANCE GROUP C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 10XS100806 10XS100960	39246	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD INSURANCE GROUP	HARTFORD INSURANCE GROUP C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 10XS100806 10XS100960	39245	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HARTFORD INSURANCE GROUP	HARTFORD INSURANCE GROUP C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 10XS100806 10XS100960	41786	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
HARVEY GOLUBOCK	REDACTED	LETTER RE: TERMINATION OF EMPLOYMENT FOR HARVEY GOLUBOCK	4686	CHEMTURA CORPORATION	PENSION			REDACTED
HARVEYS FERTILIZER & GAS CO	HARVEYS FERTILIZER & GAS CO ATTN LEGAL PO BOX 189 KINSTON, NC 28502 USA	CROMPTON MANUFACTURING COMPANY INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMEN	445	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
HASSAN ZAVAREEI & SPIVA, LLP	HASSAN ZAVAREEI & SPIVA, LLP HASSAN ZAVAREEI, ESQ 2000 L STREET NW SUITE 808 WASHINGTON, DC 20006 USA	DIAMOND SHAMROCK/DARTRON SITE AUGUST 2005 SETTLEMENT AGREEMENT	21301	CHEMTURA CORPORATION	SETTLEMENT			$0.00
HDI GERLING INDUSTRIE VERSICHERUNG AG	HDI GERLING INDUSTRIE VERSICHERUNG AG PO BOX 510369 30633 HANNOVER RIETHORST 2 HANNOVER, 30659 GERMANY	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER WB0200497	41787	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
HDI GERLING INDUSTRIE VERSICHERUNG AG	HDI GERLING INDUSTRIE VERSICHERUNG AG PO BOX 510369 30633 HANNOVER RIETHORST 2 HANNOVER, 30659 GERMANY	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER WB0200497	39247	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
HEART TECHNOLOGIES, INC	HEART TECHNOLOGIES PHIL SEGO 2320 LAKECREST DR PEKIN, IL 61554	MAINTENANCE AGREEMENT BETWEEN HEART TECHNOLOGIES AND CHEMTURA	2349	CHEMTURA CORPORATION	SERVICES	25-Oct-06		$669.68
HELENA CHEMICAL COMPANY	HELENA CHEMICAL COMPANY ATTN VICE PRESIDENT TECHNICAL SERVICES 6075 POPLAR AVE MEMPHIS, TN 38119	FORMULATION AND STORAGE AGREEMENT BY AND BETWEEN HELENA CHEMICAL COMPANY AND UNIROYAL CHEMICAL COMPANY, INC.	25457	CHEMTURA CORPORATION	TOLL MANUFACTURING	27-Jan-99		$0.00
HELENA CHEMICAL COMPANY	HELENA CHEMICAL COMPANY ATTN VICE PRESIDENT TECHNICAL SERVICES 6075 POPLAR AVE MEMPHIS , TN 38119	FORMULATION AND STORAGE AGREEMENT BY AND BETWEEN HELENA CHEMICAL COMPANY AND UNIROYAL CHEMICAL COMPANY INC	2735	CHEMTURA CORPORATION	TOLL MANUFACTURING	01-Jan-99		$0.00
HELENA CHEMICAL COMPANY	HELENA CHEMICAL COMPANY 6075 POPLAR AVE MEMPHIS, TN USA	FORMULATION AND STORAGE AGREEMENT	2995	UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)	SERVICES	27-Jan-99		$0.00
HENKEL AG & CO KGAA	HENKEL AG & CO KGAA HENKELSTRABE 67 40589 DUSSELDORF, GERMANY	DRAFT AGREEMENT (FOR DISCUSSION PURPOSES ONLY) REGARDING A PATENT DISPUTE	12211	CHEMTURA CORPORATION	PATENT LICENSE			$0.00
HERDILLIA CHEMICALS LIMITED (INDIA)	HERDILLIA CHEMICALS LIMITED (INDIA) AIR INDIA BUILDING NARIMAN POINT BOMBAY, 400 021 INDIA	SHAREHOLDERS AGREEMENT	12515	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
HERDILLIA CHEMICALS LIMITED (INDIA)	HERDILLIA CHEMICALS LIMITED (INDIA) AIR INDIA BUILDING NARIMAN POINT BOMBAY, 400 021 INDIA	SALES REPRESENTATIVE/DISTRIBUTOR AGREEMENT	12516	CHEMTURA CORPORATION	JV - DISTRIBUTION			$0.00
HERDILLIA UNIMERS LIMITED (NOW KNOWN AS UNIMERS INDIA LTD)	HERDILLIA UNIMERS LIMITED (NOW KNOWN AS UNIMERS INDIA LTD) AIR INDIA BUILDING NARIMAN POINT BOMBAY, 400 021 INDIA	TECHNOLOGY AND LICENSE AGREEMENT	12517	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
HERMAN R MEYER (MEYER FAMILY)	HERMAN R MEYER (MEYER FAMILY) ANDEROL ITALIA SRL VIA MASCHERONI LORENZO 4 MILANO, MI ITALY	ARTICLES OF ASSOCIATION	12477	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
HIGHLANDS	HIGHLANDS ;	INSURANCE POLICY - POLICY NUMBER SR22084	39248	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HIGHLANDS	HIGHLANDS ,	INSURANCE POLICY - POLICY NUMBER SR22085	39249	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
HIRERIGHT INC	HIRERIGHT INC ATTN LEGAL 5151 CALIFORNIA AVE IRVINE , CA 92617 USA	SERVICE AGREEMENT AND SCHEDULE OF FEES	1371	CHEMTURA CORPORATION	SERVICES	11-May-07		$0.00
HODOGAYA CHEMICAL COMPANY LTD	HODOGAYA CHEMICAL COMPANY LTD 66 2 HORIKAWA CHO SAIWAI KU KAWASAKI, 212-8588 JAPAN	SUPPLY AGREEMENT	4457	CHEMTURA CORPORATION	SALES	10-Apr-02		$0.00
HOKKO CHEMICAL INDUSTRY CO	HOKKO CHEMICAL INDUSTRY CO 4 20 NIHONBASHI HONGOKU CHO 4 CHOME CHUO KU TOKYO, 103-8341 JAPAN	DISTRIBUTION AGREEMENT	4459	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-01		$0.00
HOKKO CHEMICAL INDUSTRY CO LTD	HOKKO CHEMICAL INDUSTRY CO LTD MITSUI BUILDING NO 2 4 20 NIHONBASHI HONGOKU CHO 4 CHOME CHUO KU TOKYO, 103-8341 JAPAN	DISTRIBUTION AGREEMENT	449	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-01		$0.00
HOKKO CHEMICAL INDUSTRY COMPANY LTD.	HOKKO CHEMICAL INDUSTRY COMPANY LTD. ATTN LEGAL 43925 NIHONBASHI-HONGOKUCHO CHUO-KU TOKYO , JAPAN	TRADEMARK LICENSE	20050	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
HOLDCO	HOLDCO C O ADDLESHAW GODDARD 100 BARBIROLLI SQ MANCHESTER, M2 3AB ENGLAND	PROJECT CRISTAL - SALE OF INDUSTRIAL WATER ADDITIVES BUSINESS	12713	CHEMTURA CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)	12-May-06		$0.00
HOME INS- -THE HOME INSURANCE CO IN LIQUIDATION	HOME INS THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-4428444	39264	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INS- -THE HOME INSURANCE CO IN LIQUIDATION	HOME INS THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9007445	39253	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INS- -THE HOME INSURANCE CO IN LIQUIDATION	HOME INS THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9689909	39263	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INS- -THE HOME INSURANCE CO IN LIQUIDATION	HOME INS THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9531597	39262	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
HOME INS - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9007446	39261	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INS - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9006705	39260	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INS - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-4165969	39259	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INS - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-4165969	39258	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INS - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-4165969	39257	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INS - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-4165969	39256	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INS - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9531596	39254	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INS - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9207600	39252	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INS - - THE HOME INSURANCE CO IN LIQUIDATION	HOME THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HXL1574369	39251	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INS - - THE HOME INSURANCE CO IN LIQUIDATION	HOME THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC1199988	39250	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
HOME INS - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9689908	39255	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INS.	HOME INS THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-4428444	39265	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INS. - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS. THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9557311	39266	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INS. - - THE HOME INSURANCE CO IN LIQUIDATION,	HOME INS. THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9559855	39277	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC4428444	39287	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC9792297	39286	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HOC-9559855	39285	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9557311 ‘	39284	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9557311	39283	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS. THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-4428444	39282	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS. THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9792297	39281	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS. THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9792297	39280	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC9006705	39289	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS. THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9559855	39278	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC9007445	39290	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS. THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9543964	39276	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS. THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9543964	39275	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS. THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-4165969	39274	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS. THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-4165969	39273	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS. THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-4165969	39272	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS. THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9557311	39271	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS. THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9557311	39270	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS. THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9557311	39269	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS. THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9557311	39268	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS. THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9557311	39267	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INS. THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9559855	39279	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE COMPANY THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9007198	39301	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEX-9007446	39288	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE COMPANY THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9007198	39302	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE CO - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE CO THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER BUF9170123	39300	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
HOME INSURANCE CO - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE CO THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER BUF9170357	39299	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE CO - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HNC-9543964	39298	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE CO - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC4165969	39297	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE CO - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC4165969	39296	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE CO - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HMC1199988	39295	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE CO - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC9207600	39294	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE CO - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC9689909	39293	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE CO - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC9689908	39292	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE CO - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC9531596	39291	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HOME INSURANCE CO - - THE HOME INSURANCE CO IN LIQUIDATION	HOME INSURANCE COMPANY THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER IDR 8 76 47 47	39303	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
HOME INSURANCE COMPANY	HOME INSURANCE COMPANY THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - POLICY NUMBER HEC-9007198	41790	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
HOME INSURANCE COMPANY	HOME INSURANCE CO THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER BUF9170123	41789	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
HOME INSURANCE COMPANY	HOME INSURANCE CO THE HOME INSURANCE CO IN LIQUIDATION, C/O MERRIMACK SUPERIOR COURT CONCORD, NH 03301-5001 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER BUF9170357	41788	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
HOME INSURANCE COMPANY	HOME INSURANCE COMPANY 243 SILVERTOP DRIVE GRAYSON, GA 30017 USA	INSURANCE POLICY NO. IDR 8 76 47 47	20389	KEM MANUFACTURING CORPORATION	INSURANCE POLICY			$0.00
HONEYWELL	HONEYWELL INTERNATIONAL INC 101 COLUMBIA RD MORRISTOWN, NJ USA	LICENSE AGREEMENT DATED OCTOBER 1, 2003 TECHNOLOGY LICENSE FOR FLURINE CHEMICALS	20390	GREAT LAKES CHEMICAL CORPORATION	TECHNOLOGY LICENSE			$0.00
HOPE GAS, INC., DBA DOMINION HOPE	HOPE GAS, INC., DBA DOMINION HOPE PO BOX 2868 CLARKSBURG, WV 26302-2868 USA	SERVICE AGREEMENT APPLICABLE TO TRANSPORTATION OF NATURAL GAS	1925	CHEMTURA CORPORATION	TRANSPORTATION	01-Mar-09		$330,571.29
HORIZON	HORIZON HORIZON INSURANCE COMPANY C O NYS INS DEPT LIQUIDATION BUR 123 WILLIAM ST NEW YORK, NY 10038-3889	INSURANCE POLICY - POLICY NUMBER ELH-1106	39304	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HORIZON	HORIZON HORIZON INSURANCE COMPANY C O NYS INS DEPT LIQUIDATION BUR 123 WILLIAM ST NEW YORK, NY 10038-3889	INSURANCE POLICY - POLICY NUMBER ELH001150	39305	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HORIZON INS	HORIZON INS. HORIZON INSURANCE COMPANY C O NYS INS DEPT LIQUIDATION BUR 123 WILLIAM ST NEW YORK, NY 10038-3889	INSURANCE POLICY - POLICY NUMBER ELH1106	39306	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HORIZON INS.	HORIZON INS. HORIZON INSURANCE COMPANY C O NYS INS DEPT LIQUIDATION BUR 123 WILLIAM ST NEW YORK, NY 10038-3889	INSURANCE POLICY - POLICY NUMBER ELH001150	39307	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
HORIZON INSURANCE COMPANY	HORIZON INSURANCE COMPANY C O NYS INS DEPT LIQUIDATION BUR HORIZON INSURANCE COMPANY C O NYS INS DEPT LIQUIDATION BUR 123 WILLIAM ST NEW YORK, NY 10038-3889	INSURANCE POLICY - POLICY NUMBER ELH1156	39309	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HORIZON INSURANCE COMPANY	HORIZON INSURANCE COMPANY HORIZON INSURANCE COMPANY C O NYS INS DEPT LIQUIDATION BUR 123 WILLIAM ST NEW YORK, NY 10038-3889	INSURANCE POLICY - POLICY NUMBER ELH1156	39308	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
HORIZON INSURANCE COMPANY	HORIZON INSURANCE COMPANY HORIZON INSURANCE COMPANY C O NYS INS DEPT LIQUIDATION BUR 123 WILLIAM ST NEW YORK, NY 10038-3889	INSURANCE POLICY - POLICY NUMBER ELH1156	41791	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
HOWARD COMPTON	HOWARD COMPTON ,	SEPARATION AGREEMENT AND RELEASE	5293	CHEMTURA CORPORATION	SEVERANCE	31-Dec-08		REDACTED
HOWARD R LEISTNER	REDACTED	LETTER RE: SENIOR EXECUTIVE BENEIFT FOR HOWARD LEISTNER	4700	CHEMTURA CORPORATION	PENSION	01-Jul-96		REDACTED
HULL LIFT TRUCKS	HULL LIFE TRUCK, INC 28747 OLD US 33 WEST ELKHART , IN 46516	FULL MAINTENANCE SERVICE AGREEMENT	212	BIO-LAB, INC.	LEASE - EQUIPMENT			$0.00
HULL LIFT TRUCKS	HULL LIFE TRUCK, INC 2530 CHARLESTON PL FORT WAYNE , TX 46808	COMMERCIAL LEASE AGREEMENT	213	BIO-LAB, INC.	LEASE - EQUIPMENT			$0.00
HUNT GUILLOT & ASSOCIATES	HUNT GUILLOT & ASSOCIATES DON PLUMMER, EXECUTIVE VICE PRESIDENT PO BOX 580 RUSTON, LA 71273-0580 USA	BASIC AND DETAILED ENGINEERING, PROCUREMENT MANAGEMENT AND CONSTRUCTION MANAGEMENT SERVICES CONTRACT	2876	GREAT LAKES CHEMICAL CORPORATION	SERVICES			$0.00
HUNTINGDON LIFE SCIENCES	HUNTINGDON LIFE SCIENCES LIMITED DIRECTOR OF LEGAL SERVICES WOOLLEY ROAD ALCONBURY HUNTINGDON, CAMBRIDGESHIRE PE28 4HS UNITED KINGDOM	LABORATORY SERVICES MASTER AGREEMENT BETWEEN CHEMTURA CORPORATION AND HUNTINGDON LIFE SCIENCES	11984	CHEMTURA CORPORATION	SERVICES	23-Dec-08		$0.00
HUNTSMAN	HUNTSMAN INTERNATIONAL LLC ATTN SECRETARY ONE ROLLINS PLAZA WILMINGTON, DE 19897	SHAREHOLDERS AGREEMENT	5237	CHEMTURA CORPORATION	JV - OPERATING AGREEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
HYATT LEGAL PLANS INC	HYATT LEGAL PLANS INC ATTN ANDREW KOHN GENERAL COUNSEL VICE PRESIDENT OF OPERATIONS 1111 SUPERIOR AVE CLEVELAND, OH 44114-2507	HYATT LEGAL PLANS AGREEMENT METLAW	1372	CHEMTURA CORPORATION	BENEFITS	21-Dec-05		$0.00
HYUNDAI MERCHANT MARINE	HYUNDAI MERCHANT MARINE DAVID KALATA 222 WEST LAS COLINAS BLVD SUITE 700 IRVING, TX 75039	SERVICE CONTRACT	37215	CHEMTURA	TRANSPORTATION			$0.00
I H D PTY LTD	I H D PTY LTD STE 2 752 BLACKBURN RD MONASH CORPORATE CENTRE CLAYTON N, VICTORIA 3168 AUSTRALIA	DISTRIBUTION AGREEMENT BETWEEN CROMPTON SPECIALTIES PTY LTD AND I.H.D. PTY LTD	450	CHEMTURA CORPORATION	DISTRIBUTION	01-Oct-04		$0.00
IBM CORPORATION	IBM INTERNATIONAL BUSINESS MACHINES CORPORATION PO BOX 643600 PITTSBURGH, PA 15264-3600 USA	PROOF OF ENTITLEMENT	1573	CHEMTURA CORPORATION	LICENSE AGREEMENT			$121,628.59
IBM CORPORATION	COGNOS CORPORATION 15 WAYSIDE RD BURLINGTON, MA 01803-5164	INVOICE	1492	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)			$0.00
IBM CORPORATION	IBM CORPORATION 7100 HIGHLAND PKWY SMYRNA, GA 30082 USA	IBM SCHEDULE FOR SERVICEELITE FOR REMARKETERS	1570	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	01-Jan-09		$0.00
IBM CORPORATION	IBM INTERNATIONAL BUSINESS MACHINES CORPORATION PO BOX 643600 PITTSBURGH, PA 15264-3600 USA	PROOF OF ENTITLEMENT	25579	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)			$0.00
IBM CORPORATION	INTERNATIONAL BUSINESS MACHINES CORPORATION BCRS CONTRACT CORPORATION PO BOX 700 SUFFERN, NY 10901-0700 USA	AMENDMENT DATED 10/16/2008 TO IBM CUSTOMER AGREEMENT ATTACHMENT FOR MULTIVENDOR INFORMATION TECHNOLOGY RECOVERY SERVICES	1524	CHEMTURA CORPORATION	SERVICES	01-Nov-08		$0.00
IBM CORPORATION	INTERNATIONAL BUSINESS MACHINES CORPORATION BCRS CONTRACT CORPORATION PO BOX 700 SUFFERN, NY 10901-0700 USA	SCHEDULE OF IBM INFORMATION PROTECTION SERVICES - REMOTE DATA PROTECTION	1526	CHEMTURA CORPORATION	SERVICES	01-Nov-08		$0.00
IBM CORPORATION	INTERNATIONAL BUSINESS MACHINES CORPORATION BCRS CONTRACT CORPORATION PO BOX 700 SUFFERN, NY 10901-0700 USA	STATEMENT OF WORK FOR SERVICES OF IBM INFORMATION PROTECTION SERVICES - REMOTE DATA PROTECTION	1527	CHEMTURA CORPORATION	SERVICES	01-Nov-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
IBM CORPORATION	INTERNATIONAL BUSINESS MACHINES CORPORATION BCRS CONTRACT CORPORATION PO BOX 700 SUFFERN, NY 10901-0700 USA	SCHEDULE FOR IBM BUSINESS CONTINUITY AND RECOVERY SERVICES - RAPID RECOVERY SERVICES	1528	CHEMTURA CORPORATION	SERVICES	01-Dec-08		$0.00
IBM CORPORATION	INTERNATIONAL BUSINESS MACHINES CORPORATION BCRS CONTRACT CORPORATION PO BOX 700 SUFFERN, NY 10901-0700 USA	MULTIVENDOR INFORMATION TECHNOLOGY RECOVERY SERVICES CONTRACT DOCUMENTS	25595	CHEMTURA CORPORATION	SERVICES	16-Oct-08		$0.00
IBM CORPORATION	INTERNATIONAL BUSINESS MACHINES CORPORATION BCRS CONTRACT CORPORATION PO BOX 700 SUFFERN, NY 10901-0700 USA	CHANGE AUTHORIZATION, SCHEDULE FOR IT RECOVERY PROGRAM DESIGN AND EXECUTION SERVICES	1530	CHEMTURA CORPORATION	SERVICES			$0.00
IBM CORPORATION	COGNOS CORP 15 WAYSIDE RD BURLINGTON , MA 01803 USA	ORDER AGREEMENT	1415	CHEMTURA CORPORATION	SOFTWARE LICENSE	30-Aug-07		$0.00
IBM CORPORATION	COGNOS CORP 15 WAYSIDE RD BURLINGTON , MA 01803 USA	SUPPORT RENEWAL QUOTATION	1416	CHEMTURA CORPORATION	SOFTWARE LICENSE			$0.00
IBM CORPORATION	COGNOS CORPORATION 15 WAYSIDE RD BURLINGTON, MA 01803	ORDER AGREEMENT	1491	CHEMTURA CORPORATION	SOFTWARE LICENSE	31-Oct-08		$0.00
ICI AMERICAN HOLDINGS INC	ICI AMERICAN HOLDINGS INC ICI HOLDINGS INC ONE ROLLINS PLAZA WILMINGTON, DE 19897	FINANCING AGREEMENT	5240	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
ICI AMERICAN HOLDINGS INC	ICI AMERICAN HOLDINGS INC ICI HOLDINGS INC ONE ROLLINS PLAZA WILMINGTON, DE 19897	LIABILITY AND INDEMNITY AGREEMENT	5241	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
ICI AMERICAN HOLDINGS INC	ICI AMERICAN HOLDINGS INC ATTN SECRETARY ONE ROLLINS PLAZA WILMINGTON, DE 19897	RUBICON LLC JOINT VENTURE DATED JANUARY 11, 1982	5239	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
ICI AMERICAN HOLDINGS INC	ICI AMERICAN HOLDINGS INC ATTN SECRETARY ONE ROLLINS PLAZA WILMINGTON, DE 19897	RUBICON LLC	5238	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
ICI AMERICAS INC	ICI AMERICAS INC ICI HOLDINGS INC ONE ROLLINS PLAZA WILMINGTON, DE 19897	FINANCING AGREEMENT	5242	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
ICI AMERICAS INC	ICI AMERICAS INC ICI HOLDINGS INC ONE ROLLINS PLAZA WILMINGTON, DE 19897	LEASE	5243	CHEMTURA CORPORATION	JOINT VENTURE			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ICI AMERICAS INC	ICI AMERICAS INC ICI HOLDINGS INC ONE ROLLINS PLAZA WILMINGTON, DE 19897	LIABILITY AND INDEMNITY AGREEMENT	5244	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
ICI AMERICAS INC	ICI AMERICAS INC ICI HOLDINGS INC ONE ROLLINS PLAZA WILMINGTON, DE 19897	OPERATING AGREEMENT	5245	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
ICI AMERICAS INC	ICI AMERICAS INC ICI HOLDINGS INC ONE ROLLINS PLAZA WILMINGTON, DE 19897	RUBICON LLC JOINT VENTURE DATED JANUARY 11, 1982	5247	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
ICI AMERICAS INC	ICI AMERICAS INC ICI HOLDINGS INC ONE ROLLINS PLAZA WILMINGTON, DE 19897	RUBICON LLC	5246	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
IDEAL MUTUAL INSURANCE COMPANY	IDEAL MUTUAL INSURANCE COMPANY 261 MADISON AVE. NY, NY 10016	INSURANCE POLICY - POLICY NUMBER WC77-076	39311	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
IDEAL MUTUAL INSURANCE COMPANY	IDEAL MUTUAL INSURANCE COMPANY 261 MADISON AVE. NY, NY 10016 US	WC POL# WC77-076; 1/21/77-1/21/78	20854	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
IDEAL MUTUAL INSURANCE COMPANY	IDEAL MUTUAL INSURANCE COMPANY 261 MADISON AVE. NY, NY 10016 US	WC POL# WC77-076; 1/21/78-1/21/79	20855	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
IDEAL MUTUAL INSURANCE COMPANY	IDEAL MUTUAL INSURANCE COMPANY 261 MADISON AVE. NY, NY 10016	INSURANCE POLICY - POLICY NUMBER WC77-076	39310	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
IDICULA VARGHESE	REDACTED	SEPARATION AGREEMENT AND RELEASE	5349	CHEMTURA CORPORATION	SEVERANCE	18-Dec-08		REDACTED
IHARA CHEMICAL INDUSTRY CO LTD	IHARA CHEMICAL INDUSTRY CO LTD 4 26 IKENOHATA 1 CHOME TAITOH KU, TOKYO 110-8782 JAPAN	DEVELOPMENT AND DISTRIBUTION AGREEMENT	2996	CHEMTURA CORPORATION	DISTRIBUTION	16-May-06		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RF1322	43667	CHEMTURA CORPORATION	EQUIPMENT LEASE	5-Feb-02		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH1163	43668	CHEMTURA CORPORATION	EQUIPMENT LEASE	7-Feb-02		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH1129	43669	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Apr-02		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH1253	43670	CHEMTURA CORPORATION	EQUIPMENT LEASE	24-Apr-02		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH1340	43671	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Jul-02		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH1360	43672	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-May-03		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH1378	43673	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Aug-02		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH1401	43674	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Aug-02		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH2116	43675	CHEMTURA CORPORATION	EQUIPMENT LEASE	17-Jul-03		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH2171	43676	CHEMTURA CORPORATION	EQUIPMENT LEASE	18-Jul-03		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH2171OV	43677	CHEMTURA CORPORATION	EQUIPMENT LEASE	18-Jul-03		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH2312	43678	CHEMTURA CORPORATION	EQUIPMENT LEASE	20-Oct-03		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH2467OV	43679	CHEMTURA CORPORATION	EQUIPMENT LEASE	1-Oct-03		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH2467	43680	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Jan-04		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH2536	43681	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Mar-04		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH2585	43682	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Apr-04		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH2587	43683	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Apr-04		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH2618	43684	CHEMTURA CORPORATION	EQUIPMENT LEASE	14-Apr-04		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH2727	43685	CHEMTURA CORPORATION	EQUIPMENT LEASE	3-Jul-04		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH2842	43686	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Oct-04		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH2858	43687	CHEMTURA CORPORATION	EQUIPMENT LEASE	1-Oct-04		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH3024	43688	CHEMTURA CORPORATION	EQUIPMENT LEASE	28-Jan-05		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH3024OV	43689	CHEMTURA CORPORATION	EQUIPMENT LEASE	28-Jan-05		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT RH3045	43690	CHEMTURA CORPORATION	EQUIPMENT LEASE	22-Feb-05		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT 3153	43691	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Apr-05		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SKKJ64	43692	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Nov-04		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SKNP30	43693	CHEMTURA CORPORATION	EQUIPMENT LEASE	1-Aug-04		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SKNP30A	43694	CHEMTURA CORPORATION	EQUIPMENT LEASE	1-Nov-05		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SKNP36	43695	CHEMTURA CORPORATION	EQUIPMENT LEASE	7-Jun-04		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SKNP38	43696	CHEMTURA CORPORATION	EQUIPMENT LEASE	17-Mar-05		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SKNP39	43697	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Apr-04		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SKNP42	43698	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Mar-05		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SKNP44	43699	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Mar-05		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK0070	43700	CHEMTURA CORPORATION	EQUIPMENT LEASE	22-May-02		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK0602	43701	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Aug-02		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK3013	43702	CHEMTURA CORPORATION	EQUIPMENT LEASE	25-Feb-05		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK30130V	43703	CHEMTURA CORPORATION	EQUIPMENT LEASE	25-Feb-05		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK3043	43704	CHEMTURA CORPORATION	EQUIPMENT LEASE	25-Feb-05		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK3103	43705	CHEMTURA CORPORATION	EQUIPMENT LEASE	18-Mar-05		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK3182	43706	CHEMTURA CORPORATION	EQUIPMENT LEASE	21-Apr-05		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK3190	43707	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-May-05		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK4386	43708	CHEMTURA CORPORATION	EQUIPMENT LEASE	27-Jan-03		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK4386A	43709	CHEMTURA CORPORATION	EQUIPMENT LEASE	27-Jan-03		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK4557	43710	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-May-03		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK4788	43711	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Jul-03		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK4921	43712	CHEMTURA CORPORATION	EQUIPMENT LEASE	25-Sep-03		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK5052	43713	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Nov-03		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK5145	43714	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Jan-04		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK5265	43715	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Apr-04		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK5270	43716	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Apr-04		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK5502	43717	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Aug-04		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK5506	43718	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Aug-04		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK5516	43719	CHEMTURA CORPORATION	EQUIPMENT LEASE	12-Aug-04		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT SK900B	43720	CHEMTURA CORPORATION	EQUIPMENT LEASE	18-Feb-05		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT 161159	43721	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Jul-03		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT 161167	43722	CHEMTURA CORPORATION	EQUIPMENT LEASE	15-Jul-03		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT 214399	43723	CHEMTURA CORPORATION	EQUIPMENT LEASE	28-Jan-05		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT 219655	43724	CHEMTURA CORPORATION	EQUIPMENT LEASE	17-Mar-08		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT 259480	43725	CHEMTURA CORPORATION	EQUIPMENT LEASE	30-May-06		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT 3024	43726	CHEMTURA CORPORATION	EQUIPMENT LEASE	28-Jan-05		$0.00
IKON FINANCIAL SERVICES AKA IOS CAPITAL	IKON FINANCIAL SERVICES AKA IOS CAPITAL 1738 BASS ROAD MACON, GA 31210 USA	EQUIPMENT LEASE AGREEMENT 921669A	43727	CHEMTURA CORPORATION	EQUIPMENT LEASE	5-Feb-02		$0.00
ILLINIOS UNION INSURANCE COMPANY	ILLINIOS UNION INSURANCE COMPANY 8755 W HIGGINS RD CHICAGO, IL 60631	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG22909459	39312	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ILLINIOS UNION INSURANCE COMPANY	ILLINIOS UNION INSURANCE COMPANY 8755 W HIGGINS RD CHICAGO, IL 60631	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG22909460	39313	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ILLINIOS UNION INSURANCE COMPANY	ILLINIOS UNION INSURANCE COMPANY 8755 W HIGGINS RD CHICAGO, IL 60631	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG22909459	41792	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ILLINIOS UNION INSURANCE COMPANY	ILLINIOS UNION INSURANCE COMPANY 8755 W HIGGINS RD CHICAGO, IL 60631	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG22909460	41793	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ILLINOIS EMPLOYERS INSURANCE OF WAUSAU	ILLINOIS EMPLOYERS INSURANCE OF WAUSAU WAUSAU GENERAL INSURANCE CO WAUSAU, WI 54401 US	INSURANCE POLICY - POLICY NUMBER XL55123	39314	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ILLINOIS EMPLOYERS OF WAUSAU	ILLINOIS EMPLOYERS OF WAUSAU 2000 WESTWOOD DR WAUSAU, WI 54401-7802	INSURANCE POLICY - POLICY NUMBER ILLINOIS EMPLOYERS OF WAUSAU POLICY NUMBER: XL55123	39315	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ILLINOIS INSURANCE EXCHANGE	ILLINOIS INSURANCE EXCHANGE 1 SOUTH WACKER DR STE 2720 CHICAGO, IL 60606-4617	INSURANCE POLICY - POLICY NUMBER DOL 07665 DOL 04323 DOL 04322 DOL 101211 DOL 101210 DOL 107803 DOL 107802 DOL 124707 DOL 124708	39316	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ILLINOIS INSURANCE EXCHANGE	ILLINOIS INSURANCE EXCHANGE 1 SOUTH WACKER DR STE 2720 CHICAGO, IL 60606-4617	INSURANCE POLICY - POLICY NUMBER DOL 07665 DOL 04323 DOL 04322 DOL 101211 DOL 101210 DOL 107803 DOL 107802 DOL 124707 DOL 124708	41794	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL	ILLINOIS NATIONAL 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 8867130	39317	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	41353	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ILLINOIS NATIONAL INSURANCE CO	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	37465	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	37583	ASCK, INC.	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	37701	ASEPSIS	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	37955	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	40999	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	41235	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	41471	GLCC LAUREL	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	41795	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	37347	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	37837	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	38073	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	41117	CROMPTON COLORS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ILLINOIS NATIONAL INSURANCE CO	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	43587	WRL OF INDIANA	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO - A+	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	39318	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO - A+	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	42391	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO - A+	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	42509	GT SEED	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO - A+	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	42627	HOMECARE LABS	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO - A+	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	42745	ISCI INC.	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO - A+	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	42879	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO - A+	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	42997	MONOCHEM INC.	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO - A+	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	43115	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO - A+	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	43233	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE CO - A+	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	43351	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE COMPANY	ILLINOIS NATIONAL INSURANCE COMPANY 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 886-71-81	39320	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ILLINOIS NATIONAL INSURANCE COMPANY	ILLINOIS NATIONAL INSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 886-71-30	39319	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ILLINOIS NATIONAL INSURANCE COMPANY	ILLINOIS NATIONAL INSURANCE COMPANY 175 WATER ST NEW YORK, NY 10038 USA	EXECUTIVE AND ORGANIZATION LIABILITY INSURANCE POLICY	2173	CHEMTURA CORPORATION	INSURANCE POLICY	15-Oct-08		$0.00
ILLINOIS NAT’L	ILLINOIS NAT’L 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 8867130	39321	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO	ILLINOIS NAT’L INS. CO 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 8867129 8867129	39323	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO	ILLINOIS NAT’L INS. CO 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 8867129 8867129	41796	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO	ILLINOIS NATL INS CO C O AIAC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 8867129 8867129	39322	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	37466	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	37584	ASCK, INC.	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	37956	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	38074	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	41118	CROMPTON COLORS	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	41354	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	41472	GLCC LAUREL	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	41797	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	43588	WRL OF INDIANA	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	37702	ASEPSIS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	37838	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	39324	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	41000	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	41236	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	42392	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	42510	GT SEED	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	42628	HOMECARE LABS	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	42746	ISCI INC.	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	42880	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	42998	MONOCHEM INC.	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	43116	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	43234	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	43352	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	43470	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NATIONAL INSURANCE CO - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 9650950	43469	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ILLINOIS NAT’L INS. CO (AIG)	ILLINOIS NAT’L INS. CO (AIG) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 00-167-91-43	37348	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ILLINOIS UNION INS CO.(ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	37349	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ILLINOIS UNION INS CO.(ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	37350	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ILLINOIS UNION INS CO.(ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	37585	ASCK, INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INS CO.(ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	37586	ASCK, INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INS CO.(ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	37839	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ILLINOIS UNION INS CO.(ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	41001	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ILLINOIS UNION INS CO.(ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	41355	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ILLINOIS UNION INS CO.(ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	42393	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ILLINOIS UNION INS CO.(ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	42511	GT SEED	INSURANCE POLICY			$0.00
ILLINOIS UNION INS CO.(ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	42629	HOMECARE LABS	INSURANCE POLICY			$0.00
ILLINOIS UNION INS CO.(ACE)	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	42749	ISCI INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INS CO.(ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	42881	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ILLINOIS UNION INS CO.(ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	42999	MONOCHEM INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INS CO.(ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	43117	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ILLINOIS UNION INS CO.(ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	43235	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ILLINOIS UNION INS CO.(ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	43353	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ILLINOIS UNION INS CO.(ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	41119	CROMPTON COLORS	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	37468	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	37467	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	37704	ASEPSIS	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	37703	ASEPSIS	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	38076	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	38075	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	39326	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	39325	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	41002	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	41238	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	41237	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	41356	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	41474	GLCC LAUREL	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	41473	GLCC LAUREL	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	41798	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	41799	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	42394	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	42512	GT SEED	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	42630	HOMECARE LABS	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	42747	ISCI INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	42748	ISCI INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	42882	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	43000	MONOCHEM INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	43118	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	43236	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	43354	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	43472	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	43471	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	37840	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	37958	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	37957	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	41120	CROMPTON COLORS	INSURANCE POLICY			$0.00
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS. CO. (ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG24650650	43590	WRL OF INDIANA	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ILLINOIS UNION INS. CO. (ACE)	ILLINOIS UNION INS CO.(ACE) 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - POLICY NUMBER XCEG23883636	43589	WRL OF INDIANA	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	37351	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	37354	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	37353	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	37352	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	37472	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	37471	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	37470	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	37469	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	37590	ASCK, INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	37589	ASCK, INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	37588	ASCK, INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	37587	ASCK, INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	37707	ASEPSIS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	37706	ASEPSIS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	37705	ASEPSIS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	37844	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	37843	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	37842	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	37841	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	38080	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	38079	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	38078	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	38077	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	41006	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	41005	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	41004	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	41003	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	41124	CROMPTON COLORS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	41121	CROMPTON COLORS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	41122	CROMPTON COLORS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	41123	CROMPTON COLORS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	41803	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	41802	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	41801	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	41800	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	37708	ASEPSIS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	37961	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	37962	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	37960	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	37959	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	41242	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	41241	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	41240	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	41239	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	41357	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	41360	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	41359	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	41358	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	41478	GLCC LAUREL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	41477	GLCC LAUREL	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	41476	GLCC LAUREL	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	41475	GLCC LAUREL	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	39330	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	39329	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	39328	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	39327	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	42398	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	42397	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	42396	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	42395	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	42516	GT SEED	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	42515	GT SEED	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	42514	GT SEED	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	42513	GT SEED	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	42634	HOMECARE LABS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	42633	HOMECARE LABS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	42632	HOMECARE LABS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	42631	HOMECARE LABS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ACE AMERICAN INSURANCE CO. 436 WALNUT STREET PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER WLRC43498277	42684	ISCI INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	42752	ISCI INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	42751	ISCI INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	42750	ISCI INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	42884	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	42883	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	42886	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	42885	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	43004	MONOCHEM INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	43003	MONOCHEM INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	43002	MONOCHEM INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	43001	MONOCHEM INC.	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	43121	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	43122	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	43120	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	43119	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	43240	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	43239	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	43238	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	43237	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	43356	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	43358	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	43355	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	43357	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	43476	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	43475	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	43474	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	43473	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573313	43592	WRL OF INDIANA	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909460	43593	WRL OF INDIANA	INSURANCE POLICY			$0.00
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER XCEG23573325	43591	WRL OF INDIANA	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
ILLINOIS UNION INSURANCE COMPANY - A+	ILLINOIS UNION INSURANCE COMPANY - A+ 525 W. MONROE ST CHICAGO, IL 60661 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER G22909459	43594	WRL OF INDIANA	INSURANCE POLICY			$0.00
ILLIONIS NAT’L	ILLIONIS NAT’L ,	INSURANCE POLICY - POLICY NUMBER 8867181	39331	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
IMPERIAL CHEMICALS INDUSTRIES PLC	IMPERIAL CHEMICALS INDUSTRIES PLC ATTN SECRETARY IMPERIAL CHEMICAL HOUSE MILLBANK LONDON, SW1P 3JF UNITED KINGDOM	LIABILITY AND INDEMNITY AGREEMENT	5248	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
IMPERIAL CHEMICALS INDUSTRIES PLC	IMPERIAL CHEMICALS INDUSTRIES PLC ATTN SECRETARY IMPERIAL CHEMICAL HOUSE MILLBANK LONDON, SW1P 3JF UNITED KINGDOM	RUBICON LLC JOINT VENTURE DATED JANUARY 11, 1982	5250	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
IMPERIAL CHEMICALS INDUSTRIES PLC	IMPERIAL CHEMICALS INDUSTRIES PLC ATTN SECRETARY IMPERIAL CHEMICAL HOUSE MILLBANK LONDON, SW1P 3JF UNITED KINGDOM	RUBICON LLC	5249	CHEMTURA CORPORATION	JV - JOINT VENTURE			$0.00
IMPERIAL CHEMICALS INDUSTRIES PLC	IMPERIAL CHEMICALS INDUSTRIES PLC ATTN SECRETARY IMPERIAL CHEMICAL HOUSE MILLBANK LONDON, SW1P 3JF UNITED KINGDOM	SECRECY AGREEMENT	5251	CHEMTURA CORPORATION	JV - CONFIDENTIALITY			$0.00
INA	INA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP-3662	39335	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA	INA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP-3662	39347	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA	INA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP-3811	39346	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA	INA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP-3811	39345	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA	INA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP-3811	39344	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INA	INA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP-3642	39340	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA	INA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP-3642	39341	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA	INA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP-3642	39342	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA	INA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP-3662	39348	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA	INA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP-3642	39349	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA	INA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP-3642	39350	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA	INA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP-3573	39351	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA	INA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP-3662	39333	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA	INA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP-3573	39339	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA	INA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP-3642	39338	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA	INA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP-3573	39337	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA	INA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP-3573	39336	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA	INA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP-3811	39343	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA	INA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP-3662	39334	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA	INA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP-3662	39332	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA OF TEXAS	INA OF TEXAS 1421 W. MOCKINGBIRD LANE DALLAS, TX 75247 US	INSURANCE POLICY - POLICY NUMBER TAC941737	39354	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA OF TEXAS	INA OF TEXAS 1421 W. MOCKINGBIRD LANE DALLAS, TX 75247 US	INSURANCE POLICY - POLICY NUMBER TAC44184	39355	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INA OF TEXAS	INA OF TEXAS 1421 W. MOCKINGBIRD LANE DALLAS, TX 75247 US	INSURANCE POLICY - POLICY NUMBER TAC363233	39353	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA OF TEXAS	INA OF TEXAS 1421 W. MOCKINGBIRD LANE DALLAS, TX 75247 US	INSURANCE POLICY - POLICY NUMBER TAC365705	39352	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA OF TEXAS	INA OF TEXAS 1421 WEST MOCKINGBIRD LANE PO BOX 47150 DALLAS , TX 75247 US	WC POL #TAC941737 (TX); 6/1/77-78	20859	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA OF TEXAS	INA OF TEXAS 1421 WEST MOCKINGBIRD LANE PO BOX 47150 DALLAS , TX 75247 US	WC POL #TAC363233 (TX); 6/1/78-79	20856	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA OF TEXAS	INA OF TEXAS 1421 WEST MOCKINGBIRD LANE PO BOX 47150 DALLAS , TX 75247 US	WC POL #TAC365705 (TX); 6/1/79-80	20857	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA OF TEXAS	INA OF TEXAS 1421 WEST MOCKINGBIRD LANE PO BOX 47150 DALLAS , TX 75247 US	WC POL #TAC44184 (TX); 6/1/76-77	20858	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INA/CENTRAL NATIONAL/CALIFORNIA UNION/INTERNATIONAL	INA/CENTRAL NATIONAL/CALIFORNIA UNION/INTERNATIONAL ,	INSURANCE POLICY - POLICY NUMBER HERCULES PACKING POLICIESINSURANCE CO. OF NORTH AMERICA POLICY NUMBERS: AGP 5828; XBC 11620RICHARDSON POLICIESCENTRAL NATIONAL INS. CO. POLICY NUMBERS: CNU 034415; CNU 035805; CNU 005086; CNU 005755INTERNATIONAL POLICY	39356	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INCHEM CORPORATION	INCHEM CORPORATION 800 CEL RIVER ROAD ROCK HILL, SC 29730	ONLY REPRESENTATIVE SERVICES AGREEMENT	824	CHEMTURA CORPORATION	REACH	16-Oct-08		$0.00
INDALVA S L	INDALVA S L ATTN CAYETANO VALERO POMARES COMMERCIAL MANAGER CTRA DE LA MATANZA KM 0 5 ORIHUELA, 03300 SPAIN	AGENCY AGREEMENT	451	CHEMTURA CORPORATION	AGENCY	25-Jun-07		$0.00
INDEMNITY INC CO OF W AMER	INDEMNITY INC CO OF W AMER 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP145078	41804	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
INDEMNITY INC CO OF W AMER	INDEMNITY INC CO OF W AMER 436 WALNUT ST PHILADELPHIA, PA 19106	INSURANCE POLICY - POLICY NUMBER XCP145078	39357	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INDEMNITY INSURANCE COMPANY OF NORTH AMERICA	INDEMNITY INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XLP 3550	39358	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INDEMNITYC O CIGNA COMPANIES INS CO OF N AMER	INDEMNITYC O CIGNA COMPANIES INS CO OF N AMER 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP145078	39359	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INDEPENDENT CONTAINER LINE LTD	INDEPENDENT CONTAINER LINE LTD SCOTT CONRAD 4801 AUDUBON DRIVE RICHMOND, CT 23231	SERVICE CONTRACT	37214	CHEMTURA	TRANSPORTATION			$0.00
INDUSTRIAL CONTAINER SERVICES NC LLC	INDUSTRIAL CONTAINER SERVICES NC LLC ATTN LEGAL 6191 JONES AVE ZELLWOOD, FL 32798 USA	DRUM PICKUP AGREEMENT	1993	CHEMTURA CORPORATION	SERVICES	17-Jun-08		$0.00
INDUSTRIAL FUMIGANT COMPANY	INDUSTRIAL FUMIGANT COMPANY 19745 W 159TH ST OLATHE, KS 66062 USA	DISTRIBUTOR AGREEMENT 2009	716	CHEMTURA CORPORATION	SALES	01-Jan-09		$0.00
INDUSTRIAL.RUBBER PRODUCTS LLC (CLASS REPRESENTATIVE)	INDUSTRIAL.RUBBER PRODUCTS LLC (CLASS REPRESENTATIVE) COHEN MILSTEIN HAUSFELD & TOLL PLLC 150 EAST 52 STREET NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21022	CHEMTURA CORPORATION	SETTLEMENT			$0.00
INDUSTRIAL.RUBBER PRODUCTS LLC (CLASS REPRESENTATIVE)	INDUSTRIAL.RUBBER PRODUCTS LLC (CLASS REPRESENTATIVE) GOLD BENNETT CERA & SIDENER LLP 595 MARKET STREET SUITE 2300 SAN FRANCISCO, CA 94105 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21023	CHEMTURA CORPORATION	SETTLEMENT			$0.00
INDUSTRIAL.RUBBER PRODUCTS LLC (CLASS REPRESENTATIVE)	INDUSTRIAL.RUBBER PRODUCTS LLC (CLASS REPRESENTATIVE) KAPLAN FOX & KILSHEIMER 805 THIRD AVENUE 22ND FLOOR NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21024	CHEMTURA CORPORATION	SETTLEMENT			$0.00
INDUSTRIAL.RUBBER PRODUCTS LLC (CLASS REPRESENTATIVE)	INDUSTRIAL.RUBBER PRODUCTS LLC (CLASS REPRESENTATIVE) KOHN, SWIFT & GRAF, P.C. ONE SOUTH BROAD SUITE 2100 PHILADELPHIA, PA 19107 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21025	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INDUSTRIAS QUIMICAS DE NAVARRA SA	INDUSTRIAS QUIMICAS DE NAVARRA SA ARÓSTEGUI AV, S / N 31009 PAMPLONA NAVARRA, ESPAÑA	MANUFACTURING AGREEMENT	12949	CHEMTURA CORPORATION	M&A - SERVICES	19-May-98		$0.00
INEOS NOVA	INEOS NOVA MR. PETER JANES LIJNDONK 25 4825 BG BREDA, NETHERLANDS	LETTER TO INEOS NOVA’S TO ADDRESS INEOS NOVA’S CONCERN ABOUT CHEMTURA’S PROPOSED CHANGES TO THEIR SUPPLY CHAIN	689	CHEMTURA CORPORATION	SALES			$1,072.75
INFINEUM	INFINEUM INFINEUM COPRODUCER MANAGER 1900 EAST LINDEN AVE LINDEN, NJ 07036	THIS AGREEMENT IS MADE AS OF OCTOBER 1, 2007	954	CHEMTURA CORPORATION	SALES	01-Oct-07		$0.00
INFINEUM INTERNATIONAL LIMITED	INFINEUM INTERNATIONAL LIMITED PO BOX 1 ABINGDON, OXFORDSHIRE OX13 6BB UNITED KINGDOM	PATENT NON-ASSERTION AGREEMENT BETWEEN CHEMTURA CORPORATION AND INFINEUM INTERNATIONAL LIMITED	946	CHEMTURA CORPORATION	PATENT LICENSE	03-Dec-08		$0.00
INFINEUM INTERNATIONAL LIMITED	INFINEUM INTERNATIONAL LIMITED ATTN STEWART MCALLUM COMPANY SECRETARY PO BOX 1 MILTON HILL ABINGDON, OXFORDSHIRE OX13 6BB ENGLAND	COOPERATIVE RESEARCH AGREMENT	13015	CHEMTURA CORPORATION	RESEARCH	03-Feb-06		$0.00
INFINEUM INTERNATIONAL LIMITED	INFINEUM INTERNATIONAL LIMITED PO BOX 1 MILTON HILL ABINGDON, OXFORDSHIRE OX13 6BB ENGLAND	LETTER OF EXTENSION TO CO-OPERATIVE RESEARCH AGREEMENT	13014	CHEMTURA CORPORATION	RESEARCH	04-Dec-08		$0.00
INFINEUM SINGAPORE PTE LTD	INFINEUM SINGAPORE PTE LTD REGISTRATION NO 199803413E 3 AYER CHAWAN PLACE, 627870 SINGAPORE	AGREEMENT BETWEEN INFINEUM SINGAPORE PTE. LTD. (‘INFINEUM”) AND CHEMTURA SINGAPORE PTE. LTD. (“CHEMTURA”) TO TERMINATE THE VMI OPERATION PROCEDURE AGREEMENT (THE “TERMINATION AGREEMENT’)	956	CHEMTURA CORPORATION	SALES	31-Mar-09		$0.00
INFINEUM USA	INFINEUM USA 1900 EAST LINDEN AVE PO BOX 710 LINDEN, NJ 07036-0710	JOINT CONFIDENTIAL DISCLOSURE AGREEMENT - AMENDMENT TO JOINT CONFIDENTIAL DISCLOSURE AGREEMENT OF JUNE 17, 1998 (LI-6822, AG98L0016)	965	CHEMTURA CORPORATION	SALES	17-Sep-98		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INFINEUM USA LP	INFINEUM USA LP C O LINDEN MOTOR FREIGHT WAREHOUSE 1300 LOWER RD LINDEN, NJ 07036 USA	VALUE AGREEMENT	948	CHEMTURA CORPORATION	SALES	01-Jun-07		$0.00
INFINEUM USA LP	INFINEUM USA LP ATTN INFINEUM COPRODUCER MANAGER 1900 E LINDEN AVE LINDEN, NJ 07036 USA	AGREEMENT	19857	CHEMTURA CORPORATION	SALES	01-Oct-07		$0.00
INFINEUM USA LP	INFINEUM USA LP 1900 EAST LINDEN AVE LINDEN, NJ 07036	SALES/SUPPLY AGREEMENT DATED APRIL 1, 1999 (THE ‘AGREEMENT”) BETWEEN INFINEUM USA L.P. (“INFINEUM”) AND CROMPTON MANUFACTURING COMPANY, INC., FORMERLY KNOWN AS UNIROYAL CHEMICAL COMPANY	957	CHEMTURA CORPORATION	SALES			$0.00
INFINEUM USA LP	INFINEUM USA LP 1900 E LINDEN AVE LINDEN, NJ 7036	SALE/SUPPLY AGREEMENT BETWEEN INFINEUM USA LP AND UNIROYAL CHEMICAL CO	19861	CHEMTURA CORPORATION	SALES	01-Apr-99		$0.00
INGERSOLL RAND COMPANY	INGERSOLL-RAND COMPANY AIR SOLUTIONS GROUP 800-B BEATY ST DAVIDSON, NC 28036 USA	ATTACHMENT A SOMI AGREEMENT	12158	CHEMTURA CORPORATION	SALES	25-Jul-03		$0.00
INGERSOLL RAND COMPANY	INGERSOLL-RAND COMPANY 101 INDUSTRIAL DR CAMPBELLSVILLE, KY 42718-1446 USA	INGERSOLL-RAND COMPANY/SUPPLIER APPLICATION APPROVAL AND WARRANTY	12161	CHEMTURA CORPORATION	SALES			$0.00
INIDANA DEPARTMENT OF ENVIRONMENTAL MANAGEMENT	INIDANA DEPARTMENT OF ENVIRONMENTAL MANAGEMENT 105 S MERIDIAN ST PO BOX 6015 INDIANAOPOLIS, IN 46206-6015 USA	AGREED ORDER	19855	GREAT LAKES CHEMICAL CORPORATION	ENVIRONMENTAL (NON-REACH)	04-Sep-87		$0.00
INO-TEK INC	INO-TEK INC 68950 POWELL RD ROMEO, MI 48065 USA	SERVICE	11906	BIO-LAB, INC.	SERVICES			$0.00
INOVIS, INC	INOVIS 11720 AMBER PARK DR ALPHARETTA, GA 30004 USA	NOTICE OF RENEWAL	1536	CHEMTURA CORPORATION	SERVICES			$245.44
INS CO OF PA	INS CO OF PA INSURANCE CO OF THE STATE OF PA NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 41778281	39367	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INS CO OF PA	INS CO OF PA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 41778271	39366	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INS CO OF PA	INS CO OF PA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 41767161	39365	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INS CO OF PA	INS CO OF PA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 41756550	39364	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INS CO OF PA	INS CO OF PA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 42725246	39363	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INS CO OF PA	INS CO OF PA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 42725246	39362	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INS CO OF PA	INS CO OF PA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 42725246	39361	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INS CO OF PA	INS CO OF PA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 41767283	39360	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INS. CO. OF PA	INS. CO. OF PA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 42725246	39373	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INS. CO. OF PA	INS. CO. OF PA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 42725246	39372	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INS. CO. OF PA	INS. CO. OF PA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 4201073	39371	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INS. CO. OF PA	INS. CO. OF PA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 42725246	39370	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INS. CO. OF PA	INS. CO. OF PA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 4201073	39369	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INS. CO. OF PA	INS. CO. OF PA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 4201073	39368	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INS. CO. OF PENNSYLVANIA	INS. CO. OF PENNSYLVANIA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 41756550	39377	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INS. CO. OF PENNSYLVANIA	INS. CO. OF PENNSYLVANIA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 41778271	39378	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INS. CO. OF PENNSYLVANIA	INS. CO. OF PENNSYLVANIA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 42725246	39376	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INS. CO. OF PENNSYLVANIA	INS. CO. OF PENNSYLVANIA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 42725246	39375	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INS. CO. OF PENNSYLVANIA	INS. CO. OF PENNSYLVANIA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 4201073	39374	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INS. CO. OF PENNSYLVANIA	INS. CO. OF PENNSYLVANIA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 41778281	39379	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE CO OF NORTH AMERICA	INSURANCE CO OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER GAL11 20 06	39380	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE CO OF NORTH AMERICA	INSURANCE CO OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER GAL 209598	39381	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE CO OF NORTH AMERICA	INSURANCE CO OF NORTH AMERICA C O CIGNA COMPANIES 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER GAL 209598 GAL 209915 143560 XCP143560	39383	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE CO OF NORTH AMERICA	INSURANCE CO OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER GAL 209915 143560 XCP143560	39382	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INSURANCE CO OF NORTH AMERICA	INSURANCE CO OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER GAL 209915 143560 XCP143560	41807	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
INSURANCE CO OF NORTH AMERICA	INSURANCE CO OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER GAL11 20 06	41805	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
INSURANCE CO OF NORTH AMERICA	INSURANCE CO OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER GAL 209598	41806	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
INSURANCE CO OF PENNSYLVANIA	INSURANCE CO OF PENNSYLVANIA C O AMERICAN INTERNATIONAL GROUP INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER TBA 4177-7920 4177-7921 BE3091387	39385	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE CO OF PENNSYLVANIA	INSURANCE CO OF PENNSYLVANIA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER TBA 4177-7920 4177-7921 BE3091387	39384	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE CO OF PENNSYLVANIA	INSURANCE CO OF PENNSYLVANIA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER TBA 4177-7920 4177-7921 BE3091387	41808	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XWC 7258	39386	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER NWC267573	39395	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XWC7208	39396	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER AGP097087	39406	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA C/O ACE AMERICAN INSURANCE MID ATLANTIC DIV - UNITED PLAZA 30 S. 17TH ST., SUITED 700 PHILADELPHIA, PA 19103 US	XS LIAB # XCPG1658452-6; 7/1/93-94	20664	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA C/O ACE AMERICAN INSURANCE MID ATLANTIC DIV - UNITED PLAZA 30 S. 17TH ST., SUITED 700 PHILADELPHIA, PA 19103 US	XSWC POL # XWC 7208; 6/1/73-4/1/74	20769	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA C/O ACE AMERICAN INSURANCE MID ATLANTIC DIV - UNITED PLAZA 30 S. 17TH ST., SUITED 700 PHILADELPHIA, PA 19103 US	WC POL# C1 05 14 98 8; 4/1/76-77	20860	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA C/O ACE AMERICAN INSURANCE MID ATLANTIC DIV - UNITED PLAZA 30 S. 17TH ST., SUITED 700 PHILADELPHIA, PA 19103 US	WC POL# NWC485770; 4/1/74-4/1/75	20861	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA C/O ACE AMERICAN INSURANCE MID ATLANTIC DIV - UNITED PLAZA 30 S. 17TH ST., SUITED 700 PHILADELPHIA, PA 19103 US	WC POL# NWC666167; 1/1/76-4/1/76	20862	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA C/O ACE AMERICAN INSURANCE MID ATLANTIC DIV - UNITED PLAZA 30 S. 17TH ST., SUITED 700 PHILADELPHIA, PA 19103 US	WC POL# NWCNWC267573; 4/1/73-4/1/74	20863	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA C/O ACE AMERICAN INSURANCE MID ATLANTIC DIV - UNITED PLAZA 30 S. 17TH ST., SUITED 700 PHILADELPHIA, PA 19103 US	WC POL# XWC 7208; 4/1/73-4/1/74	20864	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA C/O ACE AMERICAN INSURANCE MID ATLANTIC DIV - UNITED PLAZA 30 S. 17TH ST., SUITED 700 PHILADELPHIA, PA 19103 US	WC POL# XWC 7245; 4/1/75-4/1/76	20865	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA C/O ACE AMERICAN INSURANCE MID ATLANTIC DIV - UNITED PLAZA 30 S. 17TH ST., SUITED 700 PHILADELPHIA, PA 19103 US	XSWC POL # XWC 7236;7/1/73-4/1/74	20770	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA C/O ACE AMERICAN INSURANCE MID ATLANTIC DIV - UNITED PLAZA 30 S. 17TH ST., SUITED 700 PHILADELPHIA, PA 19103 US	XSWC POL # XWC 7246; 4/1/74-75	20771	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA C/O ACE AMERICAN INSURANCE MID ATLANTIC DIV - UNITED PLAZA 31 S. 17TH ST., SUITED 700 PHILADELPHIA, PA 19103 US	XSWC POL # XWC7259; 4/1/75-77	20772	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA C/O ACE AMERICAN INSURANCE MID ATLANTIC DIV - UNITED PLAZA 30 S. 17TH ST., SUITED 700 PHILADELPHIA, PA 19103 US	WC POL# XWC 7258; 4/1/76-4/1/77	20866	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 320 SOUTH 17TH STREET SUITE 700 PHILADELPHIA, PA 19103 USA	INSURANCE POLICY NO. AGP097087	20391	KEM MANUFACTURING CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 320 SOUTH 17TH STREET SUITE 700 PHILADELPHIA, PA 19103 USA	INSURANCE POLICY NO. AGP36M824	20392	KEM MANUFACTURING CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 320 SOUTH 17TH STREET SUITE 700 PHILADELPHIA, PA 19103 USA	INSURANCE POLICY NO. AGPD00830549	20394	KEM MANUFACTURING CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 320 SOUTH 17TH STREET SUITE 700 PHILADELPHIA, PA 19103 USA	INSURANCE POLICY NO. AGP94Y052	20393	KEM MANUFACTURING CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XBC 11620	39390	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER C1 05 14 98 8	39392	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER AGP 5828	39391	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER NWC485770	39394	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER NWC666167	39393	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XWC 7245	39387	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XWC 7208	39388	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP G1 658452-6	39389	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER AGPD00830549	39407	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER AGP36M824	39405	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER AGP94Y052	39404	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP 3811	39403	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP 3662	39402	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP 3642	39401	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCP 3573	39400	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XWC 7259	39399	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XWC 7246	39398	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF NORTH AMERICA	INSURANCE COMPANY OF NORTH AMERICA 436 WALNUT ST PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XWC 7236	39397	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 4177-8271	39415	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 4176-7161	39414	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 4176-7283	39413	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 4175-6650	39412	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 4272-5246	39411	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 420-1073	39410	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	INSURANCE COMPANY OF THE STATE OF PA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC017-05-90	39409	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	INSURANCE COMPANY OF THE STATE OF PA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC1361545	39408	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA INSURANCE CO OF THE STATE OF PA NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER 4177-8281	39416	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INSURANCE RUN-OFF CONSULTANTS	INSURANCE RUN-OFF CONSULTANTS,	INSURANCE POLICY - POLICY NUMBER	39417	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTEGRATIVE LOGIC	INTEGRATIVE LOGIC LLC JOHN GARDNER PRESIDENT & CEO 8901 E TIMES SQ CT PALMER, AK 99645	2009 MARKETING SERVICES STATEMENT OF WORK	11907	BIO-LAB, INC.	ADVERTISING	01-Jan-09		$64,725.96
INTEGRATIVE LOGIC	INTEGRATIVE LOGIC LLC JOHN GARDNER 8901 E TIMES SQ CT PALMER, AK 99645	2009 OMNI CRM APPLICATION DATABASE SERVICES AND STRATEGIC SUPPORT STATEMENT OF WORK	214	BIO-LAB, INC.	SERVICES			$0.00
INTEGRATIVE LOGIC	INTEGRATIVE LOGIC LLC 8901 E TIMES SQ CT PALMER, AK 99645-9348 USA	MONTHLY EMAIL PROGRAM	215	BIO-LAB, INC.	SERVICES			$0.00
INTEGRATIVE LOGIC	INTEGRATIVE LOGIC LLC 8901 E TIMES SQ CT PALMER, AK 99645-9348 USA	OMNI SIC LIST/DATABASE WORK	216	BIO-LAB, INC.	SERVICES			$0.00
INTEGRITY	INTEGRITY ,	INSURANCE POLICY - POLICY NUMBER XL-203927	39425	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTEGRITY	INTEGRITY ,	INSURANCE POLICY - POLICY NUMBER XL-203I44	39424	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTEGRITY	INTEGRITY ,	INSURANCE POLICY - POLICY NUMBER XL-201669	39423	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTEGRITY	INTEGRITY ,	INSURANCE POLICY - POLICY NUMBER XL-201350	39422	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTEGRITY	INTEGRITY ,	INSURANCE POLICY - POLICY NUMBER XL-203927	39421	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTEGRITY	INTEGRITY ,	INSURANCE POLICY - POLICY NUMBER XL210465	39420	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTEGRITY	INTEGRITY ,	INSURANCE POLICY - POLICY NUMBER XL-201669	39419	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTEGRITY -	INTEGRITY ,	INSURANCE POLICY - POLICY NUMBER XL-201350	39418	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INTEGRITY INSURANCE COMPANY	INTEGRITY INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER XL200 257 XL203-160	39428	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTEGRITY INSURANCE COMPANY	INTEGRITY INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER XL203 966 XL500 190 XL500 536	39427	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTEGRITY INSURANCE COMPANY	INTEGRITY INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER XL200 257 XL203 160 XL203 966 XL500 190 XL500 536	39426	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTEGRITY INSURANCE COMPANY	INTEGRITY INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER XL200 257 XL203-160	41810	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
INTEGRITY INSURANCE COMPANY	INTEGRITY INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER XL203 966 XL500 190 XL500 536	41809	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
INTER TEL TECHNOLOGIES INC	INTER TEL TECHNOLOGIES INC ATTN LEGAL 350 LEGGET DR PO BOX 13089 KANATA, ON K2K 2W7 CANADA	INTER-TEL TOTALSOLUTION PROGRAM LEASE AGREEMENT	2743	CHEMTURA CORPORATION	LEASE - EQUIPMENT			$0.00
INTERCALL INC	INTERCALL INC ATTN LEGAL DEPARTMENT 8420 W BRYN MAWR AVE STE 400 CHICAGO, IL 60631 USA	INTERCALL SERVICE AGREEMENT	1540	CHEMTURA CORPORATION	SERVICES	01-Jul-08		$14,983.64
INTERFACE SECURITY SYSTEMS LLC	INTERFACE SECURITY SYSTEMS LLC 524 ELMWOOD PARK BLVD STE 140 NEW ORLEANS, LA 70123 USA	INVOICE	20140	CHEMTURA CORPORATION	SERVICES			$0.00
INTERFACIAL SOLUTIONS	INTERFACIAL SOLUTIONS LLC ATTN DR JEFFREY CERNOHOUS 1680 LIVINGSTONE RD HUDSON , WI 54106	EVALUATION AGREEMENT	11831	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	15-Jan-07		$5,289.36
INTERNATIONAL ENGINEERS TAIWAN CORP	INTERNATIONAL ENGINEERS TAIWAN CORP ATTN MR WANG YIH CHING CHAIRMAN 8F 5 JUI SHIH BLDG 112 CHUNG SHAN N RD SEC 2 TAIPEI, TAIWAN ROC 104	TERRAZOLE DISTRIBUTION AGREEMENT - IETC	4461	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-01		$0.00
INTERNATIONAL ENGINEERS TAIWAN CORP	INTERNATIONAL ENGINEERS TAIWAN CORP 8F 5 JUI SHIH BLDG 112 CHUNG SHAN N RD SEC 2 TAIPEI, TAIWAN	MEMORANDUM OF UNDERSTANDING	4460	CHEMTURA CORPORATION	SALES	31-Jul-01		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INTERNATIONAL ENGINEERS TAIWAN CORPORATION	INTERNATIONAL ENGINEERS TAIWAN CORPORATION ATTN MR WANG YIH CHING CHAIRMAN 8F 5 JUI SHIH BLDG 112 CHUNG SHAN N RD SEC 2 TAIPEI, R O C 104 TAIWAN	TERRAZOLE DISTRIBUTION AGREEMENT IETC	25599	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-01		$0.00
INTERNATIONAL EQUIPMENT LEASING, IN	INTERNATIONAL EQUIPMENT LEASING INC 210 EAST ESSEX AVE AVENEL, NJ 07001 USA	VARIOUS APPENDIXES TO THE GENERAL LEASING TERMS AND CONDITIONS, DATED JULY 01, 2002, BETWEEN INTERNATIONAL EQUIPMENT LEASING AND GREAT LAKES CHEMICAL COMPANY	739	CHEMTURA CORPORATION	LEASE - EQUIPMENT			$27,583.93
INTERNATIONAL INS	INTERNATIONAL INS C/O U S REINSURANCE AGENCY CORP 75 PARK PLAZA BOSTON, MA 2116	INSURANCE POLICY - POLICY NUMBER 5220551205	39429	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERNATIONAL INSURANCE CO	INTERNATIONAL INSURANCE CO. C/O U S REINSURANCE AGENCY CORP 75 PARK PLAZA BOSTON, MA 2116	INSURANCE POLICY - POLICY NUMBER 531-206646-3	39435	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERNATIONAL INSURANCE CO	INTERNATIONAL INSURANCE CO. C/O U S REINSURANCE AGENCY CORP 75 PARK PLAZA BOSTON, MA 2116	INSURANCE POLICY - POLICY NUMBER 531205753	39434	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERNATIONAL INSURANCE CO	INTERNATIONAL INSURANCE CO C O THE LONDON AGENCY C/O U S REINSURANCE AGENCY CORP 75 PARK PLAZA BOSTON, MA 2116	INSURANCE POLICY - POLICY NUMBER 522-053-8587	39433	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERNATIONAL INSURANCE CO	INTERNATIONAL INSURANCE CO C O CRUM & FORSTER C/O U S REINSURANCE AGENCY CORP 75 PARK PLAZA BOSTON, MA 2116	INSURANCE POLICY - POLICY NUMBER 522 035 697 522 053 859-6	39432	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERNATIONAL INSURANCE CO	INTERNATIONAL INSURANCE CO C/O U S REINSURANCE AGENCY CORP 75 PARK PLAZA BOSTON, MA 2116	INSURANCE POLICY - POLICY NUMBER 522-053-8587	39430	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INTERNATIONAL INSURANCE CO	INTERNATIONAL INSURANCE CO C/O U S REINSURANCE AGENCY CORP 75 PARK PLAZA BOSTON, MA 2116	INSURANCE POLICY - POLICY NUMBER 522 035 697 522 053 859-6	39431	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERNATIONAL INSURANCE CO	INTERNATIONAL INSURANCE CO C/O U S REINSURANCE AGENCY CORP 75 PARK PLAZA BOSTON, MA 2116	INSURANCE POLICY - POLICY NUMBER 522 035 697 522 053 859-6	41812	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
INTERNATIONAL INSURANCE CO	INTERNATIONAL INSURANCE CO C/O U S REINSURANCE AGENCY CORP 75 PARK PLAZA BOSTON, MA 2116	INSURANCE POLICY - POLICY NUMBER 522-053-8587	41811	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
INTERNATIONAL INSURANCE CO.	INTERNATIONAL INSURANCE CO. C/O U S REINSURANCE AGENCY CORP 75 PARK PLAZA BOSTON , MA 2116 US	XS LIAB # 531-206646-3; 7/1/93-94	20665	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERNATIONAL INSURANCE CO.	INTERNATIONAL INSURANCE CO. C/O U S REINSURANCE AGENCY CORP 75 PARK PLAZA BOSTON , MA 2116 US	XS LIAB POL # 531-205753-5; 7/11/92-93	20666	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERNATIONAL INSURANCE COMPANY	INTERNATIONAL INSURANCE COMPANY C/O U S REINSURANCE AGENCY CORP 75 PARK PLAZA BOSTON, MA 2116	INSURANCE POLICY - POLICY NUMBER 522-055120-5	39437	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERNATIONAL INSURANCE COMPANY	INTERNATIONAL INSURANCE COMPANY C/O U S REINSURANCE AGENCY CORP 75 PARK PLAZA BOSTON, MA 2116	INSURANCE POLICY - POLICY NUMBER 532 2034089	39436	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERNATIONAL MINERALS & CHEMICALS CORPORATION	INTERNATIONAL MINERALS & CHEMICALS CORPORATION ATTN CORPORATE SECRETARY 2315 SANDERS RD NORTHBROOK, IL 60062 USA	INTERNATIONAL MINERALS & CHEMICAL CORP ETC FERMINTATION AGREEMENT DATED JUNE 1 1982 WHEREBY IMC WOULD TOLL MANUFACTURE CERTAIN ENZYME PRODUCTS FOR ETC AND SELL THEM TO ETC IN ACCORDANCE WITH THE CHARGES SET FORTH IN ARTICLE IV	3272	GREAT LAKES CHEMICAL CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INTERNATIONAL SURPLUS	INTERNATIONAL SURPLUS C O CRUM & FORSTER ,	INSURANCE POLICY - POLICY NUMBER BINDER	39439	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERNATIONAL SURPLUS	INTERNATIONAL SURPLUS C O CRUM & FORSTER ,	INSURANCE POLICY - POLICY NUMBER CUL1108	39438	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERNATIONAL SURPLUS C O CRUM & FORSTER	INTERNATIONAL SURPLUS C O CRUM & FORSTER ,	INSURANCE POLICY - POLICY NUMBER XS16227	39440	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERNATIONAL SURPLUS LINES	INTERNATIONAL SURPLUS LINES ,	INSURANCE POLICY - POLICY NUMBER CUL1108 BINDER XS16227	39441	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERNATIONAL SURPLUS LINES	INTERNATIONAL SURPLUS LINES ,	INSURANCE POLICY - POLICY NUMBER CUL1108 BINDER XS16227	41813	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
INTERNATIONAL UNION, UNITED AUTOMOBILE, AEROSPACE, AND AGRICULTURAL IMPLEMENT WORKERS OF AMERICA, (UAW) AND IT’S LOCAL UNION NO. 963,	INTERNATIONAL UNION, UNITED AUTOMOBILE, AEROSPACE, AND AGRICULTURAL IMPLEMENT WORKERS OF AMERICA, (UAW) AND IT’S LOCAL UNION NO. 963, UAW 963 RICK RINGMAN 1002 E SOUTH ST JACKSON, MI 49203 USA	COLLECTIVE BARGAINING AGREEMENT	37000	CHEMTURA	LABOR (UNION)			$0.00
INTERQUISA CANADA	INTERQUISA CANADA ATTN LEGAL 10200 RUE SHERBROOKE E MONTREAL EST, QC H1B 1B4 CANADA	SALES AGREEMENT	740	CHEMTURA CORPORATION	SALES	01-Jan-09		$0.00
INTERQUISA CANADA	INTERQUISA CANADA S.E.C. MR CARLOS DE DIEGO DEPUTY GENERAL MANAGER 10200 RUE SHERBROOKE EST MONTREAL-EST, QC H1B 1B4 CANADA	AGREEMENT	613	GREAT LAKES CHEMICAL CORPORATION	SALES	01-Mar-03		$12,283.05
INTERSTATE FIRE & CASUALTY	INTERSTATE FIRE & CASUALTY C/O FIREMANS FUND INS. CO NOVATO, CA 94998-3400 US	INSURANCE POLICY - POLICY NUMBER 55 U 13107	41815	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
INTERSTATE FIRE & CASUALTY CO	INTERSTATE FIRE & CASUALTY CO C/O FIREMANS FUND INS. CO NOVATO, CA 94998-3400 US	INSURANCE POLICY - POLICY NUMBER BINDER 155U30717 55U0001103 55U0001121 55U0001203	39450	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERSTATE FIRE & CASUALTY CO	INTERSTATE FIRE & CASUALTY CO C/O FIREMANS FUND INS. CO NOVATO, CA 94998-3400 US	INSURANCE POLICY - POLICY NUMBER UNKNOWN	39449	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INTERSTATE FIRE & CASUALTY CO	INTERSTATE FIRE & CASUALTY CO C/O FIREMANS FUND INS. CO NOVATO, CA 94998-3400 US	INSURANCE POLICY - POLICY NUMBER 55U0001203	39448	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERSTATE FIRE & CASUALTY CO	INTERSTATE FIRE & CASUALTY CO C/O FIREMANS FUND INS. CO NOVATO, CA 94998-3400 US	INSURANCE POLICY - POLICY NUMBER 55U0001121	39447	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERSTATE FIRE & CASUALTY CO	INTERSTATE FIRE & CASUALTY CO C/O FIREMANS FUND INS. CO NOVATO, CA 94998-3400 US	INSURANCE POLICY - POLICY NUMBER 55U0001103	39446	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERSTATE FIRE & CASUALTY CO	INTERSTATE FIRE & CASUALTY CO C/O FIREMANS FUND INS. CO NOVATO, CA 94998-3400 US	INSURANCE POLICY - POLICY NUMBER 155U30717	39445	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERSTATE FIRE & CASUALTY CO	INTERSTATE FIRE & CASUALTY CO C/O FIREMANS FUND INS. CO NOVATO, CA 94998-3400 US	INSURANCE POLICY - POLICY NUMBER BINDER	39444	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERSTATE FIRE & CASUALTY CO	INTERSTATE FIRE & CASUALTY C/O FIREMANS FUND INS. CO NOVATO, CA 94998-3400 US	INSURANCE POLICY - POLICY NUMBER 55 U 13107	39443	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERSTATE FIRE & CASUALTY CO	INTERSTATE FIRE & CASUALTY C/O FIREMANS FUND INS. CO NOVATO, CA 94998-3400 US	INSURANCE POLICY - POLICY NUMBER U 55009969	39442	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERSTATE FIRE & CASUALTY CO	INTERSTATE FIRE & CASUALTY CO C/O FIREMANS FUND INS. CO NOVATO, CA 94998-3400 US	INSURANCE POLICY - POLICY NUMBER	39451	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERSTATE FIRE & CASUALTY CO	INTERSTATE FIRE & CASUALTY CO C O MILES COCHRANE GROSSE ROSETTI AND HARPER LEONARD P GOLDBERGER ESQ STEVENS & LEE PC 1818 MARKET ST 29TH FL PHILADELPHIA, PA 19103	INSURANCE POLICY - POLICY NUMBER UNKNOWN	39452	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERSTATE FIRE & CASUALTY CO	INTERSTATE FIRE & CASUALTY CO C/O FIREMANS FUND INS. CO NOVATO, CA 94998-3400 US	INSURANCE POLICY - POLICY NUMBER	41818	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
INTERSTATE FIRE & CASUALTY CO	INTERSTATE FIRE & CASUALTY C/O FIREMANS FUND INS. CO NOVATO, CA 94998-3400 US	INSURANCE POLICY - POLICY NUMBER U 55009969	41814	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
INTERSTATE FIRE & CASUALTY CO C O MILES COCHRANE GROSSE ROSETTI AND HARPER	INTERSTATE FIRE & CASUALTY CO C/O FIREMANS FUND INS. CO NOVATO, CA 94998-3400 US	INSURANCE POLICY - POLICY NUMBER BINDER 155U30717 55U0001103 55U0001121 55U0001203	41817	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
INTERSTATE FIRE & CASULATY COMPANY	INTERSTATE FIRE & CASUALTY CO C/O FIREMANS FUND INS. CO NOVATO, CA 94998-3400 US	INSURANCE POLICY - POLICY NUMBER UNKNOWN	41816	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INTERSTATE FIRE AND CASUALTY COMPANY	INTERSTATE FIRE AND CASUALTY COMPANY 175 WEST JACKSON BOULEVARD 777 SAN MARIN DR. NOVATO, CA 94998 3400 CHICAGO, IL 60604	INSURANCE POLICY - POLICY NUMBER U-55-010188	41820	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
INTERSTATE FIRE AND CASUALTY COMPANY	INTERSTATE FIRE AND CASUALTY COMPANY 175 WEST JACKSON BOULEVARD 777 SAN MARIN DR. NOVATO, CA 94998 3400 CHICAGO, IL 60604	INSURANCE POLICY - POLICY NUMBER 1-55-U-13107	41821	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
INTERSTATE FIRE AND CASUALTY COMPANY	INTERSTATE FIRE AND CASUALTY COMPANY 175 WEST JACKSON BOULEVARD 777 SAN MARIN DR. NOVATO, CA 94998 3400 CHICAGO, IL 60604	INSURANCE POLICY - POLICY NUMBER U-55-009969	41822	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
INTERSTATE FIRE AND CASUALTY COMPANY	INTERSTATE FIRE AND CASUALTY COMPANY 175 WEST JACKSON BOULEVARD 777 SAN MARIN DR. NOVATO, CA 94998 3400 CHICAGO, IL 60604	INSURANCE POLICY - POLICY NUMBER U-55-009969	41819	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
INTERSTATE FIRE AND CASUALTY COMPANY	INTERSTATE FIRE AND CASUALTY COMPANY 175 WEST JACKSON BOULEVARD 777 SAN MARIN DR. NOVATO, CA 94998-3400 CHICAGO, IL 60604 USA	POLICY NO. 1-55-U-13107 EFFECTIVE DATE 7/1/1968 TO 7/1/1971	20601	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
INTERSTATE FIRE AND CASUALTY COMPANY	INTERSTATE FIRE AND CASUALTY COMPANY 175 WEST JACKSON BOULEVARD 777 SAN MARIN DR. NOVATO, CA 94998-3400 CHICAGO, IL 60604 USA	POLICY NO. U-55-010188 EFFECTIVE DATE UNKNOWN TO 3/1/1966	20603	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
INTERSTATE FIRE AND CASUALTY COMPANY	INTERSTATE FIRE AND CASUALTY COMPANY 175 WEST JACKSON BOULEVARD 777 SAN MARIN DR. NOVATO, CA 94998-3400 CHICAGO, IL 60604 USA	POLICY NO. U-55-009969 EFFECTIVE DATE 3/1/1966 TO 7/1/1968	20602	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INTERSTATE FIRE AND CASUALTY COMPANY	INTERSTATE FIRE AND CASUALTY COMPANY 175 WEST JACKSON BOULEVARD 777 SAN MARIN DR. NOVATO, CA 94998 3400 CHICAGO, IL 60604	INSURANCE POLICY - POLICY NUMBER U-55-009969	39454	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERSTATE FIRE AND CASUALTY COMPANY	INTERSTATE FIRE & CASULATY COMPANY C/O FIREMANS FUND INS. CO NOVATO, CA 94998	INSURANCE POLICY - POLICY NUMBER 155C07545	39453	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERSTATE FIRE AND CASUALTY COMPANY	INTERSTATE FIRE AND CASUALTY COMPANY 175 WEST JACKSON BOULEVARD 777 SAN MARIN DR. NOVATO, CA 94998 3400 CHICAGO, IL 60604	INSURANCE POLICY - POLICY NUMBER 1-55-U-13107	39456	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERSTATE FIRE AND CASUALTY COMPANY	INTERSTATE FIRE AND CASUALTY COMPANY 175 WEST JACKSON BOULEVARD 777 SAN MARIN DR. NOVATO, CA 94998 3400 CHICAGO, IL 60604	INSURANCE POLICY - POLICY NUMBER U-55-010188	39455	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERSTATE FIRE AND CASUALTY COMPANY	INTERSTATE FIRE AND CASUALTY COMPANY 175 WEST JACKSON BOULEVARD 777 SAN MARIN DR. NOVATO, CA 94998 3400 CHICAGO, IL 60604	INSURANCE POLICY - POLICY NUMBER 1-55-U-13107	41824	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
INTERSTATE FIRE AND CASUALTY COMPANY	INTERSTATE FIRE AND CASUALTY COMPANY 175 WEST JACKSON BOULEVARD 777 SAN MARIN DR. NOVATO, CA 94998 3400 CHICAGO, IL 60604	INSURANCE POLICY - POLICY NUMBER U-55-010188	41823	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
INTERSTATE INSURANCE GROUP	INTERSTATE INSURANCE GROUP 100 W MAIN ST LAKE GENEVA, WI 53147-1989	INSURANCE POLICY - POLICY NUMBER INTERSTATE INSURANCE POLICY NUMBER: 155C07545	39457	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
INTERTEK	INTERTEK ATTN LEGAL 481A E SHORT PKWY NEW HAVEN, CT 06512 USA	ACH MASTER SERVICES AGREEMENT	2742	CHEMTURA CORPORATION	REACH	26-Jan-09		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
INVENSYS SYSTEMS INC	INVENSYS PROCESS SYSTEMS RICHARD CHEYNE 33 COMMERCIAL ST MAIL STOP C41-2D FOXBORO, MA 02035-2099 USA	PURCHASE ORDER NO 4500316668	2878	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)			$87,930.50
INVENSYS SYSTEMS INC	INVENSYS PROCESS SYSTEMS JOHN KRAUSE 6745 ENGLE RD STE 205 MIDDLEBURGH HTS, OH 44130-7993	THREE YEAR SERVICE AGREEMENT AND ADVANTAGE UPDATE PROGRAM	11833	CHEMTURA CORPORATION	SERVICES			$0.00
INVENTION MACHINE CORPORATION	INVENTION MACHINE CORPORATION ATTN ACCOUNTING DEPT 133 PORTLAND ST BOSTON, MA 02114	INVENTION MACHINE CORPORATION SOFTWARE LICENSE AGREEMENT	25608	CHEMTURA CORPORATION	SERVICES	02-Dec-05		$0.00
INVENTION MACHINE CORPORATION	INVENTION MACHINE CORPORATION 800 BOYLSTON ST 39TH FL BOSTON, MA 02199	INVOICE NO. 0003764-IN BETWEEN CHEMTURA CORPORATION AND INVENTION MACHINE CORPORATION DATED 03/21/2008	12227	CHEMTURA CORPORATION	SERVICES	30-Jun-08		$0.00
INVENTION MACHINE CORPORATION	INVENTION MACHINE CORPORATION ATTN ACCOUNTING DEPT 133 PORTLAND ST BOSTON, MA 02114 USA	INVENTION MACHINE CORPORATION SOFTWARE LICENSE AGREEMENT	1542	CHEMTURA CORPORATION	SOFTWARE LICENSE	02-Dec-05		$0.00
INVENTION MACHINE CORPORATION	INVENTION MACHINE CORPORATION ATTN ACCOUNTING DEPT 133 PORTLAND ST BOSTON, MA 02114 USA	INVENTION MACHINE CORPORATION COURSEWARE LICENSE AGREEMENT	1541	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	25-Jun-07		$0.00
IR COMPANY	IR COMPANY 800D BEATY ST DAVIDSON, NC 28036 USA	PURCHASE AND SUPPLY AGREEMENT	12159	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-01		$0.00
IRENE KAUFMAN	IRENE KAUFMAN ,	AGREEMENT OF TRUST OF AUGUST 2, 1996 FOR THE BENEFIT OF IRENE KAUFMAN	21142	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	02-Aug-96		$0.00
IRON MOUNTAIN RECORDS MANAGEMENT	IRON MOUNTAIN 71 HAMMER MILL RD ROCKY HILL, CT 06067 USA	CUSTOMER AGREEMENT	1543	CHEMTURA CORPORATION	SERVICES	01-Dec-02		$41,302.71
IRON MOUNTAIN RECORDS MANAGEMENT	IRON MOUNTAIN INFORMATION MANAGEMENT, INC. 71 HAMMER MILL RD ROCKY HILL, CT 06067 USA	CUSTOMER AGREEMENT	1421	CHEMTURA CORPORATION	SERVICES	01-Dec-02		$0.00
IRON MOUNTAIN RECORDS MANAGEMENT	IRON MOUNTAIN ATTN LEGAL 745 ATLANTIC AVE BOSTON, MA 02111 USA	UPDATED PRICING SCHEDULE	1544	CHEMTURA CORPORATION	SERVICES	01-Apr-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
IRON MOUNTAIN RECORDS MANAGEMENT	IRON MOUNTAIN INFORMATION MANAGEMENT, INC. ATTN LEGAL 745 ATLANTIC AVE FL 10 BOSTON, MA 02111-2735 USA	LETTER RE NEW PRICING SCHEDULE	1423	CHEMTURA CORPORATION	SERVICES	01-Jan-09		$0.00
IRON MOUNTAIN RECORDS MANAGEMENT	IRON MOUNTAIN INFORMATION MANAGEMENT, INC. MARK INTMIRE, GENERAL MANAGER 1725 YOUNG CT NORCROSS, GA 30093	LETTER RE NEW PRICING SCHEDULE	1424	CHEMTURA CORPORATION	SERVICES	01-Jan-09		$0.00
IRON MOUNTAIN RECORDS MANAGEMENT	IRON MOUNTAIN 195 SUMMERLEA RD BRAMPTON, ON L6T 4P6 CANADA	CUSTOMER AGREEMENT	2959	CHEMTURA CORPORATION	SERVICES	11-Feb-05		$0.00
IRON MOUNTAIN RECORDS MANAGEMENT	IRON MOUNTAIN ATTN LEGAL 745 ATLANTIC AVE BOSTON, MA 02111 USA	SCHEDULE A - CUSTOMER AGREEMENT	2957	CHEMTURA CORPORATION	SERVICES			$0.00
IRON MOUNTAIN RECORDS MANAGEMENT	IRON MOUNTAIN INFORMATION MANAGEMENT, INC. MARK INTMIRE, GENERAL MANAGER 1725 YOUNG CT NORCROSS, GA 30093	LETTER RE NEW PRICING SCHEDULE	25630	CHEMTURA CORPORATION	SERVICES	01-Jan-09		$0.00
IRON MOUNTAIN RECORDS MANAGEMENT	IRON MOUNTAIN 71 HAMMER MILL RD ROCKY HILL, CT 06067 USA	CUSTOMER AGREEMENT	25617	CHEMTURA CORPORATION	SERVICES	01-Dec-02		$0.00
IRON MOUNTAIN RECORDS MANAGEMENT	IRON MOUNTAIN INFORMATION MANAGEMENT, INC. CHRISTOPHER D. BRADY 1725 YOUNG CT NORCROSS, GA 30093 USA	CUSTOMER AGREEMENT	1422	GREAT LAKES CHEMICAL CORPORATION	SERVICES	20-Apr-05		$0.00
IRON MOUNTAIN RECORDS MANAGEMENT	IRON MOUNTAIN INFORMATION MANAGEMENT INC ATTN LEGAL 745 ATLANTIC AVE FL 10 BOSTON, MA 02111-2735 USA	SCHEDULE A MEDIA VAULTING	1282	GREAT LAKES CHEMICAL CORPORATION	SERVICES			$0.00
IRON MOUNTAIN RECORDS MANAGEMENT	IRON MOUNTAIN INFORMATION MANAGEMENT INC ATTN LEGAL 745 ATLANTIC AVE FL 10 BOSTON, MA 02111-2735 USA	AFFILIATE/ ML-1	1283	GREAT LAKES CHEMICAL CORPORATION	SERVICES	25-Apr-05		$0.00
IRONWORKS CONSULTING LLC	IRONWORKS CONSULTING LLC ATTN LEGAL 4121 COX RD STE 205 GLEN ALLEN, VA 23060	CHANGE ORDER	11908	CHEMTURA CORPORATION	CONSULTING	01-Aug-09		$0.00
IRONWORKS CONSULTING LLC	IRONWORKS CONSULTING LLC 4121 COX RD STE 205 GLEN ALLEN, VA 23060 USA	MASTER SERVICES AGREEMENT	11909	CHEMTURA CORPORATION	CONSULTING	09-Mar-06		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ISAAC INDUSTRIES, INC. (CLASS REPRESENTATIVE)	ISAAC INDUSTRIES, INC. (CLASS REPRESENTATIVE) GOLD BENNETT CERA & SIDENER LLP 595 MARKET STREET SUITE 2300 SAN FRANCISCO, CA 94105 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21027	CHEMTURA CORPORATION	SETTLEMENT			$0.00
ISAAC INDUSTRIES, INC. (CLASS REPRESENTATIVE)	ISAAC INDUSTRIES, INC. (CLASS REPRESENTATIVE) KOHN, SWIFT & GRAF, P.C. ONE SOUTH BROAD SUITE 2100 PHILADELPHIA, PA 19107 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21029	CHEMTURA CORPORATION	SETTLEMENT			$0.00
ISAAC INDUSTRIES, INC. (CLASS REPRESENTATIVE)	ISAAC INDUSTRIES, INC. (CLASS REPRESENTATIVE) KAPLAN FOX & KILSHEIMER 805 THIRD AVENUE 22ND FLOOR NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21028	CHEMTURA CORPORATION	SETTLEMENT			$0.00
ISAAC INDUSTRIES, INC. (CLASS REPRESENTATIVE)	ISAAC INDUSTRIES, INC. (CLASS REPRESENTATIVE) COHEN MILSTEIN HAUSFELD & TOLL PLLC 150 EAST 52 STREET NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21026	CHEMTURA CORPORATION	SETTLEMENT			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CUL 1173	39471	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - POLICY NUMBER XL 1021	39461	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CUL 1173	41838	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XL-10 84	41829	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - POLICY NUMBER XL 1021	41828	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CUL 1184	41839	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XSI 3758	41840	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GP 2624	41826	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - POLICY NUMBER XL-1055	41827	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XL-10 89	41830	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XL-10 94	41831	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CUL 1146	41837	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - POLICY NUMBER CUL-1009	41833	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CUL 1034	41834	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CUL 1048	41835	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CUL 1089	41836	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XSI 2141	41841	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XL-11 14	41832	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GP 2870	41825	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XSI 2453	41842	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CUL 1089	39469	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XL-10 84	39462	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CUL 1146	39470	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CUL 1048	39468	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CUL 1034	39467	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - POLICY NUMBER CUL-1009	39466	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XL-11 14	39465	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XSI 3758	39473	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XSI 2453	39475	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XSI 2141	39474	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CUL 1184	39472	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XL-10 89	39463	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GP 2870	39458	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XL-10 94	39464	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - POLICY NUMBER XL-1055	39460	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ISLIC	ISLIC ,	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GP 2624	39459	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
J L MECHANICAL SERVICES INC	J L MECHANICAL SERVICES INC JIM POTRIDGE 25651 FORT MEIGS RD STE A PERRYSBURG, OH 43551	PREVENTIVE MAINTENANCE PLUS PROGRAM	229	CHEMTURA CORPORATION	SERVICES	01-Aug-08		$0.00
J WARREN MCCLURE	J WARREN MCCLURE J WARREN MCCLURE TO COPELAND AGENT FOR SHAREHOLDERS OR ETC 1725 S INDIAN TRL NAPERVILLE, IL 60565	STOCK PURCHASE AGREEMENT	3273	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	04-Jun-82		$0.00
JACOB GREENWELL (CLASS REPRESENTATIVE)	JACOB GREENWELL (CLASS REPRESENTATIVE) FINKELSTEIN, THOMPSON & LOUGHRAN 601 MONTGOMERY ST SUITE 665 SAN FRANCISCO, CA 94111 USA	SETTLEMENT AGREEMENT AUG. 2, 2006	21031	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
JACOB GREENWELL (CLASS REPRESENTATIVE)	JACOB GREENWELL (CLASS REPRESENTATIVE) FINKELSTEIN, THOMPSON & LOUGHRAN 1050 30TH ST, NW WASHINGTON, DC 20007 USA	SETTLEMENT AGREEMENT AUG. 2, 2006	21030	CHEMTURA CORPORATION	SETTLEMENT			$0.00
JACUZZI PREMIUM SPAS, A DIVISION OF SUNDANCE SPAS INC	JACUZZI PREMIUM SPAS, A DIVISION OF SUNDANCE SPAS INC JACUZZI PREMIUM SPAS C O SUNDANCE SPAS INC 14525 MONTE VISTA AVE CHINO, CA 91710	JACUZZI PREMIUM SPAS VOLUME AND GROWTH COMMISSION AGREEMENT	226	BIO-LAB, INC.	SALES	18-Mar-05		$145.90
JAMES C COPELAND	JAMES C COPELAND JAMES C COPELAND TO COPELAND AGENT FOR SHAREHOLDERS OR ETC 1725 S INDIAN TRL NAPERVILLE, IL 60565	STOCK PURCHASE AGREEMENT	3274	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	04-Jun-82		$0.00
JAMES CASTALDO	REDACTED	LETTER RE JAMES CASTALDO PENSION SUPPLEMENT	11704	CHEMTURA CORPORATION	PENSION	01-Dec-85		REDACTED
JAMES E CUNNINGHAM	REDACTED	LETTER RE: WITCO COMPANY FUNDS SENIOR EXECUTIVE BENEFIT PLAN AND EXCESS BENEFIT PLAN FOR JAMES E. CUNNINGHAM DATED 06/30/1998	4680	CHEMTURA CORPORATION	PENSION	01-Jul-98		REDACTED
JAMES J CONWAY	REDACTED	SUPPLEMENTAL RETIREMENT AGREEMENT	4576	CHEMTURA CORPORATION	SEVERANCE	21-Oct-99		REDACTED
JAMES J CONWAY	REDACTED	SUPPLEMENTAL RETIREMENT AGREEMENT	11705	CHEMTURA CORPORATION	PENSION	21-Oct-99		REDACTED
JAMES J CONWAY	REDACTED	EMPLOYMENT LETTER	11740	CHEMTURA CORPORATION	SEVERANCE	30-Nov-03		REDACTED
JAMES L MASON	REDACTED	SEPARATION AGREEMENT AND RELEASE BETWEEN CHEMTURA CORPORATION AND JAMES L. MASON DATED 02/27/2009	5325	CHEMTURA CORPORATION	SEVERANCE	27-Feb-09		REDACTED
JANET DELANEUVILLE	REDACTED	SEPARATION AGREEMENT AND RELEASE	5299	CHEMTURA CORPORATION	SEVERANCE	27-Feb-09		REDACTED
JANSSEN PHARMACEUTICA NV	JANSSEN PHARMACEUTICA NV TURNHOUTSEWEG 30 , BEERSE B-2340 BELGIUM	IP AGREEMENT 12 (JANSSEN PHARMACEUTICA) LICENSE AGREEMENT	11990	CHEMTURA CORPORATION	LICENSE AGREEMENT	17-Feb-98		$0.00
JANSSEN PHARMACEUTICA NV	JANSSEN PHARMACEUTICA NV TURNHOUTSEWEG 30 , BEERSE B-2340 BELGIUM	LICENSE AGREEMENT	11991	CHEMTURA CORPORATION	LICENSE AGREEMENT	17-Feb-98		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
JAPAN SUN OIL CO. LTD.	JAPAN SUN OIL CO. LTD. ATTN LEGAL TRUSTY KOJIMACHI BLDG 3 4 KOJIMACHI CHIYODA KU TOKYO, 102-0083 JAPAN	TECHNOLOGY LICENSE AGREEMENT	19997	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
JAPIT INC	JAPIT INC ATTN SUTRISNO JAPIT 2406 FARNSFELD CT CHARLOTTE, NC 28270 USA	CONSULTING AGREEMENT; INCLUDING EXHIBITS	13043	CHEMTURA CORPORATION	CONSULTING	18-Dec-07		$0.00
JASON HARRINGTON	JASON HARRINGTON GRAY ROBINSON, P.A. 201 N. FRANKLIN STREET, SUITE 2200 TAMPA, FL 33602 USA	BIOLAB SOLD ITS GUARANTY CLAIM IN THE PERSONAL BANKRUPTCY CASE ENTITLED IN RE: JAMES S. HARRINGTON AND EILEEN C. HARRINGTON 08-BK-11809 TO NON-DEBTOR JASON HARRINGTON	20395	BIO-LAB, INC.	GUARANTY			$0.00
JASON HARRINGTON	JASON HARRINGTON GRIMES, GOEBEL, GRIMES, HAWKINS, GLADFELTER, & GALVANO, P.L. 1023 MANATEE AVENUE WEST C/O SACHA ROSS BRADENTON, FL 34205 USA	BIOLAB SOLD ITS GUARANTY CLAIM IN THE PERSONAL BANKRUPTCY CASE ENTITLED IN RE: JAMES S. HARRINGTON AND EILEEN C. HARRINGTON 08-BK-11809 TO NON-DEBTOR JASON HARRINGTON	20396	BIO-LAB, INC.	GUARANTY			$0.00
JB SALES INC	JB SALES INC 2720 OMEGA RD RICHMOND, VA 23228	BROKER AGREEMENT SALES AND MARKETING	227	HOMECARE LABS, INC.	SALES	26-Apr-04		$0.00
JDA SOFTWARE INC	JDA SOFTWARE INC (JDA) HAMISH BREWER 14400 N 87TH ST SCOTTSDALE, AZ 85260-3649	JDA SOFTWARE INC SOFTWARE LICENSE AND MAINTENANCE	228	CHEMTURA CORPORATION	SOFTWARE LICENSE	27-Jan-09		$0.00
JEFFREY C COPELAND	JEFFREY C COPELAND JEFFREY C COPELAND TO COPELAND AGENT FOR SHAREHOLDERS OR ETC 1725 S INDIAN TRL NAPERVILLE, IL 60565	STOCK PURCHASE AGREEMENT	3276	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	04-Jun-82		$0.00
JERRY MCLELLAND	REDACTED	SEPARATION AGREEMENT AND RELEASE	5329	CHEMTURA CORPORATION	SEVERANCE	25-Dec-08		REDACTED
JESCO RESOURCES INC	JESCO RESOURCES INC 1440 ERIE N KANSAS CITY, MO 64116 USA	LICENCE AGREEMENT	19863	CHEMTURA CORPORATION	PATENT LICENSE			$0.00
JAMES MCDANIEL	REDACTED	SEPARATION AGREEMENT AND RELEASE	5327	CHEMTURA CORPORATION	SEVERANCE	13-Mar-09		REDACTED
JIMMY SANDERS SEED INC	JIMMY SANDERS SEED INC ATTN LEGAL 518 N SHARPE AVE CLEVELAND, MS 38732	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	25666	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
JOHN A LACADIE	REDACTED	SEPARATION AGREEMENT AND GENERAL RELEASE	20533	CHEMTURA CORPORATION	SEVERANCE			REDACTED
JOHN HOMES, INC	REDACTED	HR AGREEMENT	21100	CHEMTURA CORPORATION	EMPLOYMENT			REDACTED
JOHN P FLOYD	JOHN P FLOYD JOHN P FLOYD TO COPELAND AGENT FOR SHAREHOLDERS OR ETC 1725 S INDIAN TRL NAPERVILLE, IL 60565	STOCK PURCHASE AGREEMENT	3277	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	04-Jun-82		$0.00
JOHN R JURY	REDACTED	SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN OF WITCO CORPORATION	11715	CHEMTURA CORPORATION	PENSION	01-Jan-94		REDACTED
JOHN S DAY	REDACTED	LETTER RE RETIREMENT BENEFITS WILL BE PAID THROUGH NORTHERN TRUST	11709	CHEMTURA CORPORATION	BENEFITS	01-Jan-07		REDACTED
JOHN W HOPPER	REDACTED	SEPARATION AGREEMENT AND RELEASE	5315	CHEMTURA CORPORATION	SEVERANCE	16-Jan-09		REDACTED
JOHN W OREN	REDACTED	SEPARATION AGREEMENT AND RELEASE	5334	CHEMTURA CORPORATION	SEVERANCE	27-Feb-09		REDACTED
JOHN WESTCOTT	REDACTED	SEPARATION AGREEMENT AND RELEASE	20535	CHEMTURA CORPORATION	SEVERANCE	30-Jan-09		REDACTED
JOHNSON CONTROLS INC.	ERIC J MOCKLER TWO STAMFORD PLAZA 281 TRESSER BLVD STAMFORD, CT 06901	REAL ESTATE SERVICES ALLIANCE AGREEMENT AS AMENDED JUNE 1, 2008, AUGUST 31, 2009 AND SEPTEMBER 28, 2009	43751	CHEMTURA CORPORATION	REAL ESTATE SERVICES	1-Sep-05		$0.00
JOHNSON LABORATORIES	JOHNSON LABORATORIES 660 MAIN ST COSHOCTON, OH 43812-1613	SETTLEMENT AGREEMENT	11911	CHEMTURA CORPORATION	SETTLEMENT			$0.00
JOINT INERTS TASK FORCE LLC	JOINT INERTS TASK FORCE LLC,	JOINT INERTS TASK FORCE, L.L.C. JOINT DATA DEVELOPMENT AND LIMITED LIABILITY COMPANY AGREEMENT	36793	CHEMTURA CORPORATION	JOINT DEVELOPMENT	05-Mar-07		$0.00
JON AMDURSKY	REDACTED	SEPARATION AGREEMENT AND RELEASE	5283	CHEMTURA CORPORATION	SEVERANCE	31-Mar-09		REDACTED
JONES HAMILTON COMPANY	JONES HAMILTON COMPANY ATTN DR BERNIE MURPHY VICE PRESIDENT 30354 TRACY RD WALBRIDGE , OH 43465	PURCHASE AGREEMENT FOR RAW MATERIALS	1774	BIO-LAB, INC.	PURCHASE (RAW MATERIALS)	01-Jan-09		$228,853.21
JOSCO	JOSCO 1300 MATHEWS MINT RD MATHEWS, NC 28105	BROKER AGREEMENT SALES AND MARKETING	230	HOMECARE LABS, INC.	SALES	01-Aug-05		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
JOSEPH GRIFFIN (CLASS REPRESENTATIVE)	JOSEPH GRIFFIN (CLASS REPRESENTATIVE) GILMAN & PASTOR, LLP 225 FRANKLIN STREET 16 FLOOR BOSTON , MA 2110 USA	SETTLEMENT AGREEMENT MAY 19, 2008	21033	CHEMTURA CORPORATION	SETTLEMENT			$0.00
JOSEPH GRIFFIN (CLASS REPRESENTATIVE)	JOSEPH GRIFFIN (CLASS REPRESENTATIVE) GLASSMAN, EDWARDS, WADE & WYATT PC 26 NORTH SECOND STREET MEMPHIS, TN 38103 USA	SETTLEMENT AGREEMENT MAY 19, 2008	21034	CHEMTURA CORPORATION	SETTLEMENT			$0.00
JOSEPH J WAITER	REDACTED	RETIREMENT BENEFITS LETTER	4777	CHEMTURA CORPORATION	PENSION	01-Jan-07		REDACTED
JOSEPH JANACEK	REDACTED	LETTER RE: BENEFIT EXCESS PENSION FOR JOSEPH JANACEK	4691	CHEMTURA CORPORATION	PENSION	01-Aug-00		REDACTED
JOSEPH LOMENZO	REDACTED	SEPARATION AGREEMENT AND RELEASE BETWEEN CHEMTURA CORPORATION AND JOSEPH LORMENZO DATED 12/17/2008	5322	CHEMTURA CORPORATION	SEVERANCE	17-Dec-08		REDACTED
JSC SLAVNEFT YAROSLAVNEFTEORGSYNTEZ	JSC SLAVNEFT YAROSLAVNEFTEORGSYNTEZ 150000, MOSKOVSKOE SH., YAROSLAVL, RUSSIA	PROTOCOL OF MEETING	13017	CHEMTURA CORPORATION	JOINT DEVELOPMENT			$0.00
JUDITH A SMITH	REDACTED	SEPARATION AGREEMENT AND RELEASE	5345	CHEMTURA CORPORATION	SEVERANCE	02-Jan-09		REDACTED
KABELWERK EUPEN AG	KABELWERK EUPEN AG MALMEDYER STRASSE 9 B 4700 EUPEN, BELGIUM	FORMULATION LICENSE AND MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT	1065	CHEMTURA CORPORATION	PATENT LICENSE	25-Apr-03		$0.00
KANGSHIN BLDG	KANGSHIN BLDG MR C S PARK 167 2KA DONGSUN DONG , SUNGBUK 136-052 KOREA	SALES AGENT/ DISTRIBUTOR AGREEMENT	1200	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-07		$5,205.18
KARENA KAYE LINKENHOGER	REDACTED	SEPARATION AGREEMENT AND RELEASE BETWEEN CHEMTURA CORPORATION AND KARENA KAYE LINKENHOGER DATED 12/15/2008	5319	CHEMTURA CORPORATION	SEVERANCE	15-Dec-08		REDACTED
KATA INDUSTRIES LIMITED	KATA INDUSTRIES LIMITED 300 HENESSEY RD ROOM 12B CHUNG POINT COMMERCIAL BLDG WANCHI, HONG KONG SAR	SALES AGENT/ DISTRIBUTOR AGREEMENT	1201	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-07		$0.00
KATHLEEN SHEEHY-BULRISS	REDACTED		37006	CHEMTURA	SEVERANCE			REDACTED

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
KAUFMAN CONTAINER	KAUFMAN CONTAINERS INC 4700 SPRING RD CLEVELAND, OH	VENDOR SUPPLY AGREEMENT	1775	BIO-LAB, INC.	PACKAGING	01-Jun-06		$115,465.16
KAUFMAN HOLDING CORPORATION	KAUFMAN HOLDING CORPORATION 1020 KING GEORGE POST RD. FORDS, NJ 08863 UNITED STATES	STOCK PURCHASE AGREEMENT	12639	CHEMTURA CORPORATION	M&A - EQUITY			$0.00
KB RESOURCES INC	KB RESOURCES INC 98B MAYFIELD AVE EDISON, NJ 8837 USA	MEDIA TRADE PROGRAM	2641	BIO-LAB, INC.	SERVICES			$0.00
KEITH BRUNER	REDACTED	SEPARATION AGREEMENT AND RELEASE	5292	BIO-LAB, INC.	SEVERANCE	15-Dec-08		REDACTED
KEITH BRUNER	REDACTED	SEPARATION AGREEMENT AND RELEASE	25684	BIO-LAB, INC.	SEVERANCE	06-Mar-09		REDACTED
KELLY HAIR	REDACTED	SEPARATION AGREEMENT AND RELEASE	5310	CHEMTURA CORPORATION	SEVERANCE	19-Dec-08		REDACTED
KELLY REGISTRATION SYSTEMS	KELLY REGISTRATION SYSTEMS INC PO BOX 1508 COVINGTON, GA 30209	REGISTRANT LICENSE AGREEMENT	2748	CHEMTURA CORPORATION	SOFTWARE LICENSE	13-Apr-06		$5,142.60
KEMPER	KEMPER ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 9YR001033-01	39477	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
KEMPER	KEMPER ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 9YR001022-00	39476	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
KEMPER	KEMPER ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 9YR001033-01	41844	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
KEMPER	KEMPER ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 9YR001022-00	41843	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
KEMPER INDEMNITY INS CO	KEMPER INDEMNITY INS CO ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER 9YR 001033 01	41845	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
KEMPER INDEMNITY INS. CO	KEMPER INDEMNITY INS. CO ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - POLICY NUMBER 9YR00155301	39480	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
KEMPER INDEMNITY INS. CO	KEMPER INDEMNITY INS. CO ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - POLICY NUMBER 9YR00155300	39479	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
KEMPER INDEMNITY INS. CO	KEMPER INDEMNITY INS CO ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER 9YR 001033 01	39478	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
KEMPER INDEMNITY INSURANCE CO	KEMPER INDEMNITY INSURANCE CO ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - POLICY NUMBER 9YR 001553-01	39482	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
KEMPER INDEMNITY INSURANCE CO	KEMPER INDEMNITY INSURANCE CO ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - POLICY NUMBER 9YR 001553-00	39481	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
KEMPER INDEMNITY INSURANCE CO	KEMPER INDEMNITY INSURANCE CO 1 KEMPER DRIVE LONG GROVE, IL 60049 US	XS LIABILITY POL # 9YR001533-00; 11/4/01-11/4/02	20397	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
KEMPER INDEMNITY INSURANCE CO	KEMPER INDEMNITY INSURANCE CO 1 KEMPER DRIVE LONG GROVE, IL 60049 US	XS LIABILITY POL # C001145; 11/4/02-03	20398	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
KEMPER/LUMBERMANS	KEMPER/LUMBERMANS ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - FRONT POLICY NUMBER 5AA045552-00	39483	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
KEMPER/LUMBERMANS	KEMPER/LUMBERMANS ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - FRONT POLICY NUMBER 5AA045552-00	41846	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
KEOUGH ENTERPRISES	KEOUGH ENTERPRISE 5432 TENTH AVE S MINNEAPOLIS, MN 55417	BROKER AGREEMENT SALES AND MARKETING	232	HOMECARE LABS, INC.	SALES	01-Aug-05		$143.92
K-I CHEMICAL USA INC	K-I CHEMICAL USA INC 11 MARTINE AVE STE 970 WHITE PLAINS , NY 10606	DEVELOPMENT AND DISTRIBUTION AGREEMENT FOR BLIZZARD	489	CHEMTURA CORPORATION	DISTRIBUTION	16-May-06		$0.00
KIM NICHOLSON	REDACTED		37223	BIOLAB INC	SEVERANCE			REDACTED
KING INDUSTRIES	KING INDUSTRIES INC SCIENCE RD NORWALK, CT 06852 USA	DISTRIBUTOR AGREEMENT	19957	CHEMTURA CORPORATION	DISTRIBUTION	18-Oct-94		$0.00
KLEEN GLOBE INC	KLEEN GLOBE INC 11280 COMMERCIAL PKWY CASTROVILLE, CA 95012-3206	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	454	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
KMART CORPORATION	KMART CORPORATION 3333 BEVERLY RD HOFFMAN ESTATES, IL 60179	SCAN BASE TRADING AND CONSIGNMENT AGREEMENT	233	BIO-LAB, INC.	CONSIGNMENT			$0.00
KMART CORPORATION	KMART CORPORATION ATTN LEGAL 3100 W BIG BEAVER RD TROY, MI 48084	KMART 2009 AQUA CHEM PROGRAM	235	HOMECARE LABS, INC.	ADVERTISING	15-Nov-08		$0.00
KMART CORPORATION	KMART CORPORATION 3333 BEVERLY RD HOFFMAN ESTATES, IL 60179	SCAN BASE TRADING AND CONSIGNMENT AGREEMENT	234	HOMECARE LABS, INC.	CONSIGNMENT			$0.00
KMART CORPORATION	KMART CORPORATION ATTN LEGAL 3100 W BIG BEAVER RD TROY, MI 48084	KMART 2007 AQUA CHEM PROGRAM	236	HOMECARE LABS, INC.	SALES	15-Nov-06		$0.00
KMCO, LP	KMCO LP 333 N SAM HOUSTON PKWY E STE 1250 HOUSTON, TX 77060	ONLY REPRESENTATIVE SERVICES AGREEMENT	4723	CHEMTURA CORPORATION	REACH	28-Oct-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
KOREA HOUGHTON CORPORATION	KOREA HOUGHTON CORPORATION 10TH FLOOR FEDERATION OF KOREAN INDUSTRIES BLDG. 28-1 YEOEUIDO-DONG, YOUNG DEUNGPO-KU SOUL, KOREA	DISTRIBUTION AGREEMENT	12165	CHEMTURA CORPORATION	DISTRIBUTION	01-Jul-88		$0.00
KRS RESOURCES INC	KRS RESOURCES INC 98B MAYFIELD AVE EDISON, NJ 08837	BIOLAB INC MEDIA TRADE PROGRAM	231	BIO-LAB, INC.	SALES			$0.00
KUMIAI CHEMICAL INDUSTRY CO LTD	KUMIAI CHEMICAL INDUSTRY CO LTD ATTN MAKOTO TAKAGI GENERAL MANAGER OVERSEAS DEPARTMENT 4 26 IKENOHATA 1 CHOME TAITOH KU TOKYO, 110-8782 JAPAN	DISTRIBUTION AGREEMENT 3 (KUMIAI CHEMICAL INDUSTRY CO., LTD)	455	CHEMTURA CORPORATION	DISTRIBUTION	16-May-06		$0.00
KURARAY CO LTD	KURARAY CO LTD 13 1 CHOME OTAMACHI CHIYODA-KU, TOKYO 100-8115 JAPAN	SALES CONTRACT	746	GREAT LAKES CHEMICAL CORPORATION	SALES	01-Apr-05		$0.00
KUREHA CORPORATION	KUREHA CHEMICAL INDUSTRY CO LTD 1 9 11 NIHONBASHI HORIDOME CHO CHUO KU TOKYO, 103-8552 JAPAN	SALES AND DISTRIBUTION AGREEMENT	25699	CHEMTURA CORPORATION	DISTRIBUTION	22-Dec-06		$13,121.67
KUREHA CORPORATION	KUREHA CORPORATION 3 3 2 NIHONBASHI HAMACHO CHUO KU, TOKYO 103-8552 JAPAN	SALES AND DISTRIBUTION AGREEMENT	2002	CHEMTURA CORPORATION	DISTRIBUTION	01-Apr-07		$0.00
KUREHA CORPORATION	KUREHA CORPORATION ATTN GENERAL MANAGER CHEMICALS & AGROCHEMICALS DICISION 3 3 2 NIHONBASHI HAMACHO CHUO KU, TOKYO 103-8552 JAPAN	SALES AND DISTRIBUTION AGREEMENT	2003	CHEMTURA CORPORATION	DISTRIBUTION	01-Apr-06		$0.00
KUREHA CORPORATION	KUREHA CORPORATION ATTN JUNJI HASEGAWA 3 3 2 NIHONBASHI HAMACHO CHUO KU, TOKYO 103-8552 JAPAN	LICENSE AGREEMENT	11995	CHEMTURA CORPORATION	LICENSE AGREEMENT	09-Nov-05		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
KUREHA CORPORATION	KUREHA CHEMICAL INDUSTRY CO LTD 1 9 11 NIHONBASHI HORIDOME CHO CHUO KU TOKYO 103, 8552 JAPAN	AGREEMENT	11996	CHEMTURA CORPORATION	LICENSE AGREEMENT	01-Apr-05		$0.00
L & L NURSERY SUPPLY INC	L & L NURSERY SUPPLY INC TOM MEDHURST 2552 SHENANDOAH WAY SAN BERNARDINO, CA 92407-1845	DISTRIBUTION AGREEMENT	238	HOMECARE LABS, INC.	DISTRIBUTION	15-Jun-08		$0.00
L UAP INCEDIE ACCIDENT	L UAP INCEDIE ACCIDENT C O L UAP ASSURANCESE 23 AVE MATIGNON PARIS, 75008 FRANCE	INSURANCE POLICY - POLICY NUMBER UNKNOWN	39484	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
L&PS PRODUCT CONTROL	L&PS PRODUCT CONTROL PO BOX 4549 HOUSTON, TX 77210-4549 USA	AMENDMENT 1 - MATERIALS AGREEMENT C62788	929	GREAT LAKES CHEMICAL CORPORATION	SALES	01-Oct-03		$0.00
LAFAYETTE COPIER	LAFAYETTE COPIER 1301 N 4TH ST LAFAYETTE, IN 47904 USA	COPIER LEASE AGREEMENT	1332	GREAT LAKES CHEMICAL CORPORATION	LEASE - EQUIPMENT	10-Apr-02		$0.00
LAKE CHARLES METAL TRADES COUNCIL AN AFFILIATE OF THE A.F.L.-C.I.O	LAKE CHARLES METAL TRADES COUNCIL AN AFFILIATE OF THE A.F.L.- C.I.O LAKE CHARLES METAL TRADES UNION KEN FUGATT BUSINESS MANAGER PO BOX 390 LAKE CHARLES, LA 70602 USA		36998	BIOLAB, INC	LABOR (UNION)			$0.00
LAMSON & SESSIONS	LAMSON & SESSIONS RICHARD ALVAREZ 25701 SCIENCE PARK DR CLEVELAND, OH 44122	AMENDMENT	1067	CHEMTURA CORPORATION	SALES	01-Feb-04		$0.00
LAND VIEW, INC.	LAND VIEW INC ATTN LEGAL 343 N HIGHWAY 24 RUPERT, ID 83350-8425	FIRESTORM PACKAGING AND WAREHOUSING AGREEMENT	25702	CHEMTURA CORPORATION	WAREHOUSING	01-Nov-07		$0.00
LANDMARK INSURANCE COMPANY	LANDMARK INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110-2137 US	INSURANCE POLICY - POLICY NUMBER FE4001157 FE4001157 FE4001370 FE4001370 FE4001547	39491	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LANDMARK INSURANCE COMPANY	LANDMARK INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110-2137 US	INSURANCE POLICY - POLICY NUMBER FE 4001547	39490	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LANDMARK INSURANCE COMPANY	LANDMARK INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110-2137 US	INSURANCE POLICY - POLICY NUMBER FE4001370	39489	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LANDMARK INSURANCE COMPANY	LANDMARK INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110-2137 US	INSURANCE POLICY - POLICY NUMBER FE4001157	39488	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LANDMARK INSURANCE COMPANY	LANDMARK INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110-2137 US	INSURANCE POLICY - POLICY NUMBER FE4001370	39487	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LANDMARK INSURANCE COMPANY	LANDMARK INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110-2137 US	INSURANCE POLICY - POLICY NUMBER FE4001157	39486	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LANDMARK INSURANCE COMPANY	LANDMARK INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110-2137 US	INSURANCE POLICY - POLICY NUMBER RMWC123-70-99	39485	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LANDMARK INSURANCE COMPANY	LANDMARK INSURANCE COMPANY 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL # RMWC123-70-99; 10/30/97-98	13063	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LANDMARK INSURANCE COMPANY	LANDMARK INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110-2137 US	INSURANCE POLICY - POLICY NUMBER FE4001157 FE4001157 FE4001370 FE4001370 FE4001547	41847	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LANDVIEW FERTILIZER INC	LANDVIEW FERTILIZER INC 1180 S BROADWAY ST BLACKFOOT, ID 83221	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	459	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
LASALLE SYSTEMS LEASING, INC	LASALLE SYSTEMS LEASING INC 6111 N RIVER RD ROSEMONT, IL 60018 USA	MASTER LEASE AGREEMENT	1549	CHEMTURA CORPORATION	LEASE - EQUIPMENT			$9,339.86
LAUREL PARK COALITION	LAUREL PARK COALITION STANDARD OIL/CHASE BRASS BP AMOCO 200 EAST RANDOLPH MC2103 CHICAGO, IL 60601 USA	LAUREL PARK SHARE AGREEMENT & LAUREL PARK TRUST AGREEMENT	20254	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00
LAUREL PARK COALITION	LAUREL PARK COALITION UNISYS CORP C/O AUSTIN CAREY JR., PC 29 BIRCH RD WEST HARTFORD, CT 06119 USA	LAUREL PARK SHARE AGREEMENT & LAUREL PARK TRUST AGREEMENT	20255	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00
LAUREL PARK COALITION	LAUREL PARK COALITION NAGATUCK GLASS COMPANY C/O HARRY CASHIN PO BOX 71 NAUGATUCK, CT 06770 USA	LAUREL PARK SHARE AGREEMENT & LAUREL PARK TRUST AGREEMENT	20256	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LAUREL PARK COALITION	LAUREL PARK COALITION CADBURY BEVERAGES, INC. C/O MCCARTER & ENGLISH LLP CITYPLACE 1 185 ASYLUM ST HARTFORD, CT 06103 USA	LAUREL PARK SHARE AGREEMENT & LAUREL PARK TRUST AGREEMENT	20257	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00
LAUREL PARK COALITION	LAUREL PARK COALITION RISDON CORP. C/O MURTHA CULLINA LLP CITYPLACE 1 185 ASYLUM ST HARTFORD, CT 06103 USA	LAUREL PARK SHARE AGREEMENT & LAUREL PARK TRUST AGREEMENT	20258	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00
LAUREL PARK COALITION	LAUREL PARK COALITION THE KERITE COMPANY C/O MURTHA CULLINA LLP CITYPLACE 1 185 ASYLUM ST HARTFORD , CT 06103 USA	LAUREL PARK SHARE AGREEMENT & LAUREL PARK TRUST AGREEMENT	20259	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00
LAUREL PARK COALITION	LAUREL PARK COALITION COLTEC/LEWIS C/O THOMPSON HINE & FLORY LLP 3900 KEY CENTER 127 PUBLIC SQUARE CLEVELAND, OH 44114-1216 USA	LAUREL PARK SHARE AGREEMENT & LAUREL PARK TRUST AGREEMENT	20260	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00
LAUREL PARK COALITION	LAUREL PARK COALITION PULLMAN & COMLEY CHRISTOPHER MCCORMICK 850 MAIN ST PO BOX 7006 BRIDGEPORT, CT 06601-7006 USA	LAUREL PARK SHARE AGREEMENT & LAUREL PARK TRUST AGREEMENT	20261	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00
LAUREL PARK COALITION	LAUREL PARK COALITION BP AMERICA, INC. MARIE OSADJAN 4101 WINFIELD ROAD MC 4-WEST WARRENVILLE, IL 60555 USA	LAUREL PARK SHARE AGREEMENT & LAUREL PARK TRUST AGREEMENT	20262	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00
LAUREL PARK PRP GROUP	LAUREL PARK COALITION C/O CHRIS MCCORMACK, PULLMAN & COMLEY 850 MAIN STREET, BOX 7006 BRIDGEPORT, CT 06601-7006 USA	INITIAL PRP ORGANIZATION AGREEMENT	43653	CHEMTURA CORPORATION	SETTLEMENT AGREEMENT	4/1/1990		$0.00
LAUREL PARK PRP GROUP	LAUREL PARK COALITION C/O CHRIS MCCORMACK, PULLMAN & COMLEY 850 MAIN STREET, BOX 7006 BRIDGEPORT, CT 06601-7006 USA	LAUREL PARK GROUP SHARING AGREEMENT	43654	CHEMTURA CORPORATION	SETTLEMENT AGREEMENT	3/8/1991		$0.00
LAUREL PARK PRP GROUP	LAUREL PARK COALITION C/O CHRIS MCCORMACK, PULLMAN & COMLEY 850 MAIN STREET, BOX 7006 BRIDGEPORT, CT 06601-7006 USA	LAUREL PARK TRUST AGREEMENT	43655	CHEMTURA CORPORATION	SETTLEMENT AGREEMENT	11/4/1991		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LAUREL PARK PRP GROUP	LAUREL PARK COALITION C/O CHRIS MCCORMACK, PULLMAN & COMLEY 850 MAIN STREET, BOX 7006 BRIDGEPORT, CT 06601-7006 USA	LAUREL PARK TRUST AGREEMENT	43656	CHEMTURA CORPORATION	SETTLEMENT AGREEMENT	10/20/1992		$0.00
LAUREL PARK PRP GROUP	LAUREL PARK COALITION C/O CHRIS MCCORMACK, PULLMAN & COMLEY 850 MAIN STREET, BOX 7006 BRIDGEPORT, CT 06601-7006 USA	LAUREL PARK TRUST AGREEMENT, 2ND AMMENDMENT	43659	CHEMTURA CORPORATION	SETTLEMENT AGREEMENT	7/15/1999		$0.00
LAWRENCE R BRECKER	REDACTED	LETTER RE: ENHANCED RETIREMENT OPPORTUNITY PROGRAM FOR LAWRENCE R. BRECKER DATED 09/15/2000	4679	CHEMTURA CORPORATION	PENSION	01-Jul-00		REDACTED
LAZARD FRÈRES & CO, LLC	LAZARD FRÈRES & CO, LLC 190 S. LASALLE 31ST FLOOR CHICAGO, IL 60603 USA	INVESTMENT BANKING ENGAGEMENT	13875	CHEMTURA CORPORATION	SERVICES	15-Feb-09		$0.00
LC GEISMAR SERVICES LLC	LC GEISMAR SERVICES LLC 4266 HIGHWAY 73 GEISMAR, LA 70734	INTELLECTUAL PROPERTY LICENSE AGREEMENT DATED JUNE 29, 2007 BETWEEN CHEMTURA CORPORATION (AS LICENSOR) AND LC GEISMAR SERVICES, LLC (AS LICENSEE) – USE OF INTELLECTUAL PROPERTY DEVELOPED FOR USE IN MONOCHEM BUSINESS AND NOT TRANSFERRED IN THE APA	12670	CHEMTURA CORPORATION	M&A - PATENT LICENSE	29-Jun-07		$0.00
LEAD INDUSTRIES GROUP INC	LEAD INDUSTRIES GROUP INC LEAD INDUSTRIES GROUP INC PO BOX 161 SUMMER HILL, NSW 2130 AUSTRALIA	MURCHISON AGREEMENT / MEMORANDUM OF AGREEMENT BETWEEN PPG INDUSTRIES INC. (“PPG”), MCGEAN CHEMICAL COMPANY INC. (“MCGEAN”), LEAD INDUSTRIES GROUP LTD. (“LIG”), CONSOLIDATED MURCHISON LIMITED (“MURCHISON”), ANTIMONY PRODUCTS (PROPRIETARY) LIMITED (“APL”) A	4405	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
LEE HECHT HARRISON LLC	LEE HECHT HARRISON LLC ONE LANDMARK SQ STAMFORD, CT 06901	SCOPE OF WORK CONFIRMATION	1376	CHEMTURA CORPORATION	CONSULTING	01-Jan-07		$44,014.37
LEO F. LOMAX	REDACTED	WITCO LETTER TO LEO F. LOMAX RE: APPROVAL OF RETIREMENT	4702	GREAT LAKES CHEMICAL CORPORATION	BENEFITS			REDACTED

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LEXINGTON	LEXINGTON 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5503094	39498	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON	LEXINGTON 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5520311	39497	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON	LEXINGTON 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5511497	39496	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON	LEXINGTON 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5511333	39495	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON	LEXINGTON 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5506138	39494	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON	LEXINGTON 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5031094	39493	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON	LEXINGTON 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5540065	39492	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON	LEXINGTON 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5506138	39500	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON	LEXINGTON 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5511333	39501	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON	LEXINGTON 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5506138	39499	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON	LEXINGTON 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5523812	39506	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON	LEXINGTON 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5523812	39505	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON	LEXINGTON 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5520311	39504	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON	LEXINGTON 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 55114997	39503	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON	LEXINGTON 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5511333	39502	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INS CO	LEXINGTON INS CO 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 878-6133	39508	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INS CO	LEXINGTON INS CO 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER ROO3590	39507	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LEXINGTON INS CO	LEXINGTON INS CO 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER ROO3590	41848	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LEXINGTON INS CO	LEXINGTON INS CO 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 878-6133	41849	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LEXINGTON INS.	LEXINGTON INS. 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5523812	39523	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INS.	LEXINGTON INS. 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5506138	39512	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INS.	LEXINGTON INS. 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5522178	39522	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INS.	LEXINGTON INS. 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5523812	39521	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INS.	LEXINGTON INS. 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5522178	39520	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INS.	LEXINGTON INS. 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5520311	39519	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INS.	LEXINGTON INS. 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 55114997	39518	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INS.	LEXINGTON INS. 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5511333	39517	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INS.	LEXINGTON INS. 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5506138	39516	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INS.	LEXINGTON INS. 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5520311	39515	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INS.	LEXINGTON INS. 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5511333	39513	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INS.	LEXINGTON INS. 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5033094	39511	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INS.	LEXINGTON INS. 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5511333	39510	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INS.	LEXINGTON INS. 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 503094	39509	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INS.	LEXINGTON INS. 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5511497	39514	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LEXINGTON INSURANCE CO	LEXINGTON INSURANCE CO 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5575736	39524	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE CO	LEXINGTON INSURANCE CO 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	EXCESS LIAB. POL# 5575736 ; 11/4/1996 - 1997	13064	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE CO	LEXINGTON INSURANCE CO INTERNATIONAL UNDERWRITING ASSOCIATION OF LONDON LONDON UNDERWRITING CENTRE 3 MINSTER COURT, MINCING LANE LONDON, ENGLAND EC3R 7DD UK	XS LIABILITY POL # NS2931099; 11/4/99-00	20399	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	38081	BIO-LAB, INC.	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE CO	LEXINGTON INSURANCE CO 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 834/9600147	39525	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE CO	LEXINGTON INSURANCE CO 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER NS2931099	39526	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	37591	ASCK, INC.	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	37709	ASEPSIS	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	37845	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 552 38 12	39543	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5520308	39532	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER HE7801338 UNKNOWN 5511456 5511456 5520308 5520308 CNXS 8600269 CNXS 8600271	39546	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 8786133	39544	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 552 21 78	39542	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 552 03 11	39541	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 551 14 97	39540	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 554 00 65	39539	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 551 13 33	39538	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER GC 550 61 38	39537	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER GC 550 30 94	39536	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER	39535	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5520308	39534	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 878-6133	39545	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER HE7801338	39527	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER CNXS 86000269	39528	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5511456	39531	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER CNXS 8600271	39529	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 5511456	39533	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER UNKNOWN	39530	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY ATTN LEGAL 100 SUMMER ST BOSTON, MA 02110	POLLUTION LEGAL LIABILITY SELECT	2177	CHEMTURA CORPORATION	INSURANCE POLICY	23-Sep-08		$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	41007	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	41125	CROMPTON COLORS	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	41361	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	41479	GLCC LAUREL	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 8786133	41850	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 878-6133	41851	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER HE7801338 UNKNOWN 5511456 5511456 5520308 5520308 CNXS 8600269 CNXS 8600271	41854	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 878-6133	41853	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLICY NUMBER 8786133	41852	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 200 STATE STREET AIG DOMESTIC CLAIMS, INC., 175 WATER ST., NEW YORK, NY 10038 BOSTON, MA 02109 USA	POLICY NO. 8786133 EFFECTIVE DATE 4/1/96 TO 4/1/98	20604	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY 200 STATE STREET AIG DOMESTIC CLAIMS, INC., 175 WATER ST., NEW YORK, NY 10038 BOSTON, MA 02109 USA	POLICY NO. 878-6133 EFFECTIVE DATE 4/1/96 TO 4/1/98	20605	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	43595	WRL OF INDIANA	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	37355	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	37473	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	37963	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	41243	CROMPTON HOLDING	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LEXINGTON INSURANCE COMPANY - A+	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	39547	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY - A+	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	41855	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY - A+	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	42399	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY - A+	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	42517	GT SEED	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY - A+	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	42635	HOMECARE LABS	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY - A+	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	42753	ISCI INC.	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY - A+	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	42887	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY - A+	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	43005	MONOCHEM INC.	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY - A+	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	43123	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY - A+	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	43241	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LEXINGTON INSURANCE COMPANY - A+	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	43359	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
LEXINGTON INSURANCE COMPANY - A+	LEXINGTON INSURANCE COMPANY - A+ 100 SUMMER STREET BOSTON, MA 02110 US	INSURANCE POLICY - POLLUTION LIAB/ENVIRONMENTAL IMPAIRMENT POLICY NUMBER PLS 1363597	43477	WEBER CITY ROAD	INSURANCE POLICY			$0.00
LEXINGTON UK	LEXINGTON UK C O ALEXANDER HOWDEN LTD 58 FENCHURCH STREET L:ONDON, ENGLAND EC3M 4AB UK	INSURANCE POLICY - POLICY NUMBER XT9305030	39549	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON UK	LEXINGTON UK 58 FENCHURCH STREET L:ONDON, ENGLAND EC3M 4AB UK	INSURANCE POLICY - POLICY NUMBER XT9305030	39548	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LEXINGTON UK	LEXINGTON UK 58 FENCHURCH STREET L:ONDON, ENGLAND EC3M 4AB UK	INSURANCE POLICY - POLICY NUMBER XT9305030	41856	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LEXISNEXIS EXAMEN INC	LEXISNEXIS ATTN LEGAL 9443 SPRINGBORO PIKE DAYTON, OH 45342	LEXIS NEXIS FIXED PRICE AMENDMENT	1743	CHEMTURA CORPORATION	SERVICES	01-Sep-08		$80,175.38
LEXISNEXIS EXAMEN INC	LEXISNEXIS EXAMEN ATTN MARY B CLARK VP & ASSOCIATE GENERAL COUNSEL 3831 NORTH FREEWAY BLVD STE 200 SACRAMENTO , CA 95834	LEXISNEXIS EXAMEN, INC. COUNSELLINK ADVANCED LEGALSPEND MANAGEMENT SOLUTION AND SERVICES AGREEMENT	4466	CHEMTURA CORPORATION	SERVICES	30-Sep-05		$0.00
LEXMARK INTERNATIONAL INC	LEXMARK INTERNATIONAL INC CDA ADMINISTRATOR DEPT 491 008 2 740 W NEW CIRCLE RD LEXINGTON, KY 40550 USA	LEXMARK INTERNATIONAL, INC. CONFIDENTIAL MATERIAL TRANSMITTAL FORM	25709	CHEMTURA CORPORATION	CONFIDENTIALITY	20-Aug-08		$0.00
LEXMARK INTERNATIONAL INC	LEXMARK INTERNATIONAL INC CDA ADMINISTRATOR DEPT 491 008 2 740 W NEW CIRCLE RD LEXINGTON, KY 40550 USA	LEXMARK INTERNATIONAL, INC. CONFIDENTIAL MATERIAL TRANSMITTAL FORM	1205	CHEMTURA CORPORATION	CONFIDENTIALITY	08-Oct-08		$0.00
LEXMARK INTERNATIONAL INC	LEXMARK INTERNATIONAL INC 740 NEW CIRCLE RD NW LEXINGTON, KY 40550 USA	PRODUCTION CONTRACT	1207	CHEMTURA CORPORATION	SALES			$0.00
LEXMARK INTERNATIONAL INC	LEXMARK INTERNATIONAL INC 740 NEW CIRCLE RD NW LEXINGTON, KY 40550 USA	AGREEMENT ON SUPPLIER MANAGED INVENTORY	1209	CHEMTURA CORPORATION	SALES	01-Aug-07		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LEXMARK INTERNATIONAL INC TECHNOLOGY SA	LEXMARK INTERNATIONAL INC TECHNOLOGY SA DIRECTOR SUPPLY BASE MANAGEMENT ICC BLDG BLOC A 20 ROUTE DE PRE BOIS CASE POSTALE 508 , GENEVA 15 CH-1215 SWITZERLAND	AGREEMENT ON GENERAL TERMS AND CONDITIONS FOR PRODUCTION CONTRACT	1206	CHEMTURA CORPORATION	SALES	11-Sep-07		$0.00
LEXMARK INTERNATIONAL INC.	LEXMARK INTERNATIONAL INC. 740 NEW CIRCLE ROAD NW LEXINGTON, KY 40550 USA	AGREEMENT	37222	CHEMTURA CORPORATION	SALES			$0.00
LFR INC	LFR INC 75 GLEN RD STE 305 SANDY HOOK, CT 06482-1175 USA	PHASE II TRANSFER ACT INVESTIGATION CHEMTURA HEADQUARTERS - BENSON ROAD - MIDDLEBURY, CONNECTICUT	2361	CHEMTURA CORPORATION	SERVICES			$0.00
LFR INC	LFR INC 75 GLEN RD STE 305 SANDY HOOK, CT 06482 USA	DIELDRIN INVESTIGATION PROPOSAL	2359	CHEMTURA CORPORATION	SERVICES			$0.00
LFR INC	LFR INC 75 GLEN RD STE 305 SANDY HOOK, CT 06482 USA	SAP OUTLINE AGREEMENT REQUEST FORM SUPPLIES & SERVICES	2364	CHEMTURA CORPORATION	SERVICES	01-Jan-09		$0.00
LFR INC	LFR INC ATTN LEGAL 1900 POWELL ST STE 1200 EMERYVILLE, CA 94608-1814	SAP OUTLINE AGREEMENT REQUEST FORM SUPPLIES & SERVICES	2363	CHEMTURA CORPORATION	SERVICES			$0.00
LFR INC	LFR INC 75 GLEN RD NEWTON, CT 06470 USA	SAP OUTLINE AGREEMENT REQUEST FORM SUPPLIES & SERVICES	2362	CHEMTURA CORPORATION	SERVICES	01-Jan-09		$0.00
LFR INC	LFR INC PO BOX 45912 SAN FRANCISCO, CA 94145 USA	VALUE CONTRACT	2365	CHEMTURA CORPORATION	CONSULTING	01-Aug-08		$0.00
LFR INC	LFR INC 75 GLEN RD NEWTON, CT 06470 USA	VALUE CONTRACT	2366	CHEMTURA CORPORATION	SERVICES	11-Jan-07		$0.00
LFR INC	LFR INC 75 GLEN ROAD NEWTOWN, CT 06470 USA	VALUE CONTRACT	2367	CHEMTURA CORPORATION	SERVICES	01-Oct-07		$0.00
LG GROUP	LG INTERNATIONAL (AMERICA) INC 910 SYLVAN AVE ENGLEWOOD CLIFFS, NJ 07632	SUPPLY AND DISTRIBUTION AGREEMENT	2999	CHEMTURA CORPORATION	DISTRIBUTION	21-Jul-08		$50,982.52
LIBERTY MUTUAL	LIBERTY MUTUAL VOLUNTARY AUTO/INSURANCE PLAN P.O.BOX 8500 DOVER, NH 03821-8500 USA	HR AGREEMENT	21103	CHEMTURA CORPORATION	EMPLOYMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LIBERTY MUTUAL GROUP	LIBERTY MUTUAL GROUP ATTN ROLAND G COTE 175 BERKELEY ST PERSONAL SALES DEPARTMENT BOSTON , MA 02117	STANDARD CONTRACT FOR LIBERTY FOR ALL	2571	CHEMTURA CORPORATION	BENEFITS	03-May-96		$0.00
LIBERTY MUTUAL INSURANCE	LIBERTY MUTUAL INSURANCE CO. 175 BERKELY STREET BOSTON, MA 02116 US	INSURANCE POLICY - POLICY NUMBER WCI 351-054737 028	39551	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LIBERTY MUTUAL INSURANCE CO.	LIBERTY MUTUAL INSURANCE CO. 175 BERKELY STREET BOSTON, MA 02116 US	INSURANCE POLICY - POLICY NUMBER WCI 351-054737 016	39553	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LIBERTY MUTUAL INSURANCE CO.	LIBERTY MUTUAL INSURANCE CO. 175 BERKELY STREET BOSTON, MA 02116 US	INSURANCE POLICY - POLICY NUMBER WCI 351-054737 017	39552	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LIBERTY MUTUAL INSURANCE CO.	LIBERTY MUTUAL INSURANCE CO. 175 BERKELY STREET BOSTON, MA 02116 US	INSURANCE POLICY - POLICY NUMBER WCI 351-054737 029	39550	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LIBERTY MUTUAL INSURANCE CO.	LIBERTY MUTUAL INSURANCE CO. 1718 PEACHTREE RD., NORTH WEST, P.O.BOX 4026 ATLANTA, GA 30302 US	WC POL# WCI 351-054737 028; 3/31/78-3/31/79	20869	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LIBERTY MUTUAL INSURANCE CO.	LIBERTY MUTUAL INSURANCE CO. 1718 PEACHTREE RD., NORTH WEST, P.O.BOX 4026 ATLANTA, GA 30302 US	WC POL# WCI 351-054737 017; 7/1/77-7/1/78	20868	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LIBERTY MUTUAL INSURANCE CO.	LIBERTY MUTUAL INSURANCE CO. 1718 PEACHTREE RD., NORTH WEST, P.O.BOX 4026 ATLANTA, GA 30302 US	WC POL# WCI 351-054737 016; 7/1/76-7/1/77	20867	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LIBERTY MUTUAL INSURANCE CO.	LIBERTY MUTUAL INSURANCE CO. 1718 PEACHTREE RD., NORTH WEST, P.O.BOX 4026 ATLANTA, GA 30302 US	WC POL# WCI 351-054737 029; 3/31/79-3/31/80	20870	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LINCOLN-OAKES NURSERY	LINCOLN-OAKES NURSERY ATTN LEGAL 3310 UNIVERSITY DR BISMARK, ND 58504	NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	462	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
LINDE INC	LINDE GAS LLC ATTN LEGAL 11603 STRANG RD LA PORTE, TX 77571-9749	NITROGEN ON-SITE PRODUCT AND EQUIPMENT RIDER	2751	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	14-Feb-05		$0.00
LION COPOLYMER GEISMAR LLC	LION COPOLYMER LLC ATTN LEGAL 5955 SCENIC HWY BATON ROUGE, LA 70805-2044	SCHEDULES TO AMENDED AND RESTATED ASSET PURCHASE AND SALE AGREEMENT BY CHEMTURA CORPORATION AND LION COPOLYMER LLC DATED 05/16/2007 AND EFFECTIVE 02/03/2007	2345	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	03-Feb-07		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LION COPOLYMER GEISMAR LLC	LION COPOLYMER LLC ATTN PETER DELEEUW C O LION CHEMICAL CAPITAL LLC 9720 CYPRESSWOOD DR STE 212 HOUSTON, TX 77070	AMENDED AND RESTATED ASSET AND PURCHASE AND SALE AGREEMENT BY AND AMONG CHEMTURA CORPORATION AND LION COPOLYMER LLC DATED 02/3/2007	12671	CHEMTURA CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)	03-Feb-07		$0.00
LION COPOLYMER GEISMAR LLC	LION COPOLYMER LLC ATTN PETER DELEEUW C O LION CHEMICAL CAPITAL LLC 9720 CYPRESSWOOD DR STE 212 HOUSTON, TX 77070	CELOGEN® SUPPLY AGREEMENT DATED JUNE 29, 2007 BETWEEN CHEMTURA CORPORATION AND LION COPOLYMER GEISMAR, LLC	12672	CHEMTURA CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)	29-Jun-07		$0.00
LION COPOLYMER GEISMAR LLC	LION COPOLYMER LLC ATTN PETER DELEEUW C O LION CHEMICAL CAPITAL LLC 9720 CYPRESSWOOD DR STE 212 HOUSTON, TX 77070	INTELLECTUAL PROPERTY LICENSE AGREEMENT DATED JUNE 29, 2007 BETWEEN CHEMTURA CORPORATION (AS LICENSOR) AND LION COPOLYMER GEISMAR, LLC (AS LICENSEE) – USE OF INTELLECTUAL PROPERTY DEVELOPED FOR USE IN EPDM/CHEMICAL FOAMING AGENTS BUSINESSES AND NOT TRANSF	12673	CHEMTURA CORPORATION	M&A - PATENT LICENSE	29-Jun-07		$0.00
LION COPOLYMER GEISMAR LLC	LION COPOLYMER LLC ATTN PETER DELEEUW C O LION CHEMICAL CAPITAL LLC 9720 CYPRESSWOOD DR STE 212 HOUSTON, TX 77070	MASTER SUPPLY AGREEMENT DATED JUNE 29, 2007 BETWEEN CHEMTURA CORPORATION AND LION COPOLYMER GEISMAR, LLC	12674	CHEMTURA CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)	29-Jun-07		$0.00
LION COPOLYMER GEISMAR LLC	LION COPOLYMER LLC ATTN PETER DELEEUW C O LION CHEMICAL CAPITAL LLC 9720 CYPRESSWOOD DR STE 212 HOUSTON, TX 77070	PATENT LICENSE AGEEMENT DATED JUNE 29, 2007 BETWEEN LION COPOLYMER, LLC (AS LICENSOR) AND CHEMTURA CORPORATION (AS LICENSEE)	12675	CHEMTURA CORPORATION	M&A - PATENT LICENSE	29-Jun-07		$0.00
LION COPOLYMER GEISMAR LLC	LION COPOLYMER LLC ATTN PETER DELEEUW C O LION CHEMICAL CAPITAL LLC 9720 CYPRESSWOOD DR STE 212 HOUSTON, TX 77070	PROMISSORY NOTE DATED JUNE 29, 2007 BY LION COPOLYMER GEISMAR, LLC IN FAVOR OF CHEMTURA CORPORATION IN THE PRINCIPAL AMOUNT OF $16,482,518. FINAL PAYMENT DUE SEPTEMBER 26, 2007.	12676	CHEMTURA CORPORATION	M&A - PATENT LICENSE	29-Jun-07		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LION COPOLYMER GEISMAR LLC	LION COPOLYMER LLC ATTN PETER DELEEUW C O LION CHEMICAL CAPITAL LLC 9720 CYPRESSWOOD DR STE 212 HOUSTON, TX 77070	RAW MATERIALS SUPPLY AGREEMENT BETWEEN CHEMTURA CORPORATION AND LION COPOLYMER GEISMAR, LLC	12677	CHEMTURA CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)	29-Jun-07		$0.00
LION COPOLYMER GEISMAR LLC	LION COPOLYMER LLC ATTN PETER DELEEUW C O LION CHEMICAL CAPITAL LLC 9720 CYPRESSWOOD DR STE 212 HOUSTON, TX 77070	TRADEMARK LICENSE AGREEMENT DATED JUNE 29, 2007 BETWEEN LION COPOLYMER GEISMAR (AS LICENSOR), LLC AND CHEMTURA CORPORATION (AS LICENSEE) [CELOGEN TRADEMARK]	12678	CHEMTURA CORPORATION	M&A - PATENT LICENSE	29-Jun-07		$0.00
LION COPOLYMER GEISMAR LLC	LION COPOLYMER LLC ATTN PETER DELEEUW C O LION CHEMICAL CAPITAL LLC 9720 CYPRESSWOOD DR STE 212 HOUSTON, TX 77070	TRANSITION SERVICES AGREEMENT DATED JUNE 29, 2007 BY AND AMONG LION COPOLYMER GEISMAR, LLC, LC SERVICES GEISMAR, LLC, CHEMTURA CORPORATION AND LION COPOLYMER, LLC FOR PURPOSES OF LION INDEMNIFICATION OBLIGATIONS.	12679	CHEMTURA CORPORATION	M&A - PATENT LICENSE	29-Jun-07		$0.00
LION COPOLYMER GEISMAR LLC	14767 COLLECTIONS CENTER DRIVE CHICAGO, IL 60693	SCHEDULES 1.1(K) TO 2.2	36880	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00
LION COPOLYMER GEISMAR LLC	14767 COLLECTIONS CENTER DRIVE CHICAGO, IL 60693	SCHEDULES 2.2 TO 4.7(A)	36881	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00
LION COPOLYMER GEISMAR LLC	14767 COLLECTIONS CENTER DRIVE CHICAGO, IL 60693	SCHEDULES 4.7(B) TO 4.13(B)(I)	36882	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00

LION COPOLYMER GEISMAR LLC	14767 COLLECTIONS CENTER DRIVE CHICAGO, IL 60693	SCHEDULES 4.12(B)(II) TO 12.9(A)	36883	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00
LION OIL CO	LION OIL COMPANY STEVE COUSINS 1000 MCHENRY PO BOX 7005 EL DORADO, AR 71731-7005 USA	PROCESSING AGREEMENT	729	GREAT LAKES CHEMICAL CORPORATION	SERVICES	02-May-02		$119,053.10
LION OIL CO	LION OIL COMPANY STEVE COUSINS VICE PRESIDENT REFINING 1000 MCHENRY PO BOX 7005 EL DORADO, AR 71731-7005 USA	PROCESSING AGREEMENT	2011	GREAT LAKES CHEMICAL CORPORATION	SERVICES	01-May-02		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LITTLERN CORPORATION	LITTLERN CORPORATION 77 SECOND ST SW BARBERTON, OH 44203	ONLY REPRESENTATIVE SERVICES AGREEMENT	4726	CHEMTURA CORPORATION	REACH	17-Oct-08		$0.00
LLK NAFTAN	LLK NAFTAN VITEBSK REGION PROMZONE, NOVOPOLOTSK 1 BELARUS	PROTOCOL OF MEETING CONCERNING THE TECHNICAL QUESTIONS IN ADDITIVE MANUFACTURING COOPERATION AND ADDITIVES PURCHASE	13016	CHEMTURA CORPORATION	SALES			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 22000000	39571	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 21000000	39569	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 1000000	39567	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER	39566	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 116737	39565	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 116737	39564	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 21000000	39570	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COMPANIES	LLOYD’S & BRITISH COMPANIES INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER	41859	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LLOYD’S & BRITISH COMPANIES	LLOYD’S & BRITISH COMPANIES INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 167379 116735 116736 116737 116735 116736 116737 59400/85 834-59401-85 TBA TBA DOL 101705 A&A C/N C72-105 A&AC72-105 E 89154 A&A C72-105A E 89177 L 90215 E 90184 E 90185 L 90215 E 91156 E 91156 E 91156	41858	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COMPANIES	LLOYD’S & BRITISH COMPANIES INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 543-116735 116736	41857	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 27000000	39581	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 2000000	39580	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 77000000	39579	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 27000000	39578	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 2000000	39577	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 102000000	39576	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 77000000	39575	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 27000000	39574	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 102000000	39583	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 2000000	39572	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER	39584	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 116736	39562	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 116736	39561	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 116736	39560	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 116735	39559	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 116375	39558	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 543-116735	39557	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYD’S & BRITISH COMPANIES INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER	39556	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYD’S & BRITISH COMPANIES INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 167379 116735 116736 116737 116735 116736 116737 59400/85 834-59401-85 TBA TBA DOL 101705 A&A C/N C72-105 A&AC72-105 E 89154 A&A C72-105A E 89177 L 90215 E 90184 E 90185 L 90215 E 91156 E 91156 E 91156	39555	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES	LLOYD’S & BRITISH COMPANIES INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 543-116735 116736	39554	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LLOYDS & BRITISH COMPANIES	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 2000000	39573	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 6000000	39568	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD	LLOYDS & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 116379	39563	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-25724	39619	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UGL-0917	39608	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-25724	39620	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-25724	39618	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY215884	39617	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY-043783	39616	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY-043783	39615	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY-043783	39614	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY-010582	39613	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY-020581	39612	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY-153380	39611	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY-121779	39610	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UGL-0917	39607	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UKL-1224	39609	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY-121879	39595	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UGL-0917	39606	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UGL-0862	39605	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY215984	39604	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY-043783	39603	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY-044083	39602	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY-043783	39601	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY-010682	39600	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY-153180	39599	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY-153480	39598	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COMPANIES C O ALEXANDER HOWDEN LTD INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 77000000	39582	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY-153180	39596	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY-121479	39594	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UKL-1225	39593	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UHL-1029/UKL-1223	39592	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UHL-1028	39591	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UHL-1029/UHL-1138	39590	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UHL-1028	39589	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UHL-1028	39588	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UHL-1029/UHL-1138	39587	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY-121579	39586	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-25724	39585	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S & BRITISH COS	LLOYD’S & BRITISH COS INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY-153280	39597	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CN 5025/3-840403	39657	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 579/0Z 54509	39654	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 572/PL82-0402	39656	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5025/1-88	39629	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5025/2-87 (DOL 101211)	39628	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5025/1-87	39627	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5025/1-86 (DOL04323)	39626	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CN 5025/1-86 (DOL-07665)	39625	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER MCN 0039A	39624	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER ROO3789 (DOL124708	39623	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5025/3-88 DOL107802)	39622	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER MCN 0053	39631	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER MCN 0196	39632	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5025/4-87 & 5025/4A-87	39621	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER PL83-0401	39643	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER MCN 0197	39653	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 572/PL83-0403	39652	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 572/PL82-04-04	39651	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 572/PL82-0403	39650	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER ON 1Z 54610	39649	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER ON OZ 54610	39648	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 572/PL83-0404	39647	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CN 5025/2-840402	39646	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER ROO3589	39630	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER PL83-0402	39644	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER ROO3689 (DOL 124707)	39642	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5025/2-88 (DOL107803)	39641	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5025/3-87 (DOL101210)	39640	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5025/4A-86	39639	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5025/3-86 (DOL04322)	39638	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CN 5025/2-850402	39637	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CN 5025/1-85401	39636	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 572/PL82-0401	39635	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER ON 1Z 54508	39634	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 579/0Z 54508	39633	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CN 5025/1-840401	39645	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 579/1Z 54509	39655	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER MCN 0053	41870	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5025/2-88 (DOL107803)	41880	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5025/3-87 (DOL101210)	41879	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5025/4A-86	41878	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5025/3-86 (DOL04322)	41877	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CN 5025/2-850402	41876	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CN 5025/1-85401	41875	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 572/PL82-0401	41874	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER ON 1Z 54508	41873	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER PL83-0401	41882	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER MCN 0196	41871	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER PL83-0402	41883	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER ROO3589	41869	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5025/1-88	41868	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5025/2-87 (DOL 101211)	41867	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5025/1-87	41866	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5025/1-86 (DOL04323)	41865	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CN 5025/1-86 (DOL-07665)	41864	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER MCN 0039A	41863	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER ROO3789 (DOL124708	41862	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5025/3-88 DOL107802)	41861	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 579/0Z 54508	41872	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 579/1Z 54509	41894	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	ZURICH UK C O ALEXANDER HOWDEN LTD LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER XT9305030	42326	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	ZURICH UK LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER WE0301343	42325	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER ROO3689 (DOL 124707)	41881	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 572/PL82-0402	41895	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 579/0Z 54509	41893	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER MCN 0197	41892	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 572/PL83-0403	41891	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 572/PL82-04-04	41890	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 572/PL82-0403	41889	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER ON 1Z 54610	41888	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER ON OZ 54610	41887	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 572/PL83-0404	41886	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CN 5025/2-840402	41885	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CN 5025/1-840401	41884	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CN 5025/3-840403	41896	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS + PANEL	LLOYDS + PANEL INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5025/4-87 & 5025/4A-87	41860	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-16898 K-16899 K-16900	39708	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-16898 K-16899 K-16900	39707	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-52715 CK-3269 K-52716	39706	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-52715 CK-3269 K-52716	39705	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-36449 CK-1076 K-36625	39702	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER L-50911	39667	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-52715 CK-3269 K-52716	39704	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER L-50910	39677	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER L-50910	39676	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 7525/C61	39675	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER L-50912	39674	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER L-50911	39673	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 7525/C61	39672	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER L-50912	39671	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER L-50911	39670	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 9059541	39679	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER L-50912	39668	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 9059541	39680	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-71171	39666	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-71171	39665	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-71171	39664	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-71170	39663	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-71170	39662	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-71170	39661	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-71169	39660	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-71169	39659	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-71169	39658	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 7525/C61	39669	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-22630	39691	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER CU-7380	39701	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER CU-7380	39700	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER CU-7380	39699	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER CU-7380	39698	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER CU-7380	39697	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER CU-7380	39696	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-25724	39695	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-22630	39694	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER L-50910	39678	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-22630	39692	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-36449 CK-1076 K-36625	39703	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-22630	39690	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-17525	39689	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-22630	39688	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-17525	39687	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-17525	39686	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-17525	39685	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 9059541	39684	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 9059541	39683	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 9059541	39682	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 9059541	39681	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-22630	39693	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYD’S BRITISH COS.	LLOYD’S BRITISH COS. INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K-11555 K-11556 K-11557	39709	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS OF LONDON	LLOYDS OF LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER FH55513C96	39712	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LLOYDS OF LONDON	LLOYDS OF LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER FH55513C96	39711	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS OF LONDON	LLOYDS OF LONDON INT’L UNDERWRITING ASSN OF LONDON -LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER FH55513B96	39710	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LLOYDS OF LONDON	LLOYDS OF LONDON RICHARD C. MILLAZZO, MENDES & MOUNT, LLP., 750 SEVENTH AVENUE, NEW YORK, NY 10019 GRAHAM HARDY, RESOLUTE MANAGEMENT SERVICES LTD. EXCHEQUER COURT, 33 ST. MARY AXE, LONDON EC3A 8LL, U.K. LONDON, U.K	POLICY NO.FH55513D96 EFFECTIVE DATE 4/1/1996 TO 4/1/1997	20607	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
LLOYDS OF LONDON	LLOYDS OF LONDON RICHARD C. MILLAZZO, MENDES & MOUNT, LLP., 750 SEVENTH AVENUE, NEW YORK, NY 10019 GRAHAM HARDY, RESOLUTE MANAGEMENT SERVICES LTD. EXCHEQUER COURT, 33 ST. MARY AXE, LONDON EC3A 8LL, U.K. LONDON, U.K	POLICY NO.FH55513C96 EFFECTIVE DATE 4/1/1996 TO 4/1/1997	20606	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
LLOYDS OF LONDON	LLOYDS OF LONDON RICHARD C. MILLAZZO, MENDES & MOUNT, LLP., 750 SEVENTH AVENUE, NEW YORK, NY 10019 GRAHAM HARDY, RESOLUTE MANAGEMENT SERVICES LTD. EXCHEQUER COURT 33 ST. MARY AXE LONDON, EC3A 8LL UK	POLICY NO.FH55513B96 EFFECTIVE DATE 4/1/1996 TO 4/1/1997	20608	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
LLOYDS OF LONDON	LLOYDS OF LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER FH55513C96	41902	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS OF LONDON	LLOYDS OF LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER FH55513C96	41901	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS OF LONDON	LLOYDS OF LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER FH55513B96	41900	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS OF LONDON	LLOYDS OF LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER FH55513C96	41899	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LLOYDS OF LONDON	LLOYDS OF LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER FH55513C96	41898	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LLOYDS OF LONDON	LLOYDS OF LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER FH55513B96	41897	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LOCAL UNION NO 1-08 OF UNITED STEEL, PAPER AND FORESTRY, RUBBER, MANUFACTURING, ENERGY, ALLIED INDUSTRIAL AND SERVICE WORKERS INTERNATIONAL UNION	LOCAL UNION NO 1-08 OF UNITED STEEL, PAPER AND FORESTRY, RUBBER, MANUFACTURING, ENERGY, ALLIED INDUSTRIAL AND SERVICE WORKERS INTERNATIONAL UNION AFL CIO CLC FIVE GATEWAY CTR STE 807 PITTSBURGH, PA 15222 USA	AGREEMENT	36999	CHEMTURA	LABOR (UNION)			$0.00
LOCAL UNION NO 397 OF UNITED STEEL, PAPER AND FORESTRY, RUBBER, MANUFACTURING, ENERGY, ALLIED INDUSTRIAL AND SERVICE WORKERS INTERNATIONAL UNION	LOCAL UNION NO 397 OF UNITED STEEL, PAPER AND FORESTRY, RUBBER, MANUFACTURING, ENERGY, ALLIED INDUSTRIAL AND SERVICE WORKERS INTERNATIONAL UNION THADDEUS BORKOWSKI RECORDING SECRETARY 448 BRACE AVE PERTH AMBOY, NJ 08869 USA	AGREEMENT	36997	CHEMTURA	LABOR (UNION)			$0.00
LOCAL UNION NO 7-807 OF UNITED STEEL, PAPER AND FORESTRY, RUBBER, MANUFACTURING, ENERGY, ALLIED INDUSTRIAL AND SERVICE WORKERS INTERNATIONAL UNION	LOCAL UNION NO 7-807 OF UNITED STEEL, PAPER AND FORESTRY, RUBBER, MANUFACTURING, ENERGY, ALLIED INDUSTRIAL AND SERVICE WORKERS INTERNATIONAL UNION 807 OF UNITED STEEL PAPER AND FORESTRY RUBBER MANUFACTURING ENERGY ALLIED INDUSTRIAL AND SERVICE WORKERS INTERNATIONAL UNION 300 MCLEAN ST ,	AGREEMENT	36996	CHEMTURA	LABOR (UNION)			$0.00
LOCKHEED MARTIN CORPORATION	LOCKHEED MARTIN CORP. ASST. GENERAL COUNSEL 6801 ROCKLEDGE DRIVE BETHESDA, MD 20817 USA	DIAMOND SHAMROCK/DARTRON SITE AUGUST 2005 PRIVATE PARTY SETTLEMENT AGREEMENT	21304	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LOCKHEED MARTIN CORPORATION	LOCKHEED MARTIN CORPORATION MARY P MORNINGSTAR ASSISTANT GENERAL COUNSEL ENVIRONMENTAL LAW 6801 ROCKLEDGE DR BETHESDA, MD 20817	SETTLEMENT AGREEMENT	25750	CHEMTURA CORPORATION	SETTLEMENT			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K.71170	39729	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K.22630	39733	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 90595410000	39732	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER CU.7380	39730	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K.71169	39728	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K.52716	39727	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER CK.3269	39726	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K.52715	39725	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K.36625	39724	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K.17525	39731	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K.25724	39734	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UHL.1028	39737	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UGL.0862	39735	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY153180	39747	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY043783	39757	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY010682	39756	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY010582	39755	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY020781	39754	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY020681	39753	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY020581	39752	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 80DD1100C	39751	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY153480	39750	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY043983	39759	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY153280	39748	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY044083	39760	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY121779	39746	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 79DD1895C	39745	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 79DD1892C	39744	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 79DD1891C	39743	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UKL.1225	39742	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UKL.1224	39741	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UKL.1223	39740	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UHL.1138	39739	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UHL.1029	39738	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON - - INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY153380	39749	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LONDON — INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY043883	39758	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON — INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER UGL.0917	39736	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON — INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K.11556	39717	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON — INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY043883	39715	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON — INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER KY043783	39714	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON — INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY291285	39713	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON — INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K.11557	39718	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON — INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K.11555	39716	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON — INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER CK.1076	39723	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON — INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K.36449	39722	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON — INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K.16900	39721	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON — INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K.16899	39720	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LONDON — INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER K.16898	39719	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON MARKET	LONDON MARKET INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER MCN 0039A; MCN 0053; MCN 0196;MCN 0197;579/0Z 54508; 579/0Z 54509;ON 0Z 54610; ON 1Z 54508; 579/1Z 54509; ON 1Z 54610;572/PL82-0401; 572/PL82-0402;572/PL82-0403; 572/PL82-0404;572/PL83-0401; 572/PL83-0402;572/PL83-0403; 5	41905	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LONDON MARKET	LONDON MARKET INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER MCN 0039A; MCN 0053; MCN 0196; MCN 0197; 579/0Z 54508; 579/0Z 54509; ON 0Z 54610; ON 1Z 54508; 579/1Z 54509; ON 1Z 54610; 572/PL82-0401; 572/PL82-0402; 572/PL82-0403; 572/PL82-0404; 572/PL83-0401; 572/PL83-0402; 572/PL83	41903	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LONDON MARKET	LONDON MARKET INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER MCN 0039A; MCN 0053; MCN 0196; MCN 0197; 579/0Z 54508; 579/0Z 54509; ON 0Z 54610; ON 1Z 54508; 579/1Z 54509; ON 1Z 54610; 572/PL82-0401; 572/PL82-0402; 572/PL82-0403; 572/PL82-0404; 572/PL83-0401; 572/PL83-0402; 572/PL83	41904	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LONDON MARKET — INT’L UNDERWRITING ASSN OF LONDON	LONDON MARKET INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER MCN 0039A; MCN 0053; MCN 0196;MCN 0197;579/0Z 54508; 579/0Z 54509;ON 0Z 54610; ON 1Z 54508; 579/1Z 54509; ON 1Z 54610;572/PL82-0401; 572/PL82-0402;572/PL82-0403; 572/PL82-0404;572/PL83-0401; 572/PL83-0402;572/PL83-0403; 5	39770	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON MARKET — INT’L UNDERWRITING ASSN OF LONDON	LONDON MARKET INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER MCN 0039A; MCN 0053; MCN 0196; MCN 0197; 579/0Z 54508; 579/0Z 54509; ON 0Z 54610; ON 1Z 54508; 579/1Z 54509; ON 1Z 54610; 572/PL82-0401; 572/PL82-0402; 572/PL82-0403; 572/PL82-0404; 572/PL83-0401; 572/PL83-0402; 572/PL83	39769	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON MARKET — INT’L UNDERWRITING ASSN OF LONDON	LONDON MARKET INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER MCN 0039A; MCN 0053; MCN 0196; MCN 0197; 579/0Z 54508; 579/0Z 54509; ON 0Z 54610; ON 1Z 54508; 579/1Z 54509; ON 1Z 54610; 572/PL82-0401; 572/PL82-0402; 572/PL82-0403; 572/PL82-0404; 572/PL83-0401; 572/PL83-0402; 572/PL83	39768	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON MARKET —INT’L UNDERWRITING ASSN OF LONDON	LONDON MARKET INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER LONDON MARKET POLICY NUMBERS: 116735; 116736; 116737; 543/53168/78; 59400/85; 59401/85; 56226/81; XS 8500070	39767	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON MARKET —INT’L UNDERWRITING ASSN OF LONDON	LONDON MARKET INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER LONDON MARKET POLICY NUMBERS: 116735; 116736; 116737; 543/53168/78; 59400/85; 59401/85; 56226/81; XS 8500070	39766	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LONDON MARKET — INT’L UNDERWRITING ASSN OF LONDON	LONDON MARKET INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER LONDON MARKET POLICY NUMBERS: 59400/85; 59401/85; 56226/81; XS 8500070	39765	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON MARKET —INT’L UNDERWRITING ASSN OF LONDON	LONDON MARKET INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER LONDON MARKET POLICY NUMBERS: 59400/85; 59401/85; 56226/81; XS 8500070	39764	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON MARKET — INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY291285	39763	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON MARKET — INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY215984	39762	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LONDON MARKET — INT’L UNDERWRITING ASSN OF LONDON	LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER PY215884	39761	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LORD BISSELL & BROOK LLP	LORD BISSELL & BROOK LLP 111 S WACKER DR NO 4400 CHICAGO, IL 60606	INSURANCE POLICY - POLICY NUMBER	39771	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LOVELAND PRODUCTS INC	LOVELAND PRODUCTS INC 7251 W 4TH ST GREELEY , CO 80634	CONFIDENTIAL DISCLOSURE AND SAMPLING AGREEMENT	464	CHEMTURA CORPORATION	JOINT DEVELOPMENT	01-Jun-08		$0.00
LOWE ASSOCIATES INC	LOWE ASSOCIATES INC 27 MILL PLAIN RD DANBURY, CT 06811-7101	AGREEMENT DATED OCTOBER 4, 1976 BETWEEN ANDERSON OIL AND CHEMICAL COMPANY, INC. AND LOWE ASSOCIATES, INC.	12845	CHEMTURA CORPORATION	M&A - DISTRIBUTION	04-Oct-76		$0.00
LOWES	LOWES PRODUCT ACCOUNTING PO BOX 1000 MOORESVILLE, NC 28115 USA	LOWE’S VENDOR INFORMATION SHEET	242	HOMECARE LABS, INC.	SALES			$0.00
L’UAP INCEDIE ACCIDENT	L’UAP INCEDIE ACCIDENT 23 AVE MATIGNON PARIS, 75008 FRANCE	INSURANCE POLICY - POLICY NUMBER UNKNOWN	39772	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
L’UAP INCEDIE ACCIDENT	L’UAP INCEDIE ACCIDENT 23 AVE MATIGNON PARIS, 75008 FRANCE	INSURANCE POLICY - POLICY NUMBER UNKNOWN	41906	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LUBE ADDITIVES ACQUISITIONS - PROCUREMENT DEPT EXXONMOBIL GLOBAL SERVICES COMPANY	LUBE ADDITIVES ACQUISITIONS - PROCUREMENT DEPT EXXONMOBIL GLOBAL SERVICES COMPANY PROCUREMENT DEPT EXXONMOBIL GLOBAL SERVICES COMPANY ALEXANDER BOLKHOVSKY 13501 KATY FREEWAY HOUSTON, TX 77079-1398	EMAIL RE: SUBAGREEMENT NO: A167246	927	CHEMTURA CORPORATION	SALES	15-Feb-08		$0.00
LUBRICATION SCIENCE INC	LUBRICATION SCIENCE INC ED KOLLIN 1812 FRONT STREET SCOTCH PLAINS, NJ 07076 USA	AGREEMENT	37208	CHEMTURA CORP	AGENCY			$829.39
LUCIAN FLETCHER	REDACTED	SEPARATION AGREEMENT AND RELEASE	5306	CHEMTURA CORPORATION	SEVERANCE	18-Dec-08		REDACTED
LUKE LENAHAN	REDACTED	SEPARATION AGREEMENT AND RELEASE BETWEEN CHEMTURA CORPORATION AND LUKE LENAHAN DATED 03/13/2009	5318	CHEMTURA CORPORATION	SEVERANCE	13-Mar-09		REDACTED
LUMBERMANS MUTUAL CASUALTY	LUMBERMANS MUTUAL CASUALTY ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER 5BA 129883 00	39774	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LUMBERMANS MUTUAL CASUALTY	LUMBERMANS MUTUAL CASUALTY ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER 5BA 129883 00	41908	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LUMBERMANS MUTUAL CASUALTY	LUMBERMANS MUTUAL CASUALTY ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER 5BA 129882 00	41907	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LUMBERMANS MUTUAL CASUALTY CO	LUMBERMANS MUTUAL CASUALTY CO ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER FSD 008412 00	39775	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LUMBERMANS MUTUAL CASUALTY CO	LUMBERMANS MUTUAL CASUALTY CO ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER FSD 008413 00	41910	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LUMBERMANS MUTUAL CASUALTY CO	LUMBERMANS MUTUAL CASUALTY CO ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER FSD 008412 00	41909	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LUMBERMANS MUTUAL CASUALTY CO.	LUMBERMANS MUTUAL CASUALTY CO., ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - POLICY NUMBER 9SR129208-00	39780	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LUMBERMANS MUTUAL CASUALTY CO.	LUMBERMANS MUTUAL CASUALTY CO., ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - POLICY NUMBER 9SR 118021-00	39779	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LUMBERMANS MUTUAL CASUALTY CO.	LUMBERMANS MUTUAL CASUALTY CO., ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - POLICY NUMBER 9SR 118021-01	39778	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LUMBERMANS MUTUAL CASUALTY CO.	LUMBERMANS MUTUAL CASUALTY CO., ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - POLICY NUMBER 9SR117856-00	39777	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LUMBERMANS MUTUAL CASUALTY CO.	LUMBERMANS MUTUAL CASUALTY CO ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER FSD 008413 00	39776	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LUMBERMANS MUTUAL CASUALTY CO.	LUMBERMANS MUTUAL CASUALTY CO. LONG GROVE , IL 60049 US	XS LIABILITY POL # 9SR117856-00 6/1/97-98	20400	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LUMBERMANS MUTUAL CASUALTY CO.	LUMBERMANS MUTUAL CASUALTY CO. LONG GROVE , IL 60049 US	XS LIABILITY POL # 9SR118021-01 11/4/00-11/4/01	20401	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LUMBERMANS MUTUAL CASUALTY CO.	LUMBERMANS MUTUAL CASUALTY CO. LONG GROVE , IL 60050 US	XS LIABILITY POL # 9SR118021-01 11/4/01-11/4/02	20402	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LUMBERMANS MUTUAL CASUALTY CO.	LUMBERMANS MUTUAL CASUALTY CO. LONG GROVE , IL 60050 US	XS LIABILITY POL # 9SR129208-00 6/1/99-02	20403	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LUMBERMANS MUTUUAL CASUALTY CO.	LUMBERMANS MUTUUAL CASUALTY CO. ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - POLICY NUMBER 9SR118021-01	39783	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LUMBERMANS MUTUUAL CASUALTY CO.	LUMBERMANS MUTUUAL CASUALTY CO. ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - POLICY NUMBER 9SR129208-00	39782	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LUMBERMANS MUTUUAL CASUALTY CO.	LUMBERMANS MUTUUAL CASUALTY CO. ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - POLICY NUMBER 9SR117856-00	39781	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LUMBERMANS UNDERWRITING ALLIANCE	LUMBERMANS UNDERWRITING ALLIANCE ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER 5AAA045552 00	39784	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LUMBERMANS UNDERWRITING ALLIANCE	LUMBERMANS UNDERWRITING ALLIANCE ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER 5AAA045552 00	41911	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
LUMBERMENS MUTUAL CASUALTY COMPANY	LUMBERMENS MUTUAL CASUALTY COMPANY ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - POLICY NUMBER 5BA 129882-00	39785	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LUMBERMENS MUTUAL CASUALTY COMPANY	LUMBERMANS MUTUAL CASUALTY ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER 5BA 129882 00	39773	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LUMBERMENS MUTUAL CASUALTY COMPANY	LUMBERMENS MUTUAL CASUALTY COMPANY ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - POLICY NUMBER 5BA 129883-00	39786	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
LUMBERMENS MUTUAL CASUALTY COMPANY	LUMBERMENS MUTUAL CASUALTY COMPANY ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - POLICY NUMBER 5BA 129883-00	41913	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LUMBERMENS MUTUAL CASUALTY COMPANY	LUMBERMENS MUTUAL CASUALTY COMPANY ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - POLICY NUMBER 5BA 129882-00	41914	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LUMBERMENS MUTUAL CASUALTY COMPANY	LUMBERMENS MUTUAL CASUALTY COMPANY ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - POLICY NUMBER 5BA 129882-00	41912	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LUMBERMENS MUTUAL CASUALTY COMPANY	LUMBERMENS MUTUAL CASUALTY COMPANY ONE KEMPER DRIVE LONG GROVE, IL 60049 US	INSURANCE POLICY - POLICY NUMBER 5BA 129883-00	41915	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
LUMBERMENS MUTUAL CASUALTY COMPANY	LUMBERMENS MUTUAL CASUALTY COMPANY 1 KEMPER DR. LONG GROVE , IL 60049-0001 USA	POLICY NO.5BA 129882-00 EFFECTIVE DATE 5/1/2001 TO 5/1/2002	20545	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
LUMBERMENS MUTUAL CASUALTY COMPANY	LUMBERMENS MUTUAL CASUALTY COMPANY 1 KEMPER DR. LONG GROVE , IL 60049-0001	POLICY NO.5BA 129883-00 EFFECTIVE DATE 5/1/2001 TO 5/1/2002	20546	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
LYNN PHAIR	REDACTED	NON-QUALIFIED PLAN		CHEMTURA CORPORATION	PENSION			REDACTED
M.O. DION & SONS	M.O. DION & SONS 1543 W 16TH ST LONG BEACH, CA 90813 USA	DISTRIBUTOR CONTRACT	12151	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-95		$0.00
M/S HOSSAIN ENTERPRISE C C LTD	M/S HOSSAIN ENTERPRISE C C LTD MR AFZAL HOSSAIN EASTERN TRADE CENTRE 13TH FL 56 PURANA PALTAN LINE VIP RD DHAKA 1000, BANGLADESH	SALES AGENT AGREEMENT	4471	CHEMTURA CORPORATION	SALES	01-Jan-07		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
M/S- HOSSEIN ENTERPRISE C C LTD	M/S- HOSSEIN ENTERPRISE C C LTD PALTAN TOWER FLAT #A-1 65 PURANA PALTAN LANE VIP ROAD DHAKA 1000, BANGLADESH	SALES AGENT AGREEMENT	477	CHEMTURA CORPORATION	SALES	01-Oct-07		$0.00
M/S SHRESTHA INTERNATIONAL TRADING CONCERN	M/S SHRESTHA INTERNATIONAL TRADING CONCERN PACIFIC BUILDING ROMSHASS PATH PO BOX 347 KATHMANDU, NEPAL	LETTER APPOINTING DISTRIBUTOR	20536	CHEMTURA CORPORATION	DISTRIBUTION			$14,212.08
MAD DOGG ATHLETICS	MAD DOGG ATHLETICS 2111 NARCISUS CT VENICE, CA 90291	SPINNING LICENSE AGREEMENT BETWEEN MAD DOGG ATHLETICS, INC. AND CHEMTURA CORPORATION	1377	CHEMTURA CORPORATION	LICENSE AGREEMENT	14-Jun-07		$0.00
MAERSK LINE	MAERSK LINE SANKHA SUVRA BANERJEE 4TH&5TH FLOOR, PRUDENTIAL BLDG. CENTRAL AVENUE RD,HIRANANCANI BUSINESS PARK, POWAI, MUMBAI-400076 MAHARASHTRA, INDIA	SERVICE CONTRACT	37216	CHEMTURA	TRANSPORTATION			$1,273.56
MAGDALENA NIEDZIELSKA-LASEK	REDACTED	SEPARATION AGREEMENT AND RELEASE	5333	CHEMTURA CORPORATION	SEVERANCE	18-Dec-08		REDACTED
MAGNA CARTA INSURANCE CO LTD -	MAGNA CARTA INSURANCE CO LTD ONE PARK AVE 15TH FL NEW YORK, NY 10016	INSURANCE POLICY - POLICY NUMBER MCPD200781	39787	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MAINE POTATO GROWERS	MAINE POTATO GROWERS ATTN LEGAL 56 PARSONS ST PRESQUE ISLE, ME 04769-2157	NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	465	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
MAKHTESHIM AGAN OF NORTH AMERICA, I	MAKHTESHIM CHEMICAL WORKS INC ATTN LEGAL DEPARTMENT PO BOX 60 BEER SHEVA , ISRAEL	DISTRIBUTION AGREEMENT	466	CHEMTURA CORPORATION	DISTRIBUTION			$63,467.50
MAKHTESHIM AGAN OF NORTH AMERICA, I	MAKHTESHIM AGAN NORTH AMERICA INC ATTN LEGAL 4515 FALLS OF NEUSE RD RALEIGH, NC 27609-6290 USA	DISTRIBUTION AGREEMENT	3001	CHEMTURA CORPORATION	DISTRIBUTION	17-Feb-03		$0.00
MAKHTESHIM AGAN OF NORTH AMERICA, I	MAKHTESHIM CHEMICAL WORKS LTD ATTN LEGAL DEPARTMENT PO BOX 60, BEER SHEVA ISRAEL	PRODUCT DEVELOPMENT, REGISTRATION AND LICENSE AGREEMENT	12001	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	20-Jun-00		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MAKHTESHIM AGAN OF NORTH AMERICA, I	MAKHTESHIM AGAN NORTH AMERICA INC ATTN LEGAL DEPARTMENT PO BOX 60, BEER SHEVA ISRAEL	LICENSE	36978	CHEMTURA CORPORATION	TECHNOLOGY LICENSE			$0.00
MAKHTESHIM AGAN OF NORTH AMERICA, I	MAKHTESHIM AGAN NORTH AMERICA INC ATTN PRESIDENT 551 5TH AVENUE STE 1100 NEW YORK, NY USA	LICENSE	12003	CHEMTURA CORPORATION	TECHNOLOGY LICENSE			$0.00
MAKHTESHIM AGAN OF NORTH AMERICA, I	MAKHTESHIM AGAN NORTH AMERICA INC ATTN PRESIDENT 551 5TH AVENUE STE 1100 NEW YORK, NY USA	PRODUCT DEVELOPMENT, REGISTRATION AND LICENSE AGREEMENT	12000	UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)	TECHNOLOGY LICENSE	20-Jun-00		$0.00
MANAC INCORPORATED	MANAC INCORPORATED 92, MINOOKU-CHO FUKUYAMA HIROSHIMA, CT 721-0956 JAPAN	AGREEMENT	37200		SETTLEMENT			$0.00
MANAC INCORPORATED	MANAC INCORPORATED 92, MINOOKU CHO FUKUYAMA HIROSHIMA CT, 721 956 JAPAN	7/24/2006 SETTLEMENT PROVISIONS	12085	GREAT LAKES CHEMICAL CORPORATION	SETTLEMENT	21-Apr-06		$0.00
MANHATTAN FIRE	MANHATTAN FIRE ,	INSURANCE POLICY - POLICY NUMBER ML-650119	39790	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MANHATTAN FIRE	MANHATTAN FIRE ,	INSURANCE POLICY - POLICY NUMBER ML-650118	39791	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MANHATTAN FIRE	MANHATTAN FIRE ,	INSURANCE POLICY - POLICY NUMBER ML-650119	39789	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MANHATTAN FIRE	MANHATTAN FIRE ,	INSURANCE POLICY - POLICY NUMBER ML-650118	39788	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MANPOWER, INC	MANPOWER 1508 E DIXON BLVD SHELBY, NC 28152	STAFFING VENDOR AGREEMENT ASSIGNED EMPLOYEES	2756	CHEMTURA CORPORATION	SERVICES	11-Jun-08		$25,100.31
MARATHON OIL COMPANY	MARATHON OIL COMPANY 5555 SAN FELIPE RD HOUSTON, TX 77056-2725 USA	CONFIDENTIALITY AGREEMENT NO. 1105222	615	GREAT LAKES CHEMICAL CORPORATION	SALES	12-Oct-06		$0.00
MARCIA K COWAN	REDACTED	SEPARATION AGREEMENT AND RELEASE	5295	CHEMTURA CORPORATION	SEVERANCE	31-Mar-09		REDACTED
MARIA DASILVA	REDACTED	SEPARATION AGREEMENT AND RELEASE	5297	CHEMTURA CORPORATION	SEVERANCE	31-Mar-09		REDACTED
MARINE INSURANCE	MARINE INSURANCE ,	OCEAN CARGO POLICY	2187	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MARJORIE POWELL	REDACTED	5/14/09 CONFIRMATION LETTER OF MARJORIE POWELL’S ENTITLEMENT TO MR. FRANK POWELL’S PENSION ALLOWANCE	4704	UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE) (CHEMTURA CORPORATION?)	PENSION			REDACTED
MARK A LIPTON	MARK A LIPTON 511 S 9TH ST LAFAYETTE, IN 47901	CONSULTING AGREEMENT BETWEEN CHEMTURA CORP AND MARK A LIPTON	12086	CHEMTURA CORPORATION	CONSULTING	02-Feb-09		$631.72
MARK A SPIVACK	REDACTED	RETIREMENT BENEFITS LETTER	4775	CHEMTURA CORPORATION	PENSION	01-Aug-99		REDACTED
MARK BULRISS	REDACTED	AGREEMENT	37004	CHEMTURA	SEVERANCE			REDACTED
MARK BULRISS	REDACTED	AGREEMENT	37007	CHEMTURA	SEVERANCE			REDACTED
MARK KAUFMAN	MARK KAUFMAN ,	AGREEMENT OF TRUST OF AUGUST 2, 1996 FOR THE BENEFIT OF MARK KAUFMAN	21143	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	02-Aug-96		$0.00
MARK LEONARDO (CLASS REPRESENTATIVE)	MARK LEONARDO (CLASS REPRESENTATIVE) LAW OFFICES OF D. JOSHUA STAUB 16161 VENTURA BOULEVARD #669 ENCINO, CA 91436 USA	SETTLEMENT AGREEMENT AUG. 2, 2006	21042	CHEMTURA CORPORATION	SETTLEMENT			$0.00
MARK LEWIS (CLASS REPRESENTATIVE)	MARK LEWIS (CLASS REPRESENTATIVE) HERUM CRABTREE BROWN 2291 W. MARCH LANE SUITE B100 STOCKTON, CA 95207 USA	SETTLEMENT AGREEMENT AUG. 2, 2006	21043	CHEMTURA CORPORATION	SETTLEMENT			$0.00
MARK MONITOR INC	MARK MONITOR INC ATTN LEGAL 303 2ND ST STE 800N SAN FRANCISCO, CA 94107	MASTER SERVICES AGREEMENT	3041	CHEMTURA CORPORATION	SERVICES			$0.00
MARK P ZINYCH	REDACTED	SEPARATION AGREEMENT AND RELEASE	5354	CHEMTURA CORPORATION	SEVERANCE			REDACTED
MARKEL CORPORATION GROUP	MARKEL CORPORATION GROUP 4521 HIGHWOODS PKWY GLEN ALLEN, VA 23060	INSURANCE POLICY - POLICY NUMBER	39792	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MARKET	MARKET ,	INSURANCE POLICY - POLICY NUMBER XEL-000092	39797	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MARKET	MARKET ,	INSURANCE POLICY - POLICY NUMBER XEL-000092	39796	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MARKET	MARKET ,	INSURANCE POLICY - POLICY NUMBER XEL-000092	39795	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MARKET	MARKET ,	INSURANCE POLICY - POLICY NUMBER XEL-000092	39794	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MARKET	MARKET ,	INSURANCE POLICY - POLICY NUMBER XEL-000092	39793	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MARKET	MARKET ,	INSURANCE POLICY - POLICY NUMBER XEL-000092	39798	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MARKET FORCE INFORMATION INC	MARKET FORCE INFORMATION INC KARL MAIER 7061877 BROADWAY STE BOULDER , CO 80302 USA	MARKET FORCE INFORMATION INC MYSTERY SHOP MASTER SERVICES AGREEMENT	247	BIO-LAB, INC.	SALES	30-Sep-08		$0.00
MARKMONITOR INC.	MARKMONITOR INC. 303 2ND ST STE 800N SAN FRANCISCO, CA 94107-1366	38988	20003	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
MARSH & MCLENNAN, INC	MARSH & MCLENNAN, INC. 1166 AVE OF THE AMERICAS NEW YORK, NY 10036	INSURANCE POLICY - POLICY NUMBER	39799	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MARSH USA INC	MARSH USA INC 2 LOGAN SQ FL 23 PHILADELPHIA, PA 19103-2734	CLIENT SERVICE AGREEMENT	2179	CHEMTURA CORPORATION	SERVICES	01-Jul-08		$0.00
MARTY BINKOWSKI	REDACTED	SEPARATION AGREEMENT AND RELEASE	5287	BIO-LAB, INC.	SEVERANCE	27-Feb-09		REDACTED
MARVIN H HAPPEL	REDACTED	LETTER MEMORIALIZING RETIREMENT AGREEMENT	4781	CHEMTURA CORPORATION	SEVERANCE	01-Jul-04		REDACTED
MARY E WILLIS	REDACTED	SEPARATION AGREEMENT AND RELEASE	5352	CHEMTURA CORPORATION	SEVERANCE	13-Jan-09		REDACTED
MARY GUM	REDACTED	NORTHERN TRUST BENEFIT PAYMENT PASSPORT	36957	GREAT LAKES CHEMICAL CORPORATION	PENSION			REDACTED
MARY SPRAGUE	REDACTED	LETTER RE MARY SPRAGUE’S PENSION SUPPLEMENT	11726	CHEMTURA CORPORATION	PENSION	01-Sep-91		REDACTED
MARYLAND CASUALTY COMPANY	MARYLAND CASUALTY COMPANY C/O ZURICH NORTH AMERICA 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER 56C-140683	39805	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MARYLAND CASUALTY COMPANY	MARYLAND CASUALTY COMPANY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 USA	INSURANCE POLICY NO. 56C-140683	20404	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MARYLAND CASUALTY COMPANY	MARYLAND CASUALTY COMPANY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 USA	INSURANCE POLICY NO. 96-097200	20405	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MARYLAND CASUALTY COMPANY	MARYLAND CASUALTY COMPANY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 USA	INSURANCE POLICY NO. 96-118340	20406	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MARYLAND CASUALTY COMPANY	MARYLAND CASUALTY COMPANY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 USA	INSURANCE POLICY NO. 96-134550	20407	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MARYLAND CASUALTY COMPANY	MARYLAND CASUALTY COMPANY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 USA	INSURANCE POLICY NO. 96-142568	20408	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MARYLAND CASUALTY COMPANY	MARYLAND CASUALTY COMPANY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 USA	INSURANCE POLICY NO. 96-171700	20409	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MARYLAND CASUALTY COMPANY	MARYLAND CASUALTY COMPANY C/O ZURICH NORTH AMERICA 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER 96-171700	39804	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MARYLAND CASUALTY COMPANY	MARYLAND CASUALTY COMPANY C/O ZURICH NORTH AMERICA 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER 96-142568	39803	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MARYLAND CASUALTY COMPANY	MARYLAND CASUALTY COMPANY C/O ZURICH NORTH AMERICA 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER 96-134550	39802	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MARYLAND CASUALTY COMPANY	MARYLAND CASUALTY COMPANY C/O ZURICH NORTH AMERICA 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER 96-118340	39801	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MARYLAND CASUALTY COMPANY	MARYLAND CASUALTY COMPANY C/O ZURICH NORTH AMERICA 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER 96-097200	39800	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MASTER DATA CENTER INC	MASTER DATA CENTER INC 29100 NORTHWESTERN 300 SOUTHFIELD, MI 48034	SOFTWARE LICENSE AND SUPPORT AGREEMENT	2067	CHEMTURA CORPORATION	SOFTWARE LICENSE			$49,971.73
MASTER DATA CENTER INC	MASTER DATA CENTER INC 300 FRANKLIN CENTER 29100 NORTHWESTERN HIGHWAY SOUTHFIELD, MI 48034 USA	THOMSON SCIENTIFIC SOFTWARE LICENSE AND SUPPORT AGREEMENT	2012	CHEMTURA CORPORATION	SOFTWARE LICENSE	24-Jul-07		$0.00
MASTER DATA CENTER INC	MASTER DATA CENTER INC ATTN CYNTHIA MURPHY VP & GENERAL MANAGER 300 FRANKLIN CTR 29100 NW HWY SOUTHFIELD, MI 48034	THOMSON SCIENTIFIC SOFTWARE LICENSE AND SUPPORT AGREEMENT	1666	CHEMTURA CORPORATION	SOFTWARE LICENSE	24-Jul-07		$0.00
MASTER POOLS GUILD	MASTER POOLS GUILD CRUSE LEWIS 9601 GAYTON RD STE 101 RICHMOND, VA 23238	AGREEMENT	250	BIO-LAB, INC.	SALES			$0.00
MATHEW MCNEELY	REDACTED	SEPARATION AGREEMENT AND RELEASE	5330	CHEMTURA CORPORATION	SEVERANCE	15-Dec-08		REDACTED
MAXUS ENERGY CORP.	MAXUS ENERGY CORP. LEGAL DEPT. 1330 LAKE ROBINS DRIVE SUITE 300 THE WOODLANDS, TX 77380 USA	DIAMOND SHAMROCK/DARTRON SITE AUGUST 2005 PRIVATE PARTY SETTLEMENT AGREEMENT	21305	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MAXWELL NJELITA (CLASS REPRESENTATIVE)	MAXWELL NJELITA (CLASS REPRESENTATIVE) FINKELSTEIN, THOMPSON & LOUGHRAN 601 MONTGOMERY ST SUITE 665 SAN FRANCISCO, CA 94111 USA	SETTLEMENT AGREEMENT AUG. 2, 2006	21046	CHEMTURA CORPORATION	SETTLEMENT			$0.00
MAXWELL NJELITA (CLASS REPRESENTATIVE)	MAXWELL NJELITA (CLASS REPRESENTATIVE) FINKELSTEIN, THOMPSON & LOUGHRAN 1050 30TH ST, NW WASHINGTON, DC 20007 USA	SETTLEMENT AGREEMENT AUG. 2, 2006	21045	CHEMTURA CORPORATION	SETTLEMENT			$0.00
MB LABORATORIES	MB LABORATORIES 1765 WENTZ RD PO BOX 178 SPINNERSTOWN, PA 18968 USA	MB RESEARCH LABORATORIES STANDARD PROTOCOL 2160-02	11914	BIO-LAB, INC.	RESEARCH			$0.00
MB RESEARCH LABORATORIES	MB RESEARCH LABORATORIES STUDY DIRECTOR 1765 WENTZ ROAD P O BOX 178 SPINNERS TOWN, PA 18968 USA	MB RESEARCH LABORATORIES STANDARD PROTOCOL	253	BIO-LAB, INC.	RESEARCH			$0.00
MB RESEARCH LABORATORIES	MB RESEARCH LABORATORIES STUDY DIRECTOR 1765 WENTZ ROAD P O BOX 178 SPINNERS TOWN, PA 18968 USA	MB RESEARCH LABORATORIES STANDARD PROTOCOL 2160-02	255	BIO-LAB, INC.	RESEARCH			$0.00
MB RESEARCH LABORATORIES	MB RESEARCH LABORATORIES STUDY DIRECTOR 1765 WENTZ ROAD P O BOX 178 SPINNERS TOWN, PA 18968 USA	MB RESEARCH LABORATORIES STANDARD PROTOCOL 1010-02	257	BIO-LAB, INC.	RESEARCH			$0.00
MCAW GROUP LIMITED	MCAW GROUP LIMITED ATTN THE COMPANY SECRETARY TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT ENGLAND	REGULATORY SERVICES AGREEMENT DATED AS OF MAY 12, 2006 BETWEEN BIOLAB INC AND MCAW GROUP LIMITED	21189	BIO-LAB, INC.	M&A - SERVICES	12-May-06		$0.00
MCAW GROUP LIMITED	MCAW GROUP LIMITED ATTN THE COMPANY SECRETARY TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT ENGLAND	TRANSITIONAL SERVICES AGREEMENT DATED MAY 12, 2006 BETWEEN GREAT LAKES MANUFACTURING (UK) LIMITED AND MCAW GROUP LIMITED	21190	GREAT LAKES CHEMICAL CORPORATION	M&A - SERVICES	12-May-06		$0.00
MCAW GROUP LIMITED	MCAW GROUP LIMITED ATTN THE COMPANY SECRETARY TENAX RD TRAFFORD PARK MANCHESTER, M17 1WT ENGLAND	EMPLOYEE LEASE AGREEMENT DATED AS OF MAY 12, 2006 BETWEEN MCAW GROUP LIMITED AND GREAT LAKES CHEMICAL	21191	GREAT LAKES CHEMICAL CORPORATION	M&A - EMPLOYMENT	12-May-06		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MCCARTHY DUCE SALES INC	MCCARTHY DUCE SALES INC BRIAN A HEISER 168 HARDMAN AVE ST PAUL , MN 55075 USA	SERVICE AGREEMENT	259	HOMECARE LABS, INC.	SALES	01-Jan-07		$4,093.68
MCDUFFY, LOUIS	MCDUFFY, LOUIS WILLIAMS CUKER BEREZOFSKY ONE PENN CENTER AT SUBURBAN STATION 1617 JFK BOULEVARD, STE. 800 PHILADELPHIA, PA 19103 USA	SETTLEMENT AGREEMENT 11-8-2006	21306	CHEMTURA CORPORATION	SETTLEMENT			$0.00
MCGEAN CHEMICAL COMPANY INC	MCGEAN CHEMICAL COMPANY INC MCGEAN CHEMICAL COMPANY INC 2910 HARVARD AVE CLEVELAND, OH 44105-3010	MURCHISON AGREEMENT / MEMORANDUM OF AGREEMENT BETWEEN PPG INDUSTRIES INC. (“PPG”), MCGEAN CHEMICAL COMPANY INC. (“MCGEAN”), LEAD INDUSTRIES GROUP LTD. (“LIG”), CONSOLIDATED MURCHISON LIMITED (“MURCHISON”), ANTIMONY PRODUCTS (PROPRIETARY) LIMITED (“APL”) A	4406	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
MCGILL UNIVERSITY	MCGILL UNIVERSITY DIRECTOR OFFICE OF TECHNOLOGY TRANSFER 3550 UNIVERSITY ST MONTREAL, QUEBEC H3A 2A7 CANADA	OPTION AGREEMENT	12008	CHEMTURA CORPORATION	RESEARCH - LABORATORY	01-Nov-03		$0.00
MCGOWAN WORKING PARTNERS	MCGOWAN WORKING PARTNERS DAVID RUSSELL 1837 CRANE RIDGE DR JACKSON, MS 39216-4902	GAS PURCHASE CONTRACT BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION AND MCGOWAN WORKING PARTNERS INC DATED 10/01/2000	2887	GREAT LAKES CHEMICAL CORPORATION	PURCHASE (RAW MATERIALS)	01-Oct-00		$0.00
MCNAMEE LOCHNER TITUS & WILLIAMS PC	MCNAMEE LOCHNER TITUS & WILLIAMS PC ATTN RICHARD A LANGER ESQ 75 STATE STREET PO BOX 459 ALBANY, NY 12201 USA	PURCHASE AGREEMENT AMONG BIOLAB, INC., OCCIDENTAL CHEMICAL CORPORATION AND STABLE HOLDINGS, INC.	12912	BIO-LAB, INC.	MERGERS & ACQUISITIONS	14-Jul-00		$0.00
MEADOWS SYNDICATE INC	MEADOWS SYNDICATE INC MRSI ,	INSURANCE POLICY - POLICY NUMBER UNKNOWN	39808	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MEADOWS SYNDICATE INC	MEADOWS SYNDICATE INC MRSI ,	INSURANCE POLICY - POLICY NUMBER UNKNOWN	39807	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MEADOWS SYNDICATE INC	MEADOWS SYNDICATE INC MRSI ,	INSURANCE POLICY - POLICY NUMBER UNKNOWN	39806	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MEADOWS SYNDICATE INC MRSI	MEADOWS SYNDICATE INC MRSI ,	INSURANCE POLICY - POLICY NUMBER UNKNOWN	41916	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
MEBROM	MEBROM ASSENEDESTRAAT 4 9940 RIEME , BELGIUM	SALES AGREEMENT	36799	CHEMTURA CORPORATION	SALES			$0.00
MEBROM	MEBROM NV ASSENEDESTRAAT 4 9940 RIEME ERTVELDE , BELGIUM	EMAIL RE PRICE SUPPORT FOR THAILAND/VIETNAM IMPORT QUOTA	751	CHEMTURA CORPORATION	SALES	21-Jan-09		$0.00
MEHERRIN CHEMICAL	MEHERRIN CHEMICAL 401 MAINS T SEVERN, NC 27877	NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	468	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
MEIJER	MEIJER PHIL RADNOR 2929 WALKER AVE NW GRAND RAPIDS, MI 49544-9424	2006/2007 VENDOR AGREEMENT	248	HOMECARE LABS, INC.	DISTRIBUTION			$0.00
MEIJER	MEIJER PHIL RADNOR 2929 WALKER AVE NW GRAND RAPIDS, MI 49544-9424	MEIJER VENDOR AGREEMENT DATED FEBRUARY 1, 2006 (CONSUMER)	249	HOMECARE LABS, INC.	SALES			$0.00
MEL NICELY	MEL NICELY HR ,	SEPARATION AGREEMENT AND RELEASE	5332	CHEMTURA CORPORATION	SEVERANCE	13-Mar-09		REDACTED
MELLON INVESTMENT SERVICES LLC	MELLON INVESTMENT SERVICES LLC 111 FOUNDERS PLAZA 11TH FLOOR, EAST HARTFORD, CT 06108 USA	TRANSFER AGENT AGREEMENT	43651	CHEMTURA CORPORATION	SERVICES	6/1/2002		$0.00
MELLON INVESTMENT SERVICES LLC	MELLON INVESTMENT SERVICES LLC 85 CHALLENGER ROAD OVERPECK CENTRE RIDGEFIELD PARK, NJ 7660 USA	TRANSFER AGENT AGREEMENT	43652	CHEMTURA CORPORATION	SERVICES	6/1/2002		$0.00
MELLON INVESTOR SERVICES LLC	MELLON INVESTOR SERVICES LLC ATTN LEGAL DEPARTMENT 44 WALL STREET 7TH FL NEW YORK, NY 10005 USA	SERVICE AGREEMENT FOR ADMINISTRATION AGENT SERVICES EMPLOYEE STOCK PURCHASE PLAN	1348	CHEMTURA CORPORATION	BENEFITS	15-May-01		$0.00
MELVILLE REINER	REDACTED	7/19/1993 CONFIRMATION LETTER TO MELVILLE REINER RE: RETIREMENT BENEFITS	4705	GREAT LAKES CHEMICAL CORPORATION	BENEFITS			REDACTED
MEMORIAL HOSPITAL FOR CANCER AND ALLIED DISEASE	MEMORIAL HOSPITAL FOR CANCER AND ALLIED DISEASE ATTN JAMES S QUIRK 1275 YORK AVE NEW YORK, NY` 10021 USA	JOINT LICENSING AGREEMENT (INTER INSTITUTIONAL AGREEENT	12010	CHEMTURA CORPORATION	PATENT LICENSE			$0.00
MFA INC	MFA INC 201 RAY YOUNG DR COLUMBIA, MO 65201	NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	469	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MFBAY MITTELSTANDSFONDS BAYERN GMBH	MFBAY MITTELSTANDSFONDS BAYERN GMBH BRIENNER STRASSE 7 MUNICH, 80333 GERMANY	GUARANTY	21178	GREAT LAKES CHEMICAL CORPORATION	M&A - BANK/CREDIT			$0.00
MFBAY MITTELSTANDSFORNDS BAYERN GMBH	MFBAY MITTELSTANDSFORNDS BAYERN GMBH ATTN NICOLE HIMMELMANN C O AUCTUS MANAGEMENT GMBH & CO KG BRIENNER STRABE 7 MUENCHEN, 80333 GERMANY	GUARANTY AGREEMENT	3046	GREAT LAKES CHEMICAL CORPORATION	M&A - BANK/CREDIT			$0.00
MFG CHEMICAL INCORPORATED	MFG CHEMICAL INCORPORATED 1200 BROOKS RD DALTON, GA	ONLY REPRESENTATIVE SERVICES AGREEMENT	4729	GREAT LAKES CHEMICAL CORPORATION	REACH	16-Oct-08		$0.00
MFG CHEMICAL INCORPORATED	MFG CHEMICAL INCORPORATED DIRECTOR OF SALES PO BOX 4359 DALTON, GA 30719	ONLY REPRESENTATIVE SERVICES AGREEMENT	5264	CHEMTURA CORPORATION	REACH	16-Oct-08		$0.00
MICHAEL C FINA	MICHAEL C. FINA CORPORATE SALES, INC ADMINISTRATION OF SERVICE RECOGNITION PROGRAM 545 FIFTH AVE NEW YORK, NY 10017 USA	HR AGREEMENT	21104	CHEMTURA CORPORATION	EMPLOYMENT			$0.00
MICHAEL C FINA	MICHAEL C. FINA CORPORATE SALES INC 545 FIFTH AVE NEW YORK, NY 10017	CORPORATE PURCHASING AGREEMENT SERVICE RECOGNITION PROGRAM	1379	CHEMTURA CORPORATION	SALES	01-Jan-09		$0.00
MICHAEL D HURON	REDACTED	SEPARATION AGREEMENT AND RELEASE	5316	CHEMTURA CORPORATION	SEVERANCE	16-Jan-09		REDACTED
MICHAEL DUCHESNE	REDACTED		37008	CHEMTURA	SEVERANCE			REDACTED
MICHAEL F VAGNINI	REDACTED	SUPPLEMENT RETIREMENT AGREEMENT	13880	CHEMTURA CORPORATION	PENSION			REDACTED
MICHAEL F VAGNINI	REDACTED	NORTHERN TRUST BENEFIT PAYMENT PASSPORT	11730	GREAT LAKES CHEMICAL CORPORATION	BENEFITS	02-Feb-07		REDACTED
MICHAEL J DUCHESNE	REDACTED	SUPPLEMENTAL RETIREMENT AGREEMENT	11710	CHEMTURA CORPORATION	EMPLOYMENT	21-Oct-99		REDACTED
MICHAEL PALMIERI	REDACTED	SEPARATION AGREEMENT AND RELEASE	5335	CHEMTURA CORPORATION	SEVERANCE	16-Dec-08		REDACTED
MICHEL J DUCHESNE	REDACTED	SUPPLEMENTAL RETIREMENT AGREEMENT	4577	CHEMTURA CORPORATION	BENEFITS	21-Oct-99		REDACTED
MICHELLE FORMICA	REDACTED	SEPARATION AGREEMENT AND RELEASE	5307	CHEMTURA CORPORATION	SEVERANCE	31-Dec-08		REDACTED
MICRO CARE MARKETING SERVICES	MICRO CARE MARKETING SERVICES 595 JOHN DOWNEY DR NEW BRITAIN, CT 06051 USA	DISTRIBUTOR APPOINTMENT AGREEMENT	617	GREAT LAKES CHEMICAL CORPORATION	DISTRIBUTION	01-Nov-04		$0.00
MICRO MOTION INC	MICRO MOTION INC 7070 WINCGHESTER CIRCLE BOULDER , CO 80301 USA	PURCHASING AGREEMENT	2013	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	03-Mar-03		$875.33

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MICROPATENT LLC	MICROPATENT LLC PRESIDENT 250 DODGE AVENUE EAST HAVEN, CT 06512	ONLINE SERVICE AGREEMENT	1745	CHEMTURA CORPORATION	SERVICES	05-Jun-07		$0.00
MICROSOFT FINANCING	MICROSOFT FINANCING LOCKBOX 848411 DALLAS, TX 75284-8411 USA	BUYOUT INVOICE	1508	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	18-Dec-07		$0.00
MICROSOFT SERVICES	MICROSOFT ATTN NANCY SOUTHERLAND 8050 MICROSOFT WAY CHARLOTTE, NC 28273 USA	MICROSOFT PREMIER SUPPORT SERVICES DESCRIPTION SCHEDULE: FEE AND NAMED CONTACTS	1553	CHEMTURA CORPORATION	LICENSE AGREEMENT	01-Jan-09		$60,026.95
MICROSOFT SERVICES	MICROSOFT LICENSING GP DEPT 551 VOLUME LICENSING 6100 NEIL RD STE 210 RENO, NV 89511-1137 USA	MICROSOFT BUSINESS AGREEMENT	1555	CHEMTURA CORPORATION	LICENSE AGREEMENT	01-Jul-05		$0.00
MICROSOFT SERVICES	MICROSOFT LICENSING GP DEPT 551 VOLUME LICENSING 6100 NEIL RD STE 210 RENO, NV 89511-1137 USA	MICROSOFT ENTERPRISE AGREEMENT	1556	CHEMTURA CORPORATION	LICENSE AGREEMENT	01-Jul-05		$0.00
MICROSOFT SERVICES	MICROSOFT CORPORATION ATTN LEGAL 1 MICROSOFT WAY REDMOND, WA 98052-8300	MICROSOFT VOLUME LICENSING - CUSTOMER PRICE SHEET	1561	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
MID VALLEY AG	MID VALLEY AG PO BOX 593 LINDEN, CA 95236	FIRESTORM REPACKAGING AGREEMENT	471	CHEMTURA CORPORATION	DISTRIBUTION	09-Nov-07		$0.00
MID VALLEY AG RESEARCH INC	MID VALLEY AG RESEARCH INC 2383 HINKLEY ROAD PROCTOR , AR 72376	TESTING AGREEMENT	472	CHEMTURA CORPORATION	RESEARCH	14-Jun-05		$0.00
MID VALLEY AG SERVICES	MID VALLEY AG SERVICES 11019 EUCALYPTUS AVE LIVINGSTON, CA 95334-9705	NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	470	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
MIDDLESEX COUNTY UTILITIES AUTHORIT	MIDDLESEX COUNTY UTILITIES AUTHORITY 2571 MAIN ST PO BOX 159 SAYREVILLE, NJ 08872-0159 USA	NON-DOMESTIC WASTEWATER DISCHARGE PERMIT	36891	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)	01-Oct-08		$59,638.39
MIDDLESEX COUNTY UTILITIES AUTHORIT	MIDDLESEX COUNTY UTILITIES AUTHORITY 2571 MAIN ST PO BOX 159 SAYREVILLE, NJ 08872-0159 USA	NON-DOMESTIC WASTEWATER DISCHARGE PERMIT - MODIFIED	2375	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)	01-Sep-08		$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-1881	39820	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-706642	39830	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-151929	39829	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-1027	39828	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-1027	39827	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-1881	39826	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-1881	39825	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-1881	39824	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-1881	39823	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-706643	39832	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-1881	39821	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-1530207	39833	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-725135	39819	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-706643	39818	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-1530208	39817	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-706642	39816	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-1530207	39815	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-151928	39814	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-145643	39813	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-151929	39812	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-1027	39811	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-1027	39810	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-1881	39822	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-1530268	39831	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-725135	39840	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-7244250	39839	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-151928	39838	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-145643	39837	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER KL-1881	39836	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-1881	39835	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-1881	39834	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND	MIDLAND C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL-1027	39809	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND INSURANCE COMPANY	MIDLAND INSURANCE COMPANY C O NEW YORK STATE INS DEPT C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL724273 XL724274 XL739565 XL739566 XL748821 XL748822 XL770280 XL770281	39843	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MIDLAND INSURANCE COMPANY	MIDLAND INSURANCE COMPANY C O NEW YORK STATE INS DEPT C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL724273 XL724274 XL739565 XL739566 XL748821 XL748822 XL770280 XL770281	39842	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND INSURANCE COMPANY	MIDLAND INSURANCE COMPANY C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL 724273 XL 724274 XL 739565 XL 739566 XL 748821 XL 748822 XL 770280 XL 770281	39841	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MIDLAND INSURANCE COMPANY	MIDLAND INSURANCE COMPANY C/O N Y LIQUIDATION BUREAU NEW YORK , NY 10038 US	INSURANCE POLICY - POLICY NUMBER XL 724273 XL 724274 XL 739565 XL 739566 XL 748821 XL 748822 XL 770280 XL 770281	41917	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
MIDWEST GROWERS SUPPLY	MIDWEST GROWERS SUPPLY 3527 US HIGHWAY 169 STANBERRY, MO 64489	NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	473	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
MIDWEST GROWERS SUPPLY	MIDWEST GROWERS SUPPLY 3527 US HIGHWAY 169 STANBERRY, MO 64489	SALES AGENT AGREEMENT	476	CHEMTURA CORPORATION	SALES	01-Jan-05		$0.00
MIG/DEWANE LANDFILL GROUP	MIG/DEWANE LANDFILL GROUP LATHROP & GAGE LC 10851 MASTIN BLVD SUITE 1000 ATTN: GARY D. JUSTIS OVERLAND PARK, KS 66210 USA	MIG/DEWANE LANDFILL SETTLEMENT AGREEMENT BETWEEN BFINA AND CHEMTURA CORP.	20267	CHEMTURA CORPORATION	SETTLEMENT			$0.00
MIG/DEWANE LANDFILL GROUP	MIG/DEWANE LANDFILL GROUP BFINA 15880 N. GREEWAY HAYDEN LOOP SUITE 100 ATTN: CORPORATE SECRETARY SCOTTSDALE, AZ 85260 USA	MIG/DEWANE LANDFILL SETTLEMENT AGREEMENT BETWEEN BFINA AND CHEMTURA CORP.	20268	CHEMTURA CORPORATION	SETTLEMENT			$0.00
MIG/DEWANE LANDFILL GROUP	MIG/DEWANE LANDFILL GROUP ALLIED WASTE INDUSTRIES, INC. ERIC BALLENGER 26 W. 580 SCHICK ROAD HANOVER PARK, IL 60133 USA	MIG/DEWANE LANDFILL SETTLEMENT AGREEMENT BETWEEN BFINA AND CHEMTURA CORP.	20269	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MILITARY BUSINESS MANAGEMENT	MILITARY BUSINESS MANAGEMENT EM ANDERSON 2335 EVANS ROAD CLEARWATER , FL 33763 USA	BROKER AGREEMENT SALES AND MARKETING	254	HOMECARE LABS, INC.	SALES	01-Feb-08		$0.00
MILL, DONNA	MILL, DONNA WILLIAMS CUKER BEREZOFSKY ONE PENN CENTER AT SUBURBAN STATION 1617 JFK BOULEVARD, STE. 800 PHILADELPHIA, PA 19103 USA	SETTLEMENT AGREEMENT 11-8-2006	21307	CHEMTURA CORPORATION	SETTLEMENT			$0.00
MINITAB INC	MINITAB INC QUALITY PLAZA 1829 PINE HALL ROAD STATE COLLEGE , PA 16801 USA	MINITAB ENTERPRISE PREPETUAL - USE SOFTWARE LICENSE AGREEMENT	1562	CHEMTURA CORPORATION	SOFTWARE LICENSE	14-Mar-05		$0.00
MINNESOTA WORKERS COMPENSATION ASSIGNED RISK PLAN	MINNESOTA WORKERS COMPENSATION ASSIGNED RISK PLAN C/O BERKLEY ADMINISTRATORS PO BOX 59143 MINNEAPOLIS, MN 55459	INSURANCE POLICY - POLICY NUMBER 22WC-22-04086793-02	39845	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MINNESOTA WORKERS COMPENSATION ASSIGNED RISK PLAN	MINNESOTA WORKERS COMPENSATION ASSIGNED RISK PLAN C/O BERKLEY ADMINISTRATORS PO BOX 59143 MINNEAPOLIS, MN 55459	INSURANCE POLICY - POLICY NUMBER MNWC 04086793-00	39844	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MINNESOTA WORKERS COMPENSATION ASSIGNED RISK PLAN	MINNESOTA WORKERS COMPENSATION ASSIGNED RISK PLAN C/O BERKLEY ADMINISTRATORS PO BOX 59143 MINNEAPOLIS, MN 55459 US	MINN WC POL #04-086793-00; 9/23/97-98	20667	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MINNESOTA WORKERS COMPENSATION ASSIGNED RISK PLAN	MINNESOTA WORKERS COMPENSATION ASSIGNED RISK PLAN C/O BERKLEY ADMINISTRATORS PO BOX 59143 MINNEAPOLIS, MN 55459 US	MINN WC POL #22WC - 22-04086793-02; 9/23/99-00	20668	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION	MISSION C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M-78255	39852	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION	MISSION C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M-78255	39857	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION	MISSION C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M-78255	39856	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MISSION	MISSION C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M-78255	39855	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION	MISSION C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M-70034	39853	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION	MISSION C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M-70034	39851	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION	MISSION C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M-70034	39850	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION	MISSION C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M-70034	39849	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION	MISSION C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M-70034	39848	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION	MISSION C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M-70034	39847	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION	MISSION C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M-78255	39854	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION INS	MISSION C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M-830511	39846	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION INS.	MISSION INS. C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M-70034	39862	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION INS.	MISSION INS. C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M-830534	39861	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION INS.	MISSION INS. C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M-830511	39860	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MISSION INS.	MISSION INS C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M-830535	39859	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION INS.	MISSION INS C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M-830534	39858	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION INS.	MISSION INS. C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M-830535	39864	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION INS.	MISSION INS. C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M70034	39865	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION INS.	MISSION INS. C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M-70034	39863	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION INSURANCE COMPANY	MISSION INSURANCE COMPANY C O CALIFORNIA DEPT OF INS C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M876141 M885646 M885646 M890350	39867	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION INSURANCE COMPANY	MISSION INSURANCE COMPANY C/O CALIFORNIA DEPT OF INS C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M876141 M885646 M885646 M890350	39866	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MISSION INSURANCE COMPANY	MISSION INSURANCE COMPANY C O CALIFORNIA DEPT OF INS C/O CALIFORNIA INSURANCE DEPT. SAN FRANCISCO, CA 94126-0894 US	INSURANCE POLICY - POLICY NUMBER M876141 M885646 M885646 M890350	41918	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
MITSUI OIL CO LTD	MITSUI OIL CO LTD HIBIYA CENTRAL BLDG 2-9 NISHI-SHIMBASHI 1-CHOME MINATO-KU TOKYO, JAPAN 1050003 JAPAN	DISTRIBUTOR AGREEMENT DATED MAY 15, 1987 BETWEEN ANDERSON OIL & CHEMICAL COMPANY, INC. AND MITSUI OIL CO., LTD.	12846	CHEMTURA CORPORATION	M&A - DISTRIBUTION	15-May-87		$0.00
MIWON COMMERCIAL CO LTD	MIWON COMMERCIAL CO LTD ATTN KIM CHONG DON MIWON BLDG 325 1 SOSKU DONG MANAN GU ANYANG SHI, KYONGGI THE REPUBLIC OF KOREA	KOREAN SALES AGREEMENT (GENL050718 AND GENL050833)	12467	ASCK, INC.	JV - SALES			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MIWON COMMERCIAL CO LTD	MIWON COMMERCIAL CO LTD ATTN KIM CHONG DON MIWON BLDG 325 1 SOSKU DONG MANAN GU ANYANG SHI, KYONGGI THE REPUBLIC OF KOREA	BUSINESS TRANSFER AGREEMENT (GENL050718 AND GENL050833)	12466	ASCK, INC.	JOINT VENTURE			$0.00
MIWON COMMERCIAL CO LTD	MIWON COMMERCIAL CO LTD ATTN KIM CHONG DONG MIWON BUILDING 325 1 SOKSU DONG MANAN GU ANYANG SHI, KYONGGI KOREA	JOINT VENTURE AGREEMENT	12465	ASCK, INC.	JOINT VENTURE			$0.00
MIWON COMMERCIAL CO LTD	MIWON COMMERCIAL CO LTD ATTN KIM CHONG DON MIWON BLDG 325 1 SOSKU DONG MANAN GU ANYANG SHI, KYONGGI THE REPUBLIC OF KOREA	MIWON- GLCEUPORE LL-22 SUPPLY AND TOLL MANUFACTURING OPTION AGREEMENT (GENL050718 AND GENLO50833)	12470	ASCK, INC.	JV - TRADEMARK LICENSE			$0.00
MIWON COMMERCIAL CO LTD	MIWON COMMERCIAL CO LTD ATTN KIM CHONG DON MIWON BLDG 325 1 SOSKU DONG MANAN GU ANYANG SHI, KYONGGI THE REPUBLIC OF KOREA	MIWON- GLCEUPORE LL-24 SUPPLY AND TOLL MANUFACTURING OPTION AGREEMENT (GENL050718 AND GENL050833)	12471	ASCK, INC.	JV - TRADEMARK LICENSE			$0.00
MIWON COMMERCIAL CO LTD	MIWON COMMERCIAL CO LTD ATTN KIM CHONG DON MIWON BLDG 325 1 SOSKU DONG MANAN GU ANYANG SHI, KYONGGI THE REPUBLIC OF KOREA	LL-22 TECHNOLOGY TRANSFER AGREEMENT (GENL050178 AND GENL050833)	12468	ASCK, INC.	JV - CONTRACT MANUFACTURING			$0.00
MIWON COMMERCIAL CO LTD	MIWON COMMERCIAL CO LTD ATTN KIM CHONG DON MIWON BLDG 325 1 SOSKU DONG MANAN GU ANYANG SHI, KYONGGI THE REPUBLIC OF KOREA	LL-24 TECHNOLOGY TRANSFER AGREEMENT (GENL050178 AND GENL050833)	12469	ASCK, INC.	JV - CONTRACT MANUFACTURING			$0.00
MIWON COMMERCIAL CO LTD	MIWON COMMERCIAL CO LTD ATTN KIM CHONG DON MIWON BLDG 325 1 SOSKU DONG MANAN GU ANYANG SHI, KYONGGI THE REPUBLIC OF KOREA	KOREAN DISTRIBUTION INTERNATIONAL SALES AGREEMENT (GENL050178 AND GENLO50833)	12474	GREAT LAKES CHEMICAL CORPORATION	JV - DISTRIBUTION			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MIWON COMMERCIAL CO LTD	MIWON COMMERCIAL CO LTD ATTN KIM CHONG DON MIWON BLDG 325 1 SOSKU DONG MANAN GU ANYANG SHI, KYONGGI THE REPUBLIC OF KOREA	AGREEMENT RELATED TO LOWINOX 1790 AND LL24, LL22, LL20 AND LL20S (GENL050178 AND GENL050833)	12473	GREAT LAKES CHEMICAL CORPORATION	JV - SALES			$0.00
MIWON COMMERCIAL CO LTD	MIWON COMMERCIAL CO LTD ATTN KIM CHONG DON MIWON BLDG 325 1 SOSKU DONG MANAN GU ANYANG SHI, KYONGGI THE REPUBLIC OF KOREA	LETTER AGREEMENT OF SEPTEMBER 29, 2000 BETWEEN MIWON AND GREAT LAKES CHEMICAL CORPORATIONORATION AND ASCK (GENL050178 AND GENL050833)	12472	GREAT LAKES CHEMICAL CORPORATION	JV - TRADEMARK LICENSE			$0.00
MIWON COMMERCIAL CO LTD & EMPLOYEE	MIWON COMMERCIAL CO LTD & EMPLOYEE ATTN KIM CHONG DONG MIWON BUILDING 325 1 SOKSU DONG MANAN GU ANYANG SHI, KYONGGI KOREA	EMPLOYMENT CONFIRMATION (GENL050178 AND GENL050833)	12475	ASCK, INC.	JV - EMPLOYMENT			$0.00
MIWON COMMERCIAL CO LTD & EMPLOYEE	MIWON COMMERCIAL CO LTD & EMPLOYEE ATTN KIM CHONG DONG MIWON BUILDING 325 1 SOKSU DONG MANAN GU ANYANG SHI, KYONGGI KOREA	TRANSITIONAL SERVICE AGREEMENT AND LICENSE OF PREMISES (GENL050178 AND GENL050833)	12476	ASCK, INC.	JV - SERVICES			$0.00
MODERN HANDLING & EQUIPMENT	MODERN HANDLING & EQUIPMENT ,	PURCHASE ORDER	2758	CHEMTURA CORPORATION	SERVICES	09-Mar-09		$0.00
MODINE MANUFACTURING COMPANY	MODINE MANUFACTURING COMPANY MR CHRISTOPHER P BRUSKO CORPORATE PURCHASING 1500 DEKOVEN AVE RACINE, WI 53403-2552 USA	SUPPLY AGREEMENT - HYDROBROMIC ACID	25834	GREAT LAKES CHEMICAL CORPORATION	SALES	01-Jul-05		$0.00
MONSANTO COMPANY	MONSANTO COMPANY 800 N LINDBERGH BLVD ST LOUIS , MO 63167	ASSET PURCHASE AGREEMENT AND ASSIGNMENT/LICENCE OF PATENTS AND TRADEMARKS	3243	CHEMTURA CORPORATION	M&A - PATENT LICENSE	05-Apr-95		$0.00
MONSANTO COMPANY	MONSANTO COMPANY ATTN: MICHAEL E. MILLER GENERAL MANAGER MONSANTO INDUSTRIAL CHEMICALS CO 800 NORTH LINDBERGH BOULEVARD ST. LOUIS, MO 63167	ASSET PURCHASE AGREEMENT BETWEEN MONSANTO COMPANY AND WITCO CORPORATION	12866	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	01-Oct-95		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MONSANTO COMPANY	MONSANTO COMPANY MONSANTO COMPANY ATTN GENERAL COUNSEL 800 N LINDBERGH BLVD ST LOUIS, MO 63167	SUPPLY AGREEMENT BETWEEN NSC TECHNOLOGNOLOGIES COMPANY, LLC AND MONSANTO COMPANY	4531	GREAT LAKES CHEMICAL CORPORATION	M&A - SUPPLY			$0.00
MONSANTO COMPANY	MONSANTO COMPANY MONSANTO COMPANY ATTN CHARLIE JOHNSON 800 N LINDBERGH BLVD ST LOUIS, MO 63167	SUPPLY AGREEMENT	4532	GREAT LAKES CHEMICAL CORPORATION	M&A - SUPPLY			$0.00
MONSANTO COMPANY	MONSANTO COMPANY ATTN GENERAL COUNSEL 800 N LINDBERGH BLVD ST LOUIS, MO 63167	CONTRIBUTION AGREEMENT	4522	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
MONSANTO COMPANY	MONSANTO COMPANY ATTN R WILLIAM IDE ESQ OFFICE OF THE GENERAL COUNSEL 800 N LINDBERGH BLVD ST LOUIS, MO 63167	GREAT LAKES/NSC TECHNOLOGIES GENL 050827, 050839 & 050840	4525	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
MONSANTO COMPANY	MONSANTO COMPANY ATTN ASSISTANT GENERAL COUNSEL 200 WORLD TRADE CENTER STE 900 MERCHANDISE MART CHICAGO, IL 60654	CONTRACT MANUFACTURING AGREEMENT	4520	GREAT LAKES CHEMICAL CORPORATION	M&A - MANUFACTURING	01-May-99		$0.00
MONSANTO COMPANY	MONSANTO COMPANY ATTN R. WILLIAM IDE, ESQ. OFFICE OF THE GENERAL COUNSEL 800 NORTH LINDBERGH BLVD. ST. LOUIS, MO 63167	EXCLUSIVE INTELLECTUAL PROPERTY LICENSE AGREEMENT BETWEEN MONSANTO COMPANY AND NSC TECHNOLOGIES, LLC	4529	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE			$0.00
MONSANTO COMPANY	MONSANTO COMPANY MONSANTO COMPANY ATTN GENERAL COUNSEL 800 N LINDBERGH BLVD ST LOUIS, MO 63167	EXCLUSIVE INTELLECTUAL PROPERTY LICENSE AGREEMENT	4530	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE			$0.00
MONSANTO COMPANY	MONSANTO COMPANY ATTN R WILLIAM IDE ESQ OFFICE OF THE GENERAL COUNSEL 800 N LINDBERGH BLVD ST LOUIS, MO 63167	OWNERSHIP INTEREST PURCHASE AGREEMENT AMONG MONSANTO FUND, MONSANTO COMPANY, SWEET TECHNOLOGIES, INC., GREAT LAKES CHEMICAL CORPORATIONORATION AND NSC TECHNOLOGIES	4526	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MONSANTO COMPANY	MONSANTO COMPANY ATTN R WILLIAM IDE ESQ OFFICE OF THE GENERAL COUNSEL 800 N LINDBERGH BLVD ST LOUIS, MO 63167	SECOND AMENDED AND RESTATED MASTER PATENT LICENSE AGREEMENT BETWEEN NSC TECHNOLOGIES COMPANY LLC AND MONSANTO COMPANY	4528	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE			$0.00
MONSANTO COMPANY	MONSANTO COMPANY ATTN GENERAL COUNSEL 800 N LINDBERGH BLVD ST LOUIS, MO 63167	INTELLECTUAL PROPERTY LICENSE	4523	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE			$0.00
MONSANTO COMPANY	MONSANTO COMPANY ATTN GENERAL COUNSEL 800 N LINDBERGH BLVD ST LOUIS, MO 63167	INTELLECTUAL PROPERTY LICENSE AGREEMENT BETWEEN MONSANTO COMPANY AND SWEET TECHNOLOGIES, INC.	4524	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE			$0.00
MONSANTO COMPANY	MONSANTO COMPANY ATTN LAURA ASH DIRECTOR OF FACILITY SERVICES 800 N LINDBERGH AVE ST LOUIS, MO 63167	TRANSITION SERVICES AND FACILITIES LICENSE AGREEMENT	4521	GREAT LAKES CHEMICAL CORPORATION	M&A - SERVICES			$0.00
MONSANTO COMPANY	MONSANTO COMPANY ATTN R WILLIAM IDE ESQ OFFICE OF THE GENERAL COUNSEL 800 N LINDBERGH BLVD ST LOUIS, MO 63167	SECOND AMENDED AND RESTATED MASTER PATENT LICENSE AGREEMENT	4527	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE			$0.00
MONSANTO COMPANY	MONSANTO COMPANY ATTN GENERAL COUNSEL 800 N LINDBERGH BLVD ST LOUIS, MO 63167	CONTRIBUTION AGREEMENT	25837	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
MONSANTO COMPANY	MONSANTO COMPANY ATTN LAURA ASH DIRECTOR OF FACILITY SERVICES 800 N LINDBERGH AVE ST LOUIS, MO 63167	TRANSITION SERVICES AND FACILITIES LICENSE AGREEMENT	25838	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
MONSANTO COMPANY	MONSANTO COMPANY ATTN ASSISTANT GENERAL COUNSEL 200 WORLD TRADE CENTER STE 900 MERCHANDISE MART CHICAGO, IL 60654	CONTRACT MANUFACTURING AGREEMENT	25836	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	01-May-99		$0.00
MONSANTO COMPANY	MONSANTO COMPANY ATTN R WILLIAM IDE ESQ OFFICE OF THE GENERAL COUNSEL 800 N LINDBERGH BLVD ST LOUIS , MO 63167	GREAT LAKES/NSC TECHNOLOGIES	4542	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	08-Apr-99		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MONSANTO COMPANY	MONSANTO COMPANY ATTN R WILLIAM IDE ESQ OFFICE OF THE GENERAL COUNSEL 800 N LINDBERGH BLVD ST LOUIS , MO 63167	EXCLUSIVE INTELLECTUAL PROPERTY LICENSE AGREEMENT: EXCLUSIVE INTELLECTUAL PROPERTY LICENSE AGREEMENT BETWEEN MONSANTO COMPANY (“LICENSOR”) AND NSC TECHNOLOGIES COMPANY, LLC (“LICENSEE”).	4541	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE			$0.00
MONSANTO COMPANY	MONSANTO COMPANY ATTN GENERAL COUNSEL 800 NORTH LINDBERGH BLVD ST LOUIS , MO 63167	CONTRIBUTION AGREEMENT: CONTRIBUTION AGREEMENT BETWEEN MONSANTO COMPANY (“MONSANTO”), SWEET TECHNOLOGIES, INC. (“STI”) AND NSC TECHNOLOGIES COMPANY, INC. (THE “COMPANY).	4539	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE			$0.00
MONSANTO COMPANY	MONSANTO COMPANY MONSANTO COMPANY ATTN BARBARA BLACKFORD 800 N LINDBERGH BLVD ST LOUIS, MO 63167	PATENT LICENSE AGREEMENT. AMENDED AND RESTATED PATENT LICENSE AGREEMENT BETWEEN NSC TECHNOLOGIES COMPANY, L.L.C. (“LICENSOR”) AND MONSANTO COMPANY (“LICENSEE”).	4544	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE			$0.00
MONSANTO COMPANY	MONSANTO COMPANY ATTN CHARLIE JOHNSON 800 NORTH LINDBERGH BLVD ST LOUIS , MO 63167	CONTRIBUTION AGREEMENT: CONTRIBUTION AGREEMENT BETWEEN MONSANTO COMPANY (“MONSANTO”), SWEET TECHNOLOGIES, INC. (“STI”) AND NSC TECHNOLOGIES COMPANY, INC. (THE “COMPANY).	4538	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE			$0.00
MONSANTO COMPANY	MONSANTO COMPANY ATTN ASSISTANT GENERAL COUNSEL 200 WORLD TRADE CENTER STE 900 MERCHANDISE MART CHICAGO, IL 60654	CONTRACT MANUFACTURING AGREEMENT: CONTRACT MANUFACTURING AGREEMENT BETWEEN MONSANTO COMPANY (“MONSANTO”) AND NSC TECHNOLOGIES COMPANY, LLC (“NSC”).	4533	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE	01-May-99		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MONSANTO COMPANY	MONSANTO COMPANY ATTN R WILLIAM IDE ESQ OFFICE OF THE GENERAL COUNSEL 800 N LINDBERGH BLVD ST LOUIS , MO 63167	AMENDED AND RESTATED PATENT LICENSE AGREEMENT BETWEEN NSC TECHNOLOGIES COMPANY, LLC AND MONSANTO COMPANY	4540	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE	08-Apr-99		$0.00
MONSANTO COMPANY	MONSANTO COMPANY ATTN GENERAL COUNSEL 800 N LINDBERGH BLVD ST LOUIS , MO 63167	INTELLECTUAL PROPERTY LICENSE: INTELLECTUAL PROPERTY LICENSE AGREEMENT BETWEEN MONSANTO COMPANY (“MONSANTO”) AND SWEET TECHNOLOGIES, INC. (“LICENSEE”).	4535	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE			$0.00
MONSANTO COMPANY	MONSANTO COMPANY 601 KENSINGTON RD MT PROSPECT, IL 60015	SUPPLEMENTAL CONTRIBUTION AGREEMENT. SUPPLEMENTAL CONTRIBUTION AGREEMENT BETWEEN MONSANTO COMPANY (“MONSANTO”), SWEET TECHNOLOGIES, INC. (“STI”) AND NSC TECHNOLOGIES COMPANY, LLC (THE “COMPANY”).	4534	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE			$0.00
MONSANTO COMPANY	MONSANTO COMPANY ATTN R WILLIAM IDE ESQ OFFICE OF THE GENERAL COUNSEL 800 N LINDBERGH BLVD ST LOUIS , MO 63167	SECOND AMENDED AND RESTATED MASTER PATENT LICENSE AGREEMENT: SECOND AMENDED AND RESTATED MASTER PATENT LICENSE AGREEMENT BETWEEN NSC TECHNOLOGIES COMPANY LLC (“LICENSOR”) AND MONSANTO COMPANY (“LICENSEE”).	4543	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE			$0.00
MONSANTO COMPANY	MONSANTO COMPANY ATTN LAURA ASH DIRECTOR OF FACILITY SERVICES 800 NORTH LINDBERGH AVE ST LOUIS , MO 63167	TRANSITION SERVICES AND FACILITIES LICENSE AGREEMENT. TRANSITION SERVICES AND FACILITIES LICENSE AGREEMENT BETWEEN MONSANTO COMPANY (“MONSANTO”) AND GREAT LAKES CHEMICALS CORPORATION (ON BEHALF OF ITSELF AND NSC TECHNOLOGIES COMPANY, LLC (THE “COMPANY”)).	4537	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MONSANTO COMPANY	MONSANTO COMPANY ATTN GENERAL COUNSEL 800 NORTH LINDBERGH AVE ST LOUIS , MO 63167	TRANSITION SERVICES AND FACILITIES LICENSE AGREEMENT. TRANSITION SERVICES AND FACILITIES LICENSE AGREEMENT BETWEEN MONSANTO COMPANY (“MONSANTO”) AND GREAT LAKES CHEMICALS CORPORATION (ON BEHALF OF ITSELF AND NSC TECHNOLOGIES COMPANY, LLC (THE “COMPANY”)).	4536	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE			$0.00
MONTE STEARNS	REDACTED	SEPARATION AGREEMENT AND RELEASE	5346	BIO-LAB, INC.	SEVERANCE	31-Dec-08		REDACTED
MOON CLIPPER CREATIVE	MOON CLIPPER CREATIVE ANDIE P REID 305 N 23RD ST WILMINGTON, NC 28405	CONSULTING SERVICE CONTRACT	256	BIO-LAB, INC.	CONSULTING	26-Sep-05		$9,885.22
MR LUM KING PAK	MR LUM KING PAK TECSIA LUBRICATION CONSULTANTS BLK 4016 ANG MO KIO INDUSTRIAL PARK 1 , 01-518 SINGAPORE 569632	MANUFACTURER REPRESENTATIVE AGREEMENT	12175	CHEMTURA CORPORATION	DISTRIBUTION	01-Nov-98		$0.00
MR. WILLIAM E SETZLER	REDACTED	BENEFIT	4707	GREAT LAKES CHEMICAL CORPORATION	BENEFITS	01-Jan-92		REDACTED
MRC COMPUTER CORP	MRC COMPUTER CORP 3010 WESTCHESTER AVE PURCHASE, NY 10577 USA	MRC LEASING SERVICE AND SATISFACTION SINCE 1987	25855	CHEMTURA CORPORATION	LEASE - EQUIPMENT			$0.00
MRC COMPUTER CORP	MRC COMPUTER CORP 3010 WESTCHESTER AVE PURCHASE, NY 10577	EQUIPMENT SCHEDULE NO 9 TO LEASE AGREEMENT NO MRC-CROMPTON-100	2763	CHEMTURA CORPORATION	LEASE - EQUIPMENT			$0.00
MSR ADVISORS INC	MSR ADVISORS INC 3010 WESTCHESTER AVE PURCHASE, NY 10577	BCCM AGENCY AGREEMENT DATED OCTOBER 30, 2006 BETWEEN MSR ADVISORS, INC AND BCCM SHAREHOLDERS	3246	CHEMTURA CORPORATION	M&A - SALES	30-Oct-06		$0.00
MT. MCKINLEY INSURANCE CO.	MT. MCKINLEY INSURANCE CO. 477 MARTINSVILLE RD LIBERTY CORNER, NJ 7938	INSURANCE POLICY - POLICY NUMBER	39868	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MUDRA & ASSOCIATES INC	MUDRA & ASSOCIATES INC PRESIDENT 5008 NOB HILL DR EDINA , MN 55439 USA	BROKER AGREEMENT SALES AND MARKETING	258	HOMECARE LABS, INC.	SERVICES	01-Aug-05		$0.00
MUKESH PARIKH	REDACTED	SEPARATION AGREEMENT AND RELEASE	5337	CHEMTURA CORPORATION	SEVERANCE	27-Feb-09		REDACTED

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
MUNICH AMERICAN REASSURANCE	MUNICH AMERICAN REASSURANCE PO BOX 3210 ATLANTA, GA 30302	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER WB0200497	41919	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
MUNICH AMERICAN REASSURANCE	MUNICH AMERICAN REASSURANCE PO BOX 3210 ATLANTA, GA 30302	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER WB0200497	39869	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
MUTUAL MARINE OFFICE, INC	MUTUAL MARINE OFFICE, INC. 919 3RD AVE 10TH FL NEW YORK, NY 10022	INSURANCE POLICY - POLICY NUMBER	39870	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NANJING CROMPTON SHUGUANG ORGANOSILICON SPECIALTIES CO., LTD.	NANJING CROMPTON SHUGUANG ORGANOSILICON SPECIALTIES CO., LTD. ECONOMIC & TECHNOLOGICAL DEVELOPMENT ZONE XINSHENGWEI, NANJING 210038 CHINA	CONTRACT FOR THE TRANSFER OF USE RIGHTS OF STATE OWNED LAND	11582	CHEMTURA CORPORATION	JV - REAL ESTATE	09-Aug-02		$0.00
NANJING SHUGUANG CHEMICAL GENERAL COMPANY	NANJING SHUGUANG CHEMICAL GENERAL COMPANY ATTN DONG-SHENG MEI 13 GUI YUN TANG GULOU DISTRICT NANJING, 210003 CHINA	JOINT VENTURE, NANJING CROMPTON SHUGUANG ORGANOSILICON SPECIALTIES COMPANY, LTD.	4652	CHEMTURA CORPORATION	JV - REAL ESTATE	01-Nov-02		$0.00
NANJING SHUGUANG CHEMICAL GENERAL COMPANY	NANJING SHUGUANG CHEMICAL GENERAL COMPANY 13 GUI YUN TANG GULOU DISTRICT NANJING, 210003 CHINA	TRADEMARK AGREEMENT - CROMPTON	11587	CHEMTURA CORPORATION	JV - TRADEMARK LICENSE	27-Jun-02		$0.00
NANJING SHUGUANG CHEMICAL GENERAL COMPANY	NANJING SHUGUANG CHEMICAL GENERAL COMPANY 13 GUI YUN TANG GULOU DISTRICT NANJING, 210003 CHINA	TRADEMARK AGREEMENT	11584	CHEMTURA CORPORATION	JV - TRADEMARK LICENSE	25-Jun-02		$0.00
NANJING SHUGUANG CHEMICAL GENERAL COMPANY	NANJING SHUGUANG CHEMICAL GENERAL COMPANY 13 GUI YUN TANG GULOU DISTRICT NANJING, 210003 CHINA	EXPORT DISTRIBUTION CONTRACT	11588	CHEMTURA CORPORATION	JV - DISTRIBUTION	27-Jun-02		$0.00
NANJING SHUGUANG CHEMICAL GENERAL COMPANY	NANJING SHUGUANG CHEMICAL GENERAL COMPANY 13 GUI YUN TANG GULOU DISTRICT NANJING, 210003 CHINA	SUPPLY CONTRACT	11583	CHEMTURA CORPORATION	JV - SUPPLY	25-Jun-03		$0.00
NANJING SHUGUANG CHEMICAL GENERAL COMPANY	NANJING SHUGUANG CHEMICAL GENERAL COMPANY ATTN DONG SHENG MEI 13 GUI YUN TANG GULOU DISTRICT NANJING, 210003 CHINA	JOINT VENTURE, NANJING CROMPTON SHUGUANG ORGANOSILICON SPECIALTIES COMPANY, LTD.	11585	CHEMTURA CORPORATION	JV - REAL ESTATE	10-Jun-02		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NANJING SHUGUANG CHEMICAL GENERAL COMPANY	NANJING SHUGUANG CHEMICAL GENERAL COMPANY 13 GUI YUN TANG GULOU DISTRICT NANJING, 210003 CHINA	PUKOU SITE MANUFACTURING SERVICES AGREEMENT	11586	CHEMTURA CORPORATION	JV - REAL ESTATE			$0.00
NATHAN ARRINGTON	REDACTED	EXTRACT FROM MINUTES OF MEETING OF THE BOARD OF BENEFITS & AWARDS OF UNIROYAL, INC HELD AUGUST 9, 1979 RE: NATHAN ARRINGTON	4672	UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE) (CHEMTURA CORPORATION?)	BENEFITS	01-Oct-78		REDACTED
NATIONAL CAS	NATIONAL CAS C/O SCOTTSDALE INSURANCE CO SCOTTSDALE, AZ 85258 US	INSURANCE POLICY - POLICY NUMBER XU000324	39871	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL CASUALTY	NATIONAL CASUALTY C/O SCOTTSDALE INSURANCE CO SCOTTSDALE, AZ 85258 US	INSURANCE POLICY - POLICY NUMBER XU000094	39872	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL CASUALTY COMPANY	NATIONAL CASUALTY COMPANY C/O SCOTTSDALE INSURANCE CO SCOTTSDALE, AZ 85258 US	INSURANCE POLICY - POLICY NUMBER XU 000094	39874	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL CASUALTY COMPANY	NATIONAL CASUALTY COMPANY C O SCOTTSDALE INSURANCE COMPANY C/O SCOTTSDALE INSURANCE CO SCOTTSDALE, AZ 85258 US	INSURANCE POLICY - POLICY NUMBER XU000325	39877	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL CASUALTY COMPANY	NATIONAL CASUALTY COMPANY C/O SCOTTSDALE INSURANCE CO SCOTTSDALE, AZ 85258 US	INSURANCE POLICY - POLICY NUMBER XU 000324	39875	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL CASUALTY COMPANY C/O SCOTTSDALE INSURANCE COMPANY	NATIONAL CASUALTY COMPANY C/O SCOTTSDALE INSURANCE CO SCOTTSDALE, AZ 85258 US	INSURANCE POLICY - POLICY NUMBER	39873	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL CASUALTY COMPANY	NATIONAL CASUALTY COMPANY C/O SCOTTSDALE INSURANCE COMPANY C/O SCOTTSDALE INSURANCE CO SCOTTSDALE, AZ 85258 US	INSURANCE POLICY - POLICY NUMBER XU000325	39876	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL CASUALTY COMPANY	NATIONAL CASUALTY COMPANY C O SCOTTSDALE INSURANCE COMPANY C/O SCOTTSDALE INSURANCE CO SCOTTSDALE, AZ 85258 US	INSURANCE POLICY - POLICY NUMBER XU000325	41920	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1228661	39890	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2296328	39878	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - AUTO LIABILITY-TEXAS POLICY NUMBER BATX 1458836	39888	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - AUTO LIABILITY-ALL STATES POLICY NUMBER BA 9198474	39887	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - AUTO LIABILITY - TEXAS POLICY NUMBER BATX 1458836	39886	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - AUTO LIABILITY-ALL STATES POLICY NUMBER BA 9198474	39885	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - AUTO LIABILITY-TX AUTO POLICY NUMBER RMGLA 4300899	39884	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - AUTO LIABILITY-ALL STATES POLICY NUMBER BA 9198474	39883	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9910317	39882	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9782372	39881	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - OUTSIDE ENTITY EXECUTIVE LIABILITY INSURANCE POLICY NUMBER 5696886	39879	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1232032	39880	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - ALL STATES W.C. & E.L. POLICY NUMBER 4956425	39977	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CLM3086608	39984	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CLM308-65-88	39983	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CLM308-65-61	39982	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CLM3089172	39981	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CLM3075048	39980	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - W.C./E.L.-CALIFORNIA POLICY NUMBER 1125477	39978	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - W.C./E.L.-CALIFORNIA POLICY NUMBER 4956424	39976	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER	39979	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1232032	39891	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1185047	39889	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9603098	39951	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - W.C. & E.L.-CALIFORNIA POLICY NUMBER 1126136	39961	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - W.C./E.L.-CALIFORNIA POLICY NUMBER 4958213	39960	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - ALL STATES W.C. & E.L. POLICY NUMBER 4954232	39959	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - GENERAL LIABILITY POLICY NUMBER GLA 9601675	39958	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMPREHENSIVE GENERAL LIABILITY & AUTO LIAB. POLICY NUMBER GLAL 53-31810	39957	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - AUTO LIABILITY POLICY NUMBER BA 1453225	39956	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMPREHENSIVE GENERAL LIABILITY POLICY NUMBER GLA 9601675	39955	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - W.C./E.L.-ALL STATES POLICY NUMBER 4958214	39954	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - W.C. & E.L. (AZ, ID, OR, MD) POLICY NUMBER 1127681	39963	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1185217	39952	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - W.C. & E.L. - CA ONLY POLICY NUMBER 1127377	39964	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9910569	39950	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9603098	39949	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9910509	39948	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9910317	39947	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9782372	39946	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1232032	39945	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9910317	39944	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9782372	39943	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1232032	39942	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1128661	39941	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - AUTO LIABILITY POLICY NUMBER BA 9198474	39953	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - ALL STATES W.C. & E.L. POLICY NUMBER 1125478	39975	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - W.C. & E.L. - ALL STATES POLICY NUMBER 1127680	39962	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER 1224955	39938	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - ALL STATES W.C. & E.L. POLICY NUMBER 1125476	39974	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - ALL STATES W.C. & E.L. POLICY NUMBER WC 1596194	39973	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - CALIF. W.C. & E.L. POLICY NUMBER WC 1174428	39972	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - ALL STATES W.C. & E.L. POLICY NUMBER WC 1174427	39971	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - ALL STATES W.C. & E.L. POLICY NUMBER WC 9554399	39970	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - VA. & KY. W.C. & E.L. POLICY NUMBER WC9554341	39969	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - ALL STATES W.C. & E.L. POLICY NUMBER WC 1594408	39968	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - VIRGINIA W.C. & E.L. POLICY NUMBER WC 9055340	39967	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - ALL STATES W.C. & E.L. POLICY NUMBER WC 1596149	39966	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - ALL STATES W.C. & E.L. POLICY NUMBER 1126137	39965	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - ORGANIZATION INSURANCE POLICY NUMBER 5696886	39902	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER 1224972	39913	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - AUTO LIABILITY POLICY NUMBER BA 9198474	39912	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER 1454208	39911	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER 1453843	39910	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER 9604711	39909	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER 1225093	39908	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER 1224971	39907	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER 1224953	39906	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER 1224710	39905	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1185047	39940	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXECUTIVE LIABILITY INSURANCE POLICY NUMBER 5696886	39903	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER 1453844	39916	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9603098	39901	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9603098	39900	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9910317	39899	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9782372	39898	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1232032	39897	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1228660	39896	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1185203	39895	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L AOS POLICY NUMBER	39894	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9910317	39893	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9782372	39892	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1185203	39904	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER 1454210	39926	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER 1224954	39937	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER 1224680	39936	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9910317	39935	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9782372	39934	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1232032	39933	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 11228660	39932	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L. AOS POLICY NUMBER RMGL 1126324	39931	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L. POLICY NUMBER 5608156	39930	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L. POLICY NUMBER 5608126	39929	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER 1225094	39914	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER 1225095	39927	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER 9604712	39915	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER 1453845	39925	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY- GENERAL LIABILITY POLICY NUMBER GLA 2498384	39924	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL GEN. LIABILITY POLICY NUMBER RMGLA 2496383 CLAIM MADE	39923	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - GENERAL LIABILITY (PROD, AOS, CLAIM MADE) POLICY NUMBER RMGLA 4596667	39922	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - GENERAL LIABILITY - (NJ & MA) POLICY NUMBER RMGLA 4596666	39921	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - GENERAL LIABILITY-ALL STATES POLICY NUMBER RMGLA 4596659	39920	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - GENERAL LIABILITY-TX POLICY NUMBER RMGLA 4596665	39919	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - GENERAL LIABILITY POLICY NUMBER 4300898 CLAIM MADE	39918	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER 1454209	39917	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER 1224970	39939	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS W.C. & E.L POLICY NUMBER 9604713	39928	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CLM3089172	41922	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CLM3075048	41921	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CLM3086608	41925	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CLM308-65-61	41923	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION	NATIONAL UNION 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CLM308-65-88	41924	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INS CO	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	41012	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	41248	CROMPTON HOLDING	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	41484	GLCC LAUREL	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	41932	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO	NATIONAL UNION FIRE INS CO C/O AJAC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 11865443 1224363 1224392 1229654 1229654 1225394 1225394 BINDER 9910328 9910585 9603110 9607109 9608559 CLM 3075982 L 92190 BE 309-13-05	39986	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO C/O AJAC	NATIONAL UNION FIRE INS CO C O A1AC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 11865443 1224363 1224392 1229654 1229654 1225394 1225394 BINDER 9910328 9910585 9603110 9607109 9608559 CLM 3075 982 L 92190 BE 309-13-05	39985	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	37359	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	37358	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	37357	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	37356	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	37476	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	37474	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	37477	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	37475	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	37595	ASCK, INC.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	37594	ASCK, INC.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	37593	ASCK, INC.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	37592	ASCK, INC.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	37712	ASEPSIS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	37713	ASEPSIS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	37711	ASEPSIS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	37710	ASEPSIS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	37847	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	37848	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	37849	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	37965	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	37967	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	37964	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	37966	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	38085	BIO-LAB, INC.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	38084	BIO-LAB, INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	38083	BIO-LAB, INC.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	38082	BIO-LAB, INC.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	41011	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	41009	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	41008	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	41246	CROMPTON HOLDING	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	41244	CROMPTON HOLDING	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	41247	CROMPTON HOLDING	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	41481	GLCC LAUREL	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	41483	GLCC LAUREL	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	41482	GLCC LAUREL	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	41931	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	41930	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	41929	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	41928	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST007 11 29	41927	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO C O A1AC 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 11865443 1224363 1224392 1229654 1229654 1225394 1225394 BINDER 9910328 9910585 9603110 9607109 9608559 CLM 3075 982 L 92190 BE 309-13-05	41926	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	37846	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	41010	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	41129	CROMPTON COLORS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	41128	CROMPTON COLORS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	41127	CROMPTON COLORS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	41126	CROMPTON COLORS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	41245	CROMPTON HOLDING	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	39988	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	39991	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	39989	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	39990	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	41480	GLCC LAUREL	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	42403	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	42402	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	42401	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	42400	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	42521	GT SEED	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	42520	GT SEED	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	42519	GT SEED	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	42518	GT SEED	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	42638	HOMECARE LABS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	42637	HOMECARE LABS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	42636	HOMECARE LABS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	42639	HOMECARE LABS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	42757	ISCI INC.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	42756	ISCI INC.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	42755	ISCI INC.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	42754	ISCI INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	42890	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	42891	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	42889	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	42888	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	43009	MONOCHEM INC.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	43008	MONOCHEM INC.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH -A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	43007	MONOCHEM INC.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH -A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	43006	MONOCHEM INC.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	43125	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	43127	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	43124	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	43126	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	43245	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	43244	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	43243	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	43242	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	43363	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	43362	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	43361	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	43360	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	43481	WEBER CITY ROAD	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	43479	WEBER CITY ROAD	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	43478	WEBER CITY ROAD	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	43599	WRL OF INDIANA	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	43598	WRL OF INDIANA	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	43597	WRL OF INDIANA	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	43596	WRL OF INDIANA	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	37478	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	41130	CROMPTON COLORS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	41366	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 4903194	41365	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	41364	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST 2609619	41363	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - PENSION TRUST LIABILITY POLICY NUMBER 6258528	41362	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	37850	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	37968	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	38086	BIO-LAB, INC.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER GLA 9150087	39992	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00100c

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	39993	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	42404	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	42522	GT SEED	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	42640	HOMECARE LABS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	42758	ISCI INC.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	42892	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	43010	MONOCHEM INC.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	43128	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	43246	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	43364	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	43482	WEBER CITY ROAD	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO OF PITTSBURGH - A+ 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 4926857	43480	WEBER CITY ROAD	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	43600	WRL OF INDIANA	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	37360	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	37596	ASCK, INC.	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	37714	ASEPSIS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INS CO.	NATIONAL UNION FIRE INS CO. 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 2632733	37755	BIOLAB COMPANY STORE	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INS. CO OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER BE 8714391	39998	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INS. CO OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER BE 7397524	39997	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS. CO OF PITTSBURGH, PA	NATIONAL UNION FIRE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER ST007 11 29	39987	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS. CO OF PITTSBURGH, PA	NATIONAL UNION FIRE INS. CO OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER BE 3574379	39996	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS. CO OF PITTSBURGH, PA	NATIONAL UNION FIRE INS. CO OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER BE 9320756	39995	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INS. CO OF PITTSBURGH, PA	NATIONAL UNION FIRE INS. CO OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER BE 9320755	39994	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE	NATIONAL UNION FIRE INSURANCE 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CLM3075048	41933	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 561-71-17	41940	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC211-58-06	40027	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC317-06-99	40037	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC317-06-96	40036	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC317-64-15	40035	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC317-64-13	40034	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC317-64-12	40033	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC317-64-11	40032	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWX017-44-96	40031	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC211-58-47	40030	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC317-06-97	40039	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC211-58-10	40028	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC317-07-49	40040	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWX217-76-06	40026	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC1132480	40025	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC1132479	40024	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC1132476	40023	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RM WC 1132478	40022	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWX116-32-93	40021	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RM WC 116-31-40	40020	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RM WC 116-31-39	40019	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RM WC 116-31-38	40018	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RM WC 116-31-37	40017	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC211-58-07	40029	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9604711	40051	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1224972	40062	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1224954	40061	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER GL 5906932 RA	40060	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMGL113-5324	40059	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER GL5904644RA	40058	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER GL 5096076RA	40057	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER GL 5908101RA	40056	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER GL 0909686RA	40055	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER GL - 5909649RA	40054	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC317-06-98	40038	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1453843	40052	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 932-56-17	40014	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1224971	40050	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1224953	40049	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 856-30-65	40047	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 873-23-37	40046	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 511-80-81	40045	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 858-64-64	40044	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 858-64-64	40043	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 561-71-17	40042	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMC317-07-49	40041	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1454208	40053	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RM WC 116-31-36	40016	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMCA 135-25-16	40002	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 310-22-71	40013	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 932-56-16	40012	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 483-91-25	40011	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 482-08-34	40010	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC123-70-95	40009	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC123-70-96	40008	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMCA142-92-10	40007	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMCA142-92-11	40006	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMCA143-15-35	40005	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMCA 135-25-17	40003	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RM CA 320-74-37	40001	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RM CA 320-74-38	40000	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER CLM3075048	39999	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RM WC 116-31-35	40015	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMCA143-15-34	40004	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	AUTO POL #RMCA142-92-11;10/30/92-93	13070	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	AUTO POL #RMCA143-15-34;10/30/93-94	13071	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	AUTO LIAB. POL #RM CA 320-74-37, 10/30/97-98	13065	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	XS LIABILITY POL # BE8714391; 11/4/01-11/4/02	20432	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	XS LIABILITY POL # BE9320755 6/1/96-98	20433	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	XS LIABILITY POL # BE7397524; 11/4/00-11/4/01	20431	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC POL # WC1126137; 5/1/89-90	20426	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC POL # WC1127680; 5/1/89-90	20427	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC POL # WC4958214; 5/1/88-89	20428	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	XS LIABILITY POL #BE9320756; 5/1/86-5/31/96	20429	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	XS LIABILITY POL # BE3574379; 11/4/99-11/4/00	20430	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	EXCESS LIAB. POL#443-91-25; 10/30/1994-1995	13074	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWC211-58-47;10/30/95-96	13095	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWC317-06-96;10/30/93-94	13096	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWC317-06-97;10/30/93-94	13097	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWC317-06-98;10/30/93-94	13098	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWC317-06-99;10/30/93-94	13099	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWC317-07-49;10/30/93-94	13100	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWC317-64-11;10/30/94-95	13101	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWC317-64-12;10/30/94-95	13102	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWC317-64-13;10/30/94-95	13103	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWC317-64-15;10/30/94-95	13104	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	AUTO POL #RMCA142-92-10;10/30/92-93	13069	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL # RM WC 1132478;10/30/96-97	13079	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL # RM WC 1132479;10/30/96-97	13080	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL # RM WC 1132480;10/30/96-97	13081	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	EXCESS LIAB. POL#310-22-71; 11/4/1999-2000	13073	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	AUTO POL #RMCA143-15-35;10/30/93-94	13072	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	AUTO LIAB. POL #RMCA 135-25-16, 10/30/95-96	13067	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	AUTO LIAB. POL #RMCA 135-25-17, 10/30/95-96	13068	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL # RMWC116-31-37;10/30/97-98	13084	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL # RMWC116-31-35;10/30/97-98	13082	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL # RM WC 1132476;10/30/96-97	13078	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL # RMWC211-58-10;10/30/95-96	13089	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL # RMWX 116-32-93;10/30/97-98	13090	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL # RMWX217-76-06;10/30/96-97	13091	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWC123-70-95;10/30/92-93	13092	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWC123-70-96;10/30/92-93	13093	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWC211-58-07;10/30/95-96	13094	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWX017-44-96;10/30/95-96	13105	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	GEN LIAB. POL#932-56-16; 11/4/1996-1997	13076	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	EXCESS LIAB. POL#482-08-34; 10/30/1995-1996	13075	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL # RMWC116-31-38;10/30/97-98	13085	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL # RMWC116-31-39;10/30/97-98	13086	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL # RMWC116-31-40;10/30/97-98	13087	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL # RMWC211-58-06;10/30/95-96	13088	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	GEN LIAB. POL#932-56-17; 11/4/1996-1997	13077	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL # RMWC116-31-36;10/30/97-98	13083	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 70 PINE STREET NEW YORK, NY 10270 US	AUTO LIAB. POL #RM CA 320-74-38, 10/30/97-98	13066	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 856-30-65	41945	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 873-23-37	41944	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 511-80-81	41943	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 511-80-81	41952	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 858-64-64	41941	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 561-71-17	41935	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 511-80-81	41934	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 USA	POLICY NO.858-64-64 EFFECTIVE DATE 5/22/1999 TO 5/22/2001	20551	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 USA	POLICY NO.873-23-37 EFFECTIVE DATE 5/22/2001 TO 5/22/2002	20552	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 USA	POLICY NO. 856-30-65 EFFECTIVE DATE 5/22/1998 TO 5/22/2001	20547	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 USA	POLICY NO.511-80-81 EFFECTIVE DATE 6/30/2002 TO 6/30/2003	20548	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 USA	POLICY NO.561-71-17 EFFECTIVE DATE 6/30/2002 TO 6/30/2003	20549	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 USA	POLICY NO.858-64-64 EFFECTIVE DATE 5/22/1999 TO 5/22/2000	20550	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE COMPANY	NATIONAL UNION FIRE INSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 482-93-54	40048	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY	NATIONAL UNION FIRE INSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 482-93-54	41947	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY	NATIONAL UNION FIRE INSURANCE COMPANY 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 482-93-54	41946	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RM5608156	40075	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER BE3091387	40086	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER BE3091305	40085	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 3102247	40084	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER BE 9325690	40083	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER BE 3095613	40082	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER BE 3095699	40081	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER BE 3099790	40080	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER BE 3089872	40079	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER BE3086304	40078	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC 1126136	40113	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RM 1126324	40076	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER AP 4792802-02	40089	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1454210	40074	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5608126	40073	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC1454232	40072	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1454209	40071	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1453845	40070	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9604713	40069	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1224970	40068	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1224955	40067	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1224948	40066	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER BE 3083461	40077	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER AP4792802-06	40099	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC1596194	40110	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC 495-64-24	40109	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC 495-82-13	40108	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC 1127377	40107	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC419-61-86	40106	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC 122-50-95	40105	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC 122-50-93	40104	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC 159-44-08	40103	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC 955-43-99	40102	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5696886	40087	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER AP4792802-07	40100	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER AP 4792802-02	40088	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER AP4792802-05	40098	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER AP4792802-04	40097	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER BE 3574379	40096	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER BE3574379	40095	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER BE7397524	40094	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER BE8714391	40093	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER AP 322-18-49	40092	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER AP 322-88-52	40091	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER AP 4792802	40090	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/ STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC 112-54-76	40112	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC 117-44-27	40101	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 9604712	40063	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1453844	40065	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 118 52 17	40124	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER OR-99-8087	40134	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 960 30 98	40133	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 991 05 69	40132	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 991 03 17	40131	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 978 23 72	40130	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 123 20 32	40129	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 122 86 61	40128	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 122 86 60	40127	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 282-50-01	40136	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 118 52 03	40125	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 117 01 13	40123	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 117 01 10	40122	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC4958214	40121	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC1126137	40120	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC1127680	40119	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC4956425	40118	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER RMWC1127681	40117	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC 112-54-77	40116	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC 117-44-28	40115	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC 122-50-94	40114	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 118 50 47	40126	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1225094	40064	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 389-96-08	40135	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER WC1596149	40111	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 873-23-37	40139	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 511-80-81	40138	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 282-51-32	40137	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA EXECUTIVE OFFICES 70 PINE ST NEW YORK, NY 10270 USA	INLAND MARINE BASIC POLICY	2181	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-08		$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE ST NEW YORK, NY 10270 USA	DECLARATIONS PAGE	2180	CHEMTURA CORPORATION	INSURANCE POLICY	01-May-08		$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 282-50-01	41950	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 389-96-08	41949	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER OR-99-8087	41948	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 873-23-37	41959	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 511-80-81	41958	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 282-51-32	41957	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 282-50-01	41956	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 389-96-08	41955	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER OR-99-8087	41954	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 80 PINE ST. NEW YORK, NY 10005 USA	POLICY NO. 282-50-01 EFFECTIVE DATE 6/30/2003 TO 6/30/2004	20609	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 80 PINE ST. NEW YORK, NY 10005 USA	POLICY NO. 282-51-32 EFFECTIVE DATE 6/30/2001 TO 6/30/2002	20610	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 80 PINE ST. NEW YORK, NY 10005 USA	POLICY NO. 282-51-32 EFFECTIVE DATE 6/30/2003 TO 6/30/2004	20611	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 80 PINE ST. NEW YORK, NY 10005 USA	POLICY NO. 389-96-08 EFFECTIVE DATE 6/30/2004 TO 6/30/2005	20612	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 80 PINE ST. NEW YORK, NY 10005 USA	POLICY NO. 482-93-54 EFFECTIVE DATE 4/1/1996 TO 4/1/1999	20613	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 80 PINE ST. NEW YORK, NY 10005 USA	POLICY NO. 511-80-81 EFFECTIVE DATE 6/30/2002 TO 6/30/2003	20614	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET OIL RIG DIVISION, 675 BERING DRIVE, SUITE 600, HOUSTON, TX 77057 NEW YORK, NY 10270 USA	POLICY NO. OR-99-8087 EFFECTIVE DATE 5/1/2000 TO 5/1/2001	20553	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 873-23-37	41953	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 856-30-65	41939	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 873-23-37	41938	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 858-64-64	41937	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 858-64-64	41936	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 858-64-64	41942	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 282-51-32	41951	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	GEN LIAB POL # 5909649 RA; 7/1/95-96	20669	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	GEN LIAB POL # GL 5906076RA; 7/1/92-93	20670	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	GEN LIAB POL # GL 5908101 RA: 7/1/94-95	20671	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	GEN LIAB POL # GL5904644RA;(7/1/91-92	20672	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XS LIAB POL # BE 3099790; 7/1/96-97	20680	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XS LIAB POL # BE3083461; 7/1/91-92	20681	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XS LIAB. # BE3089872; 7/1/93-94	20682	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	WC POL # WC4956425; 5/1/86-87	20774	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	WC POL # RMWC 1127681; 5/1/89-91	20773	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	WC POL#WC 955-43-99; 5/1/83-5/1/84	20896	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 71 PINE STREET NY, NY US	XS LIAB POL # BE3091387; 6/1/94-95	20898	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XS LIAB POL #BE3091305: 61/193-94	20897	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	D&O INS POL # 5696886;9/1/02-03	20880	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	WC POL# WC 112-54-76; 5/1/85-5/1/86	20881	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XSWC POL # 1454209; 5/1/85-86	20781	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XSWC POL #1454208; 5/1/85-86	20780	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XSWC POL #1454210; 5/1/85-86	20782	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XSWC POL #5608126; 5/1/87-88	20783	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XSWC POL #RM1126324; 5/1/89-6/1/90	20784	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XSWC POL #RM5608156; 5/1/88-89	20785	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XSWC POL #WC1454232; 5/1/86-87	20786	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XSWC POL #9604711; 5/1/83-84	20787	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XSWC POL #9604712; 5/1/83-84	20788	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XSWC POL #9604713; 5/1/83-84	20789	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XSWC POL 1224953; 4/1/80-81	20790	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XSWC POL 1224954; 4/1/80-81	20791	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XSWC POL # 1453845; 5/1/84-85	20779	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XSWC POL # 1453843; 5/1/84-85	20777	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	GEN LIAB POL # GL5906932RA; 7/1/93-94	20673	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 71 PINE STREET NY, NY 10270 US	GEN LIAB POL # RMGL 1135324; 7/1/97-98	20683	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	GEN LIAB POL #GL5909686RA; 7/1/96-97	20674	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XSWC POL # 1453844; 5/1/84-85	20778	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XSWC POL # 1224948; 4/4/79-80	20775	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XSWC POL # 1225094; 5/1/83-84	20776	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XSWC POL 1224955;4/1/80-81	20792	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XSWC POL 1224970;5/1/81-82	20793	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XSWC POL 1224971; 5/1/81-82	20794	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	WC POL#WC 122-50-93; 5/1/82-5/1/83	20892	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	WC POL# WC1596194; 5/1/81-4/1/82	20889	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	WC POL#WC 117-44-27; 5/1/84-5/1/85	20891	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	WC POL#WC 122-50-94; 5/1/82-5/1/83	20893	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	WC POL#WC 122-50-95; 5/1/82-5/1/83	20894	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	WC POL#WC 159-44-08; 5/1/82-5/1/83	20895	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	WC POL# WC 1126136; 5/1/88-5/1/89	20883	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	WC POL# WC 1127377; 5/1/89-5/1/90	20884	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	WC POL# WC 117-44-28; 5/1/84-5/1/85	20885	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	WC POL# WC419-61-86; 5/1/90-6/1/90	20890	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	WC POL# WC 112-54-77; 5/1/85-5/1/86	20882	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	AIRCRAFT PROD LIAB POL#AP4792802-02;7/1/96-97	20871	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	AIRCRAFT PROD LIAB POL#AP479280204; 6/1/97-98	20872	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	AIRCRAFT PROD LIAB POL#AP479280205; 6/1/98-99	20873	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	AIRCRAFT PROD LIAB POL#AP479280206;6/1/99-00	20874	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	AIRCRAFT PROD LIAB POL#AP4792802-07;7/1/00-01	20875	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	AIRCRAFT PROD.POL#AP 322-18-49; 10/1/92-10/1/93	20876	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	AIRCRAFT PROD.POL#AP 322-88-52; 6/1/93-5/1/94	20877	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	AIRCRAFT PROD.POL#AP 4792802; 6/1/94-5/1/95	20878	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	AIRCRAFT PROD.POL#AP 4792802-02 ; 6/1/95-5/1/96	20879	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	WC POL# WC 495-64-24; 5/1/86-5/1/87	20886	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	WC POL# WC 495-82-13; 5/1/87-5/1/88	20887	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	WC POL# WC1596149; 12/17/80-5/1/81	20888	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XS LIAB # 3102247; 11/4/97-98	20675	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XS LIAB # BE9325690; 11/4/97-98	20676	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA 70 PINE STREET NY, NY 10270 US	XS LIAB POL # BE 3086304; 7/1/92-93	20677	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH,PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH,PA 70 PINE STREET NY, NY 10270 US	XS LIAB POL # BE 3095613;7/1/94-95	20678	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH,PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH,PA 70 PINE STREET NY, NY 10270 US	XSWC POL 1224972; 5/1/81-82	20795	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH,PA	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH,PA 70 PINE STREET NY, NY 10270 US	XS LIAB POL # BE 3095699; 7/1/95-96	20679	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - CRIME COVERAGE POLICY NUMBER 8732367	40143	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - CRIME COVERAGE POLICY NUMBER 2825132	40141	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS POLICY NUMBER 2825001	40140	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS POLICY NUMBER 2979722	40144	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS POLICY NUMBER 4924138	40142	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - CRIME COVERAGE POLICY NUMBER 873 23 67	40152	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS PRIMARY POLICY NUMBER 873 23 37	40151	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS PRIMARY POLICY NUMBER 873 23 37	40150	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - SPECIAL RISK POLICY NUMBER 647 7149	40149	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - SPECIAL RISK POLICY NUMBER 647 7149	40148	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - CRIME COVERAGE POLICY NUMBER 561 71 17	40147	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS POLICY NUMBER 5118081	40146	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - CRIME COVERAGE POLICY NUMBER 3899608	40145	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS POLICY NUMBER 2979722	41964	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - CRIME COVERAGE POLICY NUMBER 873 23 67	41972	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS PRIMARY POLICY NUMBER 873 23 37	41971	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS PRIMARY POLICY NUMBER 873 23 37	41970	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - SPECIAL RISK POLICY NUMBER 647 7149	41969	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - SPECIAL RISK POLICY NUMBER 647 7149	41968	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - CRIME COVERAGE POLICY NUMBER 561 71 17	41967	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - CRIME COVERAGE POLICY NUMBER 3899608	41965	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - CRIME COVERAGE POLICY NUMBER 8732367	41963	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS POLICY NUMBER 4924138	41962	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - CRIME COVERAGE POLICY NUMBER 2825132	41961	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS POLICY NUMBER 2825001	41960	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL UNION FORE INS CO OF PITTSBURGH	NATIONAL UNION FORE INS CO OF PITTSBURGH 175 WATER STREET NEW YORK , NY 10038 US	INSURANCE POLICY - DIRECTORS & OFFICERS POLICY NUMBER 5118081	41966	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NATIONAL WELDERS SUPPLY COMPANY INC	NATIONAL WELDERS SUPPLY COMPANY INC 810 GESCO ST CHARLOTTE, NC 28208	BULK GAS AGREEMENT	2764	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	02-Apr-07		$0.00
NATIONWIDE GROUP	NATIONWIDE GROUP ,	INSURANCE POLICY - POLICY NUMBER	40153	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NAUGATUCK GLASS COMPANY	NAUGATUCK GLASS CO. C/O HARRY CASHIN PO BOX 71 NAUGATUCK, CT 06770-0000 USA	NAUGATUCK GLASS AND UNIROYAL CHEMICAL SETTLEMENT AGREEMENT	43660	CHEMTURA CORPORATION	SETTLEMENT AGREEMENT	9/20/1995		$0.00
NAUGATUCK GLASS COMPANY	NAUGATUCK GLASS COMPANY C O CT CORPORATION SYSTEM ONE CORPORATE CENTER FLOOR 11 HARTFORD, CT 06103-3220	SETTLEMENT AGREEMENT	2415	CHEMTURA CORPORATION	SETTLEMENT	22-Sep-95		$0.00
NAYLOR LLC ATLANTA	NAYLOR LLC ATLANTA 12600 DEERFIELD PKWY STE 350 ALPHARETTA, GA 30004-6130 USA	THE EDGE 2009 WINTER EDITION OFFICIAL PUBLICATION OF THE NORTHEAST SPA AND POOL ASSOCIATION MULTI-ISSUE CONTRACT	11916	CHEMTURA CORPORATION	ADVERTISING			$0.00
NBR CLASS	NBR CLASS GOLD BENNETT CERA & SIDENER LLP 595 MARKET ST., SUITE 2300 SAN FRANCISCO, CA 94105 USA	SETTLEMENT AGREEMENT JAN. 11, 2005	21049	CHEMTURA CORPORATION	SETTLEMENT			$0.00
NBR CLASS	NBR CLASS COHEN MILSTEIN HAUSFELD & TOLL PLLC 1100 NEW YORK AVENUE, NW WASHINGTON, DC 20005 USA	SETTLEMENT AGREEMENT JAN. 11, 2005	21048	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NBR CLASS	NBR CLASS BOLOGNESE & ASSOCIATES, LLC ONE PENN CENTER 1617 JFK BLVD., SUITE 650 PHILADELPHIA, PA 19103 USA	SETTLEMENT AGREEMENT JAN. 11, 2005	21047	CHEMTURA CORPORATION	SETTLEMENT			$0.00
NES RENTALS	NES RENTALS 910 S DIX DETROIT, MI 48217 USA	PURCHASE ORDER	11917	BIO-LAB, INC.	LEASE - EQUIPMENT	02-Jan-09		$3,735.47
NESLO PETROLEUM	NESLO PETROLEUM PO BOX 33, 950 KING GEORGE RD FORDS, NJ 08863 USA	DISTRIBUTOR CONTRACT	12166	CHEMTURA CORPORATION	DISTRIBUTION	01-Jul-95		$0.00
NESTEC INC	NESTEC INC JAMES L NESTER PO BOX 568 21 UNIONVILLE RD DOUGLASVILLE, PA 19518	CHEMTURA CORPORATION PURCHASE CONTRACT	756	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	19-Sep-07		$15,239.21
NEW ENGLAND INSURANCE COMPANY	NEW ENGLAND INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER EG000378 NE000071	40155	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NEW ENGLAND INSURANCE COMPANY	NEW ENGLAND INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER EG000378 NE000071	40154	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NEW ENGLAND INSURANCE COMPANY	NEW ENGLAND INSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER EG000378 NE000071	41973	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NEW JERSEY RECORDS STORAGE	NEW JERSEY RECORDS STORAGE ARTHUR NELSON 179 LINCOLN AVENUE PO BOX 83 ORANGE, NJ 07051 USA	STORAGE AND SERVICE AGREEMENT	37012	CHEMTURA	SERVICES			$270.50
NEW OCEAN INSURANCE COLTD	NEW OCEAN INSURANCE COLTD ,	INSURANCE POLICY - POLICY NUMBER EXC 0009	40156	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NEW YORK STOCK EXCHANGE INC	NEW YORK STOCK EXCHANGE INC ATTN DIRECTOR OF MARKET DATA 11 WALL ST NEW YORK , NY 10005	AGREEMENT FOR RECEIPT OF CONSOLIDATED NETWORK A DATA AND NYSE MARKET DATA	2142	CHEMTURA CORPORATION	RESEARCH	24-Jul-06		$0.00
NEW YORK UNDERWRITERS INSURANCE CO.	NEW YORK UNDERWRITERS INSURANCE CO. C/O HARTFORD INS. CO 690 ASYLUM AVE HARTFORD, CT 6115	INSURANCE POLICY - POLICY NUMBER 37WBMR0583	40157	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NEW YORK UNDERWRITERS INSURANCE CO.	NEW YORK UNDERWRITERS INSURANCE CO. C/O HARTFORD INS. CO 690 ASYLUM AVE HARTFORD, CT 06115 US	WC POL # 37WBMR0583; 6/1/80-81	20899	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NEW YORK UNDERWRITERS INSURANCE COMPANY	NEW YORK UNDERWRITERS INSURANCE COMPANY HARTFORD PLAZA 690 ASYLUM AVENUE T 7 92 HARTFORD, CT 6115	INSURANCE POLICY - POLICY NUMBER 61PNC163919E	40158	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NEW YORK UNDERWRITERS INSURANCE COMPANY	NEW YORK UNDERWRITERS INSURANCE COMPANY HARTFORD PLAZA 690 ASYLUM AVENUE T-7-92 HARTFORD, CT 06115 USA	INSURANCE POLICY NO. 61PNC163919E	20434	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NEWLINE COLOR INC. (CLASS REPRESENTATIVE)	NEWLINE COLOR INC. (CLASS REPRESENTATIVE) COHEN MILSTEIN HAUSFELD & TOLL PLLC 150 EAST 52 STREET NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21050	CHEMTURA CORPORATION	SETTLEMENT			$0.00
NEWLINE COLOR INC. (CLASS REPRESENTATIVE)	NEWLINE COLOR INC. (CLASS REPRESENTATIVE) GOLD BENNETT CERA & SIDENER LLP 595 MARKET STREET SUITE 2300 SAN FRANCISCO, CA 94105 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21051	CHEMTURA CORPORATION	SETTLEMENT			$0.00
NEWLINE COLOR INC. (CLASS REPRESENTATIVE)	NEWLINE COLOR INC. (CLASS REPRESENTATIVE) KOHN, SWIFT & GRAF, P.C. ONE SOUTH BROAD SUITE 2100 PHILADELPHIA, PA 19107 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21053	CHEMTURA CORPORATION	SETTLEMENT			$0.00
NEWLINE COLOR INC. (CLASS REPRESENTATIVE)	NEWLINE COLOR INC. (CLASS REPRESENTATIVE) KAPLAN FOX & KILSHEIMER 805 THIRD AVENUE 22ND FLOOR NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21052	CHEMTURA CORPORATION	SETTLEMENT			$0.00
NEWMANS ACRE	NEWMANS ACRE GREG NEWMAN ,		37014	CHEMTURA CORPORATION	TOLLING MANUFACTURING			$0.00
NEWNHAM HOUSE	NEWNHAM HOUSE CAMBRIDGE BUSINESS PARK CAMBRIDGE, CB4 OWZ UK	INVOICE	1428	BIO-LAB, INC.	SOFTWARE LICENSE			$0.00
NIAGARA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLL1011-86	40164	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NIAGARA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-97	40174	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NIAGARA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-96	40173	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NIAGARA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-95	40172	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NIAGARA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-94	40171	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NIAGARA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-93	40170	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NIAGARA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-91	40169	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NIAGARA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-90	40168	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NIAGARA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-89	40167	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NIAGARA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLL1011-87	40165	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NIAGARA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER PL201192	40163	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NIAGARA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-80	40162	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NIAGARA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER 79 GLL 1002	40161	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NIAGARA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER UNK	40160	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NIAGARA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER 79 GLL 1001	40159	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NIAGARA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-88	40166	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NIAGARA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-97	40175	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NIAGARA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-90	41983	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NIAGARA INSURANCE COMPANY	NIAGARA INSURANCE COMPANY P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - POLICY NUMBER GL1005 GL1005 GL1011 GL1011 GL1011	40176	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NIAGRA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-97	41990	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NIAGRA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-97	41989	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NIAGRA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-96	41988	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NIAGRA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-95	41987	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NIAGRA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-94	41986	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NIAGRA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-91	41984	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NIAGRA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-89	41982	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NIAGRA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-88	41981	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NIAGRA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLL1011-87	41980	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NIAGRA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER GLL1011-86	41979	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NIAGRA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER PL201192	41978	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NIAGRA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-80	41977	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NIAGRA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER 79 GLL 1002	41976	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NIAGRA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER UNK	41975	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NIAGRA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER 79 GLL 1001	41974	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NIAGRA	NIAGARA P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER GLL1011-93	41985	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NIAGRA FIRE INSURANCE COMPANY	NIAGRA FIRE INSURANCE COMPANY P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - POLICY NUMBER FIDELITY POLICY NUMBERS: L6 47 13 02; L6 54 53 74; L6 54 54 59 NIAGRA POLICY NUMBERS: 79 GLL 1001; UNKNOWN POLICY ISSUED 10/1/1979 - 10/1/1980; 79 GLL 1002; GLL1011-80	41992	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NIAGRA INSURANCE COMPANY	NIAGRA FIRE INSURANCE COMPANY P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - POLICY NUMBER FIDELITY POLICY NUMBERS: L6 47 13 02; L6 54 53 74; L6 54 54 59 NIAGRA POLICY NUMBERS: 79 GLL 1001; UNKNOWN POLICY ISSUED 10/1/1979 - 10/1/1980; 79 GLL 1002; GLL1011-80	40177	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NIAGRA INSURANCE COMPANY	NIAGRA INSURANCE COMPANY P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLL 1011-96	40178	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NIAGRA INSURANCE COMPANY	NIAGRA INSURANCE COMPANY P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLL 1011-96	41994	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NIAGRA INSURANCE COMPANY	NIAGRA INSURANCE COMPANY P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - POLICY NUMBER GLL 1011-96	41993	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NIAGRA INSURANCE COMPANY	NIAGARA INSURANCE COMPANY P O BOX HM 2450 HAMILTON, BERMUDA HM JX BERMUDA	INSURANCE POLICY - POLICY NUMBER GL1005 GL1005 GL1011 GL1011 GL1011	41991	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NIAGRA INSURANCE COMPANY LTD.	NIAGRA INSURANCE COMPANY LTD. C/O AON INSURANCE MANAGERS P.O.BOX HM 2450 HAMILTON HM JX, BERMUDA	POLICY NO.GLL 1011-96 EFFECTIVE DATE 4/1/1996 TO 4/1/1997	20615	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$2,526.90
NIHON SCHERING KK	NIHON SCHERING KK 2 6 64 NISHI MIYAHARA YODAGAWA KU OSAKA, 532 0004 JAPAN	WITCO CORPORATION ACQUISITION OF INDUSTRIAL CHEMICALS AND NATURAL SUBSTANCES DIVISION OF SHERING AG	11623	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
NIKKI COOKSEY	REDACTED	SEPARATION AGREEMENT AND RELEASE	5294	CHEMTURA CORPORATION	SEVERANCE	30-Jan-09		REDACTED
NIRMAL JAIN	REDACTED	RETIREMENT BENEFITS LETTER	4768	CHEMTURA CORPORATION	PENSION	01-Aug-99		REDACTED
NISSAN	NISSAN CHEMICAL INDUSTRIES LTD NO 7-1 KANDA-NISHIKI-CHO 3-CHOME CHIYODA-KU, TOKYO 101-0054 JAPAN	DEVELOPMENT AGREEMENT ON NC-512	12021	CHEMTURA CORPORATION	JOINT DEVELOPMENT	27-Feb-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NISSAN CHEMICAL INDUSTRIES LTD	NISSAN CHEMICAL INDUSTRIES LTD 7-1 KANDA NISHIKI CHO 3-CHOME CHIYODA-KU TOKYO, 101-0054 JAPAN	DISTRIBUTION AGREEMENT	25878	CHEMTURA CORPORATION	DISTRIBUTION	17-Aug-00		$0.00
NISSEKI CHEMICAL TEXAS INC	NISSEKI CHEMICAL TEXAS INC ATTN SMITH E HOWLAND 10500 BAY AREA BLVD PASADENA, TX 77507	SUPPLY AGREEMENT AND LEASE OF EQUIPMENT	757	GREAT LAKES CHEMICAL CORPORATION	LEASE - EQUIPMENT	13-May-02		$0.00
NITRAGIN ARGENTINA SA	NITRAGIN ARGENTINA SA ATTN VICE PRESIDENT PER 345-4 “C” 1067 - CAPITAL FEDERAL BUENOS AIRES, ARGENTINA	THIRAM SUPPLY AGREEMENT	12022	CHEMTURA CORPORATION	SALES	01-Jan-06		$0.00
NITRAGIN INC	NITRAGIN INC 13100 W LIBSON RD BROOKFIELD, WI 53005	ASSIGNMENT OF NITRAGIN SUPPLY AGREEMENT FOR LEGUME INOCULANT PRODUCTS TO CHEMTURA	5364	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
NORGES BRANNKASSE C O UNI FORSIKRING	NORGES BRANNKASSE C O UNI FORSIKRING DRAMMENSVEIEN 133 OSLO, 277 NORWAY	INSURANCE POLICY - POLICY NUMBER E85805	40179	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORGES BRANNKASSE C O UNI FORSIKRING	NORGES BRANNKASSE C O UNI FORSIKRING DRAMMENSVEIEN 133 OSLO, 277 NORWAY	INSURANCE POLICY - POLICY NUMBER E85805	41995	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NORGES BRANNKASSE C/O UNI FORSIKRING	NORGES BRANNKASSE C/O UNI FORSIKRING DRAMMENSVEIEN 133 OSLO, 277 NORWAY	INSURANCE POLICY - POLICY NUMBER E85805	40180	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORMAC ADHESIVE PEODUCTS INC	NORMAC ADHESIVE PEODUCTS INC 1350 HEINE CT BURLINGTON, ON L7L 6M4 CANADA	CONSIGNMENT STOCK AGREEMENT	1214	CHEMTURA CORPORATION	CONSIGNMENT	08-Apr-08		$0.00
NORMAN BOISSEAU	REDACTED	SEPARATION AGREEMENT AND RELEASE	5288	CHEMTURA CORPORATION	SEVERANCE	15-Dec-08		REDACTED
NORMETALES SA DE CV	NORMETALES SA DE CV AVE EL PASITO NO 4000 REYNOSA, 86610 MEXICO	MEXICAN TECHNOLOGY AGREEMENT BETWEEN NORMETALES S.A. DE C.V., AS GRANTOR, COOKSON GROUP PLC, COOKSON AMERICA, INC. AND VESUVIUS USA CORPORATION, AS GUARANTORS AND GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES, INC, AS GRANTEE	4407	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NORMETALES SA DE CV	NORMETALES SA DE CV AVE EL PASITO NO 4000 REYNOSA, 86610 MEXICO	INDEMITY AGREEMENT BETWEEN AZ PRODUCTS S.A. DE C.V AND GREAT LAKES CHEMICAL CORPORATIONORATION AND COOKSON GROUP PLC, COOKSON AMERICA, INC., VESUVIUS USA CORPORATION AND NORMETALES S.A. DE C.V	4408	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	31-Oct-97		$0.00
NORTH AMERICAN MARKETING AGREEMENT	NORTH AMERICAN MARKETING AGREEMENT 100 SANRICO DR MANCHESTER, CT 06040 USA	COEXHISTENCE AGREEMENT	11918	BIO-LAB, INC.	TRADEMARK LICENSE	04-Jun-03		$0.00
NORTH ATLANTIC INSURANCE GROUP	NORTH ATLANTIC INSURANCE GROUP,	INSURANCE POLICY - POLICY NUMBER BINDER	40182	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH ATLANTIC INSURANCE GROUP	NORTH ATLANTIC INSURANCE GROUP,	INSURANCE POLICY - POLICY NUMBER BINDER	40181	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH ATLANTIC INSURANCE GROUP	NORTH ATLANTIC INSURANCE GROUP,	INSURANCE POLICY - POLICY NUMBER BINDER	41996	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NORTH STAR	NORTH STAR C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER NSX-10884	40190	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH STAR	NORTH STAR C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER USX-6196	40198	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH STAR	NORTH STAR C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER NSX-10884	40197	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH STAR	NORTH STAR C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER NSX-13259	40196	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH STAR	NORTH STAR C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER NSX-11369	40195	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH STAR	NORTH STAR C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER NSX-10884	40194	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH STAR	NORTH STAR C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER NSX-10884	40193	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH STAR	NORTH STAR C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER NSX-10884	40191	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH STAR	NORTH STAR C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER NSX-6196	40189	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NORTH STAR	NORTH STAR C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER NSX-6196	40188	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH STAR	NORTH STAR C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER NSX-6196	40187	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH STAR	NORTH STAR C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER NSX-11369	40186	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH STAR	NORTH STAR C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER NSX-11369	40185	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH STAR	NORTH STAR C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER NSX-11369	40184	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH STAR	NORTH STAR C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER NSX-11369	40183	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH STAR	NORTH STAR C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER NSX-10884	40192	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH STAR RE	NORTH STAR RE C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER NSX-13259	40199	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH STAR REINSURANCE CORPORATION	NORTH STAR REINSURANCE CORPORATION C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER NSX 13259	40203	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH STAR REINSURANCE CORPORATION	NORTH STAR REINSURANCE CORPORATION C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER NSX 11369	40202	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH STAR REINSURANCE CORPORATION	NORTH STAR REINSURANCE CORPORATION C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER NSX 10884	40201	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTH STAR REINSURANCE CORPORATION	NORTH STAR REINSURANCE CORPORATION C/O W R BERKELEY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER NSX 6196	40200	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHBROOK	NORTHBROOK C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 36008602	40209	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHBROOK	NORTHBROOK C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63006757	40208	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHBROOK	NORTHBROOK C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63006028	40207	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NORTHBROOK	NORTHBROOK C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63004981	40206	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHBROOK	NORTHBROOK C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63003549	40205	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHBROOK	NORTHBROOK C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63002172	40204	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHBROOK INSURANCE	NORTHBROOK INSURANCE C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63006028	40213	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHBROOK INSURANCE	NORTHBROOK INSURANCE C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63007901	40215	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHBROOK INSURANCE	NORTHBROOK INSURANCE C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63004981	40212	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHBROOK INSURANCE	NORTHBROOK INSURANCE C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63003549	40211	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHBROOK INSURANCE	NORTHBROOK INSURANCE C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63002172	40210	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHBROOK INSURANCE CO	NORTHBROOK INSURANCE CO C O EASTERN RISK MANAGEMENT SERVICE C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63006726	41997	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NORTHBROOK INSURANCE COMPANY	NORTHBROOK INSURANCE COMPANY C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63-007-901	40224	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHBROOK INSURANCE COMPANY	NORTHBROOK INSURANCE C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63006757	40214	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHBROOK INSURANCE COMPANY	NORTHBROOK INSURANCE COMPANY C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63-008-602	40225	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHBROOK INSURANCE COMPANY	NORTHBROOK INSURANCE COMPANY C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63-006-757	40223	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHBROOK INSURANCE COMPANY	NORTHBROOK INSURANCE COMPANY C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63-006-028	40222	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NORTHBROOK INSURANCE COMPANY	NORTHBROOK INSURANCE COMPANY C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63-004-981	40221	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHBROOK INSURANCE COMPANY	NORTHBROOK INSURANCE COMPANY C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63-003-549	40220	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHBROOK INSURANCE COMPANY	NORTHBROOK INSURANCE COMPANY C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63-002-172	40219	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHBROOK INSURANCE COMPANY	NORTHBROOK INSURANCE CO C/O EASTERN RISK MANAGEMENT SERVICE C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63006726	40218	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHBROOK INSURANCE COMPANY	NORTHBROOK INSURANCE CO C O EASTERN RISK MANAGEMENT SERVICE C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63006726	40217	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHBROOK INSURANCE COMPANY	NORTHBROOK INSURANCE C/O ALLSTATE INS. CO NORTHBROOK, IL 60062 US	INSURANCE POLICY - POLICY NUMBER 63008602	40216	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHEASTERN FIRE INS OF PA	NORTHEASTERN FIRE INS OF PA C/O PENNSYLVANIA INSURANCE DEPT C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER BAA-002-0577	40227	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHEASTERN FIRE INS OF PA	NORTHEASTERN FIRE INS OF PA C O PENNSYLVANIA INSURANCE DEPT C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER BAA-002-0577	40226	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHEASTERN FIRE INS OF PA	NORTHEASTERN FIRE INS OF PA C O PENNSYLVANIA INSURANCE DEPT C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER BAA-002-0577	41998	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NORTHERN TRUST COMPANY	NORTHERN TRUST COMPANY ATTN LEGAL 50 S LA SALLE ST CHICAGO, IL 60603	CHEMTURA CORP MASTER TRUST AGREEMENT BTWN CHEM CORP AND NORTHERN TRUST COMPANY	4766	CHEMTURA CORPORATION	BENEFITS			$0.00
NORTHERN TRUST CORPORATION	NORTHERN TRUST CORPORATION BRAD PEDERSEN 50 S LA SALLE ST CHICAGO, IL 60603-1003	FEE SCHEDULE	2182	CHEMTURA CORPORATION	BENEFITS	01-Jan-07		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NORTHSTAR REINSURANCE COMPANY	NORTHSTAR REINSURANCE COMPANY ,	INSURANCE POLICY - POLICY NUMBER NSX16963	40228	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHWEST WHOLESALE	NORTHWEST WHOLESALE ATTN LEGAL 910 AUTOMATION WAY MEDFORD, OR 97504-4153	CROMPTON MANUFACTURING COMPANY, INC NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	494	CHEMTURA CORPORATION	SALES	01-Jan-05		$0.00
NORTHWESTERN NAT.	NORTHWESTERN NAT. 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER XLP-550081	40235	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHWESTERN NAT.	NORTHWESTERN NAT. 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER XLP-550081	40234	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHWESTERN NAT.	NORTHWESTERN NAT. 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER XLP-550081	40233	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHWESTERN NAT.	NORTHWESTERN NAT 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER XLP-550052	40232	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHWESTERN NAT.	NORTHWESTERN NAT 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER XLP-550081	40231	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHWESTERN NAT.	NORTHWESTERN NAT 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER XLP-550081	40230	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHWESTERN NAT.	NORTHWESTERN NAT 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER XLP-550081	40229	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHWESTERN NAT.	NORTHWESTERN NAT. 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER XLP550052	40237	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHWESTERN NAT.	NORTHWESTERN NAT. 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER XLP-550081	40236	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL	NORTHWESTERN NATIONAL 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER CLA 245708	42001	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL	NORTHWESTERN NATIONAL 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER CLA 239038	42000	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL	NORTHWESTERN NATIONAL 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER CLA 234129	41999	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL	NORTHWESTERN NATIONAL 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER CLA 234129	40238	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL	NORTHWESTERN NATIONAL 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER CLA 239038	40239	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NORTHWESTERN NATIONAL INSURANCE CO	NORTHWESTERN NATIONAL INSURANCE CO 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER CLA245708	42002	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL INSURANCE COMPANY	NORTHWESTERN NATIONAL INSURANCE COMPANY 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER CLA245708	42003	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL INSURANCE COMPANY	NORTHWESTERN NATIONAL INSURANCE COMPANY 709 CURTIS STREET ATTN: HUGH GREENE MIDDLETOWN, OH 45044-3999 USA	POLICY NO. GLA245708 EFFECTIVE DATE 4/1/1984 TO 4/1/1987	20617	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL INSURANCE COMPANY	NORTHWESTERN NATIONAL INSURANCE COMPANY 709 CURTIS STREET ATTN: HUGH GREENE MIDDLETOWN, OH 45044-3999 USA	POLICY NO. WC-63-97-97 EFFECTIVE DATE 10/24/1981 TO 4/1/1982	20618	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL INSURANCE COMPANY	NORTHWESTERN NATIONAL INSURANCE COMPANY 709 CURTIS STREET ATTN: HUGH GREENE MIDDLETOWN, OH 45044-3999 USA	POLICY NO. CLA239038 EFFECTIVE DATE 4/1/1983 TO 4/1/1984	20616	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL INSURANCE COMPANY	NORTHWESTERN NATIONAL INSURANCE COMPANY 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER CLA 234129; CLA 239038; CLA 245708	40246	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL INSURANCE COMPANY	NORTHWESTERN NATIONAL INSURANCE COMPANY 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER CLA 234129; CLA 239038; CLA 245708	40245	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL INSURANCE COMPANY	NORTHWESTERN NATIONAL INSURANCE COMPANY 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER WC-63-97-97	40244	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL INSURANCE COMPANY	NORTHWESTERN NATIONAL INSURANCE COMPANY 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER CLA245708	40243	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL INSURANCE COMPANY	NORTHWESTERN NATIONAL INSURANCE COMPANY 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER CLA239038	40242	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL INSURANCE COMPANY	NORTHWESTERN NATIONAL INSURANCE CO 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER CLA245708	40241	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NORTHWESTERN NATIONAL INSURANCE COMPANY	NORTHWESTERN NATIONAL 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER CLA 245708	40240	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL INSURANCE COMPANY	NORTHWESTERN NATIONAL INSURANCE COMPANY 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER CLA 234129; CLA 239038; CLA 245708	42010	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL INSURANCE COMPANY	NORTHWESTERN NATIONAL INSURANCE COMPANY 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER CLA 234129; CLA 239038; CLA 245708	42009	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL INSURANCE COMPANY	NORTHWESTERN NATIONAL INSURANCE COMPANY 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER WC-63-97-97	42008	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL INSURANCE COMPANY	NORTHWESTERN NATIONAL INSURANCE COMPANY 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER CLA245708	42007	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL INSURANCE COMPANY	NORTHWESTERN NATIONAL INSURANCE COMPANY 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER CLA239038	42006	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL INSURANCE COMPANY	NORTHWESTERN NATIONAL INSURANCE COMPANY 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER WC-63-97-97	42005	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NORTHWESTERN NATIONAL INSURANCE COMPANY	NORTHWESTERN NATIONAL INSURANCE COMPANY 9277 CENTRE POINT DRIVE WEST CHESTER, OH 45069 US	INSURANCE POLICY - POLICY NUMBER CLA239038	42004	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NOVA CHEMICALS CORPORATION	NOVA CHEMICALS CORP 645 7TH AVE SW PO BOX 2518 STATION M CALGARY, AB T2P 4G8 CANADA	SALES CONTRACT	758	GREAT LAKES CHEMICAL CORPORATION	SALES	01-Aug-00		$0.00
NOVA CHEMICALS INC	NOVA CHEMICALS INC WESTPOINTE CENTER 1550 CORAOPOLIS HEIGHTS RD MOON TOWNSHIP, PA 15108	SALES CONTRACT	761	CHEMTURA CORPORATION	SALES	01-Jan-07		$0.00
NQ BIANCOTTI, PETER	REDACTED	HR AGREEMENT	21105	CHEMTURA CORPORATION	EMPLOYMENT			REDACTED
NQ DAVIS, FRED	REDACTED	HR AGREEMENT	21106	CHEMTURA CORPORATION	EMPLOYMENT			REDACTED
NQ UHODA, TOM	REDACTED	HR AGREEMENT	21107	CHEMTURA CORPORATION	EMPLOYMENT			REDACTED
NQ VERNER, DAVID	REDACTED	HR AGREEMENT	21108	CHEMTURA CORPORATION	PENSION			REDACTED

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
NSC SYS, INC	NSC SYSTEMS INC 3 TILIA CT STREAMWOOD, IL USA	CONSULTING SERVICES AGREEMENT	1568	CHEMTURA CORPORATION	CONSULTING	19-Mar-09		$0.00
NSC TECHNOLOGIES COMPANY LLC	NSC TECHNOLOGIES COMPANY LLC 601 KENSINGTON RD MOUNT PROSPECT, IL 60015	SUPPLEMENTAL CONTRIBUTION AGREEMENT	4546	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
NSC TECHNOLOGIES COMPANY LLC	NSC TECHNOLOGIES COMPANY LLC SWEET TECHNOLOGIES INC ATTN BARBARA BLACKFORD 800 N LINDBERGH BLVD ST LOUIS, MO 63167	PATENT LICENSE AGREEMENT. AMENDED AND RESTATED PATENT LICENSE AGREEMENT BETWEEN NSC TECHNOLOGIES COMPANY, L.L.C. (“LICENSOR”) AND MONSANTO COMPANY (“LICENSEE”).	4547	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE			$0.00
NUI UTILITIES INC DBA ELIZABETHTOWN GAS COMPANY	NUI UTILITIES INC DBA ELIZABETHTOWN GAS COMPANY TRANSPORTAION SERVICES ONE ELIZABETH PLZ UNION, NJ 07083 USA	INTERRUPTIBLE TRANSPORTATION SERVICE AGREEMENT	1943	CHEMTURA CORPORATION	TRANSPORTATION			$0.00
NV SCHERING BELGIUM SA	NV SCHERING BELGIUM SA JE MOMMAERTSLAAN 14 1831 DIEGEM MACHELEN, BELGIUM	WITCO CORPORATION ACQUISITION OF INDUSTRIAL CHEMICALS AND NATURAL SUBSTANCES DIVISION OF SHERING AG	11624	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
NY MARINES GENERAL INS	NY MARINES GENERAL INS C O MUTUAL MARINE 919 3RD AVE 10TH FL NEW YORK, NY 10022	INSURANCE POLICY - POLICY NUMBER XU000325	40247	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NY MARINES GENERAL INS C O MUTUAL MARINE	NY MARINES GENERAL INS C O MUTUAL MARINE 919 3RD AVE 10TH FL NEW YORK, NY 10022	INSURANCE POLICY - POLICY NUMBER XU000325	42011	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
NY MARINE’S GENRAL INS CO	NY MARINE’S GENRAL INS CO C/O MUTUAL MARINE 919 3RD AVE 10TH FL NEW YORK, NY 10022	INSURANCE POLICY - POLICY NUMBER CN/XS 8705093	40248	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NY UNDERWRITERS	NY UNDERWRITERS,	INSURANCE POLICY - POLICY NUMBER 97CSX113024	40249	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
NYE LUBRICANTS	NYE LUBRICANTS FREDERIC C MOCK 12 HOWLAND RD FAIRHAVEN, MA 02719	GREASE TECHNOLOGY LICENSE AGREEMENT	25885	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	01-Mar-09		$0.00
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION ATTN: SENIOR VICE PRESIDENT AND GENERAL COUNSEL OCCIDENTAL TOWER 5005 LBJ FREEWAY DALLAS, TX 75244-6119 USA	PURCHASE AGREEMENT AMONG BIOLAB, INC., OCCIDENTAL CHEMICAL CORPORATION AND STABLE HOLDINGS, INC.	12914	BIO-LAB, INC.	MERGERS & ACQUISITIONS	14-Jul-00		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION ATTN VICE PRESIDENT ISOCYANURATE DIVISION OCCIDENTAL TOWER 5005 LBJ FREEWAY DALLAS, TX 75244-6119 USA	PURCHASE AGREEMENT AMONG BIOLAB, INC., OCCIDENTAL CHEMICAL CORPORATION AND STABLE HOLDINGS, INC.	12913	BIO-LAB, INC.	MERGERS & ACQUISITIONS	14-Jul-00		$0.00
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION OCCIDENTAL TOWER 5005 LBJ FWY DALLAS, TX 75244 USA	AMENDMENT TO CONTRACT # 4197001	263	BIO-LAB, INC.	SALES			$886,469.68
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION ATTN LEGAL 5005 LBJ FWY DALLAS, TX 75244-6119	FIRST AMENDMENT TO AMENDED AND RESTATED CONTRACT	271	BIO-LAB, INC.	SALES	01-Jan-01		$0.00
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION ATTN LEGAL 5005 LBJ FWY DALLAS, TX 75244-6119	AMENDMENT NO. 4 TO AMENDED AND RESTATED CONTRACT BETWEEN OCCIDENTAL CHEMICAL CORPORATION AND BIOLAB INC	265	BIO-LAB, INC.	SALES	04-May-06		$0.00
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION OCCIDENTAL TOWER 5005 LBJ FWY DALLAS, TX 75244-6119 USA	LETTER CONFIRMING MODIFICATION OF TERMS	267	BIO-LAB, INC.	SALES			$0.00
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION PO BOX 809050 DALLAS, TX 75380-9050 USA	CONTRACT	264	BIO-LAB, INC.	SALES	01-Oct-96		$0.00
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION ATTN LEGAL 5005 LBJ FWY DALLAS, TX 75244-6119	AMENDMENT NO. 5 TO AMENDED AND RESTATED CONTRACT BETWEEN OCCIDENTAL CHEMICAL CORPORATION AND BIOLAB INC	266	BIO-LAB, INC.	SALES	26-Feb-07		$0.00
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION ATTN LEGAL 5005 LBJ FWY DALLAS, TX 75244-6119	THIRD AMENDMENT TO AMENDED AND RESTATED CONTRACT	25905	BIO-LAB, INC.	PURCHASE RAW MATERIALS	1-Jan-04		$0.00
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION ATTN LEGAL 5005 LBJ FWY DALLAS, TX 75244-6119	REBATE AGREEMENT	25904	BIO-LAB, INC.	PURCHASE RAW MATERIALS	14-Jul-00		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION ATTN GENERAL COUNSEL 5005 LBJ FREEWAY STE 2200 DALLAS, TX 75244	GUARANTEE AGREEMENT	5385	CHEMTURA CORPORATION	M&A - GUARANTY			$0.00
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION H W METZLER 5005 LBJ FWY OCCIDENTAL TOWER DALLAS, TX 75244	PURCHASE CONTRACT BETWEEN OCCIDENTAL CHEMICAL COOPERATION AND CHEMTURA CORPORATION DATED 03/21/2007	2893	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	01-Jan-06		$0.00
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION OCCIDENTAL TOWER 5005 LBJ FREEWAY DALLAS, TX 75244	CONTRACT	1782	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	01-Jan-06		$0.00
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION ATTN GENERAL COUNSEL 5005 LBJ FREEWAY STE 2200 DALLAS, TX 75244 USA	REBATE AGREEMENT	37250	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	21-Mar-07		$0.00
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION ATTN GENERAL COUNSEL 5005 LBJ FREEWAY STE 2200 DALLAS, TX 75244 USA	CAUSTIC CHLORINE CONTRACT	37251	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	21-Mar-07		$0.00
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION ATTN GENERAL COUNSEL 5005 LBJ FWY STE 2200 DALLAS, TX 75244	GUARANTEE AGREEMENT (PROJECT DALMATION)	12479	GREAT LAKES CHEMICAL CORPORATION	JV - GUARANTY			$0.00
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION ATTN GENERAL COUNSEL 5005 LBJ FREEWAY STE 2200 DALLAS , TX 75244	STOCK PURCHASE AGREEMENT (PROJECT DALMATION)	12478	GREAT LAKES CHEMICAL CORPORATION	JOINT VENTURE			$0.00
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION ATTN GENERAL COUNSEL 5005 LBJ FWY STE 2200 DALLAS, TX 75244	SPECIAL WARRANT DEED (PROJECT DALMATION)	12481	GREAT LAKES CHEMICAL CORPORATION	JV - DEED			$0.00
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION ATTN GENERAL COUNSEL 5005 LBJ FWY STE 2200 DALLAS, TX 75244	PROMISSORY NOTE (PROJECT DALMATION)	12480	GREAT LAKES CHEMICAL CORPORATION	JV - BANK/CREDIT			$0.00
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION ATTN GENERAL COUNSEL 5005 LBJ FREEWAY SUITE 2200 DALLAS, TX 75244	BUY OUT OF THE GREAT LAKES/OCCIDENTAL CHEMICAL JOINT VENTURE	5387	GREAT LAKES CHEMICAL GLOBAL, INC	M&A - OPERATING AGREEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION ATTN GENERAL COUNSEL 5005 LBJ FREEWAY STE 2200 DALLAS, TX 75244	STOCK PURCHASE AGREEMENT	5386	GREAT LAKES CHEMICAL GLOBAL, INC	M&A - OPERATING AGREEMENT			$0.00
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION ATTN GENERAL COUNSEL 5005 LBJ FREEWAY STE 2200 DALLAS, TX 75244	PROMISSORY NOTE	5389	GREAT LAKES CHEMICAL GLOBAL, INC	M&A - CREDIT			$0.00
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL CHEMICAL CORPORATION ATTN GENERAL COUNSEL 5005 LBJ FREEWAY STE 2200 DALLAS, TX 75244	SPECIAL WARRANTY DEED	5388	GREAT LAKES CHEMICAL GLOBAL, INC	M&A - CREDIT			$0.00
OCCUPATIONAL MEDICINE	OCCUPATIONAL MEDICINE DRUG SCREEN SERVICES PO BOX 1855 EL DORADO, AR 71730 USA	SERVICE AGREEMENT	12231	GREAT LAKES CHEMICAL CORPORATION	SERVICES	19-Jan-03		$0.00
OCE FINANCIAL SERVICE INC	OCE FINANCIAL SERVICES INC 5600 BROKEN SOUND BLVD BOCA RATON,, FL 33487-3515	OCE FINANCIAL SERVICES INC	12996	CHEMTURA CORPORATION	SERVICES			$556.75
OCEAN COMPUTER GROUP INC	OCEAN COMPUTER GROUP INC 90 MATAWAN RD STE 105 MATAWAN, NJ 07747 USA	OCEAN COMPUTER GROUP, INC	25912	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)			$89,875.48
OCEAN COMPUTER GROUP INC	OCEAN COMPUTER GROUP INC 1750 BRIELLE AVE OCEAN , NJ 07712 USA	PURCHASE ORDER	1571	CHEMTURA CORPORATION	SALES			$0.00
OFFICEMAX	OFFICEMAX ATTN MARKET SALES LEADER 50 RADO DR NAUGATUCK, CT 06770	SALES AGREEMENT	2766	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	01-Nov-08		$0.00
OHP INC	OHP INC PO BOX 230 MAINLAND, PA 19451	CUSTOMER CONTRACT 1 (DISTRIBUTOR)	26084	CHEMTURA CORPORATION	DISTRIBUTION	02-Jul-07		$0.00
OILIND SAFETY	OILIND SAFETY ATTN LANE LABORDE 16585 AIRLINE HWY PRAIRIEVILLE, LA 70769 USA	PROPOSAL LETTER	1126	CHEMTURA CORPORATION	SERVICES			$0.00
OKLAHOMA SAFETY AND EQUIPMENT COMPANY	OKLAHOMA SAFETY AND EQUIPMENT COMPANY 1701 W TACOMA BROKEN ARROW, OK 74012 USA	CHEMTURA CORPORATION PURCHASE CONTRACT	2018	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	12-May-08		$0.00
OLD REPUBLIC INS CO	OLD REPUBLIC INS CO 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER MWXZ26505	42014	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
OLD REPUBLIC INS CO	OLD REPUBLIC INS CO 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER MWZ43936	42013	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
OLD REPUBLIC INS CO	OLD REPUBLIC INS CO 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER MWZY10027	42012	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWNEX 111	40301	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50306	40257	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWTB 18999	40278	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWXS 476	40305	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWXS 447	40304	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWXS 393	40302	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWXS 367	40300	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWXS 338	40299	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWNEX110	40298	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWNEX 107	40297	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWC 10778100	40296	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWC 10806000	40295	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWXS 652	40294	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWXS 693	40293	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWXS732	40292	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWXS 420	40303	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWNEX104	40289	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50245	40255	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWC 10866700	40291	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZY 54780	40265	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWTB 17982	40264	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 502446	40263	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 503224	40262	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50346	40261	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50305	40260	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50320	40259	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50319	40258	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWTB 17660	40267	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50321	40256	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWTP 14119	40268	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50307	40254	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50318	40253	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS CO 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER MWXZ26505	40252	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS CO 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER MWZ43936	40251	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS CO 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - PRIMARY CGL POLICY NUMBER MWZY10027	40250	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER OMWC10743400	40288	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ50364	40287	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50244	40286	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50586	40285	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50244	40284	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50244	40283	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50290	40282	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZY 55876	40281	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWTB 17660	40266	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWTB 19234	40279	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWC 108059	40290	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZY 55111	40277	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWTB 17820	40276	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MW 13973	40275	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD , WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50277	40274	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER NMWZZ 50221	40273	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZY 10321	40272	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ50234	40271	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZY 10244	40270	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWTB 14071	40269	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INS. CO.	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWTB 18701	40280	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO	OLD REPUBLIC INSURANCE CO 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER 0ZK11658	40310	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO	OLD REPUBLIC INSURANCE CO 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER 0ZK11658	40309	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWXS530	40308	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER OMWC 10707900	40307	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO	OLD REPUBLIC INS. CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER OMWC 10707900	40306	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER OMWC 10185200	40351	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO	OLD REPUBLIC INSURANCE CO 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER 0ZK11658	42015	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWTB 18185	40329	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWC 107779-00	40340	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. SUITE 300 BROOKFIELD, MN 53005 US	AUTO LIAB POL # MWTB 17574; 6/1/95-96	20718	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. SUITE 300 BROOKFIELD, MN 53005 US	AUTO LIAB POL # MWTB 17538; 6/1/94-95	20717	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. SUITE 300 BROOKFIELD, MN 53005 US	AUTO LIAB POL # MWTB17611; 6/1/96-97	20719	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. SUITE 300 BROOKFIELD, MN 53005 US	AUTO LIAB POL # MWTB18409; 6/1/02-03	20720	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	AUTO POL # MWTB 18185; 4/1/01-02	20685	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	AUTO POL #MWTB18187; (6/1/01-02	20686	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	GEN LIAB # MWZY 10201; 6/1/90-91	20687	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	GEN LIAB # MWZY 10280; 6/192-93	20688	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	GEN LIAB # MWZY 54916; 6/1/99-00	20689	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	GEN LIAB # MWZY 55350; 6/1/01-02	20690	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	GEN LIAB # MWZZ 50225; 6/1/92-93	20691	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	GEN LIAB # MWZZ 50227; 6/1/93-94	20692	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. SUITE 300 BROOKFIELD, MN 53005 US	GEN LIAB POL # MWZY 54642; 6/1/94-95	20721	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. SUITE 300 BROOKFIELD, MN 53005 US	GEN LIAB POL # MWZY 54686; 6/1/95-96	20722	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	AUTO LIAB # MWTB 13973; 6/1/91-92	20684	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	POLL. LIAB POL # MWZZ 50311; 6/1/01-02	20702	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. SUITE 300 BROOKFIELD, MN 53005 US	PROD LIAB POL # MWZZ 50231; 6/1/94-95	20724	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. SUITE 300 BROOKFIELD, MN 50335 US	WC POL # MWC 107779-00; 7/1/00-6/1/01	20716	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	POLL LIAB # MWZZ 50245; 9/3/01-6/1/02	20695	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	GEN LIAB POL # MWZY 55530; 6/1/02-03	20693	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. SUITE 300 BROOKFIELD, MN 53005 US	WC POL # MWC 111376-00; 6/1/05-7/1/05	20727	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	WC POL # MWC1086680; 6/1/03-04	20704	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	WC POL # OMWC 10008000 6/1/90-91	20705	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	WC POL # OMWC 10104500; 6/1/91-92	20706	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	WC POL # OMWC 10185100; 6/1/92-93	20707	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	WC POL # OMWC 10185200; 6/1/92-93	20708	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	WC POL # OMWC 10215100; 6/1/93-94	20709	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. SUITE 300 BROOKFIELD, MN 53005 US	WC POL # MWC 108301-00; 6/1/02-03	20725	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	WC POL # MWC 108060 00; 6/1/02-03	20703	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	POLL LIAB # MWZZ 50246; 9/3/01-6/1/02	20696	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	POLL LIAB # MWZZ 50297; 10/15/01-6/1/02	20697	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	POLL LIAB # MWZZ 50305; 6/1/02-03	20698	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. SUITE 300 BROOKFIELD, MN 53005 US	WC POL # MWC 111010-00; 6/1/04-05	20726	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	POLL LIAB # MN2250308; 6/1/02-03	20694	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	POLL LIAB #MWZZ 50295; 10/15/01-6/1/02	20699	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	POLL LIAB #MWZZ50306; 6/1/02-03	20700	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. BROOKFIELD, WI 53005 US	POLL LIAB POL #MWZZ 50287; 6/1/01-02	20701	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. SUITE 300 BROOKFIELD, MN 53005 US	POLL LIAB POL #MWZZ 50288; 6/1/02-04	20723	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. SUITE 300 BROOKFIELD, WI 53005 US	POLL. LIAB POL # MWZZ 50245 9/30/00-01	20728	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 SOUTH MOORLAND RD. SUITE 300 BROOKFIELD, WI 53005 US	POLL. LIAB POL # MWZZ 50246; 9/30/00-02	20729	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	POLL LIAB POL # MWZZ 50244; 5/1/97-00	20456	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL # MWXS 652; 6/1/03-04	20476	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL # MWXS 732: 6/1/05-7/1/05	20477	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL # MWXS530; 6/1/99-00	20478	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL # MWXS693; 6/1/04-05	20479	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL # MWXS 447; 6/1/96-97	20474	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	POLL LIAB POL # MWZZ 50244; 3/31/011-7/1/00	20455	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	POLL LIAB POL # MWZZ 502446; 9/3/97-99	20457	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	POLL LIAB POL # MWZZ 50245: 9/3/97-99	20458	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	POLL LIAB POL # MWZZ 50290; 6/1/03-05	20459	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	POLL LIAB POL # MWZZ 50305; 6/1/02-03	20460	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	POLL LIAB POL # MWZZ 50318; 6/1/03-06	20461	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	POLL LIAB POL # MWZZ 50319; 61/1/03-06	20462	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	POLL LIAB POL # MWZZ 50320;6/1/03-06	20463	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL # MWZZ 50364; 6/1/05-7/1/05	20480	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL # OMWC 10707900; 6/1/98-99	20481	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL # OMWC10707900; 6/1/97-98	20482	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	AUTO LIAB POL # 13973; 6/1/90-91	20437	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL # MWXS 476; 6/1/98-6/1/99	20475	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND RD. BROOKFIELD, WI 53005 US	WC POL # OMWC 10215200; 6/1/93-94	20710	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND RD. BROOKFIELD, WI 53005 US	WC POL # OMWC 10251800; 6/1/94-95	20711	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND RD. BROOKFIELD, WI 53005 US	WC POL # OMWC 10270200; 6/1/95-96	20712	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND RD. BROOKFIELD, WI 53005 US	WC POL # OMWC 10701800; 6/1/96-97	20713	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND RD. BROOKFIELD, WI 53005 US	WC POL #MWXS587; 6/1/01-02	20714	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND RD. BROOKFIELD, WI 53005 US	XS WC POL # MWXS613; 6/1/02-03	20715	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	XS WC POL #MWKS 556; 7/1/00-6/1/01	20730	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND RD. BROOKFIELD, WI 53005 US	XSWC POL # MWXS280; 6/1/90-91	20796	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND RD. BROOKFIELD, WI 53005 US	XSWC POL # MWXS307; 6/1/91-92	20797	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	AUTO LIAB POL # MWTB17660; 6/1/97-98	20441	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	AUTO LIAB POL # MWTB17660; 6/1/98-99	20442	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	AUTO LIAB POL # MWTB18999; 6/1/04-05	20443	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	AUTO LIAB POL # MWTB19234; 6/1/05-7/1/05	20444	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	AUTO LIAB POL # MWTP 14119; 6/1/93-94	20445	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	AUTO LIAB POL# MWTB17982; 7/1/00-01	20446	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	GEN LIAB POL # MWZY 10244; 6/1/91-92	20447	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD BROOKFIELD, WI 53005 US	GENERAL LIABILITY POLICY # MWZY 54780 6/1/97-98	20436	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	POLL LIAB POL # 50586; 7/1/00-6/1/01	20453	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	POLL LIAB POL # MWZZ 50244; 3/31/00-7/1/00	20454	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL # MWXS 393; 6/1/94-95	20473	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL # MWXS 367; 6/1/93-94	20472	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL. # MWNEX107; 6/1/9I-92	20488	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	GEN LIAB POL # MWZY 1032; 6/1/93-94	20448	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	GEN LIAB POL # MWZY 55111; 7/1/00-6/1/01	20449	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	GEN LIAB POL # MWZY 55876; 6/1/03-04	20450	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	GEN LIAB POL # MWZZ 50234; 6/1/95-96	20451	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	GEN. LIABILITY POL #MWWZZ50346; 6/1/04-05	20452	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL # OMWC10743400; 6/1/99-00	20483	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL# MWC 10866700; 6/1/03-04	20484	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL# MWXS 420; 6/1/95-96	20485	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	AUTO LIAB POL # MWTB14071; 6/1/92-93	20440	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL. # MWNEX104; 6/1/90-91	20487	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	AUTO LIAB POL # 17820; 6/1/99-00	20438	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	AUTO LIAB POL # MWTB 18701; 6/1/03-04	20439	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	POLL LIAB POL # MWZZ 50321; 61/103-06	20464	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	POLL LIAB POL # MWZZ 50322; 6/1/03-06	20465	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	PROD LIAB POL # MWZZ 50221; 6/1/91-92	20466	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	PROD LIAB POL # MWZZ 50277; 6/1/90-91	20467	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL # MWC 10778100; 7/1/00-6/1/01	20468	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL # MWC 108059; 61/001-02	20469	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL # MWNEX 110; 6/1/92-93	20470	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL # MWXS 338; 6/1/92-93	20471	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S. MOORLAND ROAD SUITE 300 BROOKFIELD, WI 53005 US	WC POL. # MWC 10806000; 6/1/01-02	20486	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ50305	40312	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50306	40320	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50246	40319	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ50246	40318	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ50311	40317	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50295	40316	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MN2250308	40315	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50297	40314	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ50245	40311	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50245	40313	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZY 54642	40326	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWTB 17538	40325	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWTB 17574	40324	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWTB 18409	40323	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50231	40322	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWTB 17611	40321	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER OMWC 10185100	40352	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER OMWC 10251800	40356	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZY 54916	40355	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER OMWC 10215100	40354	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ50287	40338	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER OMWC 10701800	40349	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER OMWC 10104500	40348	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWC 108060 00	40347	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWXS 613	40346	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWXS587	40345	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWC10866800	40344	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWC 108301-00	40343	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWC 111376-00	40342	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWC 111010-00	40341	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZY 54686	40327	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWKS 566	40339	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWTB 18187	40328	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50288	40337	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZY 55530	40336	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZY 55350	40335	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZY 10201	40334	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZY 10280	40333	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWTB 13973	40332	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50225	40331	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZZ 50227	40330	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE CO.	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER OMWC 10270200	40350	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
OLD REPUBLIC INSURANCE COMPANY	OLD REPUBLIC INSURANCE COMPANY 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZ43936 MWZX26505 MWZY10027	40361	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE COMPANY	OLD REPUBLIC INSURANCE COMPANY 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZ43936; MWXZ26505; MWZY10027	40365	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE COMPANY	OLD REPUBLIC INSURANCE COMPANY 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZ43936; MWXZ26505; MWZY10027	40364	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE COMPANY	OLD REPUBLIC INSURANCE COMPANY 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER 0MWC10707100	40362	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE COMPANY	OLD REPUBLIC INSURANCE COMPANY 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWTB17566	40360	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE COMPANY	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWXS 307	40359	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE COMPANY	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWXS280	40358	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE COMPANY	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER OMWC 10008000	40357	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE COMPANY	OLD REPUBLIC INSURANCE CO. 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER OMWC 10215200	40353	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE COMPANY	OLD REPUBLIC INSURANCE COMPANY 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER OMWC107001-00	40363	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE COMPANY	OLD REPUBLIC INSURANCE COMPANY 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWTB17566	42019	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE COMPANY	OLD REPUBLIC INSURANCE COMPANY 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZ43936 MWZX26505 MWZY10027	42020	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE COMPANY	OLD REPUBLIC INSURANCE COMPANY 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER OMWC107001-00	42018	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
OLD REPUBLIC INSURANCE COMPANY	OLD REPUBLIC INSURANCE COMPANY 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZ43936; MWXZ26505; MWZY10027	42024	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE COMPANY	OLD REPUBLIC INSURANCE COMPANY 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWZ43936; MWXZ26505; MWZY10027	42023	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE COMPANY	OLD REPUBLIC INSURANCE COMPANY 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER OMWC107001-00	42022	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE COMPANY	OLD REPUBLIC INSURANCE COMPANY 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER 0MWC10707100	42021	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE COMPANY	OLD REPUBLIC INSURANCE COMPANY C/O OLD REPUBLIC GENERAL INSURANCE GROUP 133 OAKLAND AVE. P.O.BOX 789 GREENSBURG, PA 15601-0789 USA	POLICY NO. OMWC107001-00 EFFECTIVE DATE 4/1/1996 TO 4/1/1997	20620	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE COMPANY	OLD REPUBLIC INSURANCE COMPANY C/O OLD REPUBLIC GENERAL INSURANCE GROUP 133 OAKLAND AVE. P.O.BOX 789 GREENSBURG, PA 15601-0789 USA	POLICY NO.MWTB17566 EFFECTIVE DATE 4/1/1996 TO 4/1/1997	20619	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE COMPANY	OLD REPUBLIC INSURANCE COMPANY C/O OLD REPUBLIC GENERAL INSURANCE GROUP 133 OAKLAND AVE. P.O.BOX 789 GREENSBURG, PA 15601-0789 USA	POLICY NO.OMWC10707100 EFFECTIVE DATE 4/1/1997 TO 4/1/1998	20554	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE COMPANY -	OLD REPUBLIC INSURANCE COMPANY 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER MWTB17566	42017	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
OLD REPUBLIC INSURANCE COMPANY -	OLD REPUBLIC INSURANCE COMPANY 445 S MOORLAND ROAD BROOKFIELD, WI 53005 US	INSURANCE POLICY - POLICY NUMBER 0MWC10707100	42016	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
OLD REPUBLIC RISK MANAGEMENT INC	OLD REPUBLIC RISK MANAGEMENT INC 445 S MOORLAND RD STE 300 BROOKFIELD, WI 53005	OLD REPUBLIC GENERAL LIABILITY INSURANCE POLICY	26088	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-04		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
OLD REPUBLIC RISK MANAGEMENT INC	OLD REPUBLIC RISK MANAGEMENT INC 445 S MOORLAND RD STE 300 BROOKFIELD, WI 53005	OLD REPUBLIC GENERAL LIABILITY INSURANCE POLICY	2499	CHEMTURA CORPORATION	INSURANCE POLICY	01-Jun-05		$0.00
OLDE TYME PRODUCTS, INC	OLDE TYME PRODUCTS, INC ATTN: ROBERT VIA 12909 S CERISE AVE HAWTHORNE, CA 90250 US	ASSET PURCHASE AGREEMENT BETWEEN OLDE TYME PRODUCTS, INC. AND CHEM-TAB CHEMICAL CORPORATION	12903	BIO-LAB, INC.	MERGERS & ACQUISITIONS	20-Jul-88		$0.00
OLIN CORP	OLIN CORP INTERSTATE 10 WESTLAKE PO BOX 2896 LAKE CHARLES, LA 70602	LAND LEASE	11610	BIO-LAB, INC.	M&A - LEASE - REAL PROPERTY			$0.00
OLIN CORP	OLIN CORP INTERSTATE 10 WESTLAKE PO BOX 2896 LAKE CHARLES, LA 70602	SERVICES AGREEMENT	11612	BIO-LAB, INC.	M&A - SERVICES			$0.00
OLIN CORP	OLIN CORP INTERSTATE 10 WESTLAKE PO BOX 2896 LAKE CHARLES, LA 70602	TRANSITIONAL SERVICES AGREEMENT	11613	BIO-LAB, INC.	M&A - SERVICES			$0.00
OLIN CORP	OLIN CORP INTERSTATE 10 WESTLAKE PO BOX 2896 LAKE CHARLES, LA 70602	TRICHOLOR ISOCYANURIC ACID SUPPLY AGREEMENT	11614	BIO-LAB, INC.	M&A - SERVICES			$0.00
OLIN CORP	OLIN CORP INTERSTATE 10 WESTLAKE PO BOX 2896 LAKE CHARLES, LA 70602	LICENSE AGREEMENT	11611	BIO-LAB, INC.	M&A - LICENSE AGREEMENT			$0.00
OLIN CORP	OLIN CORP INTERSTATE 10 WESTLAKE PO BOX 2896 LAKE CHARLES, LA 70602	ASSET PURCHASE AGREEMENT BETWEEN OLIN CORPORATION (SELLER) AND BIO-LAB, INC. (BUYER) FOR THE LAKE CHARLES PLANT AND TRICHLOR ASSETS	11608	BIO-LAB, INC.	MERGERS & ACQUISITIONS			$0.00
OLIN CORP	OLIN CORP INTERSTATE 10 WESTLAKE PO BOX 2896 LAKE CHARLES, LA 70602	CYANURIC ACID SUPPLY AGREEMENT	11609	BIO-LAB, INC.	MERGERS & ACQUISITIONS			$0.00
OLTMANS INVESTMENT COMPANY	OLTMANS INVESTMENT COMPANY ATTN LEGAL 405 S WANAMAKER AVE ONTARIO, CA 91761-8141	SETTLEMENT AGREEMENT	5266	GREAT LAKES CHEMICAL CORPORATION	SETTLEMENT	15-Jun-06		$0.00
ORACLE USA INC	ORACLE USA INC 500 ORACLE PKWY REDWOOD SHORES, CA 94065 USA	OLSA_V020408_US	1575	CHEMTURA CORPORATION	SERVICES	02-Jun-08		$315,423.89

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ORACLE USA INC	ORACLE USA INC ATTN LEGAL DEPT 500 ORACLE PKWY REDWOOD CITY, CA 94065 USA	ORDERING DOCUMENT/EXHIBIT AMENDMENT ONE	1707	CHEMTURA CORPORATION	SOFTWARE LICENSE			$0.00
ORACLE USA INC	ORACLE USA INC 500 ORACLE PKWY REDWOOD SHORES, CA 94065 USA	ORACLE LICENSE AND SERVICES AGREEMENT V050108	1574	CHEMTURA CORPORATION	SOFTWARE LICENSE	28-May-08		$0.00
ORACLE USA INC	ORACLE CORPORATION ATTN LEGAL DEPT 500 ORACLE PKWY REDWOOD CITY, CA 94065 USA	NETWORK LICENSE ORDER FORM	1706	GREAT LAKES CHEMICAL CORPORATION	SOFTWARE LICENSE	16-Aug-96		$0.00
OREGON AUTOMOBILE INSURANCE COMPANY	OREGON AUTOMOBILE INSURANCE COMPANY 650 NE HOLLADAY ST PORTLAND, OR 97232	INSURANCE POLICY - POLICY NUMBER XLP 55 00 81	40367	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
OREGON AUTOMOBILE INSURANCE COMPANY	OREGON AUTOMOBILE INSURANCE COMPANY 650 NE HOLLADAY ST PORTLAND, OR 97232	INSURANCE POLICY - POLICY NUMBER XLP 55 00 52	40366	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ORREX PLASTIC COMPANY, LLC	ORREX PLASTICS COMPANY LLC 2800 S ORREX AVE ODESSA, TX 79766	ONLY REPRESENTATIVE SERVICES AGREEMENT	4730	CHEMTURA CORPORATION	REACH	16-Oct-08		$55,782.74
OSCAR WEBER	OSCAR WEBER 25 HAWTHORNE RD WYOMISSING HILLS READING, PA 19609	CONSULTING AGREEMENT	26106	CHEMTURA CORPORATION	CONSULTING	01-Jun-03		$698.05
OSI INDUSTRIA DE SILICONES LTDA	OSI INDUSTRIA DE SILICONES LTDA ATTN MR ELROY CAMPAGNONI ANDRADE AV 9 JULHO 5229 10 ANDAR SAO PAULO, SP 01407-907 BRAZIL	SHARED SERVICES AGREEMENT DATED AS OF AUGUST 1 2003 BY AND BETWEEN CROMPTON LTDA AND OSI INDUSTRIA DE SILICONES LTDA	12730	CHEMTURA CORPORATION	M&A - SERVICES	01-Aug-03		$0.00
OXFORD GLOBAL RESOURCES, INC	OXFORD GLOBAL RESOURCES INC ATTN LEGAL DEPARTMENT 100 CUMMINGS CENTER STE 206L BEVERLY, MA 01915	CONSULTING AGREEMENT BETWEEN CHEMTURA CORPORATION AND OXFORD GLOBAL RESOURCES, INC.	2582	CHEMTURA CORPORATION	CONSULTING	18-Feb-08		$136,825.52
PACE ANALYTICAL SERVICES INC	PACE ANALYTICAL ATTN DEBRA A JAMES DESLATTE 1000 RIVERBEND BLVD STE F ST ROSE, LA 70087 USA	PROPOSAL	1128	CHEMTURA CORPORATION	SERVICES			$598.37
PACIFIC EMPLOYERS	PACIFIC EMPLOYERS C/O ACE USA PHILADELPHIA, PA 19106	INSURANCE POLICY - POLICY NUMBER XCC014902	40368	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PACIFIC EMPLOYERS INS CO	PACIFIC EMPLOYERS INS CO C/O CIGNA COMPANIES C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCC015277 XCC015277	40370	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
PACIFIC EMPLOYERS INS CO	PACIFIC EMPLOYERS INS CO C O CIGNA COMPANIES C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCC015277 XCC015277	40369	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PACIFIC EMPLOYERS INS CO	PACIFIC EMPLOYERS INS CO C O CIGNA COMPANIES C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCC015277 XCC015277	42025	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
PACIFIC EMPLOYERS INSURANCE COMPANY	PACIFIC EMPLOYERS INSURANCE COMPANY C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XCC 01 49 02	40374	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PACIFIC EMPLOYERS INSURANCE COMPANY	PACIFIC EMPLOYERS INSURANCE COMPANY C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XMO 016067	40373	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PACIFIC EMPLOYERS INSURANCE COMPANY	PACIFIC EMPLOYERS INSURANCE COMPANY C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XMO 012257	40372	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PACIFIC EMPLOYERS INSURANCE COMPANY	PACIFIC EMPLOYERS INSURANCE COMPANY C/O ACE USA PHILADELPHIA, PA 19106 US	INSURANCE POLICY - POLICY NUMBER XMO 003978	40371	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PACIFIC EMPLOYERS INSURANCE COMPANY	PACIFIC EMPLOYERS INSURANCE COMPANY 436 WALNUT STREET PHILADELPHIA, PA 19106 USA	INSURANCE POLICY NO. XMO 003978	20490	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PACIFIC EMPLOYERS INSURANCE COMPANY	PACIFIC EMPLOYERS INSURANCE COMPANY 436 WALNUT STREET PHILADELPHIA, PA 19106 USA	INSURANCE POLICY NO. XMO012257	20491	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PACIFIC EMPLOYERS INSURANCE COMPANY	PACIFIC EMPLOYERS INSURANCE COMPANY 436 WALNUT STREET PHILADELPHIA, PA 19106 USA	INSURANCE POLICY NO. XMO016067	20492	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PACIFIC INS	PACIFIC INS 690 ASYLUM AVE HARTFORD, CT 06105-3845 US	INSURANCE POLICY - POLICY NUMBER 97AXS104001	40377	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PACIFIC INS	PACIFIC INS 690 ASYLUM AVE HARTFORD, CT 06105-3845 US	INSURANCE POLICY - POLICY NUMBER PI33228	40376	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PACIFIC INS	PACIFIC INS 690 ASYLUM AVE HARTFORD, CT 06105-3845 US	INSURANCE POLICY - POLICY NUMBER PI33240	40375	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PACIFIC INS. CO.	PACIFIC INS. CO. 690 ASYLUM AVE HARTFORD, CT 06105-3845 US	INSURANCE POLICY - POLICY NUMBER 97AXS104001	40378	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
PACIFIC INSURANCE COMPANY	PACIFIC INSURANCE COMPANY C/O PACIFIC INDEMNITY GROUP 690 ASYLUM AVE HARTFORD, CT 06105-3845 US	INSURANCE POLICY - POLICY NUMBER P133093 P133245	40382	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PACIFIC INSURANCE COMPANY	PACIFIC INSURANCE COMPANY C O PACIFIC INDEMNITY GROUP 690 ASYLUM AVE HARTFORD, CT 06105-3845 US	INSURANCE POLICY - POLICY NUMBER P133093 P233245	40381	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PACIFIC INSURANCE COMPANY	PACIFIC INSURANCE COMPANY 690 ASYLUM AVE HARTFORD, CT 06105-3845 US	INSURANCE POLICY - POLICY NUMBER PI 33228	40380	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PACIFIC INSURANCE COMPANY	PACIFIC INSURANCE COMPANY 690 ASYLUM AVE HARTFORD, CT 06105-3845 US	INSURANCE POLICY - POLICY NUMBER PI 33240	40379	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PACIFIC INSURANCE COMPANY, LTD.	PACIFIC INSURANCE COMPANY, LTD. 690 ASYLUM AVE HARTFORD, CT 06105-3845 US	INSURANCE POLICY - POLICY NUMBER 97 AXS 104001	40383	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PACIFIC INSURANCE COMPANY, LTD.	PACIFIC INSURANCE COMPANY C O PACIFIC INDEMNITY GROUP 690 ASYLUM AVE HARTFORD, CT 06105-3845 US	INSURANCE POLICY - POLICY NUMBER P133093 P233245	42026	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
PADDOCK POOLS, PATIO, AND SPAS	PADDOCK POOLS, PATIO, AND SPAS 6525 E THOMAS RD SCOTTSDALE, AZ 85252-8849 USA	SALES AGREEMENT	275	BIO-LAB, INC.	SALES	01-Jan-09		$0.00
PAINESVILLE PRP GROUP	PAINESVILLE PRP GROUP C/O TIERRA SOLUTIONS 10 WEST ERIE STREET SUITE 207 PAINESVILLE, OH 44077 USA	DIAMOND SHAMROCK/DARTRON SITE AUGUST 2005 PRIVATE PARTY SETTLEMENT AGREEMENT	21309	CHEMTURA CORPORATION	SETTLEMENT			$0.00
PARA-CHEM INC	PARA-CHEM INC CORPORATE TECHNICAL DIRECTOR 863 SE MAIN ST SIMPSONVILLE, SC 29681	ONLY REPRESENTATIVE SERVICES AGREEMENT	4735	CHEMTURA CORPORATION	REACH	12-Nov-08		$0.00
PARKER HANNIFIN CORP., ET AL.	PARKER HANNIFIN CORP., ET AL. SCOTT & SCOTT 33 RIVER STREET CHAGRIN FALLS, OH 44022 USA	SETTLEMENT AGREEMENT JUNE 6, 2007	21054	CHEMTURA CORPORATION	SETTLEMENT			$0.00
PARTNER REINSURANCE CO OF THE US	PARTNER REINSURANCE CO OF THE US ONE GREENWICH PLZ GREENWICH, CT 6830	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER WB0200497	40384	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PARTNER REINSURANCE CO OF THE US	PARTNER REINSURANCE CO OF THE US ONE GREENWICH PLZ GREENWICH, CT 6830	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER WB0200497	42027	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
PASTOR ROMNEY DARKINS (CLASS REPRESENTATIVE)	PASTOR ROMNEY DARKINS (CLASS REPRESENTATIVE) FINKELSTEIN, THOMPSON & LOUGHRAN 1050 30TH ST, NW WASHINGTON, DC 20007 USA	SETTLEMENT AGREEMENT AUG. 2, 2006	21055	CHEMTURA CORPORATION	SETTLEMENT			$0.00
PASTOR ROMNEY DARKINS (CLASS REPRESENTATIVE)	PASTOR ROMNEY DARKINS (CLASS REPRESENTATIVE) FINKELSTEIN, THOMPSON & LOUGHRAN 601 MONTGOMERY ST SUITE 665 SAN FRANCISCO, CA 94111 USA	SETTLEMENT AGREEMENT AUG. 2, 2006	21056	CHEMTURA CORPORATION	SETTLEMENT			$0.00
PAUL TAYLOR	PAUL TAYLOR C/O LAW OFFICE OF NICK STEIN 810 E MARKET NEW ALBANY, IN 47150 USA	SETTLEMENT AGREEMENT	43650	BIO-LAB, INC.	SETTLEMENT	1/15/2009		$0.00
PBI/GORDON CORPORATION	PBI/GORDON CORPORATION ATTN PRESIDENT 1217 W 12TH ST KANSAS CITY, MO 64101-1407	DISTRIBUTION AGREEMENT	497	CHEMTURA CORPORATION	SALES	01-Jan-98		$0.00
PBI/GORDON CORPORATION	PBI/GORDON CORPORATION ATTN PRESIDENT 1217 W 12TH ST KANSAS CITY, MO 64101-1407	FORMULATING AND PACKAGING AGREEMENT	496	CHEMTURA CORPORATION	TOLL MANUFACTURING	01-Jul-97		$0.00
PCAONLINE.COM	PCAONLINE.COM 44 BLACK OAK DR BRAMPTON, ON L6R 1B9 CANADA	PROPWEB (GSS TICKETING SYSTEM) AGREEMENT	1583	CHEMTURA CORPORATION	SERVICES			$0.00
PEARMAN AGRI SERVICES, INC. (ON BEHALF OF ITSELF AND OTHERS SIMILARLY SITUATED)	PEARMAN AGRI SERVICES, INC. (ON BEHALF OF ITSELF AND OTHERS SIMILARLY SITUATED) BALL & SCOUT 550 MAIN AVE. SUITE 601 KNOXVILLE, TN 37902 USA	SETTLEMENT AGREEMENT NOV. 28, 2007	21057	CHEMTURA CORPORATION	SETTLEMENT			$0.00
PEARMAN AGRI SERVICES, INC. (ON BEHALF OF ITSELF AND OTHERS SIMILARLY SITUATED)	PEARMAN AGRI SERVICES, INC. (ON BEHALF OF ITSELF AND OTHERS SIMILARLY SITUATED) GOLDMAN, SCARLATO & KARON, P.C. 55 PUBLIC SQUARE SUITE 1500 CLEVELAND, OH 44113-1998 USA	SETTLEMENT AGREEMENT NOV. 28, 2007	21058	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
PEARMAN AGRI SERVICES, INC. (ON BEHALF OF ITSELF AND OTHERS SIMILARLY SITUATED)	PEARMAN AGRI SERVICES, INC. (ON BEHALF OF ITSELF AND OTHERS SIMILARLY SITUATED) LAW OFFICE OF KRISHNA B. NARINE, P.C. 2600 PHILMONT AVE. SUITE 324 HUNTINGTON VALLEY, PA 19006 USA	SETTLEMENT AGREEMENT NOV. 28, 2007	21059	CHEMTURA CORPORATION	SETTLEMENT			$0.00
PEARMAN AGRI SERVICES, INC. (ON BEHALF OF ITSELF AND OTHERS SIMILARLY SITUATED)	PEARMAN AGRI SERVICES, INC. (ON BEHALF OF ITSELF AND OTHERS SIMILARLY SITUATED) SHARPE MCQUEEN P.A. 6900 COLLEGE BLVD. SUITE 285 OVERLAND PARK, KS 66211 USA	SETTLEMENT AGREEMENT NOV. 28, 2007	21060	CHEMTURA CORPORATION	SETTLEMENT			$0.00
PENOPLEX	PENOPLEX ATTN LEGAL 1-A SAPERNY PER ST PETERSBURG, 191014 RUSSIA	CONFIDENTIALITY AGREEMENT	768	CHEMTURA CORPORATION	CONFIDENTIALITY			$0.00
PEREGRINE CONNECTIVITY INC	PEREGRINE CONNECTIVITY INC 1277 LENOX PARK BLVD ATLANTA, GA 30319-5309 USA	GET2CONNECT.NET SUBSCRIBER AGREEMENT	1578	CHEMTURA CORPORATION	SERVICES			$0.00
PEREGRINE SYSTEMS INC	PEREGRINE SYSTEMS INC 3611 VALLEY CENTRE DR SAN DIEGO, CA 82130 USA	PRODUCT SCHEDULE A	26167	CHEMTURA CORPORATION	SOFTWARE LICENSE	30-Nov-01		$0.00
PEREGRINE SYSTEMS INC	PEREGRINE SYSTEMS INC 3611 VALLEY CENTRE DR SAN DIEGO, CA 82130 USA	PRODUCT SCHEDULE A	1577	CHEMTURA CORPORATION	SOFTWARE LICENSE	30-Nov-01		$0.00
PERGAN MARSHALL LLC	PERGAN MARSHALL LLC ATTN NORTH AMERICAN COMMERCIAL DIRECTOR 710 B BUSSEY RD MARSHALL, TX 75670	SUPPLY AGREEMENT DATED AS OF JULY 31, 2007 BY AND BETWEEN CHEMTURA CORPORATION AND PERGAN MARSHALL LLC	12706	CHEMTURA CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)	31-Jul-07		$0.00
PERGAN MARSHALL LLC	PERGAN MARSHALL LLC ATTN: NORTH AMERICAN COMMERCIAL DIRECTOR 710-B BUSSEY ROAD MARSHALL, TX 75670	REAL ESTATE PURCHASE AGREEMENT BETWEEN CHEMTURA CORPORATION AS SELLER AND PERGAN MARSHALL LLC AS PURCHASER WITH RESPECT TO IMPROVED AND UNIMPROVED REAL PROPERTY AT THE MARSHALL PLANT	12707	CHEMTURA CORPORATION	M&A - SALES			$0.00
PERGAN NORDAMERIKA GMBH	PERGAN NORDAMERIKA GMBH ATTENTION: MICHAEL HAGEN (COMMERCIAL DIRECTOR) SCHLAVENHORST 71 D-46394, BOCHOLT GERMANY	LETTER AGREEMENT DATED JULY 9, 2007 BETWEEN CHEMTURA CORPORATION AND PERGAN NORDAMERIKA GMBH SETTING CLOSING DATE AND LOCATION	12711	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	09-Jul-07		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
PERGAN NORDAMERIKA GMBH	PERGAN NORDAMERIKA GMBH ATTENTION: MICHAEL HAGEN (COMMERCIAL DIRECTOR) SCHLAVENHORST 71 D-46394, BOCHOLT GERMANY	ASSIGNMENT OF PURCHASE AGREEMENT DATED JULY 31, 2007 BY AND AMONG PERGAN NORDAMERIKA GMBH, PERGAN MARSHALL LLC AND PERGAN TRANSPORTATION LLC	12710	CHEMTURA CORPORATION	M&A - SALES	31-Jul-07		$0.00
PERGAN NORDAMERIKA GMBH	PERGAN NORDAMERIKA GMBH ATTENTION: MICHAEL HAGEN (COMMERCIAL DIRECTOR) SCHLAVENHORST 71 D-46394, BOCHOLT GERMANY	TRANSITION SERVICES AGREEMENT DATED AS OF JULY 31, 2007 BY AND BETWEEN CHEMTURA CORPORATION AND PERGAN MARSHALL LLC (AS ASSIGNEE OF PERGAN NORDAMERIKA GMBH)	12712	CHEMTURA CORPORATION	M&A - SALES	31-Jul-07		$0.00
PERGAN NORDAMERIKA GMBH	PERGAN NORDAMERIKA GMBH ATTN DR PETRA SCHLUSENER MANAGING DIRECTOR SCHLAVENHORST 71 D 46395 BOCHOLT, GERMANY	ASSET PURCHASE AGREEMENT BY AND BETWEEN CHEMTURA CORPORATION AND PERGAN NORDAMERIKA GMBH DATED 05/03/2007	12708	CHEMTURA CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)	03-May-07		$0.00
PERGAN NORDAMERIKA GMBH	PERGAN NORDAMERIKA GMBH ATTENTION: DR. PETRA SCHLÜSENER (MANAGING DIRECTOR) SCHLAVENHORST 71 D-46395, BOCHOLT GERMANY	AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT BY AND BETWEEN CHEMTURA CORPORATION AND PERGAN NORDAMERIKA GMBH WITH RESPECT TO CLOSING DATE AND TRANSFER OF EMPLOYMENT AND BENEFIT PLANS PROVISION	12709	CHEMTURA CORPORATION	M&A - SALES			$0.00
PETER BARNA	REDACTED	EMPLOYMENT LETTER	11738	CHEMTURA CORPORATION	SEVERANCE	01-Aug-04		REDACTED
PETER J BIANCOTTI	REDACTED	AGREEMENT	20077	CHEMTURA CORPORATION	BENEFITS	01-Jan-82		REDACTED
PETER LOEWRIGKEIT	REDACTED	EARLY RETIREMENT AGREEMENT LETTER	4770	CHEMTURA CORPORATION	PENSION	01-Apr-97		REDACTED
PETROLEUM SERVICES COMPANY WLL	PETROLEUM SERVICES COMPANY WLL SULTAN BEN ESSA BUILDING, 6TH RING RD SOUTH FARWANIYA PO BOX NO 4098 13041 SAFAT, KUWAIT	MANUFACTURER REPRESENTATIVE AGREEMENT	12168	CHEMTURA CORPORATION	DISTRIBUTION	02-Jan-03		$0.00
PFAUDLER INC	PFAUDLER INC 1000 WEST AVE PO BOX 23600 ROCHESTER, NY 14692-3600	ALLIANCE PURCHASE AGREEMENT BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION AND PFAUDLER, INC DATED 10/31/2002	2895	GREAT LAKES CHEMICAL CORPORATION	PURCHASE (NON-RAW MATERIALS)	25-Jul-02		$11,946.58

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
PFIZER INCORPORATED	PFIZER INCORPORATED ATTN LEGAL 235 E 42ND ST NEW YORK, NY 10017	38526	20001	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
PFIZER INCORPORATED	PFIZER INC ANIMAL HEALTH DIVISION 235 E 42ND ST NY, NY USA	MATERIAL TRANSFER AND LICENSE OPTION AGREEMENT	20108	CHEMTURA CORPORATION	PATENT LICENSE	11-Feb-08		$0.00
PHILIP KONDUROS	REDACTED	LETTER RE PHILIP KONDUROS PENSION SUPPLEMENT	11718	CHEMTURA CORPORATION	PENSION	01-Oct-92		REDACTED
PHSI	PHSI 120 E LAKE ST 401 SANDPOINT, ID 83864	RENTAL AGREEMENT	11856	CHEMTURA CORPORATION	SERVICES	27-Jul-07		$0.00
PI INDUSTRIES LIMITED	PI INDUSTRIES LIMITED A.G. GAGGAR MILLENIUM TOWER SOUTH CITY-I GURGAON, 122 001 INDIA	1/1/08 DISTRIBUTION AND FORMULATION AGREEMENT	20115	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
PIERS	PIERS,	SUBSCRIPTION AGREEMENT	1746	CHEMTURA CORPORATION	SERVICES	03-Aug-06		$366.80
PINETOP	PINETOP,	INSURANCE POLICY - POLICY NUMBER MLT-100021	40386	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PINETOP	PINETOP,	INSURANCE POLICY - POLICY NUMBER MLP-100021	40385	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PITNEY BOWES	PITNEY BOWES ATTN LEGAL 1 ELMCROFT RD STAMFORD, CT 06926-0700	PITNEY BOWES ENGINEERING THE FLOE OF COMMUNICATION	4481	BIO-LAB, INC.	SOFTWARE LICENSE	08-Mar-07		$3,103.43
PLASTIC DIVERSITY SOLUTIONS LLC	PLASTIC DIVERSITY SOLUTIONS LLC DONNA M SCHOLZ 349 LAKE RD DAYVILLE, CT 06241	REACH AND TOLL MANUFACTURE OF CHEMTURA CHEMICALS	769	CHEMTURA CORPORATION	REACH	16-Nov-08		$0.00
PLASTICAN INC	PLASTICAN INC 196 INDUSTRIAL RD LEOMINSTER, MA 01453 USA	SUPPLY AGREEMENT	276	BIO-LAB, INC.	SALES	01-Jun-94		$841,375.67
PLASTICAN INC	PLASTICAN INC 196 INDUSTRIAL RD LEOMINSTER, MA 01453 USA	SUPPLY AGREEMENT BETWEEN PLASTICAN AND BIO-LAB AND GREAT LAKES CHEMICAL CORPORATIONORATION	2110	GREAT LAKES CHEMICAL CORPORATION	PURCHASE (RAW MATERIALS)	01-Jun-94		$0.00
PLATINUM CONSULTING GROUP LLC	PLATINUM CONSULTING GROUP LLC ATTN DAN FREITAG 1391 WASHINGTON BLVD BIRMINGHAM, MI 48009	CONSULTING AGREEMENT BETWEEN CHEMTURA CORPORATION AND PLATINUM CONSULTING GROUP	1389	CHEMTURA CORPORATION	CONSULTING	01-Sep-08		$86,085.16

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
PMA INSURANCE COMPANY	PMA INSURANCE COMPANY BLUE BELL OFFICE 380 SENTRY PKWY PO BOX 3031 BLUE BELL, PA 19422-0754	WC POL# 247600-97-25-19-3; 6/30/76-6/30/77	20900	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PMA INSURANCE COMPANY	PMA INSURANCE COMPANY BLUE BELL OFFICE 380 SENTRY PKWY PO BOX 3031 BLUE BELL, PA 19422-0754	WC POL# 247700-97-25-19-3; 6/30/77-6/30/78	20901	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PMA INSURANCE COMPANY	PMA INSURANCE COMPANY BLUE BELL OFFICE 380 SENTRY PKWY PO BOX 3031 BLUE BELL, PA 19422-0754	WC POL# 247800-97-25-19-3; 6/30/78-6/30/79	20902	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PMA INSURANCE COMPANY	PMA INSURANCE COMPANY BLUE BELL OFFICE 380 SENTRY PKWY PO BOX 3031 BLUE BELL, PA 19422-0754	WC POL# 247800-97-25-19-3; 6/30/79-6/30/80	20903	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PMA INSURANCE COMPANY	PMA INSURANCE COMPANY BLUE BELL OFFICE 380 SENTRY PKWY PO BOX 3031 BLUE BELL, PA 19422-0754	WC POL# 247900-97-25-19-3; 6/30/79-6/30/80	20904	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PMA INSURANCE COMPANY -	PMA INSURANCE COMPANY BLUE BELL OFFICE 380 SENTRY PKWY PO BOX 3031 BLUE BELL, PA 19422-0754	INSURANCE POLICY - POLICY NUMBER 247800-97-25-19-3	40391	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PMA INSURANCE COMPANY -	PMA INSURANCE COMPANY BLUE BELL OFFICE 380 SENTRY PKWY PO BOX 3031 BLUE BELL, PA 19422-0754	INSURANCE POLICY - POLICY NUMBER 247800-97-25-19-3	40390	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PMA INSURANCE COMPANY	PMA INSURANCE COMPANY BLUE BELL OFFICE 380 SENTRY PKWY PO BOX 3031 BLUE BELL, PA 19422-0754	INSURANCE POLICY - POLICY NUMBER 247900-97-25-19-3	40389	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PMA INSURANCE COMPANY -	PMA INSURANCE COMPANY BLUE BELL OFFICE 380 SENTRY PKWY PO BOX 3031 BLUE BELL, PA 19422-0754	INSURANCE POLICY - POLICY NUMBER 247700-97-25-19-3	40388	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PMA INSURANCE COMPANY -	PMA INSURANCE COMPANY BLUE BELL OFFICE 380 SENTRY PKWY PO BOX 3031 BLUE BELL, PA 19422-0754	INSURANCE POLICY - POLICY NUMBER 247600-97-25-19-3	40387	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
PMC BIOGENIX, INC	PMC BIOGENIX INC 1288 ROUTE 73 SOUTH STE 401 MT LAUREL, NJ 8054	SUPPLY AGREEMENT DATED MARCH 1, 2008 BETWEEN CHEMTURA CORPORATION AS BUYER AND PMC BIOGENIX, INC. AS SELLER.	12701	CHEMTURA CORPORATION	M&A - SALES	01-Mar-08	APPROVED 8/24/2010	$0.00
PMC BIOGENIX, INC	PMC BIOGENIX INC 1288 ROUTE 73 SOUTH STE 401 MT LAUREL, NJ 8054	JUNIOR SECURITY AGREEMENT DATED AS OF FEBRUARY 29, 2008 BY PMC BIOGENIX, INC. AND LISTED GUARANTORS (PMC GROUP N.A., INC., POLYMER PRODUCTS COMPANY, INC., CRYSTAL, INC.-PMC, LENCO, INC.–PMC, PRO CORPORATION-PMC, PMC FILM CANADA, INC., PMC BIOGENIX, INC.)	12697	CHEMTURA CORPORATION	M&A - SERVICES	29-Feb-08	APPROVED 8/24/2010	$0.00
PMC BIOGENIX, INC	PMC BIOGENIX INC 1288 ROUTE 73 SOUTH STE 401 MT LAUREL, NJ 8054	LETTER AGREEMENT DATED FEBRUARY 29, 2008 – TO SECURE OBLIGATIONS UNDER THE SECURED NOTE, PMC BIOGENIZX, INC. (BORROWER) AGREES, AND AGREES TO CAUSE CRYSTAL, INC.-PMC, POLYMER PRODUCTS COMPANY, INC., AND LENCO, INC.–PMC TO GRANT CHEMTURA (LENDER) MORTGAGE	12698	CHEMTURA CORPORATION	M&A - SERVICES	29-Feb-08	APPROVED 8/24/2010	$0.00
PMC BIOGENIX, INC	PMC BIOGENIX INC 1288 ROUTE 73 SOUTH STE 401 MT LAUREL, NJ 8054	SUBORDINATED PROMISSORY NOTE ($5 MILLION) DATED FEBRUARY 29, 2008 2008 MADE BY PMC BIOGENIX, INC. IN FAVOR OF CHEMTURA CORPORATION	12699	CHEMTURA CORPORATION	M&A - CREDIT	29-Feb-08	APPROVED 8/24/2010	$0.00
PMC BIOGENIX, INC	PMC BIOGENIX INC 1288 ROUTE 73 SOUTH STE 401 MT LAUREL, NJ 08054 USA	SUPPLY AGREEMENT	2021	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	01-Mar-08	APPROVED 8/24/2010	$0.00
PMC GROUP NA INC	PMC GROUP NA INC ALAN L. ZEIGER, ESQ. BLANK ROME LLP ONE LOGAN SQUARE PHILADELPHIA, PA 19103-6998	JUNIOR GUARANTY BY PMC GROUP N.A., INC., POLYMER PRODUCTS COMPANY, INC., CRYSTAL, INC.-PMC, LENCO, INC.–PMC, PRO CORPORATION-PMC, PMC FILM CANADA, INC. AS GUARANTORS IN FAVOR OF CHEMTURA CORPORATION AS LENDER DATED AS OF FEBRUARY 29, 2008 [UNILATERAL OBLI	12705	CHEMTURA CORPORATION	M&A - SERVICES	29-Feb-08	APPROVED 8/24/2010	$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
POLARIS ASSURANCE A S	POLARIS ASSURANCE A S ,	INSURANCE POLICY - POLICY NUMBER E85805	42028	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
POLARIS ASSURANCE A S-	POLARIS ASSURANCE A S ,	INSURANCE POLICY - POLICY NUMBER E85805	40392	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
POLARIS ASSURANCE A/S	POLARIS ASSURANCE A/S ,	INSURANCE POLICY - POLICY NUMBER E85805	40393	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
POLYONE CORPORATION	POLYONE CORPORATION SCOTT & SCOTT 33 RIVER STREET CHAGRIN FALLS, OH 44022 USA	SETTLEMENT AGREEMENT JULY 6, 2006	21062	CHEMTURA CORPORATION	SETTLEMENT			$0.00
POLYONE CORPORATION	POLYONE CORPORATION SCOTT & SCOTT 33 RIVER STREET CHAGRIN FALLS, OH 44022 USA	SETTLEMENT AGREEMENT JULY 5, 2006	21061	CHEMTURA CORPORATION	SETTLEMENT			$0.00
POLYVEL, INC. (CLASS REPRESENTATIVE)	POLYVEL, INC. (CLASS REPRESENTATIVE) KAPLAN FOX & KILSHEIMER 805 THIRD AVENUE 22ND FLOOR NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21065	CHEMTURA CORPORATION	SETTLEMENT			$0.00
POLYVEL, INC. (CLASS REPRESENTATIVE)	POLYVEL, INC. (CLASS REPRESENTATIVE) GOLD BENNETT CERA & SIDENER LLP 595 MARKET STREET SUITE 2300 SAN FRANCISCO, CA 94105 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21064	CHEMTURA CORPORATION	SETTLEMENT			$0.00
POLYVEL, INC. (CLASS REPRESENTATIVE)	POLYVEL, INC. (CLASS REPRESENTATIVE) COHEN MILSTEIN HAUSFELD & TOLL PLLC 150 EAST 52 STREET NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21063	CHEMTURA CORPORATION	SETTLEMENT			$0.00
POLYVEL, INC. (CLASS REPRESENTATIVE)	POLYVEL, INC. (CLASS REPRESENTATIVE) KOHN, SWIFT & GRAF, P.C. ONE SOUTH BROAD SUITE 2100 PHILADELPHIA, PA 19107 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21066	CHEMTURA CORPORATION	SETTLEMENT			$0.00
POOLTIME GMBH	POOLTIME GMBH MARKGRAFENSTR. 25 BERLIN, 13465 GERMANY	INTERCOMPANY MANAGEMENT SERVICES AGREEMENT - CHEMTURA CORP. IS PROVIDER OF SERVICES	19954	CHEMTURA CORPORATION	SERVICES			$0.00
POSTINI	POSTINI 959 SKYWAY RD STE 200 SAN CARLOS, CA 94070 USA	AMENDMENT TO POSTINI SERVICES AGREEMENT	1579	CHEMTURA CORPORATION	SERVICES	13-Dec-07		$0.00
POTOMAC INSURANCE COMPANY	POTOMAC INSURANCE COMPANY C O SHAND MORAHAN 436 WALNUT ST PHILADELPHIA, PA 19106-3786	INSURANCE POLICY - POLICY NUMBER XCO187-81	40394	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
POTOMAC INSURANCE COMPANY	POTOMAC INSURANCE COMPANY C/O SHAND MORAHAN 436 WALNUT ST PHILADELPHIA, PA 19106-3786	INSURANCE POLICY - POLICY NUMBER XC0187-81	40395	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
POTOMAC INSURANCE COMPANY	POTOMAC INSURANCE COMPANY C O SHAND MORAHAN 436 WALNUT ST PHILADELPHIA, PA 19106-3786	INSURANCE POLICY - POLICY NUMBER XCO187-81	42029	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
PPG INDUSTRIES INC	PPG INDUSTRIES INC ATTN LEGAL 1 PPG PL PITTSBURGH, PA 15272	PPG CAUSTIC CHLORINE/BIOLAB AND CHEMTURA	26277	BIO-LAB, INC.	PURCHASE (RAW MATERIALS)			$946,279.37
PPG INDUSTRIES INC	PPG INDUSTRIES INC ATTN VICE PRESIDENT CHLOR AIKALI & DERIVATIVES 1 PPG PL PITTSBURGH, PA 15272 USA	CHLORINE/CAUSTIC SODA SALES AGREEMENT	278	BIO-LAB, INC.	SALES	01-Jan-99		$0.00
PPG INDUSTRIES INC	PPG INDUSTRIES INC ATTN LEGAL 1 PPG PL PITTSBURGH, PA 15272	CORRESPONDENCE RE: FIRST AMENDMENT TO PPG-BIOLAB CHLORINE/CAUSTIC SODA SALES AGREEMENT	279	BIO-LAB, INC.	SALES			$0.00
PPG INDUSTRIES INC	PPG INDUSTRIES PPG INDUSTRIES ONE PPG PL 8TH FL PITTSBURGH, PA 15272	MURCHISON AGREEMENT / MEMORANDUM OF AGREEMENT BETWEEN PPG INDUSTRIES INC. (“PPG”), MCGEAN CHEMICAL COMPANY INC. (“MCGEAN”), LEAD INDUSTRIES GROUP LTD. (“LIG”), CONSOLIDATED MURCHISON LIMITED (“MURCHISON”), ANTIMONY PRODUCTS (PROPRIETARY) LIMITED (“APL”) A	4409	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
PRAG INDUSTRIES	PRAG INDUSTRIES 202-B/303-B GOPALA APARTMENTS 50 RAM TIRTH MARG LUCKNOW 236 001, INDIA	FIRST AMENDMENT TO LICENSE AGREEMENT	12217	CHEMTURA CORPORATION	PATENT LICENSE	25-Apr-05		$0.00
PRAG INDUSTRIES	PRAG INDUSTRIES 202-B/303-B GOPALA APARTMENTS 50 RAM TIRTH MARG LUCKNOW 236 001, INDIA	LICENSE AGREEMENT	12218	CHEMTURA CORPORATION	PATENT LICENSE	25-Apr-05		$0.00
PRAXAIR, INC	PRAXAIR INC 39 OLD RIDGEBURY RD DANBURY, CT 06810-5113	NITROGEN SUPPLY AGREEMENT BETWEEN PRAXAIR INC AND HATCO CORPORATION	2769	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	01-Apr-02		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
PRAXAIR, INC	PRAXAIR INC 39 OLD RIDGEBURY RD DANBURY, CT 06810-5113	PRODUCT SUPPLY AGREEMENT	2770	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	01-Aug-02		$0.00
PRAXAIR, INC	PRAXAIR INC PO BOX 1986 39 OLD RIDGEBURY RD DANBURY, CT 06813-1986 USA	PRODUCT AND SUPPLY SYSTEM LEASE RIDER	284	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	01-Sep-08		$0.00
PRAXAIR, INC	PRAXAIR INC ATTN CONTRACT ADMINISTRATOR 55 OLD RIDGEBURY RD PO BOX 1986 DANBURY, CT 06813-1986	CARBON DIOXIDE PRODUCT RIDER	2771	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	01-Aug-02		$0.00
PRAXAIR, INC	PRAXAIR INC CONTRACT ADMINISTRATOR 39 OLD RIDGEBURY RD PO BOX 1986 DANBURY, CT 06810-1986 USA	PRODUCT RIDER	26287	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	01-Jul-08		$0.00
PRECISION COMPUTER SERVICES, INC	PRECISION COMPUTER SERVICES TOM CASTIELLO 175 CONSTITUTION BLVD S SHELTON, CT 06484 USA	CRITICAL CARE FOR HARDWARE PROGRAM	1580	CHEMTURA CORPORATION	SERVICES	20-Mar-08		$0.00
PRECISION MEDICAL INC	PMI PO BOX 490 9519 JACKSON TRAIL RD HOSCHTON, GA 30548-0490 USA	PURCHASE AGREEMENT EXTENSION LETTER	1791	BIO-LAB, INC.	PACKAGING	01-Jan-05		$348,316.37
PREMIER	PREMIER 110 BRUSH RD BROUSSARD, LA 70518	TECHNICAL ASSISTANCE AGREEMENT	12482	CHEMTURA CORPORATION	JV - SERVICES			$5,732.52
PREMIER CHEMICAL COMPANY, LTD.	PREMIER CHEMICAL COMPANY, LTD. 110 BRUSH RD BROUSSARD, LA 70518	REVOLVING INTERCOMPANY AGREEMENT	21310	CHEMTURA CORPORATION	JV - CREDIT			$0.00
PREMIER CHEMICAL TECHNOLOGY B.V.	PREMIER CHEMICAL TECHNOLOGY B.V. 110 BRUSH RD BROUSSARD, LA 70518-3611	TECHNOLOGY AND LICENSE AGREEMENT	12483	CHEMTURA CORPORATION	JV - TRADEMARK LICENSE			$0.00
PREMIERE GLOBAL SERVICES	PREMIERE GLOBAL SERVICES 3280 PEACHTREE RD NW STE 1000 ATLANTA, GA 30305-2422 USA	PREMIERE GLOBAL COMMUNICATIONS OPERATING SYSTEM (PGICOS) SUBSCRIPTION AGREEMENT FOR DESKTOP FAX SOLUTION	1581	CHEMTURA CORPORATION	SERVICES	28-Aug-08		$0.00
PRICEWATERHOUSECOOPERS, LLP	PRICEWATERHOUSECOOPERS LLC 10 10TH ST STE 1400 ATLANTA, GA 30309-3851	PURCHASE OF TAX SERVICES AGREEMENT	1235	BIO-LAB, INC.	SERVICES			$18,687.62
PROAGRO BV	PROAGRO BV ATTN IR ERIC A KIERS STRAATWEG 30 B 3604 BB MAARSSEN, THE NETHERLANDS	DATA SHARING AGREEMENT 7	502	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	28-Aug-01		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
PROCESS SPECIALTIES (CLASS REPRESENTATIVE)	PROCESS SPECIALTIES (CLASS REPRESENTATIVE) AMAMGBO & ASSOCIATES, PLC 7901 OAKPORT ST. SUITE 4900 OAKLAND, CA 94621 USA	SETTLEMENT AGREEMENT AUG. 2, 2006	21067	CHEMTURA CORPORATION	SETTLEMENT			$0.00
PROFESSIONAL HEALTH SERVICES, INC	PROFESSIONAL HEALTH SERVICES INC 83 S EAGLE RD HAVERTON, PA 19083	PURCHASE ORDER	1134	CHEMTURA CORPORATION	SERVICES			$77,226.40
PROLIANCE ENERGY LLC	PROLIANCE ENERGY LLC ATTN CONTRACT ADMINISTRATION BANK ONE TOWER CENTER 111 MONUMENT CIR STE 2200 INDIANAPOLIS, IN 46204	FIRST AMENDMENT TO NATURAL GAS SALES AND SERVICE AGREEMENT	2025	GREAT LAKES CHEMICAL CORPORATION	PURCHASE (UTILITIES)			$0.00
PROLIANCE ENERGY LLC	PROLIANCE ENERGY LLC ATTN CONTRACT ADMINISTRATION BANK ONE TOWER CTR 111 MONUMENT CIRCLE STE 2200 INDIANAPOLIS, IN 46204	NATURAL GAS SALES AND SERVICE AGREEMENT RE: CONTRACT NO. 40243 BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION AND PROLIANCE ENERGY LLC DATED 01/01/2005	2896	GREAT LAKES CHEMICAL CORPORATION	SERVICES	01-Jan-05		$0.00
PRUDENTIAL INS.	PRUDENTIAL INS. C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXCDX-0359	40397	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL INS.	PRUDENTIAL INS. C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXCDX-1087	40398	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL INS.	PRUDENTIAL INS. C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DCX-901213	40396	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL INS.	PRUDENTIAL INS. C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXCDX-1086	40403	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL INS.	PRUDENTIAL INS. C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXCDX1086	40402	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL INS.	PRUDENTIAL INS. C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXCDX-0358	40401	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL INS.	PRUDENTIAL INS. C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXCDX-1088	40400	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL INS.	PRUDENTIAL INS. C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXCDX-0460	40399	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL RE	PRUDENTIAL RE C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXCDX-1086	40409	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
PRUDENTIAL RE	PRUDENTIAL RE C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXCDX-1087	40410	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL RE	PRUDENTIAL RE C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXCDX-0359	40408	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL RE	PRUDENTIAL RE C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXCDX-0358	40407	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL RE	PRUDENTIAL RE C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DCX-90213	40406	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL RE	PRUDENTIAL RE C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXCDX-1088	40405	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL RE	PRUDENTIAL RE C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXCDX-0460	40404	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL REINSURANCE COMPANY	PRUDENTIAL REINSURANCE COMPANY C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXC901111 TBA DXC901111 DXC-DX0213 DXC-DX0902	40421	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL REINSURANCE COMPANY	PRUDENTIAL REINSURANCE COMPANY C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXC DX 1087	40419	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL REINSURANCE COMPANY	PRUDENTIAL REINSURANCE COMPANY C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXC DX 1086	40418	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL REINSURANCE COMPANY	PRUDENTIAL REINSURANCE COMPANY C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXC DX 0460	40417	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL REINSURANCE COMPANY	PRUDENTIAL REINSURANCE COMPANY C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXC DX 0359	40416	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL REINSURANCE COMPANY	PRUDENTIAL REINSURANCE COMPANY C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXC DX 0358	40415	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL REINSURANCE COMPANY	PRUDENTIAL REINSURANCE COMPANY C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXC-901213	40414	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
PRUDENTIAL REINSURANCE COMPANY	PRUDENTIAL REINSURANCE COMPANY C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER PRUDENTIAL POLICY NUMBERS: DXC 901112; DXC DX0213; DXC DX0902 GIBRALTAR POLICY NUMBERS: GMX 00119; GMX 00585	40413	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL REINSURANCE COMPANY	PRUDENTIAL REINSURANCE COMPANY C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER TBA DXC901111 DXC-DX0213 DXC-DX0902	40412	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL REINSURANCE COMPANY	PRUDENTIAL REINSURANCE COMPANY C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXC901111	40411	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL REINSURANCE COMPANY	PRUDENTIAL REINSURANCE COMPANY C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXC DX 1088	40420	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
PRUDENTIAL REINSURANCE COMPANY	PRUDENTIAL REINSURANCE COMPANY C/O EVEREST RE LIBERTY CORNER, NJ 7938 US	INSURANCE POLICY - POLICY NUMBER DXC901111 TBA DXC901111 DXC-DX0213 DXC-DX0902	42030	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
PT GALA PERDANA AGUNG	PT GALA PERDANA AGUNG JL ALAYDRUS NO 49 PETOJO UTARA GAMBIR JAKARTA PUSAT, 10130 INDONESIA	DISTRIBUTOR AGREEMENT	1218	CHEMTURA CORPORATION	DISTRIBUTION	08-Oct-07		$0.00
PT GE ENERGY PRODUCTS	PT GE ENERGY PRODUCTS BRI II 27TH FL J1 JEND SUDIRMAN KAV 44-46 JAKARTA, 10210 INDONESIA	STORAGE SERVICES AGREEMENT DATED JULY 29 2003 BETWEEN PT GE ENERGY PRODUCTS AND PT CROMPTON INDONESIA	12732	CHEMTURA CORPORATION	M&A - WAREHOUSING	29-Jul-03		$0.00
PT GE ENERGY PRODUCTS	PT GE ENERGY PRODUCTS BRI II 27TH FL J1 JEND SUDIRMAN KAV 44-46 JAKARTA, 10210 INDONESIA	SUPPLY AGREEMENT BETWEEN PT CROMPTON INDONESIA AND PT GE ENERGY PRODUCTS DATED JULY 29 2003	12731	CHEMTURA CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)	29-Jul-03		$0.00
QIDONG QINGYUN FINE CHEMICALS	QIDONG QINGYUN FINE CHEMICALS HUIFENG TOWN QIDONG CITY JIANGSU, 226264 CHINA	ONLY REPRESENTATIVE SERVICES AGREEMENT	4739	CHEMTURA CORPORATION	REACH	30-Oct-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
QUALITY SOLUTIONS GROUP	QUALITY SOLUTIONS CONSULTING GROUP INC ATTN GREG WILLIAMS 310 HANA CT ENCINITAS, CA 92024	CONSULTING AGREEMENT BETWEEN CHEMTURA CORPORATION AND QUALITY SYSTEMS INCORPORATED	1394	CHEMTURA CORPORATION	CONSULTING	10-Nov-08		$80,711.55
QUALITY SOLUTIONS GROUP	QUALITY SOLUTIONS CONSULTING GROUP INC 2588 EL CAMINO REAL F604 CARLSBAD, CA 92008 USA	CONSULTING AGREEMENT BETWEEN CHEMTURA CORPORATION AND QUALITY SYSTEMS INCORPORATED (QSI)	1585	CHEMTURA CORPORATION	CONSULTING	10-Nov-08		$0.00
QUALITY SYSTEMS REGISTRARS INC	QUALITY SYSTEMS REGISTRARS INC 22375 BRODERICK DR STE 260 STERLING, VA 20155	QSR RENEWAL ANNUAL PROGRAM AGREEMENT AND RELATED LETTERS	1135	CHEMTURA CORPORATION	SERVICES			$0.00
QUEST SOFTWARE INC	QUEST SOFTWARE INC 6001 IRVINE CENTER DR IRVINE, CA 92618 USA	STATEMENT OF WORK BETWEEN CHEMTURA CORP. AND QUEST SOFTWARE, INC.	1587	CHEMTURA CORPORATION	SERVICES			$1,989.87
QUIMICA SCHERING COLOMBIANA SA	QUIMICA SCHERING COLOMBIANA SA, BOGOTA COLUMBIA	WITCO CORPORATION ACQUISITION OF INDUSTRIAL CHEMICALS AND NATURAL SUBSTANCES DIVISION OF SHERING AG	11625	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
QVC INC	QVC INC ATTN LEGAL 1200 WILSON DR WEST CHESTER, PA 19380	SETTLEMENT AGREEMENT	11919	BIO-LAB, INC.	SETTLEMENT	27-Jan-04		$0.00
RACLAUR, LLC	RACLAUR, LLC C/O LOUIS M. DESTAFANO, ESQ. BUCHANAN INGERSOLL & ROONEY, PC 550 BROAD STREET, SUITE 810 NEWARK, NJ 7102 USA	CONTRACT FOR ALLOCATION OF COSTS IN REMEDIATING ATLANTIC INDUSTRIES SITE IN NUTLEY, NJ	21314	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00
RACLAUR, LLC	RACLAUR, LLC C/O MARK C. FURSE, ESQ. 227 WEST MONROE SUITE 2000 CHICAGO, IL 60606 USA	CONTRACT FOR ALLOCATION OF COSTS IN REMEDIATING ATLANTIC INDUSTRIES SITE IN NUTLEY, NJ	21313	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00
RASP INC	RASP INC MICHAEL UTLEY 3 PLYMOUTH ST CARVER, MA 2330	NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	503	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
RAYMOND RICCIARDI	REDACTED	LETTER RE APPROVAL OF RAYMOND RICCIARDI’S EARLY RETIREMENT	11721	CHEMTURA CORPORATION	PENSION	01-Oct-99		REDACTED
RAYNER COVERING SYSTEMS INC	RAYNER COVERING SYSTEMS INC ATTN LEGAL 665 SCHNEIDER DR SOUTH ELGIN, IL 60177	RAYNER COVERING SYSTEMS, INC AGREEMENT	286	BIO-LAB, INC.	JOINT VENTURE	15-Mar-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
REAGENT CHEMICAL & RESEARCH INC	REAGENT CHEMICAL & RESEARCH INC ATTN ROBERT LIPPERT 115 RTE 202 31 S RINGOES, NJ 08551	HCL SUPPLY AGREEMENT	11857	CHEMTURA CORPORATION	SALES	22-Aug-05		$0.00
RECWAY LLC	RECWAY LLC ATTN VENDOR SERVICES 13626 A ST OMAHA, NE 68144 USA	GROUP BURING AGREEMENT	287	BIO-LAB, INC.	JOINT VENTURE	29-Dec-08		$0.00
REDDICK FUMIGANTS INC	REDDICK FUMIGANTS 3002 W MAIN ST WILLIAMSTON, NC 27892 USA	DISTRIBUTOR AGREEMENT 2009	719	CHEMTURA CORPORATION	SALES	01-Jan-09		$0.00
REDDICK FUMIGANTS INC	REDDICK FUMIGANTS INC 3002 W MAIN ST WILLIAMSTON, NC 27892 USA	TOLL FORMULATION, PACKAGING AND SUBREGISTRATION AGREEMENT	720	GREAT LAKES CHEMICAL CORPORATION	TOLL MANUFACTURING	11-Jul-07		$0.00
RELIANCE NATIONAL	RELIANCE NATIONAL C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER NUA149941700	40424	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL	RELIANCE NATIONAL C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - FRONT POLICY NUMBER NGA014585002	40423	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL	RELIANCE NATIONAL C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - FRONT POLICY NUMBER NGA014585001	40422	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL	RELIANCE NATIONAL C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - FRONT POLICY NUMBER NGA014585002	42032	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NGA 0145850-00	40427	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NKA 0145849-01	40425	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NKA 0145849-02	40426	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NWA 0146725-01	40436	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NWA 0146725-02	40435	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NWA 0145848-02	40434	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NWA 0145848-01	40433	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NWA 0146725-00 (WI)	40432	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NWA 0145848-00 (OS)	40431	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NKA 0145849-00	40430	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NGA 0145850-02	40429	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NGA 0145850-01	40428	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. 77 WATER ST. NEW YORK, NY 10005 USA	POLICY NO. NGA 0145850-00 EFFECTIVE DATE 5/1/1998 TO 5/1/1999	20621	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. 77 WATER ST. NEW YORK, NY 10005 USA	POLICY NO.NKA 0145849-00 EFFECTIVE DATE 5/1/1998 TO 5/1/1999	20624	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. 77 WATER ST. NEW YORK, NY 10005 USA	POLICY NO. NGA 0145850-01 EFFECTIVE DATE 5/1/1999 TO 5/1/2000	20622	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. 77 WATER ST. NEW YORK, NY 10005 USA	POLICY NO.NWA 0145848-00 (OS) EFFECTIVE DATE 5/1/1998 TO 5/1/1999	20625	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. 77 WATER ST. NEW YORK, NY 10005 USA	POLICY NO.NWA 0146725-00 (WI) EFFECTIVE DATE 5/1/1998 TO 5/1/1999	20626	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. 77 WATER ST. NEW YORK, NY 10005 USA	POLICY NO. NGA 0145850-02 EFFECTIVE DATE 5/1/2000 TO 5/1/2001	20623	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. LOSS CONTROL DEPARTMENT, 311 SOUTH WACKER DRIVE, SUITE 2800 CHICAGO, IL 60606 USA	POLICY NO.NKA 0145849-02 EFFECTIVE DATE 5/1/2000 TO 5/1/2001	20556	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. LOSS CONTROL DEPARTMENT, 311 SOUTH WACKER DRIVE, SUITE 2800 CHICAGO, IL 60606 USA	POLICY NO.NWA 0145848-01 EFFECTIVE DATE 5/1/1999 TO 5/1/2000	20557	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. LOSS CONTROL DEPARTMENT, 311 SOUTH WACKER DRIVE, SUITE 2800 CHICAGO, IL 60606 USA	POLICY NO.NWA 0145848-02 EFFECTIVE DATE 5/1/2000 TO 5/1/2001	20558	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. LOSS CONTROL DEPARTMENT, 311 SOUTH WACKER DRIVE, SUITE 2800 CHICAGO, IL 60606 USA	POLICY NO.NWA 0146725 01 EFFECTIVE DATE 5/1/1999 TO 5/1/2000	20559	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. LOSS CONTROL DEPARTMENT, 311 SOUTH WACKER DRIVE, SUITE 2800 CHICAGO, IL 60606 USA	POLICY NO.NWA 0146725 02 EFFECTIVE DATE 5/1/2000 TO 5/1/2001	20560	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. LOSS CONTROL DEPARTMENT, 311 SOUTH WACKER DRIVE, SUITE 2800 CHICAGO, IL 60606 USA	POLICY NO.NKA 0145849-01 EFFECTIVE DATE 5/1/1999 TO 5/1/2000	20555	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NWA 0145848-02	42055	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NWA 0146725-02	42056	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NWA 0145848-01	42054	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NWA 0146725-00 (WI)	42053	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NWA 0145848-00 (OS)	42052	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NKA 0145849-00	42051	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NGA 0145850-02	42050	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NGA 0145850-01	42049	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NGA 0145850-00	42048	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NKA 0145849-02	42047	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NKA 0145849-01	42046	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NWA 0146725-00 (WI)	42045	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NWA 0146725-01	42057	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NGA 0145850-02	42042	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NWA 0145848-00 (OS)	42044	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NGA 0145850-01	42041	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NGA 0145850-00	42040	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NKA 0145849-02	42039	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NKA 0145849-01	42038	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NWA 0146725-01	42037	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NWA 0146725-02	42036	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NWA 0145848-02	42035	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NWA 0145848-01	42034	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER NUA149941700	42033	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - FRONT POLICY NUMBER NGA014585001	42031	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANCE NATIONAL INDEMNITY CO.	RELIANCE NATIONAL INDEMNITY CO. C/O PENNSYLVANIA INSURANCE DEPT HARRISBURG, PS 17120 US	INSURANCE POLICY - POLICY NUMBER NKA 0145849-00	42043	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RELIANT ENERGY SOLUTIONS	RELIANT ENERGY SERVICE INC RELIANT ENERGY GAS TRANSMISSION COMPANY PO BOX 1583 HOUSTON, TX 77251	TRANSPORTATION SERVICE AGREEMENT	1898	GREAT LAKES CHEMICAL CORPORATION	TRANSPORTATION	01-Jan-87		$0.00
RELIASTAR LIFE INSURANCE COMPANY	RELIASTAR LIFE INSURANCE COMPANY ADMINISTRATIVE OFFICE PO BOX 20 MINNEAPOLIS, MN 55440	REQUEST FOR AMENDMENT	1398	CHEMTURA CORPORATION	BENEFITS	01-Jan-09		$36,302.32
REMONA BENTLEY	REDACTED	SEPARATION AGREEMENT AND RELEASE	5286	CHEMTURA CORPORATION	SEVERANCE	23-Feb-09		REDACTED
REPFORCE INC	REPFORCE INC KEITH CRALEY 530 TURNER INDUSTRIAL WAY ASHTON, PA 19014 USA	BROKER AGREEMENT SALES AND MARKETING	288	HOMECARE LABS, INC.	SALES	01-Oct-07		$440.29

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
REPUBLIC	REPUBLIC 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER CDE0969	40439	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
REPUBLIC	REPUBLIC 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER CDE0701	40438	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
REPUBLIC	REPUBLIC 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER CDE1747	40437	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE CO	REPUBLIC INSURANCE CO 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CDU 0018060 & CDEL00375	40444	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE CO	REPUBLIC INSURANCE CO 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CDU16463	40443	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE CO	REPUBLIC INSURANCE CO 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER COU 15501	40442	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE CO	REPUBLIC INSURANCE CO 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CDEL 00426	40441	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE CO	REPUBLIC INS. CO. 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER CDE0701	40440	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE CO	REPUBLIC INSURANCE CO 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CDU 0018060 & CDEL00375	42061	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE CO	REPUBLIC INSURANCE CO 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CDU16463	42060	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE CO	REPUBLIC INSURANCE CO 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER COU 15501	42059	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE CO	REPUBLIC INSURANCE CO 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER CDEL 00426	42058	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE COMPANY	REPUBLIC INSURANCE COMPANY 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER CDE1052	40445	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE COMPANY	REPUBLIC INSURANCE COMPANY 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER CDE 0969	40447	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE COMPANY	REPUBLIC INSURANCE COMPANY 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER CDE 1747	40448	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE COMPANY	REPUBLIC INSURANCE COMPANY 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER CDE 0701	40446	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
REPUBLIC INSURANCE COMPANY	REPUBLIC INSURANCE COMPANY 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER COU 15501; CDU16463; CDEL 00426; CDU 0018060 & CDEL00375	40454	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE COMPANY	REPUBLIC INSURANCE COMPANY 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER COU 15501; CDU16463; CDEL 00426; CDU 0018060; CDEL00375	40453	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE COMPANY	REPUBLIC INSURANCE COMPANY 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER CDEL00426 CDU0018060/CDEL00375	40452	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE COMPANY	REPUBLIC INSURANCE COMPANY 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER CDE1052	40451	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE COMPANY	REPUBLIC INSURANCE COMPANY 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER CDU16463	40450	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE COMPANY	REPUBLIC INSURANCE COMPANY 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER CDU15501	40449	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE COMPANY	REPUBLIC INSURANCE COMPANY 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER CDU16463	42062	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE COMPANY	REPUBLIC INSURANCE COMPANY 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER CDU15501	42064	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE COMPANY	REPUBLIC INSURANCE COMPANY 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER COU 15501; CDU16463; CDEL 00426; CDU 0018060 & CDEL00375	42069	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE COMPANY	REPUBLIC INSURANCE COMPANY 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER COU 15501; CDU16463; CDEL 00426; CDU 0018060; CDEL00375	42068	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE COMPANY	REPUBLIC INSURANCE COMPANY 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER CDEL00426 CDU0018060/CDEL00375	42067	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE COMPANY	REPUBLIC INSURANCE COMPANY 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER CDE1052	42066	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE COMPANY	REPUBLIC INSURANCE COMPANY 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER CDU15501	42063	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
REPUBLIC INSURANCE COMPANY	REPUBLIC INSURANCE COMPANY 5525 LBJ FREEWAY DALLAS, TX 75240 US	INSURANCE POLICY - POLICY NUMBER CDU16463	42065	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE COMPANY	REPUBLIC INSURANCE COMPANY 3333 LEE PARKWAY, SUITE200 ATTN: ALEXANDRA N. GULLEGE DALLAS, TX 75219 USA	POLICY NO. CDU16463 EFFECTIVE DATE 4/1/1984 TO 4/1/1985	20628	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
REPUBLIC INSURANCE COMPANY	REPUBLIC INSURANCE COMPANY 3333 LEE PARKWAY, SUITE200 ATTN: ALEXANDRA N. GULLEGE DALLAS, TX 75219 USA	POLICY NO. CDU15501 EFFECTIVE DATE 4/1/1983 TO 4/1/1984	20627	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
RESOLUTE MANAGEMENT SERVICES LTD.	RESOLUTE MANAGEMENT INC 100 STAMFORD PLACE STAMFORD , CT 06902-6740 US	INSURANCE POLICY - POLICY NUMBER EMPLOYERS LIABILITY POLICY NUMBER: E168114001 GENERAL ACCIDENT POLICY NUMBERS: XC 18781; XC 18874; XC 26150 POTOMAC INSURANCE POLICY NUMBER: XC 17980 STONEWALL POLICY NUMBER: 56015984	40455	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RESOLUTE MANAGEMENT SERVICES LTD.	RESOLUTE MANAGEMENT INC. 100 STAMFORD PLACE STAMFORD , CT 06902-6740 US	INSURANCE POLICY - POLICY NUMBER	40456	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RESOLUTE MANAGEMENT SERVICES LTD.	RESOLUTE MANAGEMENT SERVICES LTD. 100 STAMFORD PLACE STAMFORD , CT 06902-6740 US	INSURANCE POLICY - POLICY NUMBER MCN 0039A; MCN 0053; MCN 0196;MCN 0197;579/0Z 54508; 579/0Z 54509;ON 0Z 54610; ON 1Z 54508; 579/1Z 54509; ON 1Z 54610;572/PL82-0401; 572/PL82-0402;572/PL82-0403; 572/PL82-0404;572/PL83-0401; 572/PL83-0402;572/PL83-0403; 5	42070	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RESOLUTE MANAGEMENT, INC.	RESOLUTE MANAGEMENT, INC. 100 STAMFORD PLACE STAMFORD , CT 06902-6740 US	INSURANCE POLICY - POLICY NUMBER	40458	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
RESOLUTE MANAGEMENT, INC.	RESOLUTE MANAGEMENT SERVICES LTD. 100 STAMFORD PLACE STAMFORD, CT 06902-6740 US	INSURANCE POLICY - POLICY NUMBER MCN 0039A; MCN 0053; MCN 0196;MCN 0197;579/0Z 54508; 579/0Z 54509;ON 0Z 54610; ON 1Z 54508; 579/1Z 54509; ON 1Z 54610;572/PL82-0401; 572/PL82-0402;572/PL82-0403; 572/PL82-0404;572/PL83-0401; 572/PL83-0402;572/PL83-0403; 5	40457	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RESOURCES GLOBAL PROFESSIONALS	RESOURCES GLOBAL CONSULTANT FILE 55221 LOS ANGELES, CA 90074-5221 USA	HR AGREEMENT	21110	CHEMTURA CORPORATION	EMPLOYMENT			$35,691.17
RESOURCES GLOBAL PROFESSIONALS	RESOURCES GLOBAL PROFESSIONALS 1710 ARMSTRONG AVE STE 100 IRVINE, CA 92614 USA	PROFESSIONAL SERVICES AGREEMENT	13037	CHEMTURA CORPORATION	SERVICES	13-Mar-06		$0.00
RETAIL MARKETING SOLUTIONS	RETAIL MARKETING SOLUTIONS INC JILL ALLEN 2600 KITTY HAWK RD NO 103 LIVERMORE, CA 94550 USA	MERCHANDISING LETTER	11920	BIO-LAB, INC.	ADVERTISING			$0.00
REXAM	REXAM CLOSURES & CONTAINERS 3245 KANSAS RD EVANSVILLE, IN 47725-9611 USA	PURCHASE AGREEMENT	2645	BIO-LAB, INC.	PURCHASE (NON-RAW MATERIALS)	01-May-04		$0.00
REXHIDE	REXHIDE ATTN MR DAVID MOHR PRESIDENT DYNAMIX INC PO BOX 369 GRAFTON, WV 26354	TECHNOLOGY LICENSE AGREEMENT	26409	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	18-Mar-04		$0.00
REXNORD, INC.	REXNORD, INC. ATTN LEGAL 4701 W GREENFIELD AVENUE MILWAUKEE, WI 53214-5310	TRADEMARK LICENSE AGREEMENT	19999	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
RHODIA ECO SERVICES	RHODIA ECO SERVICES 8 CEDAR BROOK DR CN 7500 CRANBURY, NJ 08512	SALES CONTRACT	2029	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	01-Jan-08		$0.00
RHONE POULENC SURFACTANTS AND SPECIALTIES LP	RHONE POULENC SURFACTANTS AND SPECIALTIES LP CN 7500 CRANBURY, NJ 08512	NONYLPHENOL SALES AGREEMENT	36823	CHEMTURA CORPORATION	SALES	01-Jul-98		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
RICHARD INDUSTRIAL PAINTING INC	RICHARD INDUSTRIAL PAINTING ATTN RAY RICHARD PO BOX 732 EL DORADO, AR 71730	PURCHASE CONTRACT AMENDMENT 1 RE: CONTRACT NO. 99032 BETWEEN GREAT LAKES CHEMICAL CORPORATION AND RICHARD INDUSTRIAL PAINTING DATED 08/01/2009	2899	GREAT LAKES CHEMICAL CORPORATION	SERVICES	01-Aug-01		$6,068.60
RICHARD K DAVIS, MD, PLCC, PA	RICHARD DAVIS MD 1400 PERSHING HWY SMACKOVER, AR 71762	AGREEMENT FOR PROFESSIONAL SERVICES BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION AND RICHARD DAVIS MD DATED 08/13/2008	12226	GREAT LAKES CHEMICAL CORPORATION	SERVICES	13-Aug-08		$0.00
RICHARD LIPKA	REDACTED	SEPARATION AGREEMENT AND RELEASE BETWEEN CHEMTURA CORPORATION AND RICHARD LIPKA DATED 01/09/2009	5320	CHEMTURA CORPORATION	SEVERANCE	09-Jan-09		REDACTED
RICHARD SCARPA	REDACTED	SEPARATION AGREEMENT AND RELEASE	5340	BIO-LAB, INC.	SEVERANCE	17-Oct-08		REDACTED
RICHARD VILLA (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	RICHARD VILLA (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) LAW OFFICES OF JOSEPH A PATANE 2280 UNION STREET SAN FRANCISCO, CA 94123 USA	SETTLEMENT AGREEMENT NOV. 16, 2006	21068	CHEMTURA CORPORATION	SETTLEMENT			$0.00
RICHARD VILLA (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	RICHARD VILLA (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) TRUMP, ALIOTO, TRUMP & PRESCOTT, LLP 2280 UNION STREET SAN FRANCISCO, CA 94123 USA	SETTLEMENT AGREEMENT NOV. 16, 2006	21070	CHEMTURA CORPORATION	SETTLEMENT			$0.00
RICHARD VILLA (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	RICHARD VILLA (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) RANDY R RENICK 128 NORTH FAIR OAKS AVE SUITE 204 PASADENA, CA 91103 USA	SETTLEMENT AGREEMENT NOV. 16, 2006	21069	CHEMTURA CORPORATION	SETTLEMENT			$0.00
RICHARD W GOTSCH	REDACTED	AGREEMENT	11713	CHEMTURA CORPORATION	BENEFITS	01-Jun-83		REDACTED
RICKY L. DEPEW	REDACTED	SEPARATION AGREEMENT AND RELEASE	5300	CHEMTURA CORPORATION	SEVERANCE	27-Feb-09		REDACTED
RINCHEM CO INC	RINCHEM COMPANY INC ATTN DIRECTOR OF HR SERVICES 6133 EDITH BLVD NE ALBUQUERQUE, NM 87107 USA	BLANKET PURCHASE AGREEMENT	1794	BIO-LAB, INC.	SERVICES	04-Sep-08		$15,454.20

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
RINCHEM CO INC	RINCHEM COMPANY INC ATTN DIRECTOR OF HR SERVICES 6133 EDITH BLVD NE ALBUQUERQUE, NM 87107 USA	BLANKET PURCHASING AGREEMENT	289	BIO-LAB, INC.	WAREHOUSING	03-Sep-08		$0.00
RIPON FARM SERVICE	RIPON FARM SERVICE 938 WARREN RD RIPON, CA 95366	NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	505	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
RIVERSTONE CLAIMS MANAGEMENT	RIVERSTONE CLAIMS MANAGEMENT 250 COMMERCIAL ST STE 5000 MANCHESTER, NH 03101	INSURANCE POLICY - POLICY NUMBER XL 1021; XL-1055; CUL-1009; XL-10 84; CUL 1034; XL-10 89; CUL 1048; XSI 2141; XL-10 94; CUL 1089; XSI 2453; XL-11 14; CUL 1146; XSI 3758; GP 2624; CUL 1173; GP 2870; CUL 1184	42071	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RIVERSTONE CLAIMS MANAGEMENT	RIVERSTONE CLAIMS MANAGEMENT 250 COMMERCIAL ST STE 5000 MANCHESTER, NH 03101	INSURANCE POLICY - POLICY NUMBER XL 1021; XL-1055; CUL-1009; XL-10 84; CUL 1034; XL-10 89; CUL 1048; XSI 2141; XL-10 94; CUL 1089; XSI 2453; XL-11 14; CUL 1146; XSI 3758; GP 2624; CUL 1173; GP 2870; CUL 1184;	42072	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RIVERSTONE CLAIMS MANAGEMENT	RIVERSTONE CLAIMS MANAGEMENT 250 COMMERCIAL ST STE 5000 MANCHESTER, NH 03101	INSURANCE POLICY - POLICY NUMBER XL 1021; XL-1055; CUL-1009; XL-10 84; CUL 1034; XL-10 89; CUL 1048; XSI 2141; XL-10 94; CUL 1089; XSI 2453; XL-11 14; CUL 1146; XSI 3758; GP 2624; CUL 1173; GP 2870; CUL 1184	40459	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RIVERSTONE CLAIMS MANAGEMENT	RIVERSTONE CLAIMS MANAGEMENT 250 COMMERCIAL ST STE 5000 MANCHESTER, NH 03101	INSURANCE POLICY - POLICY NUMBER XL 1021; XL-1055; CUL-1009; XL-10 84; CUL 1034; XL-10 89; CUL 1048; XSI 2141; XL-10 94; CUL 1089; XSI 2453; XL-11 14; CUL 1146; XSI 3758; GP 2624; CUL 1173; GP 2870; CUL 1184;	40460	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RLI ACQUISITION	RLI ACQUISITION ATTN AVRON B MAGRAM SENIOR VP KING GEORGE POST RD FORDS, NJ 8863	RLI AGREEMENT: JANUARY 31, 1997 ASSET PURCHASE AND SALE AGREEMENT BETWEEN RLI ACQUISITION AND ROYAL LUBRICANTS COMPANY, INC	21145	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	31-Jan-97		$2,021.52

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
RLI ACQUISITION INC	RLI ACQUISITION INC ATTN AVRON B MAGRAM SENIOR VP KING GEORGE POST RD FORDS, NJ 08863	ASSET SALE AND PURCHASE AGREEMENT BETWEEN ROYAL LUBRICANTS COMPANY INC AS SELLER AND RLI ACQUISITION INC AS BUYER	2400	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)			$0.00
RLI ACQUISITION INC	RLI ACQUISITION INC AVRON B MAGRAM SENIOR VP KING GEROGE POST RD FORDS, NJ 08863 USA	RLI AGREEMENT: JANUARY 31, 1997 ASSET PURCHASE AND SALE AGREEMENT BETWEEN RLI ACQUISITION AND ROYAL LUBRICANTS COMPANY, INC	26419	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	31-Jan-97		$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	37363	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	37362	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	37361	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	37481	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	37480	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	37479	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	37717	ASEPSIS	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	37716	ASEPSIS	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	37715	ASEPSIS	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	37853	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	37852	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	37851	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	40463	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	40462	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	40461	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	41369	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	41368	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	41367	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	42075	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	42073	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	42407	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	42406	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	42405	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	42525	GT SEED	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	42524	GT SEED	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	42523	GT SEED	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	42643	HOMECARE LABS	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	42642	HOMECARE LABS	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	42641	HOMECARE LABS	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	42759	ISCI INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	42760	ISCI INC.	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	42761	ISCI INC.	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	42895	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	42894	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	42893	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	43013	MONOCHEM INC.	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	43012	MONOCHEM INC.	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	43011	MONOCHEM INC.	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	43130	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	43129	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	43131	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	43247	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	43248	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	43249	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	43367	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	43366	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	43365	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	43485	WEBER CITY ROAD	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	43483	WEBER CITY ROAD	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	43484	WEBER CITY ROAD	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	43603	WRL OF INDIANA	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	43602	WRL OF INDIANA	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	43601	WRL OF INDIANA	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	37599	ASCK, INC.	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	37597	ASCK, INC.	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	37598	ASCK, INC.	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	37969	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	37971	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	37970	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	38087	BIO-LAB, INC.	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	38089	BIO-LAB, INC.	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	38088	BIO-LAB, INC.	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	41015	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	41014	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	41013	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	41131	CROMPTON COLORS	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	41132	CROMPTON COLORS	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	41133	CROMPTON COLORS	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	41251	CROMPTON HOLDING	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	41250	CROMPTON HOLDING	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	41249	CROMPTON HOLDING	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CAR0100008	41487	GLCC LAUREL	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	41486	GLCC LAUREL	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216083	41485	GLCC LAUREL	INSURANCE POLICY			$0.00
RLI INS. CO	RLI INS. CO 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - POLICY NUMBER CMS216103	42074	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
RLI INSURANCE COMPANY	RLI INSURANCE COMPANY ATTN LEGAL 9025 N LINDBERGH DR PEORIA, IL 61615-1499 USA	PERMIT BOND	2185	CHEMTURA CORPORATION	INSURANCE POLICY	09-Nov-03		$0.00
RLI INSURANCE COMPANY	RLI INSURANCE COMPANY ATTN LEGAL 9025 N LINDBERGH DR PEORIA, IL 61615-1499 USA	SURETY BOND	2186	CHEMTURA CORPORATION	INSURANCE POLICY	19-Oct-04		$0.00
RLI INSURANCE COMPANY - A+	RLI INSURANCE COMPANY - A+ 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER CMS216083	40465	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
RLI INSURANCE COMPANY - A+	RLI INSURANCE COMPANY - A+ 9025 NORTH LINDBERGH DRIVE PEORIA , IL 61615 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER CMS216103	40464	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ROBERT A. ROEDER	REDACTED	NOTIFICATION THAT ROBERT A. ROEDER EARLY RETIREMENT HAS BEEN APPROVED EFFECTIVE 10/1/1996	4706	GREAT LAKES CHEMICAL CORPORATION	BENEFITS	01-Nov-96		$2,402.02
ROBERT ARMSTRONG	ROBERT ARMSTRONG,	MANAGEMENT MEMBERS’ AGENCY AGREEMENT DATED OCTOBER 30, 2006 BETWEEN ROBERT ARMSTRONG (AGENT) AND THE MANAGEMENT MEMBERS	3247	CHEMTURA CORPORATION	M&A - AGENCY	30-Oct-06		$0.00
ROBERT MAZAIKA	REDACTED	PLAN BENEFIT	37225	CHEMTURA CORPORATION	NQDC PLAN			REDACTED
ROBERT MILLER	REDACTED	PLAN BENEFIT	37226	CHEMTURA CORPORATION	NQDC PLAN			REDACTED
ROBERT SEWARD	REDACTED	LETTER RE APPROVAL OF ROBERT J SEWARD’S EARLY RETIREMENT	11724	CHEMTURA CORPORATION	PENSION	01-Apr-95		REDACTED
ROBERT STERLING	REDACTED	DEFERRED COMPENSATION AGREEMENT FOR ROBERT STERLING	11727	BIO-LAB, INC.	BENEFITS	01-Jan-89		REDACTED
ROBERT T JAMES	REDACTED	R T JAMES SUPPLEMENTAL PENSION BENEFIT	4690	CHEMTURA CORPORATION	PENSION	01-Apr-87		REDACTED
ROHM AND HAAS COMPANY	ROHM AND HAAS COMPANY ATTN LEGAL 100 INDEPENDENCE MALL WEST PHILADELPHIA, PA 19106	AGREEMENT FOR RELEASE AND INDEMNITY	4813	CHEMTURA CORPORATION	INDEMNIFICATION	21-Jul-06		$181,947.82
ROHM AND HAAS ELECTRONIC MATERIALS CMP INC	ROHM AND HAAS ELECTRONIC MATERIALS CMP INC ATTENTION LEGAL DEPARTMENT 451 BELLEVUE RD NEWARK, DE 19713 USA	INVENTORY MANAGEMENT AND PURCHASE AGREEMENT	1221	CHEMTURA CORPORATION	SALES	09-Mar-09		$0.00
RON BERGER SALES	RON BERGER SALES RON BERGER 44 WILSHIRE DR SHARON, MA 02067 USA	BROKER AGREEMENT SALES AND MARKETING	26445	HOMECARE LABS, INC.	SALES	09-Jan-09		$60.51
RONALD MATULA	REDACTED	SEPARATION AGREEMENT AND RELEASE BETWEEN CHEMTURA CORPORATION AND RONALD MATULA DATED 12/18/2008	5326	CHEMTURA CORPORATION	SEVERANCE	08-Dec-08		REDACTED
ROPAK CORPORATION	ROPAK CORPORATION ATTN MR. RALPH NELSON 10540 TALBERT AVE STE 200W FOUNTAIN VALLEY, CA 92708 USA	LICENSE AGREEMENT	292	CHEMTURA CORPORATION	PATENT LICENSE	09-Sep-08		$0.00
ROPAK CORPORATION DBA ROPAK PACKAGING	ROPAK CORPORATION DBA ROPAK PACKAGING MR RALPH NELSON 10540 TALBERT AVE STE 200W FOUNTAIN VALLEY, CA 92708 USA	LICENSE AGREEMENT	11922	CHEMTURA CORPORATION	TRADEMARK LICENSE	08-Sep-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ROSEMOUNT INC	ROSEMOUNT INC 8200 MARKET BLVD CHANHASSEN, MN 55417	CHEMTURA CORPORATION & ROSEMOUNT, INC. BUYING AGREEMENT	2033	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)			$11,152.72
ROSEN’S INCORPORATED	ROSEN’S INCORPORATED BRETT RANDOL 1120 LAKE AVE FAIRMONT, MN 56031	NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	506	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
ROSS ARMBRECHT	REDACTED	LETTER RE: RETIREMENT FROM CK WITCO CORPORATION FOR DR. ROSS ARMBRECHT DATED 12/07/1999	4671	CHEMTURA CORPORATION	PENSION	15-Dec-99		REDACTED
ROTAM INDIA LTD	ROTAM INDIA LTD 512 C FLORAL DECK PLZ CENTRAL MIDC RD RD NO 23 ANDHERI EAST MUMBAI, 400 093 INDIA	DISTRIBUTION AGREEMENT	20189	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
ROUTE 1 SUZUKI	ROUTE 1 SUZUKI 90-100 ROUTE 1 N AVENEL, NJ 07001 USA	PURCHASE ORDER	2671	CHEMTURA CORPORATION	TRANSPORTATION			$0.00
ROY L WHISTLER	ROY L WHISTLER ROY L WHISTLER TO COPELAND AGENT FOR SHAREHOLDERS OR ETC 1725 S INDIAN TRL NAPERVILLE, IL 60565	STOCK PURCHASE AGREEMENT	3278	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	04-Jun-82		$0.00
ROYAL AND SUNALLIANCE	ROYAL AND SUNALLIANCE WALL STREET PLAZA 27TH FLOOR, 88 PINE STREET NEW YORK, NY 10005	INSURANCE POLICY - POLICY NUMBER RIW 669311	40466	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL AND SUNALLIANCE	ROYAL AND SUNALLIANCE WALL STREET PLAZA-27TH FLOOR, 88 PINE STREET NEW YORK, NY 10005 US	FOREIGN LIAB. POL#RIW 669311; 8/1/98-6/1/200195	20905	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INDEMNITY COMPANY	ROYAL INDEMNITY COMPANY CORPORATE SUPPORT OFFICE, 9300 ARROWPOINT BLVD. P.O.BOX 1000 CHARLOTTE, NC 28201-1000 US	FOREIGN VOL. WC POL# IJ 669521; 6/1/1998-99	20906	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INDEMNITY COMPANY	ROYAL INDEMNITY COMPANY CORPORATE SUPPORT OFFICE, 9300 ARROWPOINT BLVD. P.O.BOX 1000 CHARLOTTE, NC 28201	INSURANCE POLICY - POLICY NUMBER IJ 669521	40467	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE	ROYAL INSURANCE 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - POLICY NUMBER RIG507694	40471	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE	ROYAL INSURANCE 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - POLICY NUMBER RIG507693	40470	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ROYAL INSURANCE	ROYAL INSURANCE 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - POLICY NUMBER RIG507692	40469	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE	ROYAL INSURANCE 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - POLICY NUMBER RIG507691	40468	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE	ROYAL INSURANCE 150 WILLIAM ST. NEW YORK, NY 10036 US	FOREIGN LIAB. POL#RIG507691; 12/1/85-86	20907	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE	ROYAL INSURANCE 150 WILLIAM ST. NEW YORK, NY 10036 US	FOREIGN LIAB. POL#RIG507692; 12/1/86-87	20908	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE	ROYAL INSURANCE 150 WILLIAM ST. NEW YORK, NY 10036 US	FOREIGN LIAB. POL#RIG507693; 12/1/87-88	20909	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE	ROYAL INSURANCE 150 WILLIAM ST. NEW YORK, NY 10036 US	FOREIGN LIAB. POL#RIG507694; 12/1/87-88	20910	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE CO OF AMERICA	ROYAL INSURANCE CO OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - DIRECTORS & OFFICERS EXCESS POLICY NUMBER 9 SF000431	40472	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE CO OF AMERICA	ROYAL INSURANCE CO OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - OCEAN AIR CARGO MARINE POLICY NUMBER POC 102662	40477	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE CO OF AMERICA	ROYAL INSURANCE CO OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - OCEAN AIR CARGO MARINE POLICY NUMBER P2OC103731	40476	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE CO OF AMERICA	ROYAL INSURANCE CO OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - OCEAN AIR CARGO MARINE POLICY NUMBER P2OC103731	40475	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE CO OF AMERICA	ROYAL INSURANCE CO OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - DIRECTORS & OFFICERS EXCESS POLICY NUMBER 9 SF000431	40473	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE CO OF AMERICA	ROYAL INSURANCE CO OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - DIRECTORS & OFFICERS EXCESS POLICY NUMBER P SF000431	40474	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE CO OF AMERICA	ROYAL INSURANCE CO OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - DIRECTORS & OFFICERS EXCESS POLICY NUMBER 9 SF000431	42077	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ROYAL INSURANCE CO OF AMERICA	ROYAL INSURANCE CO OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - DIRECTORS & OFFICERS EXCESS POLICY NUMBER P SF000431	42078	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ROYAL INSURANCE CO OF AMERICA	ROYAL INSURANCE CO OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - DIRECTORS & OFFICERS EXCESS POLICY NUMBER 9 SF000431	42076	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ROYAL INSURANCE COMPANY	ROYAL INSURANCE COMPANY 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - POLICY NUMBER ED-10-23-83 UNKNOWN	40479	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE COMPANY	ROYAL INSURANCE COMPANY 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - POLICY NUMBER ED-10-23-83 UNKNOWN	40478	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE COMPANY OF AMERICA	ROYAL INSURANCE COMPANY OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - POLICY NUMBER PSF000431	40482	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE COMPANY OF AMERICA	ROYAL INSURANCE COMPANY OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - POLICY NUMBER PSF000431	40481	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE COMPANY OF AMERICA	ROYAL INSURANCE COMPANY OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - POLICY NUMBER PSF000431	40480	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE COMPANY OF AMERICA	ROYAL INSURANCE COMPANY OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - POLICY NUMBER PSF000431	42088	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ROYAL INSURANCE COMPANY OF AMERICA	ROYAL INSURANCE COMPANY OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - POLICY NUMBER PSF000431	42087	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ROYAL INSURANCE COMPANY OF AMERICA	ROYAL INSURANCE COMPANY OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - POLICY NUMBER PSF000431	42086	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ROYAL INSURANCE COMPANY OF AMERICA	ROYAL INSURANCE COMPANY OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - POLICY NUMBER PSF000431	42085	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ROYAL INSURANCE COMPANY OF AMERICA	ROYAL INSURANCE COMPANY OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - POLICY NUMBER PSF000431	42084	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ROYAL INSURANCE COMPANY OF AMERICA	ROYAL INSURANCE COMPANY OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - POLICY NUMBER PSF000431	42083	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ROYAL INSURANCE COMPANY OF AMERICA	ROYAL INSURANCE COMPANY 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - POLICY NUMBER ED-10-23-83 UNKNOWN	42082	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ROYAL INSURANCE COMPANY OF AMERICA	ROYAL INSURANCE CO OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - OCEAN AIR CARGO MARINE POLICY NUMBER POC 102662	42081	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ROYAL INSURANCE COMPANY OF AMERICA	ROYAL INSURANCE CO OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - OCEAN AIR CARGO MARINE POLICY NUMBER P2OC103731	42080	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ROYAL INSURANCE COMPANY OF AMERICA	ROYAL INSURANCE CO OF AMERICA 9300 ARROW POINT BLVD CHARLOTTE, NC 28273-8136 US	INSURANCE POLICY - OCEAN AIR CARGO MARINE POLICY NUMBER P2OC103731	42079	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ROYAL INSURANCE COMPANY OF AMERICA	ROYAL INSURANCE COMPANY OF AMERICA ROYAL & SUNALLIANCE 9300 ARROWPOINT BLVD. CHARLOTTE, NC 28273 USA	POLICY NO.PSF000431 EFFECTIVE DATE 5/22/2001 TO 5/22/2002	20562	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE COMPANY OF AMERICA	ROYAL INSURANCE COMPANY OF AMERICA ROYAL & SUNALLIANCE 9300 ARROWPOINT BLVD. CHARLOTTE, NC 28273 USA	POLICY NO.PSF000431 EFFECTIVE DATE 6/30/2002 TO 6/30/2003	20563	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
ROYAL INSURANCE COMPANY OF AMERICA	ROYAL INSURANCE COMPANY OF AMERICA ROYAL & SUNALLIANCE 9300 ARROWPOINT BLVD. CHARLOTTE, NC 28273 USA	POLICY NO.PSF000431 EFFECTIVE DATE 5/22/1998 TO 5/22/2001	20561	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
RT VANDERBILT CO INC	R.T. VANDERBILT COMPANY INC 30 WINFIELD ST NOWALK, CT 06856	THIRAM MEMORANDUM OF UNDERSTANDING	12061	CHEMTURA CORPORATION	JOINT DEVELOPMENT			$38,694.29
RT VANDERBILT CO INC	PROCHIMIE INTERNATIONAL INC 2 WATERSIDE CROSSING WINDSOR, CT 06095	THIRAM MEMORANDUM OF UNDERSTANDING	12060	GT SEED TREATMENT, INC.	JOINT DEVELOPMENT			$0.00
RUBBER CHEMICALS CLASS	RUBBER CHEMICALS CLASS BOLOGNESE & ASSOCIATES, LLC ONE PENN CENTER 1617 JFK BLVD., SUITE 650 PHILADELPHIA, PA 19103 USA	SETTLEMENT AGREEMENT JAN. 11, 2005	21071	CHEMTURA CORPORATION	SETTLEMENT			$0.00
RUBBER CHEMICALS CLASS	RUBBER CHEMICALS CLASS COHEN MILSTEIN HAUSFELD & TOLL PLLC 1100 NEW YORK AVENUE, NW WASHINGTON, DC 20005 USA	SETTLEMENT AGREEMENT JAN. 11, 2005	21072	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
RUBBER CHEMICALS CLASS	RUBBER CHEMICALS CLASS GOLD BENNETT CERA & SIDENER LLP 595 MARKET ST., SUITE 2300 SAN FRANCISCO, CA 94105 USA	SETTLEMENT AGREEMENT JAN. 11, 2005	21073	CHEMTURA CORPORATION	SETTLEMENT			$0.00
RUBICON LLC	RUBICON CHEMICALS INC ATTN VICE PRESIDENT ONE ROLLINS PLAZA WILMINGTON, DE 19897	UTILITIES SERVICE AGREEMENT	5256	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
RUBICON LLC	RUBICON INC ATTN VICE PRESIDENT ONE ROLLINS PLAZA WILMINGTON, DE 19897	FINANCING AGREEMENT	5257	CHEMTURA CORPORATION	JV - BANK/CREDIT			$0.00
RUBICON LLC	RUBICON INC ATTN VICE PRESIDENT ONE ROLLINS PLAZA WILMINGTON, DE 19897	RUBICON LLC	5260	CHEMTURA CORPORATION	JV - OPERATING AGREEMENT			$0.00
RUBICON LLC	RUBICON INC ATTN VICE PRESIDENT ONE ROLLINS PLAZA WILMINGTON, DE 19897	LEASE	5258	CHEMTURA CORPORATION	JV - BANK/CREDIT			$0.00
RUBICON LLC	RUBICON INC ATTN VICE PRESIDENT ONE ROLLINS PLAZA WILMINGTON, DE 19897	OPERATING AGREEMENT	5259	CHEMTURA CORPORATION	JV - OPERATING AGREEMENT			$0.00
RUBICON LLC	RUBICON INC ATTN VICE PRESIDENT ONE ROLLINS PLAZA WILMINGTON, DE 19897	RUBICON LLC JOINT VENTURE DATED JANUARY 11, 1982	5261	CHEMTURA CORPORATION	JV - OPERATING AGREEMENT			$0.00
RUBICON LLC	RUBICON CHEMICALS INC ATTN VICE PRESIDENT ONE ROLLINS PLAZA WILMINGTON, DE 19897	OPTION AGREEMENT	5255	CHEMTURA CORPORATION	JV - OPERATING AGREEMENT			$0.00
RUBICON LLC	RUBICON CHEMICALS INC ATTN VICE PRESIDENT ONE ROLLINS PLAZA WILMINGTON, DE 19897	LEASE	5253	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
RUBICON LLC	RUBICON CHEMICALS INC ATTN VICE PRESIDENT ONE ROLLINS PLAZA WILMINGTON, DE 19897	LIABILITY AND INDEMNITY AGREEMENT	5254	CHEMTURA CORPORATION	JV - OPERATING AGREEMENT			$0.00
RUBICON LLC	ICI AMERICAS INC ONE ROLLINS PLAZA WILMINGTON, DE 19897 USA	LEASE	12110	CHEMTURA CORPORATION	JV - LEASE - EQUIPMENT			$0.00
RUBICON LLC	ICI AMERICAS INC ATTN LEGAL STRAWINSKYLAAN 2555 1077 ZZ AMSTERDAM POSTBUS 75730, AS 1070 AMSTERDAM	SECRECY AGREEMENT	12123	CHEMTURA CORPORATION	JV - CONFIDENTIALITY	28-Dec-81		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
RUBICON LLC	ICI AMERICAS INC ONE ROLLINS PLAZA WILMINGTON, DE 19877	LIABILITY AND INDEMNITY AGREEMENT	12114	UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)	JV - INDEMNIFICATION	28-Dec-81		$0.00
RUBICON LLC	RUBICON CHEMICALS INC ATTN LEGAL 9156 HIGHWAY 75 GEISMAR, LA 70734 USA	FINANCING AGREEMENT	12108	UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)	JV - BANK/CREDIT	28-Dec-81		$0.00
RUSSELL REIDEL (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	RUSSELL REIDEL (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) SAVERI & SAVERI, INC. 111 PINE STREET SUITE 1700 SAN FRANSISCO, CA 94111 USA	SETTLEMENT AGREEMENT NOV. 16, 2006	21076	CHEMTURA CORPORATION	SETTLEMENT			$0.00
RUSSELL REIDEL (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	RUSSELL REIDEL (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) RANDY R RENICK 128 NORTH FAIR OAKS AVE SUITE 204 PASADENA, CA 91103 USA	SETTLEMENT AGREEMENT NOV. 16, 2006	21075	CHEMTURA CORPORATION	SETTLEMENT			$0.00
RUSSELL REIDEL (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	RUSSELL REIDEL (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) LAW OFFICES OF JOSEPH A PATANE 2280 UNION STREET SAN FRANCISCO, CA 94123 USA	SETTLEMENT AGREEMENT NOV. 16, 2006	21074	CHEMTURA CORPORATION	SETTLEMENT			$0.00
SABHA INTER NEPAL	SABHA INTER NEPAL PO BOX 4879 KTM, NEPAL	LETTER APPOINTING DISTRIBUTOR	20190	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
SABIC	SABIC INNOVATIVE PLASTICS GREGORY PORTA PHD PRODUCT STEWARDSHIP & TOXICOLOGY LEADER 9226 DUPONT RD TECHNOLOGY CENTER WASHINGTON, WV 26181 USA	ONLY REPRESENTATIVE SERVICES AGREEMENT	124	CHEMTURA CORPORATION	REACH	21-Nov-08		$0.00
SAFETY MUTUAL CASUALTY CORPORATION	SAFETY MUTUAL CASUALTY CORPORATION UNIVERSITY CLUB TOWER 1034 S. BRENTWOOD BLVD ST. LOUIS, MO 63117	INSURANCE POLICY - POLICY NUMBER SP 349PA	40483	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
SAFETY MUTUAL CASUALTY CORPORATION	SAFETY MUTUAL CASUALTY CORPORATION UNIVERSITY CLUB TOWER 1034 S. BRENTWOOD BLVD ST. LOUIS, MO 63117 US	XSWC POL #SP 349-PA	20798	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SAFETY SOLUTIONS INC	SAFETY SOLUTION INC 6161 SHAMROCK CT DUBLIN, OH 43017-0955	PURCHASE ORDER	1138	CHEMTURA CORPORATION	LEASE - EQUIPMENT			$3,114.62
SAGE SOFTWARE INC	SAGE SOFTWARE INC PO BOX 404927 ATLANTA, GA 30384-4927	SUPPORT PLUS RENEWAL INVOICE	3042	CHEMTURA CORPORATION	SERVICES			$0.00
SAMBA FORMERLY KNOWN AS SAUDI AMERICAN BANK	SAMBA FORMERLY KNOWN AS SAUDI AMERICAN BANK PO BOX 6549 RIYADH, 11452 SAUDI ARABIA	ISTISNA/IJARA LEASE AGREEMENT/FACILITY LETTER AGREEMENT	11690	GREAT LAKES CHEMICAL CORPORATION	JV - LEASE - REAL PROPERTY	04-Oct-00		$0.00
SAMVIRKE FORSIKRING	SAMVIRKE FORSIKRING EITRHEIMSV 9 ODDA, 5750 HORDALAND	INSURANCE POLICY - POLICY NUMBER E85805	40484	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
SAMVIRKE FORSIKRING	SAMVIRKE FORSIKRING EITRHEIMSV 9 ODDA, 5750 HORDALAND	INSURANCE POLICY - POLICY NUMBER E85805	42089	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
SAN JUAN POOLS	SAN JUAN POOLS 2302 LASSO LN LAKELAND, FL 33801 USA	SAN JUAN POOLS AGREEMENT	36788	BIOLAB, INC.	SALES	01-Feb-07		$0.00
SANJAY PATEL	REDACTED	SEPARATION AGREEMENT AND RELEASE	5338	BIO-LAB, INC.	SEVERANCE	15-Jan-09		REDACTED
SANTIAGO RODRIGUEZ	REDACTED	SEPARATION AGREEMENT AND RELEASE	5339	CHEMTURA CORPORATION	SEVERANCE	18-Jan-08		REDACTED
SAP AMERICA INC	SAP AMERICA INC 3999 WEST CHESTER PIKE NEWTON SQ, PA 19073 USA	LICENSE AGREEMENT ASSIGNMENT	26519	CHEMTURA CORPORATION	SOFTWARE LICENSE	30-Sep-05	APPROVED 7/14/2010	$731,883.90
SAP AMERICA INC	SAP AMERICA, INC ATTN LEGAL 3999 WEST CHESTER PIKE NEWTOWN SQ, PA 19073 USA	PROFESSIONAL SERVICES SCHEDULE (“SCHEDULE”) TO SAP AMERICA, INC. (“SAP”) SOFTWARE END-USER LICENSE AGREEMENT EFFECTIVE DECEMBER 20, 1996 WITH CROMPTON CORPORATION (“LICENSEE”)	1612	CHEMTURA CORPORATION	SOFTWARE LICENSE	20-Dec-96	APPROVED 7/14/2010	$0.00
SAP AMERICA INC	SAP AMERICA INC 3999 WEST CHESTER PIKE NEWTON SQ, PA 19073 USA	CONSULTING AGREEMENT	1590	CHEMTURA CORPORATION	CONSULTING	09-Aug-04	APPROVED 7/14/2010	$0.00
SAP AMERICA INC	SAP AMERICA INC 3999 WEST CHESTER PIKE NEWTON SQ, PA 19073 USA	LICENSE AGREEMENT ASSIGNMENT	1591	CHEMTURA CORPORATION	SOFTWARE LICENSE	30-Sep-05	APPROVED 7/14/2010	$0.00
SAP AMERICA INC	SAP AMERICA INC 701 LEE RD STE 200 WAYNE, PA 19087 USA	R/3 SOFTWARE END-USER VALUE LICENSE AGREEMENT, INCLUDING ALL AMENDMENTS, APPENDICES, SCHEDULES AND EXHIBITS	1592	CHEMTURA CORPORATION	SOFTWARE LICENSE	20-Dec-96	APPROVED 7/14/2010	$0.00
SAP AMERICA INC	SAP AMERICA INC 3999 WEST CHESTER PIKE NEWTON SQ, PA 19073 USA	LICENSE AGREEMENT ASSIGNMENT	1611	CHEMTURA CORPORATION	SOFTWARE LICENSE	20-Jul-00	APPROVED 7/14/2010	$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SAP AMERICA INC	SAP AMERICA INC ATTN LEGAL 3999 WEST CHESTER PIKE NEWTOWN SQ, PA 19073 USA	ASSIGNMENT AGREEMENT EFFECTIVE DECEMBER 31, 2007 FOR APPENDIX 12, EFFECTIVE DECEMBER 28, 2006 (“APPENDIX 12”) SOFTWARE LICENSE AGREEMENT DATED MAY 31, 1996 (“AGREEMENT”) BETWEEN SAP AMERICA, INC. (“SAP”) AND CHEMTURA CORPORATION (“ASSIGNOR”)	1610	CHEMTURA CORPORATION	SOFTWARE LICENSE	31-Dec-07	APPROVED 7/14/2010	$0.00
SAP AMERICA INC	SAP AMERICA INC 3999 WEST CHESTER PIKE NEWTON SQ, PA 19073	RE: SOFTWARE END-USER LICENSE AGREEMENT EFFECTIVE 09/07/2007	36854	CHEMTURA CORPORATION	SOFTWARE LICENSE	07-Sep-07	APPROVED 7/14/2010	$0.00
SAP AMERICA INC	SAP AMERICA INC ATTN CONTRACTS MANAGER 5 WESTBROOK CORPORATE CTR STE 1000 WESTCHESTER, IL 60154 USA	SAP AMERICA, INC. R/3 SOFTWARE END-USER VALUE LICENSE AGREEMENT	1719	GREAT LAKES CHEMICAL CORPORATION	SOFTWARE LICENSE	31-May-96	APPROVED 7/14/2010	$0.00
SAP AMERICA INC	SAP AMERICA INC ATTN LEGAL 3999 WEST CHESTER PIKE NEWTOWN SQ, PA 19073 USA	AGREEMENT REGARDING ESCROW OF SOURCE CODE	1718	GREAT LAKES CHEMICAL CORPORATION	SOFTWARE LICENSE	31-May-96	APPROVED 7/14/2010	$0.00
SAP AMERICA INC	SAP AMERICA INC ATTN LEGAL 3999 WEST CHESTER PIKE NEWTOWN SQ, PA 19073 USA	NON-DISCLOSURE AGREEMENT	2610	GREAT LAKES CHEMICAL CORPORATION	SOFTWARE LICENSE		APPROVED 7/14/2010	$0.00
SAP AMERICA INC	SAP AMERICA INC SAP CONTRACT DEPT ATTN VP OF CONTRACTS 3999 W CHESTER PIKE NEWTON SQUARE, PA 19073 USA	EXTENDED MAINTENANCE SERVICE SCHEDULE (“SCHEDULE”) TO SAP AMERICA, INC. (“SAP”) SOFTWARE END-USER LICENSE AGREEMENT EFFECTIVE MAY 31, 1996 (“LICENSE AGREEMENT”)	1728	GREAT LAKES CHEMICAL CORPORATION	SOFTWARE LICENSE		APPROVED 7/14/2010	$0.00
SAP AMERICA INC	SAP AMERICA INC ATTN LEGAL 3999 WEST CHESTER PIKE NEWTOWN SQ, PA 19073 USA	MAINTENANCE SCHEDULE EFFECTIVE SEPTEMBER 28, 2004 (“SCHEDULE”) TO SAP AMERICA, INC. (“SAP”) SOFTWARE LICENSE AGREEMENT EFFECTIVE MAY 31, 1996 (“AGREEMENT”)	1730	GREAT LAKES CHEMICAL CORPORATION	SOFTWARE LICENSE	28-Sep-04	APPROVED 7/14/2010	$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SAP AMERICA INC	SAP AMERICA INC SAP CONTRACT DEPT ATTN DIR OF CONTRACTS FIVE WESTBROOK CORPORATE CTR WESTCHESTER, IL 60154 USA	APPENDIX 8 EFFECTIVE SEPTEMBER 28, 2004 (“APPENDIX”) TO SAP AMERICA, INC. (“SAP”) SOFTWARE END-USER LICENSE AGREEMENT EFFECTIVE MAY 31, 1996 (“AGREEMENT”)	1726	GREAT LAKES CHEMICAL CORPORATION	SOFTWARE LICENSE	28-Aug-04	APPROVED 7/14/2010	$0.00
SATHY SUNTHARALINGAM	REDACTED	UNIROYAL RETIREMENT APPLICATION	4709	UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE) (CHEMTURA CORPORATION?)	BENEFITS			REDACTED
SAUDI AMERICAN BANK	SAUDI AMERICAN BANK 65 CURZON ST LONDON W1J 8PF , UNITED KINGDOM	MURABAHA AGREEMENT/BRIDGE FINANCING AGREEMENT/FACILITY LETTER AGREEMENT	11691	GREAT LAKES CHEMICAL CORPORATION	JV - BANK/CREDIT	04-Oct-00		$0.00
SAUDI AMERICAN BANK	SAUDI AMERICAN BANK 65 CURZON ST LONDON, W1J 8PF UNITED KINGDOM	CORPORATE GUARANTY	5236	GREAT LAKES CHEMICAL CORPORATION	JOINT VENTURE			$0.00
SAUDI AMERICAN BANK	SAUDI AMERICAN BANK AL ANDALUS ST PO BOX 490 JEDDAH, 21441 SAUDI ARABIA	CORPORATE GUARANTY	26522	GREAT LAKES CHEMICAL CORPORATION	JOINT VENTURE			$0.00
SAUDI INDUSTRIAL DEVELOPMENT FUND	SAUDI INDUSTRIAL DEVELOPMENT FUND PO BOX 4143 RIYADH, 11149 SAUDI ARABIA	ESCROW AGREEMENT DATED MAY 12, 2006 SECURING RELEASE OF OBLIGATION OF GREAT LAKES CHEMICAL CORPORATIONORATION TO ACT AS PRIMARY OBLIGOR FOR 49% OF PAYMENT OBLIGATION OF BIOLAB ARABIA UNDER A LONG OF $2,800,000 MADE BY SAUDI INDUSTRIAL DEVELOPMENT FUND	21192	GREAT LAKES CHEMICAL CORPORATION	M&A - TECHNOLOGY LICENSE	12-May-06		$0.00
SB WADLEY SA DE CV	SB WADLEY SA DE CV,	SUPPLY AGREEMENT BETWEEN ANZON, INC. (“PURCHASER”) AND SB WADLEY S.A. DE CV (“SUPPLIER”)	4410	GREAT LAKES CHEMICAL CORPORATION	M&A - SALES			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SCANA ENERGY MARKETING, INC	SCANA ENERGY MARKETING, INC. SCANA ENERGY MARKETING INC. PO BOX 751684 CHARLOTTE, NC 28275	FULLY EXECUTED NATURAL GAS SALES AGREEMENT #NCS01846 BETWEEN CROPMTON MANUFACTURING COMPANY, INC. IN GASTONIA, NORTH CAROLINA & SCANA ENERGY MARKETING, INC.	2035	CHEMTURA CORPORATION	PURCHASE (UTILITIES)	01-Mar-02		$18,522.44
SCANA ENERGY MARKETING, INC	SCANA ENERGY MARKETING, INC. SCANA ENERGY MARKETING INC. PO BOX 751684 CHARLOTTE, NC 28275	AMENDMENT ONE TO NATURAL GAS SALES AGREEMENT	2036	CHEMTURA CORPORATION	PURCHASE (UTILITIES)	18-Sep-06		$0.00
SCHENECTADY INTERNATIONAL INC	SCHENECTADY INTERNATIONAL INC MR JOHN MOINZADEH 2750 BOLLTOWN RD PO BOX 1046 SCHENECTADY, NY 12309 USA	SALES AGREEMENT - HYDROBROMIC ACID	621	GREAT LAKES CHEMICAL CORPORATION	SALES	22-Nov-04		$0.00
SCHERING	SCHERING SCHERING-PLOUGH CORPORATION WORLD HEADQUARTERS 2000 GALLOPING HILL ROAD KENILWORTH, NJ 07033-0530	LEASE AGREEMENT FOR INDUSTRIAL PREMISES ON THE LEASEHOLD PROPERTY BETWEEN WITCO AND SCHERING	4445	CHEMTURA CORPORATION	M&A - LEASE - REAL PROPERTY			$0.00
SCHERING	SCHERING SCHERING-PLOUGH CORPORATION WORLD HEADQUARTERS 2000 GALLOPING HILL ROAD KENILWORTH, NJ 07033-0530	HERITABLE BUILDING RIGHT (“LEASEHOLD”) AGREEMENT RE: BERGKAMEN PLANT	4444	CHEMTURA CORPORATION	M&A - LEASE - REAL PROPERTY			$0.00
SCHERING	SCHERING SCHERING-PLOUGH CORPORATION WORLD HEADQUARTERS 2000 GALLOPING HILL ROAD KENILWORTH, NJ 07033-0530	SERVICE AGREEMENT BETWEEN SCHERING AND WITCO FOR SCHERING TO RENDER TECHNICAL, BUSINESS ADMINISTRATIVE AND GENERAL SERVICES TO PURCHASER (UNDEFINED) AT BERGKAMEN PLANT	4446	CHEMTURA CORPORATION	M&A - LEASE - REAL PROPERTY			$0.00
SCHERING	SCHERING SCHERING-PLOUGH CORPORATION WORLD HEADQUARTERS 2000 GALLOPING HILL ROAD KENILWORTH, NJ 07033-0530	SUPPLY AND DISPOSAL AGREEMENT AT BERGKAMEN PLANT BETWEEN WITCO AND SCHERING	4447	CHEMTURA CORPORATION	M&A - SUPPLY			$0.00
SCHERING AKTIENGESELLSCHAFT	SCHERING AKTIENGESELLSCHAFT MULLERSTRASSE 178 BERLIN13353, DE	TRANSFER AGREEMENT	12952	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	19-Feb-98		$0.00
SCHERING AKTIENGESELLSCHAFT	SCHERING AKTIENGESELLSCHAFT MULLERSTRASSE 178 BERLIN13353, DE	HERITABLE BUILDING RIGHT AGREEMENT	12951	CHEMTURA CORPORATION	M&A - LEASE - REAL PROPERTY	19-Feb-98		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SCHERING AKTIENGESELLSCHAFT	SCHERING AKTIENGESELLSCHAFT MULLERSTRASSE 178 BERLIN13353, DE	AGREEMENT BETWEEN SCHERING AKTIENGESELLSCHAFT (“SCHERING”), WITCO GMBH (“WITCO”) AND WITCO KUNSTHARZE GMBH (“KUNSTHARZE GMBH”) OF FEBRUARY 19, 1998	12950	CHEMTURA CORPORATION	M&A - DISTRIBUTION	19-Feb-98		$0.00
SCHERING AKTIENGESELLSCHAFT	SCHERING AKTIENGESELLSCHAFT CORPORATE TRADEMARK CENTER D 13342 BERLIN, GERMANY	AGREEMENT	11626	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
SCHERING AKTIENGESELLSCHAFT	SCHERING AKTIENGESELLSCHAFT CORPORATE TRADEMARK CENTER D 13342 BERLIN, GERMANY	HERITABLE BUILDING RIGHT (“LEASEHOLD”) AGREEMENT RE: BERGKAMEN PLANT	11629	CHEMTURA CORPORATION	M&A - REAL ESTATE			$0.00
SCHERING AKTIENGESELLSCHAFT	SCHERING AKTIENGESELLSCHAFT CORPORATE TRADEMARK CENTER D 13342 BERLIN, GERMANY	LEASE AGREEMENT FOR INDUSTRIAL PREMISES ON THE LEASEHOLD PROPERTY BETWEEN WITCO AND SCHERING	11630	CHEMTURA CORPORATION	M&A - REAL ESTATE			$0.00
SCHERING AKTIENGESELLSCHAFT	SCHERING AKTIENGESELLSCHAFT CORPORATE TRADEMARK CENTER D 13342 BERLIN, GERMANY	SERVICE AGREEMENT	11631	CHEMTURA CORPORATION	M&A - SERVICES			$0.00
SCHERING AKTIENGESELLSCHAFT	SCHERING AKTIENGESELLSCHAFT CORPORATE TRADEMARK CENTER D 13342 BERLIN, GERMANY	AGREEMENT ON FUTURE PERSONNEL POLICY AT BERGKAMEN	11627	CHEMTURA CORPORATION	M&A - EMPLOYMENT			$0.00
SCHERING AKTIENGESELLSCHAFT	SCHERING AKTIENGESELLSCHAFT CORPORATE TRADEMARK CENTER D 13342 BERLIN, GERMANY	AGREEMENT ON FUTURE PERSONNEL POLICY AT REWO, STEINAU	11628	CHEMTURA CORPORATION	M&A - EMPLOYMENT			$0.00
SCHERING AKTIENGESELLSCHAFT	SCHERING AKTIENGESELLSCHAFT CORPORATE TRADEMARK CENTER D 13342 BERLIN, GERMANY	SUPPLY AND DISPOSAL AGREEMENT AT BERGKAMEN PLANT BETWEEN WITCO AND SCHERING	11632	CHEMTURA CORPORATION	M&A - ENVIRONMENTAL (NON-REACH)			$0.00
SCHERING AKTIENGESELLSCHAFT	SCHERING AKTIENGESELLSCHAFT MUELLERSTRASSE 178, BERLIN 13353 GERMANY	WITCO CORPORATION ACQUISITION OF INDUSTRIAL CHEMICALS AND NATURAL SUBSTANCES DIVISION OF SHERING AG	26523	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
SCHERING BERLIN INC	SCHERING BERLIN INC PO BOX 1000 MONTVILLE, NJ 07045-1000	WITCO CORPORATION ACQUISITION OF INDUSTRIAL CHEMICALS AND NATURAL SUBSTANCES DIVISION OF SHERING AG	11634	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SCHERING BERLIN POLYMERS INC	SCHERING BERLIN POLYMERS INC ATTENTION PRESIDENT 4868 BLAZER MEMORIAL PKWY PO BOX 1227 DUBLIN, OH 43017 USA	TRANSFER CONTRACT BETWEEN SCHERING BERLIN POLYMERS INC. AND WITCO CORPORATION	4443	CHEMTURA CORPORATION	M&A - REAL ESTATE - SALE			$0.00
SCHERING BERLIN POLYMERS INC	SCHERING BERLIN POLYMERS INC, OH	WITCO CORPORATION ACQUISITION OF INDUSTRIAL CHEMICALS AND NATURAL SUBSTANCES DIVISION OF SHERING AG	11635	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
SCHERING DO BRASIL	SCHERING DO BRASIL UNIDADE CANCIONEIRO RUA CANCIONEIRO DE EVORA 255 SANTO AMORO SAO PAULO SP, CEP 04708-010 BRASIL	WITCO CORPORATION ACQUISITION OF INDUSTRIAL CHEMICALS AND NATURAL SUBSTANCES DIVISION OF SHERING AG	11636	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
SCHERING ESPANA SA	SCHERING ESPANA SA CALLE MENDEZ ALVARO 55 MADRID, 28045 SPAIN	WITCO CORPORATION ACQUISITION OF INDUSTRIAL CHEMICALS AND NATURAL SUBSTANCES DIVISION OF SHERING AG	11637	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
SCHERING INDUSTRIAL PRODUCTS HOLDINGS LTD	SCHERING INDUSTRIAL PRODUCTS HOLDINGS LTD GORSEY LA WIDNES, CHESHIRE WA8 OHE UNITED KINGDOM	WITCO CORPORATION ACQUISITION OF INDUSTRIAL CHEMICALS AND NATURAL SUBSTANCES DIVISION OF SHERING AG	11638	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
SCHERING INDUSTRIAL PRODUCTS LTD	SCHERING INDUSTRIAL PRODUCTS LTD THE BROW BURGESS HILL, WEST SUSSEX RH15 9NE UNITED KINGDOM	WITCO CORPORATION ACQUISITION OF INDUSTRIAL CHEMICALS AND NATURAL SUBSTANCES DIVISION OF SHERING AG	11639	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
SCHERING NEDERLAND BV	SCHERING NEDERLAND BV VAN HOUTEN INDUSTRIEPARK 1 PB 116 1381 MZ WEESP, NETHERLANDS	WITCO CORPORATION ACQUISITION OF INDUSTRIAL CHEMICALS AND NATURAL SUBSTANCES DIVISION OF SHERING AG	11640	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
SCHERING PTY LTD	SCHERING PTY LTD 875 PACIFIC HWY PYMBLE, 02073 NEW AUSTRALIA	WITCO CORPORATION ACQUISITION OF INDUSTRIAL CHEMICALS AND NATURAL SUBSTANCES DIVISION OF SHERING AG	11641	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
SCHERING SA LES ALGORITHMES	SCHERING SA LES ALGORITHMES, FRANCE	WITCO CORPORATION ACQUISITION OF INDUSTRIAL CHEMICALS AND NATURAL SUBSTANCES DIVISION OF SHERING AG	11642	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
SCHERING SPA	SCHERING SPA VIA SCHERING 21 SEGRATE, I 20090 ITALY	WITCO CORPORATION ACQUISITION OF INDUSTRIAL CHEMICALS AND NATURAL SUBSTANCES DIVISION OF SHERING AG	11643	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SCHERING WIEN GESMBH	SCHERING WIEN GESMBH SCHERINGGASSE 2 WIEN, 01147 AUSTRIA	WITCO CORPORATION ACQUISITION OF INDUSTRIAL CHEMICALS AND NATURAL SUBSTANCES DIVISION OF SHERING AG	11644	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
SCHERING-PLOUGH PTY LIMITED	SCHERING-PLOUGH PTY LIMITED ATTN COUNTRY DIRECTOR LEVEL 4, 66 WATERLOO RD NORTH RYDE, NSW 2113 AUSTRALIA	SALES AGREEMENT	12043	CHEMTURA CORPORATION	SALES	01-Mar-08		$0.00
SCOR REINSURANCE CO	SCOR REINSURANCE CO ONE SEAPORT PLZ 199 WATER ST STE 2100 NEW YORK, NY 10038	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER WB0200497	40485	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
SCOR REINSURANCE CO	SCOR REINSURANCE CO ONE SEAPORT PLZ 199 WATER ST STE 2100 NEW YORK, NY 10038	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER WB0200497	42090	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
SCOTT TOYOTA LIFT	SCOTT/TOYOTA LIFT 7075 AIRLINE HWY BATON ROUGE, LS 70805 USA	NOTICE OF DELIVERY	2793	CHEMTURA CORPORATION	LEASE - EQUIPMENT	23-May-08		$0.00
SCOTT TOYOTA LIFT	SCOTT/TOYOTA LIFT 7075 AIRLINE HWY BATON ROUGE, LA 70805 USA	ADDENDUM TO COMMERCIAL LEASE AGREEMENT WITH OPTION TO RENEW	2785	CHEMTURA CORPORATION	LEASE - VEHICLE	13-May-08		$0.00
SCOTT TOYOTA LIFT	SCOTT/TOYOTA LIFT PO BOX 40218 BATON ROUGE, LA 70835 USA	COMMERCIAL LEASE AGREEMENT (EQUIPMENT)	2784	CHEMTURA CORPORATION	LEASE - VEHICLE	10-May-06		$0.00
SCOTT TOYOTA LIFT	SCOTT/TOYOTA LIFT PO BOX 40218 BATON ROUGE, LA 70835 USA	COMMERCIAL LEASE AGREEMENT (EQUIPMENT)	2783	CHEMTURA CORPORATION	LEASE - VEHICLE	12-Dec-02		$0.00
SCOTT TOYOTA LIFT	SCOTT/TOYOTA LIFT 7075 AIRLINE HWY BATON ROUGE, LA 70805 USA	SALES USE TAX NOTIFICATION	2800	CHEMTURA CORPORATION	LEASE - EQUIPMENT	18-Dec-06		$0.00
SCOTT TOYOTA LIFT	SCOTT/TOYOTA LIFT 7075 AIRLINE HWY BATON ROUGE, LA 70805	SUPPLEMENTAL EQUIPMENT ORDER TO COMMERCIAL LEASE AGREEMENT	2798	CHEMTURA CORPORATION	LEASE - VEHICLE	18-Dec-06		$0.00
SCOTT TOYOTA LIFT	SCOTT/TOYOTA LIFT 7075 AIRLINE HWY BATON ROUGE, LA 70805 USA	SURVEY REPORT 3	2790	CHEMTURA CORPORATION	LEASE - EQUIPMENT			$0.00
SCOTT TOYOTA LIFT	SCOTT/TOYOTA LIFT ATTN LEGAL KNOXVILLE CORPORATE HQ 1640 ISLAND HOME AVE KNOXVILLE, TN 37920 USA	SURVEY REPORT 1	2808	CHEMTURA CORPORATION	LEASE - VEHICLE			$0.00
SCOTT TOYOTA LIFT	SCOTT/TOYOTA LIFT 7075 AIRLINE HWY BATON ROUGE, LA 70805 USA	SURVEY REPORT 2	2788	CHEMTURA CORPORATION	LEASE - EQUIPMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SCOTT TOYOTA LIFT	SCOTT/TOYOTA LIFT 7075 AIRLINE HWY BATON ROUGE, LA 70805 USA	COMMERCIAL LEASE AGREEMENT (EQUIPMENT)	2786	CHEMTURA CORPORATION	LEASE - VEHICLE	13-May-08		$0.00
SCOTT TOYOTA LIFT	SCOTT/TOYOTA LIFT PO BOX 40218 BATON ROUGE, LA 70835 USA	NOTICE OF DELIVERY	2811	CHEMTURA CORPORATION	LEASE - EQUIPMENT	10-May-06		$0.00
SCOTT TOYOTA LIFT	SCOTT/TOYOTA LIFT PO BOX 40218 BATON ROUGE, LA 70805 USA	SALES USE TAX NOTIFICATION	2804	CHEMTURA CORPORATION	LEASE - EQUIPMENT	10-May-06		$0.00
SCOTT TOYOTA LIFT	SCOTT/TOYOTA LIFT ATTN LEGAL KNOXVILLE CORPORATE HQ 1640 ISLAND HOME AVE KNOXVILLE, TN 37920 USA	SUPPLEMENTAL EQUIPMENT ORDER TO COMMERCIAL LEASE AGREEMENT	2814	CHEMTURA CORPORATION	LEASE - EQUIPMENT	10-May-06		$0.00
SCOTT TOYOTA LIFT	SCOTT/TOYOTA LIFT 7075 AIRLINE HWY BATON ROUGE, LS 70805 USA	COMMERCIAL LEASE AGREEMENT	26542	CHEMTURA CORPORATION	LEASE - VEHICLE	28-Apr-08		$0.00
SCOTT TOYOTA LIFT	SCOTT/TOYOTA LIFT 7075 AIRLINE HWY BATON ROUGE, LA 70805 USA	ADDENDUM TO COMMERCIAL LEASE AGREEMENT WITH OPTION TO RENEW	26526	CHEMTURA CORPORATION	LEASE - VEHICLE	13-May-08		$0.00
SCOTT TOYOTA LIFT	SCOTT/TOYOTA LIFT 7075 AIRLINE HWY BATON ROUGE, LA 70805 USA	COMMERCIAL LEASE AGREEMENT (EQUIPMENT)	26532	CHEMTURA CORPORATION	LEASE - VEHICLE	04-Jun-08		$0.00
SECUDE IT SECURITY LLC	SECUDE IT SECURITY LLC ATTN LARRY MASSEY PRESIDENT 380 SUNDOWN DR DAWSONVILLE, GA 30534 USA	SOFTWARE LICENSE AGREEMENT	1613	CHEMTURA CORPORATION	SOFTWARE LICENSE			$0.00
SECURITAS SECURITY SERVICES USA INC	SECURITAS SECURITY SERVICES USA INC KELLY DAVIS AVP 5001 CALIFORNIA STE 214 BAKERSFIELD, CA 93309 USA	SECURITY SERVICES AGREEMENT	2484	GREAT LAKES CHEMICAL CORPORATION	SERVICES	19-Mar-09		$40,161.10
SECURITY FORCES, INC	SECURITY FORCES INC ATTN LEGAL 1016 EUCLID AVE CHARLOTTE, NC 28236 USA	MODIFICATION 1 TO CONTRACT FOR GUARD SERVICE	2818	CHEMTURA CORPORATION	SERVICES	04-Mar-08	PENDING	$10,000.00
SENTRY INSURANCE GROUP	SENTRY INSURANCE GROUP 1800 NORTH POINT DR STEVENS POINT, WI 54481	INSURANCE POLICY - POLICY NUMBER	40486	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
SERVCO FS COOPERATIVE	SERVCO FS COOPERATIVE KEITH A WATSON PO BOX 54 ANTIGO, WI 54409-0054	NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	507	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
SESAC INC	SESAC INC 55 MUSIC SQUARE EAST NASHVILLE, TN 37203	SESAC INC LICENSING PAYMENT	1740	CHEMTURA CORPORATION	LICENSE AGREEMENT	01-Feb-07		$0.00
SEVEN CONTINENTS	SEVEN CONTINENTS 945 WILSON AVE STE 1 TORONTO, ON M3K 1E8 CANADA	INSURANCE POLICY - WRAP KEMPER POLICY NUMBER ZICBB-197PD	40487	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SEVEN CONTINENTS -	SEVEN CONTINENTS 945 WILSON AVE STE 1 TORONTO, ON M3K 1E8 CANADA	INSURANCE POLICY - WRAP KEMPER POLICY NUMBER PD00190	40488	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
SEVEN CONTINENTS -	SEVEN CONTINENTS 945 WILSON AVE STE 1 TORONTO, ON M3K 1E8 CANADA	INSURANCE POLICY - WRAP KEMPER POLICY NUMBER ZICBB-197PD	42091	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
SEVEN CONTINENTS INS CO LTD	SEVEN CONTINENTS INS CO LTD QBE MANAGEMENT BERMUDA LTD SWAN BLDG 26 VICTORIA ST PO BOX HM 1234 HAMILTON, HM FX BERMUDA	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER PD 00190	40489	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
SEVEN CONTINENTS INS CO LTD	SEVEN CONTINENTS 945 WILSON AVE STE 1 TORONTO, ON M3K 1E8 CANADA	INSURANCE POLICY - WRAP KEMPER POLICY NUMBER PD00190	42092	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
SEVEN CONTINENTS INS CO LTD	SEVEN CONTINENTS INS CO LTD QBE MANAGEMENT BERMUDA LTD SWAN BLDG 26 VICTORIA ST PO BOX HM 1234 HAMILTON, HM FX BERMUDA	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER PD 00190	42093	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
SEYMOUR COHEN	REDACTED	NORTHERN TRUST BENEFIT PAYMENT PASSPORT	36956	GREAT LAKES CHEMICAL CORPORATION	PENSION			REDACTED
SHAANXI AEROSPACE FINE CHEMICAL FACTORY	SHAANXI AEROSPACE FINE CHEMICAL FACTORY MR. YAO ZHANG DONG NO. 165 INSTITUTE BLDG YAHANG ST XIAN, CHINA	MANUFACTURING AGREEMENT 2 (SHAANXI)	26571	CHEMTURA CORPORATION	CONTRACT MANUFACTURING	01-Jan-07		$0.00

SHELL AVIATION LIMITED	SHELL AVIATION LIMITED SHELL CENTRE LONDON, SE1 7NA UK	TERMINATION LETTER FROM CHEMTURA TO SHELL AVIATION LIMITED	1001	CHEMTURA CORPORATION	SALES	15-Aug-09		$0.00
SHELL AVIATION LIMITED	SHELL AVIATION LIMITED SHELL CENTRE LONDON, SE1 7NA UK	SUPPLY AGREEMENT BETWEEN ANDEROL INC AND SHELL AVIATION LIMITED	1002	CHEMTURA CORPORATION	SALES	30-Nov-04		$0.00
SHELL AVIATION LIMITED	SHELL AVIATION LIMITED SHELL CENTRE LONDON, SE1 7NA UK	PROCUREMENT ARRANGEMENT OF GOODS	1008	CHEMTURA CORPORATION	SALES	01-Apr-08		$0.00
SHELL AVIATION LIMITED SHELL CENTRE YORK ROAD LONDON SE1 7NA ENGLAND	HATCO CORPORATION 1020 KING GEORGE POST RD YORK RD FORDS, NJ 08863 USA	JOINT DEVELOPMENT AGREEMENT	12171	CHEMTURA CORPORATION	JOINT DEVELOPMENT	19-Apr-02		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SHELL CHEMICAL AMERICAS INC	SHELL CHEMICALS AMERICAS INC ATTN CUSTOMER CENTER MANAGER PO BOX 670 STATION M 400 4TH AVE SW CALGARY, AB T2P 2J3 CANADA	SALES CONTRACT - DECENE (07-00089)	2042	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	01-Jan-08	PENDING	$851,976.67
SHELL CHEMICAL, LP	SHELL CHEMICALS, LP ONE SHELL PLAZA PO BOX 2463 HOUSTON, 77252-2463	CONTRACT - NEODOL (06-00108)	37003	CHEMTURA	PURCHASE (RAW MATERIALS)		PENDING	$554,559.33
SHELL CHEMICAL, LP	SHELL CHEMICAL LP ATTN COMMERCIAL MANAGER PHENOL PO BOX 2463 1 SHELL PLZ HOUSTON, TX 77252-2463	SALES CONTRACT - PHENOL (08-00200); AS AMENDED	2043	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	01-Jan-09	PENDING	$0.00
SHELL CHEMICALS AMERICAS INC	SHELL CHEMICALS AMERICAS INC ATTN CUSTOMER CENTER MANAGER PO BOX 670 STATION M 400 4TH AVE SW CALGARY, AB T2P 2J3 CANADA	SALES CONTRACT - NONENE (08-00059)	26579	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	01-May-08	PENDING	$0.00
SHELL INTERNATIONAL PETROLEUM COMPANY LIMITED	SHELL INTERNATIONAL PETROLEUM COMPANY LIMITED SHELL CENTRE YORK RD LONDON, SE1 7NA ENGLAND	GEAR OIL PROJECT	1010	CHEMTURA CORPORATION	CONFIDENTIALITY	25-Mar-09		$0.00
SHELL LUBRICANTS SUPPLY COMPANY B V	SHELL LUBRICANTS SUPPLY COMPANY B V CAREL VAN BYLANDTLAAN 30 2596 HR DEN HAAG, NETHERLANDS	SLSC PRODUCTS PURCHASE AGREEMENT	2040	CHEMTURA CORPORATION	SALES	01-Jan-08		$0.00
SHELLEY JULLIANT	REDACTED	SEPARATION AGREEMENT AND RELEASE	5347	CHEMTURA CORPORATION	SEVERANCE	27-Feb-09		REDACTED
SHELTERTECH CO INC DBA ISLAND POOL & SPA SUPPLY	SHELTERTECH CO INC DBA ISLAND POOL & SPA SUPPLY JAMES FRIERSON 1169 KONA ST HONOLULU, HI 96814 USA	DISTRIBUTOR PRODUCTS DIVISION	300	BIO-LAB, INC.	SALES	01-Oct-08		$0.00
SHIMA TRADING COMPANY LTD	SHIMA TRADING COMPANY LTD KOSHI SHIMA PRESIDENT 12-14 GINZA 2-CHOME CHUO-KU, TOKYO 104-0061 JAPAN	DISTRIBUTORSHIP AGREEMENT FOR JAPAN (THE “TERRITORY”) BETWEEN SHIMA TRADING COMPANY LTD (“DISTRIBUTOR) AND WITCO CORPORATION (“WITCO”)	1012	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-99		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SHINAGAWA CHEMICALS	SHINAGAWA CHEMICALS 4058 NAKATSU AIKAWA TOWN AIKOH DISTRICT KANAGAWA PREFECTURE, JAPAN 243-0303	STABILIZER TECHNOLOGY LICENSE AGREEMENT	1101	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	07-Aug-06		$0.00
SHIRLEY CRONAN	REDACTED	SEPARATION AGREEMENT AND RELEASE	5296	CHEMTURA CORPORATION	SEVERANCE	31-Dec-08		REDACTED
SHIRLEY HOLLYWOOD & ASSOCIATES	SHIRLEY HOLLYWOOD & ASSOCIATES ATTN STACIE HOLLYWOOD BABER 101 W FARMERS RD STE B SEAGOVILLE, TX 75159	CONSULTING AGREEMENT	1396	CHEMTURA CORPORATION	CONSULTING	10-Jan-08		$104,429.08
SIEMENS	SIEMENS THOMAS J BIERLEY 215 STANFORD PKWY FINDLAY, OH 45840 USA	HIGH PURITY WATER SYSTEM PREVENTATIVE MAINTENANCE AGREEMENT	11923	BIO-LAB, INC.	SERVICES	01-Dec-08		$3,443.27
SIKA CORPORATION	SIKA CORPORATION 1682 MARION WILLIAMSPORT RD MARION, OH 43302	CROMPTON CORPORATION SALES CONTRACT	126	CHEMTURA CORPORATION	SALES	01-Sep-04		$0.00
SIMMONS-RAND COMPANY	SIMMONS-RAND COMPANY 4201 LEE HIGHWAY BRISTOL, VA 24201	PATENT INVENTION AND LICENSE AGREEMENT	12219	CHEMTURA CORPORATION	PATENT LICENSE	19-Mar-01		$0.00
SIMPLOT GROWER SOLUTIONS	SIMPLOT GROWER SOLUTIONS CHRIS MCCLUSKEY 1013 RIVER RD UMATILLA, OR 97882	2008 FIRESTORM REPACKAGING AGREEMENT	510	CHEMTURA CORPORATION	PACKAGING	13-Feb-08		$0.00
SIMPLOT PARTNERS	SIMPLOT PARTNERS JOHN MAGGIORE 42 200 STATE ST PALM DESERT, CA 92211	CUSTOMER CONTRACT 10 (DISTRIBUTOR)	26587	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
SIMPLOT PARTNERS	SIMPLOT PARTNERS JOHN MAGGIORE 42 200 STATE ST PALM DESERT, CA 92211	CUSTOMER CONTRACT 10 (DISTRIBUTOR)	509	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
SKILLSOFT CORPORATION	SKILLSOFT CORPORATION 107 NORTHEASTERN BLVD NASHUA, NH 03062	ORDER FORM NO. 2 TO THE MASTER LICENSE AGREEMENT BETWEEN SKILLSOFT CORPORATION AND CHEMTURA CORPORATION	1397	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	31-Jan-08		$18,215.72
SKY SOLUTIONS LLC	SKY SOLUTIONS LLC 777 TERRACE AVENUE 2ND FL HASBROUCK HEIGHTS, NJ 07604 USA	MASTER SERVICES AGREEMENT	301	BIO-LAB, INC.	SERVICES	07-Jan-08		$0.00
SOFTMART	SOFTMART KENNETH BRANTLEY 450 ACORN LN DOWNINGTOWN, PA USA	SOFTWARE LICENSE	1615	CHEMTURA CORPORATION	SOFTWARE LICENSE	01-Jan-05		$0.00
SOFTMART	SOFTMART COMMERCIAL SERVICES INC 450 ACORN LN DOWNINGTOWN, PA 19335 USA	REQUEST FOR QUOTATION CHEMTURA	1617	CHEMTURA CORPORATION	SOFTWARE LICENSE			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SOFTMART	SOFTMART INC 450 ACORN LN DOWNINGTOWN, PA 19335 USA	PURCHASE ORDER	1618	CHEMTURA CORPORATION	SOFTWARE LICENSE			$0.00
SOFTWARE INFORMATION SYSTEMS LLC	SSCS ATTN LEGAL 650 WORK ST SALINAS, CA 93901 USA	2008/09 IBM PPA SOFTWARE RENEWAL	12999	CHEMTURA CORPORATION	SOFTWARE LICENSE	01-Jan-09		$0.00
SOFTWARE INFORMATION SYSTEMS LLC	SOFTWARE INFORMATION SYSTEMS LLC 800 LENNOX CT STE A ZIONSVILLE, IN 46077 USA	GREAT LAKES IBM PPA RENEWAL	1731	GREAT LAKES CHEMICAL CORPORATION	SOFTWARE LICENSE	01-Sep-08		$0.00
SOILFUME PACIFIC AG	SOILFUME/PACIFIC AG 209 RIVERSIDE RD WATSONVILLE, CA 95076 USA	DISTRIBUTOR AGREEMENT 2009	717	CHEMTURA CORPORATION	SALES	01-Jan-09		$0.00
SOLARWINDS	SOLARWINDS 3711 S MOPAC EXPRESSWAY BLDG TWO AUSTIN, TX 78746 USA	SOLARWINDS INC RENEWAL QUOTE NO 9274519604751829	1619	CHEMTURA CORPORATION	SOFTWARE LICENSE			$0.00
SOLID SYSTEMS CAD SERVICES INC	SOLID SYSTEMS CAD SERVICES INC 4801 MILWEE HOUSTON, TX 77092 USA	EQUIPMENT SERVICE AGREEMENT	1620	CHEMTURA CORPORATION	SOFTWARE LICENSE	01-Jan-09		$0.00
SOLID SYSTEMS CAD SERVICES INC	SOLID SYSTEMS CAD SERVICES INC ATTN LEGAL 4801 MILWEE HOUSTON, TX 77092 USA	HARDWARE MAINTENANCE QUOTE	1621	CHEMTURA CORPORATION	SOFTWARE LICENSE	01-Jan-09		$0.00
SOLID SYSTEMS CAD SERVICES INC	SOFTWARE INFORMATION SYSTEMS LLC (SIS) VINCE RANIERI 880 LENNOX COURT ZIONSVILLE, IN 46077	SIS - SOFTWARE INFORMATION SYSTEMS LLC	12998	GREAT LAKES CHEMICAL CORPORATION	SOFTWARE LICENSE	01-Sep-08		$0.00
SONNEBORN INC	SONNEBORN INC ATTENTION LUTHER JONES 771 OLD SAW MILL RIVER RD TARRYTOWN, NY 10591-6791 USA	BARIUM SULFONATE SUPPLY AGREEMENT BETWEEN SONNEBORN. INC. AND CROMPTON CORPORATION, DATED JUNE 24, 2005	3030	CHEMTURA CORPORATION	M&A - PURCHASE (NON-RAW MATERIALS)			$0.00
SONNEBORN INC	SONNEBORN REFINED PRODUCTS BV ATTN STEVEN OP DEN ORTH WEZELSTRAAT 12 KOOF AAN DE ZAAN AMSTERDAM, 1541 LZ NETHERLANDS	AMSTERDAM PRODUCTION AGREEMENT DATED JUNE 25, 2005 BETWEEN SONNEBORN REFINED PRODUCTS BV AND CROMPTON BV	21216	CHEMTURA CORPORATION	M&A - CONTRACT MANUFACTURING	24-Jun-05		$0.00
SONNEBORN INC	SONNEBORN REFINED PRODUCTS BV ATTN STEVEN OP DEN ORTH WEZELSTRAAT 12 KOOF AAN DE ZAAN AMSTERDAM, 1541 LZ NETHERLANDS	DEED OF GRANTING SUB GROUND LEASE BY SONNEBORN REFINED PRODUCT BV TO THE BENEFIT OF SERVUS INFORMATION TECHNOLOGY HOLDING (HOLLAND) BV	21219	CHEMTURA CORPORATION	M&A - DEED			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SONNEBORN INC	SONNEBORN ATTN S OP DEN ORTH WEZELSTRAAT 12 KOOF AAN DE ZAAN AMSTERDAM, 1541 LZ NETHERLANDS	LEASE AGREEMENT BETWEEN DATED JUNE 24, 2005 BETWEEN SERVUS INFORMATION TECHNOLOGY HOLDING (HOLLAND) BV (TO BE RENAMED SONNEBORN CROMPTON SODIUM JOINT VENTURE BV) AND SONNEBORN REFINED PRODUCT BV	21202	CHEMTURA CORPORATION	M&A - LEASE - REAL PROPERTY			$0.00
SOUTHERN STATES	SOUTHERN STATES KEITH REID MERCHANDISING MGR CROP PROTECTANTS 6606 W BROAD ST RICHMOND, VA 23230	CUSTOMER CONTRACT 15 (DISTRIBUTOR) (SOUTHERN STATES): CROMPTON MANUFACTURING COMPANY INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	512	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
SOUTHERN STATES	SOUTHERN STATES KEITH REID MERCHANDISING MGR CROP PROTECTANTS 6606 W BROAD ST RICHMOND, VA 23230	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	514	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
SOUTHERN STATES	SOUTHERN STATES KEITH REID MERCHANDISING MGR CROP PROTECTANTS 6606 W BROAD ST RICHMOND, VA 23230	CUSTOMER CONTRACT 14 (DISTRIBUTOR) (SOUTHERN STATES): CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	517	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
SOUTHERN STATES COOPERATIVE INC	SOUTHERN STATES COOPERATIVE INC KEITH REID MERCHANDISING MGR CROP PROTECTANTS 6606 W BROAD ST RICHMOND, VA 23230	CONSIGNMENT STOCK AGREEMENT 1 (SOUTHERN STATES COOPERATIVE, INC)	513	CHEMTURA CORPORATION	CONSIGNMENT	22-May-07		$941.99
SOUTHERN VALLEY CHEMICAL CO	SOUTHERN VALLEY CHEMICAL CO RUSSELL A CARLSON SECRETARY 101 SYCAMORE RD ARVIN, CA 93203-2341	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	515	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
SOUTHERN YANGTZE UNIVERSITY	SOUTHERN YANGTZE UNIVERSITY 1800 LIHU RD WUXI, JIANGSU 214155 PEOPLE’S REPUBLIC OF CHINA	MUTUAL CONFIDENTIAL DISCLOSURE AND EVALUATION AGREEMENT	2820	CHEMTURA CORPORATION	CONFIDENTIALITY	04-May-07		$0.00
SPAR MARKETING FORCE INC	SPAR MARKETING FORCE INC JAMES SEGRETO 1910 OPDYKE CT AUBURN HILLS, MI 48326 USA	LETTER OF AGREEMENT	302	CHEMTURA CORPORATION	SALES	12-Jan-09		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SPC CO LTD	SPC CO LTD 1205-12 WONJUNG RI POSEUNG EUP PYUNGTAEK KYOUNGGI DO, KOREA	ONLY REPRESENTATIVES SERVICES AGREEMENT	4743	CHEMTURA CORPORATION	REACH	16-Mar-08		$0.00
SPRAGUE ENERGY CORP.	SPRAGUE ENERGY CORP 2 INTERNATIONAL DR STE 200 PORTSMOUTH, NH 03801	PURCHASE OF NATURAL GAS, INCLUDING ADDENDUMS	2055	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	12-Jan-07	APPROVED 9/18/2009	$695,000.00
SPRAGUE ENERGY CORP.	SPRAGUE ENERGY CORP ATTN LEGAL TWO INTERNATIONAL DR STE 200 PORTSMOUTH, NH 03801-6809 USA	PURCHASE OF NATURAL GAS - ADDENDUM A	2054	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	12-Jan-07	APPROVED 9/18/2009	$0.00
SPRAY DRIFT TASK FORCE	SPRAY DRIFT TASK FORCE MCKENNA CONNER & CUNEO 1575 EYE ST NW WASHINGTON, DC 20006	SPRAY DRIFT TASK FORCE JOINT DATA DEVELOPMENT AGREEMENT	36794	CHEMTURA CORPORATION	JOINT DEVELOPMENT			$0.00
SPRAYCO LLC	SPRAYCO LLC 13074 ZACHARY AVE MCFARLAND, CA 93250 USA	WAREHOUSE LEASE	26765	GREAT LAKES CHEMICAL CORPORATION	LEASE - REAL PROPERTY	01-May-99		$0.00
SPRINT	SPRINT 6391 SPRINT PKWY OVERLAND PARK, KS 66251-4300	SPRINT TERMS AND CONDITIONS	260	CHEMTURA CORPORATION	SERVICES			$27,173.09
SPRINT	SPRINT SOLUTIONS INC C O VP PRESIDENT CUSTOM NETWORK SOLUTIONS 2003 EDMUND HALLEY DR RESTON, VA 20191 USA	FIRST AMENDMENT TO CUSTOM SERVICE AGREEMENT	1624	CHEMTURA CORPORATION	SERVICES	09-Feb-07		$0.00
SPRINT	SPRINT SOLUTIONS INC KEITH D 1 NORTH BROADWAY WHITE PLAINS, NY USA	CUSTOM SERVICE AGREEMENT	1623	CHEMTURA CORPORATION	SERVICES	21-Sep-06		$0.00
SPRINT SPECTRUM LP	SPRINT SPECTRUM LP 9 BARNES INDUSTRIAL RD WALLINGFORD, CT 06492	PCS SITE AGREEMENT	1322	CHEMTURA CORPORATION	EASEMENTS/RIGHT OF WAY	09-Jun-97		$0.00
SPX COOLING TECHNOLOGIES INC	SPX COOLING TECHNOLOGIES INC ATTN ASHLEY T SAMPLE CONTRACTS COUNSEL 7401 W 129 ST OVERLAND PARK, KS 65213	MODIFICATION OF TERMS RE: PURCHASE ORDER NO. 4500315416 AND SPX COOLING TECHNOLOGIES ORDER NO 10000104	2905	GREAT LAKES CHEMICAL CORPORATION	PURCHASE (NON-RAW MATERIALS)	12-Jan-09		$108,378.62
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - POLICY NUMBER WE0501404	37757	BIOLAB COMPANY STORE	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	37855	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	37854	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	37973	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	37972	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	40491	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER 823WE0501404	40492	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	40490	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	42409	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	42408	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	42527	GT SEED	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	42526	GT SEED	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	42644	HOMECARE LABS	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	42645	HOMECARE LABS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	42763	ISCI INC.	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	42762	ISCI INC.	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	42897	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	42896	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	43014	MONOCHEM INC.	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	43015	MONOCHEM INC.	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	43133	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	43132	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	43251	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	43250	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	43369	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	43368	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	43487	WEBER CITY ROAD	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	43486	WEBER CITY ROAD	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	43605	WRL OF INDIANA	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	37365	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	37364	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	37483	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	37482	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	37601	ASCK, INC.	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	37600	ASCK, INC.	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	37718	ASEPSIS	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	37719	ASEPSIS	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - POLICY NUMBER WE0600085	37756	BIOLAB COMPANY STORE	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	38091	BIO-LAB, INC.	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	38090	BIO-LAB, INC.	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	41017	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	41016	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	41135	CROMPTON COLORS	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	41134	CROMPTON COLORS	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	41253	CROMPTON HOLDING	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	41252	CROMPTON HOLDING	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	41371	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	41370	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	41488	GLCC LAUREL	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	41489	GLCC LAUREL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	43604	WRL OF INDIANA	INSURANCE POLICY			$0.00
SR INTERNATIONAL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INSURANCE CO. LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - POLICY NUMBER 823XT9700120	40493	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
SR INTERNATIONSL BUSINESS INS CO LTD	SR INTERNATIONSL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0401506	40495	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
SR INTERNATIONSL BUSINESS INS CO LTD	SR INTERNATIONSL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0301344	40494	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
SR INTERNATIONSL BUSINESS INS CO LTD	SR INTERNATIONSL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0401506	42098	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
SR INTERNATIONSL BUSINESS INS CO LTD	SR INTERNATIONSL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0301344	42097	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
SR INTERNATIONSL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER 823WE0501404	42096	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
SR INTERNATIONSL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0501404	42095	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
SR INTERNATIONSL BUSINESS INS CO LTD	SR INTERNATIONAL BUSINESS INS CO LTD 30 SAINT MARY AXE LONDON, ENGLAND EC3A 8EP UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0600085	42094	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
SREE RAMCIDES CHEMICALS PVT LTD	SREE RAMCIDES CHEMICALS PVT LTD ATTN MANAGING DIRECTOR AISHWARYA COMPLEX II FL DURAISAMY RD T NAGAR CHENNAI, 600017 INDIA	DISTRIBUTION AGREEMENT	21123	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
SRM CHEMICAL LTD CO	SRM CHEMICAL LTD CO ATTN PRESIDENT 3027 MARINA BAY DR STE 110 LEAGUE CITY, TX 77573 USA	FORMULATION AND DISTRIBUTION AGREEMENT	2822	CHEMTURA CORPORATION	DISTRIBUTION	02-Apr-01		$0.00
SRM CHEMICAL LTD CO	SRM CHEMICAL LTD CO ATTN PRESIDENT 3027 MARINA BAY DR STE 110 LEAGUE CITY, TX 77573	DISTRIBUTION AGREEMENT 1 (SRM CHEMICAL, LTD, CO.): FORMULATION AND DISTRIBUTION AGREEMENT	26767	CHEMTURA CORPORATION	DISTRIBUTION	02-Feb-01		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SRM CHEMICAL LTD CO	SRM CHEMICAL LTD CO 3027 MARINA BAY DRIVE STE 110 LEAGUE CITY, TX 77573	FORMULATION AND DISTRIBUTION AGREEMENT	3003	UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)	DISTRIBUTION	02-Apr-01		$0.00
ST PAUL	ST PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 565-XA-5858	40496	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST PAUL	ST PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 565-XA-5858	40497	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST PAUL	ST PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 590-XSA-0884	40501	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST PAUL	ST PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 590-XSA-0884	40500	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST PAUL	ST PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 590-XSA-0884	40499	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST PAUL	ST PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 565-XA-5858	40498	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST PAUL	ST. PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 565-XAO-482	40510	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST PAUL FIRE	ST PAUL FIRE C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 590-XSA-6198	40502	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST PAUL MERCURY INS CO	ST PAUL MERCURY INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - DIRECTORS & OFFICERS EXCESS POLICY NUMBER EC09000233	42101	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ST PAUL MERCURY INS CO	ST PAUL MERCURY INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - DIRECTORS & OFFICERS EXCESS POLICY NUMBER 590CM1104	42100	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ST PAUL MERCURY INS CO	ST PAUL MERCURY INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - DIRECTORS & OFFICERS EXCESS POLICY NUMBER EC09000233	40505	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST PAUL MERCURY INS CO	ST PAUL MERCURY INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - DIRECTORS & OFFICERS EXCESS POLICY NUMBER 590CM1104	40504	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST PAUL MERCURY INS CO	ST PAUL MERCURY INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - DIRECTORS & OFFICERS EXCESS POLICY NUMBER 590CM0777	40503	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ST PAUL MERCURY INS CO	ST PAUL MERCURY INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - DIRECTORS & OFFICERS EXCESS POLICY NUMBER 590CM0777	42099	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ST PAUL SURPLUS LINES	ST PAUL SURPLUS LINES C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER LC 05517782	40506	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST PAUL SURPLUS LINES	ST PAUL SURPLUS LINES C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER LC 05517782	42102	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ST PAUL TRAVELERS	ST PAUL TRAVELERS C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TRAVELERS POLICY NUMBERS: SLG 3935122; SLG 6986925; SLG 9936240; KSLG 1114225; KSLG 1162100; CUP1753958; KSLG 1898193; NSL537672; TNSL 914303-67; CUP 3007324; TRNSL 914313-68; TRNSL 914313-71; TCUP 91432371; TRNSL 914313	40507	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL	ST. PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER CA03100193	40522	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL	ST. PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 565-XA-5858	40519	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL	ST. PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 565-XA0-482	40521	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL	ST. PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 565-XAO-482	40508	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL	ST. PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 565-XA-5858	40518	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL	ST. PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 590-XA-0884	40517	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL	ST. PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 590-XSA-0884	40516	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL	ST. PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 565-XA-5858	40515	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL	ST. PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 565-XA-5858	40514	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ST. PAUL	ST. PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 565-XA-5858	40513	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL	ST. PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 565-XA-5858	40512	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL	ST. PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 565-XA-5858	40511	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL	ST. PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 565-XAO-482	40509	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL	ST. PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 590-XA--6168	40520	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL	ST. PAUL ONE TOWER SQUARE HARTFORD, CT 6183	POLICY NO. CA03100193 EFFECTIVE DATE 10/10/1999 TO 10/10/2000	20629	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL	ST. PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER CA03100193	42104	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ST. PAUL	ST. PAUL C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER CA03100193	42103	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ST. PAUL FIRE AND MARINE INSURANCE COMPANY	ST. PAUL FIRE AND MARINE INSURANCE COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 590 XA 0884	40525	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL FIRE AND MARINE INSURANCE COMPANY	ST. PAUL FIRE AND MARINE INSURANCE COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 565 XA 5858	40524	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL FIRE AND MARINE INSURANCE COMPANY	ST. PAUL FIRE AND MARINE INSURANCE COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 565 XA 0482	40523	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	37602	ASCK, INC.	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09000941	37758	BIOLAB COMPANY STORE	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	37856	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ST. PAUL MERCURY INS CO	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	37974	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	38092	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	41372	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	37366	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	37720	ASEPSIS	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	41254	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	41490	GLCC LAUREL	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO - A+	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	40526	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO - A+	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	42105	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO - A+	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	42410	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ST. PAUL MERCURY INS CO - A+	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	42528	GT SEED	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO - A+	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	42646	HOMECARE LABS	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO - A+	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	42764	ISCI INC.	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO - A+	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	42898	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO - A+	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	43016	MONOCHEM INC.	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO - A+	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	43134	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO - A+	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	43252	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO - A+	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	43370	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO - A+	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	43488	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS CO - A+	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	43606	WRL OF INDIANA	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ST. PAUL MERCURY INS. CO.	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	37484	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO.	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	41137	CROMPTON COLORS	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO.	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	41136	CROMPTON COLORS	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	37485	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	37603	ASCK, INC.	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	37721	ASEPSIS	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	37759	BIOLAB COMPANY STORE	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	37857	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	38093	BIO-LAB, INC.	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	40527	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	41019	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS CO - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER EC09000941	41018	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	41255	CROMPTON HOLDING	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	41491	GLCC LAUREL	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	42106	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	42411	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	42529	GT SEED	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	42647	HOMECARE LABS	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	42765	ISCI INC.	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	42899	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	43017	MONOCHEM INC.	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	43135	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	43253	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	43371	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	43489	WEBER CITY ROAD	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	37367	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	37975	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS)	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	43607	WRL OF INDIANA	INSURANCE POLICY			$0.00
ST. PAUL MERCURY INS. CO. (TRAVELERS) -	ST. PAUL MERCURY INS. CO. (TRAVELERS) C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC09002281	41373	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
ST. PAUL TRAVELERS	ST. PAUL TRAVELERS C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 08AL097812SC; 8XS40SC; 08AL100414SC; 08AL102798SC; 08XN53WCA; 08XS1371WCA	40528	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ST. PAUL TRAVELERS GROUP	ST. PAUL TRAVELERS GROUP C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER	40529	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STABLE HOLDINGS, INC.	STABLE HOLDINGS, INC. C O JOHN J STIGLMEIER JR 8150 NORTH RIDGEVIEW DRIVE PARADISE VALLEY, AZ 85253 USA	PURCHASE AGREEMENT AMONG BIOLAB, INC., OCCIDENTAL CHEMICAL CORPORATION AND STABLE HOLDINGS, INC.	12915	BIO-LAB, INC.	MERGERS & ACQUISITIONS	14-Jul-00		$0.00
STANDARD & POOR’S	STANDARD & POOR’S BRONSON J STOCKER LINCOLN PLAZA STE 3200 500 N AKARD DALLAS , TX 75201 USA	FEE SCHEDULE CORPORATE RATINGS	2189	CHEMTURA CORPORATION	SERVICES			$0.00
STANISLAUS FARM SUPPLY	STANISLAUS FARM SUPPLY SALES MANAGER 624 E SERVICE RD MODESTO, CA 95358	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	519	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	37604	ASCK, INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	40530	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	41020	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	41256	CROMPTON HOLDING	INSURANCE POLICY			$0.00
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	42107	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	42412	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	42530	GT SEED	INSURANCE POLICY			$0.00
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	42648	HOMECARE LABS	INSURANCE POLICY			$0.00
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	42766	ISCI INC.	INSURANCE POLICY			$0.00
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	42900	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	43018	MONOCHEM INC.	INSURANCE POLICY			$0.00
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	43136	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	43254	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	43372	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	43490	WEBER CITY ROAD	INSURANCE POLICY			$0.00
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	43608	WRL OF INDIANA	INSURANCE POLICY			$0.00
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	37858	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	38094	BIO-LAB, INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	41138	CROMPTON COLORS	INSURANCE POLICY			$0.00
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	41374	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
STAR NET INS. CO	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	41492	GLCC LAUREL	INSURANCE POLICY			$0.00
STAR NET INS. CO - A BERKLEY COMPANY	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	37486	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
STAR NET INS. CO - A BERKLEY COMPANY	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	37760	BIOLAB COMPANY STORE	INSURANCE POLICY			$0.00
STAR NET INS. CO - A BERKLEY COMPANY	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	37976	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
STAR NET INS. CO - A BERKLEY COMPANY	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	37722	ASEPSIS	INSURANCE POLICY			$0.00
STAR NET INS. CO US	STAR NET INS. CO A BERKLEY COMPANY GREENWICH, CT 06830 US	INSURANCE POLICY - POLICY NUMBER BA09N1451S	37368	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
STARR EXCESS	STARR EXCESS 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5553784	40533	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STARR EXCESS	STARR EXCESS 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - WRAP AISLIC POLICY NUMBER 1044	40539	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STARR EXCESS	STARR EXCESS 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - WRAP AISLIC POLICY NUMBER 1044	40538	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STARR EXCESS	STARR EXCESS 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - WRAP AISLIC POLICY NUMBER 5376689	40537	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STARR EXCESS	STARR EXCESS 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5553784	40536	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STARR EXCESS	STARR EXCESS 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - WRAP AISLIC POLICY NUMBER 5553784	40534	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STARR EXCESS	STARR EXCESS 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5553784	40532	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STARR EXCESS	STARR EXCESS 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5553784	40531	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STARR EXCESS	STARR EXCESS 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - WRAP AISLIC POLICY NUMBER 5376268	40535	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
STARR EXCESS	STARR EXCESS 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5553784	42109	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STARR EXCESS	STARR EXCESS 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5553784	42108	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STARR EXCESS	STARR EXCESS 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - WRAP AISLIC POLICY NUMBER 5376268	42112	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STARR EXCESS	STARR EXCESS 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5553784	42110	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STARR EXCESS	STARR EXCESS 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - WRAP AISLIC POLICY NUMBER 1044	42116	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STARR EXCESS	STARR EXCESS 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - WRAP AISLIC POLICY NUMBER 1044	42115	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STARR EXCESS	STARR EXCESS 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - WRAP AISLIC POLICY NUMBER 5376689	42114	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STARR EXCESS	STARR EXCESS 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER 5553784	42113	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STARR EXCESS	STARR EXCESS 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - WRAP AISLIC POLICY NUMBER 5553784	42111	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	37606	ASCK, INC.	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	37605	ASCK, INC.	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	37724	ASEPSIS	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	37762	BIOLAB COMPANY STORE	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	37761	BIOLAB COMPANY STORE	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	37860	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	37859	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	38095	BIO-LAB, INC.	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	38096	BIO-LAB, INC.	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	40541	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	40540	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	42118	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	42117	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	42413	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	42414	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	42532	GT SEED	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	42531	GT SEED	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	42649	HOMECARE LABS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	42650	HOMECARE LABS	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	42768	ISCI INC.	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	42767	ISCI INC.	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	42902	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	42901	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	43020	MONOCHEM INC.	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	43019	MONOCHEM INC.	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	43138	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	43137	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	43255	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	43256	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	43374	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	43373	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	43492	WEBER CITY ROAD	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	43491	WEBER CITY ROAD	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	37370	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	37369	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	37488	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	37487	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	37723	ASEPSIS	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	37978	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	37977	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	41022	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	41021	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	41140	CROMPTON COLORS	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	41139	CROMPTON COLORS	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	41258	CROMPTON HOLDING	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	41257	CROMPTON HOLDING	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	41376	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	41375	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	41494	GLCC LAUREL	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	41493	GLCC LAUREL	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098019	43610	WRL OF INDIANA	INSURANCE POLICY			$0.00
STARR EXCESS INS. CO (AIG BERMUDA)	STARR EXCESS INS. CO (AIG BERMUDA) 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5098020	43609	WRL OF INDIANA	INSURANCE POLICY			$0.00
STARR EXCESS LIABILITY CO LTD	STARR EXCESS LIABILITY CO LTD 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER TBA	42119	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED	STARR EXCESS LIABILITY CO LTD 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER TBA	40542	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED	STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1044	40545	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED	STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5553742	40544	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED	STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5553784	40543	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED	STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5553784	42123	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED	STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1044	42125	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED	STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED 29 RICHMOND RD. P.O. BOX HM 152, HAMILTON HM AX PEMBROKE HM08, BERMUDA	POLICY NO. 5553784 EFFECTIVE DATE 5/1/1999 TO 5/1/2000	20632	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED	STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED 29 RICHMOND RD. P.O. BOX HM 152, HAMILTON HM AX PEMBROKE HM08, BERMUDA	POLICY NO. 5553742 EFFECTIVE DATE 5/1/1999 TO 5/1/2001	20631	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED	STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED 29 RICHMOND RD. P.O. BOX HM 152, HAMILTON HM AX PEMBROKE HM08, BERMUDA	POLICY NO. 1044 EFFECTIVE DATE 5/1/1998 TO 5/1/2001	20630	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED	STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5553742	42124	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED	STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 1044	42122	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED	STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5553742	42121	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED	STARR EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED 175 WATER STREET NEW YORK, NY 10038 US	INSURANCE POLICY - POLICY NUMBER 5553784	42120	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STATE ACCIDENT INSURANCE FUND	STATE ACCIDENT INSURANCE FUND SAIF BUILDING SALEM, OR 97312 US	WC POL#371946; 1/1/77 - 4/1/79	20911	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STATE ACCIDENT INSURANCE FUND	STATE ACCIDENT INSURANCE FUND SAIF BUILDING SALEM, OR 97312	INSURANCE POLICY - POLICY NUMBER 371946	40546	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STATE OF NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION	NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION ATTN LEGAL P. O. BOX 402 TRENTON, NJ 08625-0402	FACILITY SPECIFIF REQUIREMENTS	2388	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$0.00
STATE OF NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION	STATE OF NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION BUREAU OF CASE ASSIGNMENT & INITIAL NOTICE PO BOX 435 401 EAST STATE ST TRENTON, NJ 08625-0435	SALE OF THE STOCK OF KAUFMAN HOLDINGS CORP TO CHEMTURA CORPORATION REMEDIATION IN PROGRESS WAIVER	2386	CHEMTURA CORPORATION	REMEDIATION			$0.00
STATE OF NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION	NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION BRUCE VENNER BUREAU CHIEF PO BOX 028 TRENTON, NJ 08625	ENTIRE SITE SOIL RESTRICTED USE NO FURTHER ACTION LETTER AND COVENANT NOT TO SUE, FORMER WITCO CORPORATION (CURRENTLY CHEMTURA CORPORATION), 100 CONVERY BOULEVARD, PERTH AMBOY, MIDDLESEX COUNTY, NEW JERSEY, NJDEP PREFERRED CASE ID: 006116; KCSL #NDJ002165	2384	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
STATE OF NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION	NEW JERSEY DEPT OF ENVIRONMENTAL PROTECTION BRUCE VENNER BUREAU CHIEF PO BOX 028 TRENTON, NJ 8625	HATCO SETTLEMENT AGREEMENT DATED APRIL 8. 2005 AMONG HATCO CORPORATION, NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROECTION, WR GRACE & CO CONN AND REMEDIUM GROUP INC.	21144	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	08-Apr-05		$0.00
STATE OF NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION	STATE OF NEW JERSEY DEPT OF ENVIRONMENTAL PROTECTION BUREAU OF FIELD OPERATIONS CASE ASSIGNMENT SECTION PO BOX 434 TRENTON, NJ 08625-0434	MEMORANDUM OF AGREEMENT APPLICATION AND LETTER OF APPROVAL OF SAME	2466	CROMPTON COLORS INCORPORATED	ENVIRONMENTAL (NON-REACH)	08-Jun-01		$0.00
STATE OF NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION AND ENERGY, ATTN: DEPUTY ATTORNEY GENERAL, DEPARTMENT OF LAW AND PUBLIC SAFETY, RICHARD J. HUGHES JUSTICE COMPLEX, PO BOX 093, TRENTON, NJ 08625-0093	HATCO CORPORATION 1020 KING GEORGE RD WOODBRIDGE, NJ 07095	ADMINISTRATIVE CONSENT ORDER AMENDMENT	2380	CHEMTURA CORPORATION	SETTLEMENT	30-Jan-07		$0.00
STATE OF NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION AND ENERGY, ATTN: DEPUTY ATTORNEY GENERAL, DEPARTMENT OF LAW AND PUBLIC SAFETY, RICHARD J. HUGHES JUSTICE COMPLEX, PO BOX 093, TRENTON, NJ 08625-0093	HATCO CORPORATION 1020 KING GEORGE RD WOODBRIDGE, NJ 07095	ADMINISTRATIVE CONSENT ORDER	2381	CHEMTURA CORPORATION	SETTLEMENT			$0.00
STEADFAST	STEADFAST C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - WRAP ZURICH POLICY NUMBER HIPD200029	40547	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	37371	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	37607	ASCK, INC.	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	37725	ASEPSIS	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - POLICY NUMBER SEC294770004	37763	BIOLAB COMPANY STORE	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	37861	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	37979	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	38097	BIO-LAB, INC.	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	40552	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	40553	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770003	40551	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770002	40550	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER SEC2947700 00	40549	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE CO C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - POLICY NUMBER AEC 937730201	40548	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	41141	CROMPTON COLORS	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	41259	CROMPTON HOLDING	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	41377	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	41495	GLCC LAUREL	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER SEC2947700 00	42127	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	42130	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770002	42128	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - WRAP ZURICH POLICY NUMBER HIPD200029	42126	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770003	42129	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	37489	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	41023	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	AMERICAN CASUALTY CO. OF READING PA - A C/O C N A INSURANCE CO 333 S. WABASH, IL 60685 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 169664262	43441	WEBER CITY ROAD	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	43493	WEBER CITY ROAD	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY - A	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	42415	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY - A	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	42533	GT SEED	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY - A	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	42651	HOMECARE LABS	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY - A	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	42769	ISCI INC.	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY - A	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG , IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	42903	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
STEADFAST INSURANCE COMPANY - A	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	43021	MONOCHEM INC.	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY - A	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	43139	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY - A	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	43257	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY - A	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	43375	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
STEADFAST INSURANCE COMPANY - A	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	43611	WRL OF INDIANA	INSURANCE POLICY			$0.00
STEADFEST INSURANCE COMPANY	STEADFEST INSURANCE COMPANY C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - POLICY NUMBER SEC2947700-00	40554	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STEADFEST INSURANCE COMPANY	STEADFEST INSURANCE COMPANY C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - POLICY NUMBER SEC2947700-00	42133	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STEADFEST INSURANCE COMPANY	STEADFEST INSURANCE COMPANY C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - POLICY NUMBER SEC2947700-00	42132	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STEADFEST INSURANCE COMPANY	STEADFAST INSURANCE COMPANY - A C/O ZURICH AMERICAN INSURANCE SCHAUMBERG, IL 30196 US	INSURANCE POLICY - TERRORISM EXCESS LIABILITY COVERAGE POLICY NUMBER SEC294770004	42131	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STEADFEST INSURANCE COMPANY	STEADFEST INSURANCE COMPANY ADMINISTRATIVE OFFICES, 1400 AMERICAN LANE SCHAUMBURG, IL 60196 USA	POLICY NO. SEC2947700-00 EFFECTIVE DATE 5/1/2002 TO 5/1/2003	20633	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
STEADFEST INSURANCE COMPANY	STEADFEST INSURANCE COMPANY ADMINISTRATIVE OFFICES, 1400 AMERICAN LANE SCHAUMBURG, IL 60196 USA	POLICY NO. SEC2947700-00 EFFECTIVE DATE 5/1/99 TO 5/1/2002	20634	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
STEALTHBITS TECHNOLOGY	STEALTHBITS TECHNOLOGY 55 HARRISTOWN RD GLEN ROCK, NJ 07452 USA	PURCHASE ORDER 4500833562	1625	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	27-Sep-09		$0.00
STEPHEN C ISAACS JR	REDACTED	SEPARATION AGREEMENT AND RELEASE BETWEEN CHEMTURA CORPORATION AND STEPHEN C. ISAACS JR DATED 12/15/2008	5317	GREAT LAKES CHEMICAL CORPORATION	SEVERANCE	15-Dec-08		REDACTED
STEVE REGAN COMPANY	STEVE REGAN COMPANY GM 4215 S 500 W SALT LAKE CITY, UT 84123 - 1335	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	520	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
STEWART E GLOVER	REDACTED	LETTER RE: WITCO CORPORATION RETIREMENT PLAN FOR STEWART GLOYER	4685	CHEMTURA CORPORATION	PENSION	01-Sep-99		REDACTED
STN	STN C O CHEMICAL ABSTRACTS SERVICE PO BOX 3012 COLUMBUS, OH 43210-0012	STN AGREEMENT AND ORDER FORM	2631	CHEMTURA CORPORATION	SERVICES			$0.00
STN	STN C O CHEMICAL ABSTRACTS SERVICE PO BOX 3012 COLUMBUS, OH 43210-0012	STN USAGE AGREEMENT	37220	GREAT LAKES CHEMICAL CORPORATION	SERVICES			$0.00
STN ANAVIST	STN ANAVIST STN CUSTOMER SUPPORT PO BOX 3012 CHEMICAL ABSTRACTS SERVICE COLUMBUS, OH 43210-0012 USA	SOFTWARE LICENSE AGREEMENT STN ANAVIST	2632	CHEMTURA CORPORATION	SOFTWARE LICENSE			$0.00
STONEWALL UNDERWRITERS INC	STONEWALL UNDERWRITERS INC 4047 OKEECHOBEE BLVD NO 118 W PALM BEACH, FL 33409-3239	INSURANCE POLICY - POLICY NUMBER 56015984	40555	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STONEWALL UNDERWRITERS INC	STONEWALL UNDERWRITERS INC 4047 OKEECHOBEE BLVD NO 118 W PALM BEACH, FL 33409-3239	INSURANCE POLICY - POLICY NUMBER 56015984	42134	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STOREBRAND GROUP INSURANCE CO	STOREBRAND GROUP INSURANCE CO PO BOX BOX 500 N 1327 LYSAKER, NORWAY	INSURANCE POLICY - POLICY NUMBER E85805 UNKNOWN UNKNOWN	42135	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
STOREBRAND GROUP INSURANCE CO -	STOREBRAND GROUP INSURANCE CO PO BOX BOX 500 N 1327 LYSAKER, NORWAY	INSURANCE POLICY - POLICY NUMBER E85805 UNKNOWN UNKNOWN	40556	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
STRATEGIC AMERICA	STRATEGIC AMERICA MIKE SCHREURS 1500 NW 118TH ST WEST DES MOINES, IA 50325 - 8242	EXHIBIT A-1 BIOLAB ONE SOURCE PROJECT STATEMENT OF WORK	183	BIO-LAB, INC.	SALES			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
STUART D BRILLIANT	STUART D BRILLIANT 28 HARROW LN LEVITTOWN, NY 11756	REVIVAL AND EXTENSION OF CONSULTING AGREEMENT	1098	CHEMTURA CORPORATION	CONSULTING	23-Jul-07		$0.00
SUBSURFACE TECHNOLOGY INC	SUBSURFACE TECHNOLOGY INC JOHN A FLENIKEN 8212 KELWOOD AVE STE B BATON ROUGE, LA 70806	PROPOSAL FOR REPERMITTING OF WDW-3 AND 4 CHEMTURA CORPORATION, TAFT, LOUISIANA SUBSURFACE PROPOSAL 61Z5267	1145	CHEMTURA CORPORATION	SERVICES			$36,200.07
SUMMIT FINANCIAL CORPORATION	SUMMIT FINANCIAL CORPORATION 91 HARTWELL AVE LEXINGTON, MA 02421	INVOICE	2575	CHEMTURA CORPORATION	BENEFITS			$0.00
SUN REFINING AND MARKETING COMPANY	SUN REFINING AND MARKETING COMPANY STEPHEN W. SIMPSON, ESQ. 1801 MARKET STREET PHILADELPHIA, PA 19104	SUN GRANTS WITCO A PAID-UP NON-EXCLUSIVE LICENSE UNDER PATENTS AND PATENT APPLICATIONS FOR MANUFACTURE, USE OR SALE OF NAPTHENIC SUNISO REFRIGERATION OILS DURING 5 YEAR ROYALTY PERIOD AND NAPTHENIC REFRIGERATION OIS OF ANY TYPE AFTER 5 YEAR ROYALTY PERIOD	12798	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	26-Apr-84		$0.00
SUN REFINING AND MARKETING COMPANY	SUN REFINING AND MARKETING COMPANY ATTENTION: WILLIAM A. ATKINSON, JR. 1801 MARKET STREET PHILADELPHIA, PA 19103	SUN 5 YEAR NON-COMPETE OBLIGATION AND OBLIGATION TO KEEP CONFIDENTIAL “CONFIDENTIAL INFORMATION” ABOUT TECHNOLOGY AND CUSTOMERS. AFTER 5 YEARS, SUN HAS RIGHT TO USE CONFIDENTIAL INFORMATION IN ITS OWN BUSINESS WHETHER OR NOT COMPETITIVE WITH WITCO.	12797	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	26-Apr-84		$0.00
SUN REFINING AND MARKETING COMPANY	SUN REFINING AND MARKETING COMPANY C O MANAGER LUBES SUPPLY AND DISTRIBUTION ATTN WILLIAM A ATKINSON 1801 MARKET ST PHILADELPHIA, PA 19103	PURCHASE OF ASSETS OF REFRIGERATION BUSINESS OF SUN REFINING AND MARKETING COMPANY BY WITCO CHEMICAL CORPORATION / ASSET PURCHASE AGREEMENT	12796	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	26-Apr-84		$0.00
SUNBELT RENTALS INC	SUNDANCE SPAS INC ATTN LEGAL 14525 MONTE VISTA AVE CHINO, CA 91710 USA	SUNDANCE SPAS VOLUME AND GROWTH COMMISSION AGREEMENT	304	BIO-LAB, INC.	SALES	01-Jan-03		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SUNOCO	SUNCO INC (R& M) THOMAS J CLANCY VICE PRESIDENT AND GENERAL MANAGER 1735 MARKET STREET PHILADELPHIA, PA 19103 USA	SUPPLY AGREEMENT	1014	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	01-Feb-08		$0.00
SUPPLY CHAIN ADVISORY SERVICES, INC	SUPPLY CHAIN ADVISORY SERVICES INC 526 POWELL DR ANNAPOLIS, MD USA	CONSULTING SERVICES AGREEMENT	1629	CHEMTURA CORPORATION	CONSULTING	19-Mar-09		$81,739.83
SUPPLYFORCE	SUPPLYFORCE.COM LLC ATTN NATIONAL ACCOUNTS DEPARTMENT 2700 HORIZON DR KING OF PRUSSIA, PA 19406	MASTER SUPPLY AGREEMENT	12193	CHEMTURA CORPORATION	DISTRIBUTION	01-Feb-01	PENDING	$180,126.46
SUPPLYFORCE	SUPPLY FORCE ATTN MNGR CONTRACTS ADMINISTRATION 650 PARK AVE KING OF PRUSSIA, PA 19460	MASTER SUPPLY AND SERVICES AGREEMENT	36857	CHEMTURA CORPORATION	SERVICES			$0.00
SURPRISE PLASTICS, INC. (CLASS REPRESENTATIVE)	SURPRISE PLASTICS, INC. (CLASS REPRESENTATIVE) KOHN, SWIFT & GRAF, P.C. ONE SOUTH BROAD SUITE 2100 PHILADELPHIA, PA 19107 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21081	CHEMTURA CORPORATION	SETTLEMENT			$0.00
SURPRISE PLASTICS, INC. (CLASS REPRESENTATIVE)	SURPRISE PLASTICS, INC. (CLASS REPRESENTATIVE) KAPLAN FOX & KILSHEIMER 805 THIRD AVENUE 22ND FLOOR NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21080	CHEMTURA CORPORATION	SETTLEMENT			$0.00
SURPRISE PLASTICS, INC. (CLASS REPRESENTATIVE)	SURPRISE PLASTICS, INC. (CLASS REPRESENTATIVE) GOLD BENNETT CERA & SIDENER LLP 595 MARKET STREET SUITE 2300 SAN FRANCISCO, CA 94105 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21079	CHEMTURA CORPORATION	SETTLEMENT			$0.00
SURPRISE PLASTICS, INC. (CLASS REPRESENTATIVE)	SURPRISE PLASTICS, INC. (CLASS REPRESENTATIVE) COHEN MILSTEIN HAUSFELD & TOLL PLLC 150 EAST 52 STREET NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21078	CHEMTURA CORPORATION	SETTLEMENT			$0.00
SUTTLES TRUCK LEASING INC	SUTTLES TRUCK LEASING INC ATTN LEGAL 2460 HIGHWAY 43 S DEMOPOLIS, AL 36732 USA	RATE SCHEDULE BETWEEN CROMPTON CORPORATION AND SUTTLES TRUCK LEASING INC	11822	CHEMTURA CORPORATION	SERVICES			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SWEET TECHNOLOGIES INC	SWEET TECHNOLOGIES INC ATTN BARBARA BLACKFORD 800 NORTH LINDBERGH BLVD ST LOUIS , MO 63167	CONTRIBUTION AGREEMENT: CONTRIBUTION AGREEMENT BETWEEN MONSANTO COMPANY (“MONSANTO”), SWEET TECHNOLOGIES, INC. (“STI”) AND NSC TECHNOLOGIES COMPANY, INC. (THE “COMPANY).	4548	GREAT LAKES CHEMICAL CORPORATION	M&A - PATENT LICENSE			$0.00
SWIFT ENTERPRISE, LTD	SWIFT ENTERPRISE, LTD ATTN GERARD P. BENNER, TREASURER 2700 KENT AVENUE, SUITE A-100 WEST LAFAYETTE, IN 47906	4/16/2009 LABOR AND SERVICES AGREEMENT BETWEEN SWIFT ENTERPRISES LIMITED AND CHEMTURA CORPOTATION	12090	CHEMTURA CORPORATION	SERVICES	16-Apr-09		$0.00
SWISS RE	SWISS RE MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - EXCESS CGL POLICY NUMBER WE0101344	40557	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
SWISS RE	SWISS RE MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - EXCESS CGL POLICY NUMBER WE0101344	42136	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	37490	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	37608	ASCK, INC.	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	37726	ASEPSIS	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	37764	BIOLAB COMPANY STORE	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	37862	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	41496	GLCC LAUREL	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	43494	WEBER CITY ROAD	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	43612	WRL OF INDIANA	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	37980	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	38098	BIO-LAB, INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	41024	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	41142	CROMPTON COLORS	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	41378	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	42137	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE COMPANY MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER WB0200497	42138	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	42416	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	42534	GT SEED	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	42652	HOMECARE LABS	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	42770	ISCI INC.	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	42904	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	43022	MONOCHEM INC.	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	43140	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	43258	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	43376	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	37372	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
SWISS REINSURANCE CO	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	41260	CROMPTON HOLDING	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SWISS REINSURANCE COMPANY	SWISS REINSURANCE COMPANY MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER WB0200497	40559	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
SWISS REINSURANCE COMPANY	SWISS REINSURANCE CO MYTHENQUAI 50/60 ZURICH, SWITZERLAND	INSURANCE POLICY - POLICY NUMBER WE08000201	40558	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
SYMANTEC	SYMANTEC ATTN LEGAL 10201 TORRE AVE CUPERTINO, CA 95014 USA	ESSENTIAL SUPPORT	1630	CHEMTURA CORPORATION	SOFTWARE LICENSE	01-Jun-08		$0.00
SYNDICATE NO 623 LLOYDS OF LONDON	SYNDICATE NO 318 LLOYDS OF LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER WB0200751	40560	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
SYNDICATE NO 623 LLOYDS OF LONDON	SYNDICATE NO 623 LLOYDS OF LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EARTHQUAKE COVERAGE PROPERTY POLICY NUMBER WB0200701	42140	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
SYNDICATE NO 623 LLOYDS OF LONDON	SYNDICATE NO 318 LLOYDS OF LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - COMMERCIAL PROPERTY COVERAGE POLICY NUMBER WB0200751	42139	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
SYNDICATE NO 623 LLOYDS OF LONDON	SYNDICATE NO 623 LLOYDS OF LONDON INT’L UNDERWRITING ASSN OF LONDON - LONDON UND. CENTER LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EARTHQUAKE COVERAGE PROPERTY POLICY NUMBER WB0200701	40561	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
SYNGENTA CROP PROTECTION AG	SYNGENTA CROP PROTECTION AG WERK ROSENTAL ATTN: CROP PROTECTION LEGAL SCHWARZWALDALLEE 215 CH-4058 BASEL CH3P31, SWITZERLAND	GLOBAL CONFIDENTIALITY AND MATERIALS TESTING AGREEMENT	12055	CHEMTURA CORPORATION	RESEARCH			$0.00
SYNGENTA KOREA LIMITED	SYNGENTA KOREA LIMITED 18F KOREA FIRST BLDG 100 GONGPYUNG DONG CHONGRO KU, SEOUL KOREA	AMENDMENT AGREEMENT NO. 1	21124	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
SYNGENTA KOREA LTD	SYNGENTA KOREA LTD ATTN JEAN LUC SCALABRE 18F KOREA 1ST BANK BLDG 100 GONGPYUNG DONG CHONGRO KU SEOUL, KOREA	CUSTOMER CONTRACT 24 (DISTRIBUTOR) (SYNGENTA): DISTRIBUTION AGREEMENT	522	CHEMTURA CORPORATION	DISTRIBUTION	31-Dec-01		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
SYNGENTIA INTERNATIONALL	SYNGENTA INTERNATIONAL AG CORPORATE AFFAIRS SCHWARZWALDALLEE 215 P.O. BOX CH-4002, SWITZERLAND	AGREEMENT RELATING TO DUPHAR’S BENZOLYPHENYLUREA PATENTS AND CIBA’S USE OF THE SUBSTANCE LUFENORON.	43665	CHEMTURA CORPORATION	SETTLEMENT AGREEMENT	6-Dec-93		$0.00
SYNTHESIA	SYNTHESIA A S ATTN SBU ORGANIC CHEMISTRY 532 17 PARDUBICE SEMTIN, CZECH REPUBLIC	PRODUCT SUPPLY AGREEMENT BY AND BETWEEN SYNTHESIA AND CHEMTURA CORPORATION	523	CHEMTURA CORPORATION	CONTRACT MANUFACTURING	01-Jan-09		$0.00
SYNTHESIA	SYNTHESIA A S ATTN SBU ORGANIC CHEMISTRY 532 17 PARDUBICE SEMTIN, CZECH REPUBLIC	PURCHASE CONTRACT 1 (SYNTHESIA): PRODUCT SUPPLY AGREEMENT BY AND BETWEEN SYNTHESIA AND CHEMTURA CORPORATION	26803	CHEMTURA CORPORATION	CONTRACT MANUFACTURING	01-Jan-09		$0.00
SYNTHESIA	SYNTHESIA A S PARDUBICE-SEMTIN, CZECH REPUBLIC	PRODUCT SUPPLY AGREEMENT	2060	CHEMTURA CORPORATION	CONTRACT MANUFACTURING	01-Jan-09		$0.00
T H AGRI CHEMICALS INC	T H AGRI CHEMICALS INC RA L ZEMPEL PRESIDENT HWY 73 E PLAINFIELD, WI 54966	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	525	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
TALX CORPORATION	TALX CORPORATION ATTN WILLIAM CANFIELD 11432 LACKLAND RD ST LOUIS, MO 63146	UNIVERSAL SERVICE AGREEMENT	1400	GREAT LAKES CHEMICAL CORPORATION	BENEFITS	01-Feb-07		$6,090.53
TALX UC EXPRESS	TALX CORPORATION 3896 PAYSHPERE CIR CHICAGO, IL 60674	PURCHASE ORDER FOR UC ADMINISTRATIVE SERVICES	1401	GREAT LAKES CHEMICAL CORPORATION	BENEFITS			$0.00
TAMINCO, INC	TAMINCO INC ATTN MARKET MANAGER LIFE SCIENCES 3350 RIVERWOOD PKWY STE 1900 ATLANTA, GA 30339	DISTIBUTOR AGREEMENT	2061	CHEMTURA CORPORATION	DISTRIBUTION	21-Feb-08		$390,967.07
TAMINCO, INC	TAMINICO INC ATTN JEAN MICHEL DENIS 3350 RIVERWOOD PKWY STE 1900 ATLANTA, GA 30339	PRODUCT SUPPLY AGREEMENT BY AND BETWEEN TAMINCO, INC. AND CHEMTURA CORPORATION	526	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	01-Sep-08		$0.00
TAMINCO, INC	TAMINICO INC ATTN JEAN MICHEL DENIS 3350 RIVERWOOD PKWY STE 1900 ATLANTA, GA 30339	PURCHASE CONTRACT 10 (TAMINCO): PRODUCT SUPPLY AGREEMENT BY AND BETWEEN TAMINCO, INC AND CHEMTURA CORPORATION	529	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	01-Sep-08		$0.00
TAMINCO, INC	TAMINCO INC 3350 RIVERWOOD PKWY STE 1900 ATLANTA, GA 30339	PRODUCT SUPPLY AGREEMENT	2062	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	01-Sep-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TAMINCO, INC	TAMINCO INC ATTENTION JEAN MICHEL DENIS 3350 RIVERWOOD PKWY STE 1900 ATLANTA, GA 30339 USA	PRODUCT SUPPLY AGREEMENT BY AND BETWEEN TAMINCO, INC. AND CHEMTURA CORPORATION	536	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	01-Sep-08		$0.00
TAMINCO, INC	TAMINCO CORPORATION 1950 LAKE PARK DR SMYRNA, GA 30080	AMENDMENT NO 1 TO THE THIRAM TASK FORCE AGREEMENT	12064	CHEMTURA CORPORATION	RESEARCH	01-Jun-06		$0.00
TAMINCO, INC	TAMINCO NV PANTSERSHIPSTRAAT 207 GENT, B 900 BELGIUM	THRAM DATA AGREEMENT	480	CHEMTURA CORPORATION	SALES			$0.00
TAMINCO, INC	TAMINICO INC ATTN VICE PRESIDENT OF LIFESCIENCE PANTSERSCHIPSTRAAT 207 9000 GHENT, BELGIUM	DATA SHARING AGREEMENT 15 (THIRAM - FLEXSYS FOR TAMINCO CHEMTURA STUDIES AUG 07): THIRAM TASK FORCE ACCES AGREEMENT	527	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	24-Aug-07		$0.00
TAMINCO, INC	TAMINCO NV PANTSERSCHIPSTRAAT 207 B 9000 GENT, BELGIUM	THIRAM DATA AGREEMENT	26804	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	06-Jun-06		$0.00
TAMINCO, INC	TAMINICO INC PANTSERSCHIPSTRAAT 207 9000 GHENT, BELGIUM	DATA SHARING AGREEMENT 9 (THIRAM - TAMINCO STUDY MAR 06): THIRAM DATA AGREEMENT	530	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	07-Nov-05		$0.00
TAMINCO, INC	TAMINCO NV PANTSERSCHIPSTRAAT 207 B 9000 GENT, BELGIUM	THIRAM DATA AGREEMENT	26805	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	16-Jan-06		$0.00
TAMINCO, INC	TAMINCO NV PANTSERSCHIPSTRAAT 207 B 9000 GENT, BELGIUM	THIRAM DATA AGREEMENT	26806	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	20-Mar-08		$0.00
TANGOE	TANGOE INC 35 EXECUTIVE BLVD ORANGE, CT 06749 USA	MASTER SERVICES AGREEMENT	1631	CHEMTURA CORPORATION	SERVICES	01-Jan-08		$29.90
TARGA LOUISIANA FIELD SVC LLC	TARGA LOUISIANA FIELD SERVICES LLC STACY E. DUKE 3700 BUFFALO SPDWY HOUSTON, TX 77098	NATURAL GAS SUPPLY AGREEMENT (AMENDMENT)	3026	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	22-Apr-09		$0.00
TARGA LOUISIANA FIELD SVC LLC	TARGA LOUISIANA FIELD SERVICES LLC ATTN LISA YARBROUGH 3700 BUFFALO SPDWY HOUSTON, TX 77098-3700 USA	AMENDMENT TO NATURAL GAS SUPPLY AGREEMENT WITH ORIGINAL AGREEMENT ATTACHED	2063	CHEMTURA CORPORATION	PURCHASE (UTILITIES)	01-Feb-09		$0.00
TATA CHEMICALS LIMITED	TATA CHEMICALS LIMITED LEELA BUSINESS PARK ANDHERI KURLA ROAD ANDHERI E MUMBAI, 400 059 INDIA	CONFIDENTALITY LETTER AGREEMENT	789	CHEMTURA CORPORATION	CONFIDENTIALITY	05-Jul-07		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TATA CHEMICALS LIMITED	TATA CHEMICALS LIMITED LEELA BUSINESS PARK ANDHERI KURLA ROAD ANDHERI E MUMBAI, 400 059 INDIA	AMENDMENT TO CONFIDENTIALITY LETTER AGREEMENT	790	CHEMTURA CORPORATION	CONFIDENTIALITY	31-Dec-07		$0.00
TAX PARTNERS LLC	TAX PARTNERS LLC ATTN LEGAL 15 PHILLIPS RD BANGOR, ME 04401-1000 USA	AGREEMENT FOR SALES & USE TAX COMPLIANCE SERVICE	4658	CHEMTURA CORPORATION	SERVICES	11-Dec-06		$0.00
TDC LLC	TDC LLC 3000 WESLAYAN STE 210 HOUSTON, TX 77027 USA	AGREEMENT	731	GREAT LAKES CHEMICAL CORPORATION	PURCHASE (RAW MATERIALS)	01-Oct-07		$4,439.26
TDC LLC	TDC LLC STEVE NATHANSON 1916 FARMERVILLE HWY RUSTON, LA 71270	REFINING SERVICES AGREEMENT	730	GREAT LAKES CHEMICAL CORPORATION	SERVICES	01-Oct-07		$0.00
TEAMSTERS LOCAL 102	TEAMSTERS LOCAL 102 446 MORRIS AVENUE, SPRINGFIELD, 7081	UNION AGREEMENT OF [BLANK] BETWEEN HATCO CORPORATION AND TEAMSTERS LOCAL 102	21146	CHEMTURA CORPORATION	M&A - LABOR	01-Jun-06		$0.00
TEAMSTERS UNION LOCAL NO. 102 AFFILIATED WITH THE INTERNATIONAL BROTHERHOOD	TEAMSTERS UNION LOCAL NO. 102 AFFILIATED WITH THE INTERNATIONAL BROTHERHOOD 446 MORRIS AVENUE, SPRINGFIELD, 07081		37001	CHEMTURA	LABOR (UNION)			$0.00
TECHNIDATA AG	TECHNIDATA AG HAUPTSITZ DORNIERSTRABE 3 MARKDORF, 88677 GERMANY	3RD REMINDER	2529	GREAT LAKES CHEMICAL CORPORATION	SERVICES			$313.56
TECHNIDATA AMERICA LLC	TECHNIDATA AMERICA LLC 2751 CENTERVILLE RD STE 110 WILMINGTON, DE 19808 USA	PURCHASE ORDER	1649	CHEMTURA CORPORATION	SOFTWARE LICENSE			$0.00
TECHNIDATA AMERICA LLC	TECHNIDATA AMERICA LLC ATTN PRESIDENT AND CHIEF EXECUTIVE OFFICER 2751 CENTERVILLE RD STE 110 WILMINGTON, DE 19808 USA	TECHNIDATA AMERICA SOFTWARE MAINTENANCE AGREEMENT	2522	CHEMTURA CORPORATION	SERVICES		APPROVED 7/29/2010	$0.00
TECHNIDATA AMERICA LLC	TECHNIDATA AMERICA LLC LITTLE FALLS TWO 2751 CENTERVILLE RD STE 110 WILMINGTON, DE 19806 USA	SOFTWARE LICENSE AGREEMENT ADDENDUM 2 DATED DECEMBER 28, 2006	1643	CHEMTURA CORPORATION	SOFTWARE LICENSE		APPROVED 7/29/2010	$0.00
TECHNIDATA AMERICA LLC	TECHNIDATA AMERICA LLC LITTLE FALLS TWO 2751 CENTERVILLE RD STE 110 WILMINGTON, DE 19806 USA	SOFTWARE LICENSE AGREEMENT ADDENDUM 3NA_MAINT DATED DECEMBER 28, 2006	1645	CHEMTURA CORPORATION	SOFTWARE LICENSE		APPROVED 7/29/2010	$0.00
TECHNO PUMA SRL	TECHNO PUMA SRL VIA 11 STRADA 5 3026 CONSELVE PADOVA, ITALY	JOINT COOPERATION AGREEMENT BETWEEN CHEMTURA CORPORATION AND TECHNICAL PUMA SRL	1219	CHEMTURA CORPORATION	JOINT DEVELOPMENT	15-Apr-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TEIJIN CHEMICALS LTD	TEIJIN CHEMICALS LTD ATTN YASUHIRO HAYAKAWA TOKYO, JAPAN	TOLL MANUFACTURING AGREEMENT	26875	GREAT LAKES CHEMICAL CORPORATION	TOLL MANUFACTURING	01-Aug-99		$0.00
TEIJIN CHEMICALS LTD	TEIJIN CHEMICALS LTD ATTN YASUHIRO HAYAKAWA TOKYO, JAPAN	TOLL MANUFACTURING AGREEMENT	796	GREAT LAKES CHEMICAL CORPORATION	TOLL MANUFACTURING	01-Aug-99		$0.00
TEK SYSTEMS INC	TEK SYSTEMS INC TIM SALSBURY 100 BRIDGEPORT AVE SHELTON, CT 06484	STAFFING SERVICES AGREEMENT	1402	CHEMTURA CORPORATION	SERVICES			$0.00
TELEPERFORMANCE	TELEPERFORMANCE CRYSTAL PALACE RUE DE LA BORNE 14 PAALSTRAAT BRUSSELS, 1080 BELGIUM	MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT	2586	CHEMTURA CORPORATION	CONFIDENTIALITY	31-Jul-07		$0.00
TENNESSEE FARMERS COOPERATIVE	TENNESSEE FARMERS COOP ATTN LEGAL 180 OLD NASHVILLE HWY LAVEERGNE, TN 37086-1983 USA	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	537	CHEMTURA CORPORATION	DISTRIBUTION	05-Jun-05		$333.52
TERMINAL WAREHOUSE INC	TERMINAL WAREHOUSE INC 1779 MARVO DR PO BOX 7607 AKRON, OH 44306-007	WAREHOUSE AGREEMENT WITH ADDENDUMS AND AMENDMENTS	26876	CHEMTURA CORPORATION	WAREHOUSING	30-Jun-08		$0.00
TERMINAL WAREHOUSE INC	TERMINAL WAREHOUSE INC 1779 MARVO DR PO BOX 7607 AKRON, OH 44306-007	WAREHOUSING SERVICE AGREEMENT FOR SOUTHEAST DC	2064	CHEMTURA CORPORATION	WAREHOUSING			$0.00
TESSENDERLO DAVIDSON COMPANIES LLC	TESSENDERLO DAVIDSON COMPANIES LLC ATTN GRAY HIPP 1916 FARMERVILLE HWY RUSTON, LA 71270	TECHNOLOGY LICENSING AGREEMENT	793	GREAT LAKES CHEMICAL CORPORATION	TECHNOLOGY LICENSE	17-Dec-06		$0.00
TETRA TECH EC, INC	TETRA TECH FW INC LEE HAYMON DEPT 1644 DENVER, CO 80291-1644	CONTRACT	26881	CHEMTURA CORPORATION	CONSULTING	09-Mar-09		$4,296.98
TETRA TECH EC, INC	TETRA TECH EC INC ATTN LEE F HAYMON PG 1000 THE AMERICAN RD MORRIS PLAINS, NJ 07950 USA	ENVIRONMENTAL CONSULTING AGREEMENT	2518	CHEMTURA CORPORATION	CONSULTING	26-Feb-09		$0.00
TETRA TECH EC, INC	TETRA TECH EC INC LEE HAYMON 1000 THE AMERICAN RD MORRIS PLAINS, NJ 07950	REVISED PROPOSAL FOR CONSOLIDATED ENVIRONMENTAL SERVICES 2009/2010	2408	CHEMTURA CORPORATION	CONSULTING			$0.00
TETRA TECH EC, INC	TETRA TECH EC INC LEE HAYMON 1000 THE AMERICAN RD MORRIS PLAINS, NJ 07950	SAP OUTLINE AGREEMENT REQUEST FORM SUPPLIES & SERVICES	26880	CHEMTURA CORPORATION	CONSULTING	01-Mar-09		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TETRA TECH EC, INC	TETRA TECH FW INC LEE HAYMON 1000 THE AMERICAN RD MORRIS PLAINS, NJ 07950	PURCHASE ORDER	2409	CHEMTURA CORPORATION	CONSULTING	21-Jul-04		$0.00
TETRA TECH EC, INC	TETRA TECH FW INC LEE HAYMON DEPT 1644 DENVER, CO 80291-1644	VALUE CONTRACT	2411	CHEMTURA CORPORATION	CONSULTING	01-Sep-08		$0.00
TETRA TECH EC, INC	TETRA TECH FW INC LEE HAYMON 1000 THE AMERICAN RD MORRIS PLAINS, NJ 07950	PROPOSAL FOR BIENNIAL CERTIFICATION MONITORING REPORT	2412	CHEMTURA CORPORATION	CONSULTING			$0.00
TETRA TECH EC, INC	TETRA TECH EC INC LEE HAYMON 1000 THE AMERICAN RD MORRIS PLAINS, NJ 07950	SAP OUTLINE AGREEMENT REQUEST FORM SUPPLIES & SERVICES	2413	CHEMTURA CORPORATION	CONSULTING	01-Sep-08		$0.00
TETRA TECH EC, INC	TETRA TECH FW INC LEE HAYMON DEPT 1644 DENVER, CO 80291-1644	CONTRACT	2410	CHEMTURA CORPORATION	SALES	09-Mar-09		$0.00
TETRA TECHNOLOGIES	TETRA TECHNOLOGIES, INC RAY SYMENS 25025 INTERSTATE 45 NORTH STE 600 THE WOODLANDS, TX 77380 USA	PURCHASE AND SALE AGREEMENT	732	GREAT LAKES CHEMICAL CORPORATION	REAL ESTATE - SALE			$0.00
TEXMA CHEMICALS LTD	TEXMA CHEMICALS LTD 90 AVSHALOM GISSIN ST POB 10288 K ARIE PETAH TIQWA, 49002 ISRAEL	DISTRIBUTION AGREEMENT	12176	CHEMTURA CORPORATION	DISTRIBUTION	10-Dec-99		$0.00
TEXSUN SWIMMING POOLS AND SPA	TEXSUN SWIMMING POOLS AND SPA TOM STEINBACHER 7622 LOUETTA RD SPING, TX 77379 USA	LETTER AGREEMENT	305	BIO-LAB, INC.	SALES	18-Mar-09		$0.00
THE AARON DIAMOND AIDS RESEARCH CENTER FOR THE CITY OF NEW YORK INC	THE AARON DIAMOND AIDS RESEARCH CENTER FOR THE CITY OF NEW YORK INC CHIEF OPERATING OFFICER 455 FIRST AVE NEW YORK, NY	CHARITABLE CONTRIBUTION AGREEMENT AND CONVEYANCE OF RIGHTS CROMPTON CORPORATION AND THE AARON DIAMOND AIDS RESEARCH CENTER FOR THE CITY OF NEW YORK, INC.	11927	CHEMTURA CORPORATION	PATENT LICENSE	15-Jun-01		$0.00
THE ASSOCIATION OF POOL AND SPA PROFESSIONALS	THE ASSOCIATION OF POOL AND SPA PROFESSIONALS ATTN LEGAL 2111 EISENHOWER AVE STE 500 ALEXANDRIA, VA 22314-4695 USA	IP AGREEMENTS	241	BIO-LAB, INC.	TECHNOLOGY LICENSE	23-May-08		$34,475.77
THE BCCM SELLERS	THE BCCM SELLERS,	MERGER AND UNIT PURCHASE AGREEMENT	12539	CHEMTURA CORPORATION	JOINT VENTURE	30-Oct-06		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
THE BIRMINGHAM FIRE INSURANCE CO OF PA	THE BIRMINGHAM FIRE INSURANCE CO OF PA 70 PINE STREET NY, NY 10270 US	WC POL # WC9055340; 5/1/81-82 (VA)	20912	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE BIRMINGHAM FIRE INSURANCE CO OF PA	THE BIRMINGHAM FIRE INSURANCE CO OF PA 70 PINE STREET NY, NY 10270 US	WC POL # WC9554341; 5/1/82-83 (VA)	20913	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE BIRMINGHAM FIRE INSURANCE CO. OF PA	THE BIRMINGHAM FIRE INSURANCE CO. OF PA 70 PINE STREET NY, NY 10270	INSURANCE POLICY - POLICY NUMBER WC9554341	40563	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE BIRMINGHAM FIRE INSURANCE CO. OF PA	THE BIRMINGHAM FIRE INSURANCE CO. OF PA 70 PINE STREET NY, NY 10270	INSURANCE POLICY - POLICY NUMBER WC9055340	40562	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE BIRMINGHAM FIRE INSURANCE COMPANY OF PENNSYLVANIA	THE BIRMINGHAM FIRE INSURANCE COMPANY OF PENNSYLVANIA 70 PINE STREET NY, NY 10270	INSURANCE POLICY - POLICY NUMBER 117-44-27	40565	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE BIRMINGHAM FIRE INSURANCE COMPANY OF PENNSYLVANIA	THE BIRMINGHAM FIRE INSURANCE COMPANY OF PENNSYLVANIA 70 PINE STREET NY, NY 10270	INSURANCE POLICY - POLICY NUMBER 112-54-78	40564	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE BIRMINGHAM FIRE INSURANCE COMPANY OF PENNSYLVANIA	THE BIRMINGHAM FIRE INSURANCE COMPANY OF PENNSYLVANIA 70 PINE STREET NY, NY 10270 US	WC POL# 112-54-78; 5/1/85-5/1/86	20914	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE BIRMINGHAM FIRE INSURANCE COMPANY OF PENNSYLVANIA	THE BIRMINGHAM FIRE INSURANCE COMPANY OF PENNSYLVANIA 70 PINE STREET NY, NY 10270 US	WC POL# 117-44-27; 5/1/84-5/1/85	20915	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE BUREAU OF NATIONAL AFFAIRS INC	THE BUREAU OF NATIONAL AFFAIRS INC 1801 S BELL ST ARLINGTON, VA 22202 USA	CONTRACT FOR FIRM ORDER	11576	CHEMTURA CORPORATION	SERVICES			$0.00
THE CARRYHOLDER’S AGENT	THE CARRYHOLDER’S AGENT,	MERGER AND UNIT PURCHASE AGREEMENT	12540	CHEMTURA CORPORATION	JOINT VENTURE	30-Oct-06		$0.00
THE CARRYHOLDER’S AGENT	THE CARRYHOLDER’S AGENT,	MERGER AND UNIT PURCHASE AGREEMENT	3251	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
THE COPYRIGHT LICENSING AGENCY LIMITED	THE COPYRIGHT LICENSING AGENCY LIMITED SAFFRON HOUSE 6-10 KIRBY ST LONDON, ENGLAND EC1N8TS	LETTER FROM THE COPYRIGHT LICENSING AGENCY	1735	CHEMTURA CORPORATION	COPYRIGHT	01-Apr-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
THE DIALOG CORPORATION	THE DIALOG CORPORATION ATTN CUSTOMER ADMINISTRATION 11000 REGENCY PKWY STE 10 CARY, NC 27511	ORGANIZATION NAME CHANGE/ SEPARATE BILLING FORM SERVICE AGREEMENT	2626	CHEMTURA CORPORATION	SERVICES	25-May-01		$0.00
THE DUNE/GOWAN COMPANY	THE DUNE COMPANY ATTN LEGAL 10638 S AVE 7 E YUMA, AZ 85365 USA	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	538	CHEMTURA CORPORATION	DISTRIBUTION	16-Feb-05		$0.00
THE GOVERNMENT OF DUBAI	THE GOVERNMENT OF DUBAI JEBEL ALI FREE ZONE AUTHORITY PO BOX 17000 DUBAI, UNITED ARAB EMIRATES	PERSONNEL SECONDMENT AGREEMENT MADE BETWEEN THE GOVERNMENT OF DUBAI AND GULF STABILIZERS INDUSTRIES SALES FZCO	96	GREAT LAKES CHEMICAL CORPORATION	SERVICES			$0.00
THE HARTFORD	THE HARTFORD C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER HARTFORD INSURANCE POLICY NUMBERS: 83CA57100E; 83HUA57100; 83CA57101E; 83HUA57101; 83C57102E; 83HUA57102; 83CA57107E; 83HUA57110	40568	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE HARTFORD	THE HARTFORD C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER HARTFORD INS. POLICY NUMBERS: 10 XS 102334	40566	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE HARTFORD	THE HARTFORD C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER HARTFORD INS. POLICY NUMBERS: 10 XS 100806; 10 XS 100960; 10 XS 102334 TWIN CITY FIRE POLICY NUMBER: TXS 102589	40569	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE HARTFORD	THE HARTFORD C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER HARTFORD INSURANCE POLICY NUMBERS: 83CA57100E; 83HUA57100; 83CA57101E; 83HUA57101; 83C57102E; 83HUA57102; 83CA57107E; 83HUA57110	40567	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE HARTFORD	THE HARTFORD C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 929803; 929904; 929977	40572	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
THE HARTFORD	THE HARTFORD C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 929803 929904 929977	40571	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE HARTFORD	THE HARTFORD C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER	40570	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE HARTFORD	THE HARTFORD C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 929803; 929904; 929977	42142	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
THE HARTFORD	THE HARTFORD C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 929803 929904 929977	42141	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
THE HODSON CORPORATION	THE HODSON CORPORATION ATTENTION WILLIAM C MCALAINE PRESIDENT 5301 W 66TH ST CHICAGO, IL 60638 USA	AGREEMENT AND PLAN OF MERGER AMONG ANDERSON OIL & CHEMICAL COMPANY, INC., RICHARDSON ENTERPRISES, INC., WITCO CORPORATION, EDWARD L. MCMILLAN, JR. AND WILLIAM C. MCLAINE	12847	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	30-Nov-87		$0.00
THE HOME DEPOT	THE HOME DEPOT PO BOX 7247-7491 PHILADELPHIA, PA 19170-7491 USA	USA REBATE AGREE, EMT	11905	HOMECARE LABS, INC.	SALES	29-Dec-08		$0.00
THE HOME DEPOT	THE HOME DEPOT AARON BONHAM PO BOX 7247-7491 PHILADELPHIA, PA 19170-7491	USA MARKETING AGREEMENT	26894	HOMECARE LABS, INC.	SALES	28-Dec-08		$0.00
THE HOME DEPOT	THE HOME DEPOT AARON BONHAM PO BOX 7247-7491 PHILADELPHIA, PA 19170-7491	USA REBATE AGREEMENT	209	HOMECARE LABS, INC.	SALES	29-Dec-08		$0.00
THE HOME DEPOT	THE HOME DEPOT LINDA PREIT PO BOX 7247 7491 PHILADELPHIA, PA 19170	USA DOMESTIC STANDARD IN STORE SERVICE	309	HOMECARE LABS, INC.	SALES	08-Aug-05		$0.00
THE HOME INDEMNITY COMPANY	THE HOME INDEMNITY COMPANY 59 MAIDEN LANE NEW YORK, NY 10038	INSURANCE POLICY - POLICY NUMBER WC-9 49 89 02	40573	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE HOME INDEMNITY COMPANY	THE HOME INDEMNITY COMPANY 59 MAIDEN LANE NEW YORK, NY 10038 US	WC POL#WC-9 18 17 23; 7/1/76-77	20916	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE HOME INDEMNITY COMPANY	THE HOME INDEMNITY COMPANY 59 MAIDEN LANE NEW YORK, NY 10038 US	WC POL#WC-9 49 89 02; 7/1/77-78	20917	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
THE HOME INDEMNITY COMPANY	THE HOME INDEMNITY COMPANY 59 MAIDEN LANE NEW YORK, NY 10038	INSURANCE POLICY - POLICY NUMBER WC-9 18 17 23	40574	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE INDUSTRIAL CREDIT AND INVESTMENT CORPORATION OF INDIA LIMITED (LEAD INSTITUTION)	THE INDUSTRIAL CREDIT AND INVESTMENT CORPORATION OF INDIA LIMITED (LEAD INSTITUTION) ICICI TOWERS, NORTH TOWER, 5TH FLOOR, BANDRA-KURLA COMPLEX, BANDRA EAST MUMBAI, MAHARASHTRA INDIA	LOAN AGREEMENTS	12518	CHEMTURA CORPORATION	JV - BANK/CREDIT			$0.00
THE INSURANCE COMPANY OF STATE OF PENNSYLVANIA	THE INSURANCE COMPANY OF STATE OF PENNSYLVANIA 70 PINE ST. NEW YORK, NY 10270 USA	POLICY NO.80-5881735 EFFECTIVE DATE 5/1/2001 TO 5/1/2002	20564	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
THE INSURANCE COMPANY OF STATE OF PENNSYLVANIA	THE INSURANCE COMPANY OF STATE OF PENNSYLVANIA AIG WORLDSOURCE, ATTN: FOREIGN CLAIMS DEPARTMENT, 8144 WALNUT HILL LANE DALLAS, TX 75231 USA	POLICY NO.80-5881735 EFFECTIVE DATE 5/1/2001 TO 5/1/2002	20565	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
THE INSURANCE COMPANY OF STATE OF PENNSYLVANIA	THE INSURANCE COMPANY OF STATE OF PENNSYLVANIA AIG WORLDSOURCE, ATTN: FOREIGN CLAIMS DEPARTMENT, 8144 WALNUT HILL LANE DALLAS, TX 75231 USA	POLICY NO.83-57446 EFFECTIVE DATE 5/1/2001 TO 5/1/2002	20566	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
THE INSURANCE COMPANY OF STATE OF PENNSYLVANIA	THE INSURANCE COMPANY OF STATE OF PENNSYLVANIA 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER 83-57446	42146	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
THE INSURANCE COMPANY OF STATE OF PENNSYLVANIA	THE INSURANCE COMPANY OF STATE OF PENNSYLVANIA 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER 80-5881735	42145	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
THE INSURANCE COMPANY OF STATE OF PENNSYLVANIA	THE INSURANCE COMPANY OF STATE OF PENNSYLVANIA 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER 83-57446	42144	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
THE INSURANCE COMPANY OF STATE OF PENNSYLVANIA	THE INSURANCE COMPANY OF STATE OF PENNSYLVANIA 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER 80-5881735	42143	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER RMWC 116-31-35	40578	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER RMWC123-70-98	40577	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	THE INSURANCE COMPANY OF STATE OF PENNSYLVANIA 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER 83-57446	40576	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	THE INSURANCE COMPANY OF STATE OF PENNSYLVANIA 175 WATER STREET NEW YORK, N Y 10038 U S	INSURANCE POLICY - POLICY NUMBER 80-5881735	40575	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL # RMWC 116-31-35; 10/30/97-98	13106	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL # RMWC123-70-98; 10/30/97-98	13107	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWC017-05-90;10/30/94-95	13108	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA 70 PINE STREET NEW YORK, NY 10270 US	WC/EL POL #RMWC1361545;10/30/95-96	13109	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE LUBRIZOL CORPORATION	THE LUBRIZOL CORPORATION ATTN PRESIDENT 29400 LAKELAND BLVD WICKLIFFE, OH 44092	SECRECY AGREEMENT BETWEEN THE LUBRIZOL CORPORATION AND CHEMTURA CORPORATION DATED 02/06/2009: LUBRIZOL NO 13957	974	CHEMTURA CORPORATION	CONFIDENTIALITY	06-Feb-09		$0.00
THE LUBRIZOL CORPORATION	THE LUBRIZOL CORPORATION 29400 LAKELAND BLVD WICKLIFFE, OH 44092	SALES AGREEMENT	985	CHEMTURA CORPORATION	SALES	01-Jan-08		$0.00
THE LUBRIZOL CORPORATION	THE LUBRIZOL CORPORATION 29400 LAKELAND BLVD WICKLIFFE, OH 44092	SALES AGREEMENT	26896	CHEMTURA CORPORATION	SALES	01-Jan-08		$0.00
THE LYMAN GROUP INC	THE LYMAN GROUP INC ATTN LEGAL TWO UNION SQ 601 UNION ST STE 4315 SEATTLE, WA 98101 USA	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	539	CHEMTURA CORPORATION	DISTRIBUTION	05-Jun-05		$0.00
THE MANAGEMENT MEMBERS OF DAVIS-STANDARD LLC	THE MANAGEMENT MEMBERS OF DAVIS-STANDARD LLC STANDARD, LLC C/O ADLER, POLLACK & SHEEHAN P.C. ATTN: JOHN F. CORRIGAN, ESQ. ONE CITIZENS PLAZA, 8TH FL. PROVIDENCE RI, 2903 1345	MERGER AND UNIT PURCHASE AGREEMENT	3252	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
THE MANAGEMENT MEMBERS OF DAVIS-STANDARD, LLC	THE MANAGEMENT MEMBERS OF DAVIS-STANDARD, LLC C/O ADLER, POLLACK & SHEEHAN P.C. ATTN: JOHN F. CORRIGAN, ESQ. ONE CITIZENS PLAZA, 8TH FL. PROVIDENCE, RI 02903-1345 UNITED STATES	MERGER AND UNIT PURCHASE AGREEMENT	12541	CHEMTURA CORPORATION	JOINT VENTURE	30-Oct-06		$0.00
THE MERMBERS OF THE OUTDOOR RESIDENTIAL EXPOSURE TASK FORCE AND THE MEMBER OF THE AGRICULTURAL RE-ENTRY TASK FORCE	THE MERMBERS OF THE OUTDOOR RESIDENTIAL EXPOSURE TASK FORCE AND THE MEMBER OF THE AGRICULTURAL RE-ENTRY TASK FORCE ENTRY TASK FORCE,	COOPERATION AGREEMENT AMONG THE MEMBERS OF THE OUTDOOR RESIDENTIAL EXPOSURE TASK FORCE AND THE MEMBERS OF THE AGRICULTURAL RE-ENTRY TASK FORCE	319	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)	22-Jul-94		$0.00
THE MERMBERS OF THE OUTDOOR RESIDENTIAL EXPOSURE TASK FORCE AND THE MEMBER OF THE AGRICULTURAL RE-ENTRY TASK FORCE	ORTF AND ARTF,	COOPERATION AGREEMENT	2956	UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)	ENVIRONMENTAL (NON-REACH)			$0.00
THE MEYER FAMILY	THE MEYER FAMILY,	JV ENTITY AGREEMENT FORMING ANDEROL ITALIA SRL	12542	CHEMTURA CORPORATION	JOINT VENTURE	31-Jul-08		$0.00
THE NORTHERN TRUST COMPANY	THE NORTHERN TRUST COMPANY ATTN LEGAL 50 S LASALLE ST CHICAGO, IL 60603 USA	CHEMTURA CORPORATION MASTER TRUST AGREEMENT BETWEEN THE CHEMTURA CORPORATION AND THE NORTHERN TRUST COMPANY	2148	CHEMTURA CORPORATION	BENEFITS	02-Jan-07		$0.00
THE PASSAIC VALLEY SEWER COMMISSIONERS	THE PASSAIC VALLEY SEWER COMMISSIONERS ANGELA DEES 600 WILSON AVE NEWARK, NJ 07105 USA	AGREEMENT	2469	CROMPTON COLORS INCORPORATED	SEVERANCE	01-Jan-09		$0.00
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA VP GROUP INSURANCE ACCOUNT MANAGEMENT 80 LIVINGSTION AVE ROSELAND, NJ 07068-1733	ABSENCE MANAGEMENT SERVICES AGREEMENT NO. 46765	1392	CHEMTURA CORPORATION	BENEFITS	01-Jan-09		$0.00
THE QUALITY GROUP	THE QUALITY GROUP ROB STEWART 5825 GLENRIDGE DR STE 3-101 ATLANTA, GA 30328 USA	E-LEARNING SOFTWARE LICENSE AND SERVICE AGREEMENT	4779	CHEMTURA CORPORATION	SOFTWARE LICENSE	19-May-05		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
THE RECEIVABLE MANAGEMENT SERVICES CORP	THE RECEIVABLE MANAGEMENT SERVICES CORP DARREL HEWSON 240 EMERY ST BETHLEHEM, PA 18015 USA	MASTER SERVICES AGREEMENT	2183	CHEMTURA CORPORATION	SERVICES	01-Jan-09		$0.00
THE RECEIVABLE MANAGEMENT SERVICES CORP	THE RECEIVABLE MANAGEMENT SERVICES CORP DARREL HEWSON 240 EMERY ST BETHLEHEM, PA 18015 USA	RECEIVABLE MANAGEMENT OUTSOURCING PROPOSAL	2184	CHEMTURA CORPORATION	SERVICES	01-Nov-06		$0.00
THE SHAREHOLDERS OF BCCM HOLDINGS INC	THE SHAREHOLDERS OF BCCM HOLDINGS INC,	MERGER AND UNIT PURCHASE AGREEMENT	3253	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
THE SIAM COMMERCIAL BANK, PLC	THE SIAM COMMERCIAL BANK, PLC 9 RUTCHADAPISEK RD JATUJAK BANGKOK, 10900 THAILAND	GUARANTEE	12484	CHEMTURA CORPORATION	JV - INDEMNIFICATION			$0.00
THE ST PAUL TRAVELERS COMPANIES INC	THE ST PAUL TRAVELERS COMPANIES INC ONE TOWER SQUARE 2GSA HARTFORD, CT 06183 USA	FIDUCIARY LIABILITY POLICY	2188	CHEMTURA CORPORATION	INSURANCE POLICY	28-Feb-09		$0.00
THE ST PAUL TRAVELERS COMPANIES INC	THE ST PAUL TRAVELERS COMPANIES INC ONE TOWER SQUARE 2GSA HARTFORD, CT 06183 USA	EXCESS POLICY DECLARATIONS PAGE	2192	CHEMTURA CORPORATION	INSURANCE POLICY	15-Oct-08		$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL6530999	40580	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL2683210	40586	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL4146103	40585	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL4145364	40584	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL4031249	40583	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL2995352	40581	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX 3005958	40579	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL7708592	40582	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL7708592	42149	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL4031249	42150	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL2683210	42160	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL4146103	42159	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL4145364	42158	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL4031249	42157	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL7708592	42156	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL2995352	42155	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL6530999	42154	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL6530999	42153	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL4146103	42152	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL4145364	42151	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY ONE TOWER SQUARE, 7FP HARTFORD, CT 06183-6016 USA	POLICY NO. RNSL4031249 EFFECTIVE DATE 6/30/1968 TO 6/30/1969	20637	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY ONE TOWER SQUARE, 7FP HARTFORD, CT 06183-6016 USA	POLICY NO. RNSL4145364 EFFECTIVE DATE 6/30/1969 TO 6/30/1970	20638	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY ONE TOWER SQUARE, 7FP HARTFORD, CT 06183-6016 USA	POLICY NO. RNSL4146103 EFFECTIVE DATE 6/30/1970 TO 6/30/1971	20639	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY ONE TOWER SQUARE, 7FP HARTFORD, CT 06183-6016 USA	POLICY NO. RNSL6530999 EFFECTIVE DATE 6/24/1971 TO 6/24/1972	20640	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY ONE TOWER SQUARE, 7FP HARTFORD, CT 06183-6016 USA	POLICY NO. RNSL7708592 EFFECTIVE DATE 6/30/1967 TO 6/30/1968	20641	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY ONE TOWER SQUARE, 7FP HARTFORD, CT 06183-6016 USA	POLICY NO. RNSL2683210 EFFECTIVE DATE 6/30/1965 TO 6/30/1966	20635	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
THE TRAVELERS INDEMNITY COMPANY	THE TRAVELERS INDEMNITY COMPANY ONE TOWER SQUARE, 7FP HARTFORD, CT 06183-6016 USA	POLICY NO. RNSL2995352 EFFECTIVE DATE 6/30/1966 TO 6/30/1967	20636	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
THE TREMONT GROUP INC	THE TREMONT GROUP INC ATTN LEGAL 1000 NE ST WOODLAND, CA 95776 USA	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	541	CHEMTURA CORPORATION	DISTRIBUTION	01-Mar-06		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
THE UNITED STEEL PAPER & FORESTRY RUBBER MANUFACTURING ENERGY ALLIED INDUSTRIAL AND SERVICE WORKERS INTERNATIONAL UNION	THE UNITED STEEL PAPER & FORESTRY RUBBER MANUFACTURING ENERGY ALLIED INDUSTRIAL AND SERVICE WORKERS INTERNATIONAL UNION ATTN INTERNATIONAL PRESIDENT GERALD LEO W GERALD,	AGREEMENT BETWEEN CHEMTURA CORPORATION (MORGANTOWN FACILITY) AND THE UNITED STEEL PAPER AND FORESTRY MANUFACTURING ENERGY ALLIED INDUSTRIAL AND SERVICE WORKERS INTERNATIONAL UNION ON BEHALF OF ITS LOCAL NO. 1-08	11880	CHEMTURA CORPORATION	EMPLOYMENT	02-Oct-07		$0.00
THE UNIVERSITY OF SOUTHER MISSISSIPPI RESEARCH FOUNDATION	THE UNIVERSITY OF SOUTHER MISSISSIPPI RESEARCH FOUNDATION 118 COLLEGE DR HATTIESBURG, MS 39406 USA	RESEARCH AGREEMENT BETWEEN CHEMTURA CORPORATION AND THE UNIVERSITY OF SOUTHERN MISSISSIPPI RESEARCH FOUNDATION	714	CHEMTURA CORPORATION	RESEARCH	01-Oct-08		$0.00
THERM A COR CONSULTING INC	THERM A COR CONSULTING INC 418 PAWLINGS RD PHEONIXVILLE, PA 19460 USA	AMENDMENT OF CONSULTING AGREEMENT	2009	CHEMTURA CORPORATION	CONSULTING	01-Jul-07		$0.00
THERMO ELECTRON NORTH AMERICA LLC	THERMO ELECTRON NORTH AMERICA LLC 1400 NORTHPOINT PKWY STE 50 WEST PALM BEACH, FL 33407-1976	SUPPORT PLAN QUOTATION	12096	GREAT LAKES CHEMICAL CORPORATION	SERVICES	20-Sep-08		$12,599.58
THERMO LABSYSTEMS, INC	THERMO LABSYSTEMS INC ATTN GENERAL COUNSEL 1601 CHERRY ST STE 1200 PHILADELPHIA, PA 19102	CONSULTING AGREEMENT BETWEEN CHEMTURA CORPORATION	1661	CHEMTURA CORPORATION	CONSULTING	23-Sep-08		$57,463.22
THERMO LABSYSTEMS, INC	THERMO LABSYSTEMS INC ATTN PRESIDENT 100 CUMMINGS CTR STE 407J BEVERLY, MA 01915	ADDENDUM TO MASTER AGREEMENT VERSION 2.02 DATED JANUARY 14, 1999	1662	CHEMTURA CORPORATION	SOFTWARE LICENSE	14-Jul-05		$0.00
THERMO LABSYSTEMS, INC	THERMO LABSYSTEMS INC ATTN CORPORATE COUNSEL 1604 CHERRY ST STE 1200 PHILADELPHIA, PA 19102	MASTER LICENSE AGREEMENT DATED JANUARY 2007	1664	CHEMTURA CORPORATION	SOFTWARE LICENSE			$0.00
THERMO LABSYSTEMS, INC	THERMO LABSYSTEMS INC ATTN PRESIDENT 100 CUMMINGS CTR STE 407J BEVERLY, MA 01915	MASTER AGREEMENT VERSION 2.02 DATED JANUARY 14, 1999	1663	UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)	SOFTWARE LICENSE	03-Feb-99		$0.00
THOMAS BELLANTI	REDACTED	SEPARATION AGREEMENT AND RELEASE	5285	GREAT LAKES CHEMICAL CORPORATION	SEVERANCE	18-Dec-08		REDACTED
THOMAS HINE LLP ATTORNEYS AT LAW	THOMAS HINE LLP ATTORNEYS AT LAW BARRY SHAINMAN ESQ 3900 KEY CTR 127 PUBLIC SQ CLEVELAND, OH 44114-1291	JOINT DEFENSE AGREEMENT	4667	CHEMTURA CORPORATION	JOINT DEFENSE			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
THOMAS P LEYDEN	REDACTED	LETTER RE PENSION PAYMENTS FOR THOMAS P LEYDEN	4769	CHEMTURA CORPORATION	PENSION	01-Jun-95		REDACTED
THOMSON FINANCIAL CORPORATE GROUP	THOMSON FINANCIAL ATTN LEGAL 6302 FAIRVIEW RD STE 500 CHARLOTTE, NC 28210 USA	THOMSON FINANCIAL CORPORATE GROUP ADDENDUM TO CLIENT AGREEMENT	2555	CHEMTURA CORPORATION	SERVICES	23-Nov-04		$682.26
THOMSON SCIENTIFIC INC	THOMSON SCIENTIFIC INC 901 WARRENVILLE RD STE 20 LISLE, IL 60532	THOMSON SCIENTIFIC INC DELPHION RESEARCH SITE SUBSCRIPTION AGREEMENT	2625	CHEMTURA CORPORATION	SERVICES	01-Feb-05		$0.00
THORDON BEARINGS	THORDON BEARINGS 3225 MAINWAY BURLINGTON, ON L7M 1A6 CANADA	SALES AGREEMENT	1228	CHEMTURA CORPORATION	SALES	01-Jul-08		$0.00
THORLEIF SANDVIK	REDACTED	LETTER RE THORLEIF SANDVIK PENSION SUPPLEMENT	11723	CHEMTURA CORPORATION	PENSION	01-Jan-89		REDACTED
TIDE INTERNATIONAL USA	TIDE INTERNATIONAL USA 21 HUBBLE IRVINE, CA 92618	PURCAHSE AGREEMENT	3004	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)			$0.00
TIDEGROUP	TIDEGROUP 7/F TOWER SOUTH ANNO DOMINI BUILDING 8 QIU SHI ROAD HANGZHOU, 310013 CHINA	PURCHASE AGREEMENT	26906	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)	29-Jul-08		$0.00
TIERRA SOLUTIONS INC	TIERRA SOLUTIONS, INC. ATTN: PRESIDENT 2 TOWER CENTER BLVD 10TH FLOOR EAST BRUNSWICK, NJ 8816 USA	DIAMOND SHAMROCK/DARTRON SITE AUGUST 2005 PRIVATE PARTY SETTLEMENT AGREEMENT	21318	CHEMTURA CORPORATION	SETTLEMENT			$0.00
TIERRA SOLUTIONS INC	TIERRA SOLUTIONS INC PAUL J DOUGLAS SITE COORDINATOR 10 WEST ERIE ST STE 207 PO BOX 1487 PAINESVILLE, OH 44077	SETTLEMENT AGREEMENT	4733	CHEMTURA CORPORATION	SETTLEMENT			$0.00
TIMBERTECH LIMITED (CLASS REPRESENTATIVE)	TIMBERTECH LIMITED (CLASS REPRESENTATIVE) KOHN, SWIFT & GRAF, P.C. ONE SOUTH BROAD SUITE 2100 PHILADELPHIA, PA 19107 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21085	CHEMTURA CORPORATION	SETTLEMENT			$0.00
TIMBERTECH LIMITED (CLASS REPRESENTATIVE)	TIMBERTECH LIMITED (CLASS REPRESENTATIVE) KAPLAN FOX & KILSHEIMER 805 THIRD AVENUE 22ND FLOOR NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21084	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TIMBERTECH LIMITED (CLASS REPRESENTATIVE)	TIMBERTECH LIMITED (CLASS REPRESENTATIVE) GOLD BENNETT CERA & SIDENER LLP 595 MARKET STREET SUITE 2300 SAN FRANCISCO, CA 94105 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21083	CHEMTURA CORPORATION	SETTLEMENT			$0.00
TIMBERTECH LIMITED (CLASS REPRESENTATIVE)	TIMBERTECH LIMITED (CLASS REPRESENTATIVE) COHEN MILSTEIN HAUSFELD & TOLL PLLC 150 EAST 52 STREET NEW YORK, NY 10022 USA	SETTLEMENT AGREEMENT AUG. 11, 2004	21082	CHEMTURA CORPORATION	SETTLEMENT			$0.00
TIMOTHY BRANDON	TIMOTHY BRANDON HR,	SEPARATION AGREEMENT AND RELEASE	5291	CHEMTURA CORPORATION	SEVERANCE	30-Jan-09		$0.00
TIMOTHY KIDMAN	REDACTED	LETTER RE: TERMINATION OF EMPLOYMENT FOR TIMOTHY KIDMAN	4696	CHEMTURA CORPORATION	NQ			REDACTED
TM DEER PARK SERVICES LIMITED PARTNERSHIP	TM DEER PARK SERVICES LIMITED PARTNERSHIP PO BOX 1914 2525 BATTLEGROUND RD DEER PARK, TX 77536	SERVICE AND PRICING AGREEMENT BETWEEN CHEMTURA AND TM DEER PARK SERVICES LIMITED PARTNERSHIP DATED 08/11/2006 RE: WASTE STREAM NO. 11607075	11868	CHEMTURA CORPORATION	SERVICES	11-Aug-06		$97,950.26
TOA CHEMICAL INDUSTRIES CO.	TOA CHEMICAL INDUSTRIES CO. BANGNA TRAD SAMUTPRAKARN, THAILAND	SERVICE AGREEMENT	12485	CHEMTURA CORPORATION	JV - SERVICES			$0.00
TOA CHEMICAL INDUSTRIES CO., LTD	TOA CHEMICAL INDUSTRIES CO., LTD ATTN MANAGING DIRECTOR MR PRAVIT TANGERAVAKOON 107 SOI SUKHUMVIT 63 EKAMAI SUKHUMVIT RD KLONGSTON SUBDISTRICT WATTANA DISTRICT BANGKOK, THAILAND	CROSS INDEMNITY	12488	CHEMTURA CORPORATION	JV - INDEMNIFICATION			$0.00
TOA CHEMICAL INDUSTRIES CO., LTD	TOA CHEMICAL INDUSTRIES CO., LTD ATTN MANAGING DIRECTOR MR PRAVIT TANGERAVAKOON 107 SOI SUKHUMVIT 63 EKAMAI SUKHUMVIT RD KLONGSTON SUBDISTRICT WATTANA DISTRICT BANGKOK, THAILAND	ESCROW AGREEMENT	12487	CHEMTURA CORPORATION	JV - PURCHASE (NON-RAW MATERIALS)			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TOA CHEMICAL INDUSTRIES CO., LTD	TOA CHEMICAL INDUSTRIES CO., LTD ATTN MANAGING DIRECTOR MR PRAVIT TANGERAVAKOON 107 SOI SUKHUMVIT 63 EKAMAI SUKHUMVIT RD KLONGSTON SUBDISTRICT WATTANA DISTRICT BANGKOK, THAILAND	MANAGEMENT AGREEMENT	12486	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
TOA CHEMICAL INDUSTRIES CO., LTD	TOA CHEMICAL INDUSTRIES CO., LTD ATTN MANAGING DIRECTOR MR PRAVIT TANGERAVAKOON 107 SOI SUKHUMVIT 63 EKAMAI SUKHUMVIT RD KLONGSTON SUBDISTRICT WATTANA DISTRICT BANGKOK, THAILAND	REVISED JOINT VENTURE AGREEMENT	12490	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
TOA CHEMICAL INDUSTRIES CO., LTD	TOA CHEMICAL INDUSTRIES CO., LTD ATTN MANAGING DIRECTOR MR PRAVIT TANGERAVAKOON 107 SOI SUKHUMVIT 63 EKAMAI SUKHUMVIT RD KLONGSTON SUBDISTRICT WATTANA DISTRICT BANGKOK, THAILAND	JOINT VENTURE AGREEMENT	12489	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
TOA UNI CHEMIICAL MANUFACTURING LTD.	TOA UNI CHEMIICAL MANUFACTURING LTD. ATTN MANAGING DIRECTOR MR CHAIWAT MONGKORNRAT 107 SOI SUKHUMVIT EKAMAI 5 N KLONGSTON SUBDISTRICT WATTANA DISTRICT BANGKOK, 10110 THAILAND	SERVICE AGREEMENT	12491	CHEMTURA CORPORATION	JV - SERVICES			$0.00
TOA-UNI CHEMICAL INDUSTRIES CO., LTD	TOA-UNI CHEMICAL INDUSTRIES CO., LTD MANAGING DIRECTOR / MR. PRAVIT TANGERAVAKOON 107 SOI SUKHUMVIT 63 (EKAMAI) SUKHUMVIT ROAD KLONGSTON SUBDISTRICT, WATTANA DISTRICT BANGKOK, THAILAND	AMENDED AND RESTATED JVA	12492	CHEMTURA CORPORATION	JOINT VENTURE			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TOA-UNI CHEMICAL MANUFACTURING LTD	TOA-UNI CHEMICAL MANUFACTURING LTD MANAGING DIRECTOR / MR. CHAIWAT MONGKORNRAT 107 SOI SUKHUMVIT (EKAMAI 5) NORTH KLONGSTON SUBDISTRICT WATTANA DISTRICT BANGKOK, 10110 THAILAND	AMENDED AND RESTATED JVA	12497	CHEMTURA CORPORATION	JV - JOINT VENTURE			$0.00
TOA-UNI CHEMICAL MANUFACTURING LTD	TOA-UNI CHEMICAL MANUFACTURING LTD PRESIDENT 31/4-31/5 BANGNA-TRAD HIGHWAY KM23 BANGPLEE, SAMUTPRAKARN THAILAND	DISTRIBUTION AGREEMENT	12493	CHEMTURA CORPORATION	JV - DISTRIBUTION			$0.00
TOA-UNI CHEMICAL MANUFACTURING LTD	TOA-UNI CHEMICAL MANUFACTURING LTD PRESIDENT 31/4-31/5 BANGNA-TRAD HIGHWAY KM23 BANGPLEE, SAMUTPRAKARN THAILAND	EXPORT AGREEMENT	12494	CHEMTURA CORPORATION	JV - PURCHASE (RAW MATERIALS)			$0.00
TOA-UNI CHEMICAL MANUFACTURING LTD	TOA-UNI CHEMICAL MANUFACTURING LTD PRESIDENT 31/4-31/5 BANGNA-TRAD HIGHWAY KM23 BANGPLEE, SAMUTPRAKARN THAILAND	INDEMNITY AGREEMENT	12495	CHEMTURA CORPORATION	JV - INDEMNIFICATION			$0.00
TOA-UNI CHEMICAL MANUFACTURING LTD	TOA-UNI CHEMICAL MANUFACTURING LTD PRESIDENT 31/4-31/5 BANGNA-TRAD HIGHWAY KM23 BANGPLEE, SAMUTPRAKARN THAILAND	PADA SUPPLY AGREEMENT	12496	CHEMTURA CORPORATION	JV - PURCHASE (RAW MATERIALS)	01-Dec-91		$0.00
TOA-UNI CHEMICALS, LTD.	TOA-UNI CHEMICALS, LTD. PRESIDENT 31/2 BANGNA-TRAD HIGHWAY KM23 BANGPLEE, SAMUTPRAKARN THAILAND	DISTRIBUTION AGREEMENT	12498	CHEMTURA CORPORATION	JV - DISTRIBUTION			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TOA-UNI CHEMICALS, LTD.	TOA-UNI CHEMICALS, LTD. C O TOA CHEMICAL INDUSTRIES LTD PRESIDENT 31 2 BANGNA TRAD HWY KM23 BANGPLEE, SAMUTPRAKAM THAILAND	DISTRIBUTION AGREEMENT	26910	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
TODDS ARKANSAS SERVICE	TODDS ARKANSAS SERVICE ATTN SID TODD 361 INDUSTRIAL RD EL DORADO, AR 71730	PURCHASE CONTRACT AMENDMENT 1 RE: CONTRACT NO. 99046 DATED 07/01/2001	2907	GREAT LAKES CHEMICAL CORPORATION	SERVICES	01-Jul-01		$0.00
TOI UNI CHEMICAL MANUFACTURING LTD	TOI UNI CHEMICAL MANUFACTURING LTD PHAIROJKITJA BLDG 14TH FL 400 MOO 11 BANGNA TRAD RD KM 4 BANGNA BANGA BANGKOK, 10260 THAILAND	REVISED JOINT VENTURE AGREEMENT	12499	CHEMTURA CORPORATION	JOINT VENTURE			$0.00
TOKYO ZAIRYO CO LTD	TOKYO ZAIRYO CO LTD ATTENTION SPECIALTY MATERIALS DIVISION 1 6 2 MARUNOUCHI CHIYODA KU TOKYO, 100 0005 JAPAN	DISTRIBUTOR AGREEMENT	1229	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-07		$0.00
TOLL COMPACTION SERVICES	TOLL COMPACTION SERVICE MR PAUL PRITCHARD PRESIDENT 14 MEMORIAL DR NEPTUNE, NJ 07753	ONLY REPRESENTATIVE SERVICES AGREEMENT	5356	CHEMTURA CORPORATION	REACH	16-Oct-08		$0.00
TOM K IOANNOU	TOM K IOANNOU 16 SYCAMORE LN MONTEBELLO, NY 10901 USA	MEMO RE: OSI SUPPLEMENTAL RETIREMENT INCOME PLAN PAYMENT FOR TOM IOANNOU	4689	GREAT LAKES CHEMICAL CORPORATION	PENSION	01-Jan-00		$16,385.16
TOM M UHODA	REDACTED	SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN OF WITCO CORPORATION	20079	CHEMTURA CORPORATION	PENSION	01-Jan-94		REDACTED
TOTAL LUBRIFIANTS	TOTAL LUBRIFIANTS ATTN LE DIAMANT B 16 AV DE LA REPUBLIQUE LA DEFENSE 10 PARIS LA DEFENSE CEDEX PARIS, 92 922 FRANCE	TECHNOLOGY LICENSE AGREEMENT BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION AND TOTAL LUBRIFIANTS SA DATED 12/04/2006	1030	GREAT LAKES CHEMICAL CORPORATION	TECHNOLOGY LICENSE	04-Dec-06		$0.00
TOTAL PETROCHEMICALS UK, LTD	TOTAL PETROCHEMICALS UK, LTD GLOBE HOUSE, BAYLEY STREET STALYBRIDGE, SK15 1PY UK	CONFIDENTIAL DISCLOSURE AND SAMPLING AGREEMENT BETWEEN CHEMTURA CORPORATION AND TOTAL PETROCHEMICALS UK LIMITED	12097	CHEMTURA CORPORATION	CONFIDENTIALITY	23-Oct-08		$1,718.02

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TOYOTA FORKLIFTS OF ATLANTA	TOYOTA FORKLIFTS OF ATLANTA 3111 E PONCE DE LEON AVE SCOTTDALE, GA 30079 USA	QUOTE	2654	BIO-LAB, INC.	LEASE - EQUIPMENT			$0.00
TOYOTA FORKLIFTS OF ATLANTA	TOYOTA FORKLIFTS OF ATLANTA 3111 E PONCE DE LEON AVE SCOTTDALE, GA 30079 USA	MAINTENANCE AGREEMENT	2650	BIO-LAB, INC.	LEASE - EQUIPMENT	01-May-08		$0.00
TOYOTA FORKLIFTS OF ATLANTA	TOYOTA FOKLIFTS OF ATLANTA 3111 E PONCE DE LEON AVE SCOTTDALE, GA 30079 USA	QUOTATION	2829	CHEMTURA CORPORATION	LEASE - EQUIPMENT			$0.00
TOYOTA MOTOR CREDIT CORP	TOYOTA FINANCIAL SERVICES COMMERCIAL FINANCIAL GROUP PO BOX 3457 TORRANCE, CA 90510-3457 USA	FINANCING AGREEMENT	2652	BIO-LAB, INC.	LEASE - EQUIPMENT			$0.00
TOYOTA MOTOR CREDIT CORP	TOYOTA FINANCIAL SERVICES ATLANTA FORK LIFTS INC 3111 E PONCE DE LEON AVE SCOTTDALE, GA 30079 USA	SUPPLEMENTAL EQUIPMENT ORDER TO COMMERCIAL LEASE AGREEMENT	2651	BIO-LAB, INC.	LEASE - EQUIPMENT			$0.00
TOYOTA MOTOR CREDIT CORP	TOYOTA FINANCIAL SERVICES PO BOX 3457 TORRANCE, CA 90510-3457 USA	CONTRACT MODIFICATION	2782	CHEMTURA CORPORATION	LEASE - VEHICLE	28-Apr-08		$0.00
TOYOTA MOTOR CREDIT CORP	TOYOTA MOTOR CREDIT CORPORATION PO BOX 3457 TORRANCE, CA 90510 USA	COMMERCIAL LEASE AGREEMENT	2817	CHEMTURA CORPORATION	LEASE - EQUIPMENT	10-Jun-06		$0.00
TRANSCONTINENTAL INSURANCE CO.	TRANSCONTINENTAL INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH 19 FL. CHICAGO, IL 60685	INSURANCE POLICY - POLICY NUMBER WC1 66777374	40588	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSCONTINENTAL INSURANCE CO.	TRANSCONTINENTAL INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH 19 FL. CHICAGO, IL 60685	INSURANCE POLICY - POLICY NUMBER WC191275232	40587	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSCONTINENTAL INSURANCE CO.	TRANSCONTINENTAL INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	WC POL # WC166777374; 6/30/97-98	20732	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSCONTINENTAL INSURANCE CO.	TRANSCONTINENTAL INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	WC POL # WC1 91275232; 6/30/98-99	20731	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRANSIT CASUALTY COMPANY	TRANSIT CASUALTY COMPANY 324 E CAPITOL AVE PO BOX 1813 JEFFERSON CITY, MO 65102	INSURANCE POLICY - POLICY NUMBER SCU955159 SCU955525 SCU955911 SCU956215 SCU956504 SCU956815	40589	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSIT CASUALTY COMPANY	TRANSIT CASUALTY COMPANY 324 E CAPITOL AVE PO BOX 1813 JEFFERSON CITY, MO 65102	INSURANCE POLICY - POLICY NUMBER SCU955159 SCU955525 SCU955911 SCU956215 SCU956504 SCU956815	42161	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRANSPORT INDEMNITY	TRANSPORT INDEMNITY C/O C N A INSURANCE CO CHICAGO, IL 60685	INSURANCE POLICY - POLICY NUMBER TEL-900311	40591	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORT INDEMNITY	TRANSPORT INDEMNITY C/O C N A INSURANCE CO CHICAGO, IL 60685	INSURANCE POLICY - POLICY NUMBER TEL-900311	40590	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORT INDEMNITY COMPANY	TRANSPORT INDEMNITY COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685	INSURANCE POLICY - POLICY NUMBER TEL 900311	40592	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORT INDEMNITY MISSION CO MISSION AMERICAN INS CO	TRANSPORT INDEMNITY MISSION CO MISSION AMERICAN INS CO C/O C N A INSURANCE CO CHICAGO, IL 60685	INSURANCE POLICY - POLICY NUMBER TEL00863C	40593	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORT INSURANCE COMPANY	TRANSPORT INSURANCE COMPANY C/O C N A INSURANCE CO CHICAGO, IL 60685	INSURANCE POLICY - POLICY NUMBER	40594	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER BUA1-64336282	40597	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER BUA 302522436	40596	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER BUA 302522435	40595	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER BUA 164336296	40598	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER BUA 3 02519180	40599	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER BUA 902515142	40610	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER WC8-02522424	40611	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER BUA 002515141	40609	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER BUA 166777181	40608	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER BUA166777195	40607	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER GL 207416052	40606	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER BUA 407416051	40605	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER GL 507417854	40604	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER BUA 907417852	40603	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER BUA 007417851	40602	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER GL 102519178	40601	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER BUA 2 02519186	40600	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER WC 1 64336265	40612	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER GL 902515139	40620	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER WC 002515133	40619	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER WC166777178	40618	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER WC607416050	40617	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER BUA 007416053	40616	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER WC 907417849	40615	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER WC 191275229	40614	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO	TRANSPORTATION INSURANCE CO C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER WC 5 02519162	40613	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	WC POL # WC607416050; 6/30/91-92	20757	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	WC POL. # WC 907417849; 6/30/92-93	20758	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	EMPL LIAB POL# GL207416052; 6/30/91-92	20748	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	EMPL LIAB POL# GL507417854; 6/30/92-93	20749	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	STOP GAP LIAB POL # GL10259178 (6/30/94-95	20750	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	WC POL # WC 802522424; 6/30/95-96	20751	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	AUTO POL # BUA166777195; (6/30/97-98	20746	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	AUTO POL # BUA166777181; 6/30/97-98	20745	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	EMPL LIAB # GL 902515139; 6/30/93-94	20747	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	AUTO LIAB POL # BUA407416053; 6/30/91-92	20742	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	AUTO LIAB POL# BUA1-64336282; 6/30/96-97	20743	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	AUTO LIAB POL# BUA1-64336296; 6/30/96-97	20744	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	AUTO LIAB #BUA 902515142; 6/30/93-94	20733	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	AUTO LIAB POL # BUA 302519180; 6/30/94-95	20734	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	AUTO LIAB POL # BUA407416051; 6/30/91-92	20741	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	WC POL # WC002515133; 6/30/93-94	20752	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	WC POL # WC1 64336265; 6/30/96-97	20753	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	WC POL # WC1 91275229; 6/30/98-99	20754	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	WC POL # WC166777178; 6/30/97-98	20755	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	WC POL # WC5 02519162; 6/30/94-95	20756	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	AUTO LIAB POL # BUA 302522435; 6/30/95-96	20736	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	AUTO LIAB POL # BUA 302519186; 6/30/94-95	20735	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	AUTO LIAB POL # BUA 302522436; 6/30/95-96	20737	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 U	AUTO LIAB POL # BUA002515141; 6/30/93-94	20738	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	AUTO LIAB POL # BUA007407851; 6/30/92-93	20739	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE CO.	TRANSPORTATION INSURANCE CO. C/O C N A INSURANCE CO. C N A PLAZA 333 SOUTH WABASH - 19 FL. CHICAGO, IL 60685 US	AUTO LIAB POL # BUA007407852; 6/30/92-93	20740	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE COMPANY (CNA)	TRANSPORTATION INSURANCE COMPANY (CNA) C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER 1 66800376	40621	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRANSPORTATION INSURANCE COMPANY (CNA)	TRANSPORTATION INSURANCE COMPANY (CNA) CNA PLAZA CHICAGO, IL 60685 US	AUTO LIAB. POL # 1 66800376; 10/30/99-00	13110	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS	TRAVELERS C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX-3005958	40625	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS	TRAVELERS C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX - 3005958	40624	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS	TRAVELERS C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX - 3005958	40623	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS	TRAVELERS C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EX - 3005958	40622	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMERICA	TRAVELERS CASUALTY & SURETY CO OF AMRERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 104505008	42175	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMERICA	TRAVELERS CASUALTY & SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	42196	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	42195	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMERICA	TRAVELERS CASUALTY & SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	42194	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMERICA	TRAVELERS CASUALTY & SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103683764	42193	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103678066	42192	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMERICA	TRAVELERS CASUALTY & SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	42191	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - MISCELLANEOUS SURETY BOND POLICY NUMBER 103626694	42190	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMERICA	TRAVELERS CASUALTY & SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - MISCELLANEOUS SURETY BOND POLICY NUMBER 103626694	42189	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMERICA	TRAVELERS CASUALTY & SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	42198	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626430	42187	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	42199	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103626389	42185	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626299	42184	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626299	42183	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626299	42182	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103626229	42181	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMRERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 104485776	42180	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMRERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 103626229	42179	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMRERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 104131828	42178	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMRERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 103626694	42177	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	42188	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	42210	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	42220	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	42219	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	42218	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	42217	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	42216	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	42215	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	42214	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	42213	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - MISCELLANEOUS SURETY BOND POLICY NUMBER 103907731	42197	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	42211	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMRERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 104457519	42174	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	42209	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	42208	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	42207	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER APRIL 2005 BULK BILL	42206	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER APRIL 2004 BB GLCC	42205	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER APRIL 2002 BULK BILL	42204	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - MISCELLANEOUS SURETY BOND POLICY NUMBER 104131828	42203	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - MISCELLANEOUS SURETY BOND POLICY NUMBER 104131828	42202	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	42201	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	42200	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	42212	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMRERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 103907731	42176	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL2683210	42147	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMRERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 104457518	42173	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMRERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 104686364	42172	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMRERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 103626229	42171	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMRERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 104131828	42170	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMRERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 103907731	42169	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMRERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 104505008	42168	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMRERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 104457519	42167	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMRERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 104457518	42166	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMRERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 104686364	42165	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

TRAVELERS CASUALTY & SURETY CO OF AMRERICA	THE TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL2995352	42148	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMRERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 103626694	42163	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	42222	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY CO OF AMRERICA	TRAVELERS CASUALTY & SURETY CO OF AMRERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 104485776	42164	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY COMPANY (FORMELY KNOWN AS AETNA CASUALTY & SURETY COMPANY)	TRAVELERS CASUALTY & SURETY COMPANY (FORMELY KNOWN AS AETNA CASUALTY & SURETY COMPANY) ST. PAUL TRAVELERS 10800 RICHMOND AVENUE SUITE 201 HOUSTON, TX 77042 USA	COST SHARING & SETTLEMENT AGREEMENT - ASBESTOS PREMISE CLAIMS 12-22-06	20508	CHEMTURA CORPORATION	SETTLEMENT			$0.00
TRAVELERS CASUALTY & SURETY COMPANY (FORMELY KNOWN AS AETNA CASUALTY & SURETY COMPANY)	TRAVELERS CASUALTY & SURETY COMPANY (FORMELY KNOWN AS AETNA CASUALTY & SURETY COMPANY) ST. PAUL TRAVELERS 10800 RICHMOND AVENUE SUITE 201 HOUSTON, TX 77042 USA	COST SHARING & SETTLEMENT AGREEMENT - WITCO ASBESTOS PRODUCT CLAIMS 12-22-06	20509	CHEMTURA CORPORATION	SETTLEMENT			$0.00
TRAVELERS CASUALTY & SURETY COMPANY (FORMELY KNOWN AS AETNA CASUALTY & SURETY COMPANY)	TRAVELERS CASUALTY & SURETY COMPANY (FORMELY KNOWN AS AETNA CASUALTY & SURETY COMPANY) ST. PAUL TRAVELERS 10800 RICHMOND AVENUE SUITE 201 HOUSTON, TX 77042 USA	COST SHARING & SETTLEMENT AGREEMENT RE: RICHARDSON ASBESTOS CLAIMS RESOLVED BY ALWYN LUCKEY AND/OR WILLIAM ROBERTS WILSON 12-12-2007	20510	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY & SURETY COMPANY (FORMELY KNOWN AS AETNA CASUALTY & SURETY COMPANY)	TRAVELERS CASUALTY & SURETY COMPANY (FORMELY KNOWN AS AETNA CASUALTY & SURETY COMPANY) ST. PAUL TRAVELERS 10800 RICHMOND AVENUE SUITE 201 HOUSTON, TX 77042 USA	COST SHARING & SETTLEMENT AGREEMENT RE: RICHARDSON ASBESTOS CLAIMS RESOLVED BY MORRIS SAKALARIOS & BLACKWELL AND/OR PARRISH & PACIFIC 12-12-2007	20511	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY AND SURETY COMPANY OF AMERICA	TRAVELERS CASUALTY AND SURETY COMPANY OF AMERICA KATHY ANDERSON 1 TOWER SQ HARTFORD, CT 6183	SURETY BOND	2927	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY	14-Aug-94		$0.00
TRAVELERS CASUALTY AND SURETY COMPANY OF AMERICA	TRAVELERS CASUALTY AND SURETY COMPANY OF AMERICA CYNTHIA FARRELL 1 TOWER SQ HARTFORD, CT 06183-0001 USA	BOND	2926	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY AND SURETY COMPANY OF AMERICA	TRAVELERS CASUALTY AND SURETY COMPANY OF AMERICA ATTN LEGAL 1 TOWER SQ HARTFORD, CT 06183-0001 USA	CONTINUATION CERTIFICATE FIDELITY OR SURETY BONDS/POLICIES	3020	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY	01-Apr-08		$0.00
TRAVELERS CASUALTY AND SURETY COMPANY OF AMERICA	TRAVELERS CASUALTY AND SURETY COMPANY OF AMERICA ATTN LEGAL 1 TOWER SQ HARTFORD, CT 06183-0001 USA	PERFORMANCE BOND	3023	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY & SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER VARIOUS 2003 BB	40626	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	40644	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103626229	40627	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - MISCELLANEOUS SURETY BOND POLICY NUMBER 103907731	40643	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER APRIL 2005 BULK BILL	40652	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER APRIL 2004 BB GLCC	40651	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER APRIL 2002 BULK BILL	40650	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - MISCELLANEOUS SURETY BOND POLICY NUMBER 104131828	40649	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - MISCELLANEOUS SURETY BOND POLICY NUMBER 104131828	40648	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	40647	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	40646	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	40645	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	40642	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	40641	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	40640	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103626389	42186	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY & SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER VARIOUS 2003 BB	42162	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	40637	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103678066	40638	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - MISCELLANEOUS SURETY BOND POLICY NUMBER 103626694	40636	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - MISCELLANEOUS SURETY BOND POLICY NUMBER 103626694	40635	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	40634	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626430	40633	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103626389	40632	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103626389	40631	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626299	40630	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626299	40629	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626299	40628	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	AETAN C & S C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 01XN-1493-WCA	38203	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY& SURETY CO OF AMERICA	TRAVELERS CASUALTY& SURETY CO OF AMERICA C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103683764	40639	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERIC	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	41160	CROMPTON COLORS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERIC	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	41159	CROMPTON COLORS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERIC	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	41158	CROMPTON COLORS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERIC	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	41157	CROMPTON COLORS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERIC	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	41156	CROMPTON COLORS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERIC	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	41155	CROMPTON COLORS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERIC	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	41154	CROMPTON COLORS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERIC	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	41152	CROMPTON COLORS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERIC	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	41150	CROMPTON COLORS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERIC	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	41149	CROMPTON COLORS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERIC	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	41148	CROMPTON COLORS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERIC	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	41147	CROMPTON COLORS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERIC	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	41146	CROMPTON COLORS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERIC	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	41145	CROMPTON COLORS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERIC	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	41144	CROMPTON COLORS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERIC	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	41143	CROMPTON COLORS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	37498	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	37508	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	37507	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	37506	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	37505	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	37504	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	37503	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	37502	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	37501	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	37499	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	37497	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	37496	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	37495	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	37494	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	37493	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	37492	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	37491	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	37500	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	37609	ASCK, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	37619	ASCK, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	37626	ASCK, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	37625	ASCK, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	37624	ASCK, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	37623	ASCK, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	37622	ASCK, INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	37620	ASCK, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	37618	ASCK, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	37617	ASCK, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	37616	ASCK, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	37615	ASCK, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	37614	ASCK, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	37613	ASCK, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	37612	ASCK, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	37611	ASCK, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	37610	ASCK, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	37621	ASCK, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	37728	ASEPSIS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	37729	ASEPSIS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	37740	ASEPSIS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	37744	ASEPSIS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	37743	ASEPSIS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	37727	ASEPSIS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	37741	ASEPSIS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	37739	ASEPSIS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	37738	ASEPSIS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	37737	ASEPSIS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	37736	ASEPSIS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	37735	ASEPSIS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	37734	ASEPSIS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	37733	ASEPSIS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	37732	ASEPSIS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	37731	ASEPSIS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	37730	ASEPSIS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	37742	ASEPSIS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	37876	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	37865	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	37880	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	37879	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	37877	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	37875	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	37874	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	37873	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	37872	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	37871	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	37870	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	37869	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	37868	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	37867	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	37878	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	37864	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	37866	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	37863	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	37988	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	37996	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	37995	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	37994	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	37993	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	37992	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	37991	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	37983	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	37982	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	37981	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	38116	BIO-LAB, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	38104	BIO-LAB, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	38114	BIO-LAB, INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	38113	BIO-LAB, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	38112	BIO-LAB, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	38111	BIO-LAB, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	38110	BIO-LAB, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	38109	BIO-LAB, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	38108	BIO-LAB, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	38107	BIO-LAB, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	38105	BIO-LAB, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	38103	BIO-LAB, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	38102	BIO-LAB, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	38101	BIO-LAB, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	38100	BIO-LAB, INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	38099	BIO-LAB, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	38106	BIO-LAB, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	38115	BIO-LAB, INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	40669	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	41030	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	41040	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	41039	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	41038	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	41037	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	41036	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	41035	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	41034	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	41033	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	41042	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	41031	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	41028	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	41027	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	41026	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	41025	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	41151	CROMPTON COLORS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	41379	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	41381	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	41382	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	41393	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	41397	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	41396	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	41380	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	41394	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	41392	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	41391	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	41390	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	41389	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	41388	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	41387	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	41386	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	41385	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	41384	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	41383	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	41395	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	41502	GLCC LAUREL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	41500	GLCC LAUREL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	41499	GLCC LAUREL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	41498	GLCC LAUREL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	41497	GLCC LAUREL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	37377	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	37387	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	37386	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	37385	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	37384	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	37383	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	37382	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	37381	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	37380	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	37389	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	37378	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	37390	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	37376	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	37375	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	37374	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	37373	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	37379	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	37388	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	37987	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	37989	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	37990	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	37985	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	37986	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	37984	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	37999	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	37998	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	37997	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	40668	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	40667	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	40666	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	40665	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	40664	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	40663	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	40670	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	41032	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	41041	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	41153	CROMPTON COLORS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	41272	CROMPTON HOLDING	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	41261	CROMPTON HOLDING	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	41278	CROMPTON HOLDING	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	41277	CROMPTON HOLDING	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	41276	CROMPTON HOLDING	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	41275	CROMPTON HOLDING	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	41273	CROMPTON HOLDING	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	41271	CROMPTON HOLDING	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	41270	CROMPTON HOLDING	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	41269	CROMPTON HOLDING	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	41268	CROMPTON HOLDING	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	41267	CROMPTON HOLDING	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	41266	CROMPTON HOLDING	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	41265	CROMPTON HOLDING	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	41264	CROMPTON HOLDING	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	41263	CROMPTON HOLDING	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	41274	CROMPTON HOLDING	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	41262	CROMPTON HOLDING	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	41503	GLCC LAUREL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	41501	GLCC LAUREL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	41514	GLCC LAUREL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	41513	GLCC LAUREL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	41512	GLCC LAUREL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	41511	GLCC LAUREL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	41510	GLCC LAUREL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	41509	GLCC LAUREL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	41508	GLCC LAUREL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	41507	GLCC LAUREL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	41506	GLCC LAUREL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	41505	GLCC LAUREL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	41504	GLCC LAUREL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA -	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	41029	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	40654	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	40662	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	40661	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	40660	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	40659	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	40658	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	40657	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	40655	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	40653	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	40656	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	42224	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	42221	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	42223	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	42421	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	42420	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	42419	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	42424	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	42422	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	42434	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	42433	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	42432	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	42431	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	42430	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	42429	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	42428	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	42427	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	42426	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	42425	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	42423	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	42418	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	42417	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	42535	GT SEED	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	42538	GT SEED	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	42537	GT SEED	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	42536	GT SEED	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	42540	GT SEED	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	42541	GT SEED	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	42552	GT SEED	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	42539	GT SEED	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	42551	GT SEED	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	42550	GT SEED	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	42549	GT SEED	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	42548	GT SEED	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	42547	GT SEED	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	42546	GT SEED	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	42545	GT SEED	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	42544	GT SEED	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	42543	GT SEED	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	42542	GT SEED	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	42670	HOMECARE LABS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	42669	HOMECARE LABS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	42668	HOMECARE LABS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	42667	HOMECARE LABS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	42666	HOMECARE LABS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	42665	HOMECARE LABS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	42664	HOMECARE LABS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	42663	HOMECARE LABS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	42660	HOMECARE LABS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	42662	HOMECARE LABS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	42659	HOMECARE LABS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	42658	HOMECARE LABS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	42657	HOMECARE LABS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	42656	HOMECARE LABS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	42655	HOMECARE LABS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	42654	HOMECARE LABS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	42653	HOMECARE LABS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	42661	HOMECARE LABS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	42780	ISCI INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	42779	ISCI INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	42778	ISCI INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	42777	ISCI INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	42776	ISCI INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	42775	ISCI INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	42774	ISCI INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	42773	ISCI INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	42772	ISCI INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	42783	ISCI INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	42771	ISCI INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	42781	ISCI INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	42782	ISCI INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	42788	ISCI INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	42787	ISCI INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	42786	ISCI INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	42785	ISCI INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	42784	ISCI INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	42905	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	42916	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	42915	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	42914	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	42913	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	42912	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	42911	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	42910	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	42909	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	42908	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	42906	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	42907	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	42919	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	42917	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	42922	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	42921	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	42920	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	42918	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	43026	MONOCHEM INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	43036	MONOCHEM INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	43035	MONOCHEM INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	43034	MONOCHEM INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	43033	MONOCHEM INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	43032	MONOCHEM INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	43031	MONOCHEM INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	43030	MONOCHEM INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	43029	MONOCHEM INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	43038	MONOCHEM INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	43027	MONOCHEM INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	43039	MONOCHEM INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	43025	MONOCHEM INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	43024	MONOCHEM INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	43023	MONOCHEM INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	43028	MONOCHEM INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	43037	MONOCHEM INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	43040	MONOCHEM INC.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	43147	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	43158	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	43157	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	43156	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	43155	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	43154	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	43153	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	43152	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	43151	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	43150	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	43148	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	43146	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	43145	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	43144	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	43143	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	43142	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	43141	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	43149	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	43268	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	43270	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	43271	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	43267	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	43266	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	43265	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	43264	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	43263	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	43262	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	43261	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	43260	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	43259	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	43269	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	43276	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	43275	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	43274	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	43273	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	43272	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	43392	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	43394	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	43391	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	43393	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	43379	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	43390	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	43389	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	43388	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	43387	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	43386	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	43385	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	43384	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	43383	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	43382	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	43380	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	43378	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	43377	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	43381	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	43500	WEBER CITY ROAD	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	43510	WEBER CITY ROAD	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	43509	WEBER CITY ROAD	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	43508	WEBER CITY ROAD	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	43507	WEBER CITY ROAD	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	43506	WEBER CITY ROAD	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	43505	WEBER CITY ROAD	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	43504	WEBER CITY ROAD	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	43503	WEBER CITY ROAD	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	43512	WEBER CITY ROAD	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	43501	WEBER CITY ROAD	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	43499	WEBER CITY ROAD	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	43498	WEBER CITY ROAD	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	43497	WEBER CITY ROAD	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	43496	WEBER CITY ROAD	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	43630	WRL OF INDIANA	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	43629	WRL OF INDIANA	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626066	43628	WRL OF INDIANA	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626439	43627	WRL OF INDIANA	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626227	43626	WRL OF INDIANA	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626391	43625	WRL OF INDIANA	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626398	43624	WRL OF INDIANA	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626071	43622	WRL OF INDIANA	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	43620	WRL OF INDIANA	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626062	43619	WRL OF INDIANA	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103625511	43618	WRL OF INDIANA	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - COURT BOND POLICY NUMBER 104106720	43617	WRL OF INDIANA	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104131828	43616	WRL OF INDIANA	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - LICENSE & PERMIT BOND POLICY NUMBER 103626694	43615	WRL OF INDIANA	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626229	43614	WRL OF INDIANA	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	43613	WRL OF INDIANA	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626421	43623	WRL OF INDIANA	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 103907731	43495	WEBER CITY ROAD	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626070	43502	WEBER CITY ROAD	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - CONTRACT BOND POLICY NUMBER 104485776	43511	WEBER CITY ROAD	INSURANCE POLICY			$0.00
TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+	TRAVELERS CASUALTY&SURETY CO OF AMERICA - A+ C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - RECLAMATION BOND POLICY NUMBER 103626224	43621	WRL OF INDIANA	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO	TRAVELERS INDEMNITY CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TRNSL914316-71	40671	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO	TRAVELERS INDEMNITY CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TDRKUB914330-73	40682	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO	TRAVELERS INDEMNITY CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TDRKUB914315-73	40688	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS INDEMNITY CO	TRAVELERS INDEMNITY CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TDRKUB914315-71	40687	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO	TRAVELERS INDEMNITY CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TDRKUB914315-70	40686	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO	TRAVELERS INDEMNITY CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TDRKUB914315-69	40685	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO	TRAVELERS INDEMNITY CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TDRKUB914315-72	40683	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO	TRAVELERS INDEMNITY CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TDRKUB914329-73	40681	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO	TRAVELERS INDEMNITY CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TRKELB914319-72	40680	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO	TRAVELERS INDEMNITY CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER CUP 3007324	40679	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO	TRAVELERS INDEMNITY CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER CUP1753958	40678	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO	TRAVELERS INDEMNITY CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TNSL914303-67	40677	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO	TRAVELERS INDEMNITY CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER NSL537672	40676	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO	TRAVELERS INDEMNITY CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER KSLG1114225	40675	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO	TRAVELERS INDEMNITY CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER SLG9936240	40674	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO	TRAVELERS INDEMNITY CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TRNSL914313-68	40673	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO	TRAVELERS INDEMNITY CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TRNSL914316-68	40672	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO	TRAVELERS INDEMNITY CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TDRUB914315-68	40684	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO.	TRAVELERS INDEMNITY CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL # TRKUB914329-73; 1/1/73-74	20925	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS INDEMNITY CO.	TRAVELERS INDEMNITY CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL # TRKELUB914319-72; 1/1/72-73	20924	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO.	TRAVELERS INDEMNITY CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL # TDRKUB914315-70; 1/1/70-71	20919	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO.	TRAVELERS INDEMNITY CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL # TDRKUB914315-71; 1/1/71-72	20920	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO.	TRAVELERS INDEMNITY CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL # TDRKUB914315-72; 1/1/72-73	20921	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO.	TRAVELERS INDEMNITY CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL # TDRKUB914315-73; 1/1/73-4/1/73	20922	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO.	TRAVELERS INDEMNITY CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL # TDRUB914315-68; 1/1/68-69	20923	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO.	TRAVELERS INDEMNITY CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT US	GEN & AUTO LIAB POL # TRNSL91431368; 1/1/68-71	20926	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO.	TRAVELERS INDEMNITY CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT US	GEN & AUTO LIAB POL # TRNSL91431668; 1/1/68-71	20927	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO.	TRAVELERS INDEMNITY CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT US	GEN & AUTO LIAB POL # TRNSL914316-71; 1/1/71-72	20928	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO.	TRAVELERS INDEMNITY CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT US	GEN LIAB POL # NSL537672; 1/1/66-67	20930	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO.	TRAVELERS INDEMNITY CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT US	GEN LIAB POL # SLG9936240; 1/162-63	20931	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO.	TRAVELERS INDEMNITY CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT US	GEN LIAB POL # TNSL914303-67; 1/1/67-68	20932	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS INDEMNITY CO.	TRAVELERS INDEMNITY CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT US	GEN LIAB POL #CUP1753958; 7/11/64-7/1167	20933	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO.	TRAVELERS INDEMNITY CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT US	UMBR. LIAB POL #CUP3007324; 7/21/67-70	20934	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO.	TRAVELERS INDEMNITY CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL # TRKUB914330-73; 1/1/73-4/1/73	20918	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY CO.	TRAVELERS INDEMNITY CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT US	GEN LIAB POL # KSLG1114225; 1/163-64	20929	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY COMPANY	TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL 1753432	40690	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY COMPANY	TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER NSL 819656	40689	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY COMPANY	TRAVELERS INDEMNITY COMPANY ST. PAUL TRAVELERS 10800 RICHMOND AVENUE SUITE 201 HOUSTON, TX 77042 USA	COST SHARING & SETTLEMENT AGREEMENT RE: RICHARDSON ASBESTOS CLAIMS RESOLVED BY ALWYN LUCKEY AND/OR WILLIAM ROBERTS WILSON 12-12-2007	20517	CHEMTURA CORPORATION	SETTLEMENT			$0.00
TRAVELERS INDEMNITY COMPANY	TRAVELERS INDEMNITY COMPANY ST. PAUL TRAVELERS 10800 RICHMOND AVENUE SUITE 201 HOUSTON, TX 77042 USA	COST SHARING & SETTLEMENT AGREEMENT RE: RICHARDSON ASBESTOS CLAIMS RESOLVED BY MORRIS SAKALARIOS & BLACKWELL AND/OR PARRISH & PACIFIC 12-12-2007	20513	CHEMTURA CORPORATION	SETTLEMENT			$0.00
TRAVELERS INDEMNITY COMPANY	TRAVELERS INDEMNITY COMPANY ST. PAUL TRAVELERS 10800 RICHMOND AVENUE SUITE 201 HOUSTON, TX 77042 USA	COST SHARING & SETTLEMENT AGREEMENT RE: WITCO ASBESTOS CLAIMS RESOLVED BY ALWYN LUCKEY AND/OR WILLIAM ROBERTS WILSON 11-8-2004	20514	CHEMTURA CORPORATION	SETTLEMENT			$0.00
TRAVELERS INDEMNITY COMPANY	TRAVELERS INDEMNITY COMPANY ST. PAUL TRAVELERS 10800 RICHMOND AVENUE SUITE 201 HOUSTON, TX 77042 USA	COST SHARING & SETTLEMENT AGREEMENT - ASBESTOS PREMISE CLAIMS 12-22-06	20515	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS INDEMNITY COMPANY	TRAVELERS INDEMNITY COMPANY ST. PAUL TRAVELERS 10800 RICHMOND AVENUE SUITE 201 HOUSTON, TX 77042 USA	COST SHARING & SETTLEMENT AGREEMENT - WITCO ASBESTOS PRODUCT CLAIMS 12-22-06	20516	CHEMTURA CORPORATION	SETTLEMENT			$0.00
TRAVELERS INDEMNITY COMPANY	TRAVELERS INDEMNITY COMPANY ST. PAUL TRAVELERS 10800 RICHMOND AVENUE SUITE 201 HOUSTON, TX 77042 USA	COST SHARING & SETTLEMENT AGREEMENT RE: ASBESTOS CLAIMS RESOLVED BY MORRIS SAKALARIOS & BLACKWELL AND/OR PARRISH & PACIFIC 5-10-2004	20512	CHEMTURA CORPORATION	SETTLEMENT			$0.00
TRAVELERS INDEMNITY COMPANY	TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL 1753432	42226	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS INDEMNITY COMPANY	TRAVELERS INDEMNITY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER NSL 819656	42225	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS INS CO	TRAVELERS INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER NSL4146103	42234	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS INS CO	TRAVELERS INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL4145364	42233	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS INS CO	TRAVELERS INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL4031249	42232	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS INS CO	TRAVELERS INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL7708592	42231	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS INS CO	TRAVELERS INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL2995352	42230	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS INS CO	TRAVELERS INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RSNL2683210	42229	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS INS CO	TRAVELERS INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 650-2404542	42228	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS INS CO	TRAVELERS INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER NSL6530999	42227	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS INS CO	TRAVELERS INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL2995352	40694	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS CO	TRAVELERS INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RSNL2683210	40693	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS CO	TRAVELERS INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER 650-2404542	40692	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS INS CO	TRAVELERS INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER NSL6530999	40691	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	37509	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	37627	ASCK, INC.	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	37745	ASEPSIS	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	37765	BIOLAB COMPANY STORE	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	37881	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	38117	BIO-LAB, INC.	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER NSL 537672	40706	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL7708592	40695	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TRNSL 914313-72	40716	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	40715	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER CUP 1753958	40714	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER CUP 3007324	40713	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TCUP 914323-72	40712	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TCUP 914323-71	40711	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TNSL 914313-72	40710	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TNSL 914313-71	40709	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS INS. CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER NSL 537673	40718	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TNSL 914303-67	40707	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TCUP91432372	40719	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER KSLG 1898193	40705	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER KSLG 1162100	40704	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER KSLG 1114225	40703	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER SLG9936240	40702	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER SLG 6986925	40701	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER SLG 3935122	40700	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RSLG-6487927	40699	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER NSL4146103	40698	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL4145364	40697	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TNSL 914313-68	40708	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	41043	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	41515	GLCC LAUREL	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	42235	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	42435	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	42553	GT SEED	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	42671	HOMECARE LABS	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	42789	ISCI INC.	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	42799	KEM MANUFACTURING	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	42923	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	43041	MONOCHEM INC.	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	43159	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	43277	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	43395	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	43513	WEBER CITY ROAD	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	43631	WRL OF INDIANA	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	37391	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	41161	CROMPTON COLORS	INSURANCE POLICY			$0.00
TRAVELERS INS. CO	TRAVELERS INS. CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER EC090002007	41279	CROMPTON HOLDING	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TDCKUB914311-73	40730	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TRUB91431273	40738	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TRNSL091431672	40737	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS INSURANCE CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TRUBUB91431272	40736	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TDRKUB914314-70	40735	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TDRKUB914314-70	40734	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TDRKUB914314-70	40733	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TRNSL 914313-71	40717	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TDRKUB914314-73	40731	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TDCKUB914311-72	40729	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TDCKUB914311-71	40728	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TDCKUB914311-70	40727	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TDCKUB914311-69	40726	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER KUB 914311-68	40725	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TRUB914312-68	40724	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TRUB914312-71	40723	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER UB 630280	40722	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER UB9860544	40721	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TRUB914312-73	40720	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO	TRAVELERS INSURANCE CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER TDRKUB914314-71	40732	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS INSURANCE CO	TRAVELERS INS CO C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL4031249	40696	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL # KUB 914611-68; 1/168-69	20803	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL # TDCKUB 91431169; 1/169-70	20804	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL # TDCKUB 91431170; 1/170-71	20805	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL # TDCKUB 91431171; 1/171-72	20806	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL # TDCKUB 91431172; 1/172-73	20807	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	GEN LIAB #TRNSL 914313-72; 1/1/72-73	20801	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	GEN LIAB POL #TRNSLO-91431672; 1/1/72-73	20802	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL # TDCKUB 91431173; 1/1/73-4/1/73	20808	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL # TRUB914312-68; 1/1/68-1/1/71	20809	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL # TRUB914312-71; 1/1/71-1/1/72	20810	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL #TDRKUB91431471; 1/1/72-73	20819	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL # TRUB914312-73; 1/1/73-4/1/73	20811	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL # UB 630280; 1/1/63-64	20812	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL # UB9860544; 1/1/62-63	20813	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL #TDRKUB91431470; 1/1/70-71	20814	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL #TDRKUB91431470; 1/1/71-72	20815	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL #TDRKUB91431470; 1/1/72-73	20816	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL #TDRKUB91431471; 1/1/71-72	20818	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WCTRUBUB914312-72; 1/1/72-73	20820	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	XS LIAB POL # TCUP 91432372; 1/1/72-73	20821	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	WC POL #TDRKUB91431471; 1/1/70-71	20817	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	GEN LIAB #NSL 537673; 1/1/66-67	20799	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE CO.	TRAVELERS INSURANCE CO. C/O ST PAUL TRAVELERS ONE TOWR SQUARE HARTFORD, CT 06183 US	GEN LIAB #TRNSL 914313-71; 1/1/71-72	20800	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS INSURANCE COMPANY	TRAVELERS INSURANCE COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL2683210; RNSL2995352; RNSL7708592; RNSL4031249; RNSL4145364; NSL4146103; NSL6530999; 650-2404542	40740	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE COMPANY	TRAVELERS INSURANCE COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL2683210; RNSL2995352; RNSL7708592; RNSL4031249; RNSL4145364; NSL4146103; NSL6530999; 650 2404542	40739	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE COMPANY	TRAVELERS INSURANCE COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL2683210; RNSL2995352; RNSL7708592; RNSL4031249; RNSL4145364; NSL4146103; NSL6530999; 650-2404542	42237	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS INSURANCE COMPANY	TRAVELERS INSURANCE COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER RNSL2683210; RNSL2995352; RNSL7708592; RNSL4031249; RNSL4145364; NSL4146103; NSL6530999; 650 2404542	42236	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TRAVELERS PROPERTY CASUALTY COMPANY	TRAVELERS PROPERTY CASUALTY COMPANY ST. PAUL TRAVELERS 10800 RICHMOND AVENUE SUITE 201 HOUSTON, TX 77042 USA	COST SHARING & SETTLEMENT AGREEMENT RE: ASBESTOS CLAIMS RESOLVED BY MORRIS SAKALARIOS & BLACKWELL AND/OR PARRISH & PACIFIC 5-10-2004	20518	CHEMTURA CORPORATION	SETTLEMENT			$0.00
TRAVELERS PROPERTY CASUALTY COMPANY	TRAVELERS PROPERTY CASUALTY COMPANY ST. PAUL TRAVELERS 10800 RICHMOND AVENUE SUITE 201 HOUSTON, TX 77042 USA	COST SHARING & SETTLEMENT AGREEMENT RE: WITCO ASBESTOS CLAIMS RESOLVED BY ALWYN LUCKEY AND/OR WILLIAM ROBERTS WILSON 11-8-2004	20519	CHEMTURA CORPORATION	SETTLEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRAVELERS SPECIAL LIABILITY GROUP	TRAVELERS SPECIAL LIABILITY GROUP LORI SLATER/MARCIA CABRERA 4650 WESTWAY PARK BLVD SUITE 160 HOUSTON, TX 77041	SERVICES	37210	CHEMTURA CORP	SERVICES			$0.00
TRAVELERS SPECIAL LIABILITY GROUP	TRAVELERS SPECIAL LIABILITY GROUP LORI SLATER/MARCIA CABRERA 4650 WESTWAY PARK BLVD SUITE 160 HOUSTON, TX 77041	SERVICES	37211	CHEMTURA CORP	SERVICES			$0.00
TRAVELERS SPECIAL LIABILITY GROUP	TRAVELERS SPECIAL LIABILITY GROUP LORI SLATER/MARCIA CABRERA 4650 WESTWAY PARK BLVD SUITE 160 HOUSTON, TX 77041	SERVICES	37213	CHEMTURA CORP	SERVICES			$0.00
TRAVELERS SPECIAL LIABILITY GROUP	TRAVELERS SPECIAL LIABILITY GROUP LORI SLATER/MARCIA CABRERA 4650 WESTWAY PARK BLVD SUITE 160 HOUSTON, TX 77041	SERVICES	37212	CHEMTURA CORP	SERVICES			$0.00
TREMONT GROUP	TREMONT GROUP 7235 TREMONT RD DIXON, CO 95620 USA	2007 FIRESTORM REPACKAGING AGREEMENT	544	CHEMTURA CORPORATION	PACKAGING	18-Jan-08		$0.00
TREND MICRO	TREND MICRO 10101 N DE ANZA BLVD CUPERTINO, CA 95014 USA	TREND MICRO SOFTWARE LICENSE CERTIFICATE	1616	CHEMTURA CORPORATION	SOFTWARE LICENSE			$0.00
TRIANGLE CHEMICAL COMPANY INC	TRIANGLE CHEMICAL COMPANY INC ATTN LEGAL PO BOX 9268 THE WOODLANDS, TX 77387 USA	CROMPTON MANUFACTURING COMPANY, INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	545	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$0.00
TRICAL INC	TRICAL INC 8770 HWY 25 HOLLISTER, CA 95023 USA	DISTRIBUTOR AGREEMENT 2009	721	CHEMTURA CORPORATION	SALES	01-Jan-09		$0.00
TRICAL INC	TRICAL 8770 HWY 25 HOLLISTER, CA 95023	2009 TRICAL CONTRACT	36800	CHEMTURA CORPORATION	SALES			$0.00
TRICAL INC	TRICAL INC PO BOX 1327 8770 HWY 25 HOLLISTER, CA 95023 USA	FAX RE: CONTINUE PREVIOUS TERMS WHILE NEGOTIATING NEW CONTRACT	722	GREAT LAKES CHEMICAL CORPORATION	SALES	09-Jan-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TRILOGY LEASING CO, LLC	TRILOGY LEASING CO LLC 2551 RTE 130 CRANBURY, NJ 08512	EQUIPMENT SCHEDULE NUMBER 8 DATED FEBRUARY 26, 2003 TO MASTER EQUIPMENT LEASE DATED FEBRUARY 18, 2000 BETWEEN TRILOGY LEASING CO., LLC, LESSOR AND CROMPTON CORPORATION (F/K/A CK WITCO CORPORATION), LESSEE	1668	CHEMTURA CORPORATION	LEASE - EQUIPMENT	26-Feb-03		$35,810.01
TRILOGY LEASING CO, LLC	TRILOGY LEASING CO LLC GLENN APPLEGATE FUNDING MANAGER 2551 ROUTE 130 CRANSBURY, NJ 8512	ACKNOWLEDGEMENT OF ASSIGNMENT	2832	CHEMTURA CORPORATION	LEASE - EQUIPMENT	01-Sep-07		$0.00
TRILOGY LEASING CO, LLC	TRILOGY LEASING CO LLC 2551 RTE 130 CRANBURY, NJ 08512	MASTER EQUIPMENT LEASE DATED FEBRUARY 18, 2000	1692	CHEMTURA CORPORATION	LEASE - EQUIPMENT	18-Feb-00		$0.00
TRIMAC TRANSPORTATION SOUTH INC	TRIMAC TRANSPORTATION INC TED SCHRODER 6800 MCLARIN RD FAIRBURN, GA 30213	DELIVERY SERVICES AGREEMENT BETWEEN CHEMTURA AND TRIMAC DATED 02/16/2009	11871	CHEMTURA CORPORATION	TRANSPORTATION	16-Feb-09		$44,199.59
TRINITY INDUSTRIES LEASING COMPANY	TRINITY INDUSTRIES LEASING COMPANY 2525 STEMMONS FREEWAY DALLAS, 75207 USA	CAR SERVICE AGREEMENT	37245	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-May-06		$10,188.45
TRINITY INDUSTRIES LEASING COMPANY	TRINITY INDUSTRIES LEASING COMPANY 2525 STEMMONS FREEWAY DALLAS, 75207 USA	CAR SERVICE AGREEMENT RIDER 32	37246	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Apr-07		$0.00
TRINITY RAIL GROUP SALES	TRINITY RAIL GROUP SALES 5 GREAT VALLEY PARKWAY STE 269 MALVERN, PA 19355	RAILROAD CAR LEASE AGREEMENT AND RIDER #1 TO THAT AGREEMENT	2068	CHEMTURA CORPORATION	LEASE - RAIL CAR			$0.00
TUREGUM INSURANCE COMPANY/ANGLO AMERICAN INSURANCE COMPANY LTD.	TUREGUM INSURANCE COMPANY/ANGLO AMERICAN INSURANCE COMPANY LTD. 120 W HEATH RD LONDON, NW3 7TU UNITED KINGDOM	INSURANCE POLICY - POLICY NUMBER PY030891	40742	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TUREGUM INSURANCE COMPANY/ANGLO AMERICAN INSURANCE COMPANY LTD.	TUREGUM INSURANCE COMPANY/ANGLO AMERICAN INSURANCE COMPANY LTD. 120 W HEATH RD LONDON, NW3 7TU UNITED KINGDOM	INSURANCE POLICY - POLICY NUMBER 509/DL030492	40741	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TUREGUM INSURANCE COMPANY/ANGLO AMERICAN INSURANCE COMPANY LTD.	TUREGUM INSURANCE COMPANY/ANGLO AMERICAN INSURANCE COMPANY LTD. 120 W HEATH RD LONDON, NW3 7TU UNITED KINGDOM	INSURANCE POLICY - POLICY NUMBER DL030392	40743	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TUREGUM INSURANCE COMPANY/ANGLO AMERICAN INSURANCE COMPANY LTD.	TUREGUM INSURANCE COMPANY/ANGLO AMERICAN INSURANCE COMPANY LTD. 120 W HEATH RD LONDON, NW3 7TU UNITED KINGDOM	INSURANCE POLICY - POLICY NUMBER PY028791	40744	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TUREGUM INSURANCE COMPANY/ANGLO AMERICAN INSURANCE COMPANY LTD.	TUREGUM INSURANCE COMPANY/ANGLO AMERICAN INSURANCE COMPANY LTD. PO BOX 695 8 SALISBURY SQ LONDON, EC4Y 8BB UNITED KINGDOM	EXCESS LIAB. POL#509DL0303492; 7/1/1992-1993	13111	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TUREGUM INSURANCE COMPANY/ANGLO AMERICAN INSURANCE COMPANY LTD.	TUREGUM INSURANCE COMPANY/ANGLO AMERICAN INSURANCE COMPANY LTD. PO BOX 695 8 SALISBURY SQ LONDON, EC4Y 8BB UNITED KINGDOM	EXCESS LIAB. POL#DL030392; 7/1/1992-1993	13112	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TUREGUM INSURANCE COMPANY/ANGLO AMERICAN INSURANCE COMPANY LTD.	TUREGUM INSURANCE COMPANY/ANGLO AMERICAN INSURANCE COMPANY LTD. PO BOX 695 8 SALISBURY SQ LONDON, EC4Y 8BB UNITED KINGDOM	EXCESS LIAB. POL#PY028791; 7/1/1991-1992	13113	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TUREGUM INSURANCE COMPANY/ANGLO AMERICAN INSURANCE COMPANY LTD.	TUREGUM INSURANCE COMPANY/ANGLO AMERICAN INSURANCE COMPANY LTD. PO BOX 695 8 SALISBURY SQ LONDON, EC4Y 8BB UNITED KINGDOM	EXCESS PROD. LIAB. POL#PY030891; 7/1/1991-1992	13114	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	41044	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	41162	CROMPTON COLORS	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	41280	CROMPTON HOLDING	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	41398	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	37510	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	37746	ASEPSIS	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	37766	BIOLAB COMPANY STORE	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	38118	BIO-LAB, INC.	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	40746	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER BINDER NO. GEH	40745	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	41516	GLCC LAUREL	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	42238	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	42436	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	42554	GT SEED	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	42672	HOMECARE LABS	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	42790	ISCI INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	42800	KEM MANUFACTURING	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	42924	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	43042	MONOCHEM INC.	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	43160	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	43278	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	43396	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	37392	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	37628	ASCK, INC.	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	37882	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	38000	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
TWIN CITY FIRE INS. CO (HARTFORD INS. GRP)	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	43514	WEBER CITY ROAD	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE CO	TWIN CITY FIRE INSURANCE CO C/O HARTFORD INS. CO 690 ASYLUM AVE HARTFORD, CT 06115 US	GEN LIAB POL #10CESSS8700; 6/1/99-02	20935	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TWIN CITY FIRE INSURANCE CO	TWIN CITY FIRE INSURANCE CO C/O HARTFORD INS. CO 690 ASYLUM AVE HARTFORD, CT 06115 US	GEN LIAB POL 10CESSS8700;2/1/98-99	20936	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE CO.	TWIN CITY FIRE INSURANCE CO. C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 37 WB MR0584	40752	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE CO.	TWIN CITY FIRE INSURANCE CO. C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 08 XSSL 2219	40751	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE CO.	TWIN CITY FIRE INSURANCE CO. C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 08 XS SL3062	40750	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE CO.	TWIN CITY FIRE INSURANCE CO. C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 08XSSL 3062	40749	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE CO.	TWIN CITY FIRE INSURANCE CO. C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 10CESSS8700	40748	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE CO.	TWIN CITY FIRE INSURANCE CO. C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 10CESSS8700	40747	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE CO.	TWIN CITY FIRE INSURANCE CO. C/O HARTFORD INSURANCE CO HARTFORD PLAZA ASYLUM AVE. HARTFORD, CT 06103 US	XS LIAB POL # 08 XSSL 3062; 7/1/94-95	20759	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE CO.	TWIN CITY FIRE INSURANCE CO. C/O HARTFORD INSURANCE CO HARTFORD PLAZA ASYLUM AVE. HARTFORD, CT 06103 US	XS LIAB POL # 08 XSSL 3062; 7/1/96-97	20760	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE CO.	TWIN CITY FIRE INSURANCE CO. C/O HARTFORD INSURANCE CO HARTFORD PLAZA ASYLUM AVE. HARTFORD, CT 06103 US	XS LIAB POL # 08XSSL3062; 7/1/95-96	20761	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE CO.	TWIN CITY FIRE INSURANCE CO. C/O HARTFORD INSURANCE CO HARTFORD PLAZA ASYLUM AVE. HARTFORD, CT 06103 US	WC POL# 37 WB MR0584; 6/30/80-6/30/81	20937	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	37511	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	37629	ASCK, INC.	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	37747	ASEPSIS	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	38001	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	38119	BIO-LAB, INC.	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER NDA0211044-02	40753	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	41045	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	41163	CROMPTON COLORS	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	41281	CROMPTON HOLDING	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	41399	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	41517	GLCC LAUREL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - DIRECTORS & OFFICERS EXCESS POLICY NUMBER NDA0211044 02	42244	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER NDA0211044-02	42239	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER NDA0211044-02	42240	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - DIRECTORS & OFFICERS POLICY NUMBER DA021104405	42243	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY THE HARTFORD CLAIMS DEPARTMENT, HARTFORD FINANCIAL PRODUCTS, 2 PARK AVE. 5TH FLOOR NEW YORK, NY 10016 USA	POLICY NO.NDA0211044-02 EFFECTIVE DATE 6/30/2002 TO 6/30/2003	20567	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	37393	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311 06	37767	BIOLAB COMPANY STORE	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	37883	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - DIRECTORS & OFFICERS POLICY NUMBER DA021104403	40754	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	40758	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - DIRECTORS & OFFICERS EXCESS POLICY NUMBER NDA0211044 02	40757	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - DIRECTORS & OFFICERS POLICY NUMBER DA021104404	40755	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - DIRECTORS & OFFICERS POLICY NUMBER DA021104405	40756	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY—A+	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	42245	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY—A+	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	42437	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY—A+	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	42555	GT SEED	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY—A+	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	42673	HOMECARE LABS	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY—A+	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	42791	ISCI INC.	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY—A+	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	42801	KEM MANUFACTURING	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY—A+	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	42925	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY—A+	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	43043	MONOCHEM INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
TWIN CITY FIRE INSURANCE COMPANY—A+	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	43161	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY—A+	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	43279	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY—A+	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	43397	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY—A+	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	43633	WRL OF INDIANA	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY—A+	TWIN CITY FIRE INS. CO (HARTFORD INS. GRP) C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 00DA0225311-08	43632	WRL OF INDIANA	INSURANCE POLICY			$0.00
TWIN CITY FIRE INSURANCE COMPANY—A+ -	TWIN CITY FIRE INSURANCE COMPANY - A+ C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER 00DA0225311 06	43515	WEBER CITY ROAD	INSURANCE POLICY			$0.00
TWIN CITY INSURANCE COMPANY	TWIN CITY INSURANCE COMPANY C O EXCESS CLAIM HANDLING OFFICE C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - POLICY NUMBER 10XS102334 TXS101 341 TXS102 589 TXS102 589 TXS102 589	40759	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
TWIN CITY INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - DIRECTORS & OFFICERS POLICY NUMBER DA021104404	42242	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
TWIN CITY INSURANCE COMPANY	TWIN CITY FIRE INSURANCE COMPANY C/O HARTFORD INSURANCE CO. HARTFORD, CT 06103 US	INSURANCE POLICY - DIRECTORS & OFFICERS POLICY NUMBER DA021104403	42241	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
U BOND TRADING CO LTD	U BOND TRADING CO LTD 1F NO 11 SEC 1 LIOU CHUAN WEST ROAD SOUTH DISTRICT TAICHUNG, TAIWAN ROC	DISTRIBUTION AGREEMENT	1232	CHEMTURA CORPORATION	DISTRIBUTION	14-Apr-08		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
U.S. FIRE	U.S. FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-2185	40769	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
U.S. FIRE	U.S. FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-2059	40777	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
U.S. FIRE	U.S. FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER 5220130293	40776	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
U.S. FIRE	U.S. FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER 5220029817	40775	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
U.S. FIRE	U.S. FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER 5320026352	40774	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
U.S. FIRE	U.S. FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-3485	40773	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
U.S. FIRE	U.S. FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-3462	40772	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
U.S. FIRE	U.S. FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-3402	40770	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
U.S. FIRE	U.S. FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-2I85	40768	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
U.S. FIRE	U.S. FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-2185	40767	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
U.S. FIRE	U.S. FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-3402	40766	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
U.S. FIRE	U.S. FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-2185	40765	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
U.S. FIRE	U.S. FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-2185	40764	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
U.S. FIRE	U.S. FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-2185	40763	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
U.S. FIRE	U.S. FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-2059	40762	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
U.S. FIRE	U.S. FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-2059	40761	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
U.S. FIRE	U.S. FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-2059	40760	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
U.S. FIRE	U.S. FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-3439	40771	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UAP DISTRIBUTION	UAP DISTRIBUTION ATTN LEGAL 7251 W 4TH ST GREELEY, CO 80634	COMITE II PACKAGING AGREEMENT	27004	CHEMTURA CORPORATION	TOLL MANUFACTURING	12-May-08		$0.00
UAP DISTRIBUTION	UAP DISTRIBUTION ATTN LEGAL 7251 W 4TH ST GREELEY, CO 80634	COMITE II PACKAGING AGREEMENT	546	CHEMTURA CORPORATION	TOLL MANUFACTURING	12-May-09		$0.00
UBS FINANCIAL SERVICES INC	UBS FINANCIAL SERVICES INC ATTN ELIZABETH WHITE 300 LIGHTNING WAY SECAUCUS, NJ 07094	SERVICE AGREEMENT FOR STOCK BENEFITS MANAGEMENT AND ADMINISTRATIVE SERVICES BETWEEN UBS FINANCIAL SERVICES INC AND CHEMTURA CORPORATION	1407	CHEMTURA CORPORATION	BENEFITS	16-Oct-06		$6,317.24
UCB CHEMICALS	UCB CHEMICALS MRS MMIA LAGET WORLDWIDE REGULATORY COORDINATOR PANTSERSCHIPSTRAAT 207 B 9000 GENT, BELGIUM	DATA SHARING AGREEMENT 13 (THIRAM - TAMINCO STUDIES JAN 01)	531	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	26-Jan-01		$0.00
UCB CHEMICALS	UCB CHEMICALS UCB NV CHEMISCHE SECTOR PANTSERSCHIPSTRAAT 207 B 9000 GENT, BELGIUM	LETTER OF UNDERSTANDING	542	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	01-Mar-01		$0.00
UCB CHEMICALS CORPORATION	UCB CHEMICALS CORPORATION 5365 A ROBIN HOOD RD NORFOLK, VA 23513	THIRAM MEMORANDUM OF UNDERSTANDING	425	CHEMTURA CORPORATION	JOINT DEVELOPMENT	21-Mar-85		$0.00
UCB CHEMICALS CORPORATION	UCB CHEMICALS CORPORATION 5365 A ROBIN HOOD RD NORFOLK, VA 23513 USA	AGREEMENT	547	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	16-May-89		$0.00
UCB S A	UCB S A 326 AVENUE LOUISE BOX 7 B-1050, BRUSSELS BELGIUM	HEADS OF UNDERSTANDING	548	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	08-Aug-94		$0.00
UHLE & CLARK	UHLE & CLARK 1800 STOUT DR WARMINISTER, PA 18974 USA	BROKER AGREEMENT SALES & MARKETING	310	HOMECARE LABS, INC.	SALES	01-Aug-05		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
UNDERWIRTERS AT LLOYDS	UNDERWIRTERS AT LLOYDS 314 W MAIN ST FRANKFORT, KY 40601	INSURANCE POLICY - POLICY NUMBER 5025/1-85 5025/2-85 5025/1-86 5025/2-86 5025/3-86 5025/4-86 5025/4A-86 5025/1-87 5025/2-87 5025/3-87 5025/4-87,4/A-87 5025/1-88 5025/2-88 5025/3-88 ROO3589 ROO3689 ROO3789 ROO3590	40778	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNDERWIRTERS AT LLOYDS	UNDERWIRTERS AT LLOYDS 314 W MAIN ST FRANKFORT, KY 40601	INSURANCE POLICY - POLICY NUMBER 5025/1-85 5025/2-85 5025/1-86 5025/2-86 5025/3-86 5025/4-86 5025/4A-86 5025/1-87 5025/2-87 5025/3-87 5025/4-87,4/A-87 5025/1-88 5025/2-88 5025/3-88 ROO3589 ROO3689 ROO3789 ROO3590	42246	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
UNDERWRITERS AT LLOYDS	UNDERWRITERS AT LLOYDS 314 W MAIN ST FRANKFORT, KY 40601	INSURANCE POLICY - POLICY NUMBER FD0806607	40779	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNICA CORPORATION	UNICA CORPORATION 170 TRACER LANE WALTHAM, MA 02451 USA	1629 DRI UNICA CORP - LICENSE - 10-SEP-2008.TXT UNICA CORPORATION “NETTRACKER” AND “AFFINIUM NETINSIGHT” END USER LICENSE AGREEMENT	1516	CHEMTURA CORPORATION	PURCHASE (NON-RAW MATERIALS)			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
UNICARE HEALTH LIFE & HEALTH INSURANCE COMPANY	UNICARE HEALTH LIFE & HEALTH INSURANCE COMPANY 233 S WACKER DR CHICAGO, IL 60606	UNICARE MEDICARE REWARDS PLAN CONNECTICUT MEDICARE PRESCRIPTION DRUG PLAN GROUP CONTRACT	1409	CHEMTURA CORPORATION	BENEFITS	01-Jan-06		$0.00
UNIFIRST CORPORATION	UNIFIRST CORPORATION ATTN LOCATION MANAGER 3 PROGRESS WAY CLARKSBURG, WV 26310	TEXTILE RENTAL SERVICES AGREEMENT	2839	CHEMTURA CORPORATION	SERVICES			$1,829.76
UNIFIRST CORPORATION	UNIFIRST CORPORATION ATTN LOCATION MANAGER 3 PROGRESS WAY CLARKSBURG, WV 26301	TEXTILE RENTAL SERVICES AGREEMENT BETWEEN CHEMTURA AND UNIFIRST CORPORATION DATED 03/20/2009	11872	CHEMTURA CORPORATION	SERVICES	20-Mar-09		$0.00
UNIGARD	UNIGARD 15805 NE 24TH ST BELLEVUE, WA 98008-2409	INSURANCE POLICY - POLICY NUMBER GL-269528	40781	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNIGARD	UNIGARD PO BOX 90701 BELLEVUE, WA 98009-0701	INSURANCE POLICY - POLICY NUMBER GL-269528	40782	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNIGARD	UNIGARD 15805 NE 24TH ST BELLEVUE, WA 98008-2409	INSURANCE POLICY - POLICY NUMBER GL-269528	40783	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNIGARD	UNIGARD PO BOX 90701 BELLEVUE, WA 98009-0701	INSURANCE POLICY - POLICY NUMBER GL-269528	40784	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNIGARD	UNIGARD 15805 NE 24TH ST BELLEVUE, WA 98008-2409	INSURANCE POLICY - POLICY NUMBER GL-269528	40780	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNIGARD	UNIGARD PO BOX 90701 BELLEVUE, WA 98009-0701	INSURANCE POLICY - POLICY NUMBER GL-269528	40785	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNIGARD INS	UNIGARD INS. 15805 NE 24TH ST BELLEVUE, WA 98008-2409	INSURANCE POLICY - POLICY NUMBER GL-269528	40786	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNIGARD INS	UNIGARD INS. PO BOX 90701 BELLEVUE, WA 98009-0701	INSURANCE POLICY - POLICY NUMBER GL-269528	40787	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNIGARD MUTUAL INSURANCE COMPANY	UNIGARD MUTUAL INSURANCE COMPANY 15805 NE 24TH ST BELLEVUE, WA 98008-2409	INSURANCE POLICY - POLICY NUMBER GL-26-9528	40788	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNION TANK CAR COMPANY	UNION TANK CAR COMPANY 49 ADLER CIR LUMBERTON, NJ 08048	RIDER NO. A033 (6 CARS)	2074	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Dec-07		$103,429.86
UNION TANK CAR COMPANY	UNION TANK CAR COMPANY 49 ADLER CIR LUMBERTON, NJ 08048	RIDER A136	2083	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Dec-05		$0.00
UNION TANK CAR COMPANY	UNION TANK CAR COMPANY 49 ADLER CIR LUMBERTON, NJ 08048	CHEMTURA RIDER A146 (2 CARS)	2075	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Feb-07		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
UNION TANK CAR COMPANY	UNION TANK CAR COMPANY ATTN LEGAL 175 W JACKSON BLVD CHICAGO, IL 60604	RIDER NO. A155 TO CAR SERVICE AGREEMENT	2076	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Feb-03		$0.00
UNION TANK CAR COMPANY	UNION TANK CAR COMPANY ATTN LEGAL 175 W JACKSON BLVD CHICAGO, IL 60604	RIDER NO. 157 TO CAR SERVICE AGREEMENT	2084	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Jul-06		$0.00
UNION TANK CAR COMPANY	UNION TANK CAR COMPANY ATTN LEGAL 175 W JACKSON BLVD CHICAGO, IL 60604	RIDER NO. A159 TO CAR SERVICE AGREEMENT	2078	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Oct-07		$0.00
UNION TANK CAR COMPANY	UNION TANK CAR COMPANY 2690 MAYFAIR LN YORK, PA 17408	RIDER NO. A017 (1 CAR)	2079	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Feb-08		$0.00
UNION TANK CAR COMPANY	UNION TANK CAR COMPANY 2690 MAYFAIR LN YORK, PA 17408	RIDER NO. A026 (1 CAR)	2080	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Mar-08		$0.00
UNION TANK CAR COMPANY	UNION TANK CAR COMPANY 49 ADLER CIR LUMBERTON, NJ 08048	RIDER A099	2082	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Dec-05		$0.00
UNION TANK CAR COMPANY	UNION TANK CAR COMPANY ATTN LEGAL 175 W JACKSON BLVD CHICAGO, IL 60604	RIDER NO. 28 TO CAR SERVICE AGREEMENT	2085	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-Mar-07		$0.00
UNION TANK CAR COMPANY	UNION TANK CAR COMPANY ATTN LEGAL 175 W JACKSON BLVD CHICAGO, IL 60604	UNION TANK CAR COMPANY CAR SERVICE AGREEMENT	2086	CHEMTURA CORPORATION	LEASE - RAIL CAR	01-May-06		$0.00
UNION TANK CAR COMPANY	UNION TANK CAR COMPANY ATTN LEGAL 175 W JACKSON BLVD CHICAGO, IL 60604	RIDER NO. 32 TO CAR SERVICE AGREEMENT	2081	GREAT LAKES CHEMICAL CORPORATION	LEASE - RAIL CAR	01-Apr-05		$0.00
UNIROYAL CHEMICAL COMPANY INC	UNIROYAL CHEMICAL COMPANY, INC. WORLD HEADQUARTERS MIDDLEBURY, CT 06749 USA	LICENSE AGREEMENT	27012	CHEMTURA CORPORATION	PATENT LICENSE	09-Jul-86		$0.00
UNIROYAL CHEMICAL COMPANY, INC.	UNIROYAL CHEMICAL COMPANY, INC. ATTN LEGAL 199 BENSON ROAD, CT 06749- USA	LICENSE AGREEMENT	20024	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
UNIROYAL CHEMICAL COMPANY, INC.	UNIROYAL CHEMICAL COMPANY, INC. ATTN LEGAL 199 BENSON ROAD, CT 06749- USA	RESEARCH AND DEVELOPMENT AGREEMENT	20025	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
UNIROYAL CHEMICAL COMPANY, INC.	UNIROYAL CHEMICAL COMPANY, INC. ATTN LEGAL 199 BENSON ROAD, CT 06749- USA	TRADEMARK AGREEMENT	20068	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
UNIROYAL CHEMICAL COMPANY, INC.	UNIROYAL CHEMICAL COMPANY, INC. ATTN LEGAL 199 BENSON ROAD, CT 06749- USA	TRADEMARK LICENSE AGREEMENT	20070	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
UNIROYAL CHEMICAL COMPANY, INC.	UNIROYAL CHEMICAL COMPANY, INC. ATTN LEGAL 199 BENSON ROAD, CT 06749- USA	TECHNOLOGY AGREEMENT	20067	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
UNIROYAL CHEMICAL EUROPE BV	UNIROYAL CHEMICAL EUROPE BV DIRK RIDDER DIRECTOR, NETHERLANDS	LICENSE AGREEMENT	11957	CHEMTURA CORPORATION	TRADEMARK LICENSE	01-Jan-01		$0.00
UNIROYAL CHEMICAL TAIWAN LIMITED	UNIROYAL CHEMICAL TAIWAN LIMITED 3-1 HSING KUNG RD TA-SHE INDUSTRIAL ZONE KAOHSIUNG 815, TAIWON	INTERCOMPANY DISTRIBUTION AGREEMENT - CHEMTURA CORP. IS DISTRIBUTOR FOR OTHER PARTY PRODUCTS	19955	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
UNIROYAL CHEMICAL TAIWAN LIMITED	UNIROYAL CHEMICAL TAIWAN LIMITED 3-1, HSING KUNG RD TA-SHE INDUSTRIAL ZONE KAOHSIUNG 815, TAIWON	INTERCOMPANY SERVICES CONTRACT - INDENT SALES - SERVICES PROVIDED TO CHEMTURA CORPORATION	19956	CHEMTURA CORPORATION	SERVICES			$0.00
UNIROYAL CHEMICAL TAIWAN LTD.	UNIROYAL CHEMICAL TAIWAN LTD. WORLD HEADQUARTERS 199 BENSON ROAD MIDDLEBURY, CT 6749	MANUFACTURING AGREEMENT	19870	CHEMTURA CORPORATION	JV - MANUFACTURING AGREEMENT			$0.00
UNIROYAL HOLDING, INC.	UNIROYAL HOLDING, INC. 70 GREAT HILL RD NAUGATUCK, CT 06770-2224 USA	TRADEMARK AGREEMENT	19992	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
UNIROYAL HOLDING, INC.	UNIROYAL HOLDING, INC UNIROYAL HOLDING, INC. 70 GREAT HILL ROAD NAUGATUCK, CT 06770 USA	RECISSION AND RESTATEMENT ASSUMPTION AGREEMENT BETWEEN UNIROYAL HOLDING, INC. AND UNIROYAL, INC. OCTOBER 27, 1985	43643	CHEMTURA CORPORATION	INDEMNIFICATION	10/27/1985		$0.00
UNIROYAL PLASTICS COMPANY, INC.	UNIROYAL PLASTICS COMPANY, INC. C/O UNIROYAL HOLDING, INC. 70 GREAT HILL ROAD NAUGATUCK, CT 06770 USA	RECISSION AND RESTATEMENT ASSUMPTION AGREEMENT BETWEEN UNIROYAL PLASTICS COMPANY, INC. AND UNIROYAL, INC. OCTOBER 27, 1985	43644	CHEMTURA CORPORATION	INDEMNIFICATION	10/27/1985		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
UNIROYAL POWER TRANSMISSION COMPANY INC	UNIROYAL POWER TRANSMISSION COMPANY INC WORLD HEADQUARTERS MIDDLEBURY, CT 06749	LICENSE AGREEMENT BETWEEN UNIROYAL POWER TRANSMISSION COMPANY INC AND UNIROYAL CHEMICAL COMPANY INC DATED 07/09/1986	11878	CHEMTURA CORPORATION	PATENT LICENSE	09-Jul-86		$0.00
UNIROYAL POWER TRANSMISSION, INC.	UNIROYAL POWER TRANSMISSION, INC. C/O UNIROYAL HOLDING, INC. 70 GREAT HILL ROAD NAUGATUCK, CT 06770 USA	RECISSION AND RESTATEMENT ASSUMPTION AGREEMENT BETWEEN UNIROYAL POWER TRANSMISSION, INC.. AND UNIROYAL, INC. OCTOBER 27, 1985	43645	CHEMTURA CORPORATION	INDEMNIFICATION	10/27/1985		$0.00
UNIROYAL PROPERTIES, INC.	UNIROYAL PROPERTIES, INC. C/O UNIROYAL HOLDING, INC. 70 GREAT HILL ROAD NAUGATUCK, CT 06770 USA	RECISSION AND RESTATEMENT ASSUMPTION AGREEMENT BETWEEN UNIROYAL PROPERTIES, INC. AND UNIROYAL, INC. OCTOBER 27, 1985	43646	CHEMTURA CORPORATION	INDEMNIFICATION	10/27/1985		$0.00
UNIROYAL TIRE COMPANY, INC.	UNIROYAL TIRE COMPANY, INC. C/O UNIROYAL HOLDING, INC. 70 GREAT HILL ROAD NAUGATUCK, CT 06770 USA	RECISSION AND RESTATEMENT ASSUMPTION AGREEMENT BETWEEN UNIROYAL TIRE COMPANY, INC. AND UNIROYAL, INC. OCTOBER 27, 1985	43647	CHEMTURA CORPORATION	INDEMNIFICATION	10/27/1985		$0.00
UNIROYAL USA	UNIROYAL USA 1 PKWY S GREENVILLE, SC 29615-5095	LETTER/SHAREHOLDERS’ LOAN AGREEMENTS	12519	CHEMTURA CORPORATION	JV - BANK/CREDIT			$0.00
UNIROYAL, INC.	UNIROYAL INC ATTN LEGAL 199 BENSON ROAD, CT 6749	TRADEMARK LICENSE AGREEMENT	20071	CHEMTURA CORPORATION	LICENSE AGREEMENT			$0.00
UNIROYAL, INC.	UNIROYAL CHEMICAL ACQUISITION CORPORATION C/O UNIROYAL HOLDING, INC. 70 GREAT HILL ROAD NAUGATUCK, CT 06770 USA	STOCK PURCHASE AGREEMENT BETWEEN UNIROYAL, INC. AND UNIROYAL CHEMICAL ACQUISITION CORPORATION JULY 25, 1986	43641	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	7/25/1986		$0.00
UNIROYAL, INC.	UNIROYAL, INC. C/O UNIROYAL HOLDING, INC. 70 GREAT HILL ROAD NAUGATUCK, CT 06770 USA	RECISSION AND RESTATEMENT ASSUMPTION AGREEMENT BETWEEN UNIROYAL CHEMICAL COMPANY, INC. AND UNIROYAL, INC. OCTOBER 27, 1985	43642	CHEMTURA CORPORATION	INDEMNIFICATION	10/27/1985		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
UNITED HEALTHCARE INSURANCE COMPANY	UNITED HEALTHCARE INSURANCE COMPANY 450 COLUMBUS BLVD HARTFORD, CT 06115-0450	UNITED HEALTHCARE INSURANCE COMPANY GROUP POLICY FOR CHEMTURA CORPORATION	1408	CHEMTURA CORPORATION	BENEFITS	01-Jan-09		$0.00
UNITED PHOSPHOROUS LTD	UNITED PHOSPHOROUS LTD JAI SHROFF UNIPHOS HOUSE 11TH ROAD MADHU PARK KHAR WEST MUMBAI 400 052, INDIA	LETTER FROM CHEMTURA TO UNITED PHOSPHOROUS LTD	549	CHEMTURA CORPORATION	CONFIDENTIALITY	29-Jun-07		$0.00
UNITED STATES FIDELITY AND GUARANTY COMPANY	UNITED STATES FIDELITY AND GUARANTY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER R1CCA77409	40790	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNITED STATES FIDELITY AND GUARANTY COMPANY	UNITED STATES FIDELITY AND GUARANTY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER R1CCA38885	40791	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNITED STATES FIDELITY AND GUARANTY COMPANY	UNITED STATES FIDELITY AND GUARANTY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER CGL180974	40789	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNITED STATES FIDELITY AND GUARANTY COMPANY	UNITED STATES FIDELITY AND GUARANTY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER OTC 1805	40794	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNITED STATES FIDELITY AND GUARANTY COMPANY	UNITED STATES FIDELITY AND GUARANTY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER R1CCA995710	40793	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNITED STATES FIDELITY AND GUARANTY COMPANY	UNITED STATES FIDELITY AND GUARANTY COMPANY C/O ST PAUL TRAVELERS HARTFORD, CT 06183 US	INSURANCE POLICY - POLICY NUMBER R1CCC57320	40792	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER 500-231790-9	40806	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER 500-436501-3	40805	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER 500-276738-7	40804	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER 522-0029617	40803	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER 522-0130293	40802	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER 522-002635 2	40801	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS 3439	40798	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS 3485	40800	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS 3402	40797	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS 2185	40796	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS 2059	40795	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS 3462	40799	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER 500-436501-3	42807	KEM MANUFACTURING	INSURANCE POLICY			$0.00
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER 500-276738-7	42806	KEM MANUFACTURING	INSURANCE POLICY			$0.00
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER 500-231790-9	42805	KEM MANUFACTURING	INSURANCE POLICY			$0.00
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER 500-231790-9	42804	KEM MANUFACTURING	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER 500-436501-3	42803	KEM MANUFACTURING	INSURANCE POLICY			$0.00
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER 500-276738-7	42802	KEM MANUFACTURING	INSURANCE POLICY			$0.00
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 412 MT. KEMBLE AVENUE P.O. BOX 1904 MORRISTOWN, NJ 07962 USA	INSURANCE POLICY NO. 500-276738-7	20522	KEM MANUFACTURING CORPORATION	INSURANCE POLICY			$0.00
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 412 MT. KEMBLE AVENUE P.O. BOX 1904 MORRISTOWN, NJ 07962 USA	INSURANCE POLICY NO. 500-231790-9	20521	KEM MANUFACTURING CORPORATION	INSURANCE POLICY			$0.00
UNITED STATES FIRE INSURANCE COMPANY	UNITED STATES FIRE INSURANCE COMPANY 412 MT. KEMBLE AVENUE P.O. BOX 1904 MORRISTOWN, NJ 07962 USA	INSURANCE POLICY NO. 500-436501-3	20523	KEM MANUFACTURING CORPORATION	INSURANCE POLICY			$0.00
UNITED STATES OF AMERICA	JOSEPH P. RUSSONIELLO UNITED STATES ATTORNEY 9TH FLOOR SAN FRANCISCO, CA 94102 USA	U.S. ANTITRUST FINE IMPOSED MAY 27, 2004 AS AMENDED BY THE STIPULATION ON MAY 26, 2009	43736	CHEMTURA CORPORATION	SETTLEMENT AGREEMENT	26-May-09		$0.00
UNITED SUPPLIERS GUARANTOR	UNITED SUPPLIERS GUARANTOR 30473 260TH ST PO BOX 538 ELDORA, IA 50627-0538	GUARANTY AGREEMENT	551	CHEMTURA CORPORATION	BANK/CREDIT	23-Apr-07		$0.00
UNITEX CHEMICAL CORPORATION	UNITEX CHEMICAL CORPORATION 520 BROOME RD GREENSBORO, NC 27406	CHEMTURA CORPORATION PURCHASE AGREEMENT	2087	CHEMTURA CORPORATION	PURCHASE (RAW MATERIALS)	01-Jul-07		$0.00
UNIVAR	CHEMPONT.COM INC ATTN STEVE BLOCK ONE BELLEVUE CENTER 411108TH AVE BELLEVUE, WA 98004 USA	CROMPTON CORPORATION DISTRIBUTOR AGREEMENT	628	CHEMTURA CORPORATION	DISTRIBUTION	01-Feb-05		$25,816.04
UNIVAR	CHEMPOINT.COM INC ONE BELLEVUE CENTER 411 108 TH AVE STE 1050 NE BELLEVUE, WA 98004 USA	DISTRIBUTOR AGREEMENT	51	CHEMTURA CORPORATION	DISTRIBUTION	15-Feb-05		$0.00
UNIVAR	UNIVAR USA INC 6100 CARILLON PT KIRKLAND, WA 98033 USA	DISTRIBUTOR AGREEMENT 2009	723	CHEMTURA CORPORATION	SALES	01-Jan-09		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
UNIVAR	CHEMPOINT.COM, INC. ATTN LEGAL 411 108TH AVE NE BELLEVUE, WA 98004-8404 USA	DISTRIBUTION AGREEMENT	629	GREAT LAKES CHEMICAL CORPORATION	DISTRIBUTION	25-Feb-05		$0.00
UNIVERSAL COOPERATIVES, INC	UNIVERSAL COOPERATIVES INC 1300 CORPORATE CTR CURVE EAGAN, MN 55121	CROMPTON MANUFACTURING COMPANY INC NON EXCLUSIVE DISTRIBUTOR AGREEMENT	36795	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-06		$183.01
UNIVERSAL REINSURANCECO LTD	UNIVERSAL REINSURANCECO LTD 18 QUEEN ST HAMILTON, HM 11 BERMUDA	INSURANCE POLICY - POLICY NUMBER PD10310	40807	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNIVERSIDAD POLITECNICA DE VALENCIA	UNIVERSIDAD POLITECNICA DE VALENCIA CENTRO DE TRANSFERENCIA DE TECNOLOGIA C O CLARA FORNES CAMINO DE VERA S N 46022 VALENCIA, SPAIN	INDUSTRY SPONSORED RESEARCH AND DEVELOPMENT AGREEMENT BETWEEN UNIVERSIDAD POLITECNICA AND CHEMTURA CORPORATION	12179	CHEMTURA CORPORATION	RESEARCH	01-Jul-08		$29,386.91
UNIVERSITY OF FLORIDA	UNIVERSITY OF FLORIDA DR THOMAS E WALSH DIRECTOR SPONSORED RESEARCH AND COM,PLIANCE DIVISION OF SPONSORED RESEARCH 219 GRINTER HALL GAINSVILLE, FL 32611-2037 USA	RESEARCH AGREEMENT BETWEEN CHEMTURA CORPORATION AND THE UNIVERSITY OF FLORIDA	1017	CHEMTURA CORPORATION	RESEARCH	31-Mar-08		$10,107.59
UNIVERSITY OF SOUTHERN MISSISSPI RESEARCH FOUNDATION	UNIVERSITY OF SOUTHERN MISSISSPI RESEARCH FOUNDATION 118 COLLEGE DR HATTIESBURG, MS 39406	RESEARCH AGREEMENT	2985	CHEMTURA CORPORATION	RESEARCH	01-Oct-08		$25,268.97
UNKNOWN	UNKNOWN,	INSURANCE POLICY - POLICY NUMBER UNKNOWN	40810	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNKNOWN	UNKNOWN,	INSURANCE POLICY - POLICY NUMBER UNKNOWN	40814	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNKNOWN	UNKNOWN,	INSURANCE POLICY - POLICY NUMBER UNKNOWN	40813	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNKNOWN	UNKNOWN,	INSURANCE POLICY - POLICY NUMBER UNKNOWN	40808	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNKNOWN	UNKNOWN,	INSURANCE POLICY - POLICY NUMBER UNKNOWN	40809	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
UNKNOWN	UNKNOWN,	INSURANCE POLICY - POLICY NUMBER UNKNOWN	40812	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
UNKNOWN	UNKNOWN,	INSURANCE POLICY - POLICY NUMBER UNKNOWN	40811	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
US AIRWAYS INC	US AIRWAYS INC MICHAEL SCHMELTZER 8500 ESSINGTON AVE TERMINAL B 3RD FL PHILADELPHIA, PA 19153	US AIRWAYS AND CHEMTURA NET-NET TRAVEL AGREEMENT	2848	CHEMTURA CORPORATION	SERVICES	01-Apr-09		$0.00
US FIRE	US FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-3462	40819	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
US FIRE	US FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-3402	40823	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
US FIRE	US FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-3402	40822	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
US FIRE	US FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-3485	40820	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
US FIRE	US FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-3439	40818	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
US FIRE	US FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER 5220130293	40817	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
US FIRE	US FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER 5220029817	40816	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
US FIRE	US FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER 5220026352	40815	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
US FIRE	US FIRE 305 MADISON AVE MORRISTOWN, NJ 7960 US	INSURANCE POLICY - POLICY NUMBER XS-3402	40821	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
US INDUSTRIAL LUBRICANTS INC	US INDUSTRIAL LUBRICANTS INC 3330 BEEKMAN STREET CINCINNATI, OH 45223 USA	SUPPLY AGREEMENT	1021	CHEMTURA CORPORATION	SALES	17-May-02		$0.00
US NATIONAL BANK ASSOCIATION	US NATIONAL BANK ASSOCIATION TRUSTEE FOR NEW JERSEY DEPT OF ENVIRONMENTAL PROTECTION DIVISION OF REMEDIATION SUPPORT,	REMEDIATION TRUST FUND AGREEMENT DATED JANUARY 29/30, 2007 BETWEEN HATCO CORPORATION AND US NATIONAL BANK ASSOCIATION, AS TRUSTEE FOR NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION, DIVISION OF REMEDIATION SUPPORT.	21147	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	29-Jan-07		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
US SECURITY ASSOCIATES INC	US SECURITY ASSOCIATES INC 1850 PARKWAY PL STE 710 MARIETTA, GA 30067 USA	SECURITY AND/OR PATROL SERVICE AGREEMENT	13047	BIO-LAB, INC.	SERVICES			$169,638.68
USA CONTAINER CO INC	USA CONTAINER CO INC ATTN MR WILLIAM GOLD PRESIDENT 1776 S 2ND ST PISCATAWAY, NJ 08854	CHEMTURA/USA CONTAINER WAREHOUSE AGREEMENT FOR NEW JERSEY (USA) DISTRIBUTION CENTER	2847	CHEMTURA CORPORATION	DISTRIBUTION	01-Mar-08		$28,759.93
USCO DISTRIBUTION SERVICES, INC.	USCO DISTRIBUTION SERVICES, INC. C/O UNIROYAL HOLDING, INC. 70 GREAT HILL ROAD NAUGATUCK, CT 06770 USA	RECISSION AND RESTATEMENT ASSUMPTION AGREEMENT BETWEEN USCO DISTRIBUTION SERVICES, INC. AND UNIROYAL, INC. OCTOBER 27, 1985	43648	CHEMTURA CORPORATION	INDEMNIFICATION	10/27/1985		$0.00
USDA-ARS-OTT	USDA-ARS-OTT ARS’ AUTHORIZED AGENT MARTHA B STEINBOCK 5601 SUNNYSIDE AVE BELTSVILLE, MD 20705-5131	RESEARCH AGREEMENT	27037	CHEMTURA CORPORATION	RESEARCH	01-Apr-08		$0.00
USM RESEARCH FOUNDATION	USM RESEARCH FOUNDATION MS HEATHERLY EDGAR FINANCE MANAGER 118 COLLEGE DR NO 8959 HATTIESBURG, MS 39406	RESEARCH AGREEMENT BETWEEN CHEMTURA CORPORATION AND THE UNIVERSITY OF SOUTHERN MISSISSIPPI RESEARCH FOUNDATION	2844	CHEMTURA CORPORATION	RESEARCH	01-Oct-08		$0.00
UTICA MUTUAL CO MUTUAL MARINE OFFICE	UTICA MUTUAL C O MUTUAL MARINE OFFICE 201 LAFAYETTE ST UTICA, NY 13502-4311	INSURANCE POLICY - POLICY NUMBER UNKNOWN	40824	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
V G SUPPLY COMPANY INC	V G SUPPLY COMPANY INC KEN KOTAS 1400 RENAISSANCE DR STE 309 PARK RIDGE, IL 60068 USA	DISTRIBUTION AGREEMENT	311	HOMECARE LABS, INC.	DISTRIBUTION	15-Jun-08		$0.00
VALENT USA CORPORATION	VALENT USA CORPORATION ATTN DANIEL P FAY MANAGER REGISTRATION & REGULATORY AFFAIRS 1600 RIVIERA AVE STE 200 WALNUT CREEK, CA 94596-8025	DATA SHARING AGREEMENT	552	CHEMTURA CORPORATION	CONFIDENTIALITY	15-May-08		$0.00
VAN HORN METZ & COMPANY	VAN HORN METZ & COMPANY 201 E ELM CONSHOHOCKEN, PA 19428	DISTRIBUTOR AGREEMENT	809	GREAT LAKES CHEMICAL CORPORATION	DISTRIBUTION	01-Oct-00		$0.00
VANDEMARK CHEMICAL INC	VANDEMARK GERALD SCHULTZ ONE NORTH TRANSIT ROAD LOCKPORT, NY 14094-2399 USA	CONTRACT PHOSGENE	37013	GREAT LAKES CHEMICAL CORPORATION	PURCHASE (RAW MATERIALS)			$223,054.27
VANGUARD INSURANCE CO.	VANGUARD INSURANCE CO. PO BOX 2600 VALLEY FORGE, PA 19482	INSURANCE POLICY - POLICY NUMBER 823XT9700120	40825	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
VENDAVO, INC	VENDAVO INC 1029 CORPORATION WAY PALO ALTO, CA 94303	MASTER SERVICES AGREEMENT	27050	CHEMTURA CORPORATION	SOFTWARE LICENSE	30-Jun-05		$260,411.77
VENDAVO, INC	VENDAVO INC 1029 CORPORATION WAY PALO ALTO, CA 94303	SOFTWARE LICENSE AGREEMENT	1693	CHEMTURA CORPORATION	SOFTWARE LICENSE	30-Jun-05		$0.00
VENOMIX, INC	VENOMIX INC ATTN MARK VAN ALLEN, PRESIDENT 406 FARMINGTON AVE FARMINGTON, CT 06032	DEVELOPMENT AND LICENSE AGREEMENT	27052	CHEMTURA CORPORATION	LICENSE AGREEMENT	15-Mar-06		$50,537.95
VENOMIX, INC	VENOMIX INC ATTN DR JOHN L MCINTYRE 4717 CAMPUS DR STE 1200 KALAMAZOO, MI 49008	LETTER RE: DEVELOPMENT AND LICENSE AGREEMENT	27051	CHEMTURA CORPORATION	LICENSE AGREEMENT	12-Jul-07		$0.00
VERTEX INC	VERTEX INC. W510248 PO BOX 7777 PHILADELPHIA, PA 19175-0248 USA	INVOICE	1697	CHEMTURA CORPORATION	SOFTWARE LICENSE			$1,675.24
VERTICALNET SOFTWARE, INC	VERTICALNET SOFTWARE INC LEGAL DEPARTMENT 400 CHESTER FIELD PKWY MALVERN, PA 19355	SUBSCRIPTION SOFTWARE LICENSE AND SERVICES AGREEMENT	2091	CHEMTURA CORPORATION	SOFTWARE LICENSE	28-Dec-06		$62,049.37
VESTA INSURANCE COMPAN	VESTA INSURANCE COMPANY 3760 RIVER RUN DR BIRMINGHAM, AL 35243-4718	INSURANCE POLICY - POLICY NUMBER E85805	40826	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
VESUVIUS USA CORPORATION	VESUVIUS USA CORPORATION VESUVIUS USA CORP 1404 NEWTON DR PO BOX 4014 CHAMPAIGN, IL 61822	UK TRADEMARK AGREEMENT BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES, INC., AS GRANTEE, COOKSON GROUP PLC AND ANZON LTD., AS GRANTORS, AND COOKSON AMERICA, INC. AND VESUVIUS USA CORPORATION, AS GUARANTORS	4415	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
VESUVIUS USA CORPORATION	VESUVIUS USA CORPORATION VESUVIUS USA CORP 1404 NEWTON DR PO BOX 4014 CHAMPAIGN, IL 61822	INDEMITY AGREEMENT BETWEEN AZ PRODUCTS S.A. DE C.V AND GREAT LAKES CHEMICAL CORPORATIONORATION AND COOKSON GROUP PLC, COOKSON AMERICA, INC., VESUVIUS USA CORPORATION AND NORMETALES S.A. DE C.V	4417	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	31-Oct-97		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
VESUVIUS USA CORPORATION	VESUVIUS USA CORPORATION VESUVIUS USA CORP 1404 NEWTON DR PO BOX 4014 CHAMPAIGN, IL 61822	MEXICAN ASSET PURCHASE AGREEMENT BY AND AMONG AZ PRODUCTS S.A. DE C.V. (“PURCHASER”) AND GREAT LAKES CHEMICAL CORPORATIONORATION (“GREAT LAKES”) AND COOKSON GROUP PLC (“COOKSON-UK”), COOKSON AMERICAS, INC. (“COOKSON-US”), VESUVIUS USA CORPORATION (“VESUVI	4418	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	31-Oct-97		$0.00
VESUVIUS USA CORPORATION	VESUVIUS USA CORPORATION VESUVIUS USA CORP 1404 NEWTON DR PO BOX 4014 CHAMPAIGN, IL 61822	UK TECHNOLOGY AGREEMENT BETWEEN COOKSON GROUP PLC AND ANZON LTD., AS GRANTOR, COOKSON AMERICA, INC. AND VESUVIUS USA CORPORATION, AS GUARANTORS, AND GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES, INC., AS GRANTEE	4414	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
VESUVIUS USA CORPORATION	VESUVIUS USA CORPORATION VESUVIUS USA CORP 1404 NEWTON DR PO BOX 4014 CHAMPAIGN, IL 61822	USA TRADEMARK AGREEMENT BETWEEN ANZON, INC., AS GRANTOR, COOKSON GROUP PLC, COOKSON AMERICA, INC. AND VESUVIUS USA CORPORATION, AS GUARANTORS AND GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES, AS GRANTEE	4412	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
VESUVIUS USA CORPORATION	VESUVIUS USA CORPORATION VESUVIUS USA CORP 1404 NEWTON DR PO BOX 4014 CHAMPAIGN, IL 61822	UK ASSET PURCHASE AGREEMENT BY AND AMONG HAMSARD ONE THOUSAND AND SIXTY LIMITED (“PURCHASER”), GREAT LAKES EUROPE LIMITED (“GREAT LAKES EUROPE”) AND GREAT LAKES CHEMICAL CORPORATIONORATION (“GREAT LAKES”) AND COOKSON GROUP PLC (“COOKSON-UK”), COOKSON AMER	4416	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
VESUVIUS USA CORPORATION	VESUVIUS USA CORPORATION VESUVIUS USA CORP 1404 NEWTON DR PO BOX 4014 CHAMPAIGN, IL 61822	MEXICAN TECHNOLOGY AGREEMENT BETWEEN NORMETALES S.A. DE C.V., AS GRANTOR, COOKSON GROUP PLC, COOKSON AMERICA, INC. AND VESUVIUS USA CORPORATION, AS GUARANTORS AND GREAT LAKES CHEMICAL CORPORATIONORATION TECHNOLOGIES, INC, AS GRANTEE	4413	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
VESUVIUS USA CORPORATION	VESUVIUS USA CORPORATION ATTN STUART L DANIELS ONE COOKSON PL PROVIDENCE, RI 02903 USA	SOUTH AFRICAN PURCHASE AGREEMENT BY AND AMONG ANTON HOLDINGS, INC. (“PURCHASER”) AND GREAT LAKES CHEMICAL CORPORATIONORATION (“GREAT LAKES”) AND COOKSON GROUP PLC. (“COOKSON-UK”), COOKSON AMERICA, INC. (“COOKSON-US”) AND VESUVIUS USA CORPORATION (“VESUVIU	4411	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS			$0.00
VIK RE SYNDICATE INC C O AMERICAN CONTINENTAL INS CO	VIK RE SYNDICATE INC C O AMERICAN CONTINENTAL INS CO 101 CONTINENTAL PL BRENTWOOD, TN 37027	INSURANCE POLICY - POLICY NUMBER UNKNOWN	40827	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
VINCENT A CALARCO	REDACTED	LETTER MEMORIALIZING RETIREMENT AGREEMENT	4780	CHEMTURA CORPORATION	SEVERANCE	30-Jun-04		REDACTED
VINCENT A CALARCO	REDACTED	EMPLOYMENT LETTER	11739	CHEMTURA CORPORATION	SEVERANCE	30-Jun-04		REDACTED
VIOLET KLINGHOFFER	REDACTED	LETTER RE VIOLET KLINGHOFFER PENSION SUPPLEMENT	11716	CHEMTURA CORPORATION	NON-QUALIFIED	01-Jan-87		REDACTED
VIP BUILDERS LLC	VIP BUILDERS LLC ATTN ARI STEINER ALEX FORKOSH C O CORAL REALTY LLC 400 BROOME ST NEW YORK, NY 10013	CITIBANK LETTER OF CREDIT 61607781 DATED DECEMBER 22, 2003 FOR $2,325,879 (SUBJECT TO AUTO-REDUCTION) FOR THE ACCOUNT OF CROMPTON CORPORATION IN FAVOR OF VIP BUILDERS LLC. THE LOC IS EVERGREEN FROM OCTOBER 14, 2004. THE LOC COVERS CROMPTON’S INDEMNITY FOR	11603	CHEMTURA CORPORATION	M&A - REAL ESTATE	14-Oct-04		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
VISION SERVICE PLAN INSURANCE COMPANY	VISION SERVICE PLAN INSURANCE COMPANY 3333 QUALITY DR RANCHO CORDOVA, CA 95670	GROUP VISION CARE POLICY	1410	CHEMTURA CORPORATION	BENEFITS	01-Jan-08		$0.00
VITO LOIOTILE	REDACTED	SEPARATION AGREEMENT AND RELEASE BETWEEN CHEMTURA CORPORATION AND VITO LOIOTILE DATED 07/31/2008	5321	CHEMTURA CORPORATION	SEVERANCE	31-Jul-08		REDACTED
VMWARE INC	VMWARE INC ATTN LEGAL 3401 HILLVIEW AVE PALO ALTO, CA 94034	AMENDMENT NO. 1 TO THE END USER LICENSE AGREEMENT	1702	CHEMTURA CORPORATION	SOFTWARE LICENSE	30-Mar-07		$0.00
VSR INFOTECH	VSR INFOTECH 504 MAHALAKSHMI TOWERS BALAJI NAGAR SIRIPURAM VISAKHAPATNAM 530 003, ANDHRA PRADESH INDIA	CONSULTING AGREEMENT	1703	CHEMTURA CORPORATION	CONSULTING	01-Feb-08		$0.00
VSR INFOTECH	VSR INFOTECH 504 MAHALAKSHMI TOWERS BALAJI NAGAR SIRIPURAM VISAKHAPATNAM 530 003, ANDHRA PRADESH INDIA	CONSULTING AGREEMENT BETWEEN CHEMTURA CORPORATION AND YASH TECHNOLOGIES INCORPORATED	27058	CHEMTURA CORPORATION	CONSULTING	25-Feb-09		$0.00
W R GRACE & CO	W R GRACE & CO WILLIAM M CORCORAN PUBLIC & REGULATORY AFFAIRS 7500 GRACE DR COLUMBIA, MD 21044	REMEDIATION AGREEMENT DATED 04/08/2005 BETWEEN HATCO CORPORATION AND W.R. GRACE & CO.- CONN AND REMEDIUM GROUP	2348	CHEMTURA CORPORATION	REMEDIATION			$0.00
WAGNER J SILVESTRE	REDACTED	SEPARATION AGREEMENT AND RELEASE	5343	CHEMTURA CORPORATION	SEVERANCE	03-Mar-09		REDACTED
WALMART STORES INC	WALMART STORES INC C O CORPORATE ACCOUNTING SAMS CLUB INC PO BOX 500787 ST LOUIS, MO 63150-0787 USA	SUPPLIER AGREEMENT	27059	HOMECARE LABS, INC.	SALES	26-Jun-06		$1,496.43
WALTER J COOK	REDACTED	EMPLOYMENT AGREEMENT BETWEEN W.J. COOK AND UNIROYAL CHEMICAL COMPANY	11708	UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE) (CHEMTURA CORPORATION?)	EMPLOYMENT	01-Sep-86		REDACTED
WALTER J SHORT	WALTER J SHORT WALTER J SHORT TO COPELAND AGENT FOR SHAREHOLDERS OR ETC 1725 S INDIAN TRL NAPERVILLE, IL 60565	STOCK PURCHASE AGREEMENT	3279	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	04-Jun-82		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
WALTER JEANES	WALTER JEANES W L THORNE AGRI BLEND INC 4604 INDUSTRIAL ST ROWLETT, TX 75088	EXECUTED GUARANTEES OF WALTER JEANES AND W T THRONE	4500	CHEMTURA CORPORATION	M&A - GUARANTY			$0.00
WARREN G. BROWN JR.	REDACTED	LETTER RE WARREN G. BROWN JR. PENSION SUPPLEMENT	11707	CHEMTURA CORPORATION	PENSION	01-Nov-87		REDACTED
WARREN-FORTHOUGHT	WARREN-FORTHOUGHT JAMES WEBB VP 1212 N VELASCO STE 207 ANGLETON, TX 77515	WARREN-FOTHOUGHT INC SOFTWARE LICENSE AND SERVICE AGREEMENT	2849	CHEMTURA CORPORATION	SOFTWARE LICENSE	13-Jul-07		$0.00
WASTE CORPORATION OF ARKANSAS INC WCA ARKANSAS	WASTE CORPORATION OF ARKANSAS INC WCA ARKANSAS ATTN MICHAEL L HOWELL SOUTH ARKANSAS HAULING 3083 SMACKOVER EL DORADO, AR 71730	SERVICE AGREEMENT BETWEEN WCA ARKANSAS AND CHEMTURA/GREAT LAKES DATED 04/21/2009	2908	GREAT LAKES CHEMICAL CORPORATION	SERVICES	21-Apr-09		$0.00
WASTE RESOURCE MANAGEMENT INC	WASTE RESOURCE MANAGEMENT, INC. ATTN: SALES MANAGER 4153 WESTRIDGE DRIVE MASON, OH 45040	CHEMUTRA CORP MASTER WASTE MANAGEMENT SERVICES AGREEMENT	2437	CHEMTURA CORPORATION	SERVICES			$50,815.13
WASTE RESOURCE MANAGEMENT INC	WASTE RESOURCE MANAGEMENT INC ATTN SALES MANAGER 4153 WESTRIDGE DR MASON, OH 45040	CHEMTURA CORPORATION MASTER WASTE MANAGEMENT SERVICES AGREEMENT BETWEEN CHEMTURA AND WASTE RESOURCES MANAGEMENT INC DATED 01/01/2006	11882	CHEMTURA CORPORATION	SERVICES	01-Jan-06		$0.00
WATSON WYATT	WATSON WYATT HR 875 THIRD AVE NEW YORK, NY 10022	VALUATION SERVICES AGREEMENT FOR 2008	1239	CHEMTURA CORPORATION	SERVICES			$27,403.91
WAYNE BOUTZALE	WAYNE BOUTZALE 1806 SPANISH DRIVE SARALAND, AL 36571	8/1/08 CONSULTING AND NONCOMPETITION AGREEMENT CHEMTURA - WAYNE BOUTZALE	12102	CHEMTURA CORPORATION	CONSULTING	01-Aug-08		$0.00
WEAVERS INSURANCE COMPANY	WEAVERS INSURANCE COMPANY C O ALEXANDER HOWDEN LTD 1211 AVE OF AMERICAS NEW YORK, NY 10036	INSURANCE POLICY - POLICY NUMBER GLA 9601675 CN/XS 8600268 CNXS 8600270 834/XS 8600267 CN/XS 8705094 CN/XS 8705095	40828	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WELLMARK INTERNATIONAL	WELLMARK INTERNATIONAL ATTN CHIEF OPERATING OFFICER 1501 E WOODFIELD RD STE 200W SCHAUMBURG, IL 60173	SUPPLY AND DISTRIBUTION AGREEMENT BY AND BETWEEN WELLMARK INTERNATIONAL AND CHEMTURA CORPORATION	34890	CHEMTURA CORPORATION	DISTRIBUTION	15-Mar-07		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
WENDY HOLLINGSWORTH COX	REDACTED	SEPARATION AGREEMENT AND RELEASE	5314	CHEMTURA CORPORATION	SEVERANCE	12-Dec-08		REDACTED
WEST CENTRAL INC	WEST CENTRAL INC 2700 TROTT AVE SW PO BOX 897 WILLMAR, MN 56201	CROMPTON MANUFACTURING COMPANY INC NON EXCLUSIVE DISTRIBUTOR AGREEMENT	556	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$87.43
WESTCHESTER FIRE INSURANCE CO	WESTCHESTER FIRE INSURANCE CO C/O U S REINSURANCE AGENCY CORP 75 PARK PLAZA BOSTON, MA 2116 US	XS LIAB POL # XLA 260231-0; 7/1/94-95	20762	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WESTCHESTER FIRE INSURANCE CO	WESTCHESTER FIRE INSURANCE CO C/O U S REINSURANCE AGENCY CORP 75 PARK PLAZA BOSTON, MA 2116 US	XS LIAB POL # XLA-260586-0; 7/1/95-96	20763	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WESTCHESTER FIRE INSURANCE CO	WESTCHESTER FIRE INSURANCE CO C/O U S REINSURANCE AGENCY CORP 75 PARK PLAZA BOSTON, MA 2116 US	XS LIAB POL # XLA-260791-0; 7/1/96-97	20764	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WESTCHESTER FIRE INSURANCE COMPANY	WESTCHESTER FIRE INSURANCE COMPANY C/O ACE USA NEW YORK, NY 10019 US	INSURANCE POLICY - POLICY NUMBER XLA 260586-0	40831	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WESTCHESTER FIRE INSURANCE COMPANY	WESTCHESTER FIRE INSURANCE COMPANY C/O ACE USA NEW YORK, NY 10019 US	INSURANCE POLICY - POLICY NUMBER XLA-260791-0	40830	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WESTCHESTER FIRE INSURANCE COMPANY	WESTCHESTER FIRE INSURANCE COMPANY C/O ACE USA NEW YORK, NY 10019 US	INSURANCE POLICY - POLICY NUMBER XLA 260231-0	40829	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WESTCHESTER PLASTICS	WESTCHESTER PLASTICS 42 MOUNTAIN AVE NESQUEHONING, PA 18420 UNITED STATES	ONLY REPRESENTATIVE SERVICE AGREEMENT	27	CHEMTURA CORPORATION	REACH	14-Nov-08		$0.00
WESTERN FARM SERVICE	WESTERN FARM SERVICE ATTN LEGAL 3705 W BEECHWOOD AVE FRESNO, CA 93711	CROMPTON MANUFACTURING COMPANY INC. NON-EXCLUSIVE DISTRIBUTOR AGREEMENT	12070	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$3,551.34
WESTERN FUMIGATION	WESTERN FUMIGATION 10 INDUSTRIAL HWY LESTER, PA 19029 USA	DISTRIBUTOR AGREEMENT 2009	724	CHEMTURA CORPORATION	SALES	01-Jan-09		$0.00
WESTERN SURETY	WESTERN SURETY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER 40702006	40833	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
WESTERN SURETY	WESTERN SURETY C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - POLICY NUMBER 30418095	40832	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	37513	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	37512	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	37630	ASCK, INC.	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	37631	ASCK, INC.	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	37749	ASEPSIS	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	37748	ASEPSIS	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	38003	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00

WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	38002	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	38121	BIO-LAB, INC.	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	38120	BIO-LAB, INC.	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	40835	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	40834	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY PO BOX 5077 SIOUX FALLS, SD 57117-6703 USA	CUSTOMS BOND	2199	CHEMTURA CORPORATION	INSURANCE POLICY	08-Jul-03		$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY 101 S PHILIPS AVE SIOUX FALLS, SD 57117-6703 USA	CUSTOMS BOND	2200	CHEMTURA CORPORATION	INSURANCE POLICY	23-Oct-08		$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	41165	CROMPTON COLORS	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	41164	CROMPTON COLORS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	41282	CROMPTON HOLDING	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	41283	CROMPTON HOLDING	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	42248	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	42247	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY 101 S PHILIPS AVE SIOUX FALLS, SD 57117-6703 USA	CUSTOMS BOND	2207	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY	01-Aug-06		$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	37395	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	37394	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	37885	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	37884	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	41047	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	41046	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	41401	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	41400	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	41519	GLCC LAUREL	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	41518	GLCC LAUREL	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	43635	WRL OF INDIANA	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	43634	WRL OF INDIANA	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	42438	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	42439	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	42557	GT SEED	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	42556	GT SEED	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	42675	HOMECARE LABS	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	42674	HOMECARE LABS	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	42793	ISCI INC.	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	42792	ISCI INC.	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	42808	KEM MANUFACTURING	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	42809	KEM MANUFACTURING	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	42927	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	42926	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	43045	MONOCHEM INC.	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	43044	MONOCHEM INC.	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	43163	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	43162	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	43280	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	43281	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	43399	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	43398	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 30418095	43517	WEBER CITY ROAD	INSURANCE POLICY			$0.00
WESTERN SURETY COMPANY - A	WESTERN SURETY COMPANY - A C/O C N A INSURANCE CO CHICAGO, IL 60685 US	INSURANCE POLICY - U.S. CUSTOMS BOND POLICY NUMBER 40702006	43516	WEBER CITY ROAD	INSURANCE POLICY			$0.00
WESTON SOLUTIONS INC	WESTON SOLUTIONS 1400 WESTON WAY PO BOX 2653 WEST CHESTER, PA 19380-2653	REMEDIATION AGREEMENT DATED APRIL 2005 AMONG WESTON SOLUTIONS, HATCO CORPORATION, WR GRACE & CO AND REMEDIUM GROUP INC	21148	CHEMTURA CORPORATION	M&A - REMEDIATION	01-Apr-05		$0.00
WHITMORE MICROGEN RESEARCH LABORATORIES INC	WHITMORE MICROGEN RESEARCH LABORATORIES INC 3568 TREE CT IND BLVD ST LOUIS, MO 63122	FIRST AMENDMENT TO SUPPLY, MARKETING AND DISTRIBUTION AGREEMENT	12071	CHEMTURA CORPORATION	DISTRIBUTION	29-Dec-04		$0.00
WHITMORE MICROGEN RESEARCH LABORATORIES INC	WHITMORE MICROGEN RESEARCH LABORATORIES INC 3568 TREE CT IND BLVD ST LOUIS, MO 63122	SECOND AMENDMENT TO SUPPLY, MARKETING AND DISTRIBUTION AGREEMENT	12072	CHEMTURA CORPORATION	DISTRIBUTION	02-Dec-08		$0.00
WHITMORE MICRO-GEN RESEARCH LABORATORIES INC	WHITMORE MICRO-GEN RESEARCH LABORATORIES INC 3568 TREE COURT INDUSTRIAL BLVD ST LOUIS, MO 63122-2260	SUPPLY MARKETING AND DISTRIBUTION AGREEMENT	34892	CHEMTURA CORPORATION	DISTRIBUTION	31-Oct-00		$0.00
WIL RESEARCH LABORATORIES, LLC	WIL RESEARCH LABORATORIES LLC JAMES M RUDAR MBA 1407 GEORGE RD ASHLAND, OH 44805 USA	MASTER LABORATORY SERVICES AGREEMENT	314	CHEMTURA CORPORATION	LABORATORY			$1,147.20
WIL RESEARCH LABORATORIES, LLC	WIL RESEARCH WIL RESEARCH LABORATORIES LLC ATTN MARK P VISSNER AND TOM PERLMUTTER C/O BEHRMAN CAPITAL 126 E 56TH NEW YORK, NY 10022	WIL RESEARCH LAB/ETC LEASE COVERING ASHLAND, OHIO FACILITIES	4362	GREAT LAKES CHEMICAL CORPORATION	M&A - LEASE - REAL PROPERTY			$0.00
WILBUR ELLIS COMPANY	WILBUR ELLIS COMPANY 1215 DAKOTA AVE N HURON, SD 57350	CROMPTON MANUFACTURING COMPANY INC NON EXCLUSIVE DISTRIBUTOR AGREEMENT	559	CHEMTURA CORPORATION	DISTRIBUTION	01-Jan-05		$808.61

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
WILBUR ELLIS COMPANY	WILBUR ELLIS COMPANY 1215 DAKOTA AVE N HURON, SD 57350	2007 FIRESTORM REPACKAGING AGREEMENT	561	CHEMTURA CORPORATION	DISTRIBUTION	25-Mar-08		$0.00
WILBUR ELLIS COMPANY	WILBUR ELLIS COMPANY 305 27TH AVE SW MINOT, ND	2007 FIRESTORM REPACKAGING AGREEMENT	560	CHEMTURA CORPORATION	DISTRIBUTION	01-Apr-08		$0.00
WILBUR ELLIS COMPANY	WILBUR ELLIS COMPANY 1215 DAKOTA AVE N HURON, SD 57350	CROMPTON MANUFACTURING COMPANY INC NON EXCLUSIVE DISTRIBUTOR AGREEMENT	34894	CHEMTURA HOLDING	DISTRIBUTION	01-Jan-05		$0.00
WILDMAN	WILDMAN 800 S BUFFALO ST WARSAW, IN 46580 USA	SERVICE AGREEMENT	315	BIO-LAB, INC.	SERVICES			$444.95
WILLARD BENSON (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	WILLARD BENSON (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) SHARPE MCQUEEN P.A. 6900 COLLEGE BLVD. SUITE 285 OVERLAND PARK, KS 66211 USA	SETTLEMENT AGREEMENT NOV. 28, 2007	21089	CHEMTURA CORPORATION	SETTLEMENT			$0.00
WILLARD BENSON (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	WILLARD BENSON (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) LAW OFFICE OF KRISHNA B. NARINE, P.C. 2600 PHILMONT AVE. SUITE 324 HUNTINGTON VALLEY, PA 19006 USA	SETTLEMENT AGREEMENT NOV. 28, 2007	21088	CHEMTURA CORPORATION	SETTLEMENT			$0.00
WILLARD BENSON (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	WILLARD BENSON (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) GOLDMAN, SCARLATO & KARON, P.C. 55 PUBLIC SQUARE SUITE 1500 CLEVELAND, OH 44113-1998 USA	SETTLEMENT AGREEMENT NOV. 28, 2007	21087	CHEMTURA CORPORATION	SETTLEMENT			$0.00
WILLARD BENSON (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED)	WILLARD BENSON (ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED) BALL & SCOUT 550 MAIN AVE. SUITE 601 KNOXVILLE, TN 37902 USA	SETTLEMENT AGREEMENT NOV. 28, 2007	21086	CHEMTURA CORPORATION	SETTLEMENT			$0.00
WILLIAM A.STEPHENSON	REDACTED	SEPARATION AND GENERAL RELEASE AGREEMENT	4708	CHEMTURA CORPORATION	SEVERANCE			REDACTED

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
WILLIAM C MCALAINE	WILLIAM C MCALAINE 381 COVENTRY CT CLARENDON HILLS, IL 60514 USA	AGREEMENT AND PLAN OF MERGER AMONG ANDERSON OIL & CHEMICAL COMPANY, INC., RICHARDSON ENTERPRISES, INC., WITCO CORPORATION, EDWARD L. MCMILLAN, JR. AND WILLIAM C. MCLAINE	12848	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	30-Nov-87		$0.00
WILLIAM J ABBOTT	REDACTED	LETTER RE WILLIAM J ABBOTT PENSION SUPPLEMENT	11699	CHEMTURA CORPORATION	PENSION	01-Aug-93		REDACTED
WILLIAM J ASHE	REDACTED	LETTER RE: RETIREMENT PLAN OF WITCO CORPORATION FOR WILLIAM J. ASHE DATED 05/21/1986	4673	CHEMTURA CORPORATION	PENSION	01-Oct-85		REDACTED
WILLIAM J FERRACONE	REDACTED	MASTERFILE AUDIT REPORT	11711	CHEMTURA CORPORATION	BENEFITS			REDACTED
WILLIAM MAHONEY	REDACTED	RETIREMENT AGREEMENT	4772	CHEMTURA CORPORATION	PENSION	01-Jul-96		REDACTED
WILLIAM OLIVER	REDACTED		37224	CHEMTURA CORPORATION	SEVERANCE			REDACTED
WILLIAM R TOLLER	REDACTED	RETIREMENT AGREEMENT	4776	CHEMTURA CORPORATION	SEVERANCE	01-Jul-96		REDACTED
WILLIAM SUMMERS JR	REDACTED	NORTHERN TRUST BENEFIT PAYMENT PASSPORT	11728	CHEMTURA CORPORATION	SEVERANCE			REDACTED
WILLIAM WIESNER	REDACTED	12/20/07 LETTER ADVISING OF CHEMTURA CORP RETIREMENT BENEFITS	4710	CHEMTURA CORPORATION	BENEFITS			REDACTED
WILLIAM WISHNICK	REDACTED	12/29/05 LETTER ADVISING OF TERMINATION OF SENIOR EXECUTIVE RETIREMENT PLAN	4711	CHEMTURA CORPORATION	BENEFITS			REDACTED
WING ON INTERNATIONAL CO	WING ON INTERNATIONAL CO MR ROBERT F WANG VICE PRESIDENT 12TH FL STE 4 NO 112 CHUNG SAN RD SEC 2 TAIPEI, TAIWAN ROC	AGENCY AGREEMENT FOR TAIWAN (THE “TERRITORY”) BETWEEN WING ON INTERNATIONAL CO (“AGENT”) AND WITCO CORPORATION PETROLEUM ADDITIVES SBU (“WITCO”)	1022	CHEMTURA CORPORATION	AGENCY	01-Oct-99		$0.00
WINTERTHUR INTERNATIONAL AMERICA INS.CO	WINTERTHUR INTERNATIONAL AMERICA INS.CO C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER 823/KE9800937	40836	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
WINTERTHUR INTERNATIONAL AMERICA INSURANCE CO.	WINTERTHUR INTERNATIONAL AMERICA INSURANCE CO. C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER 823/KE9800937	40840	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE CO.	WINTERTHUR INTERNATIONAL AMERICA INSURANCE CO. C/O AON GROUP LTD 8 DEVONSHIRE SQ. LONDON, ENGLAND EC2M4PL UK	XS LIABIITY PO;L # 823/KE9800937 6/1/98-11/4/99	20524	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE CO.	WINTERTHUR INTERNATIONAL AMERICA INSURANCE CO. C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL004285001	40837	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE CO.	WINTERTHUR INTERNATIONAL AMERICA INSURANCE CO. C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL004285002	40838	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE CO.	WINTERTHUR INTERNATIONAL AMERICA INSURANCE CO. C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL004285000	40839	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL 004-28-49-00	40845	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL 004-28-49-99	40846	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL 004-28-49-01	40844	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL 004-28-49-99	42254	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL 004-28-49-01	42258	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL 004-28-49-02	42257	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL 004-28-49-02	42255	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL 0004-28-49-99	42256	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL 004-28-49-99	42260	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL 004-28-49-00	42259	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL 0004-28-49-99	42250	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL 004-28-49-02	42251	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL 004-28-49-02	42249	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL 004-28-49-00	42253	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL 004-28-49-01	42252	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY 40 WALL ST. 41 ST FLOOR NEW YORK, NY 10005 USA	POLICY NO. HFL 004-28-49-01 EFFECTIVE DATE 5/1/2001 TO 5/1/2002	20643	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY 40 WALL ST. 41 ST FLOOR NEW YORK, NY 10005 USA	POLICY NO. HFL 004-28-49-02 EFFECTIVE DATE 5/1/2002 TO 5/1/2003	20644	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY 40 WALL ST. 41 ST FLOOR NEW YORK, NY 10005 USA	POLICY NO. HFL 004-28-49-99 EFFECTIVE DATE 8/19/1999 TO 5/1/2000	20645	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY 40 WALL ST. 41 ST FLOOR NEW YORK, NY 10005 USA	POLICY NO. HFL 0004-28-49-99 EFFECTIVE DATE 8/19/1999 TO 5/1/2000	20568	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY 40 WALL ST. 41 ST FLOOR NEW YORK, NY 10005 USA	POLICY NO. HFL 004-28-49-00 EFFECTIVE DATE 5/1/2000 TO 5/1/2001	20642	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL 004-28-49-02	40841	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL 0004-28-49-99	40842	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY	WINTERTHUR INTERNATIONAL AMERICA INSURANCE COMPANY C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER HFL 004-28-49-02	40843	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONALAMERICA INSUARNCE CO	WINTERTHUR INTERNATIONALAMERICA INSUARNCE CO 2728 TURTLE CREEK BLVD DALLAS, TX 75220 US	INTL.LIAB POL # HFL004285000;6/1/00-01	20940	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONALAMERICA INSUARNCE CO	WINTERTHUR INTERNATIONALAMERICA INSUARNCE CO 2727 TURTLE CREEK BLVD DALLAS, TX 75219 US	INTL.LIAB POL # HFL004285001;6/1/01-02	20938	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR INTERNATIONALAMERICA INSUARNCE CO	WINTERTHUR INTERNATIONALAMERICA INSUARNCE CO 2727 TURTLE CREEK BLVD DALLAS, TX 75219 US	INTL.LIAB POL # HFL004285002;6/1/02-03	20939	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR SWISS INSURANCE CO	WINTERTHUR SWISS INSURANCE CO. C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER 839/CX2931001	40851	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR SWISS INSURANCE CO	WINTERTHUR SWISS INSURANCE CO C/O HEATH LAMBERT LIMITED FRIARY COURT CRUTCHED FRIAIRS LONDON, ENGLAND EC3N 2NP UK	XS LIABILITY POL # 01-UK-FF-0000021-00; 11/4/00-11/4/01	20526	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR SWISS INSURANCE CO	WINTERTHUR SWISS INSURANCE CO C/O AON GROUP LTD 10 DEVONSHIRE SQ. LONDON, ENGLAND EC2M4PL UK	PUNITIVE DAM LIAB POL # 823/KE9800938; 6/1/98-01	20525	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR SWISS INSURANCE CO	WINTERTHUR SWISS INSURANCE CO INTERNATIONAL UNDERWRITING ASSOCIATION OF LONDON LONDON UNDERWRITING CENTRE 3 MINSTER COURT, MINCING LANE LONDON, ENGLAND EC3R 7DD UK	XS LIABILITY POL # NS2931099; 11/4/99-00	20527	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
WINTERTHUR SWISS INSURANCE CO.	WINTERTHUR SWISS INSURANCE CO. C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER 839/CX2931000	40847	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR SWISS INSURANCE CO.	WINTERTHUR SWISS INSURANCE CO. C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER NS2931099	40848	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR SWISS INSURANCE CO.	WINTERTHUR SWISS INSURANCE CO. C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER 823/KE9700938	40849	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WINTERTHUR SWISS INSURANCE CO.	WINTERTHUR SWISS INSURANCE CO. C/O WINTERTHUR SWISS INSURANCE CO. WINTERTHUR, SWITZERLAND SWITZERLAND	INSURANCE POLICY - POLICY NUMBER 823/KE9800938	40850	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
WITCO CANADA INC	WITCO CANADA 36 UPTON RD SCARBOROUGH, ON M1L 2B8 CANADA	DISTRIBUTION AGREEMENT	12591	CHEMTURA CORPORATION	M&A - DISTRIBUTION			$0.00
WITCO CORPORATION	WITCO CORPORATION ONE AMERICAN LN GREENWICH, CT 06831-2559 USA	AGENCY AGREEMENT FOR TAIWAN (THE “TERRITORY”) BETWEEN WING ON INTERNATIONAL CO (“AGENT”) AND WITCO CORPORATION PETROLEUM ADDITIVES SBU (“WITCO”)	1024	CHEMTURA CORPORATION	AGENCY	01-Oct-99		$0.00
WITCO KUNSTHARZE	WITCO KUNSTHARZE GMBH 6401 BRICKER ROAD AVOCA, MI 48006	SERVICE AGREEMENT I	12957	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	19-Feb-98		$0.00
WITCO KUNSTHARZE	WITCO KUNSTHARZE GMBH 6401 BRICKER ROAD AVOCA, MI 48006	SERVICE AGREEMENT II	12958	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	19-Feb-98		$0.00
WITCO KUNSTHARZE	WITCO KUNSTHARZE GMBH 6401 BRICKER ROAD AVOCA, MI 48006	AGREEMENT ON UTILITIES AND DISPOSAL SERVICES	12954	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	19-Feb-98		$0.00
WITCO KUNSTHARZE	WITCO KUNSTHARZE GMBH 6401 BRICKER ROAD AVOCA, MI 48006	CONTRIBUTION AGREEMENT	12955	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	19-Feb-98		$0.00
WITCO KUNSTHARZE	WITCO KUNSTHARZE GMBH 6401 BRICKER ROAD AVOCA, MI 48006	SERVICE AGREEMENT III	12959	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS	19-Feb-98		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
WITCO KUNSTHARZE	WITCO KUNSTHARZE GMBH 6401 BRICKER ROAD AVOCA, MI 48006	LEASE AGREEMENT CONCERNING STORAGE SPACE	12956	CHEMTURA CORPORATION	M&A - LEASE - REAL PROPERTY	19-Feb-98		$0.00
WITCO KUNSTHARZE	WITCO KUNSTHARZE GMBH 6401 BRICKER ROAD AVOCA, MI 48006	SUB-LEASE AGREEMENT CONCERNING OFFICE PREMISES	12960	CHEMTURA CORPORATION	M&A - LEASE - REAL PROPERTY	19-Feb-98		$0.00
WITCO KUNSTHARZE	WITCO KUNSTHARZE GMBH 6401 BRICKER ROAD AVOCA, MI 48006	AGREEMENT CONCERNING INVESTMENTS AT BERGKAMEN SITE (REGARDING COOLING TOWER/COOLING WATER; SUPPLY WITH STEM/OFF GAS; WASTE BURNING AND LWL-NET	12953	CHEMTURA CORPORATION	M&A - DISTRIBUTION	19-Feb-98		$0.00
WITCO KUNSTHARZE	WITCO KUNSTHARZE GMBH 6401 BRICKER ROAD AVOCA, MI 48006	SUB-LEASE AGREEMENT CONCERNING PREMISES FOR RESEARCH AND DEVELOPMENT FACILITIES INCLUDING “TECHNIKA”	12961	CHEMTURA CORPORATION	M&A - DISTRIBUTION	19-Feb-98		$0.00
WITCO KUNSTHARZE	WITCO KUNSTHARZE ERNST-SCHERING-STRAßE 14 BERGKAMEN, 59192 GERMANY	ASSET SALE OF EPOXY BUSINESS FROM WITCO TO WITCO KUNSTHARZE	12592	CHEMTURA CORPORATION	M&A - SALES			$0.00
WITCO MEXICO	WITCO MEXICO CALZ. GUADALUPE NO. 410 COL. EL CERRITO CUAUTITLÁN, EDO. DE MÉX. 54880 MEXICO	DISTRIBUTION AGREEMENT	12593	CHEMTURA CORPORATION	M&A - DISTRIBUTION			$0.00
WL THORNE	WL THORNE AGRI BLEND INC 4604 INDUSTRIAL ST ROWLETT, TX 75088	ASSET PURCHASE AGREEMENT	4501	CHEMTURA CORPORATION	MERGERS & ACQUISITIONS			$0.00
WOLVERINE FIRE PROTECTION CO	BUSINESS WIRE 40 EAST 52ND ST NY, NY 10002	DISCOUNTS AND EXCLUSIVITITY AGREEMENT	1233	CHEMTURA CORPORATION	SERVICES	01-Aug-08		$0.00
WOODARD & CURRAN, INC	WOODARD & CURRAN 1520 HIGHLAND AVE CHESHIRE, CT 06410	BUDGETARY COST ESTIMATE FOR 2009 ENVIRONMENTAL SERVICES 280 ELM STREET NAUGATUCK, CT	2433	CHEMTURA CORPORATION	ENVIRONMENTAL (NON-REACH)			$302,436.52
WR GRACE & CO CONN	WR GRACE & CO CONN 7500 GRACE DR COLUMBIA, MD 21044	PRIOR RIGHTS AGREEMENT	1099	CHEMTURA CORPORATION	TRADEMARK LICENSE			$0.00
WS PACKAGING GROUP INC	WS PACKAGING GROUP INC CHIEF OPERATING OFFICER 2571 S HEMLOCK RD GREEN BAY, WI 54311	PURCHASE AGREEMENT FOR LABELS & FOLDED CARTONS	2093	BIO-LAB, INC.	PACKAGING	01-Jan-09		$702,520.59
WS PACKAGING GROUP INC	WS PACKAGING GROUP INC SCOTT FISHER COO 2571 S HEMLOCK RD GREEN BAY, WI 54311 USA	PURCHASE AGREEMENT FOR LABELS AND FOLDED CARTONS	317	BIO-LAB, INC.	PACKAGING	01-Jan-09		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
XEROX CORPORATION	XEROX C O BOB KEEN 1756 MILEGROUND RD MORGANTOWN, WV 26505	LEASE AGREEMENT BETWEEN CROMPTON CORPORATION AND XEROX DATED 05/11/2005 RE: LEASE NO. 4500363656	11884	CHEMTURA CORPORATION	LEASE - EQUIPMENT	11-Mar-05		$7,293.46
XL INSURANCE AMERIC, INC.	XL INSURANCE AMERIC, INC. C/O X L CAPITAL STAMFORD, CT 06902-6040 US	INSURANCE POLICY - POLICY NUMBER US00006600LI03A	40854	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE AMERIC, INC.	XL INSURANCE AMERIC, INC. C/O X L CAPITAL STAMFORD, CT 06902-6040 US	INSURANCE POLICY - POLICY NUMBER US00006600LI04A	40853	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE AMERICA INC	XL INSURANCE AMERICA INC C/O X L CAPITAL STAMFORD, CT 06902-6040 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER US00006600LI03A	40857	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE AMERICA INC	XL INSURANCE AMERICA INC C/O X L CAPITAL STAMFORD, CT 06902-6040 US	INSURANCE POLICY - COMMERCIAL PACKAGE POLICY POLICY NUMBER HFL 004 28 49 01	40856	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE AMERICA INC	XL INSURANCE AMERICA INC C/O X L CAPITAL STAMFORD, CT 06902-6040 US	INSURANCE POLICY - COMMERCIAL PACKAGE POLICY POLICY NUMBER HFL 004 28 49 02	40855	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE AMERICA INC	XL INSURANCE AMERIC, INC. C/O X L CAPITAL STAMFORD, CT 06902-6040 US	INSURANCE POLICY - POLICY NUMBER US00006600LI04A	42264	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE AMERICA INC	XL INSURANCE AMERIC, INC. C/O X L CAPITAL STAMFORD, CT 06902-6040 US	INSURANCE POLICY - POLICY NUMBER US00006600LI04A	42262	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE AMERICA INC	XL INSURANCE AMERIC, INC. C/O X L CAPITAL STAMFORD, CT 06902-6040 US	INSURANCE POLICY - POLICY NUMBER US00006600LI03A	42263	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE AMERICA INC	XL INSURANCE AMERICA INC C/O X L CAPITAL STAMFORD, CT 06902-6040 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER US00006600LI03A	42268	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE AMERICA INC	XL INSURANCE AMERICA INC C/O X L CAPITAL STAMFORD, CT 06902-6040 US	INSURANCE POLICY - COMMERCIAL PACKAGE POLICY POLICY NUMBER HFL 004 28 49 01	42267	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE AMERICA INC	XL INSURANCE AMERICA INC C/O X L CAPITAL STAMFORD, CT 06902-6040 US	INSURANCE POLICY - COMMERCIAL PACKAGE POLICY POLICY NUMBER HFL 004 28 49 02	42266	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE AMERICA INC	XL INSURANCE AMERIC, INC. C/O X L CAPITAL STAMFORD, CT 06902-6040 US	INSURANCE POLICY - POLICY NUMBER US00006600LI03A	42265	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
XL INSURANCE AMERICA, INC.	XL INSURANCE AMERICA, INC. SEAVIEW JOUSE, 70 SEAVIEW AVE. STAMFORD, CT 06902-6040 USA	POLICY NO. US00006600LI04A EFFECTIVE DATE 5/1/2004 TO 8/1/2005	20570	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE AMERICA, INC.	XL INSURANCE AMERICA, INC. SEAVIEW JOUSE, 70 SEAVIEW AVE. STAMFORD, CT 06902-6040 USA	POLICY NO. US00006600LI03A EFFECTIVE DATE 5/1/2003 TO 5/1/2004	20569	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB-00215	40863	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB0021593	40862	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	40861	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	40860	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	40859	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB 00215	40858	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER G27RXB G27RXB XLUMB-00215 XLUMB-00215	40852	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	40865	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	40866	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	40871	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	40870	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	40869	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	40868	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	40867	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	42278	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	42282	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	42281	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	42279	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	42277	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	42276	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	42275	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB-00215	42274	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB0021593	42273	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	42272	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	42271	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	42270	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB 00215	42269	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER G27RXB G27RXB XLUMB-00215 XLUMB-00215	42261	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	42280	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
XL INSURANCE COMPANY LTD.	XL INSURANCE COMPANY LTD. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER XLUMB-00442	40876	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE COMPANY LTD.	XL INSURANCE COMPANY LTD. 1 VICTORIA ST., CUMBERLAND HOUSE, P.O.BOX HM2245 HAMILTON, HMJX BERMUDA	EXCESS LIAB. POL#XLUMB-00442; 11/4/1987-1991	13115	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE COMPANY LTD.	XL INSURANCE COMPANY LTD. 1 VICTORIA ST., CUMBERLAND HOUSE, P.O.BOX HM2245 HAMILTON, HMJX BERMUDA	EXCESS LIAB. POL#XLUMB-00442; 7/1/1991-1992	13117	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE COMPANY LTD.	XL INSURANCE COMPANY LTD. 1 VICTORIA ST., CUMBERLAND HOUSE, P.O.BOX HM2245 HAMILTON, HMJX BERMUDA	EXCESS LIAB. POL#XLUMB-00442; 11/4/1993-1996	13116	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE COMPANY, LTD.	XL INSURANCE COMPANY, LTD. CUMBERLAND HOUSE ONE VICTORIA STREET HAMILTON, BERMUDA HM2245 BERM	XS LIAB POL #XLUMB01649; 6/1/96-97	20941	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE LTD.	XL INSURANCE LTD. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER XLUMB-00215	40877	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE LTD.	XL INSURANCE LTD. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER XLUMB-00215	40878	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE LTD.	XL INSURANCE COMPANY LTD. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER XLUMB-00442	40875	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE LTD.	XL INSURANCE COMPANY LTD. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER XLUMB-00442	40874	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE LTD.	XL INSURANCE CO. LTD. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER XLUMB01649	40873	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE LTD.	XL INSURANCE CO LTD XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER L 92205 XLUMB-01649 XLUMB-01649	40872	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE LTD.	XL INSURANCE LTD. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER XLUMB-00215	42286	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE LTD.	XL INSURANCE LTD. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER XLUMB-00215	42285	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE LTD.	XL INSURANCE LTD. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER XLUMB-00215	42284	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL INSURANCE LTD.	XL INSURANCE LTD. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER XLUMB-00215	42283	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
XL INSURANCE LTD.	XL INSURANCE LTD. CUMBERLAND HOUSE, ONE VICTORIA STREET, P.O.BOX HM2245 HAMILTON HM JX, BERMUDA	POLICY NO. XLUMB-00215 EFFECTIVE DATE 4/1/1996 TO 4/1/1997	20646	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
XL INSURANCE LTD.	XL INSURANCE LTD. CUMBERLAND HOUSE, ONE VICTORIA STREET, P.O.BOX HM2245 HAMILTON HM JX, BERMUDA	POLICY NO. XLUMB-00215 EFFECTIVE DATE 5/1/1999 TO 5/1/2000	20647	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
XL PROFESSIONAL	XL PROFESSIONAL EXECUTIVE OFFICES 70 SEAVIEW AVE STAMFORD, CT 06902-6040 USA	CLASSIC A-SIDE MANAGEMENT LIABILITY INSURANCE POLICY DECLARATIONS	2204	CHEMTURA CORPORATION	INSURANCE POLICY	15-Oct-08		$0.00
XL SPECIALITY INSURANCE COMPANY	XL SPECIALITY INSURANCE COMPANY EXECUTIVE OFFICES 70 SEAVIEW AVE STAMFORD, CT 06902-6040 USA	EXCESS POLICY DECLARATIONS	2203	CHEMTURA CORPORATION	INSURANCE POLICY	28-Feb-09		$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	37515	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	37518	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	37517	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	37514	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	37516	AQUA CLEAR INDUSTRIES	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	37750	ASEPSIS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	37754	ASEPSIS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	37753	ASEPSIS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	37751	ASEPSIS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	37752	ASEPSIS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	37887	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	37888	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	37886	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	37890	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	37889	BIOLAB FRANCHISE CO	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	38006	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	38005	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	38004	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	41170	CROMPTON COLORS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	41169	CROMPTON COLORS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	41168	CROMPTON COLORS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	41167	CROMPTON COLORS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	41166	CROMPTON COLORS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	41288	CROMPTON HOLDING	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	41287	CROMPTON HOLDING	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	41286	CROMPTON HOLDING	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	41285	CROMPTON HOLDING	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	41284	CROMPTON HOLDING	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	41406	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	41405	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	41404	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	41403	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	41522	GLCC LAUREL	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	41521	GLCC LAUREL	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	41520	GLCC LAUREL	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	41524	GLCC LAUREL	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	41523	GLCC LAUREL	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	38124	BIO-LAB, INC.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	38125	BIO-LAB, INC.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	38123	BIO-LAB, INC.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	38122	BIO-LAB, INC.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL INSURANCE CO XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS CGL POLICY NUMBER XLUMB00215	40864	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	41402	CROMPTON MONOCHEM	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	40881	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	40880	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	40879	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	42288	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	42287	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	42442	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	42441	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	42440	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	42560	GT SEED	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	42559	GT SEED	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	42558	GT SEED	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	42678	HOMECARE LABS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	42677	HOMECARE LABS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	42676	HOMECARE LABS	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	42795	ISCI INC.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	42794	ISCI INC.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	42796	ISCI INC.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	42812	KEM MANUFACTURING	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	42811	KEM MANUFACTURING	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	42810	KEM MANUFACTURING	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	42930	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	42929	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	42928	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	43048	MONOCHEM INC.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	43047	MONOCHEM INC.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	43046	MONOCHEM INC.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	43166	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	43165	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	43164	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	43284	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	43283	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	43282	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	43402	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	43401	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	43400	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	43520	WEBER CITY ROAD	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	43519	WEBER CITY ROAD	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	43518	WEBER CITY ROAD	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO - A	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	43638	WRL OF INDIANA	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	37636	ASCK, INC.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	37635	ASCK, INC.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	37634	ASCK, INC.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	37633	ASCK, INC.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	37632	ASCK, INC.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	37772	BIOLAB COMPANY STORE	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	37771	BIOLAB COMPANY STORE	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU089387-05	37770	BIOLAB COMPANY STORE	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU09138706	37769	BIOLAB COMPANY STORE	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU094614-06	37768	BIOLAB COMPANY STORE	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	38008	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	38007	BIOLAB TEXTILE ADDITIVES	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	38126	BIO-LAB, INC.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	42291	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	42289	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	40883	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	40882	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	41052	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	41051	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	41050	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	41049	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	41048	CNK CHEMICAL REALTY CORP	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	42290	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	42444	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	42443	GREAT LAKES CHEMICAL GLOBAL	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	42561	GT SEED	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	42562	GT SEED	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	42680	HOMECARE LABS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	42679	HOMECARE LABS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	42797	ISCI INC.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	42798	ISCI INC.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	42814	KEM MANUFACTURING	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	42813	KEM MANUFACTURING	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	42932	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	42931	LAUREL INDUSTRIES HOLDINGS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	43050	MONOCHEM INC.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	43049	MONOCHEM INC.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	43168	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	43167	NAUGATUCK TREATMENT CO.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	43286	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	43285	RECREATIONAL WATER PRODUCTS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	43404	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	43403	UNIROYAL CHEMICAL CO.	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	43522	WEBER CITY ROAD	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	43521	WEBER CITY ROAD	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	43637	WRL OF INDIANA	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	43636	WRL OF INDIANA	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	43640	WRL OF INDIANA	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	43639	WRL OF INDIANA	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU107673-08	37400	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO. XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - POLICY NUMBER ELU109985-09	37399	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU089387-05	37398	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER ELU09138706	37397	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
XL SPECIALTY INSURANCE CO.	XL SPECIALTY INSURANCE CO - A XL HOUSE HAMILTON, HM 08 BERMUDA	INSURANCE POLICY - EXCESS DIRECTORS & OFFICERS COVERAGE POLICY NUMBER ELU094614-06	37396	A&M CLEANING PRODUCTS	INSURANCE POLICY			$0.00
XXELA MARKETING SERVICES INC	XXELA MARKETING SERVICES INC 1021 WILEY BRIDGE ROAD WOODSTOCK , GA 30188 USA	INTERNET ADVERTISTING ORDER FORM	318	BIO-LAB, INC.	ADVERTISING			$2,417.19
YABANG CHEMICAL INDUSTRY GROUP COMPANY LTD	YABANG CHEMICAL INDUSTRY GROUP COMPANY LTD ATTN MR JIAN YANG NO 105 WEST RENMIN RD NIUTANG CHANGZHOU JIANGSU PROVINCE, PRC,	CONTRACT MANUFACTURING AGREEMENT	2094	CHEMTURA CORPORATION	CONTRACT MANUFACTURING	15-May-07		$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
YASH TECHNOLOGIES, INC	YASH TECHNOLOGIES INC 7TH LEVEL SAPTAGIRI TOWERS BEGUMPET HYDERABAD AP, INDIA	CONSULTING AGREEMENT BTWN CHEMTURA CORP AND YASH TECHNOLOGIES	13003	CHEMTURA CORPORATION	CONSULTING	25-Feb-09		$3,060,922.94
YASH TECHNOLOGIES, INC	YASH TECHNOLOGIES ATTN REGHU NAIR 605 17TH AVE E MOLINE, IL 61244 USA	MSDS FULFILLMENT CONSULTING AGREEMENT	13036	CHEMTURA CORPORATION	CONSULTING	09-May-07		$0.00
YOLANDA FLOYD	YOLANDA FLOYD ADMINISTRATRIX OF THE ESTATE OF RUTH FLOYD,	LEGAL PROCEEDING DATED OCTOBER 16, 1987 BETWEEN YOLANDA FLOYD, ADMINISTRATRIX OF THE ESTATE OF RUTH FLOYD V WITCO CORPORATION ET AL	12849	CHEMTURA CORPORATION	M&A - SETTLEMENT	16-Oct-87		$0.00
YOUNG II CHEMICAL CO LTD	YOUNG II CHEMICAL CO LTD 11F POONGRIM BLDG 823 YEOKSAM DONG GANGNAM KU SEOUL, SOUTH KOREA	TERRAZOLE AGREEMENT	21287	CHEMTURA CORPORATION	DISTRIBUTION			$0.00
YUAN-HU LIU	REDACTED	WITCO LETTER TO YAN-HU LIU AMENDING MONTHLY PENSION FROM WITCO CORP RETIREMENT PLAN	4701	GREAT LAKES CHEMICAL CORPORATION	PENSION			REDACTED
ZEENEX (MALAYSIA) SDN BHD	ZEENEX (MALAYSIA) SDN BHD ATTN LEGAL 5-1 & 7-1, 1ST FLOOR, JALAN RADIN ANUM BANDAR BARU SRI PETALING 57000 KUALA LUMPUR, MALAYSIA	TRADEMARK LICENSE	20528	CHEMTURA CORPORATION	TRADEMARK LICENSE			$0.00
ZHEJIANG TIDE CROPSCIENCE CO LTD	ZHEJIANG TIDE CROPSCIENCE CO LTD C O TIDE INTERNATIONAL USA INC 21 HUBBLE IRVINE, CA 92618	DATA SHARING AGREEMENT	34927	CHEMTURA CORPORATION	TECHNOLOGY LICENSE	10-Dec-08		$0.00
ZOANDRA GATHERING SYSTEMS INC	ZOANDRA GATHERING SYSTEMS INC GREAT EASTERN ENERGY AND DEVELOPMENT CORPORATION 5990 GREENWOOD PLAZA BLVD. SUITE 116 ENGLEWOOD, CO 80111-4708	GAS PURCHASE AGREEMENT DATED SEPTEMBER 3 1993 BETWEEN GREAT LAKES CHEMICAL CORPORATIONORATION AND ZOANDRA GATHERING SYSTEMS INC	12760	GREAT LAKES CHEMICAL CORPORATION	MERGERS & ACQUISITIONS	03-Sep-93		$0.00
ZURICH	ZURICH 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER ZIB7260985C	40884	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH	ZURICH 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER ZIB7261085C	40885	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ZURICH AMERICAN INS CO	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER WC343381101	40894	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH AMERICAN INS CO	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER WC343381100	40893	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH AMERICAN INS CO	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER TAP343381500	40892	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH AMERICAN INS CO	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER GLO343381300	40891	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH AMERICAN INS CO	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER FLC597793202	40890	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH AMERICAN INS CO	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER FLC597793201	40889	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH AMERICAN INS CO	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER FLC597793200	40888	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH AMERICAN INS CO	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER BAP343381600	40887	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH AMERICAN INS CO	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER BAP343381400	40886	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH AMERICAN INS CO	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER WC343381200	40895	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH AMERICAN INS CO	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER WC343381201	40896	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH AMERICAN INS CO	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER WC343381201	42302	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ZURICH AMERICAN INS CO	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER WC343381200	42301	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH AMERICAN INS CO	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER WC343381101	42300	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH AMERICAN INS CO	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - WORKERS COMPENSATION CASUALTY POLICY NUMBER WC343381100	42299	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH AMERICAN INS CO	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER TAP343381500	42298	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH AMERICAN INS CO	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - GENERAL LIABILITY COVERAGE POLICY NUMBER GLO343381300	42297	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH AMERICAN INS CO -	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER FLC597793202	42296	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH AMERICAN INS CO -	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER FLC597793201	42295	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH AMERICAN INS CO -	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - EXCESS FIDUCIARY LIABILITY POLICY NUMBER FLC597793200	42294	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH AMERICAN INS CO -	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER BAP343381600	42293	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH AMERICAN INS CO -	ZURICH AMERICAN INS CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - BUSINESS AUTO COVERAGE POLICY NUMBER BAP343381400	42292	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH AMERICAN INSURANCE COMPANY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER WC3433812-00	40897	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH AMERICAN INSURANCE COMPANY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER WC3433811-00	42305	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ZURICH AMERICAN INSURANCE COMPANY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER WC3433812-01	42304	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH AMERICAN INSURANCE COMPANY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER WC3433812-00	42303	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH AMERICAN INSURANCE COMPANY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER WC3433812-01	42307	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH AMERICAN INSURANCE COMPANY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER WC3433811-00	42308	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH AMERICAN INSURANCE COMPANY	ZURICH AMERICAN INSURANCE COMPANY 1818 MARKET STREET, 21ST FLOOR PHILADELPHIA, PA 19103 USA	POLICY NO. WC3433811-00 EFFECTIVE DATE 5/1/2003 TO 5/1/2004	20571	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
ZURICH AMERICAN INSURANCE COMPANY	ZURICH AMERICAN INSURANCE COMPANY 1818 MARKET STREET, 21ST FLOOR PHILADELPHIA, PA 19103 USA	POLICY NO. WC3433812-00 EFFECTIVE DATE 2/14/2003 TO 5/1/2003	20572	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
ZURICH AMERICAN INSURANCE COMPANY	ZURICH AMERICAN INSURANCE COMPANY 1818 MARKET STREET, 21ST FLOOR PHILADELPHIA, PA 19103 USA	POLICY NO. WC3433812-01 EFFECTIVE DATE 5/1/2003 TO 5/1/2004	20573	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
ZURICH AMERICAN INSURANCE COMPANY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER WC3433811-00	40899	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH AMERICAN INSURANCE COMPANY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER WC3433812-01	40898	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH AMERICAN INSURANCE COMPANY	ZURICH AMERICAN INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER WC3433812-00	42306	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH AMERICAN INSURANCE GROUP	ZURICH AMERICAN INSURANCE GROUP 1 LIBERTY PLAZA NEW YORK, NY 10036 US	FOREIGN LIAB. POL# CGL-63-47-892-01; 12/1/90-6/1/1992	20942	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH AMERICAN INSURANCE GROUP	ZURICH AMERICAN INSURANCE GROUP 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER CGL-63-47-892-01	40900	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH AMERICAN SPECIALTIES	ZURICH AMERICAN SPECIALTIES 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER ZICBB-197PD	40901	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ZURICH AMERICAN SPECIALTIES	ZURICH AMERICAN SPECIALTIES 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER ZICBB-197PD	42310	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH AMERICAN SPECIALTIES	ZURICH AMERICAN SPECIALTIES 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER ZICBB-197PD	42309	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH AMERICAN SPECIALTIES	ZURICH AMERICAN SPECIALTIES ADMINISTRATIVE OFFICES, 1400 AMERICAN LANE SCHAUMBURG, IL 60196 USA	POLICY NO. ZICBB-197PD EFFECTIVE DATE 5/1/2001 TO 5/1/2002	20648	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
ZURICH FINANCIAL SERVICES GROUP	ZURICH FINANCIAL SERVICES GROUP 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER	40902	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH GLOBAL ENERGY	ZURICH GLOBAL ENERGY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER ZGEB-00	42314	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH GLOBAL ENERGY	ZURICH GLOBAL ENERGY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER ZGEB-00	42313	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH GLOBAL ENERGY	ZURICH GLOBAL ENERGY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - WRAP ZURICH POLICY NUMBER ZGEB-00	42312	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH GLOBAL ENERGY	ZURICH GLOBAL ENERGY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER SEC2947700	42311	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH GLOBAL ENERGY	ZURICH GLOBAL ENERGY ADMINISTRATIVE OFFICES, 1400 AMERICAN LANE SCHAUMBURG, IL 60196 USA	POLICY NO. ZGEB-00 EFFECTIVE DATE 5/1/2001 TO 5/1/2002	20649	GREAT LAKES CHEMICAL CORPORATION	INSURANCE POLICY			$0.00
ZURICH GLOBAL ENERGY	ZURICH GLOBAL ENERGY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER ZGEB-00	40905	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH GLOBAL ENERGY	ZURICH GLOBAL ENERGY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - WRAP ZURICH POLICY NUMBER ZGEB-00	40904	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH GLOBAL ENERGY	ZURICH GLOBAL ENERGY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER SEC2947700	40903	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH INSURANCE CO	ZURICH INSURANCE CO 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER TBA XT9405031	40906	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH INSURANCE COMPANY	ZURICH INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER 8941401	40907	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH INSURANCE COMPANY	ZURICH INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER 8792053	40909	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH INSURANCE COMPANY	ZURICH INSURANCE COMPANY 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER 8941806	40908	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ZURICH INTERNATIONAL LIMITED	ZURICH INTERNATIONAL LIMITED 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER ZIB 72 610 85C	40911	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH INTERNATIONAL LIMITED	ZURICH INTERNATIONAL LIMITED 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - POLICY NUMBER ZIB 72 609 85C	40910	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH NORTH AMERICA SPECIALTIES	ZURICH NORTH AMERICA SPECIALTIES 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER SEC2947700	40916	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH NORTH AMERICA SPECIALTIES	ZURICH NORTH AMERICA SPECIALTIES 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER WE0200975	40917	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH NORTH AMERICA SPECIALTIES	ZURICH NORTH AMERICA SPECIALTIES 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER SEC2947700	40915	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH NORTH AMERICA SPECIALTIES	ZURICH NORTH AMERICA SPECIALTIES 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER SEC2947700	40914	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH NORTH AMERICA SPECIALTIES	ZURICH NORTH AMERICA SPECIALTIES 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER SEC2947700	40913	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH NORTH AMERICA SPECIALTIES	ZURICH NORTH AMERICA SPECIALTIES 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - FRONT POLICY NUMBER GLO3433813-00	40912	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH NORTH AMERICA SPECIALTIES	ZURICH NORTH AMERICA SPECIALTIES 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER SEC2947700	42318	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH NORTH AMERICA SPECIALTIES	ZURICH NORTH AMERICA SPECIALTIES 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER SEC2947700	42319	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH NORTH AMERICA SPECIALTIES	ZURICH NORTH AMERICA SPECIALTIES 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER SEC2947700	42317	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH NORTH AMERICA SPECIALTIES	ZURICH NORTH AMERICA SPECIALTIES 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER SEC2947700	42316	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH NORTH AMERICA SPECIALTIES	ZURICH NORTH AMERICA SPECIALTIES 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - FRONT POLICY NUMBER GLO3433813-00	42315	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ZURICH NORTH AMERICA SPECIALTIES	ZURICH NORTH AMERICA SPECIALTIES 1400 AMERICAN LANE SCHAUMBERG, IL 60196 US	INSURANCE POLICY - EXCESS CGL POLICY NUMBER WE0200975	42320	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH REINSURANCE (LONDON) LTD	ZURICH REINSURANCE (LONDON) LTD LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER NS2931099	40922	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH REINSURANCE (LONDON) LTD	ZURICH REINSURANCE (LONDON) LIMITED LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 548/NA1622997A	40918	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH REINSURANCE (LONDON) LTD	ZURICH REINSURANCE (LONDON) LTD C/O LAMBERT FENCHURCH GROUP FIRARY COURT, CRUTCHED FRIARS LONDON, ENGLAND EC3N 2NP UK	XS LIAB # 548/NA1622997A; 11/4/97-98	20765	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH REINSURANCE (LONDON) LTD	ZURICH REINSURANCE (LONDON) LTD C/O LAMBERT FENCHURCH GROUP FIRARY COURT, CRUTCHED FRIARS LONDON, ENGLAND EC3N 2NP UK	XS LIAB #548/NA2084897A; 11/4/97-2000	20766	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH REINSURANCE (LONDON) LTD	ZURICH REINSURANCE (LONDON) LTD C/O AON GROUP LTD 8 DEVONSHIRE SQ. LONDON, ENGLAND EC2M4PL UK	PUNITIVE DAM LIAB POL # 823/XT9700120; 6/1/97-98	20529	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH REINSURANCE (LONDON) LTD	ZURICH REINSURANCE (LONDON) LTD C/O AON GROUP LTD 8 DEVONSHIRE SQ. LONDON, ENGLAND EC2M4PL UK	XS LIABILITY PO;L # 823/KE9800937 6/1/98-11/4/99	20530	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH REINSURANCE (LONDON) LTD	ZURICH REINSURANCE (LONDON) LTD LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 823/XT9700120	40921	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH REINSURANCE (LONDON) LTD	ZURICH REINSURANCE (LONDON) LTD LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 823/KE9800938	40920	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH REINSURANCE (LONDON) LTD	ZURICH REINSURANCE (LONDON) LIMITED LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 548/NA2084897A	40919	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH REINSURANCE (LONDON) LTD/ANGLO AMERICAN INSURANCE COMPANY LTD.	ZURICH REINSURANCE (LONDON) LTD/ANGLO AMERICAN INSURANCE COMPANY LTD. LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER DL030393	40924	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ZURICH REINSURANCE (LONDON) LTD/ANGLO AMERICAN INSURANCE COMPANY LTD.	ZURICH REINSURANCE (LONDON) LTD/ANGLO AMERICAN INSURANCE COMPANY LTD. LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 548/NA1622996A	40923	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH REINSURANCE (LONDON) LTD/ANGLO AMERICAN INSURANCE COMPANY LTD.	ZURICH REINSURANCE (LONDON) LTD/ANGLO AMERICAN INSURANCE COMPANY LTD. LAMBERT FENCHURCH GROUP LIMITED, FRIARY COURT, CRUTCHED FRIARS LONDON, EC3N 2NP UK	EXCESS LIAB. POL#548/NA1622996A; 11/4/1996 - 1997	13118	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH REINSURANCE (LONDON) LTD/ANGLO AMERICAN INSURANCE COMPANY LTD.	ZURICH REINSURANCE (LONDON) LTD/ANGLO AMERICAN INSURANCE COMPANY LTD. LAMBERT FENCHURCH GROUP LIMITED, FRIARY COURT, CRUTCHED FRIARS LONDON, EC3N 2NP UK	EXCESS LIAB. POL#DL030393; 7/1/1993-1994	13119	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH REINSURANCE (UK) LTD	ZURICH REINSURANCE (UK) LTD LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 823/XT9700120	40928	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH REINSURANCE (UK) LTD	ZURICH REINSURANCE (UK) LTD LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 823/KE9800937	40927	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH REINSURANCE (UK) LTD	ZURICH REINSURANCE (UK) LTD LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 823XT9700120	40926	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH REINSURANCE (UK) LTD	ZURICH REINSURANCE (UK) LTD LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER 834/9600147	40925	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH REINSURANCE(UK) LTD	ZURICH REINSURANCE(UK) LTD C/O AON LTD 8 DEVONSHIRE SQ. LONDON, ENGLAND EC2M 4PL UK	PUNITIVE DAM LIAB 823/XT9700120; 6/1/97-98	20943	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH SPECIALITIES LONDON LTD	ZURICH SPECIALITIES LONDON LTD LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0200975	40929	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH SPECIALITIES LONDON LTD	ZURICH SPECIALITIES LONDON LTD LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0401505	40932	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH SPECIALITIES LONDON LTD	ZURICH SPECIALITIES LONDON LTD LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0401504	40931	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND PROPOSED CURE CLAIMS

PARENT NAME	COUNTERPARTY NAME AND ADDRESS	CONTRACT DESCRIPTION	UNIQUE CONTRACT NUMBER	DEBTOR NAME	CONTRACT TYPE	DATED	ASSUMED PER PRIOR ORDER/STIPULATION	CURE AMOUNTS
ZURICH SPECIALITIES LONDON LTD	ZURICH SPECIALITIES LONDON LTD LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0301343	40930	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH SPECIALITIES LONDON LTD	ZURICH SPECIALITIES LONDON LTD LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0401505	42324	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH SPECIALITIES LONDON LTD	ZURICH SPECIALITIES LONDON LTD LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0401504	42323	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH SPECIALITIES LONDON LTD	ZURICH SPECIALITIES LONDON LTD LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0301343	42322	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH SPECIALITIES LONDON LTD	ZURICH SPECIALITIES LONDON LTD LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS LIABILITY COVERAGE POLICY NUMBER WE0200975	42321	GREAT LAKES CHEMICAL CORP	INSURANCE POLICY			$0.00
ZURICH SPECIALTIES (LONDON) LTD	ZURICH SPECIALTIES (LONDON) LTD INTERNATIONAL UNDERWRITING ASSOCIATION OF LONDON LONDON UNDERWRITING CENTRE 3 MINSTER COURT, MINCING LANE LONDON, ENGLAND EC3R 7DD UK	XS LIABILITY POL # NS2931099; 11/4/99-00	20531	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH UK	ZURICH UK LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - EXCESS CGL POLICY NUMBER WE0301343	40933	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00
ZURICH UK C O ALEXANDER HOWDEN LTD	ZURICH UK C O ALEXANDER HOWDEN LTD LONDON UNDERWRITING CENTRE LONDON, ENGLAND EC3R 7DD UK	INSURANCE POLICY - POLICY NUMBER XT9305030	40934	CHEMTURA CORPORATION	INSURANCE POLICY			$0.00

EXHIBIT C

List of Rejected Executory Contracts and Unexpired Leases

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
6501 CORPORATION	6501 CORPORATION ,	ASSIGNMENT AND ASSUMPTION OF LEASE DATED 9-17-99 BETWEEN CK WITCO (SUCCESSOR TO WITCO CORPORATION, “ASSIGNOR”) AND 6501 CORPORATION (“ASSIGNEE”) INCLUDES INDEMNITY BY ASSIGNEE	21167	Chemtura Corporation	M&A - Assignment	17-Sep-99
860 NOSTRAND ASSOCIATES LLC AS SUCCESSOR IN INTEREST TO LAISH ISRAELI FOOD CORP	860 NOSTRAND ASSOCIATES LLC AS SUCCESSOR IN INTEREST TO LAISH ISRAELI FOOD CORP ATTN ARI STEINER LAISH ISRAELI FOOD CORP 4210 2ND AVE BROOKLYN, NY 11232 USA	REAL ESTATE SALES CONTRACT	3047	Chemtura Corporation	M&A - Real Estate - Sale	13-Apr-99
A & D ENVIRONMENTAL	A & D ENVIRONMENTAL ATTN LEGAL PO BOX 484 HIGH POINT, NC 27261 UNITED STATES	SERVICE AGREEMENT	2222	Chemtura Corporation	Services	07-Dec-07
ACRO PRODUCTS INC	ACRO PRODUCTS INC ATTN CHARLES A WILSON 3134 MALLARD COVE LANE FORT WAYNE, IN 46804	ASSET PURCHASE AGREEMENT AMONG THE RICHARDSON COMPANY (“SELLER”), WITCO CORPORATION AND ACRO PRODUCTS INC. (“BUYER”). PURSUANT TO AN ASSIGNMENT OF ASSET PURCHASE AGREEMENT (MARCH 15, 1995), ACRO ASSIGNED ITS RIGHTS UNDER THE AGREEMENT TO CONNOR CORPORATIO	12652	Chemtura Corporation	M&A - Purchase (non-raw materials)	02-Dec-94
AIG ABATEMENT SERVICES	AIG ABATEMENT SERVICES 802 BOSTON POST RD WEST HAVEN, Ct 06516 USA	VALUE CONTRACT	2229	Chemtura Corporation	Remediation	01-Mar-08
A-K DIVESTITURE INC	K-K DIVESTITURE INC 1 American Ln Greenwich, CT 6831	REAL PROPERTY SALE AGREEMENT	12544	Chemtura Corporation	M&A - Purchase (non-raw materials)
AKZO NOBEL	AKZO NOBEL SURFACE CHEMISTRY LLC Attn President 300 S Riverside Plaza Chicago, IL 60606 USA	PURCHASE AGREEMENT	24333		Mergers & Acquisitions	28-Jun-02

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
AKZO NOBEL	AKZO NOBEL SURFACE CHEMISTRY LLC Attn Assistant General Counsel 300 S Riverside Plaza Chicago, IL 60606 USA	PURCHASE AGREEMENT	24334		Mergers & Acquisitions	28-Jun-02
AKZO NOBEL	AKZO NOBEL SURFACE CHEMISTRY AB Attn Managing Dir SE 444 85 Stenungsund , Sweden	PURCHASE AGREEMENT	24335		Mergers & Acquisitions	28-Jun-02
AKZO NOBEL	AKZO NOBEL SURFACE CHEMISTRY PTE Attn General Manager 41 Science Park Rd Singapore Science Park II No 03 03 The Gemini , 117610 Singapore	PURCHASE AGREEMENT	24336		Mergers & Acquisitions	28-Jun-02
AKZO NOBEL	AKZO NOBEL SURFACE CHEMISTRY LLC AKZO NOBEL SURFACE CHEMISTRY AB AND AKZO NOBEL SURFACE CHEMISTRY PTE Attn President 300 S Riverside Plz Chicago, IL 60606	PURCHASE AGREEMENT	24337		Mergers & Acquisitions	28-Jun-02
AKZO NOBEL	AKZO NOBEL CHEMICALS INC MARIAM R TEHRANI 5 LIVINGSTON AVE DOBBS FERRY, NY 10520 USA	SITE ENVIRONMENTAL REMEDIATION AND ACCESS AGREEMENT	2230	Chemtura Corporation	Remediation	23-Mar-00
AKZO NOBEL	AKZO NOBEL SURFACE CHEMISTRY LLC Attn President 300 S Riverside Plz Chicago, IL 60606 USA	PURCHASE AGREEMENT	3244	Chemtura Corporation	Mergers & Acquisitions	28-Jun-02
ALBINA FUEL CO	ALBINA FUEL CO RC ADMINISTRATIVE OFFICE 801 MAIN ST VANCOUVER, WA 98660 USA	MATERIAL ASPHALT SALES AGREEMENTS - ALBINA FUEL CO., RC, 3/1/97 – 12/31/97	3123	Chemtura Corporation	M&A - Sales

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
ALBINA FUEL CO	ALBINA FUEL CO ADMINISTRATIVE OFFICE 801 MAIN ST VANCOUVER, WA 98660 USA	VARIOUS ORAL MATERIAL ASPHALT SALES AGREEMENTS AS OF 4/97, WITH THE FOLLOWING CLARK COUNTY, KERN COUNTY, JAXON BAKER, LAS VEGAS PRICING, GRANITE CONSTRUCTION CO., GRIFFITH CO., WESTERN ASPHALT, FNF CONSTRUCTION, INC., GLEN WELLS CO., INDUSTRIAL ASPHALT, A	3122	Chemtura Corporation	M&A - Sales
ALLEN PIASSICK	ALLEN PIASSICK NCH CORPORATION PO BOX 152170 IRVING, TX 75015	ACQUISITION OF CERTAIN ASSETS OF KEM MANUFACTURING CORPORATION	4552	Chemtura Corporation	Mergers & Acquisitions
ALLEN PIASSICK	ALLEN PIASSICK NCH CORPORATION PO BOX 152170 IRVING, TX 75015	KEM MANUFACTURING AGREEMENT	4553	Chemtura Corporation	Mergers & Acquisitions
AMERICAN REFINING GROUP, INC.	AMERICAN REFINING GROUP ATTN LEGAL 77 N KENDALL AVE BRADFORD, PA 16701 UNITED STATES	ENVIRONMENTAL AGREEMENT	2235	Chemtura Corporation	Environmental (Non-Reach)	06-Dec-96
AMERICAN REFINING GROUP, INC.	AMERICAN REFINING GROUP ATTN LEGAL 77 N KENDALL AVE BRADFORD, PA 16701 UNITED STATES	SERVICE AGREEMENT	2237	Chemtura Corporation	Services	01-Nov-02
AMERICAN REFINING GROUP, INC.	AMERICAN REFINING GROUP RON PAULTER 77 N KENDALL AVE BRADFORD, PA 16701 USA	VALUE CONTRACT	2238	Chemtura Corporation	Services	10-Dec-05
AMERICAN REFINING GROUP, INC.	AMERICAN REFINING GROUP INC ATTENTION HARRY HALLORAN 100 FOUR FALLS CORPORATE CTR STE 215 WEST CONSHOHOCKEN , PA 19428	AMENDMENT AGREEMENT, 18 DECEMBER, 1996, BETWEEN WITCO CORPORATION AND AMERICAN REFINING GROUP, INC. AMENDING AGREEMENT FROM 6, DECEMBER, 1996	3212	Chemtura Corporation	Mergers & Acquisitions

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
AMERICAN REFINING GROUP, INC.	AMERICAN REFINING GROUP INC ATTENTION HARRY HALLORAN 100 FOUR FALLS CORPORATE CTR STE 215 WEST CONSHOHOCKEN, PA 19428	COLLATERAL ASSIGNMENT OF ACQUISITION AGREEMENTS, DATED MARCH 4, 1997 BETWEEN AMERICAN REFINING GROUP AND CONGRESS FINANCIAL INSTITUTION, WITH WITCO CORPORATION SIGNING AN ACKNOWLEDGEMENT AND CONSENT TO.	3213	Chemtura Corporation	Mergers & Acquisitions
AMERICAN REFINING GROUP, INC.	AMERICAN REFINING GROUP INC ATTENTION HARRY HALLORAN 100 FOUR FALLS CORPORATE CTR STE 215 WEST CONSHOHOCKEN, PA 19428	ENVIRONMENTAL AGREEMENT DATED DEC. 6, 1996 BETWEEN WITCO CORPORATION AND AMERICAN REFINING GROUP, INC., AS REFERRED TO IN SECTION 2.7 OF THE ABOVE ASSET PURCHASE AGREEMENT	3214	Chemtura Corporation	Mergers & Acquisitions
AMERICAN REFINING GROUP, INC.	AMERICAN REFINING GROUP INC ATTENTION HARRY HALLORAN 100 FOUR FALLS CORPORATE CTR STE 215 WEST CONSHOHOCKEN, PA 19428	SERVICES AGREEMENT, DATED MARCH 3, 1997, BETWEEN “WITCO” AND “ARG” (AS IN ABOVE AGREEMENTS) MONTHS COMMENCING ON CLOSING DATE OF THE ASSET PURCHASE AGREEMENT	3215	Chemtura Corporation	Mergers & Acquisitions
AMERICAN REFINING GROUP, INC.	AMERICAN REFINING GROUP INC ATTENTION HARRY HALLORAN 100 FOUR FALLS CORPORATE CTR STE 215 WEST CONSHOHOCKEN, PA 19428	THREE PARTY AGREEMENT, DATED MARCH 4, 1997, BETWEEN AMERICAN REFINING GROUP, INC., WITCO CORPORATION, REGARDING SALE OF BRADFORD FACILITY’S ACCOUNTS RECEIVABLES TO ARG	3216	Chemtura Corporation	Mergers & Acquisitions
AMERICAN REFINING GROUP, INC.	American Refining Group Inc Attnetion Harry Halloran 100 Four Falls Corporate Ctr Ste 215 West Conshohocken, PA 19428 USA	Witco Sale of the Lubricants Group – Bradford Refinery; Asset Purchase Agreement Between Witco Corporation and American Refining Group, Inc.	21260	Chemtura Corporation	Mergers & Acquisitions

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
AMERICAN REFINING GROUP, INC.	American Refining Group Inc Attnetion Harry Halloran 100 Four Falls Corporate Ctr Ste 215 West Conshohocken, PA 19428 USA	Environmental Agreement dated Dec. 6, 1996 between Witco Corporation and American Refining Group, Inc., as referred to in Section 2.7 of the above Asset Purchase Agreement.	21261	Chemtura Corporation	Mergers & Acquisitions
AMERICAN REFINING GROUP, INC.	American Refining Group Inc Attnetion Harry Halloran 100 Four Falls Corporate Ctr Ste 215 West Conshohocken, PA 19428 USA	Amendment Agreement, 18 December, 1996, between Witco Corporation and American Refining Group, Inc. amending Agreement from 6, December, 1996	21262	Chemtura Corporation	Mergers & Acquisitions
AMERICAN REFINING GROUP, INC.	American Refining Group Inc Attnetion Harry Halloran 100 Four Falls Corporate Ctr Ste 215 West Conshohocken, PA 19428 USA	Services Agreement, Dated March 3, 1997, between “Witco” and “ARG” (as in above agreements)	21263	Chemtura Corporation	M&A - Services
AMERICAN REFINING GROUP, INC.	AMERICAN REFINING GROUP ATTN LEGAL 77 N KENDALL AVE BRADFORD, PA 16701 UNITED STATES	ENVIRONMENTAL AGREEMENT	24365	Chemtura Corporation	Environmental (Non-Reach)	06-Dec-96
ANTIMONY PRODUCTS PROPRIETARY LIMITED	ANTIMONY PRODUCTS PROPRIETARY LIMITED ANTIMONY PRODUCTS PROPRIETARY LIMITED CONSOLIDATED BUILDING COR FOX AND HARRISON STREETS JOHANNESBURG, 2001 SOUTH AFRICA	MURCHISON AGREEMENT (SCHEDULE 6.14): MEMORANDUM OF AGREEMENT BETWEEN PPG INDUSTRIES INC. (“PPG”), MCGEAN CHEMICAL COMPANY INC. (“MCGEAN”), LEAD INDUSTRIES GROUP LTD. (“LIG”), CONSOLIDATED MURCHISON LIMITED (“MURCHISON”), ANTIMONY PRODUCTS (PROPRIETARY) LI	4367	Great Lakes Chemical Corporation	Mergers & Acquisitions
APPLIED INDUSTRIAL TECHNOLOGIES INC	APPLIED INDUSTRIAL TECHNOLOGIES - CORPORATE HEADQUARTERS ATTN TOM FURMAN 1 APPLIED PLZ CLEVELAND, OH 44115 USA	SUPPLY AGREEMENT	1814	Chemtura Corporation	Purchase (raw materials)	01-Nov-06

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
ARCHEM SITE GROUP	ARCHEM SITE GROUP MILLER JOHNSON 250 MONROE AVE NW SUITE 800 ATTN: JUSTIN ORDWAY GRAND RAPIDS, MI 49501-0306 USA	ARCHEM SITE JOINT DEFENSE AGREEMENT	20192	Chemtura Corporation	Settlement
ARCHEM SITE GROUP	ARCHEM SITE GROUP MILLER JOHNSON 250 MONROE AVE NW SUITE 800 ATTN: JUSTIN ORDWAY GRAND RAPIDS, MI 49501-0306 USA	ARCHEM SITE JOINT DEFENSE AGREEMENT	20193	Great Lakes Chemical Corporation	Settlement
ARCO PRODUCTS INC	ARCO PRODUCTS INC Attn: Charles A. Wilson 3134 Mallard Cove Lane Fort Wayne, Indiana 46804 United States	ASSIGNMENT OF ASSET PURCHASE AGREEMENT DATED 03/15/1995 BETWEEN ACRO PRODUCTS, INC., CONNOR CORPORATION AND RELATED CONSENT BY WITCO CORPORATION AND THE RICHARDSON COMPANY.	12653	Chemtura Corporation	M&A - Purchase (non-raw materials)	05-Mar-95
ARIVEC CHEMICAL SITE PRP GROUP	ARIVEC CHEMICAL SITE PRP GROUP LOCKHEED MARTIN CORP. ASST. GENERAL COUNSEL 6801 ROCKLEDGE DRIVE BETHESDA, MD 20817 USA	ARIVEC CHEMICAL SITE PRP GROUP AGREEMENT	20194	Bio-Lab, Inc.	Remediation
ARIVEC CHEMICAL SITE PRP GROUP	ARIVEC CHEMICAL SITE PRP GROUP GENERAL MOTORS CORPORATION GM CORP GM LEGAL STAFF, M/C 482-C24-D24 300 RENAISSANCE CENTER DETROIT, MI 48265-1000 USA	ARIVEC CHEMICAL SITE PRP GROUP AGREEMENT	20195	Bio-Lab, Inc.	Remediation
ARIVEC CHEMICAL SITE PRP GROUP	ARIVEC CHEMICAL SITE PRP GROUP CHARLES H. TISDALE, JR. KING & SPALDING 1180 PEACHTREE STREET ATLANTA, GA 30309 USA	ARIVEC CHEMICAL SITE PRP GROUP AGREEMENT	20196	Bio-Lab, Inc.	Remediation

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
ARIVEC CHEMICAL SITE PRP GROUP	ARIVEC CHEMICAL SITE PRP GROUP MR. PAUL KING PPG INDUSTRIES 1 PPG PLACE 8TH FLOOR PITTSBURGH, PA 15272 USA	ARIVEC CHEMICAL SITE PRP GROUP AGREEMENT	20197	Bio-Lab, Inc.	Remediation
AVRON MAGRAM	AVRON MAGRAM CO CHEMTURA CORPORATION 1020 KING GEORGES POST RD FORD, NJ 08863 USA	EMPLOYMENT CONTRACT RENEWAL	4588	Chemtura Corporation	Employment	01-Jan-09
B&R OIL CO S	B&R OIL CO S 227 CLEVELAND ST MISHAWAKA, IN 46544 USA	MATERIAL SUPPLY AGREEMENTS (CRUDE OIL) - B&R OIL CO., S	3124	Chemtura Corporation	M&A - Supply
BANCO POPULAR	BANCO POPULAR 9600 W Bryn Mawr Ave Rosemont, IL 60018	IRREVOCABLE STANDBY LETTER OF CREDIT NO. 4166 FOR $1,000,000 ISSUED BY BANCO POPULAR WITH ISSUANCE DATE OF OCTOBER 1, 2000 IN FAVOR OF CK WITCO CORPORATION (FOR ACCOUTN OF 6501 CORPORATION, RICHARD URSO AND THOMAS URSO, APPLICANT)	21168	Chemtura Corporation	M&A - Assignment	23-Sep-99
Barton Solvents	WITCO CORPORATION SOUTHWEST DIVISION 2701 LAKE ST MELROSE PARK, IL 60160	AGREEMENT AMONG POTENTIALLY RESPONSIBLE PARTIES AT FORMER DRUMCO SITE	5212	Chemtura Corporation	Services	05-Apr-89
BARTON SOLVENTS INC	BARTON SOLVENTS INC ATTN LEGAL 1970 NE BROADWAY DES MOINES, IA 50313 USA	FORMER DRUMCO SITE - RESPONSE COST ESCROW FUND AGREEMENT	2443	Chemtura Corporation	Environmental (Non-Reach)
BARTON SOLVENTS INC	BARTON SOLVENTS INC ATTN LEGAL 1970 NE BROADWAY DES MOINES, IA 50313 USA	SETTLEMENT AGREEMENT AND COVENANT NOT TO SUE	5211	Chemtura Corporation	Settlement	26-Aug-94
BARTON SOLVENTS INC	BARTON SOLVENTS INC ATTN LEGAL 1970 NE BROADWAY DES MOINES, IA 50313 USA	SETTLEMENT AGREEMENT AND COVENANT NOT TO SUE	24589	Chemtura Corporation	Settlement

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
BEACON HEIGHTS COALITION	BEACON HEIGHTS COALITION GOODRICH CORPORATION BRUCE AMIG DIRECTOR GLOBAL REMEDIATION SERVICES 2730 W. TYVOLA ROAD CHARLOTTE, NC 28217 USA	BEACON HEIGHTS SHARING AGREEMENT & BEACON HEIGHTS THREE PARTY AGREEMENT	20198	Chemtura Corporation	Environmental (Non-Reach)
BEACON HEIGHTS COALITION	BEACON HEIGHTS COALITION REYNOLDS CORP C/O HUNTON & WILLIAMS LLP 951 E. BYRD ST ATTN: DAN J. JORDANGER RICHMOND, VA 23219 USA	BEACON HEIGHTS SHARING AGREEMENT & BEACON HEIGHTS THREE PARTY AGREEMENT	20199	Chemtura Corporation	Environmental (Non-Reach)
BEACON HEIGHTS COALITION	BEACON HEIGHTS COALITION PULLMAN & COMLEY CHRISTOPHER MCCORMICK 850 MAIN ST PO BOX 7006 BRIDGEPORT, CT 06601-7006 USA	BEACON HEIGHTS SHARING AGREEMENT & BEACON HEIGHTS THREE PARTY AGREEMENT	20200	Chemtura Corporation	Environmental (Non-Reach)
BEAM OIL COMPANY INC	BEAM OIL COMPANY INC 1533 Marietta Rd NW Atlanta, GA 30318	ENVIRONMENTAL AGREEMENT OF AUGUST 1 1996 AMONG WITCO CORPORATION BEAM OIL COMPANY INC AERO OIL COMPANY INC WITCO CANADA INC AND SUN COMPANY INC	4602	Chemtura Corporation	Mergers & Acquisitions
BEAR CAT INC	BEAR CAT INC ATTN LEGAL 3301 BROADMORE ST KLAMATH FALLS, OR 97603-5774 USA	ACCESS AGREEMENT TO COMPLETE GROUNDWATER INVESTIGATION	2444	Chemtura Corporation	Easements/Right of Way	30-Nov-99
BEDFORD REINFORCED PLASTICS INC	BEDFORD REINFORCED PLASTICS INC 264 REYNOLDSDALE RD BEDFORD, PA 15522-7401 USA	SALES CONTRACT	593	Great Lakes Chemical Corporation	Sales

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
BELDEN & BLAKE	BELDEN & BLAKE CORPORATION 1001 Fannin St Ste 800 Houston, TX 77002	AGREEMENT BETWEEN WITCO CORPORATION AND BELDEN & BLAKE CORPORATION, DATED JANUARY 7, 1985, WHERE ARG HAS AGREED TO ASSUME, AND BE LIABLE FOR, ALL OF WITCO’S OBLIGATIONS UNDER THE CONTRACT FROM AND AFTER THE CLOSING DATE IN THE ASSET PURCHASE AGREEMENT	3217	Chemtura Corporation	Mergers & Acquisitions
BELDEN & BLAKE	BELDEN & BLAKE CORPORATION 1001 Fannin St Ste 800 Houston, TX 77002	CRUDE OIL SUPPLY AGREEMENT BET WEEN BELDEN & BLAKE CORPORATION AND WITCO CORPORATION, DATED OCTOBER 1, 1969, AS AMENDED ON DECEMBER 1, 1987, WHERE ARG HAS AGREED TO ASSUME, AND BE LIABLE FOR, ALL OF WITCO’S OBLIGATIONS UNDER THE CONTRACT FROM AND AFTER THE	3218	Chemtura Corporation	Mergers & Acquisitions
BELDEN & BLAKE	Belden & Blake Corporation 1001 Fannin St Ste 800 Houston, TX	Agreement between Witco Corporation and Belden & Blake Corporation, dated January 7, 1985, where ARG has agreed to assume, and be liable for, all of Witco’s obligations under the Contract from and after the Closing Date in the Asset Purchase Agreement	21264	Chemtura Corporation	Mergers & Acquisitions
BELDEN & BLAKE	Belden & Blake Corporation 1001 Fannin St Ste 800 Houston, TX	Crude Oil Supply Agreement between Belden & Blake Corporation and Witco Corporation, dated October 1, 1969, as amended on December 1, 1987, where ARG has agreed to assume, and be liable for, all of Witco’s obligations under the Contract from and after the	21265	Chemtura Corporation	Mergers & Acquisitions

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
BICKEL’S LANDSCAPING	BICKEL’S LANDSCAPING 3438 PRUSS HILL RD POTTSTOWN, PA 19464	APPROVED PROPOSAL FOR LANDSCAPING	2458	Chemtura Corporation	Services	12-Sep-08
BKK WORKING GROUP	BKK WORKING GROUP JESSE CHAVEZ BINGHAM MCCUTCHEN LLP 355 SOUTH GRAND AVE SUITE 400 LOS ANGELES, CA 90071 USA	BKK WORKING GROUP AGREEMENTS	20203	Chemtura Corporation	Environmental (Non-Reach)
BKK WORKING GROUP	BKK WORKING GROUP JESSE CHAVEZ BINGHAM MCCUTCHEN LLP 355 SOUTH GRAND AVE SUITE 400 LOS ANGELES, CA 90071 USA	BKK WORKING GROUP AGREEMENTS	20204	ISCI, Inc.	Environmental (Non-Reach)
BOCKERHOFF ENVIRONMENTAL SERVICES LLC	BOCKERHOFF ENVIRONMENTAL SERVICES LLC 963 STRYKERS RD PHILLIPSBURG, NJ 08865	CONTRACT	2249	Chemtura Corporation	Sales	09-Mar-09
BOCKERHOFF ENVIRONMENTAL SERVICES LLC	BOCKERHOFF ENVIRONMENTAL SERVICES LLC 963 STRYKERS RD PHILLIPSBURG, NJ 08865	SUPPLIED AND SERVICES SAP VALUE CONTRACT REQUEST FORM	2250	Chemtura Corporation	Services	01-Sep-07
BORNE CHEMICAL SITE PRP GROUP	BORNE CHEMICAL SITE PRP GROUP CHEVRON, USA, INC. 100 CHEVRON WAY RICHMOND, CA 94802 USA	BORNE CHEMICAL COMPANY SITE TRUST AGREEMENT	20205	Chemtura Corporation	Environmental (Non-Reach)
BORNE CHEMICAL SITE PRP GROUP	BORNE CHEMICAL SITE PRP GROUP CHEVRON, USA, INC. 100 CHEVRON WAY RICHMOND, CA 94802 USA	BORNE CHEMICAL SITE ALTERNATIVE DISPUTE RESOLUTION AGREEMENT	20206	Chemtura Corporation	Settlement
BORNE CHEMICAL SITE PRP GROUP	BORNE CHEMICAL SITE PRP GROUP BP EXPLORATION & OIL, INC. 200 PUBLIC SQUARE 11C CLEVELAND, OH 44114 USA	BORNE CHEMICAL COMPANY SITE TRUST AGREEMENT	20207	Chemtura Corporation	Environmental (Non-Reach)

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
BORNE CHEMICAL SITE PRP GROUP	BORNE CHEMICAL SITE PRP GROUP BP EXPLORATION & OIL, INC. 200 PUBLIC SQUARE 11C CLEVELAND, OH 44114 USA	BORNE CHEMICAL SITE ALTERNATIVE DISPUTE RESOLUTION AGREEMENT	20208	Chemtura Corporation	Settlement
BORNE CHEMICAL SITE PRP GROUP	BORNE CHEMICAL SITE PRP GROUP BASIC INC. ARTER & HADDEN ONE COLUMBUS 10 WEST BROAD STREET, SUITE 2100 COLUMBUS, OH 43215 USA	BORNE CHEMICAL COMPANY SITE TRUST AGREEMENT	20209	Chemtura Corporation	Environmental (Non-Reach)
BORNE CHEMICAL SITE PRP GROUP	BORNE CHEMICAL SITE PRP GROUP BASIC INC. ARTER & HADDEN ONE COLUMBUS 10 WEST BROAD STREET, SUITE 2100 COLUMBUS, OH 43215 USA	BORNE CHEMICAL SITE ALTERNATIVE DISPUTE RESOLUTION AGREEMENT	20210	Chemtura Corporation	Settlement
BORNE CHEMICAL SITE PRP GROUP	BORNE CHEMICAL SITE PRP GROUP RICHARD F. RICCI LOWENSTEIN SANDLER PC 65 LIVINGSTON AVE ROSELAND, NJ 7068 USA	BORNE CHEMICAL COMPANY SITE TRUST AGREEMENT	20211	Chemtura Corporation	Environmental (Non-Reach)
BORNE CHEMICAL SITE PRP GROUP	BORNE CHEMICAL SITE PRP GROUP RICHARD F. RICCI LOWENSTEIN SANDLER PC 65 LIVINGSTON AVE ROSELAND, NJ 7068 USA	BORNE CHEMICAL SITE ALTERNATIVE DISPUTE RESOLUTION AGREEMENT	20212	Chemtura Corporation	Settlement
BORNE CHEMICAL SITE PRP GROUP	BORNE CHEMICAL SITE PRP GROUP MANORCARE HEALTH SERVICES, INC. MATTHEWS WHITE 150 JOHN F. KENNEDY PKWY SHORT HILLS, NJ 7078 USA	BORNE CHEMICAL COMPANY SITE TRUST AGREEMENT	20213	Chemtura Corporation	Environmental (Non-Reach)
BORNE CHEMICAL SITE PRP GROUP	BORNE CHEMICAL SITE PRP GROUP MANORCARE HEALTH SERVICES, INC. MATTHEWS WHITE 150 JOHN F. KENNEDY PKWY SHORT HILLS, NJ 7078 USA	BORNE CHEMICAL SITE ALTERNATIVE DISPUTE RESOLUTION AGREEMENT	20214	Chemtura Corporation	Settlement

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
BP EXPLORATION & OIL INC	BP EXPLORATION & OIL INC Attn James R Rocco Manager Environ Remediation 450 Chadbourne Rd Ste E Fairfield, CA 94534	TRUST AGREEMENT(??)	4794	Chemtura Corporation	Joint Venture
BRADFORD INDUSTRIAL RAIL INC	BRADFORD INDUSTRIAL RAIL INC 66 Field Point Rd Greenwich, CT 06830-6473 USA	VARIOUS BRADFORD REFINERY LICENSE AGREEMENTS BETWEEN WITCO CORPORATION AND BRADFORD INDUSTRIAL RAIL, INC., INCLUDING #40706262, DATED 1/30/51 ASSIGNED TO ARG EFFECTIVE MARCH 3, 1997	3220	Chemtura Corporation	Mergers & Acquisitions
BRADFORD INDUSTRIAL RAIL INC	BRADFORD INDUSTRIAL RAIL INC 66 Field Point Rd Greenwich, CT 06830-6473 USA	VARIOUS BRADFORD REFINERY LICENSE AGREEMENTS BETWEEN WITCO CORPORATION AND BRADFORD INDUSTRIAL RAIL, INC., INCLUDING #42978412, DATED 11/16/84 ASSIGNED TO ARG EFFECTIVE MARCH 3, 1997	3221	Chemtura Corporation	Mergers & Acquisitions
BRADFORD INDUSTRIAL RAIL INC	BRADFORD INDUSTRIAL RAIL INC 66 Field Point Rd Greenwich, CT 06830-6473 USA	VARIOUS BRADFORD REFINERY LICENSE AGREEMENTS BETWEEN WITCO CORPORATION AND BRADFORD INDUSTRIAL RAIL, INC., INCLUDING #43980122, DATED 8/30/85 ASSIGNED TO ARG EFFECTIVE MARCH 3, 1997	3222	Chemtura Corporation	Mergers & Acquisitions
BRADFORD INDUSTRIAL RAIL INC	BRADFORD INDUSTRIAL RAIL INC 66 Field Point Rd Greenwich, CT 06830-6473 USA	VARIOUS BRADFORD REFINERY LICENSE AGREEMENTS BETWEEN WITCO CORPORATION AND BRADFORD INDUSTRIAL RAIL, INC., INCLUDING #43992032, DATED 5/1/89 ASSIGNED TO ARG EFFECTIVE MARCH 3, 1997	3223	Chemtura Corporation	Mergers & Acquisitions

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
BRADFORD INDUSTRIAL RAIL INC	BRADFORD INDUSTRIAL RAIL INC 66 Field Point Rd Greenwich, CT 06830-6473 USA	VARIOUS BRADFORD REFINERY LICENSE AGREEMENTS BETWEEN WITCO CORPORATION AND BRADFORD INDUSTRIAL RAIL, INC., INCLUDING #913071, DATED 6/3/91 ASSIGNED TO ARG EFFECTIVE MARCH 3, 1997	3224	Chemtura Corporation	Mergers & Acquisitions
BRADFORD INDUSTRIAL RAIL INC	BRADFORD INDUSTRIAL RAIL INC 66 Field Point Rd Greenwich, CT 06830-6473 USA	VARIOUS BRADFORD REFINERY LICENSE AGREEMENTS BETWEEN WITCO CORPORATION AND BRADFORD INDUSTRIAL RAIL, INC., INCLUDING 43960372, DATED 5/2/79 ASSIGNED TO ARG EFFECTIVE MARCH 3, 1997	3225	Chemtura Corporation	Mergers & Acquisitions
Bradford Industrial Rail Inc	Bradford Industrial Rail Inc 66 Field Point Rd Greenwich, CT 6830	Various Bradford Refinery License Agreements between Witco Corporation and Bradford Industrial Rail, Inc., including #43980122, dated 8/30/85, #913071, dated 6/3/91, #42978412, dated 11/16/84, #40706262, dated 1/30/51, #40706252, dated 8/1/40, 43960372, d	21266	Chemtura Corporation	Mergers & Acquisitions
BRADFORD INDUSTRIAL RAIL INC	BRADFORD INDUSTRIAL RAIL INC 66 Field Point Rd Greenwich, CT 06830-6473 USA	VARIOUS BRADFORD REFINERY LICENSE AGREEMENTS BETWEEN WITCO CORPORATION AND BRADFORD INDUSTRIAL RAIL, INC., INCLUDING #40706252, DATED 8/1/40 ASSIGNED TO ARG EFFECTIVE MARCH 3, 1997	3219	Chemtura Corporation	Mergers & Acquisitions
BROCKERHOFF ENVIRONMENTAL SERVICES, LLC	BROCKERHOFF ENVIRONMENTAL SERVICES LLC FRANK BROCKERHOFF 963 STRYKERS RD PHILLIPSBURG, NY 8865	REVISED GROUNDWATER/SURFACE WATER SAMPLING PROPOSAL FORMER WITCO PLANT (BRAINARDS), HARMONY TOWNSHIP, NJ	2241	Chemtura Corporation	Services	07-Nov-07

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
BROCKERHOFF ENVIRONMENTAL SERVICES, LLC	BROCKERHOFF ENVIRONMENTAL SERVICES LLC FRANK BROCKERHOFF 963 STRYKERS RD PHILLIPSBURG, NY 8865	REVISED GROUNDWATER/SURFACE WATER SAMPLING PROPOSAL FORMER WITCO PLANT (BRAINARDS), HARMONY TOWNSHIP, NJ VALUE CONTRACT 4603003906	2242	Chemtura Corporation	Services	28-Oct-08
BROCKERHOFF ENVIRONMENTAL SERVICES, LLC	BROCKERHOFF ENVIRONMENTAL SERVICES LLC 963 STRYKERS RD PHILLIPSBURG, NJ 08865	PREPARATION OF A REMEDIAL ACTION WORK PLAN FOR AREA OF CONCERN 16B FORMER WITCO PROPERTY, BRAINARDS, WARREN COUNTY, NEW JERSEY	2245	Chemtura Corporation	Services	10-Nov-08
BROCKERHOFF ENVIRONMENTAL SERVICES, LLC	BROCKERHOFF ENVIRONMENTAL SERVICES LLC 963 STRYKERS RD PHILLIPSBURG, NJ 08865	PROPOSAL FOR A HUMAN HEALTH RISK ASSESSMENT FORMER WITCO PLANT (BRAINARDS), HARMONY TOWNSHIP	2247	Chemtura Corporation	Services	10-Oct-07
BROCKERHOFF ENVIRONMENTAL SERVICES, LLC	BROCKERHOFF ENVIRONMENTAL SERVICES LLC 963 STRYKERS RD PHILLIPSBURG, NJ 08865	CONTRACT	2248	Chemtura Corporation	Services	09-Mar-09
BROCKERHOFF ENVIRONMENTAL SERVICES, LLC	BROCKERHOFF ENVIRONMENTAL SERVICES LLC ATTN MR FRANK BROCKERHOFF 963 STRYKERS RD PHILLIPSBURG, NY 08865	ENVIRONMENTAL CONSULTING AGREEMENT	2503	Chemtura Corporation	Consulting	13-Mar-09
BUFFALO & PITTSBURGH RAILROAD INC	BUFFALO & PITTSBURGH RAILROAD INC 201 N Penn St Punxsutawney, PA 15767 USA	TRANSPORTATION AGREEMENT BETWEEN WITCO CORPORATION AND WHEELING & LAKE ERIE RAILWAY COMPANY AND BUFFALO & PITTSBURGH RAILROAD, INC., CONTRACT NO. WE-00280, DATE AUGUST 16, 1993, AS AMENDED, WHERE ARG HAS AGREED TO ASSUME, AND BE LIABLE FOR, ALL OF WITCO’S	3226	Chemtura Corporation	Mergers & Acquisitions

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
BUFFALO & PITTSBURGH RAILROAD INC	BUFFALO & PITTSBURGH RAILROAD INC 201 N Penn St Punxsutawney, PA 15767 USA	VARIOUS BRADFORD REFINERY RAILROAD LICENSE AGREEMENTS BETWEEN WITCO CORPORATION AND BUFFALO & PITTSBURGH RAILROAD, INC., ASSIGNED TO ARG EFFECTIVE MARCH 3, 1997	3227	Chemtura Corporation	Mergers & Acquisitions	03-Mar-97
Buffalo & Pittsburgh Railroad Inc	Buffalo & Pittsburgh Railroad Inc 201 N Penn St Punxsutawney, PA 15767	Transportation Agreement between Witco Corporation and Wheeling & Lake Erie Railway Company and Buffalo & Pittsburgh Railroad, Inc., Contract No. WE-00280, date August 16, 1993, as amended, where ARG has agreed to assume, and be liable for, all of Witco’s	21267	Chemtura Corporation	Mergers & Acquisitions
Buffalo & Pittsburgh Railroad Inc	Buffalo & Pittsburgh Railroad Inc 201 N Penn St Punxsutawney, PA 15767	Various Bradford Refinery Railroad License Agreements between Witco Corporation and Buffalo & Pittsburgh Railroad, Inc., assigned to ARG effective March 3, 1997	21268	Chemtura Corporation	M&A - Transportation
BUILDING COLLABORATIVE INC	BUILDING COLLABORATIVE INC 25651 ATLANTIC OCEAN DR STE A9 LAKE FOREST, CA 92630	CONSTRUCTION CONTRACT	11754	Great Lakes Chemical Corporation	M&A - Construction	29-Nov-99
BUSINESS FURNITURE CORPORATION	BUSINESS FURNITURE CORPORATION 6102 VICTORY WAY INDIANAPOLIS, IN 46278-2934 USA	STEELCASE DESIGN PARTNERSHIP/Great Lakes Chemical CorporationORATION ADDENDUM	1336	Great Lakes Chemical Corporation	Purchase (non-raw materials)	07-Aug-98
CALIFORNIA DEPARTMENT OF TOXIC SUBSTANCES	CALIFORNIA DEPARTMENT OF TOXIC SUBSTANCES ATTN LEGAL PO BOX 806 SACRAMENTO, CA 95812-0806 USA	AGREEMENT BETWEEN THE DEPARTMENT OF TOXIC SUBSTANCES CONTROL AND CHEMTURA CORPORATION RE COMPLETION OF INVESTOGATION AND REMEDY AT THE MAIN SAN JOAQUIN DRUM COMPANY SITE	4742	Chemtura Corporation	Services	12-Mar-08
CAM CONSTRUCTION LTD	CAM CONSTRUCTION LTD 108 W TIMONIUM RD STE 201 BALTIMORE, MD 21093 USA	MATERIAL MANUFACTURING AGREEMENTS - CAM CONSTRUCTION, LTD., S, 5/1/84	3125	Chemtura Corporation	M&A - Manufacturing Agreement

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
CAMBRIDGE VENTURES LP	CAMBRIDGE VENTURES LP 4181 E 96th St. Ste. 200 Indianapolis, Indiana 46240-3814 United States	SUBORDINATION AGREEMENT DATED MARCH 24, 1995 BETWEEN CAMBRIDGE VENTURES, L.P. (CAMBRIDGE) AND SHAWMUT.	12654	Chemtura Corporation	M&A - Credit	24-Mar-95
CAREMARK	CAREMARK ATTN VICE PRESIDENT LEGAL SERVICES MANAGING COUNSEL 2211 SANDERS RD 10TH FL NORTHBROOK, IL 60062 USA	PRESCRIPTION BENEFIT SERVICES AGREEMENT	1349	Chemtura Corporation	Benefits	01-Jan-07
CASMALIA SITE PRP GROUP	CASMALIA SITE PRP GROUP LOCK LORDE BISSELL & LIDDELL LLP ELIZABETH E. MACK 2200 ROSS AVE SUITE 2200 DALLAS, TX 75201 USA	CASMALIA SITE ALLOCATION AGREEMENT & ESCROW AGREEMENT	20215	Chemtura Corporation	Environmental (Non-Reach)
CHARLES RUSSELL AND SHIRLEY RUSSELL	CHARLES RUSSELL AND SHIRLEY RUSSELL,	NON-COMPETITION AGREEMENT OF JUNE 1, 1981 BETWEEN WITCO CHEMICAL AND CHARLES RUSSELL AND SHIRLEY RUSSELL AND LIBBY MERRILL, WHO HAD BEEN EMPLOYED BY BEAM OIL COMPANY	12989	Chemtura Corporation	M&A - Environmental (Non-Reach)
CHASE MANHATTAN BANK	CHASE MANHATTAN BANK,	GUARANTY OF WITCO CORPORATION, DATED MARCH 24, 1995 TO THE CHASE MANHATTAN BANK (“CHASE”) OF CONNOR CORPORATION OBLIGATIONS UNDER THE $4,000,000 SUBORDINATED P-NOTE DATED DUE MARCH 24, 2000.	12655	Chemtura Corporation	M&A - Purchase (non-raw materials)	24-Mar-95
CHASE MANHATTAN BANK	CHASE MANHATTAN BANK,	SUBORDINATION AGREEMENT DATED MARCH 24, 1995 BETWEEN CHASE AND CAMBRIDGE.	12656	Chemtura Corporation	M&A - Credit	24-Mar-95
CHATWADEE SANGSRI	CHATWADEE SANGSRI 718 LURING DRIVE GLENDALE, CA 91206	AGREEMENT FOR SALE OF REAL PROPERTY BETWEEN A-K DIVESTITURE AND CHATWADEE SANGSRI	12997	Chemtura Corporation	Mergers & Acquisitions

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
CHEM-DYNE PRP GROUP	CHEM-DYNE PRP GROUP CHEM-DYNE TRUST FUND CLARK SCHAEFER HACKETT 105 EAST FOURTH STREET SUITE 1500 CINCINNATI, OH 45202 USA	CHEM-DYNE SITE TRUST AGREEMENT	20216	Chemtura Corporation	Environmental (Non-Reach)
CHEM-DYNE PRP GROUP	CHEM-DYNE PRP GROUP CHEM-DYNE TRUST FUND J.M. STALLINGS, CHAIRMAN 500 JOE NUXHALL BLVD HAMILTON, OH 45011 USA	CHEM-DYNE SITE TRUST AGREEMENT	20217	Chemtura Corporation	Environmental (Non-Reach)
CHEVRON RC	CHEVRON RC 6001 BOLLINGER CANYON RD SAN RAMON, CA 94583 USA	MATERIAL SUPPLY AGREEMENTS (CRUDE OIL) - CHEVRON, RC (12/20/93)	3126	Chemtura Corporation	M&A - Supply
CHICAGO CONTRACT POWDER CORPORATION SUCCESSOR TO PUREX CORPORATION	CHICAGO CONTRACT POWDER CORPORATION SUCCESSOR TO PUREX CORPORATION Chicago, Illinois 60651 United States	REAL ESTATE PURCHASE AGREEMENT	12650	Chemtura Corporation	M&A - Lease - Real Property
CHINA NATIONAL CHEMICAL CONSTRUCTION JIANGSU COMPANY (CROMPTON CNCCC)	CHINA NATIONAL CHEMICAL CONSTRUCTION JIANGSU COMPANY (CROMPTON CNCCC) ATTN TAO JING ZHAO 17 BEJING RD W BEIJING, 210024 CHINA	AUGUST 2000 CHINESE-FOREIGN EQUITY JOINT VENTURE (PRO 06385)	12449	Chemtura Corporation	Joint Venture
CHINA SYNTHETIC RUBBER CORPORATION AND CONCARB ACQUISITION	CHINA SYNTHETIC RUBBER CORPORATION AND CONCARB ACQUISITION DR. PETER WU, PRESIDENT WITH COPY TO CHARLES D. MAGUIRE, JR., ESQ CHINA SYNTHETIC RUBBER CORP, WITH A COPY TO JACKSON & WALKER, LLP 7TH FL, NO. 122, TUN HWA NORTH ROAD WITH A COPY TO 901 MAIN STREET, SUITE 6000 TAIPEI, WITH A COPY TO DALLAS, TEXAS 75202, Taiwan, R.O.C.	LETTER AGREEMENT OF JUNE 30, 1995 AMONG WITCO CORPORATION, CHINA SYNTHETIC RUBBER CORP,CONCARB ACQUISITION CORP. RE: TO BIOCHEMICAL PRODUCTION OF ACETIC ACID FROM WASTER FLUE GAS IN CARBON BLACK PLANTS	12977	Chemtura Corporation	M&A - Supply
CIMARRON OIL S	CIMARRON OIL S PO BOX 1406 405 S MAIN ST GUYMON, OK 73942 USA	MATERIAL SUPPLY AGREEMENTS (CRUDE OIL) - CIMARRON OIL, S (1/25/95)	3127	Chemtura Corporation	M&A - Supply

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
CITIBANK, NA	CITIBANK NA ATTN LEGAL 399 PARK AVE NEW YORK, NY 10043 USA	ELECTRONIC ACCESS TO ACCOUNTS	2143	Chemtura Corporation	Bank/Credit	01-Dec-05
CITIBANK, NA	CITIGROUP ATTN LEGAL 399 PARK AVE NEW YORK, NY 10043 USA	ADDENDUM TO NORTH AMERICAN INTAKE FORM/GLOBAL CASH MANAGEMENT SERVICES ELECTRONIC DATA INTERCHANGE (EDI) REMITTANCE ADVISING PROFILE	2144	Chemtura Corporation	Bank/Credit	24-Feb-09
CITIBANK, NA	CITICORP USA INC ATTN DAVID JAFFE 390 GREENWICH ST 1ST FL NEW YORK, NY 10013	DEPOSIT ACCOUNT CONTROL AGREEMENT	2146	Chemtura Corporation	Bank/Credit	30-Jan-09
CITIBANK, NA	CITI ATTN LEGAL 399 PARK AVE NEW YORK, NY 10043 USA	CITI GLOBAL TRANSACTION SERVICES CONTROLLED DISBURSEMENT PROFILE	2159	Chemtura Corporation	Bank/Credit
CITIBANK, NA	CITIBANK IRELAND FINANCIAL SERVICES PLC WORLDLINK PAYMENT SERVICES 1 N WALL QUAY DUBLIN, IRELAND	WORLDLINK SERVICE AGREEMENT	2202	Chemtura Corporation	Bank/Credit
CITIBANK, NA	CITATION PUBLISHING INC ACCOUNTING 92 ARGONAUNT STE 255 ALISO VIEJO, CA 92656 USA	CORPORATE LICENSE AGREEMENT	2262	Chemtura Corporation	Software License	30-Sep-02
CLARK COUNTY	CLARK COUNTY 500 S GRAND CENTRAL PKWY LAS VEGAS, NV 89155 USA	VARIOUS ORAL MATERIAL ASPHALT SALES AGREEMENTS AS OF 4/97, WITH THE FOLLOWING CLARK COUNTY, KERN COUNTY, JAXON BAKER, LAS VEGAS PRICING, GRANITE CONSTRUCTION CO., GRIFFITH CO., WESTERN ASPHALT, FNF CONSTRUCTION, INC., GLEN WELLS CO., INDUSTRIAL ASPHALT, A	3128	Chemtura Corporation	M&A - Sales
CLEAN HARBORS	CLEANHARBORS ENVIRONMENTAL SERVICES INC 2815 OLD GREENBRIER PIKE GREENBRIER, TN 37073-4514	LETTER RE WASTE MANAGEMENT	11820	Chemtura Corporation	Environmental (Non-Reach)

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
CNCC JIANGSU COMPANY	CNCC JIANGSU COMPANY ATTN TAO JING ZHAO 17 BEIJING RD W POSTCODE 210024 ZHENJIANG CITY, JIANGSU PROVINCE CHINA	PURCHASE AND NAME CHANGE AGREEMENT	12450	Chemtura Corporation	JV - Equity
COASTAL TRAINING TECHNOLOGIES CORP	COASTAL TRAINING TECHNOLOGIES CORP Phil Price President 500 Studio Dr Virginia Beach, VA 23452	CLARITYNET CONTRACT AND ORDER CONFIRMATION BETWEEN Great Lakes Chemical Corporation SOUTH AND COASTAL TRAINING TECHNOLOGIES CORP DATED 12/30/2008	12225	Great Lakes Chemical Corporation	Services	30-Dec-08
COBITCO INC S	COBITCO INC S 5301 BANNOCK ST DENVER, CO 80216 USA	MATERIAL MANUFACTURING AGREEMENTS - COBITCO, INC., S, 1/1/82	3129	Chemtura Corporation	M&A - Manufacturing Agreement
COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF TRANSPORTATION	COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF TRANSPORTATION ATTN LEGAL KEYSTONE BUILDING 400 NORTH ST HARRISBURG, PA 17120 USA	INDEMNIFICATION AND CONTRIBUTION AGREEMENT	4801	Chemtura Corporation	Indemnification	06-Mar-09
COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF TRANSPORTATION	COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF TRANSPORTATION ATTN LEGAL KEYSTONE BUILDING 400 NORTH ST HARRISBURG, PA 17120 USA	INDEMNIFICATION AND CONTRIBUTION AGREEMENT	24819	Chemtura Corporation	Indemnification	06-Mar-09
CONCARB ACQUISITION CORP	CONCARB ACQUISITION CORP,	ASSIGNMENT OF LEASE OF JUNE 30, 1995 BETWEEN WITCO CORPORATION (“ASSIGNOR”) AND CONCARB ACQUISITION CORP. (“ASSIGNEE”),	12978	Chemtura Corporation	M&A - Supply
CONCARB ACQUISITION CORP	CONCARB ACQUISITION CORP,	TRANSITION SERVICES AGREEMENT OF JUNE 30, 1995 BETWEEN CONCARB ACQUISITION CORP, AND WITCO CORPORATION.	12979	Chemtura Corporation	M&A - Supply
CONESTOGA ROVERS & ASSOCIATES, INC	CONESTOGA ROVERS & ASSOCIATES 651 COLBY DRIVE WATERLOO, ON N2V 1C2 CANADA	CHEMTURA CORPORATION CHANGE ORDER: ARG FACILITY, THE FORMER CROMPTON BRADFORD, PA (SITE) REMEDIATION	2285	Chemtura Corporation	Purchase (non-raw materials)

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
CONESTOGA ROVERS & ASSOCIATES, INC	CONESTOGA ROVERS & ASSOCIATES 651 COLBY DRIVE WATERLOO, ON N2V 1C2 CANADA	REMEDIATION WORK ARG FACILITY, BRADFORD PA	2286	Chemtura Corporation	Purchase (non-raw materials)
CONGRESS FINANCIAL INSTITUTION	CONGRESS FINANCIAL INSTITUTION,	COLLATERAL ASSIGNMENT OF ACQUISITION AGREEMENTS, DATED MARCH 4, 1997 BETWEEN AMERICAN REFINING GROUP AND CONGRESS FINANCIAL INSTITUTION, WITH WITCO CORPORATION SIGNING AN ACKNOWLEDGEMENT AND CONSENT TO.	3228	Chemtura Corporation	Mergers & Acquisitions
CONNOR CORPORATION	CONNOR CORPORATION ATTN CHARLES A WILSON 3134 MALLARD COVE LANE FORT WAYNE, IN 46804	WARRANT NO. W-2 TO PURCHASE 3% OF SHARES OF COMMON STOCK OF CONNOR CORPORATION ISSUED TO WITCO CORPORATION. DURATION: 10 YEARS (MARCH 24, 1995 TO MARCH 24, 2005)	12657	Chemtura Corporation	M&A - Purchase (non-raw materials)	24-Mar-95
CONNOR CORPORATION	CONNOR CORPORATION ATTN CHARLES A WILSON 3134 MALLARD COVE LANE FORT WAYNE, IN 46804	$4,000,000 SUBORDINATED P-NOTE DATED MARCH 24, 1995 OF CONNOR CORPORATION TO THE CHASE MANHATTAN BANK DUE MARCH 24, 2000.	12658	Chemtura Corporation	M&A - Bill of Sale	24-Mar-95
CONNOR CORPORATION	CONNOR CORPORATION ATTN CHARLES A WILSON 3134 MALLARD COVE LANE FORT WAYNE, IN 46804	NET LEASE DATED MARCH 24, 1995 BETWEEN THE RICHARDSON COMPANY (“LESSOR”) AND CONNOR CORPORATION (“LESSEE”) TO REAL PROPERTY LOCATED IN INDIANAPOLIS (MARION COUNTY), INDIANA PROPERTY.	12659	Chemtura Corporation	M&A - Purchase (non-raw materials)	24-Mar-95
CONNOR CORPORATION	CONNOR CORPORATION ATTN CHARLES A WILSON 3134 MALLARD COVE LN FORT WAYNE, IN 46804	NET LEASE DATED MARCH 24, 1995 BETWEEN THE RICHARDSON COMPANY (“LESSOR”) AND CONNOR CORPORATION (“LESSEE”) TO REAL PROPERTY LOCATED IN INDIANAPOLIS (MARION COUNTYH) INDIANA PROPERTY	21171	Chemtura Corporation	M&A - Purchase (non-raw materials)	24-Mar-95

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
CONNOR CORPORATION	CONNOR CORPORATION ATTN CHARLES A WILSON 3134 MALLARD COVE LN FORT WAYNE, IN 46804	NET LEASE DATED MARCH 24, 1995 BETWEEN THE RICHARDSON COMPANY (“LESSOR”) AND CONNOR CORPORATION (“LESSEE”) TO REAL PROPERTY LOCATED IN INDIANAPOLIS (MARION COUNTYH) INDIANA PROPERTY	21171	Chemtura Corporation	M&A - Purchase (non-raw materials)	24-Mar-95
CONSOLIDATED MURCHINSON LIMITED	CONSOLIDATED MURCHINSON LIMITED CONSOLIDATED BUILDING COR FOX AND HARRISON STREETS JOHANNESBURG, 2001 SOUTH AFRICA	MURCHISON AGREEMENT / MEMORANDUM OF AGREEMENT BETWEEN PPG INDUSTRIES INC. (“PPG”), MCGEAN CHEMICAL COMPANY INC. (“MCGEAN”), LEAD INDUSTRIES GROUP LTD. (“LIG”), CONSOLIDATED MURCHISON LIMITED (“MURCHISON”), ANTIMONY PRODUCTS (PROPRIETARY) LIMITED (“APL”) A	4379	Great Lakes Chemical Corporation	Mergers & Acquisitions
CONSOLIDATED MURCHISON LIMITED	CONSOLIDATED MURCHISON LIMITED CONSOLIDATED BUILDING COR FOX AND HARRISON STREETS JOHANNESBURG, 2001 SOUTH AFRICA	ANTIMONY PRODUCTS (PROPRIETARY) LIMITED (NO IDENTIFYING FILE NUMBER)	5227	Great Lakes Chemical Corporation	Joint Venture
CONSOLIDATED MURCHISON LIMITED	CONSOLIDATED MURCHISON LIMITED CONSOLIDATED BUILDING COR FOX AND HARRISON STREETS JOHANNESBURG, 2001 SOUTH AFRICA	ANTIMONY PRODUCTS (PROPRIETARY) LIMITED (NO IDENTIFYING FILE NUMBER)	24821	Great Lakes Chemical Corporation	Joint Venture
CONTINENTAL CARBON COMPANY	CONTINENTAL CARBON COMPANY 16850 Park Row Houston, TX 77084	ASSET PURCHASE AGREEMENT AMONG CONTINENTAL CARBON (“SELLER”), WITCO (“LIMITED GUARANTOR OF SELLER’)AND CHINA SYNTHETIC RUBBER CORP (“BUYER”) OF ASSETS AND SHARES IN ALEXANDRIA CARBON BLACK CO, SAE IN EGYPT DATED MAY 25, 1995	12980	Chemtura Corporation	M&A - Supply	30-Jun-95

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
CONTINENTAL CARBON COMPANY	CONTINENTAL CARBON COMPANY 16850 Park Row Houston, TX 77084	ASSIGNMENT OF LEASE OF JULY 1, 1995 BETWEEN WITCO CORPORATION (“TENANT”) AND CONTINENTAL CARBON COMPANY (“ASSIGNEE”) (AN INDIRECT SUBSIDIARY OF CHINA SYNTHETIC RUBBER CORPORATIO	12981	Chemtura Corporation	M&A - Supply
CONTINENTAL CARBON COMPANY	CONTINENTAL CARBON COMPANY 16850 Park Row Houston, TX 77084	ASSIGNMENT OF JUNE 30, 1995 BETWEEN CONTINENTAL CARBON COMPANY (“ASSIGNOR”) AND CONCARB ACQUISITION CORP. (“ASSIGNEE”) PURSUANT TO WHICH ASSIGNOR ASSIGNED ALL OF ITS RIGHTS TO AGREEMENT OF OCTOBER 16, 1987 BETWEEN CENTRAL OF GEORGIA RAILROAD COMPANY AND A	12982	Chemtura Corporation	M&A - Supply
CONTINENTAL CARBON COMPANY	CONTINENTAL CARBON COMPANY 16850 Park Row Houston, TX 77084	UNION TANK CAR COMPANY LEASE ASSIGNMENT OF JUNE 30, 1995 BETWEEN CONTINENTAL CARBON COMPANY (“ASSIGNOR”) AND CONCARB ACQUISITION CORP. (“ASSIGNEE”)	12983	Chemtura Corporation	M&A - Supply
CONVERSE CONSULTANTS	CONVERSE CONSULTANTS FRANK BROCKERHOFF MANAGING OFFICER 3 CENTURY DR PARSIPPANY, NJ 07054 USA	PROPOSAL REMEDIAL INVESTIGATION FOR POLYCHLORINATED BIPHENYLS FORMER WITCO BRAINARDS FACILITY HARMONY TOWNSHIP, NEW JERSEY CONVERSE PROJECT NO 05-47706-02	2281	Chemtura Corporation	Consulting
COOPER DRUM SITE PRPS	COOPER DRUM SITE PRPS SEDGWICK DETERT MORAN ARNOLD C/O MATTHEW G. DUDLEY ONE MARKET PLAZA STEUART TOWER, 8TH FLOOR SAN FRANCISCO, CA 94105 USA	COOPER DRUM SITE COOPERATING PRPS AGREEMENT	20218	Chemtura Corporation	Environmental (Non-Reach)

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
COVENANT SECURITY INTERNATIONAL LLC	COVENANT SECURITY INTERNATIONAL LLC DAVID KERVIN PRESIDENT 270 REMINGTON BLVD STE B BOLINGBROOK, IL 60440 USA	AGREEMENT FOR CONSULTING SERVICES BETWEEN CHEMTURA CORPORATION AND COVENANT SECURITY INTERNATIONAL INCORPORATED	2282	Chemtura Corporation	Consulting	28-Aug-08
COVENANT SECURITY INTERNATIONAL LLC	COVENANT SECURITY INTERNATIONAL LLC ATTN DAVID KERVIN PRESIDENT 270 REMINGTON BLVD STE B BOLINGBROOK, IL 60440	AGREEMENT FOR CONSULTING SERVICES BETWEEN CHEMTURA CORPORATION AND COVENANT SECURITY INTERNATIONAL INCORPORATED	2506	Chemtura Corporation	Consulting	28-Aug-08
CREE OIL LTD	CREE OIL LTD 3250 CHERRY AVE LONG BEACH, CA 90807-5214 USA	MATERIAL SUPPLY AGREEMENTS (CRUDE OIL) - CREE OIL, LTD	3130	Chemtura Corporation	M&A - Supply
CROMPTON CNCCC	CROMPTON CNCCC ATTN GENERAL MANAGER ZHENJIANG NO 2 CHEMICAL PLANT CHEMICAL DEVELOPMENT ZONE JIANBI TOWN W ZHENJIANG CITY, JIANGSU PROVINCE CHINA	EXPORT DISTRIBUTION CONTRACT (PRO 06385)	12451	Chemtura Corporation	JV - Distribution
CROMPTON CNCCC	CROMPTON CNCCC ATTN GENERAL MANAGER ZHENJIANG NO 2 CHEMICAL PLANT CHEMICAL DEVELOPMENT ZONE JIANBI TOWN W ZHENJIANG CITY, JIANGSU PROVINCE CHINA	SUPPLY CONTRACT (PRO 06385)	12452	Chemtura Corporation	JV - Purchase (raw materials)
CROMPTON CNCCC	CROMPTON CNCCC ATTN GENERAL MANAGER ZHENJIANG NO 2 CHEMICAL PLANT CHEMICAL DEVELOPMENT ZONE JIANBI TOWN W ZHENJIANG CITY, JIANGSU PROVINCE CHINA	TECHNOLOGY TRANSFER AGREEMENT (PRO 06385)	12453	Chemtura Corporation	JV Technology License

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
CROMPTON CNCCC	CROMPTON CNCCC ATTN GENERAL MANAGER ZHENJIANG NO 2 CHEMICAL PLANT CHEMICAL DEVELOPMENT ZONE JIANBI TOWN W ZHENJIANG CITY, JIANGSU PROVINCE CHINA	TRADEMARK AGREEMENT (PRO 06385)	12454	Chemtura Corporation	JV - Trademark License
CRYMES LANDFILL PRP GROUP	CRYMES LANDFILL PRP GROUP GEORGIA WASTE SYSTEMS, INC. DIRECTOR OF CLOSED SITES WASTE MANAGEMENT-SOUTHERN AREA 2859 PACES FERRY RD, SUITE 1600 ATLANTA, GA 30339 USA	CRYMES LANDFILL SETTLEMENT AND INDEMNIFICATION AGREEMENT	20219	Bio-Lab, Inc.	Settlement
CRYMES LANDFILL PRP GROUP	CRYMES LANDFILL PRP GROUP GENERAL MOTORS CORPORATION GM CORP GM LEGAL STAFF, M/C 482-C24-D24 300 RENAISSANCE CENTER DETROIT, MI 48265-1000 USA	CRYMES LANDFILL SETTLEMENT AND INDEMNIFICATION AGREEMENT	20220	Bio-Lab, Inc.	Settlement
CRYMES LANDFILL PRP GROUP	CRYMES LANDFILL PRP GROUP CHARLES H. TISDALE, JR. KING & SPALDING 1180 PEACHTREE STREET ATLANTA, GA 30309 USA	CRYMES LANDFILL SETTLEMENT AND INDEMNIFICATION AGREEMENT	20221	Bio-Lab, Inc.	Settlement
CRYMES LANDFILL PRP GROUP	CRYMES LANDFILL PRP GROUP BFI WASTE SYSTEMS OF NORTH AMERICA, INC. MR. CURTIS SHIPLEY ELLIS & WINTERS LLP 100 N. GREENE STREET, SUITE 102 GREENSBORO, NJ 27401 USA	CRYMES LANDFILL SETTLEMENT AND INDEMNIFICATION AGREEMENT	20222	Bio-Lab, Inc.	Settlement

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
CRYMES LANDFILL PRP GROUP	CRYMES LANDFILL PRP GROUP E.I. DU PONT DE NEMOURS AND CO. MR. GUY JOHNSON LEGAL D-7090-2 1007 MARKET ST WILMINGTON, DE 19898 USA	CRYMES LANDFILL SETTLEMENT AND INDEMNIFICATION AGREEMENT	20223	Bio-Lab, Inc.	Settlement
CRYMES LANDFILL PRP GROUP	CRYMES LANDFILL PRP GROUP DEKALB COUNTY SENIOR ASST. COUNTY ATTORNEY DEKALB COUNTY LAW DEPT. 1300 COMMERCE DRIVE, 5TH FLOOR DECATUR, GA 30030 USA	CRYMES LANDFILL SETTLEMENT AND INDEMNIFICATION AGREEMENT	20224	Bio-Lab, Inc.	Settlement
CRYMES LANDFILL PRP GROUP	CRYMES LANDFILL PRP GROUP BFI WASTE SYSTEMS OF NORTH AMERICA, INC. MR. CURTIS SHIPLEY ELLIS & WINTERS LLP 100 N. GREENE STREET, SUITE 102 GREENSBORO, NJ 27401	CRYMES LANDFILL SETTLEMENT AND INDEMNIFICATION AGREEMENT	36960	Bio-Lab, Inc.	Settlement	23-Oct-06
D&D EMULSIONS INC S	D&D EMULSIONS INC S 270 PARK AVE E MANSFIELD, OH 44901 USA	MATERIAL MANUFACTURING AGREEMENTS - D&D EMULSIONS, INC., S, 2/1/93	3131	Chemtura Corporation	M&A - Manufacturing Agreement
DEBTOSH CHAKRABARTI	DEBTOSH CHAKRABARTI,	PATENT TRANSFER AGREEMENT DATED AS OF FEBRUARY 29, 2008 BY AND BETWEEN DEBTOSH CHAKRABARTI (SELLER) AND CHEMTURA CORPORATION (PURCHASER).	12692	Chemtura Corporation	M&A - Patent License	29-Feb-08
DEEKS & COMPANY	DEEKS & COMPANY ATTN J NEAL OVERBY PRESIDENT 6615 CORPORATE DRIVE CINCINNATI, OH 43242 USA	CROMPTON CORPORATION DISTRIBUTOR AGREEMENT	1187	Chemtura Corporation	Distribution	24-Nov-03
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP CHEVRON, USA, INC. 100 CHEVRON WAY RICHMOND, CA 94802 USA	PRP GROUP SETTLEMENT AGREEMENT	20328	Chemtura Corporation	Settlement

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP CHRYSLER CORP. 1000 CHRYSLER DRIVE AUBURN HILLS, MI 48326 USA	PRP GROUP SETTLEMENT AGREEMENT	20329	Chemtura Corporation	Settlement
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP HOECHST-CELANESE CORPORATION 1041 ROUTE 202-206 BRIDGEWATER, NJ 8807 USA	PRP GROUP SETTLEMENT AGREEMENT	20330	Chemtura Corporation	Settlement
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP BELL ATLANTIC-DELAWARE, INC. 1300 I STREET NW WASHINGTON, DC 20005 USA	PRP GROUP SETTLEMENT AGREEMENT	20331	Chemtura Corporation	Settlement
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP FMC CORP. 1735 MARKET ST PHILADELPHIA, PA 19103 USA	PRP GROUP SETTLEMENT AGREEMENT	20332	Chemtura Corporation	Settlement
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP LUDLOW CORPORATION 2100 COMMERCE DRIVE PO BOX 1190 FREMONT, OH 43420 USA	PRP GROUP SETTLEMENT AGREEMENT	20333	Chemtura Corporation	Settlement
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP MOTOR WHEEL CORPORATION 2401 N. HIGH ST LANSING TWP, MI 48906 USA	PRP GROUP SETTLEMENT AGREEMENT	20334	Chemtura Corporation	Settlement
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP THE BUDD COMPANY 3155 W. BIG BEAVER RD PO BOX 2601 TROY, MI 48007-2601 USA	PRP GROUP SETTLEMENT AGREEMENT	20335	Chemtura Corporation	Settlement

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP CONGOLEUM CORP 3500 QUACKENBRIDGE ROAD PO BOX 3127 MERCERVILLE, NJ 8619 USA	PRP GROUP SETTLEMENT AGREEMENT	20336	Chemtura Corporation	Settlement
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP ESSCHEM, INC. 400 COLUMBIA AVE LINWOOD, PA 19061 USA	PRP GROUP SETTLEMENT AGREEMENT	20337	Chemtura Corporation	Settlement
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP BP AMERICA, INC. 4101 WINFIELD ROAD MC 4-WEST WARRENVILLE, IL 60555 USA	PRP GROUP SETTLEMENT AGREEMENT	20338	Chemtura Corporation	Settlement
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP CYTEC INDUSTRIES, INC. 5 GARRET MOUNTAIN PLAZA WEST PATERSON, NJ 7424 USA	PRP GROUP SETTLEMENT AGREEMENT	20339	Chemtura Corporation	Settlement
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP JOHNSON CONTROLS, INC. 5757N. GREENBAY AVE GLENDALE, WI 53209 USA	PRP GROUP SETTLEMENT AGREEMENT	20340	Chemtura Corporation	Settlement
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP STANDARD CHLORINE OF DE 745 GOVERNOR LEA ROAD NEW CASTLE, DE 19720 USA	PRP GROUP SETTLEMENT AGREEMENT	20341	Chemtura Corporation	Settlement
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP HERCULES, INC. ASHLAND CHEMICAL PO BOX 391 COVINGTON, KY 41012-0391 USA	PRP GROUP SETTLEMENT AGREEMENT	20342	Chemtura Corporation	Settlement
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP AMOCO CHEMICAL COMPANY C/O BP AMOCO 200 EAST RANDOLPH MC2103 CHICAGO, IL 60601 USA	PRP GROUP SETTLEMENT AGREEMENT	20343	Chemtura Corporation	Settlement

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP ALLIED SIGNAL, INC. C/O HONEYWELL INTERNATIONAL 101 COLUMBIA ROAD MORRISTOWN, NJ 7962 USA	PRP GROUP SETTLEMENT AGREEMENT	20344	Chemtura Corporation	Settlement
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP GENERAL MOTORS CORPORATION GM CORP GM LEGAL STAFF, M/C 482-C24-D24 300 RENAISSANCE CENTER DETROIT, MI 48265-1000 USA	PRP GROUP SETTLEMENT AGREEMENT	20345	Chemtura Corporation	Settlement
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP E.I. DU PONT DE NEMOURS AND CO. MR. GUY JOHNSON LEGAL D-7090-2 1007 MARKET ST WILMINGTON, DE 19898 USA	PRP GROUP SETTLEMENT AGREEMENT	20346	Chemtura Corporation	Settlement
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP OCCIDENTAL CHEMICAL CORPORATION OCCIDENTAL CHEMICAL COMPANY 10889 WILSHIRE BLVD LOS ANGELES, CA 90024-4201 USA	PRP GROUP SETTLEMENT AGREEMENT	20347	Chemtura Corporation	Settlement
DELAWARE SAND&GRAVEL REMEDIAL TRUST	DELAWARE SAND & GRAVEL PRP GROUP NVF COMPANY PO BOX 68 1166 YORKLYN ROAD YORKLYN, DE 19763 USA	PRP GROUP SETTLEMENT AGREEMENT	20348	Chemtura Corporation	Settlement
DELCO CHASSIS DIVISION - GENERAL MOTORS CORP S	DELCO CHASSIS DIVISION - GENERAL MOTORS CORP S GM HEADQUARTERS PO BOX 33170 DETROIT, MI 48232-5170 USA	MATERIAL SALES CONTRACTS - DELCO CHASSIS DIVISION – GENERAL MOTORS CORP., S, 12/11/92	3132	Chemtura Corporation	M&A - Sales

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
DESOTO INC	DESOTO INC ATTN: VICE PRESIDENT-FINANCE 1700 S MOUNT PROSPECT RD PO BOX 5030 DES PLAINES, IL 60017 USA	TO-REACTOR SALES AND TECHNOLOGY AGREEMENT BETWEEN LION CORPORATION AND DESOTO INC.	12904	Chemtura Corporation	M&A - License Agreement	06-Dec-80
DESOTO INC	DESOTO INC Attn: Vice President-Finance 1700 south Mount Prospect Road P.O. Box 5030 Des Plaines, IL 60017 US	PUCHASE AND SALE OF ASSETS BETWEEN WITCO CORPORATION AND DESOTO, INC.	12905	Chemtura Corporation	Mergers & Acquisitions	29-Dec-88
DIVERSIFIED CHEMICAL TECHNOLOGIES REAL ESTATE ACQUISITIONS, INC	DIVERSIFIED CHEMICAL TECHNOLOGIES REAL ESTATE ACQUISITIONS, INC 15477 Woodrow Wilson Detroit, MI	REAL PROPERTY SALE AGREEMENT	12545	Chemtura Corporation	M&A - Purchase (non-raw materials)
DIVERSIFIED CHEMICAL TECHNOLOGIES, INC	DIVERSIFIED CHEMICAL TECHNOLOGIES, INC 15477 Woodrow Wilson Detroit, MI 48238 United States	REAL PROPERTY SALE AGREEMENT	12546	Chemtura Corporation	M&A - Purchase (non-raw materials)
DIXIE BARREL AND DRUM SUPERFUND SITE SETTLING PRPS	DIXIE BARREL AND DRUM SUPERFUND SITE SETTLING PRPS DIXIE BARREL SF SITE ESCROW AGENT HAYNSWORTH SINKLER BOYD, P.A. ALEXANDER D. SHISSIAS, ESQ. PO BOX 11889 COLUMBIA, SC 29221-1889 USA	DIXIE BARREL AND DRUM SUPERFUND SITE SETTLING POTENTIALLY RESPONSIBLE PARTIES SETTLEMENT AGREEMENT AND AGREEMENT FOR RECOVERY OF PAST RESPONSE COSTS & ESCROW AGREEMENT	20235	Great Lakes Chemical Corporation	Settlement
DIXIE BARREL AND DRUM SUPERFUND SITE SETTLING PRPS	DIXIE BARREL AND DRUM SUPERFUND SITE SETTLING PRPS ASHLAND, INC. LAW DEPT - LEGAL COUNSEL 5200 BLAZER PARKWAY DUBLIN, OH 43017 USA	DIXIE BARREL AND DRUM SUPERFUND SITE SETTLING POTENTIALLY RESPONSIBLE PARTIES SETTLEMENT AGREEMENT AND AGREEMENT FOR RECOVERY OF PAST RESPONSE COSTS & ESCROW AGREEMENT	20236	Great Lakes Chemical Corporation	Settlement

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
DIXIE BARREL AND DRUM SUPERFUND SITE SETTLING PRPS	DIXIE BARREL AND DRUM SUPERFUND SITE SETTLING PRPS SONOCO PRODUCTS COMPANY ONE NORTH SECOND ST HARTSVILLE, SC 29550 USA	DIXIE BARREL AND DRUM SUPERFUND SITE SETTLING POTENTIALLY RESPONSIBLE PARTIES SETTLEMENT AGREEMENT AND AGREEMENT FOR RECOVERY OF PAST RESPONSE COSTS & ESCROW AGREEMENT	20237	Great Lakes Chemical Corporation	Settlement
ELEMENTIS SPECIALTIES INC	ELEMENTIS SPECIALTIES INC NEIL CARR WYCKOFFS MILL RD HIGHTSTOWN, NJ 08520 USA	INDEMNITY AGREEMENT BETWEEN CROMPTON CORPORATION AND ELEMENTIS SPECIALTIES INC DATED MARCH 30, 2005	4608	Chemtura Corporation	M&A - Indemnification
ELEMENTIS SPECIALTIES INC	ELEMENTIS SPECIALTIES INC NEIL CARR WYCKOFFS MILL RD HIGHTSTOWN, NJ 08520 USA	UNDERTAKING BETWEEN ELEMENTIS SPECIALTIES INC, CROMPTON CORPORATION AND ENENCO INC DATED MARCH 25, 2005	4609	Chemtura Corporation	Mergers & Acquisitions
ELEMENTIS SPECIALTIES INC	ELEMENTIS SPECIALTIES, INC. NEIL CARR ELEMENTIS SPECIALTIES, INC. WYCKPFFS MILL ROAD HIGHTSTOWN, NJ 08520	SHARE PURCHASE AGREEMENT BETWEEN ELEMENTIS SPECIALTIES, INC. AND CROMPTON CORPORATION	4610	Chemtura Corporation	Mergers & Acquisitions
ELEMENTIS SPECIALTIES INC	ELEMENTIS SPECIALTIES INC NEIL CARR WYKOFFS MILL ROAD HIGHTSTOWN, NJ 080520 USA	INDEMNITY AGREEMENT BETWEEN ELEMENTIS SPECIALTIES INC. AND CROMPTON CORPORATION	12857	Chemtura Corporation	M&A - Indemnification
ELEMENTIS SPECIALTIES INC	ELEMENTIS SPECIALTIES INC NEIL CARR WYKOFFS MILL ROAD HIGHTSTOWN, NJ 080520 USA	STOCK PURCHASE AGREEMENT BETWEEN ELEMENTIS SPECIALTIES INC. AND CROMPTON CORPORATION	12858	Chemtura Corporation	Mergers & Acquisitions	21-Mar-05
ELEMENTIS SPECIALTIES INC	ELEMENTIS SPECIALTIES INC NEIL CARR WYKOFFS MILL ROAD HIGHTSTOWN, NJ 80520 USA	AGREEMENT OF UNDERTAKING BETWEEN ELEMENTIS SPECIALTIES INC. AND CROMPTON CORPORATION	12859	Chemtura Corporation	M&A - Services
ELITE MANUFACTURING	ELITE MANUFACTURING ATTN TOM DAVIS 333 CROWN VISTA DR GARDENA, CA 90248	AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS	4496	Chemtura Corporation	Mergers & Acquisitions
ELITE MANUFACTURING	ELITE MANUFACTURING ATTN TOM DAVIS 333 CROWN VISTA DR GARDENA, CA 90248	AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS	25094	Chemtura Corporation	Mergers & Acquisitions

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
ELITE MANUFACTURING	ELITE MANUFACTURING ATTN TOM DAVIS 333 CROWN VISTA DR GARDENA, CA 90248	WITCO- SALE OF 12143 ALTAMAR PLACE, SANTA FE SPRINGS, CA	4497	Chemtura Corporation	Mergers & Acquisitions	22-May-98
ENVIRONMENTAL WASTE MGMT ASSOC, LLC	ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES 100 MISTY LANE PO BOX 5430 PARSIPPANY, NJ 07054	PROPOSAL FROM ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES TO CROMPTON CORPORATION	2490	Chemtura Corporation	Remediation	01-Jan-03
ENVIRONMENTAL WASTE MGMT ASSOC, LLC	ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES ATTN MR ALFRED MOFFIT 100 MISTY LANE PARSIPPANY, NJ 07054	CROMPTON CORPORATION CHANGE ORDER	2491	Chemtura Corporation	Remediation	16-May-05
ENVIRONMENTAL WASTE MGMT ASSOC, LLC	ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES 100 MISTY LANE PARSIPPANY, NJ 07054	PROPOSAL FROM ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES TO CHEMTURA CORPORATION	2492	Chemtura Corporation	Remediation	07-May-07
ENVIRONMENTAL WASTE MGMT ASSOC, LLC	ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES 100 MISTY LANE PARSIPPANY, NJ 07054	ACCESS AGREEMENT	2494	Kem Manufacturing Corporation	Remediation	30-Sep-97
EOTT S	EOTT S 2000 W San Houston Pkwy S Houston, TX 77056 USA	MATERIAL CRUDE OIL BUY/SELL AGREEMENTS - EOTT, S, 10/20/94	3133	Chemtura Corporation	M&A - Sales
EPICORE INDUSTRIES INC	EPICORE INDUSTRIES INC ATTN GENERAL COUNSEL 425 COMMERCE DR RICHMOND, IN 47374-2646 USA	ENVIRONMENTAL AGREEMENT OF SEPTEMBER 26 1996 BETWEEN WITCO CORPORATION AND EPICOR INDUSTRIES INC	4603	Chemtura Corporation	M&A - Environmental (non-REACH)	26-Sep-96
ESSEX CORPORATION	ESSEF CORPORATION ATTN: JOHN B. CALFEE, JR. VICE PRESIDENT & CFO 220 PARK DRIVE CHARDON, OH 44024 USA	ASSET PURCHASE AGREEMENT BETWEEN PUREX POOL SYSTEMS, INC. (“BUYER”) AND HYDROTECH CHEMICAL CORP (“SELLER) OF THE ASSETS OF THE SEIMMING POOL AND SPA EQUIPMENT MANUFACTURING AND SALES BUSINESS DATED MARCH 1, 1994.	12928	Great Lakes Chemical Corporation	Mergers & Acquisitions
ESSEX PORTFOLIO LP	ESSEX PORTFOLIO LP ATTN JOHN D EUDY 925 E MEADOW DR PALO ALTO, CA 94303	ENVIRONMENTAL INDEMNIFICATION AGREEMENT OF JUNE [BLANK] AMONG IRVINE CORPORATE PLAZA, LLC, Great Lakes Chemical CorporationORATION AND ESSEX PORTFOLIO LP	11751	Great Lakes Chemical Corporation	M&A - Construction	01-Jun-00

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
ESSEX PORTFOLIO LP	ESSEX PORTFOLIO LP ATTN JOHN D EUDY 925 EAST MEADOW DR PALO ALTO, CA 94303	GUARANTY	11755	Great Lakes Chemical Corporation	M&A - Guaranty
ESSEX PORTFOLIO LP	ESSEX PORTFOLIO LP ATTN JOHN D EUDY 925 EAST MEADOW DR PALO ALTO, CA 94303	HOLDBACK AGREEMENT	11756	Great Lakes Chemical Corporation	M&A - Real Estate - Sale	16-Jun-00
ESSEX PORTFOLIO LP	ESSEX PORTFOLIO LP ATTN JOHN D EUDY 925 EAST MEADOW DR PALO ALTO, CA 94303	PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS	11757	Great Lakes Chemical Corporation	M&A - Real Estate - Sale	16-Jun-00
Essex Portfolio LP	Essex Portfolio LP Attn John D Eudy 925 E Meadow Dr Palo Alto, CA 94303 USA	Holdback Agreement of June 16 2000 between Irvine Corporate Plaza LLC and Essex Portfolio LP	11758	Great Lakes Chemical Corporation	M&A - Construction
Essex Portfolio LP	Essex Portfolio LP Attn John D Eudy 925 E Meadow Dr Palo Alto, CA 94303 USA	Construction Contract of November 29 1999 between Seller and Building Collaborative Inc relating to remediation work at the Irvine Properties	11759	Great Lakes Chemical Corporation	M&A - Construction
Essex Portfolio LP	Essex Portfolio LP Attn John D Eudy 925 E Meadow Dr Palo Alto, CA 94303 USA	Guaranty of June __ 2000 by Great Lakes Chemical Corporationoration in favor of Essex Portfolio LP	11760	Great Lakes Chemical Corporation	M&A - Construction
ESSEX PORTFOLIO, L.P.	ESSEX PORTFOLIO, L.P. JOHN D. EUDY, JORDAN E. RITTER 925 EAST MEADOW DRIVE PALO ALTO, CA 94303	PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS BETWEEN IRVINE CORPORATE PLAZA, LLC (“SELLER”) AND ESSEX PORTFOLIO, L.P. (“BUYER”) RELATING TO 17461 DERAIN AVENUE AND 2551 KELVIN AVENUE, IRVINE, CA DATED APRIL 26, 2000.	11761	Great Lakes Chemical Corporation	M&A - Construction	26-Apr-00
Evor Philips Site PRPs	Evor Philips Site PRPs c/o Fox Rothchild Princeton Pike Corporate Center 997 Lenox Dr, Bldg 3 Lawrenceville, NJ 8638 USA	Evor Philips Settlement Agreement and Covenant Not to Sue	21298	Chemtura Corporation	Settlement

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
EVOR PHILIPS SITE PRPS	EVOR PHILIPS SITE PRPS FOX ROTHCHILD PRINCETON PIKE CORPORATE CENTER 997 LENOX DR, BLDG 3 ATTN: KENNETH H. MACK LAWRENCEVILLE, NJ 8638 USA	EVOR PHILIPS SETTLEMENT AGREEMENT AND COVENANT NOT TO SUE	20238	Kem Manufacturing Corporation	Settlement
EXXONMOBIL CHEMICAL COMPANY	Exxon Company USA Attn Lubricants Manager 800 Bell St Rm 2359 Houston, TX 77002	Transition Services Agreement of November 1, 1996 (tab 143; as Exhibit, see tab 98) between Witco Corporation and Exxon Company, USA, a division of Exxon Corporation	4596	Chemtura Corporation	M&A - Services	01-Nov-96
EXXONMOBIL CHEMICAL COMPANY	Exxon Company USA Attn Lubricants Manager 800 Bell St Rm 2359 Houston, TX 77002	Transition Services Agreement of November 1, 1996 (tab 143; as Exhibit, see tab 98) between Witco Corporation and Exxon Company, USA, a division of Exxon Corporation	4596	Chemtura Corporation	M&A - Services	01-Nov-96
EXXONMOBIL CHEMICAL COMPANY	Exxon Company USA Attn Lubricants Manager 800 Bell St Rm 2359 Houston, TX 77002	Materials Agreement (C28913) of November 1, 1996 (tab 140) between Exxon Company, U.S.A., a division of Exxon Corporation (“Buyer”) and Witco Corporation (“Seller”) for specified calcium sulfonate grease feedstock LS product.	4597	Chemtura Corporation	Mergers & Acquisitions	01-Nov-96
EXXONMOBIL CHEMICAL COMPANY	Exxon Company USA Attn Lubricants Manager 800 Bell St Rm 2359 Houston, TX 77002	Transition Services Agreement of November 1, 1996 (tab 143) between Witco Corporation and Exxon Company, U.S.A., a division of Exxon Corporation	4598	Chemtura Corporation	M&A - Services	01-Nov-96
EXXONMOBIL CHEMICAL COMPANY	Exxon Company USA Attn Lubricants Manager 800 Bell St Rm 2359 Houston, TX 77002	Ground Lease of November 1, 1996 (tab 141; as Exhibit, see tab 97) between Southwest Petro-Chem, Inc (“Lessor”) and Exxon Corporation (“Lessee”) for specified properties in Bakerstown, Allegheny County, Pennsylvania.	4599	Chemtura Corporation	M&A - Lease - Real Property	01-Nov-96

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
FAIRFIELD TEXTILES CORPORATION	Fairfield Textiles Corp. c/o Clancy Callahan & Smith 103 Eisenhower Pkwy Roseland, NJ 7068 USA	Stipulation between Crompton, Fairfield Textiles and Dial Corp. regarding Remedation at Paterson, NJ Site	21299	Chemtura Corporation	Settlement
FAIRFIELD TEXTILES CORPORATION	FAIRFIELD TEXTILES CORPORATION ATTN: LEGAL 145 PEEL ST PATERSON, NJ 07524 USA	STIPULATION	4736	Chemtura Corporation	Settlement
FAIRLAWN ASSOCIATES	FAIRLAWN ASSOCIATES 3180 W Market St Akron, OH 44333-3314	LEASE OF MAY 11, 1992 WITCO AND FAIRLAWN ASSOCIATES, LTC., RE: 3250 WEST MARKET STREET	12984	Chemtura Corporation	M&A - Supply
FENNER DRIVES A DIVISION OF FENNER INC	FENNER DRIVES A DIVISION OF FENNER INC 311 W STIEGEL ST MANHEIM, PA 17545-1010 USA	CONSIGNMENT STOCK AGREEMENT	1191	Chemtura Corporation	Consignment	01-Jan-03
FINA TECHNOLOGY INC	FINA TECHNOLOGY INC PO BOX 410 DALLAS, TX 75221	LETTER OF UNDERSTANDING	819	Chemtura Corporation	Environmental (Non-Reach)	09-May-96
FIRST AMERICAN TITLE INSURANCE COMPANY	FIRST AMERICAN TITLE INSURANCE COMPANY 1 First American Way Santa Ana, CA 92707 USA	INDEMNITY AGREEMENT I, FOR CONSTRUCTION – MECHANICS’ LIENS, DATED JULY 16, 1997 BETWEEN WITCO CORPORATION AND FIRST AMERICAN TITLE INSURANCE COMPANY	3135	Chemtura Corporation	M&A - Sales
FIRST AMERICAN TITLE INSURANCE COMPANY	FIRST AMERICAN TITLE INSURANCE COMPANY 1 First American Way Santa Ana, CA 92707 USA	INDEMNITY AGREEMENT I, FOR CONSTRUCTION – MECHANICS’ LIENS, DATED JULY 16, 1997 BETWEEN GOLDEN BEAR ACQUISITION CORPORATION AND FIRST AMERICAN TITLE INSURANCE COMPANY	3136	Chemtura Corporation	M&A - Sales
FLORIDA DEPARTMENT OF ENVIRONMENTAL PROTECTION	FLORIDA DEPARTMENT OF ENVIRONMENTAL PROTECTION ATTN DAVID GERARD 3804 COCONUT PALM DR SOUTHWEST DISTRICT TAMPA, FL 33619-8318	BROWNFIELD SITE REHABILITATION AGREEMENT PURSUANT TO §376.80(5), FLORIDA STATUTES (F.S.)	2335	CNK Chemical Realty Corporation	Environmental (Non-Reach)

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
FNF CONSTRUCTION INC	FNF CONSTRUCTION INC 115 S 48th St Tempe, AZ 85281 USA	VARIOUS ORAL MATERIAL ASPHALT SALES AGREEMENTS AS OF 4/97, WITH THE FOLLOWING CLARK COUNTY, KERN COUNTY, JAXON BAKER, LAS VEGAS PRICING, GRANITE CONSTRUCTION CO., GRIFFITH CO., WESTERN ASPHALT, FNF CONSTRUCTION, INC., GLEN WELLS CO., INDUSTRIAL ASPHALT, A	3137	Chemtura Corporation	M&A - Sales
Ford Bacon & Davis LLC	Ford Bacon & Davis LLC 12021 Lakeland Park Blvd Baton Rouge, LA 70809 USA	Cost Plus Engineering Services Contract	20136	Chemtura Corporation	Services
FRONTIER CHEMICAL SITE JOINT DEFENSE GROUP	FRONTIER CHEMICAL SITE JOINT DEFENSE GROUP R. WILLIAM STEPHENS STEPHENS & STEPHENS LLP 410 MAIN ST BUFFALO, NY 14202 USA	FRONTIER CHEMICAL SITE JOINT DEFENSE ALLIANCE PRP GROUP PARTICIPATION AGREEMENT	20239	Chemtura Corporation	Environmental (Non-Reach)
FRONTIER SITE STEERING COMMITTEE	FRONTIER SITE STEERING COMMITTEE FRONTIER CHEMICAL SITE PRP GROUP ROYAL AVE AND 47TH STREET NIAGRA FALLS, NY 14303 USA	FRONTIER CHEMICAL SITE JOINT DEFENSE ALLIANCE PRP GROUP PARTICIPATION AGREEMENT	20240	Chemtura Corporation	Environmental (Non-Reach)
GANNETT FLEMING	GANNETT FLEMING STE 150 9119 CORPORATE LAKE DR TAMPA, FL 33634	SITE ASSESSMENT PROPOSAL	2221	Chemtura Corporation	Remediation
GE CAPITAL	GE CAPITAL SOLUTIONS PO BOX 7247-6325 PHILADELPHIA, PA 19170-6325	GMC TRUCK LEASE WITH GE CAPITAL	12994	Chemtura Corporation	Lease	08-Dec-06

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
GENERAL TEAMSTERS AND FOOD PROCESSING UNION LOCAL NO 87	GENERAL TEAMSTERS AND FOOD PROCESSING UNION LOCAL NO 87 James P Hoffa General President International Brotherhood of Teamsters Office of the General President 25 Louisiana Ave NW Washington, DC 20001 USA	COLLECTIVE BARGAINING AGREEMENTS, BETWEEN GOLDEN BEAR OIL COMPANY AND GENERAL TEAMSTERS AND FOOD PROCESSING UNION LOCAL NO. 87, AFFILIATED WITH THE INTERNATIONAL BROTHERHOOD OF TEAMSTERS, CHAUFFEURS, WAREHOUSE MEN AND HELPERS OF AMERICA (1995-1998), BAKER	3138	Chemtura Corporation	M&A - Sales
GLEN WELLS CO	GLEN WELLS CO 2348 W Whitendale Ave Visalia, CA 93277-8703 USA	VARIOUS ORAL MATERIAL ASPHALT SALES AGREEMENTS AS OF 4/97, WITH THE FOLLOWING CLARK COUNTY, KERN COUNTY, JAXON BAKER, LAS VEGAS PRICING, GRANITE CONSTRUCTION CO., GRIFFITH CO., WESTERN ASPHALT, FNF CONSTRUCTION, INC., GLEN WELLS CO., INDUSTRIAL ASPHALT, A	3139	Chemtura Corporation	M&A - Sales
GOLDEN BEAR ACQUISITION CORPORATION	GOLDEN BEAR ACQUISITION CORP ATTN DAVID S EVANS PRESIDENT & CEO C O GLENCOE GROWTH CLOSELY HELD BUSINESS FUND LP 311 S WACKER DR STE 4990 CHICAGO, IL 60606 USA	AMENDMENT NO. 1 TO THE ABOVE AGREEMENT, DATED JULY 16, 1997, BETWEEN WITCO CORPORATION AND GOLDEN BEAR ACQUISITION CORP., ALSO AS AMENDMENT TO THE ENVIRONMENTAL MATTERS AGREEMENT AND AGREEMENT REGARDING CONSENT DECREE	3140	Chemtura Corporation	M&A - Sales
GOLDEN BEAR ACQUISITION CORPORATION	GOLDEN BEAR ACQUISITION CORP ATTN DAVID S EVANS PRESIDENT & CEO C O GLENCOE GROWTH CLOSELY HELD BUSINESS FUND LP 311 S WACKER DR STE 4990 CHICAGO, IL 60606 USA	CONSENT DECREE AGREEMENT, DATED APRIL 29, 1997 BETWEEN WITCO CORPORATION AND GOLDEN BEAR ACQUISITION CORPORATION, RELATING TO CONSENT DECREE, DATED 2/5/95 BETWEEN UNITED STATES AND WITCO CORPORATION AND CATALYST GOLDEN BEAR COGENERATION PARTNERSHIP	3141	Chemtura Corporation	M&A - Sales

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
GOLDEN BEAR ACQUISITION CORPORATION	GOLDEN BEAR ACQUISITION CORP ATTN DAVID S EVANS PRESIDENT & CEO C O GLENCOE GROWTH CLOSELY HELD BUSINESS FUND LP 311 S WACKER DR STE 4990 CHICAGO, IL 60606 USA	ENVIRONMENTAL MATTERS AGREEMENT BETWEEN THE ABOVE PARTIES	3142	Chemtura Corporation	M&A - Environmental (non-REACH)
GOLDEN BEAR ACQUISITION CORPORATION	GOLDEN BEAR ACQUISITION CORP ATTN DAVID S EVANS PRESIDENT & CEO C O GLENCOE GROWTH CLOSELY HELD BUSINESS FUND LP 311 S WACKER DR STE 4990 CHICAGO, IL 60606 USA	REFRIGERATION OIL CONTRACT, DATED JULY 16, 1997 BETWEEN WITCO CORPORATION AND GOLDEN BEAR ACQUISITION CORPORATION	3143	Chemtura Corporation	M&A - Sales
GOLDEN BEAR ACQUISITION CORPORATION	GOLDEN BEAR ACQUISITION CORPORATION ATTN DAVID S EVANS PRESIDENT & CEO C O GLENCOE GROWTH CLOSELY HELD BUSINESS FUND LP 311 S WACKER DR STE 4990 CHICAGO, IL 60606 USA	ASSIGNMENT OF PIPELINES, DATED JULY 16, 1997 BETWEEN WITCO CORPORATION AND WITCO CHEMICAL CORPORATION AND GOLDEN BEAR ACQUISITION CORPORATION	3144	Chemtura Corporation	M&A - Sales
GOLDEN BEAR ACQUISITION CORPORATION	GOLDEN BEAR ACQUISITION CORPORATION ATTN DAVID S EVANS PRESIDENT & CEO C O GLENCOE GROWTH CLOSELY HELD BUSINESS FUND LP 311 S WACKER DR STE 4990 CHICAGO, IL 60606 USA	CONSENT DECREE PERFORMANCE ASSUMPTION AGREEMENT, DATED APRIL 29, 1997 BETWEEN WITCO CORPORATION AND GOLDEN BEAR ACQUISITION CORPORATION	3145	Chemtura Corporation	M&A - Sales
GOLDEN BEAR ACQUISITION CORPORATION	GOLDEN BEAR ACQUISITION CORPORATION ATTN DAVID S EVANS PRESIDENT & CEO C O GLENCOE GROWTH CLOSELY HELD BUSINESS FUND LP 311 S WACKER DR STE 4990 CHICAGO, IL 60606 USA	LICENSE FOR POSSESSION AND EASEMENT AGREEMENT, DATED 16, JULY 1997 BETWEEN WITCO CORPORATION AND GOLDEN BEAR ACQUISITION CORPORATION	3146	Chemtura Corporation	M&A - Sales

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
GOLDEN BEAR ACQUISITION CORPORATION	GOLDEN BEAR ACQUISITION CORPORATION ATTN DAVID S EVANS PRESIDENT & CEO C O GLENCOE GROWTH CLOSELY HELD BUSINESS FUND LP 311 S WACKER DR STE 4990 CHICAGO, IL 60606 USA	SALES CONTRACT, DATED JULY 16, 1997, BETWEEN WITCO CORPORATION AND GOLDEN BEAR ACQUISITION CORPORATION	3147	Chemtura Corporation	Mergers & Acquisitions
GOLDEN BEAR ACQUISITION CORPORATION	GOLDEN BEAR ACQUISITION CORPORATION ATTN DAVID S EVANS PRESIDENT & CEO C O GLENCOE GROWTH CLOSELY HELD BUSINESS FUND LP 311 S WACKER DR STE 4990 CHICAGO, IL 60606 USA	SUBLEASE FOR CENTURY CITY NORTH BUILDING IN LOS ANGELES, CA, DATED JULY 16, 1997 BETWEEN WITCO CORPORATION AND GOLDEN BEAR ACQUISITION CORPORATION	3148	Chemtura Corporation	M&A - Sales
GOLDEN BEAR ACQUISITION CORPORATION	GOLDEN BEAR ACQUISITION CORPORATION ATTN DAVID S EVANS PRESIDENT & CEO C O GLENCOE GROWTH CLOSELY HELD BUSINESS FUND LP 311 S WACKER DR STE 4990 CHICAGO, IL 60606 USA	SUBORDINATION AGREEMENT, DATED JULY 16, 1997, BETWEEN GOLDEN BEAR ACQUISITION CORPORATION, WITCO CORPORATION AND LASALLE NATIONAL BANK	3149	Chemtura Corporation	M&A - Sales
GOLDEN BEAR ACQUISITION CORPORATION	GOLDEN BEAR ACQUISITION CORPORATION ATTN DAVID S EVANS PRESIDENT & CEO C O GLENCOE GROWTH CLOSELY HELD BUSINESS FUND LP 311 S WACKER DR STE 4990 CHICAGO, IL 60606 USA	SUBORDINATION AGREEMENT, DATED JULY, 1997, BETWEEN GOLDEN BEAR ACQUISITION CORPORATION, WITCO CORPORATION, MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, MASSMUTUAL CORPORATE INVESTORS, MASSMUTUAL PARTICIPATION INVESTORS AND MASSMUTUAL CORPORATE VALUE PARTN	3150	Chemtura Corporation	M&A - Sales
GOLDEN BEAR ACQUISITION CORPORATION	GOLDEN BEAR ACQUISITION CORPORATION ATTN DAVID S EVANS PRESIDENT & CEO C O GLENCOE GROWTH CLOSELY HELD BUSINESS FUND LP 311 S WACKER DR STE 4990 CHICAGO, IL 60606 USA	TRANSITION SERVICES AGREEMENT, DATED JULY 16, 1997 BETWEEN GOLDEN BEAR ACQUISITION CORP. (C/O GLENCOE GROWTH CLOSELY HELD BUSINESS FUND, LP) AND WITCO CORPORATION	3151	Chemtura Corporation	M&A - Sales

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
GOLDEN BEAR ACQUISITION CORPORATION	GOLDEN BEAR ACQUISITION CORPORATION ATTN DAVID S EVANS PRESIDENT & CEO C O GLENCOE GROWTH CLOSELY HELD BUSINESS FUND LP 311 S WACKER DR STE 4990 CHICAGO, IL 60606 USA	INDEMNITY AGREEMENT I, FOR CONSTRUCTION – MECHANICS’ LIENS, DATED JULY 16, 1997 BETWEEN GOLDEN BEAR ACQUISITION CORPORATION AND FIRST AMERICAN TITLE INSURANCE COMPANY	3152	Chemtura Corporation	M&A - Sales
GOLDEN BEAR ACQUISITION CORPORATION	GOLDEN BEAR ACQUISITION CORPORATION ONE AMERICAN LANE GREENWICH, CT 06831	ENVIRONMENTAL AGREEMENT	4719	Chemtura Corporation	Environmental (Non-Reach)	29-Apr-97
GOLDEN BEAR ACQUISITION CORPORATION	GOLDEN BEAR ACQUISITION CORPORATION ATTN DAVID S EVANS PRESIDENT & CEO C O GLENCOE GROWTH CLOSELY HELD BUSINESS FUND LP 311 S WACKER DR STE 4990 CHICAGO, IL 60606 USA	CONSENT DECREE AGREEMENT DATED APRIL 29 1997 BETWEEN WITCO CORPORATION AND GOLDEN BEAR ACQUISITION CORPORATION RELATING TO CONSENT DECREE DATED 02/05/1995 BETWEEN UNITED STATES AND WITCO CORPORATION AND CATALYST GOLDEN BEAR COGENERATION PARTNERSHIP	21222	Chemtura Corporation	M&A - Settlement
GOLDEN BEAR ACQUISITION CORPORATION	GOLDEN BEAR ACQUISITION CORPORATION ATTN DAVID S EVANS PRESIDENT & CEO C O GLENCOE GROWTH CLOSELY HELD BUSINESS FUND LP 311 S WACKER DR STE 4990 CHICAGO, IL 60606 USA	CONSENT DECREE PERFORMANCE ASSUMPTION AGREEMENT DATED APRIL 29 1997 BETWEEN WITCO CORPORATION AND GOLDEN BEAR ACQUISITION CORPORATION	21223	Chemtura Corporation	M&A - Settlement
GOLDEN BEAR ACQUISITION CORPORATION	GOLDEN BEAR ACQUISITION CORPORATION ATTN DAVID S EVANS PRESIDENT & CEO C O GLENCOE GROWTH CLOSELY HELD BUSINESS FUND LP 311 S WACKER DR STE 4990 CHICAGO, IL 60606 USA	ENVIRONMENTAL MATTERS AGREEMENT BETWEEN WITCO CORPORATION AND GOLDEN BEAR ACQUISITION CORP	21224	Chemtura Corporation	M&A - Environmental (Non-Reach)

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
GOLDEN BEAR ACQUISITION CORPORATION	GOLDEN BEAR ACQUISITION CORPORATION ATTN DAVID S EVANS PRESIDENT & CEO C O GLENCOE GROWTH CLOSELY HELD BUSINESS FUND LP 311 S WACKER DR STE 4990 CHICAGO, IL 60606 USA	SALE OF LUBRICANTS GROUP GOLDEN BEAR DIVISION BY WITCO CORPORATION TO GOLDEN BEAR ACQUISITION CORP DATED APRIL 29, 1997	21225	Chemtura Corporation	M&A - Settlement
GOLDEN BEAR OIL COMPANY	GOLDEN BEAR OIL COMPANY PO Box 5877 Bakersfield, CA 93388-5877 USA	COLLECTIVE BARGAINING AGREEMENTS, BETWEEN GOLDEN BEAR OIL COMPANY AND GENERAL TEAMSTERS AND FOOD PROCESSING UNION LOCAL NO. 87, AFFILIATED WITH THE INTERNATIONAL BROTHERHOOD OF TEAMSTERS, CHAUFFEURS, WAREHOUSE MEN AND HELPERS OF AMERICA (1995-1998), BAKER	3153	Chemtura Corporation	M&A - Sales
GRANITE CONSTRUCTION CO	GRANITE CONSTRUCTION CO 585 W Beach St Watsonville, CA 95076 USA	VARIOUS ORAL MATERIAL ASPHALT SALES AGREEMENTS AS OF 4/97, WITH THE FOLLOWING CLARK COUNTY, KERN COUNTY, JAXON BAKER, LAS VEGAS PRICING, GRANITE CONSTRUCTION CO., GRIFFITH CO., WESTERN ASPHALT, FNF CONSTRUCTION, INC., GLEN WELLS CO., INDUSTRIAL ASPHALT, A	3154	Chemtura Corporation	M&A - Sales
GRIFFITH CO	GRIFFITH CO 3050 E Birch St Brea, CA 92821 USA	VARIOUS ORAL MATERIAL ASPHALT SALES AGREEMENTS AS OF 4/97, WITH THE FOLLOWING CLARK COUNTY, KERN COUNTY, JAXON BAKER, LAS VEGAS PRICING, GRANITE CONSTRUCTION CO., GRIFFITH CO., WESTERN ASPHALT, FNF CONSTRUCTION, INC., GLEN WELLS CO., INDUSTRIAL ASPHALT, A	3155	Chemtura Corporation	M&A - Sales
HARMONY TOWNSHIP	HARMONY TOWNSHIP 3003 BELVIDERE RD PHILLIPSBURG, NJ 08865	REAL ESTATE CONTRACT	2445	Chemtura Corporation	Purchase (non-raw materials)	12-Sep-97

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
HEWLETT PACKARD COMPANY	HEWLETT-PACKARD COMPANY JONATHAN BAUER 1501 PAGE MILL RD MS5UE PALO ALTO, CA 94304	CONFIDENTIAL SETTLEMENT AGREEMENT	5216	Chemtura Corporation	Settlement
HEWLETT PACKARD COMPANY	HEWLETT-PACKARD COMPANY ATTN LEGAL 3000 HANOVER ST PALO ALTO, CA 94304-1185 USA	CONFIDENTIAL SETTLEMENT AGREEMENT	2480	Great Lakes Chemical Corporation	Settlement
HIGHVIEW PROPERTIES ONE LLC	HIGHVIEW PROPERTIES ONE LLC C O ELLIOT KOSOFFSKY 33 COTTERS LN EAST BRUNSWICK, NJ 08816	SETTLEMENT AGREEMENT	5217	Kem Manufacturing Corporation	Settlement	25-Mar-03
HILLSBOROUGH COUNTY	HILLSBOROUGH COUNTY Attn Brownsfields Coordinator PO Box 1110 Tampa, FL 33601	HILLSBOROUGH COUNTY BROWNFIELSD COMMUNITY REDEVELOPMENT PROGRAM APPLICATION FOR BROWNFIELSD DESIGNATION	2336	CNK Chemical Realty Corporation	Joint Development	22-Sep-99
HUNTWAY PARTNERS LP DBA HUNTWAY REFINING RC	HUNTWAY PARTNERS LP DBA HUNTWAY REFINING RC 25129 The Old Road Ste 322 Newhall, CA 91381 USA	MATERIAL ASPHALT SALES AGREEMENTS - HUNTWAYPARTNERS, L.P., D/B/A HUNTWAY REFINING, RC, 9/13/96	3156	Chemtura Corporation	M&A - Sales
HUNTWAY REFINING	HUNTWAY REFINING 25129 The Old Road Ste 322 Newhall, CA 91381 USA	VARIOUS ORAL MATERIAL ASPHALT SALES AGREEMENTS AS OF 4/97, WITH THE FOLLOWING CLARK COUNTY, KERN COUNTY, JAXON BAKER, LAS VEGAS PRICING, GRANITE CONSTRUCTION CO., GRIFFITH CO., WESTERN ASPHALT, FNF CONSTRUCTION, INC., GLEN WELLS CO., INDUSTRIAL ASPHALT, A	3157	Chemtura Corporation	M&A - Sales
HYDROQUAL, INC	HYDROQUAL 1200 MACARTHUR BLVD MAHWAH, NJ 07430 USA	HYDROQUAL INC CATEGORICAL RATE SCHEDULE	2350	Chemtura Corporation	Services
HYDROQUAL, INC	HYDROQUAL 1200 MACARTHUR BLVD MAHWAH, NJ 07430 USA	PERTH AMBOY CEA GROUNDWATER MONITORING PROGRAM	2351	Chemtura Corporation	Laboratory

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
HYDROQUAL, INC	HYDROQUAL 1200 MACARTHUR BLVD MAHWAH, NJ 07430 USA	ANALYTICAL COSTS - BASE COST (DOES NOT INCLUDE 10% FEE)	2352	Chemtura Corporation	Laboratory
HYDROQUAL, INC	HYDROQUAL 1200 MACARTHUR BLVD MAHWAH, NJ 07430 USA	VALUE CONTRACT	2353	Chemtura Corporation	Laboratory	28-Feb-06
ILCO SITE REMEDIATION GROUP	ILCO SITE REMEDIATION GROUP SWIDLER BERLIN LLP THE WASHINGTON HARBOUR 3000 K STREET NW SUITE 300 WASHINGTON, DC 20007-5116 USA	ILCO SITE REMEDIATION GROUP AGREEMENT	20242	Chemtura Corporation	Environmental (Non-Reach)
INDUSTRIAL ASPHALT	INDUSTRIAL ASPHALT 1114 Lost Creek Blvd Ste 410 Austin, TX 78746 USA	VARIOUS ORAL MATERIAL ASPHALT SALES AGREEMENTS AS OF 4/97, WITH THE FOLLOWING CLARK COUNTY, KERN COUNTY, JAXON BAKER, LAS VEGAS PRICING, GRANITE CONSTRUCTION CO., GRIFFITH CO., WESTERN ASPHALT, FNF CONSTRUCTION, INC., GLEN WELLS CO., INDUSTRIAL ASPHALT, A	3158	Chemtura Corporation	M&A - Sales
INSTANTIS, INC	INSTANTIS INC 913 HERMOSA CT SUNNYVALE, CA 94085	MASTER HOSTING AGREEMENT BETWEEN INSTATIS INC AND CROMPTON CORPORATION	13000	Chemtura Corporation	Services	31-Dec-04
INSTANTIS, INC	INSTANTIS INC 913 HERMOSA CT SUNNYVALE, CA 94085	MASTER HOSTING AGREEMENT BETWEEN INSTATIS INC AND CROMPTON CORPORATION	25594	Chemtura Corporation	Services	31-Dec-04
IRVINE COPORATE PLAZA	IRVINE COPORATE PLAZA ATTN J HAROLD STREET 18800 VON KARMAN AVE STE 100 IRVINE, CA 92621	HOLDBACK AGREEMENT	11762	Great Lakes Chemical Corporation	M&A - Real Estate - Sale	16-Jun-00
IRVINE COPORATE PLAZA	IRVINE COPORATE PLAZA ATTN J HAROLD STREET 18800 VON KARMAN AVE STE 100 IRVINE, CA 92621	PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS	11763	Great Lakes Chemical Corporation	M&A - Real Estate - Sale	26-Apr-00

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
IRVINE COPORATE PLAZA LLC	IRVINE COPORATE PLAZA LLC ATTN J HAROLD STREET 18800 VON KARMAN AVE STE 100 IRVINE, CA 92621	ENVIRONMENTAL INDEMNIFICATION AGREEMENT	11764	Great Lakes Chemical Corporation	M&A - Indemnification
IRVINE COPORATE PLAZA LLC	IRVINE COPORATE PLAZA LLC ATTN J HAROLD STREET 18800 VON KARMAN AVE STE 100 IRVINE, CA 92621	ENVIRONMENTAL REMEDIATION AND INDEMNITY AGREEMENT	11765	Great Lakes Chemical Corporation	M&A - Indemnification
IRVINE COPORATE PLAZA LLC	IRVINE COPORATE PLAZA LLC ATTN J HAROLD STREET 18800 VON KARMAN AVE STE 100 IRVINE, CA 92621	PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS	11766	Great Lakes Chemical Corporation	M&A - Real Estate - Sale
IRVINE COPORATE PLAZA LLC	IRVINE COPORATE PLAZA LLC J Harold Street 18800 Von Karman Ave Ste 100 Irving, CA 92621 USA	ENVIRONMENTAL INDEMNIFICATION AGREEMENT	25633	Great Lakes Chemical Corporation	Mergers & Acquisitions
IRVINE CORPORATE PLAZA LLC	IRVINE CORPORATE PLAZA LLC ATTN J HAROLD STREET 18800 VON KARMAN AVE STE 100 IRVINE, CA 92621	ENVIRONMENTAL REMEDIATION AND INDEMNITY AGREEMENT OF NOVEMBER 9, 1999 BETWEEN Great Lakes Chemical CorporationORATION AND IRVINE CORPORATE PLAZA	11752	Great Lakes Chemical Corporation	M&A - Construction	09-Nov-99
IRVINE CORPORATE PLAZA LLC	IRVINE CORPORATE PLAZA LLC ATTN J HAROLD STREET 18800 VON KARMAN AVE STE 100 IRVINE, CA 92621	PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS OF OCTOBER [BLANK] 1999, BETWEEN Great Lakes Chemical CorporationORATION (“SELLER”) AND IRVINE CORPORATE PLAZA, LLC COVERING THE IRVINE PROPERTIES	11753	Great Lakes Chemical Corporation	M&A - Construction	01-Oct-99

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
Irvine Corporate Plaza LLC	Irvine Corporate Plaza LLC Attn J Harold Street 18800 Von Karman Ave Ste 100 Irvine, CA 92621 USA	Purchase and Sale Agreement and Joint Escrow Instructions of October __ 1999 between Great Lakes Chemical Corporationoration and Irvine Corproate Plaza LLC covering the Irvine Properties	11767	Great Lakes Chemical Corporation	M&A - Construction
JADCO HUGHES PRP GROUP	JADCO HUGHES PRP GROUP NATIONAL STARCH AND CHEMICAL COMPANY 10 FINDERNE AVE ATTN: ANGELA DOHL BRIDGEWATER, NJ 8807 USA	JADCO HUGHES PRP GROUP AGREEMENT	20243	Chemtura Corporation	Environmental (Non-Reach)
JADCO HUGHES PRP GROUP	JADCO HUGHES PRP GROUP RJ REYNOLDS TOBACCO COMPANY 401 N. MAIN ST PO BOX 2959 ATTN: STEVE C. CURL, PE WINSTON-SALEM, NC 27102 USA	JADCO HUGHES PRP GROUP AGREEMENT	20244	Chemtura Corporation	Environmental (Non-Reach)
JADCO HUGHES PRP GROUP	JADCO HUGHES PRP GROUP KNIGHT PUBLISHING CO. C/O HELMS MULLIS & WICKER PLLC 201 NORTH TRYON STREET SUITE 3000 CHARLOTTE, NC 28202 USA	JADCO HUGHES PRP GROUP AGREEMENT	20245	Chemtura Corporation	Environmental (Non-Reach)
JADCO HUGHES PRP GROUP	JADCO HUGHES PRP GROUP KING & SPALDING CHARLES H. TISDALE, JR. 1180 PEACHTREE STREET ATLANTA, GA 30309 USA	JADCO HUGHES PRP GROUP AGREEMENT	20246	Chemtura Corporation	Environmental (Non-Reach)
JADCO HUGHES PRP GROUP	JADCO HUGHES PRP GROUP WASTE MANAGEMENT DIRECTOR OF CLOSED SITES WASTE MANAGEMENT-SOUTHERN AREA 2859 PACES FERRY RD, SUITE 1600 ATLANTA, GA 30339 USA	JADCO HUGHES PRP GROUP AGREEMENT	20247	Chemtura Corporation	Environmental (Non-Reach)
JADCO HUGHES PRP GROUP	JADCO HUGHES PRP GROUP REXHAM CORPORATION HELMS MULLIS & WICKER PLLC 201 NORTH TRYON STREET SUITE 3000 CHARLOTTE, NC 28202 USA	JADCO HUGHES PRP GROUP AGREEMENT	20248	Chemtura Corporation	Environmental (Non-Reach)

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
JADCO HUGHES PRP GROUP	JADCO HUGHES PRP GROUP CELANESE INTERNATIONAL CORP. MR. BOB CONGER 2525 BLACKSBURG RD HWY 19 GROVER, NC 28083 USA	JADCO HUGHES PRP GROUP AGREEMENT	20249	Chemtura Corporation	Environmental (Non-Reach)
JADCO HUGHES PRP GROUP	JADCO HUGHES PRP GROUP WOMBLE CARLYLE MR. JIMMY F. KIRKLAND ONE ATLANTIC CENTER SUITE 3500 ATLANTA, GA 30309 USA	JADCO HUGHES PRP GROUP AGREEMENT	20250	Chemtura Corporation	Environmental (Non-Reach)
JADCO HUGHES PRP GROUP	JADCO HUGHES PRP GROUP MALLINCKRODT CHEMICAL INC. TYCO HEALTHCARE/MALLINCKRODT, INC. 675 MCDONNELL BLVD ATTN: KAREN M. BURKE ST. LOUIS, MO 63042 USA	JADCO HUGHES PRP GROUP AGREEMENT	20251	Chemtura Corporation	Environmental (Non-Reach)
JADCO HUGHES PRP GROUP	JADCO HUGHES PRP GROUP IMMONT CORP. UNITED TECHNOLOGIES CORPORATION UNITED TECHNOLOGIES BLVD ONE FINANCIAL PLAZA, MAILSTOP 503 HARTFORD, CT 06101 USA	JADCO HUGHES PRP GROUP AGREEMENT	20252	Chemtura Corporation	Environmental (Non-Reach)
JAXON BAKER	JAXON BAKER 2497 W Shaw Ave Ste 103 Fresno, CA 93711 USA	VARIOUS ORAL MATERIAL ASPHALT SALES AGREEMENTS AS OF 4/97, WITH THE FOLLOWING CLARK COUNTY, KERN COUNTY, JAXON BAKER, LAS VEGAS PRICING, GRANITE CONSTRUCTION CO., GRIFFITH CO., WESTERN ASPHALT, FNF CONSTRUCTION, INC., GLEN WELLS CO., INDUSTRIAL ASPHALT, A	3159	Chemtura Corporation	M&A - Sales
JF MCGILL CONTRACTING CO	JF MCGILL CONTRACTING CO ,	MATERIAL MANUFACTURING AGREEMENTS - J.F. MCGILL CONTRACTING CO., S, 1/1/86	3160	Chemtura Corporation	M&A - Sales

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
JH BAXTER WOOD PRESERVING RC	JH BAXTER WOOD PRESERVING RC PO Box 10797 Eugene, OR 97440 USA	MATERIAL SALES CONTRACTS - J.H. BAXTER WOOD PRESERVING, RC, 1/22/96	3161	Chemtura Corporation	M&A - Sales
JOHANNESBURG CONSOLIDATED INVESTMENT COMPANY	JOHANNESBURG CONSOLIDATED INVESTMENT COMPANY JCI LIMITED COMPANY SECRETARY 28 HARRISON ST 13TH FL PO BOX 11165 JOHANNESBURG, 2000 SOUTH AFRICA	MURCHISON AGREEMENT (SCHEDULE 6.14): MEMORANDUM OF AGREEMENT BETWEEN PPG INDUSTRIES INC. (“PPG”), MCGEAN CHEMICAL COMPANY INC. (“MCGEAN”), LEAD INDUSTRIES GROUP LTD. (“LIG”), CONSOLIDATED MURCHISON LIMITED (“MURCHISON”), ANTIMONY PRODUCTS (PROPRIETARY) LI	4404	Great Lakes Chemical Corporation	Mergers & Acquisitions
JOSEPH M LACHINA	JOSEPH M LACHINA 1126 MEADE ST READING, PA 19611	ACCEPTED PROPOSAL FORM FOR SNOW REMOVAL FOR 2008-2009	2462	Chemtura Corporation	Services	17-Sep-08
JOSEPH M LACHINA	JOSEPH M LACHINA 1126 MEADE ST READING, PA 19611	ACCEPTED PROPOSAL FORM FOR LANDSCAPING AND RUBBISH REMOVAL FOR 2009	2463	Chemtura Corporation	Services	25-Nov-08
JOSEPH M LACHINA	JOSEPH M LACHINA 1126 MEADE ST READING, PA 19611	ACCEPTED PROPOSAL FORM FOR LANDSCAPING AND RUBBISH REMOVAL	2464	Chemtura Corporation	Services	25-Nov-08
JOSEPH M LACHINA	JOSEPH M LACHINA 1126 MEADE ST READING, PA 19611	ACCEPTED PROPOSAL FORM FOR SNOW REMOVAL	2465	Chemtura Corporation	Services	17-Sep-08
KEM MANUFACTURING CORPORATION	KEM MANUFACTURING CORPORATION ALLEN PIASSICK NCH CORPORATION PO BOX 152170 IRVING, TX 75015	MARCH 25, 1994 SALE OF KEM MANUFACTURING PLANT AT 2075 TUCKER INDUSTRIAL ROAD, TUCKER GA	4555	Chemtura Corporation	Mergers & Acquisitions
KERN COUNTY	KERN COUNTY 1115 Truxtun Ave 5th Fl Bakersfield, CA 93301 USA	VARIOUS ORAL MATERIAL ASPHALT SALES AGREEMENTS AS OF 4/97, WITH THE FOLLOWING CLARK COUNTY, KERN COUNTY, JAXON BAKER, LAS VEGAS PRICING, GRANITE CONSTRUCTION CO., GRIFFITH CO., WESTERN ASPHALT, FNF CONSTRUCTION, INC., GLEN WELLS CO., INDUSTRIAL ASPHALT, A	3162	Chemtura Corporation	M&A - Sales

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
KERN OIL AND REFINING COMPANY S	KERN OIL AND REFINING COMPANY S 7724 E Panama Ln Bakersfield, CA 93307 USA	MATERIAL CRUDE OIL SALES AGREEMENTS - KERN OIL AND REFINING COMPANY, S, 2/1/93	3163	Chemtura Corporation	M&A - Sales
KERN ROCK	KERN ROCK,	VARIOUS ORAL MATERIAL ASPHALT SALES AGREEMENTS AS OF 4/97, WITH THE FOLLOWING CLARK COUNTY, KERN COUNTY, JAXON BAKER, LAS VEGAS PRICING, GRANITE CONSTRUCTION CO., GRIFFITH CO., WESTERN ASPHALT, FNF CONSTRUCTION, INC., GLEN WELLS CO., INDUSTRIAL ASPHALT, A	3164	Chemtura Corporation	M&A - Sales
KFORCE INC	K FORCE PROFESSIONAL STAFFING 100 BEARD SAW MILL RD SHELTON, CT 06484	AGREEMENT FOR EMPLOYMENT REFERRAL SERVICES	1375	Chemtura Corporation	Services
KOCH RC	KOCH RC PO Box 2256 Wichita, KS 67201-2256 USA	MATERIAL SALES CONTRACTS - KOCH, RC, 1/14/94	3165	Chemtura Corporation	M&A - Sales
KRC INC	KRC INC 1415 JOKE ALEXANDER BLVD SOUTH SALLSBURY, NC 28145 USA	JOINT DEVELOPMENT AGREEMENT	1202	Chemtura Corporation	Joint Development	01-Oct-91
LAKE CALUMET CLUSTER SITE PRPS	LAKE CALUMET CLUSTER SITE PRPS NIJMAN FRANZETTI LLP C/O LINDA B. BACKE 10 S. LASALLE ST SUITE 3600 CHICAGO, IL 60603 USA	LCCS PRP PARTICIPATION AGREEMENT	20253	Chemtura Corporation	Environmental (Non-Reach)
LAKE COUNTY	LAKE COUNTY 255 N Forbes St Lakeport, CA 95453 USA	VARIOUS ORAL MATERIAL ASPHALT SALES AGREEMENTS AS OF 4/97, WITH THE FOLLOWING CLARK COUNTY, KERN COUNTY, JAXON BAKER, LAS VEGAS PRICING, GRANITE CONSTRUCTION CO., GRIFFITH CO., WESTERN ASPHALT, FNF CONSTRUCTION, INC., GLEN WELLS CO., INDUSTRIAL ASPHALT, A	3166	Chemtura Corporation	M&A - Sales

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
LAS VEGAS PRICING	LAS VEGAS PRICING,	VARIOUS ORAL MATERIAL ASPHALT SALES AGREEMENTS AS OF 4/97, WITH THE FOLLOWING CLARK COUNTY, KERN COUNTY, JAXON BAKER, LAS VEGAS PRICING, GRANITE CONSTRUCTION CO., GRIFFITH CO., WESTERN ASPHALT, FNF CONSTRUCTION, INC., GLEN WELLS CO., INDUSTRIAL ASPHALT, A	3167	Chemtura Corporation	M&A - Sales
Lever Isreal Ltd.	Lever Isreal Ltd 700 Sylvan Ave Englewood Cliffs, NJ 7632	Indemnification Agreement dated Dec. 14, 2003	43741	Chemtura Corporation	Indemnification	12/24/2003
Lever Isreal Ltd.	Lever Isreal Ltd 700 Sylvan Ave Englewood Cliffs, NJ 7632	Share Acquisition Agreement dated March 31, 1996	43744	Chemtura Corporation	M&A - Sales	3/31/1996
Lever Isreal Ltd.	Lever Isreal Ltd 700 Sylvan Ave Englewood Cliffs, NJ 7632	Share Acquisition Agreement dated March 31, 1996	43747	Chemtura Corporation	M&A - Sales	3/31/1996
LOCAL UNION NO 8 397	LOCAL UNION NO 8 397,	COLLECTIVE BARGAINING AGREEMENT, BETWEEN WITCO CORPORATION AND OIL, CHEMICAL AND ATOMIC WORKERS, INTERNATIONAL UNION, AFL-CIO AND LOCAL UNION NO. 8-397 (1996-1999), OILDALE, CA	3169	Chemtura Corporation	M&A - Sales
MACMILLAN BLOEDEL PACKAGING INC	MACMILLAN BLOEDEL PACKAGING INC Roy Thrash Jr Corporate Attorney Hwy 10 E Pine Hill, AL 36769	GROUP AGREEMENT / VODA PETROLEUM INC SITE	4753	Chemtura Corporation	Environmental (Non-Reach)	01-Jun-96
MALONE SITE JOINT DEFENSE GROUP	MALONE SITE JOINT DEFENSE GROUP CRAIN CATON ROBIN MORSE 1401 MCKINNEY SUITE 1700 HOUSTON, TX 77010 USA	MALONE SITE JOINT DEFENSE AGREEMENT	20263	Great Lakes Chemical Corporation	Environmental (Non-Reach)
MARINE SHALE PROCESSORS PRP GROUP	MARINE SHALE PROCESSORS PRP GROUP KEAN MILLER ALICE MILLER, ESQ. PO BOX 3513 BATON ROUGE, LA 70821-3513 USA	MARINE SHALE PROCESSORS SITE JOINT DEFENSE AND PRP AGREEMENT	20264	Chemtura Corporation	settlement

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
MARINE SHALE PROCESSORS PRP GROUP	110 JAMES DR W STE 235 ST ROSE, LA 70087 USA	MARINE SHALE PROCESSORS SITE JOINT DEFENSE AND PRP AGREEMENT	36953	Chemtura Corporation	Joint Defense
MARLIN PETROLEUM INC S	MARLIN PETROLEUM INC S,	MATERIAL SUPPLY AGREEMENTS (CRUDE OIL) - MARLIN PETROLEUM, INC., S	3170	Chemtura Corporation	M&A - Supply
MARTIN AARON SITE PARTICIPATING GROUP	MARTIN AARON SITE PARTICIPATING GROUP DE MAXIMUS, INC. 450 MONTBROOK LAKE KNOXVILLE, TN 37919-2705 USA	MARTIN AARON SITE PARTICIPATION AGREEMENT	20265	Chemtura Corporation	Environmental (Non-Reach)
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY 1295 State St Springfield, MA 01111-0001 USA	SUBORDINATION AGREEMENT, DATED JULY, 1997, BETWEEN GOLDEN BEAR ACQUISITION CORPORATION, WITCO CORPORATION, MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, MASSMUTUAL CORPORATE INVESTORS, MASSMUTUAL PARTICIPATION INVESTORS AND MASSMUTUAL CORPORATE VALUE PARTN	3171	Chemtura Corporation	M&A - Sales
MASSMUTUAL CORPORATE INVESTORS	MASSMUTUAL CORPORATE INVESTORS 1295 State St Springfield, MA 01111-0001 USA	SUBORDINATION AGREEMENT, DATED JULY, 1997, BETWEEN GOLDEN BEAR ACQUISITION CORPORATION, WITCO CORPORATION, MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, MASSMUTUAL CORPORATE INVESTORS, MASSMUTUAL PARTICIPATION INVESTORS AND MASSMUTUAL CORPORATE VALUE PARTN	3172	Chemtura Corporation	M&A - Sales

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
MASSMUTUAL CORPORATE VALUE PARTNERS LTD	MASSMUTUAL CORPORATE VALUE PARTNERS LTD 1295 State St Springfield, MA 01111-0001 USA	SUBORDINATION AGREEMENT, DATED JULY, 1997, BETWEEN GOLDEN BEAR ACQUISITION CORPORATION, WITCO CORPORATION, MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, MASSMUTUAL CORPORATE INVESTORS, MASSMUTUAL PARTICIPATION INVESTORS AND MASSMUTUAL CORPORATE VALUE PARTN	3173	Chemtura Corporation	M&A - Sales
MASSMUTUAL PARTICIPATION INVESTORS	MASSMUTUAL PARTICIPATION INVESTORS 1295 State St Springfield, MA 01111-0001 USA	SUBORDINATION AGREEMENT, DATED JULY, 1997, BETWEEN GOLDEN BEAR ACQUISITION CORPORATION, WITCO CORPORATION, MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, MASSMUTUAL CORPORATE INVESTORS, MASSMUTUAL PARTICIPATION INVESTORS AND MASSMUTUAL CORPORATE VALUE PARTN	3174	Chemtura Corporation	M&A - Sales
MCKINNON CONTRACTORS INC	MCKINNON CONTRACTORS ATTN ROBERT MCKINNON 200 JORDAN LN EL DORADO, AR 71730	PURCHASE CONTRACT AMENDMENT 1 BETWEEN Great Lakes Chemical Corporation AND MCKINNON CONTRACTORS DATED 07/01/2001	2888	Great Lakes Chemical Corporation	Purchase (non-raw materials)	01-Jul-01
MCP ACQUISITION CORPORATION	MCP ACQUISITION CORPORATION 1533 MONUMENT ST CONCORD, MA 01742-5325	ASSET PURCHASE AGREEMENT	2481	Great Lakes Chemical Corporation	Mergers & Acquisitions	12-Nov-96
MFG CHEMICAL INCORPORATED	MFG CHEMICALS INC 117 CALLAHAN RD SE DALTON, GA 30721-9006	TOLLING AGREEMENT	2112	Great Lakes Chemical Corporation	Toll Manufacturing	08-Oct-04
MICHAEL PISANI & ASSOCIATES, INC	MICHAEL PISANI & ASSOCIATES INC 18163 EAST PETROLEUM DRIVE STE B BATON ROUGE, LA 70809 USA	PROPOSAL RE SPEDALE LANDFILL SITE	36895	Chemtura Corporation	Remediation

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
MIDCO REMEDIAL CORPORATION GROUP	MIDCO REMEDIAL CORPORATION GROUP KARAGANIS WHITE & MAGEL, LTD. BRUCE WHITE, TRUSTEE 414 N. ORLEANS SUITE 810 CHICAGO, IL 60610 USA	MIDCO REMEDIAL CORPORATION SETTLEMENT & TRUST AGREEMENTS	20266	Chemtura Corporation	settlement
MOBIL OIL CORP RC	MOBIL OIL CORP RC 5959 Las Colinas Blvd Irving, TX 75039-2298 USA	MATERIAL SALES CONTRACTS - MOBIL OIL CORP., RC, 5/9/94	3175	Chemtura Corporation	M&A - Sales
MOBIL RC	MOBIL RC,	MATERIAL CRUDE OIL BUY/SELL AGREEMENTS - MOBIL, RC, 6/15/91	3176	Chemtura Corporation	M&A - Sales
MORRIS SAKALARIOS & BLACKWELL	MORRIS SAKALARIOS & BLACKWELL 1817 HARDY STREET P.O. DRAWER 1858 HATTIESBURG, MS 39403-1858 UNITED STATES	ASBESTOS SETTLEMENT AGREEMENT – F. MARVIN MORRIS, SAKALARIOS & BLACKWELL, PLLC AND J. RONALD PARRISH AND JEANNENE T. PACIFIC OF PARRISH & PACIFIC – 8DEC2003	20424	Chemtura Corporation	settlement
MPIT FINANCIAL SERVICES BV	MPIT FINANCIAL SERVICES BV ROKIN 55 AMSTERDAM, 1012KK NETHERLANDS	SHARE PURCHASE AGREEMENT DATED JUNE 24, 2005 AMONG SONNEBORN REFINED PRODUCTS B.V., CROMPTON B.V. AND MPIT FINANCIAL SERVICES, B.V.	3027	Chemtura Corporation	M&A - Purchase (non-raw materials)
MT. VIEW CALIFORNIA PRPS	MT. VIEW CALIFORNIA PRPS HEWLETT-PACKARD COMPANY JONATHAN BAUER 1501 PAGE-MILL RD MS/5UE PALO ALTO, CA 94304 USA	MT. VIEW, CA CONFIDENTIAL SETTLEMENT AGREEMENT	20270	Great Lakes Chemical Corporation	Settlement
MT. VIEW CALIFORNIA PRPS	MT. VIEW CALIFORNIA PRPS HEWLETT-PACKARD COMPANY PATRICIA L. GOUGHAN 3000 HANOVER ST MS/20BQ PALO ALTO, CA 94304 USA	MT. VIEW, CA CONFIDENTIAL SETTLEMENT AGREEMENT	20271	Great Lakes Chemical Corporation	Settlement

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
National Fuel Resources	National Fuel Resources 165 Lawrence Bell Dr Ste 120 Williamsville, NY 14221	Gas Purchase Agreement between National Fuel Resources, Inc. and Witco Corporation, dated August 1, 1995, where ARG has agreed to assume, and be liable for, all of Witco’s obligations under the Contract from and after the Closing Date in the Asset Purchas	21269	Chemtura Corporation	Mergers & Acquisitions
NATIONAL FUEL RESOURCES INC	NATIONAL FUEL RESOURCES INC 165 Lawrence Bell Dr Ste 120 Williamsville, NY 14221 USA	GAS PURCHASE AGREEMENT BETWEEN NATIONAL FUEL RESOURCES, INC. AND WITCO CORPORATION, DATED AUGUST 1, 1995, WHERE ARG HAS AGREED TO ASSUME, AND BE LIABLE FOR, ALL OF WITCO’S OBLIGATIONS UNDER THE CONTRACT FROM AND AFTER THE CLOSING DATE IN THE ASSET PURCHAS	3229	Chemtura Corporation	Mergers & Acquisitions
NATIONAL INSTITUTE OF STANDARDS AND TECHNOLOGY	NATIONAL INSTITUTE OF STANDARDS AND TECHNOLOGY ATTN DR BRUCE E MATTSON 100 BUREAU DR STOP 2200 GAITHERSBURG, MD 20899-2200	COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT	12215	Chemtura Corporation	Research	15-Mar-00
NCH CORPORATION	NCH CORPORATION ALLEN PIASSICK PO BOX 152170 IRVING, TX 75015	ACQUISITION OF CERTAIN ASSETS OF KEM MANUFACTURING CORPORATION, A WHOLLY OWNED SUBSIDIARY OF CROMPTON & KNOWLES CORPORATION (“SELLER”), BY KEM ACQUISITION INC., A WHOLLY OWNED SUBSIDIARY OF NCH CORPORATION (“PURCHASER”).	4556	Chemtura Corporation	Mergers & Acquisitions	09-Dec-86

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
NCH CORPORATION	NCH CORPORATION ALLEN PIASSICK PO BOX 152170 IRVING, TX 75015	KEM MANUFACTURING AGREEMENT, A SIX MONTH TOLL MANUFACTURING AGREEMENT DATED DECEMBER 19, 1986 BY AND BETWEEN KEM MANUFACTURING CORPORATION/CROMPTON & KNOWLES CORPORATION AND KEM ACQUISITION INC./ NCH CORPORATION (“PURCHASER”) WHEREBY KEM WOULD MANUFACTURE	4557	Chemtura Corporation	Mergers & Acquisitions
NCH CORPORATION	NCH CORPORATION ALLEN PIASSICK PO BOX 152170 IRVING, TX 75015	ACQUISITION OF CERTAIN ASSETS OF KEM MANUFACTURING CORPORATION, A WHOLLY OWNED SUBSIDIARY OF CROMPTON & KNOWLES CORPORATION (“SELLER”), BY KEM ACQUISITION INC., A WHOLLY OWNED SUBSIDIARY OF NCH CORPORATION (“PURCHASER”).	25871	Chemtura Corporation	Mergers & Acquisitions	09-Dec-86
NPC SERVICES, INC	NPC SERVICES INC 2401 BROOKLAWN DR BATON ROUGE, LA 70807-1069	NPC SERVICES, INC.	12230	Chemtura Corporation	Joint Venture
OCCIDENTAL CRUDE SALES INC S	OCCIDENTAL CRUDE SALES INC S 5 E Greenway Plz Ste 2400 Houston, TX 77046-0514 USA	MATERIAL CRUDE OIL SALES AGREEMENTS - OCCIDENTAL CRUDE SALES INC., S, 1/23/96	3177	Chemtura Corporation	M&A - Sales
OIL CHEMICAL AND ATOMIC WORKERS INTERNATIONAL UNION AFL CIO	OIL CHEMICAL AND ATOMIC WORKERS INTERNATIONAL UNION AFL CIO,	COLLECTIVE BARGAINING AGREEMENT, BETWEEN WITCO CORPORATION AND OIL, CHEMICAL AND ATOMIC WORKERS, INTERNATIONAL UNION, AFL-CIO AND LOCAL UNION NO. 8-397 (1996-1999), OILDALE, CA	3178	Chemtura Corporation	M&A - Sales

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
OPERATING INDUSTRIES OII GROUP	OPERATING INDUSTRIES OII GROUP SMILAND & CHESTER 601 WEST FIFTH STREET SEVENTH FLOOR LOS ANGELES, CA 90067 USA	OII DE MINIMUS GROUP AGREEMENT AND JOINT DEFENSE AGREEMENT	20272	Chemtura Corporation	Environmental (Non-Reach)
OPERATING INDUSTRIES OII GROUP	OPERATING INDUSTRIES OII GROUP OII STEERING COMMITTEE DAVID A. GIANNOTTI, ESQ. 1925 CENTURY PARK EAST SUITE 950 LOS ANGELES, CA 90067 USA	OII DE MINIMUS GROUP AGREEMENT AND JOINT DEFENSE AGREEMENT	20273	Chemtura Corporation	Environmental (Non-Reach)
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP GUARDSMAN PRODUCTS/LILLY INDUSTRIES BARNES & THORNBERG 1313 MERCHANTS BANK BUILDING 11 S. MERIDIAN STREET INDIANAPOLIS, IN 46204 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20274	Chemtura Corporation	Environmental (Non-Reach)
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP ABITIBI-PRICE BODMAN, LONGLEY & DAHLING 100 RENAISSANCE CENTER 34TH FLOOR DETROIT, MI 48243 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20275	Chemtura Corporation	Environmental (Non-Reach)
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP FORD MOTOR COMPANY BRIAN BUSSA ONE PARKLANE BLVD PARKLANE TOWERS EAST, SUITE 1400 DEARBORN, MI 48126 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20276	Chemtura Corporation	Environmental (Non-Reach)
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP MILLER JOHNSON CALDER PLAZA BUILDING 250 MONROE AVE NW SUITE 800 GRAND RAPIDS, MI 49503-2250 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20277	Chemtura Corporation	Environmental (Non-Reach)

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP DOEHLER-JARVIS CASEY & YOUNG LLC 14015 PARK DRIVE SUITE 109 TOMBALL, TX 77375 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20278	Chemtura Corporation	Environmental (Non-Reach)
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP GENCORP CORDOVA CHEMICAL 500 AGARD RD. ATTN: DAVE PEDEN NORTH MUSKEGON, MI 49445 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20279	Chemtura Corporation	Environmental (Non-Reach)
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP BASF WYANDOTTE/INMONT CORP DAWDA MANN MULCAHY & SADLER PLC 39533 WOODWARD AVE #200 BLOOMFIELD HILLS, MI 48304 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20280	Chemtura Corporation	Environmental (Non-Reach)
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP E.I. DU PONT DE NEMOURS AND CO. DUPONT LEGAL D8068 1007 MARKET STREET WILMINGTON, DE 19898 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20281	Chemtura Corporation	Environmental (Non-Reach)
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP FORD MOTOR COMPANY FORD MOTOR COMPANY THREE PARKLANE BLVD SUITE 1500 W DEARBORN, MI 48126-2493 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20282	Chemtura Corporation	Environmental (Non-Reach)
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP DU-WEL PRODUCTS FOSTER, SWIFT, COLLINS & SMITH 3113 SOUTH WASHINGTON SQUARE LANSING, MI 48933 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20283	Chemtura Corporation	Environmental (Non-Reach)

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP CHECKER MOTORS CORP. GEMRICH MOSER BOWSER MURPHY & GRAHAM LLP 222 SOUTH WESTNEDGE AVE KALAMAZOO, MI 49007-4687 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20284	Chemtura Corporation	Environmental (Non-Reach)
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP CHEMCENTRAL GRAND RAPIDS AND TOLEDO ROBERT GARNER PO BOX 730 BEDFORD PARK, IL 60499 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20285	Chemtura Corporation	Environmental (Non-Reach)
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP THE CROWN GROUP, GRAND RAPIDS, MI PLANT (F/K/A MILLER METAL PRODUCTS) HONIGMAN MILLER SCHWARTZ & COHN 222 NORTH WASHINGTON SQUARE SUITE 400 LANSING, MI 48933-1800 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20286	Chemtura Corporation	Environmental (Non-Reach)
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP GENERAL FOODS/KRAFT KRAFT FOODS INC. THREE LAKES DR NF362 NORTHFIELD, IL 60093-2753 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20287	Chemtura Corporation	Environmental (Non-Reach)
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP STEELCASE, INC. LATHAM & WATKINS LLP 233 S. WACKER DRIVE SEARS TOWER, STE. 5800 CHICAGO, IL 60606 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20288	Chemtura Corporation	Environmental (Non-Reach)

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP DOEHLER-JARVIS/NL INDUSTRIES MARCUS MARTIN 1630 30TH ST SUITE 598 BOULDER, CO 80301 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20289	Chemtura Corporation	Environmental (Non-Reach)
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP PHARMACIA & UPJOHN COMPANY PHARMACIA & UPJOHN 1940-88-33 7000 PORTAGE ROAD KALAMAZOO, MI 49001 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20290	Chemtura Corporation	Environmental (Non-Reach)
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP WILSON SPORTING GOODS PIPER MARBURY RUDNICK & WOLFE 203 N. LASALLE STREET SUITE 1800 CHICAGO, IL 60601-1293 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20291	Chemtura Corporation	Environmental (Non-Reach)
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP STEELCASE, INC. PO BOX 1967 MAIL CODE #CH-2E-06 GRAND RAPIDS, MI 49501-1967 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20292	Chemtura Corporation	Environmental (Non-Reach)
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP NATIONAL ALUMINUM (FORMERLY HASTINGS ALUMINUM) THORP REED & ARMSTRONG ONE RIVERFRONT CENTER 20 STANWIX STREET PITTSBURGH, PA 15222-1895 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20293	Chemtura Corporation	Environmental (Non-Reach)

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP JAMES RIVER/FORT JAMES CORP TWO PARAGON PLACE 6802 PARAGON PLACE SUITE 400 RICHMOND, VA 23230 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20294	Chemtura Corporation	Environmental (Non-Reach)
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP KEELER BRASS & LESCOA VARNUM RIDDERING SCHMIDT & HOWLETT BRIDGEWATER PLACE PO BOX 352 GRAND RAPIDS, MI 49501-0352 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20295	Chemtura Corporation	Environmental (Non-Reach)
ORGANIC CHEMICALS SITE PRP GROUP	ORGANIC CHEMICALS SITE PRP GROUP FURNITURE CITY (VIACOM) VIACOM INTERNATIONAL BROADWAY CENTRE 111 EAST BROADWAY, SUITE 1100 SALT LAKE CITY, UT 84111 USA	ORGANIC CHEMICALS SITE PRP ORGANIZATION AGREEMENT	20296	Chemtura Corporation	Environmental (Non-Reach)
PAC FAB INC	PAC FAB INC ATTN TERRANCE CARRAHER PRESIDENT & THEODORE A HAVENS ASST TREASURER 1620 HAWKINS AVE SANFORD, NC 27339 USA	ASSET PURCHASE AGREEMENT BETWEEN PUREX POOL SYSTEMS, INC. (“BUYER”) AND HYDROTECH CHEMICAL CORP (“SELLER) OF THE ASSETS OF THE SEIMMING POOL AND SPA EQUIPMENT MANUFACTURING AND SALES BUSINESS DATED MARCH 1, 1994.	12929	Great Lakes Chemical Corporation	Mergers & Acquisitions
PAC FAB INC	PAC FAB INC ATTN TERRANCE CARRAHER PRESIDENT & THEODORE A HAVENS ASST TREASURER 1620 HAWKINS AVE SANFORD, NC 27339	GUARANTY AGREEMENT BY Great Lakes Chemical CorporationORATION IN FAVOR OF PUREX POOL SYSTEMS, INC.	12930	Great Lakes Chemical Corporation	M&A - Guaranty

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
PACE INTERNATIONAL LP	PACE INTERNATIONAL LP ATTN GEORGE LOBISSER 700 FIFTH AVE STE 6100 SEATTLE, WA 98104	AGREEMENT FOR THE PURCHASE BY PACE INTERNATIONAL, L.P. (“BUYER”) AND SALE BY UNIROYAL CHEMICAL COMPANY, INC. (“SELLER”) OF CERTAIN ASSETS OF THE LEFFINGWELL BUSINESS UNIT OF UNIROYAL CHEMICAL COMPANY, INC.	5371	Chemtura Corporation	M&A - Services
PACE INTERNATIONAL LP	PACE INTERNATIONAL LP ATTN GEORGE LOBISSER 700 FIFTH AVE STE 6100 SEATTLE, WA 98104	AGREEMENT FOR THE PURCHASE BY PACE INTERNATIONAL, L.P. (“BUYER”) AND SALE BY UNIROYAL CHEMICAL COMPANY, INC. (“SELLER”) OF CERTAIN ASSETS OF THE LEFFINGWELL BUSINESS UNIT OF UNIROYAL CHEMICAL COMPANY, INC.	26114	Chemtura Corporation	Mergers & Acquisitions
PARRISH & PACIFIC	PARRISH & PACIFIC 220 ROSE LANE LAUREL, MS 39443 UNITED STATES	ASBESTOS SETTLEMENT AGREEMENT – F. MARVIN MORRIS, SAKALARIOS & BLACKWELL, PLLC AND J. RONALD PARRISH AND JEANNENE T. PACIFIC OF PARRISH & PACIFIC – 8DEC2003	20493	Chemtura Corporation	settlement
PASSAIC VALLEY SEWERAGE	Passaic Valley Sewerage Attn Mr Robert Davenport Executive Director 600 Wilson Ave Newark, NJ 07105	Real Estate Sales Contract by and between Witco Corporation, Selelr and Passaic Valley Sewerage Commissioners as Purchaser	21234	Chemtura Corporation	M&A - Services
PATERSON NJ PRP GROUP	PATERSON NJ PRP GROUP PUREX INDUSTRIES 535 E. ALONDRA BLVD GARDENA, CA 90248 USA	THREE PARTY SETTLEMENT AGREEMENT	20297	Chemtura Corporation	Settlement
PATERSON NJ PRP GROUP	PATERSON NJ PRP GROUP FAIRFIELD TEXTILES CORP. C/O CLANCY CALLAHAN & SMITH 103 EISENHOWER PKWY ROSELAND, NJ 7068 USA	STIPULATION BETWEEN CROMPTON, FAIRFIELD TEXTILES AND DIAL CORP.	20298	Chemtura Corporation	settlement
PATERSON NJ PRP GROUP	PATERSON NJ PRP GROUP THE DIAL CORPORATION GREYHOUND TOWER PHOENIX, AZ 85077 USA	STIPULATION BETWEEN CROMPTON, FAIRFIELD TEXTILES AND DIAL CORP.	20299	Chemtura Corporation	settlement

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
PATERSON NJ PRP GROUP	PATERSON NJ PRP GROUP THE DIAL CORPORATION GREYHOUND TOWER PHOENIX, AZ 85077 USA	THREE PARTY SETTLEMENT AGREEMENT	20300	Chemtura Corporation	Settlement
PENN SPECIALTY CHEMICALS INC	PENN SPECIALTY CHEMICALS INC ATTN PRESIDENT 5 RADNOR CORPORATE CENTER 100 MATONSFORD RD STE 170 RADNOR, PA 19087	ASSET PURCHASE AGREEMENT OF JUNE 30, 1999 Great Lakes Chemical CorporationORATION, QO CHEMICALS, INC. (“SELLERS”) AND PENN SPECIALTY CHEMICALS, INC. (“BUYER”).	4663	Great Lakes Chemical Corporation	Mergers & Acquisitions	30-Jun-99
PENN SPECIALTY CHEMICALS INC	PENN SPECIALTY CHEMICALS INC ATTN PRESIDENT FIVE RADNOR CORPORATE CENTER 100 MATONSFORD RD STE 250 RADNOR, PA 19087	ASSET PURCHASE AGREEMENT OF JUNE 30, 1999 Great Lakes Chemical CorporationORATION, QO CHEMICALS, INC. (“SELLERS”) AND PENN SPECIALTY CHEMICALS INC.	11615	Great Lakes Chemical Corporation	Mergers & Acquisitions	30-Jun-99
PENN SPECIALTY CHEMICALS INC	PENN SPECIALTY CHEMICALS INC ATTN PRESIDENT FIVE RADNOR CORPORATE CENTER 100 MATONSFORD RD STE 250 RADNOR, PA 19087	TRANSITIONAL INTERIM SERVICES AGREEMENT	11616	Great Lakes Chemical Corporation	M&A - Services	30-Jun-99
PENN SPECIALTY CHEMICALS INC	PENN SPECIALTY CHEMICALS INC ATTN PRESIDENT FIVE RADNOR CORPORATE CENTER 100 MATONSFORD RD STE 250 RADNOR, PA 19087	ASSET PURCHASE AGREEMENT OF JUNE 30, 1999 GREAT LAKES CHEMICAL CORPORATION, QO CHEMICALS, INC. (“SELLERS”) AND PENN SPECIALTY CHEMICALS INC.	26166	Great Lakes Chemical Corporation	Mergers & Acquisitions	30-Jun-99
PENRECO RC	PENRECO RC,	MATERIAL SALES CONTRACTS - PENRECO, RC, 9/1/91	3179	Chemtura Corporation	M&A - Sales
PETRO LUBRICANT TESTING LABORATORIE	Petro Canada Suncor Energy Centre PO Box 2844 Calgary, AB T2P 3E3 Canada	Assignment Agreement dated June 22, 2005 between Petro-Canada, Crompton Corporation, Crompton Co and Sonneborn Inc	21193	Chemtura Corporation	M&A - Assignment
Petroleum Valley Regional Water Authority	Petroleum Valley Regional Water Authority 100 Water Ln Petrolia, PA 16050	Right of Way Agreement dated April 19, 2005 between Crompton Corporation and Petroleum Valley Regional Water Authority	21194	Chemtura Corporation	M&A - Easements/Right of Way

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
PHILIP SERVICES PRP GROUP	PHILIP SERVICES PRP GROUP ROBINSON BRADSHAW HINSON 101 NORTH TRYON STREET SUITE 1900 ATTN: WILLIAM W. TOOLE CHARLOTTE, NC 28246 USA	PHILIP SERVICES SITE PRP GROUP ORGANIZATION AGREEMENT	20301	Chemtura Corporation	Environmental (Non-Reach)
PHILIP SERVICES PRP GROUP	PHILIP SERVICES PRP GROUP INCHEM CORPORATION BRIAN HAMEL 800 CEL-RIVER ROAD ROCK HILL, SC 29730 USA	PHILIP SERVICES SITE PRP GROUP ORGANIZATION AGREEMENT	20302	Chemtura Corporation	Environmental (Non-Reach)
PHILIP SERVICES PRP GROUP	PHILIP SERVICES PRP GROUP ROHM AND HAAS ED TOKARSKI CORPORATE HEADQUARTERS 100 INDEPENDENCE HALL WEST PHILADELPHIA, PA 19106 USA	PHILIP SERVICES SITE PRP GROUP ORGANIZATION AGREEMENT	20303	Chemtura Corporation	Environmental (Non-Reach)
PHILIP SERVICES PRP GROUP	PHILIP SERVICES PRP GROUP DOW CORNING CORPORATION JIM MERSEREAU-KEMPF CORPORATE CENTER PO BOX 994 MIDLAND, MI 48686-0994 USA	PHILIP SERVICES SITE PRP GROUP ORGANIZATION AGREEMENT	20304	Chemtura Corporation	Environmental (Non-Reach)
PHILIP SERVICES PRP GROUP	PHILIP SERVICES PRP GROUP E.I. DU PONT DE NEMOURS AND CO. MR. GUY JOHNSON DUPONT LEGAL D8068 1007 MARKET ST WILMINGTON, DE 19898 USA	PHILIP SERVICES SITE PRP GROUP ORGANIZATION AGREEMENT	20305	Chemtura Corporation	Environmental (Non-Reach)
PHILIP SERVICES PRP GROUP	PHILIP SERVICES PRP GROUP ROBINSON BRADSHAW HINSON 101 NORTH TRYON STREET SUITE 1900 ATTN: WILLIAM W. TOOLE CHARLOTTE, NC 28246 USA	PHILIP SERVICES SITE PRP GROUP ORGANIZATION AGREEMENT	20306	Great Lakes Chemical Corporation	Environmental (Non-Reach)

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
PHILIP SERVICES PRP GROUP	PHILIP SERVICES PRP GROUP INCHEM CORPORATION BRIAN HAMEL 800 CEL-RIVER ROAD ROCK HILL, SC 29730 USA	PHILIP SERVICES SITE PRP GROUP ORGANIZATION AGREEMENT	20307	Great Lakes Chemical Corporation	Environmental (Non-Reach)
PHILIP SERVICES PRP GROUP	PHILIP SERVICES PRP GROUP ROHM AND HAAS ED TOKARSKI CORPORATE HEADQUARTERS 100 INDEPENDENCE HALL WEST PHILADELPHIA, PA 19106 USA	PHILIP SERVICES SITE PRP GROUP ORGANIZATION AGREEMENT	20308	Great Lakes Chemical Corporation	Environmental (Non-Reach)
PHILIP SERVICES PRP GROUP	PHILIP SERVICES PRP GROUP DOW CORNING CORPORATION JIM MERSEREAU-KEMPF CORPORATE CENTER PO BOX 994 MIDLAND, MI 48686-0994 USA	PHILIP SERVICES SITE PRP GROUP ORGANIZATION AGREEMENT	20309	Great Lakes Chemical Corporation	Environmental (Non-Reach)
PHILIP SERVICES PRP GROUP	PHILIP SERVICES PRP GROUP E.I. DU PONT DE NEMOURS AND CO. MR. GUY JOHNSON DUPONT LEGAL D8068 1007 MARKET ST WILMINGTON, DE 19898 USA	PHILIP SERVICES SITE PRP GROUP ORGANIZATION AGREEMENT	20310	Great Lakes Chemical Corporation	Environmental (Non-Reach)
PRP GROUP	PRP GROUP,	DELAWARE SAND AND GRAVEL SUPERFUND SITE	5209	Chemtura Corporation	Settlement
PRUDENTIAL RELOCATION, INC	PRUDENTIAL RESIDENTIAL SERVICES LP DBA PRUDENTIAL RELOCATION 200 SUMMIT LAKE DR VALHALLA, NY 10595	PRUDENTIAL RELOCATION SERVICES AGREEMENT	1393	Chemtura Corporation	Benefits	16-Feb-01
PULVAIR SITE GROUP	PULVAIR SITE GROUP MICHAEL G. MCLAREN 530 OAK COURT DRIVE SUITE 360 MEMPHIS, TN 38117 USA	PULVAIR SITE PRP GROUP AGREEMENT	20311	Chemtura Corporation	Environmental (Non-Reach)
PUREX CORPORATION	PUREX CORPORATION ATTN MR GEORGE EVANS 24800 S MAIN ST CARSON, CA 90749	AGREEMENT	12778	Chemtura Corporation	M&A - Easements/Right of Way	30-Apr-81

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
PUREX CORPORATION	PUREX CORPORATION ATTN MR GEORGE EVANS 24800 S MAIN ST CARSON, CA 90749	AGREEMENT OF PURCHASE AND SALE	12779	Chemtura Corporation	Mergers & Acquisitions	30-Apr-81
PUREX CORPORATION	PUREX CORPORATION ATTN MR GEORGE EVANS 24800 S MAIN ST CARSON, CA 90749	LEASE	12780	Chemtura Corporation	M&A - Lease - Real Property	30-Apr-81
PUREX CORPORATION	PUREX CORPORATION ATTN MR GEORGE EVANS 24800 S MAIN ST CARSON, CA 90749	LICENSE	12781	Chemtura Corporation	M&A - Patent License	30-Apr-81
PUREX CORPORATION	PUREX CORPORATION ATTN MR GEORGE EVANS 24800 S MAIN ST CARSON, CA 90749	SERVICE AGREEMENT	12782	Chemtura Corporation	Mergers & Acquisitions	30-Apr-81
PUREX CORPORATION	PUREX CORPORATION ATTN MR GEORGE EVANS 24800 S MAIN ST CARSON, CA 90749	TRADEMARK LICENSE	12783	Chemtura Corporation	M&A - Trademark License	30-Apr-81
PUREX CORPORATION	PUREX CORPORATION ATTN LEGAL DEPARTMENT 5101 CLARK AVE LAKEWOOD, CA 90712	AGREEMENT	12784	Chemtura Corporation	M&A - Easements/Right of Way	30-Apr-81
PUREX CORPORATION	PUREX CORPORATION ATTN LEGAL DEPARTMENT 5101 CLARK AVE LAKEWOOD, CA 90712	AGREEMENT OF PURCHASE AND SALE	12785	Chemtura Corporation	Mergers & Acquisitions	30-Apr-81
PUREX CORPORATION	PUREX CORPORATION ATTN LEGAL DEPARTMENT 5101 CLARK AVE LAKEWOOD, CA 90712	LEASE	12786	Chemtura Corporation	M&A - Lease - Real Property	30-Apr-81
PUREX CORPORATION	PUREX CORPORATION ATTN LEGAL DEPARTMENT 5101 CLARK AVE LAKEWOOD, CA 90712	LICENSE	12787	Chemtura Corporation	M&A - Patent License	30-Apr-81
PUREX CORPORATION	PUREX CORPORATION ATTN LEGAL DEPARTMENT 5101 CLARK AVE LAKEWOOD, CA 90712	SERVICE AGREEMENT	12788	Chemtura Corporation	Mergers & Acquisitions	30-Apr-81
PUREX CORPORATION	PUREX CORPORATION ATTN LEGAL DEPARTMENT 5101 CLARK AVE LAKEWOOD, CA 90712	TRADEMARK LICENSE	12789	Chemtura Corporation	M&A - Trademark License	30-Apr-81
PUREX CORPORATION	PUREX CORPORATION ATTN LEGAL DEPARTMENT 5101 CLARK AVE LAKEWOOD, CA 90712	LEASE	26318	Chemtura Corporation	Mergers & Acquisitions	30-Apr-81

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
PUREX CORPORATION	PUREX CORPORATION ATTN LEGAL DEPARTMENT 5101 CLARK AVE LAKEWOOD, CA 90712	SERVICE AGREEMENT	26319	Chemtura Corporation	Mergers & Acquisitions	30-Apr-81
PUREX CORPORATION	PUREX CORPORATION ATTN MR GEORGE EVANS 24800 S MAIN ST CARSON, CA 90749	LEASE	26320	Chemtura Corporation	Mergers & Acquisitions	30-Apr-81
PUREX CORPORATION	PUREX CORPORATION ATTN MR GEORGE EVANS 24800 S MAIN ST CARSON, CA 90749	SERVICE AGREEMENT	26321	Chemtura Corporation	Mergers & Acquisitions	30-Apr-81
PUREX INDUSTRIES INC	Purex Industries 535 E. Alondra Blvd Gardena, CA 90248 USA	Three Party Settlement Agreement for Remediation at Paterson, NJ Site	21311	Chemtura Corporation	Settlement
PUREX INDUSTRIES INC	PUREX INDUSTRIES INC 535 E ALONDRA BLVD GARDENA, CA 90248	SETTLEMENT AGREEMENT	4737	Chemtura Corporation	Settlement	07-Jul-89
PUREX POOL SYSTEMS INC	PUREX POOL SYSTEMS INC 18400 GALE AVE Industry, CA 91748 US	ASSET PURCHASE AGREEMENT BETWEEN PUREX POOL SYSTEMS, INC. (“BUYER”) AND HYDROTECH CHEMICAL CORP (“SELLER) OF THE ASSETS OF THE SEIMMING POOL AND SPA EQUIPMENT MANUFACTURING AND SALES BUSINESS DATED MARCH 1, 1994.	12931	Great Lakes Chemical Corporation	Mergers & Acquisitions
PYRITES COMPANY, INC.	PYRITES COMPANY, INC. GERALD M. PEPPER, VICE PRESIDENT 26877 TOURNEY ROAD VALENCIA, CA 91355 USA	MEMORANDUM OF AGREEMENT REGARDING RELATIVE ALLOCATION OF COSTS BETWEEN WITCO CORP. AND US BORAX INC. (PYRITES) FOR REMEDIATION OF THE HALBY SITE, DATED JANUARY 19, 1999	20312	Chemtura Corporation	Settlement
PYRITES COMPANY, INC.	Pyrites Company, Inc. Gerald M. Pepper, Vice President 26877 Tourney Road Valencia, CA 91355 USA	Memorandum of Agreement Regarding Relative Allocation of Costs Between Witco Corp. and US Borax Inc. (pyrites) for Remediation of the Halby Site, dated January 19, 1999	21312	Chemtura Corporation	Remediation

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
RESOLVE SITE PARTICIPATING PARTIES	RESOLVE SITE PARTICIPATING PARTIES RACKEMANN SAWYER & BREWSTER C/O MICHAEL P. LAST, ESQ. ONE FINANCIAL CENTER SUITE 2900 BOSTON, MA 02111-2659 USA	RESOLVE SITE PARTICIPATION AGREEMENT	20313	Chemtura Corporation	Environmental (Non-Reach)
RESOLVE SITE PARTICIPATING PARTIES	RESOLVE SITE PARTICIPATING PARTIES LEONARD G. BIRNBAUM & CO., LLP C/O MR. LESLIE A. LEIPER 6285 FRANCONIA ROAD ALEXANDRIA, VA 22310 USA	RESOLVE SITE PARTICIPATION AGREEMENT	20314	Chemtura Corporation	Environmental (Non-Reach)
REYNOLDS ALUMINUM BUILDING PRODUCTS COMPANY	REYNOLDS ALUMINUM BUILDING PRODUCTS COMPANY ATTN JAMES E MCKINNON 6601 W BROAD ST RICHMOND, VA 23261	AMENDED SHARING AGREEMENT	4786	Chemtura Corporation	Environmental (Non-Reach)	27-Apr-89
REYNOLDS ALUMINUM BUILDING PRODUCTS COMPANY	WHITE CONSOLIDATED INDUSTRIES ATTN JAMES L CALHOUN ESQ 1170 BEREA RD PO BOX 2739 CLEVELAND, OH 44111-1688	AMENDED SHARING AGREEMENT	4789	Uniroyal Chemical Company Limited (Delaware)	Environmental (Non-Reach)	27-Apr-89
RJ FORST CONTRACTING CORP	RJ FORST CONTRACTING CORP 320 ESSEX ST STIRLING, NJ 07980	SALE OF 81 INDUSTRIAL ROAD BERKELEY HEIGHTS, NJ	4558	Chemtura Corporation	M&A - Real Estate - Sale
RJ FORST CONTRACTING CORP	RJ FORST CONTRACTING CORP 320 ESSEX ST STIRLING, NJ 07980	SALE OF 81 INDUSTRIAL ROAD BERKELEY HEIGHTS, NJ	26418	Chemtura Corporation	Mergers & Acquisitions
RJ FROST CONTRACTING CORP	RJ FROST CONTRACTING CORP 320 ESSEX ST STIRLING, NJ 07980	SALE OF 81 INDUSTRIAL ROAD BERKELEY HEIGHTS, NJ	4559	Chemtura Corporation	M&A - Real Estate - Sale	02-Nov-95
ROBERTS WILSON, JR., P.C.	ROBERTS WILSON, JR., P.C. 2112 UNIVERSITY BLVD. EAST P.O. DRAWER 2387 TUSCALOOSA, AL 35403 UNITED STATES	ASBESTOS SETTLEMENT AGREEMENT - ALYWN H. LUCKEY AND WILLIAM ROBERTS WILSON, JR. 29APR2004	20496	Chemtura Corporation	Settlement

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
ROBERTS WILSON, JR., P.C.	ROBERTS WILSON, JR., P.C. 2112 UNIVERSITY BLVD. EAST P.O. DRAWER 2387 TUSCALOOSA, AL 35403 UNITED STATES	ASBESTOS SETTLEMENT AGREEMENT - WILLIAM ROBERTS WILSON, JR. 29APR2004	20497	Chemtura Corporation	Settlement
RP Products LLC	RP Products LLC Attn Marc J Ledger c o Sun Capital Partners Inc 5200 Town Center Cir Ste 470 Boca Raton, FL	Asset Purchase Agreement between Crompton Corporation and RP Products LLC Dated 03/17/2005	21195	Chemtura Corporation	M&A - Sales	17-Mar-05
RP PRODUCTS LLC	RP PRODUCTS LLC ATTN DAVE A GERSON AND STEVEN A NAVARRO 101 PARK AVE NEW YORK, NY 10178 USA	AGREEMENT	36906	Chemtura Corporation	Purchase (non-raw materials)
RP PRODUCTS LLC	RP PRODUCTS LLC C O SUN CAPITAL PARTNERS INC 5200 TOWN CENTER CIRCLE STE 470 ATTN MARC J LEDER RODGER R KROUSE AND C DERYL COUCH BOCA RATON, FL 33486 USA	AGREEMENT	36910	Chemtura Corporation	Purchase (non-raw materials)
RP PRODUCTS LLC	RP PRODUCTS LLC C O SUN CAPITAL PARTNERS INC 5200 TOWN CENTER CIRCLE STE 470 ATTN MARC J LEDER RODGER R KROUSE AND C DERYL COUCH BOCA RATON, FL 33486 USA	AGREEMENT	36911	Chemtura Corporation	Purchase (non-raw materials)
RP PRODUCTS LLC	RP PRODUCTS LLC C O SUN CAPITAL PARTNERS INC 5200 TOWN CENTER CIRCLE STE 470 ATTN MARC J LEDER RODGER R KROUSE AND C DERYL COUCH BOCA RATON, FL 33486 USA	AGREEMENT	36912	Chemtura Corporation	Purchase (non-raw materials)

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
RT VANDERBILT CO INC	R T VANDERBILT COMPANY INC ATTENTION GENERAL COUNSEL 30 WINFIELD ST NORWALK, CT 06855 USA	RESALE AGREEMENT	122	Great Lakes Chemical Corporation	Sales	11-Feb-04
RT VANDERBILT CO INC	R T VANDERBILT COMPANY INC 30 WINFIELD ST PO BOX 5150 NORWALK, CT 06855 USA	SALES CONTRACT	123	Great Lakes Chemical Corporation	Sales	20-Jan-03
RUBY PARK LLC	RUBY PARK LLC ATTN CLIFFORD RUBENSTEIN PO BOX 3189 CARMEL, IN 46082	CROMPTON CORPORATION SALE OF REAL PROPERTY LOCATED AT 3500 EASY 20TH STREET INDIANAPOLIS IN	11605	Chemtura Corporation	M&A - Real Estate	14-Aug-00
RUBY PARK LLC	RUBY PARK LLC ATTN CLIFFORD RUBENSTEIN PO BOX 3189 CARMEL, IN 46082	LOAN AND SECURITY AGREEMENT	11606	Chemtura Corporation	M&A - Real Estate
Samson Hydrocarbons Co	Samson Hydrocarbons Co Elizabeth Mack Locke Liddell & Sapp LLP 2200 Ross Ave Suite 2200 Dallas, TX 75201-6776	Amendment to Joint Defense and Confidentiality Agreement	19775	Chemtura Corporation	Environmental (Non-Reach)
SANDOZ CHEMICALS LTD	SANDOZ CHEMICALS LTD ATTN LEGAL SANDOZ INTERNATIONAL GMBH INDUSTRIESTRASSE 25 HOLZKIRCHEN, D-83607 GERMANY	HEADS OF PATENT LICENSE AGREEMENT AND LETTER OF INTENT	1103	Chemtura Corporation	Patent License
SANTA FE ENERGY RC	SANTA FE ENERGY RC 700 Lavaca St Austin, TX 78701 USA	MATERIAL CRUDE OIL BUY/SELL AGREEMENTS - SANTA FE ENERGY, RC, 7/24/91 (KNOWN AS MONTEREY RESOURCES)	3180	Chemtura Corporation	M&A - Sales
SCHENECTADY INTERNATIONAL INC	SCHENECTADY INTERNATIONAL INC ATTN MR CHARLES G GRISWOLD JR 2750 BALTOWN RD SCHENECCTADY, NY 12309	ASSET PURCHASE AGREEMENT	5268	Great Lakes Chemical Corporation	Mergers & Acquisitions

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
SENSIENT TECHNOLOGIES CORPORATION	SENSIENT TECHNOLOGIES CORPORATION Attn: John L. Hammond Vice President, Secretary and General Counsel 777 East Wisconsin Avenue Suite 1100 Milwaukee, Wisconsin 53202 United States	ASSET PURCHASE AGREEMENT	12635	Chemtura Corporation	M&A - Purchase (non-raw materials)
SENSIENT TECHNOLOGIES CORPORATION	SENSIENT TECHNOLOGIES CORPORATION DAVID N. BROWN, ESQ. 1201 PENNSYLVANIA AVE NW WASHINGTON, DC 20004 USA		36919	Chemtura Corporation	Mergers & Acquisitions
SENSIENT TECHNOLOGIES CORPORATION	SENSIENT TECHNOLOGIES CORPORATION ATTN: JOHN L. HAMMOND, VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL 777 E WISCONSIN AVE STE 1100 MILWAUKEE, WI 53202 USA	ASSET PURCHASE AGREEMENT	36760	Chemtura Corporation	Mergers & Acquisitions
SENSIENT TECHNOLOGIES CORPORATION	SENSIENT TECHNOLOGIES CORPORATION ATTN LEGAL 777 E WISCONSIN AVE MILWAUKEE, WI 53202-5304 USA	ASSET PURCHASE AGREEMENT	2471	CNK Chemical Realty Corporation	Mergers & Acquisitions	30-Nov-01
SHAW ENVIRONMENTAL, INC	SHAW ENVIRONMENTAL INC ATTN STEVE PIERCE 4005 PORT CHICAGO HWY CONCORD, CA 94520-1120	EXECUTED CROMPTON CORPORATION ENVIRONMENTAL CONSULTING AGREEMENT AND PROJECT AUTHORIZATION #4600005035	2405	Chemtura Corporation	Consulting	27-Jan-03
SHAW ENVIRONMENTAL, INC	SHAW ENVIRONMENTAL INC ATTN STEVE PIERCE 4005 PORT CHICAGO HWY CONCORD, CA 94520-1120	ENVIRONMENTAL CONSULTING AGREEMENT	2507	Chemtura Corporation	Consulting	27-Jan-03
SHAWMUT CAPITAL CORPORATION	SHAWMUT CAPITAL CORPORATION,	SUBORDINATION AGREEMENT DATED MARCH 24, 1995 BETWEEN WITCO CORPORATION AND SHAWMUT CAPITAL CORPORATION (“SHAWMUT”).	12660	Chemtura Corporation	M&A - Credit	24-Mar-95

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
SHERMAN PARK LP	SHERMAN PARK LP ATTN CLIFFORD RUBENSTEIN VICE PRESIDENT 12307 WINDSOR DR CARMEL, IN 46033	REAL ESTATE SALES CONTRACT BETWEEN CROMPTON CORPORATION F/K/A CK WITCO CORPORATION, AS SUCCESSOR BY MERGER TO WITCO CORPORATION, AS SUCCESSOR BY MERGER TO TRC DIVESTITURE COMPANY, F/K/A THE RICHARDSON COMPANY (SELLER) AND SHERMAN PARK L.P. / RUBY PARK LLC	11607	Chemtura Corporation	M&A - Real Estate
Sherman Park LP	Sherman Park LP Clifford Rubenstein VP 12307 Windsor Dr Carmel, IN 46033	PROMISSORY NOTE; MORTGAGE – STANDARD FORM AND MAY BE EXECUTORY	34930	Chemtura Corporation	Mergers & Acquisitions
SMCP ACQUISITION, INC.	SMCP ACQUISITION, INC. SMCP ACQUISITION, INC. 5414 56TH STREET NORTH TAMPA, Florida 33610	ASSET PURCHASE AGREEMENT AMONG SMCP ACQUISITION INC., SOUTHERN MILL CREEK PRODUCTS, INC. AND CROMPTON AND KNOWLES	4595	Chemtura Corporation	Mergers & Acquisitions
SOUTH END CARTAGE CORP	SOUTH END CARTAGE CORP 4222 South Knox Avenue Chicago, Illinois 60632 United States	REAL ESTATE PURCHASE AGREEMENT	12651	Chemtura Corporation	M&A - Real Estate - Sale
SQUIRE, SANDERS & DEMPSEY	SQUIRE, SANDERS & DEMPSEY ATTN: MARY ANN JORGENSON 4900 SOCIETY CENTER 127 PUBLIC SQUARE CLEVELAND, OH 44114-1304 USA	ASSET PURCHASE AGREEMENT BETWEEN PUREX POOL SYSTEMS, INC. (“BUYER”) AND HYDROTECH CHEMICAL CORP (“SELLER) OF THE ASSETS OF THE SEIMMING POOL AND SPA EQUIPMENT MANUFACTURING AND SALES BUSINESS DATED MARCH 1, 1994.	12932	Great Lakes Chemical Corporation	Mergers & Acquisitions
STATE OF NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION	NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION ATTN LEGAL P. O. BOX 402 TRENTON, NJ 08625-0402	REMEDIATION AGREEMENT INCORPORATED INTO A LETTER	2446	Chemtura Corporation	Environmental (Non-Reach)	12-Sep-97

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
STATE OF NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION	New Jersey Department of Environmental Protection BRUCE VENNER BUREAU CHIEF PO BOX 028 TRENTON, NJ 8625	Borne Chemical Company Site Settlement Agreement	13916	Chemtura Corporation	Settlement
STERLING MORTON SITE PRP GROUP	STERLING MORTON SITE PRP GROUP SEAN MULRONEY & ASSOCIATES 661 WEST LAKE ST SUITE 1 WEST CHICAGO, IL 60661 USA	STERLING MORTON SITE PRP AGREEMENT	20315	Chemtura Corporation	Environmental (Non-Reach)
STERLING MORTON SITE PRP GROUP	STERLING MORTON SITE PRP GROUP HONEYWELL INTERNATIONAL INC. ARNOLD & PORTER 555 TWELFTH ST WASHINGTON, DC 20004-1206 USA	STERLING MORTON SITE PRP AGREEMENT	20316	Chemtura Corporation	Environmental (Non-Reach)
STERLING MORTON SITE PRP GROUP	STERLING MORTON SITE PRP GROUP AMPHENOL CORPORATION C/O WALKER WILCOX MATOUSEK LLP 225 W. WASHINGTON ST. 24TH FLOOR CHICAGO, IL 60606 USA	STERLING MORTON SITE PRP AGREEMENT	20317	Chemtura Corporation	Environmental (Non-Reach)
STERLING MORTON SITE PRP GROUP	STERLING MORTON SITE PRP GROUP MCGUIRE WOODS DAVID L. RIESER, ESQ. 77 WEST WACKER DRIVE SUITE 4400 CHICAGO, IL 60601-6401 USA	STERLING MORTON SITE PRP AGREEMENT	20318	Chemtura Corporation	Environmental (Non-Reach)
STERLING MORTON SITE PRP GROUP	STERLING MORTON SITE PRP GROUP BERKSHIRE INVESTMENTS LLC DRINKER BIDDLE GARDNER CARTON 191 N. WACKER DRIVE SUITE 3700 CHICAGO, IL 60606-1698 USA	STERLING MORTON SITE PRP AGREEMENT	20319	Chemtura Corporation	Environmental (Non-Reach)

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
STERLING MORTON SITE PRP GROUP	STERLING MORTON SITE PRP GROUP GETRONICS NV LATHAM & WATKINS LLP 233 S. WACKER DRIVE SEARS TOWER, STE. 5800 CHICAGO, IL 60606-6401 USA	STERLING MORTON SITE PRP AGREEMENT	20320	Chemtura Corporation	Environmental (Non-Reach)
STERLING MORTON SITE PRP GROUP	STERLING MORTON SITE PRP GROUP CSX TRANSPORTATION, INC. MCGUIRE WOODS 77 WEST WACKER DRIVE SUITE 4400 CHICAGO, IL 60606-1681 USA	STERLING MORTON SITE PRP AGREEMENT	20321	Chemtura Corporation	Environmental (Non-Reach)
STERLING MORTON SITE PRP GROUP	STERLING MORTON SITE PRP GROUP E.I. DU PONT DE NEMOURS AND CO. MR. GUY JOHNSON LEGAL D-7090-2 1007 MARKET ST WILMINGTON, DE 19898 USA	STERLING MORTON SITE PRP AGREEMENT	20322	Chemtura Corporation	Environmental (Non-Reach)
STERLING MORTON SITE PRP GROUP	STERLING MORTON SITE PRP GROUP J. STERLING MORTON HIGH SCHOOL DISTRICT 201 SEAN MULRONEY & ASSOCIATES 661 WEST LAKE STREET SUITE 1 WEST CHICAGO, IL 60661 USA	STERLING MORTON SITE PRP AGREEMENT	20323	Chemtura Corporation	Environmental (Non-Reach)
STERLING MORTON SITE PRP GROUP	STERLING MORTON SITE PRP GROUP VESPER CORPORATION VORYS SATER SEYMOUR AND PEASE LLP 1828 L. STREET NW 11TH FLOOR WASHINGTON, DC 20036 USA	STERLING MORTON SITE PRP AGREEMENT	20324	Chemtura Corporation	Environmental (Non-Reach)
STERLING MORTON SITE PRP GROUP	STERLING MORTON SITE PRP GROUP TOTAL LOGISTICS CONTROL VP, PHARMACY LAW AND REGULATORY AFFAIRS NEW ALBERTSON’S, INC. 250 PARKCENTER BLVD BOISE, ID 83706 USA	STERLING MORTON SITE PRP AGREEMENT	20325	Chemtura Corporation	Environmental (Non-Reach)

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
STONEY CREEK TECHNOLOGIES LLC	STONEY CREEK TECHNOLOGIES LLC ATTN SAMUEL THOMAS 3300 WEST FOURTH ST TRAINER, PA 19061	ASSET PURCHASE AGREEMENT	11768	Chemtura Corporation	M&A - Sales	30-Jun-98
STONEY CREEK TECHNOLOGIES LLC	STONEY CREEK TECHNOLOGIES LLC ATTN SAMUEL THOMAS 3300 W FOURTH ST TRAINER, PA 19061	ENVIRONMENTAL AGREEMENT	11769	Chemtura Corporation	M&A - Environmental (Non-Reach)	30-Jun-98
STONEY CREEK TECHNOLOGIES LLC	STONEY CREEK TECHNOLOGIES LLC ATTN SAMUEL THOMAS 3300 W FOURTH ST TRAINER, PA 19061	LOAN AND SECURITY AGREEMENT	11770	Chemtura Corporation	M&A - Services	30-Sep-98
STONEY CREEK TECHNOLOGIES LLC	STONEY CREEK TECHNOLOGIES LLC ATTN SAMUEL THOMAS 3300 W FOURTH ST TRAINER, PA 19061	MORTGAGE	11771	Chemtura Corporation	M&A - Services
STONEY CREEK TECHNOLOGIES LLC	STONEY CREEK TECHNOLOGIES LLC ATTN SAMUEL THOMAS 3300 W FOURTH ST TRAINER, PA 19061	PROMISSORY NOTE	11772	Chemtura Corporation	M&A - Services	11-Mar-99
STONEY CREEK TECHNOLOGIES LLC	STONEY CREEK TECHNOLOGIES LLC ATTN SAMUEL THOMAS 3300 W FOURTH ST TRAINER, PA 19061	SALES CONTRACT	11773	Chemtura Corporation	M&A - Sales	30-Jun-98
STONEY CREEK TECHNOLOGIES LLC	STONEY CREEK TECHNOLOGIES LLC ATTN SAMUEL THOMAS 3300 W FOURTH ST TRAINER, PA 19061	TOLL MANUFACTURING AGREEMENT	11774	Chemtura Corporation	M&A - Toll Manufacturing	30-Jun-98
STONEY CREEK TECHNOLOGIES LLC	STONEY CREEK TECHNOLOGIES LLC ATTN SAMUEL THOMAS 3300 W FOURTH ST TRAINER, PA 19061	TRANSITION SERVICES AGREEMENT	11775	Chemtura Corporation	M&A - Services	30-Jun-98

STONEY CREEK TECHNOLOGIES LLC	STONEY CREEK TECHNOLOGIES LLC Samuel Thomas 3300 W Fourth St Trainer, PA 19061 USA	SALES CONTRACT	26769	Chemtura Corporation	Mergers & Acquisitions	01-Jul-98

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
STONEY CREEK TECHNOLOGIES, LLC, WITH COPY TO WHITE AND WILLIAMS, LLP	STONEY CREEK TECHNOLOGIES, LLC, WITH COPY TO WHITE AND WILLIAMS, LLP SAMUEL THOMAS WITH COPY TO GARY P. BIEHN, ESQ. 3300 WEST FOURTH STREET, 1800 ONE LIBERTY PLACE TRAINER, PHILADELPHIA, PA, PA 19061, 19103	ASSET PURCHASE AGREEMENT, BETWEEN WITOCO CORPORATION, WITCO CANADA, INC. AND WITCO B.V. (“SELLER’) AND STONEY CREEK TECHNOLOGIES, LLC (“PURCHASER”) RELATIVE TO THE SALE OF WITCO’S ANTI-COROSION BUSINESS KNOWN AS THE SACI BUSINESS, TOGETHER WITH A RELATED	11776	Chemtura Corporation	M&A - Sales	30-Jun-98
STONEY MUELLER INC AND	STONEY MUELLER INC AND ATTN JOHN MOORE DUCHESS EQUITIES LLC 8698 MISSISSIPPI RUN BROOKSVILLE, FL 34613	SETTLEMENT AGREEMENT AND ESCROW AGREEMENT	5355	Great Lakes Chemical Corporation	Settlement
SUNOCO	Sunoco Inc Mellon Bank Center 1735 Market St Philadelphia, PA 19103-1699	Re: Sunoco, Inc. (R&M)/Great Lakes Chemical Corporationoration Contract dated 6/30/05 PS - 111-0606	143	Chemtura Corporation	Sales	28-Apr-06
SUNOCO	SUN COMPANY INC ATTN GENERAL COUNSEL TEN PENN CENTER 1801 MARKET ST PHILADELPHIA, PA 19103-1699	MATERIAL SALES CONTRACTS - SUN COMPANY, INC. (R&M) (FORMERLY WITCO CORP – LUBRICANTS BUSINESS UNIT), BUYER, RC, 1/1/96	3181	Chemtura Corporation	M&A - Sales
SUNOCO	SUN COMPANY INC R&M Attn General Counsel Ten Penn Ctr 1801 Market St Philadelphia, PA 19103	BASE OIL SUPPLY AGREEMENT DATED NOVEMBER 1, 1996 BETWEEN SUN COMPANY, INC. (R&M) AND WITCO CORPORATION	3230	Chemtura Corporation	M&A - Purchase (non-raw materials)
SUNOCO	Sun Company Inc R&M Attn General Counsel Ten Penn Ctr 1801 Market St Philadelphia, PA 19103-1699	Base Oil Supply Agreement of November 1, 1996 between Witco Corporation (“Seller”) and Sun Company, Inc (R&M) (“Buyer”) for Purchase of Specified Neutral Base Oil Product	4600	Chemtura Corporation	M&A - Sales	01-Nov-96

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
SUNOCO	Sun Company Inc R&M Attn General Counsel Ten Penn Ctr 1801 Market St Philadelphia, PA 19103-1699	Interim Professional, Financial, Credit and Systems Services (Letter Agreement) of November 1, 1996 (tab 88) between Witco Corporation and Sun Company, Inc (R&M), relating to Seller’s obligations for post-clsing exchange of information and professional, f	4601	Chemtura Corporation	M&A - Bank/Credit	01-Nov-96
SUNOCO	SUN COMPANY INC ATTN GENERAL COUNSEL TEN PENN CENTER 1801 MARKET ST PHILADELPHIA, PA 19103-1699 USA	JACKSONVILLE SETTLEMENT AGREEMENT OF AUGUST 1 1996 AMONG WITCO CORPORATION AND SUN COMPANY INC RELATING TO THE SETTLEMENT OF DISPUTES OVER ASSETS IN THE JACKSONVILLE FLORIDA FACILITY.	4604	Chemtura Corporation	M&A - Settlement
SUNOCO	SUN COMPANY INC ATTN GENERAL COUNSEL TEN PENN CENTER 1801 MARKET ST PHILADELPHIA, PA 19103-1699 USA	LICENSE AGREEMENT OF NOVEMBER 1 1996 BETWEEN WITCO CORPORATION AND SUN COMPANY INC GRANTING LICENSEE A NON-EXCLUSIVE LICENSE TO USE THE GOLDEN BEAR TRADEMARK AND LOGO ON SALES TO EASTERN ENTERPRISES INC AND TAMECA CORPORATION LICENSOR’S CUSTOMERS IN TAIWA	4605	Chemtura Corporation	M&A - IP/IT	01-Nov-96
SUNOCO	SUN COMPANY INC ATTN GENERAL COUNSEL TEN PENN CENTER 1801 MARKET ST PHILADELPHIA, PA 19103-1699 USA	LICENSE AGREEMENT OF NOVEMBER 1 1996 BETWEEN WITCO CORPORATION AND SUN COMPANY INC GRANTING LICENSEE A NON-EXCLUSIVE LICENSE TO USE THE GOLDEN BEAR TRADEMARK AND LOGO ON SALES TO EASTERN ENTERPRISES INC AND TAMECA CORPORATION LICENSOR’S CUSTOMERS IN TAIWA	4605	Chemtura Corporation	M&A - IP/IT	01-Nov-96

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

.Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
SUNOCO	SUN COMPANY, INC. ATTN: GENERAL COUNSEL SUN COMPANY, INC. (R&M) TEN PENN CENTER 1801 MARKET STREET PHILADELPHIA, Pennsylvania 19103-1699	ASSET PURCHASE AGREEMENT AMONG WITCO CORPORATION, BEAM OIL COMPANY, INC., AERO OIL COMPANY, INC., WITCO CANADA INC. AND SUN COMPANY, INC.	4606	Chemtura Corporation	Mergers & Acquisitions
SUNOCO	Sun Company Inc R&M Attn General Counsel Ten Penn Ctr 1801 Market St Philadelphia, PA 19103	Base Oil Supply Agreement dated November 1, 1996 between Sun Company, Inc. (R&M) and Witco Corporation	21270	Chemtura Corporation	M&A - Supply
SUNOCO	Sunoco Inc (R & M) Mellon Bank Ctr 1735 Market St Philadelphia, PA 19103-1699 USA	Re Contract Between Sunco Inc and GreatLakes Chemical Corporation dated June 30 2005 Contract No PS 111 0606 (Amendment)	11652	Great Lakes Chemical Corporation	Sales	01-Jun-06
SUNOCO	SUNOCO INC R & M ATTN LEGAL 1735 MARKET ST STE LL PHILADELPHIA, PA 19103 USA	CONTRACT BETWEEN SUNOCO, INC. (R & M) AND Great Lakes Chemical CorporationORATION DATED JUNE 30, 2005	786	Great Lakes Chemical Corporation	Sales	01-Jun-06
SUNOCO	SUNOCO INC R & M 1735 MARKET ST PHILADELPHIA, PA 19103	CONTRACT	787	Great Lakes Chemical Corporation	Sales	01-Jun-05
SYNAIR CORP RC	SYNAIR CORP RC 4001 N Hawthorne St Chattanooga, TN 37406 USA	MATERIAL SALES CONTRACTS - SYNAIR CORP., RC, 6/19/96	3182	Chemtura Corporation	M&A - Sales
TELFER SHELDON CO	TELFER SHELDON CO 211 Foster St Martinez, CA 94553 USA	VARIOUS ORAL MATERIAL ASPHALT SALES AGREEMENTS AS OF 4/97, WITH THE FOLLOWING CLARK COUNTY, KERN COUNTY, JAXON BAKER, LAS VEGAS PRICING, GRANITE CONSTRUCTION CO., GRIFFITH CO., WESTERN ASPHALT, FNF CONSTRUCTION, INC., GLEN WELLS CO., INDUSTRIAL ASPHALT, A	3183	Chemtura Corporation	M&A - Sales
TERMINIX	TERMINIX ATTN SHERRY BROOKS 2200 16TH ST GREENSBORO, NC 27405 USA	COMMERCIAL PEST CONTROL AGREEMENT	3025	Chemtura Corporation	Services

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

.Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
TEXACO RC	TEXACO RC 2000 Westchester Ave White Plains, NY 10650	MATERIAL CRUDE OIL BUY/SELL AGREEMENTS - TEXACO, RC, 5/25/89	3184	Chemtura Corporation	M&A - Sales
The Dexter Corporation	The Dexter Corporation Attn Corporate Secretary One Elm Street Windsor Locks, CT 06096	Asset Purchase Agreement between Inland Speciality Chemical Corporation and Great Lakes Chemical Corporationoration and Dexter Corporation	21229	Great Lakes Chemical Corporation	Mergers & Acquisitions
THE DIAL CORPORATION	THE DIAL CORPORATION THE GREYHOUND TOWER PHOENIX, AZ 85077 USA	SETTLEMENT AGREEMENT	2321	Chemtura Corporation	Environmental (Non-Reach)
THE DIAL CORPORATION	THE DIAL CORPORATION Greyhound Tower Phoenix, AZ 85077	Three Party Settlement Agreement for Remediation at Paterson, NJ Site	21316	Chemtura Corporation	Settlement
THE DIAL CORPORATION	THE DIAL CORPORATION Greyhound Tower Phoenix, AZ 85077	Stipulation between Crompton, Fairfield Textiles and Dial Corp. regarding Remedation at Paterson, NJ Site	21317	Chemtura Corporation	Settlement
THE LAW FIRM OF ALWYN LUCKEY	THE LAW FIRM OF ALWYN LUCKEY 2016 BIENVILLE BLVD. OCEAN SPRINGS, MS 39564 UNITED STATES	ASBESTOS SETTLEMENT AGREEMENT - ALYWN H. LUCKEY 05MAY2004	20505	Chemtura Corporation	Settlement
THE LAW FIRM OF ALWYN LUCKEY	THE LAW FIRM OF ALWYN LUCKEY 2016 BIENVILLE BLVD. OCEAN SPRINGS, MS 39564 UNITED STATES	ASBESTOS SETTLEMENT AGREEMENT - ALYWN H. LUCKEY AND WILLIAM ROBERTS WILSON, JR. 29APR2004	20506	Chemtura Corporation	Settlement
TOWN OF BEACON FALLS	TOWN OF BEACON FALLS 10 Maple Ave Beacon Falls, CT 06403	PAYMENT AGREEMENT BTWN BF GOODRICH AND UNIROYAL RE: LEACHATE TREATMENT	13006	Chemtura Corporation	Joint Development
TOWN OF BEACON FALLS	THE BF GOODRICH CO ATTN GENERAL COUNSEL 3925 EMBASSY PKWY AKRON, OH 04333	PAYMENT AGREEMENT BTWN BF GOODRICH AND UNIROYAL RE: LEACHATE TREATMENT	13005	Uniroyal Chemical Company Limited (Delaware)	Joint Development
TRANS WESTERN CHEMICAL	TRANS WESTERN CHEMICAL ATTENTION GUY NISHIDA PICO RIVERA, CA	CROMPTON CORPORATION DISTRIBUTOR AGREEMENT	1230	Chemtura Corporation	Distribution	08-Mar-04
TRANSPORTATION LEASING OF INDIANA	TRANSPORTATION LEASING OF INDIANA ATTN RICHARD URSO 4222 S KNOX RD CHICAGO, IL 60632	LEASE AGREEMENT DATED JULY 20, 1999 BETWEEN WITCO CORPORATION (“LESSOR”) AND TRANSPORTATION LEASING OF INDIANA (“LESSEE”).	21170	Chemtura Corporation	M&A - Assignment	20-Jul-99

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
TRC DIVESTITURE COMPANY	TRC DIVESTITURE COMPANY,	REAL PROPERTY SALE AGREEMENT	12547	Chemtura Corporation	M&A - Purchase (non-raw materials)
TSI Logistics	TSI Logistics Luther Brown 1900 Brannan Road Suite 100 McDonough, GA 30253	Agreement	37204	Chemtura Corporation	Transportation
TSI Logistics	TSI Logistics Luther Brown 1900 Brannan Road Suite 100 McDonough, GA 30253	Agreement	37205	Chemtura Corporation	Transportation
TSI Logistics	TSI Logistics Luther Brown 1900 Brannan Road Suite 100 McDonough, GA 30253	Agreement	37206	Chemtura Corporation	Transportation
TSI Logistics	TSI Logistics Luther Brown 1900 Brannan Road Suite 100 McDonough, GA 30253	Agreement	37207	Chemtura Corporation	Transportation
UGI ENERGY SERVICES INC	UGI ENERGY SERVICES INC 1 MERIDIAN BLVD STE 2C01 WYOMISSING, PA 19610	MASTER POWER SALES AGREEMENT	2073	Chemtura Corporation	Purchase (utilities)	31-Oct-08
UNIBOND INTERNATIONAL CORP	UNIBOND INTERNATIONAL CORP 10F 2179 Fuxing NRD Taipei, 02 27160568 Taiwan	SHARE PURCHASE AGREEEMENT	12455	Chemtura Corporation	JV - Equity
Unilever Overseas Holdings B.V.	Unilever Overseas Holdings BV Weena 455 PO Box 760 Rotterdam, 3000 DK Netherlands	Indemnification Agreement dated Dec. 14, 2003	43742	Chemtura Corporation	Indemnification	12/24/2003
Unilever Overseas Holdings B.V.	Unilever Overseas Holdings BV Weena 455 PO Box 760 Rotterdam, 3000 DK Netherlands	Share Acquisition Agreement dated March 31, 1996	43745	Chemtura Corporation	M&A - Sales	3/31/1996
Unilever Overseas Holdings B.V.	Unilever Overseas Holdings BV Weena 455 PO Box 760 Rotterdam, 3000 DK Netherlands	Share Acquisition Agreement dated March 31, 1996	43748	Chemtura Corporation	M&A - Sales	3/31/1996

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
Unilever PLC	Unilever PLC 100VE 100 Victoria Embankment London, EC4Y 0DY United Kingdom	Indemnification Agreement dated Dec. 14, 2003	43743	Chemtura Corporation	Indemnification	12/24/2003
Unilever PLC	Unilever PLC 100VE 100 Victoria Embankment London, EC4Y 0DY United Kingdom	Share Acquisition Agreement dated March 31, 1996	43746	Chemtura Corporation	M&A - Sales	3/31/1996

Unilever PLC	Unilever PLC 100VE 100 Victoria Embankment London, EC4Y 0DY United Kingdom	Share Acquisition Agreement dated March 31, 1996	43749	Chemtura Corporation	M&A - Sales	3/31/1996
UNITED REFINING COMPANY	UNITED REFINING COMPANY ATTN JP WENDELL EXECUTIVE VICE PRESIDENT PO BOX 780 WARREN, PA 16365	AGREEMENT BETWEEN WITCO CHEMICAL CORPORATION AND UNITED REFINING COMPANY	12921	Chemtura Corporation	Mergers & Acquisitions
VALLEY CENTER PRPS	VALLEY CENTER PRPS BARTON SOLVENTS, INC. 1920 N.E. BROADWAY PO BOX 221 DES MOINES, IA 50301 USA	SETTLEMENT AGREEMENT AND COVENANT NOT TO SUE AND RESPONSE COST ESCROW FUND AGREEMENT	20326	Chemtura Corporation	Settlement
VALLEY CENTER PRPS	VALLEY CENTER PRPS DRUMCO JOINT DEFENSE STEERING COMMITTEE STINSON MAG & FRIZZELL 920 MAIN PO BOX 19251 KANSAS CITY, MO 64141-2251 USA	AGREEMENT AMONG POTENTIALLY RESPONSIBLE PARTIES AT FORMER DRUMCO SITE	20327	Chemtura Corporation	Settlement
VODA SITE PRP GROUP	VODA SITE PRP GROUP THOMPSON & KNIGHT 1200 SAN JACINTO CENTER 98 SAN JACINTO BOULEVARD AUSTIN, TX 78701-4081 USA	PRP GROUP AGREEMENT	20349	Chemtura Corporation	Environmental (Non-Reach)
WARNER JENKINSON COMPANY INC	WARNER JENKINSON COMPANY INC 2526 Baldwin Street P.O. Box 14538 St. Louis, Missouri 63178-0538 United States	ASSET PURCHASE AGREEMENT	12636	Chemtura Corporation	M&A - Purchase (non-raw materials)
WASTE TECHNOLOGY SERVICES INC	WASTE TECHNOLOGY SERVICES 435 N 2ND ST LEWISTON, NY 14092	PURCHASE ORDER	2220	Bio-Lab, Inc.	Consulting

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
WERZALIT OF AMERICA, INC	WERZALIT OF AMERICA, INC ALAN RAMSEY, PRESIDENT 40 HOLLEY AVE BRADFORD, PA 16701	CHEMTURA-WERZALIT AGREEMENT 1/2009	2438	Chemtura Corporation	Remediation
WERZALIT OF AMERICA, INC	WERZALIT OF AMERICA, INC 40 HOLLEY AVE BRADFORD, PA 16701	ENVIRONMENTAL COVENANT (WERZALIT OF AMERICA, INC: 40 HOLLEY AVE)	2439	Chemtura Corporation	Environmental (Non-Reach)
WESTERN ASPHALT	WESTERN ASPHALT PO Box 2460 Eugene, OR 97402 USA	VARIOUS ORAL MATERIAL ASPHALT SALES AGREEMENTS AS OF 4/97, WITH THE FOLLOWING CLARK COUNTY, KERN COUNTY, JAXON BAKER, LAS VEGAS PRICING, GRANITE CONSTRUCTION CO., GRIFFITH CO., WESTERN ASPHALT, FNF CONSTRUCTION, INC., GLEN WELLS CO., INDUSTRIAL ASPHALT, A	3185	Chemtura Corporation	M&A - Sales
WF TAYLOR	WF TAYLOR 11545 Pacific Ave Fontana, CA 92337 USA	MATERIAL SALES CONTRACTS - W.F. TAYLOR, 12/96 (NOT SIGNED)	3186	Chemtura Corporation	M&A - Sales
WHEELING & LAKE ERIE RAILWAY COMPANY	WHEELING & LAKE ERIE RAILWAY COMPANY 100 E First St Brewster, OH 44613 USA	TRANSPORTATION AGREEMENT BETWEEN WITCO CORPORATION AND WHEELING & LAKE ERIE RAILWAY COMPANY AND BUFFALO & PITTSBURGH RAILROAD, INC., CONTRACT NO. WE-00280, DATE AUGUST 16, 1993, AS AMENDED, WHERE ARG HAS AGREED TO ASSUME, AND BE LIABLE FOR, ALL OF WITCO’S	3231	Chemtura Corporation	Mergers & Acquisitions
Wheeling & Lake Erie Railway Company	Wheeling & Lake Erie Railway Company 100 E First St Brewster, OH 44613	Transportation Agreement between Witco Corporation and Wheeling & Lake Erie Railway Company and Buffalo & Pittsburgh Railroad, Inc., Contract No. WE-00280, date August 16, 1993, as amended, where ARG has agreed to assume, and be liable for, all of Witco’s	21271	Chemtura Corporation	Mergers & Acquisitions

EXHIBIT C

LIST OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Parent Name	Counterparty Name and Address	Contract Description	Unique Contract Number	Debtor Name	Contract Type	Dated
WSP ENVIRONMENT AND ENERGY	WSP ENVIRONMENTAL STRATEGIES LLC BLOCKED USE 1023015 11911 FREEDOM DR 9TH FLR RESTON, VA 20190	VALUE CONTRACT	2453	Chemtura Corporation	Remediation	19-Aug-02
ZHENJIANG NO 2 CHEMICAL PLANT	ZHENJIANG NO 2 CHEMICAL PLANT ATTN GENERAL MANAGER CHEMICAL DEVELOPMENT ZONE JIANBI TOWN W ZHENJIANG CITY, JIANGSU PROVINCE CHINA	AMENDMENT TO JOINT VENTURE (PRO 06385)	12456	Chemtura Corporation	JV - Equity

EXHIBIT D

List of Retained Causes of Action

List of Retained Causes of Action1

Section 5.29 of the Plan provides as follows:

In accordance with section 1123(b) of the Bankruptcy Code, and except where such Causes of Action have been expressly released (including, for the avoidance of doubt, pursuant to the Releases by the Debtors provided by Section 11.2 hereof), the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, and the Reorganized Debtors’ rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against them. Except with respect to Causes of Action as to which the Debtors or Reorganized Debtors have released any Person or Entity on or before the Effective Date (including pursuant to the Releases by the Debtors or otherwise), the Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon, after or as a consequence of the Confirmation or Consummation.

Notwithstanding and without limiting the generality of Section 5.29 of the Plan, the Debtors have identified below certain specific Causes of Action, including: (a) claims related to contracts and leases; (b) claims related to pending and possible litigation; (c) claims related to accounts receivable and accounts payable; (d) claims related to environmental matters; and (e) claims related to workers’ compensation. These categories, however, shall not be deemed limiting and any specific Cause of Action listed in one category shall be viewed as if listed in all.

Failure to include an Entity on the attached Schedules shall not constitute a release of such Entity and shall not indicate that causes against such Entity have not been retained. Moreover, failure to attribute any specific cause of action to a particular Entity on the attached Schedules shall not mean that such cause of action is not retained against such Entity. All possible causes of action, including causes of action not listed on the attached Schedules, are retained against all Entities not expressly released pursuant to the Plan or a Final Order.

[1]	This Exhibit D List of Retained Causes of Action remains subject to further revision. The Debtors expressly reserve the right to alter, modify, amend, remove, augment or supplement this Exhibit at any time in accordance with the Plan.

Claims Related to Contracts and Leases

Unless otherwise released by the Plan, the Debtors expressly reserve the Causes of Action, based in whole or in part upon any and all contracts and leases to which any Debtor or Reorganized Debtor is a party or pursuant to which any Debtor or Reorganized Debtor has any rights whatsoever, regardless of whether such contract or lease is explicitly identified in the attached Schedules. The claims and Causes of Action reserved include, without limitation, Causes of Action against vendors, suppliers of goods and services, or any other parties: (a) for overpayments, back charges, duplicate payments, improper holdbacks, deposits, warranties, guarantees, indemnities, recoupment or setoff; (b) for wrongful or improper termination, suspension of services or supply of goods, breach or failure to meet other contractual or regulatory obligations; (c) for failure to fully perform or to condition performance on additional requirements under contracts with any one or more of the Debtors before the assumption or rejection, if applicable, of such contracts; (d) for payments, deposits, holdbacks, reserves or other amounts owed by any creditor, utility, supplier, vendor, insurer, surety, factor, lender, bondholder, lessor or other party; (e) for any liens, including mechanic’s, artisan’s, materialmen’s possessory or statutory liens held by any one or more of the Debtors; (f) arising out of environmental, contaminant exposure, or related matters against landlords, lessors, environmental consultants, environmental agencies or suppliers of environmental services or goods; (g) for insurance coverage pursuant to contracts of insurance or settlement agreements with insurers; (h) counter-claims and defenses related to any contractual obligations; (i) any turnover actions arising under section 542 or 543 of the Bankruptcy Code; and (j) for unfair competition, interference with contract or potential business advantage, breach of contract, infringement of intellectual property or any business tort claims.

Claims, Defenses, Cross-Claims and

Counter-Claims Related to Litigation and Possible Litigation

The Debtors are party to or believe they may become a party to litigation, arbitration or any other type of adversarial proceeding or dispute resolution proceeding, whether formal or informal, judicial or non-judicial, regardless of whether such proceeding is explicitly identified in the attached Schedules. Unless otherwise released by the Plan, the Debtors expressly reserve all Causes of Action against or related to all Entities that are party to or that may in the future become party to litigation, arbitration or any other type of adversarial proceeding or dispute resolution proceeding, whether formal or informal, judicial or non-judicial, including those litigation, arbitration or other types of adversarial proceedings or dispute resolution proceedings listed on the Debtors’ Statements of Financial Affairs, filed on June 11, 2009 and August 23, 2010.

Claims Related to Accounts Receivable and Accounts Payable

Unless otherwise released by the Plan, the Debtors expressly reserve all Causes of Action against or related to all Entities that owe or that may in the future owe money to the Debtors or Reorganized Debtors, regardless of whether such Entity is explicitly identified in the attached

2

Schedules. Furthermore, the Debtors expressly reserve all Causes of Action against or related to all Entities who assert or may assert that the Debtors or Reorganized Debtors owe money to them.

Claims Related to Environmental Matters

The Debtors are party to or believe they may become party to litigation, arbitration or any other type of adversarial proceeding or dispute resolution proceeding, whether formal or informal, judicial or non-judicial regardless of whether such proceeding is explicitly identified in the attached Schedules. Unless otherwise released by the Plan, the Debtors expressly reserve and retain any and all Causes of Action for contribution or indemnification from or against or related to all Entities that are party to or that may in the future become party to litigation, arbitration or any other type of adversarial proceeding or dispute resolution proceeding, whether formal or informal, judicial or non-judicial, including those proceedings identified in the attached Schedules relative to all environmental sites which are governed by local, state, or federal environmental laws, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§ 9601 et seq. (“CERCLA”).

Claims Related to Workers’ Compensation and Related Liabilities

The Debtors are party to or believe they may become party to litigation, arbitration or any other type of adversarial proceeding or dispute resolution proceeding, whether formal or informal, judicial or non-judicial regardless of whether such proceeding is explicitly identified in the attached Schedules. Unless otherwise released by the Plan, the Debtors expressly reserve and retain any and all Causes of Action they may have to seek insurance coverage for workers compensation liability, employers liability, and related matters, from any and all insurers, including, without limitation, Ace American Insurance Company, CNA Insurance Co., Hartford Insurance Group, Lumberman’s Mutual Casualty Company, National Union Fire Insurance Company, Old Republic Insurance Company, Reliance Insurance Company, Travelers Insurance Co., XL Insurance and Zurich American Insurance Co., relative to such claims or claims that may arise in the future through litigation, arbitration or any other type of adversarial proceeding or dispute resolution proceeding, whether formal or informal, judicial or non-judicial, including those proceedings identified in the attached Schedules or any past, present or future proceedings in which Debtors were, are now or may become involved. The foregoing is without prejudice to the Debtors’ rights to seek insurance coverage from any insurer of Debtors for any related or other matters, or to seek enforcement of settlement agreements with insurers for any related or other matters.

3

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	GALATA CHEMICALS, LLC		464 Heritage Road, Suite A1			Southbury	CT	06488		Potential claim for European Trade Accounts Payable Adjustment Notice
Chemtura Corporation	GALATA CHEMICALS, LLC		471 HGWY 3142			HAHNVILLE	LA	70057		Potential claim for European Trade Accounts Payable Adjustment Notice
Chemtura Corporation	GALATA CHEMICALS, LLC	Michael Fieldstone, Artek Aterian Holding Company, LLC	1700 Broadway, 38th Floor			New York	NY	10019		Potential claim for European Trade Accounts Payable Adjustment Notice
Chemtura Corporation	GALATA CHEMICALS, LLC	Michael Fieldstone, Aterian Investment Partners Distressed Opportunities, LP	1700 Broadway, 38th Floor			New York	NY	10019		Potential claim for European Trade Accounts Payable Adjustment Notice
Chemtura Corporation	GALATA CHEMICALS, LLC	Vishal Goenka, Artek Surfin Chemicals Ltd.	121 Marol Co-op Ind. Estate	Andheri (E)		Mumbai - 400 059	India			Potential claim for European Trade Accounts Payable Adjustment Notice
Chemtura Corporation	GALATA CHEMICALS, LLC	Stephen A. Navarro, Esq., Morgan, Lewis & Bockius LLP	101 Park Avenue			New York	NY	10178		Potential claim for European Trade Accounts Payable Adjustment Notice
Chemtura Corporation	AHART CHEMICAL, INC.		PO BOX 463			NEW VERNON	NJ	07976		Potential claim for faulty product
Chemtura Corporation	AICELLO NORTH AMERICA		26 I. U. WILLETS ROAD			ROSLYN	NY	11576		Potential claim for faulty product
Chemtura Corporation	AKZO NOBEL		15200 ALMEDA ROAD			HOUSTON	TX	77053		Potential claim for faulty products from multiple locations
Chemtura Corporation	AKZO NOBEL SURFACE CHEMISTRY LLC		525 WEST VANBUREN STREET			CHICAGO	IL	60607-3823		Potential claim for faulty product
Chemtura Corporation	ANTON PAAR USA, INC.		10201 MAPLE LEAF COURT			ASHLAND	VA	23005		Potential claim for faulty product
Chemtura Corporation	ARCH CHEMICAL		1955 LAKE PARK DRIVE	SUITE 100		SMYRNA	GA	30080		Potential claim for faulty product
Chemtura Corporation	ARCH CHEMICALS, INC.		PO BOX 547			BRANDENBURG	KY	40108-0547		Potential claim for faulty product
Chemtura Corporation	ARKEMA - ORGANIC CHEMICALS DIVISION		2000 MARKET STREET			PHILADELPHIA	PA	19103-3222		Potential claim for faulty product
Bio-Lab, Inc.	BAYER CROP SCIENCE		PO BOX 12014			RTP	NC	27709		Potential claim for faulty product
Chemtura Corporation	BIDDLE SAWYER CORP.		21 PENN PLAZA	360 WEST 31ST STREET		NEW YORK	NY	10001-2727		Potential claim for faulty product
Chemtura Corporation	BYK CHEMIE USA	ATTN HELMUT SCHRAMM VICE PRESIDENT	524 SOUTH CHERRY STREET			WALLINGFORD	CT	06492		Potential claim for faulty product
Chemtura Corporation	CARGIL TECHNICAL OILS		PO BOX 5700			MINNEAPOLIS	MN	55440		Potential claim for faulty product
Chemtura Corporation	CAROLINA BUSINESS INTERIORS, INC.		420 YANCEY ROAD			CHARLOTTE	NC	28217		Potential claim for faulty product
Chemtura Corporation	CLARIANT CORP.		4331 CHESAPEAKE DRIVE			CHARLOTTE	NC	28216		Potential claim for faulty product
Chemtura Corporation	CONTAINER RESOURCES, INC.		144 KAY DRIVE			EASLEY	SC	29640		Potential claim for faulty product
Chemtura Corporation	CRAY VALLEY USA, LLC		468 THOMAS JONES WAY	SUITE 100		EXTON	PA	19341		Potential claim for faulty product
Chemtura Corporation	CRODA, INC.		300A COLUMBUS CIRCLE			EDISON	NJ	08837-3907		Potential claim for faulty product
Chemtura Corporation	DENGTA NORTH CHEMICAL CO. LTD		GUCHENG STREET	XINGLONGPU VILLAGE		111302 DENGTA CITY			CHINA	Potential claim for faulty product
Chemtura Corporation	DOMINION CARTON		PO BOX 614			BRISTOL	VA	24203		Potential claim for faulty product
Chemtura Corporation	FABRICATION ASSOCIATES, INC.		PO BOX 25326			CHARLOTTE	NC	28229		Potential claim for faulty product
Chemtura Corporation	GRIEF BROS. CORP.		15311 VANTAGE PARKWAY WEST	SUITE 286		HOUSTON	TX	77032		Potential claim for faulty products from multiple locations
Chemtura Corporation	H. M. ROYAL, INC.		669 PENNINGTON AVENUE			TRENTON	NJ	08601		Potential claim for faulty product
Chemtura Corporation	HARCROS ORGANICS		5200 SPEAKER ROAD			KANSAS CITY	KS	66106		Potential claim for faulty product
Chemtura Corporation	HARWICK STANDARD DISTRIBUTION		PO BOX 9360			AKRON	OH	44305		Potential claim for faulty product
Chemtura Corporation	HONEYWELL INTL., INC.		PO BOX 384			MORRISTOWN	NJ	07962		Potential claim for faulty product
Chemtura Corporation	INSA LLC (FKA PARATEC ELASTOMERS LLC)		14550 TORREY CHASE BLVD.	SUITE 199		HOUSTON	TX	77014		Potential claim for faulty product
Chemtura Corporation	ISP TECHNOLOGIES, INC.		1361 ALPS ROAD	BUILDING 8-2		WAYNE	NJ	07470		Potential claim for faulty product
Chemtura Corporation	J. M. HUBER	J M HUBER	907 REVOLUTION ST	PO BOX 310		HAVRE DE GRACE	MD	21078		Potential claim for faulty product

1. Accounts Payable	Page 1 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	K-I CHEMICAL USA, INC.		11 MARTINE AVENUE	SUITE 970		WHITE PLAINS	NY	10606		Potential claim for faulty product
Chemtura Corporation	KINGCHEM LLC		5 PEARL COURT	ALLENDALE PARK		ALLENDALE	NJ	07401		Potential claim for faulty product
Chemtura Corporation	KUREHA CORP.		NATSUKO OKAYAMA	3-3-2	NIHONBASHI HAMACHO CHUO-KU	TOKYO 103-8552			JAPAN	Potential claim for faulty product
Chemtura Corporation	MCULLOUGH & ASSOCIATES		PO BOX 29803			ATLANTA	GA	30359		Potential claim for faulty product
Chemtura Corporation	MEADWEST VACO CORP.		PO BOX 118005			CHARLESTON	SC	29423-8005		Potential claim for faulty product
Chemtura Corporation	MEC-TRIC CONTROL CO.		PO BOX 221918			CHARLOTTE	NC	28222		Potential claim for faulty product
Chemtura Corporation/Great Lakes Chemical Corporation	MEGLOBAL AMERICANS, INC.		3320 RIDGECREST			MIDLAND	MI	48674		Potential claim for faulty product
Bio-Lab, Inc.	MICRO MATIC USA INC.		19791 BAHAMA STREET			NORTHRIDGE	CA	91324		Potential claim for faulty product
Chemtura Corporation	MURRAY EQUIPMENT INC.		215 CHARLESTON PLACE			FORT WAYNE	IN	46808		Potential claim for faulty product
Chemtura Corporation	NISSO AMERICA, INC.		45 BROADWAY	SUITE 2120		NEW YORK	NY	10006		Potential claim for faulty product
Bio-Lab, Inc.	PACKAGING UNLIMITED OF NC, INC.		1880 RIVERVIEW ROAD			LINCOLNTON	NC	28092		Potential claim for faulty product
Chemtura Corporation	R. T. VANDERBILT		30 WINFIELD STREET			NORWALK	CT	06855		Potential claim for faulty product
Chemtura Corporation	SIGMA-ALDRICH, INC.		PO BOX 535182			ATLANTA	GA	30353-5182		Potential claim for faulty product
Chemtura Corporation	SINON USA, INC.		1080 CAROL LANE	SUITE 264		LAFAYETTE	CA	94549		Potential claim for faulty product
Chemtura Corporation	SRM CHEMICAL, LTD. CO.		89 DANIEL BOONE DRIVE			BARBOURVILLE	KY	40906		Potential claim for faulty product
Chemtura Corporation	SUPERIOR GRAPHITE CO.		10 SOUTH RIVERSIDE PLAZA			CHICAGO	IL	60606		Potential claim for faulty product
Chemtura Corporation	T. K. SUPPLIES		111 FIRETHORNE COURT			GREER	SC	29650		Potential claim for faulty product
Chemtura Corporation	UNITED PHOSPHOROUS, INC.		423 RIVERVIEW PLAZA			TRENTON	NJ	08611		Potential claim for faulty product
Chemtura Corporation	US CORRUGATED INC.		1601 BLAIRS FERRY ROAD NE			CEDAR RAPIDS	IA	52402		Potential claim for faulty product
Chemtura Corporation	W.A.M. PAINTING CO.		502 GASTON AVENUE			BELMONT	NC	28012		Potential claim for faulty product

1. Accounts Payable	Page 2 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	ABB INC.		29801 EUCLID AVENUE			WICKLIFFE	OH	44092		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	ACE-USA		7 GIRALDA FARMS			MADISON	NJ	07940-1051		Potential claim for non-Trade receivable
Great Lakes Chemical Corporation	ACOMON AG		WEINBERGSTRASSE 5	PO BOX 6300		ZUG			GERMANY	Potential claim for non-Trade receivable
Chemtura Corporation	AIRGAS SOUTH INC		P.O. BOX 532609			ATLANTA	GA	30353-2609		Potential Claim for debit balances re Accounts Receivables
Great Lakes Chemical Corporation	ALBEMARLE CORPORATION		P.O. BOX 281365			ATLANTA	GA	30384-1365		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	ALL STAR RECYCLING		125 OLD REED PLACE RD			EL DORADO	AR	71730		Potential claim for non-Trade receivable
Bio-Lab, Inc.	ALLIED MARKETING		200 FAIRWAY DRIVE			VERNON HILLS	IL	60061		Potential claim for receivable
Chemtura Corporation	AMERICAN FLANGE & MFG CO, INC.		P.O. BOX 88904			CHICAGO	IL	60695-1904		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	AMERICAN WAREHOUSING SYSTEMS		P.O. BOX 2064			GOLDSBORO	NC	27533		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	AMERILUBES, LLC		5500 EXECUTIVE CENTER DR. STE 243			CHARLOTTE	NC	28227		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	ARCH CHEMICALS		PO BOX 2896			LAKE CHARLES	LA	70601		Potential claim for non-Trade receivable
Great Lakes Chemical Corporation	ASCEND PERFORMANCE MATERIALS		P.O. BOX 75098			CHARLOTTE	NC	28275-5098		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	ASHLAND		P.O. BOX 371002			PITTSBURGH	PA	15250-7002		Potential Claim for debit balances re Accounts Receivables
Great Lakes Chemical Corporation	ASHLAND INC		P.O. BOX 371002			PITTSBURGH	PA	15250-7002		Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	AUTOMATED PACKAGING LLC		P.O. BOX 797097			SAINT LOUIS	MO	63179		Potential Claim for debit balances re Accounts Receivables
Great Lakes Chemical Corporation	AUTOMOTIVE RENTALS INC		P.O. BOX 8500-4375			PHILADELPHIA	PA	19178-4375		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	AVAYA INC		P.O. BOX 5332			NEW YORK	NY	10087-5332		Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	AVERITT EXPRESS INC		P.O. BOX 3145			COOKEVILLE	TN	38502		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	BASF CORPORATION		P.O. BOX 360941			PITTSBURGH	PA	15251		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	BAYER CORPORATION	VICE PRESIDENT FINE CHEMICALS	100 BAYER RD			PITTSBURGH	PA	15205		Potential claim for receivable
Chemtura Corporation	BAYER CORPORATION	ATTN HELMUT SCHRAMM VICE PRESIDENT	8400 HAWTHORNE RD			KANSAS CITY	MO	64120		Potential claim for receivable
Chemtura Corporation	BAYER CROPSCIENCE		P.O. BOX 121069			DALLAS	TX	75312-1069		Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	BERLIN PACKAGING, LLC		P.O. BOX 95584			CHICAGO	IL	60694-5584		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	BPT TECHNOLOGIES (PTY) LTD		PO BOX 4338			TZANEEN		0850		Potential claim for non-Trade receivable
Chemtura Corporation	BRENNTAG NORTHEAST		P.O BOX 62111			BALTIMORE	MD	21264-2111		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	BUFETE SONI		BOSQUES DE LAS LOMAS			MEXICO CITY	MX	5120		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	BULK LIFT INTERNATIONAL INC		1013 TAMARAC DRIVE			CARPENTERSVILLE	IL	60110		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	BULKHAUL (USA) INC.		6 COMMERCE DRIVE			CRANFORD	NJ	07016		Potential Claim for debit balances re Accounts Receivables
Great Lakes Chemical Corporation	BULKHAUL (USA) INC.		6 COMMERCE DRIVE			CRANFORD	NJ	07016		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	BUSCH INC		P.O. BOX 100602			ATLANTA	GA	30384-0602		Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	BWA WATER ADDITIVES US LLC		1979 LAKESIDE PKWY STE 925			TUCKER	GA	30084		Potential claim for non-Trade receivable
Chemtura Corporation	CARL L JONES		13 PINERIDGE ST			MAGNOLIA	AR	71753		Potential claim for non-Trade receivable
Great Lakes Chemical Corporation	CENTERPOINT ENERGY GAS TRANSMISSION		P.O. BOX 203289			HOUSTON	TX	77216-3289		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	CERIDIAN		P.O. BOX 10989			NEWARK	NJ	07193		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	CERIDIAN BENEFITS SERVICES		P.O. BOX 402610			ATLANTA	GA	30384-2610		Potential Claim for debit balances re Accounts Receivables
Great Lakes Chemical Corporation	CHEMICAL WASTE MANAGEMENT INC		PORT ARTHUR FACILITY	PO BOX 2563		PORT ARTHUR	TX	77643-2563		Potential Claim for debit balances re Accounts Receivables

2. Accounts Receivable	Page 3 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Bio-Lab, Inc.	CHEMINEER, INC.		P.O. BOX 713113			COLUMBUS	OH	43271-3113		Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	CHILWORTH TECHNOLOGY		250 PLAINSBORO RD BLDG 7			PLAINSBORO	NJ	08536		Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	CLEARON CORP		P.O. BOX 5035			NEW YORK	NY	10163		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	CN		P.O. BOX 71578			CHICAGO	IL	60694-1578		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	COGNIS CORPORATION		P.O. BOX 534464			ATLANTA	GA	30353-4464		Potential Claim for debit balances re Accounts Receivables
Great Lakes Chemical Corporation	COMPUTER PACKAGES INC		414 HUNGERFORD DRIVE			ROCKVILLE	MD	20850-4125		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	CON AGRA FOODS		P.O. BOX 93462			CHICAGO	IL	60673		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	CRC INC OF LA.		P.O. BOX 15565			BATON ROUGE	LA	70895		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	DAVIS STANDARD LLC		1 EXTRUSION DR			PAWCATUCK	CT	06379		Potential claim for non-Trade receivable
Great Lakes Chemical Corporation	DE DIETRICH PROCESS SYSTEMS INC		P.O. BOX 827759			PHILADELPHIA	PA	19182-7759		Potential Claim for debit balances re Accounts Receivables
Great Lakes Chemical Corporation	DEANNA V BYERS		3600 STACENER RD			LONGVIEW	TX	75605		Potential claim for non-Trade receivable
Chemtura Corporation	DIALOG LLC		P.O. BOX 532002			ATLANTA	GA	30353-2002		Potential Claim for debit balances re Accounts Receivables
Great Lakes Chemical Corporation	DIONEX CORPORATION DEPT 33402		PO BOX 39000			SAN FRANCISCO	CA	94139		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	DIXIE WAREHOUSE SERVICES		3811 DIXON			DES MOINES	IA	50301		Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	DOMINO AMJET INC		135 S LASALLE DEPT 3809			CHICAGO	IL	60674		Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	DOW CHEMICAL COMPANY		2040 DOW CENTRE			MIDLAND	MI	48674		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	DUBLIN SCRAP METAL		489 FRELINGHUYSEN AVE			NEWARK	NJ	07114		Potential claim for non-Trade receivable
Bio-Lab, Inc.	DUPLICATION FACTORY INC		4275 NOREX DR			CHASKA	MN	55318		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	DURAN-CORRETJER & PARTNERS, S.L.		C/CORSEGA, 329			BARCELONA		8037	SPAIN	Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	E I DU PONT DE NEMOURS		20 OLD HICKORY BLVD			OLD HICKORY	TN	37138		Potential claim for non-Trade receivable
Great Lakes Chemical Corporation	E I DU PONT DE NEMOURS		20 OLD HICKORY BLVD			OLD HICKORY	TN	37138		Potential claim for receivable
Great Lakes Chemical Corporation	E I DUPONT DE NEMOURS AND COMPANY		P.O. BOX 2285			CAROL STREAM	IL	60132-2285		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	ELITE INTERNATIONAL TRANSPORTATION		P.O. BOX 62047			HOUSTON	TX	77205-2047		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	ENPRO INC		75 REMITTANCE DRIVE; SUITE 1270			CHICAGO	IL	60675-1270		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	EQUISTAR CHEMICALS, LP		PO BOX 3235			CAROL STREAM	IL	60132-3235		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	EVONIK GOLDSCHMIDT CORPORATION		22476 NETWORK PLACE			CHICAGO	IL	60673-1221		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	EXCELSYN LTD		MOSTYN ROAD			HOLYWELL	FL	CH8 9DN		Potential claim for non-Trade receivable
Chemtura Corporation	FALEX CORPORATION		1020 AIRPARK DRIVE			SUGAR GROVE	IL	60554-9585		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	FIVES NORTH AMERICAN COMBUSTION INC		4455 EAST 71ST STREET			CLEVELAND	OH	44105		Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	FUJIFILM SERICOL USA INC		1101 W. CAMBRIDGE DRIVE			KANSAS CITY	KS	66103		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	GALATA CHEMICALS, LLC		471 HGWY 3142			HAHNVILLE	LA	70057		Potential claim for non-Trade receivable
Chemtura Corporation	GALATA CHEMICALS, LLC		464 Heritage Road, Suite A1			Southbury	CT	06488		Potential claim for non-Trade receivable
Chemtura Corporation	GALATA CHEMICALS, LLC	Michael Fieldstone, Artek Aterian Holding Company, LLC	1700 Broadway, 38th Floor			New York	NY	10019		Potential claim for non-Trade receivable
Chemtura Corporation	GALATA CHEMICALS, LLC	Michael Fieldstone, Aterian Investment Partners Distressed Opportunities, LP	1700 Broadway, 38th Floor			New York	NY	10019		Potential claim for non-Trade receivable
Chemtura Corporation	GALATA CHEMICALS, LLC	Vishal Goenka, Artek Surfin Chemicals Ltd.	121 Marol Co-op Ind. Estate	Andheri (E)		Mumbai - 400 059			India	Potential claim for non-Trade receivable

2. Accounts Receivable	Page 4 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	GALATA CHEMICALS, LLC	Stephen A. Navarro, Esq., Morgan, Lewis & Bockius LLP	101 Park Avenue			New York	NY	10178		Potential claim for non-Trade receivable
Chemtura Corporation	GE CAPITAL RAILCAR SERVICES		P.O. BOX 74699			CHICAGO	IL	60675-4699		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	GE EHRLICH 1995 LTD		11 MENACHEM BEGIN STREET			RAMAT-GAN		52521	ISRAEL	Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	GE RAILCAR SERVICES CORP.		P.O. BOX 74699			CHICAGO	IL	60675		Potential Claim for debit balances re Accounts Receivables
Great Lakes Chemical Corporation	GEOLOGISTICS		LEP BLDG- NINOY AQUINO AVE			PARANAQUE CITY - MANILA		1700	PHILLIPINES	Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	GREENWOOD PALLET CO		P.O. BOX 120			GREENWOOD	DE	19950		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	GREIF BROS. CORPORATION		P.O. BOX 88879			CHICAGO	IL	60695		Potential Claim for debit balances re Accounts Receivables
Great Lakes Chemical Corporation	GREIF BROS. CORPORATION		P.O. BOX 88879			CHICAGO	IL	60695		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	GREIF INC.		P.O. BOX 88879			CHICAGO	IL	60695		Potential Claim for debit balances re Accounts Receivables
Great Lakes Chemical Corporation	GREIF INC.		P.O. BOX 88879			CHICAGO	IL	60695		Potential Claim for debit balances re Accounts Receivables
Great Lakes Chemical Corporation	GROENDYKE TRANSPORT INC		DEPT 1706			TULSA	OK	74182		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	GUANGZHOU SANXIANG LOGISTICS CO LTD		NO 8 DONG JIANG ER JIE ROAD			GUANGZHOU		510730		Potential claim for non-Trade receivable
Chemtura Corporation	HALLSTAR SALES CORP / CPH SOLUTIONS		1331 PAYSPHERE CIRCLE			CHICAGO	IL	60674		Potential Claim for debit balances re Accounts Receivables
Great Lakes Chemical Corporation	HANCE W BURROW III		1601 ELM ST STE 3300			DALLAS	TA	75215-2849		Potential claim for non-Trade receivable
Great Lakes Chemical Corporation	HELM U. S. CORPORATION		CENTENNIAL AVENUE			PISCATAWAY	NJ	08854-4169		Potential Claim for debit balances re Accounts Receivables
Great Lakes Chemical Corporation Laurel	ICC CHEMICAL CORPORATION		460 PARK AVE			NEW YORK	NY	10022-1903		Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	IMAGE GRAPHICS		4715 BALLY SHANNON DRIVE			MABLETON	GA	30126		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	INDIANAPOLIS POWER & LIGHT		P.O. BOX 110			INDIANAPOLIS	IN	46206-0110		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	INDUSTRIAL CONTROLS DIST. LLC		P.O. BOX 827058			PHILADELPHIA	PA	19182-7058		Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	INSPARATION INC		11950 HERTZ ST			MOORPARK	CA	93021		Potential claim for non-Trade receivable
Great Lakes Chemical Corporation	JACK C VANDEGRIFT		RT 4 BOX 555			JASPER	TX	75951		Potential claim for non-Trade receivable
Great Lakes Chemical Corporation	JANET BURROW LUDLOW		2719 LAKESIDE VILLAGE DR			MISSOURI	TX	77459		Potential claim for non-Trade receivable
Bio-Lab, Inc.	KEMIRA WATER SOLUTIONS INC		CITIBANK DEPT AT 952344			ATLANTA	GA	31192		Potential Claim for debit balances re Accounts Receivables
Great Lakes Chemical Corporation	KIRBY RISK SUPPLY CO INC		P.O. BOX 664117			INDIANAPOLIS	IN	46266		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	KOCH NITROGEN CO		24515 NETWORK PLACE			CHICAGO	IL	60673-1245		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	LCY ELASTOMERS LP		4803 DECKER DR			BAYTOWN	TX	77520-1447		Potential claim for non-Trade receivable
Chemtura Corporation	LEWIS-GEOTZ AND COMPANY INC		PO BOX 895			PITTSBURGH	PA	15230		Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	LIFE INSURANCE GRAPHICS		5105 PEACHTREE INDUSTRIAL BLVD			ATLANTA	GA	30341		Potential Claim for debit balances re Accounts Receivables
Great Lakes Chemical Corporation	LION OIL TRADING & TRSPORT		PO BOX 23028			JACKSON	MI	39225-3028		Potential claim for receivable
Chemtura Corporation	MAKHTESHIM AGAN NA, INC.		4515 FALLS OF NEUSE RD. STE 300			RALEIGH	NC	27609		Potential claim for royalty income
Bio-Lab, Inc.	MARTOR USA		1440 N KINGSBURY SUITE 111			CHICAGO	IL	60622		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	MAUSER CORP.		P.O. BOX 2398			CAROL STREAM	IL	60132-2398		Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	MCKERNAN PACKAGING		P.O. BOX 7281			RENO	NV	89510		Potential Claim for debit balances re Accounts Receivables
Great Lakes Chemical Corporation	MICRO MOTION INC		22737 NETWORK PLACE			CHICAGO	IL	60673-1227		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	MIDWEST RESEARCH INSTITUTE		P.O. BOX 803308			KANSAS CITY	MO	64180-3308		Potential Claim for debit balances re Accounts Receivables

2. Accounts Receivable	Page 5 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	MIKE JORDAN CO INC		6305 SOUTH CLIFF DR			FORT SMITH	AR	72903		Potential claim for non-Trade receivable
Chemtura Corporation	MILAM CONSTRUCTION		1605 HAYNESVILLE HWY	PO BOX 1775		EL DORADO	AR	71730		Potential claim for non-Trade receivable
Great Lakes Chemical Corporation	MITSUI & CO (USA) INC		PO BOX 98646			CHICAGO	IL	60693		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	MOMENTIVE PERFORMANCE MATERIAL INC.		P.O. BOX 640959			PITTSBURGH	PA	15264-0959		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	NAMPAC		PO BOX 932789			ATLANTA	GA	31193-2789		Potential Claim for debit balances re Accounts Receivables
BioLab Company Store, LLC	NO LIMIT MEDIA CONSULTING LLC		2752 E PONCE DE LEON STE G			DECATUR	GA	30030		Potential Claim for debit balances re Accounts Receivables
Great Lakes Chemical Corporation	NSF INTERNATIONAL		6195 RELIABLE PARKWAY			CHICAGO	IL	60686-0061		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	OCCIDENTAL CHEMICAL CORPORATION		P.O. BOX 840642			DALLAS	TX	75284-0642		Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	OCCIDENTAL PETROLEUM		5005 LBJ FREEWAY, SUITE 2200			DALLAS	TX	75244		Potential claim relative to netting rebate from annual accounts receivable
Bio-Lab, Inc.	OFFICEMAX INCORPORATED		P.O. BOX 101705			ATLANTA	GA	30392-1705		Potential Claim for debit balances re Accounts Receivables
Chemtura Canada Co./Cie	ONESOURCE FACILITY SERVICE, INC.		P.O. BOX 198352			ATLANTA	GA	30384-8352		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	PACIFIC AG SUPPLIES INC		209 RIVERSIDE RD, PO BOX 1738			WATSONVILLE	CA	95077		Potential claim for non-Trade receivable
Chemtura Corporation	PACK WEST MACHINERY CO		5316 N IRWINDALE AVE			IRWINDALE	CA	91706		Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	PACKAGE SUPPLY & EQUIPMENT		P.O. BOX 19021			GREENVILLE	SC	29602		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	PACKAGE SUPPLY & EQUIPMENT		P.O. BOX 19021			GREENVILLE	SC	29602		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	POLYONE CORP		34208 AURORA RD, PO BOX 90			AVON LAKE	OH	44012-0090		Potential claim for non-Trade receivable
Bio-Lab, Inc.	PROLIANCE ENERGY LLC		135 SOUTH LASALLE DEPT 3756			CHICAGO	IL	60674-3756		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	PSEG		P.O. BOX 14444			NEW BRUNSWICK	NJ	08906-4444		Potential Claim for debit balances re Accounts Receivables
Great Lakes Chemical Corporation	RINECO		819 VULCAN RD			BENTON	AR	72018		Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	ROCIO GUADALUPE DUENEZ AYALA		CALLE 20 NUMERO 529			REYNOSA	TAM	88730		Potential claim for non-Trade receivable
Chemtura Corporation	ROYAL PURPLE LTD.		P.O. BOX 4346			HOUSTON	TX	77210-4346		Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	RUBICON INC		GEISMAR			GEISMAR		70734		Potential claim for non-Trade receivable
Chemtura Corporation	SEALS & STAMPS UNLIMITED		1236 POWERS FERRY RD STE 100			MARIETTA	GA	30067		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	SENSIDYNE, LP		DEPT AT 952813			ATLANTA	GA	31192-2813		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	SI GROUP, INC.		LOCKBOX 088168			CHICAGO	IL	60695-1168		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	SIGMA-ALDRICH, INC.		P.O. BOX 535182			ATLANTA	GA	30353-5182		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	SINON CORPORATION		111, CHUNG SHAN ROAD			TA-TU HSIANG		432	TAIWAN	Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	S-OIL TOTAL LUBRICANTS CO LTD		15F YTN TOWERS 6-1 NAMDAEMUNNO 5-GA			SEOUL		100-998	KOREA	Potential claim for non-Trade receivable
Bio-Lab, Inc.	SPEC CONSULTING		1401 SUMAC ST			SMACKOVER	AR	71762		Potential claim for non-Trade receivable
Chemtura Corporation	STONEY CREEK TECHNOLOGIES		330 W. 4TH ST.			MARCUS HOOK	PA	19061		Claim non-payment of non-trade Account Receivable
Chemtura Corporation	SULFATREAT		P.O. BOX 200132			DALLAS	TX	75320-0132		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	SUNOCO CHEMICALS INC		1735 MARKET STREET - STE LL			PHILADELPHIA	PA	19103-7583		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	SUNTEC WEB SERVICES PVT LTD		301 VARDHAM TIMES PLAZA			NEW DELHI		110034	INDIA	Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	SWIFT ENTERPRISES LTD		2700 KENT AVE			WEST LAFAYETTE	IN	47906		Potential claim for non-Trade receivable
Chemtura Corporation	T K SUPPLIES		111 FIRETHORNE COURT			GREER	SC	29650		Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	TARIMAS UNIVERSALES		REVOLUCION NUM 80			REYNOSA		88735	MEXICO	Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	TECUMSEH PRODUCTS COMPANY		1136 OAK VALLEY DR			ANN ARBOR	MI	48108		Potential claim for non-Trade receivable

2. Accounts Receivable	Page 6 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Great Lakes Chemical Corporation	TESSENDERLO DAVISON CHEMICAL		1916 FARMERVILLE HWY			RUSTON	LA	71272-3008		Potential claim for non-Trade receivable
Great Lakes Chemical Corporation	TETRA TECHNOLOGIES		P.O. BOX 841185			DALLAS	TX	75284-1185		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation & Subsidiaries	TETRABROM TECHNOLOGIES LTD		MARKLEFF HOUSE	PO BOX 180		BE’ER SHEVA		84101	ISRAEL	Potential claim for non-Trade receivable
Chemtura Corporation	THE ILLUMINATING COMPANY		P.O. BOX 3638			AKRON	OH	44309-3638		Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	THE M.F. CACHAT CO.		P.O BOX 71235			CLEVELAND	OH	44191		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	THOMAS L VANDEGRIFT		227 OSPREY DR			HOT SPRINGS	AR	71913		Potential claim for non-Trade receivable
Great Lakes Chemical Corporation	TRICAL CORPORATION		PO BOX 1327			HOLLISTER	CA	95024		Potential claim for non-Trade receivable
Chemtura Corporation	UNIROYAL CHEMICAL CO INC		JOLIET ARMY & AMMUNITION PLANT			JOLIET	IL	60434		Potential claim for non-Trade receivable
Chemtura Corporation	UNIROYAL CHEMICAL CO INC		PO BOX 458			NEWPORT	IN	47966		Potential claim for non-Trade receivable
Bio-Lab, Inc.	UNISOURCE - BATON ROUGE		P.O. BOX 849089			DALLAS	TX	75284-9089		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	UNIVAR USA		PO BOX 34325			SEATTLE	WA	98124-1325		Potential claim for non-Trade receivable
Bio-Lab, Inc.	UNIVERSAL PALLET SUPPLY INC		P.O. BOX 3017			ELKHART	IN	46515		Potential Claim for debit balances re Accounts Receivables
Chemtura Corporation	VERANTS ENVIRONMENTAL SOLUTIONS		P.O. BOX 847784			DALLAS	TX	75284-7784		Potential Claim for debit balances re Accounts Receivables
	WEISER-BROWN OIL CO		PO BOX 500			MAGNOLIA	AR	71753		Potential claim for non-Trade receivable
Bio-Lab, Inc.	WIESE PLANNING+ENG INC		P.O BOX 60106			SAINT LOUIS	MO	63160		Potential Claim for debit balances re Accounts Receivables
Bio-Lab, Inc.	WILTEW LLC		P.O. BOX 6			SEMMES	AL	36575		Potential Claim for debit balances re Accounts Receivables

2. Accounts Receivable	Page 7 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Bio-Lab, Inc.	21ST CENTURY POOLS AND SPAS		3736 VESTAL PKWY E			VESTAL	NY	13850-2312		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	A QUALITY POOLS PRODUCTS		2953 COBB PKWY NW STE 11			KENNESAW	GA	30152		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	A SEASON TO REMEMBER		13944 MITCHEL CT			BASEHOR	KS	66007		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	AAFES	VENDOR 07255001/ACCOUNTS PAYABLE CM A OSE BRA	3911 S WALTON WALKER BLVD	3911 S WALTON WALKER BLVD		DALLAS	TX	75236-1598		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	ACADEMY POOL AND SPA SUPPLIES		19530 VAN BUREN BLVD UNIT G2			RIVERSIDE	CA	92508-9456		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	ACE HARDWARE		2200 KENSINGTON CT			OAK BROOK	IL	60523-2100		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	ACE SWIM SERVICE OF CHILI INC		3313 CHILI AVE			ROCHESTER	NY	14624		Potential claim for Contingent Trade matter
Chemtura Corporation	ACI-LUBESCO, INC		7960 KENTUCKY DR, SUITE 1			FLORENCE	KY	41042		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	ADVANCED POOL SYSTEMS INC		17146 S DUPONT HWY			HARRINGTON	DE	19952		Potential claim for Contingent Trade matter
Great Lakes Chemical Corporation	ADVANCED URETH TECH		122 PARKER ST			NEWBURYPORT	MA	1950		Potential claim for Contingent Trade matter
Chemtura Corporation	AEROIL		5910 S UNIVERSITY BLVD			GREENWOOD VILLAGE	CO	80121		Potential claim for Contingent Trade matter
Chemtura Corporation	AEROSPACE PRODUCTS INTL		3778 DISTRIPLEX DR N			MEMPHIS	TN	38118		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	AFFILIATED FOODS INC		1301 W OMAHA AVE			NORFOLK	NE	68701		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	AFFILIATED FOODS INC		1401 W FARMERS LN			AMARILLO	TX	79118		Potential claim for Contingent Trade matter
Chemtura Corporation	AGRIUM ADVANCED TECHNOLOGIES		2915 ROCKY MOUNTAIN AVE			LOVELAND	CO	80538		Potential claim for Contingent Trade matter
Chemtura Corporation	AIR BP		21915 NETWORK PL			CHICAGO	IL	60673-1219		Potential claim for Contingent Trade matter
Chemtura Corporation	AIR BP	TURBO OIL PLANT BAYWAY REFINERY COM	PARK & BRUNSWICK AVE			LINDEN		07036-1052		Potential claim for Contingent Trade matter
Chemtura Corporation	ALBION INDUSTRIES INC		800 N CLARK ST			ALBION	MI	49224		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	ALDER ENTERPRISES LLC		216 BULL ST			LAGRANGE	GA	30240		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	ALOHA POOL AND SPA SERVICE		3109 SCOTTS VALLEY DR			SCOTTS VALLEY	CA	95066		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	ALTRA POOLS		UNKNOWN			HANFORD	US	93230		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	AMARILLO PLAYCATION POOLS		6040 W 33RD AVE			AMARILLO	TX	79106		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	AMERICAN POOL SUPPLY		2013 MERCHANT DR UNIT 4			RICHMOND	KY	40475		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	AMERICAN POOL SUPPLY AND SERVICE		840 S ELM PL			BROKEN ARROW	OK	74012		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	AMMARS INC		710 S COLLEGE AVE			BLUEFIELD	VA	24605		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	ANNAPOLIS POOL AND SPA		1825 GENERALS HWY			ANNAPOLIS	MD	21401		Potential claim for Contingent Trade matter
Chemtura Corporation	APOLAN INTERNATIONAL		P.O. BOX 790			OAKHURST	NJ	07755		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	APPATEK INDUSTRIES INC		4373 TRIPLE CROWN DR SW			CONCORD	NC	28027		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	AQUA JET POOLS AND SPAS		1606 ULSTER AVE			LAKE KATRINE	NY	12449-5420		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	AQUA V POOL SUPPLY AND SERVICE		2807 HEATHER ROW RDG SW			LILBURN	GA	30047		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	AQUALANTA POOL SUPPLY INC		4505 HUGH HOWELL RD			TUCKER	GA	30084		Potential claim for Contingent Trade matter
Chemtura Corporation	ARCHWAY SALES INC		4155 MANCHESTER AVE			SAINT LOUIS	MO	63110-3823		Potential claim for Contingent Trade matter
Chemtura Corporation	ARIZONA CHEMICAL CO		4600 TOUCHTON ROAD E			JACKSONVILLE	FL	32246		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	ARKANSAS SPAS POOLS AND MORE		2600 N COLLEGE AVE			FAYETTEVILLE	AR	72703		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	ARNOLD POOL CO		1801 STAGECOACH TRL			OGALLALA	NE	69153-5533		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	ARROW MASTER POOLS		4839 RTE 309 E HOPEWELL RD			CENTER VALLEY	PA	18034		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	ARTISTIC POOLS OF FLORIDA INC		2841 ROOSEVELT BLVD			CLEARWATER	FL	33760		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	ASSOCIATED GROCERS		3600 VANDERBILT ROAD			BIRMINGHAM	AL	35217		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	ASSOCIATED WHOLESALE GROCERS		5000 KANSAS AVENUE			KANSAS CITY	KS	66106		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	ASTRAL PRODUCTS INC		8003 WESTSIDE INDUSTRIAL DR			JACKSONVILLE	FL	32219		Potential claim for Contingent Trade matter
Chemtura Corporation	AXIOM		DEPT 952067			ATLANTA	GA	31192		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	B AND F POOLS		728 8TH ST			DEMOTTE	IN	46310-8734		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	BACKYARD CREATIONS INC		1560A TILCO DR			FREDERICK	MD	21704		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	BAKER POOL SERVICE CO		347 RICHMOND RD			IRVINE	KY	40336-7224		Potential claim for Contingent Trade matter
Great Lakes Chemical Corporation	BASELL		PO BOX 8363			WILMINGTON	DE	19803-8363		Potential claim for Contingent Trade matter
Chemtura Corporation	BASF CORP		333 MT HOPE AVE DEPT 903			ROCKAWAY	NJ	07801		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	BEDFORD POOL AND PATIO		400 BOYNTON ST			BEDFORD	NH	03110		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	BELAQUA POOL SUPPLY INC		20 COMMERCE DR			NEW ROCHELLE	NY	10801-5214		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	BIDDLE OUTDOOR CENTER		1335 W HWY 89-A			SEDONA	AZ	86336		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	BIG LOTS		300 PHILLIPI RD			COLUMBUS	OH	43228		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	BIRCHMORE POOL AND SPA		154 ONETA ST			ATHENS	GA	30601		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	BISEK AND CO		4873 S OLIVER DR			VIRGINIA BEACH	VA	23455		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	BJ’S WHOLESALE CLUB		4 STRATHMORE RD			NATICK	MA	01760-2419		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	BLACKTHORNE POOLS AND SPAS INC		875-A W MARKET ST			SALINAS	CA	93901		Potential claim for Contingent Trade matter

3. Accounts Receivable Past Due	Page 8 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Bio-Lab, Inc.	BLAIN SUPPLY INC		3507 E RACINE ST			JANESVILLE	WI	53546-2320		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	BLUE LAGOON POOLS AND SPA		33 N ST			ERVING	MA	01344		Potential claim for Contingent Trade matter
Chemtura Corporation	BORON PRODUCTS LLC		798 HWY 69 A			QUAPAW	OK	74363-1885		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	BOURNE BRIDGE POOL AND SPAS		310 MAIN ST			BOURNE	MA	02532		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	BROOKSHIRE GROCERY CO INC		1600 W SW LOOP 323			TYLER	TX	75703		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	BUCHMYERS POOLS INC		713 ARSENAL RD			YORK	PA	17406		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	BULLFROG SPAS OF HELENA		2207 AIRPORT RD			HELENA	MT	59601		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	BULLFROG SPAS OF IDAHO FALLS		135 LINKS WAY			IDAHO FALLS	ID	83401		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	BW FOODS		4 TOWNSEND W STE 11			NASHUA	NH	03063		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	BWI COMPANIES	ATTN JIM BUNCH PRESIDENT	415 SOUTH KINGS HWY			NASH	TX	75569-0990		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	C AND E POOLS AND PATIO		7501 HWY 59 N			NACOGDOCHES	TX	75964		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	C AND S WHOLESALE GROCERS		OLD FERRY RD			BRATTLEBORO	VT	05301		Potential claim for Contingent Trade matter
Chemtura Corporation	CA AROMATICS		3000 MARCUS AVE SUITE 3E11			LAKE SUCCESS	NY	11042		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	CABANA SAMS		1007 US HWY 259 S			HENDERSON	TX	75654		Potential claim for Contingent Trade matter
Chemtura Corporation	CADY BAG		41 PROJECT CIR			PEARSON		31642		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	CANADIAN TIRE CORP LTD		2180 YOUNG ST			TORONTO	ON	M2N 5M9	CANADA	Potential claim for Contingent Trade matter
Bio-Lab, Inc.	CANDIS SPA & AQUATICS INC		335 N SMITH ST			SANDERSVILLE	GA	31082		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	CARLTON POOLS INC		415 CONSTANCE DR			WARMINSTER	PA	18974		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	CARNISE INC		2150 MEARS PKWY			MARGATE	FL	33063		Potential claim for Contingent Trade matter
Chemtura Corporation	CASTROL INDUSTRIAL NA		150 W WARRENVILLE RD			NAPERVILLE	IL	60563		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	CEM INTERNATIONAL		10395 FRIARS RD			SAN DIEGO	CA	92120		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	CENTRAL IOWA POOL AND SPA		5360 NE 14TH ST			DES MOINES	IA	50313		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	CERTCO INC		4802 FERMITE DR			MADISON	WI	53716-4156		Potential claim for Contingent Trade matter
Chemtura Corporation	CHEMPOINT		411 108TH AVE NE STE 1050			BELLEVUE	WA	98004		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	CLASSIC POOL AND SPA		1960 CLIFF LAKE RD STE 126			EAGAN	MN	55122		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	CLEARWATER POOLS AND SPAS		570 E HUNDRED RD			CHESTER	VA	23836		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	CLEARWATER SWIMMING POOLS INC		6868 PARK AVE			HOUMA	LA	70364		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	CLERMONT POOL & SPA		1295B HWY 50 W			CLERMONT	FL	34711		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	CONDOR DISTRIBUTING INC		PO BOX 80648			CHAMBLEE	GA	30366		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	CONTEMPORARY POOLS		16170 W 135TH ST			OLATHE	KS	66062		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	COSTCO WHOLESALE	VENDOR 4713200	999 LAKE DR	999 LAKE DR		ISSAQUAH	WA	98027		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	COVENANT POOLS AND SPAS		111 E GRAND AVE			RAINBOW CITY	AL	35906		Potential claim for Contingent Trade matter
Chemtura Corporation	CPI ENGINEERING SERV		2300 JAMES SAVAGE RD			MIDLAND	MI	48642		Potential claim for Contingent Trade matter
Great Lakes Chemical Corporation Laurel	CPI PLASTICS GROUP		151 COURTNEY PARK DR W			MISSISSAUGA	ON	L5T 2S6	CANADA	Potential claim for Contingent Trade matter
Chemtura Corporation	CROP PRODUCTION SERVICES INC		3005 ROCKY MOUNTAIN AVE			LOVELAND	CO	80538		Potential claim for Contingent Trade matter
Chemtura Corporation	CROP PRODUCTION SERVICES INC		7251 W 4TH ST			GREELEY	CO	80634		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	CRYSTAL BLUE POOLS		1003 SENOIA RD			TYRONE	GA	30290		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	CRYSTAL CLEAR POOLS		2887 HWY 78 BLDG 1			LOGANVILLE	GA	30052		Potential claim for Contingent Trade matter
Chemtura Corporation	CSD INC		PO BOX 3087	9733 MEADOR RD		CONROE		77303-3087		Potential claim for Contingent Trade matter
Chemtura Corporation	D & L POLYMER & COLOURS, INC		122 PROGRESS AVE	CARMELRAY 1 INDUSTRIAL PARK		CALAMBA LAGUNA		4027	PHILIPPINES	Potential claim for Contingent Trade matter
Bio-Lab, Inc.	D AND B GROCERS INC		12190 SEARS DR			LIVONIA	MI	48150		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	D AND L POOLS INC		12612 W FARMINGTON RD			HANNA CITY	IL	61536		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	D&J POOL & SPA INC		2401 W FARMINGTON RD			PEORIA	IL	61604		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	DEBARI POOL AND SPA		823 W SALISBURY ST			ASHEBORO	NC	27203		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	DELGADO POOLS AND SUPPLIES LLC		37000 LAPALCO BLVD STE E			HARVEY	LA	70059		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	DIAMOND POOLS AND SPAS INC		5 JACKSON RD			MEDFORD	NJ	08055		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	DICKS POOL AND SPA		74-5589 ALAPA ST STE 103			KAILUA KONA	HI	96740		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	DIETZ POOL WEST INC		3930 W SAGINAW HWY			LANSING	MI	48917		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	DISCOUNT DISTRIBUTORS		701 N OLD MISSOURI RD			SPRINGDALE	AR	72764		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	DISCOUNT POOL AND SPAS INC		37613 5 MILE RD			LIVONIA	MI	48154		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	DO IT BEST CORP		PO BOX 868			FTWAYNE	IN	46801		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	DOLLAR GENERAL		850 SPRINGFIELD HWY			GOODLETTSVILLE	TN	37072		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	DOLPHIN POOL AND SPA INC		3405 HWY 169 N			PLYMOUTH	MN	55441		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	DOLPHIN POOL SUPPLY AND SERVICE		3544 FOREST LN AT MARSH LN			DALLAS	TX	75234		Potential claim for Contingent Trade matter
Chemtura Corporation	DOW AGROSCIENCES LLC		DOW CTR MIDLAND			MIDLAND	MI	48674		Potential claim for Contingent Trade matter
Chemtura Corporation	DOW AGROSCIENCES SWITZERLAND SA		BACHTOBELSTRASSE 4			HORGEN	ZH		SWITZERLAND	Potential claim for Contingent Trade matter

3. Accounts Receivable Past Due	Page 9 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	DOW CHEMICAL CO		7719 COLLECTION CTR DR			CHICAGO	IL	60693		Potential claim for Contingent Trade matter
Chemtura Corporation	DOW CHEMICAL CO		HECKLEY HIGH HOUSE			ALNWICK		NE66 2LQ	UNITED KINGDOM	Potential claim for Contingent Trade matter
Chemtura Corporation	DOW CHEMICAL CO		PO BOX 6004			MIDLAND	MI	48641-6004		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	DUCKWALL ALCO STORES INC		401 COTTAGE AVE			ABILENE	KS	67410		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	DURAN POOLS INC		280-F CITRUS TOWER BLVD			CLERMONT	FL	34711		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	EAST COAST POOLS AND SPAS		245-B FRIES MILL RD			TURNERSVILLE	NJ	08012		Potential claim for Contingent Trade matter
Chemtura Corporation	EASTMAN KODAK CO		343 STATE ST			ROCHESTER	NY	14650-0217		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	EASY MODERN LIVING INC		1005 S FLORIDA AVE			INVERNESS	FL	34450		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	EQUIPOS Y ACCESORIOS RECREATIV		500 METROS SUR DE MULTIPLAZA			COSTA RICA			COSTA RICA	Potential claim for Contingent Trade matter
Chemtura Corporation	EQUISTAR		PO BOX 802			HOUSTON	TX	77001-0802		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	ESTHER WILLIAMS POOL DEALER		12535 S ROGERS RD			OLATHE	KS	66062		Potential claim for Contingent Trade matter
Chemtura Corporation	ETHOS ENVIRONMENTAL		7015 ALAMITOS AVENUE			SAN DIEGO	CA	92164		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	FAMILY DOLLAR STORES INC	VENDOR 1187	POST OFFICE BOX 1017			CHARLOTTE	NC	28201		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	FAMILY POOLS AND SPAS		1672 CLAREMONT AVE STE E			ASHLAND	OH	44805-3535		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	FERRARI POOLS & PATIOS INC		35 MILL ST CENTRAL			MARLBOROUGH	MA	01752		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	FINGER LAKES POOLS AND SPAS		404 LAKE SHORE DR			CANANDAIGUA	NY	14424		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	FIVE STAR POOLS PORT CHARLOTTE		7278 S TAMIAMI TRL			SARASOTA	FL	34231		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	FLEET WHOLESALE SUPPLY CO INC		512 LAUREL ST			BRAINERD	MN	56401		Potential claim for Contingent Trade matter
Chemtura Corporation	FLEXIBLE FOAM PRODUCTS INC		200 E N ST			SPENCERVILLE	OH	45887		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	FLORIDA CASUAL		820 LAFAYETTE RD STE 3-A			HAMPTON	NH	03842		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	FOOD LION INC		2110 EXECUTIVE DR			SALISBURY	NC	28147		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	FREDS INC		4059 PILOT DR			MEMPHIS	TN	38118		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	FREMONT POOL SUPPLY AND SERVICE		45846 WARM SPRINGS BLVD			FREMONT	CA	94539		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	FUN TIME POOLS		1730 S JACKSON ST			JACKSONVILLE	TX	75766		Potential claim for Contingent Trade matter
Chemtura Corporation	GALATA CHEMICALS, LLC		471 HWY 3142			HAHNVILLE	LA	70057		Potential claim for Contingent Trade matter and short-payment on receivables
Chemtura Corporation	GALATA CHEMICALS, LLC		464 Heritage Road, Suite A1			Southbury	CT	06488		Potential claim for Contingent Trade matter and short-payment on receivables
Chemtura Corporation	GALATA CHEMICALS, LLC	Michael Fieldstone, Artek Aterian Holding Company, LLC	1700 Broadway, 38th Floor			New York	NY	10019		Potential claim for Contingent Trade matter and short-payment on receivables
Chemtura Corporation	GALATA CHEMICALS, LLC	Michael Fieldstone, Aterian Investment Partners Distressed Opportunities, LP	1700 Broadway, 38th Floor			New York	NY	10019		Potential claim for Contingent Trade matter and short-payment on receivables
Chemtura Corporation	GALATA CHEMICALS, LLC	Vishal Goenka, Artek Surfin Chemicals Ltd.	121 Marol Co-op Ind. Estate	Andheri (E)		Mumbai - 400 059			India	Potential claim for Contingent Trade matter and short-payment on receivables
Chemtura Corporation	GALATA CHEMICALS, LLC	Stephen A. Navarro, Esq., Morgan, Lewis & Bockius LLP	101 Park Avenue			New York	NY	10178		Potential claim for Contingent Trade matter and short-payment on receivables
Bio-Lab, Inc.	GALLIHER POOL AND SUPPLY		1395 VOLUNTEER PKWY			BRISTOL	TN	37620		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	GEORGIA BACKYARD		3355 MARTIN FARM RD 400			SUWANEE	GA	30024		Potential claim for Contingent Trade matter
Chemtura Corporation	GLOBE		254 BEECH ST			ROCKLAND	MA	02370		Potential claim for Contingent Trade matter
Chemtura Corporation	GOVERNMENT OF ISRAEL		800 SECOND AVE			NEW YORK	NY	10017		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	GPM POOL AND SPA		200 CENTRAL AVE			FARMINGDALE	NY	11735		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	GRAVES POOL AND SPAS		132 LEISURE LN			MYRTLE BEACH	SC	29588		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	GREAT LAKES FOODS		1230 48TH AVE			MENOMINEE	MI	49858-1002		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	GREAT NORTH FOODS		PO BOX 475			ALPENA	MI	49707		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	GREEN BAY POOL CARE		1545 CORNELL RD STE 6			GREEN BAY	WI	54313		Potential claim for Contingent Trade matter
Chemtura Corporation	GRIFFITH POLYMER INC		10500 S W MANHASSET DR			TUALATIN	OR	97062-8589		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	GROCERS SUPPLY		3131 E HOLCOMBE BLVD			HOUSTON	TX	77021-2199		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	GROCERS SUPPLY		PO BOX 1846			INDIANAPOLIS	IN	46206		Potential claim for Contingent Trade matter
Chemtura Corporation	GROWMARK FS	ATTN LEGAL	1701 TOWANDA AVE			BLOOMINGTON	IL	61701		Potential claim for Contingent Trade matter
Chemtura Corporation	GROWMARK FS		PO BOX 2500			BLOOMINGTON	IL	61702		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	GULL GROUP INC		120 RTE 101A			AMHERST	NH	03031		Potential claim for Contingent Trade matter
Chemtura Corporation	GUYAN		OLD ROUTE 10 PHICO	PO BOX 129		CHAPMANVILLE	WV	25508-0000		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	H SCHULTZ AND SONS		777 LEHIGH AVE			UNION	NJ	07083-7626		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	H T HACKNEY CO		1520 13TH ST SW			NEWTON	NC	28602		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	HACHIK DISTRIBUTORS INC		100 COMMERCE DR			ASTON	PA	19014		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	HAMPSTEAD POOL SUPPLY		16641 HWY 17 N			HAMPSTEAD	NC	28443		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	HARRIS TEETER INC	HARRIS TEETER CORPORATE COMMUNICATION	701 CRESTDALE RD			MATTHEWS	NC	28105		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	HART POOL AND SPA		6703 COLLEYVILLE BLVD			COLLEYVILLE	TX	76034		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	HEB GROCERY CO LP		646 S MAIN AVE			SAN ANTONIO	TX	78204		Potential claim for Contingent Trade matter

3. Accounts Receivable Past Due	Page 10 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Bio-Lab, Inc.	HERITAGE FIREPLACE SHOWROOM		750 OLD WHEATLAND RD			VINCENNES	IN	47591		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	HICES POOL SPA AND PATIO		1400 CEDAR LN			TULLAHOMA	TN	37388		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	HILL POOLS AND SPAS		999 KNICKERBOCKER RD			SAN ANGELO	TX	76903-8731		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	HILL TOP POOLS AND SPA INC		255 BETHEL RD			WEST PARIS	ME	04289		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	HINMAN POOL AND PATIO INC		636 FUSSELL RD			LEESBURG	GA	31763		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	HOME DEPOT INC	VENDOR 99504 DEPT 28	2455 PACES FERRY RD NW			ATLANTA	GA	30339		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	HOT TUB OUTLET		8388 HWY 59 STE 1			FOLEY	AL	36535		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	HOUSE HASSON HARDWARE CO INC		3125 WATER PLANT RD			KNOXVILLE	TN	37914		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	HOUSE OF IVEY STOVES AND SPAS		210 S ADAMS			LEBANON	MO	65536		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	HUSTON POOLS INC		11123 LEE HWY			FAIRFAX	VA	22030		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	HYDRO TECH POOL AND SPA		121 HANCOCK ST			BRAINTREE	MA	02184		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	HYVEE		5820 WESTOWN PKWY			WEST DES MOINES	IA	50266		Potential claim for Contingent Trade matter
Chemtura Corporation	IAP		6177 N THESTA ST STE 103			FRESNO	CA	93710		Potential claim for Contingent Trade matter
Chemtura Corporation	INDUSTRIAL FUMIGANTS CO		19745 W 159TH ST			OLATHE	KS	66062		Potential claim for Contingent Trade matter
Great Lakes Chemical Corporation	INDUSTRIAL POLYMER		1970 W 139TH ST			GARDENA	CA	90249-2408		Potential claim for Contingent Trade matter
Chemtura Corporation	INGENIA POLYMERS CORP		565 GREENWICH ST			BRANTFORD	ON	N3T 5M2	CANADA	Potential claim for Contingent Trade matter
Chemtura Corporation	INGERSOLL RAND CO		939 HAWKINS BLVD			EL PASO	TX	79915		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	INGLES MARKETS INC		PO BOX 6676			ASHEVILLE	NC	28816		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	INTERNATIONAL WHOLESALE INC		21170 W 8 MILE RD			SOUTHFIELD	MI	48075		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	IRA HIGDON GROCERY CO		150 IGA WAY			CAIRO	GA	39828		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	J AND J POOL CO		890 CEDAR CROSS RD			DUBUQUE	IA	52003		Potential claim for Contingent Trade matter
Chemtura Corporation	J D AND N INCORPORATED		1060 HARDEES DR			ABERDEEN	MD	21001		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	J WINKLER AND SONS INC		535 E MEDCALF			DALE	IN	47523-9384		Potential claim for Contingent Trade matter
Chemtura Corporation	J.YOU CHEMICAL CO LTD		B-513 SHINYOUNG GWELL			SEOUL			KOREA	Potential claim for Contingent Trade matter
Bio-Lab, Inc.	JAY POOL AND SPA LLC		2010 W CEDAR ST			JAY	OK	74346		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	JEFFS POOL AND SPA SERVICE		170 KEY CIRCLE DR			BRUNSWICK	GA	31520		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	JELLY BELLYS POOL AND SPAS		58 S WICK RD			WESTFIELD	MA	01085		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	JENSEN DISTRIBUTION		I-90 AERO RD BLDG A			SPOKANE	WA	99224		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	JOB RITE CONSTRUCTION POOL		3554 S ARLINGTON RD			AKRON	OH	44312-5223		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	JOHNSTON POOL SUPPLY		2949 HARTFORD AVE			JOHNSTON	RI	02919		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	KD WHOLESALE POOLS CO LLC		318 S BLACK HORSE PIKE			BLACKWOOD	NJ	08012-2804		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	KEYSTONE POOLS INC		301 E LOUTHER ST			CARLISLE	PA	17013		Potential claim for Contingent Trade matter
Chemtura Corporation	KLUEBER LUBRICATION KOREA LTD		17-3 YOIDO-DONG YUNGDUNG POKU			SEOUL			KOREA	Potential claim for Contingent Trade matter
Bio-Lab, Inc.	KMART DUNS 00 328 6218 (104)	KMART CORPORATION	3100 W BIG BEAVER RD			TROY	MI	48084		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	KMART SBT DUNS 00 046 1756 (104)		PO BOX 7066			TROY	MI	48007		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	KNAPP POOLS AND SPAS LLC		383 W CHICAGO ST			COLDWATER	MI	49036		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	KNOS POOL CENTER		AVE LUIS MUNOS MAIN			CAGUAS	PR	00725		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	KROGER CORP		4111 EXECUTIVE PKWY			WESTERVILLE	OH	43081		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	KROGER CORP		NASHVILLE RASC TOLLESON DC			NASHVILLE	TN	38120		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	KROGER CORP		PEYTON SOUTHEAST			LOUISVILLE	KY	40223		Potential claim for Contingent Trade matter
Great Lakes Chemical Corporation	KURARAY TRADING		1-1-3 OTEMACHI CHIYODAKU			TOKYO		100-8115	JAPAN	Potential claim for Contingent Trade matter
Bio-Lab, Inc.	L AND L NURSERY SUPPLY		2552 SHENANDOAH WAY			SAN BERNARDINO	CA	92407-1845		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	LEISURE TIME POOLS		2415 N ILLINOIS			SWANSEA	IL	62226-2940		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	LEISURE TIME POOLS AND SPAS		1932 BEALER DR			MARION	OH	43302-8737		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	LEISURE TIME RECREATION		1910 LAKE ST S			FOREST LAKE	MN	55025		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	LOWES CORPORATE PAYABLES US		VENDOR 72332			NORTH WILKESBORO	NC	28659		Potential claim for Contingent Trade matter
Chemtura Corporation	LUBCHEM KOREA CO LTD		7B 2L DASAN INDUSTRIAL COMPLEX			KYUNGBOOK				Potential claim for Contingent Trade matter
Chemtura Corporation	MAINE IND TIRE		9 LAURENCE RD			GORHAM	ME	04038-2635		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	MAJESTIC POOLS AND SPAS LTD		5 APPLE MEADOW RD			HUDSON	NY	12534		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	MARINA MARKETPLACE		3201 W BENJAMIN HOLT STE 185			STOCKTON	CA	95219-3747		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	MARTIN POOL AND SPA		440 MERRILL RD			PITTSFIELD	MA	01201-3750		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	MARTINSVILLE POOL AND SPA SUPPLY		8501-A L PILPOTT HWY 58 E			MARTINSVILLE	VA	24115		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	MASON BROTHERS CO		222 4TH ST NE			WADENA	MN	56482-1200		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	MASTER POOLS BY MONARCH		2211 S LEYDEN ST			DENVER	CO	80222-5702		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	MCALARNEY POOLS SPAS		908 PIKE ST			MARIETTA	OH	45750		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	MCCALL SPA CO		402 N 3RD ST			MCCALL	ID	83638		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	MCKINNEY POOL SUPPLY AND REP		5180 W ELDORADO PKWY STE 202			MCKINNEY	TX	75070		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	MEIJER		2929 WALKER AVE NW 3RD FL			GRAND RAPIDS	MI	49544-6402		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	MENARDS 3039		4860 MENARD DR			EAU CLAIRE	WI	54703-9604		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	MENARDS 3239		2627 ELDAMAIN RD BLDG 201			PLANO	IL	60545-9706		Potential claim for Contingent Trade matter

3. Accounts Receivable Past Due	Page 11 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Bio-Lab, Inc.	MERCHANTS DISTRIBUTING INC		5005 ALEX LEE BLVD	PO BOX 2148		HICKORY	NC	28603		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	MIAMI LAKES POOLS INC		8006 MIAMI LAKES DR			MIAMI LAKES	FL	33016		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	MID-MOUNTAIN FOODS INC		26331 HILLMAN HWY			ABINGDON	VA	24210		Potential claim for Contingent Trade matter
Chemtura Corporation	MILICRON		3000 DISNEY AVE			CINCINNATI	OH	45209-5028		Potential claim for Contingent Trade matter
Chemtura Corporation	MILLIKEN AND CO		920 MILLIKEN RD			SPARTANBURG	SC	29303-4906		Potential claim for Contingent Trade matter
Chemtura Corporation	MILLIKEN AND CO		PO BOX 1838			SPARTANBURG	SC	29304-1838		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	MITCHELL GROCERY CO		550 RAILROAD AVE			ALBERTVILLE	AL	35950-1485		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	MOORE HANDLEY DIP		PO BOX 2607			BIRMINGHAM	AL	35202		Potential claim for Contingent Trade matter
Chemtura Corporation	NALCO CO		PO BOX 87	7701 HWY 90A		SUGAR LAND		77478-2121		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	NASH FINCH		PO BOX 355			MINNEAPOLIS	MN	55440-0355		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	NAVY EXCHANGE SERVICE COMM		530 INDEPENDENCE PKWY STE 500			CHESAPEAKE	VA	23320-5204		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	NEXCOM WEST COAST		PO BOX 368150			SAN DIEGO	CA	92136		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	NORTH COAST SALES		16345 KINSMAN RD UNIT 1			MIDDLEFIELD	OH	44062		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	NORTHWOODS HOT SPRING SPA INC		2050 M119			PETOSKEY	MI	49770		Potential claim for Contingent Trade matter
Chemtura Corporation	NOV FLUIDS		7909 PARKWOOD CIRCLE DR			HOUSTON	TX	77036		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	NV POOLS INC		14000 THUNDERBOLT PL STE E			CHANTILLY	VA	20151-3225		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	OBRIENS MARKET INC		6331 OAKDALE RD			RIVERBANK	CA	95367-9646		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	ODESSA POOL & SPA		1414 OLD HWY 40 W			ODESSA	MO	64076		Potential claim for Contingent Trade matter
Chemtura Corporation/Bio-Lab, Inc.	OHP INC		1722 SUMNEYTOWN PIKE			HARLEYSVILLE	PA	19438		Potential claim for Contingent Trade matter
Chemtura Corporation	OLEAN WHOLESALE		1587 HASKELL RD			OLEAN	NY	14760-9229		Potential claim for Contingent Trade matter
	ORGILL BROTHERS AND CO		PO BOX 140			MEMPHIS	TN	38101		Potential claim for Contingent Trade matter
Chemtura Corporation	P Y SERVICES		330 LAKE PARK RD			LEWISVILLE	TX	75057		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	PAR POOL AND SPA		444 FERRY BLVD			STRATFORD	CT	06615-6010		Potential claim for Contingent Trade matter
Chemtura Corporation	PARADISE POOLS AND SPAS INC		1895-A BACONS BRIDGE RD			SUMMERVILLE	SC	29485-3278		Potential claim for Contingent Trade matter
Chemtura Corporation	PENNINGTON POOL AND SPA LLC		21 RTE 31 N BLDG A STE 2			PENNINGTON	NJ	08534		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	PHOENIX POOLS		155 RTE 46 W			ROCKAWAY	NJ	07866		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	PIGGLY WIGGLY		176 CROGHAN SPUR RD STE 301			CHARLESTON	SC	29407-7556		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	PIGGLY WIGGLY		2400 J T WOOTEN DR			BESSEMER	AL	35020-2270		Potential claim for Contingent Trade matter
Great Lakes Chemical Corporation Laurel	PLASTIC DIVERSITY SOLUTIONS		349 LAKE RD			DAYVILLE	CT	06241-1551		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	PLASTIC DIVERSITY SOLUTIONS		349 LAKE RD			DAYVILLE	CT	06241-1551		Potential claim for Contingent Trade matter
Chemtura Corporation	PLASTICS COLOR & COMP		349 LAKE RD			DAYVILLE	CT	06241-1551		Potential claim for Contingent Trade matter
Chemtura Corporation	POLYONE CORP		34208 AURORA RD			AVON LAKE	OH	44012		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	POOL AND SPA ETC		126 S RIDGEWAY			CLEBURNE	TX	76031		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	POOL DOCTORS INC		1209-B CENTRAL PKWY SW			DECATUR	AL	35601-4853		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	POOL PRO INC		300 OHUKAI RD STE 307			KIHEI	HI	96753		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	POOL SOLUTIONS		6650 BREM LN UNIT A			GILROY	CA	95020		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	POOL TECH MIDWEST INC		3233 1ST AVE SE			CEDAR RAPIDS	IA	52402-6001		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	POOL WORKS INC		9311 COORS BLVD STE P7			ALBUQUERQUE	NM	87114		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	POOL WORLD PORCH AND PATIO		16 AUSTIN DR			BURLINGTON	VT	05401-5407		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	POOLERY PLUS		5171 HWY 41 S			TERRE HAUTE	IN	47802		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	POOLS AND SPAS A GO GO		2750 W 12 MILE RD			BERKLEY	MI	48072-1630		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	POOLS AND SPAS BY VAN BRILL		625 MULLICA HILL RD			RICHWOOD	NJ	08074		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	POOLS BY RIPLEY INC		1703 NE 8TH AVE			OCALA	FL	34470		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	POOLS ETC INC		280 FLANDERS RD			EAST LYME	CT	06333-1710		Potential claim for Contingent Trade matter
Chemtura Corporation & Subsidiaries	POOLSIDE POOLS AND SPAS LLC		1570 LAKEWOOD RD			TOMS RIVER	NJ	08755		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	PPG INDUSTRIES INC	ATTN GENERAL MANAGER CHLOR ALKALI & DERIVATIVES	PO BOX 360175M			PITTSBURGH	PA	15251-6175		Potential claim for Contingent Trade matter
Chemtura Corporation	PRECISION SPORTS		29910 OHANA CIR			LAKE ELSINORE	CA	92532-2413		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	PRIORITY POOL SUPPLY		12 CENTRE AVE RTE 123			ROCKLAND	MA	02370		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	PRISCO BETTER QUALITY		1031 YONKERS AVE			YONKERS	NY	10701		Potential claim for Contingent Trade matter
Chemtura Corporation	PRISCO BETTER QUALITY		1031 YONKERS AVE			YONKERS	NY	10704-3034		Potential claim for Contingent Trade matter
Chemtura Canada Co./Cie	PROCHEM INC		826 ROOSEVELT RD			ROCKFORD	IL	61109-2025		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	PROPST POOLS		RTE 2 BOX 2794			DEXTER	MO	63841		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	PUBLIX SUPER MARKETS INC		3300 PUBLIX CORP PKWY			LAKELAND	FL	33811-3311		Potential claim for Contingent Trade matter
Chemtura Corporation	PUERTO RICO RETAIL STORES INC		EDIF KODAK AVENUE CAMPO			SAN JUAN	PR	00924		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	PURESWIM		25852 MCBEAN PKWY			VALENCIA	CA	91355-2004		Potential claim for Contingent Trade matter
Chemtura Corporation	QCA SPAS INC		1021 STATE ST			BETTENDORF	IA	52722-4855		Potential claim for Contingent Trade matter

3. Accounts Receivable Past Due	Page 12 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	QUALITY POOL SUPPLY CO INC		5303 W VIENNA RD			CLIO	MI	48420-9460		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	RAYS SWIMMING POOLS		990 S TELEGRAPH			MONROE	MI	48161		Potential claim for Contingent Trade matter
Great Lakes Chemical Corporation	RICCIARDI AND SONS POOLS		170 W MONTAUK AVE			LINDENHURST	NY	11757		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	RITE AID		P.O. BOX 3165			HARRISBURG	PA	17105		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	RIVERSIDE MARKET		10236 VIENNA RD			MONTROSE	MI	48457-9143		Potential claim for Contingent Trade matter
Chemtura Corporation	RIVERSIDE POOLS AND SPAS		9509 RIVER RD RTE 49			MARCY	NY	13403-2074		Potential claim for Contingent Trade matter
Chemtura Corporation	ROBERT ELGART AND SON INC		1011 W BUTLER ST			PHILADELPHIA	PA	19140-3109		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	RONS POOL PLACE		4102 HWY 69 S			LUFKIN	TX	75901		Potential claim for Contingent Trade matter
Chemtura Corporation	ROUNDYS		CENTRAL AP DEPT			MILWAUKEE	WI	53201-0000		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	RYES FURNITURE CENTER		2006 HWY 46 S			DICKSON	TN	37055-9576		Potential claim for Contingent Trade matter
Great Lakes Chemical Corporation	SAFEWAY STORES INC		DIRECT DEL A/P MAIL STOP 2502			PHOENIX	AZ	85027		Potential claim for Contingent Trade matter
Great Lakes Chemical Corporation	SAFEWAY STORES INC		PO BOX 29083 MAIL STOP 2504			PHOENIX	AZ	85038		Potential claim for Contingent Trade matter
Great Lakes Chemical Corporation	SAFEWAY STORES INC		PO BOX 29213			PHOENIX	AZ	85038		Potential claim for Contingent Trade matter
Great Lakes Chemical Corporation	SAFEWAY STORES INC		PO BOX 60000			SAN FRANCI	CA	94160		Potential claim for Contingent Trade matter
Chemtura Corporation	SARTOMER USA LLC		502 THOMAS JONES WAY			EXTON	PA	19341-2530		Potential claim for Contingent Trade matter
Chemtura Corporation	SCHNUCK MARKETS		11420 LACKLAND RD			SAINT LOUIS	MO	63146-3559		Potential claim for Contingent Trade matter
Chemtura Corporation	SHELL UK		PO BOX 25071			GLASGOW		G1 3WR		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	SIGNATURE POOLS SPAS AND DECKS		1702 WILLOW LAKE DR			WHITE OAK	TX	75693		Potential claim for Contingent Trade matter
Chemtura Corporation	SINOCHEM PLASTICS CO LTD		7 F SINOCHEM TOWER			BEIJING			CHINA	Potential claim for Contingent Trade matter
	SMART AND FINAL STORES		600 CITADEL DR.			COMMERCE	CA	90040		Potential claim for Contingent Trade matter
Chemtura Corporation	SOLAR POOLS INC		33 N ELLIS			CAPE GIRARDEAU	MO	63701-5517		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	SPA AND POOL ENTERPRISES		6620 LONETREE BLVD STE 500			ROCKLIN	CA	95765		Potential claim for Contingent Trade matter
Chemtura Corporation, Chemtura Canada Co./Cie	SPARKLE POOLS AND SPA INC		15 VACCARO LN			CLINTONDALE	NY	12515		Potential claim for Contingent Trade matter
Great Lakes Chemical Corporation	SPARTAN STORES		850 76TH ST SW	PO BOX 8700		GRAND RAPIDS	MI	49518		Potential claim for Contingent Trade matter
Chemtura Corporation	SPLASHTOWN LLC		2821 CHASTAIN MEADOWS PKWY STE 100			MARIETTA	GA	30066		Potential claim for Contingent Trade matter
Chemtura Corporation/Bio-Lab, Inc.	STANDARD PAPER SALES CO		32 BANKS AVE			ASHEVILLE	NC	28801		Potential claim for Contingent Trade matter
Chemtura Corporation	SUNDANCE		1425 CANDLER RD			GAINESVILLE	GA	30507		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	SUNRAY INC		4761 US HWY 64-74A			RUTHERFORDTON	NC	28139-6322		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	SUPERVALU INC		1525 E D ST			TACOMA	WA	98421		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	SUPERVALU INC		1629 KING AVE W			BILLINGS	MT	59101		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	SUPERVALU INC		300 2ND AVE S			HOPKINS	MN	55343		Potential claim for Contingent Trade matter
Chemtura Corporation	SUPERVALU INC		400 PAINTERSVILLE RD			NEW STANTON	PA	15639		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	SWIM KING POOLS		471 RTE 25-A			ROCKY POINT	NY	11778		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	SWIMMING POOL SPECIALTIES		860 PENNSYLVANIA AVE			HAGERSTOWN	MD	21742		Potential claim for Contingent Trade matter
Chemtura Corporation	SWIMRITE POOLS AND SPAS		5705 HWY 93			EAU CLAIRE	WI	54701		Potential claim for Contingent Trade matter
Chemtura Corporation	T H AGRI-CHEMICAL INC		617 E N ST			PLAINFIELD	WI	54966		Potential claim for Contingent Trade matter
Great Lakes Chemical Corporation Laurel	TARGET		PO BOX 59251			MINNEAPOLIS	MN	55459		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	TARSON SUPPLY CO INC		6071 E TAFT RD			NORTH SYRACUSE	NY	13212		Potential claim for Contingent Trade matter
Chemtura Corporation	TAYLOR HARDWARE SUPPLY CO		468 BROWNS LN			COSHOCTON	OH	43812		Potential claim for Contingent Trade matter
Chemtura Corporation	TBM, INC		PO BOX 142489			SAINT LOUIS		63114		Potential claim for Contingent Trade matter
Chemtura Corporation	TEMECULA VALLEY POOL AND SPA		31725 HWY 79 S STE C			TEMECULA	CA	92592		Potential claim for Contingent Trade matter
Chemtura Corporation	TETRABROM		PO BOX 180			BE’ER SHEVA		84101	ISRAEL	Potential claim for Contingent Trade matter
Chemtura Corporation	THE BAZAAR INC		1900 N 5TH AVE			RIVER GROVE	IL	60171		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	THE POOL AND PATIO STORE		1325 GAUSE BLVD			SLIDELL	LA	70458		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	THE POOL AND SPA HOUSE		13025 SW PACIFIC HWY			TIGARD	OR	97223		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	THE POOL CO INC		764 CONCORD RD			SMYRNA	GA	30082		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	THE POOL CO INC		1237 JEFFERSON DAVIS HWY			FREDERICKSBURG	VA	22401		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	THE POOL CONNECTION		334 SHELBY ST			CARTHAGE	TX	75633		Potential claim for Contingent Trade matter
Chemtura Corporation	THE POOL DOCTOR		131 PINE RIDGE BLVD			ROGERSVILLE	MO	65742		Potential claim for Contingent Trade matter
Great Lakes Chemical Corporation	THE SHELL COMPANY (WI), LTD		VIA TRANSISTMICA, CAMINO HACIA COLO			SAN MIGUELITO			PANAMA	Potential claim for Contingent Trade matter
Great Lakes Chemical Corporation	TIMBRON		4331 POCK LN			STOCKTON	CA	95206-3988		Potential claim for Contingent Trade matter
Chemtura Corporation	TOTAL BACKYARD		6700 NW EXPY			OKLAHOMA CITY	OK	73132		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	TRONOX LLC		PO BOX 268859			OKLAHOMA CITY	OK	73126-8859		Potential claim for Contingent Trade matter
Chemtura Corporation	TRUE VALUE CO		8600 W BRYN MAWR AVE			CHICAGO	IL	60631		Potential claim for Contingent Trade matter

3. Accounts Receivable Past Due	Page 13 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	TULCO OIL		5240 E PINE ST			TULSA	OK	74115		Potential claim for Contingent Trade matter
Chemtura Corporation	TURF CARE SUPPLY CORP		50 PEARL RD SUITE 200			BRUNSWICK	OH	44212		Potential claim for Contingent Trade matter
Chemtura Corporation/Bio-Lab, Inc.	TYCO ELECTRONICS	HELLER EHRMAN WHITE MCAULIFFE	NICHOLAS W VAN AULSTYN	333 BUSH ST		SAN FRANCISCO	CA	94104-2878		Potential claim for Contingent Trade matter
Chemtura Corporation	UNIFIED WESTERN GROCERS		5200 SHEILA STREET			COMMERCE	CA	90040		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	UNITED HARDWARE		PO BOX 410			MINNEAPOLIS	MN	55440		Potential claim for Contingent Trade matter
Chemtura Corporation	UNITED STATES POOLS CORP		74818 VELIE WAY STE 2			PALM DESERT	CA	92260		Potential claim for Contingent Trade matter
Chemtura Corporation	UNIVAR USA	UNIVAR USA	17425 NE UNION HILL RD			REDMOND	WA	98052		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	UNIVAR USA INC	UNIVAR USA INC	17425 NE UNION HILL RD			REDMOND	WA	98052		Potential claim for Contingent Trade matter
Chemtura Corporation	UNIVAR USA INC	UNIVAR USA INC	17425 NE UNION HILL RD			REDMOND	WA	98052		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	UWHARRIE POOL AND SPA		2821 HWY 52 N			ALBEMARLE	NC	28001		Potential claim for Contingent Trade matter
Chemtura Corporation	VALLEY WHOLESALE CO		1032 EASTERN IDAHO RAILROAD			BURLEY	ID	83318		Potential claim for Contingent Trade matter
	VAN HORN METZ AND CO INC		201 E ELM ST			CONSHOHOCKEN	PA	19428		Potential claim for Contingent Trade matter
	VARIETY WHOLESALERS		1000 FACET RD			HENDERSON	NC	27537		Potential claim for Contingent Trade matter
Chemtura Corporation	VG SUPPLY CO INC		1400 RENAISSANCE DR STE 309			PARK RIDGE	IL	60068		Potential claim for Contingent Trade matter
Chemtura Corporation	VILLAGE POOL & SPA		158 GROVE ST			FRANKLIN	MA	02038		Potential claim for Contingent Trade matter
Chemtura Corporation/Bio-Lab, Inc.	WALMART US		702 SW 8TH ST			BENTONVILLE	AR	72712		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	WATER CLUB OF AMERICA		3580 17TH ST			SARASOTA	FL	34235		Potential claim for Contingent Trade matter
Chemtura Corporation	WATER WORLD LLC		237 S MARKET ST			SCOTTSBORO	AL	35768		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	WATERWORKS POOLS AND SPAS		6239 SYKESVILLE RD RTE 32			ELDERSBURG	MD	21784		Potential claim for Contingent Trade matter
Chemtura Corporation	WATTERS POOL AND SPA CO		1564 E ROY FURMAN HWY			CARMICHAELS	PA	15320		Potential claim for Contingent Trade matter
Great Lakes Chemical Corporation	WEIS MARKETS		1000 SOUTH SECOND ST	PO BOX 17801		SUNBURY	PA	17801		Potential claim for Contingent Trade matter
Chemtura Corporation	WESTERN FUMIGATION		10 INDUSTRIAL HWY MAIL STOP 52			LESTER	PA	19113		Potential claim for Contingent Trade matter
Chemtura Corporation	WILLIAMSBURG POOL AND SPA		303 W ACADEMY ST			KINGSTREE	SC	29556		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	WINN DIXIE GM		5050 EDGEWOOD CT			JACKSONVILLE	FL	32254		Potential claim for Contingent Trade matter
Chemtura Corporation	WIRTHS WOOD CRAFTS INC		60 CENTER ST			BURGETTSTOWN	PA	15021		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	WOLBERS POSSEHN POOLS		1276 N STATE RD			IONIA	MI	48846		Potential claim for Contingent Trade matter
Bio-Lab, Inc.	WOLF BUILT INC		750 W STEWART AVE			MEDFORD	OR	97501		Potential claim for Contingent Trade matter
Chemtura Corporation/Bio-Lab, Inc.	WORKING MANS POOL AND SPA		7952 NORMANDY BLVD STE 9			JACKSONVILLE	FL	32221		Potential claim for Contingent Trade matter
	Z TECHNOLOGIES		26500 CAPITOL AVE			REDFORD	MI	48239-2506		Potential claim for Contingent Trade matter

3. Accounts Receivable Past Due	Page 14 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Bio-Lab, Inc.	APPATEK INDUSTRIES, INC.	WILLIAM F. ROGERS, JR. ESQ	P.O. BOX 743			CONCORD	NC	28026-00743		Breach of Contract claim
Bio-Lab, Inc.	ARCH SERVICES		2450 OLIN RD.			BRANDENBURG	KY	40108		Claim for improper draw down on Letter of Credit
Chemtura Corporation	CL&P/HESS	CONNECTICUT LIGHT & POWER	PO BOX 270			HARTFORD	CT	06141-0270		Hess may have claim for contracted utility costs
Bio-Lab, Inc.	CLEARON		95 MCCORKLE AVE.			SOUTH CHARLESTON	WV	25303		Claim for rightful portion of proceeds from Swap/Swap agreement
Bio-Lab, Inc.	COMPLETE WATER SERVICES, LLC		320 CHEROKEE STREET			MARIETTA	GA	30060		Claim to terminate monthly lease
Great Lakes Chemical Corporation	DEAD SEA BROMINE COMPANY, LTD., SUBSIDIARY OF ISRAELI CHEMICAL, LTD.		ATTN: LAW DEPARTMENT	P.O. BOX 180		BEER SHEVA		84101	ISRAEL	Breach of Contract claim
Chemtura Corporation	FINE AGROCHEMICALS LTD.		HILL END HOUSE			WHITTINGTON, WORCESTER	UK	WR5 2RQ		Breach of Contract claim
	HOME GUARD DISTRIBUTORS INC.		12597 ULMERTON ROAD			LARGO	FL	33774		Breach of Contract claim
Chemtura Corporation	IBM		1 NEW ORCHARD ROAD			ARMONK	NY	10504		Claim for damages due to data loss
Chemtura Corporation	OCCIDENTAL AND/OR SHORT LINE RR		5005 LBJ FREEWAY, SUITE 2200			DALLAS	TX	75244		Overcharge on freight claims
Chemtura Corporation	THE BLAU & BERG COMPANY (E.R.BARRET LEASE-NEWARK)		140 MOUNTAIN AVE			SPRINGFIELD	NJ	07081		Breach of contract claim re Real Estate brokers fee
Chemtura Corporation	TOYOTA FORK LIFTS		3111 E. PONCE DE LEON AVE.			SCOTTSDALE	GA	30079		Claim to terminate monthly lease
Bio-Lab, Inc.	VESTERON		4717 CAMPUS DR.			KALAMAZOO	MI	49008		Breach of Contract claim
										Potential Claim for refund related to Sales or Use Tax Appeal

4. Breach of Contract	Page 15 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	GALATA CHEMICALS, LLC		464 Heritage Road, Suite A1			Southbury	CT	06488		Potential claim for Transition Services Agreement Fees, Capacity Fee, and other amounts due related to the SAPA and Ancillary Agreement
Chemtura Corporation	GALATA CHEMICALS, LLC		471 HGWY 3142			HAHNVILLE	LA	70057		Potential claim for Transition Services Agreement Fees, Capacity Fee, and other amounts due related to the SAPA and Ancillary Agreement
Chemtura Corporation	GALATA CHEMICALS, LLC	Michael Fieldstone, Artek Aterian Holding Company, LLC	1700 Broadway, 38th Floor			New York	NY	10019		Potential claim for Transition Services Agreement Fees, Capacity Fee, and other amounts due related to the SAPA and Ancillary Agreement
Chemtura Corporation	GALATA CHEMICALS, LLC	Michael Fieldstone, Aterian Investment Partners Distressed Opportunities, LP	1700 Broadway, 38th Floor			New York	NY	10019		Potential claim for Transition Services Agreement Fees, Capacity Fee, and other amounts due related to the SAPA and Ancillary Agreement
Chemtura Corporation	GALATA CHEMICALS, LLC	Vishal Goenka, Artek Surfin Chemicals Ltd.	121 Marol Co-op Ind. Estate	Andheri (E)		Mumbai - 400 059			India	Potential claim for Transition Services Agreement Fees, Capacity Fee, and other amounts due related to the SAPA and Ancillary Agreement
Chemtura Corporation	GALATA CHEMICALS, LLC	Stephen A. Navarro, Esq., Morgan, Lewis & Bockius LLP	101 Park Avenue			New York	NY	10178		Potential claim for Transition Services Agreement Fees, Capacity Fee, and other amounts due related to the SAPA and Ancillary Agreement

5. Contract	Page 16 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	PMC BIOGENIX, INC.		1288 RT 73 SOUTH STE 401			MOUNT LAUREL	NJ	08054		Potential Claim on interest receivable on note receivable
Chemtura Corporation	DAVIS-STANDARD, LLC		1 EXTRUSION DRIVE			PAWCATUCK	CT	06379		Potential Claim on note receivable
Chemtura Corporation	PMC BIOGENIX, INC.		1288 RT 73 SOUTH STE 401			MOUNT LAUREL	NJ	08054		Potential Claim on note receivable
Bio-Lab, Inc.	PMC BIOGENIX, INC.		1288 RT 73 SOUTH STE 401			MOUNT LAUREL	NJ	08054		Potential Claim on note receivable

6. Debt	Page 17 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	BANCO INTESA SANPAULO SPA		7 MILAN, MI I-20121			MILAN			ITALY	Potential Claim relative to Letter of Credit # DBS - 17459
	SONNENBORN REFINED PRODUCTS, BV		MAINHAVENWEG 6	1043 AL		AMSTERDAM			HOLLAND	Potential Claim relative to Letter of Credit # DBS -16626
Chemtura Corporation	ACE AMERICAN INSURANCE COMPANY		436 WALNUT ST.			PHILADELPHIA	PA	19106		Potential Claim relative to Letter of Credit # DBS -16013
Great Lakes Chemical Corporation	ARKANSAS DEPT OF ENV. QUALITY - ELDORADO		8001 NATIONAL DRIVE, PO BOX 8913			LITTLE ROCK	AR	72219		Potential Claim relative to Letter of Credit #608936040/609536003 El Dorado and #608936042/609536005 El Dorado
Chemtura Corporation	BUREAU OF ENVIRONLMENTAL SAFETY - ILLINOIS		ILLINOIS EMERGENCY MGMT, ILLINOIS DEPT OF NUCLEAR SAFETY	1035 OUTER PART DRIVE		SPRINGFIELD	IL	62704		Potential Claim relative to Letter of Credit # DBS 16032
Chemtura Corporation	CONNECTICUT DEP - CLOSURE CARE NAUGATUCK		COMMISSIONER, CT DEP, 79 ELM STREET			HARTFORD	CT	06106		Potential Claim relative to Letter of Credit # DBS - 16465 Naugatuck
Chemtura Corporation	DEUTSCHE AS TRUSTEE - DUBLIN, OH IRB		222 SOUTH RIVERSIDE PLAZA, 24 FL			CHICAGO	IL	60606		Potential Claim relative to Letter of Credit #MS 1089913 Dublin, OH
Great Lakes Chemical Corporation/BAYROL Deutschalnd GMBH	DR. KLEIN/M-QUADRAT(BOLCKMANS IMMOBILIEN)EUR 58,275	M QUADRAT ELEKTROGROSS & EINZELHANDEL GMBH & CO KG	SANDGASSE 12 14			LINZ		A 4020	AUSTRIA	Potential Claim relative to Letter of Credit # 220BGF0200061/220BGI0800814
Chemtura Corporation	GREAT LAKES CHEMICAL CORPORATION UNION COUNTY IRB		REG. ADMINISTRATOR, US EPA	1445 ROSS AVE, SUITE 1200		DALLAS	TX	75202		Potential Claim relative to Letter of Credit # 3077331
Chemtura Corporation	JP MORGAN CHASE BANK -AS TRUSTEE FOR THE WITCO BENEFITS TRUST		345 PARK AVE.			NEW YORK	NY	10154		Potential Claim relative to Letter of Credit # DBS -16078
Chemtura Corporation	KOCH INDUSTRIES SUPPLIER SECURITY	ATTN: TONYA DENNETT, CREDIT RISK MANAGEMENT	4111 E. 37TH STREET NORTH			WICHITA	KS	67220		Potential Claim relative to Letter of Credit # DBS -18099
BioLab Company Store, LLC	LEASE AGREEMENT FORBIO-LAB COMPANY STORE FRONT		OLD TOWNE ENTERPRISES, LLC, PO BOX 924107			NORCROSS	GA	30010		Potential Claim relative to Letter of Credit # DBS -17846
Chemtura Corporation	LOUSIANA COMMISSIONER OF CONSERVATION (GRETNA)		DIR. OF INJECT & MINING	617 NORTH THIRD ST., PO BOX 94275		BATON ROUGE	LA	70804		Potential Claim relative to Letter of Credit # DBS -16072
Chemtura Corporation	LOUSIANA DEQ-SAO / NSAO (GEISMAR)	MIKE MCDANIEL, SECY	PO BOX 4313			BATON ROUGE	LA	70821		Potential Claim relative to Letter of Credit # DBS - 16464
Chemtura Corporation	MITSUI - SUPPLIER GUARANTEE		MITSUI AND CO. (USA) INC., 1300 POST OAK BLVD #1700			HOUSTON	TX	77056		Potential Claim relative to Letter of Credit # 63663986
Chemtura Corporation	OCCIDENTAL SUPPLIER GUARANTEE		5005 LBJ FREEWAY			DALLAS	TX	75244		Potential Claim relative to Letter of Credit # 63664080
Chemtura Corporation	PENNSYLVANIA DEPT. OF ENVIRONMENTAL PROTECTION		BUREAU OF LAND RECYCLING AND WASTE MANAGEMENT	PO BOX 8766		HARRISBURG	PA	17105		Potential Claim relative to Letter of Credit # DBS - 16010
Chemtura Corporation	PENNSYLVANIA DEPT. OF ENVIRONMENTAL PROTECTION - PETROLIA		BUREAU OF LAND RECYCLING AND WASTE MANAGEMENT	PO BOX 8766		HARRISBURG	PA	17105		Potential Claim relative to Letter of Credit # DBS - 16008
Chemtura Corporation/Great Lakes Chemical Corporation	PENNSYLVANIA. DEPT. OF ENVIRONMENTAL PROTECTION		BUREAU OF LAND RECYCLING AND WASTE MANAGEMENT	PO BOX 8766		HARRISBURG	PA	17105		Potential Claim relative to Letter of Credit # DBS - 16011
Chemtura Corporation/Great Lakes Chemical Corporation	REGIONAL ADMIN. REGION 4 - EPA		ATLANTA FEDERAL CENTER	61 FORSYTH ST. S.W.		ATLANTA	GA	30303		Potential Claim relative to Letter of Credit # DBS -16024
Bio-Lab, Inc.	SOUTHERN CALIFORNIA EDISON UTILITY SECURITY		2131 WALNUT GROVE AVE.			ROSEMEAD	CA	91770		Potential Claim relative to Letter of Credit # DBS - 18101
Chemtura Corporation	STATE OF VERMONT (CAPITALIZATION OF CAPTIVE INS CO)		DEPT. OF BANKING	89 MAIN STREET		MONTPELIER	VT	05620		Potential Claim relative to Letter of Credit # DBS -16012
Chemtura Corporation	TRAVELERS CASUALTY AND SURETY CO. OF AMERICA		ONE TOWER SQ	H.O. BOND 2SHS2		HARTFORD	CT	6183		Potential Claim relative to Letter of Credit # S063297/S060212
Chemtura Corporation	WEST VIRGINIA WORKERS’ COMPENSATION COMMISSION		ATTN. SELF INSURANCE	4700 MACCORKLE AVE., S.E	PO BOX 11410	CHARLESTON	WV	25339		Potential Claim relative to Letter of Credit # DBS -16021

7. Debt - Letters of Credit	Page 18 of 137

Retained Causes of Action

Counterparty	Notice Name	Address 1	Address 2	City	State	Zip Code	Country	Description
GALATA CHEMICALS, LLC		464 Heritage Road, Suite A1		Southbury	CT	06488		Potential claim on working capital receivable and Net Closing Working Capital Adjustment Notice
GALATA CHEMICALS, LLC		471 HGWY 3142		HAHNVILLE	LA	70057		Potential claim on working capital receivable and Net Closing Working Capital Adjustment Notice
GALATA CHEMICALS, LLC	Michael Fieldstone, Artek Aterian Holding Company, LLC	1700 Broadway, 38th Floor		New York	NY	10019		Potential claim on working capital receivable and Net Closing Working Capital Adjustment Notice
GALATA CHEMICALS, LLC	Michael Fieldstone, Aterian Investment Partners Distressed Opportunities, LP	1700 Broadway, 38th Floor		New York	NY	10019		Potential claim on working capital receivable and Net Closing Working Capital Adjustment Notice
GALATA CHEMICALS, LLC	Vishal Goenka, Artek Surfin Chemicals Ltd.	121 Marol Co-op Ind. Estate	Andheri (E)	Mumbai - 400 059			India	Potential claim on working capital receivable and Net Closing Working Capital Adjustment Notice
GALATA CHEMICALS, LLC	Stephen A. Navarro, Esq., Morgan, Lewis & Bockius LLP	101 Park Avenue		New York	NY	10178		Potential claim on working capital receivable and Net Closing Working Capital Adjustment Notice
SONNEBORN LLC		575 CORPORATE DR STE 415		MAHWAH	NJ	07430-2330		Potential claim on working capital receivable

8. Debt - Working Cap Receivable	Page 19 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Bio-Lab, Inc.	1SYNC		7887 WASHINGTON VILLAGE DRIVE STE 300			DAYTON	OH	45459		Potential Claim for prepaid Information Technology Contract
Bio-Lab, Inc.	77 ELEKTRONIKA		FEHERVARI UT 98			BUDAPEST		1119	HUNGARY	Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	AADVANCED MACHINERY CORP		35044 AUTOMATION DR			CLINTON TOWNSHIP	MI	48035		Potential Claim for prepaid Vendor payment
Chemtura Corporation	AAPCO	PHILLIP GRAY, SECRETARY	PO BOX 1249			HARDWICK	VT	05843		Potential Claim for prepaid product registration
Chemtura Corporation	ACE AMERICAN INSURANCE CO		140 BROADWAY			NY	NY	10005		Potential Claim for prepaid insurance premium
Bio-Lab, Inc.	ACME TRUCK LINE INC		PO BOX 183			HARVEY	LA	70059		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	ACTIVE MEDIA SERVICES, INC.		1 BLUE HILL PLAZA, PO BOX 1705			PEARL RIVER	NY	10965		Potential claim for prepaid barter credit
Bio-Lab, Inc.	ADDESSO SOLUTIONS LLC		3701 ALGONQUIN RD STE 270			ROLLING MEADOWS	IL	60008		Potential claim for prepaid deposit to rapid draft account
Great Lakes Chemical Corporation	ADVANCED THERMAL SOLUTIONS INC		154 EAST MINOR STREET			EMMAUS	PA	18049		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	AEI SPEAKERS BUREAU		214 LINCOLN STEET STE 113			ALLSTON	MA	02134		Potential Claim for prepaid Convention Expenses
Chemtura Corporation	AHETF(AGRIC HANDLERS EXPOSURE TASK FORCE)		C/O JOHNSON MGMNT & CONSULTING, LLC	PO BOX 509		MACON	MO	63552		Potential Claim for prepaid product registration
Bio-Lab, Inc.	AIR LIQUIDE		PO BOX 200269			HOUSTON	TX	77216		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	AIR LIQUIDE		PO BOX 200269			HOUSTON	TX	77216		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - INDUSTRIAL GAS
Chemtura Corporation	AIR PRODUCTS		7201 HAMILTON BLVD.			ALLENTOWN	PA	18195		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	AIR PRODUCTS		7201 HAMILTON BLVD.			ALLENTOWN	PA	18195		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - INDUSTRIAL GAS
Chemtura Corporation	AIRCRAFT PRODUCTS LIAB: AON / NATIONAL UNION FIRE INS CO		175 WATER ST.			NY	NY	10038		Potential Claim for prepaid insurance premium
Chemtura Corporation	AIRGAS		259 NORTH RADNOR-CHESTER ROAD			RADNOR	PA	19087-5283		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	AIRGAS		259 NORTH RADNOR-CHESTER ROAD			RADNOR	PA	19087-5283		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - INDUSTRIAL GAS
Bio-Lab, Inc.	AKZO NOBEL SURFACE CHEMIST LLC		PO BOX 905361			WEDDINGTON	NC	28104		Potential Claim for prepaid Vendor payment
Chemtura Corporation	AKZO NOBEL SURFACE CHEMISTRY, LLC		525 W. VAN BUREN ST.			CHICAGO	IL	60607-3823		Potential Claim for prepaid Vendor payment
Chemtura Corporation/Bio-Lab, Inc.	ALABAMA DEPT. OF AGRICULTURE & INDUSTRIES		PESTICIDE MANAGEMENT SECTION	1445 FEDERAL DRIVE		MONTGOMERY	AL	36109-0336		Potential Claim for prepaid product registration
Chemtura Corporation	ALABAMA POWER		600 D’OLIVE STREET			BAY MINETTE	AL	36507		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	ALFA LAVAL INC		PO BOX 951565			DALLAS	TX	75395-1565		Potential Claim for prepaid Vendor payment
Chemtura Corporation	ALLCON SYSTEMS		PO BOX 647			SEAFORD	DE	19973		CAPITAL EQUIPMENT
Chemtura Corporation	ALLEGHANY POWER		800 CABIN HILL DRIVE			GREENSBURG	PA	15606-000		Potential claim for prepaid adequate assurance deposit
Bio-Lab, Inc.	ALLPAC INC		810 BUFFALO SPRINGS DR			PROSPER	TX	75078		Potential Claim for prepaid Vendor payment
Chemtura Corporation	ALLSTATE CAN CORPORATION		ONE WOOD HOLLOW ROAD			PARSIPPANY	NJ	07054		Potential Claim for prepaid Vendor payment
Chemtura Corporation	AMEREM CILCO		300 LIBERTY			WASHINGTON	IL	61571		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - ELECTRIC
Chemtura Corporation	AMEREM CILCO		300 LIBERTY			WASHINGTON	IL	61571		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - NATURAL GAS
Chemtura Corporation	AMEREM CILCO		300 LIBERTY			WASHINGTON	IL	61571		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	AMERICAN CASUALTY		333 SOUTH WABASH			CHICAGO	IL	60685		Potential Claim for prepaid insurance premium
Chemtura Corporation	AMERICAN CASUALTY OF READING-SELF-INSURED WORKERS COMP BONDS:		140 BROADWAY			NY	NY	10005		Potential Claim for prepaid insurance premium
Chemtura Corporation	AMERICAN CHEMISTRY COUNCIL		1300 WILSON BLVD			ARLINGTON	VA	22209		Potential Claim for prepaid Assn. dues
Bio-Lab, Inc.	AMERICAN INTERNATIONAL CHEMICAL INC		135 NEWBURY STREET			FRAMINGHAM	MA	01701		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	AMERICAN INT’L PLAZA BUILDING		250 MUNOZ RIVERA AVENUE			HATO REY	PR	918		Potential Claim for prepaid product registration

9. Deposits-Prepays-Holdbacks	Page 20 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Bio-Lab, Inc.	AMETEK INC		PO BOX 8500/S8105			PHILADELPHIA	PA	19178-8105		Potential Claim for prepaid Vendor payment
Chemtura Corporation	ANTON PAAR USA INC.		10201 MAPLE LEAF COURT			ASHLAND	VA	23005		Potential Claim for prepaid Vendor payment
Chemtura Corporation	AON ( INSURANCE CO OF THE STATE OF PENNSYLVANIA		175 WATER ST.			NY	NY	10038		Potential Claim for prepaid insurance premium
Chemtura Corporation	AON (BERMUDA) LTD (ACE BERMUDA)		ACE BUILDING	17 WOODBOURNE AVE.		HAMILTON		HM 08	BERMUDA	Potential Claim for prepaid insurance premium
Chemtura Corporation	AON (BERMUDA) LTD (ALLIED WORLD ASSUR)		27 RICHMOND RD.			PEMBROKE			BERMUDA	Potential Claim for prepaid insurance premium
Chemtura Corporation	AON LIMITED		8 DEVONSHIRE SQUARE			LONDON		EC2M 4PL	UNITED KINGDOM	Potential Claim for prepaid insurance premium
Chemtura Corporation	AON RISK SERVICES, INC. -CRIME -PRIMARY		175 WATER ST.			NY	NY	10038		Potential Claim for prepaid insurance premium
Chemtura Corporation	AON RISK SVC. OF NY- NON-OWNED AIRCRAFT LIABILITY STAR NETT INS CO		475 STEAMBOAT RD			GREENWICH	CT	06830		Potential Claim for prepaid insurance premium
Chemtura Corporation	AON RISK SVCS (ILLINOIS UNION)		1133 AVENURE OF THE AMERICAS			NY	NY	10036		Potential Claim for prepaid insurance premium
Chemtura Corporation	AON RISK SVCS (SWISS RE INT’L SE)		MYTHENQUAI 50/60			ZURICH			SWITZERLAND	Potential Claim for prepaid insurance premium
Chemtura Corporation	AON RISK SVCS -CHARTIS SPECIALTY INSURANCE CO		99 HIGH STREET			BOSTON	MA	2110		Potential Claim for prepaid insurance premium
Chemtura Corporation	AON( FEDERAL INS CO) EXECUTIVE RISK - PRIMARY		55 WATER STREET			NY	NY	10041		Potential Claim for prepaid insurance premium
Chemtura Corporation	AON (ST PAUL MERCURY) FIDUCIARY LIABILITY / PENSION TRUST		485 LEXINGTON AVE.			NEW YORK	NY	10017		Potential Claim for prepaid insurance premium
Chemtura Corporation	AON (XL SPECIALTY INS CO) EXCESS FIDUCIARY LIABILITY		100 CONSTITUTION PLAZA			HARTFORD	CT	06103		Potential Claim for prepaid insurance premium
Bio-Lab, Inc.	APM INC		1500 HILLCREST RD			NORCROSS	GA	30093		Potential Claim for prepaid Vendor payment
Chemtura Corporation	ARCH CHEMICALS, INC.		501 MERRITT 7			NORWALK	CT	06856		Potential Claim for prepaid Vendor payment
Chemtura Corporation/Bio-Lab, Inc.	ARIZONA DEPT. OF AGRICULTURE		ENVIRONMENTAL SERVICES DIV.	1688 WEST ADAMS STREET		PHOENIX	AZ	85007		Potential Claim for prepaid product registration
Chemtura Corporation/Bio-Lab, Inc.	ARKANSAS STATE PLANT BOARD		NATURAL RESOURCES	1 NATURAL RESOURCES DRIVE		LITTLE ROCK	AR	72205		Potential Claim for prepaid product registration
Chemtura Corporation	ARKEMA		2000 MARKET STREET			PHILADELPHIA	PA	19103-3222		Potential Claim for prepaid Vendor payment
Chemtura Corporation	ASBURY GRAPHITE MILLS, INC.		PO BOX 144			NEWARK	NJ	07188		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	ASHLEY MUNICIPAL UTILITY		PO BOX 70			ASHLEY	IN	46705		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	ASHLEY MUNICIPAL UTILITY		PO BOX 70			ASHLEY	IN	46705		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - WATER
Chemtura Corporation	AT&T		55 CORPORATE DRIVE			BRIDGEWATER	NJ	08807		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	AT&T (LEGACY BELL SOUTH)		208 S AKARD ST			DALLAS	TX	75202		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - TELECOM
Chemtura Corporation	AT&T (LEGACY BELL SOUTH) & GRANITE		208 S AKARD ST			DALLAS	TX	75202		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - TELECOM
Chemtura Corporation	AT&T (LEGACY BELL SOUTH), PAETEC		208 S AKARD ST			DALLAS	TX	75202		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - TELECOM
Chemtura Corporation	AT&T (LEGACY SBC AMERITECH)		208 S AKARD ST			DALLAS	TX	75202		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - TELECOM
Chemtura Corporation	AT&T (LEGACY SNET), AT&T LOCAL		208 S AKARD ST			DALLAS	TX	75202		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - TELECOM
Chemtura Corporation	AT&T (LEGACY SNET), AT&T LOCAL, GRANITE		208 S AKARD ST			DALLAS	TX	75202		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - TELECOM
Chemtura Corporation	AT&T (LEGACY SWB) & GRANITE		208 S AKARD ST			DALLAS	TX	75202		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - TELECOM
Chemtura Corporation	AXA INTERNATIONAL LIABILITY - MASTER DIC PREMIUMS		COLONIA-ALEE 10-20			COLOGNE		51067		Potential Claim for prepaid insurance premium
Chemtura Corporation	AXIS INSURANCE		300 CONNELL DR..			BERKELEY HGHTS	NJ	07922-0357		Potential Claim for prepaid insurance premium
Bio-Lab, Inc.	BARCLAY REGENCY PARTNERS, DAVID A. PETERS AND MICHAEL E. WISE		122 N HARBOR BLVD SUITE 200			FULLERTON	CA	92832		Potential claim for prepaid deposit
Chemtura Corporation	BASF CORP.		99 CHERRY HILL ROAD			PARSIPPANY	NJ	07054		Potential Claim for prepaid Vendor payment

9. Deposits-Prepays-Holdbacks	Page 21 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	BASF CORPORATION		PO BOX 360941			PITTSBURGH	PA	15251		Potential Claim for prepaid Vendor payment
Chemtura Corporation	BELL SOUTH & GRANITE		208 S AKARD ST			DALLAS	TX	75202		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - TELECOM
Chemtura Corporation	BIDDLE SAWYER CORPORATION		360 WEST 31ST STREET			NEW YORK	NY	10001-2727		Potential Claim for prepaid Vendor payment
Chemtura Corporation/Bio-Lab, Inc.	BOARD OF PESTICIDES CONTROL		MAINE DEPT. OF AGRICULTURE, FOOD, & RURAL RESOURCES	28 STATE HOUSE STATION		AUGUSTA	ME	04333-0288		Potential Claim for prepaid product registration
Great Lakes Chemical Corporation	BOMINE COMPUNDS, LTD/ICL INDUSTRIAL PRODUCTS		PO BOX 180			BEER-SHEVA		84101	ISRAEL	Potential Claim for prepaid Reservation of Mfg capacity re
Chemtura Corporation	BP		501 WESTLAKE PARK BLVD			HOUSTON	TX	77079		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - NATURAL GAS
Bio-Lab, Inc.	BTRADE LLC		3500 WEST OLIVE AVENUE			BURBANK	CA	91505		Potential Claim for prepaid Maintenance fee
Chemtura Corporation	BWAY CORPORATION		599 DAVIES DRIVE			YORK	PA	17402		Potential Claim for prepaid Vendor payment
Chemtura Corporation/Bio-Lab, Inc.	CALIFORNIA DEPT. OF PESTICIDE REGULATION		PESTICIDE REGISTRATION BRANCH	1001 I STREET		SACRAMENTO	CA	95814-3510		Potential Claim for prepaid product registration
Chemtura Corporation	CALUMET LUBRICANTS		2780 WATERFRONT PARKWAY EAST DRIVE			INDIANAPOLIS	IN	46214		Potential Claim for prepaid Vendor payment
Great Lakes Chemical Corporation	CENTERPOINT ENERGY		1111 LOUISIANA STREET			HOUSTON	TX	77002		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	CENTERPOINT ENERGY		1111 LOUISIANA STREET			HOUSTON	TX	77002		POTENTIAL CLAIM FOR RETURN OF FIXED FORWARD PRICING NATURAL GAS
Great Lakes Chemical Corporation	CENTRILIFT INC		PO BOX 201718			HOUSTON	TX	77216-1718		Potential Claim for prepaid Vendor payment
Great Lakes Chemical Corporation	CENTURY EXTRUSION		39194 TREASURY CENTER			CHICAGO	IL	60694-9100		Potential Claim for prepaid Vendor payment
Chemtura Corporation	CHARKIT CHEMICAL CORPORATION		32 HAVILAND STREET			NORWALK	CT	06854		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	CHEMINEER, INC.		PO BOX 713113			COLUMBUS	OH	43271-3113		Potential Claim for prepaid Vendor payment
Chemtura Corporation	CHEMTREAT		4461 COX ROAD			GLEN ALLEN	VA	23060		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	CHEMTURA BOARD OF DIRECTORS		199 BENSON RD			MIDDLEBURY	CT	06749		Potential Claim for prepaid BOD Compensation
Great Lakes Chemical Corporation	CITIZENS FOR FIRE SAFETY		PO BOX 302065			SACRAMENTO	CA	95860-2065		Potential Claim for prepaid Membership
Bio-Lab, Inc.	CITIZENS GAS FUEL CO		127 N MAIN			ADRIAN	MI	49221		Potential claim for prepaid adequate assurance deposit
Bio-Lab, Inc.	CITY OF ADRIAN		100 E CHURCH ST			ADRIAN	MI	49221		Potential claim for prepaid adequate assurance deposit
Bio-Lab, Inc.	CITY OF COVINGTON		2194 EMORY STREET NE			COVINGTON	GA	30014		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	CITY OF GASTONIA		PO BOX 1748			GASTONIA	NC	28053-1748		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	CL&P		P.O. BOX 270			HARTFORD	CT	06141-0270		Potential claim for prepaid utility deposit
Chemtura Corporation	CLARIANT CORPORATION		3618 COLLECTION CENTER DRIVE			CHICAGO	IL	60693		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	CMS		2650 PILGRIM CT			WINSTON SALEM	NC	27150		Potential claim for prepaid deposit
Bio-Lab, Inc.	COBALT INDUSTRIAL REIT USAA		PO BOX 202235			DALLAS	TX	75320		Potential claim for prepaid deposit
Chemtura Corporation/Bio-Lab, Inc.	COLORADO DEPT. OF AGRICULTURE		DIVISION OF PLANT INDUSTRY, 700 KIPLING STREET, SUITE 4000			LAKEWOOD	CO	80215-8000		Potential Claim for prepaid product registration
Chemtura Corporation/Bio-Lab, Inc.	CONNECTICUT DEPT. OF ENVIRONMENTAL PROTECTION		PESTICIDE MANAGEMENT DIVISION, 79 ELM STREET			HARTFORD	CT	06106-5127		Potential Claim for prepaid product registration
Chemtura Corporation	CONNECTICUT WATER CO		COLLECTIONS DEPT	93 W MAIN ST	PO BOX 16001	CLINTON	CT	06413		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	CONNECTICUT WATER CO		NAUGATUCK REGION	PO BOX 9683		MANCHESTER	NH	03108-9683		Potential claim for prepaid adequate assurance deposit
Bio-Lab, Inc.	CONSUMERS ENERGY		PO BOX 30090			LANSING	MI	48909		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	CONTAINER RESOURCES, INC.		144 KAY DRIVE			EASLEY	SC	29640		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	CONTRACT PACKAGING INC		10115 HWY 142 N			COVINGTON	GA	30014		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	COVALENCE COATED PRODUCTS		2240 MOMENTUM PL			CHICAGO	IL	60689		Potential Claim for prepaid Vendor payment

9. Deposits-Prepays-Holdbacks	Page 22 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Bio-Lab, Inc.	CPA POOL PRODUCTS		31 BOUL DE LA SEIGNEURIE STE 206			BLAINVILLE	QC	J7C 4G6		Potential Claim for prepaid Vendor payment
Chemtura Corporation	CRAY VALLEY USA, LLC		468 THOMAS JONES WAY, SUITE 100			EXTON	PA	19341		Potential Claim for prepaid Vendor payment
Chemtura Corporation	CRODA INC.		300A COLUMBUS CIRCLE			EDISON	NJ	08837-3907		Potential Claim for prepaid Vendor payment
Chemtura Corporation	CROLL REYNOLDS ENG CO INC		751 CENTRAL AVENUE			WESTFIELD	NJ	07091-0668		Potential Claim for prepaid Vendor payment
Chemtura Corporation	CROPLIFE AMERICA C/O SUN TRUST BANK		PO BOX 79890			BALTIMORE	MD	21279-0890		Potential Claim for prepaid product registration
Chemtura Corporation	CS STARS LLC		PO BOX 201739			DALLAS	TX	75320-1739		Potential Claim for prepaid Information Technology contract
Chemtura Corporation/Bio-Lab, Inc.	DELAWARE DEPT. OF AGRICULTURE		DIVISION OF CONSUMER PROTECTION	2320 SOUTH DUPONT HIGHWAY		DOVER	DE	19901		Potential Claim for prepaid product registration
Chemtura Corporation	DELMARVA POWER		P O BOX			WILMINGTON	DE	19886		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - ELECTRIC
Bio-Lab, Inc.	DELMARVA POWER		PO BOX 17000			WILMINGTON	DE	19886		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	DELTA ENERGY		2674 FEDERATED BLVD			COLUMBUS	OH	43235		Potential Claim for prepaid Nat Gas advances
Chemtura Corporation	DENGTA NORTH CHEMICAL CO LTD		GUCHENG STREET			DENGTA CITY		111302		Potential Claim for prepaid Vendor payment
Chemtura Corporation	DEPT OF REVENUE AND TAXATION		PO BOX 201			BATON ROUGE	LA	70821-0201		Potential Claim for prepaid Franchise Tax
Chemtura Corporation	DEPT OF REVENUE FRANCHISE AND EXCISE TAX DIV		500 DEADERICK STREET	ANDREW JACKSON ST OFFICE BLDG		NASHVILLE	TN	37242		Potential Claim for prepaid Franchise Tax
Bio-Lab, Inc.	DISTRIBUTION INTERNATIONAL		4810 E NAPOLEON ST			SULPHUR	LA	70663		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	DO IT YOURSELF		9721 SHERRILL BLVD			KNOXVILLE	TN	37932		Potential Claim for prepaid Advertising Expenses
Chemtura Corporation	DOMINION HOPE		PO BOX 2868			CLARKSBURG	WV	26301		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	DSM CHEMICALS NORTH AMERICA, INC.		2228 PAYSPHERE CIRCLE			CHICAGO	IL	60674		Potential Claim for prepaid Vendor payment
Chemtura Corporation	DUKE ENERGY		PO BOX 1090			CHARLOTTE	NC	28201-1090		Potential claim for prepaid adequate assurance deposit
Great Lakes Chemical Corporation	DUKE ENERGY		PO BOX 70516			CHARLOTTE	NC	28272		Potential claim for prepaid adequate assurance deposit
Bio-Lab, Inc.	DUKE REALTY LP		ATTN: PBHNC004	75 REMITTANCE DR STE 3205		CHICAGO	IL	60675-3205		Potential Claim for prepaid Rent
Great Lakes Chemical Corporation	DUTCHESS EQUITIES (STONEY MUELLER)		50 COMMONWEALTH AVE STE 2			BOSTON	MA	02116		Potential Claim for Escrow Agreement
Great Lakes Chemical Corporation	E I DUPONT DE NEMOURS AND COMPANY		PO BOX 2285			CAROL STREAM	IL	60132-2285		Potential Claim for prepaid Vendor payment
Great Lakes Chemical Corporation	EL DORADO VALVE & GAUGE LLC		1408 JUNCTION CITY ROAD			EL DORADO	AR	71730		Potential Claim for prepaid Vendor payment
Chemtura Corporation	ELEMENTIS AMERICA SHARED SERVICES		1577 MOMENTUM PLACE			CHICAGO	IL	60689		Potential Claim for prepaid Vendor payment
Chemtura Corporation	ELEMICA INC		222 VALLEY CREEK BLVD, SUITE 220			EXTON	PA	19341		Potential Claim for prepaid Information Technology contract
Chemtura Corporation	ELIZABETHTOWN GAS		PO BOX 11811			NEWARK	NJ	07101-8111		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	EMBARQ		PO BOX 660068			DALLAS	TX	75266		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	ENPRO INC		75 REMITTANCE DR STE 1270			CHICAGO	IL	60675-1270		Potential Claim for prepaid Vendor payment
Chemtura Corporation	ENTERGY		P O BOX 8101			BATON ROUGE	LA	70891-8101		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - ELECTRIC
Great Lakes Chemical Corporation	ENTERGY		P O BOX 8101			BATON ROUGE	LA	70891-8101		Potential claim for prepaid adequate assurance deposit
Bio-Lab, Inc.	ENTERGY		P. O. BOX 8108			BATON ROUGE	LA	70891-8108		Potential claim for prepaid adequate assurance deposit
Great Lakes Chemical Corporation	ENVIROGEN TECHNOLOGIES, INC		PO BOX 4346			HOUSTON	TX	77210-4346		Potential Claim for prepaid Vendor payment
Chemtura Corporation	EXCESS LIABILITY: ALLIED WORLD ASSURANCE CO. LTD		27 RICHMOND RD.			PEMBROKE HM 08			BERMUDA	Potential Claim for prepaid insurance premium
Chemtura Corporation	EXXONMOBIL CHEMICAL COMPANY		ARAUJO, 499 8 ANDAR			CURITIBA	PR	80420-900		Potential Claim for prepaid Vendor payment
Chemtura Corporation	FAIRCREST WATER ASSOCIATION		191 WOOD ACRES DR			ELDORADO	AR	71730		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - WATER
Great Lakes Chemical Corporation	FAIRCREST WATER ASSOCIATION		191 WOOD ACRES DR			ELDORADO	AR	71730		Potential claim for prepaid adequate assurance deposit

9. Deposits-Prepays-Holdbacks	Page 23 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	FALEX CORPORATION		1020 AIRPARK DRIVE			SUGAR GROVE	IL	60554-9585		Potential Claim for prepaid Vendor payment
Chemtura Corporation	FEDERAL INSURANCE	ATTN LEGAL	15 MOUNTAIN VIEW RD	PO BOX 1615		WARREN	NJ	07061-1615		Potential Claim for prepaid insurance premium
Chemtura Corporation	FEDERAL INSURANCE	CHUBB GROUP OF INSURANCE COMPANIES	15 MOUNTAIN VIEW RD			WARREN	NJ	07059		Potential Claim for prepaid insurance premium
Chemtura Corporation	FEDERAL INSURANCE	GARY DRYDEN ENVIRONMENTAL CLAIM EXAMINER	CHUBB GROUP OF INSURANCE COS	2001 BRYAN ST STE 3400		DALLAS	TX	75201-3068		Potential Claim for prepaid insurance premium
Bio-Lab, Inc.	FIRST INDUSTRIAL LP		PO 905654			CHARLOTTE	NC	28290		Potential claim for prepaid deposit
Chemtura Corporation	FLEETWING CORPORATION		742 S. COMBE RD			LAKELAND	FL	33802		Potential Claim for prepaid Vendor payment
Chemtura Corporation	FLINT HILLS RESOURCES		4111 EAST 37TH ST. NORTH			WICHITA	KS	67201-2917		Potential Claim for prepaid Vendor payment
Chemtura Corporation/Bio-Lab, Inc.	FLORIDA DEPT. OF AGRICULTURE & CONSUMER SERVICES		PESTICIDE REGISTRATION SECTION	3125 CONNER BLVD., BLDG. 6		TALLAHASSEE	FL	32399-1650		Potential Claim for prepaid product registration
Bio-Lab, Inc.	FOAM PARTNER SWISSTEX INC		PO BOX 9258			GREENVILLE	SC	29604		Potential Claim for prepaid Vendor payment
Chemtura Corporation	FORSYTHE SOLUTIONS		PO BOX 809024			CHICAGO	IL	60680-9024		Potential Claim for prepaid Information Technology contract
Bio-Lab, Inc.	FRANCONNECT, INC		11800 SUNRISE VALLEY DR STE 150			RESTON	VA	20191		Potential Claim for prepaid Information Technology contract
Bio-Lab, Inc.	FUJIFILM SERICOL USA INC		1101 W. CAMBRIDGE DRIVE			KANSAS CITY	KS	66103		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	GAI-TRONICS, CORP.		190 JAMES DRIVE E., SUITE 120			SAINT ROSE	LA	70087		Potential Claim for prepaid Vendor payment
Great Lakes Chemical Corporation	GALA INDUSTRIES INC		181 PAULEY STREET			EAGLE ROCK	VA	24085		Potential Claim for prepaid Vendor payment
Chemtura Corporation	GALLAGHER BASSETT SERVICES INC.		4315 COMMERCE DR - SUITE 440-285			LAFAYETTE	IN	47905		Potential claim for prepaid utility deposit
Chemtura Corporation	GARDNER DENVER NASH LLCC		PO BOX 952453			SAINT LOUIS	MO	63195		Potential Claim for prepaid Vendor payment
Chemtura Corporation	GARTNER INC		PO BOX 911319			DALLAS	TX	75391-1319		Potential Claim for prepaid Information Technology contract
Bio-Lab, Inc.	GENERAL CHEMICAL INDUSTRIAL		PO BOX 360906			PITTSBURGH	PA	15251		Potential Claim for prepaid Vendor payment
Chemtura Corporation/Bio-Lab, Inc.	GEORGIA DEPT. OF AGRICULTURE		PESTICIDES DIVISION	19 MARTIN LUTHER KING, JR. DRIVE, SUITE 550		ATLANTA	GA	30334		Potential Claim for prepaid product registration
Bio-Lab, Inc.	GEORGIA NATURAL GAS SERVICES		PO BOX 659411			SAN ANTONIO	TX	78265		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	GEORGIA NATURAL GAS SERVICES		PO BOX 659411			SAN ANTONIO	TX	78265		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - NATURAL GAS
Chemtura Corporation	GEORGIA POWER CO		96 ANNEX			ATLANTA	GA	30396		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - ELECTRIC
Bio-Lab, Inc.	GEORGIA POWER CO		96 ANNEX			ATLANTA	GA	30396		Potential claim for prepaid adequate assurance deposit
Bio-Lab, Inc.	GILES CHEMICAL CORP		102 COMMERCE ST			WAYNESVILLE	NC	28786		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	GOLDMAN ANTONETTI & CORDOVA P.S.C. (PUERTO RICO CONSULTANTS)		PO BOX 70364			SAN JUAN	PR	00936-8364		Potential Claim for prepaid product registration
Bio-Lab, Inc.	GOLF CLUB OF GEORGIA		ONE GOLF CLUB DRIVE			ALPHARETTA	GA	30005		Potential claim for prepaid membership deposit
Chemtura Corporation	GOTHAM TECHNOLOGY GROUP		1 PARAGON DRIVE, SUITE 200			MONTVALE	NJ	07645		Potential Claim for prepaid Information Technology Contract
Chemtura Corporation	GRACE DAVISON		PO BOX 2117			BALTIMORE	MD	21203-2117		Potential Claim for prepaid Vendor payment
Chemtura Corporation	GRANITE		222 ELM STREET SUITE 14			NORTH HAVEN	CT	06473		Potential claim for prepaid adequate assurance deposit
Bio-Lab, Inc.	GREAT AMERICAN COUNTRY		9721 SHERRILL BLVD			KNOXVILLE	TN	37932		Potential Claim for prepaid Advertising Expenses
Chemtura Corporation	GREAT LAKES COMPUTER SOURCE, INC.		5555 CORPORATE EXCHANGE COURT SE			GRAND RAPIDS	MI	49512		Potential Claim for prepaid Vendor payment
Chemtura Corporation	GREIF BROS. CORPORATION		1701 N. GRAHAM ST.			CHARLOTTE	NC	28206		Potential Claim for prepaid Vendor payment
Great Lakes Chemical Corporation	GREIF INC		PO BOX 532416			ATLANTA	GA	30353-2416		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	GWINNETT CONVENTION & VISITORS BUREAU		6400 SUGARLOAF PKWY			DULUTH	GA	30097		Potential claim for prepaid deposit
Bio-Lab, Inc.	GWINNETT INDUSTRIES		PO BOX 67			TUCKER	GA	30085		Potential claim for prepaid deposit
Chemtura Corporation	HALLSTAR SALES CORP / CPH SOLUTIONS		1331 PAYSPHERE CIRCLE			CHICAGO	IL	60674		Potential Claim for prepaid Vendor payment

9. Deposits-Prepays-Holdbacks	Page 24 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Bio-Lab, Inc.	HARRISON FRENCH DEVELOPMENT		809 SOUTHWEST A ST. SUITE 101			BENTONVILLE	AR	72712		Potential claim for prepaid deposit
Chemtura Corporation	HARWICK STANDARD DISTRIBUTION		60 S. SEIBERLING STREET			AKRON	OH	44305		Potential Claim for prepaid Vendor payment
Great Lakes Chemical Corporation	HELM U. S. CORPORATION		1110 CENTENNIAL AVENUE			PISCATAWAY	NJ	08854-4169		Potential Claim for prepaid Vendor payment
Chemtura Corporation	HERITAGE VILLAGE WATER CO.		HERITAGE ROAD			SOUTHBURY	CT	06488		Potential Claim for prepaid Vendor payment
Chemtura Corporation	HILB ROGAL & HOBBS / AMER. INT'L SPEC. LINES INS. CO.	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO	175 WATER ST			NEW YORK	NY	10038		Potential Claim for prepaid insurance premium
Chemtura Corporation	HILB ROGAL & HOBBS / AMER. INT'L SPEC. LINES INS. CO.	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO	70 PINE ST			NEW YORK	NY	10270		Potential Claim for prepaid insurance premium
Chemtura Corporation	HILB ROGAL & HOBBS / AMER. INT'L SPEC. LINES INS. CO.	AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE CO	AIG DOMESTIC CLAIMS	TOXIC TORT CLAIMS DEPARTMENT	101 HUDSON ST 29TH FL	JERSEY CITY	NJ	07302		Potential Claim for prepaid insurance premium
Chemtura Corporation	HILB ROGAL & HOBBS / AMER. INT'L SPEC. LINES INS. CO.	C/O AMERICAN INTERNATIONAL SURPLUS LINES AGENCY IN	FINANCIAL CTR 401 PLZ 3			JERSEY CITY	NJ	07311		Potential Claim for prepaid insurance premium
Bio-Lab, Inc.	HOME AND GARDEN TELEVISION		9721 SHERRILL BLVD			KNOXVILLE	TN	37932		Potential Claim for prepaid Advertising Expenses
Chemtura Corporation/Bio-Lab, Inc.	IDAHO DEPT. OF AGRICULTURE		DIVISION OF AGRICULTURAL TECHNOLOGY	2270 OLD PENITENTIARY ROAD		BOISE	ID	83712		Potential Claim for prepaid product registration
Chemtura Corporation	ILLINOIS AMERICAN WATER CO		PO BOX 5127			CAROL STREAM	IL	60197-5127		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation/Bio-Lab, Inc.	ILLINOIS DEPT. OF AGRICULTURE		BUREAU OF ENVIRONMENTAL PROGRAMS			SPRINGFIELD	IL	62794-9281		Potential Claim for prepaid product registration
Chemtura Corporation	ILLINOIS NATIONAL INS		485 LEXINGTON AVE.			NY	NY	10017		Potential Claim for prepaid insurance premium
Chemtura Corporation	INDECK POWER EQUIPMENT CO.		1111 S WILLIS AVE.			WHEELING	IL	60090		POTENTIAL CLAIM FOR BREACH OF CONTRACT FOR BOILER LEASE
Great Lakes Chemical Corporation	INDIAN SPRINGS SPECIALTY PRODUCTS		PO BOX 469			BALDWINSVILLE	NY	13027-0469		Potential Claim for prepaid Vendor payment
Great Lakes Chemical Corporation	INDIANA AMERICAN WATER CO		PO BOX 94551			PALATINE	IL	60094		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	INDIANA AMERICAN WATER CO		PO BOX 94551			PALATINE	IL	60094		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - WATER
Chemtura Corporation/Bio-Lab, Inc.	INDIANA STATE CHEMIST		PURDUE UNIVERSITY	175 S. UNIVERSITY ST.		WEST LAFAYETTE	IN	47907-2063		Potential Claim for prepaid product registration
Chemtura Corporation	INDUSTRIAL CONTAINER SERVICES, LLC		2810 W. TRADE STREET			CHARLOTTE	NC	28208		Potential Claim for prepaid Vendor payment
Chemtura Corporation	INDUSTRIAL CONTROLS & EQUIP		PO BOX 12709			PITTSBURGH	PA	15241		Potential Claim for prepaid Vendor payment
Chemtura Corporation	INSIGHT DIRECT		PO BOX 731071			DALLAS	TX	75373-1071		Potential Claim for prepaid Information Technology contract
Chemtura Corporation	INTERNATIONAL WAXES, INC.		85 OLD EAGLE SCHOOL ROAD			WAYNE	PA	19087		Potential Claim for prepaid Vendor payment
Chemtura Corporation/Bio-Lab, Inc.	IOWA DEPT. OF AGRICULTURE & LAND STEWARDSHIP PESTICIDE BUREAU		WALLACE ST OFF BLDG	502 E. 9TH STREET		DES MOINES	IA	50319-0051		Potential Claim for prepaid product registration
Chemtura Corporation	ISP TECHNOLOGIES, INC.		1361 ALPS ROAD, BUILDING 8-2			WAYNE	NJ	07470		Potential Claim for prepaid Vendor payment
Chemtura Corporation	JACKSON EMC	JACKSON EMC	PO BOX 100			JEFFERSON	GA	30549		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - ELECTRIC
Great Lakes Chemical Corporation	JAEGER PRODUCTS INC		DEPT 1688-17			DENVER	CO	80291-1688		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	JDA SOFTWARE, INC.		14400 N 87TH STREET			SCOTTSDALE	AZ	85260		Potential Claim for prepaid Information Technology Contract
Bio-Lab, Inc.	JEFFRIES MACHINE CO		5413 SALEM RD			COVINGTON	GA	30016		Potential Claim for prepaid Vendor payment
Chemtura Corporation	JERSEY CENTRAL POWER & LIGHT		2800 POTTSVILLE PIKE			READING	PA	19612		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	JOHNSTONE COMPANY INC.		222 SACKETT POINT ROAD			NORTH HAVEN	CT	06473		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	KAISER HARRIS (PAID TO GEORGIA POWER CO)		PO BOX 231			BELMONT	NC	28012		Potential claim for prepaid utility deposit
Bio-Lab, Inc.	KAMMANN MACHINES SERVICE INC		65 PARKER ST UNIT 5			NEWBURYPORT	MA	01950		Potential Claim for prepaid Vendor payment
Chemtura Corporation/Bio-Lab, Inc.	KANSAS DEPT. OF AGR.		RECORDS CUT- PESTICIDE REG., 109 SW 9TH STREET			TOPEKA	KS	66612		Potential Claim for prepaid product registration
Bio-Lab, Inc.	KANTAR RETAIL		245 FIRST STREET, 10 FL			CAMBRIDGE	MA	02142		Potential Claim for prepaid Presentation & Forum Expenses

9. Deposits-Prepays-Holdbacks	Page 25 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Bio-Lab, Inc.	KBS TRADING, INC.		98-B MAYFIELD AVENUE			EDISON	NJ	8837		Potential claim for prepaid barter credit
Chemtura Corporation/Bio-Lab, Inc.	KENTUCKY DEPT. OF AGRICULTURE		DIVISION OF ENVIRONMENTAL SERVICES, PESTICIDE REGULATION	107 CORPORATE DRIVE		FRANKFORT	KY	40601		Potential Claim for prepaid product registration
Chemtura Corporation/Bio-Lab, Inc.	KENTUCKY DIVISION OF REGULATORY SERVICES		UNIV OF KENTUCKY	103 REGULATORY SVCS BLDG		LEXINGTON	KY	40546-0275		Potential Claim for prepaid product registration
Great Lakes Chemical Corporation	KOCH MODULAR PROCESS SYSTEMS, LLC		45 EISENHOWER DRIVE			PARAMUS	NJ	07652		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	KOCH NITROGEN CO		24515 NETWORK PLACE			CHICAGO	IL	60673-1245		Potential Claim for prepaid Vendor payment
Chemtura Corporation	KUREHA CORPORATION		3-3-2, NIHONBASHI HAMACHO			CHUO-KU, TOKYO		1038552	JAPAN	Potential Claim for prepaid Vendor payment
Great Lakes Chemical Corporation	L M ROBBINS CO		PO BOX 217			NEFFS	PA	18065-0217		Potential Claim for prepaid Vendor payment
Chemtura Corporation	LANXESS CORPORATION		1530 BUSHY PARK ROAD			GOOSE CREEK	SC	29445		Potential Claim for prepaid Vendor payment
Chemtura Corporation	LIGHTHOUSE COMPUTER SERVICES		1287 WASHINGTON STREET			WEYMOUTH	MA	02189		Potential Claim for prepaid Information Technology contract
Chemtura Corporation/Bio-Lab, Inc.	LOUISIANA DEPT. OF AGRICULTURE & FORESTRY		OFFICE OF AGRICULTURE & ENVIRONMENTAL SCIENCES	5825 FLORIDA BLVD., SUITE 1023		BATON ROUGE	LA	70806		Potential Claim for prepaid product registration
Chemtura Corporation	LRN CORPORATION		1100 GLENDON AVENUE STE 700			LOS ANGELES	CA	90024		Potential Claim for prepaid course materials
Bio-Lab, Inc.	LUCTA USA INC		950 TECHNOLOGY WAY SUITE 110			LIBERTYVILLE	IL	60048		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	LYONDELL CHEMICAL COMPANY		ONE HOUSTON CENTER, 1221 MCKINNEY STREET			HOUSTON	TX	77010		Potential Claim for prepaid Licensing Fees
Chemtura Corporation	MANPOWER		PO BOX 7247 0208			PHILADELPHIA	PA	19170		Potential Claim for prepaid Vendor payment
Chemtura Corporation	MAR COR PURIFICATION		4450 TOWNSHIP LINE ROAD			SKIPPACK	PA	19474		Potential Claim for prepaid Vendor payment
Chemtura Corporation	MARSH INC.		1166 AVE. OF AMERICAS			NY	NY	10036		Potential Claim for prepaid insurance premium
Chemtura Corporation/Bio-Lab, Inc.	MARYLAND DEPT. OF AGRICULTURE		STATE CHEMIST SECTION	50 HARRY S. TRUMAN PARKWAY		ANNAPOLIS	MD	21401		Potential Claim for prepaid product registration
Chemtura Corporation/Bio-Lab, Inc.	MASSACHUSETTS DEPT. OF FOOD & AGRICULTURE		PESTICIDE BUREAU-PROD REGISTRATION	251 CAUSEWAY STREET, STE 500		BOSTON	MA	02114-2151		Potential Claim for prepaid product registration
Chemtura Corporation	MEAD WESTVACO CORP.		205 E. HAWTHORNE ST.			COVINGTON	VA	24426		Potential Claim for prepaid Vendor payment
Chemtura Corporation	MEGLOBAL AMERICAS INC.		3320 RIDGECREST			MIDLAND	MI	48674		Potential Claim for prepaid Vendor payment
Great Lakes Chemical Corporation	MEGLOBAL AMERICAS INC.		3320 RIDGECREST			MIDLAND	MI	48674		Potential Claim for prepaid Vendor payment
Chemtura Corporation	MERIT CONTRACTING CO		1428 DELBERT'S DRIVE			MONONGAHELA	PA	15063-0000		Potential Claim for prepaid Vendor payment
Chemtura Corporation	MH EQUIPMENT - LOUISVILLE		3306 GILMORE INDUSTRIAL BLVD.			LOUISVILLE	KY	40213		POTENTIAL CLAIM FOR BREACH OF CONTRACT FOR FORK LIFT LEASE
Chemtura Corporation/Bio-Lab, Inc.	MICHIGAN DEPT. OF AGRICULTURE		PESTICIDE & PLANT MGMT. DIVISION	5TH FLOOR, CONSTITUTION HALL NORTH	525 W. ALLEGAN ST.	LANSING	MI	48933		Potential Claim for prepaid product registration
Chemtura Corporation	MIDDLESEX COUNTY UTILITIES AUTHORITY		PO BOX 159			SAYREVILLE	NJ	8872		Potential Claim for prepaid Sewer taxes
Chemtura Corporation	MIDDLESEX WATER CO		PO BOX 42635			PHILDELPHIA	PA	19101-2635		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - WATER
Chemtura Corporation	MIDDLESEX WATER CO		PO BOX 42635			PHILDELPHIA	PA	19101-2635		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation/Bio-Lab, Inc.	MINNESOTA DEPT. OF AGRICULTURE		PEST & FERT. MANAGEMENT DIV.AGRONOMY SERVICES DIVISION	625 ROBERTS STREET NORTH		ST. PAUL	MN	55155-2538		Potential Claim for prepaid product registration
Chemtura Corporation/Bio-Lab, Inc.	MISSISSIPPI DEPT. OF AGRICULTURE AND COMMERCE, BUREAU OF PLANT INDUSTRY		STONE BLVD. MDAC BLDG	206 STONE BLVD. MDAC BLDG.		MISSISSIPPI STATE	MS	39762		Potential Claim for prepaid product registration
Chemtura Corporation/Bio-Lab, Inc.	MISSOURI DEPT. OF AGRICULTURE		PESTICIDE REGISTRATIONS, PLANT IND. DIV.	1616 MISSOURI BLVD.		JEFFERSON CITY	MO	65102-0630		Potential Claim for prepaid product registration
Chemtura Corporation	MITSUI & CO (USA) INC		PO BOX 98646			CHICAGO	IL	60693		Potential Claim for prepaid Vendor payment

9. Deposits-Prepays-Holdbacks	Page 26 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation/Bio-Lab, Inc.	MONTANA DEPT. OF AGRICULTURE		AGRICULTURE SCIENCES DIVISION	303 N. ROBERTS STREET		HELENA	MT	59620-0201		Potential Claim for prepaid product registration
Chemtura Corporation	MORGANTOWN PRINTING & BINDING		915 GREENBAG RD			MORGANTOWN	WV	26508		Potential Claim for prepaid Vendor payment
Chemtura Corporation	MORGANTOWN UTILITIES BOARD		PO BOX 852			MORGANTOWN	WV	26507-0852		Potential claim for prepaid adequate assurance deposit
Bio-Lab, Inc.	MOTEK		113 N. SAN VINCENTE 3RD FL			BEVERLY HILLS	CA	90211		Potential Claim for prepaid Information Technology contract
Bio-Lab, Inc.	MULTI AD		35176 EAGLE WAY			CHICAGO	IL	60678-1351		Potential Claim for prepaid Advertising Expenses
Great Lakes Chemical Corporation	MULTI-WING AMERICA INC		PO BOX 425			BURTON	OH	44021		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	MUNICIPAL SERVICES COMMISSION		216 CHESTNUT STREET			NEW CASTLE	DE	19720		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	MUNICIPAL SERVICES COMMISSION		216 CHESTNUT STREET			NEW CASTLE	DE	17920		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - ELECTRIC
Chemtura Corporation	MURRAY EQUIPMENT INC.		2515 CHARLESTON PLACE			FORT WAYNE	IN	46808		Potential Claim for prepaid Vendor payment
Chemtura Corporation	NAUGATUCK POLLUTION-CHARTIS SPECIALTY		99 HIGH STREET			BOSTON	MA	2110		Potential Claim for prepaid insurance premium
Chemtura Corporation/Bio-Lab, Inc.	NC DEPT. OF AGRICULTURE & CONSUMER SERVICES		PESTICIDE SECTION, REGISTRATION UNIT	1090 MAIL SERVICE CENTER		RALEIGH	NC	27699-1090		Potential Claim for prepaid product registration
Chemtura Corporation/Bio-Lab, Inc.	NEBRASKA DEPT. OF AGRICULTURE		BUREAU OF PLANT INDUSTRY	301 CENTENNIAL MALL SOUTH		LINCOLN	NE	68509-4756		Potential Claim for prepaid product registration
Chemtura Corporation/Bio-Lab, Inc.	NEVADA DEPARTMENT OF AGRICULTURE		350 CAPITOL AVENUE			RENO	NV	89502		Potential Claim for prepaid product registration
Chemtura Corporation/Bio-Lab, Inc.	NEVADA DEPARTMENT OF AGRICULTURE		PESTICIDE REGISTRATIONS	405 SOUTH 21ST STREET		SPARKS	NV	89431		Potential Claim for prepaid product registration
Chemtura Corporation/Bio-Lab, Inc.	NEW HAMPSHIRE DEPT. OF AGRICULTURE, MARKETS & FOOD		DIVISION OF PESTICIDE CONTROL	25 CAPITOL STREET, 2ND FLOOR		CONCORD	NH	03302-2042		Potential Claim for prepaid product registration
Chemtura Corporation/Bio-Lab, Inc.	NEW JERSEY PESTICIDE CONTROL PROGRAM		22 S. CLINTON AVE.	4 STATION PLAZA, 3RD FLOOR		TRENTON	NJ	08609		Potential Claim for prepaid product registration
Chemtura Corporation/Bio-Lab, Inc.	NEW MEXICO DEPT. OF AGRICULTURE		DIV. OF AGRICULTURE & ENVIRON. SERVICES	3190 S. ESPINA		LAS CRUCES	NM	88003-0005		Potential Claim for prepaid product registration
Chemtura Corporation/Bio-Lab, Inc.	NEW YORK STATE DEPT. OF ENVIR. CONSERVATION PESTICIDE PRODUCT REGISTRATION SECTION		625 BROADWAY			ALBANY	NY	12233-7257		Potential Claim for prepaid product registration
Great Lakes Chemical Corporation	NEWPORT SCIENTIFIC INC		8246 E SANDY CT			JESSUP	MD	20794-9632		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	NICOLE HUNICUTT		2745 ABBOTTSWELL DRIVE			ALPHARETAA	GA	30022		Potential Claim for prepaid Public Relations fee
Great Lakes Chemical Corporation	NIKKISO PUMPS AMERICA INC		600 KENDRICK DR, STE C-1			HOUSTON	TX	77060		Potential Claim for prepaid Vendor payment
Chemtura Corporation	NNN 1818 MARKET STREET, LLC		1818 MARKET STREET 37			PHILADELPHIA	PA	19103		Potential Claim for prepaid Rent
Chemtura Corporation	NNN 1818 MARKET STREET, LLC		1818 MARKET STREET 37			PHILADELPHIA	PA	19103		Potential claim for pepaid real estate deposit
Chemtura Corporation	NORTH BALDWIN UTILITIES		PO BOX 1207			BAY MINETTE	AL	36507		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	NORTH BALDWIN UTILITIES		PO BOX 1207			BAY MINETTE	AL	36507		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - NATURAL GAS
Chemtura Corporation	NORTH CAROLINA DEPT OF REVENUE -CORPORATE TAX DIV		PO BOX 25000			RALEIGH	NC	27640		Potential Claim for prepaid Franchise Tax
Chemtura Corporation/Bio-Lab, Inc.	NORTH DAKOTA DEPT. OF AGRICULTURE		REGISTRATION DIVISION	600 EAST BOULEVARD AVE., DEPT. 602		BISMARCK	ND	58505-0200		Potential Claim for prepaid product registration
Chemtura Corporation	NORTHERN INDIANA FUEL & LIGHT		NIPSCO PO BOX 13007			MERRILLVILLE	IN	46411-3007		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - NATURAL GAS
Chemtura Corporation	NORTHERN INDIANA PUBLIC SERVICE		PO BOX 13007			MERRILLVILLE	IN	46411		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - ELECTRIC
Bio-Lab, Inc.	NORTHERN INDIANA PUBLIC SERVICE		PO BOX 13007			MERRILLVILLE	IN	46411		Potential claim for prepaid adequate assurance deposit

9. Deposits-Prepays-Holdbacks	Page 27 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation/Bio-Lab, Inc.	NY DEPT OF AGRICULTURE AND MARKETS		DIV OF PLANT INDUSTRY	10B AIRLINE DRIVE		ALBANY	NY	12235		Potential Claim for prepaid product registration
Chemtura Corporation	NYS TAX DEPT TAXPAYER ASSISTANCE		BUREAU W.A. HARRIMAN CAMPUS,			ALBANY	NY	12227		Potential Claim for prepaid Franchise Tax
Bio-Lab, Inc.	OCCIDENTAL CHEMICAL CORPORATION		PO BOX 91929			CHICAGO	IL	60693-1929		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	OCCIDENTAL CHEMICAL CORPORATION		PO BOX 406422			ATLANTA	GA	30384-6422		Claim for credit memo holdback receivable
Chemtura Corporation	OCEAN COMPUTER GROUP		90 MATAWAN ROAD - SUITE 105			MATAWAN	NJ	07747		Potential Claim for prepaid Information Technology contract
Chemtura Corporation/Bio-Lab, Inc.	OHIO DEPT OF TAXATION-TAXPAYER SVCS DIV		830 FREEWAY DRIVE NORTH	PO BOX 2476		COLUMBUS	OH	43229		Potential Claim for prepaid Franchise Tax
Chemtura Corporation	OHIO DEPT. OF AGRICULTURE		PLANT INDUSTRY/PESTICIDE REGULATION DIVISION	8995 E. MAIN STREET		REYNOLDSBURG	OH	43068-3399		Potential Claim for prepaid product registration
Bio-Lab, Inc.	OKLAHOMA DEPT. OF AGRICULTURE		2800 NORTH LINCOLN BLVD.,			OKLAHOMA CITY	OK	73105-4298		Potential Claim for prepaid product registration
Chemtura Corporation	OLD BRIDGE CHEMICALS INC		PO BOX 194			OLD BRIDGE	NJ	08857		Potential Claim for prepaid Vendor payment
Chemtura Corporation & Subsidiaries	ORACLE RENEWAL		PO BOX 71028			CHICAGO	IL	60694		Potential Claim for prepaid Information Technology contract
Bio-Lab, Inc.	OREGON DEPT. OF AGRICULTURE		635 CAPITOL STREET	NEPO BOX 4395, UNIT 16		SALEM	OR	97301-2532		Potential Claim for prepaid product registration
Chemtura Corporation	PAETEC		PO BOX 1317			BUFFALO	NY	14240-1317		Potential claim for prepaid adequate assurance deposit
Chemtura Canada Co./Cie	PAETEC, AT&T (LEGACY BELL SOUTH) & GRANITE		PO BOX 1317			BUFFALO	NY	14240-1317		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - TELECOM
Chemtura Corporation	PARCHEM TRADING LTD.		415 HUGUENOT STREET			NEW ROCHELLE	NY	10801		Potential Claim for prepaid Vendor payment
Great Lakes Chemical Corporation	PARKERS CHAPEL WATER ASSOCIATION		101 WOTAPI			ELSORADO	AR	71730		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - WATER
Chemtura Corporation	PARKERS CHAPEL WATER ASSOCIATION		101 WOTAPI			ELSORADO	AR	71730		Potential claim for prepaid adequate assurance deposit
Bio-Lab, Inc.	PELLET ENVY		2808 WEST 120TH TERRACE			LEAWOOD	KS	66209		Potential Claim for prepaid Sponsorship
Chemtura Corporation	PENNSYLVANIA BUREAU OF CORPORATION TAXES		STRAWBERRY SQ, FOURTH AND WALNUT STS			HARRISBURG	PA	17128-0101		Potential Claim for prepaid Franchise Tax
Chemtura Corporation/Bio-Lab, Inc.	PENNSYLVANIA BUREAU OF CORPORATION TAXES		STRAWBERRY SQ, FOURTH AND WALNUT STS			HARRISBURG	PA	17128-0101		Potential Claim for prepaid Franchise Tax
Chemtura Corporation	PENNSYLVANIA DEPT. OF AGRICULTURE		BUREAU OF PLANT INDUSTRY ATTN: PESTICIDE REGISTRATION	2301 NORTH CAMERON STREET		HARRISBURG	PA	17110-9408		Potential Claim for prepaid product registration
Chemtura Corporation	PERTH AMBOY POLLUTION LEGAL LIABILITY		99 HIGH STREET			BOSTON	MA	2110		Potential Claim for prepaid insurance premium
Great Lakes Chemical Corporation	PLANALYTICS		1325 MORRIS DRIVE STE 201			WAYNE	PA	19087		Potential Claim for prepaid Information Technology contract
Chemtura Corporation, Chemtura Canada Co./Cie	PNEUMATIC SCALE		PO BOX 71920			CHICAGO	IL	60694		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	PONTCHARTRAIN		1100 LOUISIANA STREET			HOUSTON	TX	77002		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - NATURAL GAS
Chemtura Corporation	PPG INDUSTRIES INC		DEPT AT 40177			ATLANTA	GA	31192		Potential Claim for prepaid Vendor payment
Chemtura Corporation	PRAXAIR		39 OLD RIDGEBURY ROAD			DANBURY	CT	06810-5113		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	PRECISION COMPUTER SERVICES		175 CONSTITUTION BLVD. SOUTH			SHELTON	CT	06484		Potential Claim for prepaid Information Technology contract
Bio-Lab, Inc.	PRESTON PARK -THE HAMPSHIRE COMPANIES		3101			HICKSVILLE	NY	11802-3101		Potential Claim for prepaid Rent
Bio-Lab, Inc.	PROMO POWER LLC		3609 153 ST			URBANDALE	IA	50323		Potential Claim for prepaid Convention Expenses
Chemtura Corporation	PSE&G		PO BOX 14444			NEW BRUNSWICK	NJ	08906-4444		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	PSNC		PO BOX 100256			COLUMBIA	SC	29202-3256		Potential claim for prepaid adequate assurance deposit
Bio-Lab, Inc.	PURE EARTH ENERGY RESOURCES, INC.		ONE NESHAMINY INTERPLEX			TREVOSE	PA	19053		Potential Claim for prepaid Vendor payment
	QUEBIT CONSULTING LLC		49 SECOR ROAD			SCARSDALE	NY	10583		Potential Claim for prepaid Information Technology contract
	R.T. VANDERBILT COMPANY		30 WINFIELD STREET			NORWALK	CT	06855		Potential Claim for prepaid Vendor payment

9. Deposits-Prepays-Holdbacks	Page 28 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation/Bio-Lab, Inc.	REAGENT CHEMICAL & RESEARCH INC		115 ROUTE 202			RINGOES	NJ	08551		Claim for overpayment of inventory
Bio-Lab, Inc.	RECEIVER GENERAL FOR CANADA		PMRA/ARLA-6605C1	2720 PROMENADE RIVERSIDE DRIVE		OTTAWA	ON	K1A 0K9		Potential Claim for prepaid product registration
Chemtura Corporation	RECEIVER GENERAL FOR CANADA		2720 PROMENADE RIVERSIDE DR.			PMRA		ARLA6605C1		Claim for duplicate product registration payment
Chemtura Corporation	REMBE, INC		8129 NOLAND WOODS DRIVE			CHARLOTTE	NC	28277		Potential Claim for prepaid Vendor payment
Chemtura Corporation	RENEWAL AUTO LIABILITY - AON		175 WATER ST.			NY	NY	10038		Potential Claim for prepaid insurance premium
Chemtura Corporation	RENEWAL GENERAL LIABILITY - AON		175 WATER ST.			NY	NY	10038		Potential Claim for prepaid insurance premium
Chemtura Corporation	RENKERT OIL LLC		3817 MAIN STREET			MORGANTOWN	PA	19543		Potential Claim for prepaid Vendor payment
Chemtura Corporation/Bio-Lab, Inc.	REXAM CLOSURE SYSTEMS		1899 WILKINSON BLVD			PERRYSBURG	OH	43551		Potential Claim for prepaid Vendor payment
Chemtura Corporation	RHODE ISLAND DEPT. OF ENVIRONMENTAL MGMT.		DIVISION OF AGRICULTURE & RESOURCE MARKETING	235 PROMENADE STREET		PROVIDENCE	RI	02908-5767		Potential Claim for prepaid product registration
Chemtura Corporation	RINECO		819 VULCAN RD			BENTON	AR	72018		Potential Claim for prepaid Vendor payment
Chemtura Corporation	RLI INS. CO.		1384 BROADWAY,			NY	NY	10018		Potential Claim for prepaid insurance premium
Chemtura Corporation	ROBINSON ASSOCIATES		583 CANYON ROAD			REDWOOD CITY	CA	94062		Potential Claim for prepaid product registration
Bio-Lab, Inc.	ROCKDALE COUNTY STORMWATER		958 MILSTAD AVE.			CONYERS	GA	30012		Potential claim for prepaid adequate assurance deposit
Bio-Lab, Inc.	ROCKDALE COUNTY STORMWATER		958 MILSTAD AVE.			CONYERS	GA	30012		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - STORMWATER
Chemtura Corporation	ROCKDALE WATER RESOURCES		PO BOX 1378			CONYERS	GA	30012		Potential claim for prepaid adequate assurance deposit
Bio-Lab, Inc.	ROPAK		660 SOUTH STATE COLLEGE BLVD			FULLERTON	CA	92831		Potential Claim for prepaid Vendor payment
Chemtura Corporation	RT VANDERBILT		30 WINFIELD STREET			NORWALK	CT	06855		Potential Claim for prepaid Vendor payment
Chemtura Corporation	RUBICON		PO BOX 517			GEISMAR	LA	70734		Potential Claim for prepaid Product manufacture
Chemtura Corporation	SAMSON CONTROLS INC		4111 CEDAR BLVD			BAYTOWN	TX	77523-8588		Potential Claim for prepaid Vendor payment
Chemtura Corporation	SAP AMERICA		3999 WEST CHESTER PIKE			NEWTON SQUARE	PA	19073		Potential Claim for prepaid Information Technology contract
Chemtura Corporation	SCHENECTADY INTERNATIONAL, INC.		PO BOX 1046			SCHENECTADY	NY	12301		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	SCHENECTADY INTERNATIONAL, INC.		PO BOX 88168			CHICAGO	IL	60607		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	SCHEU & KNISS		SECTION 273			LOUISVILLE	KY	40289		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	SEABURY & SMITH - EXEC GROUP PERSONAL LIABILITY		15 MOUNTAIN VIEW ROAD			WARREN	NJ	07059	07059	Potential Claim for prepaid insurance premium
Chemtura Corporation	SECUDE IT SECURITY LLC		380 SUNDOWN DRIVE			DAWSONVILLE	GA	30534		Potential Claim for prepaid Information Technology contract
Chemtura Corporation	SHAW ENVIRONMENTAL		2790 MOSSIDE BOULEVARD			MONROEVILLE	PA	15146-2792		Potential Claim for prepaid Vendor payment
Chemtura Corporation	SHELL OIL PRODUCTS US / HOUSTON OFF		910 LOUISIANA STREET			HOUSTON	TX	77002		Potential Claim for prepaid Vendor payment
Chemtura Corporation	SHI CORP		PO BOX 952121			DALLAS	TX	75395-2121		Potential Claim for prepaid Information Technology contract
Chemtura Corporation	SIGMA ALDRICH		1001 WEST ST. PAUL AVE.			MILWAUKEE	WI	53233		Potential Claim for prepaid Vendor payment
Chemtura Corporation	SIGMA-ALDRICH, INC.		PO BOX 535182			ATLANTA	GA	30353-5182		Potential Claim for prepaid Vendor payment
	SINON USA INC.		1080 CAROL LANE, SUITE 264			LAFAYETTE	CA	94549		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	SKILLSOFT CORPORATION		107 NORTHEASTERN BLVD			NASHUA	NH	03062		Potential Claim for prepaid License
Chemtura Corporation	SOLAR WINDS		PO BOX 730720			DALLAS	TX	75373-0720		Potential Claim for prepaid Information Technology contract
Chemtura Corporation/Bio-Lab, Inc.	SOUTH CAROLINA DEPARTMENT OF REVENUE		BOX 125 ATTN: CORPORATE INCOME TAX			COLUMBIA	SC	29214		Potential Claim for prepaid Franchise Tax
Chemtura Corporation/Bio-Lab, Inc.	SOUTH CAROLINA DEPT. OF PESTICIDE REGULATION		511 WESTINGHOUSE ROAD-BOX 340394,			PENDLETON	SC	29670		Potential Claim for prepaid product registration

9. Deposits-Prepays-Holdbacks	Page 29 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	SOUTH DAKOTA DEPT. OF AGRICULTURE		DIVISION OF AGRICULTURAL SERVICES	523 EAST CAPITOL	FOSS BLDG.	PIERRE	SD	57501-3182		Potential Claim for prepaid product registration
Chemtura Corporation	SOUTHERN CALIFORNIA EDISON		300 LONG HILL ROAD			SAN DIMAS	CA	91773		Potential claim for prepaid adequate assurance deposit
Bio-Lab, Inc.	SOUTHERN CALIFORNIA EDISON		300 LONG HILL ROAD			SAN DIMAS	CA	91773		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - ELECTRIC
Chemtura Corporation	SOUTHERN IONICS INC		12901 BAY PARK RD			PASADENA	TX	77507		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	SOUTHSTAR ENERGY SERVICES		PO BOX 945785			ATLANTA	GA	30394		Potential claim for prepaid adequate assurance deposit
Bio-Lab, Inc.	SOUTHSTAR ENERGY SERVICES		PO BOX 945785			ATLANTA	GA	30394		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - NATURAL GAS
Chemtura Corporation	SPRAGUE		SUITE 200			PORTSMOUTH	NH	03801		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	ST PAUL MERCURY		485 LEXINGTON AVE.			NEW YORK	NY	10017		Potential Claim for prepaid insurance premium
Chemtura Corporation	ST. CHARLES PARISH DEPARTMENT OF WATERWORKS		PO BOX 108			LULING	LA	70070		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - WATER
Chemtura Corporation	STATE OF ALASKA- PESTICIDE PROGRAM		PRODUCT REGISTRATION	1700 E. BOGARD RD., BLDG B, STE.202		WASILLA	AK	99654		Potential Claim for prepaid product registration
Chemtura Corporation	STATE OF HAWAII DEPT. OF AGRICULTURE		PESTICIDE BRANCH	1428 SOUTH KING ST.		HONOLULU	HI	96814-2512		Potential Claim for prepaid product registration
Bio-Lab, Inc.	STATE OF WEST VIRGINIA		601 57TH ST SE			CHARLESTON	WV	25304		Potential claim for prepaid utility deposit
Bio-Lab, Inc.	STATE REVENUE COMMISSIONER INCOME TAX		DIVISION 507 TRINITY-WASHINGTON BLDG			ATLANTA	GA	30334		Potential Claim for prepaid Franchise Tax
Chemtura Corporation	STATE REVENUE COMMISSIONER INCOME TAX		DIVISION 507 TRINITY-WASHINGTON BLDG			ATLANTA	GA	30334		Potential Claim for prepaid Franchise Tax
Great Lakes Chemical Corporation	STATE REVENUE COMMISSIONER INCOME TAX		DIVISION 507 TRINITY-WASHINGTON BLDG			ATLANTA	GA	30334		Potential Claim for prepaid Franchise Tax
Chemtura Corporation	STATE TAX COMMISSION		PO BOX 1033			JACKSON	MS	39215-1033		Potential Claim for prepaid Franchise Tax
Chemtura Corporation	STATE TAX DEPARTMENT - TAXPAYER SERVICE DIV		PO BOX 3784			CHARLESTON	WV	25337-3784		Potential Claim for prepaid Franchise Tax
Chemtura Corporation	STATE UNIV OF NJ AT RUTGERS , IR-4 PROJECT HDQTRS		500 COLLEGE RD EAST, STE 201W			PRINCETON	NJ	08540		Potential Claim for prepaid product registration
Chemtura Corporation	SUPPLYONE INC / PACKAGING SERVICES		PO BOX 1469			ROCKWELL	NC	28138		Potential Claim for prepaid Vendor payment
Chemtura Corporation	SYMANTEC		FILE #32168, PO BOX 60000			SAN FRANCISCO	CA	94160		Potential Claim for prepaid Information Technology contract
	SYNDICATE# 623 LLOYDS OF LONDON		8 DEVONSHIRE SQUARE			LONDON		EC2M 4PL	UNITED KINGDOM	Potential Claim for prepaid insurance premium
Chemtura Corporation	T K SUPPLIES		111 FIRETHORNE COURT			GREER	SC	29650		Potential Claim for prepaid Vendor payment
Chemtura Corporation	TANGOE, INC		35 EXECUTIVE BOULEVARD			ORANGE	CT	06477		Potential Claim for prepaid Information Technology contract
Bio-Lab, Inc.	TANNAS COMPANY		4800 JAMES SAVAGE ROAD			MIDLAND	MI	48642		Potential Claim for prepaid Vendor payment
Chemtura Corporation	TECHNIDATA		503 CARR ROAD, SUITE 120			WILMINGTON	DE	19809		Potential Claim for prepaid Information Technology contract
Bio-Lab, Inc.	TELEDYNE TAPTONE		49 EDGERTON DR			NORTH FALMOUTH	MA	02556		Potential Claim for prepaid Vendor payment
Chemtura Corporation	TENNESSEE DEPT. OF AGRICULTURE		DIVISION OF REGULATORY SERVICES, ATTN: PESTICIDE REG	440 HOGAN RD.		NASHVILLE	TN	37220		Potential Claim for prepaid product registration
Bio-Lab, Inc.	TEXAS DEPT. OF AGRICULTURE		PESTICIDE PROGRAMS DIVISION	1700 N. CONGRESS, 10TH FLOOR		AUSTIN	TX	78701		Potential Claim for prepaid product registration
Chemtura Corporation	THOMSON REUTERS TAX AND ACCOUNTING-R&G		PO BOX 966			FORT WORTH	TX	76101-0966		Potential Claim for prepaid Web Subscription
Bio-Lab, Inc.	TK SUPPLIES		111 FIRETHORNE COURT			GREER	SC	29650		Potential Claim for prepaid Vendor payment
Chemtura Corporation	TOYOTA MOTOR CREDIT CORP		P.O. BOX 3457			TORRANCE	CA	90510-3457		POTENTIAL CLAIM FOR BREACH OF CONTRACT FOR FORK LIFT LEASE
Chemtura Corporation	TPC GROUP INC.		5151 SAN FELIPE SUITE 800			HOUSTON	TX	77056		Potential Claim for prepaid Vendor payment
Chemtura Corporation	TREASURER STATE OF MAINE, BOARD OF PESTICIDES CONTROL		MAINE DEPT. OF AGRICULTURE, FOOD, & RURAL RESOURCES	28 STATE HOUSE STATION		AUGUSTA	ME	04333-0288		Potential Claim for prepaid product registration
Chemtura Corporation	TRINITY MFG INC		PO BOX 1519			HAMLET	NC	28345		Potential Claim for prepaid Vendor payment
Chemtura Corporation	TSI, INCORPORATED		500 CARDIGAN ROAD			SHOREVIEW	MN	55126		Potential Claim for prepaid Vendor payment

9. Deposits-Prepays-Holdbacks	Page 30 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	TURTLE & HUGHES INC.		1900 LOWER ROAD			LINDEN	NJ	07036		Potential Claim for prepaid Vendor payment
Chemtura Corporation	TWIN CITY FIRE INS		2 PARK AVE.			NY	NY	10016		Potential Claim for prepaid insurance premium
Chemtura Corporation	TWP OF EAST HANOVER		411 RIDGEDALE AVE			EAST HANOVER	NJ	07936		Potential claim for prepaid adequate assurance deposit
	U.S. ENVIRONMENTAL PROTECTION AGENCY		PESTICIDE MAINTENANCE FEES	PO BOX 979031		ST. LOUIS	MO	63197-9000		Potential Claim for prepaid product registration
Chemtura Corporation	UNITED MAINTENANCE INC		3687 MCELROY RD			ATLANTA	GA	30340		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	UNIVERSAL MACHINE CO		10190 HAZELBRAND RD			COVINGTON	GA	30014-1508		Potential Claim for prepaid Vendor payment
Chemtura Corporation	US BORAX INC		DEPT 5-2314			LOS ANGELES	CA	90088		Potential Claim for prepaid Vendor payment
Chemtura Corporation/Bio-Lab, Inc.	USA CONTAINER		1776 SOUTH SECOND ST			PISCATAWAY	NJ	08854-1770		Potential claim for prepaid utility deposit
Chemtura Corporation/Bio-Lab, Inc.	USEPA WASHINGTON FINANCE CTR		PESTICIDE REG SVC FEE	PO BOX 360277		PITTSBURGH	PA	15251		Potential Claim for prepaid product registration
Chemtura Corporation	UTAH DEPT. OF AGRICULTURE & FOOD		350 NORTH REDWOOD ROAD	P.O. BOX 146500		SALT LAKE CITY	UT	84114-6500		Potential Claim for prepaid product registration
Chemtura Corporation	UTILITY SERVICE AFFILIATES		PO BOX 42635			PHILDELPHIA	PA	19101-2635		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - WATER
Bio-Lab, Inc.	UTILITY SERVICE AFFILIATES		PO BOX 42635			PHILDELPHIA	PA	19101-2635		Potential claim for prepaid adequate assurance deposit
Great Lakes Chemical Corporation	VECTREN ENERGY		PO BOX 6248			INDIANAPOLIS	IN	46206-6248		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - NATURAL GAS
Chemtura Corporation	VECTREN ENERGY		PO BOX 6248			INDIANAPOLIS	IN	46206-6248		Potential claim for prepaid adequate assurance deposit
Great Lakes Chemical Corporation	VENDAVO INC		1029 CORPORATION WAY			PALO ALTO	CA	94303		Potential Claim for prepaid Information Technology contract
Chemtura Corporation	VERIZON		140 WEST STREET			NEW YORK	NY	10007		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation/Bio-Lab, Inc.	VERIZON & GRANITE	VERIZON CORPORATE OFFICE	140 WEST ST			NEW YORK	NY	10007		POTENTIAL CLAIM FOR RETURN OF DEPOSIT - TELECOM
Chemtura Corporation	VERMONT AGENCY OF AGR. FOOD & MARKETS		116 STATE STREET, DRAWER 20,			MONTPELIER	VT	05620-2901		Potential Claim for prepaid product registration
	VERTEX INC		W510248 PO BOX 7777			PHILADELPHIA	PA	19175-0248		Potential Claim for prepaid Information Technology contract
Bio-Lab, Inc.	VIGNETTE		PO BOX 911787			DALLAS	TX	75391-1787		Potential Claim for prepaid Information Technology contract
	VIRGINIA DEPT. OF AGRICULTURE & CONSUMER SERVICES		OFFICE OF PESTICIDE SERVICES	102 GOVERNOR ST. 1ST FLOOR		RICHMOND	VA	23219		Potential Claim for prepaid product registration
Bio-Lab, Inc.	W.A.M.PAINTING CO		502 GASTON AVE			BELMONT	NC	28012		Potential Claim for prepaid Vendor payment
Chemtura Corporation/Bio-Lab, Inc.	WASH., DC DEPT. OF HEALTH		ENV. HEALTH ADMIN.PESTICIDE PROGRAMS	51 N. STREET, NE, 3RD FLOOR		WASHINGTON	DC	20002-3315		Potential Claim for prepaid product registration
Bio-Lab, Inc.	WASHINGTON STATE DEPT. OF AGRICULTURE		PESTICIDE MGMT. DIV.	1111 WASHINGTON ST. 2ND FLOOR		OLYMPIA	WA	98504-2589		Potential Claim for prepaid product registration
Bio-Lab, Inc.	WATERS CORPORATION		34 MAPLE STREET			MILFORD	MA	01757-3696		Potential Claim for prepaid Vendor payment
Bio-Lab, Inc.	WEBWORKS ALLIANCE		95 CATERSON TERRACE			HATSDALE	NY	10530		Potential Claim for prepaid Web Subscription
Chemtura Corporation	WEST VIRGINIA DEPT. OF AGRICULTURE		ADMINISTRATION SERVICES DIVISION	1900 KANAWHA BLVD. E.		CHARLESTON	WV	25305-0170		Potential Claim for prepaid product registration
Chemtura Corporation	WHITE HOUSE WATER SYSTEM		11120 WHITE HOUSE FORK RD.			BAY MINETTE	AL	36507		Potential claim for prepaid adequate assurance deposit
Bio-Lab, Inc.	WISCONSIN DEPT. OF AGRICULTURE, TRADE & CONSUMER PROTECTION		AGRICULTURAL RESOURCE MANAGEMENT DIVISION	2811 AGRICULTURE DRIVE		MADISON	WI	53708		Potential Claim for prepaid product registration
Bio-Lab, Inc.	WOODRUFF & ASSOCIATES		539 RIVER SOUND LANE			DAWSONVILLE	GA	30534		Potential Claim for prepaid Convention Expenses
Chemtura Corporation/Great Lakes Chemical Corporation	WYOMING DEPT. OF AGRICULTURE		PRODUCT REGISTRATIONS	2219 CAREY AVENUE		CHEYENNE	WY	82002-0100		Potential Claim for prepaid product registration
Chemtura Corporation	XL SPECIALTY INS		70 SEAVIEW AVE.			STAMFORD	CT	06902		Potential Claim for prepaid insurance premium

9. Deposits-Prepays-Holdbacks	Page 31 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	YANKEE GAS	NORTHEAST UTILITIES CREDIT AND COLLECTION CENTER	PO BOX 2899			HARTFORD	CT	06101-8307		Potential claim for prepaid adequate assurance deposit
Chemtura Corporation	ZENITH PUMPS		LOCKBOX 7916 COLLECTION CENTER DR			CHICAGO	IL	60693		Potential Claim for prepaid Vendor payment

9. Deposits-Prepays-Holdbacks	Page 32 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	ADSIT, STANLEY		411 SUDBURY COURT			INDIANAPOLIS	IN	46234		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	ALEX PASHIAIN		104 WEST FLAT HILL ROAD			SOUTHBURY	CT	06488		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	ALVEY, THOMAS		675 WASHINGTON ROAD			BOURBONNAIS	IL	60914		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	DISALVO, ANDREW		71 ROSER DRIVE			GLASTONBURY	CT	06033		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	ANTHEM BLUE CROSS/BLUE SHIELD		370 BASSETT ROAD			NORTH HAVEN	CT	06473		Potential Claim for breach of contract
Bio-Lab, Inc.	ASTRIX SOFTWARE TECHNOLOGY		1090 KING GEORGES POST RD 604			EDISON	NJ	08837		Potential Claim for breach of contract
Chemtura Corporation	NEALS, BARBARA		60 HANSOM HILL ROAD			WINDSOR	CT	06095		Potential Claim for some of all of Education/Tuition Benefits advanced
Bio-Lab, Inc.	BETHEL, TREMAYNE		248 CAITLYN DRIVE			HAMPTON	GA	30228		Potential Claim for some or all of Relocation Benefits advanced
Chemtura Corporation	BILLITER, BILLY		700 NORTH 8TH AVENUE			PADEN CITY	WV	26159		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	BOWEN, ROBERT		119 S. CHELSEA STREET			SISTERSVILLE	WV	26175		Potential Claim for some or all of Retiree Pension benefits advanced
Bio-Lab, Inc.	TRENCK, BRIAN		P.O. BOX 491385			LAWRENCEVILLE	GA	30049		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	BROWN, ELAINE		1825 EDERVILLE ROAD SOUTH			FORT WORTH	TX	76103		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	CAREMARK		211 SANDERS ROAD			NORTHBROOK	IL	60602		Potential Claim for breach of contract
Chemtura Corporation	WINZLER, CATHERINE		77 OXFORD WAY			TORRINGTON	CT	06790		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	CECILIO, FEDERICO		57 LUTHER DRIVE			SOUTHBURY	CT	06488		Potential Claim for some or all of Relocation Benefits advanced
Chemtura Corporation	CERIDIAN BENEFIT SERVICES		3201 34TH STREET SOUTH			ST. PETERSBURG	FL	33711		Potential Claim for breach of contract
Chemtura Corporation	COARTNEY, TERRY		HC 69, BOX 110			BENS RUN	WV	26135		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	COLE, MARION		6275 GARDEN PARK DRIVE			GARDEN VALLEY	CA	95633		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	COLVIN, ROYCE		161 HARBOR POINT DRIVE			BRUNSWICK	GA	31523		Potential Claim for some or all of Relocation Benefits advanced
Chemtura Corporation	CORESOURCE		26-28 WEST KING STREET			LANCASTER	PA	17603		Potential Claim for breach of contract
Chemtura Corporation	COVINGTON, REBECCA		2124 CHESHIRE BRIDGE ROAD NE APT 8307			ATLANTA	GA	30324		Potential Claim for some or all of Relocation Benefits advanced
Bio-Lab, Inc.	HANSEN, DANA		2341 BRIARWOOD HILLS DRIVE			ATLANTA	GA	30319		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	AYOTTE, DANIELLE		59 LEAVENWORTH ROAD			WOODBURY	CT	06798		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	DEARTH, DANA		840 COUNTRY CLUB DRIVE			SISTERSVILLE	WV	26175		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	DEGUISE, LEANDER		42 BIRCHWOOD DRIVE			RHINEBECK	NY	12572		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	DELTA DENTAL OF NJ		148 EASTERN BLVD, SUITE 310			GLASTONBURY	CT	06033		Potential Claim for breach of contract
Chemtura Corporation	DILLINGHAM, CHARLES		1140 GARSDEN AVENUE			COVINA	CA	91724		Potential Claim for some or all of Retiree Pension benefits advanced
Bio-Lab, Inc.	DOGGETT, BRANDON		1121 SABLE CROSSING			SUWANEE	GA	30024		Potential Claim for some or all of Relocation Benefits advanced
Chemtura Corporation	BRUNETTE, DONALD		2548 AIRPORT ROAD			ADRIAN	MI	49221		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	DRAKE, ARLIE		552 WALDEN DRIVE			WAVERLY	WV	26184		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	DUPONT, KEITH		71 PARK RIDGE DRIVE			EAST GREENBUSH	NY	12061		Potential Claim for some or all of Relocation Benefits advanced
Chemtura Corporation	DYE, ROGER		115 WOODLAND DRIVE			NEWPORT	OH	45768		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	NOACH, ERIN		166 OLD BROOKFIELD ROAD, 22-6			DANBURY	CT	06811		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	ETI STAFFWORKS		4924 SOUTH COBB DRIVE			SMYRNA	GA	30080		Potential Claim for breach of contract
Chemtura Corporation	FARAHAT, WAHIB		124 DEAN STREET			HARRINGTON PARK	NJ	07640		Potential Claim for some or all of Retiree Pension benefits advanced

10. Employee	Page 33 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Bio-Lab, Inc.	WILLIAMS, FELICIA		1007 FALLS BROOKE DR			CONYERS	GA	30094		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	FICK, JAMES		PO BOX 79191			HOUSTON	TX	77279		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	FRANCIS, LARRY		200 CYPRESS STREET			BAKERSFIELD	CA	93304		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	DA SILVA, GESSIMARA		7 PADANARAM ROAD, APT 213			DANBURY	CT	06811		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	HAYES, THEODORE		205 HANFORD AVENUE			SISTERSVILLE	WV	26175		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	HESLIN, PETER		150 E 93RD STREET APT 10C			NEW YORK	NY	10128		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	HIGGINS, ELIZABETH		175 PINE GROVE ROAD			ST. MARY’S	WV	26170		Potential Claim for some or all of Retiree Pension benefits advanced
Bio-Lab, Inc.	HOLLIDAY, BRIAN		7 MAPLEWOOD DRIVE			DANBURY	CT	06811		Potential Claim for some or all of Relocation Benefits advanced
Chemtura Corporation	HOOSEN, CRAIG		116 HANGING MOSS LANE			ST SIMONS ISLAND	GA	31522		Potential Claim for some or all of Relocation Benefits advanced
Chemtura Corporation	HORN-ROBERTS, ZULMA		7416 SPRING VILLAGE DRIVE, APT 204			SPRINGFIELD	VA	22150		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	HUTIN, LUDWIG		1105 CLAUDIA ST			JOLIET	IL	60433		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	HYATT LEGAL		1111 SUPERIOR AVENUE			CLEVELAND	OH	44114		Potential Claim for breach of contract
Chemtura Corporation	HYDE, ALBERT J		57 BARBARA AVENUE			PROSPECT	CT	6712		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	ING		1 HERITAGE DRIVE			NORTH QUINCY	MA	02171		Potential Claim for breach of contract
Chemtura Corporation	BARRETT, JAMES		501 W CEDAR			EL DORADO	AR	71730		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	SCROGGINS, JAMES		5621 GREEN HOLLOW LANE			THE COLONY	TX	75056		Potential Claim for some or all of Relocation Benefits advanced
Bio-Lab, Inc.	JIBE/STAFFWORKS		2500 DALLAS HIGHWAY, SUITE 202 #110			MARIETTA	GA	30064		Potential Claim for breach of contract
Chemtura Corporation	MUTTER, JOANN		7444 CAVAN COURT			ONSTED	MI	49265		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	JOHNSTON, SUSIE		5953 JUNCTION CITY HWY			EL DORADO	AR	71730-		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	CARROLL, JOSEPH		257 SUNSET AVE			OLD BRIDGE	NJ	8857		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	KRONOS		297 BILLERICA ROAD			CHELMSFORD	MA	1824		Potential Claim for breach of contract
Chemtura Corporation	CLIFFORD, LINDSAY		14 GOLDEN HILL ST			MILFORD	CT	06460		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	LUKE, CLIFTON		390 MCDONALD ROAD			PRESTON	MS	39354		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	LULA, CARLETHA HAWLEY		92 BIRCH STREET			WATERBURY	CT	6704		Potential Claim for some of all of Education/Tuition Benefits advanced
Bio-Lab, Inc.	MANSKE, SCOTT		3609 ROBIN LANE			CHARLOTTE	NC	28269		Potential Claim for some or all of Relocation Benefits advanced
Chemtura Corporation	MARES, SAMUEL		224 PEAR			DUMAS	TX	79029		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	MALECKY, MARK		1164 DES MOINES AVENUE			MORGANTOWN	WV	26505		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	MARTIN, HOWARD		HC 60, BOX 228			PINE GROVE	WV	26419		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	GLANCE, MARY		364 GOLDEN POND COURT			LINCOLNTON	NC	28092		Potential Claim for some of all of Education/Tuition Benefits advanced
Bio-Lab, Inc.	MATOBA, JOY		430 PRINCE OF WALES			STONE MTN.	GA	30083		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	MATTHEWS, PHYLLIS		16210 REDWOOD STREET			OMAHA	NE	68136		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	MATTOX, ADAM		1601 BRUNSWICK COURT			MORGANTOWN	WV	26508		Potential Claim for some or all of Relocation Benefits advanced
Chemtura Corporation	MCCONNELL, ROBERT		2375 SOVRON COURT			DUBLIN	OH	43016		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	MCCUTCHEN, BOBBY		10406 DUNHAM COURT EAST			INDIANAPOLIS	IN	46229		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	MCDONALD, MICHAEL		2534 WHIPPOORWILL HOLLOW			MIDLAND	MI	48642		Potential Claim for some or all of Relocation Benefits advanced

10. Employee	Page 34 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Bio-Lab, Inc.	MCGINNESS, GERALD		2676 POWELL COURT			MONROE	GA	30656		Potential Claim for some or all of Relocation Benefits advanced
Chemtura Corporation	MCLAUGHLIN, LINDA		7007 MANSLICK ROAD			CORDOVA	TN	38018		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	MELASKY, MENDAL	C/O SUSAN NOVAK, EXECUTOR	JP MORGAN CHASE	POB 655415		DALLAS	TX	75265-5415		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	MELTON, NORMA		4030 S. EAST STREET			INDIANAPOLIS	IN	46227		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	FINA, MICHAEL		P.O. BOX 36208			NEWARK	NJ	07188-6208		Potential Claim for breach of contract
Chemtura Corporation	HUFFSTICKLER, MICHAEL		11410 LENSWOOD COURT			CHARLOTTE	NC	28214		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	SIROCKMAN, MICHAEL		1893 SNAKE HILL ROAD			MASONTOWN	WV	26542		Potential Claim for some of all of Education/Tuition Benefits advanced
Bio-Lab, Inc.	MILLS, BRIAN		13 CORNELISON AVENUE APT A3			SOUTH NYACK	NY	10960		Potential Claim for some or all of Relocation Benefits advanced
Chemtura Corporation	MIRANDA, EDGARDO		2504 N. MAGO AVENUE			CHICAGO	IL	60639		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	MOORE, MYRNA		543B COFFEE SHOP ROAD			RIPLY	TN	38063		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	MOORE, SAMUEL		77 S. MUNN AVENUE, APT. #703			EAST ORANGE	NJ	07018		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	NAKCHEROEN, PRASERT		29139 BLACK PINE WAY			SAUGUS	CA	91390		Potential Claim for some or all of Relocation Benefits advanced
Bio-Lab, Inc.	LEMON, NATHAN		654 KELTONCREST DRIVE			REYNOLDSBURG	OH	43068		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	NEOPOST LEASING		478 WHEELERS FARMS ROAD			MILFORD	CT	06461		Potential Claim for breach of contract
Chemtura Corporation	NORTH, PAUL		9 BUNDY HILL ROAD			HOLMES	NY	12531		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	O’HERN, WENDELL		1418 BRADFORD LANE			MORGANTOWN	WV	26508		Potential Claim for some or all of Relocation Benefits advanced
Chemtura Corporation	DAVE, PARASHAR		3305 COVINGTON STREET			WEST LAFAYETTE	IN	47906		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	PATTERSON, EDWARD		1232 WYNDHAM SOUTH			GRETNA	LA	70056		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	PERRY, MARVIN		PO BOX 535			FRESNO	TX	77545		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	PERRY, REGINALD		804 MAPLE STREET			FRESNO	TX	77545		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	PIERCE, EDWARD		1170 THREE CREEKS RD			JUNCTION CITY	AR	71749		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	PIPES, STACEY		98 WEST 158TH STREET			HARVEY	IL	60426		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	POWELL, HARVEY		1443 N. EDMONDSON AVE. APT. 103B			INDIANAPOLIS	IN	46219		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	PRUDENTIAL LIFE INSURANCE		280 TRUMBULL STREET 19TH FLOOR			HARTFORD	CT	06103		Potential Claim for breach of contract
Chemtura Corporation	QUILL, AGNES		48 GILMORE BLVD.			WAPPINGERS FALLS	NY	12590		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	RAPIER, JOHN		3350 CHASTAIN GARDENS DR NW			KENNESAW	GA	30144		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	WYATT, RICARDO		9166 CARLTON TRAIL			COVINGTON	GA	30014		Potential Claim for some of all of Education/Tuition Benefits advanced
Bio-Lab, Inc.	SIMPSON, RYAN		70 WATCH HILL DRIVE			SOUTHBURY	CT	06488		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	AGUSTO, SANDRA		41 HUCKLEBERRY HILL ROAD			BROOKFIELD	CT	06804		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	SLOBODIEN, SANDRA		65 HOLLYWOOD AVENUE			METUCHEN	NJ	8840		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	SCHUTZMAN, ALAN		36 BARSTOW ROAD APT 1J			GREAT NECK	NY	11021		Potential Claim for some or all of Relocation Benefits advanced
Chemtura Corporation	WASHINGTON, SHANA		14 BREWSTER WOODS DR			BREWSTER	NY	10509		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	SHAUGHNESSY, JAMES E.		456 WEST 46TH STREET			CHICAGO	IL	60609		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	TWOMEY, SHAUN		3425 MORGAN STREET			WEST LAFAYETTE	IN	47906		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	SHER, JAIMES		65 WESTERN HOOK TERRACE			SOUTHBURY	CT	06488		Potential Claim for some or all of Relocation Benefits advanced
Bio-Lab, Inc.	SIMOS		695 MANSELL ROAD SUITE 200			ROSWELL	GA	30076		Potential Claim for breach of contract

10. Employee	Page 35 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Bio-Lab, Inc.	SIMPSON, RYAN		70 WATCH HILL DRIVE			SOUTHBURY	CT	06488		Potential Claim for some or all of Relocation Benefits advanced
Bio-Lab, Inc.	SIRVA RELOCATION		350 EAST DEVON AVENUE			ISTASCA	IL	60143		Potential Claim for breach of contract
Chemtura Corporation	SMITH, HARRY L.		3002 GESSNER DRIVE			HOUSTON	TX	77080		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	EMERICK, STUART		P.O. BOX 446			FREMONT	IN	46737		Employee
Chemtura Corporation	SUKLEY, LORETTA		HERITAGE DES PLAINES	800 S. RIVER RD. UNIT 718		DES PLAINES	IL	60016		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	KIRKSEY, SYLVIA		38797 FLOYD GRABERT ROAD			MOUNT HERMON	LA	70450		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	SYNERFAC TECHICAL STAFFING		3 RAVINA DRIVE SUITE 1850			ATLANTA	GA	30346		Potential Claim for breach of contract
Chemtura Corporation	SZAKEL, LOUIS		4906 OAKNOLL DRIVE			INDIANAPOLIS	IN	46221		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	TALAGY		1264-H PARKER ROAD			CONYERS	GA	30094		Potential Claim for breach of contract
Chemtura Corporation	THOMAS, ROBIN		6058 FLINTLOCK DRIVE			WEST LAFAYETTE	IN	47906		Potential Claim for some or all of Relocation Benefits advanced
Chemtura Corporation	TIDWELL, JAMES		4 RIVER LANE			LAKE CHARLES	LA	70605		Potential Claim for some or all of Relocation Benefits advanced
Chemtura Corporation	TREBOTICH, MICHAEL		112 BERKSHIRE AVENUE			BELMONT	NC	28012		Potential Claim for some or all of Relocation Benefits advanced
Chemtura Corporation	SPARGO, VICTOR		1839 WILL SHRONCE ROAD			LINCOLNTON	NC	28092		Potential Claim for some of all of Education/Tuition Benefits advanced
Chemtura Corporation	VISION SERVICE PLAN		3333 QUALITY DRIVE			PARSIPPANY	NJ	07054		Potential Claim for breach of contract
Chemtura Corporation	WELCH, PEGGY		17 WILLIS AVENUE			BRADFORD	PA	16701		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	WELDON, WALTER		58 RITTER ROAD			STORMVILLE	NY	12582		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	WESMILLER, BARBARA		187 CONSTITUTION AVENUE			BRADFORD	PA	16701		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	YORK, ROGER		501 PITCHFORD RIDGE RD.			SCOTTSVILLE	KY	42164		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	YUN, JOHN		1249 PINEVIEW DRIVE APT 5			MORGANTOWN	WV	26505		Potential Claim for some or all of Relocation Benefits advanced
Chemtura Corporation	ZELAYA, LUIS		366 41ST STREET, APT. 24			BROOKLYN	NY	11232		Potential Claim for some or all of Retiree Pension benefits advanced
Chemtura Corporation	SINGLETON, MARK		534 WEST MORRIS ROAD			MORRIS	CT	06763		Claim for some or all of Relocation Benefits advanced

10. Employee	Page 36 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	ALABAMA DEPT OF ENVIRONMENTAL MANAGEMENT		1400 COLISEUM BLVD			MONTGOMERY	AL	36130-1463		Potential claim relative to reestablishing Letter of Credit status # DBS - 16071 Bay Minette
Chemtura Canada Co./Cie	ENVIRONMENT CANADA	ATTN: GENERAL COUNSEL	351 ST. JOSEPH BLVD., 19TH FLOOR			GATINEAU,	QC	K1A OH3	CANADA	Potential Claim for Legal or Equitable relief relative to the banning of several products in Canada
Potential Claim for refund related to Sales or Use Tax Appeal

11. Environmental	Page 37 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Great Lakes Chemical Corporation	ALBERMARLE		451 FLORIDA ST.			BATON ROUGE	LA	80801		Claim against manufacturer for contaminating Product
Chemtura Corporation	BULK HAUL USA INC.		6 COMMERCE DRIVE			CRANFORD	NJ	07016	07016	Claim against carrier for contaminating Product
Great Lakes Chemical Corporation	KMCO		16503 RAMSEY ROAD			CROSBY	TX	77532		Claim against toll manufacturer for contaminating Product
Chemtura Corporation	MC TANK TRANSPORT		10134 MOSTELLER LANE			WEST CHESTER	OH	45069		Claim against carrier for contaminating Product
Great Lakes Chemical Corporation	PROCTOR’S CARTAGE		277 BALDHILL ROAD	WAIUKU		AUKLAND			NEW ZEALAND	Claim for goods damaged in transit
Great Lakes Chemical Corporation	PROCTOR’S CARTAGE		97 RIVALDA ROAD			NORTH YORK	ON	M9M 2M6	CANADA	Claim for goods damaged in transit
Chemtura Corporation	QUALA SYSTEMS & QUALITY CARRIERS	RICHARDSON PLOWDEN CARPENTER & ROBINSON P A	1900 BARNWELL ST	POST OFFICE DRAWER 7788		COLUMBUA	SC	29202		Claim against subtractor of carrier for improperly overheating product and starting a fire
Chemtura Corporation	QUALA SYSTEMS & QUALITY CARRIERS	QUALITY DISTRIBUTION INC	3802 CORPORATE PARK DR STE 200			TAMPA	FL	33619		Claim against subtractor of carrier for improperly overheating product and starting a fire
Chemtura Corporation	QUALA SYSTEMS & QUALITY CARRIERS	BLANK ROME LLP	ONE LOGAN SQUARE	130 NORTH 18TH ST		PHILADELPHIA	PA	19103		Claim against subtractor of carrier for improperly overheating product and starting a fire
Chemtura Corporation	QUALA SYSTEMS & QUALITY CARRIERS	BLANK ROME LLP	WATERGATE 600 NEW HAMPSHIRE AVE NW			WASHINGTON	DC	20037		Claim against subtractor of carrier for improperly overheating product and starting a fire
Bio-Lab, Inc.	QUALITY DISTRIBUTION		4041 PARK OAKS BLVD., SUITE 200			TAMPA	FL	33610		Claim against carrier for contaminating Product
Bio-Lab, Inc.	VANDEMARK		ONE NORTH TRANSIT RD.			LOCKPORT	NY	14094		Claim for faulty product
Chemtura Corporation	Various other London Market Companies		Address Unknown							Claim for insurance coverage for defense and indemnity of past and future environmental liabilities and product liability bodily injury claims.
Chemtura Corporation	ACE		1601 CHESTNUT STREET			PHILADELPHIA	PA	19101		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	ACE		1601 CHESTNUT STREET			PHILADELPHIA	PA	19101		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation/Bio-Lab, Inc.	ACE INS. CO		1601 CHESTNUT ST.			PHILADELPHIA	PA	19101		Claim for coverage related to Conyers Fire lawsuit
Chemtura Corporation	ACE INSURANCE CO		ACE INA GROUP	436 WALNUT ST.		PHILADELPHIA	PA	129106		Claim for defense costs and indemnity payments incurred for product liability, general liability, workers’ comp and/or automobile liability.
Great Lakes Chemical Corporation	ADMIRAL INSURANCE COMPANY	CLAIMS MANAGER	W.R. BERKLEY GROUP	1255 CALDWELL ROAD		CHERRY HILL	NJ	08034		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	ADMIRAL INSURANCE COMPANY	CLAIMS MANAGER	W.R. BERKLEY GROUP	1255 CALDWELL ROAD		CHERRY HILL	NJ	08034		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	GREGORY C. DAVIS ESQ.	ST. PAUL TRAVELERS	SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 5MS	HARTFORD	CT	06183-6016		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	GREGORY C. DAVIS ESQ.	ST. PAUL TRAVELERS	SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 5MS	HARTFORD	CT	06183-6016		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	GREGORY C. DAVIS ESQ.	ST. PAUL TRAVELERS	SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 5MS	HARTFORD	CT	06183-6016		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	GREGORY C. DAVIS ESQ.	ST. PAUL TRAVELERS	SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 5MS	HARTFORD	CT	06183-6016		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.

12. Insurance	Page 38 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	CHRISTINE D. BENNETT	ST. PAUL TRAVELERS GROUP	ONE TOWER SQUARE		HARTFORD	CT	06183-6016		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	LORI G. SLATER SR. ACCOUNT EXECUTIVE	TRAVELERS SPECIAL LIABILITY GROUP	4650 WESTWAY PARK BOULEVARD	SUITE 160	HOUSTON	TX	77041		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	LORI G. SLATER SR. ACCOUNT EXECUTIVE	TRAVELERS SPECIAL LIABILITY GROUP	4650 WESTWAY PARK BOULEVARD	SUITE 160	HOUSTON	TX	77041		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	LORI G. SLATER SR. ACCOUNT EXECUTIVE	TRAVELERS SPECIAL LIABILITY GROUP	4650 WESTWAY PARK BOULEVARD	SUITE 160	HOUSTON	TX	77041		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	MARCY CABRERA ASSISTANT ACCOUNT EXECUTIVE	TRAVELERS SPECIAL LIABILITY GROUP	4650 WESTWAY PARK BOULEVARD	SUITE 160	HOUSTON	TX	77041		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	GREGORY C. DAVIS ESQ.	ST. PAUL TRAVELERS	SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 5MS	HARTFORD	CT	06183-6016		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	GREGORY C. DAVIS ESQ.	ST. PAUL TRAVELERS	SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 5MS	HARTFORD	CT	06183-6016		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	GREGORY C. DAVIS ESQ.	ST. PAUL TRAVELERS	SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 5MS	HARTFORD	CT	06183-6016		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	GREGORY C. DAVIS ESQ.	ST. PAUL TRAVELERS	SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 5MS	HARTFORD	CT	06183-6016		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Canada Co./Cie	AETNA CASUALTY & SURETY COMPANY	CHRISTINE D. BENNETT	ST. PAUL TRAVELERS GROUP	ONE TOWER SQUARE		HARTFORD	CT	06183-6016		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	CHRISTINE D. BENNETT	ST. PAUL TRAVELERS GROUP	ONE TOWER SQUARE		HARTFORD	CT	06183-6016		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.

12. Insurance	Page 39 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	LORI G. SLATER SR. ACCOUNT EXECUTIVE	TRAVELERS SPECIAL LIABILITY GROUP	4650 WESTWAY PARK BOULEVARD	SUITE 160	HOUSTON	TX	77041		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	LORI G. SLATER SR. ACCOUNT EXECUTIVE	TRAVELERS SPECIAL LIABILITY GROUP	4650 WESTWAY PARK BOULEVARD	SUITE 160	HOUSTON	TX	77041		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	LORI G. SLATER SR. ACCOUNT EXECUTIVE	TRAVELERS SPECIAL LIABILITY GROUP	4650 WESTWAY PARK BOULEVARD	SUITE 160	HOUSTON	TX	77041		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	LORI G. SLATER SR. ACCOUNT EXECUTIVE	TRAVELERS SPECIAL LIABILITY GROUP	4650 WESTWAY PARK BOULEVARD	SUITE 160	HOUSTON	TX	77041		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Canada Co./Cie	AETNA CASUALTY & SURETY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for asbestos (bodily injury) claims alledgedly occurring at the Retzloff premise acquired by Witco Corporation in Houston.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	AETNA CASUALTY & SURETY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation	AETNA INSURANCE COMPANY	ARTURO ANTEZANA	ACE INA GROUP	436 WALNUT STREET		PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	AETNA INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Kem Manufacturing Corporation	AETNA INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Kem Manufacturing Corporation or third parties.

12. Insurance	Page 40 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Kem Manufacturing Corporation	AETNA INSURANCE COMPANY	KAY KEMPER	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	30 SOUTH 17TH STREET, SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Kem Manufacturing Corporation or third parties.
Chemtura Corporation	AIU INSURANCE COMPANY	STOKELY FLEMMINGS	AIG TECHNICAL SERVICES INC.	175 WATER STREET	7TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	AIU INSURANCE COMPANY	ANTONIETTA V. CASTANO SENIOR ANALYST MASS TORT CLAIMS	CHARTIS	101 HUDSON STREET	30TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	AIU INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Canada Co./Cie	AIU INSURANCE COMPANY	STOKELY FLEMMINGS	AIG TECHNICAL SERVICES INC.	175 WATER STREET	7TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	AIU INSURANCE COMPANY	STOKELY FLEMMINGS	AIG TECHNICAL SERVICES INC.	175 WATER STREET	7TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Canada Co./Cie	AIU INSURANCE COMPANY	ANTONIETTA V. CASTANO SENIOR ANALYST MASS TORT CLAIMS	CHARTIS	101 HUDSON STREET	30TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	AIU INSURANCE COMPANY	ANTONIETTA V. CASTANO SENIOR ANALYST MASS TORT CLAIMS	CHARTIS	101 HUDSON STREET	30TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Canada Co./Cie	AIU INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	AIU INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Canada Co./Cie	ALLIANZ INSURANCE COMPANY	DOUGLAS R. RINDT DIRECTOR LIABILITY CLAIMS	ALLIANZ GLOBAL RISKS US	2350 EMPIRE AVENUE		BURBANK	CA	91504		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	ALLIANZ INSURANCE COMPANY	DOUGLAS R. RINDT DIRECTOR LIABILITY CLAIMS	ALLIANZ GLOBAL RISKS US	2350 EMPIRE AVENUE		BURBANK	CA	91504		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	ALLIANZ INSURANCE COMPANY	DOUGLAS R. RINDT DIRECTOR LIABILITY CLAIMS	ALLIANZ GLOBAL RISKS US	2350 EMPIRE AVENUE		BURBANK	CA	91504		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	ALLIANZ INSURANCE COMPANY	DOUGLAS R. RINDT DIRECTOR LIABILITY CLAIMS	ALLIANZ GLOBAL RISKS US	2350 EMPIRE AVENUE		BURBANK	CA	91504		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	ALLIANZ INSURANCE COMPANY	DOUGLAS R. RINDT DIRECTOR LIABILITY CLAIMS	ALLIANZ GLOBAL RISKS US	2350 EMPIRE AVENUE		BURBANK	CA	91504		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.

12. Insurance	Page 41 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	ALLIANZ INSURANCE COMPANY	DOUGLAS R. RINDT DIRECTOR LIABILITY CLAIMS	ALLIANZ GLOBAL RISKS US	2350 EMPIRE AVENUE		BURBANK	CA	91504		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	ALLIANZ INSURANCE COMPANY	DOUGLAS R. RINDT DIRECTOR LIABILITY CLAIMS	ALLIANZ GLOBAL RISKS US	2350 EMPIRE AVENUE		BURBANK	CA	91504		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	ALLIANZ INSURANCE COMPANY	DOUGLAS R. RINDT DIRECTOR LIABILITY CLAIMS	ALLIANZ GLOBAL RISKS US	2350 EMPIRE AVENUE		BURBANK	CA	91504		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Canada Co./Cie	ALLIANZ UNDERWRITERS INSURANCE COMPANY	DOUGLAS R. RINDT DIRECTOR LIABILITY CLAIMS	ALLIANZ GLOBAL RISKS US	2350 EMPIRE AVENUE		BURBANK	CA	91504		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	ALLIANZ UNDERWRITERS INSURANCE COMPANY	DOUGLAS R. RINDT DIRECTOR LIABILITY CLAIMS	ALLIANZ GLOBAL RISKS US	2350 EMPIRE AVENUE		BURBANK	CA	91504		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	ALLIANZ UNDERWRITERS INSURANCE COMPANY	DOUGLAS R. RINDT DIRECTOR LIABILITY CLAIMS	ALLIANZ GLOBAL RISKS US	2350 EMPIRE AVENUE		BURBANK	CA	91504		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation/Bio-Lab, Inc./Great Lakes Chemical Corporation	ALLIED WORLD ASSURANCE CO.		27 RICHMOND RD.	PEMBROKE		HM08 BERMUDA			BERMUDA	Claim for coverage related to Conyers Fire lawsuit
Chemtura Corporation	AMERICAN HOME ASSURANCE COMPANY	STOKELY FLEMMINGS	AIG TECHNICAL SERVICES INC.	175 WATER STREET	7TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	AMERICAN HOME ASSURANCE COMPANY	ANTONIETTA V. CASTANO SENIOR ANALYST MASS TORT CLAIMS	CHARTIS	101 HUDSON STREET	30TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	AMERICAN HOME ASSURANCE COMPANY	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	AMERICAN HOME ASSURANCE COMPANY	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	AMERICAN HOME ASSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	AMERICAN HOME ASSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	AMERICAN HOME ASSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	AMERICAN HOME ASSURANCE COMPANY	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	AMERICAN HOME ASSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.

12. Insurance	Page 42 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Canada Co./Cie	AMERICAN INSURANCE COMPANY	JENNIFER GILBERT CLAIMS SPECIALIST	FIREMAN’S FUND INSURANCE COMPANIES	777 SAN MARIN DRIVE C87		NOVATO	CA	94998		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	AMERICAN INSURANCE COMPANY	JENNIFER GILBERT CLAIMS SPECIALIST	FIREMAN’S FUND INSURANCE COMPANIES	777 SAN MARIN DRIVE C87		NOVATO	CA	94998		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	AMERICAN INSURANCE COMPANY	JENNIFER GILBERT CLAIMS SPECIALIST	FIREMAN’S FUND INSURANCE COMPANIES	777 SAN MARIN DRIVE C87		NOVATO	CA	94998		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	AMERICAN REINSURANCE COMPANY	MICHAEL F. MCMONAGLE JR. CPCU DIRECTOR	AMERICAN REINSURANCE COMPANY	555 COLLEGE ROAD EAST		PRINCETON	NJ	08543		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	AMERICAN REINSURANCE COMPANY	MICHAEL F. MCMONAGLE JR. CPCU DIRECTOR	AMERICAN REINSURANCE COMPANY	555 COLLEGE ROAD EAST		PRINCETON	NJ	08543		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	AMERICAN REINSURANCE COMPANY	MICHAEL F. MCMONAGLE JR. CPCU DIRECTOR	AMERICAN REINSURANCE COMPANY	555 COLLEGE ROAD EAST		PRINCETON	NJ	08543		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	AMERICAN REINSURANCE COMPANY	MICHAEL F. MCMONAGLE JR. CPCU DIRECTOR	AMERICAN REINSURANCE COMPANY	555 COLLEGE ROAD EAST		PRINCETON	NJ	08543		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	AMERICAN REINSURANCE COMPANY	MICHAEL F. MCMONAGLE JR. CPCU DIRECTOR	AMERICAN REINSURANCE COMPANY	555 COLLEGE ROAD EAST		PRINCETON	NJ	08543		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Canada Co./Cie	AMERICAN REINSURANCE COMPANY	MICHAEL F. MCMONAGLE JR. CPCU DIRECTOR	AMERICAN REINSURANCE COMPANY	555 COLLEGE ROAD EAST		PRINCETON	NJ	08543		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	AMERICAN REINSURANCE COMPANY	MICHAEL F. MCMONAGLE JR. CPCU DIRECTOR	AMERICAN REINSURANCE COMPANY	555 COLLEGE ROAD EAST		PRINCETON	NJ	08543		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	AMERICAN REINSURANCE COMPANY	MICHAEL F. MCMONAGLE JR. CPCU DIRECTOR	AMERICAN REINSURANCE COMPANY	555 COLLEGE ROAD EAST		PRINCETON	NJ	08543		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	ARGONAUT INSURANCE COMPANY	RON LUCCHESI	INSURANCE RUN-OFF CONSULTANTS A DIVISION OF ARGONAUT INSURANCE COMPANY	10101 REUNION PLACE	SUITE 500	SAN ANTONIO	TX	78216		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation/Bio-Lab, Inc.	ASHLEY CAPITAL		1601 ROCKDALE IND. RD.			CONYERS	GA	30012		Possible subrogation of deductible on Water Damage claim vs/ Landlord.
Chemtura Canada Co./Cie	ASSOCIATED INTERNATIONAL INSURANCE COMPANY	JOE FEELY	MARKEL WEST INC.	21600 OXNARD STREET	SUITE 400	WOODLAND HILLS	CA	91367-4975		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	ASSOCIATED INTERNATIONAL INSURANCE COMPANY	JOE FEELY	MARKEL WEST INC.	21600 OXNARD STREET	SUITE 400	WOODLAND HILLS	CA	91367-4975		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	ASSOCIATED INTERNATIONAL INSURANCE COMPANY	JOE FEELY	MARKEL WEST INC.	21600 OXNARD STREET	SUITE 400	WOODLAND HILLS	CA	91367-4975		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.

12. Insurance	Page 43 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	C N A		333 S. WABASH AVE. 29TH FLOOR			CHICAGO	IL	60604		Claim for defense costs and indemnity payments incurred for product liability, general liability, workers' comp and/or automobile liability.
Chemtura Corporation	CALIFORNIA UNION INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	CALIFORNIA UNION INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	CALIFORNIA UNION INSURANCE COMPANY	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	CALIFORNIA UNION INSURANCE COMPANY	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Canada Co./Cie	CALIFORNIA UNION INSURANCE COMPANY	ARTURO ANTEZANA	ACE INA GROUP	436 WALNUT STREET		PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	CALIFORNIA UNION INSURANCE COMPANY	ARTURO ANTEZANA	ACE INA GROUP	436 WALNUT STREET		PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	CALIFORNIA UNION INSURANCE COMPANY	ARTURO ANTEZANA	ACE INA GROUP	436 WALNUT STREET		PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Canada Co./Cie	CALIFORNIA UNION INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	CALIFORNIA UNION INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	CALIFORNIA UNION INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	CALIFORNIA UNION INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	CALIFORNIA UNION INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	CALIFORNIA UNION INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation	CALIFORNIA UNION INSURANCE COMPANY	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.

12. Insurance	Page 44 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	CALIFORNIA UNION INSURANCE COMPANY	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	CALIFORNIA UNION INSURANCE COMPANY	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation	CENTENNIAL INSURANCE COMPANY		ATLANTIC MUTUAL COMPANIES	100 WALL STREET	28TH FLOOR	NEW YORK	NY	10005-3743		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.

12. Insurance	Page 45 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation	CHARTIS INSURANCE CO		175 WATER STREET			NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for product liability, general liability, workers' comp and/or automobile liability.
Chemtura Corporation/Great Lakes Chemical Corporation	CHARTIS INSURANCE CO.		175 WATER ST.			NEW YORK	NY	10038		Marine transit insurance claim re: Durad/Reofos contamination 7/09
Chemtura Corporation	CONTINENTAL CASUALTY COMPANY	JERRY ALPINE CLAIMS DIRECTOR	CNA INSURANCE COMPANIES	333 SOUTH WABASH	19TH FLOOR	CHICAGO	IL	60604		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	CONTINENTAL CASUALTY COMPANY	JERRY ALPINE CLAIMS DIRECTOR	CNA INSURANCE COMPANIES	333 SOUTH WABASH	19TH FLOOR	CHICAGO	IL	60604		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	CONTINENTAL CASUALTY COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	CONTINENTAL CASUALTY COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	CONTINENTAL CASUALTY COMPANY	JERRY ALPINE CLAIMS DIRECTOR	CNA INSURANCE COMPANIES	333 SOUTH WABASH	19TH FLOOR	CHICAGO	IL	60604		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	CONTINENTAL CASUALTY COMPANY	JERRY ALPINE CLAIMS DIRECTOR	CNA INSURANCE COMPANIES	333 SOUTH WABASH	19TH FLOOR	CHICAGO	IL	60604		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	CONTINENTAL CASUALTY COMPANY	JERRY ALPINE CLAIMS DIRECTOR	CNA INSURANCE COMPANIES	333 SOUTH WABASH	19TH FLOOR	CHICAGO	IL	60604		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation	CONTINENTAL CASUALTY COMPANY	IRENE KOUTZOULIS	ENVIRONMENTAL AND MASS TORT DEPARTMENT	CNA INSURANCE COMPANIES	1249 SOUTH RIVER ROAD PO BOX 2002	CRANBURY	NJ	08512		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	CONTINENTAL CASUALTY COMPANY	IRENE KOUTZOULIS	ENVIRONMENTAL AND MASS TORT DEPARTMENT	CNA INSURANCE COMPANIES	1249 SOUTH RIVER ROAD PO BOX 2002	CRANBURY	NJ	08512		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly occurring at Uniroyal Chemical premises.
Chemtura Corporation	CONTINENTAL CASUALTY COMPANY	IRENE KOUTZOULIS	ENVIRONMENTAL AND MASS TORT DEPARTMENT	CNA INSURANCE COMPANIES	1249 SOUTH RIVER ROAD PO BOX 2002	CRANBURY	NJ	08512		Claim for defense costs and indemnity payments incurred for hearing loss claims alledgedly occurring at Uniroyal Chemical premises.
Chemtura Corporation	CONTINENTAL CASUALTY COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.

12. Insurance	Page 46 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	CONTINENTAL CASUALTY COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly occurring at Uniroyal Chemical premises.
Chemtura Corporation	CONTINENTAL CASUALTY COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	CONTINENTAL CASUALTY COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	CONTINENTAL CASUALTY COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for hearing loss claims alledgedly occurring at Uniroyal Chemical premises.
Chemtura Corporation	CONTINENTAL CASUALTY COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation	CONTINENTAL INSURANCE COMPANY	PETER POGUE CLAIMS CONSULTANT	CNA INSURANCE COMPANIES	333 SOUTH WABASH	19TH FLOOR	CHICAGO	IL	60604		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	CONTINENTAL INSURANCE COMPANY	PETER POGUE CLAIMS CONSULTANT	CNA INSURANCE COMPANIES	333 SOUTH WABASH	19TH FLOOR	CHICAGO	IL	60604		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	CONTINENTAL INSURANCE COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	CONTINENTAL INSURANCE COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	CONTINENTAL INSURANCE COMPANY	PETER POGUE CLAIMS CONSULTANT	CNA INSURANCE COMPANIES	333 SOUTH WABASH	19TH FLOOR	CHICAGO	IL	60604		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	CONTINENTAL INSURANCE COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura	UNIONAMERICA INSURANCE COMPANY LIMITED, INDIVIDUALLY AND AS SUCCESSOR TO TRAVELERS INSURANCE COMPANY (FORMERLY ST. PAUL TRAVELERS INSURANCE COMPANY LIMITED, PREVIOUSLY ST. KATHERINE INSURANCE COMPANY LIMITED)(“TICL”) AS A RESULT OF A TRANSFER IN 2007 UNDER PART VII OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 FROM TICL (“UNIONAMERICA”)		ONE TOWR SQUARE			HARTFORD	CT	06183		Claim for insurance coverage for defense and indemnity of past and future environmental liabilities and product liability bodily injury claims
Chemtura	HARPER INSURANCE LIMITED (FORMERLY KNOWN AS TUREGUM INSURANCE COMPANY)	TUREGUM INSURANCE COMPANY ANGLO AMERICAN INSURANCE COMPANY LTD	8 SALISBURY SQUARE	PO BOX 695		LONDON		EC4Y 8BB	ENGLAND	Claim for insurance coverage for defense and indemnity of past and future environmental liabilities and product liability bodily injury claims
Chemtura	HARPER INSURANCE LIMITED (FORMERLY KNOWN AS TUREGUM INSURANCE COMPANY)		CMGL	IBEX HOUSE	42 47 MINORIES	LONDON		EC3N 1HN	ENGLAND	Claim for insurance coverage for defense and indemnity of past and future environmental liabilities and product liability bodily injury claims

12. Insurance	Page 47 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Canada Co./Cie	DAIRYLAND INSURANCE COMPANY	SARAH A. ERON SR. ENVIRON. CLAIMS SPECIALIST	SENTRY INSURANCE	1800 NORTH POINT DRIVE	P.O. BOX 8032	STEVENS POINT	WI	54481		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	DAIRYLAND INSURANCE COMPANY	SARAH A. ERON SR. ENVIRON. CLAIMS SPECIALIST	SENTRY INSURANCE	1800 NORTH POINT DRIVE	P.O. BOX 8032	STEVENS POINT	WI	54481		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	DAIRYLAND INSURANCE COMPANY	SARAH A. ERON SR. ENVIRON. CLAIMS SPECIALIST	SENTRY INSURANCE	1800 NORTH POINT DRIVE	P.O. BOX 8032	STEVENS POINT	WI	54481		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	EAGLE STAR INSURANCE COMPANY, LTD.	LAURA S. MCKAY	LORD BISSELL & BROOK LLP	111 SOUTH WACKER DRIVE		CHICAGO	IL	60606-4410		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	EMPLOYERS COMMERCIAL UNION INSURANCE COMPANY OF AMERICA	JOANNA ALIKONIS ACCOUNT MANAGER	RESOLUTE MANAGEMENT INC. - NEW ENGLAND DIVISION	TWO CENTRAL SQUARE		CAMBRIDGE	MA	02139		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	EMPLOYERS LIABILITY ASSURANCE COMPANY	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	EMPLOYERS LIABILITY ASSURANCE COMPANY	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	EMPLOYERS LIABILITY ASSURANCE COMPANY	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation
Chemtura Corporation	EMPLOYERS LIABILITY ASSURANCE COMPANY	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	EMPLOYERS LIABILITY ASSURANCE COMPANY	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation	EMPLOYERS LIABILITY ASSURANCE CORPORATION, LTD.	JOANNA ALIKONIS ACCOUNT MANAGER	RESOLUTE MANAGEMENT INC. - NEW ENGLAND DIVISION	TWO CENTRAL SQUARE		CAMBRIDGE	MA	02139		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Canada Co./Cie	EMPLOYERS MUTUAL CASUALTY COMPANY	STEPHEN E. MCCARTHY ESQ.	ENVIRONMENTAL AND MASS TORT UNIT	MUTUAL MARINE OFFICE INC.	919 THIRD AVENUE 10TH FLOOR	NEW YORK	NY	10022		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	EMPLOYERS MUTUAL CASUALTY COMPANY	STEPHEN E. MCCARTHY ESQ.	ENVIRONMENTAL AND MASS TORT UNIT	MUTUAL MARINE OFFICE INC.	919 THIRD AVENUE 10TH FLOOR	NEW YORK	NY	10022		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	EMPLOYERS MUTUAL CASUALTY COMPANY	STEPHEN E. MCCARTHY ESQ.	ENVIRONMENTAL AND MASS TORT UNIT	MUTUAL MARINE OFFICE INC.	919 THIRD AVENUE 10TH FLOOR	NEW YORK	NY	10022		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	EMPLOYERS MUTUAL CASUALTY COMPANY	STEPHEN E. MCCARTHY ESQ.	ENVIRONMENTAL AND MASS TORT UNIT	MUTUAL MARINE OFFICE INC.	919 THIRD AVENUE 10TH FLOOR	NEW YORK	NY	10022		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	EMPLOYERS MUTUAL CASUALTY COMPANY	STEPHEN E. MCCARTHY ESQ.	ENVIRONMENTAL AND MASS TORT UNIT	MUTUAL MARINE OFFICE INC.	919 THIRD AVENUE 10TH FLOOR	NEW YORK	NY	10022		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.

12. Insurance	Page 48 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	EMPLOYERS MUTUAL CASUALTY COMPANY	STEPHEN E. MCCARTHY ESQ.	ENVIRONMENTAL AND MASS TORT UNIT	MUTUAL MARINE OFFICE INC.	919 THIRD AVENUE 10TH FLOOR	NEW YORK	NY	10022		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	EMPLOYERS MUTUAL CASUALTY COMPANY	STEPHEN E. MCCARTHY ESQ.	ENVIRONMENTAL AND MASS TORT UNIT	MUTUAL MARINE OFFICE INC.	919 THIRD AVENUE 10TH FLOOR	NEW YORK	NY	10022		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	EMPLOYERS MUTUAL CASUALTY COMPANY	STEPHEN E. MCCARTHY ESQ.	ENVIRONMENTAL AND MASS TORT UNIT	MUTUAL MARINE OFFICE INC.	919 THIRD AVENUE 10TH FLOOR	NEW YORK	NY	10022		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation	EMPLOYERS MUTUAL INSURANCE COMPANY OF WISCONSIN		CAROL WILLIAMS SPECIALITY CLAIMS EXAMINER	WAUSAU GENERAL INS. COMPANY	400 WESTWOOD DRIVE WAUSAU	WAUSAU	WI	54402-8020		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Canada Co./Cie	EVANSTON INSURANCE COMPANY	LYNNAE DABERKOW	SHAND MORAHAN & COMPANY	INC.	TEN PARKWAY NORTH SUITE 100	DEERFIELD	IL	60015		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	EVANSTON INSURANCE COMPANY	LYNNAE DABERKOW	SHAND MORAHAN & COMPANY	INC.	TEN PARKWAY NORTH SUITE 100	DEERFIELD	IL	60015		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	EVANSTON INSURANCE COMPANY	LYNNAE DABERKOW	SHAND MORAHAN & COMPANY	INC.	TEN PARKWAY NORTH SUITE 100	DEERFIELD	IL	60015		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	EVEREST REINSURANCE COMPANY, F/N/A PRUDENTIAL REINSURANCE COMPANY	JAMES C. WENDOVER	C/O MT. MCKINLEY INSURANCE COMPANY	477 MARTINSVILLE ROAD		LIBERTY CORNER	NJ	07938-0830		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	EVEREST REINSURANCE COMPANY, F/N/A PRUDENTIAL REINSURANCE COMPANY	JAMES C. WENDOVER	C/O MT. MCKINLEY INSURANCE COMPANY	477 MARTINSVILLE ROAD		LIBERTY CORNER	NJ	07938-0830		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	EVEREST REINSURANCE COMPANY, F/N/A PRUDENTIAL REINSURANCE COMPANY	JAMES C. WENDOVER	C/O MT. MCKINLEY INSURANCE COMPANY	477 MARTINSVILLE ROAD		LIBERTY CORNER	NJ	07938-0830		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	EVEREST REINSURANCE COMPANY, F/N/A PRUDENTIAL REINSURANCE COMPANY	JAMES C. WENDOVER	C/O MT. MCKINLEY INSURANCE COMPANY	477 MARTINSVILLE ROAD		LIBERTY CORNER	NJ	07938-0830		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	EVEREST REINSURANCE COMPANY, F/N/A PRUDENTIAL REINSURANCE COMPANY	JAMES C. WENDOVER	C/O MT. MCKINLEY INSURANCE COMPANY	477 MARTINSVILLE ROAD		LIBERTY CORNER	NJ	07938-0830		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	EVEREST REINSURANCE COMPANY, F/N/A PRUDENTIAL REINSURANCE COMPANY	JAMES C. WENDOVER	C/O MT. MCKINLEY INSURANCE COMPANY	477 MARTINSVILLE ROAD		LIBERTY CORNER	NJ	07938-0830		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Canada Co./Cie	FEDERAL INSURANCE COMPANY	GARY DRYDEN ENVIRONMENTAL CLAIM EXAMINER	CHUBB GROUP OF INSURANCE COS.	2001 BRYAN STREET	SUITE 3400	DALLAS	TX	75201-3068		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	FEDERAL INSURANCE COMPANY	GARY DRYDEN ENVIRONMENTAL CLAIM EXAMINER	CHUBB GROUP OF INSURANCE COS.	2001 BRYAN STREET	SUITE 3400	DALLAS	TX	75201-3068		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.

12. Insurance	Page 49 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	FEDERAL INSURANCE COMPANY	GARY DRYDEN ENVIRONMENTAL CLAIM EXAMINER	CHUBB GROUP OF INSURANCE COS.	2001 BRYAN STREET	SUITE 3400	DALLAS	TX	75201-3068		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	FIDELITY & CASUALTY COMPANY	JERRY ALPINE CLAIMS DIRECTOR	CNA INSURANCE COMPANIES	333 SOUTH WABASH	19TH FLOOR	CHICAGO	IL	60604		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	FIDELITY & CASUALTY COMPANY	JERRY ALPINE CLAIMS DIRECTOR	CNA INSURANCE COMPANIES	333 SOUTH WABASH	19TH FLOOR	CHICAGO	IL	60604		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Great Lakes Chemical Corporation	FIDELITY & CASUALTY COMPANY	CLAIMS MANAGER	CNA INSURANCE COMPANIES	CNA CENTER	333 SOUTH WABASH	CHICAGO	IL	60685		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	FIDELITY & CASUALTY COMPANY	CLAIMS MANAGER	CNA INSURANCE COMPANIES	CNA CENTER	333 SOUTH WABASH	CHICAGO	IL	60685		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Chemtura Corporation	FIDELITY & CASUALTY COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Great Lakes Chemical Corporation	FIDELITY & CASUALTY COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	FIDELITY & CASUALTY COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Chemtura Corporation	FIDELITY & CASUALTY COMPANY	JERRY ALPINE CLAIMS DIRECTOR	CNA INSURANCE COMPANIES	333 SOUTH WABASH	19TH FLOOR	CHICAGO	IL	60604		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	FIDELITY & CASUALTY COMPANY	JERRY ALPINE CLAIMS DIRECTOR	CNA INSURANCE COMPANIES	333 SOUTH WABASH	19TH FLOOR	CHICAGO	IL	60604		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	FIDELITY & CASUALTY COMPANY	JERRY ALPINE CLAIMS DIRECTOR	CNA INSURANCE COMPANIES	333 SOUTH WABASH	19TH FLOOR	CHICAGO	IL	60604		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Great Lakes Chemical Corporation	FIDELITY & CASUALTY COMPANY	CLAIMS MANAGER	CNA INSURANCE COMPANIES	CNA CENTER	333 SOUTH WABASH	CHICAGO	IL	60685		Claim for defense costs incurred for claims involving groundwater contamination (property damage) allegedly caused by products, including trichloropropane (TCP), manufactured by Great Lakes Chemical Corporation.
Chemtura Corporation	FIDELITY & CASUALTY COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	FIDELITY & CASUALTY COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	FIDELITY & CASUALTY COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.

12. Insurance	Page 50 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	FIDELITY & CASUALTY COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Great Lakes Chemical Corporation	FIDELITY & CASUALTY COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs incurred for claims involving groundwater contamination (property damage) allegedly caused by products, including trichloropropane (TCP), manufactured by Great Lakes Chemical Corporation.
Chemtura Canada Co./Cie	FIREMAN’S FUND INSURANCE COMPANY	JENNIFER GILBERT CLAIMS SPECIALIST	FIREMAN'S FUND INSURANCE COMPANIES	777 SAN MARIN DRIVE C87		NOVATO	CA	94998		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	FIREMAN’S FUND INSURANCE COMPANY	JENNIFER GILBERT CLAIMS SPECIALIST	FIREMAN'S FUND INSURANCE COMPANIES	777 SAN MARIN DRIVE C87		NOVATO	CA	94998		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	FIREMAN’S FUND INSURANCE COMPANY	JENNIFER GILBERT CLAIMS SPECIALIST	FIREMAN'S FUND INSURANCE COMPANIES	777 SAN MARIN DRIVE C87		NOVATO	CA	94998		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Great Lakes Chemical Corporation	FIRST STATE INSURANCE COMPANY	CLAIMS MANAGER	HARTFORD INSURANCE GROUP	COMPLEX CLAIM GROUP	HARTFORD PLAZA T-7-92	HARTFORD	CT	06115		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	FIRST STATE INSURANCE COMPANY	CLAIMS MANAGER	HARTFORD INSURANCE GROUP	COMPLEX CLAIM GROUP	HARTFORD PLAZA T-7-92	HARTFORD	CT	06115		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Chemtura Canada Co./Cie	FIRST STATE INSURANCE COMPANY	ERICA L. DELANEY ACCOUNT REPRESENTATIVE	THE HARTFORD	ONE HARTFORD PLAZA T-6	COMPLEX CLAIM GROUP 690 ASYLUM AVENUE	HARTFORD	CT	06155		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	FIRST STATE INSURANCE COMPANY	ERICA L. DELANEY ACCOUNT REPRESENTATIVE	THE HARTFORD	ONE HARTFORD PLAZA T-6	COMPLEX CLAIM GROUP 690 ASYLUM AVENUE	HARTFORD	CT	06155		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	FIRST STATE INSURANCE COMPANY	ERICA L. DELANEY ACCOUNT REPRESENTATIVE	THE HARTFORD	ONE HARTFORD PLAZA T-6	COMPLEX CLAIM GROUP 690 ASYLUM AVENUE	HARTFORD	CT	06155		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	GENERAL ACCIDENT INSURANCE COMPANY OF AMERICA	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	GENERAL ACCIDENT INSURANCE COMPANY OF AMERICA	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	GENERAL ACCIDENT INSURANCE COMPANY OF AMERICA	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	GENERAL ACCIDENT INSURANCE COMPANY OF AMERICA	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	GENERAL ACCIDENT INSURANCE COMPANY OF AMERICA	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.

12. Insurance	Page 51 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	GENERAL ACCIDENT INSURANCE COMPANY OF AMERICA	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	GENERAL ACCIDENT INSURANCE COMPANY OF AMERICA	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	GENERAL ACCIDENT INSURANCE COMPANY OF AMERICA	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation	GENERAL RE-INSURANCE CORPORATION	MICHAEL J. BLAIR	GENERAL REINSURANCE CORPORATION	BANK OF AMERICA CENTER	350 CALIFORNIA STREET SUITE 2100	SAN FRANCISCO	CA	94104-1409		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	GENERAL RE-INSURANCE CORPORATION	ALISON K. HARMONY	GENERAL REINSURANCE CORPORATION	ROCKEFELLER CENTER FINANCIAL CENTER	630 FIFTH AVENUE SUITE 430	NEW YORK	NY	10111-0001		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	GENERAL RE-INSURANCE CORPORATION	ALISON K. HARMONY	GENERAL REINSURANCE CORPORATION	ROCKEFELLER CENTER FINANCIAL CENTER	630 FIFTH AVENUE SUITE 430	NEW YORK	NY	10111-0001		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	GENERAL RE-INSURANCE CORPORATION	ALISON K. HARMONY	GENERAL REINSURANCE CORPORATION	ROCKEFELLER CENTER FINANCIAL CENTER	630 FIFTH AVENUE SUITE 430	NEW YORK	NY	10111-0001		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	GENERAL RE-INSURANCE CORPORATION	ALISON K. HARMONY	GENERAL REINSURANCE CORPORATION	ROCKEFELLER CENTER FINANCIAL CENTER	630 FIFTH AVENUE SUITE 430	NEW YORK	NY	10111-0001		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	GENERAL RE-INSURANCE CORPORATION	ALISON K. HARMONY	GENERAL REINSURANCE CORPORATION	ROCKEFELLER CENTER FINANCIAL CENTER	630 FIFTH AVENUE SUITE 430	NEW YORK	NY	10111-0001		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	STOKELY FLEMMINGS	AIG TECHNICAL SERVICES INC.	175 WATER STREET	7TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	ANTONIETTA V. CASTANO SENIOR ANALYST MASS TORT CLAIMS	CHARTIS	101 HUDSON STREET	30TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.

12. Insurance	Page 52 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Canada Co./Cie	GRANITE STATE INSURANCE COMPANY	STOKELY FLEMMINGS	AIG TECHNICAL SERVICES INC.	175 WATER STREET	7TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	STOKELY FLEMMINGS	AIG TECHNICAL SERVICES INC.	175 WATER STREET	7TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Canada Co./Cie	GRANITE STATE INSURANCE COMPANY	ANTONIETTA V. CASTANO SENIOR ANALYST MASS TORT CLAIMS	CHARTIS	101 HUDSON STREET	30TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	ANTONIETTA V. CASTANO SENIOR ANALYST MASS TORT CLAIMS	CHARTIS	101 HUDSON STREET	30TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Canada Co./Cie	GRANITE STATE INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.

12. Insurance	Page 53 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	GRANITE STATE INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation	GREAT AMERICAN INSURANCE COMPANY	VICKI GREEN SR. LITIGATION SPECIALIST	GREAT AMERICAN INSURANCE COMPANY	ENVIRONMENTAL & HEALTH HAZARD CLAIMS	P.O. BOX 5450	CINCINNATI	OH	45201-5450		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Great Lakes Chemical Corporation	GREAT AMERICAN INSURANCE COMPANY	CLAIMS MANAGER	GREAT AMERICAN P&C INSURANCE GROUP	580 WALNUT STREET	12TH FLOOR	CINCINNATI	OH	45202-5450		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	GREAT AMERICAN INSURANCE COMPANY	CLAIMS MANAGER	GREAT AMERICAN P&C INSURANCE GROUP	580 WALNUT STREET	12TH FLOOR	CINCINNATI	OH	45202-5450		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Chemtura Corporation	GREAT AMERICAN INSURANCE COMPANY	JAY LAVROFF	LINDABURY MCCORMICK ESTABROOK & COOPER P.C.	53 CARDINAL DRIVE		WESTFIELD	NJ	07091-2369		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	HARBOR INSURANCE COMPANY	PETER POGUE CLAIMS CONSULTANT	CNA INSURANCE COMPANIES	333 SOUTH WABASH	19TH FLOOR	CHICAGO	IL	60604		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	HARBOR INSURANCE COMPANY	PETER POGUE CLAIMS CONSULTANT	CNA INSURANCE COMPANIES	333 SOUTH WABASH	19TH FLOOR	CHICAGO	IL	60604		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	HARBOR INSURANCE COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	HARBOR INSURANCE COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	HARBOR INSURANCE COMPANY	PETER POGUE CLAIMS CONSULTANT	CNA INSURANCE COMPANIES	333 SOUTH WABASH	19TH FLOOR	CHICAGO	IL	60604		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	HARBOR INSURANCE COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	HARTFORD ACCIDENT AND INDEMNITY COMPANY	MICHAEL S. KOMAR ESQ.	MENZ BONNER & KOMAR LLP	444 MADISON AVENUE	39TH FLOOR	NEW YORK	NY	10022		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	HARTFORD ACCIDENT AND INDEMNITY COMPANY	MICHAEL S. KOMAR ESQ.	MENZ BONNER & KOMAR LLP	444 MADISON AVENUE	39TH FLOOR	NEW YORK	NY	10022		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	HARTFORD ACCIDENT AND INDEMNITY COMPANY	MICHAEL S. KOMAR ESQ.	MENZ BONNER & KOMAR LLP	444 MADISON AVENUE	39TH FLOOR	NEW YORK	NY	10022		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.

12. Insurance	Page 54 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Canada Co./Cie	HARTFORD ACCIDENT AND INDEMNITY COMPANY	ERICA L. DELANEY ACCOUNT REPRESENTATIVE	THE HARTFORD	ONE HARTFORD PLAZA T-6	COMPLEX CLAIM GROUP 690 ASYLUM AVENUE	HARTFORD	CT	06155		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	HARTFORD ACCIDENT AND INDEMNITY COMPANY	ERICA L. DELANEY ACCOUNT REPRESENTATIVE	THE HARTFORD	ONE HARTFORD PLAZA T-6	COMPLEX CLAIM GROUP 690 ASYLUM AVENUE	HARTFORD	CT	06155		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	HARTFORD ACCIDENT AND INDEMNITY COMPANY	ERICA L. DELANEY ACCOUNT REPRESENTATIVE	THE HARTFORD	ONE HARTFORD PLAZA T-6	COMPLEX CLAIM GROUP 690 ASYLUM AVENUE	HARTFORD	CT	06155		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	HARTFORD ACCIDENT AND INDEMNITY COMPANY	NICOLAS J. NARDINI ACCOUNT REPRESENTATIVE	THE HARTFORD	COMPLEX CLAIM GROUP	690 ASYLUM AVENUE HARTFORD PLAZA T-7-92	HARTFORD	CT	06115		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	HARTFORD ACCIDENT AND INDEMNITY COMPANY	NICOLAS J. NARDINI ACCOUNT REPRESENTATIVE	THE HARTFORD	COMPLEX CLAIM GROUP	690 ASYLUM AVENUE HARTFORD PLAZA T-7-92	HARTFORD	CT	06115		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	HARTFORD ACCIDENT AND INDEMNITY COMPANY	NICOLAS J. NARDINI ACCOUNT REPRESENTATIVE	THE HARTFORD	COMPLEX CLAIM GROUP	690 ASYLUM AVENUE HARTFORD PLAZA T-7-92	HARTFORD	CT	06115		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	HARTFORD ACCIDENT AND INDEMNITY COMPANY	NICOLAS J. NARDINI ACCOUNT REPRESENTATIVE	THE HARTFORD	COMPLEX CLAIM GROUP	690 ASYLUM AVENUE HARTFORD PLAZA T-7-92	HARTFORD	CT	06115		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	HARTFORD ACCIDENT AND INDEMNITY COMPANY	NICOLAS J. NARDINI ACCOUNT REPRESENTATIVE	THE HARTFORD	COMPLEX CLAIM GROUP	690 ASYLUM AVENUE HARTFORD PLAZA T-7-92	HARTFORD	CT	06115		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	HARTFORD ACCIDENT AND INDEMNITY COMPANY	NICOLAS J. NARDINI ACCOUNT REPRESENTATIVE	THE HARTFORD	COMPLEX CLAIM GROUP	690 ASYLUM AVENUE HARTFORD PLAZA T-7-92	HARTFORD	CT	06115		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	HARTFORD ACCIDENT AND INDEMNITY COMPANY	NICOLAS J. NARDINI ACCOUNT REPRESENTATIVE	THE HARTFORD	COMPLEX CLAIM GROUP	690 ASYLUM AVENUE HARTFORD PLAZA T-7-92	HARTFORD	CT	06115		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	HARTFORD ACCIDENT AND INDEMNITY COMPANY	NICOLAS J. NARDINI ACCOUNT REPRESENTATIVE	THE HARTFORD	COMPLEX CLAIM GROUP	690 ASYLUM AVENUE HARTFORD PLAZA T-7-92	HARTFORD	CT	06115		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Kem Manufacturing Corporation	HOME INSURANCE COMPANY	ROBERT J. PAYNE	SURPLUS LINES CLAIMS	HOME INSURANCE COMPANY IN LIQUIDATION	243 SILVERTOP DRIVE	GRAYSON	GA	30017		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Kem Manufacturing Corporation or third parties.
Kem Manufacturing Corporation	HOME INSURANCE COMPANY	ROBERT J. PAYNE	SURPLUS LINES CLAIMS	HOME INSURANCE COMPANY IN LIQUIDATION	243 SILVERTOP DRIVE	GRAYSON	GA	30017		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Kem Manufacturing Corporation or third parties.
Chemtura Corporation	ILLINOIS EMPLOYERS INSURANCE OF WAUSAU	JOSEPH C. LINDSAY	ASBESTOS UNIT	NATIONWIDE OFFICE	WAUSAU GENERAL INSURANCE CO. 400 WESTWOOD DRIVE	WAUSAU	WI	54401-7895		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	ILLINOIS EMPLOYERS INSURANCE OF WAUSAU	JOSEPH C. LINDSAY	ASBESTOS UNIT	NATIONWIDE OFFICE	WAUSAU GENERAL INSURANCE CO. 400 WESTWOOD DRIVE	WAUSAU	WI	54401-7895		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.

12. Insurance	Page 55 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	ILLINOIS EMPLOYERS INSURANCE OF WAUSAU	JOSEPH C. LINDSAY	ASBESTOS UNIT	NATIONWIDE OFFICE	WAUSAU GENERAL INSURANCE CO. 400 WESTWOOD DRIVE	WAUSAU	WI	54401-7895		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	ILLINOIS NATIONAL INSURANCE COMPANY	STOKELY FLEMMINGS	AIG TECHNICAL SERVICES INC.	175 WATER STREET	7TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	ILLINOIS NATIONAL INSURANCE COMPANY	ANTONIETTA V. CASTANO SENIOR ANALYST MASS TORT CLAIMS	CHARTIS	101 HUDSON STREET	30TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	ILLINOIS NATIONAL INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Canada Co./Cie	ILLINOIS NATIONAL INSURANCE COMPANY	STOKELY FLEMMINGS	AIG TECHNICAL SERVICES INC.	175 WATER STREET	7TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	ILLINOIS NATIONAL INSURANCE COMPANY	STOKELY FLEMMINGS	AIG TECHNICAL SERVICES INC.	175 WATER STREET	7TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Canada Co./Cie	ILLINOIS NATIONAL INSURANCE COMPANY	ANTONIETTA V. CASTANO SENIOR ANALYST MASS TORT CLAIMS	CHARTIS	101 HUDSON STREET	30TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	ILLINOIS NATIONAL INSURANCE COMPANY	ANTONIETTA V. CASTANO SENIOR ANALYST MASS TORT CLAIMS	CHARTIS	101 HUDSON STREET	30TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Canada Co./Cie	ILLINOIS NATIONAL INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	ILLINOIS NATIONAL INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	INSURANCE COMPANY OF NORTH AMERICA	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	INSURANCE COMPANY OF NORTH AMERICA	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	INSURANCE COMPANY OF NORTH AMERICA	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	INSURANCE COMPANY OF NORTH AMERICA	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	INSURANCE COMPANY OF NORTH AMERICA	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 701	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	INSURANCE COMPANY OF NORTH AMERICA	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 702	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.

12. Insurance	Page 56 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	INSURANCE COMPANY OF NORTH AMERICA	ARTURO ANTEZANA	ACE INA GROUP	436 WALNUT STREET		PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Great Lakes Chemical Corporation	INSURANCE COMPANY OF NORTH AMERICA	CLAIMS MANAGER	ACE INA GROUP	436 WALNUT STREET		PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	INSURANCE COMPANY OF NORTH AMERICA	CLAIMS MANAGER	ACE INA GROUP	436 WALNUT STREET		PHILADELPHIA	PA	19106		Claim for defense costs incurred for claims involving groundwater contamination (property damage) allegedly caused by products, including trichloropropane (TCP), manufactured by Great Lakes Chemical Corporation.
Great Lakes Chemical Corporation	INSURANCE COMPANY OF NORTH AMERICA	CLAIMS MANAGER	ACE INA GROUP	436 WALNUT STREET		PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Chemtura Corporation	INSURANCE COMPANY OF NORTH AMERICA	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	INSURANCE COMPANY OF NORTH AMERICA	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	INSURANCE COMPANY OF NORTH AMERICA	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	INSURANCE COMPANY OF NORTH AMERICA	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Great Lakes Chemical Corporation	INSURANCE COMPANY OF NORTH AMERICA	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	INSURANCE COMPANY OF NORTH AMERICA	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs incurred for claims involving groundwater contamination (property damage) allegedly caused by products, including trichloropropane (TCP), manufactured by Great Lakes Chemical Corporation.
Great Lakes Chemical Corporation	INSURANCE COMPANY OF NORTH AMERICA	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Kem Manufacturing Corporation	INSURANCE COMPANY OF NORTH AMERICA	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Kem Manufacturing Corporation or third parties.
Kem Manufacturing Corporation	INSURANCE COMPANY OF NORTH AMERICA	KAY KEMPER	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Kem Manufacturing Corporation or third parties.
Chemtura Corporation	INSURANCE COMPANY OF NORTH AMERICA	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.

12. Insurance	Page 57 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	INSURANCE COMPANY OF NORTH AMERICA	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 701	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	INSURANCE COMPANY OF NORTH AMERICA	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 702	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	STOKELY FLEMMINGS	AIG TECHNICAL SERVICES INC.	175 WATER STREET	7TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	ANTONIETTA V. CASTANO SENIOR ANALYST MASS TORT CLAIMS	CHARTIS	101 HUDSON STREET	30TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.

12. Insurance	Page 58 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	SHELBY MATTIOLI	CENTURY INDEMNITY COMPANY	P.O. BOX 1000	436 WALNUT STREET	PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	SHELBY MATTIOLI	CENTURY INDEMNITY COMPANY	P.O. BOX 1000	436 WALNUT STREET	PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	SHELBY MATTIOLI	CENTURY INDEMNITY COMPANY	P.O. BOX 1000	436 WALNUT STREET	PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	SHELBY MATTIOLI	CENTURY INDEMNITY COMPANY	P.O. BOX 1000	436 WALNUT STREET	PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Canada Co./Cie	INTERNATIONAL INSURANCE COMPANY	ARTURO ANTEZANA	ACE INA GROUP	436 WALNUT STREET		PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	ARTURO ANTEZANA	ACE INA GROUP	436 WALNUT STREET		PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	ARTURO ANTEZANA	ACE INA GROUP	436 WALNUT STREET		PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Canada Co./Cie	INTERNATIONAL INSURANCE COMPANY	SHELBY MATTIOLI	CENTURY INDEMNITY COMPANY	P.O. BOX 1000	436 WALNUT STREET	PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	SHELBY MATTIOLI	CENTURY INDEMNITY COMPANY	P.O. BOX 1000	436 WALNUT STREET	PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.

12. Insurance	Page 59 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	SHELBY MATTIOLI	CENTURY INDEMNITY COMPANY	P.O. BOX 1000	436 WALNUT STREET	PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	SHELBY MATTIOLI	CENTURY INDEMNITY COMPANY	P.O. BOX 1000	436 WALNUT STREET	PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	SHELBY MATTIOLI	CENTURY INDEMNITY COMPANY	P.O. BOX 1000	436 WALNUT STREET	PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	SHELBY MATTIOLI	CENTURY INDEMNITY COMPANY	P.O. BOX 1000	436 WALNUT STREET	PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	SHELBY MATTIOLI	CENTURY INDEMNITY COMPANY	P.O. BOX 1000	436 WALNUT STREET	PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Canada Co./Cie	INTERNATIONAL INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.

12. Insurance	Page 60 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	INTERNATIONAL INSURANCE COMPANY	SUSAN M. BREEN-QUIN	RESOLUTE MANAGEMENT INC.	MID-ATLANTIC DIVISION	UNITED PLAZA 30 SOUTH 17TH STREET SUITE 700	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Great Lakes Chemical Corporation	INTERNATIONAL SURPLUS LINES INSURANCE COMPANY	CLAIMS MANAGER	RIVERSTONE CLAIMS MANAGEMENT LLC	250 COMMERCIAL STREET	SUITE 5000	MANCHESTER	NH	03101		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	INTERNATIONAL SURPLUS LINES INSURANCE COMPANY	CLAIMS MANAGER	RIVERSTONE CLAIMS MANAGEMENT LLC	250 COMMERCIAL STREET	SUITE 5000	MANCHESTER	NH	03101		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Great Lakes Chemical Corporation	INTERSTATE FIRE & CASUALTY COMPANY	CLAIMS MANAGER	ALLIANZ OF AMERICA	33 WEST MONROE STREET		CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	INTERSTATE FIRE & CASUALTY COMPANY	CLAIMS MANAGER	ALLIANZ OF AMERICA	33 WEST MONROE STREET		CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Chemtura Corporation	INTERSTATE FIRE & CASUALTY COMPANY	CRISTY L. BRESSON	CLAIMS SPECIALIST	FIREMAN’S FUND INSURANCE COS.	777 SAN MARIN DRIVE	NOVATO	CA	94998		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	INTERSTATE FIRE & CASUALTY COMPANY	CRISTY L. BRESSON	CLAIMS SPECIALIST	FIREMAN’S FUND INSURANCE COS.	777 SAN MARIN DRIVE	NOVATO	CA	94998		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	INTERSTATE FIRE & CASUALTY COMPANY	CRISTY L. BRESSON	CLAIMS SPECIALIST	FIREMAN’S FUND INSURANCE COS.	777 SAN MARIN DRIVE	NOVATO	CA	94998		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	INTERSTATE FIRE & CASUALTY COMPANY	LEONARD P. GOLDBERGER ESQ.	STEVENS & LEE P.C.	1818 MARKET STREET	29TH FLOOR	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	INTERSTATE FIRE & CASUALTY COMPANY	LEONARD P. GOLDBERGER ESQ.	STEVENS & LEE P.C.	1818 MARKET STREET	29TH FLOOR	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	INTERSTATE FIRE & CASUALTY COMPANY	LEONARD P. GOLDBERGER ESQ.	STEVENS & LEE P.C.	1818 MARKET STREET	29TH FLOOR	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Great Lakes Chemical Corporation	INTERSTATE FIRE & CASUALTY COMPANY	LEONARD P. GOLDBERGER ESQ.	STEVENS & LEE P.C.	1818 MARKET STREET	29TH FLOOR	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	INTERSTATE FIRE & CASUALTY COMPANY	LEONARD P. GOLDBERGER ESQ.	STEVENS & LEE P.C.	1818 MARKET STREET	29TH FLOOR	PHILADELPHIA	PA	19103		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Great Lakes Chemical Corporation	INTERSTATE FIRE & CASUALTY COMPANY		ALLIANZ OF AMERICA	777 SAN MARIN DRIVE	NOVATO CA 94998	NOVATO	CA	94998		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	INTERSTATE FIRE & CASUALTY COMPANY		ALLIANZ OF AMERICA	777 SAN MARIN DRIVE	NOVATO CA 94998	NOVATO	CA	94998		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Chemtura Corporation	KEMPER INSURANCE CO		ONE KEMPER DRIVE			LONG GROVE	IL	60049		Claim for defense costs and indemnity payments incurred for product liability, general liability, workers’ comp and/or automobile liability

12. Insurance	Page 61 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Canada Co./Cie	LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY	100 SUMMER STREET			BOSTON	MA	02110		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY	100 SUMMER STREET			BOSTON	MA	02110		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	LEXINGTON INSURANCE COMPANY	LEXINGTON INSURANCE COMPANY	100 SUMMER STREET			BOSTON	MA	02110		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	LEXINGTON INSURANCE COMPANY	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	LEXINGTON INSURANCE COMPANY	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	LEXINGTON INSURANCE COMPANY	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	LEXINGTON INSURANCE COMPANY	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	LEXINGTON INSURANCE COMPANY	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation
Chemtura Corporation	LEXINGTON INSURANCE COMPANY	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	LEXINGTON INSURANCE COMPANY	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	LEXINGTON INSURANCE COMPANY	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Canada Co./Cie	LEXINGTON INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	LEXINGTON INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	LEXINGTON INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	LEXINGTON INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	LEXINGTON INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.

12. Insurance	Page 62 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	LEXINGTON INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	LEXINGTON INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	LEXINGTON INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	LEXINGTON INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	LEXINGTON INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	LEXINGTON INSURANCE COMPANY	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Canada Co./Cie	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	MARSH & MCLENNAN INC.	1166 AVENUE OF THE AMERICAS			NEW YORK	NY	10036		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	MARSH & MCLENNAN INC.	1166 AVENUE OF THE AMERICAS			NEW YORK	NY	10036		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	MARSH & MCLENNAN INC.	1166 AVENUE OF THE AMERICAS			NEW YORK	NY	10036		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly occurring at Uniroyal Chemical premises.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	MARSH & MCLENNAN INC.	1166 AVENUE OF THE AMERICAS			NEW YORK	NY	10036		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	MARSH & MCLENNAN INC.	1166 AVENUE OF THE AMERICAS			NEW YORK	NY	10036		Claim for defense costs and indemnity payments incurred for hearing loss claims alledgedly occurring at Uniroyal Chemical premises.
Great Lakes Chemical Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	CLAIMS MANAGER	572 – TYSERS	12-20 CAMOMILE ST.		LONDON		EC3A 7PJ7PJ	UNITED KINGDOM	Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	CLAIMS MANAGER	572 – TYSERS	12-20 CAMOMILE ST.		LONDON		EC3A 7PJ7PJ	UNITED KINGDOM	Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Great Lakes Chemical Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	CLAIMS MANAGER	579 – GLOBAL CLAIMS SOLUTIONS LTD.	6 CRUTCHED FRIARS		LONDON		EC3N 2PH	UNITED KINGDOM	Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	CLAIMS MANAGER	579 – GLOBAL CLAIMS SOLUTIONS LTD.	6 CRUTCHED FRIARS		LONDON		EC3N 2PH	UNITED KINGDOM	Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.

12. Insurance	Page 63 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Canada Co./Cie	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	ANDREW COOK	AON LIMITED	INSURANCE HOUSE	125/129 VAUGHAN WAY	LEICESTER		LE1 4SB	UNITED KINGDOM	Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	ANDREW COOK	AON LIMITED	INSURANCE HOUSE	125/129 VAUGHAN WAY	LEICESTER		LE1 4SB	UNITED KINGDOM	Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	ANDREW COOK	AON LIMITED	INSURANCE HOUSE	125/129 VAUGHAN WAY	LEICESTER		LE1 4SB	UNITED KINGDOM	Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly occurring at Uniroyal Chemical premises.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	ANDREW COOK	AON LIMITED	INSURANCE HOUSE	125/129 VAUGHAN WAY	LEICESTER		LE1 4SB	UNITED KINGDOM	Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	ANDREW COOK	AON LIMITED	INSURANCE HOUSE	125/129 VAUGHAN WAY	LEICESTER		LE1 4SB	UNITED KINGDOM	Claim for defense costs and indemnity payments incurred for hearing loss claims alledgedly occurring at Uniroyal Chemical premises.
Chemtura Canada Co./Cie	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	THOMAS QUINN	MENDES & MOUNT	750 SEVENTH AVENUE		NEW YORK	NY	10019		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	THOMAS QUINN	MENDES & MOUNT	750 SEVENTH AVENUE		NEW YORK	NY	10019		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	THOMAS QUINN	MENDES & MOUNT	750 SEVENTH AVENUE		NEW YORK	NY	10019		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	THOMAS QUINN	MENDES & MOUNT	750 SEVENTH AVENUE		NEW YORK	NY	10019		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	THOMAS QUINN	MENDES & MOUNT	750 SEVENTH AVENUE		NEW YORK	NY	10019		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	THOMAS QUINN	MENDES & MOUNT	750 SEVENTH AVENUE		NEW YORK	NY	10019		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	THOMAS QUINN	MENDES & MOUNT	750 SEVENTH AVENUE		NEW YORK	NY	10019		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly occurring at Uniroyal Chemical premises.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	THOMAS QUINN	MENDES & MOUNT	750 SEVENTH AVENUE		NEW YORK	NY	10019		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	THOMAS QUINN	MENDES & MOUNT	750 SEVENTH AVENUE		NEW YORK	NY	10019		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	THOMAS QUINN	MENDES & MOUNT	750 SEVENTH AVENUE		NEW YORK	NY	10019		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	THOMAS QUINN	MENDES & MOUNT	750 SEVENTH AVENUE		NEW YORK	NY	10019		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.

12. Insurance	Page 64 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	THOMAS QUINN	MENDES & MOUNT	750 SEVENTH AVENUE		NEW YORK	NY	10019		Claim for defense costs and indemnity payments incurred for hearing loss claims alledgedly occurring at Uniroyal Chemical premises.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	THOMAS QUINN	MENDES & MOUNT	750 SEVENTH AVENUE		NEW YORK	NY	10019		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Great Lakes Chemical Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	THOMAS QUINN	MENDES & MOUNT	750 SEVENTH AVENUE		NEW YORK	NY	10019		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	THOMAS QUINN	MENDES & MOUNT	750 SEVENTH AVENUE		NEW YORK	NY	10019		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Chemtura Canada Co./Cie	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	DARILYN MICHAUD	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIV.	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	DARILYN MICHAUD	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIV.	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	DARILYN MICHAUD	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIV.	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	DARILYN MICHAUD	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIV.	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	DARILYN MICHAUD	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIV.	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	DARILYN MICHAUD	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIV.	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	DARILYN MICHAUD	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIV.	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly occurring at Uniroyal Chemical premises.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	DARILYN MICHAUD	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIV.	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	DARILYN MICHAUD	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIV.	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	DARILYN MICHAUD	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIV.	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	DARILYN MICHAUD	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIV.	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	DARILYN MICHAUD	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIV.	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for hearing loss claims alledgedly occurring at Uniroyal Chemical premises.

12. Insurance	Page 65 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES	DARILYN MICHAUD	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIV.	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Great Lakes Chemical Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES		WILLIS LIMITED	FRIARS STREET	IPSWICH	SUFFOLK		IP1 1TA	UNITED KINGDOM	Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	LLOYDS LONDON MARKET AND CERTAIN BRITISH COMPANIES		WILLIS LIMITED	FRIARS STREET	IPSWICH	SUFFOLK		IP1 1TA	UNITED KINGDOM	Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Chemtura Canada Co./Cie	MT. MCKINLEY INSURANCE COMPANY, F/N/A GIBRALTAR CASUALTY COMPANY	JAMES C. WENDOVER	C/O MT. MCKINLEY INSURANCE COMPANY	477 MARTINSVILLE ROAD		LIBERTY CORNER	NJ	07938-0830		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	MT. MCKINLEY INSURANCE COMPANY, F/N/A GIBRALTAR CASUALTY COMPANY	JAMES C. WENDOVER	C/O MT. MCKINLEY INSURANCE COMPANY	477 MARTINSVILLE ROAD		LIBERTY CORNER	NJ	07938-0830		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	MT. MCKINLEY INSURANCE COMPANY, F/N/A GIBRALTAR CASUALTY COMPANY	JAMES C. WENDOVER	C/O MT. MCKINLEY INSURANCE COMPANY	477 MARTINSVILLE ROAD		LIBERTY CORNER	NJ	07938-0830		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	MT. MCKINLEY INSURANCE COMPANY, F/N/A GIBRALTAR CASUALTY COMPANY	JAMES C. WENDOVER	C/O MT. MCKINLEY INSURANCE COMPANY	477 MARTINSVILLE ROAD		LIBERTY CORNER	NJ	07938-0830		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	MT. MCKINLEY INSURANCE COMPANY, F/N/A GIBRALTAR CASUALTY COMPANY	JAMES C. WENDOVER	C/O MT. MCKINLEY INSURANCE COMPANY	477 MARTINSVILLE ROAD		LIBERTY CORNER	NJ	07938-0830		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	MT. MCKINLEY INSURANCE COMPANY, F/N/A GIBRALTAR CASUALTY COMPANY	JAMES C. WENDOVER	C/O MT. MCKINLEY INSURANCE COMPANY	477 MARTINSVILLE ROAD		LIBERTY CORNER	NJ	07938-0830		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	MT. MCKINLEY INSURANCE COMPANY, F/N/A GIBRALTAR CASUALTY COMPANY	JAMES C. WENDOVER	C/O MT. MCKINLEY INSURANCE COMPANY	477 MARTINSVILLE ROAD		LIBERTY CORNER	NJ	07938-0830		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	MT. MCKINLEY INSURANCE COMPANY, F/N/A GIBRALTAR CASUALTY COMPANY	JAMES C. WENDOVER	C/O MT. MCKINLEY INSURANCE COMPANY	477 MARTINSVILLE ROAD		LIBERTY CORNER	NJ	07938-0830		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Canada Co./Cie	MT. MCKINLEY INSURANCE COMPANY, F/N/A GIBRALTAR CASUALTY COMPANY	TONY DRAPER	WULKER WILCOX MATOUSEK LLP	SOUTH TOWER PENZOIL PLAZA		HOUSTON	TX	77002		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	MT. MCKINLEY INSURANCE COMPANY, F/N/A GIBRALTAR CASUALTY COMPANY	TONY DRAPER	WULKER WILCOX MATOUSEK LLP	SOUTH TOWER PENZOIL PLAZA		HOUSTON	TX	77002		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	MT. MCKINLEY INSURANCE COMPANY, F/N/A GIBRALTAR CASUALTY COMPANY	TONY DRAPER	WULKER WILCOX MATOUSEK LLP	SOUTH TOWER PENZOIL PLAZA		HOUSTON	TX	77002		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	MT. MCKINLEY INSURANCE COMPANY, F/N/A GIBRALTAR CASUALTY COMPANY	TONY DRAPER	WULKER WILCOX MATOUSEK LLP	SOUTH TOWER PENZOIL PLAZA		HOUSTON	TX	77002		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.

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Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	MT. MCKINLEY INSURANCE COMPANY, F/N/A GIBRALTAR CASUALTY COMPANY	TONY DRAPER	WULKER WILCOX MATOUSEK LLP	SOUTH TOWER PENZOIL PLAZA		HOUSTON	TX	77002		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	MT. MCKINLEY INSURANCE COMPANY, F/N/A GIBRALTAR CASUALTY COMPANY	TONY DRAPER	WULKER WILCOX MATOUSEK LLP	SOUTH TOWER PENZOIL PLAZA		HOUSTON	TX	77002		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	MT. MCKINLEY INSURANCE COMPANY, F/N/A GIBRALTAR CASUALTY COMPANY	TONY DRAPER	WULKER WILCOX MATOUSEK LLP	SOUTH TOWER PENZOIL PLAZA		HOUSTON	TX	77002		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	MT. MCKINLEY INSURANCE COMPANY, F/N/A GIBRALTAR CASUALTY COMPANY	TONY DRAPER	WULKER WILCOX MATOUSEK LLP	SOUTH TOWER PENZOIL PLAZA		HOUSTON	TX	77002		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Canada Co./Cie	NATIONAL CASUALTY COMPANY	STEPHANIE K. PETRAS	NATIONAL CASUALTY COMPANY	8877 NORTH GAINEY CENTER DRIVE		SCOTTSDALE	AZ	85258-2108		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	NATIONAL CASUALTY COMPANY	STEPHANIE K. PETRAS	NATIONAL CASUALTY COMPANY	8877 NORTH GAINEY CENTER DRIVE		SCOTTSDALE	AZ	85258-2108		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	NATIONAL CASUALTY COMPANY	STEPHANIE K. PETRAS	NATIONAL CASUALTY COMPANY	8877 NORTH GAINEY CENTER DRIVE		SCOTTSDALE	AZ	85258-2108		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	NATIONAL UNION FIRE INS. CO		C/O CHARTIS	175 WATER STREET		NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for product liability, general liability, workers’ comp and/or automobile liability.
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	ANTONIETTA V. CASTANO SENIOR ANALYST MASS TORT CLAIMS	CHARTIS	101 HUDSON STREET	30TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.

12. Insurance	Page 67 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Canada Co./Cie	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	STOKELY FLEMMINGS	AIG TECHNICAL SERVICES INC.	175 WATER STREET	7TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	STOKELY FLEMMINGS	AIG TECHNICAL SERVICES INC.	175 WATER STREET	7TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	STOKELY FLEMMINGS	AIG TECHNICAL SERVICES INC.	175 WATER STREET	7TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Canada Co./Cie	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	ANTONIETTA V. CASTANO SENIOR ANALYST MASS TORT CLAIMS	CHARTIS	101 HUDSON STREET	30TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	ANTONIETTA V. CASTANO SENIOR ANALYST MASS TORT CLAIMS	CHARTIS	101 HUDSON STREET	30TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	PATRICK DICAPRIO	CHARTIS	ASBESTOS CLAIMS DEPARTMENT	101 HUDSON STREET 29TH FLOOR	JERSEY CITY	NJ	07302		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Canada Co./Cie	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.

12. Insurance	Page 68 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA	MICHELLE A. LEVITT	CHARTIS U.S.	175 WATER STREET	18TH FLOOR	NEW YORK	NY	10038		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Great Lakes Chemical Corporation	NIAGRA FIRE INSURANCE COMPANY	CLAIMS MANAGER	CNA INSURANCE COMPANIES	CNA CENTER	333 SOUTH WABASH	CHICAGO	IL	60685		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	NIAGRA FIRE INSURANCE COMPANY	CLAIMS MANAGER	CNA INSURANCE COMPANIES	CNA CENTER	333 SOUTH WABASH	CHICAGO	IL	60685		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Great Lakes Chemical Corporation	NIAGRA FIRE INSURANCE COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	NIAGRA FIRE INSURANCE COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Great Lakes Chemical Corporation	NIAGRA FIRE INSURANCE COMPANY	CLAIMS MANAGER	CNA INSURANCE COMPANIES	CNA CENTER	333 SOUTH WABASH	CHICAGO	IL	60685		Claim for defense costs incurred for claims involving groundwater contamination (property damage) allegedly caused by products, including trichloropropane (TCP), manufactured by Great Lakes Chemical Corporation.
Great Lakes Chemical Corporation	NIAGRA FIRE INSURANCE COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs incurred for claims involving groundwater contamination (property damage) allegedly caused by products, including trichloropropane (TCP), manufactured by Great Lakes Chemical Corporation.
Chemtura Corporation	NORTH STAR REINSURANCE CORPORATION	MICHAEL J. BLAIR	GENERAL REINSURANCE CORPORATION	BANK OF AMERICA CENTER	350 CALIFORNIA STREET SUITE 2100	SAN FRANCISCO	CA	94104-1409		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Canada Co./Cie	NORTHBROOK INSURANCE COMPANY	MARCELLA R. THOMAS SCLA	DIRECT CLAIM ANALYST	SPECIALTY OPERATIONS-DIRECT	ALLSTATE INSURANCE COMPANY 51 WEST HIGGINS ROAD	SOUTH BARRINGTON	IL	60010-9300		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	NORTHBROOK INSURANCE COMPANY	MARCELLA R. THOMAS SCLA	DIRECT CLAIM ANALYST	SPECIALTY OPERATIONS-DIRECT	ALLSTATE INSURANCE COMPANY 51 WEST HIGGINS ROAD	SOUTH BARRINGTON	IL	60010-9300		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	NORTHBROOK INSURANCE COMPANY	MARCELLA R. THOMAS SCLA	DIRECT CLAIM ANALYST	SPECIALTY OPERATIONS-DIRECT	ALLSTATE INSURANCE COMPANY 51 WEST HIGGINS ROAD	SOUTH BARRINGTON	IL	60010-9300		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Great Lakes Chemical Corporation	NORTHWESTERN NATIONAL INSURANCE COMPANY	CLAIMS MANAGER	ARMCO INSURANCE GROUP	709 CURTIS STREET		MIDDLETOWN	OH	45044-3999		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	NORTHWESTERN NATIONAL INSURANCE COMPANY	CLAIMS MANAGER	ARMCO INSURANCE GROUP	709 CURTIS STREET		MIDDLETOWN	OH	45044-3999		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Chemtura Corporation	OLD REPUBLIC INSURANCE CO		445 SOUTH MOORLAND ROAD	SUITE 300		BROOKFIELD	WI	53005		Claim for defense costs and indemnity payments incurred for product liability, general liability, workers’ comp and/or automobile liability.

12. Insurance	Page 69 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	OLD REPUBLIC INSURANCE COMPANY	MARGARET ANDERSON	FOX HEFTER SWIBEL LEVIN & CARROLL LLP	200 MADISON STREET	SUITE 3000	CHICAGO	IL	60606		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Great Lakes Chemical Corporation	OLD REPUBLIC INSURANCE COMPANY	MARGARET ANDERSON	FOX HEFTER SWIBEL LEVIN & CARROLL LLP	200 MADISON STREET	SUITE 3000	CHICAGO	IL	60606		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Chemtura Corporation	OLD REPUBLIC INSURANCE COMPANY	MARGARET ANDERSON	FOX HEFTER SWIBEL LEVIN & CARROLL LLP	200 MADISON STREET	SUITE 3000	CHICAGO	IL	60606		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	OLD REPUBLIC INSURANCE COMPANY	MARGARET ANDERSON	FOX HEFTER SWIBEL LEVIN & CARROLL LLP	200 MADISON STREET	SUITE 3000	CHICAGO	IL	60606		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Great Lakes Chemical Corporation	OLD REPUBLIC INSURANCE COMPANY	CLAIMS MANAGER	OLD REPUBLIC GENERAL INSURANCE GROUP	133 OAKLAND AVENUE	P.O. BOX 789	GREENSBURG	PA	15601-0789		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	OLD REPUBLIC INSURANCE COMPANY	CLAIMS MANAGER	OLD REPUBLIC GENERAL INSURANCE GROUP	133 OAKLAND AVENUE	P.O. BOX 789	GREENSBURG	PA	15601-0789		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Bio-Lab, Inc.	OLD REPUBLIC INSURANCE COMPANY		OLD REPUBLIC INSURANCE COMPANY	445 SOUTH MOORLAND ROAD	SUITE 300	BROOKFIELD	WI	53005		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation	OLD REPUBLIC INSURANCE COMPANY		OLD REPUBLIC INSURANCE COMPANY	445 SOUTH MOORLAND ROAD	SUITE 300	BROOKFIELD	WI	53005		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Great Lakes Chemical Corporation	OLD REPUBLIC INSURANCE COMPANY		OLD REPUBLIC INSURANCE COMPANY	445 SOUTH MOORLAND ROAD	SUITE 300	BROOKFIELD	WI	53005		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Great Lakes Chemical Corporation	OLD REPUBLIC INSURANCE COMPANY		OLD REPUBLIC INSURANCE COMPANY	445 SOUTH MOORLAND ROAD	SUITE 300	BROOKFIELD	WI	53005		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Chemtura Corporation/Bio-Lab, Inc.	OREGON AUTOMOBILE INSURANCE COMPANY	JOANNA ALIKONIS ACCOUNT MANAGER	RESOLUTE MANAGEMENT INC. - NEW ENGLAND DIVISION	TWO CENTRAL SQUARE		CAMBRIDGE	MA	02139		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura	ORIGINAL INSURERS IN RELEVANT POLICIES: RIVER THAMES INSURANCE COMPANY, ST. KATHERINE INSURANCE COMPANY LIMITED, TUREGUM INSURANCE COMPANY (SEE NOTES BELOW ON HOW ST. KATHERINE AND TUREGUM CURRENT IDENTIFY THEMSELVES).	NICK BISHOP	ENSTAR (EU) LIMITED	AVAYA HOUSE	2 CATHEDRAL HILL GUILFORD	SURREY			ENGLAND	Claim for insurance coverage for defense and indemnity of past and future environmental liabilities and product liability bodily injury claims.
Chemtura Canada Co./Cie	PACIFIC EMPLOYERS INSURANCE COMPANY	ARTURO ANTEZANA	ACE INA GROUP	436 WALNUT STREET		PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	PACIFIC EMPLOYERS INSURANCE COMPANY	ARTURO ANTEZANA	ACE INA GROUP	436 WALNUT STREET		PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.

12. Insurance	Page 70 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	PACIFIC EMPLOYERS INSURANCE COMPANY	ARTURO ANTEZANA	ACE INA GROUP	436 WALNUT STREET		PHILADELPHIA	PA	19106		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Canada Co./Cie	PACIFIC EMPLOYERS INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	PACIFIC EMPLOYERS INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	PACIFIC EMPLOYERS INSURANCE COMPANY	MARK D. PLEVIN	CROWELL & MORING LLP	1001 PENNSYLVANIA AVENUE	NW	WASHINGTON	DC	20004-2595		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Canada Co./Cie	PACIFIC INSURANCE COMPANY	IRENE KOUTZOULIS	ENVIRONMENTAL AND MASS TORT DEPARTMENT	CNA INSURANCE COMPANIES	1249 SOUTH RIVER ROAD PO BOX 2002	CRANBURY	NJ	08512		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	PACIFIC INSURANCE COMPANY	IRENE KOUTZOULIS	ENVIRONMENTAL AND MASS TORT DEPARTMENT	CNA INSURANCE COMPANIES	1249 SOUTH RIVER ROAD PO BOX 2002	CRANBURY	NJ	08512		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	PACIFIC INSURANCE COMPANY	IRENE KOUTZOULIS	ENVIRONMENTAL AND MASS TORT DEPARTMENT	CNA INSURANCE COMPANIES	1249 SOUTH RIVER ROAD PO BOX 2002	CRANBURY	NJ	08512		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Canada Co./Cie	PACIFIC INSURANCE COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	PACIFIC INSURANCE COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	PACIFIC INSURANCE COMPANY	DAVID C. CHRISTIAN II	SEYFARTH SHAW LLP	131 SOUTH DEARBORN STREET	SUITE 2400	CHICAGO	IL	60603		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Bio-Lab, Inc.	PACIFIC INSURANCE COMPANY, LTD.	ERICA L. DELANEY ACCOUNT REPRESENTATIVE	THE HARTFORD	ONE HARTFORD PLAZA T-6	COMPLEX CLAIM GROUP 690 ASYLUM AVENUE	HARTFORD	CT	06155		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Canada Co./Cie	PACIFIC INSURANCE COMPANY, LTD.	ERICA L. DELANEY ACCOUNT REPRESENTATIVE	THE HARTFORD	ONE HARTFORD PLAZA T-6	COMPLEX CLAIM GROUP 690 ASYLUM AVENUE	HARTFORD	CT	06155		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	PACIFIC INSURANCE COMPANY, LTD.	ERICA L. DELANEY ACCOUNT REPRESENTATIVE	THE HARTFORD	ONE HARTFORD PLAZA T-6	COMPLEX CLAIM GROUP 690 ASYLUM AVENUE	HARTFORD	CT	06155		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	PAISLEY PRODUCTS OF CAN.		40 UPTON RD.			TORONTO	ON	M1L 2B8	CANADA	Claim for coverage related to Upton Road lawsuit
Chemtura Corporation	POTOMAC INSURANCE	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	POTOMAC INSURANCE	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.

12. Insurance	Page 71 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	POTOMAC INSURANCE	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	POTOMAC INSURANCE	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	POTOMAC INSURANCE	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	POTOMAC INSURANCE	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	POTOMAC INSURANCE	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
	POTOMAC INSURANCE	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation	QUALA SYSTEMS QUALITY CARRIERS & BULKHAUL USA	RICHARDSON PLOWDEN CARPENTER & ROBINSON P A	1900 BARNWELL ST	POST OFFICE DRAWER 7788		COLUMBUA	SC	29202		Claim by third party re damage resulting from OMITE release in 5/06
Chemtura Corporation	QUALA SYSTEMS QUALITY CARRIERS & BULKHAUL USA	QUALITY DISTRIBUTION INC	3802 CORPORATE PARK DR STE 200			TAMPA	FL	33619		Claim by third party re damage resulting from OMITE release in 5/06
Chemtura Corporation	QUALA SYSTEMS QUALITY CARRIERS & BULKHAUL USA	BLANK ROME LLP	ONE LOGAN SQUARE	130 NORTH 18TH ST		PHILADELPHIA	PA	19103		Claim by third party re damage resulting from OMITE release in 5/06
Chemtura Corporation	QUALA SYSTEMS QUALITY CARRIERS & BULKHAUL USA	BLANK ROME LLP	WATERGATE 600 NEW HAMPSHIRE AVE NW			WASHINGTON	DC	20037		Claim by third party re damage resulting from OMITE release in 5/06
Chemtura Corporation	REPUBLIC INSURANCE COMPANY	CLAIMS MANAGER	BERKSHIRE HATHAWAY	3333 LEE PARKWAY	SUITE 200	DALLAS	TX	75219		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Great Lakes Chemical Corporation	REPUBLIC INSURANCE COMPANY	CLAIMS MANAGER	BERKSHIRE HATHAWAY	3333 LEE PARKWAY	SUITE 200	DALLAS	TX	75219		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Chemtura Canada Co./Cie	REPUBLIC INSURANCE COMPANY	ALEXANDRA N. GULLEDGE ESQ.	RESOLUTE MANAGEMENT INC.	SOUTHWEST DIVISION	3333 LEE PARKWAY SUITE 200	DALLAS	TX	75219		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	REPUBLIC INSURANCE COMPANY	ALEXANDRA N. GULLEDGE ESQ.	RESOLUTE MANAGEMENT INC.	SOUTHWEST DIVISION	3333 LEE PARKWAY SUITE 200	DALLAS	TX	75219		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Great Lakes Chemical Corporation	REPUBLIC INSURANCE COMPANY	ALEXANDRA N. GULLEDGE ESQ.	RESOLUTE MANAGEMENT INC.	SOUTHWEST DIVISION	3333 LEE PARKWAY SUITE 200	DALLAS	TX	75219		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	RLI INSURANCE CO;		1384 BROADWAY			NEW YORK	NY	10018		Marine transit insurance claim re: Durad/Reofos contamination 7/08
Chemtura Corporation	ST. PAUL FIRE AND MARINE INSURANCE COMPANY	CHRISTINE D. BENNETT	ST. PAUL TRAVELERS GROUP	ONE TOWER SQUARE		HARTFORD	CT	06183-6016		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Bio-Lab, Inc.	ST. PAUL FIRE AND MARINE INSURANCE COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.

12. Insurance	Page 72 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	STONEWALL INSURANCE COMPANY	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	STONEWALL INSURANCE COMPANY	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	STONEWALL INSURANCE COMPANY	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	STONEWALL INSURANCE COMPANY	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	STONEWALL INSURANCE COMPANY	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	STONEWALL INSURANCE COMPANY	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	STONEWALL INSURANCE COMPANY	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	STONEWALL INSURANCE COMPANY	EDWARD C. ALBANESE ASSISTANT VICE PRESIDENT SR. CLAIMS SPECIALIST	RESOLUTE MANAGEMENT INC.	NEW ENGLAND DIVISION	TWO CENTRAL SQUARE	CAMBRIDGE	MA	02139-3311		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Canada Co./Cie	TRANSPORT INDEMNITY COMPANY	NATHANIEL WILKIE ACCOUNT MANAGER	TRANSPORT INSURANCE COMPANY	1300 HIGHLAND CORPORATE DRIVE	SUITE 103	CUMBERLAND	RI	02864		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	TRANSPORT INDEMNITY COMPANY	NATHANIEL WILKIE ACCOUNT MANAGER	TRANSPORT INSURANCE COMPANY	1300 HIGHLAND CORPORATE DRIVE	SUITE 103	CUMBERLAND	RI	02864		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation/Great Lakes Chemical Corporation	TRANSPORT INDEMNITY COMPANY	NATHANIEL WILKIE ACCOUNT MANAGER	TRANSPORT INSURANCE COMPANY	1300 HIGHLAND CORPORATE DRIVE	SUITE 103	CUMBERLAND	RI	02864		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	TRAVELERS INDEMNITY COMPANY	GREGORY C. DAVIS ESQ.	ST. PAUL TRAVELERS	SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 5MS	HARTFORD	CT	06183-6016		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	TRAVELERS INDEMNITY COMPANY	GREGORY C. DAVIS ESQ.	ST. PAUL TRAVELERS	SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 5MS	HARTFORD	CT	06183-6016		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	TRAVELERS INDEMNITY COMPANY	GREGORY C. DAVIS ESQ.	ST. PAUL TRAVELERS	SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 5MS	HARTFORD	CT	06183-6016		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation
Chemtura Corporation	TRAVELERS INDEMNITY COMPANY	GREGORY C. DAVIS ESQ.	ST. PAUL TRAVELERS	SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 5MS	HARTFORD	CT	06183-6016		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	TRAVELERS INDEMNITY COMPANY	GREGORY C. DAVIS ESQ.	ST. PAUL TRAVELERS	SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 5MS	HARTFORD	CT	06183-6016		Claim for defense costs and indemnity payments incurred for asbestos (bodily injury) claims alledgedly occurring at the Retzloff premise acquired by Witco Corporation in Houston.

12. Insurance	Page 73 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	TRAVELERS INDEMNITY COMPANY	GREGORY C. DAVIS ESQ.	ST. PAUL TRAVELERS	SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 5MS	HARTFORD	CT	06183-6016		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation	TRAVELERS INDEMNITY COMPANY	CLAIMS MANAGER	ST. PAUL TRAVELERS GROUP	ONE TOWER SQUARE		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Great Lakes Chemical Corporation	TRAVELERS INDEMNITY COMPANY	CLAIMS MANAGER	ST. PAUL TRAVELERS GROUP	ONE TOWER SQUARE		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	TRAVELERS INDEMNITY COMPANY	CLAIMS MANAGER	ST. PAUL TRAVELERS GROUP	ONE TOWER SQUARE		HARTFORD	CT	06183		Claim for defense costs incurred for claims involving groundwater contamination (property damage) allegedly caused by products, including trichloropropane (TCP), manufactured by Great Lakes Chemical Corporation.
Great Lakes Chemical Corporation	TRAVELERS INDEMNITY COMPANY	CHRISTINE D. BENNETT	ST. PAUL TRAVELERS GROUP	ONE TOWER SQUARE		HARTFORD	CT	06183-6016		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	TRAVELERS INDEMNITY COMPANY	LORI G. SLATER SR. ACCOUNT EXECUTIVE	TRAVELERS SPECIAL LIABILITY GROUP	4650 WESTWAY PARK BOULEVARD	SUITE 160	HOUSTON	TX	77041		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	TRAVELERS INDEMNITY COMPANY	LORI G. SLATER SR. ACCOUNT EXECUTIVE	TRAVELERS SPECIAL LIABILITY GROUP	4650 WESTWAY PARK BOULEVARD	SUITE 160	HOUSTON	TX	77041		Claim for defense costs and indemnity payments incurred for hearing loss claims alledgedly occurring at Witco Corporation premises.
Chemtura Corporation	TRAVELERS INDEMNITY COMPANY	LORI G. SLATER SR. ACCOUNT EXECUTIVE	TRAVELERS SPECIAL LIABILITY GROUP	4650 WESTWAY PARK BOULEVARD	SUITE 160	HOUSTON	TX	77041		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	TRAVELERS INDEMNITY COMPANY	LORI G. SLATER SR. ACCOUNT EXECUTIVE	TRAVELERS SPECIAL LIABILITY GROUP	4650 WESTWAY PARK BOULEVARD	SUITE 160	HOUSTON	TX	77041		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	TRAVELERS INDEMNITY COMPANY	LORI G. SLATER SR. ACCOUNT EXECUTIVE	TRAVELERS SPECIAL LIABILITY GROUP	4650 WESTWAY PARK BOULEVARD	SUITE 160	HOUSTON	TX	77041		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	TRAVELERS INDEMNITY COMPANY	LORI G. SLATER SR. ACCOUNT EXECUTIVE	TRAVELERS SPECIAL LIABILITY GROUP	4650 WESTWAY PARK BOULEVARD	SUITE 160	HOUSTON	TX	77041		Claim for defense costs and indemnity payments incurred for asbestos (bodily injury) claims alledgedly occurring at the Retzloff premise acquired by Witco Corporation in Houston.
Chemtura Corporation/Bio-Lab, Inc.	TRAVELERS INDEMNITY COMPANY	LORI G. SLATER SR. ACCOUNT EXECUTIVE	TRAVELERS SPECIAL LIABILITY GROUP	4650 WESTWAY PARK BOULEVARD	SUITE 160	HOUSTON	TX	77041		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation	TRAVELERS INDEMNITY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	TRAVELERS INDEMNITY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for hearing loss claims alledgedly occurring at Witco Corporation premises.
Chemtura Corporation	TRAVELERS INDEMNITY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.

12. Insurance	Page 74 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	TRAVELERS INDEMNITY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	TRAVELERS INDEMNITY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	TRAVELERS INDEMNITY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Great Lakes Chemical Corporation or third parties.
Chemtura Corporation	TRAVELERS INDEMNITY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Great Lakes Chemical Corporation	TRAVELERS INDEMNITY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Great Lakes Chemical Corporation	TRAVELERS INDEMNITY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims allegedly involving Great Lakes Chemical Corporation products.
Great Lakes Chemical Corporation	TRAVELERS INDEMNITY COMPANY	DAVID B. HEINTZ ESQ.	TRAVELERS SPECIAL LIABILITY GROUP	ONE TOWER SQUARE – 7FP		HARTFORD	CT	06183		Claim for defense costs incurred for claims involving groundwater contamination (property damage) allegedly caused by products, including trichloropropane (TCP), manufactured by Great Lakes Chemical Corporation.
Chemtura Corporation	TUREGUM INSURANCE COMPANY		ALEXANDER HOWDEN LIMITED	10 DEVONSHIRE SQUARE		LONDON		EC2M 4QR	UNITED KINGDOM	Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	TUREGUM INSURANCE COMPANY		ALEXANDER HOWDEN LIMITED	10 DEVONSHIRE SQUARE		LONDON		EC2M 4QR	UNITED KINGDOM	Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	TUREGUM INSURANCE COMPANY		ALEXANDER HOWDEN LIMITED	10 DEVONSHIRE SQUARE		LONDON		EC2M 4QR	UNITED KINGDOM	Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	TUREGUM INSURANCE COMPANY		ALEXANDER HOWDEN LIMITED	10 DEVONSHIRE SQUARE		LONDON		EC2M 4QR	UNITED KINGDOM	Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	TUREGUM INSURANCE COMPANY		ALEXANDER HOWDEN LIMITED	10 DEVONSHIRE SQUARE		LONDON		EC2M 4QR	UNITED KINGDOM	Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	TUREGUM INSURANCE COMPANY		ALEXANDER HOWDEN LIMITED	10 DEVONSHIRE SQUARE		LONDON		EC2M 4QR	UNITED KINGDOM	Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	TUREGUM INSURANCE COMPANY		ALEXANDER HOWDEN LIMITED	10 DEVONSHIRE SQUARE		LONDON		EC2M 4QR	UNITED KINGDOM	Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	TUREGUM INSURANCE COMPANY		ALEXANDER HOWDEN LIMITED	10 DEVONSHIRE SQUARE		LONDON		EC2M 4QR	UNITED KINGDOM	Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.

12. Insurance	Page 75 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	TWIN CITY FIRE INSURANCE COMPANY	MICHAEL S. KOMAR ESQ.	MENZ BONNER & KOMAR LLP	444 MADISON AVENUE	39TH FLOOR	NEW YORK	NY	10022		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	TWIN CITY FIRE INSURANCE COMPANY	MICHAEL S. KOMAR ESQ.	MENZ BONNER & KOMAR LLP	444 MADISON AVENUE	39TH FLOOR	NEW YORK	NY	10022		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	TWIN CITY FIRE INSURANCE COMPANY	NICOLAS J. NARDINI ACCOUNT REPRESENTATIVE	THE HARTFORD	COMPLEX CLAIM GROUP	690 ASYLUM AVENUE HARTFORD PLAZA T-7-92	HARTFORD	CT	06115		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Hercules Packing Company products.
Chemtura Corporation	TWIN CITY FIRE INSURANCE COMPANY	NICOLAS J. NARDINI ACCOUNT REPRESENTATIVE	THE HARTFORD	COMPLEX CLAIM GROUP	690 ASYLUM AVENUE HARTFORD PLAZA T-7-92	HARTFORD	CT	06115		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Richardson Company products.
Chemtura Corporation	TWIN CITY FIRE INSURANCE COMPANY	NICOLAS J. NARDINI ACCOUNT REPRESENTATIVE	THE HARTFORD	COMPLEX CLAIM GROUP	690 ASYLUM AVENUE HARTFORD PLAZA T-7-92	HARTFORD	CT	06115		Claim for defense costs and indemnity payments incurred for bodily injury asbestos claims alledgedly involving Witco Corporation products.
Chemtura Corporation	TWIN CITY FIRE INSURANCE COMPANY	NICOLAS J. NARDINI ACCOUNT REPRESENTATIVE	THE HARTFORD	COMPLEX CLAIM GROUP	690 ASYLUM AVENUE HARTFORD PLAZA T-7-92	HARTFORD	CT	06115		Claim for defense costs and indemnity payments incurred for bodily injury claims involving coal tar pitch alledgedly manufactured by Witco Corporation.
Chemtura Corporation	TWIN CITY FIRE INSURANCE COMPANY	MICHAEL S. KOMAR ESQ.	MENZ BONNER & KOMAR LLP	444 MADISON AVENUE	39TH FLOOR	NEW YORK	NY	10022		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	TWIN CITY FIRE INSURANCE COMPANY	NICOLAS J. NARDINI ACCOUNT REPRESENTATIVE	THE HARTFORD	COMPLEX CLAIM GROUP	690 ASYLUM AVENUE HARTFORD PLAZA T-7-92	HARTFORD	CT	06115		Claim for defense costs and indemnity payments incurred for bodily injury claims involving carbon black alledgedly manufactured by Witco Corporation.
Chemtura Corporation	TWIN CITY FIRE INSURANCE COMPANY	NICOLAS J. NARDINI ACCOUNT REPRESENTATIVE	THE HARTFORD	COMPLEX CLAIM GROUP	690 ASYLUM AVENUE HARTFORD PLAZA T-7-92	HARTFORD	CT	06115		Claim for defense costs and indemnity payments incurred for bodily injury claims involving alleged exposure to toxic chemicals allegedly manufactured by Witco Corporation, including but not limited to Lucero, et al. v. Palace Plating, Inc. et al.
Chemtura Corporation	TWIN CITY FIRE INSURANCE COMPANY	NICOLAS J. NARDINI ACCOUNT REPRESENTATIVE	THE HARTFORD	COMPLEX CLAIM GROUP	690 ASYLUM AVENUE HARTFORD PLAZA T-7-92	HARTFORD	CT	06115		Claim for defense costs and indemnity payments incurred for bodily injury claims involving degreaser products allegedly manufactured by Kelite/Richardson Company.
Chemtura Corporation	TWIN CITY FIRE INSURANCE COMPANY	NICOLAS J. NARDINI ACCOUNT REPRESENTATIVE	THE HARTFORD	COMPLEX CLAIM GROUP	690 ASYLUM AVENUE HARTFORD PLAZA T-7-92	HARTFORD	CT	06115		Claim for defense costs and indemnity payments incurred for bodily injury claims against Witco Corporation allegedly involving technologically enhanced naturally occurring radioactive material, including Waller, et al. v. Chevron, Inc., et al.
Chemtura Corporation	UNDERWRITERS AT LLOYD’S, LONDON AND WINTERTHUR SWISS INSURANCE COMPANY	JOANNA ALIKONIS ACCOUNT MANAGER	RESOLUTE MANAGEMENT INC. - NEW ENGLAND DIVISION	TWO CENTRAL SQUARE		CAMBRIDGE	MA	02139
Chemtura Corporation, Chemtura Canada Co./Cie	UNDERWRITERS AT LLOYD’S, LONDON AND WINTERTHUR SWISS INSURANCE COMPANY	MICHAEL A. SHINER	TUCKER ARENSBERG P.C.	1500 ONE PPG PLACE		PITTSBURGH	PA	15222		Claim for insurance coverage for defense and indemnity of past and future environmental liabilities and product liability bodily injury claims.
Great Lakes Chemical Corporation	UNIGARD MUTUAL INSURANCE COMPANY	JOANNA ALIKONIS ACCOUNT MANAGER	RESOLUTE MANAGEMENT INC. - NEW ENGLAND DIVISION	TWO CENTRAL SQUARE		CAMBRIDGE	MA	02139		Claim for insurance coverage for defense and indemnity of past and future environmental liabilities and product liability bodily injury claims.
Bio-Lab, Inc.	UNITED STATES FIRE INSURANCE COMPANY	JANET MALAY CLAIMS SPECIALIST	CRUM & FORSTER LATENT/CD CLAIMS	P.O. BOX 1904	412 MT. KEMBLE AVENUE SUITE 20	MORRISTOWN	NJ	07960-1904		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Kem Manufacturing Corporation	UNITED STATES FIRE INSURANCE COMPANY	JANET MALAY CLAIMS SPECIALIST	CRUM & FORSTER LATENT/CD CLAIMS	P.O. BOX 1904	412 MT. KEMBLE AVENUE SUITE 20	MORRISTOWN	NJ	07960-1904		Claim for defense costs and indemnity payments incurred for claims allegedly involving groundwater contamination (property damage) at or emanating from various locations currently or formerly owned or operated by Kem Manufacturing Corporation or third parties.
Chemtura Corporation	UNITED STATES FIRE INSURANCE COMPANY		FAIRFAX FINANCIAL (USA) GROUP	305 MADISON AVENUE		MORRISTOWN	NJ	07962		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.

12. Insurance	Page 76 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Canada Co./Cie	ZURICH INTERNATIONAL LIMITED	MARY PERLICK	TOWER TWO	9TH FLOOR	1400 AMERICAN LANE	SCHAUMBURG	IL	60196-1056		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Corporation	ZURICH INTERNATIONAL LIMITED	MARY PERLICK	TOWER TWO	9TH FLOOR	1400 AMERICAN LANE	SCHAUMBURG	IL	60196-1056		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	ZURICH INTERNATIONAL LIMITED	MARY PERLICK	TOWER TWO	9TH FLOOR	1400 AMERICAN LANE	SCHAUMBURG	IL	60196-1056		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.
Chemtura Canada Co./Cie	ZURICH INTERNATIONAL LIMITED	MICHAEL BURESH MASS LIT. CLAIMS SPECIALIST	ZURICH	1400 AMERICAN LANE		SCHAUMBURG	IL	60196-1056		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	ZURICH INTERNATIONAL LIMITED	MICHAEL BURESH MASS LIT. CLAIMS SPECIALIST	ZURICH	1400 AMERICAN LANE		SCHAUMBURG	IL	60196-1056		Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura.
Chemtura Corporation	ZURICH INTERNATIONAL LIMITED	MICHAEL BURESH MASS LIT. CLAIMS SPECIALIST	ZURICH	1400 AMERICAN LANE		SCHAUMBURG	IL	60196-1056		Claim for defense costs and indemnity payments incurred for bodily injury claims involving vinyl chloride alledgedly manufactured by Uniroyal Chemical.

12. Insurance	Page 77 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	G.B. EQUIPMENT SYSTEMS LTD., VRC CONTINENTAL (A UNIT OF BESCO LTD), MGM RUBBER COMPANY		86 1 B T RD	TALA		KOLKATA	PIN	700 002	INDIA	Claim for defense costs and indemnity payments incurred for bodily injury claims involving diacetyl and/or butter flavorings that contain diacetyl alledgedly manufactured, distributed or sold by Chemtura Canada.
Chemtura Corporation	LAXNESS DEUTSCHLANG GMBH		RESINS	51369 LEVERKUSEN					GERMANY	Patent infringement
Chemtura Corporation	Alejandro Martinez	c/o Marta Berkemeyer, Agent Benjamin Constant 835, 4to Piso				Asuncion			Paraguay	Patent opposition
Chemtura Corporation	Claudia Marcela Jonte								Argentina	Opposition filed in Paraguay June 23, 2010 against counterparty’s trademark Appl. No. 11957 for mark ANDERFOL
Chemtura Corporation	Multipla Face Mommercial Ltda								Brazil	Opposition filed in Argentina Dec 21, 2009 against counterparty’s trademark Appl. No. 2943014 for mark “NANOLUB”
Chemtura Corporation	Yantai Beifang Fruit and Vegetable Technology Development Co., Ltda.		Zhuan Shan Village, Huang Wu Town, Zhi Fu District			Yan Tai City, Shang Dong City,	Shandong Province		China	Opposition filed August 23, 2007 in Brazil against counterparty’s trademark application for VORTEXX
Chemtura Corporation	AGROLIDER AGROQUIMICA LTDA.		RUA SÃO JOAQUIM	249 LOJA 13 EMPEROR GARDEN		SAO PAOLO			BRAZIL	Opposition filed in China Jan 12, 2010 against counterparty’s trademark Appl. No. 5957506 for mark “DIMIE and Chinese Characters”
Chemtura Corporation	AXIOM LABORATORIES		493, NARAIN BHAWAN, MANTOLA, PAHAR GANJ			NEW DELI 11055		11055	INDIA	Opposition filed in Brazil against counterparty’s trademark Appl. No. 900976898 for mark “TEMPRANO”
Chemtura Corporation	BAYER AG		KAISER-WILHELM-ALLEE			51373 LEVERKUSEN			FED REP GERMANY	Opposition filed in India Aug 31, 2006 against counterparty’s trademark Appl. No. 1351524 for mark AXIOM
Bio-Lab, Inc.	Gewalt Comercializacao de Produtos Quimicos Ltda (aka Bioguard Ltda)		Rua Dos Expedicionários, No. 169, Sericicultura, Comopolis			São Paulo	Brazil	13.150-000	Brazil	Opposition filed in Argentina Dec 1, 2008 against two trademark applications of counterparty for mark “VERANGO”
Bio-Lab, Inc.	Gewalt Comercializacao de Produtos Quimicos Ltda (aka Bioguard Ltda)		Rua Dos Expedicionários, No. 169, Sericicultura, Comopolis			São Paulo		13.150-000	Brazil	Opposition filed in Brazil June 20, 2005 against counterparty’s trademark Appl. No. 827105282 for mark BIOGUARD
Bio-Lab, Inc.	Gewalt Comercializacao de Produtos Quimicos Ltda (aka Bioguard Ltda)		Rua Dos Expedicionários, No. 169, Sericicultura, Comopolis			São Paulo		13.150-000	Brazil	Opposition filed in Brazil June 20, 2005 against counterparty’s Appl. No. 827105290 for trademark BIOGUARD
Chemtura Corporation	FIL INDUSTRIES LIMITED		H-88, THE SOUTH MALL	NDSE-1 SOUTH EXTENSION		NEW DELHI 110049			INDIA	Opposition filed in Brazil June 20, 2005 against counterparty’s Appl. No. 827105304for trademark BIOGUARD
Chemtura Corporation	FIL INDUSTRIES LIMITED		H-88, THE SOUTH MALL	NDSE-1 SOUTH EXTENSION		NEW DELHI 110049			INDIA	Opposition filed at trademark office of India Dec 19, 2007 against counterparty’s trademark Appl. No. 1405301 for mark “NOMITE”
Chemtura Corporation	GUFIC BIOSCIENCES		GUFIC HOUSE, SUBHASH ROAD-A			VILE PARLE (EAST), MUMBAI - 400 057			INDIA	Opposition filed in India Dec 20, 2007 against counterparty’s trademark Appl. No. 1405300 for mark “SUPER NOMITE”
Chemtura Corporation	HERCULES INCORPORATED		HERCULES PLAZA	1313 NORTH MARKET STREET		WILMINGTON	DE	19894		Opposition No. BOM-75334 filed in India Jan 13, 2010 against counterparty’s trademark Appl. No. 1561634 for mark “TRIFEX”
Chemtura Corporation	IMPACT BIO PHARMA PVT. LTD.	MR VIJAY KADAM	A 8 NITI RAJ APT 2ND FL	SR NO 89 A1B	VIDHYA NAGAR ALANDI RD E KIRKEE	PUNE	MAHARASHTRA	411014	INDIA	Opposition filed in Brazil Aug 29, 2007 against counterparty’s trademark application for mark DIMENSION
Chemtura Corporation	MICRO LABS LIMITED		TOWERS RACE COURSE RD	NO 27 KCN	BANGALORE	KARNATAKA		560001	INDIA	Opposition filed in India February 2004 against counterparty’s trademark application for DIMIZON
Bio-Lab, Inc.	PT. SANTANI SEJAHTERA		JL. DR. F.L. TOBING NO. 32-C	KEL. PUSAT PASAR		KEC. MEDAN KOTA			INDONESIA	Opposition filed in India in 2003 against third party’s trademark application for VITALAC
Great Lakes Chemical Corporation	SUMITOMO CHEMICAL CO.		27-1, SHINKAWA 2-CHOME, CHUO-KU			TOKYO 104-8260			JAPAN	Opposition filed in Indonesia July 6, 2010 against counterparty’s trademark Appl. No. D00.2008.033309 for mark NOMITE
Chemtura Corporation	VATSA CORPORATION LIMITED		VATSA HOUSE	JANMABHOOMI MARG		MUMBAI		400001	INDIA	opposition filed in Brazil May 30, 2008 against counterparty’s trademark application for mark CRUSADER
Chemtura Corporation	VITRABRAS PRODUTOS AGROPECUARIOS		ESTATE OF MINAS GERAIS, R CHUMBO, 40	UBERLANDIA		MINAS GERAIS			BRAZIL	Opposition filed in India in 2003 against third party’s trademark application for VITAFLAX

13. Intellectual Property	Page 78 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	Latchford Glass Co	Legal Department	7507 & 7608 Roseberry Avenue			Huntington Park	CA	90255		Opposition filed in Brazil Dec 1, 2008 against counterparty’s trademark application No. 901034495 for mark “VITABAC”
Chemtura Corporation	Quintec Industries, Inc.	c/o CT Corporation	3225 North Central Ave.			Phoenix	AR	85012		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	Scott Aviation					Dallas	TX			Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	ACME ROOFING DISTRIBUTORS, INC.		915 RISING SUN AVENUE			PHILADELPHIA	PA	19140		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	ACME STEEL CO.		13500 S PERRY AVE			CHICAGO	IL	60617		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	ALCOA, INC.		201 ISABELLA STREET			PITTSBURGH	PA	15212		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	ALLIED BUILDING PRODUCTS		2430 EAST TIOGA STREET			PHILADELPHIA	PA	19134		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	ALLIED CHEMICAL CORPORATION	ALLIED CHEMICAL CORPORATION	101 COLUMBIA ROAD			MORRISTOWN	NJ	07960		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	ALLIED CHEMICAL CORPORATION		1801 MARKET STREET, 4TH FL.			PHILADELPHIA	PA	19103		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	ALLIED CORPORATION	ALLIED CORPORATION	101 COLUMBIA ROAD			MORRISTOWN	NJ	07960		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	ALLIED SIGNAL, INC.	ALLIED SIGNAL INC	101 COLUMBIA ROAD			MORRISTOWN	NJ	07960		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	AMERICAN GILSONITE CO.		HC 73, BOX 28			VERNAL	UT	84078-7901		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	AMERON INTERNATIONAL, FIBERGLASS COMPOSITE PIPE DIVISION USA		9720 CYPRESSWOOD DRIVE, SUITE 325			HOUSTON	TX	77070		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	APEX STEEL CORP, LTD.		301 PETFINDER LANE			RALEIGH	NC	27603		Potential claim for damages as a result of failure of an underground pipe manufactured by Ameron International
Chemtura Corporation	ARISTECH CHEMICAL CORPORATION		1735 MARKET ST.			PHILADELPHIA	PA	19103		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	ARISTECH CHEMICAL CORPORATION		1801 MARKET STREET, 4TH FL.			PHILADELPHIA	PA	19103		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	ARISTECH CHEMICAL CORPORATION		600 GRANT STREET			PITTSBURGH	PA	15219		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	ASBESTOS CORP. LIMITED		840 BOUL. OUELLET OUEST	CANPQ		THETFORD-MINES		G6G 7A5	CANADA	Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	ASHLAND INC.		50 E. RIVERCENTER BLVD.,			COVINGTON	KY	41011-1683		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	ATLANTIC RICHFIELD CO.	WALT HUFFORD PG	1 W PENNSYLVANIA AVE STE 440			TOWSON	MD	21204		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	ATLANTIC RICHFIELD CO.	BINGHAM MCCUTCHEN LLP	JAMES J DRAGNA	355 SOUTH GRAND AVE	STE 4400	LOS ANGELES	CA	90071		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	ATLANTIC RICHFIELD CO.		STEPHEN ALBERT	333 SOUTH HOPE ST		LOS ANGELES	CA	90071		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	ATLANTIC RICHFIELD CO.	BP AMERICA	TODD NORMANE	6 CENTERPOINTE DR	LPR 6 552	LA PALMA	CA	90623		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	AZTEC MINING & ENERGY CORP.		3815 RIVER CROSSING PKWY STE 100			INDIANAPOLIS	IN	46240		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits

14. Litigation	Page 79 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	AZTEC MINING & MINERALS, LLC		5000 BIRCH STREET, SUITE 6400			NEWPORT BEACH	CA	92660		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	B & P PROCESS EQUIPMENT AND SYTEMS		1000 HESS AVE			SAGINAW	MI	48601		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	BEAZER EAST, INC.	THREE RIVERS MANAGEMENT, INC.,	1 OXFORD CENTER			PITTSBURGH	PA	15219-1400		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	BEAZER USA, INC.	THREE RIVERS MANAGEMENT, INC.,	1 OXFORD CENTER			PITTSBURGH	PA	15219-1400		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	BEAZER, PLC	THREE RIVERS MANAGEMENT, INC.,	1 OXFORD CENTER			PITTSBURGH	PA	15219-1400		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	BENDIX CORPORATION	BENDIX CORPORATION	101 COLUMBIA ROAD			MORRISTOWN	NJ	07960		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	BRANDCO SUPPLY CORP.		6317 J RICHARD DR			RALEIGH	NC	27617		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	CALGON CARBON CORPORATION		23713 NETWORK PL			CHICAGO	IL	60673-1237		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	CALGON CARBON CORPORATION		PO BOX 717			PITTSBURGH	PA	15230-0717		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	CF & I STEEL CORPORATION		PO BOX 316			PUEBLO	CO	81002		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	CHEVRON CHEMICAL CO.		225 BUSH ST			SAN FRANCISCO	CA	94104		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	CHEVRON PHILLIPS CHEMICAL CO.		BOX 4910			THE WOODLANDS	TX	77387		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	CHEVRON U.S.A., INC.		6001 BOLLINGER CANYON RD			SAN RAMON	CA	94583		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation, Chemtura Canada Co./Cie	CITRUS & ALLIED ESSENCES LTD	RICHARD PISANO JR PRESIDENT	3000 MARCUS AVE STE 3E11			NEW HYDE PARK	NY	11042-1026		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	CONTINENTAL MATERIALS, INC.		CONTINENTAL PLZ	1614 OLD YORK RD		ABINGTON	PA	19001		Claim for indemnity and/or contribution with respect to diacetyl lawsuits
Chemtura Corporation	COOPERS CREEK CHEMICAL CORP.		884 RIVER RD			WEST CONSHOHOCKEN	PA	19428		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	CROWLEY CHEMICAL CO., INC.		261 MADISON AVE			NEW YORK	NY	10016		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	DALLOZ SAFETY INC.	(REGISTERED AGENT FOR SERVICE)	PO BOX 622			READINGS	PA	19603		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	DAVIS STANDARD, LLC		D-S ACQUISITION CO.	C/O HAMILTON ROBINSON LLC	2 STAMFORD PLAZA 81 TRESSER BOULEVARD, 4TH FLOOR	STAMFORD	CT	06901		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	DC CHEMICAL CO., LTD		ORIENTAL CHEMICAL BLDG.	50, SOGONG-DONG, JUG-GU		SEOUL			KOREA	Claims for indemnification with respect to lawsuits involving Davis Standard including (Case No. MID-L-2080-10) by Cheryl Lusk, Administrator of the Estate of Ralph Owen Lusk
Chemtura Corporation	DOW CHEMICAL CO.	DOW CHEMICAL CO	13501 KATY FREEWAY			HOUSTON	TX	77079		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	DRUMMOND CO., INC.		PO BOX 10246			BIRMINGHAM	AL	35202		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	ELKEM ALLOYS INC.	PARK WEST OFFICE CENTER	P.O. BOX 266			PITTSBURGH	PA	15230-0266		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits

14. Litigation	Page 80 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	ELKEM INC.	PARK WEST OFFICE CENTER	P.O. BOX 266			PITTSBURGH	PA	15230-0266		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	ELKEM METALS CO.	PARK WEST OFFICE CENTER	P.O. BOX 266			PITTSBURGH	PA	15230-0266		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	ELKEM VING, INC.	PARK WEST OFFICE CENTER	P.O. BOX 266			PITTSBURGH	PA	15230-0266		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	EXXON CORPORATION		800 BELL ST RM 2359			HOUSTON	TX	77002		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	EXXON CORPORATION	EXXON CORPORATION	13501 KATY FREEWAY			HOUSTON	TX	77079		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	EXXON CORPORATION		5959 LAS COLINAS BLVD.,			DALLAS	TX	75039		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	EXXON MOBIL OIL CORPORATION		5959 LAS COLINAS BLVD			IRVING	TX	75039		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	EXXON MOBILE CORPORATION		1001 BILLINGSPORT RD			PAULSBORO	NJ	08066-1031		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	EXXON MOBILE CORPORATION	L AND PS PRODUCT CONTROL	4500 DACOMA ST RM 418A			HOUSTON	TX	77092-8614		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	EXXON MOBILE CORPORATION	DOMINICK DEANGELIS	NEWFIELDS ENVIRONMENTAL FORENSICS PRACTICE LLC	100 LEDGEWOOD PLACE		ROCKLAND	MA	02370		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	EXXON MOBILE CORPORATION		PO BOX 4347			HOUSTON	TX	77210		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	EXXON MOBILE CORPORATION	JOANNE M WALLACH	SHE GLOBAL REMEDIATION	3225 GALLOWS RD	RM 8B 0830	FAIRFAX	VA	22037		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	EXXON MOBILE CORPORATION	EXXON MOBILE CORPORATION	13501 KATY FREEWAY			HOUSTON	TX	77079		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	EXXON MOBILE CORPORATION		5959 LAS COLINAS BLVD.			DALLAS	TX	75039		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	EXXON MOBILE CORPORATION		P.O. BOX 2180, 800 BELL,			HOUSTON	TX	77002		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	FISHER SCIENTIFIC CO.		13551 COLLECTIONS CTR DR			CHICAGO	IL	60693		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	FISHER SCIENTIFIC CO.		3970 JOHNS CREEK CT STE 500			SUWANEE	GA	30024		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	FISHER SCIENTIFIC CO.		585 ALPHA DR			PITTSBURGH	PA	15238		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	FISHER SCIENTIFIC CO.		PO BOX 360478			PITTSBURGH	PA	15251		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	FISHER SCIENTIFIC CO.		PO BOX 360478			PITTSBURGH	PA	15251		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	FISHER SCIENTIFIC CO.		PO BOX 3648			BOSTON	MA	02241-3648		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	FISHER SCIENTIFIC CO.		PO BOX 40475			ATLANTA	GA	30384-4705		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation, Chemtura Canada Co./Cie	FLAVOR CONCEPTS INC	LAURA TOLEDO	HUSCH BLACKWELL SANDERS LLP	190 CARONDELET PLZ STE 600		SAINT LOUIS	MO	63105		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits

14. Litigation	Page 81 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation, Chemtura Canada Co./Cie	FONA INTERNATIONAL INC	ATTN MOIRA PIETROWSKI	222 S MAIN ST	C O ROETZEL & ANDRESS LPA		AKRON	OH	44308		Claim for indemnity and/or contribution with respect to diacetyl lawsuits
Chemtura Corporation	FURNCO CONSTRUCTION CORP.		1100 N CLARK RD			GARY	IN	46406-1159		Claim for indemnity and/or contribution with respect to diacetyl lawsuits
Chemtura Corporation, Chemtura Canada Co./Cie	GIVAUDAN FLAVORS CORPORATION	LOUIS F SOLIMINE ESQ	THOMPSON HINE LLP	312 WALNUT ST STE 1400		CINCINNATI	OH	45202		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation, Chemtura Canada Co./Cie	GIVAUDAN FLAVORS CORPORATION	LOUIS F SOLIMINE ESQ	THOMPSON HINE LLP	312 WALNUT ST STE 1400		CINCINNATI	OH	45202		Claim for indemnity and/or contribution with respect to diacetyl lawsuits
Chemtura Corporation	GRAFTECH INTERNATIONAL HOLDINGS LTD.		1209 ORANGE STREET			WILMINGTON	DE	19801		Claim for indemnity and/or contribution with respect to diacetyl lawsuits
Chemtura Corporation	GREAT LAKES CARBON CORPORATION		4 GREENSPOINT PLAZA, SUITE 2200, 16945 NORTHCASE DR.			HOUSTON	TX	77060		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	GREAT LAKES CARBON CORPORATION		8600 WILLIAM FICKLEN DR.			CHARLOTTE	NC	28269		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	GREAT LAKES CARBON CORPORATION		16945 NORTHCHASE DR., STE. 2200			HOUSTON	TX	77060-2152		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	GREAT LAKES CARBON CORPORATION		551 FIFTH AVE STE 3600			NEW YORK	NY	10176		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	GULF OIL CORPORATION	PLASTICS DIVISION GULF CHEMICALS COMPANY	PO BOX 3766			HOUSTON	TX	77001		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	HARBISON-WALKER REFRACTORIES CO.	ANH REFRACTORIES HEADQUARTERS	CHERRINGTON CORPORATE CTR	400 FAIRWAY DR		MOON TOWNSHIP	PA	15108		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	HELENA CHEMICAL	BRUCE P. RISSI	SCHOLTEN FANT ATTORNEYS FOR PLAINTIFF	100 N. THIRD STREET	PO BOX 454	GRAND HAVEN	MI	49417-0454		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	HENKEL CORPORATION	HENKEL CORPORATION	ATTN YULIYA GERTSBERG ESQ	GOODWIN PROCTER LLP	599 LEXINGTON AVE	NEW YORK	NY	10022		Potential indemnity claim for attorney’s fees with respect to Helena Chemical v. Richard Versluis
Chemtura Corporation	HONEYWELL INTERNATIONAL, INC.	HONEYWELL INTERNATIONAL INC	101 COLUMBIA ROAD			MORRISTOWN	NJ	07960		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	INCO SAFETY PRODUCTS CO.		123 S. BROAD STREET			PHILADELPHIA	PA	19107		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	INTERNATIONAL PAINT LLC	INTERNATIONAL PAINT LLC	436 SEVENTH AVE.			PITTSBURGH	PA	15219		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	INTERNATIONAL PAINT LLC		6001 ANTOINE DRIVE			HOUSTON	TX	77091		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	IVAN SUPPLY CO LLC		2100 WASHINGTON AVE			PHILADELPHIA	PA	19146		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	KAISER ALUMINUM CORP		5847 SAN FELIPE, STE. 2500			HOUSTON	TX	77057-3000		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	KOP-COAT, INC.	KOP-COAT INC	436 SEVENTH AVE.,			PITTSBURGH	PA	15219		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	KOPPER CO. INC.		THREE RIVERS MANAGEMENT, INC.,			PITTSBURGH	PA	15219		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	KOPPERS INC.	KOPPERS INC	436 SEVENTH AVE.			PITTSBURGH	PA	15219		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	KOPPERS INDUSTRIES, INC.	CORPORATE HEADQUARTERS	436 SEVENTH AVE			PITTSBURGH	PA	15219-1800		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	KOPPERS INDUSTRIES, INC.	C/O BAKER & DANIELS LLP	JAMIE DAMERON	300 NORTH MERIDIAN STREET	SUITE 2700	INDIANAPOLIS	IN	46204		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits

14. Litigation	Page 82 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	LAGRAND INDUSTRIAL SUPPLY CO		2620 SW 1ST AVE			PORTLAND	OR	97201-4743		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	LTV CORPORATION		200 PUBLIC SQ			CLEVELAND	OH	44114-2308		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	MACARTHUR CO		1324 S ALLEC ST			ANAHEIM	CA	92805-6303		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	MARATHON OIL COMPANY		5555 SAN FELIPE RD			HOUSTON	TX	77056-2725		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	MARATHON OIL CORPORATION		5555 SAM FELIPE RD.			HOUSTON	TX	77056		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	MARATHON OIL CORPORATION	ATTN LEGAL	5555 SAN FELIPE ST			HOUSTON	TX	77056-2701		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	MARATHON OIL CORPORATION	ATTN LEGAL	5555 SAN FELIPE ST			HOUSTON	TX	77056-2701		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	MAR-DUSTRIAL SALES INC		4865 N LAGOON			PORTLAND	OR	97217		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	MARVIC SUPPLY CO INC		64 E SWAMP RD			DOYLESTOWN	PA	18901		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	MINE SAFETY APPLIANCES CO.		PO BOX 640348			PITTSBURGH	PA	15264-0348		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	MINNESOTA MINING & MANUFACTURING CO. (3M CORP.)	ATTN MR LS KENDALL	3M CTR	CHEMICALS PURCHASING DEPT		ST PAUL	MN	55101		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	MONSANTO CO.		800 N LINDBERGH BLVD			ST LOUIS	MO	63141-7843		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	MONSANTO CO.		PO BOX 473			MASCATINE	IA	52761-0473		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	NEVILLE CO		2800 NEVILLE RD			PITTSBURGH	PA	15225-1496		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	NORFOLK SOUTHERN RAILWAY	MAUREEN ROWAN ESQ RAYMOND J HUNTER ESQ	GALLAGHER & ROWAN PC	1800 JFK BLVD		PHILADELPHIA	PA	19103		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	OCI CHEMICAL CORPORATION		18800 WEST OAK COMMONS COURT, SUITE 100			MARIETTA	GA	30062		Claim for indemnity with respect to Dynka v. Norfolk Southern Railway 09-cv-4894
Chemtura Corporation	ON MARINE SERVICES CO		PO BOX 1351			CAMDENTON	MO	65020		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	OWENS CORNING ROOFING AND ASPHALT, LLC	ATTN ISB SOURCING LEADER	1 OWENS CORNING PKWY			TOLEDO	OH	43659		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	PHARMACIA CORP		100 RT 206 N			PEAPACK	NJ	07977		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	PHILLIPS PETROLEUM CO.	PHILLIPS PETROLEUM INTERNATIONAL N V	BRUSSELSESTEENWEG 355			B 3090 OVERIJSE BCLGIUM			BELGIUM	Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	PITTSBURGH COKE & CHEMICAL CO		CALGON CARBON CORPORATION HEADQUARTERS	P.O. BOX 717		PITTSBURGH	PA	15230		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	PLANT INSULATION CO		1330 64TH ST			EMERYVILLE	CA	94608		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	POLAROME INTERNATIONAL INC	DANIEL W MC GRATH ESQ	HINSHAW & CULBERTSON LLP	222 N LASALLE ST STE 300				60601		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation, Chemtura Canada Co./Cie	POLAROME INTERNATIONAL INC	C O DANIEL W MC GRATH ESQ	HINSHAW & CULBERTSON LLP	222 N LASALLE ST STE 300				60601		Claim for indemnity and/or contribution with respect to diacetyl lawsuits

14. Litigation	Page 83 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	PPG INDUSTRIES, INC.	ATTN GENERAL MANAGER CHLOR ALKALI & DERIVATIVES	MONROEVILLE TECHNICAL CTR	440 COLLEGE PARK DR		MONROEVILLE	PA	15146		Claim for indemnity and/or contribution with respect to diacetyl lawsuits
Chemtura Corporation	PPG INDUSTRIES, INC.		ONE PPG PL			PITTSBURGH	PA	15272		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	PPG, INC.		ONE PPG PL			PITTSBURG	PA	15272		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	PYROTEK, INC.		9503 E MONTGOMERY AVENUE			SPOKANE VALLEY	WA	99206- 4115		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	QUALITY ROOFING SUPPLY		3939 WHITAKER AVENUE			PHILADELPHIA	PA	19124		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	REILLY INDUSTRIES, INC.	REILLY INDUSTRIES INC	436 SEVENTH AVE.			PITTSBURGH	PA	15219		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	REILLY INDUSTRIES, INC.		300 N. MERIDIAN ST., SUITE 1500			INDIANAPOLIS	IN	46204- 1761		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	RILEY POWER, INC.		5 NEPONSET STREET			WORCESTER	MA	01606		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	RUST-OLEUM CORPORATION		11 HAWTHORNE PARKWAY			VERNON HILLS	IL	60061- 1402		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	SGL CARBON, LLC		8600 WILLIAM FICKLEN DR.			CHARLOTTE	NC	28269- 9784		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	SLOSS INDUSTRIES CORP.		3500 35TH AVENUE NORTH			BIRMINGHAM	AL	35207		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	SOLUTIA, INC.		500 PARK BLVD STE 595			ITASCA	IL	60143- 2657		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	SOLUTIA, INC.		575 MARYVILLE CENTRE DR	PO BOX 66760		SAINT LOUIS	MO	63141		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	SOLUTIA, INC.	ATTN DALE KLINE GLOBAL BUSINESS DIRECTOR SPECIALITY FLUIDS	575 MARYVILLE CENTRE DR			ST LOUIS	MO	63141		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	SOLUTIA, INC.	JOHN H MYERS	575 MARYVILLE CTR DR	PO BOX 6670		ST LOUIS	MO	63166- 6760		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	SOLUTIA, INC.		575 MARYVILLE CTR DR	PO BOX 6670		ST LOUIS	MO	63166- 6760		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	SOLUTIA, INC.	ATTN DEPUTY GENERAL COUNSEL	575 MARYVILLE CTR DR			ST LOUIS	MO	63141		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	SOLUTIA, INC.	ATTN LEGAL	595 MARYVILLE CENTRE DR			ST LOUIS	MO	63141		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	SOLUTIA, INC.		7710 T CHERRY PARK DR	NO 126		HOUSTON	TX	77095		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	SOLUTIA, INC.	ATTN LOAN MANSY	7710 T CHERRY PK DR NO 126			HOUSTON	TX	77095		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	SOLUTIA, INC.	MR THOMAS TIMME	PO BOX 63166			ST LOUIS	MO	63166		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	SOLUTIA, INC.		PO BOX 66942			SAINT LOUIS	MO	63166- 6942		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	SOLUTIA, INC.		PO BOX 75098			CHARLOTTE	NC	28275- 5098		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	SOLUTIA, INC.	MS MINDY WELLS	PO BOX 97			GONZALEZ	FL	32560		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits

14. Litigation	Page 84 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	SOLUTIA, INC.	MR RONALD SMEULDERS	RUE LAID BURNIAT 3	LOUVAIN LA NEUVE				B 1348	BELGUIM	Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Bio-Lab, Inc.	SPARTAN CHEMICAL CO	DANIEL B MEYER EDWARD C EBERSPACHER IV	OHAGAN SPENCER LLC	ONE E WACKER DRIVE STE 3400		CHICAGO	IL	60601		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	STANDARD OIL CO. OF NEW JERSEY	STANDARD OIL CO OF NEW JERSEY	13501 KATY FREEWAY			HOUSTON	TX	77079		Claim for indemnity and/or contribution with respect to diacetyl lawsuits
Chemtura Corporation	STANDARD OIL CO. OF NEW JERSEY		5959 LAS COLINAS BLVD., IRVING			DALLAS	TX	75039- 4202		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	STELWAGON MFG. CO.		3810 SALMON ST			PHILADELPHIA	PA			Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	SWINDELL DRESSLER INTERNATIONAL CO.		5100 CASTEEL DRIVE			ALLEGHENY COUNTY	PA	15108		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	THIEM CORPORATION		THREE RIVERS MANAGEMENT, INC., ONE OXFORD CENTER, SUITE 300			PITTSBURGH	PA	15219		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	UCAR CARBON CO.		1209 ORANGE STREET			WILMINGTON	DE	19801		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	UCAR CARBON CO.		58 PHILIPPI PIKE			ANNMOORE	WV	26323		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	UCAR CARBON CO.		BRANDY WINE WEST,			WILMINGTON	DE	19803		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Bio-Lab, Inc.	UNGERER & COMPANY	ATTN JACQUELINE A CRISWELL ESQ	233 S WACKER DR STE 2200					60606		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	UNION CARBRIDE CORPORATION		1254 ENCLAVE PKWY			HOUSTON	TX	77077		Claim for indemnity and/or contribution with respect to diacetyl lawsuits
Chemtura Corporation	UNION CARBRIDE CORPORATION		OLD RIDGEBURY RD			DANBURY	CT	06817		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	UNION CARBRIDE CORPORATION		PETRO BANK BLDG	11111 KATY FWY		HOUSTON	TX	77079		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	UNION CARBRIDE CORPORATION		TWO GREENWAY PLZ E			HOUSTON	TX	77046		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	UNION CARBRIDE CORPORATION		39 OLD RIDGEBURY RD.			DANBURY	CN	06810		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	UNION CARBRIDE CORPORATION		P.O. BOX 4393			HOUSTON	TX	77210- 4393		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	UNIROYAL HOLDING, INC.		C/O UNIROYAL HOLDING, INC., 70 GREAT HILL ROAD			NAUGATUCK	CT	06770		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	UNIROYAL PLASTICS COMPANY, INC.		C/O UNIROYAL HOLDING, INC., 70 GREAT HILL ROAD			NAUGATUCK	CT	06770		Claims for indemnification for liabilities assumed by Uniroyal Holding, Inc.
Chemtura Corporation	UNIROYAL POWER TRANSMISSION, INC.		C/O UNIROYAL HOLDING, INC., 70 GREAT HILL ROAD			NAUGATUCK	CT	06770		Claims for indemnication for liabilities assumed by Uniroyal Plastics, Inc.
Chemtura Corporation	UNIROYAL PROPERTIES, INC.		C/O UNIROYAL HOLDING, INC., 70 GREAT HILL ROAD			NAUGATUCK	CT	06770		Claims for indemnification for liabilities assumed by Uniroyal Power Transmission, Inc.
Chemtura Corporation	UNIROYAL TIRE COMPANY, INC.		C/O UNIROYAL HOLDING, INC., 70 GREAT HILL ROAD			NAUGATUCK	CT	06770		Claims for indemnification for liabilities assumed by Uniroyal Properties, Inc.
Chemtura Corporation	UNIROYAL, INC.		C/O UNIROYAL HOLDING, INC., 70 GREAT HILL ROAD			NAUGATUCK	CT	06770		Claims for indemnification for liabilities assumed by Uniroyal Tire Company, Inc.
Chemtura Corporation	UNITED STATES STEEL CORPORATION		(REGISTERED AGENT FOR SERVICE)			KERRVILLE	TX	78028		Claims for indemnification for liabilities assumed by Uniroyal, Inc.
Chemtura Corporation	UNITED STATES STEEL CORPORATION		600 GRANT ST., SUITE 1500			PITTSBURGH	PA	15219		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	UNIVAR USA INC.	UNIVAR USA INC	65 HARRISTOWN RD			GLEN ROCK	NJ	07452		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits

14. Litigation	Page 85 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	USCO DISTRIBUTION SERVICES, INC.		C/O UNIROYAL HOLDING, INC., 70 GREAT HILL ROAD			NAUGATUCK	CT	06770		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	USX CORPORATION		THREE RIVERS MANAGEMENT, INC.,			PITTSBURGH	PA	15219		Claims for indemnification for liabilities assumed by USCO Distribution Services, Inc.
Chemtura Corporation	VALSPAR CORPORATION	RONDA P BAYER	1101 S THIRD ST	BOX 1461		MINNEAPOLIS	MN	55415		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	VAN WATERS & ROGERS, INC.		HEADQUARTERS	17425 NE UNION HILL RD		REDMOND	WA	98052		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	VERTELLUS SPECIALTIES, INC.		300 N. MERIDIAN ST., SUITE 1500			INDIANAPOLIS	IN	46204		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	VIACOM, INC.		VIACOM INC.			NEW YORK	NY	10036		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	WESTERN ASBESTOS CO.	WESTERN ASBESTOS SETTLEMENT TRUST	P.O. BOX 3413			RENO	NV	89505		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	WESTERN MACARTHUR CO.		2855 MANDELA PKWY			OAKLAND	CA	94608		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits

14. Litigation	Page 86 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	AKREMA, INC.		2000 MARKET STREET, PHILADELPHIA, PA 19103			PHILADELPHIA	PA	19103		Claim for indemnification and/or contribution with respect to Coal Tar Pitch lawsuits
Chemtura Corporation	AKZO NOBEL CHEMICALS INTERNATIONAL B.V.		STATIONSPLEIN 4			AMERSFOORT		3813 LE	NETHERLANDS	Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for hydrogen peroxide
Chemtura Corporation	AKZO NOBEL INC.		525 W. VAN BUREN ST.	STE 1600		CHICAGO	IL	60607		Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for hydrogen peroxide
Chemtura Corporation	ARKEMA FRANCE		420 RUE D’ESTIENNE D’ORVES			92705 COLOMBES CEDEX			FRANCE	Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for hydrogen peroxide
Chemtura Corporation	BASF CORPORATION		100 CAMPUS DRIVE			FLORHAM PARK	NJ	07932		Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for hydrogen peroxide
Chemtura Corporation	BASF SE		CARL-BOSCH-STRASSE 38 67056			LUDWIGSHAFEN			GERMANY	Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for polyether polyol products
Chemtura Corporation	BAYER AG		KAISER-WILHELM-ALLEE			51368 LEVERKUSEN			GERMANY	Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for polyether polyol products
Chemtura Corporation	BAYER CORPORATION		100 BAYER ROAD			PITTSBURGH	PA	15205- 9741		Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for polyether polyol products
Chemtura Corporation	BAYER MATERIALSCIENCE AG		KAISER-WILHELM-ALLEE			51368 LEVERKUSEN			GERMANY	Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for polyether polyol products
Chemtura Corporation	BAYER MATERIALSCIENCE LLC		100 BAYER ROAD			PITTSBURGH	PA	15205- 9741		Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for polyether polyol products
Chemtura Corporation	DEFENDANTS NAMED IN THE CLASS ACTION LAWSUIT STYLED IN RE AIR CARGO SHIPPING SERVICES ANTITRUST LITIGATION MDL NO. 1775	ERIC J. MAHR NATALYA K. SCIMECA	WILMER CUTLER PICKERING HALE AND DORR LLP	1875 PENNSYLVANIA AVENUE	N.W.	WASHINGTON	DC	20006		Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for polyether polyol products
Chemtura Corporation	EKA CHEMICALS, INC.		1775 WEST OAK COMMONS COURT			MARIETTA	GA	30062		Claim for conspiracy to fix, raise, maintain, or stabilize prices of Airfreight Shipping Services
Chemtura Corporation	EVONIK DEGUSSA CORPORATION (F/K/A DEGUSSA CORPORATION)		379 INTERPACE PKWY.			PARSIPPANY	NJ	07054		Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for hydrogen peroxide
Chemtura Corporation	EVONIK DEGUSSA GMBH (F/K/A DEGUSSA A.G.)		RELLINGHAUSER STRABE 1-11			ESSEN		45128	GERMANY	Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for hydrogen peroxide
Chemtura Corporation	FMC CORPORATION		1735 MARKET STREET, PHILADELPHIA, PA 19103			PHILADELPHIA	PA	19103		Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for hydrogen peroxide

15. Litigation - Antitrust	Page 87 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	HUNTSMAN INTERNATIONAL LLC		500 HUNTSMAN WAY			SALT LAKE CITY	UT	84108		Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for hydrogen peroxide
Chemtura Corporation	KEMIRA CHEMICALS, CANADA, INC.		1380 COUNTY ROAD NO 2	P.O. BOX 615		MAITLAND	ON	K0E 1P0	CANADA	Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for polyether polyol products
Chemtura Corporation	KEMIRA OYJ		PORKKALANKATU 3	P.O. BOX 330		FI-00101 HELSINKI			FINLAND	Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for hydrogen peroxide
Chemtura Corporation	LYONDELL CHEMICAL CORPORATION (A SUBSIDIARY OF LYONDELLBASELL INDUSTRIES N.V.)		ONE HOUSTON CENTER	SUITE 700	1221 MCKINNEY STREET	HOUSTON	TX	77010		Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for hydrogen peroxide
Chemtura Corporation	SOLVAY AMERICA, INC.		3333 RICHMOND AVENUE			HOUSTON	TX	77098- 3099		Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for polyether polyol products
Chemtura Corporation	SOLVAY CHEMICALS, INC.		3333 RICHMOND AVENUE			HOUSTON	TX	77098- 3099		Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for hydrogen peroxide
Chemtura Corporation	SOLVAY S.A.		RUE DU PRINCE ALBERT	33		1050 BRUXELLES			BELGIUM	Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for hydrogen peroxide
Chemtura Corporation	THE DOW CHEMICAL COMPANY		2030 DOW CENTER			MIDLAND	MI	48674		Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for hydrogen peroxide

15. Litigation - Antitrust	Page 88 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Great Lakes Chemical Corporation	ADVANCED URETHANE TECHNOLOGIES		122 PARKER ST.			NEWBURYPORT	MA	01950		Claim for violation of Section 1 of the Sherman Act, 15 U.S.C. § 1, based on agreement to fix, raise, maintain or stabilize the prices of and allocate the markets for polyether polyol products
GLCC Laurel, LLC	BASELL NORTH AMERICA, INC.		DELAWARE CORPORATE CENTER II	2 RIGHTER PARKWAY, SUITE 300		WILMINGTON	DE	19803		Claim filed in bankruptcy proceeding for goods sold; Advanced Urethane Technologies USBC - District of Delaware, Case No. 08-12311
Great Lakes Chemical Corporation	BASELL USA INC.		DELAWARE CORPORATE CENTER II	2 RIGHTER PARKWAY, SUITE 300		WILMINGTON	DE	19803		Goods sold. Proof of Claim 5161 filed in the amount of $20,573.89.
Chemtura Corporation	EQUISTAR CHEMICALS LP		1221 MCKINNEY STREET			HOUSTON	TX	77010		Goods sold within 20 days of petition date. Proof of Claim 5162 filed in the amount of $368,838.52.
Chemtura Corporation	LYONDELL BASSELL ADVANCED POLYOLEFINS USA INC		100 SOUTH MITCHELL ROAD			MANSFIELD	TX	76063		Goods sold within 20 days of petition date. Proof of Claim 5163 filed in the amount of $121,691.80.
Bio-Lab, Inc.	LYONDELL CHEMICAL COMPANY		1221 MCKINNEY STREET			HOUSTON	TX	77010		Goods sold, failure to remit sales tax on account of goods to Chemtura Corporation (Chemtura) pursuant to terms of an invoice. Accordingly, Chemtura has a claim against Lyondell to the extent the Office of Texas Comptroller seeks recovery of Lyondell’s sales tax liability from Chemtura. The Proof of Claim 5164 filed in the amount of $12,145.84.
Bio-Lab, Inc.	LYONDELL CHEMICAL COMPANY		1221 MCKINNEY STREET			HOUSTON	TX	77010		Audit rights, indemnification claims and damages resulting from Lyondell’s breach of the Amended and Restated Services Agreement, dated February 3, 2003, the Amended and Restated BC Services Agreement, dated February 3, 2003, and other agreements executed in connection with the sale of assets of Olin Corporation (Olin) to Bio-Lab pursuant to the Asset Purchase Agreement between Olin and Bio-Lab, dated December 20, 1994. Proof of Claim 5165 filed as contingent and unliquidated.

16. Litigation - Proof of Claim	Page 89 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	ARKANSAS DEPARTMENT OF ENVIRONMENTAL QUALITY	ARKANSAS DEPARTMENT OF ENVIRONMENTAL QUALITY	ADEQ	ATTN FISCAL DIVISION	5301 NORTHSHORE DR		NORTH LITTLE ROCK	AR	72118	Claim for overcharges assessed against Bio-Lab, Inc. (BioLab) for services from January 2005 through June 2006, which over charges Bio-Lab challenged pursuant to its audit rights and claims under the Amended and Restated Services Agreement, dated February 3, 2003, the Amended and Restated BC Services Agreement, dated February 3, 2003, and other agreements executed in connection with the sale of assets of Olin Corporation (Olin) to Bio-Lab pursuant to the Asset Purchase Agreement between Olin and Bio-Lab, dated December 20, 1994. Proof of Claim 5165 filed in the amount of $974,451.
Chemtura Corporation	CALIFORNIA DEPT OF TOXIC SUBSTANCES		1001 “I” STREET			SACRAMENTO	CA	95812-806		Potential claim relative to reestablishing Letter of Credit status # 608936042/609536005 El Dorado
Chemtura Corporation	COMMONWEALTH OF PA -DEPT OF EPA		555 WALNUT STREET , FORUM PL, FL 9			HARRISBURG	PA	17101		Potential claim relative to reestablishing Letter of Credit status # DBS - 16006 Richmond
Chemtura Corporation	JP MORGAN TRUST CO-BAYOU SORREL TRUST FOR ENV.		600 TRAVIS ST 53RD FL			HOUSTON	TX	77002		Potential claim relative to reestablishing Letter of Credit status
Chemtura Corporation/Bio-Lab, Inc.	STATE OF CT DEP		79 ELM ST			HARTFORD	CT	06106- 5127		Potential claim relative to reestablishing Letter of Credit status # DBS - 16033 Bayou Sorrel
Chemtura Corporation	VIP BUILDERS LLC C/O CORAL REALTY, LLC		400 BROOME STREET			NEW YORK	NY	10013		Potential claim relative to reestablishing Letter of Credit status # DBS - 17540/DBS - 16462 Naugatuck
Chemtura Corporation	LION COPOLYMER BACKSTOP (GEISMAR)		5955 SCENIC HIGHWAY			BATON ROUGE	LA	70805		Potential claim relative to reestablishing Letter of Credit status # DBS - 16023 Brooklyn
Chemtura Corporation	LOUISIANA COMMISSION OF CONSERVATION (TAFT)		617 NORTH 3RD STREET 8TH FL			BATON ROUGE	LA	70802		Potential claim relative to reestablishing Letter of Credit status # DBS - 17928 Geismar
Chemtura Corporation	STATE OF LOUSIANA OFFICE OF CONSERVATION (GEISMAR)		617 NORTH 3RD STREET 8TH FL			BATON ROUGE	LA	70802		Potential claim relative to reestablishing Letter of Credit status # DBS - 16057 Taft
Chemtura Corporation	STATE OF NJDEP		401 E STATE ST	5TH FL WEST		TRENTON	NJ	08625- 0028		Potential claim relative to reestablishing Letter of Credit status # DBS - 17587 Geismar
Chemtura Corporation	STATE OF NJDEP		BUREAU OF FIELD OPERATIONS	CASE ASSIGNMENT SECTION	PO BOX 434	TRENTON	NJ	08625- 0434		Potential claim relative to reestablishing Letter of Credit status # DBS -16007 Perth Amboy
Great Lakes Chemical Corporation	UNITED STATES EPA - ADRIAN UIC WELLS P&A		USEPA ARIEL RIOS BUILDING	1200 PENNSYLVANIA AVENUE N.W.		WASHINGTON	DC	20004		Potential claim relative to reestablishing Letter of Credit status # DBS -16007 Perth Amboy
Chemtura Corporation	UNITED STATES EPA - ELDORADO		USEPA ARIEL RIOS BUILDING	1200 PENNSYLVANIA AVENUE N.W.		WASHINGTON	DC	20004		Potential claim relative to reestablishing Letter of Credit status # 608936043/609536006 Adrian
Chemtura Corporation	US NUCLEAR REGULATORY COMMISSION		475 ALLENDALE ROAD			KING OF PRUSSIA	PA	19406- 1415		Potential claim relative to reestablishing Letter of Credit status # 608936041/609536006 El Dorado
Chemtura Corporation	Self Insurance Division Bureau of Workers Compensation PA (Risk Mgmt)		1171 South Cameron Street, Rm 324			Harrisburg	PA	17104		Potential claim relative to reestablishing Letter of Credit status # DBS -16054 Bethany
Chemtura Corporation	ACE AMERICAN INSURANCE COMPANY		436 WALNUT STREET			PHILADELPHIA	PA	19106		Potential claim relative to reestablishing Letter of Credit status # DBS - 16020 Insurance
Chemtura Corporation	LUMBERMAN’S MUTUAL CASUALTY		ONE KEMPER DRIVE			LONG GROVE	IL	60049		Potential claim relative to reestablishing Letter of Credit status # 61645705 Insurance
Chemtura Corporation	NATIONAL UNION FIRE INSURANCE (RISK MGMT)		NATIONAL UNION	175 WATER STREET		NEW YORK	NY	10038		Potential claim relative to reestablishing Letter of Credit status # LC870-132481 Insurance
Chemtura Corporation	OLD REPUBLIC INSURANCE		445 SOUTH MOORLAND ROAD			BROOKFIELD	WI	53005		Potential claim relative to reestablishing Letter of Credit status # DBS - 16055/DBS - 16081 Insurance
Bio-Lab, Inc.	RELIANCE INSURANCE IN (LIQUIDATION)		43-20 30TH AVENUE			ASTORIA	NY	11103- 2150		Potential claim relative to reestablishing Letter of Credit status # DBS - 16076/LC870-132483 Insurance

17. LOC Drawdown	Page 90 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation/Great Lakes Chemical Corporation	RLI INSURANCE (RISK MGMT)		RLI INS. CO.	1384 BROADWAY		NEW YORK	NY	10018		Potential claim relative to reestablishing Letter of Credit status # LC870-132482 Insurance
Chemtura Corporation	XL INSURANCE (FOREIGN LIABILITY)		XL SPECIALTY INSURANCE CO. 70 SEAVIEW AVE.			STAMFORD	CT	06902		Potential claim relative to reestablishing Letter of Credit status # DBS - 16077 Insurance
Chemtura Corporation	ZURICH AMERICAN INSURANCE		1 LIBERTY PLZ			NEW YORK	NY	10036		Potential claim relative to reestablishing Letter of Credit status # 61648665 Insurance
Chemtura Corporation	ZURICH AMERICAN INSURANCE		1400 AMERICAN LN			SCHAUMBURG	IL	60196- 1056		Potential claim relative to reestablishing Letter of Credit status # 61643223 Insurance
Chemtura Corporation	ZURICH AMERICAN INSURANCE		1818 MARKET ST 21ST FL			PHILADELPHIA	PA	19103		Potential claim relative to reestablishing Letter of Credit status # 61643223 Insurance

17. LOC Drawdown	Page 91 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	ONTARIO MINISTRY OF FINANCE		TORONTO EAST TAX SERVICES OFFICE	200 TOWN CENTRE COURT ROOM 475		SCARBOROUGH	ON	M1P 4Y3		Potential claim relative to reestablishing Letter of Credit status # 61643223 Insurance
Chemtura Corporation	PRESTON PARK LLC 2004 (HESS CONTRACT WAS THROUGH THEM)		15 MAPLE AVE			MORRISTOWN	NJ	07960		Claim for late filing fee penalty on taxes
Chemtura Corporation	SPARTECH POLYCOM, INC.	ROBERT T. SLOVAK ESQ.	1601 ELM STREET, SUITE 3000			DALLAS	TX	75201		Potential claim relative to 3rd party electrical generation matter
Chemtura Corporation	Bell Helicopter Textron, Inc.	Cameron Burke Engineer – H1 Hydraulics Lead817-230-9459	P.O. Box 482			Fort Worth	TX	76101		Potential claim relative to right to use 3rd party contract manufacturer in instances where GLCC exclusive contract with Spartech not applicable.
Chemtura Corporation	CHRIS POWELL C.P.M. SIKORSKY AIRCRAFT COMMODITY MANAGER - BEARINGS & HYDRAULICS		SIKORSKY AIRCRAFT HEADQUARTERS	6900 MAIN ST	MS S119A	STRATFORD	CT	06615- 9129		Potential Cross claim or counter claim relative to meeting military vendor qualifications for various lubricants
Chemtura Corporation	DAVID SWAERDENS SUPERVISOR, SUPPLIER QUALITY GOODRICH LANDING GEAR DIVISION		8000 MARBLE AVE			CLEVELAND	OH	44105- 2060		Potential Cross claim or counter claim relative to meeting military vendor qualifications for various lubricants
Chemtura Corporation/Great Lakes Chemical Corporation	FELIPE FLORES IN PRO PER		2128 SOUTH WOODLAND PLACE			SANTA ANA	CA	92707		Potential Cross claim or counter claim relative to meeting military vendor qualifications for various lubricants
Chemtura Corporation	JASON WILLIAMS QUALITY PROGRAM MANAGER – HIMARSLOCKHEED MARTIN AEROSPACE	LOCKHEED MARTIN CORP	6801 ROCKLEDGE DR			BETHESDA	MD	20817		Potential Cross claim or counter claim relative to meeting military vendor qualifications for various lubricants
Chemtura Corporation	MOR-ANN ARIEBUYERIDF LOGISTICS EQUIPMENT PROCUREMENT GOVERNMENT OF ISRAEL MINISTRY OF DEFENSE		7A ST	HAKIRYA		TEL AVIV		61909	ISRAEL	Potential Cross claim or counter claim relative to meeting military vendor qualifications for various lubricants
Chemtura Corporation/Great Lakes Chemical Corporation	NANCY ORTIZ FLORES IN PRO PER		2128 SOUTH WOODLAND PLACE			SANTA ANA	CA	92707		Potential Cross claim relative to alleged failure to properly package and label lubricant products purchased by the Govt of Israel.
Bio-Lab, Inc.	PALACE PLATING		710 E. 29TH STREET			LOS ANGELES	CA	90011		Potential claim against property owners for failure to warn and to maintain pool filter in the case Lanie vs. Great Lakes Chemical Corporation
Chemtura Corporation	PENTAIR WATER POOL & SPA INC.		REPRESENTED BY BUCHALTER NEMER	18400 VON KARMAN AVENUE	SUITE 800	IRVINE	CA	92612		Potential cross claim for improper use and disposal of product
Chemtura Corporation	PLASTICAN, INC.		196 INDUSTRIAL ROAD			LEOMINSTER	MA	1453		Indemnity claim based on Hydrotech-Purex contract
Chemtura Corporation	R.G. RAY CORPORATION C/O MARSHALL FRENCH & DEGRAVES		2030 MAIN STREET	SUITE 600		IRVINE	CA	92614		Potential claim against Plastican for defective product and/or breach of contract

18. Potential Cross Claims	Page 92 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Bio-Lab, Inc.	INTERNAL REVENUE SERVICE					CINCINNATI	OH	45999- 0005		Potential indemnity against R.G. Ray for defective product in the case Lanie vs. Great Lakes Chemical Corporation
Bio-Lab, Inc.	INTERNAL REVENUE SERVICE					CINCINNATI	OH	45999- 0005		Potential claim for refund of FICA tax paid on Severence Compensation
Bio-Lab, Inc.	INTERNAL REVENUE SERVICE					CINCINNATI	OH	45999- 0005		Potential claim for refund of FICA tax paid on Severence Compensation
Bio-Lab, Inc.	INTERNAL REVENUE SERVICE					CINCINNATI	OH	45999- 0005		Potential claim for refund of FICA tax paid on Severence Compensation
Bio-Lab, Inc.	INTERNAL REVENUE SERVICE					CINCINNATI	OH	45999- 0005		Potential claim for refund of FICA tax paid on Severence Compensation
Chemtura Corporation	AKRON, OHIO		INCOME TAX DIVISION CITY OF AKRON	1 CASCADE PLAZA 11TH FLOOR		AKRON	OH	44308- 1100		Potential claim for refund of FICA tax paid on Severence Compensation
Chemtura Corporation	ALABAMA		DEPARTMENT OF REVENUE CORPORATE INCOME TAX	PO BOX 327430-7430		MONTGOMERY	AL	36132- 7430		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation & Subsidiaries	ARIZONA		DEPARTMENT OF REVENUE TAXPAYER INFORMATION & ASSISTANCE	1600 W. MONROA		PHOENIX	AZ	85007- 2650		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation & Subsidiaries	ARKANSAS		DEPARTMENT OF FINANCE & ADMIN. CORPORATE, INCOME TAX SECTION	PO BOX 919		LITTLE ROCK	AR	72203- 0919		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation & Subsidiaries	CALIFORNIA		FRANCHISE TAX BOARD	PO BOX 942940		SACRAMENTO	CA	94240		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation	CCA, OHIO		CCA MUNICIPAL INCOME TAX	205 W SAINT CLAIR AVE		CLEVELAND	OH	44113- 1503		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation & Subsidiaries	CONNECTICUT		TAXPAYER SERVICES DEPARTMENT OF REVENUE SERVICES	25 SIGOURNEY ST		HARTFORD	CT	06106		Potential Claim for refund related to Income or Franchise Tax Appeal
Bio-Lab, Inc.	DELAWARE		DIVISION OF REVENUE	CARVEL STATE OFFICE BLDG	820 N. FRENCH	ST. WILMINGTON	DE	19801		Potential Claim for refund related to Income or Franchise Tax Appeal
Great Lakes Chemical Corporation	DELAWARE		DIVISION OF REVENUE	CARVEL STATE OFFICE BLDG	820 N. FRENCH	ST. WILMINGTON	DE	19801		Potential Claim for refund related to Income or Franchise Tax Appeal
Bio-Lab, Inc.	FLORIDA		DEPARTMENT OF REVENUE	5050 W. TENNESSEE ST	CARITON BLDG, BLDG K	TALLAHASSEE	FL	32399- 0135		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation	FLORIDA		DEPARTMENT OF REVENUE	5050 W. TENNESSEE ST	CARITON BLDG, BLDG K	TALLAHASSEE	FL	32399- 0135		Potential Claim for refund related to Income or Franchise Tax Appeal
Great Lakes Chemical Corporation	FLORIDA		DEPARTMENT OF REVENUE	5050 W. TENNESSEE ST	CARITON BLDG, BLDG K	TALLAHASSEE	FL	32399- 0135		Potential Claim for refund related to Income or Franchise Tax Appeal
Bio-Lab, Inc.	GEORGIA		STATE REVENUE COMMISSIONER INCOME TAX DIVISION	507 TRINITY WASHINGTON BLDG		ATLANTA	GA	30334		Potential Claim for refund related to Income or Franchise Tax Appeal
BioLab Company Store, LLC	GEORGIA		STATE REVENUE COMMISSIONER INCOME TAX DIVISION	507 TRINITY WASHINGTON BLDG		ATLANTA	GA	30334		Potential Claim for refund related to Income or Franchise Tax Appeal
BioLab Franchise Co	GEORGIA		STATE REVENUE COMMISSIONER INCOME TAX DIVISION	507 TRINITY WASHINGTON BLDG		ATLANTA	GA	30334		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation	GEORGIA		STATE REVENUE COMMISSIONER INCOME TAX DIVISION	507 TRINITY WASHINGTON BLDG		ATLANTA	GA	30334		Potential Claim for refund related to Income or Franchise Tax Appeal
Great Lakes Chemical Corporation	GEORGIA		STATE REVENUE COMMISSIONER INCOME TAX DIVISION	507 TRINITY WASHINGTON BLDG		ATLANTA	GA	30334		Potential Claim for refund related to Income or Franchise Tax Appeal
Kem Manufacturing Corporation	GEORGIA		STATE REVENUE COMMISSIONER INCOME TAX DIVISION	507 TRINITY WASHINGTON BLDG		ATLANTA	GA	30334		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation & Subsidiaries	IDAHO		IDAHO STATE TAX COMMISSION	PO BOX 36		BOISE	ID	83722- 0036		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation & Subsidiaries	ILLINOIS		ILLINOIS DEPARTMENT OF REVENUE	PO BOX 19001		SPRINGFIELD	IL	62794- 9001		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation & Subsidiaries	INDIANA		INDIANA DEPARTMENT OF REVENUE CORPORATE TAX	PO BOX 7205		INDIANAPOLIS	IN	46207- 7205		Potential Claim for refund related to Income or Franchise Tax Appeal
GLCC Laurel, LLC	INDIANA		INDIANA DEPARTMENT OF REVENUE CORPORATE TAX	PO BOX 7205		INDIANAPOLIS	IN	46207- 7205		Potential Claim for refund related to Income or Franchise Tax Appeal
Bio-Lab, Inc.	IOWA		DEPARTMENT OF REVENUE & FINANCE	PO BOX 10457		DES MOINES	IA	50306- 0457		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation & Subsidiaries	KANSAS		KANSAS DEPARTMENT OF REVENUE CORPORATE TAX	915 SW HARRISON ST	DOCKING STATE BUILDING	TOPEKA	KS	66625- 0001		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation & Subsidiaries	KENTUCKY		REVENUE CABINET CORPORATE INCOME TAX	200 FAIR OAKS		LANE FRANKFORT	KY	40602		Potential Claim for refund related to Income or Franchise Tax Appeal
Bio-Lab, Inc.	LOUISIANA		DEPARTMENT OF REVENUE & TAXATION	PO BOX 201		BATON ROUGE	LA	70821- 0201		Potential Claim for refund related to Income or Franchise Tax Appeal

19. Tax	Page 93 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	LOUISIANA		DEPARTMENT OF REVENUE & TAXATION	PO BOX 201		BATON ROUGE	LA	70821- 0201		Potential Claim for refund related to Income or Franchise Tax Appeal
Crompton Monochem Inc.	LOUISIANA		DEPARTMENT OF REVENUE & TAXATION	PO BOX 201		BATON ROUGE	LA	70821- 0201		Potential Claim for refund related to Income or Franchise Tax Appeal
Monochem, Inc.	LOUISIANA		DEPARTMENT OF REVENUE & TAXATION	PO BOX 201		BATON ROUGE	LA	70821- 0201		Potential Claim for refund related to Income or Franchise Tax Appeal
GLCC Laurel, LLC	MARYLAND		CONTROLLER OF MARYLAND REVENUE ADMINISTRATION DIVISION CORPORATION SECTION			BALTIMORE	MD	21297- 0175		Potential Claim for refund related to Income or Franchise Tax Appeal
Great Lakes Chemical Corporation	MARYLAND		CONTROLLER OF MARYLAND REVENUE ADMINISTRATION DIVISION CORPORATION SECTION			BALTIMORE	MD	21297- 0175		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation & Subsidiaries	MICHIGAN		MICHIGAN DEPARTMENT OF TREASURY SINGLE BUSINESS TAX TREASURY BLDG	430 WEST ALLEGAN ST.		LANSING	MI	48922		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation & Subsidiaries (Filing as GT Seed Treatment)	MINNESOTA		MINNESOTA CORPORATE TAX MAIL STATION 5100 ST			ST. PAUL	MN	55146- 8801		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation	MISSISSIPPI		STATE TAX COMMISSION	PO BOX 1033		JACKSON	MS	39215- 1033		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation & Subsidiaries	MONTANA		MONTANA DEPARTMENT OF REVENUE CORPORATE TAX DIVISION	MITCHELL BLDG. ROOM 330		HELENA	MT	59620		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation	NEBRASKA		DEPARTMENT OF REVENUE	PO BOX 94818	301 CENTENNIAL MALL	SOUTH LINCOLN	NE	68509- 4818		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation & Subsidiaries (Filing as Bio-Lab)	NEW HAMPSHIRE		NEW HAMPSHIRE STATE OF REVENUE ADMIN DOCUMENT PROCESSING DIVISION	PO BOX 637		CONCORD	NH	03302- 0637		Potential Claim for refund related to Income or Franchise Tax Appeal
Bio-Lab, Inc.	NEW JERSEY		STATE OF NEW JERSEY DIVISION OF TAXATION	PO BOX 240		TRENTON	NJ	08695- 0240		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation	NEW JERSEY		STATE OF NEW JERSEY DIVISION OF TAXATION	PO BOX 240		TRENTON	NJ	08695- 0240		Potential Claim for refund related to Income or Franchise Tax Appeal
Crompton Colors Incorporated	NEW JERSEY		STATE OF NEW JERSEY DIVISION OF TAXATION	PO BOX 240		TRENTON	NJ	08695- 0240		Potential Claim for refund related to Income or Franchise Tax Appeal
Great Lakes Chemical Corporation	NEW JERSEY		STATE OF NEW JERSEY DIVISION OF TAXATION	PO BOX 240		TRENTON	NJ	08695- 0240		Potential Claim for refund related to Income or Franchise Tax Appeal
Bio-Lab, Inc.	NEW MEXICO		NEW MEXICO REVENUE DEPARTMENT	1100 S. ST. FRANCIS DR.	PO BOX 630	SANTE FE	NM	87504- 0630		Potential Claim for refund related to Income or Franchise Tax Appeal
Bio-Lab, Inc.	NEW YORK		NYS TAX DEPARTMENT TAXPAYER ASSISTANCE BUREAU	W.A. HARRIMAN CAMPUS		ALBANY	NY	12227		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation	NEW YORK		NYS TAX DEPARTMENT TAXPAYER ASSISTANCE BUREAU	W.A. HARRIMAN CAMPUS		ALBANY	NY	12227		Potential Claim for refund related to Income or Franchise Tax Appeal
Great Lakes Chemical Corporation	NEW YORK		NYS TAX DEPARTMENT TAXPAYER ASSISTANCE BUREAU	W.A. HARRIMAN CAMPUS		ALBANY	NY	12227		Potential Claim for refund related to Income or Franchise Tax Appeal
Great Lakes Chemical Corporation	NEW YORK CITY, NY		NYC DEPT OF FINANCE	PO BOX 5050		KINGSTON	NY	12402- 5050		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation	NORTH CAROLINA		NORTH CAROLINA DEPARTMENT OF REVENUE CORPORATE TAX DIVISION	PO BOX 25000		RALEIGH	NC	27640		Potential Claim for refund related to Income or Franchise Tax Appeal
Great Lakes Chemical Corporation	NORTH CAROLINA		NORTH CAROLINA DEPARTMENT OF REVENUE CORPORATE TAX DIVISION	PO BOX 25000		RALEIGH	NC	27640		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation & Subsidiaries	NORTH DAKOTA		NORTH DAKOTA OFFICE OF STATE TAX COMMISSIONER INCOME & OIL TAX DIVISION	STATE CAPITAL BLDG 600 EAST BOULEVARD AVE		BISMARCK	ND	58505- 0599		Potential Claim for refund related to Income or Franchise Tax Appeal
Bio-Lab, Inc.	OHIO		OH DEPT OF TAXATION TAXPAYER SERVICES DIVISION	830 FREEWAY DRIVE NORTH	PO BOX 2476	COLUMBUS	OH	43229		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation	OHIO		OH DEPT OF TAXATION TAXPAYER SERVICES DIVISION	830 FREEWAY DRIVE NORTH	PO BOX 2476	COLUMBUS	OH	43229		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation	OHIO		OH DEPT OF TAXATION TAXPAYER SERVICES DIVISION	830 FREEWAY DRIVE NORTH	PO BOX 2476	COLUMBUS	OH	43229		Potential Claim for refund related to Income or Franchise Tax Appeal
Great Lakes Chemical Corporation	OHIO		OH DEPT OF TAXATION TAXPAYER SERVICES DIVISION	830 FREEWAY DRIVE NORTH	PO BOX 2476	COLUMBUS	OH	43229		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation	OREGON		DEPARTMENT OF REVENUE	955 CENTER ST		NE SALEM	OR	97310- 2555		Potential Claim for refund related to Income or Franchise Tax Appeal
Bio-Lab, Inc.	PENNSYLVANIA		PENNSYLVANIA BUREAU OF CORPORATION TAXES	STRAWBERRY SQ. FOURTH & WALNUT STS.		HARRISBURG	PA	17128- 0101		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation	PENNSYLVANIA		PENNSYLVANIA BUREAU OF CORPORATION TAXES	STRAWBERRY SQ. FOURTH & WALNUT STS.		HARRISBURG	PA	17128- 0101		Potential Claim for refund related to Income or Franchise Tax Appeal
CNK Chemical Realty Corporation	PENNSYLVANIA		PENNSYLVANIA BUREAU OF CORPORATION TAXES	STRAWBERRY SQ. FOURTH & WALNUT STS.		HARRISBURG	PA	17128- 0101		Potential Claim for refund related to Income or Franchise Tax Appeal

19. Tax	Page 94 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Crompton Colors Incorporated	PENNSYLVANIA		PENNSYLVANIA BUREAU OF CORPORATION TAXES	STRAWBERRY SQ. FOURTH & WALNUT STS.		HARRISBURG	PA	17128- 0101		Potential Claim for refund related to Income or Franchise Tax Appeal
Great Lakes Chemical Corporation	PENNSYLVANIA		PENNSYLVANIA BUREAU OF CORPORATION TAXES	STRAWBERRY SQ. FOURTH & WALNUT STS.		HARRISBURG	PA	17128- 0101		Potential Claim for refund related to Income or Franchise Tax Appeal
Bio-Lab, Inc.	PHILADELPHIA, PA		PHILADELPHIA DEPT OF REVENUE	PO BOX 1393		PHILADELPHIA	PA	19105- 1393		Potential Claim for refund related to Income or Franchise Tax Appeal
Great Lakes Chemical Corporation	PHILADELPHIA, PA		PHILADELPHIA DEPT OF REVENUE	PO BOX 1393		PHILADELPHIA	PA	19105- 1393		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation	PORTLAND, OR		111 SW COLUMBIA ST SUITE 600			PORTLAND	OR	97201		Potential Claim for refund related to Income or Franchise Tax Appeal
Bio-Lab, Inc.	RITA, OHIO		REGIONAL INCOME TAX AGENCY	PO BOX 477900		BROADVIEW HTS	OH	44147		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation	SOUTH CAROLINA		SOUTH CAROLINA DEPARTMENT OF REVENUE	PO BOX 125	ATTN: CORPORATE INCOME TAX	COLUMBIA	SC	29214		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation/Bio-Lab, Inc.	TENNESSEE		DEPARTMENT OF REVENUE INCOME TAX DIVISION	500 DEADERICK ST	ANDREW JACKSON ST OFFICE BLDG	NASHVILLE	TN	37242		Potential Claim for refund related to Income or Franchise Tax Appeal
Great Lakes Chemical Corporation	TENNESSEE		DEPARTMENT OF REVENUE INCOME TAX DIVISION	500 DEADERICK ST	ANDREW JACKSON ST OFFICE BLDG	NASHVILLE	TN	37242		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation/Bio-Lab, Inc.	TEXAS		TEXAS STATE COMPTROLLERS OFFICE	111 E 17TH ST		AUSTIN	TX	78774		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation/Bio-Lab, Inc.	VIRGINIA		DEPARTMENT OF TAXATION OFFICE OF CUSTOMER SERVICES	PO BOX 1115		RICHMOND	VA	23218- 1115		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation	WEST VIRGINIA		STATE TAX DEPARTMENT TAXPAYER SERVICE DIVISION	PO BOX 3784		CHARLESTON	WV	25337- 3784		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation/Bio-Lab, Inc.	WISCONSIN		DEPARTMENT OF REVENUE DIVISION OF INCOME, SALES, AND EXCISE TAX			MADISON	WI	53708- 8933		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Corporation	CA DEPT OF PESTICIDE REGULATION		PO BOX 4015, MAIL STOP 4A			SACRAMENTO	CA	95812		Potential Claim for refund related to Income or Franchise Tax Appeal
Chemtura Canada Co./Cie	CLOVER BAR		TAXING AUTHORITIES			EDMONTON	AB		CANADA	Potential claim for refund related to Misc Tax Appeal
Chemtura Corporation	COMMERCIAL ACTIVITY TAX DIVISION		PO BOX 16158			COLUMBUS	OH	43216- 6158		Claim for overpayment of Real Estate taxes
Great Lakes Chemical Corporation	MISCELLANEOUS TAX SECTION		PO BOX 896, RM 230			LITTLE ROCK	AR	72203		Potential claim for refund related to Misc Tax Appeal
Chemtura Corporation	STATE OF NEW JERSEY -SCC DIVISION OF TAXATION		PO BOX 265			TRENTON	NJ	08646- 0265		Potential claim for refund related to Misc Tax Appeal
Chemtura Corporation	ASSESSORS OFFICE - TOWN OF MIDDLEBURY		1212 WHITTEMORE ROAD			MIDDLEBURY	CT	06762		Potential claim for refund related to Misc Tax Appeal
Chemtura Corporation	BALDWIN COUNTY REVENUE COMMISSIONNER		PO BOX 1549			BAY MINETTE	AL	36507		Claim for potential refund related to Property Tax Appeal
Great Lakes Chemical Corporation	BETSY PRICE - COLLECTOR - TARRANT COUNTY		PO BOX 961018			FORT WORTH	TX	76161		Claim for potential refund related to Property Tax Appeal
Bio-Lab, Inc.	CITY OF ADRIAN		100 E CHURCH STREET			ADRIAN	MI	49221		Claim for potential refund related to Property Tax Appeal
Chemtura Corporation	CITY OF NEWARK		PO BOX 27512			NEWARK	NJ	07101		Claim for potential refund related to Property Tax Appeal
Chemtura Corporation	CITY OF PERTH AMBOY		260 HIGH STREET			PERTH AMBOY	NJ	08861		Claim for potential refund related to Property Tax Appeal
Great Lakes Chemical Corporation	DAVID CHILDS - TAX COLLECTOR		PO BOX 139066			DALLAS	TX	75313		Claim for potential refund related to Property Tax Appeal
Great Lakes Chemical Corporation/LIME-O-SOL COMPANY	DEKALB COUNTY TREASURER		100 S MAIN STREET			AUBURN	IN	46706		Claim for potential refund related to Property Tax Appeal
Chemtura Corporation	GASTON COUNTY TAX COLLECTOR		PO BOX 580326			CHARLOTTE	NC	28258		Claim for potential refund related to Property Tax Appeal
Chemtura Corporation	GREG CAMPAGNE TAX COLLECTOR		PO BOX 440			HAHNVILLE	LA	70057		Claim for potential refund related to Property Tax Appeal
Bio-Lab, Inc.	GWINNETT COUNTY COMMISSIONER		PO BOX 372			LAWRENCEVILLE	GA	30046		Claim for potential refund related to Property Tax Appeal
Chemtura Corporation	HARRIS COUNTY		PO BOX 4622			HOUSTON	TX	77210		Claim for potential refund related to Property Tax Appeal
Great Lakes Chemical Corporation	HARRIS COUNTY		PO BOX 4622			HOUSTON	TX	77210		Claim for potential refund related to Property Tax Appeal
Chemtura Corporation	HARRY LEE SHERIIFF - TAX COLLECTOR		PO BOX 130			GRETNA	LA	70054		Claim for potential refund related to Property Tax Appeal
Chemtura Corporation	LAKE COUNTY TREASURER		PO BOX 490			PAINESVILLE	OH	44077		Claim for potential refund related to Property Tax Appeal

19. Tax	Page 95 of 137

Retained Causes of Action

Debtor	Counterparty	Notice Name	Address 1	Address 2	Address 3	City	State	Zip Code	Country	Description
Chemtura Corporation	MARION COUNTY TREASURER		PO BOX 6145			INDIANAPOLIS	IN	46206		Claim for potential refund related to Property Tax Appeal
Chemtura Corporation	NAUGATUCK TAX COLLECTOR		229 CHURCH ST			NAUGATUCK	CT	06770		Claim for potential refund related to Property Tax Appeal
Chemtura Corporation	NUTLEY TOWNSHIP		1 KENNEDY DRIVE			NUTLEY	NJ	07110		Claim for potential refund related to Property Tax Appeal
Chemtura Corporation	PARISH OF ASCENSION - SHERIFF TAX COLLECTOR		PO BOX 118			GONZALES	LA	70707		Claim for potential refund related to Property Tax Appeal
Chemtura Corporation	PEORIA COUNTY TAX COLLECTOR		PO BOX 1925			PEORIA	IL	61656		Claim for potential refund related to Property Tax Appeal
Bio-Lab, Inc.	ROCKDALE COUNTY TAX COMMISSIONER		PO BOX 1497			CONYERS	GA	30012		Claim for potential refund related to Property Tax Appeal
Chemtura Corporation	SHERIFF AND TAX COLLECTOR		PO BOX 1450			LAKE CHARLES	LA	70602		Claim for potential refund related to Property Tax Appeal
Chemtura Corporation	TIPPECANOE COUNTY TREASURER		20 N 3RD STREET			LAFAYETTE	IN	47901		Claim for potential refund related to Property Tax Appeal
Chemtura Corporation	TOWNSHIP OF EAST HANOVER		411 RIDGEDALE AVE			EAST HANOVER	NJ	O7936		Claim for potential refund related to Property Tax Appeal
Chemtura Corporation	TOWNSHIP OF EAST HANOVER		411 RIDGEDALE AVE			EAST HANOVER	NJ	O7936		Claim for potential refund related to Property Tax Appeal
Bio-Lab, Inc.	TOWNSHIP OF WOODBRIDGE		PO BOX 5004			WOODBRIDGE	NJ	07095		Claim for potential refund related to Property Tax Appeal
Chemtura Corporation	UNION COUNTY TAX COLLECTOR		101 N WASHINGTON ROOM 106			EL DORADO	AR	71739		Claim for potential refund related to Property Tax Appeal
Chemtura Corporation	ALABAMA		DEPARTMENT OF REVENUE SALES AND USE DIV.	PO BOX 327710		MONTGOMERY	AL	36132- 7430		Claim for potential refund related to Property Tax Appeal
Great Lakes Chemical Corporation	ARKANSAS		DEPARTMENT OF FINANCE & ADMINISTRATION, SALES & USE TAX SECTION	ROOM 217, LEDBETTER BLDG. 7TH & WOLFE STREET	PO BOX 8054	LITTLE ROCK	AR	72205		Potential Claim for refund related to Sales or Use Tax Appeal
Bio-Lab, Inc.	CALCASIEU PARISH		PARISH SCHOOL SYSTEM, SALES & USE TAX DEPARTMENT	2439 SIXTH ST.	P.O. DRAWER 2050	LAKE CHARLES	LA	70602		Potential Claim for refund related to Sales or Use Tax Appeal
Chemtura Corporation	CONNECTICUT		TAXPAYER SERVICES DEPARTMENT OF REVENUE	25 SIGOURNEY ST.		HARTFORD	CT	06106		Potential Claim for refund related to Sales or Use Tax Appeal
Bio-Lab, Inc.	GEORGIA		DEPARTMENT OF REVENUE SALES AND USE TAX	1800 CENTURY BLVD., SUITE 7100		ATLANTA	GA	30345- 3205		Potential Claim for refund related to Sales or Use Tax Appeal
Chemtura Corporation	ILLINOIS		ILLINOIS DEPARTMENT OF REVENUE	P.O. BOX 19041		SPRINGFIELD	IL	62794- 9041		Potential Claim for refund related to Sales or Use Tax Appeal
Chemtura Corporation	INDIANA		INDIANA DEPARTMENT OF REVENUE, SALES TAX	P.O. BOX 7205		INDIANAPOLIS	IN	46207- 7205		Potential Claim for refund related to Sales or Use Tax Appeal
Bio-Lab, Inc.	LOUISIANA		DEPARTMENT OF REVENUE AND TAXATION, SALES TAX DIVISION	P.O. BOX 3863		BATON ROUGE	LA	70821- 3863		Potential Claim for refund related to Sales or Use Tax Appeal
Chemtura Corporation	LOUISIANA		DEPARTMENT OF REVENUE AND TAXATION, SALES TAX DIVISION	P.O. BOX 3863		BATON ROUGE	LA	70821- 3863		Potential Claim for refund related to Sales or Use Tax Appeal
Bio-Lab, Inc.	MICHIGAN		MICHIGAN DEPARTMENT OF TREASURY, TREASURY BLDG.	430 WEST ALLEGAN ST.		LANSING	MI	48922		Potential Claim for refund related to Sales or Use Tax Appeal
Chemtura Corporation	NEW JERSEY		STATE OF NEW JERSEY, DIV. OF TAXATION	P.O. BOX 240		TRENTON	NJ	08695- 0240		Potential Claim for refund related to Sales or Use Tax Appeal
Chemtura Corporation	NORTH CAROLINA		NORTH CAROLINA DEPARTMENT OF REVENUE, SALES TAX DIVISION	P.O. BOX 27640		RALEIGH	NC	27640		Potential Claim for refund related to Sales or Use Tax Appeal
Bio-Lab, Inc.	PENNSYLVANIA		PENNSYLVANIA SALES & USE TAX BUREAU, BUSINESS TRUST FUND TAXES	DEPARTMENT 280905		HARRISBURG	PA	17128- 0905		Potential Claim for refund related to Sales or Use Tax Appeal
Chemtura Corporation	ST. CHARLES PARISH		ST. CHARLES PARISH PUBLIC SCHOOL	13855 RIVER ROAD		LULING	LA	70070		Potential Claim for refund related to Sales or Use Tax Appeal
Chemtura Corporation	STATE OF CT		1111 COUNTRY CLUB RD			MIDDLETOWN	CT	06457- 9294		Potential Claim for refund related to Sales or Use Tax Appeal
Chemtura Corporation	STATE OF CT		26 SIGOURNEY ST			HARTFORD	CT	06104- 2970		Claim for potential tax reclassification from rate for software maintenance to rate for sales tax
Chemtura Corporation	STATE OF CT		55 WEST MAIN ST STE 100			WATERBURY	CT	06702	USA	Claim for potential tax reclassification from rate for software maintenance to rate for sales tax
Chemtura Corporation	STATE OF CT		79 ELM ST			HARTFORD	CT	06106- 5127		Claim for potential tax reclassification from rate for software maintenance to rate for sales tax
Chemtura Corporation/Bio-Lab, Inc.	WEST VIRGINIA		STATE TAX DEPARTMENT, TAXPAYER SERVICE DIVISION	P.O. BOX 3784		CHARLESTON	WV	25337- 3784		Claim for potential tax reclassification from rate for software maintenance to rate for sales tax Potential Claim for refund related to Sales or Use Tax Appeal

19. Tax	Page 96 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Ground Water Solutions, Inc	Former Consultant	2500 Kerry St Ste 202	Lansing	MI	48912	US	Adrian 1400 East Michigan St, Adrian, MI 49221	Owned, Operated	Site of original Adrian Fence works; began as chemical manufacturing plant in 1960s The facility manufactures BCDMH (bromo-chloro dimethyl hydantoin) and DMH (dimethyl hydantoin)	1400 East Michigan Street	Adrian	MI	49221	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Strata, LLC	Consultant - Groundwater Monitoring	11241 County Road 48	Fairhope	Alabama	36532	Chemtura	Bay Minette 43300 Hwy 225, Bay Minette AL 36507	Owned, Operated	This facility manufactures dinitrobutylphenol (DNBP) for use as a styrene polymerization inhibitor.	43300 Highway 225	Bay Minette	AL	36507	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Environmental Resources Management	Consultant - Remediation	15810 Park Ten Place, Suite 300	Houston	Texas	77804	Chemtura	Bay Minette 43300 Hwy 225, Bay Minette AL 36507	Owned, Operated	This facility manufactures dinitrobutylphenol (DNBP) for use as a styrene polymerization inhibitor.	43300 Highway 225	Bay Minette	AL	36507	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Conestoga-Rovers & Assoc	environmental consultant	3075 Breckinridge Blvd	Duluth	GA	30096-7604	BioLab	Conyers 1700 Old Covington Hwy, Conyers, GA 30012	Owned, Operated	Product types include pool and spa chemicals in powder, tablet, stick and liquid form. Brands include BioGuard®, SpaGuard®, Omni®, HydroTech®, Guardex®, PoolSeason®, PoolTime® and AquaChem®, Household Products produced at the plant include Greased Lightning® and The Works®.	1700 Old Covington Hwy	Conyers	GA	30012	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
First Industrial Realty Trust	adjacent property owner	1225 Northmeadow Pkwy - STE 100	Roswell	GA	30076-0000	BioLab	Conyers 1700 Old Covington Hwy, Conyers, GA 30012	Owned, Operated	Product types include pool and spa chemicals in powder, tablet, stick and liquid form. Brands include BioGuard®, SpaGuard®, Omni®, HydroTech®, Guardex®, PoolSeason®, PoolTime® and AquaChem®, Household Products produced at the plant include Greased Lightning® and The Works®.	1700 Old Covington Hwy	Conyers	GA	30012	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Hulcher Services Inc	contractor	611 Kimberly Dr	Denton	TX	76208-6300	BioLab	Conyers 1700 Old Covington Hwy, Conyers, GA 30012	Owned, Operated	Product types include pool and spa chemicals in powder, tablet, stick and liquid form. Brands include BioGuard®, SpaGuard®, Omni®, HydroTech®, Guardex®, PoolSeason®, PoolTime® and AquaChem®, Household Products produced at the plant include Greased Lightning® and The Works®.	1700 Old Covington Hwy	Conyers	GA	30012	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Patillo Properties	landlord	2200 Century Pkwy NE	Atlanta	GA	30345-3103	BioLab	Conyers 1700 Old Covington Hwy, Conyers, GA 30012	Owned, Operated	Product types include pool and spa chemicals in powder, tablet, stick and liquid form. Brands include BioGuard®, SpaGuard®, Omni®, HydroTech®, Guardex®, PoolSeason®, PoolTime® and AquaChem®, Household Products produced at the plant include Greased Lightning® and The Works®.	1700 Old Covington Hwy	Conyers	GA	30012	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Republic Services Inc	waste collectin	18500 N. Allied Way	Pheonix	AZ	85054-0000	BioLab	Conyers 1700 Old Covington Hwy, Conyers, GA 30012	Owned, Operated	Product types include pool and spa chemicals in powder, tablet, stick and liquid form. Brands include BioGuard®, SpaGuard®, Omni®, HydroTech®, Guardex®, PoolSeason®, PoolTime® and AquaChem®, Household Products produced at the plant include Greased Lightning® and The Works®.	1700 Old Covington Hwy	Conyers	GA	30012	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Rindt-McDuff Assoc (RMA)	engineering consultant	334 Cherokee St	Marietta	GA	03006-0000	BioLab	Conyers 1700 Old Covington Hwy, Conyers, GA 30012	Owned, Operated	Product types include pool and spa chemicals in powder, tablet, stick and liquid form. Brands include BioGuard®, SpaGuard®, Omni®, HydroTech®, Guardex®, PoolSeason®, PoolTime® and AquaChem®, Household Products produced at the plant include Greased Lightning® and The Works®.	1700 Old Covington Hwy	Conyers	GA	30012	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 97 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Trinity Consultants	environmental consultant	12770 Merit Dr - STE 900	Dallas	TX	75251-0000	BioLab	Conyers 1700 Old Covington Hwy, Conyers, GA 30012	Owned, Operated	Product types include pool and spa chemicals in powder, tablet, stick and liquid form. Brands include BioGuard®, SpaGuard®, Omni®, HydroTech®, Guardex®, PoolSeason®, PoolTime® and AquaChem®, Household Products produced at the plant include Greased Lightning® and The Works®.	1700 Old Covington Hwy	Conyers	GA	30012	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
UNIVAR USA	chemical supplier	2145 Skyland Ct	Norcross	GA	30071-2960	BioLab	Conyers 1700 Old Covington Hwy, Conyers, GA 30012	Owned, Operated	Product types include pool and spa chemicals in powder, tablet, stick and liquid form. Brands include BioGuard®, SpaGuard®, Omni®, HydroTech®, Guardex®, PoolSeason®, PoolTime® and AquaChem®, Household Products produced at the plant include Greased Lightning® and The Works®.	1700 Old Covington Hwy	Conyers	GA	30012	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Other Conyers Sites Above						BioLab	Conyers 1350 Lester Road, Conyers, GA 30012	Owned, Operated		1350 Lester Road	Conyers	GA	30012	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Other Conyers Sites Above						BioLab	Conyers 1601 Rockdale Industrial Blvd, Conyers, GA 30012	Owned, Operated		1601 Rockdale Industrial Blvd.	Conyers	GA	30012	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Other Conyers Sites Above						BioLab	Conyers 1715 Dogwood Dr, Conyers, GA 30012	Owned, Operated		1715 Dogwood Drive	Conyers	GA	30012	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Bureau Veritas North America Inc	RP’s environmental consultant	160 Fieldcrest Ave	Edison	NJ	08837-0000	Chemtura	East Hanover 125 Merry Lane, East Hanover, NJ 07936	Owned, Operated	The facility manufactures greases and lubricants.	215 Merry Lane	East Hanover	NJ	07936	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Environmental Waste Management Assoc (EWMA)	environmental consultant	POB 5430 - 100 Misty La	Parsippany	NJ	07054-0000	Chemtura	East Hanover 125 Merry Lane, East Hanover, NJ 07936	Owned, Operated	The facility manufactures greases and lubricants.	215 Merry Lane	East Hanover	NJ	07936	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Rontis Corp	RP’s environmental consultant	13464 OSR	Midway	TX	75852-3196	Chemtura	East Hanover 125 Merry Lane, East Hanover, NJ 07936	Owned, Operated	The facility manufactures greases and lubricants.	215 Merry Lane	East Hanover	NJ	07936	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Shell Chemical Holdings Inc (Shell Downstream Inc)	responsible party	POB 2463	Houston	TX	77252-2463	Chemtura	East Hanover 125 Merry Lane, East Hanover, NJ 07936	Owned, Operated	The facility manufactures greases and lubricants.	215 Merry Lane	East Hanover	NJ	07936	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Shell Chemical Holdings Inc (Shell Downstream Inc)	responsible party	910 Lousiana St	Houston	TX	77002-0000	Chemtura	East Hanover 125 Merry Lane, East Hanover, NJ 07936	Owned, Operated	The facility manufactures greases and lubricants.	215 Merry Lane	East Hanover	NJ	07936	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Shell Chemical Holdings Inc (Shell Downstream Inc) c/o Corporation Service Company D/B/A	responsible party	701 Brazos St - STE 1050	Austin	TX	78701-0000	Chemtura	East Hanover 125 Merry Lane, East Hanover, NJ 07936	Owned, Operated	The facility manufactures greases and lubricants.	215 Merry Lane	East Hanover	NJ	07936	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 98 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Tetra Tech EC Inc	environmental consultant	1000 The American Rd	Morris Plains	NJ	00795-0000	Chemtura	East Hanover 125 Merry Lane, East Hanover, NJ 07936	Owned, Operated	The facility manufactures greases and lubricants.	215 Merry Lane	East Hanover	NJ	07936	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Chemical Waste Management	Environmental Waste Hauler	7170 John Brannon Road	Sulphur	LA	70665	GLCC	El Dorado Central, Newell, South and West Plants 2226 Haynesville Highway, El Dorado, AR 71730; 324 Southfield Cutoff, El Dorado, AR 71730; PO Box 7020, El Dorado, AR 71730; 5821 Shuler Road, Magnolia, AR 71753	Owned, Operated	Bromine production.	2226 Haynesville Highway PO Box 7020 324 Southfield Cutoff 5821 Shuler Road	El Dorado El Dorado El Dorado Magnolia	AR	71730 71730 71730 71753	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Teris	Waste Treatment, Storage, Etc..	309 American Circle Union	El Dorado	AR	71730	GLCC	El Dorado Central, Newell, South and West Plants	Owned, Operated	Bromine production.	2226 Haynesville Highway PO Box 7020 324 Southfield Cutoff 5821 Shuler Road	El Dorado El Dorado El Dorado Magnolia	AR	71730 71730 71730 71753	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Clean Harbors	Waste Treatment, Storage, Etc..	309 American Circle Union	El Dorado	AR	71730	GLCC	El Dorado Central, Newell, South and West Plants	Owned, Operated	Bromine production.	2226 Haynesville Highway PO Box 7020 324 Southfield Cutoff 5821 Shuler Road	El Dorado El Dorado El Dorado Magnolia	AR	71730 71730 71730 71753	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Rineco	Waste Treatment, Storage, Etc..	819 Vulcan Road	Benton	AR	72015	GLCC	El Dorado Central, Newell, South and West Plants	Owned, Operated	Bromine production.	2226 Haynesville Highway PO Box 7020 324 Southfield Cutoff 5821 Shuler Road	El Dorado El Dorado El Dorado Magnolia	AR	71730 71730 71730 71753	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Safety Kleen Systems	Waste Treatment, Storage, Etc..	1722 Copper Creek Road	Denton	AR		GLCC	El Dorado Central, Newell, South and West Plants	Owned, Operated	Bromine production.	2226 Haynesville Highway PO Box 7020 324 Southfield Cutoff 5821 Shuler Road	El Dorado El Dorado El Dorado Magnolia	AR	71730 71730 71730 71753	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Phillips Environmental Services	Waste Treatment, Storage, Etc..	405 Powell Street	Avalon	TX	76623	GLCC	El Dorado Central, Newell, South and West Plants	Owned, Operated	Bromine production.	2226 Haynesville Highway PO Box 7020 324 Southfield Cutoff 5821 Shuler Road	El Dorado El Dorado El Dorado Magnolia	AR	71730 71730 71730 71753	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Ash Grove	Waste Treatment, Storage, Etc..	4457 Highway 108	Foreman	AR	71836	GLCC	El Dorado Central, Newell, South and West Plants	Owned, Operated	Bromine production.	2226 Haynesville Highway PO Box 7020 324 Southfield Cutoff 5821 Shuler Road	El Dorado El Dorado El Dorado Magnolia	AR	71730 71730 71730 71753	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Ash Grove	Waste Treatment, Storage, Etc..	1801 North Sante Fe Ave	Chanute	KS	66720	GLCC	El Dorado Central, Newell, South and West Plants	Owned, Operated	Bromine production.	2226 Haynesville Highway PO Box 7020 324 Southfield Cutoff 5821 Shuler Road	El Dorado El Dorado El Dorado Magnolia	AR	71730 71730 71730 71753	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Expo Chemical Co.	Recycler	6807 Theall Road	Houston	TX	77066	GLCC	El Dorado Central, Newell, South and West Plants	Owned, Operated	Bromine production.	2226 Haynesville Highway PO Box 7020 324 Southfield Cutoff 5821 Shuler Road	El Dorado El Dorado El Dorado Magnolia	AR	71730 71730 71730 71753	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Holcium (US) Inc./Geocycle LLC	Waste Treatment, Storage, Etc..	14744 Highway 79 North	Clarksville	MO		GLCC	El Dorado Central, Newell, South and West Plants	Owned, Operated	Bromine production.	2226 Haynesville Highway PO Box 7020 324 Southfield Cutoff 5821 Shuler Road	El Dorado El Dorado El Dorado Magnolia	AR	71730 71730 71730 71753	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Onyx Environmental Services	Waste Treatment, Storage, Etc..	3 Half Highway 73	Port Arthur	LA		GLCC	El Dorado Central, Newell, South and West Plants	Owned, Operated	Bromine production.	2226 Haynesville Highway PO Box 7020 324 Southfield Cutoff 5821 Shuler Road	El Dorado El Dorado El Dorado Magnolia	AR	71730 71730 71730 71753	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 99 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Pollution Control Industries	Waste Treatment, Storage, Etc..	4343 Kennedy Ave	Chicago	IL		GLCC	El Dorado Central, Newell, South and West Plants	Owned, Operated	Bromine production.	2226 Haynesville Highway PO Box 7020 324 Southfield Cutoff 5821 Shuler Road	El Dorado El Dorado El Dorado Magnolia	AR	71730 71730 71730 71753	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Pollution Control Industries	Waste Treatment, Storage, Etc..	5577 Victory Lane	Millington	TN		GLCC	El Dorado Central, Newell, South and West Plants	Owned, Operated	Bromine production.	2226 Haynesville Highway PO Box 7020 324 Southfield Cutoff 5821 Shuler Road	El Dorado El Dorado El Dorado Magnolia	AR	71730 71730 71730 71753	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
SET Environmental	Waste Treatment, Storage, Etc..	5738 Cheswood St	Houston	TX		GLCC	El Dorado Central, Newell, South and West Plants	Owned, Operated	Bromine production.	2226 Haynesville Highway PO Box 7020 324 Southfield Cutoff 5821 Shuler Road	El Dorado El Dorado El Dorado Magnolia	AR	71730 71730 71730 71753	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Clean Harbors Dear Park LP	Waste Treatment, Storage, Etc..	2027 Battleground Rd	LaPorte	LA		GLCC	El Dorado Central, Newell, South and West Plants	Owned, Operated	Bromine production.	2226 Haynesville Highway PO Box 7020 324 Southfield Cutoff 5821 Shuler Road	El Dorado El Dorado El Dorado Magnolia	AR	71730 71730 71730 71753	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Innovative Waste	Recycler	125 Crosscreek Dr	Summerville	SC		GLCC	El Dorado Central, Newell, South and West Plants	Owned, Operated	Bromine production.	2226 Haynesville Highway PO Box 7020 324 Southfield Cutoff 5821 Shuler Road	El Dorado El Dorado El Dorado Magnolia	AR	71730 71730 71730 71753	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
ACE USA	responsible party	140 Broadway - 40th FL	New York	NY	10005-0000	Chemtura	Fords 1020 King George Post Road, Fords, NJ 08863	Owned, Operated	Hatco produces an extensive line of lubricant grade esters for use in aviation, refrigeration, industrial, automotive and personal care applications. The company specializes in polyol esters, the highest performing family of esters available for use in demanding applications such as aviation and refrigeration.	1020 King George Post Road	Fords	NJ	08863	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Code Environmental Services Inc	rp’s remediation contractor	400 Middlesex Ave	Carteret	NJ	07008-0000	Chemtura	Fords 1020 King George Post Road, Fords, NJ 08863	Owned, Operated	Hatco produces an extensive line of lubricant grade esters for use in aviation, refrigeration, industrial, automotive and personal care applications. The company specializes in polyol esters, the highest performing family of esters available for use in demanding applications such as aviation and refrigeration.	1020 King George Post Road	Fords	NJ	08863	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Herold and Haines PA	legal counsel	25 Independence Blvd	Warren	NJ	07059-6747	Chemtura	Fords 1020 King George Post Road, Fords, NJ 08863	Owned, Operated	Hatco produces an extensive line of lubricant grade esters for use in aviation, refrigeration, industrial, automotive and personal care applications. The company specializes in polyol esters, the highest performing family of esters available for use in demanding applications such as aviation and refrigeration.	1020 King George Post Road	Fords	NJ	08863	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Middlesex County Utilities Authority	sewer utility	POB 159 - 2571 Main St	Sayerville	NJ	08872-0159	Chemtura	Fords 1020 King George Post Road, Fords, NJ 08863	Owned, Operated	Hatco produces an extensive line of lubricant grade esters for use in aviation, refrigeration, industrial, automotive and personal care applications. The company specializes in polyol esters, the highest performing family of esters available for use in demanding applications such as aviation and refrigeration.	1020 King George Post Road	Fords	NJ	08863	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Weston Solutions Inc	responsible party	205 Campus Dr	Edison	NJ	08837-0000	Chemtura	Fords 1020 King George Post Road, Fords, NJ 08863	Owned, Operated	Hatco produces an extensive line of lubricant grade esters for use in aviation, refrigeration, industrial, automotive and personal care applications. The company specializes in polyol esters, the highest performing family of esters available for use in demanding applications such as aviation and refrigeration.	1020 King George Post Road	Fords	NJ	08863	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 100 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
WR Grace & Co	former property owner	7500 Grace Dr	Columbia	MD	21044-0000	Chemtura	Fords 1020 King George Post Road, Fords, NJ 08863	Owned, Operated	Hatco produces an extensive line of lubricant grade esters for use in aviation, refrigeration, industrial, automotive and personal care applications. The company specializes in polyol esters, the highest performing family of esters available for use in demanding applications such as aviation and refrigeration.	1020 King George Post Road	Fords	NJ	08863	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Industrial Container Services	Recycle drums	2810 West Trade St.	Charlotte	nc	28208	Chemtura	Gastonia 214 West Ruby Ave, Gastonia, NC 28054	Owned, Operated	The current product lines include Adiprene®/Vibrathane®, Octamine®, Vitavax®, Polywet®, Omite®, LFTDI, Royal® MH30 and rubber labels.	214 West Ruby Ave	Gastonia	NC	28054	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Ed’s Pallet World, Inc.	Pallets	559 Race Path Church Rd.	Ellenboro	NC	28040	Chemtura	Gastonia 214 West Ruby Ave, Gastonia, NC 28054	Owned, Operated	The current product lines include Adiprene®/Vibrathane®, Octamine®, Vitavax®, Polywet®, Omite®, LFTDI, Royal® MH30 and rubber labels.	214 West Ruby Ave	Gastonia	NC	28054	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Webb Metals, LTD.	Scrap metal	PO BOX 551	Dallas	NC	28034	Chemtura	Gastonia 214 West Ruby Ave, Gastonia, NC 28054	Owned, Operated	The current product lines include Adiprene®/Vibrathane®, Octamine®, Vitavax®, Polywet®, Omite®, LFTDI, Royal® MH30 and rubber labels.	214 West Ruby Ave	Gastonia	NC	28054	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
City of Gastonia	Municipal wastes	162 South Street	Gastonia	NC	28052	Chemtura	Gastonia 214 West Ruby Ave, Gastonia, NC 28054	Owned, Operated	The current product lines include Adiprene®/Vibrathane®, Octamine®, Vitavax®, Polywet®, Omite®, LFTDI, Royal® MH30 and rubber labels.	214 West Ruby Ave	Gastonia	NC	28054	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Clean Harbors Environmental Services	Haz Waste/Non Haz Waste/Used Oil/Other Recycling	42 Longwater Drive	Norwell	MA	02061	Chemtura	Gastonia 214 West Ruby Ave, Gastonia, NC 28054	Owned, Operated	The current product lines include Adiprene®/Vibrathane®, Octamine®, Vitavax®, Polywet®, Omite®, LFTDI, Royal® MH30 and rubber labels.	214 West Ruby Ave	Gastonia	NC	28054	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Clean Harbors Reidsville LLC	Haz Waste/Non Haz Waste/Used Oil/Other Recycling	208Watlington Industrial Drive	Reidsville	NC	27320	Chemtura	Gastonia 214 West Ruby Ave, Gastonia, NC 28054	Owned, Operated	The current product lines include Adiprene®/Vibrathane®, Octamine®, Vitavax®, Polywet®, Omite®, LFTDI, Royal® MH30 and rubber labels.	214 West Ruby Ave	Gastonia	NC	28054	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Republic Environmental Systems dba PSC Environmental Services		2869 Sandstone Drive	Hatfield	PA	19440	BioLab	Lawrenceville 1735 North Brown Rd, Lawrenceville, GA 30043	Owned, Operated		1735 North Brown Rd	Lawrenceville	GA	30043	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
ERM		350 Eagleview Blvd.,	Exton	PA	19341	Chemtura	Mapleton 8220 W. Rte 24, Mapleton, IL 61547	Owned, Operated		8220 W. Rte. 24	Mapleton	IL	61547	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
ENSR	Phase 1 Enviro consultant	2 Technology Park Drive	Westford	MA	01886	Chemtura	McFarland 13074 Zachary Ave, McFarland, CA 93250	Owned, Operated	This site is a re-packaging facility for agricultural products that handles mostly gaseous product (at ambient pressure and temperature). Currently used as a repackaging facility for methyl bromide which is a highly regulated mitocide.	13074 Zachary Ave	McFarland	CA	93250	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Clean Harbors	waste transport & disposal	51 Broderick Rd	Bristol	CT	06010-0000	Chemtura	Middlebury 199 Benson Road, Middlebury, CT 06749	Owned, Operated	offices and research laboratories	199 Benson Road	Middlebury	CT	06749	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Conklin & Soroka Inc	Surveyor	1484 Highland Ave	Cheshire	CT	06410-0000	Chemtura	Middlebury 199 Benson Road, Middlebury, CT 06749	Owned, Operated	offices and research laboratories	199 Benson Road	Middlebury	CT	06749	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 101 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
LFR (Arcadis)	environmental consultant	75 Glen Road - Suite 305	Sandy Hook	CT	06842-1175	Chemtura	Middlebury 199 Benson Road, Middlebury, CT 06749	Owned, Operated	offices and research laboratories	199 Benson Road	Middlebury	CT	06749	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Arcadis US Inc	environmental consultant	630 Plaza Dr - STE 200	Highlands Ranch	CO	80129-0000	Chemtura	Morgantown 1000 Morgantown Industrial Park, Morgantown, WV 26501	Owned, Operated	comprises three non-contiguous parcels of land within the Morgantown Industrial Park and manufactures organophosphates and alkyl phenols.	1000 Morgantown Industrial Park	Morgantown	WV	26501	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Eileen Mahoney Assoc Inc	risk assessment consultant	7939 Winston Rd	Philadelphia	PA	19118-3535	Chemtura	Morgantown 1000 Morgantown Industrial Park, Morgantown, WV 26501	Owned, Operated	comprises three non-contiguous parcels of land within the Morgantown Industrial Park and manufactures organophosphates and alkyl phenols.	1000 Morgantown Industrial Park	Morgantown	WV	26501	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
GE Silicones LLC	former property owner	3500 South State Route 2	Friendly	WV	26146-0000	Chemtura	Morgantown 1000 Morgantown Industrial Park, Morgantown, WV 26501	Owned, Operated	comprises three non-contiguous parcels of land within the Morgantown Industrial Park and manufactures organophosphates and alkyl phenols.	1000 Morgantown Industrial Park	Morgantown	WV	26501	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
General Electric Corp	responsible party	640 Freedom Business Center	King of Prussia	PA	19406-0000	Chemtura	Morgantown 1000 Morgantown Industrial Park, Morgantown, WV 26501	Owned, Operated	comprises three non-contiguous parcels of land within the Morgantown Industrial Park and manufactures organophosphates and alkyl phenols.	1000 Morgantown Industrial Park	Morgantown	WV	26501	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Michael Baker Jr Inc (Michael Baker Corp)	environmental consultant	100 Airside Dr	Moon Township	PA	15108-0000	Chemtura	Morgantown 1000 Morgantown Industrial Park, Morgantown, WV 26501	Owned, Operated	comprises three non-contiguous parcels of land within the Morgantown Industrial Park and manufactures organophosphates and alkyl phenols.	1000 Morgantown Industrial Park	Morgantown	WV	26501	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Triad Engineering Inc	environmental consultant	4980 Teays Valley Rd	Scott Depot	WV	25560-0000	Chemtura	Morgantown 1000 Morgantown Industrial Park, Morgantown, WV 26501	Owned, Operated	comprises three non-contiguous parcels of land within the Morgantown Industrial Park and manufactures organophosphates and alkyl phenols.	1000 Morgantown Industrial Park	Morgantown	WV	26501	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
WSP Environment & Energy	environmental consultant	750 Holiday Dr - STE 410	Pittsburgh	PA	15220-0000	Chemtura	Morgantown 1000 Morgantown Industrial Park, Morgantown, WV 26501	Owned, Operated	comprises three non-contiguous parcels of land within the Morgantown Industrial Park and manufactures organophosphates and alkyl phenols.	1000 Morgantown Industrial Park	Morgantown	WV	26501	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Analytical Consulting Technology Inc	analytical laboratory	168 Railroad Hill St	Waterbury	CT	06708-0000	Chemtura	Naugatuck 280 Elm St, Naugatuck, CT 06770	Owned, Operated	The facility manufactured specialty organic and agricultural chemicals; Rubber chemicals.	280 Elm St	Naugatuck	CT	06770	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Brandenburg Industrial Service Company	demolition contractor	2625 South Loomis St	Chicago	IL	60608-5414	Chemtura	Naugatuck 280 Elm St, Naugatuck, CT 06770	Owned, Operated	The facility manufactured specialty organic and agricultural chemicals; Rubber chemicals.	280 Elm St	Naugatuck	CT	06770	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
BVH Integrated Services Inc	engineering consultant	50 Griffin Road South	Bloomfield	CT	06002-1352	Chemtura	Naugatuck 280 Elm St, Naugatuck, CT 06770	Owned, Operated	The facility manufactured specialty organic and agricultural chemicals; Rubber chemicals.	280 Elm St	Naugatuck	CT	06770	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Clean Harbors	waste transport & disposal	51 Broderick Rd	Bristol	CT	06010-0000	Chemtura	Naugatuck 280 Elm St, Naugatuck, CT 06770	Owned, Operated	The facility manufactured specialty organic and agricultural chemicals; Rubber chemicals.	280 Elm St	Naugatuck	CT	06770	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Conestoga-Rovers & Assoc	environmental consultant	2055 Niagra Falls Blvd - STE 3	Niagra Falls	NY	14304-0000	Chemtura	Naugatuck 280 Elm St, Naugatuck, CT 06770	Owned, Operated	The facility manufactured specialty organic and agricultural chemicals; Rubber chemicals.	280 Elm St	Naugatuck	CT	06770	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 102 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Conklin & Soroka Inc	Surveyor	1484 Highland Ave	Cheshire	CT	06410-0000	Chemtura	Naugatuck 280 Elm St, Naugatuck, CT 06770	Owned, Operated	The facility manufactured specialty organic and agricultural chemicals; Rubber chemicals.	280 Elm St	Naugatuck	CT	06770	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
G&L Excavating Inc	contractor	1144 Amity Rd	Naugatuck	CT	06770-0000	Chemtura	Naugatuck 280 Elm St, Naugatuck, CT 06770	Owned, Operated	The facility manufactured specialty organic and agricultural chemicals; Rubber chemicals.	280 Elm St	Naugatuck	CT	06770	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
HL Stone & Son Trucking	waste hauler	313 Main St N	Southbury	CT	06488-0000	Chemtura	Naugatuck 280 Elm St, Naugatuck, CT 06770	Owned, Operated	The facility manufactured specialty organic and agricultural chemicals; Rubber chemicals.	280 Elm St	Naugatuck	CT	06770	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Lineweber Bros LLC	contractor	151 Elm St	Naugatuck	CT	06770-4537	Chemtura	Naugatuck 280 Elm St, Naugatuck, CT 06770	Owned, Operated	The facility manufactured specialty organic and agricultural chemicals; Rubber chemicals.	280 Elm St	Naugatuck	CT	06770	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
T Mobile (Omnipoint)	cell tower owner	4 Sylvan Way	Parsippany	NJ	07054-0000	Chemtura	Naugatuck 280 Elm St, Naugatuck, CT 06770	Owned, Operated	The facility manufactured specialty organic and agricultural chemicals; Rubber chemicals.	280 Elm St	Naugatuck	CT	06770	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
United Industrial Services (United Oil Recovery Inc)	waste transport & disposal	POB 845033	Boston	MA	02284-5033	Chemtura	Naugatuck 280 Elm St, Naugatuck, CT 06770	Owned, Operated	The facility manufactured specialty organic and agricultural chemicals; Rubber chemicals.	280 Elm St	Naugatuck	CT	06770	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Woodard & Curran	environmental consultant	1520 Highland Ave	Cheshire	CT	06410-0000	Chemtura	Naugatuck 280 Elm St, Naugatuck, CT 06770	Owned, Operated	The facility manufactured specialty organic and agricultural chemicals; Rubber chemicals.	280 Elm St	Naugatuck	CT	06770	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
York Analytical Laboratories Inc	analytical laboratory	120 Research Dr	Stratford	CT	06615-0000	Chemtura	Naugatuck 280 Elm St, Naugatuck, CT 06770	Owned, Operated	The facility manufactured specialty organic and agricultural chemicals; Rubber chemicals.	280 Elm St	Naugatuck	CT	06770	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Herold and Haines PA	legal counsel	25 Independence Blvd	Warren	NJ	07059-6747	Chemtura	Perth Amboy 1000 Convery Blvd, Perth Amboy, NJ 08861	Owned, Operated	The plant makes Fomrez® polyesters, WitcoBond® polyurethane dispersions, Lubrical® sterates, and Emcol® surfacants, using raw materials such as adipic acid, glycols, diisocyanate and fatty acids.	1000 Convery Blvd	Perth Amboy	NJ	08861	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
HydroQual Inc	environmental consultant	1200 MacArthur Blvd	Mahwah	NJ	07430-0000	Chemtura	Perth Amboy 1000 Convery Blvd, Perth Amboy, NJ 08861	Owned, Operated	The plant makes Fomrez® polyesters, WitcoBond® polyurethane dispersions, Lubrical® sterates, and Emcol® surfacants, using raw materials such as adipic acid, glycols, diisocyanate and fatty acids.	1000 Convery Blvd	Perth Amboy	NJ	08861	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Middlesex County Utilities Authority	sewer utility	POB 159 - 2571 Main St	Sayerville	NJ	08872-0159	Chemtura	Perth Amboy 1000 Convery Blvd, Perth Amboy, NJ 08861	Owned, Operated	The plant makes Fomrez® polyesters, WitcoBond® polyurethane dispersions, Lubrical® sterates, and Emcol® surfacants, using raw materials such as adipic acid, glycols, diisocyanate and fatty acids.	1000 Convery Blvd	Perth Amboy	NJ	08861	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Tetra Tech EC Inc	environmental consultant	1000 The American Rd	Morris Plains	NJ	00795-0000	Chemtura	Perth Amboy 1000 Convery Blvd, Perth Amboy, NJ 08861	Owned, Operated	The plant makes Fomrez® polyesters, WitcoBond® polyurethane dispersions, Lubrical® sterates, and Emcol® surfacants, using raw materials such as adipic acid, glycols, diisocyanate and fatty acids.	1000 Convery Blvd	Perth Amboy	NJ	08861	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
ERM	Enviro Consultant	350 Eagleview Blvd.,	Exton	PA	19341	GLCC	West Lafayette 1801 US Hwy 52 W, West Lafayette, IN 47996	Owned, Operated	Administrative, laboratories, pilot plant	1801 US Highway 52 West	West Lafayette	IN	47996	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 103 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Aquaterra	Past consultant (formerly owned by GLCC and sold to SR2)	7311 West 130th Street, Suite 100	Overland Park	KS	66213	GLCC	West Lafayette 1801 US Hwy 52 W, West Lafayette, IN 47996	Owned, Operated	Administrative, laboratories, pilot plant	1801 US Highway 52 West	West Lafayette	IN	47996	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Rob Downey	Conwsultant from 1990’s	No known address				GLCC	West Lafayette 1801 US Hwy 52 W, West Lafayette, IN 47996	Owned, Operated	Administrative, laboratories, pilot plant	1801 US Highway 52 West	West Lafayette	IN	47996	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
ARCADIS	Past consultant (approx. 2000-2005)	630 Plaza Dr., Suite 200	Highlands Ranch	CO	80129	GLCC	West Lafayette 1801 US Hwy 52 W, West Lafayette, IN 47996	Owned, Operated	Administrative, laboratories, pilot plant	1801 US Highway 52 West	West Lafayette	IN	47996	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
CRA		651 Colby Drive	Waterloo	ON	N2V 1C2	BioLab	Westlake 910 Interstate 10 W, Westlake, LA 70669	Owned, Operated	The plant manufactures Trichloroisocyanuric Acid, Chlorinating Granules Plus, Automatic Toilet Bowl Tablets, plus other specialty blends.	910 Interstate 10 West	Westlake	LA	70669	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
ERM	Enviro Consultant	350 Eagleview Blvd.,	Exton	PA	19341	GLCC	Ashley 601 Thompson Drive, Ashley, IN 46705	Owned, Not Operated	The facility manufactures household cleaners, mainly the Works® brand cleaners, including drain opener, fabric refresher, toilet bowl cleaner, kitchen cleaner, bath cleaner, lime/rust remover and Greased Lightning® antibacterial cleaner.	601 Thompson Drive	Ashley	IN	46705	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Ground Water Solutions, Inc	Past consultant	2500 Kerry St., Suite 202	Lansing	MI	48912	GLCC	Ashley 601 Thompson Drive, Ashley, IN 46705	Owned, Not Operated	The facility manufactures household cleaners, mainly the Works® brand cleaners, including drain opener, fabric refresher, toilet bowl cleaner, kitchen cleaner, bath cleaner, lime/rust remover and Greased Lightning® antibacterial cleaner.	601 Thompson Drive	Ashley	IN	46705	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
ERM	Enviro Consultant	350 Eagleview Blvd.,	Exton	PA	19341	GLCC	Ashley 101 Souther Parker Drive, Ashley, IN 46705	Owned, Not Operated	The facility manufactures household cleaners, mainly the Works® brand cleaners, including drain opener, fabric refresher, toilet bowl cleaner, kitchen cleaner, bath cleaner, lime/rust remover and Greased Lightning® antibacterial cleaner.	101 Souther Parker Drive	Ashley	IN	46705	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Ground Water Solutions, Inc	Past consultant	2500 Kerry St., Suite 202	Lansing	MI	48912	GLCC	Ashley 101 Souther Parker Drive, Ashley, IN 46705	Owned, Not Operated	The facility manufactures household cleaners, mainly the Works® brand cleaners, including drain opener, fabric refresher, toilet bowl cleaner, kitchen cleaner, bath cleaner, lime/rust remover and Greased Lightning® antibacterial cleaner.	101 Souther Parker Drive	Ashley	IN	46705	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Michael Pasani & Associates, Inc.	Regulatory Advise	1100 Poydras Street	New Orleans	LA	70163	Chemtura	Harahan, LA 1320 Sams Ave, Harahan, LA	Owned, Not Operated	Industrial Specialties Plant	1320 Sams Ave	Harahan	LA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
DeSoto, Inc.	Former Owner	900 E. WASHINGTON STREET	JOLIET	IL	60433	Chemtura	Harahan, LA 1320 Sams Ave, Harahan, LA	Owned, Not Operated	Industrial Specialties Plant	1320 Sams Ave	Harahan	LA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Star Environmental Inc.		2215 N. Alvord St	Indianapolis	IN		Chemtura	Indianapolis 2215 N Alvord St, Indianapolis, IN 46205	Owned, Not Operated	Distribution Warehouse for Aero Oil	2215 N. Alvord St	Indianapolis	IN	46205	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
ERM	Enviro Consultant	350 Eagleview Blvd.,	Exton	PA	19341	Chemtura	Indianapolis 3500 East 20th Street, Indianapolis, IN 46218	Owned, Not Operated	Warehousing and battery casing landfill	3500 East 20th Street	Indianapolis	IN	46218	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 104 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Brandenburg Industrial Service Company	demolition contractor	2625 South Loomis St	Chicago	IL	60608-5414	Crompton Colors	Newark, NJ (Colors) 52 Amsterdam Street, Newark, NJ	Owned, Not Operated	Dye manufacturing facility	52 Amsterdam Street	Newark	NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
City of Newark - Division of Water	sewer utility	920 Broad St - RM 117	Newark	NJ	07102-0000	Crompton Colors	Newark, NJ (Colors) 52 Amsterdam Street, Newark, NJ	Owned, Not Operated	Dye manufacturing facility	52 Amsterdam Street	Newark	NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Clean Harbors	waste transport & disposal	51 Broderick Rd	Bristol	CT	06010-0000	Crompton Colors	Newark, NJ (Colors) 52 Amsterdam Street, Newark, NJ	Owned, Not Operated	Dye manufacturing facility	52 Amsterdam Street	Newark	NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Converse Consultants	environmental consultant	622 State Route 10 - #10	Whippany	NJ	07981-1539	Crompton Colors	Newark, NJ (Colors) 52 Amsterdam Street, Newark, NJ	Owned, Not Operated	Dye manufacturing facility	52 Amsterdam Street	Newark	NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Environmental Resources Management (ERM)	environmental consultant	250 Phillips Blvd - STE 280	Ewing	PA	00000-8618	Crompton Colors	Newark, NJ (Colors) 52 Amsterdam Street, Newark, NJ	Owned, Not Operated	Dye manufacturing facility	52 Amsterdam Street	Newark	NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Enviro-Sciences (of Delaware) Inc	environmental consultant	111 Howard Blvd - STE 108	Mt Arlington	NJ	00000-7856	Crompton Colors	Newark, NJ (Colors) 52 Amsterdam Street, Newark, NJ	Owned, Not Operated	Dye manufacturing facility	52 Amsterdam Street	Newark	NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
NUS Corp (Halliburton)	environmental consultant	4100 Clinton Dr	Houston	TX	77020-6237	Crompton Colors	Newark, NJ (Colors) 52 Amsterdam Street, Newark, NJ	Owned, Not Operated	Dye manufacturing facility	52 Amsterdam Street	Newark	NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Passaic Valley Sewerage Commission	sewer utility	600 Wilson Ave	Newark	NJ	07105-0000	Crompton Colors	Newark, NJ (Colors) 52 Amsterdam Street, Newark, NJ	Owned, Not Operated	Dye manufacturing facility	52 Amsterdam Street	Newark	NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
United Industrial Services (United Oil Recovery Inc)	waste transport & disposal	POB 845033	Boston	MA	02284-5033	Crompton Colors	Newark, NJ (Colors) 52 Amsterdam Street, Newark, NJ	Owned, Not Operated	Dye manufacturing facility	52 Amsterdam Street	Newark	NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
FMC		1735 Market Street	Philadelphia	PA	19103	GLCC	Nitro, WV	Owned, Not Operated	Former Manufacturing Facility		Nitro	WV		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
ARCADIS	Enviro Consultant	630 Plaza Dr., Suite 200	Highlands Ranch	CO	80129	GLCC	Nitro, WV	Owned, Not Operated	Former Manufacturing Facility		Nitro	WV		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Robson	Contractor (Site caretaker)	No known address				GLCC	Nitro, WV	Owned, Not Operated	Former Manufacturing Facility		Nitro	WV		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Bio-Chem Testing, Inc.	Lab	5 Weatheridge Dr.	Hurricane	WV	25526	GLCC	Nitro, WV	Owned, Not Operated	Former Manufacturing Facility		Nitro	WV		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 105 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Triad Engineering, Inc	SWPPP Engineer	4980 Teays Valley Rd.	Scott Depot	WV	25560	GLCC	Nitro, WV	Owned, Not Operated	Former Manufacturing Facility		Nitro	WV		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
R. Baker & Sons	Demo company	1 Globe Ct.	Red Bank	NJ	07701	GLCC	Nitro, WV	Owned, Not Operated	Former Manufacturing Facility		Nitro	WV		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
EWMA	Enviro Consultant	100 Misty Lane	Parsippany	NJ	07054	Crompton Colors	Nutley Kingsland Street, Nutley, NJ	Owned, Not Operated	Currently closed dye manufacturing plant		Nutley	NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Raclaur	PRP	TWO NO RIVERSIDE PLZ STE 600	CHICAGO	IL	60606	Crompton Colors	Nutley Kingsland Street, Nutley, NJ	Owned, Not Operated	Currently closed dye manufacturing plant		Nutley	NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Code 1	Remediation Contractor	No known address				Crompton Colors	Nutley Kingsland Street, Nutley, NJ	Owned, Not Operated	Currently closed dye manufacturing plant		Nutley	NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
CRA	Enviro Consultant	651 Colby Drive	Waterloo	ON	N2V 1C2	Chemtura	Painesville 720 Fairport Nursery Rd, Painesville, OH	Owned, Not Operated	Uniroyal Chemical facility used to produce a mixture of polyvinyl chloride (PVC) and synthetic nitrile rubber. Previously, a portion of the property was also used for the production of PVC and magnesium metals.	720 Fairport-Nursery Road	Painesville	OH		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
ERM	Enviro Consultant	350 Eagleview Blvd.,	Exton	PA	19341	Chemtura	Painesville 720 Fairport Nursery Rd, Painesville, OH	Owned, Not Operated	Uniroyal Chemical facility used to produce a mixture of polyvinyl chloride (PVC) and synthetic nitrile rubber. Previously, a portion of the property was also used for the production of PVC and magnesium metals.	720 Fairport-Nursery Road	Painesville	OH		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Hach	Excavation Contractor (landfill caps)	2000 FAIRPORT NURSERY RD	PAINESVILLE	OH	44077	Chemtura	Painesville 720 Fairport Nursery Rd, Painesville, OH	Owned, Not Operated	Uniroyal Chemical facility used to produce a mixture of polyvinyl chloride (PVC) and synthetic nitrile rubber. Previously, a portion of the property was also used for the production of PVC and magnesium metals.	720 Fairport-Nursery Road	Painesville	OH		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Tarnosky	Contractor (Site caretaker)	212 SECOND ST	FAIRPORT HARBOR	OH	44077	Chemtura	Painesville 720 Fairport Nursery Rd, Painesville, OH	Owned, Not Operated	Uniroyal Chemical facility used to produce a mixture of polyvinyl chloride (PVC) and synthetic nitrile rubber. Previously, a portion of the property was also used for the production of PVC and magnesium metals.	720 Fairport-Nursery Road	Painesville	OH		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
J/M Fence & Deck Co	contractor	2209 Shartlesville Rd	Mohrsville	PA	00001-9541	Crompton Colors	Reading, PA	Owned, Not Operated	Currently closed dye manufacturing plant		Reading	PA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Joseph M Lachina	contractor	1126 Meade St	Reading	PA	19611-0000	Crompton Colors	Reading, PA	Owned, Not Operated	Currently closed dye manufacturing plant		Reading	PA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Norfolk Southern Corp	adjoining railroad property	3 Commercial Pl	Norfolk	VA	23510-9219	Crompton Colors	Reading, PA	Owned, Not Operated	Currently closed dye manufacturing plant		Reading	PA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Oscar W Weber	former employee - property manager	25 Hawthorne Rd	Reading	PA	19609-0000	Crompton Colors	Reading, PA	Owned, Not Operated	Currently closed dye manufacturing plant		Reading	PA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 106 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Roux Assoc Inc	environmental consultant	209 Shafter St	Islandia	NY	11749-0000	Crompton Colors	Reading, PA	Owned, Not Operated	Currently closed dye manufacturing plant		Reading	PA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
(Any other Current/Former Owners/Occupants)						Chemtura	Albert City, Iowa 2nd Street and Orchard St, Albert City, Iowa 50510	Previously Owned	Grease Gun Manufacturing	2nd Street and Orchard Street	Albert City	Iowa	50510	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Sun Company, Inc.		Ten Penn Center, 1801 Market St	Philadelphia	PA	19103	Chemtura	Atlanta, GA 1533 Marietta Road, Atlanta, GA 30318	Previously Owned		1533 Marietta Road	Atlanta	GA	30318	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Sun Company, Inc.		Ten Penn Center, 1801 Market St	Philadelphia	PA	19103	Chemtura	Augusta, GA 1271 Gordon Hwy, Augusta, GA 30901	Previously Owned	Kendall Oil Property - Former gas station	1271 Gordon Hwy	Augusta	GA	30901	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Exxon Mobil Corporation		13501 Katy Freeway	Houston	TX	77079	Chemtura	Bakerstown, PA State Road, Richland Township, PA 15007	Previously Owned	Lubricants business site	State Road	Richland Township	PA	15007	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
(Any other Current/Former Owners/Occupants)						Chemtura	Baton Rouge, LA	Previously Owned	UNR Site			LA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
(Any other Current/Former Owners/Occupants)						Chemtura	Bay Village 571 Lake Forest, Bay Village, OH	Previously Owned		571 Lake Forest	Bay Village	OH		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
ARCADIS	Enviro Consultant	630 Plaza Dr., Suite 200	Highlands Ranch	CO	80129	GLCC	Belle Grade, FL Airport Road, Belle Glade, FL 33430	Previously Owned	Furfural production site operated in conjuction with nearby sugar cane processing facility - Bagasse from the Co-op was used by QO Chem as an RM for furfural extraction, and the bagasse residue was then used by the Co-op and burned as fuel in their boilers; which then supplied steam to QO which was needed for extraction.	Airport Road	Belle Glade	FL	33430	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
RJ Frost Contracting Corp	Owner	81 Industrial Road	Berkeley Heights	NJ	07922	Chemtura	Berkeley Heights, NJ 81 Industrial Road, Berkeley Heights, NJ 07922	Previously Owned	Former waste lagoon area on-site.	81 Industrial Road	Berkeley Heights	NJ	07922	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Clean Harbors	waste transport & disposal	51 Broderick Rd	Bristol	CT	06010-0000	Chemtura	Bethany 74 Amity Road, Bethany, CT 06525	Previously Owned	Agricultural Research Station	74 Amity Road	Bethany	CT	06525	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Energy Solutions Inc	waste transport & disposal	423 West 300 South - STE 200	Salt Lake City	UT	84101-0000	Chemtura	Bethany 74 Amity Road, Bethany, CT 06525	Previously Owned	Agricultural Research Station	74 Amity Road	Bethany	CT	06525	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
LFR (Arcadis)	environmental consultant	75 Glen Road - Suite 305	Sandy Hook	CT	06842-1175	Chemtura	Bethany 74 Amity Road, Bethany, CT 06525	Previously Owned	Agricultural Research Station	74 Amity Road	Bethany	CT	06525	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Radiation Safety Assoc Inc	environmental consultant	POB 107 - 19 Pendleton Dr	Hebron	CT	00000-6248	Chemtura	Bethany 74 Amity Road, Bethany, CT 06525	Previously Owned	Agricultural Research Station	74 Amity Road	Bethany	CT	06525	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 107 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Albright & Wilson Americas, Inc.	Owner	14000 South Seeley Ave	Blue Island	IL	60406	Witco	Blue Island, IL 14000 South Seeley Ave, Blue Island, IL 60406	Previously Owned		14000 South Seeley Ave	Blue Island	IL	60406	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
CRA	Enviro Consultant	651 Colby Drive	Waterloo	ON	N2V 1C2	Witco	Bradford, PA 77 North Kendall Ave, Bradford, PA 16701	Previously Owned	Pennsylvania crude oil is processed at the facility and where motor oil, diesel, gasoline and other wax products are produced.	77 North Kendall Ave	Bradford	PA	16701	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
American Refining Group (ARG)		77 North Kendall Avenue	Bradford	PA	16701	Chemtura	Bradford, PA 77 North Kendall Ave, Bradford, PA 16701	Previously Owned	Pennsylvania crude oil is processed at the facility and where motor oil, diesel, gasoline and other wax products are produced.	77 North Kendall Ave	Bradford	PA	16701	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Brockerhoff Environmental Services LLC	environmental consultant	963 Strykers Rd	Phillipsburg	NJ	08865-0000	Chemtura	Brainards, NJ 2555 Rive Road, Harmony Township, NJ 08865	Previously Owned	Operations included production of anhydrous aluminum chloride, chlorinated paraffins, and sulfurized oil additives.	2555 RIVER ROAD	Harmony Township	NJ	08865	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Converse Consultants	environmental consultant	622 State Route 10 - #10	Whippany	NJ	07981-1539	Chemtura	Brainards, NJ 2555 Rive Road, Harmony Township, NJ 08865	Previously Owned	Operations included production of anhydrous aluminum chloride, chlorinated paraffins, and sulfurized oil additives.	2555 RIVER ROAD	Harmony Township	NJ	08865	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Environmental Resources Management (ERM)	environmental consultant	250 Phillips Blvd - STE 280	Ewing	PA	00000-8618	Chemtura	Brainards, NJ 2555 Rive Road, Harmony Township, NJ 08865	Previously Owned	Operations included production of anhydrous aluminum chloride, chlorinated paraffins, and sulfurized oil additives.	2555 RIVER ROAD	Harmony Township	NJ	08865	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Enviro-Sciences (of Delaware) Inc	environmental consultant	111 Howard Blvd - STE 108	Mt Arlington	NJ	00000-7856	Chemtura	Brainards, NJ 2555 Rive Road, Harmony Township, NJ 08865	Previously Owned	Operations included production of anhydrous aluminum chloride, chlorinated paraffins, and sulfurized oil additives.	2555 RIVER ROAD	Harmony Township	NJ	08865	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Herold and Haines PA	legal counsel	25 Independence Blvd	Warren	NJ	07059-6747	Chemtura	Brainards, NJ 2555 Rive Road, Harmony Township, NJ 08865	Previously Owned	Operations included production of anhydrous aluminum chloride, chlorinated paraffins, and sulfurized oil additives.	2555 RIVER ROAD	Harmony Township	NJ	08865	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Township of Harmony	property owner	3003 Belvidere Rd	Phillipsburg	NJ	08865-0000	Chemtura	Brainards, NJ 2555 Rive Road, Harmony Township, NJ 08865	Previously Owned	Operations included production of anhydrous aluminum chloride, chlorinated paraffins, and sulfurized oil additives.	2555 RIVER ROAD	Harmony Township	NJ	08865	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
LAISH Israeli Food Corp	Current Owner	4210 2nd Ave	Brooklyn	NY	11232	Chemtura	Brooklyn, NY (633) 633 Court Street, Brooklyn, NY 11231	Previously Owned	Administrative and Labspace for nearby Argus chemical blending and production facility - Before Argus a tar paper manufacturing company operated at the site.	633 Court Street	Brooklyn	NY	11231	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Enviro-Sciences, Inc	Former Consultant - Site Investigation	111 Howard Boulevard, Suite 108	Mt. Arlington	New Jersey	07856	Chemtura	Brooklyn, NY (633) 633 Court Street, Brooklyn, NY 11231	Previously Owned	Administrative and Labspace for nearby Argus chemical blending and production facility - Before Argus a tar paper manufacturing company operated at the site.	633 Court Street	Brooklyn	NY	11231	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
VIP Builders, LLC	Site owner	c/o Coral realty, LLC 400 Broome St.	New York	New York	10013	Chemtura	Brooklyn, NY (688) 688 Court Street, Brooklyn, NY 11231	Previously Owned	Argus Chemical blending and production facility; products included soaps, salts, phosphites and epoxy stabilizers.	688-700 Court Street	Brooklyn	NY	11231	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Enviro-Sciences, Inc	Consultant - Site Investigation	111 Howard Boulevard, Suite 108	Mt. Arlington	New Jersey	07856	Chemtura	Brooklyn, NY (688) 688 Court Street, Brooklyn, NY 11231	Previously Owned	Argus Chemical blending and production facility; products included soaps, salts, phosphites and epoxy stabilizers.	688-700 Court Street	Brooklyn	NY	11231	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 108 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
WSP Environment and Energy	Consultant - Site Investigation and Remediation	11190 Sunrise Valley Drive, Suite 300	Reston	Virginia	20191	Chemtura	Brooklyn, NY (688) 688 Court Street, Brooklyn, NY 11231	Previously Owned	Argus Chemical blending and production facility; products included soaps, salts, phosphites and epoxy stabilizers.	688-700 Court Street	Brooklyn	NY	11231	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
(Any other Current/Former Owners/Occupants)						Chemtura	Buffalo, NY 102 Rapin Place, Buffalo, NY 14213	Previously Owned	Kendall gas station property	102 Rapin Place	Buffalo	NY	14213	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
(Any other Current/Former Owners/Occupants)						Chemtura	Buffalo, NY 307 Connecticut Street, Buffalo, NY 14213	Previously Owned	Warehouse (Kendall Oil)	307 Connecticut Street	Buffalo	NY	14213	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Metropolitan Life Insurance Company	PRP	1 Madison Ave	New York	NY	10010-3681	GLCC	Century City 10100 Santa Monica Blvd, Los Angeles, CA 90067	Previously Owned	Office Space	10100 Santa Monica Blvd	Los Angeles	CA	90067	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Hines Interests Limited Partnership	Owner	10100 Santa Monica Blvd	Los Angeles	CA	90067	GLCC	Century City 10100 Santa Monica Blvd, Los Angeles, CA 90067	Previously Owned	Office Space	10100 Santa Monica Blvd	Los Angeles	CA	90067	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Javo Mex Corp	Owner	9210 S. Sagamon Street	Chicago	IL	60620	Witco	Chicago, IL 9210 S. Sagamon St, Chicago, IL 60620	Previously Owned		9210 S. Sagamon Street	Chicago	IL	60620	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
(Any other Current/Former Owners/Occupants)						Chemtura	Cisne Rte 2, Cisne, IL	Previously Owned		Rt. 2	Cisne	IL		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Shaw Environmental Inc (The Shaw Group Inc)	environmental consultant	4171 Essen La	Baton Rouge	LA	70809-0000	Chemtura	City of Industry, CA	Previously Owned	Richardson Battery site			CA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Puente Valley OU	PRP	No known address				GLCC	City of industry, CA (Hydrotech) 18400-18450 Gale Ave, City of Industry, CA 91748	Previously Owned		18400-18450 Gale Ave	City of Industry	CA	91748	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Howard Armstrong Consulting	Enviro Consultant	24932 Rollingwood Road	Lake Forest	CA	92630	GLCC	City of industry, CA (Hydrotech) 18400-18450 Gale Ave, City of Industry, CA 91748	Previously Owned		18400-18450 Gale Ave	City of Industry	CA	91748	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Aquaterra	Past environmental consultant	7311 West 130th Street, Suite 100	Overland Park	KS	66213	GLCC	City of industry, CA (Hydrotech) 18400-18450 Gale Ave, City of Industry, CA 91748	Previously Owned		18400-18450 Gale Ave	City of Industry	CA	91748	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Excide Technologies	Owners	Building 200 13000 Deerfield Parkway	Milton	GA	30004	Chemtura	Clark, NJ 175 Terminal Ave, Clark, NJ 07066	Previously Owned		175 Terminal Ave	Clark	NJ	07066	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Richard Urso	Current Owner 6501 Corporation	4222 South Knox Ave	Chicago	IL	60632	Chemtura	Clearing, IL 6200 W. 51st St, Clearing, IL 60638	Previously Owned		6200 W. 51st St	Clearing	IL	60638	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 109 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
ERM		350 Eagleview Blvd.,	Exton	PA	19341	Chemtura	Cleveland, OH 3401 West 140	Previously Owned	Plating Chemicals site for Allied Kelite	3401 West 140th St	Cleveland	OH	44111	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
(Any other Current/Former Owners/Occupants)						Chemtura	Cleveland	Previously Owned	Closed petroleum blending facility		Cleveland	OH		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
CRA	Enviro Consultant	651 Colby Drive	Waterloo	ON	N2V 1C2	Chemtura	Columbia	Previously Owned	Creosote Terminal operated by Pioneer Asphalt		Columbia	LA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
ENGlobal Engineering	Site Caretaking	10252 Mayfair Drive	Baton Rouge	LA	70809	Chemtura	Columbia	Previously Owned	Creosote Terminal operated by Pioneer Asphalt		Columbia	LA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Acton Mickelson Environmental Inc (AME)	environmental consultant	1107 Investment Blvd #290	El Dorado Hills	CA	95762-0000	Chemtura	Compton, CA 19530 South Alameda Street, Rancho Dominguez, CA 90221	Previously Owned	The facility manufactured and re-packaged heavy greases, oils, and lubricants.	19530 South Alameda Street	Ranch Dominguez	CA	90221	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Dames & Moore Inc (URS Corp)	environmental consultant	600 Montgomery St - 26th FL	San Francisco	CA	94111-2728	Chemtura	Compton, CA 19530 South Alameda Street, Rancho Dominguez, CA 90221	Previously Owned	The facility manufactured and re-packaged heavy greases, oils, and lubricants.	19530 South Alameda Street	Ranch Dominguez	CA	90221	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Enviro-Sciences (of Delaware) Inc	environmental consultant	111 Howard Blvd - STE 108	Mt Arlington	NJ	00000-7856	Chemtura	Compton, CA 19530 South Alameda Street, Rancho Dominguez, CA 90221	Previously Owned	The facility manufactured and re-packaged heavy greases, oils, and lubricants.	19530 South Alameda Street	Ranch Dominguez	CA	90221	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Exxon Co USA	former property owner	800 Bell St - RM 2359	Houston	TX	77002-0000	Chemtura	Compton, CA 19530 South Alameda Street, Rancho Dominguez, CA 90221	Previously Owned	The facility manufactured and re-packaged heavy greases, oils, and lubricants.	19530 South Alameda Street	Ranch Dominguez	CA	90221	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
ExxonMobil Corp	former property owner	5959 Las Colinas Blvd	Irving	TX	75039-2298	Chemtura	Compton, CA 19530 South Alameda Street, Rancho Dominguez, CA 90221	Previously Owned	The facility manufactured and re-packaged heavy greases, oils, and lubricants.	19530 South Alameda Street	Ranch Dominguez	CA	90221	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Groundwater Technology Inc (Fluor Daniel/GTI Inc, then IT Corp, then The Shaw Group Inc)	environmental consultant	4171 Essen La	Baton Rouge	LA	70809-0000	Chemtura	Compton, CA 19530 South Alameda Street, Rancho Dominguez, CA 90221	Previously Owned	The facility manufactured and re-packaged heavy greases, oils, and lubricants.	19530 South Alameda Street	Ranch Dominguez	CA	90221	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
IT Corp (The Shaw Group Inc)	environmental consultant	4171 Essen La	Baton Rouge	LA	70809-0000	Chemtura	Compton, CA 19530 South Alameda Street, Rancho Dominguez, CA 90221	Previously Owned	The facility manufactured and re-packaged heavy greases, oils, and lubricants.	19530 South Alameda Street	Ranch Dominguez	CA	90221	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Shaw Environmental Inc (The Shaw Group Inc)	environmental consultant	4171 Essen La	Baton Rouge	LA	70809-0000	Chemtura	Compton, CA 19530 South Alameda Street, Rancho Dominguez, CA 90221	Previously Owned	The facility manufactured and re-packaged heavy greases, oils, and lubricants.	19530 South Alameda Street	Ranch Dominguez	CA	90221	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
The Granger Co	property manager	1971 W 190th St - STE 200	Torrance	CA	90504-0000	Chemtura	Compton, CA 19530 South Alameda Street, Rancho Dominguez, CA 90221	Previously Owned	The facility manufactured and re-packaged heavy greases, oils, and lubricants.	19530 South Alameda Street	Ranch Dominguez	CA	90221	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 110 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Woodward-Clyde Consultants (URS Corp)	environmental consultant	600 Montgomery St - 26th FL	San Francisco	CA	94111-2728	Chemtura	Compton, CA 19530 South Alameda Street, Rancho Dominguez, CA 90221	Previously Owned	The facility manufactured and re-packaged heavy greases, oils, and lubricants.	19530 South Alameda Street	Ranch Dominguez	CA	90221	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Sun Company, Inc.		Ten Penn Center, 1801 Market St	Philadelphia	PA		Chemtura	Dallas, TX 2611 Andjon Drive, Dallas TX 75220	Previously Owned	Kendall Oil Property - former tank farm, oil/water separator and warehouse	2611 Andjon Drive	Dallas	TX	75220	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Cortest Columbus Technologies Inc.	Owner	5777 Frantz Road	Dublin	OH	43017	Chemtura	Dublin, OH	Previously Owned	Former Office Space		Dublin	OH		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
David S Gordon Esq—c/o Wilentz Goldman & Spitzer PA	property owner's counsel	90 Woodbridge Center Dr - STE 900, BOX 10	Woodbridge	NJ	07095-0958	KEM	East Brunswick, NJ 25 Cotters Lane, East Brunswick, NJ 08816	Previously Owned	Former solvent blending location for KEM Manufacturing - Industrial Cleaning Products/Chlorinated Solvents	25 Cotters Lane	East Brunswick	NJ	08816	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Environmental Waste Management Assoc (EWMA)	environmental consultant	POB 5430 - 100 Misty La	Parsippany	NJ	07054-0000	KEM	East Brunswick, NJ 25 Cotters Lane, East Brunswick, NJ 08816	Previously Owned	Former solvent blending location for KEM Manufacturing - Industrial Cleaning Products/Chlorinated Solvents	25 Cotters Lane	East Brunswick	NJ	08816	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Event Solutions	tenant	25 Cotters La	East Brunswick	NJ	08816-2002	KEM	East Brunswick, NJ 25 Cotters Lane, East Brunswick, NJ 08816	Previously Owned	Former solvent blending location for KEM Manufacturing - Industrial Cleaning Products/Chlorinated Solvents	25 Cotters Lane	East Brunswick	NJ	08816	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Frank A Greek & Sons Inc	property owner	33 Cotters La	East Brunswick	NJ	08816-2002	KEM	East Brunswick, NJ 25 Cotters Lane, East Brunswick, NJ 08816	Previously Owned	Former solvent blending location for KEM Manufacturing - Industrial Cleaning Products/Chlorinated Solvents	25 Cotters Lane	East Brunswick	NJ	08816	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
General Carbon Corp	remediation contractor	33 Paterson St	Paterson	NJ	07501-0000	KEM	East Brunswick, NJ 25 Cotters Lane, East Brunswick, NJ 08816	Previously Owned	Former solvent blending location for KEM Manufacturing - Industrial Cleaning Products/Chlorinated Solvents	25 Cotters Lane	East Brunswick	NJ	08816	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Highview Properties-One Inc (Highview Industrial Park)	property owner	33 Cotters La	East Brunswick	NJ	08816-2002	KEM	East Brunswick, NJ 25 Cotters Lane, East Brunswick, NJ 08816	Previously Owned	Former solvent blending location for KEM Manufacturing - Industrial Cleaning Products/Chlorinated Solvents	25 Cotters Lane	East Brunswick	NJ	08816	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Passaic Valley Sewerage Commission	sewer utility	600 Wilson Ave	Newark	NJ	07105-0000	KEM	East Brunswick, NJ 25 Cotters Lane, East Brunswick, NJ 08816	Previously Owned	Former solvent blending location for KEM Manufacturing - Industrial Cleaning Products/Chlorinated Solvents	25 Cotters Lane	East Brunswick	NJ	08816	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Public Service Electric & Gas (Public Service Enterprise Group Inc)	electric utility	80 Park Plaza	Newark	NJ	07102-0000	KEM	East Brunswick, NJ 25 Cotters Lane, East Brunswick, NJ 08816	Previously Owned	Former solvent blending location for KEM Manufacturing - Industrial Cleaning Products/Chlorinated Solvents	25 Cotters Lane	East Brunswick	NJ	08816	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
M S International, Inc.	Owner	36 Brunswick Ave	Edison	NJ	08817	Chemtura	Edison, NJ 36 Brunswick Ave, Edison, NJ 08817	Previously Owned		36 Brunswick Ave	Edison	NJ	08817	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Broadway Warehouses of Illinois	Owner	7750 Industrial Drive	Forest Park	IL	60130	Chemtura	Forest Park 7750 Industrial Drive, Forest Park, IL 60130	Previously Owned		7750 Industrial Drive	Forest Park	IL	60130	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 111 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Sun Company, Inc.		Ten Penn Center, 1801 Market St	Philadelphia	PA		Chemtura	Fort Wayne 931 Leesburg, Fort Wayne, IN 46803	Previously Owned	Distribution Warehouse for Aero Oil	931 Leesburg	Fort Wayne	IN	46803	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Fort Worth Independent School District	Owner	100 N University Dr.	Fort Worth	TX	76017	Chemtura	Fort Worth 215 NE 14th St, Fort Worth, TX 76164	Previously Owned	Former Technical Center	215 NE 14th Street	Forth Worth	TX	76164	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Akzo Nobel		611 East Northside Drive	Fort Worth	TX	76164	Chemtura	Forth Worth 611 East Northside Drive, Fort Worth, TX 76111	Previously Owned	Lab, prior to Houston R&D, the facilities were located in Ft. Worth	611 East Northside Drive	Fort Worth	TX	76164	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Akzo Nobel		598 North Beach	Fort Worth	TX	76111	Chemtura	Forth Worth 598 North Beach, Fort Worth, TX 76111	Previously Owned		598 North Beach	Fort Worth	TX	76111	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
CRA	Enviro Consultant	651 Colby Drive	Waterloo	ON	N2V 1C2	Chemtura	Geismar, LA 36191 Hwy 30, Geismar, LA 70734	Previously Owned	The Geismar facility manufactured rubber chemicals, EPDM rubber and other agricultural chemicals	36191 Hwy 30	Geismar	LA	70734	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Dennis Lanoux		40013 Cornerview Rd	Gonzales	LA	70737-6512	Chemtura	Geismar, LA 36191 Hwy 30, Geismar, LA 70734	Previously Owned	The Geismar facility manufactured rubber chemicals, EPDM rubber and other agricultural chemicals	36191 Hwy 30	Geismar	LA	70734	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
USA Environmental		720 Brooker Creek Blvd	Oldsmar	FL	34677	Chemtura	Geismar, LA 36191 Hwy 30, Geismar, LA 70734	Previously Owned	The Geismar facility manufactured rubber chemicals, EPDM rubber and other agricultural chemicals	36191 Hwy 30	Geismar	LA	70734	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Lion	Current owner	36191 LA HWY 30	GEISMAR	LA		Chemtura	Geismar, LA 36191 Hwy 30, Geismar, LA 70734	Previously Owned	The Geismar facility manufactured rubber chemicals, EPDM rubber and other agricultural chemicals	36191 Hwy 30	Geismar	LA	70734	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Bickel's Landscaping	contractor	3438 Pruss Hill Rd	Pottstown	PA	19464-0000	Crompton Colors	Gibralter, PA Rte 724, Gibralter, PA 19508	Previously Owned	Former Dye Production Facility	Rte 724	Gibralter	PA	19508	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
David N Brown Esq c/o Covington & Burling	property owner's counsel	1201 Pennsylvania Ave NW	Washington	DC	20004-0000	Crompton Colors	Gibralter, PA Rte 724, Gibralter, PA 19508	Previously Owned	Former Dye Production Facility	Rte 724	Gibralter	PA	19508	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Sensient Technology Corp	property owner	777 East Wisconson Ave - STE 1100	Milwaukee	WI	53202-0000	Crompton Colors	Gibralter, PA Rte 724, Gibralter, PA 19508	Previously Owned	Former Dye Production Facility	Rte 724	Gibralter	PA	19508	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
WSP Environment & Energy	environmental consultant	750 Holiday Dr - STE 410	Pittsburgh	PA	15220-0000	Crompton Colors	Gibralter, PA Rte 724, Gibralter, PA 19508	Previously Owned	Former Dye Production Facility	Rte 724	Gibralter	PA	19508	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Legends Furniture Inc.	Owner	5555 N. 51st Ave	Glendale	AZ	85301	Chemtura	Glendale 5555 N. 51st Ave, Glendale, AZ 85301	Previously Owned		5555 N. 51st Ave	Glendale	AZ	85301	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 112 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Romic Environmental Technologies Corp	Transporter	5555 N. 51st Ave	Glendale	AZ	85301	Chemtura	Glendale 5555 N. 51st Ave, Glendale, AZ 85301	Previously Owned		5555 N. 51st Ave	Glendale	AZ	85301	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
CRA	Enviro Consultant	651 Colby Drive	Waterloo	ON	N2V 1C2	Chemtura	Gretna 4th Street, Harvey, LA	Previously Owned	Refined Products Plant	4th Street	Harvey	LA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
(Any other Current/Former Owners/Occupants)						Chemtura	Hernando 1715 Cedar Lake Circle, Hernando, MS 38632	Previously Owned		1715 Cedar Lake Circle	Hernando	MS	38632	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Diversified Chemical Technologies Real Estate Acquisitions, Inc.		15477 Woodrow Wilson	Detroit	MI		Chemtura	Highland Park, MI 350-400 Midland Ave, Detroit, MI 48203	Previously Owned		350-400 Midland Ave	Detroit	MI	48203	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Paperworks, Inc.		350-400 Midland Ave	Detroit	MI	48203	Chemtura	Highland Park, MI 350-400 Midland Ave, Detroit, MI 48203	Previously Owned		350-400 Midland Ave	Detroit	MI	48203	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Brian and Royal Long		PO Box 450205	Houston	TX		Chemtura	Houston, TX 3200 Brookfield Drive, Houston, TX 77045	Previously Owned	R&D Facility	3200 Brookfield Drive	Houston	TX	77045	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Akzo Nobel		15200 Almeda Road	Houston	TX	77053	Chemtura	Houston, TX 15200 Almeda Road, Houston, TX 77053	Previously Owned		15200 Almeda Road	Houston	TX	77053	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
(Any other Current/Former Owners/Occupants)						Chemtura	Indianapolis 9025 N River Road, Indianapolis, IN 46240	Previously Owned	Office Building	9025 N. River Road	Indianapolis	IN	46240	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
17461 Derian Avenue, LLC	Site owner	17461 Derian Ave., Suite 106	Irvine	CA	92614	GLCC	Irvine, CA 17461 Derian Ave, Irvine, CA 92614	Previously Owned	Clean buffer property purchased due to its location next to Derian property.	2552 Kelvin Ave	Irvine	CA	92614	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Essex Property Trust	Original purchaser	925 East Meadow Drive	Palo Alto	CA	94303	GLCC	Irvine, CA 17461 Derian Ave, Irvine, CA 92614	Previously Owned	Clean buffer property purchased due to its location next to Derian property.	2552 Kelvin Ave	Irvine	CA	92614	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Leymaster Environmental Consulting, LLC	Present environmental consultant	5500 E. Atherton St., Suite 210	Long Beach	CA	90815	GLCC	Irvine, CA 17461 Derian Ave, Irvine, CA 92614	Previously Owned	Pesticide Formulation and Packaging Plant	17461 Derian Ave	Irvine	CA	92614	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Howard Armstrong Consulting	Past environmental consultant	24932 Rollingwood Road	Lake Forest	CA	92630	GLCC	Irvine, CA 17461 Derian Ave, Irvine, CA 92614	Previously Owned	Pesticide Formulation and Packaging Plant	17461 Derian Ave	Irvine	CA	92614	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Calscience Environmental Laboratorties	Analytical Lab	7440 Lincoln Way	Garden Grove	CA	92841-1427	GLCC	Irvine, CA 17461 Derian Ave, Irvine, CA 92614	Previously Owned	Pesticide Formulation and Packaging Plant	17461 Derian Ave	Irvine	CA	92614	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 113 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Cal Tech Environmental Labs	Analytical Lab	6814 Rosecrans Ave.	Paramount	CA	90723	GLCC	Irvine, CA 17461 Derian Ave, Irvine, CA 92614	Previously Owned	Pesticide Formulation and Packaging Plant	17461 Derian Ave	Irvine	CA	92614	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
DiscoVision	Neighbor	1925 E. Dominguez Street	Long Beach	CA	90805	GLCC	Irvine, CA 17461 Derian Ave, Irvine, CA 92614	Previously Owned	Pesticide Formulation and Packaging Plant	17461 Derian Ave	Irvine	CA	92614	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Met Life	Neighbor	1 Madison Ave	New York	NY	10010-3681	GLCC	Irvine, CA 17461 Derian Ave, Irvine, CA 92614	Previously Owned	Pesticide Formulation and Packaging Plant	17461 Derian Ave	Irvine	CA	92614	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Aquaterra	Past consultant (formerly owned by GLCC and sold to SR2)	7311 West 130th Street, Suite 100	Overland Park	KS	66213	GLCC	Irvine, CA 17461 Derian Ave, Irvine, CA 92614	Previously Owned	Pesticide Formulation and Packaging Plant	17461 Derian Ave	Irvine	CA	92614	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
17461 Derian Avenue, LLC	Site owner	17461 Derian Ave., Suite 106	Irvine	CA	92614	GLCC	Irvine, CA 17461 Derian Ave, Irvine, CA 92614	Previously Owned	Pesticide Formulation and Packaging Plant	17461 Derian Ave	Irvine	CA	92614	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Essex Property Trust	Original purchaser	925 East Meadow Drive	Palo Alto	CA	94303	GLCC	Irvine, CA 17461 Derian Ave, Irvine, CA 92614	Previously Owned	Pesticide Formulation and Packaging Plant	17461 Derian Ave	Irvine	CA	92614	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Apex Oil	Current Site Owner	1961 East Adams Street	Jacksonville	Florida	32202	Chemtura	Jacksonville, FL 3100 Talleyrand Ave, Jacksonville, FL 32206	Previously Owned	Terminal for blending, packaging and distribution of petroleum based lubricants, etc.	3100 Talleyrand Ave	Jacksonville	FL	32206	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Amalie Oil	Other	1601 McClosky Blvd	Tampa	Florida	33605	Chemtura	Jacksonville, FL 3100 Talleyrand Ave, Jacksonville, FL 32206	Previously Owned	Terminal for blending, packaging and distribution of petroleum based lubricants, etc.	3100 Talleyrand Ave	Jacksonville	FL	32206	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Gannett Fleming	Consultant - Site Investigation and Remediation	P.O. Box 67100	Harrisburg	PA	17106	Chemtura	Jacksonville, FL 3100 Talleyrand Ave, Jacksonville, FL 32206	Previously Owned	Terminal for blending, packaging and distribution of petroleum based lubricants, etc.	3100 Talleyrand Ave	Jacksonville	FL	32206	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Shaw Environmental, Inc.	Former Consultant - Site Investigation and Remediation	8021 Phillips Highway, Suite 12	Jacksonville	Florida	32256	Chemtura	Jacksonville, FL 3100 Talleyrand Ave, Jacksonville, FL 32206	Previously Owned	Terminal for blending, packaging and distribution of petroleum based lubricants, etc.	3100 Talleyrand Ave	Jacksonville	FL	32206	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Degussa/Goldschmidt Chem.		2001 Afton Road	Janesville	WI	53547	Chemtura	Janesville, WI 2001 Afton Rd, Janesville, WI 53547	Previously Owned		2001 Afton Road	Janesville	WI	53547	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Dames & Moore Inc (URS Corp)	environmental consultant	600 Montgomery St - 26th FL	San Francisco	CA	94111-2728	Chemtura	Klamath Falls, OR 2936 Hilyard Ave, Klamath Falls, OR 97603	Previously Owned	Asphalt plant	2936 Hilyard Ave	Klamath Falls	OR	97603	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 114 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Enviro-Sciences (of Delaware) Inc	environmental consultant	111 Howard Blvd - STE 108	Mt Arlington	NJ	00000-7856	Chemtura	Klamath Falls, OR 2936 Hilyard Ave, Klamath Falls, OR 97603	Previously Owned	Asphalt plant	2936 Hilyard Ave	Klamath Falls	OR	97603	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Golden Bear Acquisition Corp (Glencoe Investment Corp)	property owner	10100 Santa Monica Blvd - STE 1470	Los Angeles	CA	00009-0067	Chemtura	Klamath Falls, OR 2936 Hilyard Ave, Klamath Falls, OR 97603	Previously Owned	Asphalt plant	2936 Hilyard Ave	Klamath Falls	OR	97603	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Golden Bear Asphalt (Tricor Refining LLC)	property owner	1134 Manor St	Bakersfield	CA	93308-3553	Chemtura	Klamath Falls, OR 2936 Hilyard Ave, Klamath Falls, OR 97603	Previously Owned	Asphalt plant	2936 Hilyard Ave	Klamath Falls	OR	97603	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Groundwater Technology Inc (Fluor Daniel/GTI Inc, then IT Corp, then The Shaw Group Inc)	environmental consultant	4171 Essen La	Baton Rouge	LA	70809-0000	Chemtura	Klamath Falls, OR 2936 Hilyard Ave, Klamath Falls, OR 97603	Previously Owned	Asphalt plant	2936 Hilyard Ave	Klamath Falls	OR	97603	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
IT Corp (The Shaw Group Inc)	environmental consultant	4171 Essen La	Baton Rouge	LA	70809-0000	Chemtura	Klamath Falls, OR 2936 Hilyard Ave, Klamath Falls, OR 97603	Previously Owned	Asphalt plant	2936 Hilyard Ave	Klamath Falls	OR	97603	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Albina Fuel	environmental consultant	4171 Essen La	Baton Rouge	LA	70809-0000	Chemtura	Klamath Falls, OR 2936 Hilyard Ave, Klamath Falls, OR 97603	Previously Owned	Asphalt plant	2936 Hilyard Ave	Klamath Falls	OR	97603	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Shaw Environmental Inc (The Shaw Group Inc)	environmental consultant	4171 Essen La	Baton Rouge	LA	70809-0000	Chemtura	Klamath Falls, OR 2936 Hilyard Ave, Klamath Falls, OR 97603	Previously Owned	Asphalt plant	2936 Hilyard Ave	Klamath Falls	OR	97603	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Omnia Inc.		3125 Drane Field Road	Lakeland	FL	33811	BioLab	Lakeland 3125 Drane Field Road, Lakeland, FL 33811	Previously Owned	Distribution Facility/Storage Facility for Pool Chemicals	3125 Drane Field Road	Lakeland	FL	33811	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Gulbrandsen Technologies		9401 Strang Blvd	LaPorte	TX	77571	Chemtura	LaPorte, TX 9401 Strang Blvd, LaPorte, TX 77571	Previously Owned	Aluminum Chloride business (PAG)	9401 Strang Blvd	LaPorte	TX	77571	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Anzon, Inc.		PO Box 3127	SE-169 03 Solna			Chemtura	Laredo, TX 7418 FM 1472 Mines Road, Laredo, TX 78045	Previously Owned	Antimony Trioxide production	7418 FM 1472 Mines Road	Laredo	TX	78045	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Cookson America Inc.		One Cookson Place	Providence	RI	02903	Chemtura	Laredo, TX 7418 FM 1472 Mines Road, Laredo, TX 78045	Previously Owned	Antimony Trioxide production	7418 FM 1472 Mines Road	Laredo	TX	78045	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Cookson Group, PLC (and all related Cookson entities)		130 Wood Street	London	England	EC2V 6EQ	Chemtura	Laredo, TX 7418 FM 1472 Mines Road, Laredo, TX 78045	Previously Owned	Antimony Trioxide production	7418 FM 1472 Mines Road	Laredo	TX	78045	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 115 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
(Any other Current/Former Owners/Occupants)						Chemtura	Las Vegas, NV 6400 West Richmond Ave, Arden, NV 89118	Previously Owned		6400 West Richmond Ave	Arden	NV	89118	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Chevron Environmental Management Company	PRP	6001 Bollinger Canyon Rd	San Ramon	CA	94583	Witco	Lawrenceville, IL 80s Ash Street, Lawrenceville, IL 62439	Previously Owned	Pioneer Asphalt Manufacturing Site	802 Ash Street	Lawrenceville	IL	62439	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Fox Galvin	Counsel	One Memorial Drive, Eight Floor	St. Louis	MO	63102	Witco	Lawrenceville, IL 80s Ash Street, Lawrenceville, IL 62439	Previously Owned	Pioneer Asphalt Manufacturing Site	802 Ash Street	Lawrenceville	IL	62439	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Environmental Resources Management	Consultant - Rememdiation	350 Eagleview Blvd, Suite 200	Exton	PA	19341	Chemtura	LeMoyne, AL US Hwy 43, Axis, AL 36505	Previously Owned	manufacturing facility were used to manufacture dye chemicals including thiocyanates - includes pond for cyanate bearing wastewater	US Highway 43	Axis	AL	36505	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Akzo Nobel	PRP	5 Livingston Ave	Dobbs Ferry	NY	10520	Chemtura	LeMoyne, AL US Hwy 43, Axis, AL 36505	Previously Owned	manufacturing facility were used to manufacture dye chemicals including thiocyanates - includes pond for cyanate bearing wastewater	US Highway 43	Axis	AL	36505	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
(Any other Current/Former Owners/Occupants)						Chemtura	Lockport, NY	Previously Owned	Gas Station (Kendall Oil site)			NY		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
DAI	Enviro Consultant	27834 N. Irma Lee Circle	Lake Forest	IL	69945	GLCC	Lombard, IL 129 Eisenhower Lane South, Lombard, IL 60148	Previously Owned	E/M Corporation	129 Eisenhower Lane South	Lombard	IL	60148	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Morgan Crucible Company		55-57 High Street	Windsor, Berkshire	United Kingdom	SL4 1LP	GLCC	Lombard, IL 129 Eisenhower Lane South, Lombard, IL 60148	Previously Owned	E/M Corporation	129 Eisenhower Lane South	Lombard	IL	60148	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
MacDermid, Inc.		245 Freight St	Waterbury	CT	6702	Chemtura	Los Angeles 1250 North Main St., Los Angeles, CA 90012	Previously Owned	Allied-Kelite site	1250 N. Main Street	Los Angeles	CA	90012	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
A.S.M. Industries		54 Avenue Southeast	Calgary	AB	T2C 1R5	Chemtura	Los Angeles 1250 North Main St., Los Angeles, CA 90012	Previously Owned	Allied-Kelite site	1250 N. Main Street	Los Angeles	CA	90012	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Chatwadee Sangsri		1250 N. Main Street	Los Angeles	CA	90012	Chemtura	Los Angeles 1250 North Main St., Los Angeles, CA 90012	Previously Owned	Allied-Kelite site	1250 N. Main Street	Los Angeles	CA	90012	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Aware Environmental	Consultant - Site Investigation and Remediation	8514 McAlpine Park Drive, Suite 100	Charlotte	NC	28211	Crompton Colors	Lowell, NC Spencer Mountain Road, Lowell, NC 28098	Previously Owned		Spencer Mountain Road	Lowell	NC	28098	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Kings Mountain Vventures #1, LLC c/o IPPE	Current Owner	17A MARLEN DR	Hamilton	NJ	08691	Crompton Colors	Lowell, NC Spencer Mountain Road, Lowell, NC 28098	Previously Owned		Spencer Mountain Road	Lowell	NC	28098	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 116 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Pergan Nordamerika GmbH		710 Bussey Rd # B	Marshall	TX	75670	Chemtura	Marshall, TX Hwy 59 N and Bussey Road, Marshall, TX 75670	Previously Owned	Witco Peroxide Facility	Highway 59 North and Bussey Road	Marshall	TX	75670	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Pergan Transportation LLC		710 Bussey Rd # B	Marshall	TX	75670	Chemtura	Marshall, TX Hwy 59 N and Bussey Road, Marshall, TX 75670	Previously Owned	Witco Peroxide Facility	Highway 59 North and Bussey Road	Marshall	TX	75670	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
(Any other Current/Former Owners/Occupants)						Chemtura	Mayville, NY 61 Water Street, Mayville, NY 14757	Previously Owned		61 Water Street	Mayville	NY	14757	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
(Any other Current/Former Owners/Occupants)						Chemtura	Melrose Park, IL 2701 Lake St, Melrose Park, IL 60160	Previously Owned	Admin, Sales, Research	2701 Lake St	Melrose Park	IL	60160	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
ENENCO, Inc.		3018 Bell Ave	Memphis	TN	38108	Chemtura	Memphis, TN 3018 Bell Ave, Memphis, TN 38108	Previously Owned		3018 Bell Ave	Memphis	TN	38108	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
ARCADIS		630 Plaza Dr., Suite 200	Highlands Ranch	CO	80129	GLCC	Memphis, TN 3324 Chelsa Ave, Memphis, TN 38108	Previously Owned	Production of polymeg and furfural derivatives	3324 Chelsa Ave	Memphis	TN	38108	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Aquaterra		7311 West 130th Street, Suite 100	Overland Park	KS	66213	GLCC	Memphis, TN 3324 Chelsa Ave, Memphis, TN 38108	Previously Owned	Production of polymeg and furfural derivatives	3324 Chelsa Ave	Memphis	TN	38108	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Alley & Asscociates		243 E Market St	Kingsport	TN	37660	GLCC	Memphis, TN 3324 Chelsa Ave, Memphis, TN 38108	Previously Owned	Production of polymeg and furfural derivatives	3324 Chelsa Ave	Memphis	TN	38108	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Entrix		5252 Westchester, Ste. 250	Houston	TX	77005	GLCC	Memphis, TN 3324 Chelsa Ave, Memphis, TN 38108	Previously Owned	Production of polymeg and furfural derivatives	3324 Chelsa Ave	Memphis	TN	38108	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Pennakem, LLC		3324 Chelsa Ave	Memphis	TN	38108	GLCC	Memphis, TN 3324 Chelsa Ave, Memphis, TN 38108	Previously Owned	Production of polymeg and furfural derivatives	3324 Chelsa Ave	Memphis	TN	38108	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Penn Specialty Chemicals		3324 Chelsa Ave	Memphis	TN	38108	GLCC	Memphis, TN 3324 Chelsa Ave, Memphis, TN 38108	Previously Owned	Production of polymeg and furfural derivatives	3324 Chelsa Ave	Memphis	TN	38108	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Aquaterra	Past environmental consultant	7311 West 130th Street, Suite 100	Overland Park	KS	66213	GLCC	Mountainview, CA 875 Maude Ave, Mt View, CA 94043	Previously Owned	E/M Corporation	875 Maude Ave	Mountain View	CA	94043	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Howard Armstrong Consulting	Enviro Consultant	24932 Rollingwood Road	Lake Forest	CA	92630	GLCC	Mountainview, CA 875 Maude Ave, Mt View, CA 94043	Previously Owned	E/M Corporation	875 Maude Ave	Mountain View	CA	94043	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 117 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
HP	PRP	3000 Hanover St.	Palo Alto	CA	94304	GLCC	Mountainview, CA 875 Maude Ave, Mt View, CA 94043	Previously Owned	E/M Corporation	875 Maude Ave	Mountain View	CA	94043	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Tricor Refining, LLC		PO Box 5877	Bakersfield	CA	93388	Chemtura	Mt. Poso Tank Farm Bakersfield, CA	Previously Owned	Tank Farm property related to Oildale facility: a 100-acre parcel and included a tank farm for crude oil storage, an earthern crude oil storage reservoir and an acid sludge disposal area.		Bakersfield	CA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Enviro-Sciences, Inc		3478 Buskirk Ave, Suite 336	Pleasant Hill	CA	94523	Chemtura	Mt. Poso Tank Farm Bakersfield, CA	Previously Owned	Tank Farm property related to Oildale facility: a 100-acre parcel and included a tank farm for crude oil storage, an earthern crude oil storage reservoir and an acid sludge disposal area.		Bakersfield	CA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Clean Harbors	waste transport & disposal	51 Broderick Rd	Bristol	CT	06010-0000	Chemtura	Naugatuck 125 Spencer St, Naugatuck, CT 06770	Previously Owned	Technical Support Center	12 Spencer Street	Naugatuck	CT	06770	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Conklin & Soroka Inc	Surveyor	1484 Highland Ave	Cheshire	CT	06410-0000	Chemtura	Naugatuck 125 Spencer St, Naugatuck, CT 06770	Previously Owned	Technical Support Center	12 Spencer Street	Naugatuck	CT	06770	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
LFR (Arcadis)	environmental consultant	75 Glen Road - Suite 305	Sandy Hook	CT	06842-1175	Chemtura	Naugatuck 125 Spencer St, Naugatuck, CT 06770	Previously Owned	Technical Support Center	12 Spencer Street	Naugatuck	CT	06770	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Woodard & Curran	environmental consultant	1520 Highland Ave	Cheshire	CT	06410-0000	Chemtura	Naugatuck 125 Spencer St, Naugatuck, CT 06770	Previously Owned	Technical Support Center	12 Spencer Street	Naugatuck	CT	06770	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
McConnell Development Corp		300 Centerpoint Blvd	New Castle	DE	19720	BioLab	New Castle, DE 300 Centerpoint Blvd, New Castle, DE 19720	Previously Owned		300 Centerpoint Blvd	New Castle	DE	19720	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Department of Public Health, City of New Castle		900 Wilmington Road	New Castle	DE	19720	BioLab	New Castle, DE 900 Wilmington Rd, New Castle, DE 19720	Previously Owned		900 Wilmington Road	New Castle	DE	19720	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
City of New Castle, Public Services Department		900 Wilmington Road	New Castle	DE	19720	BioLab	New Castle, DE 900 Wilmington Rd, New Castle, DE 19720	Previously Owned		900 Wilmington Road	New Castle	DE	19720	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Casad Industrial Properties		15202 Edgerton Road	New Haven	IN	46774	ISCI	New Haven, IN 15202 Edgerton Rd, New Haven, IN 46774	Previously Owned	Electronic Materials Production	15202 Edgerton Road	New Haven	IN	46774	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Graham Investment Co.		15202 Edgerton Road	New Haven	IN	46774	ISCI	New Haven, IN 15202 Edgerton Rd, New Haven, IN 46774	Previously Owned	Electronic Materials Production	15202 Edgerton Road	New Haven	IN	46774	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Dexter Corporation		15202 Edgerton Road	New Haven	IN	46774	ISCI	New Haven, IN 15202 Edgerton Rd, New Haven, IN 46774	Previously Owned	Electronic Materials Production	15202 Edgerton Road	New Haven	IN	46774	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 118 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Jesse Jenkins	Contractor	no known address				ISCI	New Haven, IN 15202 Edgerton Rd, New Haven, IN 46774	Previously Owned	Electronic Materials Production	15202 Edgerton Road	New Haven	IN	46774	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
ARCADIS	Past environmental consultant	630 Plaza Dr., Suite 200	Highlands Ranch	CO	80129	ISCI	New Haven, IN 15202 Edgerton Rd, New Haven, IN 46774	Previously Owned	Electronic Materials Production	15202 Edgerton Road	New Haven	IN	46774	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
ERM	Enviro Consultant	350 Eagleview Blvd.,	Exton	PA	19341	ISCI	New Haven, IN 15202 Edgerton Rd, New Haven, IN 46774	Previously Owned	Electronic Materials Production	15202 Edgerton Road	New Haven	IN	46774	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Aquaterra	Past environmental consultant	7311 West 130th Street, Suite 100	Overland Park	KS	66213	ISCI	New Haven, IN 15202 Edgerton Rd, New Haven, IN 46774	Previously Owned	Electronic Materials Production	15202 Edgerton Road	New Haven	IN	46774	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Roux Associates	Consultant - Site Investigation and Remediation	1222 Forest Parkway, Suite 190	West Deptford	NJ	08066	Chemtura	Newark, NJ (Doremus) 652 Doremus Ave, Newark, NJ 07105	Previously Owned		652 Doremus Ave	Newark	NJ	07105	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Passaic Valley Sewerage Commission	Current Owner	600 Wilson Ave	Newark	NJ	07105	Chemtura	Newark, NJ (Doremus) 652 Doremus Ave, Newark, NJ 07105	Previously Owned		652 Doremus Ave	Newark	NJ	07105	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
International Process Plants and Equipment Corp.		17A MARLEN DR	Hamilton	NJ	08691	GLCC	Newport 380 Chemwood Drive, Newport, TN 37821	Previously Owned	Polymer stabilizers plant	380 Chemwood Drive	Newport	TN	37821	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Ron Robson						GLCC	Newport 380 Chemwood Drive, Newport, TN 37821	Previously Owned	Polymer stabilizers plant	380 Chemwood Drive	Newport	TN	37821	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Schenectady Intl., Inc.		2750 Balltown Road	Schenectady	NY		GLCC	Newport 380 Chemwood Drive, Newport, TN 37821	Previously Owned	Polymer stabilizers plant	380 Chemwood Drive	Newport	TN	37821	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
100 Bauer Drive LLC		100 Bauer Drive	Oakland	NJ		Chemtura	Oakland, NJ 100 Bauer Drive, Oakland, NJ 07436	Previously Owned	Research Facility	100 Bauer Drive	Oakland	NJ	07436	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Ropper, LLC						Chemtura	Oakland, NJ 100 Bauer Drive, Oakland, NJ 07436	Previously Owned	Research Facility	100 Bauer Drive	Oakland	NJ	07436	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Shaw Environmental Inc (The Shaw Group Inc)	environmental consultant	4171 Essen La	Baton Rouge	LA	70809-0000	Chemtura	Oildale, CA 1134 Manor Road, Oildale, CA 93308	Previously Owned	Oil Refinery	1134 Manor Road	Oildale	CA	93308	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
San Joaquin Refining Co., Inc.		3129 Standard Street	Bakersfield	CA	93308	Chemtura	Oildale, CA 1134 Manor Road, Oildale, CA 93308	Previously Owned	Oil Refinery	1134 Manor Road	Oildale	CA	93308	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 119 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Tricor Refining, LLC		PO Box 5877	Bakersfield	CA	93388	Chemtura	Oildale, CA 1134 Manor Road, Oildale, CA 93308	Previously Owned	Oil Refinery	1134 Manor Road	Oildale	CA	93308	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Enviro-Sciences, Inc		3478 Buskirk Ave, Suite 336	Pleasant Hill	CA	94523	Chemtura	Oildale, CA 1134 Manor Road, Oildale, CA 93308	Previously Owned	Oil Refinery	1134 Manor Road	Oildale	CA	93308	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Exxon Mobil Corporation		1400 South Harrison	Olathe	KS	66061	Chemtura	Olathe, KS 1400 South Harrison, Olathe, KS 66061	Previously Owned	Southwest PetroChem site Lubrimatics	1400 South Harrison	Olathe	KS	66061	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Exxon USA		1400 South Harrison	Olathe	KS	66061	Chemtura	Olathe, KS 1400 South Harrison, Olathe, KS 66061	Previously Owned	Southwest PetroChem site Lubrimatics	1400 South Harrison	Olathe	KS	66061	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Aquaterra	Past environmental consultant	7311 West 130th Street, Suite 100	Overland Park	KS	66213	ISCI	Orange, CA 2023 Collins, Orange, CA 92667	Previously Owned	GLCC site - tank farm	2023 Collins	Orange	CA	92667	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Howard Armstrong Consulting	Enviro Consultant	24932 Rollingwood Road	Lake Forest	CA	92630	ISCI	Orange, CA 2023 Collins, Orange, CA 92667	Previously Owned	GLCC site - tank farm	2023 Collins	Orange	CA	92667	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Environmental Engineering & Contracting	Enviro Consultant	501 Parkcenter Dr.	Santa Ana	CA	92705	ISCI	Orange, CA 2023 Collins, Orange, CA 92667	Previously Owned	GLCC site - tank farm	2023 Collins	Orange	CA	92667	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Dexter Corporation		2023 Collins	Orange	CA	92667	ISCI	Orange, CA 2023 Collins, Orange, CA 92667	Previously Owned	GLCC site - tank farm	2023 Collins	Orange	CA	92667	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
California Centrifugal Pump		2023 Collins	Orange	CA	92667	ISCI	Orange, CA 2023 Collins, Orange, CA 92667	Previously Owned	GLCC site - tank farm	2023 Collins	Orange	CA	92667	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Orange County Public Works		2023 Collins	Orange	CA	92667	ISCI	Orange, CA 2023 Collins, Orange, CA 92667	Previously Owned	GLCC site - tank farm	2023 Collins	Orange	CA	92667	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
M&M Investments		9797 West 151st St	Orland Park	IL	60462	Chemtura	Orland Park, IL 9797 West 151st St, Orland Park, IL 60462	Previously Owned	Richardson Battery site	9797 West 151st St	Orland Park	IL	60462	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Environmental Resources Management	Former Consultant - Site Investigation and Remediation	350 Eagleview Blvd, Suite 200	Exton	PA	19341	Chemtura	Paterson, NJ 2 Wood Street, Paterson, NJ 07524	Previously Owned	Soap manufacturing	2 Wood Street	Paterson	NJ	07524	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Dial	PRP	Greyhound Tower	Phoenix	AZ	85077	Chemtura	Paterson, NJ 2 Wood Street, Paterson, NJ 07524	Previously Owned	Soap manufacturing	2 Wood Street	Paterson	NJ	07524	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 120 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Purex	PRP	535 E. Alondra Blvd	Gardena	CA	90248	Chemtura	Paterson, NJ 2 Wood Street, Paterson, NJ 07524	Previously Owned	Soap manufacturing	2 Wood Street	Paterson	NJ	07524	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Fairfield Textiles	Management Group for PRP - Purex	103 Eisenhower Pkwy	Roseland	NJ	07068	Chemtura	Paterson, NJ 2 Wood Street, Paterson, NJ 07524	Previously Owned	Soap manufacturing	2 Wood Street	Paterson	NJ	07524	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Quantum Management Group, Inc	Management Group for PRP - Dial	3550 Burch Ave	Cincinatti	Ohio	45208	Chemtura	Paterson, NJ 2 Wood Street, Paterson, NJ 07524	Previously Owned	Soap manufacturing	2 Wood Street	Paterson	NJ	07524	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Golder & Associates	Current Consultant - Site Investigation and Remediation	200 Century Parkway, Suite C	Mount Laurel	NJ	08054	Chemtura	Paterson, NJ 2 Wood Street, Paterson, NJ 07524	Previously Owned	Soap manufacturing	2 Wood Street	Paterson	NJ	07524	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Davis-Standard, LLC		1 Extrusion Drive	Pawcatuck	CT	06379	Chemtura	Pawcatuck, CT	Previously Owned	Davis Standard Site: industrial parcel with two buildings where Davis Standard manufactures extruders, five vacant parcels that appear to have never been developed or subjected to industrial activity, and a small lot comprising a residential structure that is used by Davis Standard for dry administrative storage.		Pawcatuck	CT		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Bayer CropScience		839 Brenkman Drive	Pekin	IL	61554	Chemtura	Pekin 2320 Lakecrest Drive, Pekin, IL 61554	Owned, Operated	Plant and warehouse for crop protection	2320 Lakecrest Drive	Pekin	IL	61554	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Gustafson, LLC		4895 12th Avenue East	Shakopee	MN	55379	Chemtura	Pekin 2320 Lakecrest Drive, Pekin, IL 61554	Owned, Operated	Plant and warehouse for crop protection	2320 Lakecrest Drive	Pekin	IL	61554	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
WSP Environment and Energy	Consultant - Site Investigation and Remediation	11190 Sunrise Valley Drive, Suite 300	Reston	Virginia	20191	Chemtura	Petrolia, PA Route 268, Petrolia, PA 16050	Previously Owned	refined oil products manufacturing facility. The site’s primary products include white oils, petrolatum, and waxes.	Route 268	Petrolia	PA	16050	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Sonneborn	Current owner	100 Sonneborn Lane	Petrolia	PA		Chemtura	Petrolia, PA Route 268, Petrolia, PA 16050	Previously Owned	refined oil products manufacturing facility. The site’s primary products include white oils, petrolatum, and waxes.	Route 268	Petrolia	PA	16050	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Continental Carbon Company		16850 Park Row	Houston	TX	77084	Witco	Phenix City 1500 East State Docks Rd, Phenix City, AL 36869	Previously Owned	Continental Carbon Site 5/2003 Class Action lawsuit filed re emissions of Carbon Black	1500 East State Docks Rd	Phenix City	AL	36869	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
China Synthetic Rubber Corporation		F/7., No.113, Section 2, Zhongshan N. Road	Taipei 104	Taiwan		Chemtura	Phenix City	Previously Owned	Continental Carbon Site 5/2003 Class Action lawsuit filed re emissions of Carbon Black	1500 East State Docks Rd	Phenix City	AL	36869	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Aluminum Company of America (ALCOA)		State Highway 35	Point Comfort	TX	77978	Chemtura	Point Comfort, TX State Hwy 35, Point Comfort, TX 77978	Previously Owned	Coal Tar production; Pioneer Asphalt facility	State Highway 35	Point Comfort	TX	77978	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 121 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Alcoa, Inc.		201 Isabella Street	Pittsburgh	PA	15212	Chemtura	Point Comfort, TX State Hwy 35, Point Comfort, TX 77978	Previously Owned	Coal Tar production; Pioneer Asphalt facility	State Highway 35	Point Comfort	TX	77978	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Alcoa World Alumina LLC		201 Isabella Street	Pittsburgh	PA	15212	Chemtura	Point Comfort, TX State Hwy 35, Point Comfort, TX 77978	Previously Owned	Coal Tar production; Pioneer Asphalt facility	State Highway 35	Point Comfort	TX	77978	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Continental Carbon Company		16850 Park Row	Houston	TX	77084	Chemtura	Ponca City Hwy 177, Ponca City, OK 74602	Previously Owned	Continental Carbon Production site	Hwy 177	Ponca City	OK	74602	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
China Synthetic Rubber Corporation		F/7., No.113, Section 2, Zhongshan N. Road	Taipei 104	Taiwan		Chemtura	Ponca City Hwy 177, Ponca City, OK 74602	Previously Owned	Continental Carbon Production site	Hwy 177	Ponca City	OK	74602	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
(Any other Current/Former Owners/Occupants)						Chemtura	Raleigh, NC 158 Wind Chime Court, Raleigh, NC 27615	Previously Owned	Product Storage Warehouse	158 Wind Chime Court	Raleigh	NC	27615	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Durkee Properties LLC	property owner	2228 Livingston St	Oakland	CA	94606-0000	Chemtura	Richmond, CA 3655 Collins Ave, Richmond, CA 09804	Previously Owned	The plant was constructed in 1957 for the production of methyl ethyl ketone (MEK) peroxide and benzoyl peroxide paste. The plant was expanded through adjacent property purchases in 1964 and 1965, and in later years the site manufactured products including benzoyl peroxide, peroxyesters and peroxydicarbonates.	3655 Collins Ave	Richmond	CA	09804	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Groundwater Technology Inc (Fluor Daniel/GTI Inc, then IT Corp, then The Shaw Group Inc)	environmental consultant	4171 Essen La	Baton Rouge	LA	70809-0000	Chemtura	Richmond, CA 3655 Collins Ave, Richmond, CA 09804	Previously Owned	The plant was constructed in 1957 for the production of methyl ethyl ketone (MEK) peroxide and benzoyl peroxide paste. The plant was expanded through adjacent property purchases in 1964 and 1965, and in later years the site manufactured products including benzoyl peroxide, peroxyesters and peroxydicarbonates.	3655 Collins Ave	Richmond	CA	09804	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Jones Development Companies	property owner	2228 Livingston St	Oakland	CA	94606-0000	Chemtura	Richmond, CA 3655 Collins Ave, Richmond, CA 09804	Previously Owned	The plant was constructed in 1957 for the production of methyl ethyl ketone (MEK) peroxide and benzoyl peroxide paste. The plant was expanded through adjacent property purchases in 1964 and 1965, and in later years the site manufactured products including benzoyl peroxide, peroxyesters and peroxydicarbonates.	3655 Collins Ave	Richmond	CA	09804	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Shaw Environmental Inc (The Shaw Group Inc)	environmental consultant	4171 Essen La	Baton Rouge	LA	70809-0000	Chemtura	Richmond, CA 3655 Collins Ave, Richmond, CA 09804	Previously Owned	The plant was constructed in 1957 for the production of methyl ethyl ketone (MEK) peroxide and benzoyl peroxide paste. The plant was expanded through adjacent property purchases in 1964 and 1965, and in later years the site manufactured products including benzoyl peroxide, peroxyesters and peroxydicarbonates.	3655 Collins Ave	Richmond	CA	09804	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
ARCADIS		630 Plaza Dr., Suite 200	Highlands Ranch	CO	80129	GLCC	Roseville, MI 16470 East Thirteen Mile Road, Roseville, MI 48066	Previously Owned		16470 East Thirteen Mile Road	Roseville	MI	48066	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Ground Water Solutions, Inc	Enviro Consultant	2500 Kerry St Ste 202	Lansing	MI	48912	GLCC	Roseville, MI 16470 East Thirteen Mile Road, Roseville, MI 48066	Previously Owned		16470 East Thirteen Mile Road	Roseville	MI	48066	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 122 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Gannett Fleming	Consultant - Site investigation	P.O. Box 67100	Harrisburg	PA	17106	Chemtura	Sanford, FL 3601 Celery Ave, Sanford, FL 32771	Previously Owned	Uniroyal Chemical R&D Facility - Crop	3601 Celery Ave	Sanford	FL	32771	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Sunterra, LLC	Current Owner c/o SunCor	550 N. Palmetto Ave	Sanford	Florida	32771	Chemtura	Sanford, FL 3601 Celery Ave, Sanford, FL 32771	Previously Owned	Uniroyal Chemical R&D Facility - Crop	3601 Celery Ave	Sanford	FL	32771	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
(Any other Current/Former Owners/Occupants)						BioLab	Santa Anna, CA 4051 Santa Anna Street, Ontario, CA 91761	Owned, Operated	Warehouse for pool chemicals	4051 Santa Anna Street	Ontario	CA	91761	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
DeSoto, Inc.		900 E. WASHINGTON STREET	JOLIET	IL	60433	Witco	Sante Fe Springs, CA 8724 Dice Road, Sante Fe Springs, CA 90670	Previously Owned		8724 Dice Road	Sante Fe Springs	CA	90670	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Dice Road, LLC		8724 Dice Road	Sante Fe Springs	CA	90670	Chemtura	Sante Fe Springs, CA 8724 Dice Road, Sante Fe Springs, CA 90670	Previously Owned		8724 Dice Road	Sante Fe Springs	CA	90670	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
BP America		28100 Torch Parkway	Warrenville	IL	60555	Chemtura	Scio, NY State Route 19, Scio, NY 14880	Previously Owned	Kendall gas station property (allegedly previously owned by Witco)	State Route 19	Scio	NY	14880	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
ExxonMobil Corp		13501 Katy Freeway	Houston	TX	77079	Chemtura	Scio, NY State Route 19, Scio, NY 14880	Previously Owned	Kendall gas station property (allegedly previously owned by Witco)	State Route 19	Scio	NY	14880	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Davis-Standard, LLC		1 Extrusion Drive	Pawcatuck	CT	06379	Chemtura	Somerville, NJ 36 South Adamsville Rd, Bridgewater, Township, NJ 08876	Previously Owned		36 South Adamsville Rd	Bridgewater Township	NJ	08876	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Michael Pisani & Associates	Enviro Consultant	1100 Poydras St	New Orleans	LA	70163	Chemtura	Spedale Gonzalez, LA	Owned, Not Operated	Waste Landfill Site; multiple areas of interest including burn pit (toluene tar wastes), an open borrow pond, and a filled borrow pit.		Gonzalez	LA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Agway		323 Lockhouse Road	Westfield	MA	01085	Chemtura	Springville, NY 270 West Main St, Springville, NY 14141	Previously Owned	Kendall gas station property	270 West Main Street	Springville	NY	14141	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Natures Way Environmental Consulting		3553 Crittenden Road	Crittenden	NY	14038	Chemtura	Springville, NY 270 West Main St, Springville, NY 14141	Previously Owned	Kendall gas station property	270 West Main Street	Springville	NY	14141	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Salzler Brothers, Inc.						Chemtura	Springville, NY 270 West Main St, Springville, NY 14141	Previously Owned	Kendall gas station property	270 West Main Street	Springville	NY	14141	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Continental Carbon Company		16850 Park Row	Houston	TX	77084	Chemtura	Sunray Site Star Route 1, Sunray, TX 79086	Previously Owned	Continental Carbon Production site	Star Route 1	Sunray	TX	79086	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 123 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
China Synthetic Rubber Corporation		F/7., No.113, Section 2, Zhongshan N. Road	Taipei 104	Taiwan		Chemtura	Sunray Site Star Route 1, Sunray, TX 79086	Previously Owned	Continental Carbon Production site	Star Route 1	Sunray	TX	79086	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Environmental Management Services, Inc.	Enviro Consultant	7350 Hwy 98	Hattiesburg	MS	39402	Chemtura	Taft 471 Highway 3142, Taft, LA 70057	Previously Owned	The Taft plant produces Drapex® epoxy oils and esters that enhance the appearance and durability of vinyl compounds; methyl, butyl and octyl organotin compounds used as additives in the PVC industry to enhance the various physical and chemical properties of vinyl compounds; methyl and octyl-tin heat stabilizers used in food packaging applications; thiochemicals and intermediates used in wide variety of chemical processes in pharmaceuticals, glass, metal refining, textiles, agriculture, paper, petroleum, photography and graphic arts; thioethers and thioesters used in the manufacture of plastics, elastomers, pharmaceuticals, chemicals, biological intermediates, cosmetics and personal-care products; and mixed-metals stabilizers used used in the manufacture of flexible polyvinyl chloride products.	471 Highway 3142	Taft	LA	70057	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Gannett Fleming	Consultant - Site Investigation and Remediation	P.O. Box 67100	Harrisburg	PA	17106	Chemtura	Tampa, FL 5414 North 56th Street, Tampa, FL 33610	Previously Owned	Agricultural Chemical Production facility	5414 North 56th Street	Tampa	FL	33610	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Tampa Paving Contractors	Current Owner for part of the site	no known address				Chemtura	Tampa, FL 5414 North 56th Street, Tampa, FL 33610	Previously Owned	Agricultural Chemical Production facility	5414 North 56th Street	Tampa	FL	33610	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
SMCP Acquisition Inc.	Current Owner	5414 56th Street North	Tampa	Florida	33610	Chemtura	Tampa, FL 5414 North 56th Street, Tampa, FL 33610	Previously Owned	Agricultural Chemical Production facility	5414 North 56th Street	Tampa	FL	33610	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
HRP Associates, Inc.	environmental consultant	197 Scott Swamp Road	Farmington	CT	06032	Chemtura	Tarrytown 771 Old Saw Mill River Rd, Tarrytown, NY 10591	Previously Owned	Currently office space; used to have lab space as well	771 Old Saw Mill River Rd	Tarrytown	NY	10591	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Clean Harbors	environmental consultant	15 Little Brook Lane	Newburgh	NY	12550	Chemtura	Tarrytown 771 Old Saw Mill River Rd, Tarrytown, NY 10591	Previously Owned	Currently office space; used to have lab space as well	771 Old Saw Mill River Rd	Tarrytown	NY	10591	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Stoney Creek Technologies, LLC	Current Owner	3300 West Fourth Street	Trainer	PA	19061	Chemtura	Trainer, PA 3300 4th Street, Trainer, PA 19061	Previously Owned		3300 4th Street	Trainer	PA	19061	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Soltex, Inc.	PRP	3707 FM 1960 West, Suite 560	Houston	TX	77068	Chemtura	Trainer, PA 3300 4th Street, Trainer, PA 19061	Previously Owned		3300 4th Street	Trainer	PA	19061	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Gannett Fleming	Environmental Consultant	P.O. Box 67100	Harrisburg	PA	17106	Chemtura	Trainer, PA 3300 4th Street, Trainer, PA 19061	Previously Owned		3300 4th Street	Trainer	PA	19061	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 124 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
GroSouth, Inc.	Owner	255 Dexter Ave	Montgomery	AL	36104	KEM	Tucker, GA 2075 Tucker Industrial Rd, Tucker, GA 30084	Previously Owned	Produced Industrial Cleaning Products	2075 Tucker Industrial Rd	Tucker	GA	30084	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
United Consulting, Inc.	environmental consultant	625 Holcomb Bridge Road	Norcross	GA	30071	KEM	Tucker, GA 2075 Tucker Industrial Rd, Tucker, GA 30084	Previously Owned	Produced Industrial Cleaning Products	2075 Tucker Industrial Rd	Tucker	GA	30084	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Regions Bank	Owner	6600 PeachTree Dunwoody Road, 400 Embassy Row	Atlanta	GA	30328	KEM	Tucker, GA 2075 Tucker Industrial Rd, Tucker, GA 30084	Previously Owned	Produced Industrial Cleaning Products	2075 Tucker Industrial Rd	Tucker	GA	30084	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Goodwyn, Mills & Caywood, Inc.	environmental consultant	2660 Eastchase Lane	Montgomery	AL	36117	KEM	Tucker, GA 2075 Tucker Industrial Rd, Tucker, GA 30084	Previously Owned	Produced Industrial Cleaning Products	2075 Tucker Industrial Rd	Tucker	GA	30084	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Barton Solvents Inc	property owner	POB 221	Des Moines	IA	50306-0000	Chemtura	Valley Center, KS 201 South Cedar St, Valley Center, KS 67147	Previously Owned	Tank Farm - Drum Cleansing, Reconditioning and Recycling Operation	201 South Cedar Street	Valley Center	KS	67147	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Delta Consultants (Oranjewoud N.V.)	RP’s environmental consultant	5910 Rice Creek Pkwy - STE 100	St Paul	MN	00005-5126	Chemtura	Valley Center, KS 201 South Cedar St, Valley Center, KS 67147	Previously Owned	Tank Farm - Drum Cleansing, Reconditioning and Recycling Operation	201 South Cedar Street	Valley Center	KS	67147	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Drumco, Inc.	PRP	c/o Barton Solvents				Chemtura	Valley Center, KS 201 South Cedar St, Valley Center, KS 67147	Previously Owned	Tank Farm - Drum Cleansing, Reconditioning and Recycling Operation	201 South Cedar Street	Valley Center	KS	67147	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Hub Tool Company	PRP	no known address				Chemtura	Valley Center, KS 201 South Cedar St, Valley Center, KS 67147	Previously Owned	Tank Farm - Drum Cleansing, Reconditioning and Recycling Operation	201 South Cedar Street	Valley Center	KS	67147	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
General Motors Corporation	PRP	P.O. Box 33170	Detroit	MI	48232-5170	Chemtura	Valley Center, KS 201 South Cedar St, Valley Center, KS 67147	Previously Owned	Tank Farm - Drum Cleansing, Reconditioning and Recycling Operation	201 South Cedar Street	Valley Center	KS	67147	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Amoco Corporation	PRP	200 East Randolph Drive	Chicago	IL	60601	Chemtura	Valley Center, KS 201 South Cedar St, Valley Center, KS 67147	Previously Owned	Tank Farm - Drum Cleansing, Reconditioning and Recycling Operation	201 South Cedar Street	Valley Center	KS	67147	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Boeing Military Airplanes	PRP	100 North Riverside	Chicago	IL	60606	Chemtura	Valley Center, KS 201 South Cedar St, Valley Center, KS 67147	Previously Owned	Tank Farm - Drum Cleansing, Reconditioning and Recycling Operation	201 South Cedar Street	Valley Center	KS	67147	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Unocal Corporation	PRP	2141 Rosecrans Avenue Suite 4000	El Segundo	CA	90245	Chemtura	Valley Center, KS 201 South Cedar St, Valley Center, KS 67147	Previously Owned	Tank Farm - Drum Cleansing, Reconditioning and Recycling Operation	201 South Cedar Street	Valley Center	KS	67147	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Texaco, Inc.	PRP	PO Box 4000	Bellaire	TX	77402-4000	Chemtura	Valley Center, KS 201 South Cedar St, Valley Center, KS 67147	Previously Owned	Tank Farm - Drum Cleansing, Reconditioning and Recycling Operation	201 South Cedar Street	Valley Center	KS	67147	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 125 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Universal Motor Oils Co., Inc.	PRP	no known address				Chemtura	Valley Center, KS 201 South Cedar St, Valley Center, KS 67147	Previously Owned	Tank Farm - Drum Cleansing, Reconditioning and Recycling Operation	201 South Cedar Street	Valley Center	KS	67147	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Wichita Wire, Inc.	PRP	no known address				Chemtura	Valley Center, KS 201 South Cedar St, Valley Center, KS 67147	Previously Owned	Tank Farm - Drum Cleansing, Reconditioning and Recycling Operation	201 South Cedar Street	Valley Center	KS	67147	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
The Bluebird Corporation	PRP	c/o Barton Solvents, POB 221	Des Moines	IA	50306-0000	Chemtura	Valley Center, KS 201 South Cedar St, Valley Center, KS 67147	Previously Owned	Tank Farm - Drum Cleansing, Reconditioning and Recycling Operation	201 South Cedar Street	Valley Center	KS	67147	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Kadence Consultants Inc	RP’s environmental consultant	POB 34817 - 4902 Oriole Ave	Richmond	VA	23234-0000	Chemtura	Valley Center, KS 201 South Cedar St, Valley Center, KS 67147	Previously Owned	Tank Farm - Drum Cleansing, Reconditioning and Recycling Operation	201 South Cedar Street	Valley Center	KS	67147	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Indianapolis Drum		3619 East Terrace Ave	Indianapolis	IN		Chemtura	Sistersville, WV 3500 WV State Road 2, Friendly, WV 26146	Previously Owned	The facility is engaged in specialty chemical manufacturing and produces a broad range of silicone and silane products, plus organic chemical intermediates related to silane and silicone products.	3500 WV State Road 2	Friendly	WV	26146	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Cincinnati Drum Services	former property owner	3619 East Terrace Ave	Indianapolis	IN		Chemtura	Sistersville, WV 3500 WV State Road 2, Friendly, WV 26146	Previously Owned	The facility is engaged in specialty chemical manufacturing and produces a broad range of silicone and silane products, plus organic chemical intermediates related to silane and silicone products.	3500 WV State Road 2	Friendly	WV	26146	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Clean Harbors	waste transport & disposal	51 Broderick Rd	Bristol	CT	06010-0000	Chemtura	Sistersville, WV 3500 WV State Road 2, Friendly, WV 26146	Previously Owned	The facility is engaged in specialty chemical manufacturing and produces a broad range of silicone and silane products, plus organic chemical intermediates related to silane and silicone products.	3500 WV State Road 2	Friendly	WV	26146	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
GE Silicones LLC	former property owner	3500 South State Route 2	Friendly	WV	26146-0000	Chemtura	Sistersville, WV 3500 WV State Road 2, Friendly, WV 26146	Previously Owned	The facility is engaged in specialty chemical manufacturing and produces a broad range of silicone and silane products, plus organic chemical intermediates related to silane and silicone products.	3500 WV State Road 2	Friendly	WV	26146	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
General Electric Corp	responsible party	640 Freedom Business Center	King of Prussia	PA	19406-0000	Chemtura	Sistersville, WV 3500 WV State Road 2, Friendly, WV 26146	Previously Owned	The facility is engaged in specialty chemical manufacturing and produces a broad range of silicone and silane products, plus organic chemical intermediates related to silane and silicone products.	3500 WV State Road 2	Friendly	WV	26146	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Momentive Performance Materials LLC (MPM)	property owner	One Plastics Ave	Pittsfield	MA	01201-0000	Chemtura	Sistersville, WV 3500 WV State Road 2, Friendly, WV 26146	Previously Owned	The facility is engaged in specialty chemical manufacturing and produces a broad range of silicone and silane products, plus organic chemical intermediates related to silane and silicone products.	3500 WV State Road 2	Friendly	WV	26146	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Momentive Performance Materials LLC (MPM)	property owner	3500 WV State Route 2	Friendly	WV	26146-0000	Chemtura	Sistersville, WV 3500 WV State Road 2, Friendly, WV 26146	Previously Owned	The facility is engaged in specialty chemical manufacturing and produces a broad range of silicone and silane products, plus organic chemical intermediates related to silane and silicone products.	3500 WV State Road 2	Friendly	WV	26146	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Triad Engineering Inc	environmental consultant	4980 Teays Valley Rd	Scott Depot	WV	25560-0000	Chemtura	Sistersville, WV 3500 WV State Road 2, Friendly, WV 26146	Previously Owned	The facility is engaged in specialty chemical manufacturing and produces a broad range of silicone and silane products, plus organic chemical intermediates related to silane and silicone products.	3500 WV State Road 2	Friendly	WV	26146	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
WSP Environment & Energy	environmental consultant	750 Holiday Dr - STE 410	Pittsburgh	PA	15220-0000	Chemtura	Sistersville, WV 3500 WV State Road 2, Friendly, WV 26146	Previously Owned	The facility is engaged in specialty chemical manufacturing and produces a broad range of silicone and silane products, plus organic chemical intermediates related to silane and silicone products.	3500 WV State Road 2	Friendly	WV	26146	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 126 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
See Attached Superfund Site PRP List Exhibit						BioLab	Arivec Chemicals, Georgia	Never Owned/ Superfund	Never Owned/Superfund Site		Douglassville	GA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura	Casmalia, California	Never Owned/ Superfund	Never Owned/Superfund Site		Santa Barbara County	CA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						BioLab	Crymes Landfill, Georgia	Never Owned/ Superfund	Never Owned/Superfund Site		Tucker	GA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Daly Drum Superfund Site, Illinois	Never Owned/ Superfund	Never Owned/Superfund Site			IL		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura/Crompton Colors	Diamond Alkali Site, New Jersey Passaic River Site	Never Owned/ Superfund	Never Owned/Superfund Site			NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura	E. Baton Rouge Parish, Louisiana Petro Processors Site	Never Owned/ Superfund	Never Owned/Superfund Site		East Baton Rouge	LA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Hunter’s Farm Site, Pennsylvania	Never Owned/ Superfund	Never Owned/Superfund Site			PA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura	Interstate Lead Superfund Site, Alabama ALD041906173	Never Owned/ Superfund	Never Owned/Superfund Site	ALD041906173	Leeds	AL		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Jehl Cooperage Superfund Site, Tennessee	Never Owned/ Superfund	Never Owned/Superfund Site			TN		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura	Landia Chemical Site, Florida	Never Owned/ Superfund	Never Owned/Superfund Site			FL		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Leesburg, Virginia ReHau Site	Never Owned/ Superfund	Never Owned/Superfund Site		Leesburg	VA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura	LWD Site Calvert City, Kentucky	Never Owned/ Superfund	Never Owned/Superfund Site		Calvert City	KY		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Metcoa Site, Pennsylvania	Never Owned/ Superfund	Never Owned/Superfund Site			PA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 127 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Any and all PRPs						Chemtura	New Castle County, Delaware Tybouts Corner Landfill	Never Owned/ Superfund	Never Owned/Superfund Site		New Castle	DE		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Noble Oil Company Site, New Jersey	Never Owned/ Superfund	Never Owned/Superfund Site			NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Peekskill, New York NDL Site	Never Owned/ Superfund	Never Owned/Superfund Site		Peekskill	NY		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Sheridan Disposal Services Site, Texas	Never Owned/ Superfund	Never Owned/Superfund Site			TX		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						GLCC	St. Louis Superfund Site, Missouri	Never Owned/ Superfund	Never Owned/Superfund Site			MO		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Stringfellow Superfund Site, California CAT080012826	Never Owned/ Superfund	Never Owned/Superfund Site	CAT080012826	Riverside	CA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						GLCC	Archem Site, Texas	Never Owned/ Superfund	Never Owned/Superfund Site		Houston (Harris County)	TX		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Arkansas Waste to Energy Site (AWE), Arkansas Osceola, AR	Never Owned/ Superfund	Never Owned/Superfund Site		Osceola	Arkansas		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Armour Fiber Site, Washington	Never Owned/ Superfund	Never Owned/Superfund Site			WA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Artel Chemical Superfund Site, West Virginia	Never Owned/ Superfund	Never Owned/Superfund Site			WV		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						KEM	Atlanta, Georgia Murphy Ave Site	Never Owned/ Superfund	Never Owned/Superfund Site		Atlanta	GA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	AutoLife Site, Pennsylvania	Never Owned/ Superfund	Never Owned/Superfund Site			PA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Bailey Waste Disposal Site, Texas	Never Owned/ Superfund	Never Owned/Superfund Site			TX		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 128 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Analytical Consulting Technology Inc	analytical laboratory	168 Railroad Hill St	Waterbury	CT	06708-0000	Chemtura	Beacon Heights	Never Owned/ Superfund	Never Owned/Superfund Site	133 Blackberry Hill Rd	Beacon Falls	CT	06433	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Beacon Heights Inc	property owner	133 Blackberry Hill Rd	Beacon Falls	CT	06433-0000	Chemtura	Beacon Heights	Never Owned/ Superfund	Never Owned/Superfund Site	133 Blackberry Hill Rd	Beacon Falls	CT	06433	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Reynolds Metals Co.	PRP	c/o Hunton & Williams, 951 E Byrd St	Richmond	VA	23219	Chemtura	Beacon Heights	Never Owned/ Superfund	Never Owned/Superfund Site	133 Blackberry Hill Rd	Beacon Falls	CT	06433	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Goodrich Corporation	PRP	2730 W. Tyvola Road	Charlotte	NC	28217-0000	Chemtura	Beacon Heights	Never Owned/ Superfund	Never Owned/Superfund Site	133 Blackberry Hill Rd	Beacon Falls	CT	06433	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Chris McCormack Esq c/o Pullman & Comley LLC	prp group counsel	POB 7006 - 850 Main St	Bridgeport	CT	06601-7006	Chemtura	Beacon Heights	Never Owned/ Superfund	Never Owned/Superfund Site	133 Blackberry Hill Rd	Beacon Falls	CT	06433	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Harold Murtha	property owner	208 Tuttle Rd	Woodbury	CT	06798-0000	Chemtura	Beacon Heights	Never Owned/ Superfund	Never Owned/Superfund Site	133 Blackberry Hill Rd	Beacon Falls	CT	06433	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Langan Engineering and Environmental Services, Inc	environmental consultant	River Drive Center One	Elmwood Park	NJ	07407-1338	Chemtura	Beacon Heights	Never Owned/ Superfund	Never Owned/Superfund Site	133 Blackberry Hill Rd	Beacon Falls	CT	06433	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
LFR (Arcadis)	environmental consultant	75 Glen Road - Suite 305	Sandy Hook	CT	06842-1175	Chemtura	Beacon Heights	Never Owned/ Superfund	Never Owned/Superfund Site	133 Blackberry Hill Rd	Beacon Falls	CT	06433	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Lucas Excavating LLC	contractor	37 Woodlawn Dr	Trumbull	CT	00000-6611	Chemtura	Beacon Heights	Never Owned/ Superfund	Never Owned/Superfund Site	133 Blackberry Hill Rd	Beacon Falls	CT	06433	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Murtha Enterprises	property owner	Railroad Ave Ext	Beacon Falls	CT	06403-0000	Chemtura	Beacon Heights	Never Owned/ Superfund	Never Owned/Superfund Site	133 Blackberry Hill Rd	Beacon Falls	CT	06433	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Prospect Sanitation Services Inc	waste transport & disposal	33 Hydelor Ave	Prospect	CT	06712-0000	Chemtura	Beacon Heights	Never Owned/ Superfund	Never Owned/Superfund Site	133 Blackberry Hill Rd	Beacon Falls	CT	06433	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all other PRPs	waste transport & disposal	33 Hydelor Ave	Prospect	CT	06712-0000	Chemtura	Beacon Heights	Never Owned/ Superfund	Never Owned/Superfund Site	133 Blackberry Hill Rd	Beacon Falls	CT	06433	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Bear Creek Disposal Site, Pennsylvania	Never Owned/ Superfund	Never Owned/Superfund Site			PA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 129 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Any and all PRPs						Chemtura	Berks Landfill Site, Pennsylvania	Never Owned/ Superfund	Never Owned/Superfund Site			PA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura, GLCC, ISCI, Inc.	BKK Landfill, California	Never Owned/ Superfund	Never Owned/Superfund Site		West Covina	CA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura	Borne Services Site, New Jersey	Never Owned/ Superfund	Never Owned/Superfund Site			NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Bostwick Drum Site, Michigan	Never Owned/ Superfund	Never Owned/Superfund Site			MI		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Bottle House Site, Pennsylvania	Never Owned/ Superfund	Never Owned/Superfund Site			PA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura	Breslube Penn Site, Pennsylvania	Never Owned/ Superfund	Never Owned/Superfund Site			PA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Bronx, New York Hexagon Labs Site	Never Owned/ Superfund	Never Owned/Superfund Site		Bronx	NY		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Calcasieu Estuary Site, Louisiana	Never Owned/ Superfund	Never Owned/Superfund Site			LA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Calstadt Site/SPC, New Jersey	Never Owned/ Superfund	Never Owned/Superfund Site			NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura	Carolawn Superfund Site, South Carolina	Never Owned/ Superfund	Never Owned/Superfund Site			SC		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura	Chem-Dyne, Ohio	Never Owned/ Superfund	Never Owned/Superfund Site			OH		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Cicero, Illinois Sterling Morton Site	Never Owned/ Superfund	Never Owned/Superfund Site		Cicero	IL		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Clarksville, Texas Voda Site	Never Owned/ Superfund	Never Owned/Superfund Site		Clarksville	TX		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 130 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
See Attached Superfund Site PRP List Exhibit	Chemtura	Cooper Drum Site, California CAD055753370	Never Owned/Superfund	Never Owned/Superfund Site	CAD055753370	South Gate	CA	Potential claim
for any and all
actions related
to or stemming
from site-based
environmental
contamination;
including, but
not limited to,
contribution
actions under
CERCLA or
any other
applicable
federal, state or
local laws as
well as
indemnification
demands.
Any and all PRPs	Chemtura	Cristex Drum Superfund Site, North Carolina	Never Owned/Superfund	Never Owned/Superfund Site	NC	Potential claim
for any and all
actions related
to or stemming
from site-based
environmental
contamination;
including, but
not limited to,
contribution
actions under
CERCLA or
any other
applicable
federal, state or
local laws as
well as
indemnification
demands.
Any and all PRPs	Chemtura	D’Imperio Property Site, New Jersey	Never Owned/Superfund	Never Owned/Superfund Site	NJ	Potential claim
for any and all
actions related
to or stemming
from site-based
environmental
contamination;
including, but
not limited to,
contribution
actions under
CERCLA or
any other
applicable
federal, state or
local laws as
well as
indemnification
demands.
Any and all PRPs	Chemtura	DC Metals Site, California AMCO Chemical Site CA0001576081	Never Owned/Superfund	Never Owned/Superfund Site	CA0001576081	Oakland	CA	Potential claim
for any and all
actions related
to or stemming
from site-based
environmental
contamination;
including, but
not limited to,
contribution
actions under
CERCLA or
any other
applicable
federal, state or
local laws as
well as
indemnification
demands.
Any and all PRPs	GLCC	Diaz Refinery Corp., Arkansas	Never Owned/Superfund	Never Owned/Superfund Site	Diaz	Arkansas	Potential claim
for any and all
actions related
to or stemming
from site-based
environmental
contamination;
including, but
not limited to,
contribution
actions under
CERCLA or
any other
applicable
federal, state or
local laws as
well as
indemnification
demands.
Any and all PRPs	Chemtura	Distler Sites, Kentucky	Never Owned/Superfund	Never Owned/Superfund Site	KY	Potential claim
for any and all
actions related
to or stemming
from site-based
environmental
contamination;
including, but
not limited to,
contribution
actions under
CERCLA or
any other
applicable
federal, state or
local laws as
well as
indemnification
demands.
See Attached Superfund Site PRP List Exhibit	GLCC	Dixie Barrel & Drum, Tennessee	Never Owned/Superfund	Never Owned/Superfund Site	TN	Potential claim
for any and all
actions related
to or stemming
from site-based
environmental
contamination;
including, but
not limited to,
contribution
actions under
CERCLA or
any other
applicable
federal, state or
local laws as
well as
indemnification
demands.
Any and all PRPs	Chemtura	EDB Sites, Washington and Hawaii	Never Owned/Superfund	Never Owned/Superfund Site	WA	Potential claim
for any and all
actions related
to or stemming
from site-based
environmental
contamination;
including, but
not limited to,
contribution
actions under
CERCLA or
any other
applicable
federal, state or
local laws as
well as
indemnification
demands.
Any and all PRPs	GLCC	El Dorado, Arkansas Beebe Site	Never Owned/Superfund	Never Owned Site	El Dorado	Arkansas	Potential claim
for any and all
actions related
to or stemming
from site-based
environmental
contamination;
including, but
not limited to,
contribution
actions under
CERCLA or
any other
applicable
federal, state or
local laws as
well as
indemnification
demands.
Any and all PRPs	Chemtura	Elmore Waste Disposal, South Carolina	Never Owned/Superfund	Never Owned/Superfund Site	SC	Potential claim
for any and all
actions related
to or stemming
from site-based
environmental
contamination;
including, but
not limited to,
contribution
actions under
CERCLA or
any other
applicable
federal, state or
local laws as
well as
indemnification
demands.
Any and all PRPs	KEM	Evor Phillip Services Site, New Jersey	Never Owned/Superfund	Never Owned/Superfund Site	NJ	Potential claim
for any and all
actions related
to or stemming
from site-based
environmental
contamination;
including, but
not limited to,
contribution
actions under
CERCLA or
any other
applicable
federal, state or
local laws as
well as
indemnification
demands.
Any and all PRPs	Crompton Colors	Fairlawn, New Jersey	Never Owned/Superfund	Never Owned/Superfund Site	Fairlawn	NJ	Potential claim
for any and all
actions related
to or stemming
from site-based
environmental
contamination;
including, but
not limited to,
contribution
actions under
CERCLA or
any other
applicable
federal, state or
local laws as
well as
indemnification
demands.
See Attached Superfund Site PRP List Exhibit	Chemtura	Frontier Chemical Site, New York	Never Owned/Superfund	Never Owned/Superfund Site	NY	Potential claim
for any and all
actions related
to or stemming
from site-based
environmental
contamination;
including, but
not limited to,
contribution
actions under
CERCLA or
any other
applicable
federal, state or
local laws as
well as
indemnification
demands.

20. Environmental	Page 131 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
See Attached Superfund Site PRP List Exhibit						Chemtura	Global Landfill Site, New Jersey	Never Owned/ Superfund	Never Owned/Superfund Site			NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Gowanus Canal, New York	Never Owned/ Superfund	Never Owned/Superfund Site		Brooklyn	NY		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura	Grandville, Michigan Organic Chemical Site	Never Owned/ Superfund	Never Owned/Superfund Site			MI		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Granville Solvents Sites, Ohio	Never Owned/ Superfund	Never Owned/Superfund Site			OH		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura	Hagerstown Maryland Central Chemical Site	Never Owned/ Superfund	Never Owned/Superfund Site		Hagerstown	MD		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs	Former Consultant - Site Investigation and	350 Eagleview Blvd, Suite 200	Exton	PA	19341	Chemtura	Halby Site, DE	Never Owned/ Superfund	Never Owned/Superfund Site	Interstate 496 and Terminal Ave	New Castle	DE	19720	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Environmental Resources Management	Former Consultant - Site Investigation and	350 Eagleview Blvd, Suite 200	Exton	PA	19341	Chemtura	Halby Site, DE	Never Owned/ Superfund	Never Owned/Superfund Site	Interstate 496 and Terminal Ave	New Castle	DE	19720	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Ten Bears Environmental	Consulant - Site Monitoring	P.O. Box 9711	Newark	Delaware	19714	Chemtura	Halby Site, DE	Never Owned/ Superfund	Never Owned/Superfund Site	Interstate 496 and Terminal Ave	New Castle	DE	19720	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Pyrites	PRP	26877 Tourney Road	Valencia	CA	91355	Chemtura	Halby Site, DE	Never Owned/ Superfund	Never Owned/Superfund Site	Interstate 496 and Terminal Ave	New Castle	DE	19720	Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Iberville Parish, Louisiana Cleve Reber Superfund Site/Bayou Sorrell Site	Never Owned/ Superfund	Never Owned/Superfund Site		Iberville Parish	LA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura	Jack’s Creek Superfund Site, Pennsylvania	Never Owned/ Superfund	Never Owned/Superfund Site			PA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura	Jadco Hughes Superfund Site, North Carolina	Never Owned/ Superfund	Never Owned/Superfund Site			NC		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Jonas Sewell Transfer Station, New Jersey (a.k.a. Marvin Jones Transfer Station)	Never Owned/ Superfund	Never Owned/Superfund Site			NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 132 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Any and all PRPs						Chemtura	Kaladish Waste Disposal Site, Connecticut	Never Owned/ Superfund	Never Owned/Superfund Site			CT		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Kellett Site, South Carolina	Never Owned/ Superfund	Never Owned/Superfund Site			SC		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Kin-Buc Landfill Superfund Site, New Jersey	Never Owned/ Superfund	Never Owned/Superfund Site			NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Lake Calumet Cluster Site, Illinois	Never Owned/ Superfund	Never Owned/Superfund Site			IL		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Lawrenceville, Illinois Indian Refinery Site	Never Owned/ Superfund	Never Owned/Superfund Site			IL		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Liquid Gold Superfund Site, California CAT000646208	Never Owned/ Superfund	Never Owned/Superfund Site	CAT000646208	Richmond	CA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura	Lisbon, New York Sealand Restoration Site	Never Owned/ Superfund	Never Owned/Superfund Site			NY		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Livingston Parish, Louisiana Combustion Site	Never Owned/ Superfund	Never Owned/Superfund Site			LA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Lone Pine Landfill, New Jersey	Never Owned/ Superfund	Never Owned/Superfund Site			NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Lorentz Barrel and Drum Site, California CAD029295706	Never Owned/ Superfund	Never Owned/Superfund Site	CAD029295706	San Jose	CA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Lyndhurst, New Jersey Stoney Mueller Site	Never Owned/ Superfund	Never Owned/Superfund Site			NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						GLCC	Malone Service Company, Texas	Never Owned/ Superfund	Never Owned/Superfund Site			TX		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura	Marine Shale Processors Site, Louisiana	Never Owned/ Superfund	Never Owned/Superfund Site			LA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 133 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Any and all PRPs						Chemtura	Martin Aaron Site, New Jersey.	Never Owned/ Superfund	Never Owned/Superfund Site			NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Mays Prop Site, Pennsylvania	Never Owned/ Superfund	Never Owned/Superfund Site			PA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura	Midco Sites I & II, Indiana	Never Owned/ Superfund	Never Owned/Superfund Site			IN		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	MIG DeWane Landfill, Illinois	Never Owned/ Superfund	Never Owned/Superfund Site			IL		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	National Oil Services Superfund Site, Connecticut	Never Owned/ Superfund	Never Owned/Superfund Site			CT		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Harold Murtha	property owner	208 Tuttle Rd	Woodbury	CT	06798-0000	Chemtura	Naugatuck, Connecticut Laurel Park Site	Never Owned/ Superfund	Never Owned/Superfund Site		Naugatuck	CT		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Langan Engineering and Environmental Services, Inc	environmental consultant	River Drive Center One	Elmwood Park	NJ	07407-1338	Chemtura	Naugatuck, Connecticut Laurel Park Site	Never Owned/ Superfund	Never Owned/Superfund Site		Naugatuck	CT		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Coltec Industries, c/o Thompson Hine	PRP	3900 Key Center, 127 Public Square	Cleveland	OH	44114-0000	Chemtura	Naugatuck, Connecticut Laurel Park Site	Never Owned/ Superfund	Never Owned/Superfund Site		Naugatuck	CT		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Kerite Corp., c/o Murtha Cullina	PRP	CityPlace I, 185 Asylum St	Hartford	CT	06103-0000	Chemtura	Naugatuck, Connecticut Laurel Park Site	Never Owned/ Superfund	Never Owned/Superfund Site		Naugatuck	CT		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Unysis Corp, c/o Austin Carey Jr., Esq.	pRP	P.O. Box 370356	West Hartford	CT	06137-0000	Chemtura	Naugatuck, Connecticut Laurel Park Site	Never Owned/ Superfund	Never Owned/Superfund Site		Naugatuck	CT		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Risdon (Crown Cork & Seal)	PRP	One Crown Way	Philadelphia	PA	19154-0000	Chemtura	Naugatuck, Connecticut Laurel Park Site	Never Owned/ Superfund	Never Owned/Superfund Site		Naugatuck	CT		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Cadburry Schweppes, c/o McCarter & English	PRP	CityPlace I, 185 Asylum St	Hartford	CT	06103-0000	Chemtura	Naugatuck, Connecticut Laurel Park Site	Never Owned/ Superfund	Never Owned/Superfund Site		Naugatuck	CT		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Standard Oil/Chase Brass, c/o Atlantic Richfield	PRP	1 West Pennsylvania Ave - STE 440	Towson	MD	21204-0000	Chemtura	Naugatuck, Connecticut Laurel Park Site	Never Owned/ Superfund	Never Owned/Superfund Site		Naugatuck	CT		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 134 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Standard Oil/Chase Brass, c/o BP Amaco	PRP	200 East Randolph, MC2103	Chicago	CT	60601-0000	Chemtura	Naugatuck, Connecticut Laurel Park Site	Never Owned/ Superfund	Never Owned/Superfund Site		Naugatuck	CT		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Naugatuck Glass Company	PRP	P.O. Box 71	Naugatuck	CT	06770-0000	Chemtura	Naugatuck, Connecticut Laurel Park Site	Never Owned/ Superfund	Never Owned/Superfund Site		Naugatuck	CT		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
LFR (Arcadis)	environmental consultant	75 Glen Road - Suite 305	Sandy Hook	CT	06842-1175	Chemtura	Naugatuck, Connecticut Laurel Park Site	Never Owned/ Superfund	Never Owned/Superfund Site		Naugatuck	CT		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs	environmental consultant	75 Glen Road - Suite 305	Sandy Hook	CT	06842-1175	Chemtura	Naugatuck, Connecticut Laurel Park Site	Never Owned/ Superfund	Never Owned/Superfund Site		Naugatuck	CT		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura	New Castle, Delaware Delaware Sand & Gravel	Never Owned/ Superfund	Never Owned/Superfund Site		New Castle	DE		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Northvale New Jersey Tech Site, New Jersey	Never Owned/ Superfund	Never Owned/Superfund Site			NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Nyanza Chemical Waste Dump, Massachusetts	Never Owned/ Superfund	Never Owned/Superfund Site			MA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Odessa Drum Site, Texas	Never Owned/ Superfund	Never Owned/Superfund Site			TX		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura	Operating Industries Superfund Site, California CAT080012024	Never Owned/ Superfund	Never Owned/Superfund Site	CAT080012024	Monterey Park	CA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Orchard Supply Hardware, California (aka Price Company) CAD981430507	Never Owned/ Superfund	Never Owned/Superfund Site	CAD981430507	Red Wood City	CA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						GLCC	Philip Services Site, South Carolina	Never Owned/ Superfund	Never Owned/Superfund Site			SC		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Piedmont- Horton Sales Development Corp., South Carolina	Never Owned/ Superfund	Never Owned/Superfund Site			SC		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	PJP Landfill, New Jersey	Never Owned/ Superfund	Never Owned/Superfund Site			NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 135 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Any and all PRPs						Chemtura	Preventa Site	Never Owned/ Superfund	Never Owned/Superfund Site					Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Pulvair Site, Tennessee	Never Owned/ Superfund	Never Owned/Superfund Site			TN		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura	Red Panther Site, Mississippi	Never Owned/ Superfund	Never Owned/Superfund Site			MS		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						ISCI, Inc.	ReSolve Site, Massachusetts	Never Owned/ Superfund	Never Owned/Superfund Site			MA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						GLCC	Rochester, Indiana Four Counties Site, E/M Chemical	Never Owned/ Superfund	Never Owned/Superfund Site		Rochester	IN		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Rocky Flats Superfund, Colorado	Never Owned/ Superfund	Never Owned/Superfund Site			CO		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Rouse Steel Drum Superfund Site, Florida	Never Owned/ Superfund	Never Owned/Superfund Site			FL		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit, as well as any and all other PRPs						Chemtura, GLCC	San Gabriel Valley Superfund Site, Area 4, Puente Valley, California CAD980817985	Never Owned/ Superfund	Never Owned/Superfund Site	CAD980817985	La Puente CA	CA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	San Joaquin, California	Never Owned/ Superfund	Never Owned/Superfund Site			CA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Shrewsbury, Massachusetts Tudor Inn Site	Never Owned/ Superfund	Never Owned/Superfund Site			MA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Sunrise Landfill Superfund Site, Michigan Wayland Township, MI	Never Owned/ Superfund	Never Owned/Superfund Site		Wayland Township	MI		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Thermo Chem Site, Michigan MID044567162	Never Owned/ Superfund	Never Owned/Superfund Site	MID044567162	Muskegon	MI		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura	Tippacanoe Sanitary Landfill, Indiana IND980997639	Never Owned/ Superfund	Never Owned/Superfund Site	IND980997639	Lafayette	IN		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 136 of 137

Retained Causes of Action

Notice Party	Relationship	Street Address	Town	State	Zip	Chemtura Debtor Entity	Name of Site	Type of Site	Description	Site Street (or other ID)	Site Town	Site State	Site Zip	Description
Any and all PRPs						Chemtura	Turchin Junkyard Superfund, New Hampshire	Never Owned/ Superfund	Never Owned/Superfund Site	NHD986468353	Tilton	NH		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Wilson Avenue Site/SPC, New Jersey NHD986468353	Never Owned/ Superfund	Never Owned/Superfund Site			NJ		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	York, Pennsylvania ISSC Site	Never Owned/ Superfund	Never Owned/Superfund Site		York	PA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
Any and all PRPs						Chemtura	Yosemite Site, California CAN000908486	Never Owned/ Superfund	Never Owned/Superfund Site	CAN000908486		CA		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.
See Attached Superfund Site PRP List Exhibit						Chemtura, GLCC	Zellwood, Florida Zellwood Ground Water Contamination Site FLD049985302	Never Owned/ Superfund	Never Owned/Superfund Site	FLD049985302	Zellwood	FL		Potential claim for any and all actions related to or stemming from site-based environmental contamination; including, but not limited to, contribution actions under CERCLA or any other applicable federal, state or local laws as well as indemnification demands.

20. Environmental	Page 137 of 137

Claims Related to Environmental Matters

The Debtors are party to or believe they may become party to litigation, arbitration or any other type of adversarial proceeding or dispute resolution proceeding, whether formal or informal, judicial or non-judicial regardless of whether such proceeding is explicitly identified in the attached Schedules. Unless otherwise released by the Plan, the Debtors expressly reserve and retain any and all Causes of Action for contribution or indemnification from or against or related to all Entities that are party to or that may in the future become party to litigation, arbitration or any other type of adversarial proceeding or dispute resolution proceeding, whether formal or informal, judicial or non-judicial, including those proceedings identified in the attached Schedules relative to all environmental sites which are governed by local, state, or federal environmental laws, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§ 9601 et seq. (“CERCLA”).

The following pages contain names and addresses of some of the Potentially Responsible Parties (PRPs) at various Superfund Sites across the country. The Debtors have either been noticed by government agencies or private parties regarding liability at these sites, or have been asked to respond to an information request regarding these sites, and wish to retain any and all Causes of Action for contribution from or against or related to all Entities (including those listed on the following pages) that are a party to or may in the future become party to any environmental proceeding identified by the attached Schedules, the following list of sites, or any other environmental site that the Debtor may identify in the future.

Operating Industries PRP List

7UP/RC BOTTLING COMPANIES OF SOUTHERN CALIFORNIA
A&A WIPING CLOTH COMPANY, INC.
A. J. DAW PRINTING INK CO.
A.B. DICK CO.
AB PLASTICS CORP.
ABBOTT LABORATORIES
ABC UNIFIED SCHOOL DISTRICT
ACCESSORY PLATING
ACCURIDE INTERNATIONAL, INC.
ACTIVE USA, INC.
ADAMS RITE AEROSPACE, INC.
ADAMS RITE MANUFACTURING CO.
ADOHR FARMS LLC
AERO ENGINES, INC.
AIR LIQUIDE AMERICA CORP.
AIR NATIONAL GUARD	4146 NAVAL AIR RD., PORT HUENEME, CA 93041
AIR PRODUCTS & CHEMICALS, INC
AK STEEL CORPORATION
AL’S PLATING CO., INC.
ALAMEDA TRUCK TERMINAL, INC.
ALANT CORP.
ALCOA COMPOSITES, INC./WESTLOCK DIVISION
ALCOA, INC.
ALHAMBRA SCHOOL DISTRICT
ALKID CORP.
ALLESANDRO AUTOMATIC, INC.
ALLFAST FASTENING SYSTEMS, INC.
ALLIED BARON & BLAKESLEE, INC.	3596 CALIFORNIA ST., SAN DIEGO, CA 92101
ALLIED-SIGNAL, INC.	101 COLUMBIA ROAD, MORRISTOWN, NY 07962
ALPHA STEEL TUBING	2730 E. 37TH ST., LOS ANGELES, CA 90058
ALSON INDUSTRIES, INC.
ALUMAX MILL PRODUCTS, INC.
ALUMINUM CO. OF AMERICA
AMERICAN AIRLINES, INC.
AMERICAN BILTRITE, INC.
AMERICAN CAN COMPANY
AMERICAN HOME PRODUCTS CORP.	685 3RD AVENUE, 14TH FLOOR, NEW YORK, NY 10017
AMERICAN HONDA MOTOR CO., INC.
AMERICAN LINEN SUPPLY CO.
AMERICAN METASEAL COMPANY OF SOUTHERN CALIFORNIA
AMERICAN NATIONAL CAN
AMERICAN OPTICAL CORP.
AMERICAN PACIFIC INTERNATIONAL
AMERICAN PETROFINA	1000 W. 83RD ST., LOS ANGELES, CA 90044
AMERICAN PETROFINA HOLDING COMPANY
AMERICAN PLANT GROWERS, INC.
AMERICAN PRESIDENT LINES
AMERIPRIDE SERVICES, INC.

AMPEX CORP.
AMTRAK-NATIONAL RAILROAD PASSENGER CORP.
ANACO
ANADARKO PETROLEUM CORPORATION
ANAHEIM EXTRUSION CO., INC.
ANAHEIM FOUNDRY COMPANY
ANCHORLOK LEAR SEIGLER CORP.
ANCHORLOR CORPORATION
ANGELES METAL TRIM CO.
ANGELICA CORP.
ANGELL & GIROUX, INC.
ANHEUSER-BUSCH, INC.
ANJA ENGINEERING CORP.
APEX DRUM CO.
APOLLO ULTRAPURE WATER SYSTEMS, INC.
APPLETON ELECTRIC LLC
APPLIED INDUSTRIAL TECHNOLOGIES, INC.
ARAMARK UNIFORM & CAREER APPAREL, INC.
ARATEX SERVICES, INC.
ARCO
ARDEN-MAYFAIR, INC.
ARMCO INC.
ARMORO, INC.
ARMSTRONG CORK CO.	C/O ARMSTRONG WORLD IND., P.O. BOX 3001, LANCASTER, PA 17604
ARROW AUTOMOTIVE INDUSTRIES, INC.
ARROWSMITH INDUSTRIES, INC.
ASBURY OIL CO., INC.	2100 N. ALAMEDA ST., COMPTON, CA 90222
ASCO SINTERING CO.
ASSOCIATED PLATING CO.
ATLAS GALVANIZING, LLC
ATOCHEM NORTH AMERICA, INC. (PUREX)
ATOFINA
AUTO WAREHOUSING L.A., INC.
AUTOMATION PLATING CORP.
AUTOMOBILE CLUB OF SOUTHERN CALIFORNIA
AVERY DENNISON CORP.
AVERY LABEL COMPANY	777 E. FOOTHILL BLVD., AZUSA, CA 91702
AVIS RENT-A-CAR SYSTEM, INC.
AVON PRODUCTS, INC.
AVON RUBBER CO.
B & B PIPE AND TOOL CO.
B & W TILE CO., INC.
B&B MANUFACTURING CO.
B.P. JOHN FURNITURE CO.	2001 E. DYER RD., SANTA ANA, CA 92705
BAKER PETROLITE CORP.
BALSER TRUCK COMPANY	8332 WILCOX AVENUE, SOUTH GATE, CA 90280
BALTIMORE ENNIS LAND CO., INC.
BANDAG, INCORPORATED
BARNES GROUP INC.
BARNEY’S HOLE DIGGING SERVICE, INC.

BARON AIRCRAFT	2832 SAILOR AVE., VENTURA, CA 93007
BARZILAY, INC.	C/O NORTEK, INC, 50 KENNEDY PLAZA, PROVIDENCE, RI 02903
BASF CORPORATION
BAWDEN DRILLING, INC.	10370 RICHMOND AVENUE, SUITE 400, HOUSTON, TX 77042
BAYLUND CORP. FOR FASHION CLEANERS	310 WILSHIRE BLVD., SUITE 206, SANTA MONICA, CA 90801
BCI COCA COLA BOTTLING COMPANY OF LOS ANGELES
BEATRICE/HUNT WESSON
BEAULIEU OF AMERICA, INC.
BEHR PROCESS
BEHR PROCESS CORP.	1603 W. ALTON AVE., SANTA ANA, CA 92702
BELL SPORTS, INC.
BEMIS CO., INC.
BENDIX CORP.	C/O ALLIED-SIGNAL INC. CO. RD & PARK AVE., MORRISTOWN, NJ 07960
BENITO HUNTINGTON OIL COMPANY
BENJAMIN MOORE AND CO.	3325 S. GARFIELD AVE., COMMERCE, CA 90040
BERWIND RAILWAY SERVICE COMPANY
BEST-WAY MARBLE & TILE CO., INC.
BESTFOODS
BETE LABORATORIES
BETHLEHEM STEEL CORPORATION
BETZ LABORATORIES, INC.
BETZDEARBORN, INC.
BEYLIK DRILLING, INC.	591 S. WALNTUT, LA HABRA, CA 90631
BIRD AND SON	C/O BIRD INC.,1431 W E ST., WILMINGTON, CA 90744
BIRD INC.
BJ SERVICES COMPANY
BJ-TITAN SERVICES CO.
BLACK & DECKER CORPORATION
BLACKTOP MATERIALS COMPANY
BOISE CASCADE CORP.
BORDEN, INC.
BORG-WARNER CORPORATION
BOYLE-MIDWAY HOUSEHOLD PRODUCTS, INC.	685 3RD AVENUE, NEW YORK, NY 10017
BP AMERICA INC.
BP CHEMICALS, INC.
BREGIN, INC.
BRENNTAG WEST, INC.
BRIDGESTONE/FIRESTONE, INC
BRISTOL INDUSTRIES
BRITE-SOL SERVICES, INC.
BROADWAY ENGINE REBUILDING CORP.
BRONZE WAY PLATING CORP.
BROWN INTERNATIONAL CORP.
BRUTOCO ENGINEERING & CONSTRUCTION, INC.
BUDGET UNIFORM RENTAL SUPPLY	1702 W. 134TH ST., GARDENA, CA 90249
BURNS INTERNATIONAL SERVICES CORPORATION
CADCO DENTAL PRODUCTS, INC.
CAL-LIFT, INC.

CALGON CORPORATION
CALIFORNIA CARTAGE CO., INC.
CALIFORNIA ELECTROPLATING, INC.
CALIFORNIA EXPANDED METAL PRODUCTS CO.
CALIFORNIA FINISHED METALS, INC.
CALIFORNIA MILK PRODUCERS
CALIFORNIA SALVAGE COMPANY
CALMAT CO.
CALMAT COMPANY
CAMAY DRILLING	1200 LINCOLN, MONTEBELLO, CA 90640
CAPITOL METALS CO., INC.
CAPITOL RECORDS, INC.
CARL W. NEWELL MANUFACTURING
CARLIN, MADDOCK, FAY & CERBONE P.C. FOR SIKA CHEM.	25 VREELAND RD., FLORHAM PARK, NY 07932
CARNATION COMPANY
CARNEVALE & LOHR, INC.
CARRASCO VACUUM TRUCK SERVICE	1737 E. DENNI ST., WILMINGTON, CA 90748
CARRIER CORPORATION
CASCADE DIE CASTING GROUP INC., ET AL.
CASE CORP.
CASEX OIL CO.	1370 BREA BLVD. SUITE 220, FULLERTON, CA 92635
CASTROL INDUSTRIAL NORTH AMERICA INC.	CASTROL NORTH AMERICA INC.
CASUAL LAMPS OF CALIFORNIA, INC.
CCL CUSTOM MANUFACTURING, INC.
CEDARS-SINAI MEDICAL CENTER
CELANESE CORP.	C/O INTERCHEM, INC. 2859 PACES FERRY RD SUITE 600, ATLANTA, GA 30339
CENTRAL PLANTS, INC.
CENTURY OIL MANAGEMENT, INC.	151 S. PROSPECT, REDONDO BEACH, CA 90277
CERTIFIED GROCER	15015 VALLEY VIEW AVE., SANTA FE SPRINGS, CA 90670
CERVITOR KITCHENS, INC.
CHALLENGE DAIRY PRODUCTS INC.	5741 SMITH WAY, CITY OF COMMERCE, CA 90040
CHAMPION INTERNATIONAL CORP. FOR ST. REGIS
CHAMPLIN PETROLEUM CO., INC.	P.O.BOX 7, 801 CHERRY ST., FORT WORTH, TX 76101
CHEMCENTRAL CORP.
CHEMICAL CARRIERS, INC.
CHEVRON CHEMICAL CO.	225 BUSH STREET, SAN FRANCISCO, CA 94104
CHEVRON CORP.
CHEVRON ENVIRONMENTAL
MANAGEMENT COMPANY
CHEVRON PIPE LINE CO.
CHEVRON USA, INC.	225 BUSH ST., SAN FRANCISCO, CA 94101
CHROME CRANKSHAFT CO.	6845 E. FLORENCE PLACE, BELL GARDENS, CA 90201
CHRYSLER CORP.
CITY OF BELL GARDENS
CITY OF BELLFLOWER
CITY OF BEVERLY HILLS

CITY OF CYPRESS
CITY OF EL MONTE
CITY OF GARDENA
CITY OF GLENDALE
CITY OF HUNTINGTON PARK
CITY OF INGLEWOOD
CITY OF LA PUENTE
CITY OF LOS ANGELES	200 N. MAIN, RM 1800, LOS ANGELES, CA 90012
CITY OF LOS ANGELES, HARBOR DEPT.
CITY OF MONTEREY PARK
CITY OF NORWALK
CITY OF PARAMOUNT
CITY OF PASADENA
CITY OF SAN MARINO
CITY OF SIERRA MADRE
CITY OF SIGNAL HILL
CITY OF SOUTH EL MONTE
CLAYTON INDUSTRIES
CLEAN STEEL INC.	2061 E. 220TH ST., LONG BEACH, CA 90810
CLOUGHERTY PACKING CO.	3049 E. VERNON AVE., LOS ANGELES, CA 90058
OF THE HOLDINGS INC.
COCA-COLA BOTTLING CO. OF LOS ANGELES	1334 SOUTH CENTRAL AVENUE, LOS ANGELES, CA 90021
COCA-COLA COMPANY
COCA-COLA COMPANY/COCA COLA USA DIVISION
COGNIS CORPORATION
COLTEC INDUSTRIES
COMMONWEALTH ALUMINUM
COMPRESSOR SERVICE COMPANY
CONOCO, INC.
CONOPCO, INC.
CONROY & KNOWLTON, INC.
CONSOLIDATED DRUM RECONDITIONING CO., INC.	P.O. BOX 2067, VICE PRESIDENT/PHILIP FREEMAN, MONTEBELLO, CA 90040
CONSOLIDATED FREIGHTWAYS OF DE
CONTINENTAL FORGE CO.
CONTINENTAL GROUP, INC.	POB 10004, ONE HARBOR PLAZA, STAMFORD, CT 6904
CONTINENTAL HEAT TREATING, INC.
CONTROL PLATING CO., INC.
COOK INDUCTION HEATING CO., INC.
COOPER & BRAIN, INC.
COOPER DRUM COMPANY	9316 ATLANTIC AVENUE, SOUTH GATE, CA 90280
COURTAULDS AEROSPACE, INC.
CPC INTERNATIONAL (BEST FOODS)	P.O. BOX 8000, ENGLEWOOD CLIFFS, NJ 07632
CRANE CO. HYDRO AIRE DIV.	3000 WINONA AVENUE, BURBANK, CA 91504
CRENSHAW MOTORS
CREST GRAPHICS, INC.
CROSBY & OVERTON, INC.	1610 WEST 17TH STREET, VICE PRESIDENT/MICHAEL SHLOUB, LONG BEACH, CA 90813
CROSSROADS CHEVROLET, INC.
CROWLEY MARITIME CORP.

CROWN BEVERAGE PACKAGING, INC.
CROWN CENTRAL PETROLEUM CORP.
CROWN CITY PLATING CO.
CROWN CORK & SEAL CO., INC.	9300 ASHTON RD., PHILADELPHIA, PA 19136
CROWN ZELLERBACH CORP.	C/O JAMES RIVER CORP OF VA., P.O. BOX 2218, RICHMOND, VA 23217
CUMMINS ENGINE COMPANY, INC.
CYTEC FIBERITE INC.
CYTEC INDUSTRIES, INC.
D V INDUSTRIES, INC.
DAIMLERCHRYSLER CORPORATION
DASOL, INC.
DATAPRODUCTS CORP.
DATRON INC.
DAVIDSON P.W.P.
DAVLEE, INC.
DAWSON STEEL/KAY BRUNNER STEEL	P.O.BOX 6039, LONG BEACH, CA 90806
DE CALTA INTERNATIONAL CORP.
DE CALTA OIL CO.	C/O DE CALTA INT’L CORP., 612 MEYER LN., REDONDO BEACH, CA 90278
DECALTA OIL CO
DEFT, INC.
DEL AMO ENERGY CO., INC.	3838 CARSON ST., SUITE 220, TORRANCE, CA 90503
DEL MAR DIE CASTING CO., INC.
DELTA AIR LINES, INC.
DELTA ELEVATOR CO., INC.
DEPT. OF WATER & POWER OF THE CITY OF L.A.
DESOTO, INC.
DEUTSCH CO.	2444 WILSHIRE BLVD. SUITE 510, SANTA MONICA, CA 90403
DISNEYLAND
DIVERSIFIED WIRE & STEEL CORP.
DOUGLAS OIL COMPANY
DOWNEY GRINDING COMPANY
DOWNEY PROPERTIES & INVESTMENT	11445 S. DOLAN ST., DOWNEY, CA 90241
CORPORATION
DR. PEPPER CO.	5523 E. MOCKINGBIRD LANE, DALLAS, TX 75206
DRESSER INDUSTRIES, INC
DRILL COOL SYSTEMS, INC.
DUNN-EDWARDS CORPORATION
E. F. HOUGHTON & CO	3431 CARRIAGE DRIVE, SANTA ANA, CA 92704
E.I. DUPONT DE NENOURS & CO.
EARL SCHEIB OF CALIFORNIA, INC.
EARLE M. JORGENSEN CO.
ECONOMY RENTALS, INC.
EDGINGTON OIL CO.
EEMCO CORPORATION	4585 ELECTRONICS PLACE, LOS ANGELES, CA 90039
EKCO PRODUCTS
ELECTROLIZING, INC.
ELECTRONIC RECLAMATION	1173 GROVE, ANAHEIM, CA
EMERSON & CUMING INC.
ENERGY PRODUCTION	777 S. MAIN ST. SUITE 28, ORANGE, CA 92688

ENERGY PRODUCTION & SALES CO.	14711 BENTLEY CIRCLE, TUSTIN, CA 92690
ENGS MOTOR TRUCK CO.
EXXON MOBILE CORPORATION
FACET ENERGY FOR RUTHERFORD OIL COMPANY	1317 E. WARDLOW RD., LONG BEACH, CA 90807
FAIRCHILD HOLDING CORPORATION
FARMDALE CREAMERY, INC.
FARR CO.
FARRAR GRINDING COMPANY
FARWEST COROSION CONTROL CO.
FEDERAL AVIATION ADMINISTRATION
FEDERAL BUREAU OF PRISONS/FEDERAL PRISON INDUSTRIE
FEDERAL EXPRESS CORPORATION
FEDERAL PAPERBOARD COMPANY(CONTINENTAL FOREST)	P.O. BOX 1425, AUGUSTA, GA 30913
FERRO CORP.
FIBREBOARD CORP.	C/O LOUISIANA-PACIFIC CORP., 111 SW 5TH 42ND FL., PORTLAND, OR 97204
FILTROL CORP	P.O. BOX 1008, 52 EAST GAY STREET, ATTORNEY/JOSEPH D. LONARDO, COLUMBUS, OH 43216
FINISH KARE PRODUCTS, INC.
FINLEY OILWELL SERVICE
FIRESTONE TIRE & RUBBER COMPANY	1200 FIRESTONE PARKWAY, AKRON, OH 44317
FIX AND BRAIN VACUUM TRUCK SERVICES
FLAN’S AUTO WASH, INC.
FLASKEMPER, INC. (MARK INDUSTRIES)	12027 PARAMOUNT BLVD., DOWNEY, CA 90242
FLINT INK CORPORATION
FLYING TIGER LINE
FMC CORPORATION
FOOTE AXLE & FORGE LLC
FORD MOTOR COMPANY
FOSTER POULTRY FARMS
FOUR STAR BAKERY	9424 W. PICO BLVD., LOS ANGELES, CA 90035
FPCO OIL & GAS CO.
FRANCISCAN CERAMICS, INC.
FREIGHTLINER CORP.
G-P GYPSUM CORP.
G.R. NANCE	1736 ERRINGER RD #100, SIMI VALLEY, CA 93065
GATX TERMINALS CORPORATION	500 W. MONROE, CHICAGO, IL 60661
GAYLORD CONTAINER	6400 JAMIESON WAY, GILROY, CA 95020
GAYLORD CONTAINER CORPORATION
GC INTERNATIONAL, INC
GC INTERNATIONAL, INC. FOR RAYTEE CO.	801 E. SLAUSON AVE., LOS ANGELES, CA 90011
GEMINI INDUSTRIES, INC.
GEN CORP, INC.
GENERAL DYNAMICS CORP.	3190 FAIRVIEW PARK DRIVE, FALLS CHURCH, VA 22042
GENERAL ELECTRIC
GENERAL FELT INDUSTRIES, INC.
GENERAL LATEX AND CHEMICAL
CORPORATION

GENERAL MOTORS CORP.
GENERATOR EXCHANGE CO., INC.
GEORGE INDUSTRIES
GEORGIA-PACIFIC CORP.
GILLETTE COMPANY	3900 PRUDENTIAL TOWER, BOSTON, MA 02199
GLEASON INDUSTRIAL PRODUCTS, INC.
GLEN ROCK CAR WASH	2711 COLORADO BLVD., LOS ANGELES, CA 90041
GLENAIR, INC.
GLOBE DATA SYSTEMS, INC.
GLOBE FOOD PRODUCTS
GOLDEN EAGLE REFINING CO.	707 WILSHIRE BLVD. #5200, LOS ANGELES, CA 90017
GOLDEN STATE FOODS CORP.
GOODWILL INDUSTRIES OF SOUTHERN
CALIFORNIA, INC.
GOODWIN CONSTRUCTIONCO., INC FOR ALL AMERICAN OIL	235 S. ORANGE DR., LOS ANGELES, CA 90036
GOULD INC
GRANT OIL TOOL	C/O MASCO IND., INC. 21001 VAN BORN RD., TAYLOR, MI 48180
GRAY TRUCK CO.	4280 BANDINI BLVD., LOS ANGELES, CA 90023
GREAT LAKES PROPERTIES, INC.	3878 CARSON ST. #B205, TORRANCE, CA 90503
GREEN’S READY MIXED CONCRETE CO.
GREGG INDUSTRIES, INC.
GRINDLEY MANUFACTURING, INC.
GRISWOLD INDUSTRIES
GSF ENERGY, INC.	2750 SIGNAL PKWY, SIGNAL HILL, CA 90806
GSF ENERGY, LLC	JERREL BRANSON,
GTE SERVICE CORP.
H & C DISPOSAL BROTHERS, INC.
H & L TOOTH COMPANY
HAGEE-LEWIS PETROLEUM CORPORATION
HAGELIN AIRCRAFT MOTORS COMPANY, INC.
HALBERT BROTHERS, INC.
HARBOR CHEVROLET CORP.
HARLAND M. BRAUN & CO.
HARTWELL CORPORATION
HASCO OIL COMPANY, INC.
HELENE CURTIS, INC.
HELLMAN PROPERTIES	BOX 2398, SEAL BEACH, CA 90740
HENKEL CORPORATION
HERBELL OIL EXPLORATION CO.
HERMAN WEISSKER, INC.
HERTZ CORPORATION
HERTZ RENT-A-CAR DIVISION	C/O HERTZ CORP., 660 MADISON AVE., NEW YORK, NY 10021
HI-SHEAR CORPORATION	2600 SKY PARK DRIVE, TORRANCE, CA 90505
HINDERLITER HEAT TREATING (DOWNEY)	3809 W. NORTHWEST HIGHWAY # 300, DALLAS, TX 75220
HOECHST CELANESE CORP.
HOLLY SUGAR CORP.
HOLLY SUGAR CORPORATION	P.O. BOX 9, SUGAR LAND, TX 77487

HOLMES-HALLY INDUSTRIES
HONEYWELL INTERNATIONAL
HONEYWELL, INC.	P.O. BOX 524, MINNEAPOLIS, MN 55440
HOUGHTON INTERNATIONAL INC.
HOUSING AUTHORITY OF THE CITY OF LOS ANGELES
HOWELL DRILLING, INC.
HTW INDUSTRIES, INC.
HUCK MANUFACTURING COMPANY
HUFFY CORP.
HUGHES AIRCRAFT COMPANY
HUNT-WESSON INC
HURST CHEMICAL CO.
HYATT CORP.
HYDRAULIC UNITS, INC.
HYDRIL COMPANY
HYDROAIRE, INC.
ICX	5011 FIRESTONE, SOUTHGATE, CA 90280
IDEAL METAL & SALVAGE CO
IMC GLOBAL INC
IMCO SERVICES DIVISION OF HALLIBURTON CO	500 N. AKARD ST. STE. 3600, DALLAS, TX 75201
INDAL LTD
INDOPCO, INC.
INDUSTRIAL FIBERGLASS CORP.
INDUSTRIAL TRUCKING
INDUSTRIAL WIRE PRODUCTS CORP.
INGERSOLL-RAND COMPANY
INLAND CONTAINER	5991 BANDINI BLVD., LOS ANGELES, CA 90040
INLAND KENWORTH, INC.
INLAND PAPERBOARD & PACKAGING, INC
INMONT INK	1244 N. LEMON ST., ANAHEIM, CA 92803
INSILCO CORPORATION
INTERFACE CORPORATION
INTERNATIONAL ALUMINUM CORP.
INTERNATIONAL COATINGS COMPANY, INC.
INTERNATIONAL EXTRUSION CORP.
INTERNATIONAL PAPER COMPANY	INTERNATIONAL PAPER PLAZA, 77 W. 45TH
STREET, NEW YORK, NY 10036
INTERNATIONAL RECTIFIER CORP.
INTERNATIONAL RECTIFIER CORPORATION	233 KANSAS STREET, EL SEGUNDO, CA 90245
INTERNATIONAL TECHNOLOGY CORP.
INTERSTATE BRANDS CORP.
INTERSTATE HOSTS, INC.
IRISH CONSTRUCTION
IT CORPORATION
IT TRANSPORTATION CORP.	P.O. BOX 2995, TORRANCE, CA 90505
ITGM INTERNATIONAL, INC.
ITW CIP STAMPINGS
J & Q PRODUCE	1011 S. SAN JULIAN ST., LOS ANGELES, CA 90015
J.H. BAXTER & CO.	1710 W. 8TH, LONG BEACH, CA 90813
J.H. BAXTER & COMPANY, INC.
JACKSON MARINE CORP.

JAE OF CALIFORNIA, INC.
JAYBEE MANUFACTURING CORP.
JEFFERSON STONE CORPORATION & STONE CONTAINER CORPORATION
JENSEN INDUSTRIES, INC.
JET CAR WASH DBA ALEXIE & SONS, INC., AND SAM KASH
JOHNSON MACHINERY CO.
JURA SERVICES INCORPORATED
K.L. KELLOGG & SONS	4220 LONG BEACH BLVD., LONG BEACH, CA 90807
KAISER AEROSPACE & ELECTRONICS CORP.
KAISER ALUMINUM & CHEMICAL CORP.
KAISER FOUNDATION HEALTH PLAN, INC.
KAY GENERAL, INC.	999 MERIDIAN AVE., ALHAMBRA, CA 91803
KELLY-MOORE PAINT CO., INC.
KENNETH SPERRY
KENOSHA AUTO TRANSPORT CORP.
KERN FOODS SHAREHOLDERS LIQUIDATING TRUST
KERN FOODS, INC.
KERR GROUP, INC.
KERR MCGEE CORPORATION
KEYSOR-CENTURY CORP.	26000 SPRINGBROOK RD., SAUGUS, CA 91350
KIEWIT CONTINENTAL, INC.
KINDER MORGAN ENERGY PARTNERS LLP
KING’S DIESEL SERVICE, INC.
KIRKHILL RUBBER COMPANY
KK&T AUTO PARTS, INC.
KNUDSEN CORP.	231 E. 23RD ST., LOS ANGELES, CA 90011
KRACO ENTERPRISES, INC.
L & F INDUSTRIES
L.A. INDUSTRIAL CONTROL, INC.	5366 PACIFIC AVENUE, LONG BEACH, CA 90805
L.A. UNIFIED SCHOOL DISTRICT
L.C. MILLER COMPANY
LAKEWOOD SOUTH CAR WASH
LARSEN-HAGUE ELECTRIC	11510 S. ALAMEDA ST., LOS ANGELES, CA 90059
LATCHFORD GLASS CO.	7537 MARBRISA, HUNTINGTON PARK, CA 90255
LEON’S TRANSMISSION SERVICE, INC.
LEVER BROTHERS COMPANY, INC.
LEWIS FOODS, INC.	822 IMPERIAL AVENUE, SAN DIEGO, CA 92101
LIBERTY VEGETABLE OIL CO.
LINDBERG STEEL, INC.
LOCKHART INDUSTRIES, INC.
LOCKHEED AERONAUTICAL SYSTEMS	4500 PARK GRANADA BLVD., CALABASAS, CA 91399
LOCKHEED MARTIN CORPORATION
LONG BEACH OIL DEV. CO.
LONG BEACH PLATING CO., INC.
LONG BEACH PUBLIC TRANSPORTATION
LONG BEACH UNIT
LONGVIEW FIBRE COMPANY

LONZA, INC.
LOS ANGELES CHEMICAL COMPANY
LOS ANGELES COMMUNITY COLLEGE DISTRICT
LOS ANGELES COUNTY METROPOLITAN TRANSPORTATION AUTHORITY
LOS ANGELES TIMES COMMUNICATIONS LLC
LUBRICATING SPECIALTIES CO.
LUNDAY-THAGARD COMPANY
LUNDAY-THAGARD OIL CO.	C/O WORLD OIL CO., INC., 9302 GARFIELD, SOUTH GATE, CA 90280
LUXFER GAS CYLINDERS
LUXFER USA LIMITED
M&B OIL CO., INC.
MACK TRUCKS, INC.
MAIN DRIVE, INC.
MAJESTIC PONTIAC
MAJOR PAINT CO.
MANCHESTER TANK & EQUIPMENT
MANLEY OIL COMPANY
MANUFACTURER’S WIRE CO.	12320 S. WOODRUFF AVE., DOWNEY, CA 90241
MARINE TERMINALS CORP.
MARMAC RESOURCES COMPANY
MARMAC RESOURCES FOR MARMAC OIL CO.	5932 W. 75TH ST., LOS ANGELES, CA 90045
MARQUARDT CO., INC.	16555 SATICOY ST., VAN NUYS, CA 91409
MARTIN CADILLAC CO., INC.
MARTIN MARIETTA CARBON, INC.	SUITE 210, 7921 SOUTHPARK PLAZA, ASSOC GEN COUNSEL/JIM DENAPOLI, LITTLETON, CO 80120
MARTIN MARIETTA CORPORATION	6801 ROCKLEDGE DRIVE, BETHESDA, MD 20817
MASCO CORPORATION
MASTER PROCESSING CORP.	2500 THOMPSON ST., LONG BEACH, CA 90805
MAX FACTOR & CO.
MAYTAG CORPORATION
MAYWOOD-BELL FORD	190 NEWPORT CENTER DRIVE, NEWPORT BEACH, CA 92660
MCAULEY LCX CORPORATION
MCCULLOCH CORP.	5433 BEETHOVEN ST., LOS ANGELES, CA 90066
MCDONNELL DOUGLAS CORP	P. O. BOX 516, ST LOUIS, MO 63166
MCDOWELL & CRAIG MANUFACTURING
CO.
MCFARLAND ENERGY	10425 S. PAINTER AVE., SANTA FE SPRINGS, CA 90670
MCFARLAND ENERGY CORP./SEABOARD OLD AND GAS	SUITE 3600, 350 SOUTH GRAND AVENUE, ATTORNEY/JOHN ZEBROWSKI, LOS ANGELES, CA 90071
MCGEAN-ROHCO, INC.
MCKECHNIE INVESTMENTS, INC. AND LAMSON & SESSIONS
MCKENNA & CUNEO FOR BUDGET UNIFORM RENTAL SUPPLY	444 SO. FLOWER ST., LOS ANGELES, CA 90071
MCKENZIE ORO NEGRO CO.	C/O MCKENZIE-SCOTT CO., INC., BOX 17269, IRVINE, CA 92714

MCKESSON CORPORATION
MCKESSON WATER PRODUCTS COMPANY
MENASCO, INC.
MERCK & CO., INC
MERCURY AIR GROUP, INC.
MERLE NORMAN COSMETICS, INC.
METAL CONTAINER CORP. OF CALIFORNIA
METAL SURFACES, INC.
METALDYNE
METROPOLITAN STEVEDORE COMPANY
MICHELIN NORTH AMERICA, INC
MINNESOTA MINING AND MANUFACTURING COMPANY
MITCHELL ENERGY COMPANY, L.P.
MITCHELL ENERGY CORP.
MLS, INC.
MOBIL OIL CORP	150 E. 42ND ST., 35TH FL., NEW YORK, NY 10017
MODERN SERVICE COMPANY
MOJAVE GRANITE CO
MONSANTO COMPANY
MONTEREY HOLDING, INC.
MOORMAN MANUFCTURING COMPANY
MPDC, INC.
MRC HOLDINGS, INC
MYDRIN INC
MYERS DRUM CO.	C/O MYERS CONTAINER CORP., 5820 BICKETT, HUNTINGTON PARK, CA 90255
MYRDIN INC.
NATIONAL CAN CORP.	8101 HIGGINS RD., CHICAGO, IL 60631
NATIONAL TECHNICAL SYSTEMS	24007 VENTURA BLVD, CALABASAS, CA 91302
NAVISTAR INTERNATIONAL TRANSPORTATION CORP.
NESTLE USA, INC
NEUTROGENA CORPORATION
NEVILLE CHEMICAL COMPANY
NIXON-EGIL EQUIPMENT CO. OF SOUTHERN CALIFORNIA
NL INDUSTRIES, INC
NL METALS
NORRIS INDUSTRIES	21001 VAN BORN RD., TAYLOR, MI 48180
NORTHROP CORPORATION	1840 CENTURY PARK EAST, LOS ANGELES, CA 90067
NORTHROP GRUMMAN CORPORATION	1840 CENTURY PARK EAST, LOS ANGELES, CA 90067
NORTON & SON OF CA DBA OLYMPIC PAINT & CHEMICAL CO.
NORTON & SON, INC. – OLYMPIC PAINT DIV.	5928 S. GARFIELD AVENUE, VICE PRESIDENT/FRANK A. SCANLAND, LOS ANGELES, CA 90040
NU CAR PREP SYSTEM, INC.	12000 CHRYSLER DR., HIGHLAND PARK, MI 48288
NUGENT CHEVROLET-OLDSMOBILE, INC.
OAKITE PRODUCTS, INC.
OCCIDENTAL CHEMICAL CORP.	10889 WILSHIRE BLVD, LOS ANGELES, CA 90024

OCCIDENTAL PETROLEUM CORP.
OIL & SOLVENT PROCESS CO.	1704 WEST FIRST STREET, AZUSA, CA 91702
OILFIELD TRUCKING CO., INC.	1601 S. UNION AVE., BAKERSFIELD, CA 93307
OLYMPIC PAINT AND CHEMICAL CO.	5928 S. GARFIELD AVE., LOS ANGELES, CA 90040
OPERATING INDUSTRIES, INC
ORANGE COUNTY NAMEPLATE CO., INC.
ORANGE COUNTY SANITATION DISTRICT
ORYX ENERGY COMPANY
OTTING ENTERPRISES, INC.
OWENS-CORNING FIBERGLASS CORP.
OWENS-ILLINOIS, INC.
P.L. PORTER CO.
PABST BREWING CO.	917 W. JUNEAU AVE., MILWAUKEE, WI 53233
PACCAR INC.
PACE INDUSTRIES DIE CAST PRODUCTS, INC.
PACIFIC BELL TELEPHONE & TELEGRAPH	2600 CAMINO RAMON, #3E000U, SAN RAMON, CA 94583
PACIFIC ELECTRICORD COMPANY
PACIFIC FORGE, INC.
PACIFIC INTERMOUNTAIN EXPRESS (PIE)	1101 JANIS ST., CARSON, CA 90746
PACIFIC PUMPS OPERATIONS	DIV. OF DRESSER IND., 5715 BICKETT ST., HUNTINGTON PARK, CA 90255
PACIFIC TELESIS GROUP	130 KEARNEY ST., SUITE 2907, SAN FRANCISCO, CA 94108
PACIFIC TRADING CORPORATION	2601 W. OLYMPIC BLVD., #3, LOS ANGELES, CA 90006
PACIFIC TUBE COMPANY	5710 SMITHWAY ST., LOS ANGELES, CA 90040
PACIFIC VALVES & FLOW SEALS	3201 WALNUT AVE., LONGBEACH, CA 90807
PAFUL, INC.
PAKTANK CORPORATION
PARAMOUNT AUTO PARTS, INC.
PARAMOUNT INTERESTS, INC.
PARKER SEAL	DIV. OF PARKER HANNIFIN CORP., 17325 EUCLID AVE., CLEVELAND, OH 44112
PARKER-HANNIFIN CORPORATION
PCC FLOW TECHNOLOGIES, INC.
PECK ROAD FORD TRUCK SALES, INC.
PEERLESS PUMP COMPANY	1441 PEERLESS WAY, MONTEBELLO, CA 90640
PENNZOIL COMPANY
PENSKE TRUCK LEASING CO., LP
PERMAFIRM PAD COMPANY
PERVO PAINT CO.	6624 STANFORD AVE., LOS ANGELES, CA 90001
PETROMINERALS CORPORATION
PHELPS DODGE BRASS CO.	6100 SO GARFIELD AVENUE, LOS ANGELES, CA 90022
PHELPS DODGE CORPORATION
PHYSICIANS FORMULA COSMETICS INC.
PIKE’S RADIATOR
PILLSBURY COMPANY	200 S. 6TH ST., MINNEAPOLIS, MN 55402
PILOT CHEMICAL CORP.
PIONEER-FLINTKOTE PRODUCTS CO.	C/O FLINTDOTE BLDG., P.O. BOX 3236, LITTLE ROCK, AR 72203

PLASTIC DRESS-UP COMPANY
PLESSEY PRECISION METALS, INC.
PM AG PRODUCTS INCORPORATED
PNEUMO ABEX CORPORATION
POOL CALIFORNIA ENERGY SERVICES, INC.
POOL COMPANY
POTTERY CRAFT	2320 N. ALAMEDA ST., COMPTON, CA 90222
POWERLINE OIL CO., INC.	12354 LAKELAND RD, SANTA FE SPRINGS, CA 90670
PPG INDUSTRIES, INC.
PQ CORPORATION
PRECISION AUTOMOTIVE PRODUCTS, INC.	1920 S. GRIFFITH ST., LOS ANGELES, CA 90011
PRIMERICA HOLDINGS, INC.
PRINCE CHRYSLER PLYMOUTH, INC.
PROCTOR AND GAMBLE MANUFACTURING CO.
PRODUCTOL CHEMICAL DIVISION	C/O FERRO CORP., 10051 ROMANDEL AVE., SANTA FE SPRINGS, CA 90670
PROGRESSIVE PRODUCE CORP.
PROPAK CALIF. CORP.
PRUDENTIAL LIGHTING CORPORATION
PRUDENTIAL OVERALL SUPPLY	17641 FABRICA WAY, CERRITOS, CA 90701
PUREX CORP.	C/O DIAL CORP., GREYHOUND TOWER, PHOENIX, AZ 85077
PUREX INDUSTRIES, INC
QUAKER STATE CORPORATION
QUALITY METAL FINISHING CO.	11750-54 S. ALAMEDA, P.O. BOX 640, LYNWOOD, CA 90262
QUANTUM CHEMICAL CORP./EMERY DIVISION
QUEBECOR PRINTING (USA) CORPORATION
QUEBECOR PRINTING MEMPHIS, INC. FOR CAL. ROTOGRAVE	400 ATLANTIC AVENUE, BOSTON, MA 02110
QUEBECOR PRINTING, INC
R & D LATEX CORP.	5901 TELEGRAPH RD., LOS ANGELES, CA 90040
R & M PETROLEUM CO.
R.A. INDUSTRIES INC.
R.A. REED ELECTRIC COMPANY
RAIN BIRD CORPORATE SERVICES CO.
RAINBOW TRUCKING COMPANY, ET AL.
RAYTHEON COMPANY
RB&W CORPORATION
RECON/OPTICAL, INC.
RECYCLED COMMODITIES, INC.
REDMAN EQUIPMENT & MANUFACTURING
REHRIG PACIFIC COMPANY
REICHHOLD
REICHHOLD, INC
REICHOLD CHEMICALS, INC.	PO BOX 13582, RESEARCH TRIANGLE, NC 27709
REISNER METALS, INC.
RELIANCE UPHOLSTERY SUPPLY CO., INC.	P.O. BOX 329, GARDENA, CA 90248
REMO, INC.

RENTA UNIFORM & TOWEL	3200 N. FIGUEROA, LOS ANGELES, CA 90065
RENTAL SERVICE CORPORATION
RENTEX	1600 COMPTON AVE., LOS ANGELES, CA 90021
REPUBLIC TOOL & MANUFACTURING CORPORATION
RETTAN CORP.
REVLON CONSUMER PRODUCTS CORPORATION
REYNOLDS METALS COMPANY
RHODIA, INC.
RICHARDSON & HOLLAND CORP.
RLL CORPORATION
ROADWAY EXPRESS, INC.	1077 GORGE BLVD, AKRON, OH 44309
ROBERTSHAW CONTROLS CO.
ROCKWELL INTERNATIONAL	600 GRANT ST., PITTSBURGH, PA 15219
ROLLINS LEASING CORP.
RONSON CORP
RONSON HYDRAULIC UNITS CORPORATION	530 SUGAR CREEK ROAD EAST, CHARLOTTE, NC 28213
ROSCOE MOSS COMPANY	P.O. BOX 31064, LOS ANGELES, CA 90063
ROSCOE MOSS MANUFACTURING CO.
ROSEMEAD RADIATOR SHOP
ROUTH TRANSPORTATION
ROYAL ALUMINUM CO., INC.	620 MARKET ST., NEWARK, NJ 07105
ROYAL INDUSTRIES
ROYAL INDUSTRIES INTERNATIONAL
ROYAL PAPER BOX COMPANY OF CALIFORNIA
ROYALWEVE CARPET MILLS FOR MAND CARPET MILLS	5102 SILVER ARROW DR., RANCHO PALOS VERDES, CA 90274
RUBBERCRAFT CORP. OF CALIFORNIA, LTD.
RYDER TRUCK RENTAL, INC.
SAFETY KLEEN CORP.
SAFEWAY STORES, INC.	201 4TH ST., OAKLAND, CA 94607
SAFEWAY, INC
SAN DIEGO GAS & ELECTRIC CO.
SANDERS SEVICE, INC.
SANMINA CORP.
SANTA FE ENAMELING & METAL FINISHING CO.
SANTA FE ENERGY RESOURCES, INC	1616 SOUTH VOSS ROAD, HOUSTON, TX 77505
SANTA MONICA FORD
SAPUTO CHEESE USA INC.
SARA LEE CORPORATION
SARGENT INDUSTRIES, INC.
SAV-ON PLATING, INC.
SBC HOLDINGS, INC
SCHRILLO COMPANY
SCHROEDER TOOL & DIE CORP.
SEALED AIR CORP.
SEALRIGHT CO., INC.
SEARS, ROEBUCK AND CO.
SETCO, INC.
SFPP, L.P.
SGL TECHNIC INC.

SHAFCO INDUSTRIES, INC.
SHASTA BEVERAGE	C/O SARA LEE CORP., 14405 E. ARTESIA BLVD, LA MIRADA, CA 90638
SHELL OIL COMPANY
SIKA CHEMICAL CORPORATION	12727 E. IMPERIAL HIGHWAY, SANTA FE SPRINGS, CA 90670
SIKA CORP.
SLAUSON HAND CAR WASH
SMITH TOOL CO.	P.O. BOX C-19511, IRVINE, CA 92713
SMITHKLINE BEECHAM CORP.
SONIC PLATING COMPANY
SONIC TESTING & ENGINEERING, INC.
SOULE LIQUIDATING AGENCY
SOULE STEEL CO., INC.	P.O. BOX 6222, 2160 E. DOMINGUEZ, CARSON, CA 90748
SOULE-ARNON LIQUIDATING AGENCY
SOUTHERN CALIFORNIA EDISON	2244 WALNUT GROVE AVE., ROSEMEAD, CA 91770
SOUTHERN CALIFORNIA GAS COMPANY	810 SOUTH FLOWER STREET, LOS ANGELES, CA 90017
SOUTHERN CALIFORNIA RAPID TRANSIT DISTRICT
SOUTHERN CALIFORNIA SERVICE CORP.
SOUTHERN ENGINEERING CO.
SOUTHERN PACIFIC TRANSPORTATION COMPANY	808 TRAVIS, STE 620, HOUSTON, TX 77002
SOUTHWEST FOREST INDUSTRIES, INC.
SOUTHWEST PROCESSORS, INC.
SOUTHWESTERN ENGINEERING CO.
SPARKLETTS DRINKING WATER CORP.
SQUARE D CO.
SQUIRE, SANDERS & DEMPSEY FOR GOODRICH	1800 HUNTINGTON BLDG., CLEVELAND, OH 44115
ST. IVES LABORATORIES, INC.
STA-LUBE INC.
STANDARD PRECISION INC. ACCURIDE DIV	12311 SHOEMAKER AVENUE, SANTA FE SPRINGS, CA 90670
STANDEX INTERNATIONAL CORP.
STANDUM MACHINE	2943 E. LAS HERMANIES, RANCHO DONINGUEZ, CA
STANELY FASTENING SYSTEMS, L.P., THE
STANLEY WORKS & STANLEY-BOSTITCH, INC.
STAR-KIST FOODS INC.	C/O H.J. HEINZ CO., 600 GRANT ST., PITTSBURGH, PA 15219
STEEL SERVICES CO.
STEELSCAPE, INC
STERLING FLUID SYSTEMS (USA), INC.
STEVE’S PLATING CORP.	3111 N. SAN FERNANDO, BURBANK, CA 91504
STROH BREWERY COMPANY
STROH CONTAINER COMPANY
SUN GAS CO.	399 N. D ST., SAN BERNARDINO, CA 92401
SUN LINES CRUISES DIVISION	C/O MARRIOTT CORP., MARRIOTT DR., WASHINGTION, DC 20058
SUN LITHO, INC. AND MORRIS NEWSPAPER CORP.
SUNCLIPSE, INC.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
SUPERIOR METAL FINISHING	1733 W. 134TH ST., GARDENA, CA 90249
SUPERIOR METAL FINISHING INC.
SUPERIOR TILE CUTTER, INC.
SUPRACOTE, INC.	222 W. KALAMA RIVER RD, KALAMA, WA 98625
SURFACE PROTECTION INDUSTRIES, INC
SWIFT-COR TOOL ENGINEERING, INC.
SYNKOLOID CO.	59285 GARFIELD AVE., CITY OF COMMERCE, CA 90040
T.I.M.E. – DC, INC.
TABC, INC.
TDY INDUSTRIES, INC.
TECHALLOY COMPANY, INC.
TECHNICAL SERVICE CO.
TED A. HAMMETT VACUUM TRUCK SERVICE	22023 EMBASSY AVENUE, LONG BEACH, CA 90810
TED LEVINE COOPERAGE	9630 EL POCHE ST., S. EL MONTE, CA 91733
TELEDYNE CAST PRODUCTS
TELEDYNE LAARS
TELEDYNE LINAIR
TELEDYNE MICROELECTRONICS
TELEDYNE POST
TELEDYNE SPRAGUE ENGINEERING
TELEDYNE TECHNOLOGIES, INC.
TELEFLEX CONTROL SYSTEMS, INC.
TEXACO, INC	2000 WESTCHESTER AVENUE, WHITE PLAINS, NY 10604
TEXTILE RUBBER AND CHEMICAL
TEXTURED COATINGS OF AMERICA, INC.
THE ALPHA CORPORATION OF TENNESSEE (-)
THE BOEING COMPANY
THE BRADFORD WHITE COMPANY
THE CLOROX COMPANY
THE FLINTKOTE COMPANY
THE GILLETTE COMPANY
THE GLIDDEN COMPANY
THE GOODYEAR TIRE & RUBBER COMPANY
THE HOWARD ORGANIZATION
THE LOS ANGELES WORLD AIRPORTS
THE MEAD CORPORATION
THE NORAC COMPANY, INC.
THE PASHA GROUP
THE SHERWIN-WILLIAMS COMPANY
THE TIMES MIRROR COMPANY	202 WEST FIRST STREET, LOS ANGELES, CA 90012
THE TRIUMPH GROUP OPERATIONS, INC.
THE VALSPAR CORPORATION
THE W.W. HENRY CO.
THERMAL ENGINEERING INTERNATIONAL USA, INC
THOMPSON DRILLING CO.	4 CORP. PLAZA DR. #102, NEWPORT BEACH, CA 92660
THRIFTIMART	2652 S. LONG BEACH AVE., LOS ANGELES, CA 90006
THUMS LONG BEACH COMPANY

THURES’S WELDING SERVICE
TIME OIL CO.
TLI, INC. FOR CONTINENTAL TRAILWAYS	110 PRESIDIO PL., PALM DESERT, CA 92260
TODD PACIFIC SHIPYARDS CORP.
TOMADUR ENGINE CO.
TOMADUR ENGINE COMPANY	3737 SO. CAPITOL AVENUE, P.O. BOX 1260, CITY OF INDUSTRY, CA 91747
TOMKINS INDUSTRIES, INC.
TORRANCE TUBING & CONDUIT	1739 W. 213TH ST., TORRANCE, CA 90509
TOWER INDUSTRIES, INC.
TRABON REALTY CORP.
TRAILMOBILE CORP.
TRANS WORLD AIRLINES	100 S. BEDFORD ROAD, MOUNT KISCO, NY 10549
TRANSPORTATION LEASING COMPANY
TRANSTAR METALS, INC.
TREASURE CRAFT	2320 N. ALAMEDA ST., COMPTON, CA 90222
TREE ISLAND INDUSTRIES, LTD.
TREE ISLAND STEEL
TRIBUNE CO.
TRICO INDUSTRIES
TRICO INDUSTRIES FOR KOBE, INC.	777 106TH AVE. NW, BELLEVUE, WA 98004
TROJAN BATTERY CO.
TRUMBULL ASPHALT COMPANY	1720 MONA BLVD., P.O. BOX 5665, COMPTON, CA 90224
TRW, INC	1900 RICHMOND ROAD, CLEVELAND, OH 44124
TUBOSCOPE VETCO INTERNATIONAL INC.
TULON CO.
TW METALS, INC.
TWENTIETH CENTURY FOX FILM CORP.
U.S. AIR FORCE (AIR NATIONAL GUARD)
U.S. AIR FORCE (LA AIR FORCE STATION)
U.S. BORAX & CHEMICAL CORP.	3075 WILSHIRE BLVD., LOS ANGELES, CA 90010
U.S. BORAX, INC
U.S. COAST GUARD
U.S. COAST GUARD, 11TH COAST GUARD DISTRICT	501 W. OCEAN BLVD., LONG BEACH, CA 90822
U.S. FOODSERVICE, INC.
U.S. PREFINISHED METALS CORP.
ULTRAMAR, INC.
UNIFIED WESTERN GROCERS, INC
UNIFIRST CORP.
UNION CARBIDE CORPORATION	OLD RIDGEBURY ROAD, DANBURY, CT 06817
UNION OIL COMPANY OF CALIFORNIA	2101 W. FIFTH STREET, LOS ANGELES, CA 90018
UNION PACIFIC RAILROAD COMPANY	1416 DODGE STREET, OMAHA, NE 68179
UNION PACIFIC RESOURCES CO.
UNIROYAL GOODRICH TIRE CO.
UNITED AERONAUTICAL CORP.
UNITED AIRLINES, INC.
UNITED PARCEL SERVICE OF AMERICA, INC.
UNITED PARCEL SERVICE, INC
UNITED STATES BRASS CORP.

UNITED STATES GYPSUM COMPANY
UNITED STATES POSTAL SERVICE
UNITOG RENTAL SERVICES, INC.
UNIVERSAL PAINT CORPORATION	P.O. BOX 1218, LA PUENTE, CA 91749
UNIVERSITY OF CALIFORNIA, LOS ANGELES
UNOCAL CORP. FOR COLLIER CARBON & CHEMICAL	P.O. BOX 7600, LOS ANGELES, CA 90051
UNOCAL CORPORATION
USG CORPORATION	101 S. WACKER DR., CHICAGO, IL 60606
V & M PLATING CO., INC.
V & M PRECISION GRINDING	14032 S. AVALON BLVD., LOS ANGELES, CA 90061
VACCO INDUSTRIES
VALLEY METAL TREATING, INC.
VALLEY PLATING WORKS, INC.
VAN DER HORST CORP.	BOX 42100, SAN FRANCISCO, CA 94142
VAN WATERS & ROGERS
VARCO INTERNATIONAL INC.
VENTURA TRANSFER CO.
VEST, INC.
VIACOM, INC
VIAD CORPORATION
VIKING FREIGHT SYSTEM
VOI SHAN	8463 HIQUERA ST., CULVER CITY, CA 90230
VOPAK USA INC
W.E. HOLMES, INC.
W.R. GRACE COMPANY—DAVIDSON CHEMICAL	ONE TOWN CENTER RD., BOCA RATON, FL 33486
WARD ENGINEERING, INC.
WARREN TRUCKING CO., INC.
WASTE MANAGEMENT, INC
WATER PIK TECHNOLOGIES, INC
WATERFORD WEDGEWOOD USA, INC
WEISER LOCK CO.	5555 MCFADDEN AVE., HUNTINGTON BEACH, CA 92649
WELCH’S OVERALL CLEANING CO.
WESCAL INDUSTRIES
WESLOCK CORP.	DIV. OF TRE CORP., 13344 S. MAIN ST., LOS ANGELES, CA 90061
WEST AMERICAN RUBBER CO., INC.
WEST ASPEN, INC.
WEST CHEMICAL PRODUCTS INC.	6014 S. EASTERN AVE., CITY OF COMMERCE, CA 90040
WESTERN CHEMICAL CO.	14650 FIRESTONE, LA MIRADA, CA 90638
WESTERN TUBE & CONDUIT CORP.
WESTINGHOUSE ELECTRIC CORPORATION	WESTINGHOUSE BUILDING , GATEWAY CENTER, PITTSBURGH, PA 15222
WESTSIDE BUILDING MATERIAL CORP.
WETMORE TOOL & ENGINEERING CO., INC.
WEYERHAEUSER CO.
WILLAMETTE INDUSTRIES, INC.
WILLANETTE INDUSTRIES, INC.
WILLIAM F. DONAHOE, INC. D/B/A VERNON TRUCK WASH	3308 BANDINI BLVD., PRESIDENT/WILLIAM DONAHOE, LOS ANGELES, CA 90023
WILLIAMS FURNACE CO.
WILLIAMS SERVICE CORP.

WILMINGTON LIQUID BULK	P.O. BOX 635, WILMINGTON, CA 90748
WILSHIRE CAR WASH
WINTERS INDUSTRIAL CLEANERS, INC.
WITCO CORPORATION
WYMAN-GORDON COMPANY
XEROX CORPORATION
XTRA ENERGY CORPORATION
YORK INTERNATIONAL CORP.
ZENITH SPECIALTY BAG CO., INC.
ZERO CORP.
ZOLATONE PROCESS, INC.	3411 E. 15TH ST., LOS ANGELES, CA 90023

Casmalia Resources Site PRPs

A&H PLATING, INC.
A.O. SMITH CORP.
ABB VETCO GRAY, INC.	JANICE BREESE,
ACCURIDE INTERNATIONAL INC.
ACME METALS INCORPORATED
ACTION COMPUTER PRODUCTS SALES INC.
ACTIVE USA, INC. SBM KENOSHA AUTO TRANSPORT, INC.
AEROCHEM, INC.
AEROJET-GENERAL CORPORATION	SUZANNE L. PHINNEY,
AIR INDUSTRIES CORPORATION
AIR LOGISTICS CORPORATION
AIR PRODUCTS AND CHEMICALS, INC.
AJ DAW PRINTING INK CO.
AK STEEL CORP. SBM ARMCO INC.
AKZO NOBEL COATINGS INC.
AL’S PLATING CO.
ALCOA COMPOSITES INC.
ALFLEX CORPORATION
ALLAN HANCOCK JOINT COMMUINITY COLLEGE DISTRICT
ALLERGAN INC.
ALLIANT FOODSERVICE, INC.
ALMA PISTON CO./TOMADUR ENGINE CO.
ALVORD UNIFIED SCHOOL DISTRICT
ALYESKA PIPELINE SERVICE COMPANY
AMERICAN AIRLINES
AMERICAN BROADCASTING CO., INC.
AMERICAN CAN CO.
AMERICAN ENVIRONMENTAL MANAGEMENT CORPORATION
AMERICAN HONDA MOTOR CO., INC.
AMERIPRIDE SERVICES INC. FKA WELCH’S OVERALL CLEAN
AMERON INTERNATIONAL CORPORATION
AMICO WEST
AMTRAK-NATIONAL RAILROAD PASSENGER CORP.
ANGELUS SANITARY CAN MACHINE CO.
ANHEUSER-BUSCH COMPANIES INC.
APPLIED POWER INC.
ARCADIA UNIFIED SCHOOL DISTRICT
ARMSTRONG WORLD INDUSTRIES, INC. FKA ARMSTRONG COR
ARMTEC DEFENSE PRODUCTS CO.
ASHLAND CHEMICAL COMPANY, DIVISION OF ASHLAND INC.
ASPHALT PRODUCTS OIL CORP.
ASSOCIATES INSECTARY
ASTECH/MCI MANUFACTURING INC.
ASTRO PAK COMPORATION
ATLANTIC RICHFIELD CO.
ATLANTIC RICHFIELD COMPANY (ARCO)	C.R. KNOWLES,
ATLAS GALVINIZING COMPANY
ATOFINA CHEMICALS, INC. ASIIT PENNWALT CORP., M&T

AVERY DENNISON CORPORATION
AVIALL INC.
BAKER PERTROLITE CORPORATION
BALL CORPORATION
BANDAG INC.
BANDAG, INC. AST MASTER PROCESSING CORP.
BANKAMERICA CORPORATION
BASF CORP.
BASIC VEGETABLE PRODUCTS
BAXTER HEALTHCARE CORPORATION
BECKMAN COULTER
BEHR PROCESS CORP.
BEMIS COMPANY, INC.
BENJAMIN MOORE & CO.
BENTLY NEVADA CORP.
BERKSHIRE HATHAWAY INC.
BERTEA CORP.
BETHLEHEM STEEL CORP.
BETZDEARBORN INC. FKA BETZ LABORATORIES, INC.
BEYLIK DRILLING INC.
BFI WASTE SYSTEMS OF NORTH AMERICA, INC.
BHP COATED STEEL CORP.
BHP COATED STEEL CORP. ST SUPRACOTE, INC.
BIO-RAD LABORATORIES, INC.
BIRD INC.
BLACK & DECKER
BMC INDUSTRIES, INC.
BOARD OF TRUSTEES OF CALIFORNIA STATE UNIVERSITY	CA
BOC GASES
BORDEN, INC. ASIIT BORDEN CHEMICAL CO.
BORG-WARNER AUTOMOTIVE, INC.
BREGIN, INC.
BROWN-PACIFIC INC.
BRUSH WELLMAN INC.
BURLINGTON NORTHERN & SANTA FE RAILWAY	2500 LOU MENK DRIVE, FORT WORTH , TX 761312828
BURNS INTERNATIONAL SERVICES CORP. FKA BORG-WARNER
CABRILLO COMMUNITY COLLEGE DISTRICT
CADIHAYES INC. FKA MYDRIN INC.
CALIFORNIA – OFFICE OF STATE PRINTING
CALIFORNIA AIR RESOURCES BOARD	CA
CALIFORNIA CONSERVATION CORPS	CA
CALIFORNIA DEPT. OF CORRECTIONS
CALIFORNIA DEPT. OF FISH AND GAME	CA
CALIFORNIA DEPT. OF FOOD AND AGRICULTURE	CA
CALIFORNIA DEPT. OF FORESTRY & FIRE PROTECTION
CALIFORNIA DEPT. OF GENERAL SERVICES	CA

CALIFORNIA DEPT. OF HEALTH SERVICES	SACRAMENTO, CA
CALIFORNIA DEPT. OF MENTAL HEALTH	CA
CALIFORNIA DEPT. OF PARKS AND RECREATION
CALIFORNIA DEPT. OF TOXIC SUBSTANCES CONTROL	CA
CALIFORNIA DEPT. OF WATER RESOURCES
CALIFORNIA DEPT. OF YOUTH AUTHORITY
CALIFORNIA FINISHED METALS, INC.
CALIFORNIA HIGHWAY PATROL
CALIFORNIA INSTITUTE OF TECHNOLOGY
CALIFORNIA STATE COMPENSATION INSURANCE FUND
CALIFORNIA STATE WATER QUALITY CONTROL BOARD
CALIFORNIA STEEL INDUSTRIES INC.
CALIFORNIA TECHNICAL PLATING INC.
CALIFORNIA VETERINARY DIAGNOSTICS LABORATORY	CA
CALWEST GALVANIZING CO.
CAMCO INTERNATIONAL INC.
CAMSCO RESIDENTIAL
CARRIER CORPORATION
CASE CORPORATION
CASMALIA RESOURCES
CASPIAN INC.	CYRUS A. JAFFARI,
CENTRAL SANTA CLARA COUNTY REGIONAL
CERADYNE INC.
CERRITOS COMMUNITY COLLEGE DISTRICT
CHABOT-LAS POSITAS COMMUNITY COLLEGE DISTRICT
CHAFFEY COMMUNITY COLLEGE DISTRICT
CHAMPION CHEMICAL CORPORATION
CHAMPION INTERNATIONAL CORP. ASBMT ST. REGIS CORP.
CHARTER COMMUNITY HOSPITAL, INC.
CHEMRON INC.
CHEVRON CORPORATION, A DELAWARE CORPORATION
CHEVRON ENVIRONMENTAL MANAGEMENT CO. ASIIT GULF OI
CHEVRON LAND AND DEVELOPMENT COMPANY	A DELAWARE CORPORATION, D.G. DALE,
CHEVRON PIPELINE COMPANY	A DELAWARE CORPORATION, D.G. DALE,
CHEVRON U.S.A. INC.	A PENNSYLVANIA CORPORATION
CHROME CRANKSHAFT CO., INC.
CHRYSLER CORPORATION
CIPCO
CITRUS COMMUNITY COLLEGE DISTRICT
CITY OF AZUSA
CITY OF CARLSBAD	1200 CARLSBAD VILLAGE DRIVE, CARLSBAD, CA 92008
CITY OF GUADALUPE
CITY OF LOS ANGELES ABAT LA DEP’T OF WATER AND POW

CITY OF LOS ANGELES AF LA DEP’T OF PUBLIC WORKS
CITY OF MONROVIA
CITY OF MOUNTAIN VIEW
CITY OF NORWALK
CITY OF OXNARD	DR. MANUEL M LOPEZ,
CITY OF RICHMOND
CITY OF RIVERSIDE
CITY OF SAN MARINO
CITY OF SANTA PAULA
CITY OF SUNNYVALE
CITY OF THOUSAND OAKS
CITY OF TORRANCE
CITY OF VERNON
CLAIROL, INC.	J.T. SULLIVAN,
CLOUGHERTY PACKING CO.
CMS ENERGY CORP
CNF TRANSPORTATION INC.
COAST COMMUNITY COLLEGE DISTRICT
COASTAL OIL & GAS CORPORATION	MICHAEL E. MCALLISTER,
COCA-COLA ENTERPRISES
COHERENT, INC.
COHU INC. ELECTRONICS DIV.
COLTEC INDUSTRIES ASIIT MENASCO, INC.
COMAP, INC.	M.W. ESPINOSA,
COMINER CORPORATION
COMMONWEALTH ALUMINUM CONCAST, INC.
COMPAQ COMPUTER CORPORATION	20555 SH 249- MC 110411, HOUSTON, TX 770702698
CONEJO CIRCUITS INC.
CONOCO INC.
CONOPCO, INC.
CONSOLIDATED DRUM RECONDITIONING CO.
CONSOLIDATED FABRICATORS CORP.
CONSTRUCTION SPECIALTIES (CALIFORNIA), INC.
CONTINENTAL AIRLINES
CONTINENTAL MATERIALS CORPORATION
CONTINUOUS COATING CORP
CONTRA COSTA COMMUNITY COLLEGE DISTRICT
CONWAY OIL COMPANY
COOPER & BRAIN
COOPER INDUSTRIES, INC.
COSMOTRONIC COMPANY CORP.
COUNTY OF CONTRA COSTA
COUNTY OF KERN
COUNTY OF MARIN
COUNTY OF RIVERSIDE
COUNTY OF SACRAMENTO
COUNTY OF SAN BENITO
COUNTY OF SAN JOAQUIN
COUNTY OF SANTA BARBARA
COUNTY OF SANTA CLARA
COUNTY OF VENTURA

COXCOM INC.
CRANE COMPANY
CROSBY & OVERTON, INC.
CROSBY AND OVERTON, INC.
CROWLEY MARITIME CORP.
CROWLEY MARITIME CORPORATION
CROWN BEVERAGE PACKAGING, INC.
CUBIC CORPORATION
CULLIGAN INDUSTRIAL WATER PURIFICATION
CULLIGAN INTERNATIONAL AND CULLIGAN WATER CONDITIO
CYTEC INDUSTRIES, INC.
D&S INDUSTRIES
DAIMLERCHRYSLER CORP.
DAVIS WALKER CORP.	6315 BANDINI BLVD, LOS ANGELES, CA 90040
DECALTA INTERNATIONAL CORPORATION
DEFT, INC.
DELTA AIR LINES, INC.
DELTA AIRLINES, INC. ASBMT WESTERN AIR LINES, INC.
DELUXE PACKAGES
DEUTSCH COMPANY	CARL DEUTSCH,
DIAGNOSTIC PRODUCTS CORP.
DIVERSEY CORP.
DON E. KEITH TRANSPORTATION
DOUGLAS OIL CO. OF CAL.
DOUGLAS OIL COMPANY OF CALIFORNIA	M.W. ESPINOSA,
DOUGLAS STATIONS, INC.	M.W. ESPINOSA,
DOW CHEMICAL COMPANY	BRENT W. SCHINDLER,
DOWNEY GLASS
DRESSER INDUSTRIES, INC.	1600 PACIFIC AVENUE, P.O. BOX 718, DALLAS, TX 75221
DUNN EDWARDS CORP.
DUNN-EDWARDS CORP.
DURA-BOND BEARING CO.
E & T LLC
E.I. DU PONT DE NEMOURS AND COMPANY
EASTMAN KODAK CO.
EATON CORPORATION
EDO CORPORATION
EL CAMINO COMMUNITY COLLEGE DISTRICT
ELECTROMATIC INC.
ELECTRONIC PLATING SERVICE INC.
ELF ATOCHEM NORTH AMERICA, INC.
ELIXIR INDUSTRIES
EMBEE INC.
EMERSON & CUMING, INC.
ENERGY FACTORS INC.
ENTHONE-OMI, INC.
ERNEST CARLSON
ESCO ELECTRONICS CORPORATION
ESTATE OF ELFRIDA HANCHETT AND HANCHETT FAMILY COR
EVEREST & JENNINGS

EXAR CORPORATION
EXIDE CORP.
EXXON CORPORATION	G.T. THERIOT,
EXXON MOBIL CORP. ASIIT EXXON U.S.A., MOBIL OIL CO
FACET ENERGY (GAMMALOY LTD.)
FANSTEEL, INC.
FAR BEST CORP.
FARR COMPANY
FEDCO INC.
FEDERAL BUREAU OF PRISONS
FEDERAL EXPRESS CORP. ASIIT FLYING TIGERS, INC.
FEDERAL EXPRESS CORPORATION
FEDERAL MOGUL
FEDERAL RESERVE BANK
FERRO CORP. ASIIT PRODUCTOL CHEMICAL
FIBREBOARD CORP.
FINEGOOD HOLDINGS, INC.
FINT INK CORP.
FLEETWOOD ENTERPRISES, INC.
FMC CORPORATION
FOOTHILL-DEANZA COMMUNITY COLLEGE DISTRICT
FORD MOTOR CO.
FORT JAMES CORP. ASIIT TWO CROWN ZELLERBACH PLANTS
FRAZEE INDUSTRIES INC.
FREMONT-NEWARK COMMUNITY COLLEGE DISTRICT
GATX CORPORATION
GATX TERMINALS CORP.
GAYLORD CONTAINER CORP. ASIIT CROWN ZELLERBACH FAC
GEMINI INDUSTRIES, INC.
GENENTECH, INC.
GENERAL DYNAMICS CORPORATION	EDWARD C. BRUNTRAGER,
GENERAL ELECTRIC CO.
GENERAL ELECTRIC COMPANY
GENERAL MOTORS CORP.
GENERAL MOTORS CORPORATION	DON A. SCHIEMANN,
GENLYTE THOMAS GROUP LLC
GEORGE INDUSTRIES
GEORGIA-PACIFIC CORP.
GILLETTE COMPANY	3900 PRUDENTIAL TOWER, BOSTON, MA 02199
GLENDALE COMMUNITY COLLEGE DISTRICT
GLENFED DEVELOPMENT CORPORATION
GOLETA UNION SCHOOL DISTRICT
GOULD INC.
GREAT AMERICAN SPRING WATERS
GREAT LAKES CHEMICAL CORP.
GREAT WESTERN CHEMICAL CO.
GROSSMONT-CUYAMACA COMMUNITY COLLEGE DISTRICT
GTE CORPORATION	ONE STAMFORD FORUM, STAMFORD, CT 06904

H&H PARAMOUNT LTD.
HALLIBURTON ENERGY SERVICES
HANSON PERMANENTE CEMENT, INC.
HARTNELL COMMUNITY COLLEGE DISTRICT
HAWTHORNE/STONE REAL ESTATE
HAZ-CONTROL/SOUTH BAY CHEMICAL
HELLMAN PROPERTIES LLC ASIIT HELLMAN ESTATES OIL C
HENKEL CORP. ASIIT EMERY CHEMICALS
HEWLETT-PACKARD CO.	3000 HANOVER STREET, PALO ALTO, CA 94304
HOLMES TUTTLE FORD INC.
HONEYWELL INTERNATIONAL INC. ASIIT GARRETT AIRESEA
HOOKER INDUSTRIES
HUGHES AIRCRAFT COMPANY	CHUCK S. REAM,
HUGHES RESEARCH LABORATORIES INC.	MARY Y. YASUI,
HUGHES TELECOMMUNICATIONS AND SPACE COMPANY	DONALD G. GONZALES,
HUNT-WESSON, INC. FKA HUNT WESSON FOODS, INC.
HUNTER RESOURCES
HURST CHEMICAL CO.
ICN PHARMACEUTICALS, INC.	3300 HYLAND AVE, COSTA MESA, CA 92626
INDUSTRIAL WIRE PRODUCTS CORP.
INERSTATE BRANDS CORP.
INGERSOLL-RAND
INGERSOLL-RAND COMPANY
INLAND PAPERBOARD & PACKAGING, INC. FKA INLAND CON
INTEL CORP.
INTERMETRO
INTERNATIONAL EXTRUSION CORPORATION
INTERNATIONAL PAINT INC.
INTERNATIONAL PAPER COMPANY
J.R. SIMPLOT CO.
JASCO CHEMICAL CORP.
JEFFERSON SMURFIT CORP. (U.S.) FKA CONTAINER CORP.
JENSEN GENERAL CONTRACTORS INC.
JOHNS MANVILLE INTERNATIONAL, INC.
JOSLYN MANUFACTURING COMPANY
JULIUS L. ZELMAN CO.
JURUPA UNIFIED SCHOOL DISTRICT
K.M.S., INC.
KAISER AEROSPACE & ELECTRONICS CORP.
KALEX CHEMICAL PRODUCTS INC.
KAMEI INTERNATIONAL CORPORATION
KAYO OIL COMPANY	M.W. ESPINOSA,
KELLOGG BROWN & ROOT
KENNETH HUNTER, JR.
KERN COMMUNITY COLLEGE DISTRICT
KERN INDUSTRIES
KERR-MCGEE CORP. ASIIT SUN OIL CO. AND ORYX ENERGY
KEYSOR CENTURY CORP.

KIMBALL INTERNATIONAL, INC.
KINBURSKY BROTHERS
KINDER MORGAN ENERGY PARTNERS, L.P.
KOCH INDUSTRIES, INC.
KOPPERS COMPANY INC. NKA BEAZER EAST, INC.
L & P PMC, INC.
LEVER BROTHERS COMPANY	MELINDA SWEET,
LEVIN-RICHMOND TERMINAL CORP.
LIBERTY VEGETABLE OIL CO.
LINCOLN PROPERTY CO
LINDBERG CORPORATION
LINDBERG HEAT TREATING CO.
LOCKHEED MARTIN CORP.
LOCKHEED MARTIN CORPORATION	WILLIAM T. VINSON,
LODI DOOR
LONG BEACH COMMUNITY COLLEGE DISTRICT
LONG BEACH COMMUNITY MEDICAL CENTER
LONG BEACH MEMORIAL HOSPITAL
LONG BEACH OIL DEVELOPMENT CO.
LONG BEACH UNIFIED SCHOOL DISTRICT
LONGVIEW FIBRE COMPANY
LOS ANGELES CHEMICAL COMPANY
LOS ANGELES COMMUNITY COLLEGE DISTRICT
LOS ANGELES COUNTY METROPOLITAN TRANSIT AUTHORITY
LOS ANGELES COUNTY METROPOLITAN TRANSPORTATION AUT
LOS ANGELES GALVANIZING CO.
LOS ANGELES TIMES COMMUNICATIONS LLC ASIIT LOS ANG
LOS ANGELES TIMES, DIVISION OF TIMES MIRROR
LOS RIOS COMMUNITY COLLEGE DISTRICT
LUBECO, INC.
M.C. GILL CORP.
MAGNA PLATING CO., INC.
MANDALAY PROPERTIES
MARIAN HOSPITAL
MARIN COMMUNITY COLLEGE DISTRICT
MASCOTECH ASIIT GRANT TOOLS, NORRIS INDUSTRIES AND
MASTER HALCO INC.
MATHESON GAS PRODUCTS, INC.
MATLACK INC.
MATSON NAVIGATION COMPANY, INC.
MATTEL INC.
MAYTAG CORP. ASIIT GAFFERS AND SATTLER
MAYTAG CORPORATION
MAZDA NORTH AMERICAN OPERATIONS
MCDONNELL DOUGLAS CORPORATION	DAN SUMMERS,
MCDONNELL DOUGLAS HELICOPTER COMPANY	DAN SUMMERS,

MCDONNELL DOUGLAS REALTY COMPANY	DAN SUMMERS,
MCDONNELL DOUGLAS TECHNOLOGIES, INC.	DAN SUMMERS,
MCKESSON CORPORATION
MECHANICAL METAL FINISHING CO.
MERCED COMMUNITY COLLEGE DISTRICT
MERCK & CO., INC. ASIIT CALGON CORP.
MERCY HOSPITAL OF SACRAMENTO
MESA CENTER AUTOMOTIVE
METAL CONTAINER CORPORATION OF CALIFORNIA
METHODIST HOSPITAL OF ARCADIA
MGF INDUSTRIES INC.
MICHELIN NORTH AMERICA, INC. ASIIT UNIROYAL GOODRI
MILARD GROUP, LTD.
MINNESOTA MINING & MFG. CO.
MISSION INDUSTRIES
MISSION VALLEY FORD TRUCKS
MITCHELL ENERGY CORP.
MOBIL OIL CORPORATION
MODESTO SCHOOL DISTRICT
MODINE MANUFACTURING COMPANY
MONROVIA UNIFIED SCHOOL DISTRICT
MONTROSE CHEMICAL CORP. OF CALIFORNIA
MOTOROLA INC.
MOUNTAIN VIEW-LOS ALTOS HIGH SCHOOL DISTRICT
MT SAN ANTONIO COMMUNITY COLLEGE DISTRICT
MT. SAN JACINTO COMMUNITY COLLEGE DISTRICT
NAPP SYSTEMS, INC.
NASA AMES RESEARCH CENTER
NASA JET PROPULSION LABORATORY
NATIONAL RAILROAD PASSENGER CORP. (“AMTRAK”)
NATIONAL STEEL & SHIPBUILDING COMPANY
NATIONAL SUPPLY CO.
NESTLE USA, INC. FKA CARNATION CO.
NEVILLE CHEMICAL COMPANY
NEW VICI, INC.	PAUL G. SESSLER,
NL INDUSTRIES, INC FKA NL METALS
NORTH ORANGE COUNTY COMMUNITY COLLEGE DISTRICT
NORTHROP GRUMMAN CORPORATION
NORTHWEST PIPE AND CASING CO.
NORWALK-LA MIRADA UNIFIED SCHOOL DISTRICT
O’CONNOR HOSPITAL
OAKDALE MEMORIAL PARK INC.
OCCIDENTAL CHEMICAL CORP. FKA ULTRAMAR DIAMOND SHA
OCCIDENTAL PETROLEUM CORP.
OGDEN CORPORATION
OIL AND SOLVENT PROCESS COMPANY	SUBSIDIARY OF CHEMICAL WASTE MANAGEMENT, INC., STEVEN D. RICHTEL,

OLIN CORPORATION
OLOCCO AGRICULTURAL SERVICES INC.
OPERATING INDUSTRIES, INC.	2425 GARFIELD AVE., MONTERREY PARK, CA 91754
OPTICAL RADIATION CORP.
OSBOURNE UNITED
OSCA, INC.
OWENS CORNING CORP.
OWENS-ILLINOIS, INC.
OXNARD PEST CONTROL ASSOCIATION
PAC FOUNDRY
PACIFIC COAST DRUM COMPANY
PACIFIC GAS & ELECTRIC	BRUCE R. WORTHINGTON,
PACIFIC OFFSHORE PIPELINE COMPANY	MICHAEL J. WALKER,
PACIFIC REFINING CO.
PACIFIC TUBE CO.
PALOMAR COMMUNITY COLLEGE DISTRICT
PARKER HANNIFIN CORP.
PARKER SEAL
PASADENA AREA COMMUNITY COLLEGE DISTRICT
PENNZOIL COMPANY
PENTRATE METAL PROCESSING INC.
PERVO PAINT CO.
PETROLITE CORP.
PGP INDUSTRIES INC
PILOT CHEMICAL CORPORATION
PIONEER NORTH AMERICA, INC.
PLASTIC MATERIALS INC.
PLESSEY PRECISION METALS	3301 MEDFORD, LOS ANGELES, CA 90063
POOL CALIFORNIA ENERGY SERVICES, INC.
POOL ENERGY SERVICES CO.
PORT OF SAN DIEGO
POWAY UNIFIED SCHOOL DISTRICT
PPG INDUSTRIES, INC.
PQ CORPORATION
PRC-DESOTO INTERNATIONAL INC.
PRECISION SPECIALTY METALS
PRIME ALLOY STEEL CASTINGS
PRIMEX TECHNOLOGY
PRINTRONIX, INC.
PROCTOR & GAMBLE MANUFACTURING COMPANY	E. G. NELSON,
PRODUCTS ENGINEERING CORP.
PRUDENTIAL INSURANCE CO. OF AMERICA
PRUDENTIAL LIGHTING CORPORATION
PRUDENTIAL OVERALL SUPPLY
PUBLIC STORAGE MANAGEMENT INC.
PUREGRO COMPANY	RICHARD K. JEMISON,
QUEMETCO, INC.	720 SOUTH 7TH AVENUE, CITY OF INDUSTRY, CA 91745
R&D LATEX CORP.
R.R. DONNELLEY AND SONS CO.
RALSTON PURINA COMPANY

RANCHO SANTIAGO COMMUNITY COLLEGE DISTRICT
REVLON CONSUMER PRODUCTS CORP. FORMERLY RLL CORP.,
REVLON CONSUMER PRODUCTS CORPORATION
REYNOLDS METALS CO.
REYNOLDS METALS COMPANY
RGGL CORPORATION	GARY J. DISANO,
RHEEM MANUFACTURING CO.
RHONE-POULENC, INC.	JOHN M. IATESTA,
RIVERSIDE CEMENT CO.
RIVERSIDE COMMUNITY HOSPITAL
RIVERSIDE SUPERINTENDENT OF SCHOOLS
RIVERSIDE UNIFIED SCHOOL DISTRICT
ROCKWELL INTERNATIONAL CORPORATION
ROGERS CORPORATION
ROHR, INC.	FORMERLY ROHR INDUSTRIES, INC., WILLIAM BILLINGSLEA, JR.,
ROMIC ENVIRONMENTAL TECHNOLOGIES CORPORATION
RYDER TRUCK RENTAL	3600 NW 82 AVE., MIAMI, FL 33166
SACRAMENTO COUNTY SANITATION DISTRICT NO. 1
SACRAMENTO MUNICIPAL UTILITIES DISTRICT (SMUD)
SAFETY SPECIALISTS, INC.
SAGE ENERGY COMPANY
SAN BERNARDINO COMMUNITY COLLEGE DISTRICT
SAN DIEGO COMMUNITY COLLEGE DISTRICT
SAN DIEGO METROPOLITAN TRANSIT DEVELOPMENT BOARD
SAN FRANCISCO COMMUNITY COLLEGE DISTRICT
SAN JOAQUIN REFINING COMPANY INC.
SAN JOSE-EVERGREEN COMMUNITY COLLEGE DISTRICT
SAN LUIS OBISPO COUNTY COMMUNITY COLLEGE DISTRICT
SANDIA NATIONAL LABORATORY
SANTA BARBARA COMMUNITY COLLEGE DISTRICT
SANTA CLARA VALLEY TRANSPORTATION AUTHORITY
SANTA CRUZ LUMBER CO
SANTA MONICA COMMUNITY COLLEGE DISTRICT
SANYO E&E CORPORATION
SARA LEE CORP.
SBC HOLDINGS, INC. ST JOSEPH SCHLITZ BREWING CO.
SCHMID INSULATION CONTRACTORS, INC.
SCRIPPS RESEARCH INSTITUTE
SEARIVER MARITIME, INCORPORATED	FORMERLY EXXON SHIPPING COMPANY, ALBERT R. GALIK,

SEARS, ROEBUCK AND CO.
SEMTECH CORP
SEQUA CORP.
SHASTA-TEHAMA-TRINITY COMMUNITY COLLEGE DISTRICT
SHELL OIL CO.
SHELL OIL COMPANY	FRANK R. FOSSATI,
SIEBE INC.
SIERRACIN CORP.
SIGMA CIRCUITS INC.
SIGMA PLATING CO., INC.
SIGNETICS CORPORATION
SILICONIX, INC.
SMITH INTERNATION INC.
SOCO-LYNCH CORP.
SONOMA COUNTY COMMUNITY COLLEGE DISTRICT
SONY ELECTRONICS INC.
SOULE STEEL – ARNON LIQUIDATING AGENCY
SOUTH ORANGE COUNTY COMMUNITY COLLEGE DISTRICT
SOUTHERN CALIFORNIA EDISON
SOUTHERN CALIFORNIA GAS CO.
SOUTHERN PACIFIC TRANSPORTATION	PAULA AMANDA,
SPECTRA PHYSICS
SQUARE D COMPANY	WALTER W. KURCZEWSKI,
SRI INTERNATIONAL
ST&I
ST. MARY’S MEDICAL CENTER
STANDEX INTERNATIONAL CORP.
STANFORD UNIVERSITY
STATE CENTER COMMUNITY COLLEGE DISTRICT
STEELCASE INC.
STEPAN COMPANY
STI PROPERTIES, INC. C/O HEMISPHERE CORPORATION
STONE CONTAINER CORP. SIIT SOUTHWEST FOREST INDUST
SUNNYVALE SCHOOL DISTRICT
SUPERIOR INDUSTRIES INTERNATIONAL INC.
SUPERIOR INDUSTRIES INTERNATIONAL, INC.
SUPRA ALLOYS INC.
TAORMINA INDUSTRIES, LLC
TDY INDUSTRIES, INC.
TECHNICOLOR INC.
TED LEVINE DRUM CO.
TELEFLEX INCORPORATED	STEVEN K. CHANCE,
TESORO PETROLEUM CORPORATION
TEXACO INC.
TEXAS INSTRUMENTS INC.
THE ARCHDIOCESE OF LOS ANGELES
THE BEKINS COMPANY
THE BOEING CO. AND MCDONNELL DOUGLAS CORP.

THE DEUTSCH CO.
THE DOW CHEMICAL CO. ASIIT GENERAL LATEX & CHEMICA
THE FLINTKOTE CO.
THE GILLETTE COMPANY
THE GLIDDEN CO. ASIIT AMERITONE PAINT AND TREWAX C
THE HERTZ CORP.
THE INTERLAKE CORPORATION
THE MARMON GROUP
THE MEAD CORPORATION
THE OKONITE CO., INC.
THE PROCTOR & GAMBLE MANUFACTURING CO.
THE VALSPAR CORPORATION
THERMAL ENGINEERING INT’L (USA) INC. FKA SOUTHWEST
THREE BOND INTERNATIONAL, INC.
THUMS LONG BEACH CO.
TIME WARNER
TODD PACIFIC SHIPYARDS CORP.	MICHAEL G. MARSH,
TORRANCE UNIFIED SCHOOL DISTRICT
TRANS WORLD AIRLINES, INC.
TRANSPORTATION LEASING CO. FKA GREYHOUND LINES
TRANSTECHNOLOGY CORPORATION
TREASURE CHEST ADVERTISING COMPANY INC.
TREE ISLAND STEEL
TRI VALLEY GROWERS
TRIBUNE CO. ASIIT TIMES MIRROR PRESS
TRICAST, INC.
TRW INC.
TUCSON ELECTRIC POWER COMPANY
TYCO PRINTED CIRCUIT GROUP INC., L.A. DIVISION
U.S. ARMY
U.S. BORDER PATROL
U.S. BUREAU OF INDIAN AFFAIRS
U.S. BUREAU OF LAND MANAGEMENT
U.S. BUREAU OF RECLAMATION
U.S. CUSTOMS SERVICE
U.S. DEPT. OF AGRICULTURE
U.S. DEPT. OF DEFENSE
U.S. DEPT. OF ENERGY
U.S. DEPT. OF HUMAN AND HEALTH SERVICES (SIC)
U.S. DEPT. OF IMMIGRATION & NATURALIZATION
U.S. DEPT. OF TRANSPORTATION
U.S. DRUG ENFORCEMENT AGENCY
U.S. FEDERAL BUREAU OF INVESTIGATION
U.S. FISH AND WILDLIFE SERVICE
U.S. GENERAL SERVICES ADMINISTRATION
U.S. GEOLOGICAL SURVEY
U.S. MARSHALL (SIC)
U.S. MINT

U.S. PARK SERVICE
U.S. PIPE AND FOUNDRY, CO.
U.S. SMALL BUSINESS ADMINISTRATION
UAL CORPORATION
UNION BANK OF CALIFORNIA
UNION CARBIDE CORP.
UNION OIL COMPANY OF CALIFORNIA, INC.	DBA UNOCAL, ROBERT J. KING JR.,
UNION PACIFIC RAILROAD	PAUL A. CONLEY, JR.,
UNION PACIFIC RESOURCES	JOSEPH A. LASALA, JR.,
UNION PACIFIC RESOURCES CO. ASIIT CHAMPLIN PETROLE
UNITED PARCEL SERVICE, INC.
UNITED STATES SALES CORPORATION
UNIV. OF CALIF. DIV. OF AGRICULTURE AND NATURAL RESOURCES	CA
UNIVERSITY OF CALIFORNIA (SAN FRANCISCO)	1111 FRANKLIN STREET, OAKLAND , CA 946075200
UNIVERSITY OF CALIFORNIA DAVIS	TV 30 UCD, DAVIS, CA 96160
UNIVERSITY OF CALIFORNIA, BERKELEY	CA
UNIVERSITY OF CALIFORNIA, LOS ANGELES	CA
UNIVERSITY OF CALIFORNIA, SANTA BARBARA	CA
UNIVERSITY OF CALIFORNIA, SANTA CRUZ	CA
UNIVERSITY OF CALIFORNIA-IRVINE
UNIVERSITY OF SOUTHERN CALIFORNIA
UNOCAL CORP./COLLIER CARBON CHEMICAL CO.
UNOCAL CORP./UNION OIL CO. OF CAL.
US BORAX INC.
USPCI FOR SOLVENT SERVICE	BRETT A. HICKMAN,
VAN WATERS & ROGERS INC. FKA UNIVAR CORP.
VENTURA COUNTY COMMUNITY COLLEGE DISTRICT
VERDUGO HILL GOLF COURSE
VESPER CORP.
VEST, INC. FKA BERNARD EPPS & CO.
VIACOM, INC. SBMT CBS CORP. FOR SEVEN-UP BOTTLING
VIRCO MANUFACTURING CORP.
VWR SCIENTIFIC, INC.
WAISCO (FOR MARWAIS STEEL CO.)
WALT DISNEY PICTURES AND TELEVISION
WALT DISNEY WORLD CO.
WASTE MANAGEMENT ASIIT OIL & SOLVENT PROCESS CO.
WATERFORD WEDGWOOD USA
WATKINS-JOHNSON CO.
WEBER METALS INC.
WEST VALLEY-MISSION COMMUNITY COLLEGE DISTRICT
WESTERN FUEL OIL COMPANY
WESTERN TUBE AND CONDUIT CO.
WESTMINSTER CERAMICS, INC.
WEYERHAEUSER COMPANY	33663 WEYERHAEUSER WAY SOUTH, FEDERAL WAY, WA 98003
WHEATON USA INC.

WILLAMETTE INDUSTRIES, INC. ASIIT WESTERN KRAFT CO
XEROX CORP.
XEROX CORPORATION
YOSEMITE COMMUNITY COLLEGE DISTRICT
ZENECA INC.	BRIAN A. SPILLER,
ZERO CORPORATION
ZOLATONE PROCESS, INC.
ZYCON CORPORATION	JOSEPH V. BRECHEL,

Chem Dyne Site PRPs

A.E. STALEY MANUFACTURING CO.	3300 U.S. HWY. 52 SOUTH, LAFAYETTE, IN 47905
A.O. SMITH CORP.	3533 NORTH 27TH STREET, MILWAUKEE, WI 53216
ABBOTT LABORATORIES	14TH & SHERIDAN, NORTH CHICAGO, IL 60064
ACME UNITED CORP.	100 HICKS STREET, BRIDGEPORT, CT 06609
ADAMS PLASTICS	624 COLFAX AVE., BELLEVUE, KY 41073
AIRCO, INC.	3030 AIRCO DRIVE, MADISON, WI 53701
ALBANY INTERNATIONAL CORP.	4692 KENNY RD., COLUMBUS, OH 43220
ALCOLAC CHEMICAL CO.	P.O. BOX 1684, SEDALIA, MO 65301
ALPHA PORTLAND CEMENT CO.	ALPHA BLDG., EASTON, PA 18042
AMERICAN GREETINGS CORP.	10500 AMERICAN RD., ONE AMERICAN ROAD, CLEVELAND, OH 44144
AMERICAN RECOVERY CO., INC.	1901 BIRCH ST., BALTIMORE, MD 21226
AMERICAN ROLLER CO.	2223 LAKESIDE DR., BANNOCKBURN, IL 60015
AMERICAN SIGN CO.
AMERICAN SOCIETY FOR ENVIRONMENTAL EDUCATION, INC.
AMERICAN STERILIZER CO.	2222 W. GRANDVIEW BLVD., ERIE, PA 16506
AMF, INC.	777 WESTCHESTER AVE., WHITE PLAINS, NY 10604
ANACONDA INDUSTRIES	555 17TH ST., DENVER, CO 80904
ANAQUEST DIVISION OF BOC INC.
ANDERSON DEVELOPMENT CO.	1415 EAST MICHIGAN STREET, ADRIAN, MI 49221
APPLETON PAPERS, INC.	825 E. WISCONSIN AVE., APPLETON, WI 54914
APPLIED TECHNOLOGY	25 SOUTH SHORE DR., TOMS RIVER, NJ 08753
ARGUS CHEMICAL CORP.	600 TERMINAL AVE., NEW CASTLE, DE 19720
ARMCO, INC.	703 CURTIS STREET, MIDDLETOWN, OH 45042
ASHLAND CHEMICAL CO.	1401 WINCHESTER AVE., ASHLAND, KY 41101
ASTRO CONTAINER CORP.	P.O. BOX 41285, EVENDALE, OH 45241
ATHENS PRODUCTS CO.	2000 TELLICO AVE., ATHENS, TN 37303
ATLANTIC ENVELOPE CO.	P.O. BOX 1267, ATLANTA, GA 30301
ATLANTIC RICHFIELD CO. (ANACONDA)	260 S. BROAD STREET, PHILADELPHIA , PA 19102
AURORA CASKET COMPANY, INC.	U.S. HIGHWAY 50 WEST, AURORA, IN 47001
AYDIN RAYTOR	673 KENNEDY RD., LEXINGTON, KY 40505
B.F. GOODRICH CO.	500 SOUTH MAIN STREET, AKRON, OH 44318
BALTIMORE AND OHIO RAILROAD CO., INC.	2600 PARSONS AVE., COLUMBUS, OH 43207
BALTIMORE GAS & ELECTRIC CO.	P.O. BOX 1472, BALTIMORE, MD 21203
BARKER OIL	7318 MAPLE AVE., MT. HEALTHY, OH 45231
BAYSIDE RESEARCH CORP.	P.O. BOX 630146, MIAMI, FL 33163
BECK ENGRAVING	105 SO. 7TH ST., PHILADELPHIA, PA 19106
BISHOPRIC, INC.	4413 KINGS RUN DRIVE, CINCINNATI, OH 45232
BLACK & DECKER MANUFACTURING CO.	TOWSON, MD 21204
BORDEN CHEMICAL CO.	180 E. BROAD ST., COLUMBUS, OH 43215
BORG-WARNER CORP.	1901 WEST MAIN ST., WASHINGTON, MO 63090
BROWN SHOE CO.	8400 MARYLAND AVE., ST. LOUIS, MO 63105
BROWNING FERRIS INDUSTRIES	P.O. BOX 6400, SOUTH CHARLESTON, WV 25382
BURKE HALL CO.	4050 GETWELL ROAD, MEMPHIS, TN 38118
C.D. COTTRELL CORP.	422 TEECE AVE., PITTSBURGH, PA 15202
C.W. ZUMBIEL CO.	2339 HARRIS AVENUE, CINCINNATI, OH 45212
CALGON CORP.	CALGON CENTER, BOX 1346, PITTSBURGH, PA 15230

CALHIO CHEMICALS, INC.	NYALA FARMS ROAD, WESTPORT, CT 06880
CAPE CO.	33 N. FREDERICK ST., CAPE GIRARDEAU, MO 63701
CARTER PAINT CO., INC.	215 BROWNSVILLE AVENUE, LIBERTY, IN 47363
CBS RECORDS	1400 NO. FRUITRIDGE AVE., TERRE HAUTE, IN 47805
CBS, INC.
CELLU-CRAFT, INC.	1403 4TH AVE., NEW HYDE PARK, NY 11040
CENTRAL HUDSON GAS & ELECTRIC	ELLINGS CORNERS, CLINTONDALE, NY 12575
CENTRAL ILLINOIS LIGHT CO.	300 LIBERTY STREET, PEORIA, IL 61602
CHAMPION PAPER	1 LANDMARK SQUARE, STAMFORD, CT 06921
CHEM-GRATE CORP.	P.O. BOX 70, PINEY FLATS, TN 37686
CHEMICAL SOLVENTS	3751 JENNINGS ROAD, CLEVELAND, OH 44109
CHEMINEER, INC.	P.O. BOX 1123, 1801 E. FIRST ST., DAYTON, OH 45403
CHEMSAMPCO, INC.	P.O. BOX 20305, 4692 KENNY RD., COLUMBUS, OH 43220
CHEMTRON MEDICAL PRODUCTS	1801 LILLY AVE., ST. LOUIS, MO 63110
CHEVRON CHEMICAL CO.	575 MARKET ST., SAN FRANCISCO, CA 94105
CINCINNATI BOX & PARTITION CO.	234 N. FRONT ST., WILLIAMSBURG, OH 45176
CINCINNATI GAS & ELECTRIC CO.	2004 DANA AVE., CINCINNATI, OH 45207
CINCINNATI MILACRON CHEMICALS, INC.	WEST STREET, READING, OH 45215
CINDOCO PRODUCTS
CLARK OIL CO., INC.	300 SW END AVENUE, DAYTON, OH 45427
CLOPAY CORP.	CLOPAY SQUARE, CINCINNATI, OH 45214
CLOUDSLEY CO.	470 WEST NORTHLAND ROAD, CINCINNATI, OH 45240
COLT INDUSTRIES	R.F.D. 2, ELIZABETHTOWN, KY 42701
COMMONWEALTH EDISON CO.	P.O. BOX 767, CHICAGO, IL 60690
COMPO INDUSTRIES, INC.	125 ROBERTS ROAD, WALTHAM, MA 02154
CROWN ZELLERBACH CORP.	1 BUSH STREET, SAN FRANCISCO, CA 94104
CUMMINS ENGINE CO., INC.	4720 BAKER ST. EXT., LAKEWOOD, NY 14750
CURTIN MATHESON SCIENTIFICS, INC.	12101 CENTRON PLACE, CINCINNATI, OH 45246
CUTTER LABORATORIES, INC.	2200 POWELL ST., EMERYVILLE, CA 94608
CYCLOPS CORP.	650 WASHINGTON ROAD, PITTSBURGH, PA 15228
DAP, INC.	P.O. BOX 277, DAYTON, OH 45401
DART INDUSTRIES, INC.	2211 SANDER ROAD, NORTHBROOK, IL 60062
DE PUY	P.O. BOX 988, WARSAW, IN 46580
DEE SIGN CO.	2501 NORWOOD AVE., NORWOOD, OH 45212
DELCO ELECTRONICS	7929 S. HOWELL AVE., OAK CREEK, WI 53154
DIAMOND INTERNATIONAL CORP.	733 THIRD AVENUE, NEW YORK, NY 10017
DIAMOND SHAMROCK CHEMICAL CORP.	360 RAINBOW BLVD. SOUTH, BOX 728, NIAGRA FALLS, NY 14302
DIAMOND SHAMROCK CORP.	717 N. HARWOOD STREET, DALLAS, TX 75201
DIEBOLD, INC.	818 MULBERRY ROAD, S.E., CANTON, OH 44702
DIEMAKERS	803 2ND ST., MONROE CITY, MO 63456
DOVER CHEMICAL CORP.	15TH & DAVIS STREETS, P.O. BOX 40, DOVER, OH 44622
DOW CHEMICAL CO.	P.O. BOX 1398, PITTSBURGH, PA 15230
DOW CORNING CORP.	P.O. BOX 1592, MIDLAND, MI 48640
DRESSER INDUSTRIES, INC.	HARRISON ROAD, BEREA, KY 40403
DUKE UNIVERSITY	MARINE LABORATORY, BEAUFORT, NC 28516
DUPONT DE NEMOURS & CO.	10TH & MARKET STREETS, WILMINGTON, DE 19898
EAGLE-PICHER INDUSTRIES, INC.	P.O. BOX 779, CINCINNATTI, OH 45201
EATON CORP.	35099 CURTIS BLVD., EASTLAKE, OH 44094

EGYPTIAN LACQUER MANUFACTURING CO.	630 FIFTH AVE., NEW YORK, NY 10111
EMERSON ELECTRIC CO.	RURAL RTE 5, STATE RTE 1006, LONDON, KY 40741
EMERY INDUSTRIES, INC.	1300 CAREW TOWER, CINCINNATI, OH 45202
ENERGY CONVERSION DEVICES	1675 WEST MAPLE ROAD, TROY, MI 48084
ENERGY CONVERSION SERVICES ESSEX GROUP, INC.	1601 WALL ST., FORT WAYNE, IN 46804
ETHYL CORP.	330 S. 4TH STREET, RICHMOND, VA 23217
EXXON RESEARCH & ENGINEERING CO.
FACET ENTERPRISES, INC.	7030 S. YALE AVE., TULSA, OK 74177
FINDETT SERVICES CO.	R.R. #7 BOX 27, ST. CHARLES, MO 63301
FIRESTONE WIRE & CABLE	1200 FIRESTONE PARKWAY, AKRON, OH 44317
FLETCHER PLASTICS	FLETCHER, NC 28732
FMC CORP.	200 E. RANDOLPH STREET, CHICAGO, IL 60601
FOAM DESIGN, INC.	444 TRANSPORT CT., LEXINGTON, KY 40501
FORD AERONUTRONICS CORP.	STATE ROAD 1, CONNERSVILLE, IN 47331
FORD MOTOR CO.	WORLD HQS., ROOM 1121, DEARBORN, MI 48121
FORDSVILLE CABINET CO.	P.O. BOX 155, HWY. 69, FORDSVILLE, KY 42343
FORMICA CORP.	ONE CYANAMID PLAZA, WAYNE, NJ 07470
FORT WAYNE POOL EQUIPMENT, INC.	4611 NEWAYGO DRIVE, FT. WAYNE, IN 40808
FRANK ENTERPRISES, INC.	700 ROSE AVENUE, COLUMBUS, OH 45219
FRIES & FRIES	110 EAST 70TH STREET, CINCINNATI, OH 45216
GENERAL MOTORS CORP.	MAIL STATION A-241, 700 E. FINNAN AVE., KOKOMO, IN 46901
GENERAL MOTORS CORPORATION	GENERAL MOTORS BLDG., 3044 W. GRAND BLVD., DETROIT, MI 48202
GENERAL PORTLAND, INC.	709 CLAY STREET, FORT WAYNE, IN 46802
GENERAL PRINTING CO.	807 GREENWOOD, EVANSTON, IL 60618
GENERAL TIRE & RUBBER CO.	ONE GENERAL ST., AKRON, OH 44329
GEORGIA-PACIFIC CORP.	900 S.W. FIFTH AVENUE, PORTLAND, OR 97204
GLIDDEN-DURKEE	16651 SPRAGUE RD., STRONGSVILLE, OH 44136
GLYCO CHEMICALS, INC.	51 WEAVER ST., GREENWICH, CT 06830
GLYCO INC.
GOLDMAN TITANIUM CORP.	L05 DOROTHY STREET, P.O. BOX 246, BUFFALO, NY 14206
GREAT LAKES CARBON CORP.	299 PARK AVENUE, NEW YORK, NY 10171
GULF OIL CORP.	P.O. BOX 2227, HOUSTON, TX 77001
H.S. CROCKER CO., INC.	10150 ALLIANCE ROAD, CINCINNATI, OH 45242
HAAS CABINET, INC.	625 WEST UTICA STREET, SELLERSBURG, IN 47172
HALOCARBON PRODUCTS CORP.	82 BURLEW COURT, HACKENSACK, NJ 07601
HAMILTON LIGHT & POWER CO. (CITY OF HAMILTON)
HAMILTON TOOL CO.	WALNUT & 9TH STS., HAMILTON, OH 45011
HAMMERMILL PAPER CO.	P.O. BOX 1440, EAST LAKE RD., ERIE, PA 16533
HARSHAW CHEMICAL CO.	1000 HARVARD AVE., CLEVELAND, OH 44109
HERCULES, INC.	910 MARKET ST., WILMINGTON, DE 19899
HOLLISTON MILLS, INC.	WAREHOUSE ROAD, HYANNIS, MA 2601
HOOKER CHEMICAL & PLASTICS CORP.	1980 S. POST OAK RD., HOUSTON, TX 77210
HOPKINS AGRICULTURAL CHEMICAL CO.	537 ATLAS AVENUE, MADISON, WI 53714
HUSSMAN REFIGERATION CO.	12999 CHARLES ROCK RD., BRIDGETON, MO 63044
INDUSTRIAL ELECTRONICS RUBBER CO.	8589 DARROW RD., TWINSBURG, OH 44087

INLAND CHEMICAL CORP.	127 W. BERRY STREET, 200 COMMERCE BUILDING, FORT WAYNE, IN 46802
INMONT CORP.	DIXIE TERMINAL BUILDING, CINCINNATTI, OH 45202
INTERNATIONAL PAPER CO.	77 W. 45TH STREET, NEW YORK, NY 10036
IOWA POWER & LIGHT CO.	666 GRAND AVENUE, DES MOINES, IA 50303
ITT CORP.	P.O. BOX N.C.R.S., JOHNSON CITY, TN 37601
ITT TELECOM PRODUCTS CORP.
JACKS-EVANS MANUFACTURING CO.	4427 GERALDINE AVE., ST. LOUIS, MO 63115
JEWISH HOSPITAL OF ST. LOUIS	216 S. KINGS HIGHWAY, ST. LOUIS, MO 63178
K.D. LAMP CO.	1910 ELM STREET, CINCINNATI, OH 45210
KEENE CORP.	200 PARK AVENUE, NEW YORK, NY 10017
KELLWOOD CO.	P.O. BOX 14374, ST. LOUIS, MO 63178
KEMPER CO.	701 SOUTH N STREET, RICHMOND, IN
KENNER PRODUCTS CO.	1014 VINE ST., CINCINNATI, OH 45202
KENTUCKY PETROLEUM PRODUCTS	4019 BLANTON LANE, LOUISVILLE, KY 40216
KESSLER CHEMICAL CO.	774 MANOR ROAD, STATEN ISLAND, NY 10314
KETTERING RESEARCH LABORATORY	150 E. SOUTH COLLEGE ST., YELLOW SPRINGS, OH 45387
KLOR-KLEEN, INC.	3159 SPRINGGROVE AVE., CINCINNATI, OH 45225
KOPPERS CHEMICAL CO.	KOPPERS BLDG., PITTSBURGH, PA 15219
KOVACS, WILLIAM	3901 MCCORD RD, TOLEDO, OH 43617
KROGER PRINTING	420 COMMERCIAL SQUARE, CINCINNATI, OH 45202
LAKEWAY, INC.	5025 EVANSTON AVENUE, MUSKEGON, MI 49443
LEVER BROTHERS CO.	390 PARK AVENUE, NEW YORK, NY 10022
LIBERTY SOLVENTS & CHEMICALS CO.	9429 RAVENNA ROAD, TWINSBURG, OH 44087
LIQUID DYNAMICS CORP.	3202 S. STATE STREET, S.CHICAGO HEIGHTS, IL 60401
LIQUID PROCESSORS, INC.	P.O. BOX 58098, LOUISVILLE, KY 40258
LIQUID WASTE MANAGEMENT	6501 CORNELL ROAD, CINCINNATI, OH 45242
LITTON INDUSTRIES, INC.	360 N. CRESCENT DRIVE, BEVERLY HILLS, CA 90210
LOCTITE CORP.	NORTH MOUNTAIN ROAD, NEWINGTON, CT 06111
LORD KINEMATICS	P.O. BOX 246, 124 GRANT STREET, CAMBRIDGE SPRINGS, PA 16403
LUDLOW CORP.	MADISON STREET, PLANT 51, MT. VERNON, OH 43050
M & T CHEMICALS, INC.	ONE WOODBRIDGE CENTER, WOODBRIDGE, NJ 7095
MAGNA PRODUCTS	1001 WEST PARK RD., ELIZABETHTOWN, KY 42701
MALLINKCRODT, INC.	3600 NORTH 2ND STREET, ST. LOUIS, MO 63147
MALLORY CAPACITOR CO.	426 COLT HIGHWAY, FARMINGTON, CT 06032
MARTIN MARIETTA ALUMINUM, INC.	P.O. BOX 10098, CHARLOTTE, NC 28237
MAYS CORP.	P.O. BOX 51, IMPERIAL, PA 15126
MCB MANUFACTURING CHEMISTS	2909 HIGHLAND AVE., NORWOOD, OH 45212
MCDONNELL DOUGLAS CORP.	P.O. BOX 516, ST. LOUIS, MO 63166
MEASUREMENTS GROUP, INC.	P.O. BOX 27777, RALEIGH, NC 27611
MERRELL NATIONAL LABORATORIES, INC.	BOX M, RD 735 KM 2 HM 3, CAYEY, PR 633
MIAMI CONSERVANCY DISTRICT
MIDDENDORFF, HERBERT A.
MOBAY CHEMICAL CORP.	PENN LINCOLN PARKWAY W., PITTSBURGH, PA 15202

MOBIL OIL CORP	150 E. 42ND STREET, NEW YORK, NY 10017
MOLYCORP, INC.	BOX 500, WASHINGTON, PA 15301
NAPP SYSTEMS	360 S. PACIFIC ST., SAN MARCOS, CA 92069
NATIONAL CASH REGISTER CORP.	P.O. BOX 728, CAMBRIDGE, OH 43725
NATIONAL DISTILLERS PRODUCTS	ANTHONY WAYNE STREET, CINCINNATI, OH 45216
NATIONAL STARCH & CHEMICAL CORP.
NCR CORP.	1700 SOUTH PATTERSON BOULEVARD, LAW WHQ-5, DAYTON, OH 45479
NELSON CHEMICALS CO.	12345 SCHAEFER HIGHWAY, DETROIT, MI 48227
NEUTRON PRODUCTS, INC.	1730 M STREET, N.W., WASHINGTON, DC 20036
NORTHERN ENGRAVING CORP.	P.O. BOX 377, SPARTA, WI 54656
O.H. MATERIALS CO.	P.O. BOX 1022, FINDLAY, OH 45840
OWENS-ILLINOIS, INC.	P.O. BOX 1035, TOLEDO, OH 43666
PENNWALT CORP.	3 PARKWAY, PHILADELPHIA, PA 19102
PERK CHEMICAL CO., INC.	217 SO. FIRST ST., ELIZABETH, NJ 07206
PFIZER, INC.	2110 HIGH POINT RD., GREENSBORO, NC 27403
PHILLIPS PETROLEUM CO.	PHILLIPS BUILDING, BARTLESVILLE, OK 74004
PILOT CHEMICAL CO.	11756 BURKE ST., SANTA FE SPRINGS, CA 90670
PROCTOR & GAMBLE CO.	301 E. SIXTH ST., CINCINNATI, OH 45202
PROCTOR CHEMICAL CO.	P.O. BOX 399, SALISBURY, NC 28144
PROGRESS INDUSTRIES, INC.	400 EAST PROGRESS ST., ARTHUR, IL 61911
PURECHEM CO.	10001 CHEMICAL RD., HOUSTON, TX 77062
R & G SERVICES, INC.	234 SCOTT ST., COVINGTON, KY 41011
R.R. DONNELLEY & SONS	2223 MARTIN LUTHER KING DRIVE, CHICAGO, IL 60616
RALSTON PURINA CO.	835 S. EIGHTH ST., ST. LOUIS, MO 63102
RAMSEY CORP.	300 RAMSEY ST., SULLIVAN, MO 63080
RELIANCE UNIVERSAL, INC.	1000 CLINTON INDUSTRIAL PARK, P.O. BOX 50, CLINTON, MS 39056
REPUBLIC STEEL	ALBERT ST., YOUNGSTOWN, OH 45505
REYNOLDS METALS CO.	REYNOLDS ROAD, ASHVILLE, OH 43103
RHONE-POULENE, INC.	297 JERSEY AVE., NEW BRUNSWICK, NJ 08901
RICHARDSON CO.	100 NEW STREET, PATTERSON, NJ 07501
RIVERSIDE CHEMICAL CO.	P.O. BOX 428, KINSTON, NC 28501
ROBSON, ROBERT G.
ROGERS CORP.	MAIN STREET, ROGERS, CT 06263
ROHM & HAAS CO.	5000 RICHMOND STREET, PHILADELPHIA, PA 19137
ROLSCREEN CO.	102 MAIN STREET, PELLA, IA 50219
ROTON CORP.	1030 LAKE ROAD, BOX 424, MEDINA, OH 44256
SALSBURY LABORATORIES	2000 ROCKFORD ROAD, CHARLES CITY, IA 50616
SANGAMO WESTON, INC.	180 TECHNOLOGY PARKWAY, NORCROSS, GA 30092
SARTOMER INDUSTRIES, INC.	P.O. BOX 56, ESSINGTON, PA 19029
SAUSVILLE CHEMICAL CO., INC.	P.O. BOX 14, ELMWOOD PARK, NJ 07407
SCHOLLE CORPORATION	200 W. NORTH AVENUE, NORTHLAKE, IL 60164
SCIENTIFIC DATA SYSTEMS, INC.	P.O. BOX 190, 1703 E. 2ND STREET, SCOTCH PLAINS, NJ 07076
SHELLER GLOBE CORP.	1505 JEFFERSON AVE., TOLEDO, OH 43697
SHELTER-RITE	KELLY RD. 290, MILLERSBURG, OH 44654
SIEMENS-ALLIS, INC.	223 PERIMETER CENTER PARKWAY, ATLANTA, GA 30338

SIKESTON LIGHT & POWER CO.	P.O. BOX 370, SIKESTON, MO 63801
SOUTHCHEM, INC.	750 E. MARKHAM AVE., P.O. BOX 886, DURHAM, NC 27702
SOUTHERN SPECIALTIES	P.O. BOX 606, MADISONVILLE, KY 42431
SOUTHWEST PORTLAND CEMENT CO.	P.O. BOX 191, FAIRBORNE, OH 45324
SOUTHWEST SPECIALTIES CHEMICALS	RT. 2, BOX E, NEWELL, WV 26050
SOUTHWESTERN PORTLAND CEMENT CO.
SPERRY-UNIVAC	BRISTOL, TN 37620
SPRAGUE ELECTRIC CO.	87 MARSHALL ST., NORTH ADAMS, MA 01247
SPRINGFIELD GRAVURE CORP.	1940 COMMERCE ROAD, SPRINGFIELD, OH 45501
SQUARE D CO.	1601 MERCER RD, LEXINGTON, KY 40505
ST. JOE MINERALS CORP.	BOX A, MONACA, PA 15061
ST. REGIS PAPER CO.	150 E. 42ND STREET, NEW YORK, NY 10017
STANDARD OIL CO.	1000 HAWTHORN ROAD, LIMA, OH 45804
STAUFFER CHEMICAL CO.	NYALA FARMS ROAD, WESTPORT, CT 06880
STRUCTURAL FIBERS, INC.	INDUSTRIAL PARKWAY, CHARDON, OH 44024
STRUCTURELITE PLASTICS CORP.	P.O. BOX 187, LEBANON, OH 45036
SWEDCAST CORP.	7350 EMPIRE DRIVE, FLORENCE, KY 41042
SWS SILICONES	P.O. BOX 428, ADRIAN, MI 49221
SYNTECH PRODUCTS CORP.	1302 WASHINGTON ST., TOLEDO, OH 43624
TAPPAN CO.	TAPPAN PARK, MANSFIELD, OH 44901
TENNECO CHEMICALS, INC.	MEADOW ROAD, FORDS, NJ 08861
TEXAS ECOLOGISTS, INC.	P.O. BOX 304, ROBSTOWN, TX 78380
THE KROGER COMPANY
THOMPSON-HAYWARD CHEMICAL CO.	NORTH RACEWAY RD., GREENVILLE, MS 38701
TIMEX CORP.	WATERBURY, CT 6720
TRANS-WORLD CHEMICAL INC.	33 RIVERSIDE AVE., WESTPORT, CT 06880
TRAVENOL LABORATORIES, INC.	HWY. 201 NORTH, MOUNTAIN HOME, AR 72653
U.S. INDUSTRIAL CHEMICALS CO.	1275 SECTION ROAD, CINCINNATI, OH 45237
ULRICH CHEMICALS, INC.	BOX 21008, 398 DIVISION ST., INDIANAPOLIS, IN 46221
UNION CARBIDE CORP.	438 FORTSON SHREVEPORT LN., P.O. BOX 7068, SHREVEPORT, LA 71107
UNITED HYDRAULICS CORP.	P.O. BOX 317, HWY 65 SOUTH, HAMPTON, IA 50441
UNITED PAINT CO., INC.	404 E. MALLORY AVENUE, P. O. BOX 9037, MEMPHIS, TN 38109
UNITED PARCEL SERVICE, INC.
UNITED STATES STEEL CORP.	2391 CASSENS DRIVE, FENTON, MO 63026
UNIVERSAL CAPACITOR	29 E. SIXTH STREET, PATTERSON, NJ 07509
UNIVERSAL MANUFACTURING CORP.	902 CRESCENT AVE., BRIDGEPORT, CT 06607
UPJOHN COMPANY	70000 PORTAGE ROAD, KALAMAZOO, MI 49001
USM CORP.	P.O. BOX 429, COUNTY ROAD 109, HOPKINSVILLE, KY 42240
VACTEC, INC.	2423 NORTHLINE IND. BLVD., ST. LOUIS, MO 63043
VICTORY PLATING, INC.	3814 OLIVETTE AVENUE, CHEVIOT, OH 45211
VOLKSWAGEN OF AMERICA, INC.	27621 PARKVIEW BLVD., WARREN, MI 48092
VULCAN MATERIALS CO.	P.O. BOX 227, GEISMAN, LA 70734
VWR SCIENTIFIC CO.	P.O. BOX 855, COLUMBUS, OH 43216
WASTE REDUCTION SYSTEMS	U.S. HWY. 27 NORTH, DECATUR, IN 46733
WASTE RESOURCES, INC.	P.O. BOX 865, KINGSPORT, TN 37662
WHIRLPOOL CORP.	2000 US 33N, BENTON HARBOR, MI 49022
WHITE PIGEON PAPER CO.	BOX 277, WHITE PIGEON, MI 49099
WHITTEN, BRUCE A.	R.D. 4, BOX 24, SOMERSET, PA 15501

WISEMAN OIL CO.	84 MONTOUR ROAD, CORAOPOLIS, PA 15108
WITCO CHEMICAL CORP.	277 PARK AVENUE, NEW YORK, NY 10017
WORLD PIPE SERVICE CO.	PARKWAY WEST-MONTOUR RUN EXIT, CASTEEL DRIVE, CORAOPOLIS, PA 15108
WURZELBACHER, RICHARD T.
WURZELBACHER, ROBERT M.
XOMOX CORP.	4477 MALSBURY DRIVE, CINCINNATI, OH 45242
YORK CAPACITOR CORP.	450 WEAVER STREET, WINOOSKI, VT 05404

Arivec Site PRPs

ABC Compounding

Abrams Fixture Corporation

Acuity Brands, Inc. (fka Zep Mfg. Co.)

American Standard (includes Trane and Union Switch)

Analysts, Inc.

APAC-Georgia, Inc.

Atlanta Coca-Cola Bottling

Atlanta Gas Light

Atofina Petrochemicals Inc. (fka Fina Oil & Chemical Co.)

Austral Insulated Products, Inc.

Avery Dennison (fka Avery Label)

Beck Atlanta, Inc.

Better Built Aluminum

BioLabs, Inc.

Borden Chemical Printing Ink Division

Burgess Manufacturing

Cone Solvents, Inc.

Container Corp of America (Jefferson Smurfit)

Crowe Industrial Coatings, Inc.

Davidson Kennedy

Del Mar Window Coverings

Delta Air Lines

Ethicon, Inc.

Flint Ink

Ford Motor Company

General Motors Corp.

Georgia Dept of Transportation (Georgia DOT)

Gloves, Inc.

Guardsman Chemical (by Valspar)

Herman Miller Company

Hussman Refrigeration

John Bleakley Ford

Kysor / Warren (includes Warren Sherer)

Lafarge Road Marking

Lockheed Martin (fka Lockheed Georgia Co.)

Loparex, Inc. (for Daubert Chemical)

M&M Chemical Company

MARTA Browns Mill Garage

MCF Systems

Mead Westvaco Corp.

Michelin North America, Inc. (fka Michelin Tire Corp)

MM Systems Corp.

Mobil Chemical Corp.

Murata Electronics North America, Inc.

Noramco, Inc.

Northrop Grumman Systems Corp (fka Grumman Aerospace Corporation)

Northwest Airlines (Republic Airlines)

Oki Telecom

Olin Corporation

Peachtree Companies, The (Peachtree Doors & Windows)

Peerless Coatings, Inc.

PPG Industries

Preformed Line Products Company

Procoaters, Inc.

Pugmire Lincoln Mercury

Quebecor Kingsport

Research Solvents & Chemicals

Rock Tenn Co.

Roper Pump Company

Ryder Truck Rental

Shaw Industries

Sherwin-Williams Company, The

Siemens Energy & Automation

Smead Manufacturing Company

Southeastern Chemical & Solvent

Speedometer Service Inc.

St. Regis Paper Co. (includes Champion Dairy Pak)

Sun Chemical Corp.

Tennessee Electric Motor Co.

United Service Equipment Companies (Standex)

Video Tape Associates

Wren’s Body Shop

Cobb County School District

McNeil-PPC, Inc. (as successor to Chicopea, Inc.)

Vistakon, Inc. (as successor to Frontier Contact)

Breslube Penn Site PRPs

A-1 OIL	43 BUTTERNUT ROAD, LEVITTOWN, PA 190573033
ARGO OF PENNA INC.	9TH & OAK STREETS, BERWICK, PA 18603
BARKER OIL CO.	P.O. BOX 12635, NORWOOD, OH 45212
BETHLEHEM STEEL CORP.	STEEL GEN. OFFICE, RM. 839, BETHLEHEM, PA 18016
BOLEA	301 BROADWAY STREET, CORAOPOLIS, PA 15108
BOWMAN TRANSPORTATION	1200 ISLAND AVENUE, MCKEES ROCKS, PA 15136
BRESLUBE-PENN, INC
BRIDGEVILLE SALES	350 WASHINGTON AVENUE, BRIDGEVILLE, PA 15017
BURGY SUNOCO	6021 BUTTERMILK HOLLOW ROAD, WEST MIFFLIN, PA 152072409
CAM OR	901 LYSLE BOULEVARD, MCKEESPORT, PA 151322433
CARDINAL OIL	3360 GREEN GARDEN ROAD, ALIQUIPPA, PA 15001
CBS CORP	51 W. 52ND STREET, NEW YORK, NY 10019
CENTRAL	1449 WEST 117TH STREET, LAKEWOOD, OH 44107
CHEM FREIGHT	33 INDUSTRY DRIVE, CLEVELAND, OH 441464413
CITY OIL	P.O. BOX 323, BRADFORD, PA 16701
COUSIN’S OIL COMPANY	215 SOUTH MISSISSIPPI STREET, NOWATA, OK 74048
CROWN WRECKING CORP.	276 RINGOLD AVENUE, PITTSBURGH, PA 15205
DOMMERMUTH	SALINA, MOSCOW, PA 18444
EAST COAST CHEMICAL DISPOSAL, INC.	1971 HARTELL STREET, LEVITTOWN, PA 19058
EASTERN	P.O. BOX 18050, CLEVELAND, OH 11788
ECOLOGY CHEMICAL	BUSH CREEK ROAD & PENN STREET, MANOR, PA 15665
ENVIRONMENTAL OIL	427 LIBERTY STREET, SYRACUSE, NY 13204
EPCO, INC.	2225 CEDAR STREET, FREMONT, OH 15655
ERNIE’S WASTE OIL SERVICE	155-C SWIONTEK ROAD, ROAD #3, ALIQUIPPA, PA 15001
EXXON CORPORATION	1251 AVENUE OF THE AMERICAS, NEW YORK, NY 10020
FORD MOTOR CO	THE AMERICAN ROAD, DEARBORN, MI 481211899
FRANK MARTUCCIO ENTERPRISES	1059 MERCER AVENUE, SHARON, PA 16146
G & H OIL SERVICE	PENNA AVENUE EXT. WEST, WARREN, PA 16365
GENERAL MOTORS CORP.	3044 W. GRAND BLVD., GENERAL MOTORS BUILDING, DETROIT, MI 48202
GENERAL OIL	18 REITH STREET, COPIAGUE, NY 11726
GUTTMAN OIL	200 SPEERS ROAD, BELLE VERNON, PA 150121098
HOMAN OIL	501 STONES LEVEE, CLEVELAND, OH 44113
HUSSEY COPPER LTD.
HUTH OIL SERVICES	5001 MAYFIELD ROAD #301, CLEVELAND, OH 44124
IRONSIDE	4300 TACONY STREET, PHILADELPHIA, PA 19124
J & J OIL	805 2ND AVENUE S., ST. JAMES, MN 56081
J. M. WAGNER & SONS	ROAD 5, BOX 330, DUNCANSVILLE, PA 16635
J. PELOQUIN	3212 TWIN STREAMS ROAD, CHAPEL HILL, NC 27516
J. V. PETERS & COMPANY	10730 PETERS ROAD, MIDDLEFIELD, OH 44062
KAISER ALUMINUM & CHEMICAL CORPORATION	5555 HILTON AVE., SUITE 200, BATON ROUGE, LA 70808
KITTINGER COMPANY	2065 KILLIAN ROAD, AKRON, OH 44312
KLN SYSTEMS, INC.	4325 HAMILTON BOULEVARD, ALLENTOWN, PA 18103

LEHIGH VALLEY SALVAGE	1510 EAST JONATHAN STREET, ALLENTOWN, PA 181031528
LIMA WASTE OIL	332 NORTH BAXTER STREET, LIMA, OH 458013906
LIQUID GOLD CORPORATION	39209-B ECORSE ROAD, ROMULUS, MI 48174
LIQUIX	301 PRESTLEY STREET, CARNEGIE, PA 15106
LO-K OIL, INC.	RR2, SCNECKSVILLE, PA 180789802
LONG’S TRANSPORTATION	PREBLE & COLUMBUS AVENUE, PITTSBURGH, PA 152331037
LTV STEEL	2633 8TH STREET NE, CANTON, OH 44701
MAROC, INC.	P.O. BOX 17479, PITTSBURGH, PA 15235
MATLACK, INC.	2200 CONCORD PIKE, WILMINGTON, DE 19803
MCCUTCHEON ENTERPRISES, INC.	250 PARK ROAD, APOLLO, PA 15613
MICHIGAN TRANSPORTATION	3003 LAWRENCE, DETROIT, MI 48206
MILL SERVICE	RD 1, BOX 135 A, YUKON, PA 15698
NATIONAL WASTE	11 LINCOLN AVENUE, BAYSHORE, NY 11706
NORTHWAY ENVIRONMENTAL	1909 LAMBROS LANE, #J11, ASHTABULA, OH 44004
OHIO LIQUID DISPOSAL	504 LIBERTY STREET, FREMONT, OH 43420
OHIO WASTE	965 WAYSIDE ROAD, CLEVELAND, OH 441102997
PARKWAY SERVICES	1944 PARKWAY DRIVE, ALTOONA, PA 16602
PENN ALTO SANITATION	ROAD 1, BOX 616 F, ALTOONA, PA 16602
PENN AUTO	304 SOUTH LINCOLN AVENUE, NEWTOWN, PA 18940
PENN ELECTRIC COIL	7501 PENN AVENUE, PITTSBURGH, PA 152082559
PETROCLEAN	467 OLD FARM ROAD, PITTSBURGH, PA 152282615
PETROLEUM PRODUCTS	400 ALMSHOUSE ROAD, DOYLESTOWN, PA 189012611
PETROLEUM RECYCLING SERVICE	170 CULLEN DRIVE, GEORGETOWN, PA 15043
PETROMARK, INC.	631 IDLEWOOD AVENUE, CARNEGIE, PA 15106
PHILIP SERVICES CORPORATION
PITT OIL SERVICES	100 RIVER AVENUE, MCKEES ROCKS, PA 15136
PRC CORPORATION	NORTH FRONTAGE ROAD, LANDING, NJ 07850
ROPET INCORPORATED	400 PARKWAY WEST OFFICE CENTER, BUILDING 1, CORAOPOLIS, PA 15108
SEAMAN	1000 VENTURE BOULEVARD, WOOSTER, OH 446919358
SOUTHEASTERN WASTE OIL INC.	309 NORTH 18TH STREET, CAMBRIDGE, OH 43725
SOUTHGATE OIL	70 RANSIER PLACE, WEST SENECA, NY 14224
SUNRAY	3506 WILLOW GLENN DRIVE, ASHTABULA, OH 44004
SYNTECH	GLASSPORT-ELIZABETH ROAD, P.O. BOX 326, ELIZABETH, PA 15037
SYSTEM TECH	FRIEDENS, PA 155417020
TAYLOR EQUIPMENT COMPANY	281 NORTH DRIVE, SOMERSET, PA 15501
THOMPSON’S SERVICE	3RD & CENTER, ELIZABETH, PA 15037
TRI-CITY OIL, INC.	179 MYRTLE, ELMHURST, IL 601262626
U.S. UTILITIES	3592 GENOA ROAD, PERRYSBURG, OH 43551
UXS CORPORATION
VALLEY OIL	1075 WICK, MCKEES ROCKS, PA 15136
WASTE OIL RECOVERY	63443 FRANKFORT ROAD, SALESVILLE, OH 437789786
WEAVERTOWN TRANSPORT LEASING INC.	ROUTE 50, CECIL, PA 15321
WEBER OIL CO., INC.	177 EAST 120TH STREET, NEW YORK, NY 100353510
WHEELING PGH STEEL CORP	4 GATEWAY CENTER, PITTSBURGH, PA 15222
WILLIS DISTRIBUTING COMPANY	4985 EAST LAKE ROAD, ERIE, PA 16511
WORLD PIPE	4194 GREEN GARDEN ROAD, ALIQUIPPA, PA 15001

YOUNG ENVIRONMENTAL SERVICES INC.	285 MANNING STREET, NEWARK, OH 43055

Carolawn Superfund Site

3M CO.	3M CENTER, ST. PAUL, MN 78099
A.B.C. CORP.	1100 TUCKASEEGEE ROAD, CHARLOTTE, NC 28208
AAF MCQUAY, INC.
AEROQUIP CORP.	300 S. EAST AVENUE, JACKSON, MI 49203
AKZO COATINGS, INC.	RELIANCE UNIVERSAL, P.O. BOX 2124, HIGH POINT, NC 27261
ALLIED CHEMICAL CORP.	P.O. BOX 166, MONCURE, NC 275590166
ALLIED SIGNAL, INC
AMERICAN LAVA
AMERIWOOD INDUSTRIES INTERNATIONAL CORPORATION
AMPEX CORP.	P.O. BOX 190, OPELIKA, AL 36801
ARCHER CO.	P.O. BOX 2959, WINSTON-SALEM, NC 27102
ARTHURS & ASSOCIATES	221 S. CHURCH ST., ROOM 213, CHARLOTTE, SC 28202
ATHOL MFG CO.	P.O. BOX 105, BUTNER, NC 27509
ATLANTIC ENVELOPE CO.	P.O. BOX 220666, CHARLOTTE, NC 28222
B. B. WALKER COMPANY
BLACK & DECKER MANUFACTURING CO.	409 E. NORTH STREET, GREENVILLE, SC 29602
BLAKE CONSTRUCTION INC.	ROUTE 1, BOX 47A, FOUNTAIN INN, SC 28224
BURLINGTON INDUSTRIES	409 E. NORTH STREET, GREENVILLE, SC 29602
CARBOSE CORP.	100 MAPLE STREET, SOMERSET, PA 15501
CAROLAWN CO.	530-C BLATT BLDG., COLUMBIA, SC 29211
CAROLINA COATINGS, INC.	P.O. BOX 240415, CHARLOTTE, NC 28224
CELANESE PLASTICS AND FIBER INDUSTRIES
CELLU-CRAFT, INC.	100 WEST 10TH STREET, WILMINGTON, DE 19081
CENTRAL TRANSPORT	500 MELYNDA ROAD, CHARLOTTE, NC 28208
COLLINS & AIKMAN CORP.	CHARLOTTE, NC 28232
COLUMBIA ORGANIC CHEMICAL CO., INC.	912 DRAKE STREET, COLUMBIA, SC 29209
COMPONENT CONCEPTS	P.O. BOX 459, THOMASVILLE, NC 27360
CONE MILLS CORP.	C.T. CORP. SYS., 409 E. NORTH ST., GREENVILLE, SC 29602
CONTINENTAL CAN CO, INC.	800 CONNECTICUT AVE, NORWALK, CT 06856
CORNING, INC.	310 N. COLLEGE RD, WILMINGTON, NC 28405
CUMBERLAND COUNTY HOSPITAL ASSOC., INC.	CAPE FEAR VALLEY MEDICAL CTR., P.O. BOX 2000, FAYETVILLE, SC 28302
DART INDUSTRIES, INC.	C.T. CORP. SYSTEM, 409 E. NORTH ST., GREENVILLE, SC 29602
DIXIE TRUCKING CO., INC.	4901 SUNSET ROAD, CHARLOTTE, NC 28213
DREXEL HERITAGE FURNISHINGS	201 NORTH MAIN STREET, DREXEL, NC 28619
EATON CORP.	C.T. CORP. SYSTEM, 409 E. NORTH ST., GREENVILLE, SC 29602
ELECTRIC COMPANY CORPORATION
EMPIRE INDUSTRIES, INC.
ENGRAPH, INCORPORATED	HOLCOMBE, BOMAR, COTHRAN & GUNN, 203 EAST MAIN STREET, SPARTANBURG, SC 29304
FEDERAL PACIFIC ELECTRIC COMPANY
FMC CORPORATION (AGRICULTURAL CHEMICAL DIVISION)	6065 ROSWELL ROAD, ATLANTA, GA 30328
GAF CORP.	100 PINE STREET, HARRISBURG, PA 17108

GENERAL ELECTRIC CO.	C.T. CORP. SYSTEM, 409 E. NORTH ST., GRENVILLE, SC 29602
GEORGIA-PACIFIC CORP.	C.T. CORP. SYSTEM, 409 E. NORTH ST., GREENVILLE, SC 29602
GERGEL, MAX G.	P.O. BOX 176, 111 HARD SCRABBLE ROAD, COLUMBIA, SC 29203
GRAVELY INTERNATIONAL, INC.	1 GRAVELY LANE, CLEMONS, NC 27012
GREAT LAKES CARBON CORP.	CORPORATE ENG. DEPT., P.O. BOX 1031, ELIZABETHTON, TN 37643
GTE OPERATIONS SUPPORT, INC.
HARLEY CORP.	CAMP CROFT, SPARTANBURG, SC 29304
HOECHST CELANESE CORPORATION	ROUTE 202-206, P.O. BOX 2500, SOMERVILLE, NJ 08876
HOESCHT-DIAFOIL CO.	GREER, SC 29652
INMONT CORP.	C.T. CORP. SYSTEM, 409 E. NORTH ST., GREENVILLE, SC 29602
KERR GLASS MANUFACTURING CORP.	C.T. CORP. SYSTEM, 409 E. NORTH ST., GREENVILLE, SC 29602
KEWAUNEE SCIENTIFIC CO.	P.O. BOX 1842, STATESVILLE, NC 28687
KNIGHT RIDDER NEWSPAPERS, INC.	1 HERALD PLAZA, MIAMI, FL 33101
LANCE, INC.	P.O. BOX 32368, CHARLOTTE, NC 28232
LIGGETT GROUP, INC.	C.T. CORP. SYSTEM, 409 E. NORTH ST., GREENVILLE, SC 29602
LITHIUM CORP.	P.O. BOX 795, BESSEMER CITY, NC 28016
LITTON INDUSTRIES, INC.	C.T. CORP. SYSTEM, 409 E. NORTH ST., GREENVILLE, SC 29602
LYON-SHAW, INC.	P.O. BOX 2069, SALISBURY, NC 28145
M.S.D. INC.	700 ORANGE STREET, DARLINGTON, SC 29532
MCCLURE, JAMES Q. A.	P.O. BOX 625, GLENDALE DR., HAMPTON, SC 29924
MCLEAN TRUCKING CO.	3606 N. GRAHAM STREET, CHARLOTTE, NC 28206
MEASUREMENTS GROUP, INC.	C.T. CORP. SYSTEM, 409 E. NORTH ST., GRENVILLE, SC 29602
MERCHANTS DISTRIBUTION, INC.	HICKORY, NC 28603
MOBIL CHEMICAL CO., INC.	C.T. CORP. SYSTEM, 409 E. NORTH ST., GREENVILLE, SC 29602
MONSANTO CORP.	P.O. BOX 1057, GREENWOOD, SC 29648
MR. AL SCALA	P.O. BOX 30215, 724 N. I-85, CHARLOTTE, NC
MR. DAVID VAUGHN	P.O. BOX 464, DUNCAN, SC 29681
MR. DICK BAKER	P.O. BOX 7002, CHARLOTTE, NC 28241
MR. ED MITCHELL	612 PASTEUR DRIVE, SUITE 201, GREENSBORO, NC 27559
MR. FRED KRAFT	508 LAPP ROAD, MALBERN, PA 19355
MR. MIKE HAYES	P.O. BOX 7148, CHARLOTTE, NC 28241
MR. RICHARD NUGENT	P.O. BOX 427, TARBORO, NC 27886
MR. RON LAK	P.O. BOX 2337, GASTONIA, NC 28034
NATIONAL HEALTH LABS	1231 WASHINGTON ST., COLUMBIA, SC
NATIONAL SERVICE INDUSTRIES, INC.	1420 PEACHTREE STREET, NE, ATLANTA, GA 30309
NATIONAL STARCH & CHEMICAL CORP.	PROCTOR CHEMICAL CO., 1231 WASHINGTON ST., COLUMBIA, SC 29201
PACKAGE PRODUCTS CO.	P.O. BOX 31428, CHARLOTTE, NC 28231
PILOT FREIGHT CARRIERS, INC.	5600 WILKINSON BLVD., CHARLOTTE, NC 02808
PNEUMAFIL CORP.	P.O. BOX 16348, CHARLOTTE, NC 28297
REXHAM CORP.	P.O. BOX 240007, CHARLOTTE, NC 28224
ROHM & HAAS CO.	P.O. BOX 219, BRISTOL, PA 19907
SHERWIN WILLIAMS COMPANY	101 PROSPECT AVE. N.W., CLEVELAND, OH 44115
SINGER COMPANY
SOUTH CAROLINA RECYCLING & DISPOSAL, INC.	P.O. BOX 625, GLENDALE DR., HAMPTON, SC 29924

STOCKHAUSEN, INC.	1015 TRYON ST., 800 N.CAR. NAT’L BK. PL., CHARLOTTE, NC 28232
STORK SCREENS AMERICAN, INC.	P.O. BOX 26458, CHARLOTTE, NC 28221
TISCHLER, HENRY	RURAL BIX 123, ROUTE 1, BLACKSTOCK, SC 29014
UNIROYAL CHEMICAL COMPANY	BENSON ROAD, MIDDLEBURY, CT 06762
UNIROYAL, INC.
W.R. GRACE CO. (CRYOVAL DIVISION)	P.O. BOX 338, SIMPONSVILLE, SC 29687
WELLS ALUMINUM S.E., INC.	C.T. CORP. SYSTEM, 409 E. NORTH ST., GREENVILLE, SC 29602
WESTINGHOUSE ELECTRIC CORPORATION	11 STANWIX, PITTSBURGH, PA 15222
WHITTEN, BRUCE A.	100 MAPLE STREET, SOMERSET, PA 15501

Global Landfill Site PRPs

AT & T NASSAU METALS (NASSAU RECYLG CO.)	1 OAKWAY, ROOM 3WA14/8, BERKELEY HEIGHTS, NJ 07922-2727
BROWNING FERRIS INDUSTRIES	714 DIVISION STREET, ELIZABETH, NJ 07207
C.P.C. INTERNATIONAL INC./BEST FOODS	99 AVENUE A, BAYONNE, NJ 07002
F.M.C. CORPORATION	500 ROOSEVELT AVENUE, CARTERET, NJ 07008
GLOBAL LANDFILL RECLAIMING CORP.	EARNSTON ROAD, OLD BRIDGE TWP., NJ 08857
HERCULES INC.	HERCULES PLAZA, 1313 N. MARKET ST., WILMINGTON, DE 19894
INDUSTRIAL DISPOSAL SERVICE	149 KEARNEY AVENUE/P.O. BOX 31, PERTH AMBOY, NJ 08862
MERCK & COMPANY	126 E. LINCOLN AVE PO BOX 2000, RAHWAY, NJ 07065
R. D. K. INC.	P.O. BOX 713 – EARNSTON STA., PARLIN, NJ 08859
RUSSEL KERRESTES	P.O. BOZ 713 – EARNSTON STA., PARLIN, NJ 08859
TRANSCONTINENTAL GAS PIPELINE CORP.	P.O. BOX 251, LINDEN, NJ 07036
UNIVERSAL FOODS CORP.	800 MILLS STREET, BELLEVILLE, NJ 07109

San Gabriel, Puente Valley OU, San Gabriel Site PRPs

A & J SYSTEMS	1236 S. SODERBERG, GLENDORA, CA 91740
A&E PLASTICS CO.	14505 E. PROCTOR AVE., CITY OF INDUSTRY, CA 91749
A-1 ORNAMENTAL IRON	15019 SALT LAKE AVENUE, CITY OF INDUSTRY, CA 91745
ACORN ENGINEERING CO.	15125 PROCTOR AVE., CITY OF INDUSTRY, CA 91749
ACROMIL	18421 RAILROAD ST., CITY OF INDUSTRY, CA 91748
ADAMS AND COLTRIN, INC.	205 SAGE LANE, SANTA MONICA, CA 90402
ADAMS CAMPBELL CO., LTD.	15343 PROCTOR AVE., CITY OF INDUSTRY, CA 91749
ADVANCED HEAT TECHNOLOGY CORP.	10138-1/4 RUSH ST., SOUTH EL MONTE, CA 91733
AEROJET ELECTROSYSTEMS	1100 W. HOLLYWOOD BLVD, AZUSA, CA 91702
AEROJET-GENERAL CORP.	100 BLUE RAVIN RD., FOLSOM, CA 95630
AEROSOL SERVICES CO.	2821 METROPOLITAN PL., POMONA, CA 91767
AEROSOL SERVICES COMPANY	P.O. BOX 2428, CITY OF INDUSTRY, CA 91748
AIR DISTRIBUTION PRODUCTS, INC.	9733 KLINGERMAN ST., S. EL MONTE, CA 91733
ALLFAST FASTENING SYSTEMS, INC.	15200 DON JULIAN ROAD, CITY OF INDUSTRY, CA 91745
ALLIED PHOTO PRODUCTS INC.	16018-D ADELANTE STREET, IRWINDALE, CA 91702
ALLSTATE INSURANCE CO.	ALLSTATE PLAZA, NORTHBROOK, IL 60062
AMERICAN SHEDS INC.	P.O. BOX 3151, HOUSTON, TX 77253
APPLIED SOLAR ENERGY CORP.	P.O. BOX 1212, CITY OF INDUSTRY, CA 91749
ARCADIA MACHINE AND TOOL	6226 SANTO DIAZ ST., IRWINDALE, CA 91706
AREMAC ASSOCIATES	2004 S. MYRTLE AVE., MONROVIA, CA 91016
AREMAC HEAT TREATING,INC.	P.O. BOX 90068, CITY OF INDUSTRY, CA 91715
ARTHUR B. SCHULTZ AND JOSEPH POLTORAK	1314 POTRERO AVENUE, SOUTH EL MONTE, CA 91733
ARTISTIC POLISHING AND PLATING	9751 KLINGERMAN ST., SOUTH EL MONTE, CA 91733
ASHLAND CHEMICAL CO.	500 PAUL G. BLAZER MEMORIAL PKWY., COLUMBUS, OH 43216
ASSOCIATED ASPHALT PAVING MATERIALS	1313 W. GLADSTONE ST., AZUSA, CA 91702
ASTRO SEAL, INC.	827 B PALMYRITA AVE., RIVERSIDE, CA 92507
ASTRONAUTIC ENAMELERS	1329 POTRERO AVENUE, SOUTH EL MONTE, CA 91733
AZUSA LAND RECLAMATION	P.O. BOX 949, AZUSA, CA 91702
AZUSA ROCK INC.	3901 FISH CANYON RD., AZUSA, CA 91702
B&B RED-I-MIX-CONCRETE INC.	590 LIVE OAK AVE., IRWINDALE, CA 91706
B.W. BIXLER & PRISCILLA M. BIXLER	1286 WEST ROAD, LA HARBRA HEIGHTS, CA 90361
BALL-ICON, BALL GLASS DIV.	4000 ARDEN DR., EL MONTE, CA 91731
BDP CO.	855 ANAHEIM-PUENTE RD., CITY OF INDUSTRY, CA 91749
BECKER MFG. CO. INC.	215 N. MASON WAY, P.O.BOX 2277, CITY OF INDUSTRY, CA 91746
BECKER MFG. CO., INC.	417-B FOOTHILL BLVD, SUITE 392, GLENDORA, CA 91740
BENCHMARK HOLDING GROUP	555 S. FLOWER ST., 25TH FLOOR, LOS ANGELES, CA 90071
BENCHMARK TECHNOLOGY	200 TURNBILL CANYON RD., CITY OF INDUSTRY, CA 91745

BESTEEL	15285 ALTON PKWY., IRVINE, CA 92718
BIRTCHER	27611 LA PAZ ROAD, LAGUNA NIGUEL, CA 92656
BIRTCHER DEVELOPMENT-CITY OF IND. REDEVELOPMENT	5200 N. IRWINDALE AVE., IRWINDALE, CA 91706
BRENT FAMILY TRUST	506 NORTH ELM DR., BEVERLY HILLS, CA 90210
BROWN JORDEN CO.	9860 GIDLEY ST., EL MONTE, CA 91731
C&H DISTRIBUTING	16014A ADELANTE ST., IRWINDALE, CA 91702
CAL MAT CO.	3200 SAN FERNANDO RD., LOS ANGELES, CA 90065
CAL MOLD, INC	P.O. BOX 3607, CITY OF INDUSTRY, CA 91744
CALGON VESTAL LABORATORIES	18725 E. SAN JOSE AVE, CITY OF INDUSTRY, CA 91744
CALIFORNIA HYDROFORMING CO., INC.	850 S. LAWSON, CITY OF INDUSTRY, CA 91748
CALIFORNIA STEEL AND TUBE	16049 STEPHENS STREET, CITY OF INDUSTRY, CA 91745
CALMAR, INC.	333 TURNBULL CANYON ROAD, CITY OF INDUSTRY, CA 91745
CALTRANS	1120 N. STREET, PAPALIA, KATHY DEPUTY ATTORNEY, SACRAMENTO, CA 95814
CARDINAL INDUSTRIES FINISHERS	1329 POTRERO AVE., SOUTH EL MONTE, CA 91733
CARRIER SOUTHERN CALIFORNIA	16900 E. CHESTNUT, CITY OF INDUSTRY, CA 91745
CASE POWER & EQUIPMENT	10767 ROCKVILLE STREET, SANTEE, CA 92071
CHAMPION PARTS, INC.	2525 22ND STREET, OAK BROOK STREET, IL 60521
CHARLES HOFGAARDEN	3115 DOYNE RD., PASADENA, CA 91107
CHARLES MILLER & THALIA MILLER	18301 E. ARENTH AVE., CITY OF INDUSTRY, CA 91748
CHEMICAL WASTE MANAGEMENT	107 SOUTH MOTOR, AZUSA, CA 91702
CHEMLAWN SERVICE CORP.	16022 ADELANTE ST., IRWINDALE, CA 91706
CHEVRON CORPORATION	225 BUSH ST., SAN FRANCISCO, CA 94120
CHEVRON U.S.A. PRODUCTS COMPANY	P.O. BOX 2833, LA HABRA, CA 90632
CLAUDEAN MULLINS KAWIE	1551 GREENFIELD AVE., #102, LOS ANGELES, CA 91763
CLEANWELD PRODUCTS INC.	16016 MONTOYA ST., IRWINDALE, CA 91702
CLEVELAND PHEUMATIC COMPANY	3781 EAST 77TH STREET, CLEVELAND, OH 44105
COHEN, ALEXANDER & CLAYTON	12413 S.E. 282ND STREET, KENT, WA 98031
COLUMBIA PACIFIC ALUMINUM CORP	P.O. BOX 1587, CITY OF INDUSTRY, CA 91749
COMMERCE CHEMICAL COMPANY	P.O. BOX 27407, SALT LAKE CITY, UT 84127
COOPER INDUSTRIES, INC.	16016 MONTOYA STREET, IRWINDALE, CA 91706
CREFTON CORP.	P.O. BOX 1269, CITY OF INDUSTRY, CA 91749
CROW-EAVES-NESBIT NO. 2	2 NORTH LAKE AVE., SUITE 650, PASADENA, CA 91101
CROWN CITY PLATING CO.	4350 TEMPLE CITY BLVD, EL MONTE, CA 91731
DANDY ENGINE SUPPLY	11346 STEWART ST., EL MONTE, CA 91732
DAVE GRATTAN AND SONS	16135 MONTOYA STREET, IRWINDALE, CA 91706
DAVIES REALTY	786 THIRD AVE., SUITE A, CHULA VISTA, CA 92010
DAVIS WALKER CORP.	5555 N. IRWINDALE AVE., IRWINDALE, CA 91705
DAY & NIGHT MANUFACTURING CO.	700 ROYAL OAK AVE., MONROVIA, CA 91016
DEL RAY ENTERPRISES	10616 EAST STREET, SOUTH EL MONTE, CA 91733

DENNIS JEBBIA	2468 HUNTINGTON DRIVE, SAN MARINO, CA 91108
DEXTER CORP. THE HYSOL DIVISION	15051 E. DON JULIAN RD., CITY OF INDUSTRY, CA 91746
DON LINDERMAN	6360 DEERFIELD AVE., SAN GABRIEL, CA 92507
DOOLEY FOREST PRODUCTS	15000 E. NELSON AVENUE, CITY OF INDUSTRY, CA 91744
DRESSER CONSTRUCTION & MINING EQUIPMENT	P.O. BOX 1225, LA PUENTE, CA 91749
DRESSER INDUSTRIES, INC.	1600 PACIFIC, P.O. BOX 718, DALLAS, TX 75221
DUBOIS CHEMICALS	15010 E. DON JULIAN RD., CITY OF INDUSTRY, CA 91746
E. RODEFFER AND D. BUTLER	P.O. BOX 2460, NEWPORT BEACH, CA 92660
ECOFF FAMILY TRUST	442 GLENWOOD DRIVE, OXNARD, CA 93030
EEMUS MANUFACTURING CORP.	11111 RUSH ST., SOUTH EL MONTE, CA 91733
EIGHTH AND PROCTOR INVESTMENTS COMPANY	P.O. BOX 1929, STUDIO CITY, CA 91604
EL DORADO PAINTING & SANDBLASTING	18625 RAILROAD STREET, CITY OF INDUSTRY, CA 91748
FISCHER PROPERTIES	600 WILSHIRE BLVD, SUITE 450, LOS ANGELES, CA 90017
FOOD ENGINEERING SERVICE	16015 ADELANTE STREET, IRWINDALE, CA 91702
GAF BUILDING MATERIALS CORP.	6230 IRWINDALE AVE., IRWINDALE, CA 91706
GENCORP INC.	1100 W. HOLLYVALE, AZUSA, CA 91702
GENERAL INVESTMENTS COMPANY	SHEA BUSINESS CENTER, 709 BREA CANYON ROAD, SUITE 4, WALNUT, CA 91789
GNB BATTERIES, INC.	14500 E. NELSON AVENUE, CITY OF INDUSTRY, CA 91744
GOE ENGINEERING CO., INC.	1425 S. VINEYARD AVENUE, ONTARIO, CA 91761
GOULD INC., NAVCOM SYSTEMS DIV.	4323 ARDEN DR., EL MONTE, CA 91731
GRAHAM PRINTING AND LITHOGRAPH CO., INC.	24012 CALLE DE LA PLATA, #330, LAGUNA HILLS, CA 92653
GUN DRILLING SPECIALTIES, INC.	2632 LOMA AVE., SOUTH EL MONTE, CA 91733
HANSEN FOODS INC.	14380 NELSON AVE., CITY OF INDUSTRY, CA 91744
HARRIS, JACK	6360 IRWINDALE AVE., IRWINDALE, CA 91706
HAUSMAN CO. TRUST	2500 MICHELSON DRIVE, SUITE 200, IRVINE, CA 92715
HEXCEL CORP.	11555 DUBLIN BLVD., P.O. BOX 2312, DUBLIN, CA 94568
HEXCEL CORP., MIC DIV.	140 N. ORANGE, CITY OF INDUSTRY, CA 91744
HILL BROTHERS CHEMICAL CO.	1675 N. MAIN, ORANGE, CA 92667
HOWARD CUSTOM BOATS	16009 MONTOYA STREET, IRWINDALE, CA 91706
HYDROFLIGHT	17939 E. ROWLAND STREET, CITY OF INDUSTRY, CA 91748
HYDROTECH CHEMICAL CORPORATION	18400 EAST MOHR AVE., CITY OF INDUSTRY, CA 91748
INDUSTRIAL CHEMICAL PRODUCTS WEST	15378 PROCTOR AVE., SO EL MONTE, CA 91733
INDUSTRIAL OVEN EQUIPMENT CO. INC.	1886 SANTA ANITA AVE, SO EL MONTE, CA 91733
IOPTEX INC.	1301 OPTICAL DR., AZUSA, CA 91702
IRWINDALE ARMS INC.	6226 SANTO DIAZ STREET, IRWINDALE, CA 91702
IRWINDALE COMMUNITY REDEVELOPMENT AGENCY	5050 IRWINDALE BLVD, IRWINDALE, CA 91706

J AND L INVESTMENTS	8380 MELROSE AVE., NUMBER 304, LOS ANGELES, CA 90069
J. A. BOZUNG CO.	9401 WHITMORE ST., EL MONTE, CA 91732
JCI ENVIRONMENTAL SERVICES	4133 BANDINI BLVD., LOS ANGELES, CA 90023
JENSEN-KELLEY CORP.	15268 E. PROCTOR AVE., CITY OF INDUSTRY, CA 91745
JOHNSTON PUMP/GENERAL VALVE, INC.	5215 PRODUCER WAY, POMONA, CA 91768
JUNIOR STEEL CO.	660 S. SIXTH AVE., CITY OF INDUSTRY, CA 91746
L.A. WATER TREATMENT CORP.	P.O. BOX 1467, CITY OF INDUSTRY, CA 91749
L.S. GRAY CO. TRUST	2426 THE STRAND, HERMOSA BEACH, CA 90254
LA VICTORIA FOODS	9133 EAST GARVEY, ROSEMEAD, CA 91770
LANSCO DIE CASTING, INC./INDUSTRIAL DEBURRING	711 S. STIMSON AVENUE, CITY OF INDUSTRY, CA 91745
LAWRENCE S. GRAY CO. TRUST	2426 THE STRAND, HERMOSA BEACH, CA 90254
LITTLE TIKES CO.	14724 E. PROCTOR AVE., CITY OF INDUSTRY, CA 91749
LOIS A. KIPLING	COHEN, ALEXANDER & CLAYTON, ONE BOARDWALK, SUITE 102, THOUSAND OAKS, CA 91360
LOS ANGELES COUNTY TAX COLLECTOR	225 NORTH HILL, LOS ANGELES, CA 90012
LOS ANGELES DIE MOLD	1942 N. ROSEMEAD BLVD, S. EL MONTE, CA 91733
LUCAS SPECIALTY ROCK & SAND	11105 REDWOOD AVE., FONTANA, CA 92335
LUCAS WESTERN, INC. (FORMERLY WESTERN GEAR)	14724 E. PROCTOR AVENUE, CITY OF INDUSTRY, CA 91749
M-BRO CORP.	212 N. CALIFORNIA, CITY OF INDUSTRY, CA 91744
MACLANBURG-DUNCAN	15257 PROCTOR AVE., CITY OF INDUSTRY, CA 91749
MACLIN COMPANY	420 S. 6TH AVE., CITY OF INDUSTRY, CA 91746
MAG PARTS	1545 W. ROOSEVELT, AZUSA, CA 92702
MAJOR PARTITIONS INC.	16019 ADELANTE, IRWINDALE, CA 92702
MAJOR TRUST AND M & G INVESTMENT	P.O. BOX 2167, IRWINDALE, CA 91706
MANUFACTURER’S SERVICE, INC.	2210 N. CHICO AVE., SOUTH EL MONTE, CA 91733
MAREMONT CORP.	ONE NOBLITT PLAZA, BOX 3000, COLUMBUS, IN 47202
MARGE CARSON, INC.	2660 RIVER AVE., ROSEMEAD, CA 91770
MASCO BUILDING PRODUCTS CORP.	1 GOLDEN SHORE, LONG BEACH, CA 90802
MBH INVESTMENTS	P.O. BOX 3867, CITY OF INDUSTRY, CA 91744
MCFARLING GLASS	1316 NATIONAL CITY BLVD, NATIONAL CITY, CA 92050
MERCURY PLASTICS CORP.	14849 SALT LAKE AVE., CITY OF INDUSTRY, CA 91746
MERRITT INVESTMENT CO.	2027 YACHT DEFENDER, NEWPORT BEACH, CA 92660
METAL CUTTING SERVICE	16235 E. GALE AVE., CITY OF INDUSTRY, CA 91745
MICHAEL PORJES	4126 PINDAR WAY, OCEANSIDE, CA 92056
MITCHELL RUBBER PRODUCTS, INC.	491 WILSON WAY, CITY OF INDUSTRY, CA 91744
MONADNOCK CO.	C/O TRW, INC., ONE SPACE PARK, REDONDO BEACH, CA 90278

MONTEREY CARPETS INC.	1100 JOHN REED CT., CITY OF INDUSTRY, CA 91745
MR. C. ROY HERRING	215 E. WATKINS, PHOENIX, AZ 85004
MUGICA FAMILY TRUST	736 RODMAN CIRCLE, MONTERY PARK, CA 91754
MULTI-CHEMICAL PRODUCTS	2128 200 MERCED AVE., SOUTH EL MONTE, CA 91733
NEIMAN, WILLIAM & EDITH	1164 AMALFI DR., PACIFIC PALISADES, CA 90272
OAKITE PRODUCTS, INC.	544 S. SIXTH AVENUE, CITY OF INDUSTRY, CA 91746
OLE AND LILLIE MOURITZEN	24143 WILLOW CREEK, DIAMOND BAR, CA 91765
OLTMANS INVESTMENT/HANNAH CO./MALONEY INVESTMENT	P.O. BOX 985, WHITTIER, CA 90608
OPTICAL RADIATION CORP.	1300 OPTICAL DR., AZUSA, CA 91702
ORO VALVES INC.	16103 MONTOYA ST., AZUSA, CA 91702
PACE LITHOGRAPHERS INC.	18030 CORTNEY CT., CITY OF INDUSTRY, CA 91748
PACIFIC COAST DRUM	P.O. BOX 3593, SOUTH EL MONTE, CA 91733
PALMER BATTERY	3013 POTRERO AVE., SOUTH EL MONTE, CA 91733
PHAOSTRON INSTRUMENT & ELECTRONIC CO.	717 NORTH CONEY AVE., AZUSA, CA 91702
POLY WEST CORP.	16018-C ADELANTE STREET, IRWINDALE, CA 91702
PRINTERS SERVICE	16014-D ADELANTE STREET, IRWINDALE, CA 91702
RAY B. MITCHELL	491 WILSON WAY, CITY OF INDUSTRY, CA 91744
REGISTERED AGENT FOR THE BIXBY RANCH COMPANY	523 WEST SIXTH STREET, SUITE 316, LOS ANGELES, CA 90014
REICHHOLD CHEMICALS, INC.	237 S. MOTOR AVE., AZUSA, CA 91702
REULAND ELECTRIC CO.	17969 E. RAILROAD STREET, CITY OF INDUSTRY, CA 91749
RICHARD AND YOLANDA MANCINO	17855 EAST MACLAREN STREET, CITY OF INDUSTRY, CA 91744
RIVER RYAN PARTNERSHIP	17691 MITCHELL N., IRVINE, CA 92714
ROLLINS LEASING CORP.	1 ROLLINS PLAZA, WILMINGTON, DE 19803
ROY C. HERRING	215 E. WATKINS, PHOENIX, AZ 85004
RREEF WEST-IV, INC.	650 CALIFORNIA STREET, #1800, SAN FRANCISCO, CA 91733
RUDY BARBEE	15413 NEWTON, HACIENDA HEIGHTS, CA 91645
SAFETY KLEEN CORP.	633 WEST FIFTH STREET, SUITE 4000, LOS ANGELES, CA 90071
SALES & STAFF DEVELOPMENT, INC.	5757 WEST CENTURY BLVD., NUMBER 512, LOS ANGELES, CA 90045
SALTIRE INDUSTRIAL, INC.	8383 WILSHIRE BLVD., STE. 800, BEVERLY HILLS, CA 90211
SANFORD, HARRY W. AND NADINE H.	2171 HIGHLAND OAKS, ARCADIA, CA 91004
SANTOS DIAZ STREET PARTNERSHIP	230 N. MARYLAND AVE., SUITE 202, GLENDALE, CA 91206
SCOVILL, INC.
SEALCO AIR CONTROLS, INC.	13530 E. NELSON AVE, CITY OF INDUSTRY, CA
91746
SELECT COPY SYSTEMS OF SOUTHERN CALIFORNIA	6229 SANTO DIAZ ST., IRWINDALE, CA 91706
SERVEX CORP.	20474 RANCHO FLIRESTA, COVINA, CA 91724
SIGMA CASTING	925 S. CHARLIE RD., CITY OF INDUSTRY, CA 91748

SOLO ENTERPRISE CORP.	220 N. CALIFORNIA AVENUE, CITY OF INDUSTRY, CA 91744
SOMITEX PRINTS OF CALIFORNIA	17355 RAILROAD STREET, CITY OF INDUSTRY, CA 91748
SOTO ASSOCIATES	15760 VENTURA BLVD., SUITE 1107, ENCINO, CA 91436
SOUTHDOWN, INC.	1201 W. GLADSTONE, AZUSA, CA 91702
SOUTHERN CALIFORNIA EDISON	2244 WALNUT GROVE AVE., ROSEMEAD, CA 91770
SOUTHWESTERN PORTLAND CEMENT CO.	100 N. BARRANCA, WEST COVINA, CA 91791
SPARLING	4097 TEMPLE CITY BLVD., EL MONTE, CA 91731
SPECTROL ELECTRONICS	17070 E. GALE AVE., CITY OF INDUSTRY, CA 91745
SPECTROL ELECTRONICS CORPORATION	ONE FINANCIAL PLAZA, MAIL STOP 524, HARTFORD, CT 06101
STAFF INVESTMENT COMPANY II	1010 S. CATALINA AVE., B, REDONDO BEACH, CA 90277
STAR PRODUCT DISTRIBUTORS INC.	713 PUEBLO PLACE, FULLERTON, CA 92635
STOODY CO.	16425 GALE AVE., CITY OF INDUSTRY, CA 91745
STRUCTURAL COMPOSITES INDUSTRIAL INC.	325 ENTERPRISE PLACE, POMONA, CA 91768
SUNSET FIREPALCE FIXTURES, INC.	14940 E. DON JULIAN ROAD, CITY OF INDUSTRY, CA 91744
TED LEVINE DRUM COMPANY	1807 NORTH CHICO AVENUE, SOUTH EL MONTE, CA 91733
TELEDYNE ANALYTIC INSTRUMENTS	16830 CHESTNUT ST., CITY OF INDUSTRY, CA 91749
TELEDYNE PICCO	16800 CHESTNUT ST., CITY OF INDUSTRY, CA 91745
TELEDYNE, INC.	11361 SUNRISE PARK DRIVE, RANCHO CORDOVA, CA 95742
TEXTRON CORP.	40 WESTMINISTER ST., PROVIDENCE, RI 02903
TRAIL CHEMICAL	9904 GIDLEY ST., EL MONTE, CA 91731
TRANSMIX CORP.	9961 VALENCIA ST., LAGUNA BEACH, CA 92653
TRIMPEX CORP.	16006 MONTOYA STREET, IRWINDALE, CA 91706
TRIO METAL STAMPING INC.	15318 E. PROCTOR AVENUE, CITY OF INDUSTRY, CA 91745
TROY LIGHTING, INC.	14625 E. CLARK AVENUE, CITY OF INDUSTRY, CA 91745
TRW, INC	1900 RICHMOND ROAD, CLEVELAND, OH 44124
TURNBULL MANAGEMENT	CHARCOAL UNLIMITED, 15131 CLARK AVENUE, CITY OF INDUSTRY, CA 91744
U.S. POSTAL SERVICE	REAL ESTATE DIVISION, FSC 550, SAN BRUNO, CA 94099
UNION PACIFIC RAILROAD CO	650 STIMPSON AVE, CITY OF INDUSTRY, CA
UNIVERSAL PAINT CORP.	111 N. HUDSON CT., CITY OF INDUSTRY, CA 91748
UTILITY TRAILER MFG. CO.	17295 E. RAILROAD STREET, CITY OF INDUSTRY, CA 91748
VALLEY DETROIT DIESEL ALLISON	13644 E. NELSON AVE., CITY OF INDUSTRY, CA 91746
W.W. SMITH TRUST	17612 ORANGE TREE LANE, TUSTIN, CA 92680
WALTER K.,SYLVIA, HOWARD AND NANCY N. LIM	P.O. BOX 2312, CITY OF INDUSTRY, CA 91746
WARD MFG. & SUPPLY	14777 DON JULIAN RD., CITY OF INDUSTRY, CA 91746

WAYMIRE DRUM COMPANY	9316 ATLANTIC AVE., SOUTHGATE, CA 90280
WEST COAST METAL FINISHING	1734 NORTH TYLER AVE., SOUTH EL MONTE, CA 91733
WESTERN BLOWER CORP.	18625 RAILROAD STREET, CITY OF INDUSTRY, CA 91748
WEYERHAUSER PAPER COMPANY	13500 E. NELSON AVENUE, CITY OF INDUSTRY, CA 91746
WHITCOMB PLATING INC.	17855 EAST VALLEY BLVD., CITY OF INDUSTRY, CA 91744
WHOLESALE PRODUCTS CORP. OF AMERICA	2957 E. 46TH ST., LOS ANGELES, CA 90058
WILKERSON, LANDRUM AND MARGARET	1915 CALAFIA STREET, GLENDALE, CA 91208
WYNN OIL CO.	1050 WEST 5TH ST., BOX 4370, FULLERTON, CA 92634
ZWAHLEN, BARRY	2223 LOMA AVE., SOUTH EL MONTE, CA 91733

Interstate Lead (ILCO) Site PRPs

A-1 SPECIALIZED TRANSPORT, INC.
A. DUDA & SONS, INC.
A. MILLER & CO.
A. TENENBAUM CO., INC.
AARON METALS RECYCLING, INC.	C/O KENNETH GREENE, 3207 W. 65TH STREET, CLEVELAND, OH 44102
ACE METAL PROCESSORS AKA
ACE SCRAP METAL PROCESSOR
ADAMS, MAXIE
ADDLESTONE INTERNATIONAL CORPORATION	C/O NATHAN S. ADDLESTONE, P.O. DRAWER 979, CHARLESTON, SC 29402
AEROQUIP CORPORATION
AIM BATTERY COMPANY (DEFUNCT)	C/O MR. CLYDE ROBERTS, 331 SCOTLAND DRIVE, HUEYTOWN, AL 35023
AK STEEL CORPORATION	ATTN: JOHN JUZMAN, LITIGATION COUNSE, 703 CURTIS STREET, MIDDLETOWN, OH 45043
AL’S AUTO SALVAGE, INC.
ALABAMA LABELS & GRAPHICS CORP.
ALAN MATTHEWS	P.O. BOX 22, FUGUAY-VARINA, NC 27526
ALL FLORIDA SCRAP METAL, INC.
ALL-SCRAP SALVAGE INC.
ALLEN & ASSOCIATES
ALLIED SCRAP PROCESSORS, INC.
ALPERT IRON & METAL CORP.
AMERCORD, INC.
AMERICAN BILTRITE, INC.	57 RIVER STREET, WELLESLEY HILLS, MA 02181
AMERICAN PRODUCTS, INC.
ANDREWS WIRE/GEORGETWON STEEL	ROBERT L. HACKER, P.O. BOX 619, GEORGETOWN, SC 29442
ANNACO, INC. FKA ANNANDALE SCRAP CO.
ARCH METALS, INC.	LARRY KAUEFIELD, PRES, 218 E. COURTOIS STREET, ST LOUIS, MO 63111
ASARCO INCORPORATED	C/O DONALD A. ROBBINS, 3422 SOUTH 700 WEST, SALT LAKE CITY, UT 841194191
ASSAD IRON & METALS, INC.
ASSOCIATED IRON & METAL CO.
AUTOZONE, INC. FKA AUTO SHACK, INC.
B & B METALS PROCESSING CO., INC.
B & W AUTO	ATTN: RONALD HOGGLE, 957 LAKE SIDE DRIVE, MCCALLA, AL 35111
BARNEY SNYDER OF OHIO, INC.	JAMES R. SNYDER, 3100 GRAND AVENUE, PITTSBURGH, PA 15225
BARNUM AUTO SALVAGE AKA R.G. BARNUM AUTO SALVAGE,
BATTERIES RECOVERY SERVICES, INC.
BATTERY POST	RICHARD ELDON DAVIS, CABANISS, JOHNSTON, GARDNER, DUMAS & ONEAL, PARK PLACET TOWER, 2001 PARK PLACE N SUITE 700, BIRMINGHAM, AL 35203

BATTERY SALES CO.
BATTERY SYUSTEMS, INC.	CHARLES BROADDRICK, 490 CRILE ROAD,
WASHINGTON, PA 15301
BAXTER METAL COMPANY
BEEBE BATTERIES INC.	BRADLEY, ARANT, ROSE & WHITE, JOE M. KUEHNERT, 2001 PARK PLACE, SUITE 1400, BIRMINGHAM, AL 352032736
BELMONT METALS, INC.	ROBERT HENNING, SR., PRESIDENT, 330 BELMONT AVENUE, BROOKLYN, NY 11207
BELSON SCRAP & STEEL, INC.
BERLINSKY SCRAP CORP.
BERRY ENTERPRISES DBA
BERRY IRON & METAL
BEST BATTERY CO., INC.
BIG DUTCHMAN, INC.
BILL LEMMONS BATTERY WAREHOUSE & RECYCLING CENTER	1310 WEST LEE STREET, GREENSBORO, NC 27403
BILL TAYLOR COMPANY
BILL’S WRECKING
BIONIC AUTO PARTS
BIRMINGHAM PACKAGING CORPORATION
BOB’S RECYCLING CENTER, INC.
BOMBER BATTERY, INC.
BORG COMPRESSED STEEL CORP.
BOYLAN SALES
BREENER IRON & METAL COMPANY
BRITTENHAM’S REBUILDING SERVICES, INC.
BRODEY & BRODEY, INC.
BROOK VALLEY COUNTRY CLUB OF GREENVILLE, INC.
BRUCE’S IRON & METAL, INC.
C & C SCRAP IRON & METAL, INC.
C & D TECHNOLLOGIES, INC. FKA C & D CHARTER POWER
C & E CORPORATION	HURRICAN BATTERIES, C/O JOHN P. CHAZAL, 1708 N.E. 12TH AVENUE, OCALA, FL 34470
C – C LEAD INC.	ATTN: CLIFTON H. CANTER, JR., 135 RICHFIELD DRIVE, LAKE PLACID, FL 33852
CAMBRIDGE IRON & METAL CORP.
CAROLINA INDUSTRIAL PRODUCTS, INC.
CAROLINA SCRAP PROCESSORS	C/O KIM J. CLEVLAND, P.O. BOX 527, ANDERSON, SC 29622
CENTURY SUPPLY CORP.
CHARLESTON STEEL & METAL CO.
CHEATHAM COUNTY IRON & METAL
CHEVRON U.S.A., INC.

CHRYSLER CORPORATION
CICERO IRON METAL & PAPER, INC.
CLARK IRON & METAL	217 HILLARD DRIVE, P.O. BOX 771, MURFREESBORO, TN 37033
CLARKLIFT OF CHICAGO NORTH, INC.
CLEVELAND CORPORATION	JOSEPH KUJAWINSKI, SECRETARY, 42810 GREEN BAY ROAD, ZION, IL 60099
CLUB CAR INC.
COHEN & GREEN SALVAGE COMPANY, INC.
COLUMBIA STEEL & METAL CO., INC.	C/O ROBERT LEVY, P.O. BOX 5466, 1148 SHOP ROAD, COLUMBIA, SC 29295
COMMERCIAL IRON & METALS COMPANY INC.	HALL CONDREY, P.O. BOX 62037, ORALNDO, FL 32824
COMMERCIAL METALS CO.	P.O. BOX 408, SUMMERVILLE, GA 30747
COMMONWEALTH EDISON CO.
CONE MILLS CORP.
CONSERVIT, INC.
COURTESY METAL COMPANY, INC.	HARVEY A. JACOBSON, 3711 S. CALIFORNIA, CHICAGO, IL 60632
COUSINEAU AUTO,INC.	JUDITH COUSINEAU, N2267 SOUTH HIGHWAY 45, ANTIGO, WI 54409
CRISPIN AUTO PARTS	ATTN: CAROLL HUFF, 629 NEW HAVEN AVENUE, NEWARK, OH 43055
CROWN METAL COMPANY, INC.
CULP IRON & METAL
CUMBERLAND BATTERY, INC.	400 BRIDGEWAY AVENUE, OLD HICKORY, TN 37138
CUNNINGHAM METALS, INC.
CURTIS BATTERY & ELECTRIC	1500 NW 20TH STREET, MIAMI, FL 33142
CUSTOM RECOVERY COMPANY
D & D BATTERY SERVICE, INC.
D.J. MAHONEY CO.
DADE SCRAP IRON & METAL, INC.	2770 N.W. 32ND AVENUE, MIAMI, FL 33142
DALE’S AUTOMOTIVE, INC.
DANA CORP.	4500 DORR ST., AKRON, OH 43615
DANIELS & MILLER, INC.
DANINA METALS, INC.
DARLINGTON SHREDDING COMPANY, INC.	C/O BENEDICT FREY, P.O. BOX 41, DARLINGTON, SC 29540
DAVIS BATTERY
DAVIS WITHERSPOON, INC.	P.O. BOX 52505, KNOXVILLE, TN 52505
DEFENSE REUTILIZATION & MARKETING SERVICE	FEDERAL CENTER, 74 N WASHINGTON AVENUE, BATTLE CREEK, MI 490173092
DEL’S METALS CO.,INC	COYLE, GILMAN & STENGEL, 305 NATIONAL CITY BANK BLDG, 100 – 17TH STREET, ROCK ISLAND, IL 61201
DENNY BECKNER & CO.
DHQ VENTURES/METAL PRODUCTS,INC.	GARY QUEEN, 2829 LOVING ROAD, MORGANTON, GA 30560
DICKSON WEATHERPROOF NAIL CO.
DISTRIBUTION SPECIALISTS, INC.
DIXIE CONCRETE SERVICE, INC.

DIXIE DIV. OF ALUMA-FORM, INC. FKA DIXIE ELECTRICA
DIXIE RUBBER & METAL COMPANY	578 CASTEEL DRIVE, MARIETTA, GA 30064
DON HENNESSEE DBA SOUTHERN CENTRAL IRON & METALS
DOUGHERTY EQUIPMENT COMPANY, INC.	DARRELL BARKER, 3014 THURSTON AVENUE, GREENSBORO, NC 27406
DOUGLAS BATTERY MFG. CO.	500 BATTERY DRIVE, WINSTON-SALEM, NC 27107
DUGGAN INDUSTRIES, INC.
DUNN CONSTRUCTION CO., INC.
DUNN SCRAP IRON & METAL, INC.
E & J METAL CO.	ATTN: EDWARD R. TSCHAPPAT, 200 – 24TH AVENUE, ROCK ISLAND, IL 61201
E-Z-GO DIV. OF TEXTRON, INC.	P.O. BOX 388, AUGUSTA, GA 30913
EAST COAST SCRAP METAL
EAST LAKE GOLF CLUB, INC.
ECONO BATTERY SERVICE	C/O ROSS SUMNER, 1313 WASHINTON STREET, HUNTSVILLE, AL 35801
EDGEWORTH MOTORS AND MARY EDGEWORTH
ELECTRO BATTERY, INC.	C/O MELISSA MDIAKOS, 3138 23RD AVENUE NORTH, SAINT PETERSBURG, FL 33713
ELIZABETHTON HERB & METAL COMPANY, INC.	ATTN: L. DON WILSON, P.O. BOX 610, ELIZABETHTON, TN 37643
ELLARD CONTRACTING CO., INC.
ELSTON METAL & SALVAGE COMPANY	C/O SHELDON SLOTNICK, 2322 NORTH ELSTON AVENUE, CHICAGO, IL 60614
EMPIRE IRON & STEEL CO., INC.
ERGON, INC. FKA SEAGULL, INC.
EUREKA IRON & METAL	C/O JOSEPH EUREKA, BOX 216P, WIERTON, WV 26062
EXIDE CORPORATION	P.O. BOX 14205, READING, PA 19612
FAIRFIELD IRON & METAL, INC.
FARMLAND INDUSTRIES, INC.	PO BOX 7305, KANSAS CITY, MO 64116
FISHER-PRICE, INC./A.
KRANSCO
FOIL’S INC.
FOOD LION, INC.
FORD MOTOR COMPANY
FRANKFORT SCRAP METAL CO., INC.
FRED’S TRADING POST	C/O FRED HIATT, P.O. BOX 518, STUART, VA 24171
G & H AUTO WRECKING
G.A. AVRIL CO.
G.J. BATTERIES INC.	SEE CONTACTS
GALLOWAY BROTHERS, INC.
GDS RECYCLING
GENERAL MOTORS CORP.	12 MILE & MOUND ROADS, WARREN, MI 48090
GEORGIA INDUSTRIAL BATTERY, INC.
GNB, INC.	PO BOX 64100, ST. PAUL, MN 55164
GOLD KIST, INC.
GOLDSBORO	W. HARRELL EVERETT, EVERETT, WOMBLE & FINAN, L.L.P, 507 B SPENCE AVENUE DRAWER 10809, GOLDSBORO, NC 27532089

GOODYEAR TIRE & RUBBER COMPANY
GREENSBORO AUTO PARTS CO., INC.
GREER RECYCLING
GROSSMAN INDUSTRIES, INC. DBA GROSSMAN & SONS
GRUDA METAL CORPORATION
HAMMOND GROUP, INC. FKA
HAMMOND LEAD PRODUCTS
HARRY GORDON STEEL COMPANY, INC.	ATTN: MR. BEN NORRIS, 637 PATTERSON STREET, LEXINGTON, KY 40501
HAWKER POWERSOURCE, INC.	ROBERT AARON, 9404 OOLTEWAH INDUSTRIAL BLVD, OOLTEWAH, TN 37363
HENRY HAL SHELNUTT
HIRSH METAL CO.
HODGE MANUFACTURING CO, INC./HODGE MANUFACTURING CORP	ATTN: TERRY HODGE, 521 SALEM ROAD, MURFREESBORO, TN 37130
HOFFMAN & ROBINSON FKA HRH METALS
HOLMES IRON & METAL CO., INC.
HOUSTON LEAD COMPANY	ATTN: ALAN GERGER, VP, 5002 NORTH BRAESWOOD, HOUSTON, TX 77097
HOWARD AREHART	P.O. BOX 396, TIMBERVILLE, VA 22853
HURWICH IRON CO., INC.	JAMES E. HURWICH, 1610 CIRCLE AVENUE, SOUTH BEND, IN 46628
IBS OF NASHVILLE	JAMES L. MARTIN, PRESIDENT , SEE CONTACTS,
INDIANA ROLLING MILL CORP.
INDUSTRIAL BATTERY & CHARGER	P.O. BOX 560978, CHARLOTTE, NC 28256
INDUSTRIAL BATTERY EQUIPMENT
INTERNATIONAL GLOBAL METALS, INC. FKA BONDI METALS
INTERSTATE BATTERY AKA IBS OF ROANOKE VALLEY, INC.
INTRAMETCO COMPANY, INC.
J & S AUTO PARTS
J. SOLOTKEN & CO., INC.
J. STEPHEN RICH AND RICHCO, INC.	C/O SUSAN KERR LEE/GRANT KONVALINKA & HARRISON, 633 CHESTNUT STREET, 9TH FLOOR REPUBLIC CENTRE, CHATTANOOGA, TN 37450
JACK YOUSCHAK
JAMES BATTERY SERVICE
JEFFERSON COUNTY COMMISSION	MARY M. BUCKELEW, PRESIDENT, C/O CHARLES WAGNER, ESQ., A-610 COURTHOUSE ANNEX, BIRMINGHAM, AL 352630008
JEWELL DISPOSAL SERVICE, INC.
JOHNSON CONTROLS INC.	PO BOX 219, WEST UNION, SC 29696
JORDAN SCRAP METAL OF FLORENCE
JORDAN SCRAP, INC.
JOWERS BATTERIES	SEE CONTACTS

JULIUS ALPERT
K & L SCRAP SERVICE, INC.
KAR-LIFE BATTERY COMPANY, INC.	ATTN: JARRED TAYLOR, ESQ., 1901 SIXTH AVENUE NORTH, 2400 AMSOUTH/HARBERT PLAZA, BIRMINGHAM, AL 35203
KENERLY’S AUTO PARTS
KENWORTH OF BIRMINGHAM, INC.
KLEMPNER BROTHERS, INC.
KNOX METALS CORP.
KOKOMO RECYCLING
L. MILLER & SON, INC.
LADISH CO., INC.
LAKE COUNTY AUTO RECYCLERS
LEAD PRODUCTS CO., INC	ATTN. R. CARTER SIMONDS, PRESIDENT, 709 NORTH VELASCO, HOUSTON, TX 77003
LEE IRON & METAL CO., INC.	C/O JONATHAN S. CARPENTER, P.O. BOX 778, SANFORD, NC 273310778
LEE TOBACCO, CANDY & OIL
LEE-RODGERS TIRE COMPANY
LEVIN BROTHERS, INC.
LIBERTY SCRAP METAL, INC.
LITTLE EGYPT GOLF CARS
LONE STAR METALS CO.
LOWE’S COMPANIES, INC.
LUCENT TECHNOLOGIES, INC.	ATTN: RALPH L. MCMURRY, ESQ, ROOM 2S032, 475 SOUTH STREET, MORRISTOWN, NJ 07962
LUMBERTON RECYCLING CO., INC.
MARK BLEVINS	P.O. BOX 1475, WEST JEFFERSON, NC 28694
MARKET SERVICES OF ALABMA, INC.	WILLIAM L. WELCH, P.O. BOX 320072, BIRMINGHAM , AL 35232
MARSHALL OIL CO., INC.
MARYLAND RECYCLE CO., INC.
MASON CITY IRON & METAL CO.	MARVIN GOLDSTEIN, 2200 S. PIERCE , P.O. BOX 986, MASON CITY, IA 50402
MATS RECYCLING
MAYNARD SHELDON	ROUTE 3 , SHELDON AUTO WRECKING CO, VIROQUA, WI 54665
MAYNARD SHELDON DBA SHELDON AUTO WRECKING CO.
MIAMI IRON & METAL
MICHELIN NORTH AMERICA, INC	MARK I. WILLIAMS, ASSOCIATTE GEN COUNSEL, P.O. BOX 19001, ONE PARKWAY SOUTH, GREENVILLE, SC 296029001
MICON METALS	MR. ONEIL SHORT, P.O. BOX 1090, DEER PARK, TX 77536
MID STATE RECYCLING
MIDWAY METALS, INC.	C/O JOSEPH STRUBBE, VEDDER PRICE, 222 NORTH LASALLE STREET, CHICAGO, IL 606011003
MIDWEST INDUSTRIAL METALS CORP	1111 NORTH CHERRY AVE, CHICAGO, IL 60622
MIDWEST INDUSTRIAL METALS CORP.
MIDWEST IRON & METAL, INC.	HARRY I. PELMAN, 6760 N. INDUSTRIAL ROAD, MILWAULKEE, WI 53223
MILLER AUTO WRECKING	JAMES PHILLIP MILLER, 4355 PLEASANT VALLEY ROAD, HOPEWELL, OH 43746

MINDIS METALS, INC	3715 NORTHSIDE PARKWAY 100 NORTHCREEK STE 210 , MINDIS RECYCLING, ATLANTA, GA 30327
MINDIS METALS, INC. DBA MINDIS RECYCLING
MIP, INC.	ATTN: PEYTON H. MCCOOL, 1015 ELROD ROAD, PIEDMONT, SC 29673
MIXON INC.	ATTN: SARA C. MADISON ESQ, 4000 U.S. BANK PLACE, 601 SECOND AVENUE SOUTH, MINNEAPOLIS, MN 554024331
MOLDED METAL SERVICES, INC	BOX 2522, MURFREESBORO, TN 37133
MOLDED METAL SESRVICES, INC.
MOORE COAL CO, INC	129 4TH ST NORTH, BESSEMER, AL 35020
MOORE COAL COMPANY, INC.
MOUNT AIRY IRON & METAL COMPANY	C/O DAVID PEARCE, P.O. BOX 295, MOUNT AIRY, NC 27030
MOUNTAIN METAL COMPANY, INC.	GARY MCCOY, P.O. BOX 131, WEST PRESTONSBURG, KY 41688
MOUNTAINTOP GOLF CARS, INC	PO BOX 5035, BANNER ELK, NC 28604
MOUNTAINTOP GOLF CARS, INC.
N.C. SALVAGE CO	PO BOX 1915, GOLDSBORO, NC 27533
N.C. SALVAGE COMPANY
NAMCO METALS	1023 E. 15TH STREET, BOX 623, PANAMA CITY, FL 32402
NATHAN METALS, INC	3069 TERRAMAR DR, ATLANTA, GA 30341
NATHAN METALS, INC.
NATIONAL COMPRESSED STEEL CORPORATION	RAYNARD BROWN, 1015 S. PACKARD, KANSAS CITY, KS 66105
NATIONAL METALS, INC	BOX 102, LEEDS, AL 35094
NATIONAL METALS, INC.
NATIONAL SALVAGE, LTD.	C/O JOHN T. WOARD, 6709 WEST NATIONAL AVENUE, WEST ALLIS, WI 53214
NELSON IRON & METAL INC	RT. 7, BOX 15, DECATUR, AL 35603
NELSON IRON & METAL, INC.
NEWBERRY WRECKING & SALVAGE CO.
NILES IRON & METAL INC	700 S. MAIN ST, NILES, OH 44446
NILES IRON & METAL, INC.
NYLO-FLEX MANUFACTURING CO.
NYLOFLEX MANUFACTURING CO	PO BOX 9940, MOBILE, AL 36693
OCEANA SALVAGE, INC.
OMEGA	CHARLES D. LUCKEY, BLANCO, TACKABERY, COMBS & MATAMOROS P.A., 110 S STRATFORD RD, STRATFORD POINT BLDG 5TH FLOOR, WINSTON SALEM, NC 271044214
OMNI SOURCE COMPANY, INC.
ORANGEBURG METAL CO INC	PO BOX 1916, SUMTER, SC 29151
ORANGEBURG METAL CO., INC.
OXFORD SCRAP METAL CO INC	PO BOX 3332, OXFORD, AL 36203
OXFORD SCRAP METAL CO., INC.
OXIDE CHEMICAL CORP	PO BOX 681380 , INDIANAPOLIS, IN 46278
OXIDE CHEMICAL CORP.
PADUCAH HIDE & JUNK	C/O ELLIOTT BASKIN, 225 SOUTH 2ND STREET , PADUCAH, KY 42001

PARK USED AUTO PARTS	ATTN: SUSAN PARK, 304 S. MADISON AVENUE, EATONTON, GA 31004
PERSKY IRON & METAL CO	501 S. 20TH ST, INDEPENDENCE, KS 67301
PERSKY IRON & METAL CO.
PIEDMONT CLARKLIFT INC	PO BOX 16328, GREENVILLE, SC 296067328
PIEDMONT CLARKLIFT, INC.
PIELET BROTHERS SCRAP
PRESCOTT METAL CO., INC.
PROFESSIONAL GOLFCAR CORP	PO BOX 250, BLOOMINGTON, IN 47402
PROFESSIONAL GOLFCAR CORP.
PROLER INTERNATIONAL CORP.	ANTON U. PARDINI, GENERAL COUNSEL, 3200 NW YEON AVENUE, PORTLAND, OR 97210
R.S. BRASWELL CO INC	521 S CANNON BLVD, KANNAPOLIS, NC 28083
R.S. BRASWELL CO., INC.
RALEIGH JUNK CO	PO BOX 1746, CREMER IRON & METAL, CHARLESTON, WV 25326
RALEIGH JUNK CO. FKA CREMER IRON & METAL
RALSTON PURINA	CHECKERBOARD SQUARE, ST. LOUIS, MO 63164
RALSTON PURINA CO.
RAYMOND GOLDMAN & CO., INC.
REEVE ELECTRIC CO INC	2428 SECOND AVE, SOUTH BIRMINGHAM, AL 35233
REEVE ELECTRIC CO., INC.
REPUBLIC AUTOMOTIVE PARTS SALES INC	PO BOX 2088, BRENTWOOD, TN 370242088
REPUBLIC AUTOMOTIVE PARTS SALES, INC. FKA MENOMINE
RESOURCES ALLOYS & METALS INC.	SEE CONTACTS
RHEA RECYCLE INC	PO BOX 324, SPRING CITY, TN 37381
RHEA RECYCLE, INC.
RHEIN CHEMIE CORP	1014 WHITEHEAD RD EXT, NASSAU CHEMICAL CORP, TRENTON, NJ 08638
RHEIN CHEMIE CORP.
RICH METALS CO.	C/O ROY BAYLISS, 510 SCHMIDT ROAD, DAVENPORT, IA 52802
RIMCO	9322 MANCHESTER RD, ST. LOUIS, MO 63119
RIMCO DBA RUBIN IRON & METAL CO.
ROCKY MOUNT RECYCLERS, INC.
ROHM & HAAS COMPANY	WILDING KENNETH ENVIRONMENTAL CIR., P.O. BOX 32260, LOUISVILLE, KY 40232
RONDOUT IRON & METAL CO INC	1501 ROCKLAND RD, LAKE BLUFF, IL 60044
RONDOUT IRON & METAL CO., INC.
RONNIE MUSICK
ROSS BROTHERS SALVAGE INC	106 TILDEN AVE, MT. VERNON, OH 43050
ROSS BROTHERS SALVAGE, INC.
ROY BLACKS JUNK & METAL, INC.
RYDER TRUCK RENTAL INC	3600 NW 82ND AVE, 5C LAW, MIAMI, FL 33166

RYDER TRUCK RENTAL, INC.
SADOFF IRON & METAL CO	PO BOX 1138, FOND DU LAC, WI 549361138
SADOFF IRON & METAL CO.
SAMPSON COUNTY RECYCLERS, INC.	C/O BOBBY A. SMITH, 7534 TURKEY HIGHWAY, TURKEY, NC 28393
SANDERS LEAD COMPANY, INC.	P.O. BOX 767, TROY, MI 36081
SEATON IRON & METAL CO INC	1507 DECATUR PIKE, ATHENS, TN 37303
SEATON IRON & METAL CO., INC.
SELF RECYCLING	WAYNE SELF, 168 CASSVILLE ROAD, CARTERSVILLE, GA 30120
SIMS BROTHERS INC	PO BOX 1170 , MARION, OH 433011170
SIMS BROTHERS, INC.
SOUTHERN LITHOGRAPHING CORP	PO BOX 2065, MOBILE, AL 36652
SOUTHERN LITHOGRAPHING CORP.
SPARTANBURG STEEL PRODUCTS
SQUARE DEAL BATTERY	C/O LARRY J. CALHOUN, 3512 NORTH FLORIDA
AVENUE, TAMPA, FL 33603
ST. CHARLES SCRAP	BARRY SEGAL, P.O. BOX 4265, ST. CHARLES, IL 60174
ST. MARY’S IRON & STEEL CORP	PO BOX 120 , MINSTER, OH 45865
ST. MARY’S IRON & STEEL CORP.
STAFFORD’S INC	203 N. LASALLE ST STE 1800 , STAFFORD’S AUTO PARTS & WRECKING; RUDNICK & WOLFE, CHICAGO, IL 60601
STAFFORD’S, INC.
STANDARD SCRAP METAL/EIGEN
STANDARD SCRAP METAL/EIGEN SCRAP METAL & ALLOY CO	PO BOX 16736, MILWAUKEE, WI 53216
STEEL PROCESSING SERVICES INC	PO BOX 1037, ALBERTVILLE, AL 35950
STEEL PROCESSING SERVICES, INC.
STEVE DRIVE ENTERPRISES, INC.	4895-A BUFORD HIGHWAY, NORCROSS, GA 30071
STORAGE BATTERY SYSTEMS INC	PO BOX 160, MENOMONEE FALLS, WI 530520160
STORAGE BATTERY SYSTEMS, INC.
STROBEL OIL AND TIRE
STUMP SCRAP YARD	C/O STEVE STUMP, P.O. BOX 940, STUART’S DRAFT, VA 24477
SWIFT INDUSTRIAL POWER, INC.	JOSEPH SWIFT, PRESIDENT, 10917 MCBRIDE LANE, KNOXVILLE, TN 37932
T & C METAL CO	378 E PRAIRIE, CRYSTAL LAKE, IL 60014
T & C METAL CO.
T & J MOTORS
T.A. POLLACK	LINA W. TAPE, ESQ., THOMPSON COBURN, ONE FIRSTAR PLAZA, ST. LOUIS, MO 63101
T.H. SNIPES & SONS SCRAP METAL	P.O. BOX 568, ROCK HILL, SC 29731
TELEDYNE INDUSTRIES INC	PO BOX 640, TELEDYNE PACKAGING A/K/A TELEDYNE WIRZ, CHESTER, PA 19016

TELEDYNE INDUSTRIES, INC. (TELEDYNE PACKAGING/WIRZ
THE COURTNEY COMPANY, INC.
THE NATIONAL WASTE PAPER CO	3651 BROADWAY, LORAIN, OH 44052
THE NATIONAL WASTE PAPER CO.
THOMPSON REALTY CO INC	103 CARNOUSTIE, SHOAL CREEK, AL 35242
THOMPSON REALTY CO., INC.
TMG ENTERPRISES INC	7100 GRADE LANE, LOUISVILLE, KY 40213
TMG ENTERPRISES, INC.
TODD FARM EQUIPMENT, INC.
TT & E IRON & METAL, INC.
UNITED HOLDINGS COMPANY, INC.	C/O JAMES SHAPIRO, 2545 WIKLENS AVENUE, BALTIMORE, MD 21223
UNITED STATES AIR FORCE	LITIGATION DIVISION, 1501 WILSON BLVD., STE. 629, ARLINGTON, VA 22209
UNITED STATES ARMY	US ARMY ENV LAW DIVISION, 901 N STUART STREET, SUITE 700, ARLINGTON, VA 22203
UNITED STATES DEPARTMENT OF THE NAVY	SOUTHERN DIVISION, NAVAL FACILITIES ENGINEERING COMMAN, 2155 EAGLE DRIVE, NORTH CHARLESTON, SC 29406
V.H. HOLMES	CHANNING J. MARTIN, WILLIAMS MULLEN CLARK & DOBBINS, TWO JAMES CENTER 1021 EAST CARY STREET, RICHMOND, VA 232181320
VELDMAN’S EQUIPMENT INC	777 WEST CHIPPEWA AVE, SOUTH BEND, IN 46614
VELDMAN’S EQUIPMENT, INC.
VOLTMASTER COMPANIES
VOLTMASTER COMPANIES THE	PO BOX 288, CORYDON, IA 50060
VOLUNTEER RECYCLING & SALVAGE INC	PO BOX 634, PORTLAND, TN 37148
VOLUNTEER RECYCLING & SALVAGE, INC.
VULCAN OIL CO INC	PO BOX 100, SHANNON, AL 35142
VULCAN OIL COMPANY, INC.
W.T. MAYFIELD III
WAYNE MATHIS
WEBB METALS, LTD.
WEISMANN IRON & METAL RECYCLING
WELCH ELECTRIC SERVICE, INC.	C/O ANTHONY WELCH, 167 S. RON MCNAIR BOULEVARD, LAKE CITY, SC 29560
WEST FLORIDA BATTERY	ROBERT A. MILLER, 7932 HWY. 19, PORT RICHEY, FL 34668
WESTERN AUTO	1510 WEST RICHLAND AVENUE, AIKEN, SC 29801
WICHITA IRON & METALS CORP., INC.	HARLAN HARTSTEIN, P.O. BOX 13021, WICHITA, KS 67213
WILKS TIRE & BATTERY SERVICE INC	428 NORTH BRD ST, ALBERTVILLE, AL 35950
WILKS TIRE & BATTERY SERVICE, INC.
WILLIAM LANS SONS CO	201 WHEELER AVE, SOUTH BELOIT, IL 61080
WILLIAM LANS SONS CO.
WILLIAMS SCRAP METAL INC	PO BOX 3350, OXFORD, AL 36203
WILLIAMS SCRAP METAL, INC.
WISCONSIN INDUSTRIAL TRUCK CO, INC.	O.S. WILSON, 4500 NORTH 119TH STREET, MILWAUKEE, WI 53225
WITCO CORPORATION

WOOSTER IRON & METAL	CRITCHFIELD, CRITCHFIELD & JOHNSON LTD, DANAIEL PLUMLEY, 225 N MARKET STREET, P.O. BOX 591, WOOSTER, OH 44691
WORLY STEEL & SUPPLY CO	PO BOX 526, WORLY RECYCLING, DELAWARE, OH 43015
WORLY STEEL & SUPPLY CO.
YESH METALS	1098 ARNEY RD, SHERWOOD, MI 49089
ZUCKERMAN COMPANY, INC.	RICHARD WILLIAMS, PRESIDENT, P.O. BOX 3275, WINCHESTER, VA 22604
ZUCKERMAN METALS INC	221 E. STH ST, FRONT ROYAL, VA 22630
ZUCKERMAN METALS, INC.

IWI Site PRPs

3M COMPANY	PO BOX 33428 ST PAUL, MN55133
ADVANCED CHEMICALS, INC.	P. O. BOX 1090 LANDSDOWNE, PA 19050
AMERICAN WELDING	18971 S. WOLF ROAD MOKENA, IL 60448
AMERITECH	P. O. BOX 4520 CAROL STREAM, IL 60197
AT & T	P. O. BOX 9001310 LOUISVILLE, KY 40290
BOC GASES	DRAWER 91873 CHICAGO, IL 60693
BORDEN CHEMICAL CO.	277 PARK AVENUE NEW YORK, NY 10172
BRISKI INDUSTRIAL SUPPLY	5919 ARCHER AVENUE CHICAGO, IL 60638
CHICAGO STEEL	1846 S. KILBORN AVENUE CHICAGO, IL 60623
CHICAGO TUBE & IRON	P. O. BOX 92463 CHICAGO, IL 60675
COMMONWEALTH EDISON	BILL PAYMENT CENTER CHICAGO, IL 60668
CRAFT METAL SPINNING	302 E. MAIN STREET EAST DUNDEE, IL 60118
CRODA INKS CORPORATION	P. O. BOX 4474 CHICAGO, IL 60680
EXTRA	3918 W. NORTH AVENUE CHICAGO, IL 60647
FLINT INK CORP	4600 ARROWHEAD DRIVE ANN ARBOR, MI 48105
FUCHS LUBRICANTS	17050 LATHROPE AVENUE HARVEY, IL 60426
GENERAL MOTORS
GEORGIA PACIFIC	133 PEACHTREE ST., N.E. ATLANTA, GA 30303
HOUGHTON INTERNATIONAL INC.
IMPERIAL OIL & GREASE
IMTEC	P. O. BOX 809 BELOOWS FALLS, VT 05101
INTERCEPT SERVICES	9130 KINGS HIGHWAY SOUTH EAST GREENVILLE, PA 18041
JACK’S SPECIALIZED SERVICES	2434 W. SIBLEY BLVD. POSEN, IL 60469
K & K ABRASIVES	5161 MILLARD AVENUE CHICAGO, IL 60632
MAUTZ PAINT	7350 SOUTH ARCHER ROAD JUSTICE, IL 60458
MID America Steel	20900 ST. CLAIRE AVENUE CLEVELAND, OH 44117
MYRON MFG.	P. O. BOX 27988 NEWARK, NJ 07101
NICOR GAS COMPANY	P. O. BOX 310 AURORA, IL 60507
OHIO CARRIERS	P. O. BOX 429 DOVER, OH 40000
RAPIDFORMS	302 GROVE ROAD THOROFARE, NJ 00000
RUBACHEM SYSTEMS	P. O. BOX 9841 ENGLEWOOD, NJ 07631
RUDOLF EXPRESS	1650 ARMOUR ROAD VOURBONNAIS, IL 60914
SALLY (FLANAGAN) MROZINSKI	11828 S. LECLAIRE ALSIP, IL 60803
SUN CHEMICAL CORP.	6600 S. MELVINA BEDFORD PARK, IL 60499
U.S. STEEL CORPORATION	P.O. BOX 29 BAYTOWN, TX 77520
UNITED TECHNOLOGIES CORP.	UNITED TECHNOLOGIES BUILDING HARTFORD, CT 06101
VALSPAR	901 N. GREENWOOD KANKAKEE, IL 60901
VILLAGE OF SUMMIT	5810 S. ARCHER ROAD SUMMIT, IL 60501
W.R. GRACE
WASTE MANAGEMENT	P. O. BOX 9001300 LOUISVILLE, KY 40290
WHIRLPOOL CORPORATION	63 NORTH BENTON HARBOR, MI 49022
WHITTAKER CORPORATION	P.O. BOX 708 RICHARDSON, TX 75080
YELLOW FREIGHT	P. O. BOX 5901 TOPEKA, KS 66605
BASCO	2595 PALMER AVENUE DEPT. 77 3602 UNIVERSITY PARK , IL 60466
GENERAL ELECTRIC	LEGAL OPERATION ONE NEUMAN WAY MDT165A CINCINATTI, OH 45215
GLEN SPRINGS HOLDING COMPANY	GLENN SPRINGS HOLDING, INC. 2480 FORTUNE DRIVE, SUITE 300 LEXINGTON, KY 40505
JAMES D. BRUSSLAN	14 E. JACKSON BLVD SUITE 1335 CHICAGO, IL 60604
LANIER WORLDWIDE	2150 PARKLAKE DRIVE 4TH FLOOR ATLANTA, GA 30345

THE SHERWIN WILLIAMS COMPANY	101 PROSPECT AVE NW LOUIS E STELLATO CLEVELAND, OH 44115
3M COMPANY	PO BOX 33428 ST PAUL, MN55133
ADVANCED CHEMICALS, INC.	P. O. BOX 1090 LANDSDOWNE, PA 19050
AMERICAN WELDING	18971 S. WOLF ROAD MOKENA, IL 60448
AMERITECH	P. O. BOX 4520 CAROL STREAM, IL 60197
AT & T	P. O. BOX 9001310 LOUISVILLE, KY 40290
BOC GASES	DRAWER 91873 CHICAGO, IL 60693
BORDEN CHEMICAL CO.	277 PARK AVENUE NEW YORK, NY 10172
BRISKI INDUSTRIAL SUPPLY	5919 ARCHER AVENUE CHICAGO, IL 60638
CHICAGO STEEL	1846 S. KILBORN AVENUE CHICAGO, IL 60623
CHICAGO TUBE & IRON	P. O. BOX 92463 CHICAGO, IL 60675
COMMONWEALTH EDISON	BILL PAYMENT CENTER CHICAGO, IL 60668
CRAFT METAL SPINNING	302 E. MAIN STREET EAST DUNDEE, IL 60118
CRODA INKS CORPORATION	P. O. BOX 4474 CHICAGO, IL 60680
EXTRA	3918 W. NORTH AVENUE CHICAGO, IL 60647
FLINT INK CORP	4600 ARROWHEAD DRIVE ANN ARBOR, MI 48105
FUCHS LUBRICANTS	17050 LATHROPE AVENUE HARVEY, IL 60426
GENERAL MOTORS
GEORGIA PACIFIC	133 PEACHTREE ST., N.E. ATLANTA, GA 30303
HOUGHTON INTERNATIONAL INC.
IMPERIAL OIL & GREASE
IMTEC	P. O. BOX 809 BELOOWS FALLS, VT 05101
INTERCEPT SERVICES	9130 KINGS HIGHWAY SOUTH EAST GREENVILLE, PA 18041
JACK’S SPECIALIZED SERVICES	2434 W. SIBLEY BLVD. POSEN, IL 60469
K & K ABRASIVES	5161 MILLARD AVENUE CHICAGO, IL 60632
MAUTZ PAINT	7350 SOUTH ARCHER ROAD JUSTICE, IL 60458
MID America Steel	20900 ST. CLAIRE AVENUE CLEVELAND, OH 44117
MYRON MFG.	P. O. BOX 27988 NEWARK, NJ 07101
NICOR GAS COMPANY	P. O. BOX 310 AURORA, IL 60507
OHIO CARRIERS	P. O. BOX 429 DOVER, OH 40000
RAPIDFORMS	302 GROVE ROAD THOROFARE, NJ 00000
RUBACHEM SYSTEMS	P. O. BOX 9841 ENGLEWOOD, NJ 07631
RUDOLF EXPRESS	1650 ARMOUR ROAD VOURBONNAIS, IL 60914
SALLY (FLANAGAN) MROZINSKI	11828 S. LECLAIRE ALSIP, IL 60803
SUN CHEMICAL CORP.	6600 S. MELVINA BEDFORD PARK, IL 60499
U.S. STEEL CORPORATION	P.O. BOX 29 BAYTOWN, TX 77520
UNITED TECHNOLOGIES CORP.	UNITED TECHNOLOGIES BUILDING HARTFORD, CT 06101
VALSPAR	901 N. GREENWOOD KANKAKEE, IL 60901
VILLAGE OF SUMMIT	5810 S. ARCHER ROAD SUMMIT, IL 60501
W.R. GRACE
WASTE MANAGEMENT	P. O. BOX 9001300 LOUISVILLE, KY 40290
WHIRLPOOL CORPORATION	63 NORTH BENTON HARBOR, MI 49022
WHITTAKER CORPORATION	P.O. BOX 708 RICHARDSON, TX 75080
YELLOW FREIGHT	P. O. BOX 5901 TOPEKA, KS 66605
BASCO	2595 PALMER AVENUE DEPT. 77 3602 UNIVERSITY PARK , IL 60466
GENERAL ELECTRIC	LEGAL OPERATION ONE NEUMAN WAY MDT165A CINCINATTI, OH 45215
GLEN SPRINGS HOLDING COMPANY	GLENN SPRINGS HOLDING, INC. 2480 FORTUNE DRIVE, SUITE 300 LEXINGTON, KY 40505
JAMES D. BRUSSLAN	14 E. JACKSON BLVD SUITE 1335 CHICAGO, IL 60604
LANIER WORLDWIDE	2150 PARKLAKE DRIVE 4TH FLOOR ATLANTA, GA 30345
THE SHERWIN WILLIAMS COMPANY	101 PROSPECT AVE NW LOUIS E STELLATO CLEVELAND, OH 44115

3M COMPANY	PO BOX 33428 ST PAUL, MN55133
ADVANCED CHEMICALS, INC.	P. O. BOX 1090 LANDSDOWNE, PA 19050
AMERICAN WELDING	18971 S. WOLF ROAD MOKENA, IL 60448
AMERITECH	P. O. BOX 4520 CAROL STREAM, IL 60197
AT & T	P. O. BOX 9001310 LOUISVILLE, KY 40290
BOC GASES	DRAWER 91873 CHICAGO, IL 60693
BORDEN CHEMICAL CO.	277 PARK AVENUE NEW YORK, NY 10172
BRISKI INDUSTRIAL SUPPLY	5919 ARCHER AVENUE CHICAGO, IL 60638
CHICAGO STEEL	1846 S. KILBORN AVENUE CHICAGO, IL 60623
CHICAGO TUBE & IRON	P. O. BOX 92463 CHICAGO, IL 60675
COMMONWEALTH EDISON	BILL PAYMENT CENTER CHICAGO, IL 60668
CRAFT METAL SPINNING	302 E. MAIN STREET EAST DUNDEE, IL 60118
CRODA INKS CORPORATION	P. O. BOX 4474 CHICAGO, IL 60680
EXTRA	3918 W. NORTH AVENUE CHICAGO, IL 60647
FLINT INK CORP	4600 ARROWHEAD DRIVE ANN ARBOR, MI 48105
FUCHS LUBRICANTS	17050 LATHROPE AVENUE HARVEY, IL 60426
GENERAL MOTORS
GEORGIA PACIFIC	133 PEACHTREE ST., N.E. ATLANTA, GA 30303
HOUGHTON INTERNATIONAL INC.
IMPERIAL OIL & GREASE
IMTEC	P. O. BOX 809 BELOOWS FALLS, VT 05101
INTERCEPT SERVICES	9130 KINGS HIGHWAY SOUTH EAST GREENVILLE, PA 18041
JACK’S SPECIALIZED SERVICES	2434 W. SIBLEY BLVD. POSEN, IL 60469
K & K ABRASIVES	5161 MILLARD AVENUE CHICAGO, IL 60632
MAUTZ PAINT	7350 SOUTH ARCHER ROAD JUSTICE, IL 60458
MID America Steel	20900 ST. CLAIRE AVENUE CLEVELAND, OH 44117
MYRON MFG.	P. O. BOX 27988 NEWARK, NJ 07101
NICOR GAS COMPANY	P. O. BOX 310 AURORA, IL 60507
OHIO CARRIERS	P. O. BOX 429 DOVER, OH 40000
RAPIDFORMS	302 GROVE ROAD THOROFARE, NJ 00000
RUBACHEM SYSTEMS	P. O. BOX 9841 ENGLEWOOD, NJ 07631
RUDOLF EXPRESS	1650 ARMOUR ROAD VOURBONNAIS, IL 60914
SALLY (FLANAGAN) MROZINSKI	11828 S. LECLAIRE ALSIP, IL 60803
SUN CHEMICAL CORP.	6600 S. MELVINA BEDFORD PARK, IL 60499
U.S. STEEL CORPORATION	P.O. BOX 29 BAYTOWN, TX 77520
UNITED TECHNOLOGIES CORP.	UNITED TECHNOLOGIES BUILDING HARTFORD, CT 06101
VALSPAR	901 N. GREENWOOD KANKAKEE, IL 60901
VILLAGE OF SUMMIT	5810 S. ARCHER ROAD SUMMIT, IL 60501
W.R. GRACE
WASTE MANAGEMENT	P. O. BOX 9001300 LOUISVILLE, KY 40290
WHIRLPOOL CORPORATION	63 NORTH BENTON HARBOR, MI 49022
WHITTAKER CORPORATION	P.O. BOX 708 RICHARDSON, TX 75080
YELLOW FREIGHT	P. O. BOX 5901 TOPEKA, KS 66605
BASCO	2595 PALMER AVENUE DEPT. 77 3602 UNIVERSITY PARK , IL 60466
GENERAL ELECTRIC	LEGAL OPERATION ONE NEUMAN WAY MDT165A CINCINATTI, OH 45215
GLEN SPRINGS HOLDING COMPANY	GLENN SPRINGS HOLDING, INC. 2480 FORTUNE DRIVE, SUITE 300 LEXINGTON, KY 40505
JAMES D. BRUSSLAN	14 E. JACKSON BLVD SUITE 1335 CHICAGO, IL 60604
LANIER WORLDWIDE	2150 PARKLAKE DRIVE 4TH FLOOR ATLANTA, GA 30345
THE SHERWIN WILLIAMS COMPANY	101 PROSPECT AVE NW LOUIS E STELLATO CLEVELAND, OH 44115

3M COMPANY	PO BOX 33428 ST PAUL, MN55133
ADVANCED CHEMICALS, INC.	P. O. BOX 1090 LANDSDOWNE, PA 19050
AMERICAN WELDING	18971 S. WOLF ROAD MOKENA, IL 60448
AMERITECH	P. O. BOX 4520 CAROL STREAM, IL 60197
AT & T	P. O. BOX 9001310 LOUISVILLE, KY 40290
BOC GASES	DRAWER 91873 CHICAGO, IL 60693

Jadco Hughes PRPs

3M CO.	POB 5517, GREENVILLE, SC 29608
ABC, INC.	1001 COLLEGE ST., NEWBERT, NC 28560
AKZO COATINGS, INC.	RELIANCE UNIVERSAL, P.O. BOX 2124, HIGH POINT, NC 27261
ASPHALT PAVING CO.	521 E. MOREHEAD ST., CHARLOTTE, NC 28232
ATHOL MFG CO.	P.O. BOX 105, BUTNER, NC 27509
BASF CORPORATION	100 CHERRY HILL ROAD, PARSIPPANY, NJ 07054
BENJAMIN MOORE & CO.
BROWN BROTHERS	POB 15006, DURHAM, NC 27702
C & T CORPORATION SYSTEMS	409 E. NORTH ST., GREENVILLE, SC 29601
C. A. HUGHES, INC.
CAROLINA COATINGS, INC.	P.O. BOX 240415, CHARLOTTE, NC 28224
CARRIER LEASING	GREENVILLE, SC 29601
CELANESE CORP.	1211 AVENUE OF THE AMERICAS, NEW YORK, NY 10036
CELANESE CORPORATION	4000 BARCLAY DOWNS DRIVE, CHARLOTTE, NC 28209
CHASE PACKAGING CORP.	ENVIRONMENTAL AFFAIRS, UNION CAMP CORPORATION, SAVANNAH, GA 31402
CHEVRON CORPORATION	575 MARKET ST.;, P.O. BOX 7924, SAN FRANCISCO, CA 94120
CITY OF GREENVILLE	206 S. MAIN, GREENVILLE, SC 29601
CONCEPT PLASTICS, INC.	POB 847, HIGH POINT, NC 27261
DENNISON MFG. CO.	POB 12577, GASTONIA, NC 28052
DUPONT CORPORATION
E.I. DUPONT DENEMOURS & COMPANY, INC.	ENVIRONMENTAL MATERIALS AND LOGISTICS DIVISION, WILMINGTON, DE 19898
EATON COROPORATION	2250 WHITFIELD AVENUE, SARASOTA, FL 34243
EATON CORP.	100 ERIEVIEW PLAZA, CLEVELAND, OH 44114
EATON CORPORATION	ROUTE 501 SOUTH, ROXBORO, NC 27573
ELLIOTT METAL WORKS	POB 8675, GREENVILLE, SC 29604
GLADYS W. FITE
GUARDSMAN CHEMICAL COATINGS	POB 1029, HIGH POINT, NC 27263
GUARDSMAN CHEMICALS, INC.	P.O. BOX 1521, 2960 LUCERNE, SE, GRAND RAPIDS, MI 49501
HOECHST CELANESE CORPORATION	ROUTE 202-206, P.O. BOX 2500, SOMERVILLE, NJ 08876
HOMELITE DIVISON OF TEXTRON, INC.	TEXTRON, INCORPORATED, 40 WESTMINSTER STREET, PROVIDENCE, RI 27101
INGERSOLL-RAND CO.	POB 565, HONEA PATH, SC 29654
JADCO, INC.
JOYCE FITE YANDLE
KNIGHT PUBLISHING CO.	600 SOUTH TYRON STREET, CHARLOTTE, NC 28202
LAMINTA F. FITE
LEMMIE FITE BAKER
LONE JACK LIMESTONE CO.	POB 156, GLASGOW, VA 24572
MALLINCKRODT, INC.
MARSHAW CHEMICAL
MIDSTATE CO.	CHARLOTTE, NC 28208
MILLIKEN AND COMPANY	PO BOX 1926, M-495, 920 MILLIKEN ROAD,
SPARTANBURG, SC 29304
NATIONAL STARCH & CHEMICAL CORP.	PROCTOR CHEMICAL CO., 1231 WASHINGTON ST., COLUMBIA, SC 29201
OCCIDENTAL CHEMICAL	PO BOX 300, WHITE SPRINGS, FL 32096
OCCIDENTAL CHEMICAL CORP.	717 N. HARWOOD ST., DALLAS, TX 75201

OCCIDENTAL CHEMICAL CORPORATION	363 NORTH BELT E, HOUSTON, TX 77060
PIEDMONT PAINT MFG. CO.	KINGS RD. INDUSTRIAL PARK, GREENVILLE, SC 29606
PROCTOR CHEMICAL
QUALITY AUTO SERVICE	428 N. WASHINGTON ST., GREENVILLE, SC 29608
R. J. REYNOLDS INDUSTRIES, INC
REXHAM CORP.	P.O. BOX 240007, CHARLOTTE, NC 28224
REXHAM CORPORATION	HIGHWAY 9 BYPASS, PO BOX 800, LANCASTER, PA 29720
REYNOLDS METALS CO.	6601 WEST BROAD ST., RICHMOND, VA 23261
REYNOLDS METALS COMPANY	P.O. BOX 27003, RICHMOND, VA 23261
RJR ARCHER, INC.
ROSPATCH CORPORATION
SARALYN FITE SEVERS
SIGNET CORP.	4200 ATLANTIC AVE., SUITE 100, RALEIGH, NC 27604
SINCLAIR-VALENTINE	CHARLOTTE, NC 28266
SINGER COMPANY
SMITH GRADING & PAVING, INC.	POB 86, TURBEVILLE, SC 29162
SNYDER GENERAL CORPORATION
SOUTHERN COATINGS, INC.	POB 160, SUMTER, SC 29151
STEEL HEDDLE	POB 408, WESTMINSTER, SC 29693
STRAWBERRY HILL PRESS, INC.
UNION CARBIDE CORP.	POB 5928, GREENVILLE, SC 29606
UNIROYAL CHEMICAL COMPANY	BENSON ROAD, MIDDLEBURY, CT 06762
UNITED TECHNOLOGIES CORP.	350 E. HIGH STREET, LONDON, OH 43140
VENTURE PACKAGING, INC.	POB 7149, CHARLOTTE, NC 28210
WASTE MANAGEMENT OF THE CAROLINAS, INC.
WIKOFF COLOR CORP.	410 S. GARDNER AVE., CHARLOTTE, NC 28208

Midco I Site PRPs

ACCUTRONICS	39 S. LASALLE STREET, CHICAGO, IL 60603
ACCUTRONICS, PRINTED CIRCUITS DIV.	225 N. FIRST STREET, CARY, IL 60013
ACME BARRELL	2300 WEST 13TH STREET, CHICAGO, IL 60608
ACTIVE SERVICE CORP.	1217 CHURCH, EVANSTON, IL 60204
AMERICAN CAN COMPANY	AMERICAN LANE, P.O. BOX 3610, GREENWICH, CT 06830
AMERICAN HOME PRODUCTS CORP. (ECKO)	685 THIRD AVENUE, NEW YORK, NY 10017
AMERICAN NAMEPLATE	39 SOUTH LASALLE ST., SUITE 520, CHICAGO, IL 60603
AMERICAN NAMEPLATE & DECORATING	4254 N. ARTHINGTON, CHICAGO, IL 60624
AMERICAN PRINTER	180 N. LASALLE STREET, CHICAGO, IL 60601
AMERICAN PRINTER & LITOGRAPHER	6701 OAKTON, NILES, IL 60648
AMERICAN RIVET COMPANY	11300 MELROSE ST., FRANKLIN PK., IL 60131
AMSTEAD INDUSTRIES, INC.	3700 PRUDENTIAL PLAZA, CHICAGO, IL 60601
ANGELO, PERCY MS.	231 SOUTH LASALLE, CHICAGO, IL 60601
APECO	P.O. BOX 8902, 500 CENTRAL AVE, NORTHFIELD, IL 60093
APPROVED INDUSTRIAL REMOVAL, INC.	750 HIMES, S.E., WYOMING, MI 49509
ARMOUR PHARMACEUTICAL	3 LAFAYETTE CTR., 1155 21ST ST., NW, WASHINGTON, DC 20036
ARMSTRONG CONTAINERS	10330 ROOSEVELT ROAD, WESTCHESTER, IL 60153
ARTISAN HAND PRINTS	300 W. WASHINGTON, SUITE 807, CHICAGO, IL 60606
ASHLAND CHEMICAL CO.	3499 DAVNEY DRIVE, LEXINGTON, KY 40512
BARR & MILES INC.	2420 S. PRAIRIE AVENUE, CHICAGO, IL 60616
BRANDWEIN, MICHAEL L.	3400 XEROX CENTER 55 W. MONROE ST, CHICAGO, IL 60603
BRETFORD MANUFACTURING, INC.	9715 SORENG AVENUE, SCHILLER PARK, IL 60176
BUTLER SPECIALITY COMPANY INC.	8200 S. CHICAGO AVENUE, CHICAGO, IL 60617
BUTLER SPECIALTY	1 N. LASALLE ST., SUITE 1515, CHICAGO, IL 60602
BY PRODUCTS MANAGEMENT	SCHEREVILLE, IN 46375
C & C IND. MAINTENANCE	4912 HOHMAN, HAMMOND, IN 46300
C & C INDUSTRIAL MAINTENANCE CORP.	1004 REYONE DRIVE, GRIFFITH, IN 46319
C.P. HALL CO.	7300 S. CENTRAL AVENUE, CHICAGO, IL 60638
C.P. INORGANICS	180 LASALLE STREET, CHICAGO, IL 60602
CALUMET CONTAINER	15200 HANCOCK, HEBRA, IN 46341
CARGILL, INC.	P.O. BOX 9300, MINNEAPOLIS, MN 55440
CARGILL, INC. & SPOT NAILS	1101 VERMOT AVE., N.W., WASHINGTON, DC 20005
CHEMALLOY	BOX 684, LAPORTE, IN 46350
CHICAGO ETCHING CORP.	1555 N. SHEFFIELD AVE., CHICAGO, IL 60622
CHICAGO NAMEPLATE COMPANY	1831 WEST COLUMBIA, CHICAGO, IL 60626
CHICAGO ROTOPRINT CO.,	ONE PIERCE PLACE, ITASCA, IL 60143
CONNOR FOREST INDUSTRIES, INC.	P.O. BOX 847, WAUSAU, WI 54401
CONNORS FOREST INDUSTRIES	1ST WISCONSIN CTR. 777 E. WI AVE., MILWAUKEE, WI 53202
CONSUMERS PAINT FACTORY, INC.	111 W. MONROE ST., CHICAGO, IL 60603

CONTINENTAL PACKAGING COMPANY	51 HARBOR PLAZA, STAMFORD, CT 06904
CONTINENTAL WHITE CAP	2215 SANDERS ROAD, NORTHBROOK, IL 60062
CONTINENTAL WHITE CAP, INC.	1819 N. MAJOR STREET, CHICAGO, IL 60639
CONVERSIONS BY GERRING	54077 OLD MILL RD., ELKHART, IN 46514
COOPER INDUSTRIES (BELDEN CORP.)	P.O. BOX 4446, COLUMBUS, OH
CRONAME	P.O. BOX 230, CELINA, OH 45822
CROWN CORK & SEAL CO., INC.	29 S. LASALLE ST., SUITE 740, CHICAGO, IL 60603
CROWN CORK & SEAL COMPANY, INC.	9300 ASHTON ROAD, PHILADELPHIA, PA 19136
CULLIGAN	8396 MISSISSIPPI ST., MERRILLVILLE, IN 46410
CULLIGAN INTERNATIONAL COMPANY	ONE CULLIGAN PARKWAY, NORTHBROOK, IL 60062
DAN CORPORATION	5750 WEST ROOSEVELT ROAD, CHICAGO, IL 60650
DANA CORPORATION	P.O. BOX 1000, TOLEDO, OH 43697
DAP, INC.	P.O. BOX 277, DAYTON, OH 45401
DAUBERT CHEMICAL COMPANY	4700 SONTS CENTRAL, CHICAGO, IL 60638
DAWSON, ROBERT P.	2216 BROADWAY, P.O. BOX 3317, EAST CHICAGO, IL 46312
DEHART, EARNEST & LOVIE	1100 SOUTH BALDWIN, LOT 57, MARION, IN 46952
DESOTO CHEMICAL, INC.	1700 S. MOUNT PROSPECT ROAD, DES PLAINES, IL 60018
DEUBLIN COMPANY	1919 STANLEY STREET, NORTHBROOK, IL 60062
DOBSON CONSTRUCTION, INC.	2635 CENTRAL AVE., P.O. BOX 401, MARION, IN 46952
DU-TONE CORP	1208 GREENFIELD AVE, P.O. BOX 559, WAUKEGAN, IL 60085
DUO FAST CORPORATION	3702 NORTH RIVER RD., FRANKLIN PARK, IL 60131
DUPAGE COUNTY HIGHWAY DEPT.	207 REBER STREET, WHEATON, IL 60187
EKCO HOUSEWARE CO.	9234 W. BELMONT AVENUE, FRANKLIN PARK, IL 60131
EL-PAC, INC.	P.O. BOX 1116, DEERFIELD BEACH, FL 33441
EMBOSOGRAPH DISPLAY MFG. CO.	1430 W. WRIGHTWOOD AVENUE, CHICAGO, IL 60614
ENTERPRISE PAINT CO.	1201 PENNSYLVANIA AVENUE N.W., WASHINGTON, DC 20044
ENTERPRISE PAINT MFG. CO.	1000 RESEARCH PARKWAY, MERIDEN, CT 06450
ENVIRONMENTAL DYNAMICS, INC.	655 W. 114TH STREET, CHICAGO, IL 60638
ESS KAY ENAMELING, INC.	600 ELKCOTT ROAD, PARK RIDGE, IL 60068
ETHICON, INC.	5001 N. 67TH STREET, CHICAGO, IL 60638
EXTRUDED METALS	802 ASHFIELD, BELDING, MI 48809
FELT PRODUCTS MFG. CO.	7450 MCCORMICK BLVD., SKOKIE, IL 60076
FINANCE DIV. BEECHAM INC.	THREE GARRET MOUNTAIN PLAZA, WEST PATERSON, NJ 07424
FISHER CALO (CHEM ALLOY)	ONE FIRST NATIONAL BANK PLAZA, SUITE 500, CHICAGO, IL 60603
FISHER-CALO CHEMICALS & SOLVENTS CORP.	600 W. 41ST ST., CHICAGO, IL 60609
FLINT INK CORP.	2511 GLENDALE AVE, DETROIT, MI 48239
FURNACE ELECTRIC CO.	1000 MCKEE STREET, BOTAVIA, IL 60510
FURNAS ELECTRIC CO.	520 REDWOOD DRIVE, AURORA, IL 60506
GEARMASTER	1809 SOUTH RT. 31, MCHENRY, IL 60050
GENERAL INSTRUMENTS CORP.	767 FIFTH AVENUE, NEW YORK, NY 10153
GILBERT & BENNET MFT. CO.	P.O. BOX 56 128TH & WIRETON, BLUE ISLAND, IL 60406
H & S TIN MILL PRODUCTS	10330 ROOSEVELT ROAD, WESTCHESTER, IL 60153

HARKER, TIMOTHY	2021 K STREET, N.W., SUITE 310, WASHINGTON, DC 20006
HYDRITE CHEMICAL CO.	2655 NORTH MAYFAIR ROAD, MILWAUKEE, WI 53204
INDIANA DEPT. OF HIGHWAYS	321 N. CLARK ST., SUITE 3200, CHICAGO, IL 60210
INDIANA STATE HIGHWAY DEPARTMENT	100 N. SENATE AVENUE, INDIANAPOLIS, IN 46204
INDUSTRIAL DISPOSAL CORP.	1 NORTH CAPITOL, INDIANAPOLIS, IN
INDUSTRIAL TECHNOTICS, INC.,	9006 INDIANAPOLIS BLVD., HIGHLAND, IN 46322
INDUSTRIAL TECHTONICS, INC.	P.O. BOX 315, OLYMPIA FIELDS, IL 60461
INSILCO CORPORATION	1000 RESEARCH PARKWAY, MERIDEN, CT 06450
INTAGLIO CYLINDER SERVICE, INC.	4600 RIVER ROAD, SCHILLER PARK, IL 60176
J & S TINMILL PRODUCTS	THREE FIRST NATIONAL PLAZA, CHICAGO, IL 60602
J.M. HUBER CORPORATION	1200 17TH STREET N.W., WASHINGTON, DC
JOHNSON & JOHNSON (ETHICON)	ONE JOHNSON & JOHNSON PLAZA, NEW BRUNSWICK, NJ 08933
KEELER BRAS CO.	2939 32ND ST., SOUTHEAST, GRAND RAPIDS, MI 49508
KEELER BRASS COMPANY	955 GODFREY AVENUE SOUTHWEST, GRAND RAPIDS, MI 49503
KIRSCH V & K CORPORATION	5272 HOHMAN AVE., HAMMOND, IN 46320
KLISIAK, EUGENE & JEANETTE	816 EAST 38TH PLACE, SUITE 2, GRIFFITH, IN 46319
KNAACK MFG., CO.	520 REDWOOD DRIVE, AURORA, IL 60506
KNACK MFG., CO.	420 E. TERRA COTTA AVE., CRYSTAL LAKE, IL 60014
KNAPE & VOGT MANUFACTURING CO.	2700 OAK INDUSTRIAL PARK, N.E., GRAND RAPIDS, MI 49505
LANSING SERVICE CORP.	180 N. LASALLE STREET, CHICAGO, IL 60602
LANSING SERVICE CORPORATION	150 N. WACKER SUITE 1570, CHICAGO, IL 60606
LIQUID DYNAMICS	3202 SOUTH FLUTE, SO. CHICAGO HEIGHTS, IL
LIQUID WASTE, INC.	1 NORTH LASALLE, CHICAGO, IL 60602
MARTELL, STEVEN	33 N. DEARBORN ST, SUITE 900, CHICAGO, IL 60602
MASONITE CORPORATION	29 N. WACKER DR., CHICAGO, IL 60606
MCHARVEY, SHEILA	180 M. STREET, N.W., WASHINGTON, DC 20036
MCWHARTER CHEMICAL CO.	2315 SANDERS ROAD, NORTHBROOK, IL 60062
METAL RECLAIMING CORPORATION	909 FAIRWAY DRIVE, BENSENVILLE, IL 60106
METROPOLITAN CIRCUITS	7200 SEARS TOWER, CHICAGO, IL 60606
MIDWEST RECYCLING COMPANY	241 BRUNSWICK ST, HAMMOND, IN 46327
MILETICH, JOHN & MARY	P.O. BOX 1245 850 BURNHAM AVE., CALUMET CITY, IL 60409
MORTON CHEMICAL	2 N. RIVERSIDE PLAZA, CHICAGO, IL 60606
MORTON THIOKOL, INC.	110 N. WACKER DRIVE, CHICAGO, IL 60600
MORTON-THIOKOL, INC.	55 E. MONROE STREET, CHICAGO, IL 60603
MOTOROLA, INC.	1301 E. ALGONQUIN ROAD, SCHAUMBURG, IL 60196
MR. FRANK INC.	201 W. 155TH STREET, SOUTH HOLLAND, IL 60473
MR. FRANK, INC.	1355 S. LASALLE STREET, SUITE 624, CHICAGO, IL 60603
NAMSCO, INC.	333 31ST, BELLWOOD, IL 60104
NATIONAL CAN COMPANY	8101 WEST HIGGINS ROAD, CHICAGO, IL 60631
NAZ-DAR CO.	1087 N. BRANCH STREET, CHICAGO, IL 60622
NORTHWESTERN UNIVERSITY	633 CLARK ST., EVANSTON, IL 60201
PASLODE COMPANY	333 W. WACKER DR. SUITE 1900, CHICAGO, IL 60606
PASLODS COMPANY	8080 MCCORMICK BLVD., SKOKIE, IL 60076

PENN CENTRAL CORP.	ONE IBM PLAZA, CHICAGO, IL 60611
PIERCE & STEVENS CHEMICAL CORP.	PRATT & LAMBERT BOX 22, BUFFALO, NY 14240
PIONEER PAINT	221 NORTH LASALLE ST, SUITE 2348, CHICAGO, IL 60601
PPG INDUSTRIES, INC.	10800 S. 18TH STREET, OAK CREEK, WI 53154
PRE FINISH METALS, INC.	ONE FIRST NATIONAL PLAZA, CHICAGO, IL 60603
PREMIER COATINGS	2250 ARTHUR, ELK GROVE VILLAGE, IL 60007
PREMIER PAINT CO.	280 MADISON AVE., NEW YORK, NY 10016
PYLE NATIONAL CO.	P.O. BOX 2930, ASHVILLE, NC 28802
PYLE-NATIONAL CO.	1334 N. KOSTNER AVENUE, CHICAGO, IL 60622
REFLECTION HARDWARE CORP.	ONE IBM PLAZA SUITE 4040, CHICAGO, IL 60611
REFLECTOR HARDWARE CO.	1400 NORTH 25TH AVENUE, MELROSE PARK, IL 60160
REGAL TUBE	600 GRANT STREET 42ND FLOOR, PITTSBURGH, PA 15219
RELIANCE UNIVERSAL, INC.	1200 ONE RIVERFRONT PLAZA, LOUISVILLE, KY 40202
RICHARDSON GRAPHICS	9797 W 151ST ST., ORLAND PARK, IL 60462
RIVERSIDE LAB (R-LITE)	P.O. BOX 705, GENEVA, IL 60134
ROZEMA INDUSTRIAL WASTE	3164 HUDSON STREET, HUDSONVILLE, MI 49426
RUST-OLEUM CORPORATION	11 HAWTHORN PARKWAY, VERNON HILLS, IL 60061
SAMOCKI BROTHERS TRUCKING	5030 INDUSTRIAL HWY., GARY, IN 46402
SCHOLLE CORPORATION	200 W. NORTH AVENUE, NORTHLAKE, IL 60164
SCRAP HAULERS	13840 S. HALSTED, RIVERDALE, IL 60627
SHELDAHL	2700 INDIANA TOWER 1 INDIAN SQ., INDIANAPOLIS, IN 46204
SHERMAN WILLIAMS COMPANY	MIDLAND BUILDING, 101 PROSPECT AVENUE N.W., CLEVELAND, OH 44115
SHERWIN WILLIAMS & WESTVACO CORP.	69 WEST WASHINGTON SUITE 3200, CHICAGO, IL 60602
SHERWIN WILLIAMS COMPANY	11541 S. CHAMPLAIN AVE., CHICAGO, IL 60628
SHIELD COATINGS INC.	3216-24 S. SHIELDS AVE., CHICAGO, IL 60616
SIGNODE CORP.	ILLINOIS TOOL WORKS CORP., 3600 WESTLAKE AVENUE, GLENVIEW, IL 60025
SIZE CONTROL	135 SOUTH LASALLE SUITE 1425, CHICAGO, IL 60603
SIZE CONTROL COMPANY	249 BOND, 2300 E. PRATT BLVD., ELK GROVE VILLAGE, IL 60007
SKIL CORPORATION	4801 W. PETERSON AVENUE, CHICAGO, IL 60646
SO. CALIFORNIA CHEMICAL	55 W. MONROE SUITE 700, CHICAGO, IL 60603
SPECIALTY COATING & DAUBERT CHEM.	800 SEARS TOWER, CHICAGO, IL 60638
SPECIALTY COATINGS CO.	2500 DELTA LANE, ELK GROVE VILLAGE, IL 60007
ST. CHARLES MFG. CO.	1611 E. MAIN STREET, ST. CHARLES, IL 60174
STANDARD T. CHEMICAL CO., INC.	MONTGOMERY WARD PLAZA, CHICAGO, IL 60671
STAR TRUCKING	400 W. HURON, CHICAGO, IL 60610
STATE OF INDIANA/DEPT. OF HWYS	CONTRACTORS & LEGAL DIV., 100 N. SENATE AVE., INDIANAPOLIS, IN 46204
STERN ELECTRONICS, INC.	333 W. WACKER DRIVE, CHICAGO, IL 60606
STUART CHEMICAL & PAINT, INC.	16333 S. HALSTED STREET, HARVEY, IL 60426
STUART CHEMICAL CO.	4747 LINCOLN MALL DR., SUITE 601, MATTSON, IL 60443
SUN CHEMICAL CORPORATION	6600 SOUTH MELRINA, CHICAGO, IL 60638
SWINGLINE, INC.
SYNTECH WASTE TREATMENT CENTER	TALBOTT TOWERS, 131 N. LIDLOW, DAYTON, OH 45402
THEILE-ENGDAHL	669 WINTHROP AVENUE, ADDISON, IL 60101
THIELE-ENGDAHL	1730 K STREET, N.W., WASHINGTON, DC 20006

THIELE-ENGDAHL, INC.	4025 UNIVERSITY PKWY., SUITE 110, WINSTON-SALEM, NC 27106
TRICIL & J & S TIN PRODUCTS	525 STATION PL., 200 S. MERIDIAN, INDIANAPOLIS, IN 46255
TRICIL ENVIRONMENTAL SERVICES	2700 INDIANA TOWER ONE INDIANA SQ., INDIANAPOLIS, IN 46204
TRIPLE S. ETCHANTS	820 MAPLE LANE, BENSENVILLE, IL 60106
U.S. REDUCTION	208 S. LASALLE STREET SUITE 550, CHICAGO, IL 60604
U.S. STEEL CORP.	600 W. GRANT ROOM 1538, PITTSBURGH, PA 15230
U.S. STEEL SUPPLY DIVISION	P.O. BOX 251, SHARON, PA 16146
UNIROYAL, INC.	3 FIRST NATIONAL PLAZA SUITE 3500, CHICAGO, IL 60602
UNITED RESIN ADHESIVES, INC.	100 W. MONROE ST. SUITE 905, CHICAGO, IL 60608
UNITED STATES STEEL CORP.	208 LASALLE STREET, CHICAGO, IL 60690
UNIVERSAL RES. LABORATORIES, INC.	333 W. WACKER DRIVE, CHICAGO, IL 60606
UNIVERSAL TOOL & STAMPING CO.	MAIN & COMMRCIAL STREETS, BUTLER, IN 46721
UNIVERSITY TOOL STAMPING CO.	COMMERCE BUILDING, P.O. BOX 523, BUTLER, IN
VANDER MOLEN DISPOSAL	P.O. BOX 568, GENEVA, IL 60314
VELSICOL CHEMICAL CORP.	341 E. OHIO ST., CHICAGO, IL 60611
VELSICOL CHEMICAL CORPORATION	2603 CORPORATE AVENUE SUITE 100, MEMPHIS, TN 38132
WARNER ELECTRIC BRAKE & CLUTCH CO.	SOUTH BELOIT, IL 61080
WASTE RESEARCH & RECLAMATION	2 EAST MIFFIN ST., P.O. BOX 2509, MADISON, WI 53701
WESTERN SCRAP CORP.	6901 W. CHICAGO, GARY, IN
WESTVACO CORPORATION	2001 ROOSEVELT AVENUE, SPRINGFIELD, MA 01101
WITCO CHEMICAL CORPORATION	2701 W. LAKE, MELROSE PARK, IL 60160
XEROX CORPORATION	ROCHESTER, NY 14644
ZENITH RADIO CORPORATION	1000 MILWAUKEE AVENUE, GLENVIEW, IL 60025

MIDCO II Site PRPs

ACCO USA, INC., FOR SPOTNAILS
ACCUTRONICS	39 S. LASALLE STREET, CHICAGO, IL 60603
ACCUTRONICS, PRINTED CIRCUITS DIV.	225 N. FIRST STREET, CARY, IL 60013
ACME BARRELL	2300 WEST 13TH STREET, CHICAGO, IL 60608
ACTIVE SERVICE CORP.	1217 CHURCH, EVANSTON, IL 60204
AMERICAN CAN COMPANY	AMERICAN LANE, P.O. BOX 3610, GREENWICH, CT 06830
AMERICAN HOME PRODUCTS CORP. (ECKO)	685 THIRD AVENUE, NEW YORK, NY 10017
AMERICAN NAMEPLATE	39 SOUTH LASALLE ST., SUITE 520, CHICAGO, IL 60603
AMERICAN NAMEPLATE & DECORATING	4254 N. ARTHINGTON, CHICAGO, IL 60624
AMERICAN PRINTER	180 N. LASALLE STREET, CHICAGO, IL 60601
AMERICAN PRINTER & LITOGRAPHER	6701 OAKTON, NILES, IL 60648
AMERICAN RIVET COMPANY	11300 MELROSE ST., FRANKLIN PK., IL 60131
AMSTEAD INDUSTRIES, INC.	3700 PRUDENTIAL PLAZA, CHICAGO, IL 60601
ANGELO, PERCY MS.	231 SOUTH LASALLE, CHICAGO, IL 60601
APECO	P.O. BOX 8902, 500 CENTRAL AVE, NORTHFIELD, IL 60093
APPROVED INDUSTRIAL REMOVAL, INC.	750 HIMES, S.E., WYOMING, MI 49509
ARMOUR PHARMACEUTICAL	3 LAFAYETTE CTR., 1155 21ST ST., NW, WASHINGTON, DC 20036
ARMSTRONG CONTAINERS	10330 ROOSEVELT ROAD, WESTCHESTER, IL 60153
ARTISAN HAND PRINTS	300 W. WASHINGTON, SUITE 807, CHICAGO, IL 60606
ARTISAN HANDPRINTS, INC.	19 S. LASALLE ST., RM.1450, CHICAGO, IL 60603-1407
ASHLAND CHEMICAL CO.	3499 DAVNEY DRIVE, LEXINGTON, KY 40512
BARR & MILES INC.	2420 S. PRAIRIE AVENUE, CHICAGO, IL 60616
BRANDWEIN, MICHAEL L.	3400 XEROX CENTER 55 W. MONROE ST, CHICAGO, IL 60603
BRETFORD MANUFACTURING INC.	9715 SORENG AVENUE, SCHILLER PARK, IL 60176
BRETFORD MANUFACTURING, INC.	9715 SORENG AVENUE, SCHILLER PARK, IL 60176
BROWNING-FERRIS INDUSTRIES OF ILLINOIS, INC.	757 N. ELDRIDGE, HOUSTON, TX 77079
BUTLER SPECIALITY COMPANY INC.	8200 S. CHICAGO AVENUE, CHICAGO, IL 60617
BUTLER SPECIALTY	1 N. LASALLE ST., SUITE 1515, CHICAGO, IL 60602
BY PRODUCTS MANAGEMENT	SCHEREVILLE, IN 46375
C & C IND. MAINTENANCE	4912 HOHMAN, HAMMOND, IN 46300
C & C INDUSTRIAL MAINTENANCE CORP.	1004 REYONE DRIVE, GRIFFITH, IN 46319
C&C INDUSTRIAL MAINTENANCE/NAVISTAR	1315 EAST CHICAGO AVE., EAST CHICAGO, IN 46312
C.P. HALL CO.	7300 S. CENTRAL AVENUE, CHICAGO, IL 60638
C.P. HALL COMPANY	7300 SOUTH CENTRAL AVE., CHICAGO, IL 60638

C.P. INORGANICS	180 LASALLE STREET, CHICAGO, IL 60602
CALUMET CONTAINER	15200 HANCOCK, HEBRA, IN 46341
CARGILL, INC.	P.O. BOX 9300, MINNEAPOLIS, MN 55440
CARGILL, INC. & SPOT NAILS	1101 VERMOT AVE., N.W., WASHINGTON, DC 20005
CHEMALLOY	BOX 684, LAPORTE, IN 46350
CHICAGO ETCHING CORP.	1555 N. SHEFFIELD AVE., CHICAGO, IL 60622
CHICAGO NAMEPLATE COMPANY	1831 WEST COLUMBIA, CHICAGO, IL 60626
CHICAGO ROTOPRINT CO.,	ONE PIERCE PLACE, ITASCA, IL 60143
CONNOR FOREST INDUSTRIES, INC.	P.O. BOX 847, WAUSAU, WI 54401
CONNORS FOREST INDUSTRIES	1ST WISCONSIN CTR. 777 E. WI AVE., MILWAUKEE, WI 53202
CONSUMERS PAINT FACTORY, INC.	111 W. MONROE ST., CHICAGO, IL 60603
CONSUMERS PAINT FACTORY, INC. N/D/B/A
CONTINENTAL PACKAGING COMPANY	51 HARBOR PLAZA, STAMFORD, CT 06904
CONTINENTAL WHITE CAP	2215 SANDERS ROAD, NORTHBROOK, IL 60062
CONTINENTAL WHITE CAP, INC.	1819 N. MAJOR STREET, CHICAGO, IL 60639
CONVERSIONS BY GERRING	54077 OLD MILL RD., ELKHART, IN 46514
COOPER INDUSTRIES (BELDEN CORP.)	P.O. BOX 4446, COLUMBUS, OH
COOPER INDUSTRIES, INC.	CARL J. PLESNICHER, JR., P.O. BOX 4446, HOUSTON, TX 77210
COUNTY OF DUPAGE
CRONAME	P.O. BOX 230, CELINA, OH 45822
CROWN CORK & SEAL CO., INC.	29 S. LASALLE ST., SUITE 740, CHICAGO, IL 60603
CROWN CORK & SEAL COMPANY, INC.	9300 ASHTON ROAD, PHILADELPHIA, PA 19136
CULLIGAN	8396 MISSISSIPPI ST., MERRILLVILLE, IN 46410
CULLIGAN INTERNATIONAL COMPANY	ONE CULLIGAN PARKWAY, NORTHBROOK, IL 60062
DAN CORPORATION	5750 WEST ROOSEVELT ROAD, CHICAGO, IL 60650
DANA CORP. ON BEHALF OF VICTOR GASKET
DANA CORP. ON BEHALF OF WARNER
ELECTRIC BRAKE AND
DANA CORPORATION	P.O. BOX 1000, TOLEDO, OH 43697
DAP, INC.	P.O. BOX 277, DAYTON, OH 45401
DAUBERT CHEMICAL COMPANY	4700 SONTS CENTRAL, CHICAGO, IL 60638
DAWSON, ROBERT P.	2216 BROADWAY, P.O. BOX 3317, EAST CHICAGO, IL 46312
DEHART, EARNEST & LOVIE	1100 SOUTH BALDWIN, LOT 57, MARION, IN 46952
DESOTO CHEMICAL, INC.	1700 S. MOUNT PROSPECT ROAD, DES PLAINES, IL 60018
DEUBLIN COMPANY	1919 STANLEY STREET, NORTHBROOK, IL 60062
DOBSON CONSTRUCTION, INC.	2635 CENTRAL AVE., P.O. BOX 401, MARION, IN 46952
DU-TONE CORP	1208 GREENFIELD AVE, P.O. BOX 559, WAUKEGAN, IL 60085
DUO FAST CORPORATION	3702 NORTH RIVER RD., FRANKLIN PARK, IL 60131
DUPAGE COUNTY HIGHWAY DEPT.	207 REBER STREET, WHEATON, IL 60187

ECODYNE CORPORATION – INDEMNITOR
FOR AMERICAN NAME
EKCO HOUSEWARE CO.	9234 W. BELMONT AVENUE, FRANKLIN PARK, IL 60131
EL-PAC, INC.	P.O. BOX 1116, DEERFIELD BEACH, FL 33441
EMBOSOGRAPH DISPLAY MFG. CO.	1430 W. WRIGHTWOOD AVENUE, CHICAGO, IL 60614
ENTERPRISE PAINT CO.	1201 PENNSYLVANIA AVENUE N.W., WASHINGTON, DC 20044
ENTERPRISE PAINT MFG. CO.	1000 RESEARCH PARKWAY, MERIDEN, CT 06450
ENVIRONMENTAL DYNAMICS, INC.	655 W. 114TH STREET, CHICAGO, IL 60638
ESS KAY ENAMELING, INC.	600 ELKCOTT ROAD, PARK RIDGE, IL 60068
ETHICON, INC.	5001 N. 67TH STREET, CHICAGO, IL 60638
EXTRUDED METALS	802 ASHFIELD, BELDING, MI 48809
EXTRUDED METALS, INC.	302 ASHFIELD ST., BELDING, MI 48809
FELT PRODUCTS MFG. CO.	7450 MCCORMICK BLVD., SKOKIE, IL 60076
FINANCE DIV. BEECHAM INC.	THREE GARRET MOUNTAIN PLAZA, WEST PATERSON, NJ 07424
FISHER CALO (CHEM ALLOY)	ONE FIRST NATIONAL BANK PLAZA, SUITE 500, CHICAGO, IL 60603
FISHER-CALO CHEMICALS & SOLVENTS CORP.	600 W. 41ST ST., CHICAGO, IL 60609
FLINT INK CORP.	2511 GLENDALE AVE, DETROIT, MI 48239
FURNACE ELECTRIC CO.	1000 MCKEE STREET, BOTAVIA, IL 60510
FURNAS ELECTRIC CO.	520 REDWOOD DRIVE, AURORA, IL 60506
GEARMASTER	1809 SOUTH RT. 31, MCHENRY, IL 60050
GENERAL INSTRUMENT CORP. (C.P. CLARE)	181 W. MADISON, CHICAGO, IL 60602
GENERAL INSTRUMENTS CORP.	767 FIFTH AVENUE, NEW YORK, NY 10153
GILBERT & BENNET MFT. CO.	P.O. BOX 56 128TH & WIRETON, BLUE ISLAND, IL 60406
H & S TIN MILL PRODUCTS	10330 ROOSEVELT ROAD, WESTCHESTER, IL 60153
HARKER, TIMOTHY	2021 K STREET, N.W., SUITE 310, WASHINGTON, DC 20006
HYDRITE CHEMICAL CO.	2655 NORTH MAYFAIR ROAD, MILWAUKEE, WI 53204
INDIANA DEPT. OF HIGHWAYS	321 N. CLARK ST., SUITE 3200, CHICAGO, IL 60210
INDIANA STATE HIGHWAY DEPARTMENT	100 N. SENATE AVENUE, INDIANAPOLIS, IN 46204
INDUSTRIAL DISPOSAL CORP.	1 NORTH CAPITOL, INDIANAPOLIS, IN
INDUSTRIAL TECHNOTICS, INC.,	9006 INDIANAPOLIS BLVD., HIGHLAND, IN 46322
INDUSTRIAL TECHTONICS, INC.	P.O. BOX 315, OLYMPIA FIELDS, IL 60461
INSILCO CORPORATION	1000 RESEARCH PARKWAY, MERIDEN, CT 06450
INTAGLIO CYLINDER SERVICE, INC.	4600 RIVER ROAD, SCHILLER PARK, IL 60176
J & S TINMILL PRODUCTS	THREE FIRST NATIONAL PLAZA, CHICAGO, IL 60602
J.M. HUBER CORPORATION	THORNALL STREET, EDISON, NJ 08818
JOHNSON & JOHNSON (ETHICON)	ONE JOHNSON & JOHNSON PLAZA, NEW BRUNSWICK, NJ 08933
KEELER BRAS CO.	2939 32ND ST., SOUTHEAST, GRAND RAPIDS, MI 49508
KEELER BRASS COMPANY	955 GODFREY AVENUE SOUTHWEST, GRAND RAPIDS, MI 49503

KIRSCH V & K CORPORATION	5272 HOHMAN AVE., HAMMOND, IN 46320
KLISIAK, EUGENE & JEANETTE	816 EAST 38TH PLACE, SUITE 2, GRIFFITH, IN 46319
KNAACK MFG., CO.	520 REDWOOD DRIVE, AURORA, IL 60506
KNACK MFG., CO.	420 E. TERRA COTTA AVE., CRYSTAL LAKE, IL 60014
KNAPE & VOGT MANUFACTURING CO.	2700 OAK INDUSTRIAL PARK, N.E., GRAND RAPIDS, MI 49505
KNAPE & VOUGHT MANUFACTURING COMPANY
KREUGER RINGLER, INC. F/K/A CHICAGO ROTOPRINT	ONE PIERCE PLACE, ITASCA, IL 60143
LANSING SERVICE CORP.	180 N. LASALLE STREET, CHICAGO, IL 60602
LANSING SERVICE CORPORATION	150 N. WACKER SUITE 1570, CHICAGO, IL 60606
LIQUID DYNAMICS	3202 SOUTH FLUTE, SO. CHICAGO HEIGHTS, IL
LIQUID WASTE, INC.	1 NORTH LASALLE, CHICAGO, IL 60602
MARTELL, STEVEN	33 N. DEARBORN ST, SUITE 900, CHICAGO, IL 60602
MASONITE CORPORATION	29 N. WACKER DR., CHICAGO, IL 60606
MCHARVEY, SHEILA	180 M. STREET, N.W., WASHINGTON, DC 20036
MCWHARTER CHEMICAL CO.	2315 SANDERS ROAD, NORTHBROOK, IL 60062
METAL RECLAIMING CORPORATION	909 FAIRWAY DRIVE, BENSENVILLE, IL 60106
METROPOLITAN CIRCUITS	7200 SEARS TOWER, CHICAGO, IL 60606
MIDWEST RECYCLING COMPANY	241 BRUNSWICK ST, HAMMOND, IN 46327
MILETICH, JOHN & MARY	P.O. BOX 1245 850 BURNHAM AVE., CALUMET CITY, IL 60409
MORTON CHEMICAL	2 N. RIVERSIDE PLAZA, CHICAGO, IL 60606
MORTON THIOKOL, INC.	110 N. WACKER DRIVE, CHICAGO, IL 60600
MORTON-THIOKOL, INC.	55 E. MONROE STREET, CHICAGO, IL 60603
MOTOROLA, INC.	1301 E. ALGONQUIN ROAD, SCHAUMBURG, IL 60196
MR. FRANK INC.	201 W. 155TH STREET, SOUTH HOLLAND, IL 60473
MR. FRANK, INC.	1355 S. LASALLE STREET, SUITE 624, CHICAGO, IL 60603
NAMSCO, INC.	333 31ST, BELLWOOD, IL 60104
NATIONAL CAN COMPANY	8101 WEST HIGGINS ROAD, CHICAGO, IL 60631
NAZ-DAR CO.	1087 N. BRANCH STREET, CHICAGO, IL 60622
NAZ-DAR COMPANY	1087 N. NORTH BRANCH ST., CHICAGO, IL 60622-4292
NORTHWESTERN UNIVERSITY	633 CLARK ST., EVANSTON, IL 60201
PASLODE COMPANY	333 W. WACKER DR. SUITE 1900, CHICAGO, IL 60606
PASLODS COMPANY	8080 MCCORMICK BLVD., SKOKIE, IL 60076
PENN CENTRAL
PENN CENTRAL CORP.	ONE IBM PLAZA, CHICAGO, IL 60611
PIERCE & STEVENS CHEMICAL CORP.	PRATT & LAMBERT BOX 22, BUFFALO, NY 14240
PIONEER PAINT	221 NORTH LASALLE ST, SUITE 2348, CHICAGO, IL 60601

PPG INDUSTRIES, INC.	10800 S. 18TH STREET, OAK CREEK, WI 53154
PRE FINISH METALS, INC.	ONE FIRST NATIONAL PLAZA, CHICAGO, IL 60603
PREMIER COATINGS	2250 ARTHUR, ELK GROVE VILLAGE, IL 60007
PREMIER PAINT CO.	280 MADISON AVE., NEW YORK, NY 10016
PYLE NATIONAL
PYLE NATIONAL CO.	P.O. BOX 2930, ASHVILLE, NC 28802
PYLE-NATIONAL CO.	1334 N. KOSTNER AVENUE, CHICAGO, IL 60622
REFLECTION HARDWARE CORP.	ONE IBM PLAZA SUITE 4040, CHICAGO, IL 60611
REFLECTOR HARDWARE CO.	1400 NORTH 25TH AVENUE, MELROSE PARK, IL 60160
REGAL TUBE	600 GRANT STREET 42ND FLOOR, PITTSBURGH, PA 15219
REGAL TUBE CO.	7401 S. LINDER AVE., CHICAGO, IL 60638
RELIANCE UNIVERSAL, INC.	1200 ONE RIVERFRONT PLAZA, LOUISVILLE, KY 40202
RICHARDSON GRAPHICS	9797 W 151ST ST., ORLAND PARK, IL 60462
RIVERSIDE LAB (R-LITE)	P.O. BOX 705, GENEVA, IL 60134
ROZEMA INDUSTRIAL WASTE	3164 HUDSON STREET, HUDSONVILLE, MI 49426
RUST-OLEUM CORPORATION	11 HAWTHORN PARKWAY, VERNON HILLS, IL 60061
SAMOCKI BROTHERS TRUCKING	5030 INDUSTRIAL HWY., GARY, IN 46402
SCHMIDT & LIQUIDATING CORPORATION	1108 SOUTH SIXTH ST., ST. CHARLES, IL 60174
SCHOLLE CORPORATION	200 W. NORTH AVENUE, NORTHLAKE, IL 60164
SCRAP HAULERS	13840 S. HALSTED, RIVERDALE, IL 60627
SHELDAHL	2700 INDIANA TOWER 1 INDIAN SQ., INDIANAPOLIS, IN 46204
SHELDAHL, INC.	1150 SHELDAHL ROAD, P.O. BOX 170, NORTHFIELD, MN 55057
SHERMAN WILLIAMS COMPANY	MIDLAND BUILDING, 101 PROSPECT AVENUE N.W., CLEVELAND, OH 44115
SHERWIN WILLIAMS & WESTVACO CORP.	69 WEST WASHINGTON SUITE 3200, CHICAGO, IL 60602
SHERWIN WILLIAMS COMPANY	11541 S. CHAMPLAIN AVE., CHICAGO, IL 60628
SHIELD COATINGS INC.	3216-24 S. SHIELDS AVE., CHICAGO, IL 60616
SIGNODE CORP.	ILLINOIS TOOL WORKS CORP., 3600 WESTLAKE AVENUE, GLENVIEW, IL 60025
SIZE CONTROL	135 SOUTH LASALLE SUITE 1425, CHICAGO, IL 60603
SIZE CONTROL COMPANY	249 BOND, 2300 E. PRATT BLVD., ELK GROVE VILLAGE, IL 60007
SKIL CORPORATION	4801 W. PETERSON AVENUE, CHICAGO, IL 60646
SO. CALIFORNIA CHEMICAL	55 W. MONROE SUITE 700, CHICAGO, IL 60603
SOMMER & MACE
SPECIALTY COATING & DAUBERT CHEM.	800 SEARS TOWER, CHICAGO, IL 60638
SPECIALTY COATINGS CO.	2500 DELTA LANE, ELK GROVE VILLAGE, IL 60007
ST. CHARLES MFG. CO.	1611 E. MAIN STREET, ST. CHARLES, IL 60174

STANDARD T. CHEMICAL CO., INC.	MONTGOMERY WARD PLAZA, CHICAGO, IL 60671
STAR TRUCKING	400 W. HURON, CHICAGO, IL 60610
STERN ELECTRONICS, INC.	333 W. WACKER DRIVE, CHICAGO, IL 60606
STUART CHEMICAL & PAINT, INC.	16333 S. HALSTED STREET, HARVEY, IL 60426
STUART CHEMICAL CO.	4747 LINCOLN MALL DR., SUITE 601, MATTSON, IL 60443
SUN CHEMICAL CORPORATION	6600 SOUTH MELRINA, CHICAGO, IL 60638
SWINGLINE, INC.
SYNTECH WASTE TREATMENT CENTER	TALBOTT TOWERS, 131 N. LIDLOW, DAYTON, OH 45402
TEEPAK, INC.	915 N. MICHIGAN AVE., DANVILLE, IL 61832
THEILE-ENGDAHL	669 WINTHROP AVENUE, ADDISON, IL 60101
THIELE-ENGDAHL	1730 K STREET, N.W., WASHINGTON, DC 20006
THIELE-ENGDAHL, INC.	4025 UNIVERSITY PKWY., SUITE 110, WINSTON-SALEM, NC 27106
TRICIL & J & S TIN PRODUCTS	525 STATION PL., 200 S. MERIDIAN, INDIANAPOLIS, IN 46255
TRICIL ENVIRONMENTAL SERVICES	2700 INDIANA TOWER ONE INDIANA SQ., INDIANAPOLIS, IN 46204
TRIPLE S. ETCHANTS	820 MAPLE LANE, BENSENVILLE, IL 60106
U.S. REDUCTION	208 S. LASALLE STREET SUITE 550, CHICAGO, IL 60604
U.S. STEEL CORP.	600 W. GRANT ROOM 1538, PITTSBURGH, PA 15230
U.S. STEEL SUPPLY DIVISION	P.O. BOX 251, SHARON, PA 16146
UNIROYAL, INC.	3 FIRST NATIONAL PLAZA SUITE 3500, CHICAGO, IL 60602
UNITED RESIN ADHESIVES, INC.	100 W. MONROE ST. SUITE 905, CHICAGO, IL 60608
UNITED STATES STEEL CORP.	208 LASALLE STREET, CHICAGO, IL 60690
UNIVERSAL RES. LABORATORIES, INC.	333 W. WACKER DRIVE, CHICAGO, IL 60606
UNIVERSAL TOOL & STAMPING CO.	MAIN & COMMRCIAL STREETS, BUTLER, IN 46721
UNIVERSITY TOOL STAMPING CO.	COMMERCE BUILDING, P.O. BOX 523, BUTLER, IN
VANDER MOLEN DISPOSAL	P.O. BOX 568, GENEVA, IL 60314
VELSICOL CHEMICAL CORP.	341 E. OHIO ST., CHICAGO, IL 60611
VELSICOL CHEMICAL CORPORATION	2603 CORPORATE AVENUE SUITE 100, MEMPHIS, TN 38132
WARNER ELECTRIC BRAKE & CLUTCH CO.	SOUTH BELOIT, IL 61080
WASTE RESEARCH & RECLAMATION	2 EAST MIFFIN ST., P.O. BOX 2509, MADISON, WI 53701
WESTERN SCRAP CORP.	6901 W. CHICAGO, GARY, IN
WESTVACO CORPORATION	2001 ROOSEVELT AVENUE, SPRINGFIELD, MA 01101
WHIRLPOOL CORPORATION (FOR ST. CHARLES MFG.)	ADMINISTRATIVE CENTER, BENTON HARBOR, MI 49022
WHITTAKER CORPORATION/DUTONE CORPORATION	10880 WILSHIRE BLVD., LOS ANGELES, CA 90024-4163
WITCO CHEMICAL CORPORATION	2701 W. LAKE, MELROSE PARK, IL 60160
XEROX CORPORATION	111 WEST MONROE STREET, CHICAGO, IL 60603
ZENITH RADIO CORPORATION	1000 MILWAUKEE AVENUE, GLENVIEW, IL 60025

Sealand Restoration Site PRPs

ALCAN ALUMINUM CORPORATION	P.O. BOX 28 LAKE ROAD NORTH, OSWEGO, NY 13126
ALCAN ROLLED PRODUCTS COMPANY	P.O. BOX 28, OSWEGO, NY 13126-0028
ALCO POWER, INC.
ALLIED SIGNAL
AMERADA HESS CORPORATION	185 DOREMUS AVENUE, NEWARK, NJ 07105
AMERADA HESS CORPORATION
AMWAY CORPORATION
ASHLAND CHEMICAL COMPANY
AUBURN TECHNOLOGY, INC.	100 ORCHARD STREET, AUBURN, NY 13021
BLACK CLAWSON COMPANY
BOISE-CASCADE CORPORATION	ONE JEFFERSON SQUARE-PO BX 50, BOISE, ID 83728
BOISE-CASCADE PAPER MILL	7740 WEST ST., LOWVILLE, NY 13367
BUCKEYE PIPE LINE COMPANY
BUCKEYE PIPELINE COMPANY	GATES ROAD, AUBURN, NY 13021
CENTRAL NEW YORK INDUSTRIAL SERVICES	P.O. BOX 218, ROUTE 104, HANNIBAL, NY 13074
CHEVRON U.S.A. INC.
CHRYSLER CORPORATION
CIBA-GEIGY CORPORATION
CLEAN VENTURE INC.
CLEAN VENTURE, INC.	1160 STATE STREET, PERTH AMBOY, NJ 00862
COLD METAL PRODUCTS ( ON BEHALF OF STANLEY STEEL)
CONSOLIDATED RAIL CORP.	FREEMONT RD. & CENTRAL AVE., BX 367, E. SYRACUSE, NY 13057
CONSOLIDATED RAIL CORPORATION
DOTY OIL COMPANY
DRISCOLL TIRE AND OIL	576 HAVERHILL STREET, LAWRENCE, MA 01841
EMERSON ELECTRIC COMPANY
ENVIRONMENTAL WASTE RESOURCES	130 FREIGHT STREET, WATERBURY, CT 06702
ENVIRONMENTAL WASTE RESOURCES, INC.
EXXON CORPORATION
FISHER GAGE INC.
FULTON TOOL CO., INC.
FULTON TOOL COMPANY
G.E. AUBURN
GENERAL FOODS CORPORATION
GENERAL MOTORS CORPORATION	3031 W. GRAND BLVD, BX 33122, DETROIT, MI 48232
HEIM DIVISION
ICI AMERICAS INC	NEW MURPHY RD & CONCORD PIKE, WILMINGTON, DE 19803
KRAFT FOODS, INC.
LABELON CORP.	10 CHAPIN STREET, CANANDAIGUA, NY 14424
LINCOLN PARK BORING CO.
MATLACK INC.	8 FOULKSTONE PLAZA, BOX 8789, WILMINGTON, DE 19899-8789
MILLER BREWING CO.	P.O. BOX 400, FULTON, NY 13069-0400
MOBIL OIL CORPORATION

NEPCO ENERGY CORP.	COUNTY RTE 20, PO BOX 2001, OSWEGO, NY 13212
NEPCO ENERGY CORPORATION
NESTLE FOOD COMPANY
NESTLE FOODS CORP.
NEVILLE CHEMICAL CO.
NEVILLE CHEMICAL COMPANY
NEW YORK POWER AUTHORITY	1633 BROADWAY, NEW YORK, NY 10019
NIAGARA MOHAWK POWER COMPANY	300 ERIE BLVD. WEST, SYRACUSE, NY 13215
NORTHEAST UTILITIES
NORTHERN PLASTICS	6733 MYERS RD, EAST SYRACUSE, NY 13057
OSWEGO CITY SAVINGS BANK
P.Q. CORPORATION
PARISH OIL COMPANY
PENTONE PRODUCTS
POLAROID CORP.	575 TECHNOLOGY SQUARE, CAMBRIDGE, MA 02139
POLAROID CORPORATION
POWER AUTHORITY OF THE STATE OF NEW YORK
REMINGTON ARMS COMPANY, INC.
SCHLITZ BREWING/STROH BREWERY CO	100 RIVER PLACE, DETROIT, MI 48207
SEALRIGHT CO, INC.	8330 WARD PKWY, STE 500 BX 843, KANSAS CITY, MO 64114
SEALRIGHT COMPANY, INC.
SEAWAY DISPOSAL SYSTEMS, INC.
STAUFFER CHEMICAL COMPANY
STURM, RUGER & COMPANY, INC.
THE BENDIX CORPORATION
THE FULLER BRUSH COMPANY,INC.
THE LEE COMPANY
THE STROH BREWING CO.
U.S. COAST GUARD
UNIROYAL CHEMICAL CO, INC.	BENSON ROAD, WATERBURY, CT 06762
UNIROYAL CHEMICAL COMPANY, INC.
UNITED STATES POSTAL SERVICE
WEST CHEMICAL PRODUCTS, INC.
WESTPOINT STEVENS
WYMAN-GORDON COMPANY

Malone Service Site PRPs

AMOCO CHEMICAL CORP.	C/O AMOCO CHEMICAL CO., 200 E. RANDOLPH DR., CHICAGO, IL 60601
ARCO CHEMICAL CO.	C/O ARCO CHEMICAL TECH. MGMT., INC., TWO GREENVILLE CROSSING, STE 238, GREENVILLE, DE 19807
ATLANTIC RICHFIELD COMPANY	4101 WINFIELD RD., WARRENVILLE, IL 60555
BAKER HUGHES OILFIELD OPERATIONS, INC.	P.O. BOX 4740, HOUSTON, TX 772104740
BAKER PETROLITE CORPORATION	HALINA CARAVELLO, AGENT, 12645 WEST AIRPORT BLVD, SUGAR LAND, TX 77478
BASF CORPORATION	NAN BERNARDO, AGENT, 3000 CONTINENTAL DRIVE-NORTH, MT. OLIVE, NJ 078281234
BP AMERICA PRODUCTION CO.	4101 WINFIELFD RD., WARRENVILLE, IL 60555
BP AMOCO CHEMICAL COMPANY	4101 WINFIELD RD., WARRWNVILLE, IL 60555
BP PRODUCTS NORTH AMERICA, INC.	4101 WINFIELD RD., WARRENVILLE, IL 60555
CHAMPION TECHNOLOGIES, INC.	ATTN:KAREN GRIMES, P. O. BOX 27727, HOUSTON, TX 77227
CRYSTAL CHEMICAL CO.	3502 ROGERS ST., HOUSTON, TX 77022
DIAMOND SHAMROCK	C/O VALERO ENERGY, 1224 N POST OAK RD., HOUSTON, TX 77022
ELTEX CHEMICAL & SUPPLY CO.	C/O PHILIP RECLAMATION SERVICES, HOUSTON, INC., 4050 HOMESTEAD RD., HOUSTON, TX 77028
EXXON CHEMICAL CO. USA	C/O EXXON MOBIL CORP., 5959 LAS COLINAS BLVD., IRVING, TX 750392298
EXXON MOBIL CORPORATION	KYLE HARRIS, AGENT, 601 JEFFERSON ST. ROOM 1221, HOUSTON, TX 77002
FEDERAL MOGUL
GENERAL DYNAMICS CORP.	3190 FAIRVIEW PARK DR., FALLS CHURCH, VA 220424523
GOODYEAR TIRE & RUBBER CO.	TAKASHI ITO, AGENT, 1144 E. MARKET ST., DEPT. 616, AKRON, OH 44316
GROENDKE TRANSPORT, INC.	P. O. BOX 632, ENID, OK 737020632
LYONDELL CHEMICAL CO.	STEVEN COOK, ENV. COUNSEL, 1221 MCKINNEY ST., SUITE 1600, HOUSTON, TX 77010
MARATHON ASHLAND PIPE LINE LLC	JENNIFER BRACEY, AGENT, P.O. BOX 3128, HOUSTON, TX 77253
MARATHON OIL CO.	539 S. MAIN ST., FINDLAY, OH 45840
MARATHON PETROLEUM COMPANY	JENIFER BRACEY, AGENT, P.O. BOX 3128, HOUSTON, TX 772533128
MATLACK SYSTEMS INC.	ONE ROLLINS PLAZA, WILMINGTON, DE 19803
MISSION PETROLEUM CARRIERS, INC.	TOM TURNER, AGENT, 177 NORTHEST LOOP 410, 15TH FLOOR, HOUSTON, TX 77075
MONSANTO CO.	C/O PHARMACIA CORP., 100 ROUTE 206 NORTH, PEAPACK, NJ 07977
NALCO CHEMICAL CO.	C/O ONDEO NALCO CO., ONDEO NALCO CENTER, 1601 W. DIEHL ROAD, NAPERVILLE, IL 60563
NL TREATING CHEMICALS	C/O NL INDUSTRIES (USA), INC., 16825 NORTHCHASE DR., STE 1200, HOUSTON, TX 770606012
OCCIDENTAL CHEMICAL CORPORATION	ALAN MACK, AGENT, 5005 LBJ FREEWAY, DALLAS, TX 75244
ONDEO NALCO COMPANY	J.MICHAEL NEWTON, VP GEN. COUNSEL, ONDEO NALCO CENTER, NAPEERVILLE, IL 60563
PHARMACIA CORPORATION	BY SOLUTIA, INC., ATTY IN FACT, CATHLEEN BUMB, ASST. GEN. CNSEL, ENV., 575 MARYVILLE CENTER DR., ST. LOUIS, MO 63141

ROHM & HAAS COMPANY	JJEFFREY WYANT, CHF REGULATORY CNSEL, 100 INDEPENDENCE MALL WEST, PHILADELPHIA , PA 19061
SEA LION CHEMICAL	5700 JOHNNY PALMER RD., TEXAS CITY, TX 77592
SEA LION TECHNOLOGY, INC.	5700 CENTURY BLVD., P.O. BOX 1807, TEXAS CITY, TX 77592
SOUTHEAST TEXAS ENVIRONMENTAL LLC	TRACY HOLLISTER, PRESIDENT, REG. AGENT, 3923 GERONIMO, PASADENA, TX 77505
SOUTHWEST SPECIALTY CHEMICALS, INC.	C/O THIOKOL CORP., 1110 NASA ROAD ONE, SUITE 212, HOUSTON, TX 77058
TEXAS INSTRUMENTS, INC.	12500 TI BLVD., DALLAS, TX 75243
WELCHEM, INC	4101 WINFIELD RD., WARRENVILLE, IL 60555
YOUNGER BROTHERS INCORPORATED	JIMMY J. YOUNGER, AGENT, 2575 W. BELLFORT DRIVE, STE. 200, HOUSTON, TX 77054

Central Chemical PRPs

ALLIED SIGNAL, INC.	P.O. BOX 1139, KENNETH E. STROUP, JR., ESQUIRE, MORRISTOWN, NJ 079621139
BAYER CORPORATION	8400 HAWTHORN ROAD, P.O. BOX 4913, W.G. FERGUSON, ESQUIRE, KANSAS CITY, MO 641200013
CENTRAL CHEMICAL CORPORATION	P.O. BOX 918, MARIAN C. HWANG, ESQUIRE, HAGERSTOWN, MD 217410918
CHRIS CRAFT INDUSTRIES	767 5TH AVENUE 46TH FL., NEW YORK, NY 10153
E.I. DUPONT DE NEMOURS & CO., INC.	D-8070, WILMINGTON, DE 19898
ELF ATOCHEM NORTH AMERICA, INC.	2000 MARKET STREET, KATHLEEN L. PETRILLI, ESQUIRE, PHILADELPHIA, PA 191033222
FMC CORPORATION	1735 MARKET STREET, JOHN F. STILLMUN, PHILADELPHIA, PA 19103
HERCULES INC	1313 N. MARKET STREET, HERCULES PLAZA, WILMINGTON, DE 19801
LEBANON CHEMICAL COMPANY	1600 E. CUMBERLAND STREET, LEBANON, PA 17042
MONSANTO COMPANY	800 NORTH LINDBERGH BOULEVARD, ST. LOUIS, MO 63167
MONTROSE CHEMICAL CORPORATION OF CALIFORNIA	600 ERICKSON AVENUE, NE, SUITE 380, RICHARD W. RAUSHENBUCH, ESQUIRE, BAINBRIDGE ISLAND, WA 98110
NOVARTIS	410 SWING ROAD, R. HOWARD GRUBBS, GREENSBORO, NC 274198300
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL TOWER-5005 LBJ FREEWAY, P.O. BOX 809050, PAUL W. HERRING, ESQUIRE, DALLAS, TX 753809050
OLIN CORPORATION	P.O. BOX 4500, JERRY K. RONECKER, ESQUIRE, NORWALK, CT 06856
PHARMACIA & UPJOHN	ATTN: JUDITH E. MOVERMAN, ESQ., 7000 PORTAGE ROAD, KALAMAZOO, MI 490010199
RHONE-POULENC INC.	CN 5266, PRINCETON, NJ 085435266
ROHM & HAAS CO.	100 I MALL WEST, 6TH & MARKET STS., PHILADELPHIA, PA 19105
SHELL OIL CORPORATION	ONE SHELL PLAZA, P.O. BOX 2463, G.A. THOMPSON, DALLAS, TX 753809050
T H AGRICULTURE & NUTRITION COMPANY, INC.	100 EAST 42ND STREET, NEW YORK, NY 10017
UNION CARBIDE CORPORATION	39 OLD RIDGEBBURY ROAD, CHRISTOPHER S. COLMAN, ESQ., DANBURY, CT 06817
UNIROYAL CHEMICAL COMPANY	P.O. BOX 846, MIDDLEBURY, CT 06762
VELSICOL CHEMICAL CORPORATION	10400 W. HIGGINS ROAD, SUITE 600, DES PLAINES, IL 60018
W.R. GRACE & COMPANY	62 WHITTEMORE AVENUE, CAMBRIDGE, MA 02140
WILMINGTON SECURITIES, INC.	1900 GRANT BUILDING, MARK J. LASKOW, PITTSBURG, PA 15219

Delaware Sand & Gravel PRPs

ALLIED SIGNAL, INC.
AMERICAN CAN COMPANY
AMERICAN CYANAMID	1100 W. MAIN ST., BOUND BROOK, NJ 08805
AMERICAN CYANAMID CO./CYTEC INDUSTRIES
AMERICAN NATIONAL CAN CO.	8770 W. BRYN MAWR AVE, CHICAGO, IL 60631
AMETEK INC./HAVEG DIVISION	900 GREENBANK ROAD, WILMINGTON, DE 19800
AMOCO CHEMICAL CORPORATION	200 E. RANDOLPH DR., MAIL CODE 2102A, CHICAGO, IL 60601
ATTWOODS, INC.	2601 S. BAYSHORE DR., PENTHOUSE II, COCONUT GROVE, FL 33133
AVON PRODUCTS, INC.
BELL ATLANTIC-DELAWARE, INC.
BP AMERICA, INC.	200 PUBIC SQUARE – 39-E, CLEVELAND, OH 44114
BUDD CO.	3155 W. BIG BEAVER RD., POB 2601, TROY, MI 48084
CADILLAC PLASTIC GROUP, INC.
CHAMPLAIN CABLECORPORATION	222 DELAWARE AVENUE, P.O. BOX 2306, WILMINGTON, DE 19899
CHEMTRON CHEMICALS	FOOT OF EAST 7TH STREET, WILMINGTON, DE 19801
CHEVRON U.S.A., INC. (GULF)
CHEVRON USA, INC.	575 MARKET STREET, SAN FRANCISCO, CA 94105
CHICAGO BRIDGE & IRON COMPANY	1209 ORANGE STREET, WILMINGTON, DE 19805
CHRYSLER CORPORATION	12000 CHRYSLER DRIVE, HIGHLAND, MI 48203
CONGOLEUM CORPORATION	211 UNIVERSITY OFFICE PLAZA II, 3705 QUAKER RIDGE ROAD, MERCERVILLE, NJ 08619
CONTINENTAL CAN CO.	800 CONNECTICUT AVE., P.O. BOX 5410, NORWALK, CT 06856
DAYCO CORPORATION	333 WEST FIRST STREET, DAYTON, OH 45402
DE SAND AND GRAVEL COMPANY	229 GRANTHAM LANE, NEW CASTLE, DE 19720
DELL AVERSANO, JOSEPH AND ANITA	229 GRANTHAM LANE, NEW CASTLE, DE 19720
DELL AVERSANO, VINCENT AND MARCELLA	230 GRANTHAM LANE, NEW CASTLE, DE 19720
DUSTAN E. MCCOY
E. I. DUPONT DE NEMOURS AND COMPANY	1007 MARKET STREET, P.O. BOX 80040, WILMINGTON, DE 19801
E.I. DUPONT DE NEMOURS & CO., INC.	D-8070, WILMINGTON, DE 19898
EASTERN INDUSTRIAL CORPORATION	1234 MARKET STREET, 20TH FLOOR, PHILADELPHIA, PA 19107
ESSCHEM CORPORATION	GOVERNOR PRINTZ BLVD. & WANAMAKER AVE., ESSINGTON, PA 19029
FMC CORPORATION
GATES ENGINEERING CO.	100 SOUTH WEST STREET, WILMINGTON, DE 19801
GENE BANTA INCORPORATED	FLOWER AND OLD CONCORD RD., CHESTER, PA 10916
GENERAL MOTORS CORP.	3044 W. GRAND BLVD., GENERAL MOTORS BUILDING, DETROIT, MI 48202
H.M. HOLDINGS, INC.

HARVEY & HARVEY, INC.	300 HARVEY DRIVE, WILMINGTON, DE 19804
HENRY M. JUSTI
HERCULES INC	HERCULES PLAZA, WILMINGTON, DE 19894
HERCULES INCORPORATED/CHAMPLAIN CABLE CORPORATION
HOECHST CELANESE CORPORATION
HOECHST/CELANESE CORPORATION	750 LEXINGTON AVENUE, NEW YORK, NY 10022
ICI AMERICAS, INC.	CONCORD PIKE & NEW MURPHY RD., WILMINGTON, DE 19897
JOHNSON CONTROLS BATTERY GROUP, INC.
JOHNSON CONTROLS, INCORPORATION	5757 NORTH GREEN BAY AVENUE, P.O. BOX 591, MILWAUKEE, WI 53201
KAUMAGRAPH CORPORATION	400 SOUTH MADISON ST., WILMINGTON, DE 19801
KEYSOR CENTURY	26000 SPRINGBROOK ROAD, P.O. BOX 308, SANGUS, CA 91350
KNOTTS, INC.	700 WILMINGTON RD., NEW CASTLE, DE 19720
LEKSI, INC.	1013 CENTRE ROAD, SUITE 350, WILMINGTON, DE 19805
LIQUID REMOVAL SERVICE	P.O. BOX 185, ESSINGTON, PA 19209
LUDLOW CORPORATION	1 TYCO PARK, EXETER, NH 03833
MICUCIO BROTHERS, INC.	OLD BALTIMORE PIKE, INDUSTRIAL PARK, NEWARK, DE 19711
MOTOR WHEEL CORP	DUANE, MORRIS & HECKSCHER, ONE FRANKLIN PLAZA, PHILADELPHIA, PA 19102
MRC HOLDINGS, INC.
NVF COMPANY	YORKLYN ROAD, YORKLYN, DE 19736
OCCIDENTAL CHEMICAL CORPORATION	OCCIDENTAL TOWER-5005 LBJ FREEWAY, P.O. BOX 809050, PAUL W. HERRING, ESQUIRE, DALLAS, TX 753809050
OCCIDENTAL CHEMICAL CORPORATION/DIAMOND SHAMROCK
PPG INDUSTRIES, INC.	1 PPG PLACE, PITTSBURGH, PA 15272
PRIMERICA HOLDINGS, INC.
RALPH A. CICCONE, INC.	414 MECO DRIVE, BOXWOOD INDUSTRIAL PARK, WILMINGTON, DE 19804
RHONE-POULENC INC.
RHONE-POULENC INC. (AS SUCCESSOR-BY-MERGER TO
ROLLINS ENVIRONMENTAL SERVICES, INC.	ONE ROLLINS PLAZA, P.O. BOX 2349, WILMINGTON, DE 19899
ROSE HILL DRUM CO.	105 HILLVIEW AVE., MAYVIEW MANOR, NEW CASTLE, DE 19805
SCA SERVICE, INC	300 CHESTERFIELD PARKWAY, SUITE 200, MALVERN, PA 19355
SCM CORPORATION (GATES)	METROPOLITAN SQUARE, 1450 G STREET, N.W., WASHINGTON, DC 20005
STANDARD CHLORINE OF DELAWARE, INC.	GOVERNOR LEA RD, DELAWARE CITY, DE 19706
SUN COMPANY, INC.	100 MATSON FORD ROAD, RADNOR, PA 19087
TERANOVA & SONS, INC.	2021 TELEGRAPH RD., WILMINGTON, DE 19801
THE AVISON CORPORATION
THE DIAMOND STATE TELEPHONE COMPANY	1100 PHILADELPHIA NATIONAL BANK BUILDING, PHILA, PA 19107

TRASH REMOVERS	15 STABLE LANE, SURRY PARK, WILMINGTON, DE 19864
TWARDUS & SONS	ROAD #3, BOX 592, MILFORD, DE 19963
U.S. REFINING
WASTE MANAGEMENT OF DELAWARE, INC
WASTE MANAGEMENT OF NORTH AMERICA, INC	3003 BUTTERFIELD ROAD, OAK BROOK, IL 60521
WEAVERS POLE LINE CONSTRUCTION	P. O. BOX 109, NEW CASTLE, DE 19720
WESTVACO CORP	299 PARK AVE., NEW YORK, NY 10171
WILMINGTON CHEMICAL COMPANY, INC.
WILMINGTON FIBRE SPECIALTY COMPANY	1300 NORTH MARKET STREET, SUITE 400, WILMINGTON, DE 19801
WILMINGTON SHEET METAL WORKS INDUSTRIES, INC.
WITCO CHEMICAL CORP.	520 MADISON AVE., NEW YORK, NY 10022
WITCO CORPORATION	2555 RIVER RD., PHILLIPSBURG, NJ 08865
WSMW INDUSTRIES, INC.	BOX 392, ONE RIVERFRONT PLAZA, NEWARK, NJ 07102
ZENECA, INC

Halby Chemical (DE) PRPs

ARGUS CHEMICAL CORP./WITCO CORPORATION	ONE AMERICAN LANE, GREENWICH, CT 068312559
ARGUS CHEMICAL CORPORATION	633 COURT ST., BROOKLYN, NY 11231
BOLLMAN TRUCKING COMPANY
BRANDYWINE CHEMICAL COMPANY	600 TERMINAL AVE., NEW CASTLE, DE 19720
CHRISTIANA MOTOR FREIGHT INC./F&H TRANSPORT	PO BOX 668, MANOR BRANCH, NEW CASTLE, DE
ESTATE OF DR. ALBERT BEEKHUIS	4827 HUTCHINS PLACE N.W., WASHINGTON, DC 20007
F & H TRANSPORT, INC.	520 TERMINAL AVE., NEW CASTLE, DE 19720
F.A. POTTS AND COMPANY INTERNATIONAL, INC.	217 EAST MARKET STREET, ORWIGSBURG, PA 17961
HALBY CHEMICAL COMPANY, INC.
PYRITES COMPANY, INC.	C/O U.S. BORAX, INC., 26877 TOURNEY ROAD, VALENCIA, CA 91380
THE PYRITES COMPANY, INC.	US BORAX & CHEMICAL CORPORATION, PO BOX 75128, SANFORD STATION, LOS ANGELES, CA 90075
WITCO CHEMICAL CORP.	520 MADISON AVE., NEW YORK, NY 10022
WITCO CORP	155 TICE BLVD, WOODCLIFF LAKE, NJ 07675

Cooper Drum Site PRPs

ARTHUE & VIOLA COOPER	8361 ENRAMADA AVENUE, P.O. BOX 4068, WHITTIER, CA 90607
COOPER DRUM COMPANY	9316 ATLANTIC AVENUE, SOUTH GATE, CA 90280
COOPER PROPERTIES	8361 ENRAMADA AVE, WHITTIER, CA 90605
SHIRLEY DIANE CABO	5486 RUTGERS ROAD, LA JOLLA, CA 92038

Beacon Heights PRPs

A.M. INTERNATIONAL	LONGHILL RD., GUILFORD, CT 06437
ALL BRIGHT CHEMICAL	855 NORTHFIELD RD., WATERTOWN, CT 06795
AMERADA HESS CORP.	1185 AVE. OF AMERICAS, NEW YORK, NY 10036
AMERICAN CAN CO.	AMERICAN LANE, GREENWICH, CT 06830
AMERICAN CHAIN & CABLE	40 BRISTOL ST., WATERBURY, CT 06708
AMERICAN CYANAMID COMPANY	ONE CYANAMID PLAZA, WAYNE, NJ 07470
AMF ALCORT	POB 1345, WATERBURY, CT 06725
AMF CUNO	400 RESEARCH PKWY, MERIDEN, CT 06450
ANACONDA METAL HOSE CO.	POB 2618, WATERBURY, CT 06706
ARMSTRONG RUBBER CO.	500 SARGENT DRIVE, P.O. BOX 2001, NEW HAVEN, CT 06536
ASHMORE TRUCKING CO.	15 QUINN STREET, NAUGATUCK, CT 06770
ATLANTIC RICHFIELD/AMER. BRASS	ANACONDA INDUSTRIES, 75 LIBERTY STREET, ANSONIA, CT 06401
ATLANTIC RICHFIELD/ARCO METALS	1710 GOLF RD., ROLLING MEADOWS, IL 60008
B.F. GOODRICH CO.	500 S. MAIN ST., AKRON, OH 44311
BEACON HEIGHTS, INC.
BETKOSKI’S DUMP	133 BLACKBERRY HILL RD., BEACON FALLS, CT 06433
BETTER FORMED METALS	RAILROAD HILL RD., WATERBURY, CT 06708
BORDEN CHEMICAL CO.	511 LANCASTER STREET, LEOMINSTER, MA 01453
BOSCO’S AUTOMOTIVE CENTER, INC.	799 NEW HAVEN ROAD, NAUGATUCK, CT 06770
BRIDGEPORT BRASS CO.	333 STATE ST., BRIDGEPORT, CT 06610
BRIDGEPORT MACHINE	500 LINDLEY STREET, BRIDGEPORT, CT 06606
BULLARD CO.	286 CANFIELD AVE., BRIDGEPORT, CT 06609
C. COWLES & CO.	83 WATER STREET, NEW HAVEN, CT 06511
CELANESE CORP.	1211 AVE. OF THE AMERICAS, RM. 2669, NEW YORK, NY 10036
CHASE BRASS & COPPER	1875 THOMASTON AVE., WATERBURY, CT 06704
CHASE EXTRUSION	1875 THOMASTON AVE., WATERBURY, CT 06704
CHESEBROUGH-PONDS, INC.	TRUMBULL INDUSTRIAL PARK, 33 BENEDICT PLACE, GREENWICH, CT 6830
CON DEC CORP. (CONSOLIDATED DIESEL)	WILLIAM FARLEY, CEO, 2015 WEST MAIN STREET, STANFORD, CT 06902
DANBERG CHEMICAL CO., INC.	PO BOX 124, 11 PENT HWY, WALLINGFORD, CT
06492
DIMENSION WELD ORGANIZATION/PILGRIM DIV.	84 COMMERCE RD., STAMFORD, CT 06902
DOW CORNING CORP.	50 COMMERCE DRIVE, TRUMBULL, CT 06611
DUPONT DE NEMOURS & CO.	1007 MARKET ST., WILMINGTON, DE 19898
EASTERN CO., INC.	112 BRIDGE ST., NAUGATUCK, CT 06770
ELCO INDUSTRIES, INC.	P.O. BOX 7009, 1111 SAMUELSON ROAD, ROCKFORD, IL 61125
ENGINEERED SINTERINGS & PLASTICS, INC.	140 COMMERCIAL ST., PO BOX DRAWER P, WATERTOWN, CT 06795
ENVIRON. WASTE RESOURCES, INC.	130 FREIGHT ST., WATERBURY, CT 06706
GENERAL ELECTRIC CO.	1285 BOSTON AVE., BRIDGEPORT, CT 06610
GEORGE SCHMITT CORP.	1 VOICE ROAD, CARLE PLACE, NY 11514
GERALD METALS	POB 10134, HIGH RIDGE PARK, STAMFORD, CT 06904
GTE SYLVANIA	ONE STAMFORD FORUM, STAMFORD, CT 06904
GUILFORD GRAVURE, INC.	251 BOSTON POST ROAD, P.O. BOX 448, GUILFORD, CT 06437

HAROLD MURTHA
HEMINGWAY & BARTLETT	CALENDAR RD., WATERTOWN, CT 06795
HUMPHREY CHEMICAL COMPANY, THE	DEVINE STREET, P.O. BOX 325, NORTH HAVEN, CT 06473
KEELER & LONG, INC.	856 ECHO LAKE ROAD, P.O. BOX 460, WATERTOWN, CT 06795
KERITE CO.	49 DAY ST., PO BOX 452, SEYMOUR, CT 06483
LATELLA CARTING	POB 896, ORANGE, CT 06477
LAUREL PARK, INC.
LEWIS ENGINEERING CO., INC.	238 WATER ST., NAUGATUCK, CT 06770
MONSANTO CO.	MONSANTO POLYMER PRODUCTS COMPANY, 730 WORCESTER STREET, SPRINGFIELD, MA 01151
MURTHA ENTERPRISES, INC.
MURTHA TRUCKING	POB 7, NAUGATUCK, CT 06770
MURTHA TRUCKING, INC.
MURTHA WASTE CONTROL
MURTHA WASTE CONTROL CORP.	486 RUBBER AVE., NAUGATUCK, CT 06770
MURTHA, HAROLD	P.O BOX 7, NAUGATUCK, CT 06770
MURTHA, TERRENCE	PO BOX 7, NAUGATUCK, CT 06770
NAUGATUCK CHEMICAL	UNIROYAL CHEMICAL COMPANY, INC., WORLD HEADQURTERS, MIDDLEBURY, CT 06762
NORTH EAST UTILITIES SERVICE CO.	P.O. BOX 270, HARTFORD, CT 06141
PARK CITY BUILDERS	300 BOSTON POST ROAD, POB 580, ORANGE, CT 06477
PFIZER, INC.	EASTERN POINT ROAD, GROTON, CT 06340
PHILLIPS MEDICAL SYSTEMS	710 BRIDGEPORT AVENUE, SHELTON, CT 06484
PLASTIGLIDE CORPORATION
RAYMARK INDUSTRIES	100 OAK VIEW DRIVE, TRUMBULL, CT 06497
RELIABLE INDUSTRIAL WASTE DISPOSAL CO.	100 RAILROAD AVE., BEACON FALLS, CT 06403
REVERE CORP. OF AMERICA	PO BOX 56, 845 N COLONY RD, WALLINGFORD, CT 06492
REYNOLDS ALUMINUM PRODUCTS (RABCO)	2505 MAIN ST., STRATFORD, CT 06497
RISDON CORP.	ONE RISDON ST., NAUGATUCK, CT 06770
ROBERTSHAW CONTROLS CO.	PO BOX 26544, 1701 BYRD AVE, RICHMOND, VA 23261
RUBBER AVENUE ENTERPRISES	486 RUBBER AVE., NAUGATUCK, CT 06770
RUBBER AVENUE ENTERPRISES, INC.
SANITARY REFUSE CO., INC.	POB 1027, WATERBURY, CT 06708
SPERRY AUTOMATICS	POB 8, NAUGATUCK, CT 06770
TECHNI CHEMICAL CO.	S. CHERRY ST., WALLINGFORD, CT 06492
TERRANCE MURTHA
TEXTRON INC	40 WESTMINSTER STREET, PROVIDENCE, RI 02903
TREADWELL CORP.	PO BOX 458, RR ST., THOMASTON, CT 06787
UNION CARBIDE CORPORATION	39 OLD RIDGEBURY ROAD, DANBURY, CT 06817
UNIROYAL, INC.	WORLD HEADQUARTERS, MIDDLEBURY, CT 06762
UPJOHN CO.	410 SACKETT POINT RD., NORTH HAVEN, CT 06473
W.J. MEGIN CO.	1247 NEW HAVEN RD., NAUGATUCK, CT 06770
WARE CHEMICAL CO.	POB 262, STRATFORD, CT 06497
WATERBURY COMPANIES, INC.	POB 1812, WATERBURY, CT 06706
WATERBURY FARRELL	W. JOHNSON AVE., CHESHIRE, CT 06410
WHITE CONSOLIDATED INDUSTRIES, INC.
WINCHESTER ELECTRONICS/LITTON DIV.	MAIN & HILLSIDE AVE., OAKVILLEN, CT 06779
ZOLLO DRUM CO.	22 MAPLE ST., BEACON FALLS, CT 06403

Laurel Park PRPs

AMERICAN COLOR & CHEMICAL CORPORATION	6525 MORRISON BOULEVARD, CHARLOTTE, NC 28232
AMERICAN REFUSE CO.	184 MUNICIPAL RD., WATERBURY, CT 06708
AMF INCORPORATED
AMF, INC./ALCORT DIVISION/MINSTAR, INC.	100 SOUTH FIFTH STREET, SUITE 2400, MINNEAPOLIS, MN 55402
ANACONDA-RELATED	ATLANTIC RICHFIELD COMPANY, 515 SOUTH
PARTIES/FACILITIES	FLOWER STREET, LOS ANGELES, CA 90071
ARMSTRONG RUBBER CO.	500 SARGENT DRIVE, P.O. BOX 2001, NEW HAVEN, CT 06536
ASHMORE TRUCKING CO.	15 QUINN STREET, NAUGATUCK, CT 06770
ASHMORE, JOHN H.	477 SPRING ST., NAUGATUCK, CT 06770
ATLANTIC RICHFIELD CO.	444 SOUTH FROWER STREET, LOS ANGELES, CA 90071
B.F. GOODRICH CO.	3985 EMBASSY PKWY., AKRON, OH 44312
BOROUGH OF NAUGATUCK
BOROUGH OF NAUGATUCK/CT	229 CHURCH ST., NAUGATUCK, CT 06770
BOSCO’S AUTOMOTIVE CENTER, INC.	799 NEW HAVEN ROAD, NAUGATUCK, CT 06770
BRIDGEPORT BRASS/QUANTUM CHEMICAL CORP.	11500 NORTHLAKE DRIVE, CINCINNATI, OH 45249
CADBURY BEVERAGES INC.
CADBURY SCHWEPPS, INC.	HIGH RIDGE PK., P.O. BOX 3800, STAMFORD, CT 06905
CARL G. PETERSON, INC.	PO BOX 557, MALLANE LN., NAUGATUCK, CT 06770
CHASE BRASS & COPPER OF WATERBURY, CT	BP AMERICA, INC., 200 PUBLIC SQ., CLEVELAND, OH 44114
CHESEBROUGH-PONDS, INC.	TRUMBULL INDUSTRIAL PARK, 33 BENEDICT PLACE, GREENWICH, CT 6830
CITY OF STAMFORD/CT	888 WASHINGTON BLVD., STAMFORD, CT 06901
CLARK TRUCKING	706 RIVERDALE DR., STRATFORD, CT 06497
CLARK, GEORGE F.	706 RIVERDALE DR., STRATFORD, CT 06497
COLE SCREW MACHINE PRODUCTS, INC.	BOX 7, UNION CITY STATION, NAUGATUCK IND. PK., NAUGATUCK, CT 06770
COPES RUBBISH REMOVAL	COMMERCIAL ST., P.O. BOX 436, WATERTOWN, CT 06795
DANBERG CHEMICAL CO., INC.	PO BOX 124, 11 PENT HWY, WALLINGFORD, CT 06492
EASTERN CO., INC.	112 BRIDGE ST., NAUGATUCK, CT 06770
EMHART INDUSTRIES/BLACK & DECKER	701 EAST JOPPA ROAD, TOWNSON, MD 21204
ENGINEERED SINTERINGS & PLASTICS, INC.	140 COMMERCIAL ST., PO BOX DRAWER P, WATERTOWN, CT 06795
ENVIRONMENTAL WASTE RESOURCES, INC.
EYELEMATIC MANUFACTURING COMPANY, INC.
FARREL COMPANY/EMHART INDUSTRIES, INC.
GERALD METALS	POB 10134, HIGH RIDGE PARK, STAMFORD, CT 06904
KEELER & LONG, INC.
KEN-CHAS RESERVE COMPANY
KERITE CO.	49 DAY ST., PO BOX 452, SEYMOUR, CT 06483
KERITE COMPANY

LAUREL PARK, INC.	RAILROAD AVE, BEACON FALLS, CT 06403
LEWIS ELECTRONIC INSTRUMENTATION OPERATION
LEWIS ELECTRONIC INSTRUMENTATION OPERATION, COLTEC
LEWIS ENGINEERING CO./COLT	LEWIS ELECTRONIC INSTRUMENTATION DIV.,
INDUSTRIES INC.	P.O. BOX 231, NAUGATUCK, CT 06770
LITTON SYSTEMS INC.
MARJAN, INC.	44 RR HILL ST., PO BOX 2420, WATERBURY, CT 06722
MURTHA ENTERPRISES, INC.	486 RUBBER AVE, NAUGATUCK, CT 06770
MURTHA TRUCKING, INC.	486 RUBBER AVE, NAUGATUCK, CT 06770
MURTHA WASTE CONTROL CORP.	486 RUBBER AVE., NAUGATUCK, CT 06770
MURTHA, HAROLD	P.O BOX 7, NAUGATUCK, CT 06770
MURTHA, TERRENCE	PO BOX 7, NAUGATUCK, CT 06770
NAUGATUCK CHEMICAL	UNIROYAL CHEMICAL COMPANY, INC., WORLD HEADQURTERS, MIDDLEBURY, CT 06762
NAUGATUCK GLASS CO.	CHURCH & BRIDGE STS., NAUGATUCK, CT 06770
NAUGATUCK TREATMENT CO.	500 CHERRY ST. EXT., NAUGATUCK, CT 06770
NAUGATUCK TREATMENT COMPANY
NORTH EAST UTILITIES SERVICE CO.	P.O. BOX 270, HARTFORD, CT 06141
PETRO-PETROLEUM HEAT & POWER CO., INC.	PO BOX 1457, DAVENPORT ST, STAMFORD, CT 06906
PETROLEUM HEAT AND POWER CO., INC.
REVERE CORP. OF AMERICA	PO BOX 56, 845 N COLONY RD, WALLINGFORD, CT 06492
RISDON CORP.	ONE RISDON ST., NAUGATUCK, CT 06770
RISDON CORPORATION
ROBERTSHAW CONTROLS CO.	PO BOX 26544, 1701 BYRD AVE, RICHMOND, VA 23261
RUBBER AVENUE ENTERPRISES	486 RUBBER AVE., NAUGATUCK, CT 06770
SANITAS, INC.	1768 LITCHFIELD TURNPIKE, WOODBRIDGE, CT 06525
SEYMOUR SMITH & SON, INC.	SUBSIDIARY OF GILMOUR MFG CO., 900 MAIN ST., OAKVILLE, CT 06779
SOUTHERN UNION GAS COMPANY	400 WEST 5TH STREET, SUITE 900, AUSTIN, TX 78701
SPERRY RAND, WATERBURY/UNISYS CORPORATION	VALLEYBROOKE CORPORATE CENTER, 300 LINDENWOOD DRIVE, FRAZER, PA 19355
TEXTRON, INC.
THINSHEET METALS CO.	271 R.R. HILL, P.O. BOX 1186, WATERBURY, CT 06721
THINSHEET METALS COMPANY
TOWN OF WESTPORT	110 MYRTLE AVE., WESTFORPT, CT 06880
TRAVER ELECTRIC MOTOR CO., INC.	151 HOMER ST., WATERBURY, CT 06704
TREADWELL CORP.	PO BOX 458, RR ST., THOMASTON, CT 06787
TREADWELL CORPORATION
TURNER CONSTRUCTION COMPANY	196 TRUMBULL STREET, HARTFORD, CT 06103
U.S. PROLAM, INC./ETHERINGTON INDUSTRIES, INC	P.O. BOX 706, NEW HAVEN, CT 06503
U.S. RUBBER, NAUGATUCK	UNIROYAL CHEMICAL COMPANY, INC., WORLD HEADQUARTERS, MIDDLEBURY, CT 06762
UGI CORPORATION	460 NORTH GULPH ROAD, P.O. BOX 858, VALLEY FORGE, PA 19482
UNIROYAL CHEMICAL CO., INC.	700 BELLEVILLE AVE. BOX E916, NEW BEDFORD, MA 02747

UNIROYAL CHEMICAL COMPANY, INC.
UNIROYAL, INC./UNIROYAL HOLDING INC.	455 CHASE PARKWAY, WATERBURY, CT 06708
UNISYS CORPORATION
W. F. CLARK FUEL & TRUCKING CO.	706 RIVERDALE DRIVE, STRATFORD, CT 06497
WATERBURY BUCKLE CO.
WATERBURY BUCKLE COMPANY	952 SOUTH MAIN STREET, WATERBURY, CT 06721
WATERBURY FARREL/TEXTRON, INC.	40 WESTMINSTER STREET, PROVIDENCE, RI 02903
WELLS BENRUS CORP./REMINGTON APPAREL CORP.	P.O. BOX 1004, BENSON ROAD, MEDDLEBURY, CT 06762
WINCHESTER ELECTRONICS/LITTON INDUSTRIES, INC.	360 NORTH CRESCENT DRIVE, BEVERLY HILLS, CA 90210

Peak Oil/Bay Drum Site PRPs

A & S WASTE OIL RECOVERY OF FLORIDA, INC.	4601 8TH AVENUE SOUTH, ST. PETERSBURG, FL 33711
A&M UNION 76 STATION	254 S. RIDGEWOOD DRIVE, SEBRING, FL 33870
A-1 HYDRAULIC SERVICE. INC.	7540 15TH STREET E., SARASOTA, FL 34243
A.M.I. CONSTRUCTION CO.	1604 E. POWHATAN, TAMPA, FL 33614
AAMCO TRANSMISSION	201 S. GREENWOOD AVE., CLEARWATER, FL 34616
AARON R. LONG
AARON R. LONG, JR.	P.O. BOX 1057, RUSKIN, FL 33570
ABRAHAM CHEVROLET COMPANY, LTD.	1700 E. HILLSBOROUGH AVENUE, TAMPA, FL 33610
ABRAY CONSTRUCTION, INC.	18638 JIRETZ ROAD, ODESSA, FL 33556
ACME PUMPS & WELLPOINTS, INC.	ALCO STANDARD CORP., P.O BOX 834, VALLEY FORGE, PA 19482
ACRE IRON & METAL	P.O. BOX 1438, TAMPA, FL 33601
ADAMS AIR & HYDRAULICS, INC.	300 N. FRANKLIN STREET, TAMPA, FL 33602
ADAMS DEWIND MACHINERY COMPANY
ADAMS GROVES, INC.
ADAMS PACKING ASSOCIATION, INC.	SEE CONTACT
ADCOCK BUICK CO.
ADCOCK BUICK CO. N/K/A KEELEAN BUICK, INC.	360 9TH STREET NORTH, ST. PETERSBURG, FL 33705
ADKINS, GLENN AND BERNICE	2606 59TH STREET, NORTH, TAMPA, FL 33619
AERODYNE INVESTMENT CASTINGS, INC.	N/K/A CHROMALLOY CASTINGS, TAMPA, FL 33634
AERODYNE INVESTMENT CASTINGS, INC. N/K/A CHROMALLO
AFFILIATED OF FLORIDA, INC.
AGRI-TIMBER, INC.	VICTOR J. BELOTE, 4801 RIVER ROAD, DADE CITY, FL 33525
AGRICO CHEMICAL COMPANY	P.O. BOX 2000, MULBERRY, FL 33860
AGRICO CHEMICAL COMPANY TERMINAL	BIG BEN TERMINAL, PO BOX 458, GIBSONTON, FL 33534
AIR COMPONENTS & EQUIPMENT, INC.	4505 56TH STREET NORTH, TAMPA, FL 33610
AIR COMPONENTSANO EQUIPMENT INC.
AIRCRAFT ENGINEERING, INC.	SEE CONTACT
AIRCRAFT SERVICE INTERNATIONAL, INC.	TAMPA AIRPORT MARRIOTT HOTEL, SUITE A-23, TAMPA, FL 33607
AL GALLMAN PONTIAC, INC.	418 EAST VIRGINIA STREET, TALLAHASSEE, FL 32301
AL SMITH SHELL, INC.	3401 MANATEE AVENUE WEST, BRADENTON, FL 33505
ALEX KARRAS LINCOLN MERCURY, INC.
ALLIED DISCOUNT TIRES
ALLIED VAN LINES, INC.	SEE CONTACT
ALTERMAN TRANSPORT LINES, INC.	12805 N.W. 42 AVENUE, OPA LOCKA, FL 33054
ALTMAN CHEVROLET CO. INC.
ALTURAS PACKING CO., INC.
ALUMAX EXTRUSIONS, INC.	1650 ALUMAX CIRCLE, PLANT CITY, FL 33567
ALUMAX, INC.	5655 PEACHTREE PARKWAY, NORCROSS, GA 30092
AMERICAN OIL RECOVERY	RR4, BOX 450, DOVER, FL 33527

AMERICAN PECCO CORPORATION	237 PARK AVENUE, NEW YORK, NY 10017
AMERICAN PETROFINA, INC.	FINA PLAZA, 8350 NORTH CENTRAL EXPRESSWAY, DALLAS, TX 75206
AMETEK CORPORATION	PO BOX 1982, LARGO, FL 34649
AMETEK, INC.	37 N. VALLEY ROAD, BLDG. 4, PAOLI, PA 19301
AMOCO CORPORATION	200 EAST RANDOLPH DRIVE, CHICAGO, IL 60601
ANDERSON AUTO PARTS CO., INC.	1261 US 41 BY PASS S., VENICE, FL 34292
ANDREWS OLDS-NISSAN
ANDREWS OLDSMOBILE-DATSUN N/K/A HILL OLDS-NISSAN,	401 6TH STREET S.W., WINTER HAVEN, FL 33880
ANTHONY DISTRIBUTING CO., INC. F/K/A PINELLAS BEER	3413 BEACH DRIVE, TAMPA, FL 33629
ANTHONY DISTRIBUTORS, INC.	3413 BEACH DRIVE, TAMPA, FL 33629
ARCO POLYMERS, INC. AKA ATLANTIC RICHFIELD COMPANY	444 S. FLOWER STREET, LOS ANGELES, CA 90071
ART MASON, INC.	9880 56TH AVE.N., ST. PETERSBURG, FL 33708
ART STOLTENBERG PAVING COMPANY	6920 BENJAMIN ROAD, TAMPA, FL 33634
ARTESIAN FARMS, INCORPORATED	P.O. BOX 128, RUSKIN, FL 33570
ASHLAND CHEMICAL	PO BOX 14000, LEXINGTON, KY 40512
ASHLAND CHEMICAL, INC.	5200 BLAZER PARKWAY, DUBLIN, OH 43012
ASHLEY ALUMINUM, INC.	SEE CONTACT
ASPLUNDH TREE EXPERT CO.	1345 CHESTNUT STREET, PHILADELPHIA, PA 19107
AUTOMATIC MACHINERY AND ELECTRONICS, INC.	99 6TH STREET, SW, WINTER HAVEN, FL 33880
AUTOMOTIVE AFTERMARKET CO.	3204 BAY DRIVE, BRADENTON, FL 34207
AUTOMOTIVE CENTER OF TEMPLE TERRACE, INC.	7800 N. 56TH STREET, TAMPA, FL 33617
AVILA GOLF & COUNTRY CLUB, INC. N/K/A SICO, INC.
AVIS RENT A CAR SYSTEM, INC.
B&B GARAGE	5702 CHARLES DRIVE, TAMPA, FL 33614
B&W CORPORATION FKA BOWMAN TRANSPORTATION, INC.	1500 CEDAR GROVE ROAD, CONLEY, GA 30288
BALSINGER MOTOR SALES, INC.	1704 9TH STREET WEST, BRADENTON, FL 34205
BARDMOOR/BAYOU CLUB, A FLORIDA LIMITED PARTNERSHIP	CC INDUSTRIES, 222 N. LASALLE, SUITE 1000, CHICAGO, IL 60601
BARNEY’S MOTORCYCLE SALES, INC.	10411 GANDY BOULEVARD NORTH, ST. PETERSBURG, FL 33702
BARTOW FORD COMPANY, INC.
BARTOW CITY AIRPORT	SEE CONTACT
BARTOW FORD COMPANY, INC.	425 EAST VAN FLEET DRIVE, BARTOW, FL 33830
BAY CADILLAC INC. / BRAMAN CADILLAC	P.O. BOX 280078, TAMPA, FL 33682
BAY CADILLAC, INC.
BAY CHRYSLER	P.O. BOX 280078, TAMPA, FL 33682
BAY DATSUN, INC.	11025 NORTH FLORIDA AVENUE, TAMPA, FL 33682

BAY DISTRIBUTORS, INC. N/K/A NATIONAL DISTRIBUTING	ONE HARBOR PLACE, P.O. BOX 3239, TAMPA, FL 33601
BAY FORD TRUCK SALES, INC.	PO BOX 16743, TAMPA, FL 33687
BEAN DREDGING CO.	619 ENGINEERS ROAD, BELLE CHASSE, LA 70037
BEAN DREDGING CORPORATION	619 ENGINEERS ROAD, BELLE CHASSE, LA 70037
BEE RIDGE AUTOMOTIVE SERVICE	4427 BEE RIDGE ROAD, SARASOTA, FL 33233
BELCHER OIL CO. N/K/A COASTAL FUELS MARKETING INC.	NINE GREENWAY PLAZA, SUITE 824, HOUSTON, TX 77046
BELCHER PORT EVERGLADES TUG	NINE GREENWAY PLAZA, SUITE 824, HOUSTON, TX 77046
BEN HILL GRIFFIN, INC.
BERNIE’S AUTO SERVICE	P.O. BOX 172276, TAMPA, FL 33672
BERT SMITH OLDSMOBILE, INC.
BETTY’S SERVICE STATION	4218 GALL BOULEVARD, ZEPHYRHILLS, FL 33541
BILL BRANCH CHEVROLET, INC.
BILL BUCK CHEVROLET, INC.	SEE CONTACT
BILL GRAHAM FORD CO.
BILL OWENS FORD, INC.	SEE CONTACT
BILL SEIDLE CHEVROLET- OLDSMOBILE, INC.	14138 HWY 50, CLERMONT, FL 34712
BILL WEIKERT FORD, INC.
BLACK GOLD COMPOST COMPANY	706 ROB ROY PLACE, TAMPA, FL 33617
BO WILLIAMS BUICK INC.	SEE CONTACTS,
BOB CUMMINGS	829 W. NELSON AVENUE, DEFUNIAK SPRINGS, FL 32433
BOB LEE’S GARAGE, INC.	SEE CONTACT
BOB LEE’S INC.	1631 4TH STREET N., ST. PETERSBURG, FL 33704
BOB PAUL, INC.	P.O. BOX 898, WINTER HAVEN, FL 33882
BOB TAYLOR CHEVROLET, INC.	P.O. BOX 11899, NAPLES, FL 34101
BODE’S GARAGE, INC.	3388 GRAY STREET, TAMPA, FL 33609
BOHEMIA, INC.	UMPQUA DIVISION, ROUTE ONE, PORT MANATEE, PALMETTO, FL 33561
BOND AUTO SALES, INC.	FOWLER WHITE, P.O. BOX 1438, TAMPA, FL 33602
BORDEN DAIRY GROUP	PO BOX 31988, TAMPA, FL 33631
BORDO CITRUS PRODUCTS	650 R. AVENUE AND 7TH STREET, S.W., WINTER HAVEN, FL 33880
BOTT’S CHEVRON SERVICE (LEYMAN BOTT’S STANDARD)
BOWAN BROTHERS, INC.	P.O. DRAWER 7608, WINTER HAVEN, FL 33883
BRADENTON ENTERPRISES, INC.	1825 CORTEZ ROAD .W., BRADENTON, FL 34207
BRADENTON LINCOLN MERCURY, INC.	P.O. BOX 469, BRADENTON, FL 34206
BRANDON AUTO SALVAGE	3159 HIGHWAY 60 EAST, VALRICO, FL 33594
BRANDON AUTO SALVAGE, INC.	712 SOUTH OREGON AVENUE, TAMPA, FL 33606
BRANDON AUTOMOTIVE	3312 STATE ROAD 60, EAST, BRANDON, FL 33511
BRANDON AUTOMOTIVE, INC.	403 ELLEN WAY, BRANDON, FL 33510
BRANDON TIRE AND AUTO SERVICE	2514 HIGHWAY 60 EAST, VALRICO, FL 33594
BRITT FRUIT COMPANY	P.O. BOX 770308, WINTER GARDEN, FL 34777
BROOKING FORD TRACTOR COMPANY	SEE CONTACT

BROWNIES AUTOMOTIVE SERVICE (BROWNIES STANDARD)	1101 9TH AVENUE W., BRADENTON, FL 34205
BUCKET MART NKA B.M. INC.	450 EAST LAS OLAS BOULEVARD, #900, FT. LAUDERDALE, FL 33301
BUCKNER BARRELS SALES, CORP	P.O. BOX 889, SPRINGVILLE, AL 35146
BUDDY FOSTER CHEVROLET	P.O. BOX 637, ZEPHYRHILLS, FL 33539
BUFORD LONG EQUIPMENT COMPANY	P.O. BOX 1620, WAUCHULA, FL 33873
BURMAH OIL TANKERS LTD.	BP LEGAL WESTERN REGION, 333 SOUTH HOPE STREET 2032, LOS ANGELES, CA 90071
BURRUS MOTORS	402 U.S. HIGHWAY 19 SOUTH, #1, TARPON SPRINGS, FL 33985
BURRUSS MOTOR COMPANY, INC.	135 WHITCOMB BOULEVARD, TARPON SPRINGS, FL 34689
BUSCH ENTERTAINMENT CORPORATION
BUZ’S AUTOMOTIVE	1761 N. WICKHAM ROAD, MELBOURNE, FL 32935
BUZZAN FUEL OIL	112 EAST LAMBRIGHT AVENUE, TAMPA, FL 33604
BW 10 MINUTE OIL CHANGE	2502 W. KENNEDY BLVD., TAMPA, FL 33609
BYNUM TRANSPORT, INC.	4609 HIGHWAY 92 EAST, LAKELAND, FL 33801
C & C BULK LIQUID TRANSFER	401 BRYAN STREET, JACKSONVILLE, FL 32202
C&G HOLDINGS I, INC. F/K/A SUNBEAM BAKERS	701 HARGER ROAD, SUITE 190, OAK BROOK, IL 60521
C. WILSON CONSTRUCTION CO.	418 EAST VIRGINIA STREET, TALLAHASSEE, FL 32301
C.C. HOLLAND’S AUTO SERVICE, INC.	134 WEST ROBERTSON STREET, BRANDON, FL 33511
CAMERON & BAKRLEY COMPANY, THE	3300 W. MONTAGUE AVENUE., CHARLESTON, SC 29418
CAMPBELL MOTORS, INC.	P.O. BOX 20481, SARASOTA, FL 34276
CANDY SHOP SHOP INC.	4212 W. CAYUGA STREET, TAMPA, FL 33614
CANNON BUICK, INC.	5210 SOUTH FLORIDA AVENUE, LAKELAND, FL 33813
CARLISLE MOTORS, INC.
CAROLINA FREIGHT CARRIERS CORPORATION	P.O. BOX 697, CHERRYVILLE, NC 28021
CARSON PLUMBING CO.	5045 WEST CYPRESS STREET, TAMPA, FL 33607
CARVER DIESEL SERVICE	1324 US HIGHWAY 17-92 W., HAINES CITY, FL 33844
CASE INTERNATIONAL HARVESTER, CREWS EQUIPMENT CO.
CASE POWER AND EQUIPMENT/J.I. CASE, A TENNECO COMP	222 NORTH LASALLE STREET, SUITE 2200, CHICAGO, IL 60601
CASTELLANO FAMILY ENTERPRISES, INC.
CENTRAL FLORIDA GAS COMPANY NKA CHESAPEAKE UTILITI
CENTRAL FLORIDA REGIONAL TRANSPORTATION AUTHORITY	445 WEST AMELIA STREET, SUITE 800, ORLANDO, FL 32801
CENTRAL MAINTENANCE & WELDING INC.	2620 KEYSVILLE ROAD, LITHIA, FL 33547
CETUS SHIPPING, CO. LTD./SANKO STEAMSHIP CO. LTD.	SEE CONTACT
CF INDUSTRIES, INC.	C/O HOPPING, BOYD, GREEN & SAMS, 123 SOUTH CALHOUN STREET, TALLAHASSEE, FL 32314

CHARLES C. ANDERSON	400 ELLIS AVENUE, MARYVILLE, TN 37804
CHARLEY O. YOUNG	7913 MEADWOCROFT PLACE, TAMPA, FL 33615
CHARLIE HARRIS PONTIAC, INC.	P.O. BOX 6220, CLEARWATER, FL 34618
CHARLIE MORRIS PONTIAC
CHARLIE’S IMPORT SERVICE CENTRE	318 NORTH KENTUCKY AVENUE, LAKELAND, FL 33801
CHAS KURZ & CO., INC.
CHECKPOINT, INCORPORATED	25485 US HIGHWAY 19 N, CLEARWATER, FL 34623
CHEMICAL TANK LINE	502 EAST BRIDGERS AVENUE, AUBURNDALE, FL 33823
CHEROKEE RESOURCES	1201 BERRY HILL ROAD, CHARLOTTE, NC 28208
CHERRY VALLEY (SHELL OIL COMPANY)	P.O. BOX 2463, ROOM 4872, HOUSTON, TX 772522463
CHEVROLET CENTER, INC.
CHEVRON CORPORATION	P.O. BOX 7924, SAN FRANCISCO, CA 94120
CHEVRON USA, INC.	1113 RIVER ROAD, LOUISVILLE, KY 40206
CHITWOOD’S THRILL SHOW	4410 W. ALVA STREET, TAMPA, FL 33614
(JOIE CHITWOOD)
CHRISTIE’S AUTO	N/K/A TIPPEN’S AUTO, 1930 HIGHWAY 301 NORTH, TAMPA, FL 33619
CIRCLE AUTO SERVICE, INC.	2214 VILLAGE COURT, BRANDON, FL 33511
CITIES SERVICE	C/O OXY USA, 10889 WILSHIRE BLVD, LOS ANGELES, CA 90024
CITIES TRANSIT, INC.	2193 RAYMOND DIEHL ROAD, TALLAHASSEE, FL 32308
CITRUS COUNTY SCHOOL BOARD/WITHLACOOCHEE TECHNICAL INSTITUTE	1007 WEST MAIN STREET, INVERNESS, FL 34450
CITRUS WORLD, INC.
CITY OF AUBURNDALE	P.O. BOX 186, AUBURNDALE, FL 33823
CITY OF BRADENTON	519 13TH STREET WEST, BRADENTON, FL 34205
CITY OF FORT MYERS	JACQUELINE WILLIAMS HUBBARD, ESQ., CITY ATTORNEY, 2200 SECOND STREET, FORT MYERS, FL 33901
CITY OF FROSTPROOF	SEE CONTACT
CITY OF FT. MEADE	114 N. TENNESSEE AVENUE, #204, LAKELAND, FL 33801
CITY OF GAINESVILLE
CITY OF GAINSVILLE
CITY OF LAKE WALES	P.O. BOX 466, LAKE WALES, FL 33859
CITY OF LAKELAND	228 S MASSACHUSETTS AVE., LAKELAND, FL 33802
CITY OF OCALA
CITY OF PALMETTO
CITY OF PLANT CITY	302 WEST REYNOLDS STREET, PLANT CITY, FL 33563
CITY OF PUNTA GORDA (FIRE DEPARTMENT)	326 W. MARION AVENUE., PUNTA GORDA, FL 33950
CITY OF SANFORD	P.O. BOX 1788, SANDFORD, FL 327721788
CITY OF SARASOTA	46 NORTH WASHINGTON BOULEVARD, SUITE 21, SARASOTA, FL 34236
CITY OF ST. PETERSBURG	ROBERT B. TAYLOR, ESQ., ASSISTANT CITY ATTORNEY, ONE-4TH STREET, NORTH, ST. PETERSBURG, FL 33701
CITY OF TEMPLE TERRACE
CITY OF VENICE	401 WEST VENICE AVENUE, VENICE, FL 34285
CITY OF WAUCHULA	726 E. GREEN STREET, WAUCHULA, FL 33873
CITY OF WINTER HAVEN	141 CENTRAL AVENUE EAST, SUITE 300, WINTER HAVEN, FL 33883
CITY OF ZEPHYRHILLS	37818 HIGHWAY 54 W., ZEPHYRHILLS, FL 33541

CITY OR AUBURNDALE – WATER CEPT.	P.O. BOX 186, AUBURNDALE, FL 33823
CLARENCE RICE TRUCKING	JOHN CARROLL ROAD, LAKELAND, FL 33801
CLERMONT AUTOMOTIVE & TIRE CENTER, INC.	789 WEST HIGHWAY 50, CLERMONT, FL 34711
CLOROX COMPANY, THE	1221 BROADWAY, OAKLAND, CA 94612
COASTAL POWER PRODUCTS, INC.	136 EAST BAY STREET, JACKSONVILLE, FL 32202
COLD’S PUMP & MACHINERY COMPANY, INC.	1901 N. 57TH STREET, TAMPA, FL 33619
COLONIAL OIL INDUSTRIES, INC.	P.O. BOX 576, SAVANNAH, GA 31402
COLOROC MATERIALS INCORPORATED	5603 ANDERSON ROAD, TAMPA, FL 33614
COMCAR INDUSTRIES, INC.	P.O. DRAWER 67, AUBURNDALE, FL 33823
COMMERCIAL 76 AUTO TRUCK STOP 1
COMMERCIAL CARRIER CORPORATION
COMMERCIAL CARRIERS, INC.	3600 NW 82 AVENUE, MIAMI, FL 33166
COMMERCIAL TRUCK TERMINAL INC.
COMMERCIAL TRUCK TERMINAL, INC.
COMMUNITY BUICK & PONTIAC, INC.	PO BOX 2300, PLANT CITY, FL 33564
COMPASS MARINE	PO BOX 50544, TAMPA, FL 33676
COMPRESSED AIR PRODUCTS, INC.
COMPRESSED AIR SYSTEMS, INC.	9303 STANNUM STREET, TAMPA, FL 33619
CONAGRA, INC.
CONCRETE PRODUCTS TARMAC N/K/A TARMAC FLORIDA, INC
CONE CORPORATION	5201 CONE ROAD, PO BOX 310167, TAMPA, FL 33680
CONSERV	PO BOX 314, NICHOLS, FL 33863
CONSERV (MULBERRY MINES)
CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE	16400 S.E. CF WAY, VANCOUVER, WA 98683
COOK LUMBER CO., INC.	1905 N. 66TH STREET, TAMPA, FL 33619
COOPER & SON, INC.	5507 HIGHWAY 27 S, SEBRING, FL 33872
COPHER BROTHERS AUTO SALVAGE	401 E. JACKSON ST., STE. 2650, TAMPA, FL 33602
CORSAIR/INTREPID/SONAT MARINE, INC.
CORTEZ SHELL, INC.	8607 CORTEZ ROAD, WEST, BRADENTON, FL 34210
CORY LAKES, LTD.	12001 CORY LAKE BLVD, TAMPA, FL 33647
COTTMAN TRANSMISSION CENTER SYSTEM, INC.	JAMES CORKRAN, VICE PRESIDENT, 240 NEW YORK DRIVE, FT. WASHINGTON, PA 19034
COUCH CONSTRUCTION COMPANY
COUNTRY HEARTH SOUTHERN BAKERIES,INC.	701 HARGER ROAD, SUITE 190, OAK BROOK, IL 60523
COX CHEVROLET INC.
COX CHEVROLET, INC.	700 13TH STREET, N.W., SUITE 800, WASHINGTON, DC 20005
CRALLE-HALL

CROFTON & SONS, INC.	10250 WOODBERRY ROAD, TAMPA, FL 33619
CROSS OIL & REFINING CO., INC.	701 LEE STREET, DES PLAINES, IL 60016
CROSS OIL & REFINING COMPANY	400 W. CAPITAL, SUITE 2840, LITTLE ROCK, AR 72201
CROWN CORK & SEAL COMPANY, INC.	9300 ASHTON ROAD, PHILADELPHIA, PA 19136
CROWN DATSUN
CROWN NISSAN, INC.	5151 34TH STREET, N., ST. PETERSBURG, FL 33714
CROWN PONTIAC
CROWN PONTIAC, INC.	5237 34TH STREET, N., ST. PETERSBURG, FL 33714
CROWN WINDOW COMPANY N/K/A TALQUIN BP REAL ESTATE	P.O. BOX 33042, ST. PETERSBURG, FL 33733
CRUM MAINTENANCE CENTER, INC.	P.O. BOX 3383, TAMPA, FL 33601
CUMMINS ATLANTA, INC. FORMERLY CUMMINS CAROLINAS,	P.O. BOX 240729, CHARLOTTE, NC 28224
CUMMINS SOUTHEASTERN POWER, INC.	501 E. KENNEDY BOULEVARD, P.O. BOX 1438, TAMPA, FL 33601
CYPRESS TIRE & AUTO SERVICE	2010 8TH STREET, N.W., WINTER HAVEN, FL 33881
D&D AUTO SALES OF RIVERVIEW, INC.	4204 N. NEBRASKA AVENUE, TAMPA, FL 336034116
D&R TRUCK SERVICE, INC.	11315 66TH STREET N., LARGO, FL 33773
DADE CITY TRUCK & EQUIPMENT CO.	P.O. BOX 186, DADE CITY, FL 33525
DANIEL CHRYSLER-PLYMOUTH, INC.
DANMARK ENVIRONMENTAL	4905 SOUTH WESTSHORE BLVD., TAMPA, FL 33611
DARLEY BUICK INC.
DARREL’S GARAGE	6361 US HWY 301, RIVERVIEW, FL 33569
DART CONTAINERS CORPORATION
DAVIES CAN COMPANY	4502 ADAMO DRIVE, TAMPA, FL 33605
DAVIS BROTHERS OIL	QUAKER STATE CORPORATION, P.O. BOX 989, OIL CITY, PA 16301
DAYTON ANDREWS, INC.	2388 GULF TO BAY BOULEVARD, CLEARWATE, FL 33765
DE SOTO COUNTY BOARD OF COUNTY COMMISSIONERS
DECKS, INCORPORATED OF FLORIDA	P.O. BOX 4753, CLEARWATER, FL 33758
DEL MONTE CORPORATION	PO BOX 3575, SAN FRANCISCO, CA 94119
DEL MONTE FOODS	P.O. BOX 193575, SAN FRANCISCO, CA 94119
DEL MONTE TROPICAL FRUIT CO.	PO BOX 5598, TAMPA, FL 33675
DELTONA CORPORATION, THE	3250 S.W. 3RD AVENUE, MIAMI, FL 33129
DETSCO TERMINALS, INC.	P.O. DRAWER 437, MULBERRY, FL 33860
DEW CADILLAC, INC.
DEXTER DANIELS FORD, INC.	1624 LAKE MIRROR DRIVE, S., WINTER HAVEN, FL 33881
DICK DEVOE BUICK-CADILACC, INC.	SEE CONTACTS
DICK JARRETT FORD MERCURY LINCOLN, INC.	US HIGHWAY 301 & 98 BY-PASS, DADE CITY, FL 33525
DICK SMITH MOTORS, INC.	P.O. BOX 12201, COLUMBIA, SC 29211
DIMMITT CADILLAC, INC.	25191 US HIGHWAY 19 NORTH, CLEARWATER, FL 34623

DIMMITT CHEVROLET, INC.	25485 US HIGHWAY 19 NORTH, CLEARWATER, FL 34623
DIVERSIFIED DRILLING CORPORATION	P.O. BOX 290699, TAMPA, FL 33687
DIXIE BUICK, INC.	14565 S. TAMIAMI TRAIL, FORT MYERS, FL 33912
DIXIE FRESH, INC.	6603 S TRASK STREET, TAMPA, FL 33616
DIXIE LINEN SUPPLIES
DODGE CITY, INC.	2301 34TH STREET N., ST. PETERSBURG, FL 33731
DOLPHIN AVIATION, INC.	8191 N. TAMIAMI TRAIL, SARASOTA, FL 34243
DON COMBAST AUTO SERVICE (DON’S GARAGE)	1501 SINCLAIR HILLS ROAD, LUTZ, FL 33549
DON GARLITZ MUSEUM OF DRAG RACING, INC.	13700 S.W. 16TH AVENUE, OCALA, FL 34473
DON OLSON FIRESTONE	2021 SUNNYDALE BLVD., CLEARWATER, FL 33575
DONALD G. AND JUDY J. FOLSOM	3102 1/2 E. 7TH AVENUE, TAMPA, FL 33605
DONALD L. HOLT	18423 BOYETTE ROAD, LITHIA, FL 33547
DRAKE CORPORATION, THE	4513 N. FLORIDA AVENUE, TAMPA, FL 33603
DUBOSE WASTE OIL SERVICE	ROUTE ONE, PO BOX 257, DENHAM SPRINGS, LA 70727
DUNDEE CITRUS GROWERS ASSOCIATION
DUNSON HARVESTING, INC.	P.O. BOX 589, WINTER HAVEN, FL 33882
DURBIN PAPER STOCK COMPANY	617 MIDDLE RIVER DRIVE, FORT LAUDERDALE, FL 33304
EAGLE SUPPLY, INC.
EAST BAY SANITATION
EASTERN ASSOCIATED TERMINALS	PO BOX 5086, TAMPA, FL 33675
EASTERN ASSOCIATED TERMINALS COMPANY	1209 ORANGE STREET, WILMINGTON, DE 19801
EATON CORPORATION	2250 WHITFIELD AVENUE, SARASOTA, FL 34243
EATON CORPORATION	1111 SUPERIOR AVENUE, CLEVELAND, OH 44114
ECONOMY TRANSMISSIONS, INC.	3403 GANDY BOULEVARD, TAMPA, FL 33611
ED HOWARD LINCOLN-MERCURY F/K/A SARASOTA LINCOLN M
ED’S TRANSMISSION SERVICE, INC.	2310 ORGANEDALE ROAD, LAKELAND, FL 33809
EDDIE’S GARAGE, INC.	12101 NEBRASKA AVENUE, TAMPA, FL 33612
EDWARD M. COLLINS, SR.	2501 S. MACDILL AVENUE, TAMPA, FL 33629
EDWARD’S ASPHALT, INC.	400 JULIEN DUBUQUE DRIVE, DUBUQUE, IA 52003
EKIERT TIRE CENTER	591 E. HIGHWAY 50, CLERMONT, FL 34711
ELECTRIC MACHINERY ENTERPRISES	PO BOX 317061, TAMPA, FL 33631
ELLER & COMPANY, INC.	701 S.E. 24TH STREET, FT. LAUDERDALE, FL 33316
ELLIS CHEVROLET	901 HIGHWAY 27 NORTH, HAINES CITY, FL 33844
ELSBERRY, INC./ELSBERRY PARTERNSHIP, IN/C	SEE CONTACTS
EMED CO., INC.	SEE CONTACTS
EMERSON ELECTRIC CO.	800 W. FLORISSANT AVENUE, ST. LOUIS, MO 63136
EMERSON ELECTRIC CO. (U.S. MOTORE)	SHAW, PITTMAN, POTTS, AND TROWBRIDGE, 2300 N STREET, N.W., WASHINGTON, DC 20037
EMORY F. KEENE	SEE CONTACT
ENGLIN, JEFF	10403 VENTURA AVENUE, TAMPA, FL 33619
ENVIRONMENTAL RECOVERY GROUP	251 LEVY ROAD, ATLANTIC BEACH, FL 32233

ERNIE HAIRE FORD, INC.	PO BOX 17877, TAMPA, FL 33682
ERNIE HAIRE VOLKSWAGEN/MAZDA	1500 WEST MEMORIAL BOULEVARD, LAKELAND, FL 33801
ERNIE’S AMOCO STATION	112 S. MAGNOLIA AVENUE, TAMPA, FL 33606
ESTECH, INC.
EVAN PACKING COMPANY	HIGHWAY 301, DADE CITY, FL 33525
EVANS AUTOMOTIVE	205 SOUTH HOOVER, #400, TAMPA, FL 33609
EVANS PACKING COMPANY	SEE CONTACT
EXXON CORPORATION	225 E. JOHN W. CARPENTER FREEWAY, IRVING, TX 75062
F.W. WOOLWORTH CO.
FAIRWAY MOTORS, INC.
FARRELL LINES, INC./AUSTRAL PATRIOT
FEDERAL EXPRESS CORPORATION	3620 HACKS CROSS ROAD, BLDG B, 3RD FLOOR, MEMPHIS, TN 38125
FIELDS EQUIP CO, INC.
FIELDS EQUIPMENT COMPANY, INC.	3203 HAVENDALE BOULEVARD, WINTER HAVEN, FL 33881
FIELITZ, INC.	1020 E. CARROLL STREET, KISSIMMEE, FL 34744
FILM TECHNOLOGIES INTERNATIONAL	SEE CONTACTS
FIRE COLLEGE	200 E. GAINES STREET, TALLAHASSEE, FL 32399
FIRESTONE – M.R. LAMBERT FIRESTONE	216 INTERLAKE BLVD., LAKE PLACID, FL 33852
FIRESTONE TIRE & RUBBER CO.	900 FIRESTONE AVENUE, MEMPHIS, TN 38107
FIRKINS MOTORS, INC.	2700 1ST STREET, BRADENTON, FL 34208
FLAMINGO HEAVY HAULING COMPANY	SEE CONTACT
FLEETWING CORPORATION
FLOHL’S SERVICE STATION	11415 BROADWAY EAST, P.O. BOX 36, MANGO, FL 33550
FLORIDA – DEPARTMENT OF AGRICULTURE	3125 CONNER BLVD., TALLAHASSEE, FL 32399
FLORIDA AIR TOOL INC.	690 E. DAVIDSON STREET, BARTOW, FL 33830
FLORIDA AIR TOOL, INC.
FLORIDA AND SOUTH AMERICA HOLDINGS, INC.	SEE CONTACT
FLORIDA AUTOMATIC TRANSMISSION SERVICE	5385 SEMINOLE BOULEVARD, ST. PETERSBURG, FL 33708
FLORIDA CLARKLIFT, INC.	115 SOUTH 78TH STREET, TAMPA, FL 33619
FLORIDA CRUSHED STONE COMPANY	2 SOUTH BISCAYNE BLVD., #3760, MIAMI, FL 33131
FLORIDA FAVORITE FERTILIZER, INC.	P.O. BOX 1102, TAMPA, FL 33601
FLORIDA MINING & MATERIALS CONCRETE CORP
FLORIDA MOTOR COACH AND REC-V SPECIALISTS, INC.	907 E. 129TH AVENUE, TAMPA, FL 33612
FLORIDA POWER & LIGHT COMPANY
FLORIDA POWER CORPORATION
FLORIDA PRESTRESS CONCRETE	SOUTHDOWN INC., 1200 SMITH STREET, SUITE 2400, HOUSTON, TX 77002
FLORIDA PRESTRESSED CONCRETE	6301 NORTH 56TH STREET, TAMPA, FL 33610
FLORIDA REFUSE SERVICE, INC.

FLORIDA ROCK & TANK LINES, INC.	P.O. BOX 4667, JACKSONVILLE, FL 32201
FLORIDA STEEL CORPORATION	1715 CLEVELAND STREET, PO BOX 31328, TAMPA, FL 33631
FLORIDA TILE INDUSTRIES, INC.
FLORIDA WEST COAST DISTRIBUTORS, INC.	PARK TOWER, SUITE 2630, 400 N. TAMPA STREET, TAMPA, FL 33602
FLORIDA-GEORGIA TRACTOR & EQUIPMENT	PO BOX 1128, TAMPA, FL 33601
FMC CORPORATION	1735 MARKET STREET, PHILADELPHIA, PA 19103
FOGARTY VAN LINES INC.
FOGARTY VAN LINES, INC.
FORE OIL CO.	925 SOUTH FLORIDA AVENUE, LAKELAND, FL 33803
FORETRAVEL, INC.	1221 N.W. STALLINGS DRIVE, NACOGDOCHES, TX 75965
FOSTER INVESTMENT COMPANY	415 HOLIDAY DR., PITTSBURGH, PA 15220
FRANK D. RUPERT	5880 MANCHESTER DRIVE W., LAKELAND, FL 338106231
FRANK JAMES TEXACO STATION
FRED P. SMITH, INC.
FREDERICK DERR AND COMPANY, INC.	P.O. BOX 2719, SARASOTA, FL 34230
FREEMAN & SONS, INC. NKA BRUNGART EQUIPMENT CO., I	P.O. BOX 410050, CHARLOTTE, NC 28241
FRUIT GROWERS EXPRESS CO.	500 WATER STREET, SC J-150, JACKSONVILLE, FL 32202
G&B OIL PRODUCTS	934 3RD STREET, ALEXANDRIA, LA 71303
G&T ASSOCIATES, INC. N/K/A TALMAN TANK & EQUIPMENT
G. C. SERVICE CO.	PO BOX 23568, TAMPA, FL 33623
G.C. SERVICES COMPANY	100 S. ASHLEY DRIVE, SUITE 1500, TAMPA, FL 33602
GADD CONCRETE, INC.	P.O. BOX 2580, SARASOTA, FL 34230
GAF CORPORATION	5138 MADISON AVENUE, TAMPA, FL 33619
GARDINIER, INC.	8813 HIGHWAY 41 SOUTH, RIVERVIEW, FL 33569
GAS KWICK, INC.	115 E. WHITING STREET, TAMPA, FL 33602
GATEWAY FORD, INC.	P.O. BOX 421930, KISSIMMEE, FL 34742
GATOR BODY SHOP & WELDING, INC.	1508 GRAND BLVD., HOLIDAY, FL 34690
GATOR CONCRETE NKA METRO CONCRETE CO.	700 N.E. 90TH ST., SUITE B, MIAMI, FL 33138
GATX TERMINALS CORPORATION	500 DALLAS ST., SUITE 1000, HOUSTON, TX 77002
GAUTIER OIL COMPANY	GAUTIER, MS 39553
GE- NEUTRON DEVICES DEPARTMENT
GENE HYDE TRUCKING CO., INC.	P.O. DRAWER 24568, LAKELAND, FL 33802
GENE’S ‘66’ SERVICE	816 W. ALFRED STREET, TAMPA, FL 33603
GENERAL ELECTRIC MEDICAL SYSTEMS	3000 NORTH GRANDVIEW BOULEVARD, W-400, WAUKESHA, WI 53188
GENERAL FOODS CORPORATION
GENERAL PORTLAND	211 NORTH MERIDIAN, TAMPA, FL 33602
GENERAL SERVICES ADMINISTRATION	500 ZACK EAST, TAMPA, FL 33602

GENERAL TIRE, INC.	ONE GENERAL STREET, AKRON, OH 44329
GEORGE LORTON H.	SEE CONTACT
GEORGE WHEATON & SON, INC.	16860 FOX DEN, S.W., FORT MYERS, FL 33908
GEORGIA HIGHWAY EXPRESS, INC.
GEORGIA PACIFIC CORPORATION	815 SOUTH 56TH STREET, TAMPA, FL 33619
GEORGIA-PACIFIC CORP.	133 PEACHTREE STREET, N.E., ATLANTA, GA 30303
GEORGIA-PACIFIC CORPORATION	133 PEACHTREE STREET, N.E., ATLANTA, GA 30303
GERMAN CAR HOSPITAL	28944 HUBBART STREET, APT. 118, LEESBURG, FL 34748
GIBSON HYDRAULICS, INC.	16209 NORTH FLORIDA AVENUE, LUTZ, FL 33549
GILBERT CHEVROLET COMPANY, INC.	SEE CONTACTS
GILLESPIE’S AUTO PARTS & SERVICE	4601 STATE ROAD 60 WEST, PLANT CITY, FL 33567
GLAUSER BMW/VOLVO	3141 U.S. HIGHWAY 19, TAMPA, FL 33615
GLEN-MAR CONCRETE	1811 57TH STREET NORTH, TAMPA, FL 33619
GONZALEZ, GERALDO AND JAMES STREETER	6840 MACDILL AVENUE. S., TAMPA, FL 33611
GOOCHLAND NURSERIES, INC.	2400 US HIGHWAY 17 & US HIGHWAY 98 N., FORT MEADE, FL 33841
GOODYEAR TIRE & RUBBER CO.	1144 EAST MARKET STREET, AKRON, OH 44316
GOULD MACHINE/SOUTHERN VALVE, INC. N/K/A GSV, INC.	P.O. BOX 75158, TAMPA, FL 33675
GRACE, M.P.	C/O MARINE TRANSPORTATION LINES, 150 MEADOWLANDS PARKWAY, SECAUCUS, NJ 07096
GRADIE-THORNTON MOTORS, INC.	405 8TH AVENUE WEST, PALMETTO, FL 34221
GRAFF’S UNION 76	JOY L. GRAFF, 1629 3RD AVENUE, S.E., RUSKIN, FL 33570
GRAVES BROTHERS COMPANY	P.O. BOX 277, WABASSO, FL 32970
GRAY ENTERPRISES OF TAMPA, INC.	2600 MAIN PLACE TOWER, BUFFALO, NY 14202
GRAY TRUCK LINE CO.	P.O. BOX 1406, LAKE ALFRED, FL 33850
GRAYBEAL’S AUTOMOTIVE	4011 SAWYER ROAD, SARASOTA, FL 34233
GREAT DANE TRAILERS	P.O. BOX 9848, SAVANNAH, GA 31412
GREAT LAKES DREDGE & DOCK	4813 TYSON STREET, TAMPA, FL 33602
GREAT LAKES DREDGE & DOCK CO.	2122 YORK ROAD, OAK BROOK, IL 60521
GREEN ACRES R.V. CENTER, INC.	12720 U.S. HIGHWAY 92, DOVER, FL 33527
GREEN FORD	3800 WEST WENDOVER AVENUE, GREENSBORO, NC 27407
GREENSPAN, HERMAN	2006 NEW CASTLE A, BOCA RATON, FL 33434
GREENWOOD CHEVROLET-OLDS, INC.	205 NORTH CHARLESTON AVENUE, FORT MEADE, FL 33841
GREYHOUND CORPORATION
GRIFFIN’S CONCRETE INC.
GRIMES TIRE COMPANY, INC.	12150 US 301, DADE CITY, FL 33525
GRIMSLEY OIL CO., INC.	P.O. BOX 728, WAUCULA, FL 33878
GROWERS SERVICE CO., INC.	P.O. BOX 189, WINTER HAVEN, FL 33882
GTE FLORIDA INCORPORATED	SOUTH AREA, ONE TAMPA CITY CENTER, TAMPA, FL 33601

GULF CENTRAL WAREHOUSE CENTER, INC.	5605 S. WESTSHORE BOULEVARD, TAMPA, FL 33616
GULF COAST CHEMICAL CORPORATION	101 WAYNE PLACE, TAMPA, FL 33619
GULF COAST DODGE
GULF COAST LEAD COMPANY NKA GULF COAST RECYCLING,
GULF COAST TRANSIT COMPANY	100 S. ASHLEY DRIVE, SUITE 1500, TAMPA, FL 33602
GULF OIL COMPANY	225 BUSH STREET, SAN FRANCISCO, CA 94104
GULF TAMPA DRY DOCK	2502 PROSPECT AVENUE, TAMPA, FL 33629
GULFWIND USA, INC.	18167 US HWY 19 NORTH, SUITE 499, CLEARWATER, FL 33764
GUNTER GALLE	9411 FOREST HILLS DRIVE, TAMPA, FL 336127719
H.P. HOOD	500 RUTHERFORD AVENUE, BOSTON, MA 02129
H.P. HOOD, INC.	500 RUTHERFORD AVENUE, BOSTON, MA 02129
HAINES CITY CITRUS GROWERS ASSOC.
HAINES CITY SERVICE CENTER, INC.	303 E. HINSON AVENUE, HAINES CITY, FL 33844
HALLIBURTON INDUSTRIAL SERVICES, INC., A DIV. OF B	BROWN AND ROOT INC., P.O. BOX 3, BUILDING 01-7TH FLOOR, HOUSTON, TX 77001
HAMILTON BROTHERS, INC.	PO BOX 1500, TAMPA, FL 33601
HANGAR ONE, INC.	110 NORTH MAGNOLIA STREET, TALLAHASSEE, FL 32301
HANGER ONE, INC.	PO BOX 30100, TAMPA, FL 33630
HANNA TRANSFER COMPANY
HARDAWAY COMPANY, THE	KING AND SPALDING, 191 PEACHTREE STREET, ATLANTA, GA 30303
HARLEY-DAVIDSON OF LAKELAND, INC.	3205 U.S. HWY 92 EAST, LAKELAND, FL 33801
HARLEY-DAVIDSON OF TAMPA, INC.	7202 E. HILLSBOROUGH AVENUE, TAMPA, FL 33610
HARRIS, KENNETH	MORESVILLE PIKE, COLUMBIA, TN 38401
HARTLINE
HARVEY’S FOREIGN CAR SERVICE	1819 E. GARY ROAD, LAKELAND, FL 338012235
HEMA CORP. D/B/A O.K. TIRE STORE	P.O. BOX 3433, TAMPA, FL 33601
HENDRICK AUTO INVESTMENTS, INC.	6000 MONROE ROAD, CHARLOTTE, NC 28212
HENDRY CORPORATION	5107 S. WESTSHORE BLVD., TAMPA, FL 33611
HENDRY COUNTY MOTORS, INC.	543 E. SUGARLAND HIGHWAY, CLEWISTON, FL 33440
HENDRY COUNTY SCHOOL BOARD	1806 MANATEE AVENUE, WEST, BRADENTON, FL 34205
HENKELS & MCCOY EQUIPMENT CO., INC.	985 JOLLY ROAD, BLUE BELL, PA 19422
HERB’S TEXACO SERVICE	P.O. BOX 2347, TAMPA, FL 33601
HERCULES HYDRAULIC, INC.	2650 ENTERPRISE ROAD, CLEARWATER, FL 34623
HERMAN’S AUTO CLINIC	14223 N. FLORIDA AVENUE, TAMPA, FL 33603
HERTZ CORPORATION
HERTZ PENSKE TRUCK LEASING, INC.	ROUTE 10-GREEN HILLS, P.O. BOX 563, READING, PA 19603
HICKLIN MOTOR LINE, INC.	SEE CONTACTS
HIGHLAND COUNTY BOARD OF COUNTY COMMISSIONERS	2543 U.S. 27TH SOUTH, SEBRING, FL 33870
HIGHLAND COUNTY SCHOOL DISTRICT

HILLIARD BROTHERS INC.
HILLSBOROUGH COUNTY AVIATION AUTHORITY	P.O. BOX 22287, TAMPA, FL 33622
HILLSBOROUGH COUNTY SHERIFF’S OFFICE	SEE CONTACT
HOAGLAND OLDSMOBILE	5325 14TH STREET, WEST, BRADENTON, FL 34207
HOFFMAN INDUSTRIES	410 FLAGGLER AVENUE, NEW SMYRNA BEACH, FL 32069
HOLIDAY TIRE & BRAKE SERVICE, INC.	1523 ALTERNATE U.S. 19, HOLIDAY, FL 34619
HOLLAND AMERICA LINE WESTOURS, INC.	P.O. BOX 3328, TAMPA, FL 33601
HOLLY HILL FRUIT PRODUCTS CO., INC.	P.O. BOX 708, DAVENPORT, FL 33837
HONDA OF BARTOW	220 MANOR DRIVE, BARTOW, FL 33830
HOUGH CHEVROLET
HOWDESHELL SALES & SERVICE, INC.	SEE CONTACT
HUBERT BROOKS DODGE, INC.
HUCKABAY, INC.	P.O. BOX 1547, DADE CITY, FL 335261547
HUNT MANUFACTURING COMPANY
HUNT OIL CO.	P.O. BOX 2727, TUSCALOOSA, AL 35403
HUNT TRUCK SALES & SERVICE
HUNT WILDE CORP	2835 OVERPASS ROAD, TAMPA, FL 33619
HYDRAULIC EQUIPMENT CO.	300 INTERNATIONAL PARKWAY, SUNRISE, FL 33325
HYDRAULIC MACHINERY, INC.	5024 NORTH 56TH STREET, TAMPA, FL 33610
I.T.T. CORPORATION	1330 AVENUE OF THE AMERICAS, NEW YORK, NY 10019
IMC FERTILIZER, INC.	P.O. BOX 2000, MULBERRY, FL 33860
IMPERIAL YACHT BASINS, INC.	SEE CONTACT
IMPORT CITY	13223 HUDSON AVENUE, HUDSON, FL 34669
INGERSOLL-RAND COMPANY	200 CHESTNUT RIDGE ROAD, WOODCLIFF LAKE, NJ 07675
INLAND MATERIALS, INC.	170 E. WASHINGTON STREET, ORLANDO, FL 328012397
INNISBROOK, INC. N/K/A GOLF HOST RESORTS, INC.	P.O. DRAWER 1088, TARPON SPRINGS, FL 34688
INTERBAY MARINE WAYS, INC.	5200 WEST TYSON AVENUE, TAMPA, FL 33611
INTERNATIONAL PAPER COMPANY	6400 POPLAR AVENUE, MEMPHIS, TN 38197
INTERNATIONAL SHIP REPAIR	1616 PENNY STREET, TAMPA, FL 33605
INTERNATIONAL USED TRUCKS
INTERSTATE FLEET SERVICE	4707 ALVA STREET, TAMPA, FL 33614
IRT TRUCKING, INC.	SUITE 1200 MARGUIS II TOWER, 285 PEACHTREE CENTER AVENUE, ATLANTA, GA 30303
ITT CORPORATION/ ITT THERMOTECH DIVISION
J&J TRUCK GARAGE WRECKER SERVICE INC.	P.O. BOX 2111, TAMPA, FL 33601
J. C. PENNEY CO, INC.
J. I. CASE COMPANY
J.C. PENNEY CO., INC.	6501 LEGACY DRIVE, PLANO, TX 75024
J.H. WILLIAMS OIL COMPANY, INC.
J.W. CONNER & SONS, INC.	501 EAST KENNEDY BOULEVARD, SUITE 1700, TAMPA, FL 33602

JACK M. BERRY, INC.	400 EAGLE LAKE LOOP ROAD, WINTER HAVEN, FL 33880
JACK’S COOKIE COMPANY, INC. N/K/A FLOWERS BAKING C	1200 SOUTH PINE ISLAND ROAD, PLANTATION, FL 33324
JACKSONVILLE SHIPYARDS, INC.	750 EAST BAY STREET, JACKSONVILLE, FL 32202
JAMES CARNLEY	8179 RIVER POINT DRIVE, SPRING HILL, FL 34607
JAMES STEPP	9602 E. HIGHWAY 92, TAMPA, FL 33610
JAMES WASTE OIL
JANUS INTERNATIONAL, INC.	17310 TOBACCO ROAD, LUTZ, FL 33549
JEFFCOATS TEXACO A/K/A JEFFCOAT’S AUTO SALES, INC.	1210 FIVE CHOP ROAD, ORANGEBURG, SC 29115
JENNINGS, LESTER	3417 E. FERN STREET, TAMPA, FL 33604
JERNIGAN TRUCKING COMPANY	10614 U.S. HIGHWAY 92, TAMPA, FL 33610
JERRY D. RUTHVEN TIRE STORE, INC.	3102 SOUTH FLORIDA AVENUE, LAKELAND, FL 33803
JIFFY LUBE INTERNATIONAL	P.O. BOX 2967, HOUSTON, TX 77252
JIM BLACKMAN FORD, INC.	445 SOUTH COMMERCE AVENUE, SEBRING, FL 33870
JIM BOAST DODGE INC.
JIM BOAST DODGE, INC.	4827 14TH STREET, WEST, BRADENTON, FL 33507
JIM MAGGARD	227 N. SCENIC HIGHWAY, LAKE WALES, FL 338533710
JIM MCKEEL BUICK-GMC TRUCKS NKA BLOUNT BUICK- GMC-T	2000 HAVENDALE BLVD., WINTER HAVEN, FL 33881
JIM’S AUTO SALVAGE, INC.	3900 CEMETERY ROAD, SEBRING, FL 33870
JIM’S GULF STATION	R.R. 3, BOX 140A, HAWTHORNE, FL 32640
JLA, INC.	SEE CONTACT,
JOHN DEERE INDUSTRIAL EQUIPMENT CO.	JOHN DEERE ROAD, MOLINE, IL 61265
JOHN H. SPARKS	1765 QUAIL HOLLOW ROAD, SHARON, SC 29742
JOHN J. JERUE, INC.	280 E. MAIN STREET, BARTOW, FL 33830
JOHN N. VERNAM	2020 NW 31ST STREET, OCALA, FL 34475
JOHN’S DIESEL SERVICE	5017 EAST HILLSBOROUGH, TAMPA, FL 33610
JOHNSON CONTROLS, INC.	P.O. BOX 170740, MILWAUKEE, WI 53217
JOHNSON’S CHEVRON	101 N. SCENIC HIGHWAY, FROSTPROOF, FL 33843
JOHNSON’S DIESEL SERVICE, INC.	P.O. BOX 38, POLK CITY, FL 33868
JOIE CHITWOOD CHEVROLET, INC.	P.O. BOX 637, ZEPHYRHILLS, FL 33539
JONES AVIATION SERVICE, INC.	1234 CLYDE JONES ROAD, SARASOTA, FL 34243
JONES OIL & TIRE, INC.	2661 US 27 SOUTH, SEBRING, FL 33870
JOYNER CONCRETE & SEPTIC TANK	N/K/A TAMPA SAND & MATERIAL, 13228 CENTRAL AVENUE, TAMPA, FL 33612
JUICE BOWL PRODUCTS, INC.	ONE ROSSMOOR DRIVE, SUITE 201, JAMESBURG, NJ 08831
K MART CORPORATION	3100 WEST BIG BEAVER ROAD, TROY, MI 48084
K.E. MORRIS ALIGNMENT SERVICES, INC.	3411 W. PARIS STREET, TAMPA, FL 33614
KARGO U-HAUL SERVICE	2721 NORTH CENTRAL AVENUE, SUITE 700, PHOENIX, AZ 85004
KARKEY’S TIRE SERVICE, INC.	P.O. BOX 351449, JACKSONVILLE, FL 322351449
KARL FLAMMER FORD, INC.	41975 U.S. 19 NORTH, TARPON SPRINGS, FL 34689
KASH N’ KARRY	6422 HARNEY ROAD, TAMPA, FL 33680
KEARNEY DEVELOPMENT COMPANY, INC.	2005 CAMP FLORIDA ROAD, BRANDON, FL 33511
KEEBLER COMPANY	677 LARCH AVENUE, ELMHURST, IL 60126
KELLY TRACTOR CO.	8255 N.W. 58TH STREET, MIAMI, FL 331636
KELLY-SPRINGFIELD TIRE COMPANY	ATTN: NEAL T. ROUNTREE, ESQ., 1144 EAST MARKET STREET, AKRON, OH 44316

KEN’S AUTO REPAIRS	6402 S. DALE MABRY HIGHWAY, TAMPA, FL 33611
KENAN TRANSPORT CO.	4016 LAKE AVENUE EAST, TAMPA, FL 33610
KENAN TRANSPORT COMPANY	P.O. BOX 2729, CHAPEL HILL, NC 27515
KENT OIL COMPANY, INC.	P.O. BOX 2211, LAKELAND, FL 33806
KENWORTH OF TAMPA N/K/A HOTSY OF TAMPA	6001 BONACKER, TAMPA, FL 33610
KENYON DODGE, INC.
KEYS CONCRETE F/K/A GLEN- MAR
KIMMINS CONTRACTING CORP.	1501 SECOND AVENUE, TAMPA, FL 33605
KING MOTOR CENTER, INC.
KINGS PPOINT VEHICLE STORAGE CLUB, INC.	P.O. BOX 5698, SUN CITY CENTER, FL 33571
KOHL’S TRANSMISSION, INC.	2420 CARTER LANE, ALVA, FL 33920
KOVACS BROTHERS, INC.	SEE CONTACT
KRAFT, INC. ( DIVISION OF DRAFTCO)
KRISPY KREME DOUGHNUTS	8425 N. FLORIDA AVENUE, TAMPA, FL 33604
L & W ENERGY	6113 JUNIPER DRIVE, VANCLEAVE, MS 39564
LAFARGE CORPORATION	4000 TOWN CENTER, SUITE 2000, SOUTHFIELD, MI 48075
LAKE PLACID CITRUS GROWERS, INC.	111 MADISON STREET, SUITE 2300, TAMPA, FL 33602
LAKELAND CASH FEED COMPANY, INC.	P.O. BOX 24868, LAKELAND, FL 33802
LAKELAND CHRYSLER- PLYMOUTH-DODGE, INC.	2335 U.S. 98 NORTH, LAKELAND, FL 33805
LAKELAND DATSUN F/K/A/ PAUL NAYLOR MOTORS, INC.	P.O. BOX 3588, LAKELAND, FL 33802
LAKELAND TOYOTA, INC.	130 EAST CENTRAL AVENUE, LAKE WALES, FL 33859
LANE PONTIAC-BUICK, INC.	510 EAST NASA BOULEVARD, MELBOURNE, FL 32901
LARCOM’S ED GARAGE	7001 S TRASK STREET, TAMPA, FL 33616
LARKIN CONTRACTING, INC.	100 S. ASHLEY DRIVE, SUITE 1300, TAMPA, FL 33602
LARSON & SONS DEVELOPING, INC.
LAWRENCE H. DIMMITT, III
LAZY DAYS’ R.V. CENTER, INC.	11028 N FLORIDA AVENUE, TAMP, FL 33612
LEE COUNTY SCHOOL BOARD	2055 CENTRAL AVENUE, FORT MYERS, FL 33901
LEE MYLES ASSOCIATES CORP.	140 ROUTE 17 NORTH, PARAMUS, NJ 07652
LENNOX BARRAND	2908 S. FLORIDA AVENUE, LAKELAND, FL 33803
LEON COUNTY BOARD OF COUNTY COMMISSIONERS	301 S. MONROE STREET, ROOM 202, TALLAHASSEE, FL 32301
LEONARD’S CARBURETOR & AUTO REPAIR, INC.	120 SOUTH MONTCLAIR, BRANDON, FL 33511
LESTER COGGINS TRUCKING, INC.
LETO SANITARY SERVICE	6912 CONATY ROAD, TAMPA, FL 33624
LINCOLN OLDSMOBILE, INC.
LINDELL MOTORS, M INC.	12276 SAN JOSE BLVD. #126, JACKSONVILLE, FL 32223
LINDER INDUSTRIAL MACHINERY	1601 S. FRONTAGE ROAD, PLANT CITY, FL 33566
LONG ENTERPRISES, INC.
LOOMIS ARMORED, INC.	350 NORTH ST. PAUL STREET, DALLAS, TX 75201
LOVE CHEVROLET	1255 KNOX ABBOTT DRIVE, CAYCE, SC 24033
LUBE WORLD	700 MERRITT DRIVE, GREENSBORO, NC 27407
LUNDSFORD TRUCKING	4215 EAST MAINE AVENUE, LAKELAND, FL 33801

LYKES BROTHERS, INC.
LYKES PASCO, INC.
M&M LAWN MOWER SALES AND SERVICE, INC.	P.O. BOX 1165, TAMPA, FL 33601
M. ANDERSON INDUSTRIES, INC.	1335 BAYSHORE DRIVE, ENGLEWOOD, FL 34223
M.D. MOODY & SONS, INC.	5402 W. TYSON AVENUE, TAMPA, FL 33611
M.P. GRACE	C/O MARINE TRANSPORTATION LINES, 150 MEADOWLANDS PARKWAY, SECAUCUS, NJ 07096
MAAS BROTHERS, INC.	FEDERATED DEPARTMENT STORES, INC., 7 WEST SEVENTH STREET, CINCINNATI, OH 45202
MAB PAINTS & COATINGS	600 REED ROAD, BROOMALL, PA 19008
MACASPHALT CORPORATION NKA ASHLAND-WARREN, INC.	APAC, INC., 900 ASHWOOD PARKWAY, #700, ATLANTA, GA 30338
MANATEE COUNTY BOARD OF COMMISSIONERS
MANATEE COUNTY BOARD OF COUNTY COMMISSIONERS	P.O. BOX 1000, BRADENTON, FL 34206
MANATEE COUNTY SHERIFF
MANNY’S AUTOMATIC TRANSMISSION	2227 BEE RIDGE ROAD, SARASOTA, FL 34239
MANUEL S. ESCOBIO	2711 EDDY DRIVE, TAMPA, FL 33614
MARGATE SHIPPING COMPANY	1 BALA PLAZA EAST , SUITE 600, BALA CYNWYD, PA 19004
MARIANI ASPHALT COMPANY	P.O. BOX 75437, TAMPA, FL 33675
MARINE ELECTRIC / MARINE COAL TRANSPORT CO.	1200 HARBOR BOULEVARD, WEEHAWKEN, NJ 07087
MARINE VESSEL LEASING CORP/MARINE TRANSPORT LINES, INC.	1200 HARBOR BLVD, WEEKHAWKEN, NJ 07087
MARION COUNTY SCHOOL BOARD
MARLOW-WERNER PONTIAC-BUICK-GMC TRUCK INC.	SEE CONTACTS
MARY SCHROEDER
MASONS CONCRETE OF CRYSTAL RIVER, INC.	P.O. DRAWER 620, CRYSTAL RIVER, FL 34423
MATTHEWS-CURRIE FORD CO.	130 NORTH TAMIAMI TRAIL, NOKOMIS, FL 34275
MCBRIDE CONTRACTORS, INC.	801 NORTH ARMENIA AVENUE, TAMPA, FL 33609
MCDONALD CONSTRUCTION CORPORATION
MCGEE TIRE STORES, INC.	3939 U.S. 98 SOUTH, LAKELAND, FL 33813
MCGINNES LUMBER COMPANY AT PLANT CITY	P.O. BOX TT, PLANT CITY, FL 33564
MCKEE MOTORS, INC.
MCKINNON CORPORATION	P.O. BOX 979, OAKLAND, FL 347600979
MCLEOD’ 66 SERVICE	4014 W. EL PRADO BOULEVARD, TAMPA, FL 33629
MCNAMARA PONTIAC, INC.	1010 W. COLONIAL DRIVE, ORLANDO, FL 32804
MEADOWS COUNTRY CLUB, INC., THE	SEE CONTACT
MEADOWS STEEL, DIVISION OF MMI PRODUCTS, INC.	515 WEST GREENS ROAD, SUITE 710, HOUSTON, TX 77067
METAL INDUSTRIES, INC.	1310 N. HERCULES AVENUE, CLEARWATER, FL 34625
METROPOLITAN ATLANTA REGIONAL TRANSIT AUTHORITY – MARTA	2424 PIEDMONT ROAD N.E., ATLANTA, GA 30324
MIAMI ELEVATOR COMPANY	7481 N. W. 66TH STREET, MIAMI, FL 33166
MIKE’S WASTE OIL	316 N. THOMPSON ROAD, APOPKA, FL 32703
MILES TRAILER SALES, INC.	1266 28TH AVENUE WEST, BRADENTON, FL 34205

MILLER BREWING COMPANY	3939 WEST HIGHLAND BOULEVARD, MILWAUKEE, WI 532082866
MILLER BROTHERS OF FLORIDA, INC.	P.O. BOX 1098, RIVERVIEW, FL 33569
MILLS COMPRESSOR SERVICE	P.O. BOX 214, MULBERRY, FL 33860
MISSOURI PACIFIC RAILROAD COMPANY	1416 DODGE STREET, ROOM 830, OMAHA, NE 68179
MITCHELL DISTRIBUTING CO.
MOBIL CORPORATION	3225 GALLOWS ROAD, FAIRFAX, VA 22037
MOCHO, STEPHANOS AND BETTY	1429 W. BRANDON BLVD, BRANDON, FL 33511
MONTGOMERY WARD & CO., INC.
MONTGOMERY WARD & CO., INCORPORATED
MORAN TOWING CORP.
MORETRENCH AMERICAN CORPORATION
MORRIS, ROBERT	9513 E. BROADWAY, TAMPA, FL 33619
MOST, ROBERT AND PAMELA	4202 WOODMERE ROAD, TAMPA, FL 33609
MR. TRANSMISSION, INC.
MRI CORPORATION	9220 STANNUM STREET, TAMPA, FL 33619
MULBERRY CONSTRUCTION	P.O. BOX 677, MULBERRY, FL 33869
MUMMS & HOOPS AUTO SERVICE N/K/A HOOPS AUTO SERVIC	6306 N. NEBRASKA AVENUE, TAMPA, FL 33604
MURPHY CHEVROLET CO.	P.O. BOX 1359, BARTOW, FL 33831
NAPLES DODGE, INC.
NATIONAL CAR RENTAL SYSTEM, INC.
NATIONAL FREIGHT, INC.	71 W. PARK AVENUE, VINELAND, NJ 08360
NATIONAL GUARD ARMORY, TAG-FL	P.O. BOX 1008, ST. AUGUSTINE, FL 32085
NATIONAL SEA PRODUCTS (U.S.) CORP. LTD.
NATIONAL SERVICE INDUSTRIES, INC.	1420 PEACHTREE STREET, N.E., ATLANTA, GA 30309
NAVISTAR INTERNATIONAL TRANSPORTATION COPR.	4201 WINFIELD ROAD, P.O. BOX 1488, WARRENVILLE, IL 60555
NEED-A-DRIVER MARINE SERVICE	P.O. BOX 5436, TAMPA, FL 33675
NESTLE’S USA, INC.	800 NORTH BRAND BLVD, GLENDALE, CA 91203
NEW TRUCK LINES, INC.	BOX 4173, PANAMA CITY, FL 32401
NICHOLS AMC, INC.
NITRAM, INC.
NORTH FLORIDA OIL SERVICE	STATE ROAD 40 WEST, ASTOR, FL 32002
NORTHDALE GOLF CLUB, INC.	4417 NORTHDALE BLVD, TAMPA, FL 33624
NORTHGATE CHRYSLER-PLYMOUTH, INC.	1645 PALM BEACH LAKES BOULEVARD, SUITE 1200, WEST PALM BEACH, FL 33401
NORTHGATE LINCOLN-MERCURY, INC.	10505 NORTH FLORIDA AVENUE, TAMPA, FL 33612
NORTHWEST FOREIGN CAR, INC.
OCALA DATSUN SALES, INC.
OCCIDENTAL CHEMICAL CORPORATION	P.O. BOX 300, WHITE SPRINGS, FL 32096
OKEECHOBEE COUNTY SCHOOL BOARD	207 N.W. 2ND STREET, OKEECHOBEE, FL 34972
OKEECHOBEE MOTOR	SEE CONTACT

OLE HIRSHAL	8923 NORTH FORK DRIVE, FORT MYERS, FL 33903
ON SITE TRUCK SERVICES, INC.	9156 WALSINGHAM ROAD, LARGO, FL 33773
ORANGE CO. OF FLORIDA, INC.	2020 US HIGHWAY 17 S., P.O. BOX 2158, BARTOW, FL 31672
ORANGE SERVICE CO. ,INC.	P.O. BOX 120852, CLERMONT, FL 347120852
ORANGE STATE OIL CO.
ORLANDO DODGE, INC.	4101 W. COLONIAL DRIVE, ORLANDO, FL 32808
OSCO, INC.	618 GRASSMERE PARK DRIVE, SUITE 7, NASHVILLE, TN 37211
OSWEGO CHEMICAL CARRIER CORP.’	1200 HARBOR BOULEVARD, WEEHAWKEN, NJ 07087
OTIS ELEVATOR COMPANY	UNITED TECHNOLOGIES BUILDING, HARTFORD, CT 06101
OWENS-ILLINOIS	ONE SEAGATE, 25 LDP, TOLEDO, OH 436660001
OXY USA. INC.	2480 FORTUNE DR., SUITE 100, LEXINGTON, KY 40509
P&M AUTOMOTIVE,INC.	1110 S. 90TH STREET, TAMPA, FL 33619
PABST BREWERIES	100 SHORELINE HIGHWAY, BUILDING B-395, SUITE 395, MILL VALLEY, CA 94941
PAKTANK CORP.	106 BRIDGE CITY AVENUE, WESTWEGO, LA 70094
PAR MINERALS, INC.	401 MARKET STREET, SUITE 200, SHREVEPORT, LA 71101
PARADISE FRUIT CO., INC.
PARCEL DELIVERY OF TAMPA, INC.	2005 N. 43RD STREET, TAMPA, FL 33605
PARKWAY TRUCK & TRACTOR, INC.	8880 HIGHWAY 69A, BIG SANDY, TN 38221
PARKWOOD AUTO SERVICE	12033 HICKS ROAD, HUDSON, FL 34669
PARROTT, INC.	SEE CONTACT
PASCO CHRYSLER-PLYMOUTH, INC.
PASCO COUNTY BOARD OF COUNTY COMMISSIONERS
PASCO COUNTY SCHOOL BOARD	7227 LAND O’ LAKES BOULEVARD, LAND O’ LAKES, FL 34639
PASCO MOTORS,INC.	14341 7TH STREET, DADE CITY, FL 33523
PATE STEVEDORING COMPANY
PATTERSON COLEMAN LABS
PAUL BUNDY EXXON STATION	P.O. BOX 1372, CROSS CITY, FL 32628
PAUL NAYLOR MOTORS, INC.
PAY-LESS OIL CO., INC.	6035 N. DALE MABRY HIGHWAY, TAMPA, FL 33614
PEACE RIVER ELECTRIC COOPERATIVE, INC.	P.O. BOX 2025, SEBRING, FL 33871
PEACE RIVER PACKING CO.
PEAVEY’S SUPERIOR AUTO SERVICE, INC.	206 FARNOL STREET, S.W., WINTER HAVEN, FL 33880
PENNINGTON AUTO SERVICE CENTER	FREDERICK A. PENNINGTON, 5614 N. ROAD 98, LAKELAND, FL 33809
PENRECO
PEOPLES GAS COMPANY	702 N. FRANKLIN STREET, TAMPA, FL 33602
PEPIN DISTRIBUTING COMPANY	6401 NORTH 54TH STREET, TAMPA, FL 33610
PEPSI COLA BOTTLING COMPANY OF TAMPA, INC.	100 S. ASHLEY DRIVE, SUITE 1500, TAMPA, FL 33602
PEPSICO TRUCK LEASING CO., L.P./GENERAL ELECTRIC C	260 LONG RIDGE ROAD, STAMFORD, CT 06902
PEREZ, ELISO	6011 NORTH ARMENIA, TAMPA, FL 33604

PERKINS AUTOMOTIVE, INC.	131 WEST CENTRAL DRIVE, BRANDON, FL 33510
PET INCORPORATED
PET, INC.	200 SOUTH SIXTH STREET, MINNEAPOLIS, MN 55402
PETERSON CORPORATION
PETERSON MANUFACTURING COMPANY, INC.
PHIL REED EQUIPMENT CO.	7015 ADAMO DRIVE, TAMPA, FL 33619
PHILLIPS 66 COMPANY	1215 ADAMS BUILDING, BARTLESVILLE, OK 74004
PHILLIPS PETROLEUM COMPANY	1266 B ADAMS BUILDING, BARTLESVILLE, OK 74004
PINCKCNEY INC.	16 MEADOWLAKE COURT, WINTER HAVEN, FL 33884
PINELLAS COUNTY
PINELLAS COUNTY BOARD OF COMMISSIONERS	315 COURT STREET, CLEARWATER, FL 34616
PINELLAS SUNCOAST TRANSIT AUTHORITY
PLANT CITY STEEL CORPORATION NKA HARSCO CORPORATIO	CAMP HILL, PA 17001
PLAYER’S AUTO REPAIR	1746 W. OLIVE STREET, LAKELAND, FL 33801
PLAZA DODGE, INC.
PLAZA LINCOLN-MERCURY, INC.	610 E. MAIN STREET, LEESBURG, FL 34748
PLOOF TRANSFER COMPANY, INC.
PLOVER MARINE CORP/SANKO STEAMSHIP CO., LTD.	SEE CONTACT
POE INDUSTRIES, INC.	905 GOLF VIEW STREET, TAMPA, FL 33629
POLK COUNTY
POLK COUNTY COMMISSIONERS FUND #5	330 WEST CHURCH STREET, BARTOW, FL 33830
POLK NURSERY COMPANY, INC.	890 LAKE MYRTLE ROAD, AUBURNDALE, FL 33823
POLK TRACTOR COMPANY
POPIN DISTRIBUTING	4601 NORTH 54TH STREET, TAMPA, FL 33619
PRECISION AUTOMOTIVE LIMITED	601 BAYSHORE BOULEVARD, SUITE 700, TAMPA, FL 33511
PRECISION BRAKE AND TIRE	1600 TAMIAMI TRAIL SOUTH, VENICE, FL 34293
PRECISION MOTORCARS, INC.
PRECISION TOYOTA, INC. FKA UNIVERSITY TOYOTA, INC.
PRIDE MANUFACTURING COMPANY	RURAL ROUTE 3, BOX 6, GUILFORD, ME 04443
PUBLIX SUPER MARKETS, INC.
PURSLEY ZOYSIA GRASS COKMPANY N/K/A PURSLEY, INC.	P.O. BOX 1448, PALMETTO, FL 34220
R.B. CURLIN, INC.	6001 E. COLUMBUS DRIVE, TAMPA, FL 33619
R.C. MARTIN CONCRETE PRODUCTS, INC.
RADIANT OIL COMPANY	6208 EAST HILLSBOROUGH AVENUE, TAMPA, FL 33610
RADIANT OIL COMPANY OF TAMPA,INC.	SEE CONTACT
RALLYE MOTORS INC	SEE CONTACTS
RALSTON PURINA COMPANY	200 PUBLIC SQUARE, 39-E, CLEVELAND, OH 44114
RAM INDUSTRIES, INC.
RAULERSON & SONS, INC.	10611 RAULERSON RANCH ROAD, TAMPA, FL 33637
RECO-TRICOTE, INC.	P.O. BOX 25189, RICHMOND, VA 23260
REDWING CARRIERS	PO BOX 426, TAMPA, FL 33601

REDWING CARRIERS INC.	SEE CONTACTS
REEVES-BIRDSONG MOTORS, INC. N/K/A REEVES IMPORT M
REFLECTONE, INC.	FOWLER,WHITE,GILLEN,BOGGS,VILLAREAL,AND BANKER, 501 E. KENNEDY BOULEVARD P.O. BOX 1438, TAMPA, FL 33601
REGAL PONTIAC,INC.	2615 LAKELAND HILLS BLVD., LAKELAND, FL 33805
REGISTER CHEVROLET & OLDSMOBILE, INC.	P.O. BOX 1536, BROOKSVILLE, FL 34601
RELIABLE TRANSMISSION SERVICE ,INC.	6613 78TH STREET SOUTH, RIVERVIEW, FL 33569
REMCO TANSMISSIONS, INC.	2303 JIM REDMAN PKWAY., PLANT CITY, FL 33566
REMCO TRUCK CENTER, INC. D/B/A ORLANDO FREIGHTLINE	2455 S. ORANGE BLOSSOM TRAIL, APOPKA, FL 32703
RENTZ OF CLEARWATER, INC.	SEE CONTACTS
REYNOLDS METALS, INC.	10420 MCKINLEY DRIVE, TAMPA, FL 33612
RICHARD R. DIMMITT
RICHENS AND SON, INC.	404 7TH STREET NORTH, WIMAUMA, FL 33598
RICKY’S OIL SERVICE	6330 WEST 16TH AVENUE, HIALEAH, FL 33012
RINKER MATERIALS CORP.
ROBBINS MANUFACTURING COMPANY
ROBER J. QUINN	P.O. BOX 18567, SARASOTA, FL 34276
ROCK-A-WAY INCORPORATED	SEE CONTACT
RODGER’S MAZDA	950 S.E. 11TH AVENUE, CAPE CORAL, FL 33904
ROGER WHITLEY CHEVROLET, INC.	11300 NORTH FLORIDA AVENUE, TAMPA, FL 33612
ROGER’S WELDING AND REPAIR, INC.	SEE CONTACT
ROMAN AUTO REPAIR	37042 GEIGER ROAD, ZEPHYRHILLS, FL 33541
RON’S CYCLE SUPPLY, INC.	124 N. EDWARDS AVENUE, VALRICO, FL 33594
ROPER GROWERS COOPERATIVE	P.O. BOX 770218, WINTER GARDEN, FL 34777
ROSS CHEVROLET, INC.
ROUNDTREE TRANSPORT & RIGGING, INC.	2640 N. LANE AVENUE, JACKSONVILLE, FL 32205
ROWAN – WALKER LINCOLN MERCURY, INC.	1490 3RD STREET S.W., WINTER HAVEN, FL 33880
ROY’S GULF STATION	540 -4TH STREET, NO., ST. PETERSBURG, FL 33701
ROYAL BUICK CO. INC.	SEE CONTACTS
ROYAL CARIBBEAN	1050 CARIBBEAN WAY, MIAMI, FL 33132
ROYAL CROWN COLA CO.	709 WESTCHESTER AVENUE, WHITE PLAINS, NY 10604
ROYSTER PHOSPHATES	13300 U.S. HIGHWAY 41 NORTH, PLAMETTO, FL 34221
ROZIFR MACHINERY, CO
RUAN LEASING COMPANY	P.O. BOX 855, DES MOINES, IA 50304
RUSSELL PONTIAC-BUICK- GMC, INC.	365 TAFT-VINELAUD ROAD, SUITE 105, ORLANDO, FL 32824
RYAN GROUP, INC.	6720 15TH STREET E., SARASOTA, FL 34243
RYDER TRUCK RENTAL, INC.	3600 NW 82ND AVE.;, P.O. BOX 020816, MIAMI, FL 33102
S & W OIL COMPANY	1300 HIBERNIA BANK BUILDING, NEW ORLEANS, LA 70112
S.C.A. SERVICES OF TAMPA, INC. C/O LAIDLAW WASTE S
S.G.S. CONTROL SERVICE, INC.	P.O. BOX 750009, TAMPA, FL 33675
S.G.S. CONTROL SERVICES, INC.	1201 WEST 8TH STREET AT GEORGIO AVENUE, DEER PARK, TX 77536
SANDRELLI’S GARAGE

SANDS TOYOTA
SANDS TOYOTA, INC.	1620 CORTEZ ROAD WEST, BRADENTON, FL 34207
SANKO KISEN USA CORP	5 RIVER ROAD, COS COB, CT 068072717
SANTO SHIPPING AND TRADING S.A.	SEE CONTACTS
SARASOTA COUNTY	1549 RINGLING BOULEVARD, SARASOTA, FL 34236
SARASOTA COUNTY SCHOOL BOARD	1550 RINGLING BLVD., SARASOTA, FL 34236
SARASOTA COUNTY SHERIFF’S DEPARTMENT	1549 RINGLING BOULEVARD, SARASOTA, FL 34236
SARASOTA COUNTY, FLORIDA	P.O. BOX 8, SARASOTA, FL 34320
SARASOTA MANATEE AIRPORT AUTHORITY
SCA SERVICES	5718 COLUMBUS DRIVE, TAMPA, FL 33619
SCARBOROUGH CONSTRUCTORS, INC.	SEE CONTACTS
SCARRIOT MOTORS, INC.	P.O BOX 13069, ST. PETERSBURG, FL 33733
SCARRITT MOTORS, INC.
SCHLITZ BREWERY	NORTH 30TH STREET, TAMPA, FL 33612
SCHOOL BOARD OF MANATEE COUNTY
SCHWEND, INC.	28945 JOHNSTON ROAD, DADE CITY, FL 33525
SCRAP-ALL, INC.
SEABROOK FOODS, INC.	ATTN: ROBERT W. SULLIVAN, ESQ., 205 NORTH WHITE STREET, FORT MILL, SC 29715
SEALS OUTBOARD MARINE, INC.	4500 NEBRASKA AVENUE, TAMPA, FL 33603
SEALTEST FOODS (DIVISION OF KRAFT CO)
SEAMCO LABORATORIES	119 SOUTH OREGON AVENUE, TAMPA, FL 33606
SEARS, ROEBUCK & CO.	3333 BEVERLY ROAD, A2-266 A, HOFFMAN ESTATES, IL 60684
SERVIDONE CONSTRUCTION	P.O. BOX 16940, TAMPA, FL 33687
SERVITOR, INC.	SEE CONTACTS
SHARPE AND SONS, INC.	210 N. INDIANA AVENUE, ENGLEWOOD, FL 34223
SHELL DISTRIBUTOR (HOBSON INGRAM)	HOBSON INGRAM, P.O. BOX 93, HAINES CITY, FL 33844
SHELL OIL COMPANY	3500 ONE FIRST UNION CENTER, 301 S. COLLEGE STREET, CHARLOTTE, NC 28202
SHURON CONTINENTAL N/K/A TEXTRON, INC.	40 WESTMINSTER STREET, PROVIDENCE, RI 02903
SIESTA SHELL MINI-MART	3440 SOUTH OSPREY AVE., SARASOTA, FL 34239
SIGNAL RESCO, INC.	WHEELABRATOR TECHNOLOGIES, INC, LIBERTY LANE, HAMPTON, NH 03842
SIKES CORPORATION
SIMS CRANE SERVICE, INC.	1219 US HIGHWAY 301 NORTH, TAMPA, FL 33680
SINGLETARY CONCRETE PRODUCTS, INC.	1709 9TH STREET EAST, BRADENTON, FL 34208
SINGLETON PACKING CORP.	1400 ONE CENTRAL PARK PLAZA, OMAHA, NE 68102
SKYWARD / LAURITZ KLOSTER
SMALLEY TRANSPORT COMPANY	YELLOW CORPORATION, 10777 BARKLEY, OVERLAND PARK, KS 66211
SMITH BROTHERS OIL COMPANY	P.O. BOX 1794, TALLAHASSEE, FL 32302
SMOAK GROVES, INC.
SNYDER HYDRAULICS	P.O. BOX 127, 14729 MCGRADY ROAD, BALM, FL 33503
SOL WALKER & CO.	SEE CONTACTS
SORRELLS BROS. PACKING CO., INC.	2201 RINGLING BLVD., #103, SARASOTA, FL 34237

SOUTH DALE MABRY EXXON (BRITT’S EXXON)	6814 CHIPPENDALE COURT, TAMPA, FL 33634
SOUTH GATE MOTORS, INC.	950 SE 11TH AVENUE, CAPE CORAL, FL 33904
SOUTH HOWARD AUTO SERVICE (PRE-83)	100 NORTH TAMPA STREET, SUITE 2500, TAMPA, FL 33602
SOUTH LAKE APOPKA CITRUS GROWERS ASSOCIATION	P.O. BOX 8, OAKLAND, FL 34760
SOUTH LAKE FORD, INC.	SEE CONTACTS
SOUTHDOWN, INC./FLORIDA MINING & MATERIALS CORP.	1200 SMITH STREET, SUITE 2400, HOUSTON, TX 77002
SOUTHEAST ATLANTIC BEVERAGE CORP	6001 BOWDENDALE AVENUE, JACKSONVILLE, FL 32216
SOUTHEAST MILK, INC.	SEE CONTACTS
SOUTHERN BAKERIES, INC.
SOUTHERN ELECTRIC SUPPLY COMPANY INC.	6700 LBJ FREEWAY, SUITE 3200, DALLAS, TX 75240
SOUTHERN EQUIPMENT CORPORATION	SEE CONTACT
SOUTHERN FRUIT DISTRIBUTORS, INC.	P.O. BOX 3433, TAMPA, FL 33601
SOUTHERN MILL CREEK PRODUCTS CO., N/K/A CNK DISPOS
SOUTHERN SUPPLY AND MANUFACTURING CO., INC.	1501 22ND STREET N., ST. PETERSBURG, FL 33713
SOUTHLAND INDUSTRIES
SOUTHPOINTE PORSCHE-AUDI, INC./SOUTHPOINTE MOTORCA
SOUTHSIDE SHELL SERVICE	P.O. BOX 129, ARCADIA, FL 34265
SPARKLE CORPORATION	8306 LAUREL FAIR CIRCLE, SUITE 250, TAMPA, FL 33622
SPEEDY TRANSMISSION CENTERS	1134 EAST FLETCHER AVENUE, TAMPA, FL 33612
SPERRY UNIVAC (UNISYS CORPORATION)	TOWNSHIP LINE & UNION MEETING ROADS, BLUE BELL, PA 19424
SPRING LOCK SCAFFOLDING OF EAST FLORIDA, INC.
SPUR TRUCK STOP (MURPHY OIL USA, INC.)
ST. JOSEPH HOSPITAL	P.O. BOX 4227, TAMPA, FL 33677
ST. PETERSBURG TIMES	3820 NORTHDALE BOULEVARD, SUITE 312B, TAMPA, FL 33624
ST. PETERSBURG-CLEARWATER INTERNATIONAL AIRPORT	SEE CONTACTS
ST. PHILLIP TOWING	1305 SHORELINE AVENUE, PO BOX 5797, TAMPA, FL 33673
STANDARD MARINE SUPPLY CORP.	120 N. 20TH STREET, TAMPA, FL 33605
STANDARD SAND & SILICA COMPANY
STATE OF FLORIDA DEPT. OF JUVENILE JUSTICE	2737 CENTERVIEW DRIVE, SUITE 312, TALLAHASSEE, FL 323993100
STAUFFER CHEMICAL CO.	1800 CONCORD PIKE, WILMINGTON, DE 19897
STEVE’S AUTO AND TRUCK REPAIR, INC.	11701 ROLLING OAKS LN., TAMPA, FL 33624
STEWART-MELLON	201 E. KENNEDY BOULEVARD, SUITE 1125, TAMPA, FL 33602
STINNETT’S PONTIAC SERVICE, INC.

STINNETTS PONTIAC
STIVER’S OF ENGLEWOOD,INC.	850 S. RIVER ROAD, ENGLEWOOD, FL 34223
STONE BUICK INC.
STONE BUICK, INC. N/K/A	613 S. HANCOCK STREET, PHILADELPHIA, PA 19147
SALCO OF CLEARWATER, INC.
STROH BREWERY COMPANY, THE
SUMNER’S SERVICE & MOTOR	SEE CONTACTS
PARTS,INC.
SUMTER ELECTRIC COOPERATIVE, INC.	P.O. DRAWER 2048, EUSTIS, FL 32727
SUN IMPORTS, INC.	7333 SOUTH TAMIAMI TRAIL, SARASOTA, FL 34231
SUN OIL COMPANY N/K/A ORYX ENERGY COMPANY	TEN PENN CENTER, 1801 MARKET STREET, PHILADELPHIA, PA 19103
SUN PAC FOODS, INC.	SEE CONTACTS
SUN STATE INTERNATIONAL TRUCKS, INC.	4201 WINFIELD ROAD, P.O. BOX 1488, WARRENVILLE, IL 60555
SUN TOYOTA INC.
SUN TOYOTA, INC.	4023 U.S. HIGHWAY 19, NEW PORT RICHEY, FL 34652
SUNCOAST CHRYSLER- PLYMOUTH JEEP, INC.	SEE CONTACTS
SUNCOAST HELICOPTERS, INC.
SUNCOAST INDUSTRIES INC.	SEE CONTACTS
SUNOCO	C/O SUN COMPANY, INC., 100 MATSONFORD ROAD, RADNOR, PA 19087
SUNOCO, INC.	TEN PENN CENTER, 1801 MARKET STREET, PHILADELPHIA, PA 19103
SUNRISE AUTO SERVICE	P.O. BOX 677, MAYFIELD, KY 42066
SUNSET CHEVROLET	1800 BAY ROAD, SARASOTA, FL 34239
SUNSET CHEVROLET, INC.	1800 BAY ROAD, SARASOTA, FL 34239
SUPER BRAND DAIRY PRODUCTS	3304 SYDNEY ROAD, PLANT CITY, FL 33566
SURFSIDE MOTORS, INC. D/B/A CLEARWATER NISSAN-ISUZ	1230 S. MYRTLE AVENUE, SUITE 301, CLEARWATER, FL 34616
SUTTON DISTRIBUTING COMPANY, INC.	P.O. BOX 380, TAMPA, FL 33602
SWANSON CHRYSLER PLYMOUTH, INC.
SWANSON CHRYSLER- PLYMOUTH, INC.	2500 34TH STREET, NORTH, ST. PETERSBURG, FL 33713
SWIFT CHEMICAL N/K/A ESTECH, INC.	P.O. BOX 208, BARTOW, FL 33831
TAMBORELLO SERVICE STATION, INC.	1715 E. 4TH AVENUE, TAMPA, FL 336055111
TAMPA ARMATURE WORKS, INC.	440 S. 78TH STREET, TAMPA, FL 33619
TAMPA BARGE SERVICES, INC.	P.O. BOX 5538, TAMPA, FL 33675
TAMPA BAY AIR CONDITIONING, INC.	902 NORTH HIMES AVE., TAMPA, FL 33609
TAMPA BAY HERMETICS, INC.	4513 N. FLORIDA AVENUE, TAMPA, FL 33603
TAMPA BAY TRANE SERVICES	P.O. BOX 18547, TAMPA, FL 33679
TAMPA DIESEL SERVICE	7728 E. HILLSBOROUGH AVE., TAMPA, FL 33610
TAMPA ELECTRIC COMPANY	P.O. BOX 111, TAMPA, FL 33601
TAMPA FARM SERVICE, INC.
TAMPA FARM SERVICES, INC.
TAMPA FLYING SERVICE, INC.	825 SEVERN AVENUE, TAMPA, FL 33606

TAMPA FORKLIFT, INC.	4315 E. COLUMBUS DRIVE, TAMPA, FL 33605
TAMPA INDEPENDENT DAIRY FARMER’S ASSN., INC.
TAMPA INDEPENDENT DAIRY FARMERS
TAMPA MAID SEA PRODUCTS, INC.
TAMPA PORT AUTHORITY	MARITIME CENTER, 811 WYNKOOP ROAD, TAMPA, FL 33605
TAMPA SHIPYARDS, INC.	1130 MCCLOSKEY BLVD., TAMPA, FL 33605
TAMPA SPRING CO.	8820 BROOKS STREET, TAMPA, FL 33604
TAMPA TANK & WELDING, INC.	5205 ADAMO DRIVE, TAMPA, FL 33619
TAMPA YACHT AND COUNTRY CLUB, INC.	5320 INTERBAY BOULEVARD, TAMPA, FL 33611
TANK WELDING & SERVICE CO., INC.	P.O. BOX 1125, TAMPA, FL 33601
TAR HEEL FORD TRUCK SALES	2813 COLTSGATE ROAD, SUITE 200, CHARLOTTE, NC 28211
TELEFLEX, INC.	6980 PROFESSIONAL PARKWAY EAST, SARASOTA, FL 34240
TEMPLE TERRACE AUTOMOTIVE	7800 N. 56TH STREET, TAMPA, FL 33617
TEMPLE TERRACE GOLF AND COUNTRY CLUB	200 INVERNESS AVENUE, TEMPLE TERRACE, FL 33617
TENNECO OIL COMPANY	EASTERN DIVISION, P.O. BOX 51345, LAFAYETTE, LA 70505
TENNECO, INC. N/K/A TENNESSEE GAS PIPELINE COMPANY	P.O. BOX 2511, HOUSTON, TX 77252
TERMINAL TRANSPORT COMPANY, INC.	AMERICAN FREIGHT SYSTEMS, INC., 9393 WEST 110TH STREET, SUITE 100, OVERLAND PARK, KS 66210
TERRY, JOHN N.	12210 SPRINGMOOR THREE COURT, JACKSONVILLE, FL 32223
TEXACO LUBRICANTS CO.	DIVISION OF REFINING AND MARKETING, PO BOX 5226, NORTH CHARLESTON, SC 29406
TEXACO, INC.	2000 WESTCHESTER AVENUE, WHITE PLAINS, NY 10650
TEXASGULF CHEMICAL CO.	3101 GLENWOOD AVE., RALEIGH, NC 27612
THE DAVID D. IRWIN/UNION OIL CO. OF CA	2300 BARRINGTON ROAD, SUITE 500, HOFFMAN ESTATES, IL 60195
THE DIAL CORPORATION (PUREX CORP.)	1850 NORTH CENTRAL AVENUE, PHOENIX, AZ 85077
THOMAS HARDIN	6704 US HIGHWAY 301 SOUTH, RIVERVIEW, FL 33569
THORNHILLS TIRE & AUTO CARE	14725 N. FLORIDA AVENUE, TAMPA, FL 33613
THYSSEN ELEVATOR COMPANY OF DELAWARE	7481 N.W. 66TH STREET, MIAMI, FL 33166
TINNEY CADILLAC	938 EAST MAIN STREET, LAKELAND, FL 33801
TINNEY CADILLAC CORPORATION
TIRE KINGDOM CORPORATE OFFICE	2001 NORTH CONGRESS AVE., RIVIERA BEACH, FL 33404
TITO’S SERVICE CENTER, INC.	6901 NORTH NEBRASKA AVENUE, TAMPA, FL 33604
TOM EDWARDS, INC.	1425 WEST MAIN STREET, BARTOW, FL 33830
TOM’S AUTOMOTIVE	718 EAST HENDERSON AVE., TAMPA, FL 33602
TOMLINSON, INC.	ONE LAKE MORTON DRIVE, LAKELAND, FL 33801
TOUSSAINT, JOE	1203 EASTER STREET, JACKSONVILLE, FL 32211
TOYOTA CENTER, INC.	1640 AIRPORT BLVD, W. COLUMBIA, SC 29169
TOYOTA TOWN OF CLEARWATER, INC.

TRADEMARK NITROGEN CORP.	P.O. BOX 1750, BRANDON, FL 33509
TRANS-PHOS, INC.	P.O. BOX 2026, BARTOW, FL 33830
TRANS-WORLD TIRE COPRORATION	2702 W. AZEELE STREET, SUITE B, TAMPA, FL 33609
TRANSMISSION UNLIMITED OF TAMPA, INC.	3601 E. HILLSBOROUGH AVENUE, TAMPA, FL 33610
TRANSUS INC.
TREASURE CHEST ADVERTISING COMPANY, INC.	V.P. –HUMAN RESOURCES, 511 W. CITRUS EDGE, GLENDORA, CA 91740
TRI-ANGLE GROVE SERVICE, INC.
TRIBUNE COMPANY, THE
TRIPI, ANTHONY L.	40 KON TIKI CIRCLE, ST. AUGUSTINE, FL 32084
TROPICANA PRODUCTS, INC.	1001 13TH AVE,. E., BRADENTON, FL
TROPITONE FURNITURE CO., INC.	5 MARCONI, IRVINE, CA 92618
TRUCK SERVICE CENTER INC.	517 GREG STREET, VALRICO, FL 33594
TRUCKS & PARTS OF TAMPA	712 S. OREGON AVENUE, TAMPA, FL 33606
TRW, INC.	1900 RICHMOND ROAD, CLEVELAND, OH 44124
TURNIPSEED CHEVROLET, INC. N/K/A PALM CHEVROLET,IN
U.S. AIRWAYS, INC.	SEE CONTACTS
U.S. DEPARTMENT OF ENERGY	P.O. BOX 2908, LARGO, FL 34645
ULLRICH’S	P.O. BOX 2025, SEBRING, FL 33871
UNION CARBIDE CORPORATION	39 OLD RIDGEBURY ROAD, DANBURY, CT 06817
UNISOURCE WORLDWIDE, INC,	133 PEACHTREE STREET, N.E., ATLANTA, GA 30303
UNISOURCE WORLDWIDE, INC.	133 PEACHTREE STREET, N.E., ATLANTA, GA 30303
UNITED AIR LINES, INC.	1200 E. ALGONQUIN ROAD, ELK GROVE, IL 60007
UNITED FUEL OIL COMPANY	ROUTE 1, BOX 428, DENHAM SPRINGS, LA 70726
UNITED PARCEL SERVICE, INC.	400 PERIMETER CENTER, TERRACES NORTH, ATLANTA, GA 30346
UNITED STATES CUSTOMS SERVICE	U.S. HIGHWAY 41 NORTH, LAND O’LAKES, FL 34639
UNITED TELEPHONE COMPANY OF FLORIDA	P.O. BOX 1991, TAMPA, FL 33601
UNIVERSAL CONTAINER CORPORATION	11805 S.R. 54, P.O. BOX 33556, ODESSA, FL 33556
UNIVERSITY OF SOUTH FLORIDA	4202 E. FOWLER AVENUE, ADM 250, TAMPA, FL 33620
UNOCAL CORP.	1201 WEST FIFTH STREET, LOS ANGELES, CA 90017
UNOCAL CORPORATION	1201 WEST FIFTH STREET, LOS ANGELES, CA 90017
UTILITY TRAILER & BRAKE SERVICE, INC.	99 6TH STREET SW, WINTER HAVEN, FL 33880
VAL WARD CADILLAC	12626 S. TAMIAMI TRAIL, FORT MYERS, FL 33907
VALDEZ, LOUIS, JR.	4907 RAWLS ROAD, TAMPA, FL 33624
VASKO’S FOREIGN CAR CLINIC, INC.
VASSALLO, INC. FKA FORDER VASSALLO, INC.	HWY 60 WEST, AC/RR, LAKE WALES, FL 33853
VELDA FARMS, INC.	SEE CONTACTS, TX
VENICE FLYING SERVICE, INC.	453 GLEN OAK ROAD, VENICE, FL 34293
VENTO OIL COMPANY	1302 N. 19TH STREET, 3RD FLOOR, TAMPA, FL 33605
VERO BEACH LINCOLN-MERCURY, INC.	1066 U.S. HWY 1, VERO BEACH, FL 32960

VIAD CORP	1850 N. CENTRAL AVENUE, PHOENIX, AZ 850771012
VIC MONTE TRANSMISSIONS, INC.	2103 MANATEE AVENUE, WEST, BRADENTON, FL 34205
VIC OSMAN LINCOLN MERCURY, INC.	625 E. NASA BOULEVARD, MELBOURNE, FL 32901
VILLAGE LAWN CARE, INC.	P.O. BOX 82112, TAMPA, FL 33682
VINCENT LORIA EXXON N/K/A V.J.L., INC.	1800 SECOND STREET, SUITE 880, SARASOTA, FL 34236
VIRGIL’S “66”, INC.
VOLUSIA COUNTY	123 WEST INDIANA AVENUE, DELAND, FL 32720
VOLUSIA COUNTY SCHOOL BOARD
W.W. TRUCKING COMPANY	P.O. BOX 800, DOVER, FL 33527
WALKER FORD CO., INC.	17556 U.S. HWY 19 N, CLEARWATER, FL 33764
WALLACE INTERNATIONAL TRUCKS, INC.	2761 E. EDISON AVENUE, FORT MYERS, FL 33916
WALPOLE, INC.	SEE CONTACTS
WALT DISNEY WORLD COMPANY	P.O. BOX 10000, LAKE BUENA VISTA, FL 32830
WARD OIL CO., INC.	SEE CONTACTS
WARREN WOOTEN FORD, INC.	410 WEST MERRITT AVENUE, MERRITT ISLAND, FL 32953
WASTE AID SYSTEMS, INC.	ATTWOODS, INC., 2601 SOUTH BAYSHORE DRIVE, PH2, COCONUT GROVE, FL 33133
WASTE MANAGEMENT, INC. K/N/A WMX TECHNOLOGIES AND	3003 BUTTERFIELD ROAD, OAK BROOK, IL 60521
WATERMAN STEAMSHIP CORP.	650 POYDRAS STREET, NEW ORLEANS, LA 70130
WATKINS MOTOR LINES	200 MANOR ROAD, SMYRNA, GA 30082
WATKINS MOTOR LINES, INC.
WAVERLY GROWERS COOPERATIVE	1556 SIXTH STREET, S.E., WINTER HAVEN, FL 33880
WCI COMMUNITIES, INC.	24301 WALDEN CENTER DRIVE, BONITA SPRINGS, FL 34134
WELCH OIL CORP.
WELLS BROTHERS, INC.	8640 SEMINOLE BOULEVARD, SEMINOLE, FL 34642
WELLS MOTOR COMPANY	106 W. MAIN STREET, AVON PARK, FL 33825
WES-FLO COMPANY, INC.	P.O. BOX 17401, TAMPA, FL 336827401
WEST TRUCKING COMPANY, INC.	P.O. BOX 250, OCOEE, FL 32761
WESTERN AUTO SUPPLY COMPANY	2107 GRAND AVENUE, KANSAS CITY, MO 64108
WESTINGHOUSE ELECTRIC CORPORATION	ASSISTANT GENERAL COUNSEL, 11 STANWIX STREET, PITTSBURGH, PA 15222
WESTVACO CORPORATION	10 COURTHOUSE PLAZA N.E., DAYTON, OH 45463
WICKIE COMPANY, THE
WILLIAMS SERVICE CENTER, INC.	100 EAST CENTRAL AVENUE, WINTER HAVEN, IL 33880
WILSON DAVIS FORD, INC.
WILSON ELECTRIC COMPANY, INC.	5203 LUTZ LAKE FERN ROAD, LUTZ, FL 33549
WINN DIXIE STORES, INC.	5050 EDGEWOOD COURT, P.O. BOX B, JACKSONVILLE, FL 32203
WINTER GARDEN CITRUS GROWERS ASSOCIATION	P.O. BOX 770069, WINTER GARDEN, FL 34777
WINTER HAVEN CITRUS GROWERS ASSOC.
WITHLACOOCHEE RIVER	P.O. BOX 278, DADE CITY, FL 33526

ELECTRIC COOPERATIVE INC.
WOLFER MOTORS, INC.	1406 RINGLING DRIVE, VENICE, FL 34285
WONDER HOSTESS	12 E. ARMOUR BOULEVARD, KANSAS CITY, MO 64111
WOODCOOK’S GULF	115 IVY AVENUE, SEBRING, FL 33870
WOODROFF & SONS CONTRACTORS	P.O. BOX 10127, BRADENTON, FL 342820127
YARBROUGH TIRE SERVICE, INC.	445 S. COMMERCE AVENUE, SEBRING, FL 33870
YELLOW CAB COMPANY OF TAMPA, INC.	502 N. OREGON AVE., TAMPA, FL 33606
YOUNG’S AUTO CENTER, INC.	1006 N. ARMENIA, TAMPA, FL 33607
ZAYRE’S FLORIDA CORP. N/K/A AMES DEPARTMENT STORE,	2418 MAIN STREET, ROCKY HILL, CT 6067
ZEPHYR AVIATION, INC.	P.O. BOX 1568, ZEPHYRHILLS, FL 33539
ZEPHYR EGG COMPANY	4622 GALL BOULEVARD, ZEPHYRHILLS, FL 33541
ZPC, INC.	6648 JUNIPER CT., ZEPHYRHILLS, FL 33540

Zellwood Ground Contamination Site PRPs (FL)

ABBY DRUM CO.	1900 BENHILL AVE., BALTIMORE, MD 21226
ALCOMA PACKING COMPANY, INC.	P.O. BOX 231, LAKE WALES, FL 33859
ALEXANDER, PAUL	807 W. JONES AVENUE, ZELLWOOD, FL 32798
CHEMICAL SYSTEMS, INC.	807 W. JONES AVE., ZELLWOOD, FL 32798
COATINGS APPLICATION & WATERPROOFING CO.	5125 N. SECOND ST., ST. LOUIS, MO 63147
CSX/SEABOARD SYSTEMS RAILROAD	500 W. WATER ST., JACKSONVILLE, FL 32202
DEPARTMENT OF ENERGY	PINELLAS PLANT, PINELLAS AREA OFFICE, LARGO, FL 34649
DOUGLAS FERTILIZER & CHEMICAL, INC.	P.O. BOX 2811, LAKE MARY, FL 32746
DRUM SERVICE COMPANY OF FLORIDA	803 W. JONES AVE., ZELLWOOD, FL 32798
DRUM SERVICE TRANSPORTATION COMPANY, INC.	NATIONSBANK PLAZA, 600 PEACHTREE STREET, NE, ATLANTA, GA 30308
E.I. DU PONT DE NEMOURS & COMPANY	1007 MARKET STREET, WILMINGTON, DE 19898
FL DEPT. OF TRANSPORTATION	605 SUWANNE ST., MAIL STATION #37, TALLAHASSEE, FL 32399
FLORIDA DEPT. OF AGRICULTURE & CONSUMER SERVICES	DIVISION OF PLANT INDUSTRY, 1911 SW 34 STREET, GAINESVILLE, FL 32608
GENERAL SERVICES ADMIN	4FBF-21, BUILDING M6-688, KENNEDY SPACE CTR, FL 32899
GERALD E. WARREN
HELENA CHEMICAL COMPANY	1800 STAR BANK CENTER, 425 WALNUT STREET, CINCINNATI, OH 45202
JOHN M. MURPHY
KLEIN, IRVING	NATIONSBANK PLAZA, 600 PEACHTREE STREET, NE, ATLANTA, GA 30308
LOUISIANA DEPT OF TRANSPORTATION	5040 FLORIDA BLVD., BATON ROUGE, LA 70806
MARSELL, JOHN T.	P.O. BOX 218, ZELLWOOD, FL 32798
MARSELL, MARTHA ELLEN	P.O. BOX 218, ZELLWOOD, FL 32789
MARSHALL, JOHN	P.O. BOX 218, ZELLWOOD, FL 32789
MARY F. WARREN
MURPHY FAMILY LAND COMPANY	P.O. BOX 278, ZELLWOOD, FL 32798
NAPA PROPERTIES, INC.	2778 RIDGEWOOD RD., ATLANTA, GA 30327
NASA KENNEDY SPACE CENTER	DE-PMO, NASA KENNEDY SPACE CENTER, KENNEDY SPACE CENTER, FL 32899
POLYMETRICS, INC.	ONE HARBOUR PLACE, P.O. BOX 3239, TAMPA, FL 33601
SARASOTA COUNTY MOSQUITO CONTROL	5531 PINKNEY AVENUE, SARASOTA, FL 34233
SEABOARD SYSTEMS RAILROAD, INC.	500 WATER ST., JACKSONVILLE, FL 32202
SMITH, BERNARD	NATIONSBANK PLAZA, 600 PEACHTREE STREET, NE, ATLANTA, GA 30308
SOUTH CAROLINA DEPT. OF HIGHWAYS & TRANSPOR	955 PARK STREET, COLUMBIA, SC 29201
SOUTHERN AGRICULTURAL INSECTICIDES, INC.	1111 THIRD AVENUE, WEST, P.O. DRAWER 9480, BRANDENTON, FL 34206
SOUTHERN LIQUID FERTILIZER, INC.	PARK-FULTON BUILDING, 230 NORTH PARK AVENUE, SANFORD, FL 32771
SOUTHERN LIQUID FERTILIZERS, INC.	P.O. BOX 118, SANFORD, FL 32771
TELLEFSEN, KENNETH & DORIS	2841 BORDER LAKE ROAD, APOPKA, FL 32703

TELLEFSEN, KENNETH & LYNETTE	132 ORANGE RIDGE DRIVE, LONGWOOD, FL 32779
TELLEFSEN, KENNETH AND DORIS	P.O. BOX 988, APOPKA, FL 32703
TELLEFSEN, KENNETH AND LYNETTE	P.O. BOX 988, APOPKA, FL 32703
TUREEN, BETTY JANE	ST. LOUIS, MI 63105
TUREEN, NATHAN, ESTATE OF	100 NORTH BROADWAY, SUITE 1300, ST. LOUIS, MI 63102
U.S DEPT. OF DEFENSE	DEFENSE REUTILIZATION AND MARKETING, SERVICES COMMANDER, BATTLE CREEK, MI 49017
W R GRACE & CO.	62 WHITTEMORE AVENUE, CAMBRIDGE, MA 02140
ZELLWIN FARMS CO.	6161 WEST JONES AVE., P.O. BOX 188, ZELLWOOD, FL 32798
ZELLWIN FARMS COMPANY, INC.	2500 1 ATLANTA PLAZA, 950 E. PACES FERRY, ATLANTA, GA 30326

Landia Chemical Site PRPs

LANDIA CHEMICAL COMPANY	C/O BILLY MITCHELL, 2912 GRASSLANDS DRIVE, LAKELAND, FL 3803

Tippacanoe Sanitary Landfill PRPs

A.E. STALEY MANUFACTURING CO.	3300 U.S. HWY. 52 SOUTH, LAFAYETTE, IN 47905
ALUMINUM COMPANY OF AMERICA	3131 MAIN, LAFAYETTE, IN 47905
CARGILL CO.	P.O. BOX 119, 1503 WABASH AVE., LAFAYETTE, IN 47902
CITY OF LAFAYETTE	20 NORTH 6TH STREET, LAFAYETTE, IN 47901
CITY OF WEST LAFAYETTE	609 WEST NAVAJO, WEST LAFAYETTE, IN 47906
COUNTY OF TIPPERCANOE	20 N. 3RD STREET, LAFAYETTE, IN 47901
EGYPTIAN LACQUER MFG. CO., INC.	P.O. BOX 4449, LAFEYETTE, IN 47903
GILMORE, JOHN D. & LINDA S.	2021 NORTH 21ST , LAFAYETTE, IN 47904
INDUSTRIAL PLATING, INC.	120 NORTH 36TH ST., LAFAYETTE, IN 47905
PURDUE UNIVERSITY	FREEHAFER HALL, WEST LAFAYETTE, IN 47907
RUSH METAL PRODUCTS, INC.	P.O. BOX 89, 230 WALNUT ST., LAFAYETTE, IN 47902
SCHLOSSBERG GERALD	3747 BAY ROAD, N. DRIVE, INDIANAPOLIS, IN 46268
SCHWAB SAFE CO., INC.	P.O. BOX 5088, 300 MAIN ST., LAFAYETTE, IN 47903
SNOW WHITE SERVICES, INC.	2156 KLONDIKE RD., WEST LAFAYETTE, IN 47906
T R W INC.	P.O. BOX 60, 800 HEATH ST., LAFAYETTE, IN 47903
T.R. ASH	2120 WABASH AVE., LAFAYETTE, IN 47904
TIPPECANOE SAN. LDFL., INC.	P.O. BOX 536, LAYFAYETTE, IN 47902

Petro Processors (LA) PRPs

ALLIED CHEMICAL CORP.	P.O. BOX 2830, BATON ROUGE, LA 70821
AMERICAN HOECHST CORP.	1041 U.S. ROUTE 202-206 N., SOMERVILLE, NJ 08876
BASF CORP.	P.O. BOX 457, GEISMAR, LA 70734
BORDEN CHEMICAL CO.	P.O. BOX 427, GEISMAR, LA 70734
CITY OF BATON ROUGE
COPOLYMER RUBBER AND CHEMICAL CORP.
DOW CHEMICAL CO.
DUPONT DE NEMOURS & CO.	P.O. BOX 2000, LAPLACE, LA 70068
ETHYL CORP.	1000 NO. SOUTH ST., PASADENA, TX 77501
EXXON CHEMICAL	P.O. BOX 481, BATON ROUGE, LA 70821
EXXON CORP.	4999 SCENIC HWY., BATON ROUGE, LA 70805
HERCULES, INC.	P.O. BOX 73895, BATON ROUGE, LA 70807
PARISH OF EAST BATON ROUGE
PETRO PROCESSORS OF LOUISIANA, INC.
RUBICON CHEMICALS
SCHUYLKILL METALS CORP.	P.O. BOX 73916, BATON ROUGE, LA 70897
SHELL OIL CO.
STATE OF LOUISIANA	ATTORNEY GENERAL’S OFFICE, 6250 NORTH FOURTH
STREET, BATON ROUGE, LA 70802-
UNION TANK CAR CO.	P.O. BOX 687, BATON ROUGE, LA 70714
UNIROYAL,INC.
UNITED STATES STEEL CORP.	600 GRANT ST., P.O. BOX 26, PITTSBURGH, PA 15230

Jacks Creek PRPs

ABE COOPER – SYRACUSE, INC.	P.O. BOX 67, 112 DEWITT STREET, SYRACUSE, NY 13208
ABE E. NATHAN & SONS	P.O. BOX 140, 36 WURZ AVENUE, UTICA, NY 13503
ABELSON STEEL & METAL CO.	P.O. BOX 112, ALTOONA, PA 16603
ABEX CORPORATION	LIBERTY LANE, HAMPTON, NH 03842
ABRAMSON AUTO WRECKING	2268 EAST COLLEGE AVENUE, STATE COLLEGE, PA 16801
ACADEMY IRON & METAL	3500 WEST 140TH STREET, CLEVELAND, OH 44111
ACKERMAN METALS, INC.	P.O. BOX 1916, SUMTER, SC 29151
AKRON BRASS	P.O. BOX 89, WOOSTER, OH 44691
ALABAMA SCRAP METAL CO.	P.O. BOX 12125, BIRMINGHAM, AL 35202
ALEXANDRIA SCRAP	P.O. BOX 1268, 2324 MILL RD., ALEXANDRIA, VA 22313
ALLEGHENY POWER SERVICE CORPORATION	800 CABIN HILL DRIVE, GREENSBURG, PA 15601
ALPART IRON & STEEL	148 E. HOLSMAN ST., PATERSON, NJ 07522
AMAX COPPER INC.	1626 COLE BOULEVARD, GOLDEN, CO 80401
AMERICAN MERCHANT	BOX 9626, SAN JUAN, PR 00911
AMERICAN SCRAP ALLOYS, INC.	824 N.W. NINTH AVE, FT. LAUDERDALE, FL 33311
AMERICAN SCRAP CO., INC.	2201 N 7TH ST., HARRISBURG, PA 17110
AMERICAN TOTALISATOR COMPANY, INC.
AMERICAN VALVE MFG. CO.	157 WILLIAMS STREET, CATSKILL, NY 12414
AMP, INC.	P.O. BOX 3608, 470 FRIENDSHIP ROAD, HARRISBURG, PA 17105
ANACONDA AMERICAN BRASS CO.	BOX 2679, LOS ANGELES, CA 90051
ANNACO	943 HAZEL ST., P.O. BOX 1148, AKRON, OH 44309
ANNANDALE SCRAP CO.
ARROW HART INC.	1200 KENNEDY ROAD, WINDSOR, CT 06095
ARROWHEAD BRASS PRODUCTS, INC.	5142 ALHAMBRA AVENUE, LOS ANGELES, CA 90032
ART GALVANIZING WORKS	3935 VALLEY ROAD, CLEVELAND, OH 44109
ASSAD IRON & METALS, INC.	P.O. BOX 76, ALBANY ROAD, BROWNSVILLE, PA
15417
ASTUR METALS, INC.	P.O. BOX 51413, LADYTOWN STATION, BOABAJA, PR 00950
AT&T
ATKIN’S WASTE MATERIALS, INC.	80 STEEL STREET, ROCHESTER, NY 14606
ATLANTA METAL & BATTERY CO.	75 AIRLINE STREET, S.E., ATLANTA, GA 30312
ATLAS METAL & IRON CORP.	318 WALNUT STREET, DENVER, CO 80204
ATLAS-LEDERER COMPANY	9515 WOODLAND AVENUE, P.O. BOX 20190, CLEVELAND, OH 44120
AUTODYNE MFG. CO.	200 NORTH STRONG AVENUE, P.O. BOX 623, LINDENHURST, NY 11757
AVTEX FIBERS, INC.	BERWN PK, BLDG. 200, SUITE 301 CASSATT RD., BERWYN, PA 19312
B. ZEFF COMPANY	102 SECOND STREET, PITTSBURGH, PA 15229
BADGER-POWHATAN	P.O. BOX 400, RANSON, WV 25438
BAKER IRON & METAL CO., INC.	717 N. LIMESTONE ST., LEXINGTON, KY 40508
BALTIMORE SMELTING CORP.	227-41 S. CENTRAL, BALTIMORE, MD 21203
BARBARA GARRY
BATTERY LEAD SALVAGE	29146 MICHIGAN AVENUE, INKSTER, MI 48141
BAY METAL CO., INC.	2100 LAKESIDE AVENUE, CLEVELAND, OH 44114
BAY STATE SMELTING CO.	15A BLEACHERY COURT, SOMERVILLE, MA
02143

BECKER METALS CORP.	806 SOUTH 22ND ST., ST. LOUIS, MO 63103
BEN SINGER & SONS	1738 ELMWOOD AVENUE, BUFFALO, NY 14207
BENGART & MEMEL, INC.	3400 MARINE MIDLAND CENTER, BUFFALO, NY 14203
BENJAMIN RUBENSTEIN AND SONS INC.	65 HOPKINS STREET, BUFFALO, NY 14220
BERG ELECTRONICS INC.	825 OLD TRAIL ROAD, ETTERS, PA 17319
BERMAN BROS., INC.	P.O. BOX 3065, JACKSONVILLE, FL 32206
BERN METAL CO. INC.	266 PEARL STREET, BUFFALO, NY 14224
BESCO MANUFACTURING CO., INC.	P.O. BOX 68, ZELIENOPLE, PA 16063
BOBRY, INC	1515 SCOTTSVILLE RD., ROCHESTER, NY 14623
BOOK METALS CORPORATION	58 W. 40TH STREET, NEW YORK, NY 10018
BP AMERICA, INC.	200 PUBIC SQUARE – 39-E, CLEVELAND, OH 44114
BRENNER IRON & METAL CO., INC.	3415 GLENN AVE., P.O. BOX 76, WINSTON SALEM, NC 27102
BRISTOL METAL CO.	58 BROAD COMMONS ROAD, BRISTOL, RI 02809
BROCKS SCRAP & SALVAGE CO.	P.O. BOX 720, CUMBERLAND, MD 21502
BRODEY & BRODEY	1101 SOUTH HARDING STREET, INDIANAPOLIS, IN 46221
BROOKLYN SALVAGE & WASTE	1600 CARBON AVENUE, BALTIMORE, MD 21226
BROOKSIDE METAL INC.	1209 ORANGE STREET, WILMINGTON, DE 19801
BROWN’S AUTO PARTS	ROUTE#2 BOX 91, WHITE HALL, MD 21161
BROWNS AUTO PARTS	RT #2 BOX 91, WHITE HALL, MD 21161
BURNDY CORPORATION	P.O. BOX 2500, NORWALK, CT 06856
BURROWS, JAMES	P.O. BOX 107, 718 PLUM STREET, OAKMONT, PA 15139
CALAMARI BROTHERS & COMPANY	P.O. BOX 269, NEW LONDON, CT 06320
CAMBRIDGE IRON & METAL	901 S. KRESSON STREET, BALTIMORE, MD 21224
CAMSCO MANUFACTURING CORP	1000 W. SIERRA MADRE, AZUSA, CA 91702
CAPITOL SCRAP I & M CO.	65 SOUTH WEST STREET, DOVER, DE 19901
CARROLL, JAMES	P.O. BOX 196, HARRISBURG, NC 28075
CENTRAL BRASS	2950 EAST 55TH STREET, CLEVELAND, OH 44127
CENTRAL METALS	950 MARIETTA STREET, N.W., ATLANTA, GA 30318
CERRO METAL	ROUTE 144, P.O. BOX 388, BELLEFONTE, PA 16823
CHAPIN & FAGIN	P.O. BOX 246, BUFFALO, NY 14240
CHARLES BLUESTONE CO.	GLASSPORT-ELIZABETH ROAD, P.O. BOX 326, ELIZABETH, PA 15037
CHARLES CARACCIOLO STEEL & METAL YARD	P.O. BOX 1924, ALTOONA, PA 1603
CHASE BRASS & COPPER	1633 BROADWAY, NEW YORK, NY 10019
CHAUNCEY METAL PROCESSOR, INC.	1111 LINCOLN AVE, HOLBROOK, NY 11741
CHEMUNG SUPPLY CORPORATION
CHILLICOTHE IRON & METAL CO.	126 WEST 2ND STREET, WAVERLY, OH 45690
CHRYSLER CORPORATION	12000 CHRYSLER DRIVE, HIGHLAND, MI 48203
CITY METAL CO., INC.	105 VALLEY STREET, EAST PROVIDENCE, RI 02914
CLAD METALS CO.	R.D. #2, CANONSBURG, PA 15317
CLAIM, PETE	28 PRINCETON AVE, UNIONTOWN, PA 15401
CLARK TRUCKING	421 NORTH FIRST ST., BELLWOOD, PA 16617
CLARK, ROBERT J.	421 NORTH FIRST STREET, BELLWOOD, PA 16617
CLAYCOMB, JESSE	R.D. BOX 677, CLAYBURG, PA 16625
CLEVITE CORP.	1161 BRYN MAWR AVENUE, ITASCA, IL 60143
CLODE INTERNATIONAL	583 SANDERLING COURT, SEACAUCUS, NJ 07094

CLOUD, CALVIN	CHARLESTOWN RD., MARTINSBURG, WV 25401
COATEVILLE SCRAP IRON & METAL	1000 S. FIRST AVE., P.O. BOX 751, COATESVILLE, PA 19320
COEBURN PRODUCE CO.	P.O. BOX 968, COEBURN, VA 24230
COLONIAL METALS CO.	2ND AND LINDEN STREETS, P.O. BOX 311, COLUMBIA, PA 17512
COLONIAL SALVAGE	36TH & GRAY’S FERRY ROAD, PHILADELPHIA, PA 19146
COMPUTER TRADING CORP.	240 S. FEHRWAY, BAYSHORE, NY 11706
CONBRACO IND.	P.O. BOX 247, MATTHEWS, NC 28105
CONNECTICUT BASS CORP.	P.O. BOX 8, NORWICH, CT 06360
CONSOLIDATED FIBRES	2020 FAIRVIEW AVE. NE, WASHINGTON, DC 20002
CONSOLIDATED RAIL CORP (CONRAIL)	606 SIX PENN CENTER, PHILADELPHIA, PA 19103
CONSOLIDATED SCRAP PROCESSING	23 PERRINE STREET, AUBURN, NY 13201
CONTINENTAL METAL CORP.	RAILROAD & ROBINSON STREETS, P.O. BOX 396, NEW EAGLE, PA 15067
CONTINENTAL WIRE CABLES COMPANY	GULTON ROAD, P.O. BOX 1863, YORK, PA 17405
CONTROL DATA CORP.	8100 34TH AVENUE SOUTH, BLOOMINGTON, MN 55425
CONVAL-OHIO INC.	265 FIELD ROAD, P.O.BOX 1049, SOMERS, CT 06071
CORNING GLASS WORKS	3900 ELECTRONICS DRIVE, RALEIGH, NC 27604
CORNING MATERIALS, INC.	MP-21-03, CORNING, NY 14831
COULTER ELECTRONICS	200 WEST 20TH STREET, HIALEAH, FL 33010
COUSINS METAL INDUSTRIES, INC.	460 BROWN COURT, P.O. BOX 547, OCEANSIDE, NY 11572
CRESCENT BRASS MFG. CORP.	P.O. BOX 1218, READING, PA 19603
CULP IRON & METAL CO., INC.	P.O. BOX 60, ATTALLA, AL 35954
CUTLER HAMMER	1100 EAST PRESTON ST., SELMA, NC 27576
DAVIS INDUSTRIES	P.O. BOX 507, 9920 RICHMOND HIGHWAY, LORTON, VA 22199
DEFENSE PROPERTY DISPOSAL REGION	FEDERAL CENTER, BATTLE CREEK, MI 49017
DETROIT LEAD	7001 LYNDON ST, DETROIT, MI 48238
DIGITAL EQUIPMENT CORP.	111 POWDERMILL ROAD, MAYNARD, MA 01754
DIVERSIFIED INDUSTRIES, INC.	101 S. HANLEY RD., SUITE 1450, ST. LOUIS, MO 63105
DIVERSIFIED METALS	1034 S. BRENTWOOD BLVD., SUITE 1750, ST. LOUIS, MO 63117
DIVERSIFIED METALS CORP.
DIVERSIFIED SCRAP METAL, INC	50 PORTLAND AVENUE, ROCHESTER, NY 14605
DIXIE-LAND IRON & METAL CO.	P.O. BOX 2102, AUGUSTA, GA 30903
DOUGLAS BATTERY MFG. CO.	1701 PENNSYLVANIA AVENUE,NW, SUITE 200, WASHINGTON, DC 20006
DOVER INDUSTRIAL SALVAGE	CARLISLE ROAD, DOVER, PA 17315
DOW CHEMICAL COMPANY	2030 WILLARD H. DOW CENTER, MIDLAND, MI 48674
DOYLE & ROTH MFG. CO., INC.	26 BROADWAY, NEW YORK, NY 10004
DUKE POWER CO.	422 S. CHURCH ST., CHARLOTTE, NC 28242
E. I. DUPONT DE NEMOURS AND COMPANY	1007 MARKET STREET, P.O. BOX 80040, WILMINGTON, DE 19801
EAGLE-PICHER INDUSTRIES INC.	P.O. BOX 47/C & PORTER STREETS, JOPLIN, MO 648020047
EASTERN DIVERSIFIED METALS	101 S. HANDLEY ROAD, SUITE 1450, ST. LOUIS, MO 63105

EASTMAN KODAK CO.	BUILDING 320 KODAK PARK, ROCHESTER, NY 14652
ELG METALS, INC	15TH STREET & RIVER ROAD, PORT VUE, CA 15132
ELJER PLUMBINGWARE	17120 DALLAS PARKWAY, #205, DALLAS, TX 75248
EMPIRE METALS INC.	P.O. BOX 21366, PHOENIX, AZ 85036
EMPIRE RECYCLING CO.	P.O. BOX 353, N. GENESSE STREET, UTICA, NY 13503
EQUIPMENT FINANCING INC.	C.I.T. GROUP, 650 C.I.T. DRIVE, LEVINGSTON, NJ 07039
EXCEL PRODUCTS CO. INC.	1555 LYNNFIELD, MEMPHIS, TN 38119
EXCELSIOR BRASS WORKS	JUNE AVENUE, BLANDON, PA 19510
FAIRCHILD SEMICONDUCTOR	2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090, SANTA CLARA, CA 95052
FALCON FOUNDRIES	6TH & WATER STREETS, LOWELVILLE, OH 44436
FEDERAL METAL CO.	7250 DIVISION STREET, BEDFORD, OH 44146
FERGUSON- DAVID, JOYCE, & ANDREW	950 MARIETTA STREET, ATLANTA, GA 30318
FMC CORPORATION	1735 MARKET STREET, JOHN F. STILLMUN, PHILADELPHIA, PA 19103
FOILS, INC.	P.O. BOX 296, HARRISBURG, NC 28075
FORT WAYNE FOUNDRY CORP	4912 LIMA RD., FORT WAYNE, IN 46808
FRANK H. NOTT INC.	P.O. BOX 27225, RICHMOND, VA 23261
FREEDMAN, JOSEPH CO., INC.	P.O. BOX 3555, SPRINGFIELD, MA 01101
FT. WAYNE FOUNDRY
G. M. HONKUS & SONS	2030 SEANOR ROAD, WINDBER, PA 15963
GARBOSE METAL	P.O. BOX 66, GARDNER, MA 01440
GARDNER I & M CO.	P.O. BOX 811, ORANGE, VA 22960
GENERAL BATTERY & CERAMIC CORP.	P.O. BOX 14205, READING, PA 19612
GENERAL ELECTRIC CO.	1 COMPUTER DRIVE SOUTH, ALBANY, NY 12205
GENERAL MOTORS CORP.	3031 WEST GRAND BOULEVARD, DETROIT, MI 48202
GENERAL SERVICES ADMINISTRATION	18TH AND F STREETS NW, WASHINGTON, DC 20405
GENESSEE SCRAP & TIN BALING CORP.	80 STEEL ST, ROCHESTER, NY 14606
GIORDANO WASTE MATERIAL	2820 MT. EPHRAIM AVE, CAMDEN, NJ 08104
GOLDSBORO IRON & METAL CO.	801 – 811 NORTH JOHN STREET, P.O. BOX 1259, GOLDSBORO, NC 27533
GORDON WASTE CO, INC	FRONT & BRIDGE STREET, P.O. BOX 389, COLUMBIA, PA 17512
GRANT STEEL CORPORATION	P.O. BOX 448, DUQUESNE, PA 15510
GREENVILLE PARTS & METAL	1625 N. GREEN ST., P.O. BOX 96, GREENVILLE, NC 27834
GTE INFORMATION SYSTEMS	1 STAMFORD FORUM, STAMFORD, CT 06904
GTE SYLVANIA	P.O. BOX 70, TOWANDA, PA 18848
GTI CORPORATION
GULF METALS INDUSTRIES, INC.	P.O. BOX 611, HOUSTON, TX 77001
GUTTERMAN I & M	1206 EAST BRAMBLETON AVENUE, NORFOLK, VA 23504
H. KLAFF & CO	15TH STREEET & RIVER ROAD, PORT VUE, PA 15132
H. KLAFF & CO.	15TH STREET & RIVER ROAD, PORT VUE, PA 15132
H. S. METAL CORP.	1620 VANDERBILT ROAD, BIRMINGHAM, AL 35203

H.D. METAL CO. INC.	BOUNDARY ST., P.O. BOX 1978, SALISBURY, MD 21801
HALPERN & COMPANY, INC	3132 W. THOMPSON STREET, PHILADELPHIA, PA 19121
HAMMOND VALVE	210 TOWER STREET, PRAIRIE DU SAC, WI 53578
HANOVER SCRAP CO.	213 POPLAR ST, HANOVER, PA 17331
HARRIS CORPORATION	1680 UNIVERSITY AVENUE, ROCHESTER, NY 14610
HARRISBURG WASTE PAPER CO.	P.O. BOX 3343, HARRISBURG, PA 17105
HARRY ROCK & CO.	4900 WOODLAND AVENUE, CLEVELAND, OH 44104
HOBART CORP.	701 RIDGE AVENUE, TROY, OH 45374
HODES INDUSTRIES INC.	P.O. BOX 5150, PLEASANT GAP, PA 16823
HONEYWELL, INC
HORNELL WASTE MATERAL CO.	P.O. BOX 356, HORNELL, NY 14843
HUDSON SCRAP IRON & METAL	11 NORTH FERRY STREET, ALBANY, NY 12207
HURON VALLEY STEEL	41000 EAST HURON RIVER DRIVE, BELLEVILLE, MI 48111
I. KRAMER & SON INC.	P.O. BOX 207, 377 MAIN STREET, GREENFIELD, MA 01302
I. SHULMAN & SON COMPANY, INC.	197 EAST WASHINGTON STREET, ELMIRA, NY 14902
INDEPENDENT SCRAP IRON & METAL CO.	BOX 2000, 12 MONONGAHELA AVE, GLASSPORT, PA 15045
INDUSTRIAL SALVAGE DIVISION	294 DEPOT STREET, ST. MARY’S, PA 15857
INDUSTRIAL STEEL & PIPE SUPPLY COMPANY
INGERSOLL RAND CO.	942 MEMORIAL PARK, PHILLIPSBURG, NJ 08865
INSPIRATION CONSOLIATED COPPER CO.	3225 N. CENTRAL AVE, SUITE 1601, PHOENIX, AZ 85012
INTERNATIONAL METAL EXCHANGE	2701 NW 32ND STREET, MIAMI, FL 33142
IRVING RUBBER & METAL CO.	9525 DITMAS AVENUE, BROOKLYN, NY 11236
ITT CORPORATION	1330 AVENUE OF THE AMERICAS, NEW YORK, NY 10019
J. SEPENUK & SONS INC.	21 HYATT AVENUE, NEWARK, NJ 07105
J.F. LOMBARDO & SONS	330 SOUTH 16TH STREET, PHILADELPHIA, PA 19102
J.M. COUSINS CO. INC.	1170 FAIRPORT NURSERY ROAD, GAINESVILLE, OH 44077
J.S. STEEL	600 GRANT STREET, PITTSBURGH, PA 15219
J.W. HARRIS CO. INC.	10930 DEERFIELD ROAD, CINCINNATI, OH 45242
JACK’S CREEK PRP GROUP
JACOBSON METAL CO	P.O. BOX 7596, CHESAPEAKE, VA 23324
JAMES BURROWS CO.	P.O. BOX 107, 718 PLUM STREET, OAKMONT, PA 15139
JEM METALS, INC.	100 STATE HIGHWAY, MOOSIC, PA 18507
JOE KRENTZMAN & SON, INC.	R.R. 3, P.O. BOX 508, LEWISTOWN, PA 17044
JOSEPH A. SCHIAVONE
JOSEPH H. HOMAN METAL CO.	824 REEDY STREET, CINCINNATI, OH 45202
JOSEPH SMITH AND SONS, INC.
KANE BROS. SCRAP I & M	100 BUCK STREET, MILLVILLE, NJ 08332
KASSAB BROS.	P.O. BOX 251, BLOOMSBURG, PA 17815
KAUFMAN, BEN & CO.	124 EAST 4TH STREET, BRIDGEPORT, PA 19405
KINGSPORT IRON & METAL	P.O. BOX 995, KINGSPORT, TN 37662
KLIONSKY SCRAP IRON & METAL CO., INC.	P.O. BOX 385, SENECA FALLS, NY 13148
KLOTZ BROS.	P.O. BOX 595, STAUNTON, VA 24401
KMC METALS INTERNATIONAL	1633 BROADWAY, NEW YORK, NY 10019
KONICA GRAPHIC IMAGING, INC.

KONICA GRAPHIC IMAGING, INC. (CITY METALS CO., INC.)
KRENTZMAN, JOE & SON INC.	R.D. #3, P.O. BOX 508, LEWISTOWN, PA 17044
L. GORDON IRON & METAL CO.	SALISBURY RD., DRAWER 1192, STATESVILLE, NC 28677
L. LAVETAN & SONS	246-256 WEST KING ST., YORK, PA 17408
LAKE ERIE SMELTING CO.	P.O. BOX 6601, 127 FILLMORE AVE, BUFFALO, NY 14210
LANCASTER IRON & METAL CO., INC.	3915 WALDEN AVE, LANCASTER, NY 14086
LARAMI METALS COMPANY, INC.	BOX 12, 1173 KINGS HILL ROAD, YORK, PA 17405
LEBANON IRON & METAL	14TH & CHURCH STREET, LEBANON, PA 17042
LEVENE’S SON, INC.	120 WALL ST., NEW YORK, NY 10005
LEVENE’S SONS, INC.	18 ELIZABETH STREET, BINGHAMTON, NY 13901
LEVIN BROS.	P.O. BOX 1046, DALLAS, TX 75221
LIBERTY IRON & METAL COMPANY	646 E. 18TH STREET, P.O. BOX 437, ERIE, PA 16512
LISSNER MINERALS & METALS	122 EAST 42ND STREET, ROOM 2514, NEW YORK, NY 10017
LOUIS FIEGLEMAN & CO.	MORGAN HIGHWAY, SCRANTON, PA 18508
LOUIS MACK CO. INC.	750 WARREN AVENUE, PORTLAND, ME 04103
LOUISVILLE SCRAP MATERIAL CO., INC.	301 E. MAIN STREET, LOUISVILLE, KY 40202
LUNKENHEIMER CO.	P.O. BOX 14587, CINCINNATI, OH 45214
LUNTZ CORP.	P. O. BOX 21070, CANTON, OH 44701
M & K METAL PROCESSORS	P.O. BOX 65, DELTA, OH 43515
M & M METALS, INC.	840 DELLWAY AVE`, CINCINNATI, OH 45229
M. KIMERLING & SONS INC	P.O. BOX 1106, BIRMINGHAM, AL 35201
M. SCHIAVONE & SONS INC.	234 UNIVERSAL DR., NORTH HAVEN, CT 06473
M. WEINGOLD & CO.	3920 E. 91ST . STREET, CLEVELAND, OH 44105
M.H. BRENNER’S INC.	282 SOUTH WYOMING STREET, HAZELTON, PA 18201
MALCO METALS TRADING INC.	201 PROGRESS DRIVE, BETHLEHAM INDUSTRIAL PARK, MONTGOMERYVILLE, PA 18936
MALLORY CONTROLS CO.	3405 W. STATE RD. 28, FRANKFORT, IN 46041
MANN EDGE TOOL CO.	P.O. BOX 351, LEWISTOWN, PA 17044
MANSFIELD SANITARY INC.	150 E. 1ST STREET, PERRYSVILLE, OH 44864
MARIETTE HOMES, INC.	30 INDUSTRIAL PARK ROAD, LEWISTOWN INDUSTRIAL PARK, LEWISTOWN, PA 17044
MARSH VALVE CO.	307 BRIGHAM RD., DUNKIRK, NY 14048
MARYLAND METALS INC.	P.O. BOX 31, HAGERSTOWN, MD 21741
MASSENA IRON & METAL	P.O. BOX 5260, MASSENA, NY 13662
MAX BROCK CO., INC.	18 METCALF ST, BUFFALO, NY 14206
MAX WEINSTEIN SONS, INC.	2426 MORRIS AVE, UNION, NJ 07083
MERCOMP, INC.
METAL BANK OF AMERICA	6801 STATE ROAD, PHILADELPHIA, PA 19135
METAL MANAGEMENT, INC.
METALLURGICAL PRODUCTS CO.	P.O. BOX 598, 810 LINCOLN AVE, WEST CHESTER, PA 19380
METALSCO INC.	2388 SCHUETZ ROAD, SUITE A40, ST. LOUIS, MO 63146
METCO METALS, INC.	STRATFORD-UPON-AVON, PHILADELPHIA, PA
METRO IRON & METAL CORP.	3338 NW N. RIVER DR., MIAMI, FL 33148
MIDLANE SALVAGE	855 JULIA STREET, ELIZABETH, NJ 07201
MIDWEST METALLICS, L. P.	7955 W. 59TH ST, ARGO, IL 60501
MIDWEST METTALICS
MIFFLIN COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY CO	1 BELLE AVENUE, LEWISTOWN, PA 17044
MILLENNIUM PETROCHEMICALS	11500 NORTH LAKE DRIVE, CINCINANTI, OH 45249

MILLER COMPANY	290 PRATT STREET, MERIDEN, CT 06450
MONONGAHELA POWER CO.	1310 FAIRMONT AVE, FAIRMONT, WV 26554
MONONGEHELA IRON & METAL	P.O. BOX 250, MONONGEHELA, PA 15063
MONTGOMERY IRON & METAL	15000 SOUTHLAWN LANE, ROCKVILLE, MD 20850
MONTGOMERY IRON & METAL, INC.	BOX 1199, MONTGOMERY, WV 25136
MORGANTOWN ORDINANCE DEPOT	P.O. BOX 1201, HUNTINGTON, WV 25701
MORRIS IRON & STEEL CO.	7345 MILNOR STREET, PHILADLEPHIA, PA 19136
MORRIS SCRAP METAL, INC.	OLD HIGHWAY 78 WEST, SHERMAN, MS 38869
MOTOROLA, INC.	3102 N. 56TH STREET, PHOENIX, AZ 85018
MUELLER BRASS CO.	2959 N. ROCK RD, WICHITA, KS 67226
N. BANTIVOGLIO’S SONS, INC.	1 CENTENNIEL SQUARE, P.O. BOX 3000, HADONFIELD, NJ 08633
N.L. INDUSTRIES INC.	3000 SAM HOUSTON PARKWAY EAST, HOUSTON, TX 77032
NAPORANO IRON & METAL CO.	FOOT OF HAWKINS ST, NEWARK, NJ 07105
NASSAU SMELTING CO.	286 RICHMOND VALLEY RD., STATEN ISLAND, NY 10307
NATIONAL NICKEL ALLOY	660 FOURTH STREET, GREENVILLE, PA 16125
NEPS HOLDING CORP, INC	333 WEST 206TH ST., NEW YORK, NY 10034
NEW CASTLE JUNK CO.	20 FEDERAL PL. W., SUITE 600, YOUNGSTOWN, OH 44503
NEW JERSEY ZINC CO.	613 THIRD STREET, PALMERTON, PA 18071
NEW POINT SCRAP	551 NEW POINT ROAD, ELIZABETH, NJ 07206
NEWELL ENTERPRISES	P.O. BOX 830808, SAN ANTONIO, TX 78283
NEWELL INDUSTRIES	1359 CENTRAL AVENUE, EAST POINT, GA 30344
NEWELL RECYCLING CO, INC
NEWMAN, REGGIE
NI WEST, INC.
NIBCO, INC.
NORTHERN INDIANA BRASS	500 SIMPSON ST, ELKHART, IN 46514
NOVEY IRON & STEEL	2 W. PINE ST., P.O. BOX 485, CLEARFIELD, PA 16830
OHIO BRASS	8711 WADSWORTH RD, P.O. BOX 1001, WADSWORTH, OH 44281
OLIN CHEMICAL CORP.	120 LONG RIDGE ROAD, P.O. BOX 1355, STAMFORD, CT 06904
OTSEGO IRON & METAL CORP	P.O. BOX 339, ONEONTA, NY 13820
OVERHEAD DOOR CORP	P.O. BOX 110, LEWISTOWN, PA 17044
P.M. REFINING	11135 WALDEN AVENUE, ALDEN, NY 14004
PAMCOR C. INC.	3183 KILOMETER 18.2, LOS PIEDRAS, PR 00928
PARKWOOD IRON & METAL	4917 HOLYOKE AVENUE, CLEVELAND, OH 44104
PASCAP CO.	4250 BOSTON ROAD, BRONX, NY 10475
PECK IRON & METAL CO.	3220 DEEPWATER TERMINAL RD., RICHMOND, VA 23234
PENN CENTRAL CO.	1 EAST FOURTH STREET, CINCINNATI, OH 45202
PENN HARRIS METAL CORP.	P.O. BOX #1761, HARRISBURG, PA 17105
PENN JERSEY RUBBER & WASTE	1112 CHESTNUT ST, CAMDEN, NJ 08103
PENNSYLVANIA DEPARTMENT OF GENERAL SERVICES	515 NORTH OFFICE BUILDING, HARRISBURG, PA 17125
PENNSYLVANIA ELECTRIC COMPANY	405 W. PLANK RD, ALTOONA, PA 16603
PENNSYLVANIA GLASS SAND CORP.	P.O. BOX 187, BERKELEY SPRINGS, WV 25411
PENNSYLVANIA STATE UNIVERSITY	120 SOUTH BURROWS, UNIVERSITY PARK, PA 16802
PHELPS DODGE CORP.	2600 N. CENTRAL AVE., PHOENIX, AZ 85004
PHILADELPHIA ELECTRIC CO.	2301 MARKET STREET, PHILADELPHIA, PA 19103
PHILIP LEWIS & SONS	P.O. BOX 255309, DORCHESTER, MA 02125
PHILIP METALS, INC	822-848 RICHARD ST., KNOXVILLE, TN 37921

PLATNICK BROTHERS	P.O. BOX #634, BLUEFIELD, VA 24605
POETH SCRAP IRON	R.D. #3, LEWISBURG, PA 17837
POLAROID CORPORATION	549 TECHNOLOGY SQUARE, CAMBRIDGE, MA 02139
POOR CHARLIE & CO	P.O. BOX 1055, BRISTOL, VA 24203
POSTAL, ROBERT P.	MIFFLIN COUNTY IND’L DEVPT. AUTHORITY, 1 BELLE AVE., LEWISTON, PA 17044
POTOMAC EDISON	10435 DOWNSVILLE PIKE, ROOM 312, HAGERSTOWN, MD 21740
POWERS CHEMCO, INC.	349 EAST 149TH ST, BROOKLYN, NY 10451
PPG INDUSTRIES, INC.	1 PPG PLACE, PITTSBURGH, PA 15272
PRICE-PFISTER BRASS MFG.	13500 PAXTON ST, PACOIMA, CA 91331
R & R SALVAGE	1329 WILLIAM ST, BUFFALO, NY 14206
R. FREEDMAN & SON	P.O. BOX 1533, GREEN ISLAND, NY 12183
R.S.R.	1111 W. MOCKINGBIRD LANE, DALLAS, TX 75247
RANDALL BEARINGS	P.O. BOX 1258, GREENLAWN & LAKE STREETS, LIMA, OH 45802
RAYTHEON COMPANY
RCA CORP	P.O. BOX 800, PRINCETON, NJ 08543
READING CO.	327 FRELINGHUYSEN AVE, NEWARK, NJ 07114
READING INDUSTRIES	P.O. BOX 14026, READING, PA 19612
RED LION MATERIALS	RED LION RD, MEDFORD, NJ 08055
REGGIE NEWMAN AND ASSOCIATES	1054 SOUTH ROBERTSON BLVD., SUITE 203, LOS ANGELES, CA 90035
REHNS, FRED	3516 LABYRINTH ROAD, BALTIMORE, MD 21215
REPUBLIC STEEL CORP.	6801 BRACKSVILLE ROAD, INDEPENDENCE, OH 44131
RIEGEL TEXTILE CORP.	NATION ROAD, HODGES, SC 29653
RIVER ROAD I & M	3401 KENILWORTH AVENUE, BLADENSBURG, MD 20710
RIVER SMELTING & REFINING	P.O. BOX 5755, CLEVELAND, OH 44101
RIVERSIDE METAL	1 PAVILLION AVE, PO BOX 349, RIVERSIDE, NJ 08075
ROBERT BERG NORTHSIDE METAL CO.	8213 BROMLEY AVE, ORLAND PARK, IL 60462
ROBERT I. YOUNG
ROBERTSHAW CONTROLS COMPANY	1 ROBERTSHAW DR., NEW STANTON, PA 15672
ROBINETTE SCRAP METAL	P.O. BOX 636, BIG STONE GAP, VA 24219
ROCHESTER SMELTING & REFINING	26 SHERER ST, ROCHESTER, NY 14611
ROCKWELL	625 LIBERTY AVE, PITTSBURGH, PA 15122
ROCKWELL INTERNATIONAL CORPORATION	2201 SEAL BEACH BLVD., SEAL BEACH, CA 90740
ROLA	1000 WEST SIERRA MADRE, AZUSA, CA 91702
ROTH STEEL CO.	P.O. BOX 1354, SYRACUSE, NY 13201
ROTHENBERG BROS. & CO.	2662 EAST 32ND STREET, CLEVELAND, OH 44114
ROUMM’S SCRAP MATERIALS	527 S. 13TH ST, INDIANA, PA 15701
S. KASOWITZ & SON	149 FRONT AVENUE, WEST HAVEN, CT 06516
SABEL STEEL SERVICE	P.O. DRAWER 4747, MONTGOMERY, AL 36103
SALITSKY ALLOYS INC.	65 GARDNER ST, WORCESTER, MA 01610
SAM BLOOM I & M CO.	1508 N. SECOND ST, MINNEAPOLIS, MN 55411
SAM’S SCRAP METAL	14505 LEE HIGHWAY, GAINESVILLE, VA 22065
SAMUEL GORDON & SONS	131 STATE ST, BOSTON, MA 02109
SAMUEL GREENFIELD
SANFORD STEEL PRODUCTS	1910 COCHRAN ROA, SUITE 306, PITTSBURGH, PA 15220
SARNELLI BROS. INC.	333 CHELSEA RD, STATEN ISLAND, NY 10314
SCHIAVONE CORPORATION	1032 CHAPEL STREET, NEW HAVEN, CT 06510
SCHROTH, EMIL, A. INC.	P.O. BOX 496, FARMINGDALE, NJ 07727

SCIENTIFIC CHEMICAL TREATMENT CO. INC.	320 PATERSON PLANK RD, CARLSTADT, NJ 07072
SCOTT TECHNOLOGIES, INC.
SCULLIN STEEL CO.	P.O. BOX 311, TAMAQUA, PA 18525
SEGEL & SON INC.	P.O. BOX 276, WARREN, PA 16365
SELECTRONICS	3114 GRAYS FERRY, PHILADELPHIA, PA 19146
SEVILLE CENTRIFUGAL BRONZE	P.O. BOX 45, 22 MILTON STREET, SEVILLE, OH 44273
SHEIDOW BRONZE CORP.	P.O. DRAWER 8, KINGWOOD, WV 26537
SHELL OIL CORPORATION	ONE SHELL PLAZA, P.O. BOX 2463, G.A. THOMPSON, DALLAS, TX 753809050
SHENANGO CO.	1200 COLLEGE AVENUE, TERRE HAUTE, IN 47802
SIGNETICS CORPORATION	811 E. ARQUES AVE, SUNNYVALE, CA 94086
SINGER CO., THE	1633 BROADWAY, NEW YORK, NY 10019
SITKIN SMELTING & REFINING COMPANY, INC.	3701 QUAILCREEK DRIVE, DOTHAN, AL 36303
SMITH IRON & METAL CO.	P.O. BOX 24284, RICHMOND, VA 23224
SMITHKLINE BEECHAM AMERICAS	ONE FRANKLIN PLAZA, PHILADELPHIA, PA 19102
SNYDER’S SCRAP INC.	RIDGE ST. EXTENSION 391, BURGETTSTOWN, PA 15021
SOL ALMAN CO.	1300 E. NINTH ST., LITTLE ROCK, AK 72203
SOL KRONICK & SONS INC.	3101 E. HENNEPIN AVE, MINNEAPOLIS, MN 55413
SOL WALKER & COMPANY/ESTATE OF SOL WALKER	P.O. BOX 5447, TAMPA, FL 33675
SOLOMON INDUSTRIES	495 STANTON ST, WILKES BARRE, PA 18702
SOUTH BEND SMELTING AND REFINING	1610 WEST CIRCLE AVE, BOX 3225, SOUTH BEND, IN 46619
SOUTHERN GALVANIZING CO.	1620 BUSH STREET, BALTIMORE, MD 21230
SOUTHERN I & M CO.	P.O. BOX 1769, WILMINGTON, NC 28402
SOUTHERN JUNK CO.	1336 ROSEWOOD DRIVE, COLUMBIA, SC 29250
SOUTHERN STATES INC.	30 GEORGIA AVENUE, HAMPTON, GA 30228
SPARTAN IRON & METAL CO.	P.O. BOX 1986, SPARTANBURG, SC 29301
STAGER ENTERPRISES, INC	P.O. BOX 296, SONMAN RD., PORTAGE, PA 15946
STAIMAN BROTHERS	201 GEPBURN ST., P.O. BOX 1325, WILLIAMSPORT, PA 17701
STAIMAN INDUSTRIES	P.O. BOX 1825, BINGHAMTON, NY 13902
STAINLESS PROCESSING CO.	4555 W. ARMITAGE ST, CHICAGO, IL 60628
STANDARD STEEL WORKS	500 NORTH WALNUT ST, BURNHAM, PA 17009
STANLEY G. FLAGG & CO.	1020 W. HIGH ST., STOWE, PA 19464
STANLEY SACK CO. INC.	30 BARBER POND RD., BOX 361, BLOOMFIELD, CT 06002
STANLEY T. MILLER	5100 TOWN CENTER CIRCLE, SUITE 530, BOCA RATON, FL 33486
STATE LINE GENERAL SCRAP CO.	136 BACON ST, SOUTH ATTLEBORO, MA 02703
STEELMET, INC.
STERLING BRASS FOUNDRY	2246 STERLING AVE, ELKHART, IN 46516
STERLING FAUCET	P.O. BOX 798, MORGANTOWN, WV 26505
SUISMAN & BLUMENTHAL	500 FLATBUSH AVENUE, HARTFORD, 06106
SUNBURY DAILY ITEM	200 MARKET ST, SUNBURY, PA 17801
SUPER SALVAGE INC.	1711 FIRST ST. SW, WASHINGTON, DC 20024
SUPERIOR BRASS & ALUMINUM CAST CO.	4893 DAWN AVENUE, EAST LANSING, MI 48823
SUSSMAN BROTHERS & CO.	2-4 ALLEN ST., P.O. BOX 24, ALLENTOWN, PA 18105
TELEDYNE ELECTRONIC TECHNOLOGIES	1300 TERRA BELLA AVE, MOUNTAIN VIEW, CA 94039
TELEX COMPUTER PRODUCTS	1209 ORANGE ST, WILMINGTON, DE 19801
TEXAS INSTRUMENTS, INC.	P.O. BOX 655012, MAIL STATION 56, DALLAS, TX 75262

THE ATLAS-LEDERER CO.	8550 AETNA ROAD, CLEVELAND, OH 44105
THEODORE SALL, INC.	101 S. HANDLEY ROAD, SUITE 1450, ST. LOUIS, MO 63105
TOMBARELLO ENTERPRISES, INC.	207 MARSTON ST, LAWRENCE, MA 01841
TRI-MET DIE CASTERS INC.	P.O. BOX 247, CLENDORA, CA 91740
TUBE CITY
TYROLER METALS INC.	5305 SWEENEY AVENUE, CLEVELAND, OH 44127
U.S. POSTAL SERVICE	RM. 514, 900 EAST FAYETTE ST, BALTIMORE, MD 21233
U.S. STEEL	600 GRANT STREET, PITTSBURGH, PA 15219
ULTIMATE COMPUTER SERVICE	RICHARD MINE RD, WHARTON, NJ 07885
UNION BRASS & METALS MFG. CO.	2274 COPP RD, ST. PAUL, MN 55117
UNION CARBIDE CORPORATION	39 OLD RIDGEBBURY ROAD, CHRISTOPHER S. COLMAN, ESQ., DANBURY, CT 06817
UNIROYAL CHEMICAL COMPANY	P.O. BOX 846, MIDDLEBURY, CT 06762
UNISYS CORPORATION	TOWNSHIP LINE AND UNION MEETING ROAD, BLUE BELL, PA 19422
UNITED ALLOYS & STEEL	P.O. BOX 608, 35-49 HANNAH ST., BUFFALO, NY 14240
UNITED BRASS WORKS INC.	714 S. MAIN STREET, RANDLEMAN, NC 27317
UNITED HOLDINGS CO, INC	2545 WILKENS AVE., BALTIMORE, MD 21223
UNITED SCRAP PROCESSORS	P.O. BOX 66847, CHARLOTTE, NC 28266
UNITED SMELTING & REFINING	363 WELLINGTON STREET N., HAMILTON, 19101
UNIVERSAL SCRAP METAL CORP.
UNIVERSAL WASTE PAPER & METAL CO.	P.O. BOX 53, UTICA, NY 13501
URPS METALS	P.O. BOX 237, DAVY, WV 24828
V. VACCARO & SONS	26 COURT STREET, BROOKLYN, NY 11242
VALEO, INC	2258 ALLEN STREET, JAMESTOWN, NY 14702
VULCAN MATERIALS CO.	4100 GRAND AVE, NEVILLE ISLAND, PA 15225
WALL AUTO WRECKERS	1818 H. STREET, HIGHWAY 71, WEST BELMAR, NJ 07719
WALLACE STEEL INC.	105 CHERRY STREET, ITHACA, NY 14850
WARD MANUFACTURING, INC	115 GULICH, BLOSSBURG, PA 16912
WATTS REGULATOR CO.	815 CHESTNUT ST, NORTH ANDOVER, MA 01845
WEATHERHEAD CO.	8200 YANKEE ROAD, OTTAWA LAKE, MI 49267
WEBER KNAPP CO.	441 CHANDLER ST, P.O. BOX 518, JAMESTOWN, NY 14701
WEINSTEIN ALAN	P O BOX 940385, MAITLAND, FL 32794
WEINSTEIN CO.	P.O. BOX 218, JAMESTOWN, NY 14702
WEISS SCRAP METAL CO.	131 HIGHLAND AVENUE, PASSAIC, NJ 07055
WEST BEND CO.	400 N. WASHINGTON ST., WEST BEND, WI 53095
WEST PENN POWER CO.	800 CABIN HILL DRIVE, GREENSBURG, PA 15601
WESTERN ELECTRIC	1 OAK WAY, BERKELEY HEIGHTS, NJ 07922
WESTINGHOUSE	P.O. BOX 284, ELMIRA, NY 14902
WILKINSBURG IRON & METAL CO.	401 PENN AVENUE, PITTSBURGH, PA 15221
WIMCO METALS, INC.	BOX 8863, 401 PENN AVENUE, PITTSBURGH, PA 15221
WINNICKS AUTO SALES & PARTS	P.O. BOX 476, ROUTE 61, SHAMOKIN, PA 17872
WISE METAL CO. INC.	800 CENTRAL AVE., LINTHICUM, MD 21090
WITCO CHEMICAL CORP.	520 MADISON AVE., NEW YORK, NY 10022
WITCO CORPORATION	2555 RIVER RD., PHILLIPSBURG, NJ 08865
WITKOSKY, ANDY	P.O. BOX 85, MORANN, PA 16663
WOLVERINE METAL CO.	6500 E. ROBINWOOD, DETROIT, MI 48234
YOUNG AMERICAN HOMES	1209 ORANGE ST, WILMINGTON, DE 19801
ZENITH	1635 MARKET STREET, PHILADELPHIA, PA 19103
ZUCKERMAN CO. INC.	P.O. BOX 3275, WINCHESTER, VA 22604

Breslube Penn PRPs

A-1 OIL	43 BUTTERNUT ROAD, LEVITTOWN, PA 190573033
ARGO OF PENNA INC.	9TH & OAK STREETS, BERWICK, PA 18603
BARKER OIL CO.	P.O. BOX 12635, NORWOOD, OH 45212
BETHLEHEM STEEL CORP.	STEEL GEN. OFFICE, RM. 839, BETHLEHEM, PA 18016
BOLEA	301 BROADWAY STREET, CORAOPOLIS, PA 15108
BOWMAN TRANSPORTATION	1200 ISLAND AVENUE, MCKEES ROCKS, PA 15136
BRESLUBE-PENN, INC
BRIDGEVILLE SALES	350 WASHINGTON AVENUE, BRIDGEVILLE, PA 15017
BURGY SUNOCO	6021 BUTTERMILK HOLLOW ROAD, WEST MIFFLIN, PA 152072409
CAM OR	901 LYSLE BOULEVARD, MCKEESPORT, PA 151322433
CARDINAL OIL	3360 GREEN GARDEN ROAD, ALIQUIPPA, PA 15001
CBS CORP	51 W. 52ND STREET, NEW YORK, NY 10019
CENTRAL	1449 WEST 117TH STREET, LAKEWOOD, OH 44107
CHEM FREIGHT	33 INDUSTRY DRIVE, CLEVELAND, OH 441464413
CITY OIL	P.O. BOX 323, BRADFORD, PA 16701
COUSIN’S OIL COMPANY	215 SOUTH MISSISSIPPI STREET, NOWATA, OK 74048
CROWN WRECKING CORP.	276 RINGOLD AVENUE, PITTSBURGH, PA 15205
DOMMERMUTH	SALINA, MOSCOW, PA 18444
EAST COAST CHEMICAL DISPOSAL, INC.	1971 HARTELL STREET, LEVITTOWN, PA 19058
EASTERN	P.O. BOX 18050, CLEVELAND, OH 11788
ECOLOGY CHEMICAL	BUSH CREEK ROAD & PENN STREET, MANOR, PA 15665
ENVIRONMENTAL OIL	427 LIBERTY STREET, SYRACUSE, NY 13204
EPCO, INC.	2225 CEDAR STREET, FREMONT, OH 15655
ERNIE’S WASTE OIL SERVICE	155-C SWIONTEK ROAD, ROAD #3, ALIQUIPPA, PA 15001
EXXON CORPORATION	1251 AVENUE OF THE AMERICAS, NEW YORK, NY 10020
FORD MOTOR CO	THE AMERICAN ROAD, DEARBORN, MI 481211899
FRANK MARTUCCIO ENTERPRISES	1059 MERCER AVENUE, SHARON, PA 16146
G & H OIL SERVICE	PENNA AVENUE EXT. WEST, WARREN, PA 16365
GENERAL MOTORS CORP.	3044 W. GRAND BLVD., GENERAL MOTORS BUILDING, DETROIT, MI 48202
GENERAL OIL	18 REITH STREET, COPIAGUE, NY 11726
GUTTMAN OIL	200 SPEERS ROAD, BELLE VERNON, PA 150121098
HOMAN OIL	501 STONES LEVEE, CLEVELAND, OH 44113
HUSSEY COPPER LTD.
HUTH OIL SERVICES	5001 MAYFIELD ROAD #301, CLEVELAND, OH 44124
IRONSIDE	4300 TACONY STREET, PHILADELPHIA, PA 19124
J & J OIL	805 2ND AVENUE S., ST. JAMES, MN 56081
J. M. WAGNER & SONS	ROAD 5, BOX 330, DUNCANSVILLE, PA 16635
J. PELOQUIN	3212 TWIN STREAMS ROAD, CHAPEL HILL, NC 27516
J. V. PETERS & COMPANY	10730 PETERS ROAD, MIDDLEFIELD, OH 44062
KAISER ALUMINUM & CHEMICAL CORPORATION	5555 HILTON AVE., SUITE 200, BATON ROUGE, LA 70808
KITTINGER COMPANY	2065 KILLIAN ROAD, AKRON, OH 44312

KLN SYSTEMS, INC.	4325 HAMILTON BOULEVARD, ALLENTOWN, PA 18103
LEHIGH VALLEY SALVAGE	1510 EAST JONATHAN STREET, ALLENTOWN, PA 181031528
LIMA WASTE OIL	332 NORTH BAXTER STREET, LIMA, OH 458013906
LIQUID GOLD CORPORATION	39209-B ECORSE ROAD, ROMULUS, MI 48174
LIQUIX	301 PRESTLEY STREET, CARNEGIE, PA 15106
LO-K OIL, INC.	RR2, SCNECKSVILLE, PA 180789802
LONG’S TRANSPORTATION	PREBLE & COLUMBUS AVENUE, PITTSBURGH, PA 152331037
LTV STEEL	2633 8TH STREET NE, CANTON, OH 44701
MAROC, INC.	P.O. BOX 17479, PITTSBURGH, PA 15235
MATLACK, INC.	2200 CONCORD PIKE, WILMINGTON, DE 19803
MCCUTCHEON ENTERPRISES, INC.	250 PARK ROAD, APOLLO, PA 15613
MICHIGAN TRANSPORTATION	3003 LAWRENCE, DETROIT, MI 48206
MILL SERVICE	RD 1, BOX 135 A, YUKON, PA 15698
NATIONAL WASTE	11 LINCOLN AVENUE, BAYSHORE, NY 11706
NORTHWAY ENVIRONMENTAL	1909 LAMBROS LANE, #J11, ASHTABULA, OH 44004
OHIO LIQUID DISPOSAL	504 LIBERTY STREET, FREMONT, OH 43420
OHIO WASTE	965 WAYSIDE ROAD, CLEVELAND, OH 441102997
PARKWAY SERVICES	1944 PARKWAY DRIVE, ALTOONA, PA 16602
PENN ALTO SANITATION	ROAD 1, BOX 616 F, ALTOONA, PA 16602
PENN AUTO	304 SOUTH LINCOLN AVENUE, NEWTOWN, PA 18940
PENN ELECTRIC COIL	7501 PENN AVENUE, PITTSBURGH, PA 152082559
PETROCLEAN	467 OLD FARM ROAD, PITTSBURGH, PA 152282615
PETROLEUM PRODUCTS	400 ALMSHOUSE ROAD, DOYLESTOWN, PA 189012611
PETROLEUM RECYCLING SERVICE	170 CULLEN DRIVE, GEORGETOWN, PA 15043
PETROMARK, INC.	631 IDLEWOOD AVENUE, CARNEGIE, PA 15106
PHILIP SERVICES CORPORATION
PITT OIL SERVICES	100 RIVER AVENUE, MCKEES ROCKS, PA 15136
PRC CORPORATION	NORTH FRONTAGE ROAD, LANDING, NJ 07850
ROPET INCORPORATED	400 PARKWAY WEST OFFICE CENTER, BUILDING 1, CORAOPOLIS, PA 15108
SEAMAN	1000 VENTURE BOULEVARD, WOOSTER, OH 446919358
SOUTHEASTERN WASTE OIL INC.	309 NORTH 18TH STREET, CAMBRIDGE, OH 43725
SOUTHGATE OIL	70 RANSIER PLACE, WEST SENECA, NY 14224
SUNRAY	3506 WILLOW GLENN DRIVE, ASHTABULA, OH 44004
SYNTECH	GLASSPORT-ELIZABETH ROAD, P.O. BOX 326, ELIZABETH, PA 15037
SYSTEM TECH	FRIEDENS, PA 155417020
TAYLOR EQUIPMENT COMPANY	281 NORTH DRIVE, SOMERSET, PA 15501
THOMPSON’S SERVICE	3RD & CENTER, ELIZABETH, PA 15037
TRI-CITY OIL, INC.	179 MYRTLE, ELMHURST, IL 601262626
U.S. UTILITIES	3592 GENOA ROAD, PERRYSBURG, OH 43551
UXS CORPORATION
VALLEY OIL	1075 WICK, MCKEES ROCKS, PA 15136
WASTE OIL RECOVERY	63443 FRANKFORT ROAD, SALESVILLE, OH 437789786
WEAVERTOWN TRANSPORT LEASING INC.	ROUTE 50, CECIL, PA 15321
WEBER OIL CO., INC.	177 EAST 120TH STREET, NEW YORK, NY 100353510
WHEELING PGH STEEL CORP	4 GATEWAY CENTER, PITTSBURGH, PA 15222
WILLIS DISTRIBUTING COMPANY	4985 EAST LAKE ROAD, ERIE, PA 16511

WORLD PIPE	4194 GREEN GARDEN ROAD, ALIQUIPPA, PA 15001
YOUNG ENVIRONMENTAL SERVICES INC.	285 MANNING STREET, NEWARK, OH 43055

Diamond Alkali Site (Lower Passaic River) PRPs

CHEMICAL LAND HOLDINGS, INC.	717 NORTH HARWOOD STREET, DALLAS, TX 75201
MAXUS ENERGY CORPORATION	717 NORTH HAYWOOD STREET, DALLAS, TX 75201
OCCIDENTAL CHEMICAL CORP.	5005 L.B. JOHNSON FREEWAY, DALLAS, TX 75244

Red Panther Site PRPs

Aventis

DuPont

Shell

Syngenta

Universal

Nor-Am

Bayer

Crompton

Dow

Lilly

FMC

Occidental

Rohm/Haas

Velsicol

AHP

Chevron

Hartz

UAP

Kincaid

Kalo

Pharmacia

Tenkoz

US Borax

Novozymes

Swope Oil Site PRPs

A & B DRUM COMPANY	401 HOLLY AVENUE, WOODBURY HTS., NJ 08097
ACTIVE CHEMICAL CORPORATION	P.O. BOX 97, HUNTINGDON VALLEY, PA 19006
ALBERT SPITZ	835 GLENSIDE AVE., WYNCOTE, PA 19038
ALUMINUM COMPANY OF AMERICA	MASSENA WORKS, MASSENA, NY 13662
ALUMINUM COMPANY OF AMERICA (G)	P.O. BOX 3567, DAVENPORT, IA 52808
ALUMINUM SHAPES, C/O DONAVAN, LEISURE	1850 K STREET N.W., WASHINGTON, DC 20006
ALUMINUM SHAPES, INC.	9000 RIVER ROAD, DELAIR, NJ 08100
AMERICAN CYANAMID COMPANY	ONE CYANAMID PLAZA, WAYNE, NJ 07470
AMSTAR CORP. (G)	1251 AVENUE OF AMERICAS, NEW YORK, NY 10020
ANGLO AMERICAN VARNISH CO (G)	P.O. BOX 2288, OCEAN, NJ 07712
BERG LABORATORIES, INC
BERKLEY PRODUCTS CO	405 S. 7TH ST., P.O. BOX 135, AKRON, PA 17501
BERKLEY PRODUCTS COMPANY	P.O. BOX 2288, EPHRATA, PA 17522
BETHLEHEM STEEL CORP.	1170 EIGTH AVE, BETHLEHEM, PA 18016-7699
C.J. OSBORN CHEMICAL, INC	ONE CENTENNIAL SQUARE, HADDONFIELD, NJ 08033
C.J. OSBORN CHEMICAL, INC.	CRESCENT BOULEVARD, MERCHANTVILLE, NJ 08109
CALLAHAN CHEMICAL COMPANY	BROAD ST & FILMORE AVE, BOX 53, PALMYRA, NJ 08065
CAMDEN PAINT AND LACQUER COMPANY	1431 BRACE ROAD, CHERRY HILL, NJ 08034
CAST FORGE COMPANY	HOWELL, MI 0
CERRO WIRE & CABLE CO.	P.O. BOX 388, BELLEFONTE, PA 16823
CHAMBERLAIN MANUFACTURING COMPANY	KEIM BLVD., BURLINGTON, NJ 08016
CHAPMAN IND. FIN. C/O HOWLAND, HESS	METRO FED BLDG/WELSH RD HUNTIN, HUNTINGTON VALLEY, PA 19006
CHAPMAN INDUSTRIAL FINISHES, INC.	CASTOR AVE. THOMPSON ST., PHILADELPHIA, PA 19134
CHEMALLOY CO., INC.	1306 PENN CENTER PLAZA, PHILADELPHIA, PA 19102
CHEMICAL LEAMAN TANK LINES, INC.	102 PICKERING WAY, PO BOX 200, EXTON, PA 19341
CLEMENT COVERALL COMPANY	623 VAN HOOK STREET, PO BX 557, CAMDEN, NJ 08101
CONSOLIDATED RAIL CORP.	6 PENN CENTER PLAZA(ROOM 1138), PHILADELPHIA, PA 19103
CONSUMER POWER COMPANY	10021 MARINE CITY HWY, NEW BALTIMORE, MI 48047
CONTINENTAL CAN COMPANY	ONE HARBOR PLAZA, PO BOX 10129, STAMFORD, CT 06904
COSDEN CHEMICAL COATINGS CORPORATION	CHERRY STREET & LEE AVENUE, BEVERLY, NJ 08010
CRYSTAL SOAP & CHEMICAL CO., INC.	EIGHTH ST. & MOYER, PO BOX 550, LANSDALE, PA 19446
DENNY CORPORATION	20TH ST. & WASHINGTON AVENUE, PHILADELPHIA, PA 19147
DENTON PLASTIC PRODUCTS CORP.	SOUTH HAMPTON INDUSTRIAL PARK, SOUTH HAMPTON, PA 18966
DENTON PLASTICS C/O SCHUBERT, BELLWARD	1330 TWO PENN CENTER PLAZA, PHILADELPHIA, PA 19134
DESOTO, INC.- ADMIN & RESEARCH CTR.	1700 S. MT PROSPECT RD,BOX 503, DES PLAINES, IL 60018

DEVOE MARINE (G.E. WETHERILL)	9155 RIVER ROAD, PENNSAUKEN, NJ 08110
DRESSER TRANSPORTATION	2 MAIN STREET, DEPEW, NJ 0
E.F. HAUSERMAN	9800 ASHTON ROAD, PHILADELPHIA, PA 19114
E.F. HOUGHTON & COMPANY	MADISON AND VAN BUREN AVENUES, VALLEY FORGE, PA 19482
E.F. HOUGHTON CO. C/O MORGAN, LEWIS	2000 ONE LOGAN SQUARE, PHILADELPHIA, PA 19103
E.I. DUPONT DE NEMOURS & CO.	1007 MARKET STREET, WILMINGTON, DE 19898
EASTERN INDUSTRIAL CORPORATION	3300 SOUTH 61ST STREET, PHILADELPHIA, PA 19153
EASTERN STATES PAINT C/O FOX, ROTHSCHILD	10TH FLOOR, 2000 MARKET STREET, PHILADELPHIA, PA 19103
ELECTRIC HOSE & RUBBER COMPANY	UNKNOWN, WILMINGTON, DE 19899
ERIE FOUNDRY
ERIE PRESS SYSTEMS (G)	1253 WEST 12TH STREET, ERIE, PA 16512
EXXON COMPANY, USA	P.O. BOX 222, LINDEN, NJ 07036-0222
F C HAAB CO., INC.	2100 CHESTNUT STREET, PHILADELPHIA, PA 19103
F. F. FLEISCHMAN COMPANY	3979 MANN ROAD, HUNTINGDON VALLEY, PA 19006
FINNAREN & HALEY, INC/IND. PROD DIV. (G)	2320 HAVERFORD ROAD, ARDMORE, PA 19003
FORD MOTOR COMPANY	SUITE 100 PARKLANE TOWERS EAST, ONE BOULEVARD, DEARBORN, MI 48136
FRANKLIN SMELT & REF C/O FOX, ROTHSCHILD	2000 MARKET STREET, 10TH FLOOR, PHILADELPHIA, PA 19103
G. WHITFIELD RICHARDS COMPANY	1732 CARLTON STREET, PHILADELPHIA, PA 19103
GAESS ENVIRONMENTAL SERVICES	253 RIVER DRIVE, PASSAIC, NJ 07055
GALLAGHER’S WAREHOUSES, INC.	708 SOUTH DELAWARE AVENUE, PHILADELPHIA, PA 19147
GENERAL MOTORS CORPORATION	3044 W. GRAND BLVD., DETROIT, MI 48202
GEO SENN	2200 EAST WESTMORELAND, PHILADELPHIA, PA 19134
GEORGE SALL METAL	2255 E. BUTLER STREET, PHILADELPHIA, PA 19137
GILBERT SPRUANCE COMPANY	RICHMOND & TIOGA STA., PHILADELPHIA, PA 19134
GLOBE SOLVENTS	2200 EAST WESTMORELAND, PHILADELPHIA, PA 19134
GREAT LAKES CARBON CORP.	630 SHATTO PLACE, LOS ANGELES, CA 90005
GREFCO, INC.	228 LONG LANE, UPPER DARBY, PA 19082
HARRY B. NIEHAUS, JR./BONDED TRUCKMAN	2649-59 N. MASCHER STREET, PHILADELPHIA, PA 19133
HENRY WOODRUFF (T)	1544 BROWNSVILLE ROAD, TREVOSE, PA 19047
HOBART CORP.	P.O. BOX 11989, COLUMBIA, SC 19211
HOBART CORP. C/O KING & SPAULDING	2500 TRUST COMPANY TOWER, ATLANTA, GA 30303
HOOKER CHEMICAL CO.	NEW SOUTH ROAD, HICKSVILLE, NY 11802
ICI AMERICAS INC	NEW MURPHY RD & CONCORD PIKE, WILMINGTON, DE 19803
J. J. MALONEY CO./MOTOR FREIGHT SERVICE	820 EVERETT STREET, CAMDEN, NJ 08104
JAMESBURY CORP/PLANT#2LAKESIDE PLANT (G)	42 BOWDITCH DRIVE, SHREWSBURY, MA 01545
JAMESBURY CORPORATION (G)	640 LINCOLN STREET, WORCESTER, MA 01605
JOHNS MANVILLE PRODUCTS CORP.	C/O PIONEER WAREHOUSE, PENNSAUKEN, NJ 08110

JOSEPH BANCROFT & SONS COMPANY	P.O. BOX 471, WILMINGTON 99, DE 19899
JOSEPH BANKS (GT)	P.O. BOX 544, STATE COLLEGE, PA 16801
JULIAN B. SLEVIN COMPANY	BALTIMORE PIKE & HIRST AVENUE, EAST LANSDOWNE, PA 00000
KAUFFMAN & MINTEER, INC. C/O PARKER MCCA	115 HIGH ST P.O. BOX 210, MOUNT HOLLY, NJ 08060
LAWRENCE MCFADDEN CO.	1719 PACKARD BUILDING, PHILADELPHIA, PA 19102
LEHIGH CHEMICAL COMPANY	UNKNOWN, CHESTERTOWN, MD 21620
LILLY INDUSTRIAL COATINGS INC.	1991 HOLT DRIVE, PAULSBORO, NJ 08066-1796
LUPTON MANUFACTURING COMPANY	700 E. GODFREY AVENUE, PHILADELPHIA, PA 19124
M & T CHEMICAL INC.	1 WOODBRIDGE CENTER, WOODBRIDGE, NJ 07095
MARSHALL SERVICE, INC.	PEARL STREET, P.O. BOX 977, NEWFIELD, NJ 08344
MCCLOSKEY VARNISH COMPANY	30 SOUTH 17TH ST., 29TH FLOOR, PHILADELPHIA, PA 19103
METALLURGICAL PROCESSING, INC.	68 ARTHUR STREET, NEW BRITAIN, CT 06050
MINNESOTA MINING & MFG CO.	P.O. BOX 33428, ST. PAUL, MN 55133
MOBILE PROPANE CORP.	910 W. TIOGA STREET, PHILADELPHIA, PA 19140
MONSANTO CHEMICAL CO.	800 NORTH LINDBERGH BOULEVARD, ST. LOUIS, MO 63167
MUELLER COMPANY	1401 MUELLER AVENUE, CHATTANOOGA, TN 37406
NL INDUSTRIES, INC.	1230 AVENUE OF THE AMERICAS, NEW YORK, NY 10020
NORTH AMERICAN PHILIPS CORP.	ONE WESTINGHOUSE PLAZA, BLOOMFIELD, NJ 07003
NUODEX, INC.	ROUTE 297, P.O. BOX 120, CHESTERTOWN, MD 21260
OCCIDENTAL CHEMICAL CORP.	360 RAINBOW BLVD SO., BOX 728, NIAGARA FALLS, NY 14302
OLIN CORP.	700 EAST GODFREY AVE., PHILADELPHIA, PA 19124
PARA LABORATORY SUPPLY CO.	P.O. BOX 5006, TRENTON, NJ 08638
PARAMOUNT PACKAGING C/O KLEINBARD BELL	1550 UN ENGR BLDG 30, S. 17 ST, PHILADELPHIA, PA 19103
PENN WALT CORP./STOKES DIVISION	5500 TABOR ROAD, PHILADELPHIA, PA 19120
PHILADELPHIA ENQUIRER	2600 FIDELITY BUILDING, PHILADELPHIA, PA 19109
PPG INDUSTRIES INC.	1 PPG PLACE, PITTSBURGH, PA 15272
PRODUCTS RESEARCH & CHEMICAL COMPANY	5430 SAN FERNANDO RD. BOX1800, GLENDALE, CA 91209
PROGRESS LIGHTING C/O MARSHALL, DENNEHEY	1515 LOCUST STREET, PHILADELPHIA, PA 19102
QUAKER EXPORT PACKAGING COMPANY	2501 GERMANTOWN AVENUE, PHILADELPHIA 33, PA 19133
R. LAVIN & SONS (G)	3426 S. KREDZIE AVENUE, CHICAGO, IL 60623
RED STAR EXPRESS LINES	24-50 WRIGHT AVENUE, AUBURN, NY 13021
REINFORCED PLASTICS INC/J. FITCH IND PK.	JACKSONVILLE & STREET ROADS, WARMINISTER, PA 18974
RIMCO, INC.	26 SOUTH STATE STREET, NEWTOWN, PA 18940
ROHM & HAAS CO.	INDEPENDENCE MALL WEST, PHILADELPHIA, PA 19102

RUBBER CORPORATION OF AMERICA	NEW SOUTH ROAD, HICKSVILLE, NY 11801
RUGER CHEMICAL CO., INC. (D)	P.O. BOX 806, HILLSIDE, NJ 07205
RYDER/P-I-E NATIONWIDE,INC. (T)	P.O. BOX 2408, JACKSONVILLE, FL 32203
SANIVAN LABORATORIES, INC.	1606 BURNT MILL ROAD, CHERRY HILL, NJ 08034
SCHOLLER BROTHERS INC.	COLLINS AND WESTMORELAND STREE, PHILADELPHIA 34, PA 19134
SCIENTIFIC CHEMICAL PROCESSING INC.	18 GLEN ROAD, RUTHERFORD, NJ 07070
SEAL CAST COMPANY	2633 E. HAGART STREET, PHILADELPHIA, PA 19125
SENTRY PAINT & CHEMICAL COMPANY	237 MILL STREET, CARBY, PA 19023
SHANAHAN’S EXPRESS, INC.	126 PROSPECT STREET, MERCHANTVILLE, NJ 08109
SMS AUTOMOBILE PRODUCTS, INC.	4819 LANGDON STREET, PHILADELPHIA, PA 19124
SMS AUTOMOTIVE PRODUCTS, INC
SPS TECH/STANDARD PRESSED STEEL (G)	NEWTOWN, PA 18940
SUN CHEMICAL CORP.	200 PARK AVENUE, NEW YORK, NY 10017
SUPER. VARNISH DRIER C/O ARCHER GREINER	ONE CENTENNIAL SQUARE, HADDONFIELD, NJ 08033
SUPERIOR VARNISH & DRIER CO.	CRESCENT BOULEVARD, MERCHANTVILLE, NJ 08109
SWOPE OIL	NOTICE LETTER – 3/16/86, NEW YORK, NY 10278
SWOPE OIL & AL SPITZ (WOLF,BLOCK)	12TH FLOOR PACKARD BLDG., PHILADELPHIA, PA 19102
SWOPE OIL & CHEMICAL CO.	3331 35 RICHMOND ST., PHILADELPHIA, PA 19134
T.R.W. CORP.	1900 RICHMOND ROAD, CLEVELAND, OH 44124
TENNECO, INC.	1010 MILAM ST., HOUSTON, TX 77002
TRIANGLE PUBLICATIONS (DILWORTH PAXSON)	2600 FIDELTY BLDG 123 S. BROAD, PHILADELPHIA, PA 19109
TRICO PRODUCTS CORP.	817 WASHINGTON STREET, BUFFALO, NY 14203
TRW INC.	DAVIS & COPEWOOD STREETS, MOUNTAINSIDE, NJ 08103
U.S. STEEL SUPPLY – CONTAINER PRODUCTS	8501 RIVER ROAD, PENNSAUKEN, NJ 08110
UNIFORM TUBES, INC.	P.O. BOX 992, COLLEGEVILLE, PA 19426
USX CORP. FORMALLY UNITED STATES STEEL CORP.	600 GRANT STREET, PITTSBURGH, PA 15230
WAGNER TRUCKING CO.	UNKNOWN, JOBSTOWN, NJ 08041
WETHERILL CHEM C/0 ARCHER & GREINER	1 CENTENNIAL SQUARE, HADDONFIELD, NJ 08033
WINNER MANUFACTURING CO.	LOWER FERRY ROAD, P.O. BOX 87, PAULSBORO, NJ 08628
ZUCKERT, SCOUTT, RASENBERGER & DELANEY	888 SEVENTEENTH STREET, N.W., WASHINGTON, DC 20006-3959

Borne Chemical Site PRPs

Exxon Mobil Oil Corp.

Mark IV Industries, Inc.

C hevronrrexaco

Manor Healthcare

Elf Lube Marine U.K.

Marisol, Inc.

Wakefern Food Corp./Food Haulers Inc.

Chesebrough-Ponds, Inc.

Orange & Rockland Utilities, Inc.

Thomas & Betts Corp.

Consolidated Rail Corp.

AglP USA, Inc.

B.P. Exploration & Oil, Inc.

NL Industries, Inc.

E.I. DuPont de Nemours & Co., Inc.

Public Service Electric & Gas Co.

Lucent Technologies, Inc.

Buckeye Pipeline Company, L.P.

Phelps Dodge Copper Products Corp.

Miller Environmental Services, Inc.

FMC Corp.

Basic Inc.

Witco Corp.

Nepco Energy Corporation

Moore & Munger, Inc.

Consolidated Edison of New York, Inc.

Bristol-Myers Squibb

International Specialty Products

Bayer Corporation

Archem Site PRPs

Dixie Chemicals Co.

Amoco Chemical Corporation

M&T Chemical

Ethyl Corporation

E.I. DuPont de Nemours & Co.

Exxon Chemicals

Ciba-Geigy Corporation

GAF Chemical Corporation

Amvac Chemical Corporation

Emery Industries

Conoco

NL Industries, Inc., a.k.a N.L. Treating Chemicals

Morflex Chemical Company, Inc.

Bio Resources Ltd.

Advanced Resin Systems

Ferro Corp.

Verle Cornish Company

Polarome Manufacturing Co., Inc.

First Chemical Co.

Mitsubishi International Corp.

Novachem Inc.

Chem-Crete Corp.

Great Lakes Chemical

PMC Specialties Group

Chem Link Petroleum, Inc.

ICI Americas, Inc.

Alco Chemical Corp.

Chemical Exchange Industries, Inc.

Petro-Tex Chemical Corporation

Torback

Pat-Chem, Inc.

Advanced Aromatics

D & O Chemicals

AmChem Products

Amspec Chemical Corporation

ArChem Company

Arylessence, Inc.

H. B. Fuller Company

Hardwicke Chemical Company

Roger W. Herrscher

Huls America

Industrial Raw Materials Corporation

Kearney Chemicals, Inc.

Koch Chemical Company

Oxid, Inc.

QO Chemicals, Inc.

Thames Chelsea Chemical Co. USA

Union Carbide Corporation

United States Department of the Air Force

Venture Chemicals South Carolina Division

Organic Chemicals Site PRPs

Abitibi Price / Abitibi Consolidated

BASF – Inmont Corporation

Carton & Container / Kraft Foods Global, Inc.

Checker Motor Corporation

ChemCentral – Toledo & Toledo Solvents & Chemicals Co.

Doehler Jarvis / NL Industries

E.I. DuPont deNemours & Co

Federal Paper Board Co

Ford Motor Company

Furniture City Mfg / Viacom International

General Tire and Rubber /GenCorp Inc.

Guardsman Products Inc. / The Valspar Corporation

James Heddon & Sons Inc. /EBSCO Ind.

James River Corp. / Georgia-Pacific Corporation

Keeler Brass / FKI Industries

Lowell Engineering

Superior Industrial Products / MacDonald Industrial Products

Miller Metal Products / The Crown Group

Rapid Finshing

Steelcase Inc. & Stow Davis

Uniroyal / Crompton Manufacturing Co.

Upjohn Co. / Pfizer

Welchwood Products

Wilson Sporting Goods

Cleve Reber PRPs

Ciba-Geigy Corporation

Vulcan Materials Company

Stauffer Chemical

BKK Site PRPs

ATLANTIC RICHFIELD COMPANY

Anaconda American Brass

Anaconda Ericcson

ARCO Petroleum Products Company

ARCO Products Company

Four Corners Pipeline Company

ARCO CQC Kiln Inc.

ARCO Oil & Gas Company

ARCO Pipeline Company

ARCO Chemical Company

AMOCO Chemical Company

U.S. Polymerics

BP Chemical Company

BP West Coast Products LLC

CHEMICAL WASTE MANAGEMENT, INC.

Oil & Solvent Process Company

CHEVRON ENVIRONMENTAL MANAGEMENT COMPANY

Chevron Oronite Company LLC, a Delaware limited liability company (successor-in-interest to Chevron Chemical Company)

Chevron Corporation, a Delaware corporation (for Standard Oil Company of California, klda Chevron Corporation, a Delaware corporation)

Chevron U.S.A. Inc., a Pennsylvania corporation (for all Chevron affiliates involved in production, refining, and marketing)

Chevron U.S.A. Inc., a Pennsylvania corporation (for Gulf Oil Corporation, klda Chevron U.S.A. Inc., a Pennsylvania corporation, and all other Gulf affiliates)

Texaco Downstream Properties Inc., a Delaware corporation (successor-in-interest to Texaco affiliates involved in refining, marketing and research)

Chevron U.S.A. Inc., a Pennsylvania corporation (successor-in-interest to Texaco Exploration & Production Inc., and all other Texaco affiliates involved in production)

Texaco Downstream Properties Inc., a Delaware corporation (successor-in-interest to Getty Oil Company affiliates involved in refining and marketing operations)

Chevron U.S.A. Inc., a Pennsylvania corporation (successor-in-interest to Getty Oil Company affiliates involved in production)

Chevron Pipe Line Company, a Delaware corporation

Kewanee Industries Inc., a Delaware corporation (successor-in-interest to Harshaw Chemical Company and its affiliates)

Texaco Downstream Properties Inc., a Delaware corporation (successor-in-interest to Basin Petroleum and its affiliates involved in refining and marketing operations)

Chevron U.S.A. Inc., a Pennsylvania corporation (successor-in-interest to Basin Petroleum and its affiliates involved in production)

Texaco, Inc., a Delaware corporation

CONOCOPHILLIPS COMPANY

Aminoil U.S.A.

Burmah Oil & Gas Co.

Douglas Oil Refinery

Kayo Oil Co.

EXXON MOBIL CORPORATION

Exxon Mobil Corporation

ExxonMobil Oil Corporation

Station Operators, Inc.

Mobil Oil Exploration & Producing Southeast Inc.

Mobil Exploration and Producing North America Inc.

The Superior Oil Company

SeaRiver Maritime Financial Holdings Inc.

Mobil Pipe Line Company

Mobil Technology Company

Mobil Shipping and Transportation Company

Mobil Tankships (USA) Inc.

HONEYWELL INTERNATIONAL INC.

AID Garrett

Air Research

Allied Signal

Baron Blakeslee Inc.

Bendix Corp

Honeywell Inc.

NORTHROP GRUMMAN CORPORATION

Northrop Grurnrnan Systems Corporation

Northrop Grumrnan Space & Mission Systems Corp.

Litton Systems, Inc.

ROHR. INC.

Goodrich Corporation (f.k.a. The B.F. Goodrich Company)

SHELL OIL COMPANY

Shell Western Exploration and Production, Inc.

Shell Western Exploration and Production, Inc LP

Shell California Production Inc.

Shell Oil Products US

Shell Chemical LP

Shell Development Company

Equilon Enterprises LLC

Pennzoil-Quaker State Company

Shell Marine Products Company

UNION OIL COMPANY OF CALIFORNIA

Collier Chemical and Carbon Company

WASHINGTON MUTUAL BANK

Washington Mutual, Inc.

NAMCO Securities Corp.

WASTE MANAGEMENT COLLECTION AND RECYCLING, INC.

Great Western Reclamation, Inc.

Waste Management of Orange County W a Dewey’s Rubbish Service

WESTERN WASTE INDUSTRIES

WRH Industries

BAYER CROPSCIENCE INC.

SMC LLC (IndemnitorLitigatjon Agent of Bayer CropScience Inc.)

Stuart Pharmaceuticals (Predecessor to Affiliate of SMC LLC)

Stauffer Chemical Company

Rhone Poulenc, Inc. (NY)

Rhodia, Inc. (NY)

Rhone-Poulenc Ag Company Inc.

Aventis CropScience USA LP

Aventis CropScience USA, Inc.

THE BOEING COMPANY

Boeing Satellite Systems

American Honda Motor Co., Inc.

Anadarko Petroleum Corporation

City of Los Angeles, Department of Water and Power

ConocoPhillips Company

Ducommun Aerostructures, Inc.

General Motors Corporation

Huntington Beach Company

McFarland Energy, Inc.

National Steel and Shipbuilding Company

Quemetco, Inc.

Shell Oil Company

Southern California Edison Company

Thums Long Beach Company

Union Carbide Corporation

Union Oil Company of California

Xerox Corporation

MacDermid Corporation

Gowanus Canal PRPs

National Grid, the successor company to Brooklyn Union Gas

City of New York

U.S. Navy

Con Ed

Rapid American Corporation

Brinks

Beazer East

Cibro Petroleum Products

Amerada Hess Corporation

Bayside Fuel Oil Depot Corp.

Chevron

ConocoPhillips

BP

ExxonMobil

Kraft Foods

Citigroup

Marine Shale Processors Site PRPs

Colfax Treating Company/Durawood Treating

Giant Resource Recovery – Attalla (f/k/a M&M Chemical)

Hydrite Chemical Company

International Paper Company

Perma-Fix Environmental

Romic Environmental Technologies Corp.

Waste Management, Inc.

Trinity Industries

Beazer East, Inc.

Romic Environmental Technologies Corp.

Koppers, In.c

The Solvent Recovery Service of New Jersey, inc.

Reeves Brothers, Int.

Solvents and Petroleum Service, Inc.

Clean Harbors Environmental Services, Inc.

Lion Oil Company

3M Company

Veolia Es Technical Solutions, LLC (f/k/a Onyx Environmental Services)

Chemtron Corporation

Pollution Control Industries, Inc.

Southern Wood Piedmont

Laidlaw Env. Crowley

Colfax Creosoting Co.

Durawood Treating Co.

GSX Recovery Systems

North East Solvents Corporation

Caldwell Systems, Inc.

Madisonville Wood Press

Gibralter Chem Res Inc.

Cycle Chem Inc.

Frontier Chemical Waste Process

Diaz Refinery

Ecolotec Inc.

Chemical Conservation

Seaboard Chemical Corp

Heat Energy Advanced Technology

Standard Chlorine of Delaware

Avganic Industries, Inc.

Southeastern Chemical and Solvent

Delaware Container

Ohm Resource Recovery Corp

Plessey Industries, Inc.

Environmental Enterprises

Eltex Chemical and Supply Co

Tri State Steel Drum Co Inc.

Radiac Research Group

James River Graphics

Solidtek Systems Inc.

Spectron, Inc.

Southern Lumber Co.

Industrial Fuels and Resources

Tricil Recovery Services

Morton Thiokol Inc.

Bryson Recovery Services

Rho Chem Corporation

Alchem-Tron Inc.

Delta Airlines Inc.

U.S. Postal Service

Transaction Technology Inc.

General Motors Corporation

Earth Industrial Waste Management, Inc.

Omega Resources Recovery

Georgia Pacific

GenCorp

Schenectady Chemicals

Sherwin Williams

Cardolite Corporation

South Carolina Dept. of Highways and Public Transit

National Starch and Chemical Corp.

Reichhold Chemicals Inc.

American Chemical Services

E.W.R. Inc.

FMC Corporation

Coating Systems Incorporated

Erieway Inc.

Rinchem Company

Wall Chemical, Inc.

Borg Warner Chemicals, Inc.

Peterbilt Motors Company

ICI Americas

Spalding Corporation

McDonnell Douglas Astronautics

Dixie Barrel Site PRPs

Alcoa

Ashland Chemical Company

Athens Products

B-Dry Waterproofing

Bristol Compressors

Bullet Boats, Inc.

Clinch River Castings, Inc.

Coors Technical Ceramics

D.H. Compounding

Dan Rivers, Inc.

Denso Manufacturing

Drum Services

Dycho Chemical Company

Enterprise Waste Oil Company, Inc.

Exteriors, Inc.

Greenway Chemical Company

Howmet Corporation

Hutch Manufacturing

Jefferson City Zinc

Key Safety Systems

Kimberly Clark Corporation

Liberty Fibers

M&M Steel Drum

Mahle, Inc.

Melaleuca

Modine Manufacturing Company

Phoenix Conversions

PolyOne

Rohm & Haas

Sea Ray Boats / Knoxville

Senior Flexonics Pathway Division

Sherwin Williams

Sonoco Flexible Packaging

Specialty Chemical Company

Specialty Chemical Company LLC

Strongwell

Superior Pavement

Tennessee Department of Transportation

Total Lubricants

Van Waters & Rogers, Inc.

VIC International

White Lily Foods

American Screen Art, Inc.

Ball Corporation

Clayton Homes-Maynardville, Inc.

Collins & Aikman Corporation

Commercial Lubricants

Custom Quarry

Dean Stallings Ford, Inc.

DeMedco, Inc.

Drain-All, Inc.

Diversified Water Technology

Diversified Scientific Services

Federal Mogul Corporation

G-Force Fabrication, Inc.

Morrison Communications

R&R Drilling

Rinker Materials

Russell Printing Options

Sara Lee

Sawing Systems, Inc.

Sports Belle, Inc.

Travis Meats, Inc.

University of Tennessee Safety Department

Pasminco Zinc

Volunteer Knit Apparel, Inc.

Frontier Pendleton Site (NY) PRPs

I-VI Incorporated

Agfa Corporation

Afuminum Company of America, Inc.

American Color Graphics

American Cyanamid n/k/a Wyeth Hoklings Corp.

Arnedcan Telephone & Telegraph Tech (n/k/a Almtel-Lucent)

American Fibrit

American Packaging Corporation

AMR Eagle Command (American Airlines)

Anacroil Corporation

Arkerna Inc.

Atochem North America lnc.

Astro Chemicals, Inc.

Atlantic Electric

Auburn Technology Inc.

AVOX Systems Inc.

BAE Systems Controls, Inc.

BASF

Engelhard Csorporation

Cook Paint & Varnish

Batesville Casket Company, Inc.

Bausch & Lomb, fm.

Bedoukian Research Incorporated

Benjamin Moare & Co.

British Petroleum I Standard Oil Company

Buckeye Partners, L.P.

CaIgm Carbon

Cafig Steel Drum (North Coast Container Corporation)

Cam-Tech Industries, Inc.

CECOS lnterndianal Inc.

Ceramtec Narth America Carporation (Interceram)

Chemtron Corporation

Chicago Pneumatic Tool Company LLC

CfTGO PetroJeurn Corporation

Clean Earth of North Jersey Inc.

Columbus McKinnon Corporation

Consolidated Rail Corporation (CSX Transportation)

Cooper Industries

Corning

Corry Contract Inc.

Crucible Group

Curnmins Engine Co. Inc.

Cycle

Delta Rubber Company

Dresser industries

DRS EW & Network Systems, Inc. (Sierra Technologies Inc.)

Eagle Ottawa, LLC

Easco (Ranaker Easco Hand Tools)

Easiman Kcldak (Kodak)

Eiderlee Incorporated

Electronic Devices Incorporated

Emporium Specialties Company

Elco Corporation (AVX Corporation)

Erie Engineared Products Inc.

Excel Precision, Inc.

Exxan Corporation

Fairbanks Scales Inc

Ferra Corporation

Fisher Price

FLEXcon Company, Inc.

FMC Corporation

FN Burt Company

Gaetano Construction

General Electric

Genera t Motors

Delphi Automotive Systems, Inc.

Delphi Harrison Thermal Systems

QM Powrtrain

Valeo ESI

General Partitions Mfg. Cop

GENTEX Corporation

Getinge Castle lnc.

Gichner Systems Group

Glewon Works

Goodyear Tire & Rubber Company

Goulds Pumps (ITT Corporation)

Greif Inc.

G.W. LEsk

H, H. Robertson (NCI Building Systems, Inc.)

Hartinge Brothers Incorporated

Henkel Corporation

HNI (Gunlocke Company)

Hubbell Gafvanizing ( O.W. Hubbell& Son’s, Inc.)

Internafional Flavors & Fragrances Inc.

Jarnestown Electro Plating Works, Inc.

Johnson & Johnson

Johnson Matthey

Joms Environmental Serrices

J T Baker Chemical Campany (Maflinekrodt Baker, Inc. /The Procter 8 Gamble Company)

Lapp Insulators LLC

Leach Company (Federal Signal Corporation)

teica Mlcrosysterns lnc.

Lockheed Martin Corporation

Lornac Inc. (Sun Chemical Corporation)

LORD Corporation

Luminile Products Corporation

M R C Bearing (SKF USA lnc.)

Maguire Properties, Inc. p n

Manth-Brownell I nc.

Marc Equfty

Medusa Cement Inc. (CEMEX)

Mercury Aircraft Inc.

Metro-North Commuter Railroad Company

Millipore Corporation

Monroe, County of

Moog, Inc.

Moore Business Forms

Morgenite Industries, Inc.

Morton Thiokol, Inc.

M&R Industries (Markin Tubing, LP)

National Fuel Gas Camp

Niagara Mohawk

Niagara Transformer Corp.

Nine MSLe Point

Northrop Grumman

WRG Qswego Harbor Power

Nukote International, Inc.

Occidental Chemical

BTL Specially Resins

Diamand Shamrock

Olin Group

Ontario Foods (AsswMed Brands)

Organichem (AM AI)

Orion Bus lnclustries Inc. (DaimlerChrysler Commercial Bmes North America)

Outokumpu American Brass (Luvata Buffalo)

Owens-lflinais Inc,

Pall Corporation (PallTrinity)

Peabody International Crp., a subsidiary of Tenneco Inc.

Phllips

Pivot Punch

Precious Plate Inc.

Pressure Chemical Company

Prestolite Efedric

Production Products Company (Mezzalingua)

Pure Garban Company (Morgan Advanced Materials & Technologies, Inc.)

Purdator Products Company (Motor Components LLC)

Quebecor Prircting Buffalo, Inc.

Rernington Arms-Sporting Goods Property’ E.I. Dupont

Ruetgers Organics Corporation

Saint-Gobain Corporations

Sandvik Materials Technology

Schenectady International, Inc. (SI Group, Inc.)

Schindler Elevator Corporation

Sevonaon Construction Corporation

Sherwin Williams

Siemens Energy & Automation, Inc.

SIKA Corporation

Solvents and Petroleum Service

Southland Corporation / 7-Eleven Stores

Spear USA LLC (Sonoco Products Go)

Special Metals Corporation

Specialized Printed Forms, Inc.

Spectrum Control Inc.

SPX (General Raiiway Signal, Alstom, Lightning Mixers)

Stanadyne, Inc./Moen Inc., a subsidiary of Fortune Brands, Inc.

Starks Associates, Inc.

Stepan Company

Superior Plating Company

Tarkett, Inc,

Textron, Inc.

Tivoly USA

Tonawanda Tank Transport

Tramco, Inc.

Truck-Lite Company, Inc.

United Technologies

Carrier Group

Hamitlon Standard Div of United Tech

Schweitzer Alrcraft Corporation

Utica Alloys Inc.

Utica Corporation

VAC AERO International

Valspar Corporation (now Lilly Industrias)

Vermont Tap and Die Company ( Robert Bosch Tool Corporation)

Viking Yacht Company

Warax Terminals Corporation

The Washington Post (Company LLC)

Waterbury Buckk

Weidrnann Electrical Technologiss Inc. (f/k/a EHV Weidmann Industries Inc.)

Welch AIlyn Inc.

Whitrng Door Manufacturing Corp.

Xerox Group

EXHIBIT E

Exit Credit Facility Agreement

ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of August 27, 2010 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among Chemtura Corporation, a Delaware corporation (the “Company”), U.S. Bank National Association, as trustee (the “Trustee”), and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”).

This Agreement is being entered into in connection with (i) the Purchase Agreement (the “Purchase Agreement”), dated August 13, 2010, among the Company, the Guarantors and Citigroup Global Markets Inc., Banc of America Securities LLC, Barclays Capital Inc., Wells Fargo Securities, LLC, and Goldman, Sachs & Co. (collectively, the “Initial Purchasers”), and (ii) the Indenture, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Indenture”), between the Company and the Trustee governing the Company’s $455,000,000 in aggregate principal amount of 7.875% Senior Notes due 2018 (the “Notes”).

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings specified in the Indenture or the Purchase Agreement, as applicable.

SECTION 2. Appointment and Jurisdiction of Escrow Agent.

2.1 The Company and the Trustee hereby appoint the Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

2.2 The Company, the Trustee and the Escrow Agent hereby agree that the “securities intermediary’s jurisdiction” of the Escrow Agent is the State of New York for purposes of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “New York UCC”), including Section 8-110 thereof.

2.3 The Company, the Trustee and the Escrow Agent hereby agree that the “bank’s jurisdiction” of the Escrow Agent is the State of New York for purposes of the New York UCC, including Section 9-304 thereof.

SECTION 3. Escrow Property

3.1 On the date hereof (the “Closing Date”):

(a) $442,573,950.00, representing the net proceeds from the offering of the Notes (the “Proceeds”), shall be deposited by the Initial Purchasers directly into the Escrow Account (as defined below);

1

(b) $9,100,000.00, representing the discount payable to the Initial Purchasers with respect to the offering of the Notes on the Closing Date pursuant to the Purchase Agreement (the “Discount”) shall be deposited by the Company into the Escrow Account; and

(c) $4,516,739.50, representing 1.0% of the gross proceeds from the offering of the Notes (the “Specified Premium”), together with $6,846,656.74, representing the amount of interest that would accrue, including original issue discount, on the funded amount of the Notes from the Closing Date up to, but excluding, November 3, 2010 (the foregoing interest amount being the “Interest Deposit”, and together with the Proceeds, the Discount, any Additional Interest Deposit (as defined below) and the Specified Premium, plus all interest, dividends and other distributions and payments thereon, collectively referred to herein as the “Escrow Property”), shall be deposited by the Company into the Escrow Account.

3.2 If prior to October 26, 2010 (the “Initial Escrow End Date”), the Company elects to extend the Initial Escrow End Date to November 25, 2010 (such date, the “First Escrow Extension Date”), no later than October 19, 2010, the Company shall (i) provide written notice of its election to the Trustee and the Escrow Agent and issue a press release promptly thereafter stating that it has extended the Initial Escrow End Date and (ii) shall deposit into escrow with the Escrow Agent $3,020,583.86 (the “First Additional Interest Deposit”), representing the amount of interest that would accrue, including original issue discount, on the funded amount of the Notes from the Initial Escrow End Date up to, but excluding, December 3, 2010; provided, however, that the Company may not elect to extend the Initial Escrow End Date if there is a Default or Event of Default occurring and continuing under the Indenture.

3.3 If prior to the date of the First Escrow Extension Date, the Company elects to extend the Initial Escrow End Date to December 25, 2010 (such date, the “Second Escrow Extension Date”), no later than November 18, 2010, the Company shall (i) provide written notice of its election to the Trustee and the Escrow Agent and issue a press release promptly thereafter stating that it has extended the First Escrow Extension Date and (ii) shall deposit into escrow with the Escrow Agent $3,121,269.99 (the “Second Additional Interest Deposit”), representing the amount of interest that would accrue, including original issue discount, on the funded amount of the Notes from the First Escrow Extension Date up to, but excluding, January 3, 2011; provided, however, that the Company may not elect to extend the First Escrow Extension Date if there is a Default or an Event of Default occurring and continuing under the Indenture. The First Additional Interest Deposit and the Second Additional Interest Deposit are collectively referred to herein as the “Additional Interest Deposit”.

The Escrow Agent shall have no duty to solicit the Escrow Property. The Company certifies that all amounts deposited pursuant to this Agreement shall be satisfactory for such purposes pursuant to the Indenture, and shall notify the Escrow Agent in writing at or prior to the time when any Escrow Property is sent to the Escrow Agent pursuant to this Agreement. The Escrow Agent shall have no liability for Escrow Property, or interest thereon, sent to it that remains unclaimed or is returned if such written notification is not given.

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3.4

(a) Subject to and in accordance with the provisions hereof, the Escrow Agent agrees to hold the Escrow Property in either a “securities account” (as defined in Section 8-501(a) of the New York UCC) or in a “deposit account” (as defined in Section 9-102(a)(29) of the New York UCC), as applicable. Escrow Property will be held in the following account:

Wire Instructions:

Wells Fargo Bank, National Association

ABA No.: 121-000-248

Credit: Corporate Trust Clearing

Credit DDA #: 0001038377

For Further Credit: Chemtura/US Bank Escrow

Account # 80494200

Attn: Tim Martin

The above referenced account will be established with the Escrow Agent or an affiliate in the name of the Escrow Agent, as escrow agent on behalf of the Trustee and the Company (together with any successor account or accounts, the “Escrow Account”), to administer the Escrow Account in accordance with the provisions of this Agreement, including, without limitation, holding in escrow, investing and reinvesting, and releasing or distributing the Escrow Property.

(b) As security for the due and punctual payment when due and punctual performance of all amounts that may be payable from time to time under the Indenture and the Notes, now or hereafter arising, the Company hereby pledges, assigns and grants to the Trustee, for the benefit of the holders of the Notes, a continuing security interest in, and a lien on, its interests in this Agreement, the Escrow Account and all Escrow Property. The security interest of the Trustee shall at all times be valid, perfected and enforceable as a first priority security interest by the Trustee against the Company in accordance with the terms of this Agreement. The Company hereby authorizes the filing of (and agrees to file) a financing statement (which financing statement shall describe as collateral the interest of the Company in this Agreement, in the Escrow Account and in the Escrow Property) in the State of Delaware to perfect the foregoing security interest granted to the Trustee.

(c) The Escrow Agent hereby agrees that each item of property (which shall be in the form of Government Securities, Cash Equivalents (solely with respect to instruments or investments satisfying clauses (a), (b), (c) and (d) of the definition thereof in the Indenture, in each case maturing no later than the Escrow End Date (as defined below), and with respect to clause (c) thereof with a bank or trust company having capital, surplus and undivided profits aggregating in excess of $500,000,000) and other Escrow Investments (in each case, as defined in the Indenture) (collectively, the “Escrow Agreement Permitted Investments”) deposited in or credited to any Escrow Account maintained as a securities account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.

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(d) If at any time the Escrow Agent receives (i) any entitlement order (as such term is defined in Section 8-102(a)(8) of the New York UCC) with respect to any financial asset credited to an Escrow Account or (ii) any instruction (within the meaning of Section 9-104(b) of the New York UCC) concerning the disposition of funds held in an Escrow Account from the Trustee acting on the written directions of the majority of the holders of the Notes, the Escrow Agent shall comply with such entitlement order or instruction, as applicable, without further consent of the Company or any other Person. The Trustee hereby agrees that so long as no Event of Default (as defined in the Indenture) has occurred and is continuing and the Notes are not due and payable, it shall not give any entitlement orders or instructions, as applicable, unless a Special Mandatory Redemption shall be required pursuant to Section 3.09 of the Indenture or as otherwise permitted pursuant to Section 5 hereof. The Escrow Agent agrees that it shall honor instructions issued in accordance with Sections 5.1, 5.2, 5.3, 5.4, 5.5 and 5.6 hereof.

(e) Upon the release of any Escrow Property pursuant to Section 5 hereof, the security interest granted hereby to the Trustee for the benefit of the holders of the Notes shall automatically terminate without any further action and the Escrow Property shall be delivered to the recipient free and clear of any and all liens, claims or encumbrances of any person, including, without limitation, the Escrow Agent, the Trustee and the holders of the Notes.

SECTION 4. Investment of the Escrow Property. During the term of this Agreement, the Escrow Agent shall invest and reinvest the Escrow Property in the Escrow Agreement Permitted Investments at the written direction of one of the authorized representatives of the Company identified on Schedule I hereto (each such representative, an “Authorized Person”).

The Escrow Agent shall have no obligation to invest or reinvest the Escrow Property if deposited with the Escrow Agent after 11:00 a.m. local time in the City of New York on such day of deposit until the next Business Day. Instructions received after 11:00 a.m. local time in the City of New York will be treated as if received on the following Business Day. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Property. Any interest or other income received on such investment and reinvestment of the Escrow Property shall become part of the Escrow Property and any losses incurred on such investment and reinvestment of the Escrow Property shall be debited against the Escrow Property. If a selection is not made and a written direction not given to the Escrow Agent, the Escrow Property shall remain uninvested with no liability for interest therein. It is agreed and understood that the entity serving as Escrow Agent may earn fees associated with the investments outlined above in accordance with the terms of such investments. Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrow Property pursuant to Section 5 hereof. In no event shall the Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments

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hereunder. It is understood and agreed that the Escrow Agent or its affiliates are permitted to receive additional compensation that could be deemed to be in the Escrow Agent’s economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments.

The Escrow Property may be held in custody and deposit accounts established by the Escrow Agent with one or more domestic or foreign banks or other institutions (each a “Subcustodian”), as may be notified in writing by the Escrow Agent to the Company from time to time, or through the facilities of one or more affiliate of the Escrow Agent. Any Subcustodian may hold the Escrow Property in a securities depository and may utilize a clearing agency. Notwithstanding anything herein to the contrary, such securities depositories and clearing agencies shall not be deemed to be agents of the Escrow Agent.

SECTION 5. Distribution of the Escrow Property. The Escrow Agent is directed to distribute the Escrow Property in the following manner:

5.1 if at any time prior to the Initial Escrow End Date, as may be extended to the First Escrow Extension Date or the Second Escrow Extension Date pursuant to this Agreement (the “Escrow End Date”), the Escrow Release Conditions (as defined in Section 6 hereof) are satisfied and the Escrow Agent receives (i) a certificate from the Company substantially in the form of Exhibit A, dated as of the date the Escrow Property is to be released pursuant to the Release Notice (as defined below), executed by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, certifying to the Escrow Agent as to the matters set forth therein (an “Officers’ Certificate”) and (ii) a written notice substantially in the form of Exhibit B, executed by an Authorized Person of the Company and acknowledged by the Trustee (a “Release Notice”), the Escrow Agent shall within one (1) Business Day, provided that the Release Notice is received by 11:00 a.m. local time in the City of New York on the prior Business Day, release the Escrow Property as directed and in the manner set forth in the Release Notice;

The Company shall give the Trustee written notice of not less than one (1) Business Day of its intention to deliver a Release Notice to the Trustee for acknowledgment.

5.2 if at any time prior to the Escrow End Date, the Escrow Agent receives a written notice from the Company dated no later than the next Business Day following the Trigger Date setting forth the date on which a Special Mandatory Redemption will occur (a “Redemption Notice”) in the form of Exhibit C hereto, executed by an Authorized Person of the Company and acknowledged by the Trustee (solely for purposes of confirming the amounts set forth therein, such confirmation not to be unreasonably withheld or delayed), the Escrow Agent shall liquidate the Escrow Property no later than one (1) Business Day prior to the date specified for the Special Mandatory Redemption, and shall release the Escrow Property as directed and in the manner set forth in the Redemption Notice;

The Company shall give the Trustee written notice of not less than one (1) Business Day of its intention to deliver a Redemption Notice to the Trustee for acknowledgment.

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5.3 if on the Initial Escrow End Date, the Escrow Agent has not received (a) (i) a written notice from the Company indicating its election to extend the Initial Escrow End Date to the First Escrow Extension Date and (ii) the amount of the First Additional Interest Deposit as set forth in Section 3.2, or (b) a Release Notice, the Escrow Agent shall give written notice to the Trustee within one (1) Business Day of the Initial Escrow End Date of a release of Escrow Property under this Section 5.3 and, not less than one (1) Business Day after the date of such notice, (x) release the Escrow Property (less any interest or other income received from the investment or reinvestment thereof pursuant to Section 4) to the Trustee, by wire transfer of immediately available funds to the account set forth in Section 12.4 (or such other account as the Trustee shall have specified by notice to the Escrow Agent), and (y) after making the transfer described in the preceding clause (x), release all amounts remaining in the Escrow Account to the Company, by wire transfer of immediately available funds to the account set forth in Section 12.4 (or such other account as the Company shall have specified by notice to the Escrow Agent);

5.4 if on the First Escrow Extension Date, the Escrow Agent has not received (a) (i) a written notice from the Company indicating its election to extend the Initial Escrow End Date to the Second Escrow Extension Date and (ii) the amount of the Second Additional Interest Deposit as set forth in Section 3.3, or (b) a Release Notice, the Escrow Agent shall give written notice to the Trustee within one (1) Business Day of the First Escrow Extension Date of a release of Escrow Property under this Section 5.4 and, not less than one (1) Business Day after the date of such notice, (x) release the Escrow Property (less any interest or other income received from the investment or reinvestment thereof pursuant to Section 4) to the Trustee, by wire transfer of immediately available funds to the account set forth in Section 12.4 (or such other account as the Trustee shall have specified by notice to the Escrow Agent), and (y) after making the transfer described in the preceding clause (x), release all amounts remaining in the Escrow Account to the Company, by wire transfer of immediately available funds to the account set forth in Section 12.4 (or such other account as the Company shall have specified by notice to the Escrow Agent);

5.5 if on the Second Escrow Extension Date, the Escrow Property shall not have been released pursuant to Section 5.1, 5.2, 5.3, 5.4 or 5.6, then the Escrow Agent shall, on the Second Escrow Extension Date, give written notice to the Trustee within one (1) Business Day of the Second Escrow Extension Date of a release of Escrow Property under this Section 5.5 and, not less than one (1) Business Day after the date of such notice, (x) release the Escrow Property (less any interest or other income received from the investment or reinvestment thereof pursuant to Section 4) to the Trustee, by wire transfer of immediately available funds to the account set forth in Section 12.4 (or such other account as the Trustee shall have specified by notice to the Escrow Agent), and (y) after making the transfer described in the preceding clause (x), release all amounts remaining in the Escrow Account to the Company, by wire transfer of immediately available funds to the account set forth in Section 12.4 (or such other account as the Company shall have specified by notice to the Escrow Agent); or

5.6 if at any time prior to the Escrow End Date, the Escrow Agent receives an entitlement order or instructions, as applicable, from the Trustee pursuant to Section 3.4(d) hereof, executed by the Trustee, the Escrow Agent shall liquidate the Escrow Property no later than one (1) Business Day prior to the date specified in such entitlement order or instructions, as the case may be, for the release of such Escrow Property and shall release the Escrow Property as directed and in the manner set forth in such entitlement order or instructions from the Trustee pursuant to Section 3.4(d) hereof, as the case may be; it being understood that the Trustee shall not deliver any such entitlement order or instructions in reliance on this Section 5.6 unless an Event of Default has occurred and is continuing under the Indenture.

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SECTION 6. Escrow Release Conditions

The Escrow Agent shall only release the Escrow Property to the Company upon satisfaction of the following conditions (the “Escrow Release Conditions”), which shall be certified in writing by the Company in an Officers’ Certificate in accordance with Section 5 hereof:

6.1 issuance by the Bankruptcy Court of a final order that has not been stayed pending appeal confirming a Reorganization Plan and, other than release of the Escrow Property and other conditions to be satisfied substantially simultaneously with release of the Escrow Property, satisfaction of all conditions precedent to effectiveness of such Reorganization Plan;

6.2 except as contemplated by the Reorganization Plan proposed by the Company as of August 13, 2010, including transfers to certain litigation and environmental trusts,

(a) the Company shall directly or indirectly own subsidiaries that own all or substantially all of the assets and businesses directly or indirectly owned by the Company and its subsidiaries immediately prior to the consummation of the transactions contemplated by such Reorganization Plan, and

(b) the cash expenditures to be made in respect of Specified Claims pursuant to such Reorganization Plan shall not exceed $1,100,000,000; provided, however, that in the event the Company consummates the Rights Offering, such amount shall be increased by the net proceeds of such offering;

6.3 no Default or Event of Default shall have occurred and be continuing under the Indenture;

6.4 substantially simultaneously with the release of Escrow Property, the respective parties shall have executed and delivered documents relating to the other elements of the Exit Financing, and the conditions to effectiveness thereunder shall have been satisfied or waived by the parties thereto, and funds shall have been borrowed or received or available to be borrowed pursuant to offerings (as necessary to consummate the Reorganization Plan), as follows:

(a) the Senior Secured Term Loan Facility in an aggregate principal amount not to exceed approximately $300,000,000, which shall have the collateral, maturity and amortization features summarized in the Offering Memorandum under “Description of Other Indebtedness”; and

(b) the ABL Facility, which shall provide for commitments in an aggregate principal amount not to exceed approximately $275,000,000 (availability is subject to borrowing base and advance rate calculations); and

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6.5 each Guarantor shall have executed a Note Guarantee in accordance with the provisions of the Indenture.

SECTION 7. Termination. This Agreement shall terminate upon the distribution of all Escrow Property from the Escrow Account. The provisions of Sections 8, 9, 10 and 11 shall survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.

SECTION 8. Compensation of Escrow Agent. The Escrow Agent shall be entitled to payment from the Company for customary fees and reasonable out-of-pocket expenses for all services rendered by it hereunder as listed on Exhibit D hereto (as such fees may be adjusted from time to time). The Company shall reimburse the Escrow Agent on demand for all loss, liability, damage, disbursements, advances or reasonable out-of-pocket expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors’ and agents’ reasonable out-of pocket fees and disbursements and all taxes or other governmental charges. At all times, the Escrow Agent will have a right of set off and first lien on the funds in the Escrow Property for payment of customary fees and reasonable out-of-pocket expenses and all such loss, liability, damage or expenses. Such compensation and expenses shall be paid from the Escrow Property to the extent not otherwise paid within thirty (30) days after an invoice has been rendered. Except as expressly provided in this Section 8, the Escrow Agent subordinates any lien or right of set off it may have with respect to the Escrow Property to the Trustee’s security interests granted hereunder other than in connection with fees pursuant to this Section 8 or the indemnification obligations in Section 10.

SECTION 9. Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days prior written notice of such resignation to the Company and the Trustee. Upon such notice, a successor escrow agent shall be appointed by the Company and the Trustee, who shall provide written notice of such to the resigning Escrow Agent. Such successor escrow agent shall become the escrow agent hereunder upon the resignation specified in such notice. If the Company and the Trustee are unable to agree upon a successor escrow agent within thirty (30) days after such notice, the Escrow Agent may, in its sole discretion, deliver the Escrow Property to the Trustee at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The reasonable out-of-pocket costs and expenses (including its attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by the Company. Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor Escrow Agent, less the Escrow Agent’s fees, costs and expenses or other obligations owed to the Escrow Agent to be paid from any interest earned in respect of the Escrow Property, or hold any interest earned in respect of the Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid. Upon its resignation and delivery of the Escrow Property as set forth in this Section 9, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the Escrow Property or this Agreement.

SECTION 10. Indemnification of Escrow Agent. The Company shall indemnify, defend and hold harmless the Escrow Agent and its officers, directors, employees and agents, from and against and reimburse the Escrow Agent for any and all claims, obligations, liabilities,

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losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments and reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Escrow Agent directly or indirectly relating to, or arising from, claims against the Escrow Agent by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable out-of-pocket costs required to be associated with claims for damages to persons or property, and reasonable out-of-pocket attorneys’ and consultants’ fees and reasonable out-of-pocket expenses and court costs except to the extent caused by the Escrow Agent’s bad faith, gross negligence or willful misconduct; provided, however, that in no case shall the Company be responsible for any indemnification amount payable pursuant to this Section 10 in excess of the amounts deposited in the Escrow Account hereunder. The provisions of this Section 10 shall survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.

SECTION 11. The Escrow Agent.

11.1 The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied against the Escrow Agent. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement to which the Company or the Trustee is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from the Company or the Trustee or an entity acting on its behalf. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

11.2 If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing reasonably deems appropriate; and if the Escrow Agent reasonably complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

11.3 The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of bad faith, gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the Company or Trustee or any entity acting on behalf of the Company and the Trustee, given in accordance with the terms of this Agreement, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians, (iv) for the investment or reinvestment of any cash held by it

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hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its bad faith, gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Property, or any loss of interest or income incident to any such delays, or (v) for an amount in excess of the value of the Escrow Property, valued as of the date of deposit, but only to the extent of direct money damages.

11.4 If any fees, reasonable out-of-pocket expenses or costs incurred by, or any obligations owed to, the Escrow Agent or its counsel hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefor from the Escrow Property and may sell, liquidate, convey or otherwise dispose of any investment in respect of the Escrow Property for such purpose. The Escrow Agent may in its sole discretion withhold from any distribution of any interest earned in respect of the Escrow Property an amount it believes would, upon sale or liquidation, produce proceeds equal to any unpaid amounts to which the Escrow Agent is entitled to hereunder.

11.5 The Escrow Agent may consult with one legal counsel of its own choosing, at the expense of the Company, as to any matter relating to this Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

11.6 The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

11.7 The Escrow Agent shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it in accordance with this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; provided that any Release Notice or Redemption Notice from the Company shall be executed by an Authorized Person.

11.8 The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

11.9 The Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives similar escrow property held by Wells Fargo Bank, National Association for similar escrow accounts and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

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11.10 When the Escrow Agent acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Escrow Agent, absent bad faith, gross negligence or willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Company or the Trustee or is not in the form the Company and the Trustee sent or intended to send (whether due to fraud, distortion or otherwise). The Company shall indemnify the Escrow Agent against any loss, liability, claim or reasonable out-of-pocket expense (including reasonable out-of-pocket legal fees and expenses) it may incur with its acting in accordance with any such communication.

11.11 In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by the Company or the Trustee, which eliminates such ambiguity or uncertainty.

11.12 In the event of any dispute between or conflicting claims among the Company and the Trustee and any other person or entity with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Company or the Trustee for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. The Escrow Agent shall act on such court order and legal opinions without further question. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The reasonable out-of-pocket costs and expenses (including attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by the Company.

11.13 The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.

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11.14 Except as otherwise stated herein, the Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Company will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall only be responsible for income reporting with respect to income earned on the Escrow Property and will not be responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.

11.15

(a) The Escrow Agent shall report to the Internal Revenue Service (the “IRS”) and to the Company, as of each calendar year-end, all income earned from the investment of any sum held in the Escrow Account, as and to the extent required under the provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”).

(b) The Company is required to prepare and file any and all income or other tax returns applicable to the Escrow Account with the IRS and all required state and local departments of revenue in all years income is earned in any particular tax year to the extent required under the provisions of the Code.

(c) Any taxes payable on income earned from the investment of any sums held in the Escrow Account shall be paid by the Company, whether or not the income was distributed by the Escrow Agent during any particular year and to the extent required under the provisions of the Code.

(d) The Escrow Agent shall have no responsibility for the preparation and/or filing of any tax or information return with respect to any transactions, whether or not related to this Agreement, that occur outside the Escrow Account.

11.16 The Escrow Agent shall provide to the Company monthly statements identifying transactions, transfers or holdings of Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by the Company and the Trustee unless the Escrow Agent is notified in writing, by the Company and the Trustee, to the contrary within thirty (30) Business Days of the date of such statement.

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SECTION 12.

12.1 This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof.

12.2 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

12.3 Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person’s address for purposes of notices hereunder.

12.4 All notices and other communications under this Agreement shall be in writing in English and shall be deemed given when delivered personally, on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid) or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Escrow Agent, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

If to the Company:

Chemtura Corporation	Account for Payments
199 Benson Road	[—]
Middlebury, CT 06749
Facsimile: (203) 573-2214
Attention: Chief Financial Officer and General Counsel

with a copy to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Facsimile: (312) 862-2200
Attention: Robert M. Hayward, P.C.

If to the Trustee:

U.S. Bank National Association	Account for Payments
EP MN WS3C	[—]
60 Livingston Avenue
St. Paul, MN 55107-1419
Facsimile: (651) 495-8097
Attention: Raymond S. Haverstock

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with a copy to:

Oppenheimer Wolff & Donnelly LLP
Plaza VII, Suite 3300
45 South 7th Street
Minneapolis, MN 55402
Facsimile: (612) 607-7100
Attention: Michael D. Zalk

If to the Escrow Agent:

Wells Fargo Bank, National Association
230 W. Monroe Street
Corporate Trust Department, 29th Floor
Chicago, IL 60606
Facsimile: (312) 726-2158
Attention: Timothy P. Martin

12.5 The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

12.6 This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and permitted assigns. Except as expressly provided herein, no other Person shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 12.6) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

12.7 This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the parties hereto.

12.8 The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

12.9 The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Escrow Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Wells Fargo Bank, National Association. The parties to this Agreement agree that they will provide the Escrow Agent with such information as it may request in order for the Escrow Agent to satisfy the requirements of the USA Patriot Act.

12.10 This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

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12.11 The parties hereto agree that the right to enforce, collect or realize on the Escrow Account or exercise any other right or remedy with respect to the Escrow Account shall be such parties’ (other than the Company’s) sole and exclusive legal remedy following the Closing Date for any breach or failure to be true and correct, or alleged breach or failure to be true and correct, of any representation or warranty or any covenant or agreement in this Agreement, or in any certificate or notice delivered hereunder or any other agreement executed in connection herewith and the transactions contemplated hereby and thereby, and the Escrow Account shall be the sole source of funds available in satisfaction thereof.

12.12 The Company hereby represents and warrants (i) that this Agreement has been duly authorized, executed and delivered on its behalf and, when duly executed and delivered in accordance with its terms by each of the other parties hereto, will constitute its legal, valid and binding obligation and (ii) that the execution, delivery and performance of this Agreement by the Company does not and will not violate any applicable law or regulation in any material respect.

12.13 The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

12.14 No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Wells Fargo Bank, National Association” or any of its affiliates by name or the rights, powers, or duties of the Escrow Agent under this Agreement, shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent.

12.15 For purposes of this Agreement, “Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted by law, regulation or executive order to be closed in the City of New York.

12.16 For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Escrow Agent may conclusively rely upon such instructions or directions, delivered, and executed by an Authorized Person of the Company or Trustee designated on Schedule I attached hereto and made a part hereof, which such designation shall include specimen signatures of such representatives, as such Schedule I may be updated from time to time.

12.17 Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent’s rights, obligations and immunities hereunder without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that the Escrow Agent shall have given notice thereof to the other parties to this Agreement.

15

12.18 No assignment of the interest of any of the parties hereto shall be binding upon the Escrow Agent unless and until written notice of such assignment shall be filed with and acknowledged by the Escrow Agent.

[SIGNATURE PAGE FOLLOWS]

16

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed and delivered as of the date first above written.

Company:

CHEMTURA CORPORATION

By:	/s/ Stephen C. Forsyth
	Name:	Stephen C. Forsyth
	Title:	Executive Vice President and Chief Financial Officer

Trustee:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President

Escrow Agent:

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ESCROW AGENT

By:	/s/ Timothy P. Martin
	Name:	Timothy P. Martin
	Title:	Vice President

Escrow Agreement Signature Page

EXHIBIT A

Officers’ Certificate

of

CHEMTURA CORPORATION

This certificate is being delivered pursuant to Section 5 of the Escrow Agreement, dated as of August 27, 2010 (the “Escrow Agreement”), by and among Chemtura Corporation, a Delaware corporation (the “Company”), U.S. Bank National Association, as trustee (the “Trustee”), and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”). Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement, including by reference to the Indenture and the Purchase Agreement described therein.

The Company hereby certifies to the Escrow Agent through the undersigned officers, on behalf of the Company and not in a personal capacity, as follows:

(a) The Bankruptcy Court has issued a final order that has not been stayed pending appeal confirming a Reorganization Plan and, other than release of the Escrow Property and other conditions to be satisfied substantially simultaneously with release of the Escrow Property, all conditions precedent to effectiveness of such Reorganization Plan have been satisfied;

(b) except as contemplated by the Reorganization Plan proposed by the Company as of August 13, 2010, including transfers to certain litigation and environmental trusts,

(i) the Company directly or indirectly owns subsidiaries that own all or substantially all of the assets and businesses directly or indirectly owned by the Company and its subsidiaries immediately prior to the consummation of the transactions contemplated by such Reorganization Plan, and

(ii) the cash expenditures to be made in respect of Specified Claims pursuant to such Reorganization Plan does not exceed $1,100,000,000 or, if the Company has consummated the Rights Offering, $1,100,000,000 plus net proceeds of such offering;

(c) no Default or Event of Default has occurred and is continuing under the Indenture;

(d) substantially simultaneously with the release of Escrow Property, the respective parties shall have executed and delivered documents relating to the other elements of the Exit Financing, and the conditions to effectiveness thereunder shall have been satisfied or waived by the parties thereto, and funds shall have been borrowed or received or available to be borrowed pursuant to offerings (as necessary to consummate the Reorganization Plan), as follows:

(i) the Senior Secured Term Loan Facility in an aggregate principal amount not to exceed approximately $300,000,000, which shall have the collateral, maturity and amortization features summarized in the Offering Memorandum under “Description of Other Indebtedness”; and

A-1

(ii) the ABL Facility, which shall provide for commitments in an aggregate principal amount not to exceed approximately $275,000,000 (availability is subject to borrowing base and advance rate calculations); and

(e) each Guarantor has executed a Note Guarantee in accordance with the provisions of the Indenture.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

A-2

IN WITNESS WHEREOF, the Company, through the undersigned officers, has signed this officers’ certificate as of the date first above written.

CHEMTURA CORPORATION

By:
Name:
Title:

By:
Name:
Title:

A-3

EXHIBIT B

Release Notice

Reference is hereby made to the Escrow Agreement, dated as of August 27, 2010 (the “Escrow Agreement”), by and among Chemtura Corporation, a Delaware corporation (the “Company”), U.S. Bank National Association, as trustee (the “Trustee”), and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”). Capitalized terms used herein and not defined shall have the respective meanings ascribed to such terms in the Escrow Agreement, including by reference to the Indenture and the Purchase Agreement described therein.

Pursuant to the Escrow Agreement, the Company hereby authorizes and directs the release by the Escrow Agent of the Escrow Property in the aggregate amount of $             representing the Escrow Property in the Escrow Account payable to the Company by wire transfer of immediately available funds to the account set forth on Schedule      attached hereto.

B-1

IN WITNESS WHEREOF, the undersigned has caused this Release Notice to be duly executed and delivered as of this [    ] day of [    ], [2010][2011].

CHEMTURA CORPORATION

By:
Name:
Title:

Acknowledged by:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

B-2

EXHIBIT C

Redemption Notice

Reference is hereby made to the Escrow Agreement, dated as of August 27, 2010 (the “Escrow Agreement”), by and among Chemtura Corporation, a Delaware corporation (the “Company”), U.S. Bank National Association, as trustee (the “Trustee”), and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Escrow Agreement, including by reference to the Indenture or the Purchase Agreement described therein.

NOTICE IS HEREBY GIVEN THAT, pursuant to Section 3.09 of the Indenture, a Special Mandatory Redemption is required to be made on [             ]1 (the “Special Mandatory Redemption Date”) in an amount equal to the sum of 101% of the gross proceeds from the offering of the Notes, together with accrued and unpaid interest thereon from the Closing Date up to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

Pursuant to the Escrow Agreement, the Company hereby authorizes and directs the release by the Escrow Agent of the Escrow Property as follows:

(a) $[        ], representing 101% of the gross proceeds from the offering of the Notes, and the accrued and unpaid interest, including original issue discount, thereon, calculated based on the number of days from the Closing Date up to, but excluding, the Special Mandatory Redemption Date, payable to the Paying Agent (as defined in the Indenture) by wire transfer of immediately available funds to the account set forth on Schedule      attached hereto; and

(b) after making the transfer described in paragraph (a) above, an amount equal to all amounts remaining in the Escrow Account, payable to the Company by wire transfer of immediately available funds to the account set forth on Schedule      attached hereto.

IN WITNESS WHEREOF, the undersigned has caused this Redemption Notice to be duly executed and delivered as of this [    ] day of [    ], [2010][2011]

CHEMTURA CORPORATION

By:
Name:
Title:

[1]	The Special Mandatory Redemption Date shall be no earlier than two (2) Business Days and no later than five (5) Business Days following the date of this Redemption Notice.

C-1

Acknowledged by:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

C-2

EXHIBIT D

Schedule of Escrow Agent Fees

Annual Charge: $6,500.00.

Any out-of-pocket expenses, or extraordinary fees or expenses such as attorneys’ fees or messenger costs, are additional and are not included in the above schedule.

These fees cover a full year, or any part thereof, and thus are not prorated in the year of termination. The annual fee is billed in advance and payable prior to that year’s service.

D-1

SCHEDULE I

Authorized Representatives of Chemtura Corporation

Name	Title	Specimen Signature

I-1

CHEMTURA CORPORATION

as Issuer

7.875% SENIOR NOTES DUE 2018

Indenture

Dated as of August 27, 2010

U.S. Bank National Association

as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	12.03
(c)	12.03
313(a)	7.06, 12.03
(b)(1)	10.06
(b)(2)	7.06, 7.07, 10.06
(c)	7.06, 12.02
(d)	7.06
314(a)	7.06, 12.05
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
316(a) (last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	N.A.
(c)	12.14

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

i

317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318(a)	N.A.
(b)	N.A.
(c)	12.01

ii

i

EXHIBITS

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF SUPPLEMENTAL INDENTURE

v

INDENTURE dated as of August 27, 2010 between Chemtura Corporation, a Delaware corporation (the “Company”) and U.S. Bank National Association, as trustee.

The Company and the Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 7.875% Senior Notes due 2018:

ARTICLE ONE

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A attached hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“ABL Facility” means the asset based revolving credit agreement dated as of its effective date among the Company and each Subsidiary of the Company from time to time designated as a “Borrower” thereunder, the lenders and agents party thereto and Bank of America, N.A., as administrative agent, as amended, supplemented, modified, extended, restructured, renewed, restated, refinanced or replaced in whole or in part from time to time.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness, Disqualified Stock or Preferred Stock of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary and (2) with respect to the Company or any Restricted Subsidiary, any Indebtedness, Disqualified Stock or Preferred Stock of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Indebtedness, Disqualified Stock or Preferred Stock expressly assumed in connection with the acquisition of the stock or any asset or assets from another Person; provided that such Indebtedness, Disqualified Stock or Preferred Stock was not Incurred or issued by such Person in connection with or in contemplation of such merger or acquisition.

“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.

“Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than (x) the Initial Notes and (y) any Note issued pursuant to Sections 2.07(a), (c), (e) or (f), Section 2.08 or Section 2.11 hereof) issued under this Indenture in accordance with Section 2.02 hereof as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession,

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directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of such Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value as of such date of redemption of (1) the redemption price of such Note at September 1, 2014 (such redemption price being set forth in the table appearing in Section 3.07(c) hereof) plus (2) all remaining required interest payments due on such Note through September 1, 2014 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(a)	the sale, lease, conveyance, transfer or other disposition (each, a “Transfer”), whether in a single transaction or a series of related transactions (including by way of a Sale and Leaseback Transaction), of any assets outside the ordinary course of business of the Company or any Restricted Subsidiary; and

(b)	the issuance or sale of Equity Interests by any Restricted Subsidiary or the Transfer by the Company or any Restricted Subsidiary of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law), whether in a single transaction or series of related transactions.

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(a)	any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $10,000,000;

(b)	a Transfer of assets that is governed by Section 4.06 or Section 5.01 hereof;

(c)	a Transfer of assets or Equity Interests between or among the Company and the Restricted Subsidiaries;

(d)	an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(e)	a Transfer of any assets in the ordinary course of business;

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(f)	a Transfer of Cash Equivalents;

(g)	a Transfer of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(h)	a Transfer that constitutes a Restricted Payment that is permitted pursuant to Section 4.08 hereof or a Permitted Investment;

(i)	a Transfer of any property or equipment that has become redundant, surplus, damaged, worn out, obsolete or no longer useful, and sales or other dispositions of intellectual property determined to be uneconomical, negligible or obsolete;

(j)	the creation of a Lien not prohibited by this Indenture (but not the sale of property subject to a Lien);

(k)	a grant of a license to use the Company’s or any Restricted Subsidiary’s patents, trade secrets, know-how or other intellectual property to the extent that such license does not limit the licensor’s use of the patent, trade secret, know-how or other intellectual property;

(l)	sales, transfers or contributions of Receivables Assets (or a fractional undivided interest therein) to a Receivables Entity in a Qualified Receivables Transaction, provided that if such Receivables Entity is an Affiliate, such sale, transfer or contribution must be for the fair market value thereof (as determined in good faith by the Company);

(m)	transfers of Receivables Assets (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction;

(n)	any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to Section 4.08 hereof;

(o)	foreclosure, condemnation or any similar action with respect to any property or other asset of the Company or any of its Restricted Subsidiaries;

(p)	any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Release Date, including any Sale and Leaseback Transaction or asset securitization permitted by this Indenture;

(q)	dispositions in connection with Permitted Liens;

(r)	to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(s)	the lease, assignment, sublease or license of any real or personal property in the ordinary course of business;

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(t)	any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, including in connection with any merger or consolidation;

(u)	any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind; and

(v)	any sale, conveyance or other disposition of property or assets of the Company or any Restricted Subsidiary (whether in a single transaction or a series of related transactions) in connection with the Emergence Transactions.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Code” means the United States Bankruptcy Code, 11, U.S.C Section 101 et seq., as amended from time to time.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 cases or any other court having jurisdiction over the Chapter 11 cases, including, to the extent of the withdrawal of any reference under 28 U.S.C. § 157, the United States District Court for the Southern District of New York.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(a)	with respect to a corporation, the board of directors of the corporation or a duly authorized committee thereof;

(b)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(c)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

4

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests (including general or limited partnership interests, limited liability company or membership interests or limited liability partnership interests), participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock.

“Cases” means the proceedings of Chemtura Corporation and certain of its Subsidiaries and affiliates, as debtors and debtors-in-possession under Chapter 11.

“Cash Equivalents” means:

(a)	United States dollars and such local currencies held by the Company or any Restricted Subsidiary from time to time in the ordinary course of business;

(b)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than two years from the date of acquisition;

(c)	investments in time or demand deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A-2” or higher by Moody’s, “A” or higher by S&P or the equivalent rating by any other nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(d)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)	commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition;

5

(f)	securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or S&P and having maturities of not more than two years from the date of acquisition; and

(g)	shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P, at least Aaa or the equivalent thereof by Moody’s or any other mutual fund at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition.

“Change of Control” means the occurrence of any of the following:

(a)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act); or

(b)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(c)	the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any “person” or “group” (as defined above), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company; or

(d)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting at least 33.3% of the voting power of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); provided, however, that none of the Emergence Transactions, or any other action contemplated by or in furtherance of the Reorganization Plan or the Company’s emergence from Chapter 11, shall constitute a Change of Control.

“Chapter 11” means Chapter 11 of the Bankruptcy Code.

6

“Clearstream” means Clearstream Banking, a société anonyme organized under the laws of Luxembourg.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

“Consolidated Cash Flow” means for any period, the Consolidated Net Income of the Company for such period plus:

(a)	provision for taxes based on income or profits of the Company and the Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(b)	Fixed Charges of the Company and the Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(c)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and the Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(d)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; plus

(e)	to the extent non-recurring and not capitalized, any fees, costs and expenses of the Company and its Restricted Subsidiaries Incurred as a result of Investments, Asset Sales permitted hereunder and the issuance, repayment or amendment of Equity Interests or Indebtedness permitted hereunder (in each case, whether or not consummated).

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Company and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter or any agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

7

“Consolidated Net Income” means, for any period, the aggregate of the net income (loss) of the Company and the Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(a)	the net income (loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary (subject, in the case of dividends or distributions paid to a Restricted Subsidiary, to the limitations contained in clause (b) below);

(b)	the net income (but not the net loss) of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(c)	any gain or loss, together with any related provision for taxes on such gain or loss less all fees and expenses or charges relating thereto, realized in connection with: (i) any sale of assets outside the ordinary course of business of the Company; or (ii) the disposition of any securities by the Company or a Restricted Subsidiary or the extinguishment of any Indebtedness of the Company or any Restricted Subsidiary, shall be excluded;

(d)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss (less all costs and expenses if Incurred in connection with the Cases and the Exit Financing), shall be excluded;

(e)	any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company and any Restricted Subsidiary shall be excluded; provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock (other than Disqualified Stock of the Company);

(f)	the cumulative effect of a change in accounting principles shall be excluded;

(g)	(i) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date and (ii) any restoration to or deduction from income for changes in estimates related to the postemergence settlement of prepetition claims obligations in relation with Chapter 11 following the Issue Date, in each case shall be excluded;

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(h)	any charges or credits relating to any purchase accounting adjustments or to the adoption of freshstart accounting principles shall be excluded;

(i)	to the extent the related loss is not added back in calculating such Consolidated Net Income, proceeds of business interruption insurance policies to the extent of such related loss shall be excluded;

(j)	fees and expenses related to a Qualified Receivables Transaction shall be excluded;

(k)	any net after-tax gains attributable to the termination of any employee pension benefit plan shall be excluded;

(l)	(i) any net after-tax income or loss from operating results of discontinued operations as defined by GAAP and (ii) any net after-tax gains or losses from sales of discontinued operations, in each case shall be excluded;

(m)	any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, Hedging Obligations or other derivative instruments entered into in relation with the Indebtedness extinguished shall be excluded;

(n)	any gain or loss for such period from currency translation gains or losses or net gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk entered into in relation with Indebtedness) shall be excluded;

(o)	any non-cash impairment charges or asset write-downs or write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded; and

(p)	any increase in amortization or depreciation or other non-cash charges or the impact of write-off of deferred revenues resulting from the application of SOP 90-7 in relation to the Emergence Transactions shall be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person, the Total Assets of such Person and its Restricted Subsidiaries less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of such Person), in each case calculated in accordance with GAAP, provided that in the event that such Person or any of its Restricted Subsidiaries assumes or acquires any assets in connection with the acquisition by such Person and its Restricted Subsidiaries of another Person subsequent to the commencement of the period for which the Consolidated Net Tangible Assets is being calculated but prior to the event for which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption or acquisition of assets, as if the same had occurred at the beginning of the applicable period.

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“Corporate Trust Office of the Trustee” shall be the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreements” means (i) that certain Credit Agreement governing the ABL Facility, dated as of the Release Date, by and among the Company, Bank of America, N.A., as Administrative Agent, and the other lenders named therein providing for up to $275,000,000 of revolving credit borrowings and (ii) that certain Credit Agreement governing the Senior Secured Term Loan Facility, dated as of the Issue Date, by and among the Company, Bank of America, N.A., as Administrative Agent, and the other lenders named therein providing for up to $300,000,000 in term loan borrowings, in each case including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means (i) the ABL Facility, (ii) the Senior Secured Term Loan Facility and (iii) one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities, overdraft facilities or indentures) with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Custodian” means the Trustee, as custodian for the Depositary or its nominee with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default, provided that any Default that results solely from the taking of any action that would have been permitted but for the continuation of a previous Default shall be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A attached hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

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“Disinterested Member” means, with respect to any transaction or series of related transactions, a member of the Company’s Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions and is not an Affiliate, or an officer, director, member of a supervisory, executive or management board or employee of any Person (other than the Company or a Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“Disqualified Stock” means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, or by contract or otherwise, is, or upon the happening of any event or passage of time would be, required to be redeemed on or prior to the date that is one year after the earlier of the date on which the Notes mature and the date the Notes are no longer outstanding, or is redeemable at the option of the holder thereof, or is convertible into or exchangeable for debt securities in any such case on or prior to such date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if such Capital Stock specifically provides that such Person shall not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to Section 4.06 and Section 4.07. The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the earlier of the date on which the Notes mature and the date the Notes are no longer outstanding.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Emergence Transactions” means all transactions arising out of the Reorganization Plan and emergence from Chapter 11, including, but not limited to, the Exit Financing.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Stock) of the Company or any of its Subsidiaries (other than pursuant to the Rights Offering or a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) to any Person other than any Subsidiary thereof.

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“Escrow Agent” means Wells Fargo Bank, National Association, as escrow agent under the Escrow Agreement or any successor escrow agent as set forth in the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement to be dated as of August 27, 2010, among the Company, the Trustee and the Escrow Agent, as amended, supplemented, modified, extended, renewed, restated or replaced in whole or in part from time to time.

“Escrow End Date” means the 60th day following the Issue Date; provided that the Company may elect to extend the Escrow End Date for an additional 30 days on no more than two occasions so long as, not later than five Business Days prior to the scheduled Escrow End Date, (i) it provides prior written notice to the Escrow Agent and the Trustee and has issued a press release stating that it has extended the Escrow End Date and (ii) the Company has deposited cash into escrow with the Escrow Agent, to be held pursuant to the terms of the Escrow Agreement, in an amount sufficient to fund the redemption price due on the latest permitted date for the revised Special Mandatory Redemption in respect of all outstanding Notes and has certified that such amounts shall be satisfactory for such purpose.

“Escrow Investment” means (1) U.S. Treasury securities, (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing no later the Escrow End Date in each case, entitled to U.S. Federal deposit insurance for the full amount thereof or issued by a bank or trust company (including the Escrow Agent or an affiliate of the Escrow Agent) which is organized under the laws of the United States of America or any State thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and (3) repurchase obligations maturing no later than the Escrow End Date entered into with a nationally recognized broker-dealer, with respect to which the purchase securities are Obligations issued or guaranteed by the United States government or any agency thereof, which repurchase Obligations shall be entered into pursuant to written agreements.

“Escrow Proceeds” means collectively (i) the net proceeds from the issuance and sale of the Initial Notes deposited with the Escrow Agent on the Issue Date, and (ii) the following deposited with the Escrow Agent by Company on the Issue Date: sufficient Government Securities, Cash Equivalents (solely with respect to instruments or investments satisfying clauses (a), (b), (c) and (d) of the definition thereof herein, and in each case, maturing no later than the Escrow End Date, and with respect to clause (c) thereof, with a bank or trust company having capital, surplus and undivided profits aggregating in excess of $500,000,000) and other Escrow Investments, in an amount sufficient to redeem, for cash, the Notes (after giving effect to the Trustee’s deposit of the net proceeds) at a redemption price equal to 101% of the issue price of the Notes, plus accrued and unpaid interest including accrual of original issue discount on the Notes from the Issue Date up to, but excluding, the date of the Special Mandatory Redemption.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

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“Exchange Notes” means any notes issued in exchange for Notes pursuant to the Registration Rights Agreement.

“Exchange Offer” means the offer of the Company to issue and deliver to Holders that are not prohibited by law or policy of the Commission from participating in such offer in exchange for the Notes, a like aggregate principal amount of Exchange Notes.

“Excluded Subsidiary” means (i) any Receivables Entity, (ii) any Foreign Holding Company, (iii) any captive insurance entity of the Company, (iv) any wholly-owned Domestic Subsidiary that is a subsidiary of a Foreign Subsidiary and (v) any Domestic Subsidiary of the Company as of the Release Date or at any time thereafter meeting any one of the following conditions that has been designated by the Company as an Excluded Subsidiary in a writing to the Trustee (which designation may be rescinded by granting a Note Guarantee in accordance with the requirements of this Indenture): (a) the Total Assets of such Domestic Subsidiary determined as of the end of the fiscal year of the Company most recently ended for which financial statements are required to be delivered under this Indenture does not exceed $5,000,000, or (b) the Consolidated Cash Flow of such Domestic Subsidiary does not exceed $5,000,000, for the period of four consecutive quarters of the Company most recently ended for which financial statements are required to be delivered pursuant to this Indenture; provided that, at any time or from time to time after the Release Date, Domestic Subsidiaries shall not be designated as Excluded Subsidiaries under this clause (v) to the extent that such Domestic Subsidiaries under this clause (v) would represent, in the aggregate, (a) 5% or more of Total Assets of the Company at the end of the most recently ended fiscal year of the Company or (b) 5% or more of the Consolidated Cash Flow of the Company for the most recently ended fiscal year, in each case, based upon the most recent financial statements required to be delivered pursuant to this Indenture; provided, further, that, if the most recent financial statements required to be delivered pursuant to this Indenture for any fiscal quarter occurring after the Release Date indicate that, by reason of subsequent changes following the designation of any one or more Restricted Subsidiaries as an Excluded Subsidiary or Excluded Subsidiaries, the foregoing requirements of this definition would not be complied with (other than as a result of an impairment charge), individually or in the aggregate, then the Company shall use commercially reasonable efforts to promptly (but in any event within 180 days after the date the financial statements are required) rescind such designations as are necessary, and provide such Note Guarantees as are necessary, so as to comply with the requirements of this Indenture. Any uncured Default shall not occur until the expiration of such 180-day period provided such efforts are used.

“Existing Indebtedness” means the aggregate amount of Indebtedness of the Company and the Restricted Subsidiaries (other than Indebtedness under the Credit Agreements, the Notes and the related Note Guarantees) in existence (i) on the Issue Date; provided that the A&R DIP Facility is terminated on or prior to the Release Date and (ii) on the Release Date.

“Exit Financing” means that certain financing to finance the Reorganization Plan expected to be composed of the Senior Secured Term Loan Facility, the ABL Facility and the Notes.

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“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Chief Executive Officer, Chief Financial Officer or other responsible accounting or financial officer of the Company, whose determination shall be conclusive if evidenced by a Board Resolution.

“Fixed Charge Coverage Ratio” means for any period, the ratio of the Consolidated Cash Flow of the Company for such period to the Fixed Charges of the Company for such period.

For purposes of calculating the Fixed Charge Coverage Ratio:

(a)	in the event that the Company or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period;

(b)	acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the Company or any Restricted Subsidiary (or by any Person that has subsequently become a Restricted Subsidiary or has subsequently merged or consolidated with or into the Company or any Restricted Subsidiary), including through mergers or consolidations, and the designation or re-designation of an Unrestricted Subsidiary, in each case, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis, but without giving effect to clause (c) of the proviso set forth in the definition of Consolidated Net Income;

(c)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

(d)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the Company or any Restricted Subsidiary following the Calculation Date;

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(e)	whenever pro forma effect is to be given to an acquisition or disposition, the amount of Consolidated Cash Flow relating thereto and the amount of Fixed Charges associated with any Indebtedness Incurred in connection therewith, unless otherwise specified, the pro forma calculations shall be made in compliance with Article 11 of Regulation S-X under the Securities Act, as determined in good faith by a responsible financial or accounting officer of the Company provided that, pro forma calculations may include operating expense reductions and other operating improvements or synergies for such period resulting from such transaction (as determined in accordance with GAAP) for which pro forma effect is being given that have been realized, including but not limited to (i) reduction in personnel expenses, (ii) reduction of costs related to administrative functions, (iii) reduction of costs related to leased or owned properties and (iv) reductions from the consolidation of operations and streamlining of corporate overhead;

(f)	Fixed Charges attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; and

(g)	Fixed Charges attributable to interest on any Indebtedness Incurred under a revolving credit facility computed on a pro forma basis shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was Incurred solely for working capital purposes.

“Fixed Charges” means, for any period, the sum, without duplication, of:

(a)	the consolidated interest expense of the Company and the Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, net payments under interest rate agreements, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations and excluding any non-cash interest expense imputed on any convertible debt securities in accordance with FASB APB 14-1; plus

(b)	the consolidated interest of the Company and the Restricted Subsidiaries that was capitalized during such period; plus

(c)	any interest expense on Indebtedness of another Person that is Guaranteed by the Company or one of the Restricted Subsidiaries or secured by a Lien on assets of the Company or a Restricted Subsidiary, whether or not such Guarantee or Lien is called upon; plus

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(d)	the product of (i) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then- current combined federal, state and local statutory tax rate of the issuer of such Disqualified or Preferred Stock, expressed as a decimal; plus

(e)	Receivables Fees (other than fees and expenses, excluding amounts representing yield, interest or similar payments, paid to a Person that is not a Receivables Entity) in connection with any Qualified Receivables Transaction.

in each case, on a consolidated basis and in accordance with GAAP provided that, in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Transaction, the interest expense shall be computed based on the average daily balance of such Indebtedness during the applicable period.

“Foreign Holding Company” means each of Crompton Europe Financial Services Company, Chemtura Holding Company, Inc., Crompton International Corporation, Crompton LLC, GLCC Mexico Holdings, Inc., Great Lakes Trading Company, Inc. and QO Chemicals, Inc.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect Restricted Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Release Date; provided that GAAP shall not give effect to FASB APB14-1.

“Global Note Legend” means the legend set forth in Section 2.07(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.07(b)(iv), 2.07(d)(ii) or 2.07(f) hereof.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

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“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness of another Person, but excluding endorsements for collection or deposit in the normal course of business or Standard Receivables Undertakings in a Qualified Receivables Transaction.

“Guarantors” means

(a)	the Initial Guarantors; and

(b)	any other Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a)	any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement;

(b)	any commodity forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement; or

(c)	any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, enter into any Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms or the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) shall be considered an Incurrence of Indebtedness.

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“Indebtedness” means, with respect to any specified Person, whether or not contingent:

(a)	all indebtedness of such Person in respect of borrowed money;

(b)	all obligations of such Person evidenced by bonds, notes, debentures or similar instruments;

(c)	all obligations of such Person in respect of bankers’ acceptances, letters of credit or similar instruments (or reimbursement obligations in respect thereof, except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(d)	all Capital Lease Obligations of such Person and Attributable Debt;

(e)	all obligations of such Person in respect of the deferred and unpaid balance of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable due more than one year after such property is acquired or such services are completed;

(f)	all Hedging Obligations of such Person;

(g)	all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price plus accrued dividends;

(h)	all Preferred Stock issued by a Subsidiary of such Person, valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price plus accrued dividends;

(i)	all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness; and

(j)	to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person,

if and to the extent, in the case of items (a) through (e) (other than letters of credit), such obligations would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture.

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The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation. The amount of any Indebtedness described in clauses (a) and (b) above shall be:

(a)	the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(b)	the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

For purposes of determining any particular amount of Indebtedness, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. The following items shall not be treated as Indebtedness: (i) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.05 hereof; (ii) contingent obligations Incurred in the ordinary course of business and not in respect of borrowed money; (iii) deferred or prepaid revenues; (iv) deferred tax revenues and (v) obligations of the Company or any Restricted Subsidiary pursuant to contracts for, options, puts or similar arrangements relating to the purchase of raw materials or the sale of inventory at a time in the future entered into in the ordinary course of business.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means a firm: (1) which does not, and whose directors, officers or affiliates do not, have a material financial interest in the Company or any of its Subsidiaries; and (2) which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Guarantors” means all of the Domestic Subsidiaries of the Company, other than Excluded Subsidiaries, once they have guaranteed the Notes in accordance with this Indenture by executing and delivering a supplemental indenture pursuant to Section 4.18.

“Initial Notes” means (i) the $455,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof and (ii) any Exchange Notes.

“Initial Purchasers” means Citigroup Global Markets Inc., Banc of America Securities LLC, Barclays Capital Inc., Wells Fargo Securities, LLC and Goldman, Sachs & Co.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on the day immediately preceding March 1, 2011.

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“Inventory” has the meaning set forth in the Uniform Commercial Code of the State of New York, as amended.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investments” in any Person means all direct or indirect investments in such Person in the form of loans or other extensions of credit (including Guarantees but excluding advances or extensions of credit to customers or suppliers made in the ordinary course of business), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by such Person, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (excluding the footnotes).

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.08 hereof:

(a)	“Investment” shall include the portion (proportionate to the Company’s direct and indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(b)	any asset sold or otherwise disposed to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such sale or disposition; and

(c)	if the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary, or any Restricted Subsidiary issues Capital Stock, such that, after giving effect to any such sale, disposition or issuance, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale, disposition or issuance equal to the Fair Market Value of the Capital Stock of such Person held by the Company or such Restricted Subsidiary immediately following any such sale, disposition or issuance.

The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person unless such Investment in such third party was not made in anticipation or contemplation of the Investment by the Company or such Restricted Subsidiary and such third party Investment is incidental to the primary business of such Person in whom the Company or such Restricted Subsidiary is making such Investment.

“Issue Date” means the first date Notes are issued under this Indenture.

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“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity which, in each case, is not a Subsidiary of the Company or any of its Restricted Subsidiaries but in which the Company or a Restricted Subsidiary has a direct or indirect equity or similar interest.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Legended Regulation S Global Note” means a global Note substantially in the form of Exhibit A bearing the Global Note Legend, the Regulation S Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease, rights of set-off or netting arrangements in the ordinary course of business be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” means the aggregate proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof), received in Cash Equivalents by the Company or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) in the case of any Asset Sale by a Restricted Subsidiary, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Company or any Restricted Subsidiary) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Company or any Restricted Subsidiary and (4) appropriate amounts to be provided by the Company or the Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations or purchase price adjustment obligations associated with

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such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (4) no longer so held, shall, in the case of each of subclause (a) and (b), at that time become Net Available Cash.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Documents” means this Indenture, the Notes, the Note Guarantees, and all other agreements related to this Indenture, the Notes and the Note Guarantees.

“Note Guarantee” means a Guarantee of the Notes pursuant to this Indenture.

“Notes” means the 7.875% Senior Notes due 2018 of the Company issued under this Indenture. The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture and all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” with respect to any Indebtedness means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing such Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Notes.

“Offering Memorandum” means the offering memorandum, dated August 13, 2010, relating to the offering of the Notes.

“Offer to Purchase” means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(a)	the provision of this Indenture pursuant to which the offer is being made and that all Notes validly tendered shall be accepted for payment on a pro rata basis;

(b)	the purchase price and the date of purchase, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Payment Date”);

(c)	that any Note not tendered shall continue to accrue interest pursuant to its terms;

(d)	that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

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(e)	that Holders electing to have a Note purchased pursuant to the Offer to Purchase shall be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(f)	that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(g)	that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

On the Payment Date, the Company shall (a) accept for payment on a pro rata basis Notes or portions thereof (and, in the case of an Offer to Purchase made pursuant to Section 4.07, any Pari Passu Debt included in such Offer to Purchase) tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company shall comply with Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to an Offer to Purchase, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

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“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of this Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) that meets the requirements of this Indenture.

“Parent” means any direct or indirect parent company that owns 100% of the Company’s Common Stock.

“Pari Passu Debt” means (x) any Indebtedness of the Company that ranks equally in right of payment with the Notes or (y) any Indebtedness of a Guarantor that ranks equally in right of payment with such Guarantor’s Note Guarantee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents; provided, that any Cash Equivalents received are applied in accordance with Section 4.07 hereof.

“Permitted Business” means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Company and the Restricted Subsidiaries on the Issue Date and other businesses reasonably related or ancillary thereto or that are a reasonable extension or development thereof.

“Permitted Investments” means:

(a)	any Investment in the Company or in a Restricted Subsidiary;

(b)	any Investment in Cash Equivalents and any Investment by Foreign Subsidiaries in securities and deposits similar in nature to Cash Equivalents and customary in the applicable jurisdiction;

(c)	any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(i)	such Person becomes a Restricted Subsidiary; or

(ii)	such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

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(d)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.07 hereof or any other disposition of assets not constituting an Asset Sale;

(e)	Hedging Obligations and customary cash management arrangements permitted under clauses (ix) and (xi), respectively, of Section 4.09(b) hereof;

(f)	(i) stock, obligations or securities received in satisfaction of judgments, foreclosure of Liens or settlement of Indebtedness and (ii) any Investments received in compromise of obligations of any trade creditor or customer that were Incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any such Person;

(g)	advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or the Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(h)	commission, payroll, travel and similar loans and advances, including such loans and advances required by applicable employment laws, to officers, directors and employees of the Company or any Restricted Subsidiary that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(i)	any Investment by the Company or a Subsidiary of the Company in (i) a Receivables Entity or (ii) any other Person (in the case of an Investment by a Receivables Entity or by the Company or any of its Subsidiaries in connection with a European securitization transaction) in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangement governing such Qualified Receivables Transaction or any related Indebtedness; provided that such Investment is in the form of a Purchase Money Note, contribution of additional Receivables Assets, Cash Equivalents or Equity Interests;

(j)	loans or advances to directors, officers and employees of the Company or any Restricted Subsidiary that are made in the ordinary course of business of the Company or such Restricted Subsidiary or to finance the purchase of Equity Interests of the Company, in an aggregate amount, taken together with all other loans or advances made pursuant to this clause (j) that are at the time outstanding, not to exceed $15,000,000;

(k)	Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

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(l)	Investments consisting of take-or-pay obligations contained in supply agreements relating to products, services or commodities of a type that the Company or any of its Subsidiaries uses or sells in the ordinary course of business;

(m)	security deposits required by utility companies and other Persons in a similar line of business to that of utility companies and governmental authorities that are utility companies, in each case, made in the ordinary course of business of the Company and its Subsidiaries;

(n)	Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(o)	any Investment existing or pursuant to agreements or arrangements in effect on the Release Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (i) as required by the terms of such Investment as in existence on the Release Date or (ii) as otherwise permitted under this Indenture;

(p)	Investments of a Restricted Subsidiary of the Company acquired after the Release Date or of an entity merged into, amalgamated with, or consolidated with the Company or a Restricted Subsidiary of the Company in a transaction that is not prohibited by Section 5.01 after the Release Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(q)	Investments consisting of earnest money deposits required in connection with a purchase agreement or letter of intent permitted under this Indenture;

(r)	any Investment by the Company or any of its Restricted Subsidiaries in a Permitted Business or Joint Ventures having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (r) that are at the time outstanding, not to exceed the greater of (i) $125,000,000 and (ii) 5% of the Consolidated Net Tangible Assets of the Company at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by the Company or any Restricted Subsidiary with respect to any Investment made pursuant to this clause (r); provided, however, that if any Investment pursuant to this clause (r) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (r) for so long as such Person continues to be a Restricted Subsidiary;

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(s)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (s) since the Release Date, not to exceed the greater of $100,000,000 and 4% of the Consolidated Net Tangible Assets of the Company, plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of Section 4.08 of any amounts applied pursuant to Section 4.08(a)(iii); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (a) or (c) above and shall not be included as having been made pursuant to this clause (s);

(t)	Investments by any Foreign Subsidiary through the licensing, contribution or transactions that economically result in a contribution in kind of intellectual property rights pursuant to Joint Venture arrangements, in each case in the ordinary course of business and consistent with past practice; provided that, in the case of this clause (t), in the event any Unrestricted Subsidiary becomes a Restricted Subsidiary, all such Investments made by such Person and outstanding on the date such Person becomes a Restricted Subsidiary shall continue to be permitted under this clause (t); and

(u)	(i) equity investments by Chemtura Organometallics GmbH or another Subsidiary that is not a Guarantor and (ii) guarantees or other credit support obligations by Chemtura Organometallics GmbH, other Unrestricted Subsidiaries that are Guarantors or Restricted Subsidiaries that are Guarantors (including letters of credit issued for the account of such Persons), in each case in or for the benefit of a Joint Venture for a manufacturing facility in Saudi Arabia, as described in a shareholders agreement, dated March 22, 2010, so long as the aggregate amount of Investments pursuant to this clause (21) shall not exceed $20,000,000 at any one time outstanding.

“Permitted Liens” means:

(a)	Liens in favor of the Company or any Restricted Subsidiary that is a Guarantor;

(b)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged with or into or consolidated with the Company or the Restricted Subsidiary;

(c)	Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

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(d)	Liens securing the Notes, the Note Guarantees, the ABL Facility and the Senior Secured Term Loan Facility;

(e)	Liens existing on the Release Date (other than any Liens securing Indebtedness Incurred under Section 4.09(b)(i);

(f)	Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(g)	Liens on property or assets securing Indebtedness used to defease or to satisfy and discharge the Notes; provided that (i) the Incurrence of such Indebtedness was not prohibited by this Indenture and (ii) such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(h)	Liens on Receivables Assets in connection with a Qualified Receivables Transaction;

(i)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(iv); provided that any such Lien covers only the assets acquired, constructed or improved with such Indebtedness;

(j)	Liens on Cash Equivalents securing Hedging Obligations of the Company or any Restricted Subsidiary (i) that are Incurred in the ordinary course of business for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (ii) securing letters of credit that support such Hedging Obligations;

(k)	Liens Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, pension plans, unemployment insurance or other social security obligations;

(l)	Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, import duties or for the payment of rent or deposits as security for the payment of insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or other similar obligations, in each case, arising in the ordinary course of business;

(m)	survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not Incurred or created to secure the payment of Indebtedness, and which in the aggregate do no materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any Restricted Subsidiary;

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(n)	judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(o)	Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(p)	Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary thereof on deposit with or in possession of such bank;

(q)	any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale and Leaseback Transaction);

(r)	Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(s)	Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(t)	Liens of franchisors in the ordinary course of business not securing Indebtedness;

(u)	Liens on assets of Restricted Subsidiaries, including Foreign Subsidiaries that are not Guarantors, securing Indebtedness of such Restricted Subsidiaries permitted to be Incurred under Section 4.09 hereof;

(v)	pledges of or Liens on raw materials or on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such raw materials or manufactured products;

(w)	Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, not yet due and payable;

(x)	any obligations or duties affecting any property of the Company or any Restricted Subsidiary to any municipality or public authority with respect to any franchise, grant, license or permit that do not materially impair the use of such property for the purposes for which it is held;

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(y)	Liens imposed by law that are Incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, employees’, laborers’, employers’, suppliers’, banks’, repairmen’s and other like Liens, in each case, for sums not yet due or that are being contested in good faith by appropriate proceedings and that are appropriately reserved for in accordance with GAAP if required by GAAP;

(z)	Liens on receivables subject to factoring transactions;

(aa)	Liens on goods or Inventory, the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued or created for the account of the Company or any Restricted Subsidiary; provided that such Lien secures only the obligations of the Company or such Restricted Subsidiary in respect of such letter of credit or bankers’ acceptance;

(bb)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods (including under Article 2 of the Uniform Commercial Code) and Liens that are contractual rights of set-off relating to purchase orders and other similar agreements entered into by the Company or any of its Restricted Subsidiaries;

(cc)	Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto Incurred in the ordinary course of business;

(dd)	ground leases in respect of real property on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located;

(ee)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any Joint Venture or similar arrangement pursuant to any Joint Venture or similar agreement;

(ff)	Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(gg)	any netting or set-off arrangements entered into by the Company or any Restricted Subsidiary of the Company in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of the Company or any Restricted Subsidiary of the Company;

(hh)	Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;

(ii)	Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) attaching to commodity trading accounts or other commodities brokerage accounts Incurred in the ordinary course of business and consistent with past practice;

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(jj)	Liens consisting of escrow arrangements with respect to escrow accounts, to the extent such escrow accounts hold deposits by any proposed buyer in connection with any sale or disposition of assets permitted under this Indenture;

(kk)	Liens consisting of an agreement to sell or otherwise dispose of any property in an Asset Sale permitted under Section 4.07 hereof in each case solely to the extent such Asset Sale would have been permitted on the date of the creation of such Lien;

(ll)	Liens, deposits or pledges of up to $60,000,000 to secure any pension plan or other similar obligations of the Company or any Restricted Subsidiary;

(mm)	Liens securing Indebtedness permitted by Section 4.09(b)(xvi) in an aggregate amount not to exceed $75,000,000 (or the foreign currency equivalent) at any one time outstanding; and

(nn)	other Liens securing Indebtedness so long as the Secured Indebtedness Leverage Ratio does not exceed 2.00 to 1.00, as of the date such Indebtedness was Incurred and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness owed to the Company or to any Subsidiary of the Company); provided that:

(a)	the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses Incurred in connection therewith);

(b)	such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(c)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

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(d)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Pari Passu Debt, such Permitted Refinancing Indebtedness ranks equally in right of payment with, or is subordinated in right of payment to, the Notes or the Note Guarantees; and

(e)	such Indebtedness is Incurred by either (a) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) the Company or a Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Entity in connection with a Qualified Receivables Transaction, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which is customary in a Qualified Receivables Transaction as determined by the Company.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) or (2) any other Person (in the case of a transfer by a Receivables Entity or by the Company or any of its Subsidiaries in connection with a European securitization transaction), or transfers an undivided interest in or grants a security interest in, any Receivables Assets (whether now existing or arising in the future) of the Company or any of its Subsidiaries.

“Rating Agency” means (1) S&P, (2) Moody’s, or (3) if either or both of S&P and Moody’s shall not then exist, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

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“Receivables Assets” means any accounts receivable and any assets related thereto, including, without limitation, all collateral securing such accounts receivable and assets and all contracts and contract rights including rights to returned or repossessed goods, all insurance policies, security deposits, indemnities, checks or other negotiable instruments relating to debtor(s) obligations, and all guarantees or other supporting obligations (within the meaning of the New York Uniform Commercial Code Section 9-102(a)(77)) (including Hedging Obligations), in respect of such accounts receivable and assets and all proceeds of the foregoing and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving Receivables Assets.

“Receivables Entity” means a Subsidiary of the Company or another Person formed for the purposes of engaging in a Qualified Receivables Transaction or which is regularly engaged in receivables financings and to which the Company or any of its Subsidiaries transfers Receivables Assets, and which is designated by the Board of Directors of the Company or of such other Person (as provided below) to be a Receivables Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (1) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Receivables Undertakings), (2) is recourse to or obligates the Company or any Restricted Subsidiary of the Company (other than the Receivables Entity) in any way other than pursuant to Standard Receivables Undertakings or (3) subjects any property or asset of the Company or any Restricted Subsidiary of the Company (other than Receivables Assets and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Receivables Undertakings, (b) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (other than on terms which the Company reasonably believes to be no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company) other than fees payable in the ordinary course of business in connection with servicing Receivables Assets, and (c) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company or of such other Person shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company or of such other Person giving effect to such designation, together with an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Receivables Fees” means all yield, interest, distributions or other payments made directly or by means of discounts with respect to any interest issued or sold in connection with, and other fees paid to a Person that is not a Receivables Entity in connection with, any Qualified Receivables Transaction.

“Receivables Repurchase Obligation” means any obligation of a seller of Receivables Assets in a Qualified Receivables Transaction to repurchase Receivables Assets arising as a result of a breach of a Standard Receivables Undertaking, including as a result of a Receivables Asset or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

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“Registrable Securities” means each of the Notes, until the earliest to occur of (a) the date on which such Note is exchanged in an Exchange Offer for an Exchange Note, (b) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act or by a broker-dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the prospectus contained therein) and (d) the date on which such Note ceases to be outstanding.

“Registration Rights Agreement” means (a) with respect to the Notes issued on the Issue Date, the Registration Rights Agreement, to be dated the Issue Date, among the Company, the Initial Guarantors, and the Initial Purchasers and (b) with respect to any Additional Notes, any registration rights agreement between the Company and the other parties thereto relating to the registration by the Company of such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate.

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Permitted Business and not classified as current assets under GAAP; provided, that assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not qualify as Related Business Assets if they consist of securities of a Person, unless upon receipt of such securities such Person becomes a Restricted Subsidiary of the Company.

“Release Date” means the date of the release of Escrow Property by the Escrow Agent to the Company pursuant to a Release Notice, as defined in the Escrow Agreement, given by the Company under Section 5.1 of the Escrow Agreement.

“Reorganization Plan” means a plan of reorganization in any of the Cases.

“Replacement Assets” means (a) non-current assets that shall be used or useful in a Permitted Business, (b) substantially all the assets of a Permitted Business, or (c) a majority of the Voting Stock of any Person engaged in a Permitted Business that shall become on the date of acquisition thereof a Restricted Subsidiary.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

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“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Payment” means, with respect to any Person, to:

(a)	declare or pay any dividend or make any other payment or distribution with respect to any of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to the direct or indirect holders of the Company’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than dividends, payments or distributions (i) payable solely in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests or (ii) to the Company or a Restricted Subsidiary);

(b)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) any Equity Interests of the Company held by any Person (other than by a Restricted Subsidiary) or any Equity Interests of any Restricted Subsidiary (other than by the Company or another Restricted Subsidiary);

(c)	call for redemption or make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, prior to the Stated Maturity thereof, any Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee except (i) in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase or other acquisition or (ii) intercompany Indebtedness permitted to be Incurred pursuant to Section 4.09(b)(vi); or

(d)	make any Investment (other than a Permitted Investment) in any Person, including any Investment in an Unrestricted Subsidiary (including by the designation of any Subsidiary as an Unrestricted Subsidiary).

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

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“Rights Offering” means, in connection with the Company’s emergence from Chapter 11, the offering by the debtors of rights to subscribe for and acquire shares of the Company’s new Common Stock to fund distributions pursuant to the Reorganization Plan.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to (ii) Consolidated Cash Flow of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date of such calculation. In the event that the Company or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Company may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Company or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions,

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dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in Consolidated Cash Flow resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event and (2) all adjustments of the nature set forth as “Recapitalization Adjustments” and “Fresh-Start Adjustments” under “Unaudited Consolidated Pro Forma Condensed Consolidated Financial Information” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For the purposes of this definition, any amount in a currency other than U.S. dollars shall be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination or if any such Indebtedness is subject to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement with respect to the currency in which such Indebtedness is denominated covering principal of, premium, if any, and interest on such Indebtedness, the amount of such Indebtedness and such interest and premium, if any, shall be determined after giving effect to all payments in respect thereof under such foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Senior Secured Term Loan Facility” means the senior secured term loan facility of the Company to be entered into on the Issue Date, as amended, supplemented, modified, extended, restructured, renewed, restated, refinanced or replaced in whole or in part from time to time.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

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“Specified Claims” means claims made pursuant to the Cases of the debtors relating to (i) Priority Tax Claims, (ii) DIP Claims, (iii) Secured Lender Claims, (iv) General Unsecured Claims, (v) Lien Claims, (vi) Prepetition Claims, (vii) 2016 Notes Claims, (viii) 2009 Notes Claims, (ix) 2026 Notes Claims, (x) Unsecured Convenience Claims, (xi) Diacetyl Claims or (xii) Environmental Claims (as such terms are defined in the Reorganization Plan proposed as of the date of the Offering Memorandum); provided that (a) the foregoing shall include items relating to litigation trusts against the lenders and the funding of environmental and other custodial and litigation trusts contemplated by the Reorganization Plan proposed as of the Issue Date and (b) in no event shall the foregoing include professional fees and expenses, financing fees and expenses, original issue discount or DIP exit fees.

“Standard Receivables Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which are customary in a Qualified Receivables Transaction, including, without limitation, those relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Receivables Undertaking.

“Stated Maturity” means, with respect to any installment of interest on or principal of any series of Indebtedness, the date on which such installment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(a)	a corporation a majority of whose Voting Stock is at the time owned or controlled, directly or indirectly, by such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof; and

(b)	any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

“Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit D attached hereto.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Total Assets” means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, without giving effect to any amortization of the amount of intangible assets since the Issue Date, (x) as shown on the most recent balance sheet of such Person, or (y) in regards to the Company only, as shown on the most recent balance required to be delivered pursuant to Section 4.03 hereof.

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“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then-remaining term of the Notes to September 1, 2014; provided, however, that if the then-remaining term of the Notes to September 1, 2014, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then-remaining term of the Notes to September 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means U.S. Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“U.S. Person” means a U.S. person as defined in Rule 902(k) of Regulation S under the Securities Act.

“Unlegended Regulation S Global Note” means a permanent Global Note in the form of Exhibit A bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(a)	any Subsidiary of the Company that at the time of determination shall have been designated an Unrestricted Subsidiary by the Company; and

(b)	any Subsidiary of an Unrestricted Subsidiary.

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The Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any assets of, the Company or any other Subsidiary that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(i)	no Default has occurred and is continuing or would occur as a consequence thereof; or

(ii)(x)	the Company could Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (y) the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries is equal to or greater than immediately prior to such designation; and

(iii)	either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.08 hereof (treating the Fair Market Value of the Company’s proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP as the amount of the Investment).

The Company may re-designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(i)	no Default has occurred and is continuing; and

(ii)	Indebtedness of such Unrestricted Subsidiary and all Liens on any asset of such Unrestricted Subsidiary outstanding immediately following such re-designation would, if Incurred at such time, be permitted to be Incurred under this Indenture.

Any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, as the case may be, shall be approved by the Board of Directors.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing:

(a)	the sum of the products obtained by multiplying (a) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof or similar payments with respect to such Disqualified Stock or Preferred Stock, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(b)	the then-outstanding principal amount of such Indebtedness.

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Section 1.02 Other Definitions.

Term	Defined in Section
“Act”	12.14
“Affiliate Transaction”	4.11
“Authentication Order”	2.02
“Calculation Agent”	2.03
“Company”	Preamble
“Company Special Mandatory Redemption Notice”	3.09
“controlled by”	1.01 (“Affiliate”)
“controlling”	1.01 (“Affiliate”)
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.17
“Daily Interest Amount”	2.03
“Defeasance Trust”	8.04
“Distribution Date”	3.09
“DTC”	2.04
“Escrow Agent Special Mandatory Redemption Notice”	3.09
“Excess Proceeds”	4.07
“Exchange Guarantees”	2.07
“Event of Default”	6.01
“Incurred”	1.01 (“Incur”)
“Incurrence”	1.01 (“Incur”)
“Legal Defeasance”	8.02
“Patriot Act”	12.18
“Paying Agent”	2.04
“Payment Date”	1.01 (“Offer to Purchase”)
“Permitted Debt”	4.09
“Registrar”	2.04
“Reversion Date”	4.17
“Secured Leverage Calculation Date”	1.01 (“Secured Indebtedness Leverage Ratio”)
“Special Mandatory Redemption”	3.09
“Specified Courts”	12.09
“Suspended Covenants”	4.17
“Suspension Period”	4.17
“Transfer”	1.01 (“Asset Sale”)
“Trigger Date”	3.09
“under common control with”	1.01 (“Affiliate”)

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Section 1.03 Incorporation by Reference to the Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(a)	a term has the meaning assigned to it;

(b)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)	“or” is not exclusive;

(d)	the term “including” is not limiting;

(e)	words in the singular include the plural, and in the plural include the singular;

(f)	provisions apply to successive events and transactions; and

(g)	references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

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ARTICLE TWO

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or depositary rule or usage, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officer or Officers of the Company executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be (i) issued in registered form without interest coupons and (ii) only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall (to the fullest extent permitted by applicable law) govern and be controlling.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, by adjustments made thereon and/or in the records of the Custodian to reflect exchanges and redemptions as hereinafter provided. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

(c) Terms. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

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The Notes shall be subject to repurchase by the Company pursuant to an Offer to Repurchase as provided in Section 4.06 or Section 4.07 hereof. The Notes shall not be redeemable, other than as provided in Article Three.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall have the same terms as to status, redemption or otherwise as the Initial Notes; provided that the Company’s ability to issue Additional Notes shall be subject to the Company’s compliance with Section 4.09 hereof. The Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and Offers to Purchase (except where otherwise specified). Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02 Execution and Authentication.

(a) At least one Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

(b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(c) A Note shall not be entitled to any benefit under this Indenture or valid or obligatory until authenticated, in substantially the form provided for in Exhibit A attached hereto, by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d) The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

(e) The Trustee shall, upon a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate Notes for original issue with an unlimited maximum aggregate principal amount, of which $455,000,000 aggregate principal amount shall be issued on the date of this Indenture. In addition, at any time, and from time to time, the Trustee shall upon an Authentication Order, authenticate and deliver any Additional Notes. Such Authentication Order shall specify the amount, number and denomination of the Notes to be authenticated, the registered Holder, the delivery instructions for each Note and the date on which the Notes are to be issued, and shall certify that such issuance is in compliance with Section 4.09 hereof.

(f) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

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Section 2.03 Methods of Receiving Payments on the Notes and Interest Payment. (a) For so long as the Notes are held in the form of one or more Global Notes, the Company shall pay all principal, interest premium, if any, and Additional Interest, if any, in respect of the Notes represented by Global Notes by wire transfer of immediately available funds to the account specified by the Holder of the relevant Global Note (so long as such wire transfer may be so made). Otherwise, if a Holder has given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date, the Company shall pay all principal, interest premium, if any, and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions (so long as such wire transfer may be so made). All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

(b) The amount of interest for each day that the Notes are outstanding (the “Daily Interest Amount”) shall be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Notes. The amount of interest to be paid on the Notes for each Interest Period shall be calculated by adding the Daily Interest Amounts for each day in the Interest Period. All percentages resulting from any of the above calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations shall be rounded to the nearest cent (with one-half cent being rounded upwards). All calculations made by the calculation agent (the “Calculation Agent”), which shall initially be the Paying Agent, in the absence of manifest error by such Calculation Agent, shall be conclusive for all purposes.

Section 2.04 Registrar and Paying Agent. (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
(b) The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c) The Trustee shall initially act as the Paying Agent and the Registrar and shall act as Custodian with respect to the Global Notes.

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Section 2.05 Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, Additional Interest, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.07 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary or that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; (ii) the Company, in its sole discretion, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes, and the Depositary requests such exchange. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Except as otherwise provided above in this Section 2.07(a), every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f) hereof.

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(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. None of the Company, any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act, or for complying with or ensuring compliance with any Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

(i)	Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as required pursuant to the Private Placement Legend, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(ii)

All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (in each case in form and substance satisfactory to the Trustee and the Company) either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant’s account to be credited with such increase or (B) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the

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Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (a) expiration of the Restricted Period and (b) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. The holder shall be solely responsible for providing such certifications that may be required by Rule 903 under the Securities Act and the Trustee (in any of its capacities hereunder) shall have no duty to verify that such certifications comply therewith, nor shall the Trustee have any liability whatsoever if the holder does not comply therewith. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 2.07(h) hereof.

(iii)	Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (1) thereof; and

(B) if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (2) thereof.

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(iv)	Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, provides the certifications required by the applicable Letter of Transmittal and Exchange Offer Registration Statement;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and applicable law;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and applicable law; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit C attached hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit B attached hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel (which opinion and counsel are reasonably satisfactory to the Company and the Trustee) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

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(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)	Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note as permitted by this Indenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C attached hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate substantially in the form of Exhibit B attached hereto, including the certifications and opinion in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B attached hereto, including the certification in item 3(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose

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names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and the Regulation S Global Notes Legend, as applicable, and shall be subject to all restrictions on transfer contained therein.

(ii)	Beneficial Interests in Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.07(c)(i)(A) and (C) above, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 and Rule 904.

(iii)	Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note as permitted by this Indenture or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note as permitted by this Indenture only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and applicable law and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, provides the certifications required by the applicable Letter of Transmittal and the Exchange Offer Registration Statement;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and applicable law;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and applicable law; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder substantially in the form of Exhibit C attached hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder substantially in the form of Exhibit B attached hereto, including the certifications in item (4) thereof;

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and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel (which opinion and counsel are reasonably satisfactory to the Company and the Trustee) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)	Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note as permitted by this Indenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)	Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C attached hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (1) thereof;

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(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate substantially in the form of Exhibit B attached hereto, including the certifications and opinion in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note and in all other cases the 144A Global Note.

(ii)	Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and applicable law and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, provides the certifications required by the applicable Letter of Transmittal and the Exchange Offer Registration Statement;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and applicable law;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and applicable law; or

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(D) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C attached hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B attached hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel (which opinion and counsel are reasonably acceptable to the Company and the Trustee) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)	Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clause (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes for Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Company duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

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(i)	Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (1) thereof;

(B) if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (2) thereof; and

(C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate substantially in the form of Exhibit B attached hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable.

(ii)	Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and applicable law and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, provides the certifications required by the applicable Letter of Transmittal and the Exchange Offer Registration Statement;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and applicable law;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and applicable law; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C attached hereto, including the certifications in item (1)(d) thereof; or

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(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B attached hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests, an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to the Company and the Trustee) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)	Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes and/or Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the Restricted Global Notes, or the Restricted Definitive Notes, as the case may be, accepted for exchange in the Exchange Offer in accordance with the Registration Rights Agreement and applicable law. Concurrently with the issuance of such Notes, the Trustee, the Custodian or the Depositary or its nominee, as the case may be, shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture. The Exchange Notes shall be offered on terms substantially identical to the Notes, except that the Exchange Notes shall not contain terms with respect to transfer restrictions. The Exchange Notes shall be guaranteed by the Guarantors to the same extent as the Notes (the “Exchange Guarantees”). Holders of Notes who validly tender their Notes in the Exchange Offer (and do not withdraw the tendered Notes) shall receive the Exchange Notes and the Exchange Guarantees upon consummation of the Exchange Offer.

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(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)	Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

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(ii)	Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

(h) Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

(i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee, or by the Custodian or the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee, or by the Custodian or the Depositary at the direction of the Trustee to reflect such increase.

(j) General Provisions Relating to Transfers and Exchanges.

(i)	To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

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(ii)	No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, and 9.05 hereof).

(iii)	The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)	All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)	Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Notes selected for redemption under Section 3.02 hereof except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi)	Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)	The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii)	All certifications, certificates and opinions of counsel required to be submitted to the Trustee and/or the Company pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail.

(ix)	The Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.07 (including all Notes received for transfer pursuant to this Section 2.07). The Company shall have the right to require the Trustee to deliver to the Company, at the Company’s expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

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(x)	In connection with any transfer of any Note, the Trustee and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

Section 2.08 Replacement Notes.

(a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s and the Company’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

(b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09 Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b) If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

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Section 2.10 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.11 Temporary Notes.

(a) Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

(b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof; provided that if the Company pays the defaulted interest prior to the date that is 30 days after the date of default in payment of interest, payment shall be to the recordholders of the Notes on the original record date relating to the date of default in payment of interest. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. If such default in interest continues for 30 days, the Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

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Section 2.14 CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use such “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

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ARTICLE THREE

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed.

(a) If less than all of the Notes issued under this Indenture are to be redeemed at any time, the selection of Notes for redemption shall be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; provided that no Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first-class mail, at least 30 but not more than 60 days before the redemption date, to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption.

(b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000, in excess thereof; provided, however, that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

(c) Any notice of redemption may be given prior to the completion of any event or transaction related to such redemption, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including in the case of any Equity Offering, completion of such Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

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Section 3.03 Notice of Redemption.

(a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed, at its registered address. The notice shall identify the Notes to be redeemed and shall state:

(i)	the redemption date;

(ii)	the redemption price;

(iii)	if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(iv)	the name and address of the Paying Agent;

(v)	that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued interest and become due on the date fixed for redemption;

(vi)	that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(vii)	the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii)	that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

(b) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 35 days (unless a shorter notice shall be satisfactory to the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a) above.

(c) The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Notwithstanding the foregoing, if any Notes are held in the form of a Global Note, the notice required to be provided hereunder shall be conclusively presumed to have been given if delivered via facsimile, PDF or other electronic transmission to the Depositary or to the Persons who are registered Holders of Notes, as the case may be, with accompanying instructions directing such Depositary or such Persons who are registered Holders of Notes to forward such notice to the beneficial holders of the Notes.

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Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

Section 3.05 Deposit of Redemption Price.

(a) Prior to 10:00 a.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

(b) If the Company complies with Section 3.05(a) above, on and after the redemption date, interest and Additional Interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption on the redemption date because of the failure of the Company to comply with Section 3.05(a) hereof, interest and Additional Interest, if any, shall continue to accrue on the unpaid principal of such Note or the portions thereof called for redemption from the redemption date until such principal is paid.

Section 3.06 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Section 3.07 Optional Redemption.

(a) Prior to September 1, 2013, the Company may, at its option on any one or more occasions, redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) at a redemption price of 107.875% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, thereon up to, but excluding, the redemption date (subject to the rights of Holders of Notes on a relevant record date to receive interest due on an interest payment date that occurs prior to the redemption date), with the net cash proceeds of one or more Equity Offerings; provided that:

(i)	at least 65% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or its Affiliates); and

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(ii)	the redemption must occur within 90 days of the date of the closing of such Equity Offering.

(b) At any time prior to September 1, 2014, the Company may redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest and Additional Interest, if any, thereon up to, but excluding, the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest due on an interest payment date that occurs prior to the redemption date).

(c) On or after September 1, 2014, the Company may redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon up to, but excluding, the applicable redemption date (subject to the rights of Holders of Notes on a relevant record date to receive interest due on the relevant interest payment date that occurs prior to the redemption date), if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

Year	Percentage
2014	103.938%
2015	101.969%
2016 and thereafter	100.000%

(d) Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

(a) Except for a Special Mandatory Redemption pursuant to Section 3.09, the Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

(b) Under certain circumstances, the Company may be required to offer to purchase the Notes pursuant to Sections 4.06 and 4.07. The Company and its Restricted Subsidiaries may at any time and from time to time purchase Notes in the open market or otherwise.

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Section 3.09 Special Mandatory Redemption.

(a) All outstanding Notes shall be subject to a mandatory redemption (a “Special Mandatory Redemption”) in whole in the event that either:

(i)	prior to the Escrow End Date, the Company shall have determined, in its discretion, that the escrow conditions cannot be satisfied by such date (any such date, a “Trigger Date”) and shall have provided a “Redemption Notice” as defined in the Escrow Agreement (a “Company Special Mandatory Redemption Notice”) to the Escrow Agent acknowledged by the Trustee no later than the next Business Day following such Trigger Date; or

(ii)	a Release Date shall not have occurred prior to the Escrow End Date, and the Escrow Agent shall have distributed Escrow Proceeds to the Trustee pursuant to the terms and conditions of the Escrow Agreement (any such date, the “Distribution Date”). Pursuant to the Escrow Agreement, the Escrow Agent shall have provided notice to the Trustee within one (1) Business Day of the Escrow End Date (an “Escrow Agent Special Mandatory Redemption Notice”).

(b) In the event that the Trustee receives either a Company Special Mandatory Redemption Notice or an Escrow Agent Special Mandatory Redemption Notice, it shall mail or cause to be mailed by first class mail, not later than the next Business Day following the receipt of such Notice, a notice of redemption to each Holder whose Notes are to be redeemed, at its registered address. Such notice shall state the information set forth in Section 3.03(a). Notice given hereunder shall be subject to the terms and conditions of Section 3.03(c).

(c) The date of the Special Mandatory Redemption shall be not later than five (5) Business Days following the date of the Company Special Mandatory Redemption Notice or the Escrow Agent Special Mandatory Redemption Notice. The redemption price paid upon a Special Mandatory Redemption shall be the sum of 101% of the issue price of the Notes, plus accrued and unpaid interest, including accrual of original issue discount, on the Notes from the Issue Date up to, but excluding, the date of the Special Mandatory Redemption. On and after the date of the Special Mandatory Redemption, interest shall cease to accrue on outstanding Notes.

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ARTICLE FOUR

COVENANTS

The covenants described in this Indenture shall not bind the Company and its Restricted Subsidiaries prior to the Release Date. The references in Articles Four and Five in this Indenture to Obligations of the Company and its Restricted Subsidiaries, refer to the period beginning on and after the Release Date.

To the extent the Company or any Restricted Subsidiary has Incurred Indebtedness (including issuance of Disqualified Stock or Preferred Stock) (treating Indebtedness not discharged pursuant to the Reorganization Plan and remaining outstanding on the Release Date as having been Incurred as of the Release Date), made any Restricted Payments, consummated any Asset Sale or otherwise taken any action or engaged in any activities during the period beginning on the Issue Date and ending on the Release Date, such actions and activities shall be treated and classified under this Indenture (including but not limited to impacting relevant baskets and determining whether a Default or Event of Default would have occurred as of the Release Date for purposes of the release conditions set forth in the Escrow Agreement), as if this Indenture and the covenants set forth herein had applied to the Company and the Restricted Subsidiaries during such period; provided that the calculations made under this Indenture shall be made as if the covenants had been in effect since the Issue Date throughout the period ending on the Release Date. For purposes of the foregoing, all Subsidiaries of the Company shall be deemed to be Restricted Subsidiaries for the period from the Issue Date through the Release Date. The foregoing shall not limit, prevent or otherwise adversely affect (including but not limited to impacting relevant baskets and resulting in a Default or an Event of Default) the consummation of the Rights Offering or any of the other Emergence Transactions, or any other action contemplated by or in furtherance of the Reorganization Plan and the Company’s emergence from Chapter 11, in each case prior to the Release Date.

Section 4.01 Payment of Notes.

(a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

(b) The Company shall pay interest on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest on overdue installments of interest, and Additional Interest (without regard to any applicable grace period), at the same rate to the extent lawful.

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Section 4.02 Maintenance of Office or Agency.

(a) The Company shall maintain one or more offices or agencies designated by it (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of any such designation or rescission of any such designation, and the location, and any change in the location, of such office or agency (other than the designation and location specified in Section 4.02(b) hereof). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 hereof.

Section 4.03 Provision of Financial Information.

(a) Whether or not required by the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes, or file electronically with the Commission through the Commission’s Next-Generation EDGAR System (or any successor system), within the time periods specified in the Commission’s rules and regulations that are then applicable to the Company:

(i)	all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(ii)	all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

(b) Whether or not required by the Commission, the Company shall file a copy of all of the information and reports specified in Section 4.03(a) hereof with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission shall not accept such a filing) and make such information available to prospective investors. In addition, the Company and the Guarantors, for so long as any Notes remain outstanding and not freely transferable under the Securities Act, during any period when they are not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted, shall furnish the Commission with certain information pursuant to Rule 12g3-2(b), and shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

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(c) If the Company has designated any Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, as determined in good faith by senior management of the Company, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

Section 4.04 Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05 Limitation on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured by a Lien on such property or assets on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes or the Note Guarantees, senior in priority thereto, with the same relative priority as the Notes shall have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

Section 4.06 Offer to Repurchase upon a Change of Control.

(a) Unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under Section 3.07 hereof, the Company must commence, within 30 days of the occurrence of a Change of Control after the Release Date, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, thereon, up to, but excluding, the date of repurchase (subject to the rights of Holders of Notes on a relevant record date to receive interest due on an interest payment date that occurs prior to the repurchase date).

(b) The Company shall not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase. Notwithstanding anything to the contrary herein, an Offer to Purchase upon a Change of Control may be made in advance of a Change of Control, and conditioned upon the consummation of such Change of Control, if a definitive agreement is in place providing for the Change of Control at the time the Offer to Purchase is made.

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Section 4.07 Limitation on Asset Sales.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale unless:

(i)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii)	except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of:

(A) Cash Equivalents (including any Cash Equivalents received from the conversion within 180 days of such Asset Sale of any securities, notes or other obligations received in consideration of such Asset Sale);

(B) Replacement Assets;

(C) any liabilities of the Company or any Restricted Subsidiary as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto prepared in accordance with GAAP (other than contingent liabilities, Indebtedness that is by its terms subordinated in right of payment to the Notes or any Note Guarantee and liabilities to the extent owed to the Company or any Restricted Subsidiary) that are assumed by the transferee of any such assets or Equity Interests and for which the Company and all of the Restricted Subsidiaries have been validly released by all creditors in writing;

(D) any Designated Noncash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this Section 4.07(a)(ii)(D) that is at the time outstanding and held by the Company or any Restricted Subsidiary, not to exceed the greater of (x) $75,000,000 and (y) 2.5% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value); or

(E) any combination of the consideration specified in clauses (A) through (D).

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(b) Within 12 months after the receipt of any Net Available Cash from an Asset Sale, the Company or a Restricted Subsidiary, as the case may be, may apply an amount equal to such Net Available Cash at its option:

(i)	to repay or retire Indebtedness secured by such assets, Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to the Company or another Restricted Subsidiary) or Indebtedness under the Credit Agreements and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(ii)	to purchase Replacement Assets (or enter into a binding agreement to purchase such Replacement Assets; provided that (x) such purchase is consummated no later than the later of (i) the day that is 12 months after such Asset Sale and (ii) 90 days after the date of such binding agreement and (y) if such purchase is not consummated within the period set forth in subclause (x), the Net Available Cash not so applied shall be deemed to be Excess Proceeds (as defined below));

(iii)	to make capital expenditures; or

(iv)	to make an Offer to Purchase as described below.

Pending the final application of any Net Available Cash from Asset Sales in accordance with clauses (i) through (iv) in the preceding paragraph, the Company and the Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise apply such Net Available Cash in any manner not prohibited by this Indenture.

(c) The amount of such Net Available Cash required to be applied (or to be committed to be applied) during such 12-month period as set forth in the preceding paragraph and not applied (or committed to be applied) as so required by the end of such period shall constitute “Excess Proceeds.” If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds totals at least $25,000,000, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase, from the Holders and, at the Company’s option, all holders of Pari Passu Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets, the maximum principal amount of Notes and such Pari Passu Debt, if any, that may be purchased out of the Excess Proceeds. The offer price in any such Offer to Purchase shall be equal to 100% of the principal amount (or accreted value, if applicable) of the Notes and such Pari Passu Debt, plus accrued and unpaid interest and Additional Interest, if any up to, but excluding, the date of purchase (subject to the rights of Holders of Notes on a relevant record date to receive interest on an interest payment date that occurs prior to the purchase date) and shall be payable in cash.

(d) To the extent that any Excess Proceeds remain after consummation of an Offer to Purchase pursuant to this Section 4.07, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture, and those Excess Proceeds shall no longer constitute “Excess Proceeds.”

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Section 4.08 Restricted Payments.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment unless, at the time of and after giving pro forma effect to the proposed Restricted Payment:

(i)	no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii)	the Company could Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(iii)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Release Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi) and (ix) of the next succeeding paragraph), is less than the sum, without duplication, of:

(A) 50% of the Consolidated Net Income on a cumulative basis during the period (taken as one accounting period) beginning on October 1, 2010 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of such proposed Restricted Payment for which internal financial statements are available (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B) 100% of the aggregate net cash proceeds or property received by the Company after October 1, 2010 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company and the amount of reduction of Indebtedness of the Company or its Restricted Subsidiaries that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Company); provided that for purposes of determining the Fair Market Value of property received (other than of any asset with a public trading market) in excess of $50,000,000, such Fair Market Value shall be determined by an Independent Financial Advisor, which determination shall be evidenced by an opinion addressed to the Company and delivered to the Trustee, plus

(C) 100% of the amount by which Indebtedness or Disqualified Stock Incurred or issued subsequent to October 1, 2010 is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) into Equity Interests other than Disqualified Stock (less the amount of any cash, or the Fair Market Value of any other asset, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); provided that such amount shall not exceed the aggregate net cash proceeds received by the Company or any Restricted Subsidiary after October 1, 2010 from the issuance and sale (other than to a Subsidiary of the Company) of such Indebtedness or Disqualified Stock; plus

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(D) to the extent not included in the calculation of the Consolidated Net Income referred to in (a), an amount equal to, without duplication: (i) 100% of the aggregate net proceeds (including the Fair Market Value of assets) received by the Company or any Restricted Subsidiary upon the sale or other disposition of any Investment (other than a Permitted Investment) made by the Company or any Restricted Subsidiary since October 1, 2010; plus (ii) the net reduction in Investments (other than Permitted Investments) in any Person resulting from dividends, repayments of loans or advances or other transfers of assets subsequent to October 1, 2010, in each case to the Company or any Restricted Subsidiary from such Person (including by way of such Person becoming a Restricted Subsidiary); plus (iii) if the sum of clauses (A), (B), (C) and (D) was reduced as the result of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is re-designated, or liquidated or merged into, a Restricted Subsidiary.

(b) The preceding provisions shall not prohibit, so long as, in the case of clauses (vii) and (viii) below, no Default has occurred and is continuing or would be caused thereby:

(i)	the payment of any dividend or distribution within 90 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture, and the redemption of any Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantees within 60 days after the date on which notice of such redemption was given, if at said date of the giving of such notice, such redemption would have complied with the provisions of this Indenture;

(ii)	the payment of any dividend by a Restricted Subsidiary to all the holders of its Common Stock on a pro rata basis;

(iii)	the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or the Note Guarantees in exchange for or with the net cash proceeds from a substantially concurrent Incurrence (other than to a Subsidiary of the Company) of, Permitted Refinancing Indebtedness;

(iv)	the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants to the extent that such Capital Stock represents all or a portion of the exercise price thereof and applicable withholding taxes, if any;

(v)	payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (x) the exercise of options or warrants or (y) the conversion or exchange of Capital Stock of any such Person;

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(vi)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company (and any Parent) held by any future, current or former employee, director, officer or consultant of the Company (or any Restricted Subsidiary) pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any calendar year shall not exceed $5,000,000 (with unused amounts in any calendar year being carried over to the next two succeeding calendar years);

(vii)	the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, in each case issued in accordance with Section 4.09 hereof, and provided that such dividends constitute Fixed Charges;

(viii)	other Restricted Payments in an aggregate amount not to exceed $75,000,000 pursuant to this clause (viii);

(ix)	any Restricted Payment made in connection with the Emergence Transactions;

(x)	the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued in accordance with Section 4.09 hereof;

(xi)	the repurchase, redemption or other acquisition or retirement for value of any subordinated Indebtedness pursuant to the provisions similar to those described under Section 4.06 and Section 4.07 hereof and; provided that all Notes tendered by Holders of the Notes in connection with an Offer to Purchase in the event of a Change of Control or with respect to an Asset Sale have been repurchased, redeemed or acquired for value;

(xii)	payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, that complies with Section 5.01 hereof;

(xiii)	the payment of dividends on the Company’s Common Stock in an annual amount not to exceed 6% of the net cash proceeds received by or contributed to the Company from any public offering, other than the Rights Offering and public offerings with respect to the Company’s Common Stock registered on Form S-8 (or any successor form);

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(xiv)	purchases of Receivables Assets pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Transaction and the payment or distribution of Receivables Fees; and

(xv)	the declaration and payment of dividends by the Company to, or the making of loans to, a Parent in aggregate amounts not to exceed the aggregate amount required for any Parent to pay, in each case without duplication:

(A) franchise taxes and other fees, taxes and expenses required to maintain the corporate existence of the Company and its Restricted Subsidiaries;

(B) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Company and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(C) customary salary, bonus, indemnification obligations and other benefits payable to officers, directors and employees or former officers, directors or employees of any Parent to the extent such salaries, bonuses, indemnification obligations and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries;

(D) general corporate overhead expenses of any Parent to the extent such expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries;

(E) fees and expenses Incurred by any Parent in connection with any unsuccessful equity issuances or Incurrence of Indebtedness to the extent the net proceeds thereof were intended to be contributed to the Company; and

(F) taxes with respect to income of any Parent derived from funding made available to the Company and its Restricted Subsidiaries by such Parent.

(c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or the Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

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Section 4.09 Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness (including Acquired Indebtedness and the issuance of any shares of Disqualified Stock or Preferred Stock by Restricted Subsidiaries); provided, however, that the Company or any Guarantor may Incur Indebtedness (including Acquired Indebtedness and the issuance of any shares of Disqualified Stock and Preferred Stock of any Restricted Subsidiary) if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness (including the issuance of Disqualified Stock or Preferred Stock) is Incurred would be at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b) Section 4.09(a) above shall not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i)	the Incurrence by the Company or any Restricted Subsidiary of Indebtedness under Credit Facilities (including, without limitation, the Incurrence by the Guarantors of Guarantees thereof) in an aggregate amount at any one time outstanding not to exceed:

(A) the greater of (i) $700,000,000; and (ii) the sum of (x) $425,000,000, (y) 75% of the net book value of the Inventory and (z) 85% of the net book value of the accounts receivable, in each case of the Company and the Restricted Subsidiaries, determined on a consolidated basis according to GAAP; less

(B) the aggregate amount of all proceeds from Asset Sales applied by the Company or any Restricted Subsidiary to permanently repay any such Indebtedness pursuant to Section 4.07 hereof;

(ii)	the Incurrence of Existing Indebtedness;

(iii)	the Incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (other than Additional Notes) and the Exchange Notes in respect thereof and the related Note Guarantees;

(iv)

the Incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing (whether prior to or within 270 days after) all or any part of the purchase price, cost of design or cost of construction, installation, maintenance, upgrade or improvement of property (real or personal, or movable or immovable), plant or equipment used in the

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business of the Company or such Restricted Subsidiary (including any reasonably related fees or expenses Incurred in connection with such acquisition, construction or improvement), whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate amount, including all Indebtedness Incurred to extend the maturity of, refund, refinance, renew, defease, discharge or replace any Indebtedness Incurred pursuant to this Section 4.09(b)(iv), not to exceed the greater of (a) $75,000,000 and (b) 3% of the Consolidated Net Tangible Assets of the Company at any one time outstanding;

(v)	the Incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness (including Disqualified Stock or Preferred Stock) in exchange for, or the net cash proceeds of which are used to extend the maturity of, refund, refinance, renew, defease, discharge or replace, Indebtedness (including Disqualified Stock or Preferred Stock) that was permitted by this Indenture to be Incurred or issued under Section 4.09(a) or (b)(ii), (iii), (v) or (xvi) hereof, including any additional Indebtedness (including the issuance of Disqualified Stock or Preferred Stock) Incurred, to pay premiums (including tender premiums) and original issue discount, expenses, defeasance costs and fees in connection therewith;

(vi)	the Incurrence by the Company or any Restricted Subsidiary of Indebtedness owing to and held by the Company or any Restricted Subsidiary; provided, however, that:

(A) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated in right of payment to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(B) any event that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary (except for any pledge of such Indebtedness constituting a Permitted Lien until the pledgee commences actions to foreclose on such Indebtedness) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.09(b)(vi);

(vii)	shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this Section 4.09(b)(vii);

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(viii)	the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be Incurred by another provision of this Section 4.09; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Notes or a Note Guarantee, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;

(ix)	the Incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are Incurred in the ordinary course of business or Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(x)	the Incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, or Guarantees or letters of credit, surety, performance, bid or appeal bonds and other similar types of performance and completion guarantees securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case Incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock held by a Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock held by a Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

(xi)	the Incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from (i) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds and related liabilities arising from treasury, depository and cash management services in the ordinary course of business, provided, however, that such Indebtedness is extinguished within 30 Business Days of its Incurrence; (ii) bankers’ acceptances; and (iii) customary treasury, depository, cash management, cash pooling or netting or setting-off arrangements;

(xii)

the Incurrence by the Company or any Restricted Subsidiary of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance or similar requirements, and letters of credit in connection

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with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 Business Days following such drawing or Incurrence;

(xiii)	the Incurrence by the Company or any Restricted Subsidiary of Indebtedness to the extent the net cash proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes as described under Article Eight or Article Eleven hereof;

(xiv)	the Incurrence of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any Restricted Subsidiary of the Company or their assets (other than a Receivables Entity and its assets and, as to the Company or any Restricted Subsidiary of the Company, other than pursuant to Standard Receivables Undertakings) and is not guaranteed by any such Person other than pursuant to Standard Receivables Undertakings;

(xv)	Indebtedness (including Disqualified Stock) of the Company or Indebtedness (including Disqualified Stock or Preferred Stock) of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, including all Permitted Refinancing Indebtedness Incurred to extend the maturity of, refund, refinance, renew, defease, discharge or replace any Indebtedness Incurred pursuant to this Section 4.09(b)(xv), not to exceed $100,000,000 at any one time outstanding;

(xvi)	the Incurrence of Acquired Indebtedness; provided that after giving effect to such acquisition or merger, either

(A) the Company would be permitted to Incur at least $1.00 of additional Indebtedness under Section 4.09(a); or

(B) the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition or merger;

(xvii)	the Incurrence of Indebtedness of any Foreign Subsidiary not to exceed at any one time outstanding pursuant to this Section 4.09(b)(xvii) the greater of (a) $75,000,000 and (b) 5% of Consolidated Net Tangible Assets of Foreign Subsidiaries;

(xviii)

the Incurrence of Indebtedness existing on the Release Date (other than the Notes and Indebtedness described in Section 4.09(b)(i)) in an aggregate principal amount of $31,000,000, after giving effect to the consummation of the Reorganization Plan, which shall have the obligors, collateral, maturity and amortization features summarized under “Description of Other

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Indebtedness” in the Offering Memorandum, and guarantees of Indebtedness of Joint Ventures outstanding on the Release Date, and operating leases of the Company and the Restricted Subsidiaries outstanding on the Release Date to the extent characterized as a Capital Lease Obligation after the Release Date;

(xix)	Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(xx)	Indebtedness consisting of take-or-pay obligations contained in supply agreements relating to products, services or commodities of a type that the Company or any of its Subsidiaries uses or sells in the ordinary course of business;

(xxi)	Indebtedness consisting of the financing of insurance premiums;

(xxii)	Indebtedness consisting of guarantees Incurred in the ordinary course of business under repurchase agreements or similar agreements in connection with the financing of sales of goods in the ordinary course of business;

(xxiii)	customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(xxiv)	Indebtedness consisting of Indebtedness issued by the Company or a Restricted Subsidiary of the Company to future, current or former employees, directors and consultants thereof, or their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company to the extent described in Section 4.08(b)(vi) hereof;

(xxv)	Indebtedness Incurred on behalf of, or representing guarantees of Indebtedness of, Joint Ventures of the Company or any Restricted Subsidiary not to exceed, at any one time outstanding, the greater of (i) $50,000,000 and (ii) 2% of the Consolidated Net Tangible Assets of the Company and any Indebtedness to exchange, extend, refinance, renew, replace, defease or refund such Indebtedness originally Incurred pursuant to clause (ii) Section 4.09(b)(xxv), provided that any such Indebtedness until reclassified in accordance with this Indenture shall remain Incurred pursuant to this Section 4.09(b)(xxv) prior to its maturity;

(xxvi)	Indebtedness Incurred by the Company or any Restricted Subsidiary of up to $25,000,000 relating to funding of contributions to the foreign pension plans; and

(xxvii)	Indebtedness which may be deemed to exist pursuant to any surety bonds, appeal bonds or similar obligations Incurred in connection with any judgment not constituting an Event of Default.

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(c) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness, (including Disqualified Stock or Preferred Stock) (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt described in Section 4.09(b)(i) through (xxvii) above or is entitled to be Incurred or issued pursuant to the Section 4.09(a), the Company shall, in its sole discretion, classify such item of Indebtedness (including Disqualified Stock or Preferred Stock) and may divide and classify such Indebtedness (including Disqualified Stock or Preferred Stock) in more than one of the categories described and may later reclassify such item into any one or more of the categories described above (provided that at the time of reclassification it meets the criteria in such category or categories). The maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies. In determining the amount of Indebtedness outstanding under one of the clauses above, the outstanding principal amount of any particular Indebtedness of any Person shall be counted only once and any obligation of such Person or any other Person arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded so long as it is permitted to be Incurred by the Person or Persons Incurring such obligation. Notwithstanding the foregoing, Indebtedness under the Credit Agreements outstanding on the Issue Date or the Release Date, as applicable, shall be deemed to have been Incurred on such date in reliance on the exception provided by Section 4.09(b)(i).

(d) Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness (including Disqualified Stock or Preferred Stock) of the same class, and the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles shall not be deemed to be an Incurrence of Indebtedness.

(e) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this section any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this section) arising under any Note Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Note Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness.

(f) Notwithstanding the foregoing, the Company shall not, and shall not permit any other Guarantor to, Incur any Indebtedness that purports to be by its terms (or by the terms of any agreement or instrument governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Company or of such other Guarantor, as the case may be, unless such Indebtedness is also by its terms made subordinated in right of payment to the Notes or the Note Guarantee of such Guarantor, as applicable, to at least the same extent as such Indebtedness is subordinated in right of payment to such other Indebtedness of the Company or such Guarantor, as the case may be.

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(g) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred (or first committed, in the case of revolving credit debt); provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(h) The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10 Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)	pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(ii)	pay any liabilities owed to the Company or any Restricted Subsidiary;

(iii)	make loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(iv)	sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary;

provided that (x) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock and (y) the subordination of (including the application of any standstill period to) loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary, in each case, shall not be deemed to constitute such an encumbrance or restriction.

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(b) However, the restrictions set forth in Section 4.10(a) above shall not apply to encumbrances or restrictions:

(i)	existing under, by reason of or with respect to the Credit Agreements as in effect on the Issue Date or the Release Date, as applicable, Existing Indebtedness or any other agreements in effect on the Release Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings, taken as a whole, are not materially more restrictive with respect to dividend and payment restrictions (as determined by the Company in good faith) than those contained in the Credit Agreements, Existing Indebtedness or such other agreements, as the case may be, as in effect on such dates;

(ii)	set forth in this Indenture, the Notes, the Exchange Notes in respect thereof and the related Note Guarantees;

(iii)	existing under, by reason of or with respect to agreements governing other Indebtedness permitted to be Incurred under Section 4.09 hereof and any amendments, restatements, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances and restrictions therein, taken as a whole, (x) are not materially more restrictive than the agreements governing Indebtedness as in effect on the date of this Indenture, or (y) shall not affect the Company’s ability to make principal or interest payments on the Notes (as determined by the Company in good faith);

(iv)	existing under or by reason of applicable law, rule, regulation or order;

(v)	with respect to any Person, or the property or assets of a Person, acquired by the Company or any Restricted Subsidiary existing at the time of such acquisition and not Incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings, taken as a whole, are not materially more restrictive with respect to dividend and other payment restrictions than those in effect on the date of the acquisition;

(vi)	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

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(vii)	existing under or by reason of Permitted Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive with respect to dividend and payment restrictions, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(viii)	existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture;

(ix)	arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

(x)	existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions or transfer by that Restricted Subsidiary pending such sale or other disposition;

(xi)	under Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Entity or the Receivables Assets that are subject to such Qualified Receivables Transaction;

(xii)	on cash or other deposits or net worth, which encumbrances or restrictions are imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(xiii)	arising from customary provisions in Joint Venture agreements and other similar agreements relating solely to such Joint Venture, which the Board of Directors of the Company determines in good faith shall not adversely affect the Company’s ability to make payments of principal of or interest on the Notes;

(xiv)	existing under Indebtedness of a Foreign Subsidiary permitted to be Incurred under this Indenture, which encumbrances or restrictions apply solely to such Foreign Subsidiary and are ordinary and customary with respect to the type of Indebtedness being Incurred and which the Board of Directors of the Company determines in good faith shall not adversely affect the Company’s ability to make payments of principal of or interest on the Notes;

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(xv)	existing under or by reason of Secured Indebtedness permitted to be Incurred pursuant to Section 4.05 and Section 4.09 hereof that limit the right of the Company or any Restricted Subsidiary to dispose of the assets securing such Indebtedness;

(xvi)	under purchase money obligations for property acquired and Capital Lease Obligations in the ordinary course of business;

(xvii)	existing under any agreement imposed in connection with consignment agreements entered into in the ordinary course of business;

(xviii)	under provisions limiting the disposition or distribution of assets or property in Joint Venture agreements, asset sale agreements, sale and leaseback agreements, stock sale agreements and other similar agreements (or Investments), which limitation is applicable only to the assets that are the subject of such agreements;

(xix)	arising from customary provisions in Hedging Obligations permitted under this Indenture and entered into in the ordinary course of business; and

(xx)	existing under, by reason of or with respect to any Restricted Payment not prohibited by Section 4.08 hereof and any Permitted Investment.

Section 4.11 Limitation on Transactions with Affiliates.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction or series of related transactions, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any of their Affiliates (each of the foregoing, an “Affiliate Transaction”), unless:

(i)	such Affiliate Transaction is on terms that, taken as a whole, are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any Restricted Subsidiary (as determined by the Company); and

(ii)	the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25,000,000, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the Disinterested Members; and

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(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50,000,000, an opinion issued by an Independent Financial Advisor stating that such Affiliate Transaction or series of related Affiliate Transactions is fair to the Company or such Restricted Subsidiary from a financial point of view.

(b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

(i)	transactions between or among the Company and/or its Restricted Subsidiaries;

(ii)	Restricted Payments that are permitted by the provisions of this Indenture described under Section 4.08 hereof and Permitted Investments;

(iii)	any issuance or sale of Equity Interests (other than Disqualified Stock) of, or capital contributions to, the Company;

(iv)	transactions pursuant to agreements or arrangements in effect on the Issue Date or as contemplated to be in effect on the Release Date and described in the Offering Memorandum, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Company and the Restricted Subsidiaries than the agreement or arrangement in existence on the Issue Date;

(v)	payments by the Company and its Subsidiaries pursuant to tax sharing agreements among the Company (and any Parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Company and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Company and its Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(vi)	payment of reasonable and customary fees and reimbursement of expenses paid to, and reasonable and customary indemnification arrangements and similar payments on behalf of, directors of the Company or any Subsidiary thereof;

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(vii)	any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any Restricted Subsidiary with officers, employees and consultants of the Company or any Subsidiary thereof and the payment of compensation, reimbursement of expenses paid or loans (or cancellation of loans) to officers, employees and consultants of the Company or any Subsidiary thereof (including issuances of securities and other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employee benefit plans, employee stock option or similar plans), so long as such agreement or payment has been approved by a majority of the Disinterested Members;

(viii)	any transaction with a Receivables Entity effected as part of a Qualified Receivables Transaction and otherwise in compliance with the terms of this Indenture on fair and reasonable terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any Restricted Subsidiary (as determined in good faith by the Company);

(ix)	purchases and sales of raw materials or Inventory in the ordinary course of business on market terms;

(x)	(a) transactions with customers, clients, lessors, landlords, suppliers, contractors, purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with Joint Ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

(xi)	the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, any stockholders’ agreements (or equity purchase agreements related thereto) the terms of which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company;

(xii)	transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company or a Restricted Subsidiary of the Company owns an equity interest in or otherwise controls such Person;

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(xiii)	the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(xiv)	transactions entered into by a Person prior to the time such Person becomes a Restricted Subsidiary or is merged or consolidated into the Company or a Restricted Subsidiary (provided such transaction is not entered into in contemplation of such event);

(xv)	transactions permitted by, and complying with Section 5.01 hereof;

(xvi)	pledges of Equity Interests of Unrestricted Subsidiaries;

(xvii)	transactions between the Company or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Company or any Parent of the Company; provided, however, that such director abstains from voting as a director of the Company or such Parent of the Company on any matter involving such other Person; and

(xviii)	Emergence Transactions, including the payment of fees and expenses paid in connection therewith.

Section 4.12 Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company in the Subsidiary designated as Unrestricted shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under Section 4.08 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may re-designate any Unrestricted Subsidiary to be a Restricted Subsidiary if that re-designation would not cause a Default.

(b) Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted under Section 4.08. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be Incurred as of such date under Section 4.09 hereof, the Company shall be in default of Section 4.09. The Company’s Board of Directors may at any time designate any Unrestricted Subsidiary to

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be a Restricted Subsidiary; provided that such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period, and (2) no Default or Event of Default would be in existence following such designation.

Section 4.13 Business Activities.

The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14 Payments for Consent.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that may legally participate in the transaction, as proposed by the Company and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.15 Additional Note Guarantees.

(a) If the Company or any Restricted Subsidiary acquires or creates another Domestic Subsidiary (other than an Excluded Subsidiary) on or after the Issue Date, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee.

(b) The Company shall not permit any Domestic Subsidiary (other than an Excluded Subsidiary), directly or indirectly, to Guarantee any Indebtedness of the Company or any Restricted Subsidiary unless such Domestic Subsidiary (other than any Excluded Subsidiary) (i) is a Guarantor or (ii) within 15 Business Days executes and delivers to the Trustee an Opinion of Counsel and a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall rank senior in right of payment to or equally in right of payment with such Restricted Subsidiary’s Guarantee of such other Indebtedness.

Section 4.16 Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2010, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period (and if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

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(b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.17 Covenant Suspension.

(a) During any period of time that (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the events described in the foregoing clauses (i) and (ii) of this Section 4.17(a) being collectively referred to as a “Covenant Suspension Event”), the Company and the Restricted Subsidiaries shall not be subject to the covenants described under Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.15 and 5.01(a)(iii) (the “Suspended Covenants”).

(b) In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating or (b) the Company or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. The period beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is called a “Suspension Period.” The ability of the Company and the Restricted Subsidiaries to make Restricted Payments after the time of such withdrawal, downgrade, Default or Event of Default shall be calculated as if Section 4.08 had been in effect during the entire period of time since the Release Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under Section 4.08(a) hereof. However, no Default or Event of Default shall be deemed to have occurred on the Reversion Date as a result of any actions taken by the Company or its Restricted Subsidiaries during the Suspension Period.

(c) The Company shall give prompt written notice to the Trustee of each Covenant Suspension Event and Reversion Date.

Section 4.18 Guarantors.

On or prior to the Release Date, all Domestic Subsidiaries of the Company, other than Excluded Subsidiaries, shall each provide a Note Guarantee by executing the supplemental indenture substantially in the form attached hereto as Exhibit D and deliver an Opinion of Counsel to the Trustee.

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ARTICLE FIVE

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

(a) The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(i)	immediately after giving effect to such transaction, no Default or Event of Default exists;

(ii)	either: (A) the Company is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (1) is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that in the case where such Person is not a corporation, a co-obligor of the Notes is a corporation and (2) assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement, pursuant to a supplemental indenture or other documents, agreements or instruments in form reasonably satisfactory to the Trustee;

(iii)	immediately after giving effect to such transaction on a pro forma basis, either (A) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof, or (B) the Fixed Charge Coverage Ratio for the Company or surviving Person and its Restricted Subsidiaries shall be greater than such ratio for the Company or surviving Person and its Restricted Subsidiaries shall be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(iv)	each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this Section 5.01, shall have confirmed to the Trustee in writing that its Note Guarantee shall apply to the obligations of the Company or the surviving Person in accordance with the Notes and this Indenture.

provided, however, that Section 5.01(a)(iii) hereof shall not apply (A) if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state

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of incorporation of the Company, and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations; or (B) to any consolidation, merger, sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any Restricted Subsidiary.

(b) Upon any consolidation, merger, sale, assignment, transfer, conveyance or other disposition in accordance with this Section 5.01, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company in this Indenture.

(c) The Company and the Restricted Subsidiaries shall not, directly or indirectly, lease all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries considered as one enterprise, in one or more related transactions, to any other Person.

(d) Notwithstanding anything to the contrary herein, the Company and any Restricted Subsidiary shall be permitted, directly or indirectly, to consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), and to sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, in each case, as contemplated in the Reorganization Plan. In addition, any Guarantor shall be permitted to liquidate, dissolve or consolidate or merge with or into the Company or another Guarantor.

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ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) Prior to the Release Date, each of the following shall be an “Event of Default” under this Indenture:

(i)	default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 5 days;

(ii)	failure to comply with the provisions of Section 3.09 hereof, and

(iii)	the first priority security interest granted in the escrow account holding the Escrow Proceeds and all deposits therein to secure the Notes (a) ceases to be in full force and effect, (b) ceases to give the Trustee, for the benefit of the Holders of the Notes, the liens, rights, powers and privileges purported to be created and granted thereby in favor of the Trustee, or (c) is asserted by the Company not to be a valid, perfected first priority security interest in or lien on the proceeds covered thereby.

(b) Following the Release Date, the following shall be an “Event of Default” under this Indenture:

(i)	default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(ii)	default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(iii)	failure to perform or comply with Section 4.03 hereof and continuance of such failure to perform or comply for a period of 120 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes, voting as a single class;

(iv)	except as permitted by this Indenture, any Note Guarantee or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

(v)

default in the performance, or breach, of any covenant or agreement of the Company or any Restricted Subsidiary in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is

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specifically dealt with in clauses (i), (ii), (iii) or (iv) of this Section 6.01(b)), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes, voting as a single class;

(vi)	a default or defaults under any bonds, debentures, notes or other evidences of Indebtedness (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $30,000,000, whether such Indebtedness now exists or shall hereafter be created, which default or defaults either (a) shall have resulted in the acceleration of the maturity of such Indebtedness prior to its express maturity or (b) shall constitute a failure to pay principal of, or interest or premium on, such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto;

(vii)	the entry against the Company or any Restricted Subsidiary that is a Significant Subsidiary of a final judgment(s) for the payment of money in an aggregate amount in excess of $30,000,000 (net of amounts covered by (x) insurance for which the insurer thereof has been notified of such claim and has not challenged such coverage or (y) valid third-party indemnifications for which the indemnifying party thereof has been notified of such claim and has not challenged such indemnification), by a court or courts of competent jurisdiction, which judgment(s) remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(viii)	the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a custodian of it or for all of substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) admits in writing its inability to pay its debts generally as they become due; or

(ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

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(A) is for relief against the Company, any Guarantor or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company), in an involuntary case;

(B) appoints a custodian of the Company, any Guarantor or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company), for all or substantially all of the property of the Company; or

(C) orders the liquidation of the Company, any Guarantor or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company), and the order or decree remains unstayed and in effect for 60 consecutive days.

(c) The Company shall give prompt written notice to the Trustee if it becomes aware of the occurrence of any Default or Event of Default.

Section 6.02 Acceleration.

(a) If an Event of Default specified in Section 6.01(a)(i), (ii) or (iii) occurs, the principal of, premium, and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The exclusive remedy upon any Event of Default specified in Section 6.01(a)(i), (ii) or (iii) above shall be to enforce, collect or realize on the Escrow Proceeds or exercise any other right or remedy with respect to the Escrow Proceeds.

(b) If an Event of Default (other than an Event of Default specified in Section 6.01(b)(viii) with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in this Indenture.

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(c) In the event of a declaration of acceleration of the Notes solely because an Event of Default described in Section 6.01(b)(vi) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(b)(vi) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

(d) If an Event of Default specified in Section 6.01(b)(viii) occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee may withhold from Holders notice of any Default (except Default in payment of principal, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

Section 6.03 Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest, and Additional Interest, if any, with respect to the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of premium, if any, interest or Additional Interest, if any, on, or the principal of, the Notes (provided, however, that the Holders of a majority in principal amount of the then outstanding Notes may with such exception, on behalf of all Holders, rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be

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restored to their former positions and rights hereunder and under the Notes, respectively. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. Notwithstanding the foregoing, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06 Limitation on Suits.

(a) No Holder of any Note shall have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless:

(i)	such Holder shall have previously given to the Trustee written notice of a continuing Event of Default,

(ii)	the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, and provided indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, and

(iii)	the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

(b) Such limitations do not apply, however, to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or Additional Interest, if any, or interest with respect to, the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

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Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(b)(i) or 6.01(b)(ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest, and Additional Interest, if any, remaining unpaid on the notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and Additional Interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall constitute a claim, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

(a) If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Additional Interest, if any, respectively; and

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Third: to the Company or to such party as a court of competent jurisdiction shall direct.

(b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

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ARTICLE SEVEN

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i)	the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)	in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)	this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.05 and 6.06 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

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(f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee makes such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

Section 7.02 Certain Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be Incurred by it in compliance with such request or direction.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 12.02 hereof, and such notice references the Notes and this Indenture.

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(h) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(i) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(j) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Company has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(k) The rights and remedies of the Trustee hereunder and under the other Note Documents are cumulative and are not exclusive of any rights or remedies provided by law.

(l) Except with respect to receipt of payments of the Notes and any Default or Event of Default information contained in the Officers’ Certificate delivered to it pursuant to Section 4.16 hereof, the Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of any representation, warranty or covenant made in this Indenture.

(m) Delivery of reports, information and documents to the Trustee under this Indenture, including, without limitation, Section 4.03 hereof, is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.

(n) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian or other Person employed to act hereunder.

(o) No Depositary shall be deemed an agent of the Trustee, and the Trustee shall not be responsible for any act or omission by any Depositary.

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(p) The Trustee shall not be required to give any note, bond or surety in respect of the trusts and powers under this Indenture.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default promptly and in any event within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, and Additional Interest, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders. Notwithstanding the foregoing, if any Notes are held in the form of a Global Note, the notice required to be provided hereunder shall be conclusively presumed to have been given if delivered via facsimile, PDF or other electronic transmission to the Depositary or to the Persons who are registered Holders of Notes, as the case may be, with accompanying instructions directing such Depositary or such Persons who are registered Holders of Notes to forward such notice to the beneficial holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each November 1 beginning with November 1, 2010, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

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(b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07 Compensation and Indemnity.

(a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in accordance with any provision of this Indenture, except any such disbursement, advance or expense attributable to its negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company shall indemnify the Trustee and its officers, directors, employees and agents against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee.

(d) To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a claim prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such claim shall survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(c)(viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

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Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign at any time upon 30 days’ written notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(i)	the Trustee fails to comply with Section 7.10 hereof;

(ii)	the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)	a custodian or public officer takes charge of the Trustee or its property; or

(iv)	the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the claim provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

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Section 7.09 Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

(a) There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(b) This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against the Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12 Escrow Authorization.

Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Escrow Agreement, including related documents thereto, as the same may be in effect or may be amended from time to time in writing by the parties thereto (provided that no amendment that would materially adversely affect the rights of the Holders may be effected without the consent of each Holder of Notes affected thereby), and authorizes and directs the Trustee to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith, subject to the terms and conditions of this Indenture and the duties, rights and obligations of the Trustee set forth herein. The Company shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement, to assure and confirm to the Trustee the security interest contemplated by the Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purpose herein expressed. The Company shall take, or shall cause to be taken, any and all actions reasonably required to cause the Escrow Agreement to create and maintain, as security for the obligations of the Company under this Indenture and the Notes as provided in the Escrow Agreement, valid and enforceable first priority perfected liens in and on all the Escrow Proceeds, in favor of the Trustee for its benefit and the ratable benefit of the Holders, superior to and prior to the rights of third Persons and subject to no other Liens.

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ARTICLE EIGHT

DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of the Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02 Legal Defeasance and Discharge.

(a) Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in this clause (a) and clause (b) below, and to have satisfied all its other obligations under such Notes and this Indenture including those of the Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)	the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the Defeasance Trust (as defined below); and

(ii)	the Company’s obligations with respect to Sections 2.07, 2.08, 2.11 and 4.02 hereof;

(iii)	the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection herewith; and

(iv)	this section 8.02.

(b) If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.

(c) Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

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(d) If the Company exercises its option under this Section 8.02, each Guarantor shall be released from all of its Obligations with respect to the Notes.

Section 8.03 Covenant Defeasance.

(a) Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations pursuant to Section 6.01 (but only to the extent that those provisions relate to the Defaults with respect to the Notes and not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events), Sections 4.03, 4.05 through 4.18 and Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that (unless the Company shall otherwise determine) such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(b)(ii) through (viii) shall not constitute Events of Default.

(b) If the Company exercises its option under this Section 8.03, each Guarantor shall be released from all of its Obligations with respect to the Notes.

Section 8.04 Conditions to Legal or Covenant Defeasance.

(a) In order to exercise its option under Section 8.02 or 8.03 hereof, the Company must:

(i)	irrevocably deposit in Trust (the “Defeasance Trust”) with the Trustee money or Government Securities for the payment of principal of, premium (if any) and interest on the Notes to redemption or maturity, as the case may be;

(ii)	deliver to the Trustee of an Opinion of Counsel to the effect that Holders of the Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and shall be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

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(iii)	in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel be based on a ruling of the Internal Revenue Service or change in applicable federal income tax law). Notwithstanding the foregoing, the Opinion of Counsel required with respect to an election under Section 8.02 need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) shall become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 hereof are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, and Additional Interest, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, and Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

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Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.04 or 8.05 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, and Additional Interest, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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ARTICLE NINE

AMENDMENTS AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

(a) Notwithstanding Section 9.02 hereof, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee, as applicable, may amend or supplement this Indenture, the Notes or any Note Guarantees:

(i)	to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iii)	to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in accordance with this Indenture in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(iv)	to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially, in the good faith determination of the Board of Directors of the Company, adversely affect the legal rights under this Indenture, the Note Guarantees or the Notes of any such Holder;

(v)	to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(vi)	to comply with the provisions described under Section 4.15 hereof;

(vii)	to evidence and provide for the acceptance of appointment by a successor Trustee;

(viii)	to provide for the issuance of Additional Notes in accordance with this Indenture; or

(ix)	to conform this Indenture, the Note Guarantees or the Notes to any provision of the “Description of Notes” in the Offering Memorandum to the extent such provision is intended to be a verbatim recitation thereof.

(b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 7.02 and 12.04 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

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Section 9.02 With Consent of Holders of Notes.

(a) Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Note Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then-outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02 and 12.04 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c) The consent of the applicable Holders shall not be necessary under this Indenture to approve the particular form of any proposed amendment or waiver. It shall be sufficient if such consent approves the substance of the proposed amendment or waiver.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 shall not (with respect to any Notes held by a non-consenting Holder):

(i)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)	change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(iii)	reduce the principal amount of, or premium, if any, or interest on, any Note;

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(iv)	change the optional redemption dates or optional redemption prices of the Notes from those stated under Section 3.07 hereof;

(v)	waive a Default or Event of Default in the payment of principal of, or interest or premium and Additional Interest, if any, on, the Notes (except, upon a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes, a waiver of the payment default that resulted from such acceleration) or in respect of any other covenant or provision that cannot be amended or modified without the consent of all Holders;

(vi)	make any Note payable in money other than U.S. dollars;

(vii)	make any change in the amendment and waiver provisions of this Indenture;

(viii)	release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(ix)	impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(x)	amend, change or modify the obligation of the Company to make and consummate an Offer to Purchase with respect to any Asset Sale in accordance with Section 4.07 hereof after the obligation to make such Offer to Purchase has arisen, or the obligation of the Company to make and consummate an Offer to Purchase in the event of a Change of Control in accordance with Section 4.06 hereof after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(xi)	except as otherwise permitted under Section 5.01 hereof and Section 4.15 hereof, consent to the assignment or transfer by the Company or any Guarantor of any of their rights or obligations under this Indenture; or

(xii)	amend or modify any of the provisions of this Indenture or the related definitions affecting the subordination of the Notes or any Note Guarantee in any manner adverse to the Holders of the Notes or any Note Guarantee.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the consenting Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting

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Holder’s Note, even if a notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee, or the Company, receives written notice of revocation before the date on which the Company certifies to such Trustee that the Holders of the requisite principal amount of Notes have consented to such amendment or waiver. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplement until its Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture, that all conditions precedent thereto have been satisfied and that such amendment, supplement or waiver constitutes the legal, valid and binding obligations of the Company (and the Guarantors, if applicable).

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ARTICLE TEN

NOTE GUARANTEES

Section 10.01 Guarantee.

(a) Effective upon execution of the supplemental indenture substantially in the form attached hereto as Exhibit D by the parties thereto, subject to this Article Ten, each of the Guarantors hereby, jointly and severally, and fully and unconditionally, guarantees as of the Release Date to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of, this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives (to the fullest extent permitted by law) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

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(d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to such Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Notation Not Required.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee of each applicable Guarantor set forth in this Indenture or any Supplemental Indenture on behalf of such Guarantor. Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee.

Section 10.04 Releases

(a) A Note Guarantee of a Guarantor shall be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect):

(i)	in connection with any sale or other disposition (including by merger or otherwise) of Capital Stock of the Guarantor after which such Guarantor is no longer a Subsidiary of the Company, or of all or substantially all of the assets of such Guarantor, which sale or other disposition complies with the applicable provisions of this Indenture and all the obligations of such Guarantor in respect of all other Indebtedness of the Company or the Guarantors terminate upon consummation of such transaction;

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(ii)	if the Company properly designates the Guarantor as an Unrestricted Subsidiary under this Indenture;

(iii)	solely in the case of a Note Guarantee created pursuant to the provisions described under Section 4.15(b) hereof, upon the release or discharge of the Note Guarantee or Incurrence of Indebtedness that resulted in the creation of such Note Guarantee pursuant to Section 4.15(b), except a discharge or release by or as a result of payment under such Guarantee;

(iv)	upon a Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture, in each case which complies with the applicable provisions under Section 8.02, Section 8.03 or Section 11.01, respectively; or

(v)	upon payment in full of the aggregate principal amount of all Notes then outstanding and all other obligations under this Indenture and the Notes then due and owing;

(vi)	in the case of any Excluded Subsidiary which, after the date of this Indenture, is required to guarantee the Notes as a result of its provision of guarantees or other direct credit support for any other Indebtedness of the Company or any Guarantor, upon the release or discharge of all such Indebtedness or such guarantees or other direct credit support obligations of such Excluded Subsidiary that caused it to be obligated to guarantee the Notes;

(vii)	in the case of any Guarantor which, after the date of this Indenture, liquidates or dissolves or consolidates or merges with or into another Guarantor or the Company, upon such liquidation, dissolution, consolidation or merger;

(viii)	as discussed under Article Nine hereof; or

(ix)	in the case of any Guarantor which is also a guarantor under the Credit Facilities, upon the release of such guarantee under the Credit Facilities (which release under the Credit Facilities may be conditioned upon the concurrent release of the Note Guarantee hereunder).

(b) Upon any occurrence giving rise to a release of a Note Guarantee as specified in Section 10.04(a) hereof, the Trustee shall execute any documents reasonably required in order to evidence or effect such release, termination and discharge in respect of such Note Guarantee. Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge.

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Section 10.05 Guarantors May Consolidate, Etc., on Certain Terms

A Guarantor shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Guarantor is the surviving Person), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Guarantor, in one or more related transactions, to another Person, other than the Company or another Guarantor, unless:

(a) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(b) either:

(i) the Guarantor is the surviving corporation, or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made (i) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of that Guarantor under this Indenture, including its Note Guarantee, and the Registration Rights Agreement pursuant to a supplemental indenture or other documents, agreements or instruments in form reasonably satisfactory to the Trustee; or

(ii) such sale, assignment, transfer, conveyance or other disposition or consolidation or merger complies with Section 4.07 hereof.

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ARTICLE ELEVEN

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

(a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued thereunder, when:

(i)	either:

(A) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(B) all Notes that have not been delivered to the Trustee for cancellation (x) have become due and payable (by reason of the mailing of a notice of redemption or otherwise), (y) shall become due and payable at Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name and at the Company’s expense, and in each such case the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the Stated Maturity or redemption date, as the case may be;

(ii)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(iii)	the Company or any Guarantor has paid or caused to be paid all sums then payable by it under this Indenture; and

(iv)	the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or the redemption date, as the case may be.

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(b) The Company shall deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge as contemplated by this Article Eleven shall have been satisfied.

Section 11.02 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

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ARTICLE TWELVE

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 12.02 Notices.

(a) Any notice or communication by the Company or any Guarantor, on the one hand, or the Trustee, on the other hand, to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Chemtura Corporation

199 Benson Road

Middlebury, Connecticut 06749

Facsimile: (203) 573-2214

Attention: Chief Financial Officer and General Counsel

With courtesy copies to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Facsimile: (312) 862-2200

Attention: Robert M. Hayward, P.C.

If to the Trustee:

U.S. Bank National Association

EP MN WS3C

60 Livingston Avenue

St. Paul, Minnesota 55107-1419

Facsimile: (651) 495-8097

Attention: Raymond S. Haverstock

(b) The Company, the Guarantors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

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(d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(f) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

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(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided that an issuer of an Opinion of Counsel may rely as to matter of fact or an Officer’s Certificate or a certificate of public official.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08 Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

Section 12.09 Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in The City of New York or the courts of the State of New York in each case located in The City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties (to the fullest extent permitted by applicable law) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that such suit, action or other proceeding has been brought in an inconvenient forum.

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Section 12.10 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11 Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.04 hereof.

Section 12.12 Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not (to the fullest extent permitted by applicable law) in any way be affected or impaired thereby.

Section 12.13 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by facsimile, PDF or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile, PDF transmission or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes.

Section 12.14 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 12.14.

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(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) Notwithstanding anything to the contrary contained in this Section 12.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04 hereof.

(d) If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA § 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 hereof and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

126

Section	12.15 Benefit of Indenture.

Nothing, in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section	12.16 Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Nothing, in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section	12.17 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE OR THE NOTES.

Section 12.18 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act (the “Patriot Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they shall provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the Patriot Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

127

IN WITNESS WHEREOF the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Company:

CHEMTURA CORPORATION, a Delaware corporation, as Issuer

By:	/s/ Stephen C. Forsyth
Name:	Stephen C. Forsyth
Title:	Executive Vice President and Chief Financial Officer

Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

Indenture

EXHIBIT A

FORM OF NOTE

[Face of Note]

[Insert applicable legends pursuant to the provisions of the Indenture].

CUSIP [            ]

ISIN [            ]

No.	**$[ ]**

CHEMTURA CORPORATION

7.875% Senior Note due 2018

Issue Date: [            ]

CHEMTURA CORPORATION (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [        ] DOLLARS ($[            ]) on September 1, 2018.

Interest Payment Dates: March 1 and September, 1

Record Dates: February 15 and August 15

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

CHEMTURA CORPORATION

By:
Name:
Title:

This is one of the 7.875% Senior Notes due 2018 to which reference is made in the within-mentioned Indenture.

Dated: [            ]

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

[Reverse Side of Note]

CHEMTURA CORPORATION

7.875% Senior Note due 2018

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. The Company promises to pay interest on the principal amount of this Note at 7.875% per annum from the date hereof until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. Interest on the Notes will be payable semiannually in arrears on March 1 and September 1 each year, commencing on March 1, 2011. The Company will make each interest payment to the Holders of record on the immediately preceding February 15 and August 15. Any Additional Interest due will be paid on the same dates as interest on the Notes. The Company shall pay interest (including post petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, and premium, if any, and Additional Interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 15 and August 15 next preceding the interest payment date, even if such Notes are canceled after such record date and on or before such interest payment date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, interest and Additional Interest, if any, at the offices or agencies of one or more Paying Agents and Registrars maintained for such purpose in The City of New York, New York, or, at the option of the Company, payment of interest, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to the principal of, and premium, if any, interest and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in U.S. dollars.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder.

4. Indenture. The Company issued the Notes under an Indenture dated as of August 27, 2010 (the “Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall (to the fullest extent permitted by law) govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.

5. Optional Redemption.

(a) Prior to September 1, 2013, the Company may, at its option on any one or more occasions, redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) at a redemption price of 107.875% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, thereon up to, but excluding, the redemption date (subject to the rights of Holders of Notes on a relevant record date to receive interest due on an interest payment date that occurs prior to the redemption date), with the net cash proceeds of one or more Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or its Affiliates); and (ii) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

(b) At any time prior to September 1, 2014, the Company may redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest and Additional Interest, if any, thereon up to, but excluding, the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on an interest payment date that occurs prior to the redemption date.

(c) On or after September 1, 2014, the Company may redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon up to, but excluding, the applicable redemption date, (subject to the right of Holders of Notes on a relevant record date to receive interest due on the relevant interest payment date that occurs prior to the redemption date), if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

Year	Percentage
2014	103.938%
2015	101.969%
2016 and thereafter	100.000%

6. Mandatory Redemption. Except for a Special Mandatory Redemption pursuant to Section 3.09 of the Indenture, the Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. Under certain circumstances, the Company may be required to Offer to Purchase the Notes pursuant to Sections 4.06 and 4.07 of the Indenture. The Company and its Restricted Subsidiaries may at any time and from time to time purchase Notes in the open market or otherwise.

7. Special Mandatory Redemption.

If (i) prior to the Escrow End Date, the Company shall have determined, in its discretion, that the escrow conditions cannot be satisfied by such date (any such date, a “Trigger Date”) and shall have provided a “Redemption Notice” as defined in the Escrow Agreement (a “Company Special Mandatory Redemption Notice”) to the Escrow Agent acknowledged by the Trustee no later than the next Business Day following such Trigger Date; or (ii) a Release Date shall not have occurred on or prior to the Escrow End Date, and the Escrow Agent shall have distributed Escrow Proceeds to the Trustee pursuant to the terms and conditions of the Escrow Agreement (any such date, the “Distribution Date”), then the Company shall redeem the Notes (the “Special Mandatory Redemption”) at a price equal to the sum of 101% of the issue price of the Notes, plus accrued and unpaid interest including accrual of original issue discount on the Notes from the Issue Date up to, but excluding, the date of the Special Mandatory Redemption.

8. Selection and Notice of Redemption. Any redemption pursuant to paragraph 5 above shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

9. Repurchase at Option of Holder.

(a) Unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under Section 3.07 of the Indenture, the Company must commence, within 30 days of the occurrence of a Change of Control after the Release Date, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon up to, but excluding, the date of repurchase (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date).

(b) The Company shall not be required to make an Offer to Repurchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase. Notwithstanding anything to the contrary in the Indenture, an Offer to Purchase upon a Change of Control may be made in advance of a Change of Control, and conditioned upon the consummation of such Change of Control, if a definitive agreement is in place providing for the Change of Control at the time the Offer to Purchase is made

10. Denominations, Transfer and Exchange. The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. As set forth more fully in the Indenture, (a) the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes required by law or permitted by the Indenture; (b) the Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part; and (c) the Company need not transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

11. Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.

12. Amendments and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing Default or Event of Default, or compliance with any provision of the Indenture or the Notes, may be waived with the consent of the Holders of a majority in principal of the Notes then outstanding and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). The Indenture may also be amended without the consent of any Holders as provided in the Indenture.

13. Defaults and Remedies. In the case of an Event of Default prior to the release of Escrow Proceeds pursuant to Section 6.01(a) or arising from certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary of the Company (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), all outstanding Notes shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder; provided that the exclusive remedy upon an Event of Default pursuant to Section 6.01(a) is to enforce, collect or realize on the Escrow Proceeds or exercise any other right or remedy with respect to the Escrow Proceeds. If any other Event of Default occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture. The Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. As more particularly provided in the Indenture, (a) subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power and (b) the Trustee may withhold from Holders of the Notes notice of any Default (except a Default in payment of principal, premium, if any, and interest) if it determines that withholding notice is in their interest and (c) the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of premium, if any, interest or Additional Interest, if any, on, or the principal of, the Notes.

14. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15. Guarantees. On the Release Date, the Company’s obligations under the Notes will be guaranteed on a joint and several basis by each of the Guarantors to the extent set forth in the Indenture.

16. No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated August 27, 2010, among the Company, and the parties named on the signature pages thereof or, in the case of Additional Notes, the Holders of Additional Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of Additional Notes (the “Registration Rights Agreement”).

19. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Chemtura Corporation

199 Benson Road

Middlebury, Connecticut 06749

Facsimile: (203) 573-2214

Attention: Chief Financial Officer and General Counsel

With courtesy copies to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Facsimile: (312) 862-2200

Attention: Robert M. Hayward, P.C.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Signatory must be a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 or 4.07 of the Indenture, check the box below:

☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.06 or 4.07 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Signatory must be a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following such decrease (or increase)	Signature of Authorized Officer of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

[—]

[—]

[—]

[—]

Facsimile: [—]

With a copy to:

U.S. Bank National Association

EP MN WS3C

60 Livingston Avenue

St. Paul, Minnesota 55107-1419

Facsimile: (651) 495-8097

Attention: Raymond S. Haverstock

Re:	7.875% Senior Notes due 2018

Reference is hereby made to the Indenture, dated as of August 27, 2010 (the “Indenture”), between Chemtura Corporation, a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐ 1.☐ Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Restricted Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Restricted Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

☐ 2.☐ Check if Transferee shall take delivery of a beneficial interest in a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and either (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

☐ 3.☐ Check and complete if Transferee shall take delivery of a beneficial interest in a Restricted Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐ (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification);

or

☐ (b) such Transfer is being effected to the Company or a subsidiary thereof;

or

☐ (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

☐ (a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on the Restricted Definitive Notes and in the Indenture.

☐ (b) Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on the Restricted Definitive Notes and in the Indenture.

☐ (c) ☐ Check if Transfer is pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on the Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

(A)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ]); or

(ii)	☐ Regulation S Global Note (CUSIP [ ]); or

(B)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(A)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ]); or

(ii)	☐ Regulation S Global Note (CUSIP [ ]); or

(iii)	☐ Unrestricted Global Note (CUSIP [ ]); or

(B)	☐ a Restricted Definitive Note; or

(C)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

[—]

[—]

[—]

[—]

Facsimile: [•]

With a copy to:

U.S. Bank National Association

EP MN WS3C

60 Livingston Avenue

St. Paul, Minnesota 55107-1419

Facsimile: (651) 495-8097

Attention: Raymond S. Haverstock

Re:	7.875% Senior Notes due 2018

Reference is hereby made to the Indenture, dated as of August 27, 2010 (the “Indenture”), between Chemtura Corporation, a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.☐ Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

☐ (a)☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the

Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐ (b) Check if Exchange is from beneficial interest in a Restricted Global Note to an Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐ (c) Check if Exchange is from a Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐ (d) Check if Exchange is from a Restricted Definitive Note to an Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. ☐ Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

☐ (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to a Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

☐ (b) Check if Exchange is from a Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]:

☐ 144A Global Note, ☐

☐ Regulation S Global Note,

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

CHEMTURA CORPORATION,

THE GUARANTORS NAMED HEREIN

and

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

SUPPLEMENTAL INDENTURE NO. [__]

Dated as of [__]

to

INDENTURE

Dated as of August 27, 2010

between

CHEMTURA CORPORATION,

and

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

$455,000,000

7.875% Senior Notes due 2018

SUPPLEMENTAL INDENTURE NO. [__], dated as of [__], among Chemtura Corporation, a Delaware Corporation (the “Company”), the subsidiaries of the Company named on the signature pages hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”) under the hereafter defined Indenture.

WHEREAS the Company heretofore executed and delivered to the Trustee an Indenture dated as of August 27, 2010 (the “Indenture”), providing for the issuance of up to $455,000,000 aggregate principal amount of the Company’s 7.875% Senior Notes due 2018 (the “Notes”); and

WHEREAS, pursuant to the terms of the Escrow Agreement, the Escrow Proceeds have been deposited into the escrow account pending satisfaction of the release conditions set forth in such Escrow Agreement; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly and validly authorized by the Company and each of the Guarantors; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE ONE

REAFFIRMATION AND ACCESSION

SECTION 1.01. Reaffirmation. The Company hereby expressly and unconditionally reaffirms each and every covenant, agreement and undertaking of such party in the Indenture.

SECTION 1.02. Guarantees and Accession of Guarantees. Each Guarantor hereby fully and unconditionally guarantees, on a senior, joint and several basis, the Obligations to the extent provided in, and subject to the limitations set forth in, Article Ten of the Indenture, and further expressly and unconditionally agrees to be bound by each and every other covenant, agreement and undertaking of such Guarantor in the Indenture.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

SECTION 2.01. Terms Defined. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

SECTION 2.02. Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

SECTION 2.03. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 2.04. Successors. All agreements of the Company in this Supplemental Indenture and the Notes shall bind their respective successors.

SECTION 2.05. Multiple Counterparts. This Supplemental Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Supplemental Indenture.

SECTION 2.06. Effectiveness. The provisions of this Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of the Indenture.

SECTION 2.07. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantors, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and each Guarantor by corporate action or otherwise, (iii) the due execution hereof by the Company and each Guarantor and (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

SECTION 2.08. Jurisdiction. The Company and each Guarantor agree that any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture, the Note Guarantee or the Notes or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America located in The City of New York or the courts of the State of New York in each case located in The City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties (to the fullest extent permitted by applicable law) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that such suit, action or proceeding has been brought in an inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. [__] to be duly executed as of the date first written above.

CHEMTURA CORPORATION

By:
Name:
Title:

[NAME OF GUARANTOR]

By:
Name:
Title:

[Insert Guarantor Signature Blocks]

TRUSTEE

U.S. BANK NATIONAL ASSOCIATION,

as Trustee,

By:
Name:
Title:

Exhibit 4.3

CHEMTURA CORPORATION

$455,000,000

7.875% Senior Notes due 2018

REGISTRATION RIGHTS AGREEMENT

New York, New York

August 27, 2010

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

Banc of America Securities LLC

One Bryant Park

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Wells Fargo Securities, LLC

301 South College Street

Charlotte, North Carolina 28202

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Chemtura Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), proposes to issue and sell to those purchasers listed above (the “Initial Purchasers”) its 7.875% Senior Notes due 2018 (the “Notes”), upon the terms set forth in the Purchase Agreement among the Company, the Guarantors (as defined herein) and the Initial Purchasers dated August 13, 2010 (the “Purchase Agreement”) relating to the initial placement (the “Initial Placement”) of the Notes. The Notes will be issued under the Indenture (as defined herein) and fully and unconditionally guaranteed as of the Release Date on a senior unsecured basis by the subsidiary guarantors listed on Schedule I (the “Guarantors”) as provided for in the Supplemental Indenture (the “Guarantees” and, together with the Notes, the “Securities”). To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition to

1

your obligations thereunder, the Company and the Guarantors, jointly and severally, agree with you for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchasers) and the Exchange Securities (as defined herein) (each a “Holder” and, collectively, the “Holders”), as follows:

1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Additional Interest” shall have the meaning set forth in Section 8 hereof.

“Affiliate” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a federal legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Deferral Period” shall have the meaning indicated in Section 4(k)(ii) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Date” shall have the meaning set forth in Section 2(a) hereof.

“Exchange Offer Registration Period” shall mean the 180-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement, or such shorter period as will terminate when all Securities covered by the Exchange Offer Registration Statement have been exchanged pursuant thereto.

“Exchange Offer Registration Statement” shall mean a registration statement of the Company and the Guarantors on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchange Securities” shall mean debt securities of the Company and the related guarantees of the Guarantors as provided for in the Indenture and the Supplemental Indenture identical in all material respects to the Securities (except that the Additional Interest provisions and transfer restrictions shall be eliminated) to be issued under the Indenture and the Supplemental Indenture.

“Exchanging Dealer” shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange for Exchange Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company, any Guarantor, or any Affiliate of either the Company or any Guarantor).

“Final Memorandum” shall mean the final offering memorandum dated August 13, 2010 related to the offering of the Securities.

“FINRA Rules” shall mean the rules of the Financial Industry Regulatory Authority.

“Guarantors” shall have the meaning set forth in the preamble hereto.

“Holder” shall have the meaning set forth in the preamble hereto.

“Indenture” shall mean the Indenture relating to the Notes, dated as of August 27, 2010 between the Company and U.S. Bank, National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchasers” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 6(d) hereof.

“Majority Holders” shall mean, on any date, Holders of a majority of the aggregate principal amount of Securities and/or Exchange Securities, as applicable, registered under a Registration Statement.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, under a Shelf Registration Statement.

“Notes” shall have the meaning set forth in the preamble hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the Exchange Securities covered by such Registration Statement, and all amendments and supplements thereto, including post-effective amendments and any and all information incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registered Exchange Offer” shall mean the offer of the Company and the Guarantors to issue and deliver to Holders that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the Exchange Securities.

“Registrable Securities” shall mean each of the Securities, until the earliest to occur of (i) the date on which such Security is exchanged in the Registered Exchange Offer for an Exchange Security (ii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (iii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) and (iv) the date on which such Security ceases to be outstanding.

“Registration Default” shall have the meaning set forth in Section 8 hereof.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the Exchange Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Request Date” shall mean the date on which the holders of at least $75,000,000 in principal amount of Registrable Securities have requested in writing the filing of a registration statement pursuant to Section 3(a) in compliance with the terms of this Agreement; provided, however, that such requirement shall not apply if the Company or the Guarantors have failed to consummate a Registered Exchange Offer on or prior to the Exchange Date.

“Release Date” has the meaning set forth in the Purchase Agreement.

“Securities” shall have the meaning set forth in the preamble hereto.

“Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” has the meaning set forth in Section 3(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or Exchange Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Supplemental Indenture” shall mean the Supplemental Indenture relating to the Securities, dated as of the Release Date and executed by the Guarantors.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Underwriter” shall mean any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.

2. Registered Exchange Offer. (a) Unless a Registered Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors shall use their commercially reasonable efforts (i) to file, as soon as reasonably practicable after the filing of the Company’s annual report on Form 10-K for the fiscal year ended December, 31, 2010, an Exchange Offer Registration Statement with the Commission; (ii) to cause such Exchange Offer Registration Statement to be declared effective by the Commission; (iii) cause the Registered Exchange Offer pursuant to such Exchange Offer Registration Statement to be consummated on or prior to the date that is 365th calendar day following the Release Date (or, if such 365th day is not a Business Day, the next succeeding Business Day) (the “Exchange Date”).

(b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder to exchange Securities for Exchange Securities (assuming that such Holder is not an Affiliate of the Company or any of the Guarantors, acquires the Exchange Securities in the ordinary course of such Holder’s business, has no arrangements with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) that are, from and after their receipt, transferable by each such Holder without any limitations or restrictions under the Act.

(c) Subject to Section 4 hereof, in connection with the Registered Exchange Offer, the Company and the Guarantors shall:

(i) mail or cause to be mailed to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii) keep the Registered Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

(iii) use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required, under the Act to ensure that it is available for sales of Exchange Securities by Exchanging Dealers during the Exchange Offer Registration Period;

(iv) utilize the services of a depositary for the Registered Exchange Offer, which may be the Trustee or an Affiliate of the Trustee;

(v) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

(vi) prior to effectiveness of the Exchange Offer Registration Statement, if requested by the staff of the Commission, provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991); and (B) including a representation that the Company and the Guarantors have not entered into any arrangement or understanding with any person to distribute the Exchange Securities to be received in the Registered Exchange Offer and that, to the best of the Company’s and the Guarantors’ information and belief, each Holder participating in the Registered Exchange Offer is acquiring the Exchange Securities in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the Exchange Securities; and

(vii) comply in all material respects with all applicable laws.

(d) As soon as practicable after the close of the Registered Exchange Offer, the Company and the Guarantors shall:

(i) accept for exchange all Securities properly tendered and not validly withdrawn pursuant to the Registered Exchange Offer on or prior to its expiration;

(ii) deliver or cause to be delivered to the Trustee for cancellation in accordance with Section 4(q) all Securities so accepted for exchange; and

(iii) cause the Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of Exchange Securities equal to the principal amount of the Securities of such Holder so accepted for exchange; provided, however, that, in case of any Securities held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Securities in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

(e) Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the Exchange Securities (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling LLP dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction, which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of Exchange Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company, the Guarantors or one of their respective Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Company and the Guarantors that, at the time of the consummation of the Registered Exchange Offer:

(i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business;

(ii) such Holder will have no arrangement or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Act; and

(iii) such Holder is not an Affiliate of the Company or any of the Guarantors.

(f) If any Initial Purchaser determines that it is prohibited by law or Commission policy from participating in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Company and the Guarantors shall issue and deliver to the person purchasing Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Securities, a like principal amount of Exchange Securities.

3. Shelf Registration. (a) If (i) the Company and the Guarantors are not permitted to consummate the Registered Exchange Offer as contemplated by Section 2 hereof because the Registered Exchange Offer is not permitted by applicable law or Commission policy; (ii) for any reason, the Registered Exchange Offer has not been consummated by the Exchange Date; or (iii) any Holder notifies the Company within 25 days following the consummation of the Registered Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Registered Exchange Offer; (B) it may not resell the Exchange Securities acquired by it in the Registered Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or (C) it is a broker-dealer and owns Securities acquired directly from the Company or an affiliate of the Company, then the Company and the Guarantors shall effect a Shelf Registration Statement in accordance with subsection (b) below.

(b) (i) Following the Request Date, the Company and the Guarantors shall use their commercially reasonable efforts to file as soon as commercially reasonable after such obligation arises, but in no event on or prior to the date that is 365 days after the Release Date, pursuant to subsection (a) of this Section 3, a Shelf Registration Statement relating to the offer and sale of the Securities or the Exchange Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder shall be entitled to have the Securities held by it covered by such Shelf Registration Statement or be entitled to use a Prospectus forming a part thereof unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and has returned to the Company a completed and signed selling securityholder questionnaire in reasonable and customary form by the reasonable deadline for responses set forth therein; and provided, further, that with respect to Exchange Securities received by an Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Company and the Guarantors may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of their obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

(ii) Subject to Section 4 hereof, the Company and the Guarantors shall use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Act and keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement is declared effective by the Commission until the first to occur of (A) the date upon which all the Securities or Exchange Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or ceases to be outstanding or (B) one year after the date the Shelf Registration Statement is declared effective.

(iii) Subject to the provisions of Section 4 hereof, the Company and the Guarantors shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply as to form in all material respects with the applicable requirements of the Act; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

4. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

(a) The Company and the Guarantors shall:

(i) furnish to the Initial Purchasers, not less than five Business Days prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (but excluding all documents incorporated by reference therein after the initial filing) and shall use their commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers reasonably propose;

(ii) include the information (as may be revised at the request or requirement of the Commission) substantially in the form set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Registered Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

(iii) if requested by an Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and

(iv) in the case of a Shelf Registration Statement, include the names of the Holders (to the extent provided by such Holders) that propose to sell Securities pursuant to the Shelf Registration Statement as selling security holders; provided, however, that, the Company shall not be required to include the name of any Holder that has not complied with the requirements set forth in Section 3(b)(i) hereof.

(b) Subject to the following provisions of this Section 4, the Company and the Guarantors shall use their commercially reasonable efforts to ensure that:

(i) any Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto complies as to form in all material respects with the Act; and

(ii) any Registration Statement and any amendment thereto does not, as of the effective date of the Registration Statement or such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

(c) The Company and the Guarantors shall advise the Initial Purchasers, the Holders of Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company or any Guarantor a telephone or facsimile number and address for notices (a “Known Exchanging Dealer”), and, if requested by the Initial Purchasers or any such Holder or Known Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company and the Guarantors shall have remedied the basis for such suspension):

(i) when the relevant Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose;

(iv) of the receipt by the Company or the Guarantors of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v) at a time when a Prospectus is required to be delivered under the Act, of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d) The Company and the Guarantors shall use their commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction.

(e) The Company and the Guarantors shall furnish, upon written request, to each Holder of Securities covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto.

(f) Subject to the provisions of this Section 4, the Company and the Guarantors shall, during the Shelf Registration Period, deliver to each Holder of Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including the preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request, except during any suspension period referred to in Section 4(c) above or Section 4(k) below. Subject to the provisions of this Section 4, the Company and the Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement (in each case, if such Holder is properly named in such Prospectus, as amended and supplemented), except during any suspension period referred to in Section 4(c) above or Section 4(k) below.

(g) The Company and the Guarantors shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto (excluding any material incorporated by reference therein).

(h) The Company and the Guarantors shall promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such person may reasonably request. Subject to the provisions of this Section 4, the Company and the Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by any Initial Purchaser, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement (in each case, if such Initial Purchaser, Exchanging Dealer or other person is properly named in such Prospectus, as amended and supplemented), except during any suspension period referred to in Section 4(c) above or Section 4(k) below.

(i) Prior to the Registered Exchange Offer or any other offering of Securities pursuant to any Registration Statement, the Company and the Guarantors shall arrange, if necessary, for the qualification of the Securities or the Exchange Securities for sale under the laws of such jurisdictions as any Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company or any Guarantor be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject, or to subject itself to taxation in any jurisdiction where it is not now subject.

(j) The Company and the Guarantors shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing Exchange Securities or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request in writing at least three (3) Business Days prior to the closing date of any sales of Exchange Securities.

(k)(i) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above or subsection (k)(ii) below, the Company and the Guarantors shall promptly (or within the time period provided for by clause (ii) hereof, if applicable) prepare and file a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Initial Purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the Exchange Offer Registration Period and the Shelf Registration Period shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) or Section 4(k)(ii), as applicable, to and including the date when the Initial Purchasers, the Holders of the Securities covered by any Shelf Registration Statement and any Known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section or shall have been advised in writing by the Company and the Guarantors that the Prospectus may be used.

(ii) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, or the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of a Registration Statement and the related Prospectus, the Company shall use commercially reasonable efforts to give notice (without notice of the nature or details of such events) to the Holders of the Securities covered by any Shelf Registration Statement, the Initial Purchasers and any Known Exchanging Dealer, as applicable, that the Registration Statement is suspended and, upon actual receipt of any such notice, each such Holder, Initial Purchaser and Exchanging Dealer, as applicable, agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Holder, Initial Purchaser or Exchanging Dealer, as applicable, shall have received such amended or supplemented Prospectus pursuant to this Section or have been advised in writing by the Company that the Prospectus may be used. The period during which the Company and the Guarantors suspend the availability of the Shelf Registration and any Prospectus (the “Deferral Period”) shall not exceed 60 days in any six-month period or 120 days in any twelve-month period.

(l) The Company and the Guarantors shall comply in all material respects with all applicable rules and regulations of the Commission and shall make generally available to their security holders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the applicable Registration Statement.

(m) The Company and the Guarantors may require each Holder of Registrable Securities to be sold pursuant to any Registration Statement to furnish to the Company and the Guarantors such information regarding the Holder and the distribution of such securities as the Company and the Guarantors may from time to time reasonably require for inclusion in such Registration Statement, including such information requested or required by the Commission. The Company and the Guarantors may exclude from such Registration Statement the Registrable Securities of any Holder that fails to furnish such information within a reasonable time after such request. Each Holder as to which Registrable Securities are being included in a Registration Statement agrees to furnish to the Company all information with respect to such Holder necessary to make any information previously furnished to the Company by such Holder pursuant to this Section 4(m) or otherwise not materially misleading.

(n) In the case of any Shelf Registration Statement, upon the request of the Majority Holders, the Company and the Guarantors shall enter into reasonable and customary agreements (including, if requested, an underwriting agreement in reasonable and customary form) and take all other reasonably appropriate actions, if any, in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof.

(o) In the case of any Shelf Registration Statement, the Company and the Guarantors shall, if requested:

(i) subject to the execution of confidentiality agreements reasonably satisfactory to the Company, upon reasonable prior written notice and during regular business hours, make reasonably available for inspection by the Holders of Securities to be registered thereunder, any Underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such Underwriter, at the Company’s principal place of business, all relevant financial and other records and pertinent corporate documents of the Parent and its subsidiaries reasonably requested by the Holders or any such Underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that with respect to any attorney engaged by the Holders or any Underwriter, the foregoing inspection and information gathering shall be coordinated by one counsel designated by the Holders and one counsel designated by the Underwriter or Underwriters;

(ii) subject to the execution of confidentiality agreements reasonably satisfactory to the Company, upon reasonable prior written notice and during regular business hours, use their commercially reasonable efforts to cause the Company’s officers, employees, accountants and auditors to supply, at the Company’s principal place of business, all relevant information reasonably requested by the Holders or any such Underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that with respect to any attorney engaged by the Holders or any Underwriter, the foregoing inspection and information gathering shall be coordinated by one counsel designated by the Holders and one counsel designated by the Underwriter or Underwriters;

(iii) in connection with an underwritten offering pursuant to such Shelf Registration Statement, make such representations and warranties to the Underwriters, in form, substance and scope as are reasonably and customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv) in connection with an underwritten offering pursuant to such Shelf Registration Statement, use commercially reasonable efforts to obtain opinions of counsel to the Company and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to the Underwriters, covering such matters concerning the Company and the Guarantors as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Underwriters;

(v) in connection with an underwritten public offering pursuant to such Shelf Registration Statement, use commercially reasonable efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Underwriters, in customary form reasonably acceptable to such independent certified public accountants and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings; and

(vi) deliver such documents and certificates as may be reasonably requested by the Managing Underwriters, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or any other customary agreement entered into by the Company in connection therewith.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this paragraph (o) shall be performed at each closing under any underwriting or similar customary agreement as and to the extent required thereunder.

(p) In the case of any Exchange Offer Registration Statement, the Company and the Guarantors shall, if requested by an Initial Purchaser, or by a Broker-Dealer that holds Securities that were acquired as a result of market making or other trading activities:

(i) subject to the execution of confidentiality agreements reasonably satisfactory to the Company, upon reasonable prior written notice and during regular business hours, make reasonably available for inspection by the requesting party, and any attorney, accountant or other agent retained by the requesting party, at the Company’s principal place of business, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries reasonably requested by the requesting party or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; and

(ii) subject to the execution of confidentiality agreements reasonably satisfactory to the Company, upon reasonable prior written notice and during regular business hours, cause the Company’s officers, employees, accountants and auditors to supply, at the Company’s principal place of business, all relevant information reasonably requested by the requesting party, and any attorney, accountant or other agent retained by the requesting party in connection with any such Registration Statement as is customary for similar due diligence examinations.

(q) If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Company (or to such other person as directed by the Company) in exchange for the Exchange Securities, the Company and the Guarantors shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being cancelled in exchange for the Exchange Securities. In no event shall the Securities be marked as paid or otherwise satisfied.

(r) In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the FINRA Rules) thereof, whether as a Holder of such Securities or as an Underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company and the Guarantors shall provide reasonable assistance to such Broker-Dealer in complying with the FINRA Rules.

(s) The Company and the Guarantors shall use their commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities or the Exchange Securities, as the case may be, covered by a Registration Statement.

5. Registration Expenses. The Company and the Guarantors shall bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (which shall initially be Shearman & Sterling LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) in connection with the preparation, filing and effectiveness of such Shelf Registration Statement. Notwithstanding the foregoing, the Holders of the Securities or Exchange Securities being registered shall pay all agency fees and commissions and underwriting discounts, commissions and costs attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by or on behalf of such Holders (severally or jointly), other than the counsel specifically referred to above.

6. Indemnification and Contribution. (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Holder of Securities or Exchange Securities, as the case may be, covered by any Registration Statement, each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer, the partners, members, directors, officers, employees, Affiliates and agents of each such Holder, Initial Purchaser or Exchanging Dealer and each person who controls any such Holder, Initial Purchaser or Exchanging Dealer within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or any writings used by or on behalf of the Company or any Guarantor that the parties expressly agree in writing to use in connection with the offer, sale or exchange of the Securities or the Exchange Securities or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any out of pocket legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and any Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or any Guarantor by or on behalf of the party claiming indemnification specifically for inclusion therein. This indemnity agreement shall be in addition to any liability that the Company and any Guarantor may otherwise have.

The Company and the Guarantors also, jointly and severally, agree to indemnify as provided in this Section 6(a) or contribute as provided in Section 6(d) hereof to Losses (as defined below) of each Underwriter, if any, of Securities or Exchange Securities, as the case may be, registered under a Shelf Registration Statement, their directors, officers, employees, Affiliates and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(n) hereof.

(b) Each Holder of Securities or Exchange Securities covered by a Registration Statement (including each Initial Purchaser as a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Company and the Guarantors, each of their respective directors, officers, employees, Affiliates and agents and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to each such Holder, but only with reference to written information relating to such Holder furnished to the Company or any Guarantor by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that, in each case, not more than one such separate counsel shall be employed for all indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties (such consent not to be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. In addition, no indemnified party shall, without the written consent of the indemnifying party (such consent not to be unreasonably withheld, conditioned or delayed), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Securities, or in the case of an Exchange Security, as applicable to such Exchange Securities, as set forth in the Final Memorandum, nor shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such Underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or Exchange Securities, as applicable, registered under the Act. Benefits received by any Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act, each director, officer, employee, Affiliate and agent of either the Company or any Guarantor shall have the same rights to contribution as the Company or any Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any Guarantor or any of the indemnified parties referred to in this Section 6, and will survive the sale by a Holder of Securities or Exchange Securities covered by a Registration Statement.

7. Underwritten Registrations. (a) If any of the Securities or Exchange Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders, such selection to be subject to the Company’s prior written approval, not to be unreasonably withheld, conditioned or delayed, and the Holders of Securities or Exchange Securities covered by such Shelf Registration Statement shall be responsible for all underwriting commissions and discounts.

(b) No person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such person (i) agrees to sell such person’s Securities or Exchange Securities, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8. Registration Defaults and Additional Interest. If (a) the Company and the Guarantors fail to consummate the Registered Exchange Offer on or prior to the date that is 365 calendar days after the Release Date or, if applicable, (b) after a Shelf Registration Statement has been declared effective, such Shelf Registration Statement thereafter ceases to be effective or usable in connection with resales or exchanges of Securities or Exchange Securities in accordance with and during the periods specified in this Agreement (other than as permitted pursuant to Section 4(c) or Section 4(k)(ii))(each such event referred to in clauses (a) and (b), a “Registration Default”), interest (“Additional Interest”) will accrue, and be paid as liquidated damages, on the principal amount of the Registrable Securities (in addition to the stated interest on such Registrable Securities) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Additional Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of Additional Interest for such subsequent Registration Default shall initially be 0.25% regardless of the rate in effect with respect to any prior Registration Default at the time of cure of such Registration Default. Additional Interest will accrue and be payable only with respect to a single Registration Default at any given time. Additional Interest will be the exclusive monetary remedy for any Registration Default and a Registration Default shall not constitute a default under the Indenture. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease.

All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Security at the time such Security is exchanged for an Exchange Security shall survive until such time as all such obligations with respect to such Security have been satisfied in full.

9. No Inconsistent Agreements. The Company and the Guarantors have not entered into, and agree not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

10. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given at any time, unless the Company and the Guarantors have obtained the written consent of the Holders of a majority of the aggregate principal amount of the Registrable Securities then outstanding. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or Exchange Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders in any material respect may be given by the Majority Holders, determined on the basis of Securities or Exchange Securities, as the case may be, being sold rather than registered under such Registration Statement.

11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture;

(b) if to the Initial Purchasers, initially at the address or addresses set forth in the Purchase Agreement; and

(c) if to the Company or any Guarantor, initially at its address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchasers, the Company and the Guarantors by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

12. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement (if an Initial Purchaser) or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

13. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company or any Guarantor thereto, subsequent Holders of Securities and the Exchange Securities, and the indemnified persons referred to in Section 6 hereof. The Company and the Guarantors hereby agree to extend the benefits of this Agreement to any Holder of Securities and the Exchange Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

17. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by applicable law.

18. Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or Exchange Securities is required hereunder, Securities or Exchange Securities, as applicable, held by the Company, the Guarantors or any of their respective Affiliates (other than subsequent Holders of Securities or Exchange Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or Exchange Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Guarantors and the several Initial Purchasers.

Very truly yours,

Chemtura Corporation

By:	/s/ Stephen J. Forsyth
	Name:	Stephen J. Forsyth
	Title:	Executive Vice President and Chief Financial Officer

[BioLab Franchise Company, LLC
Bio-Lab, Inc.
Crompton Colors Incorporated
Crompton Holding Corporation
GLCC Laurel, LLC
Great Lakes Chemical Corporation
Great Lakes Chemical Global, Inc.
GT Seed Treatment, Inc.
HomeCare Labs, Inc.
Laurel Industries Holdings, Inc.
Recreational Water Products, Inc.
Weber City Road LLC]

as Guarantors

By:	/s/ Robert J. Cicero
	Name:	Robert J. Cicero
	Title:	Secretary

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

Banc of America Securities LLC

Barclays Capital Inc.

Wells Fargo Securities, LLC

Goldman, Sachs & Co.

By:	Citigroup Global Markets Inc.

By:	/s/ Christina H. Park
	Name:	Christina H. Park
	Title:	Director

By:	Banc of America Securities LLC

By:	/s/ A. Melvani
	Name:	A. Melvani
	Title:	Managing Director

By:	Barclays Capital Inc.

By:	/s/ Timothy N. Hartzell
	Name:	Timothy N. Hartzell
	Title:	Managing Director

By:	Wells Fargo Securities, LLC

By:	/s/ Stephen M. Neill
	Name:	Stephen M. Neill
	Title:	Managing Director

By:	Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

SCHEDULE I

Subsidiary Guarantors

BioLab Franchise Company, LLC

Bio-Lab, Inc.

Crompton Colors Incorporated

Crompton Holding Corporation

GLCC Laurel, LLC

Great Lakes Chemical Corporation

Great Lakes Chemical Global, Inc.

GT Seed Treatment, Inc.

HomeCare Labs, Inc.

Laurel Industries Holdings, Inc.

Recreational Water Products, Inc.

Weber City Road LLC

ANNEX A

Each broker-dealer that receives exchange securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange securities received in exchange for securities where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. Chemtura Corporation has agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

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ANNEX B

Each broker-dealer that receives exchange securities for its own account in exchange for securities, where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange securities. See “Plan of Distribution.”

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ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange securities received in exchange for securities where such securities were acquired as a result of market-making activities or other trading activities. Chemtura Corporation has agreed that, beginning on the date of consummation of the exchange offer and ending on the close of business 180-days after the consummation of the exchange offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until             ,         , all dealers effecting transactions in the exchange securities may be required to deliver a prospectus.

The company will not receive any proceeds from any sale of exchange securities by brokers-dealers. Exchange securities received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange securities. Any broker-dealer that resells exchange securities that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange securities may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of exchange securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

For a period of one year after the consummation of the exchange offer, Chemtura Corporation will promptly send a reasonable number of additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Chemtura Corporation has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Act.

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ANNEX D

Rider A

PLEASE FILL IN YOUR NAME AND ADDRESS BELOW IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

Rider B

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Securities in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities and it has no arrangements or understandings with any person to participate in a distribution of the Exchange Securities. If the undersigned is a Broker-Dealer that will receive Exchange Securities for its own account in exchange for Securities, it represents that the Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

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Exhibit 4.4

ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of August 27, 2010 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among Chemtura Corporation, a Delaware corporation (the “Company”), Bank of America, N.A., as administrative agent under the Credit Agreement referred to below (the “Administrative Agent”), and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”).

This Agreement is being entered into in connection with the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of August 27, 2010, among the Company, the Administrative Agent, the other agents named therein and the Lenders party thereto.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings specified in the Credit Agreement.

SECTION 2. Appointment and Jurisdiction of Escrow Agent.

2.1 The Company and the Administrative Agent hereby appoint the Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

2.2 The Company, the Administrative Agent and the Escrow Agent hereby agree that the “securities intermediary’s jurisdiction” of the Escrow Agent is the State of New York for purposes of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “New York UCC”), including Section 8-110 thereof.

2.3 The Company, the Administrative Agent and the Escrow Agent hereby agree that the “bank’s jurisdiction” of the Escrow Agent is the State of New York for purposes of the New York UCC, including Section 9-304 thereof.

SECTION 3. Escrow Property

3.1 On the date hereof (the “Closing Date”):

(a) $287,548,975.43 (the “Prefunded Amount”), representing the principal amount of the Advances under the Term Facility to be made to the Company less the Top Up Amount (as defined below) and less 1.0% original issue discount on the Advances, shall be deposited by the Administrative Agent, on behalf of the Lenders party to the Credit Agreement, directly into the Escrow Account (as defined below);

(b) $4,501,024.57, representing the costs, fees (other than original issue discount) and expenses (other than legal fees and expenses) payable by the

Company, the payment of which is a condition precedent to the prefunding of the Prefunded Amount under the Credit Agreement (the “Top Up Amount”), shall be deposited by the Company into the Escrow Account; and

(c) $2,704,166.67, representing the amount of interest that would accrue on the principal amount of the Advances from the Closing Date up to, but excluding, the 60th day after the Closing Date (the “Initial Escrow End Date”) at the rate set forth in Section 2.06(a)(ii) of the Credit Agreement for an Interest Period of two months commencing on the Closing Date (the foregoing interest amount being the “Interest Deposit”, and together with the Prefunded Amount, the Top Up Amount and any Additional Interest Deposit (as defined below), plus all interest, dividends and other distributions and payments thereon, collectively referred to herein as the “Escrow Property”), shall be deposited by the Company into the Escrow Account.

3.2 If prior to the Initial Escrow End Date, the Company elects to extend the Initial Escrow End Date to the 90th day following the Closing Date (such date, the “First Escrow Extension Date”), no later than three (3) Business Days (as defined below) prior to the Initial Escrow End Date, the Company shall provide written notice of its election to the Administrative Agent and the Escrow Agent and no later than one (1) Business Day prior to the Initial Escrow End Date the Company shall deposit with the Escrow Agent an amount (the “First Additional Interest Deposit”) equal to the amount of interest that would accrue on the principal amount of the Advances from the Initial Escrow End Date up to, but excluding, the First Escrow Extension Date at the rate set forth in Section 2.06(a)(ii) of the Credit Agreement for an Interest Period of one month commencing on the Initial Escrow End Date (as determined by the Administrative Agent in a notice to the Company and the Escrow Agent delivered no later than two (2) Business Days prior to the Initial Escrow End Date).

3.3 If prior to the date of the First Escrow Extension Date, the Company elects to extend the Initial Escrow End Date to the 120th day following the Closing Date (such date, the “Second Escrow Extension Date”), no later than three (3) Business Days prior to the First Escrow Extension Date the Company shall provide written notice of its election to the Administrative Agent and the Escrow Agent and no later than one (1) Business Day prior to the First Escrow Extension Date, the Company shall deposit with the Escrow Agent an amount (the “Second Additional Interest Deposit”) equal to the amount of interest that would accrue on the principal amount of the Advances from the First Escrow Extension Date up to, but excluding, the Second Escrow Extension Date at the rate set forth in Section 2.06(a)(ii) of the Credit Agreement for an Interest Period of one month commencing on the Initial Escrow Extension Date (as determined by the Administrative Agent in a notice to the Company and the Escrow Agent delivered no later than two (2) Business Days prior to the Initial Escrow Extension End Date). The First Additional Interest Deposit and the Second Additional Interest Deposit are collectively referred to herein as the “Additional Interest Deposit”.

The Escrow Agent shall have no duty to solicit the Escrow Property. The Company certifies that all amounts deposited pursuant to this Agreement shall be satisfactory for such purposes pursuant to the Credit Agreement, and shall notify the Escrow Agent in writing at or prior to the time when any Escrow Property is sent to the Escrow Agent pursuant to this Agreement. The Escrow Agent shall have no liability for Escrow Property, or interest thereon, sent to it that remains unclaimed or is returned if such written notification is not given.

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3.4

(a) Subject to and in accordance with the provisions hereof, the Escrow Agent agrees to hold the Escrow Property in either a “securities account” (as defined in Section 8-501(a) of the New York UCC) or in a “deposit account” (as defined in Section 9-102(a)(29) of the New York UCC), as applicable. Escrow Property will be held in the following account:

Wire Instructions:

Wells Fargo Bank, National Association

[    ]

The above referenced account will be established with the Escrow Agent or an affiliate in the name of the Escrow Agent, as escrow agent on behalf of the Administrative Agent and the Company (together with any successor account or accounts, the “Escrow Account”), to administer the Escrow Account in accordance with the provisions of this Agreement, including, without limitation, holding in escrow, investing and reinvesting, and releasing or distributing the Escrow Property.

(b) As security for the due and punctual payment when due and punctual performance of all amounts that may be payable from time to time under the Loan Documents, now or hereafter arising, the Company hereby pledges, assigns and grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a lien on, its interests in this Agreement, the Escrow Account and all Escrow Property. The security interest of the Administrative Agent shall at all times be valid, perfected and enforceable as a first priority security interest by the Administrative Agent against the Company in accordance with the terms of this Agreement. The Company hereby authorizes the filing of (and agrees to file) a financing statement (which financing statement shall describe as collateral the interest of the Company in this Agreement, in the Escrow Account and in the Escrow Property) in the State of Delaware to perfect the foregoing security interest granted to the Administrative Agent.

(c) The Escrow Agent hereby agrees that each item of property (including, without limitation, the “Escrow Agreement Permitted Investments” under and as defined in the Escrow Agreement, dated as of the date hereof, among the Company, U.S. Bank National Association, as trustee, and Wells Fargo Bank, National Association, as escrow agent, and any investment

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property, financial asset, security, instrument or cash or cash balances (irrespective of the currency in which such cash or cash balances are denominated)) deposited in or credited to any Escrow Account maintained as a securities account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.

(d) If at any time the Escrow Agent receives (i) any entitlement order (as such term is defined in Section 8-102(a)(8) of the New York UCC) with respect to any financial asset credited to an Escrow Account or (ii) any instruction (within the meaning of Section 9-104(b) of the New York UCC) concerning the disposition of funds held in an Escrow Account from the Administrative Agent acting on the written directions of the Required Lenders, the Escrow Agent shall comply with such entitlement order or instruction, as applicable, without further consent of the Company or any other Person. The Administrative Agent hereby agrees that unless (a) an Event of Default has occurred and is continuing and (b) a notice of acceleration of the maturity of the Advances has been delivered to the Company in accordance with Section 6.01(ii) of the Credit Agreement, and any Advance remains unpaid, it shall not give any entitlement orders or instructions, as applicable, unless a Special Mandatory Prepayment shall be required pursuant to Section 2.05(c) of the Credit Agreement or as otherwise permitted pursuant to Section 5 hereof. The Escrow Agent agrees that it shall honor instructions issued in accordance with Sections 5.1, 5.2, 5.3, 5.4, 5.5 and 5.6 hereof.

(e) Upon the release of any Escrow Property pursuant to Section 5 hereof, the security interest granted hereby to the Administrative Agent for the benefit of the Secured Parties shall automatically terminate without any further action and the Escrow Property shall be delivered to the recipient free and clear of any and all liens, claims or encumbrances of any person, including, without limitation, the Escrow Agent, the Administrative Agent and the Secured Parties.

SECTION 4. Investment of the Escrow Property. During the term of this Agreement, the Escrow Agent shall invest and reinvest the Escrow Property in the Escrow Agreement Permitted Investments at the written direction of one of the authorized representatives of the Company identified on Schedule I hereto (each such representative, an “Authorized Person”).

The Escrow Agent shall have no obligation to invest or reinvest the Escrow Property if deposited with the Escrow Agent after 11:00 a.m. local time in the City of New York on such day of deposit until the next Business Day. Instructions received after 11:00 a.m. local time in the City of New York will be treated as if received on the following Business Day. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Property. Any interest or other income received on such investment and reinvestment of the Escrow Property shall become part of the Escrow Property and any losses incurred on such investment and reinvestment of the Escrow Property shall be debited against the Escrow Property. If a selection is not made and a written direction not given to the Escrow Agent, the Escrow Property shall remain uninvested with no liability for interest therein. It is agreed and understood that the entity serving as Escrow Agent may earn fees associated with the investments outlined above in accordance with the terms of

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such investments. Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrow Property pursuant to Section 5 hereof. In no event shall the Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Escrow Agent or its affiliates are permitted to receive additional compensation that could be deemed to be in the Escrow Agent’s economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments.

The Escrow Property may be held in custody and deposit accounts established by the Escrow Agent with one or more domestic or foreign banks or other institutions (each a “Subcustodian”), as may be notified in writing by the Escrow Agent to the Company from time to time, or through the facilities of one or more affiliate of the Escrow Agent. Any Subcustodian may hold the Escrow Property in a securities depository and may utilize a clearing agency. Notwithstanding anything herein to the contrary, such securities depositories and clearing agencies shall not be deemed to be agents of the Escrow Agent.

SECTION 5. Distribution of the Escrow Property. The Escrow Agent is directed to distribute the Escrow Property in the following manner:

5.1 if at any time prior to the Initial Escrow End Date, as may be extended to the First Escrow Extension Date or the Second Escrow Extension Date pursuant to this Agreement (the “Escrow End Date”), the Escrow Agent receives a certificate from the Company substantially in the form of Exhibit A, dated as of the date the Escrow Property is to be released pursuant to the Release Notice (as defined below), executed by an Authorized Person of the Company and certifying to the Escrow Agent as to the matters set forth therein (an “Officer’s Certificate”), and a written notice substantially in the form of Exhibit B, executed by an Authorized Person of the Company and countersigned by the Administrative Agent (a “Release Notice”), the Escrow Agent shall within one (1) Business Day, provided that the Release Notice is received by 11 :00 a.m. local time in the City of New York on the prior Business Day, release the Escrow Property as directed and in the manner set forth in the Release Notice;

5.2 if at any time prior to the Escrow End Date, the Escrow Agent receives a written notice from the Company setting forth the date on which a Special Mandatory Prepayment will occur (a “Prepayment Notice”) in the form of Exhibit C hereto, executed by an Authorized Person of the Company and countersigned by the Administrative Agent (for purposes of confirming the amounts set forth therein, such confirmation not to be unreasonably withheld or delayed), the Escrow Agent shall liquidate the Escrow Property no later than one (1) Business Day prior to the date specified for the Special Mandatory Prepayment, and shall release the Escrow Property as directed and in the manner set forth in the Prepayment Notice;

5.3 if on the Initial Escrow End Date, the Escrow Agent has not received (a) (i) a written notice from the Company indicating its election to extend the Initial Escrow End Date to the First Escrow Extension Date and (ii) the amount of the First Additional Interest Deposit as set forth Section 3.2, or (b) a Release Notice, the Escrow Agent shall release the Escrow Property (less any interest or other income received from the investment or reinvestment thereof pursuant to Section 4) to the Administrative Agent, by wire transfer of immediately

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available funds to the account set forth in Section 11.4 (or such other account as the Administrative Agent shall have specified by notice to the Escrow Agent), and (b) after making the transfer described in the preceding clause (a), release all amounts remaining in the Escrow Account to the Company, by wire transfer of immediately available funds to the account set forth in Section 11.4 (or such other account as the Company shall have specified by notice to the Escrow Agent);

5.4 if on the First Escrow Extension Date, the Escrow Agent has not received (a) (i) a written notice from the Company indicating its election to extend the Initial Escrow End Date to the Second Escrow Extension Date and (ii) the amount of the Second Additional Interest Deposit as set forth in Section 3.3, or (b) a Release Notice, the Escrow Agent shall release the Escrow Property (less any interest or other income received from the investment or reinvestment thereof pursuant to Section 4) to the Administrative Agent, by wire transfer of immediately available funds to the account set forth in Section 11.4 (or such other account as the Administrative Agent shall have specified by notice to the Escrow Agent), and (b) after making the transfer described in the preceding clause (a), release all amounts remaining in the Escrow Account to the Company, by wire transfer of immediately available funds to the account set forth in Section 11.4 (or such other account as the Company shall have specified by notice to the Escrow Agent);

5.5 if on the Second Escrow Extension Date the Escrow Property shall not have been released pursuant to Section 5.1, 5.2, 5.3, 5.4 or 5.6, then the Escrow Agent shall, on the Second Escrow Extension Date, (a) release the Escrow Property (less any interest or other income received from the investment or reinvestment thereof pursuant to Section 4) to the Administrative Agent, by wire transfer of immediately available funds to the account set forth in Section 11.4 (or such other account as the Administrative Agent shall have specified by notice to the Escrow Agent), and (b) after making the transfer described in the preceding clause (a), release all amounts remaining in the Escrow Account to the Company, by wire transfer of immediately available funds to the account set forth in Section 11.4 (or such other account as the Company shall have specified by notice to the Escrow Agent); or

5.6 if at any time prior to the Escrow End Date, the Escrow Agent receives an entitlement order or instructions, as applicable, from the Administrative Agent pursuant to Section 3.4(d) hereof, executed by the Administrative Agent, the Escrow Agent shall liquidate the Escrow Property no later than one (1) Business Day prior to the date specified in such entitlement order or instructions, as the case may be, for the release of such Escrow Property and shall release the Escrow Property as directed and in the manner set forth in such entitlement order or instructions from the Administrative Agent pursuant to Section 3.4(d) hereof, as the case may be; it being understood that the Administrative Agent shall not deliver any such entitlement order or instructions in reliance on this Section 5.6 unless (a) an Event of Default has occurred and is continuing and (b) a notice of acceleration of the maturity of the Advances has been delivered to the Company in accordance with Section 6.01(ii) of the Credit Agreement, and any Advance remains unpaid.

SECTION 6. Termination. This Agreement shall terminate upon the distribution of all Escrow Property from the Escrow Account. The provisions of Sections 7, 8, 9 and 10 shall survive the termination of this Agreement and the earlier resignation or removal of the Escrow Agent.

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SECTION 7. Compensation of Escrow Agent. The Escrow Agent shall be entitled to payment from the Company for customary fees and reasonable out-of-pocket expenses for all services rendered by it hereunder as listed on Exhibit D hereto (as such fees may be adjusted from time to time). The Company shall reimburse the Escrow Agent on demand for all loss, liability, damage, disbursements, advances or reasonable out-of-pocket expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors’ and agents’ reasonable out-of pocket fees and disbursements and all taxes or other governmental charges. At all times, the Escrow Agent will have a right of set off and first lien on the funds in the Escrow Property for payment of customary fees and reasonable out-of-pocket expenses and all such loss, liability, damage or expenses. Such compensation and expenses shall be paid from the Escrow Property to the extent not otherwise paid within thirty (30) days after an invoice has been rendered. Except as expressly provided in this Section 7, the Escrow Agent subordinates any lien or right of set off it may have with respect to the Escrow Property to the Administrative Agent’s security interests granted hereunder other than in connection with fees pursuant to this Section 7 or the indemnification obligations in Section 9.

SECTION 8. Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days prior written notice of such resignation to the Company and the Administrative Agent. Upon such notice, a successor escrow agent shall be appointed by the Company and the Administrative Agent, who shall provide written notice of such to the resigning Escrow Agent. Such successor escrow agent shall become the escrow agent hereunder upon the resignation specified in such notice. If the Company and the Administrative Agent are unable to agree upon a successor escrow agent within thirty (30) days after such notice, the Escrow Agent may, in its sole discretion, deliver the Escrow Property to the Administrative Agent at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The reasonable out-of-pocket costs and expenses (including its attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by the Company. Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor Escrow Agent, less the Escrow Agent’s fees, costs and expenses or other obligations owed to the Escrow Agent to be paid from any interest earned in respect of the Escrow Property, or hold any interest earned in respect of the Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid. Upon its resignation and delivery of the Escrow Property as set forth in this Section 8, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the Escrow Property or this Agreement.

SECTION 9. Indemnification of Escrow Agent. The Company shall indemnify, defend and hold harmless the Escrow Agent and its officers, directors, employees and agents, from and against and reimburse the Escrow Agent for any and all claims, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments and reasonable out-of-pocket costs and expenses (including reasonable attorney’s fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Escrow Agent directly or indirectly relating to, or arising from, claims against the Escrow Agent by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable out-of-pocket costs required to

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be associated with claims for damages to persons or property, and reasonable out-of-pocket attorneys’ and consultants’ fees and reasonable out-of-pocket expenses and court costs except to the extent caused by the Escrow Agent’s bad faith, gross negligence or willful misconduct; provided, however, that in no case shall the Company be responsible for any indemnification amount payable pursuant to this Section 9 in excess of the amounts deposited in the Escrow Account hereunder. The provisions of this Section 9 shall survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.

SECTION 10. The Escrow Agent.

10.1 The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied against the Escrow Agent. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement to which the Company or the Administrative Agent is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from the Company or the Administrative Agent or an entity acting on its behalf. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

10.2 If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing reasonably deems appropriate; and if the Escrow Agent reasonably complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

10.3 The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of bad faith, gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the Company or Administrative Agent, or any entity acting on behalf of the Company and the Administrative Agent, given in accordance with the terms of this Agreement, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians, (iv) for the investment or reinvestment of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its bad faith, gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Property, or any loss of interest or income incident to any such delays, or (v) for an amount in excess of the value of the Escrow Property, valued as of the date of deposit, but only to the extent of direct money damages.

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10.4 If any fees, reasonable out-of-pocket expenses or costs incurred by, or any obligations owed to, the Escrow Agent or its counsel hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefor from the Escrow Property and may sell, liquidate, convey or otherwise dispose of any investment in respect of the Escrow Property for such purpose. The Escrow Agent may in its sole discretion withhold from any distribution of any interest earned in respect of the Escrow Property an amount it believes would, upon sale or liquidation, produce proceeds equal to any unpaid amounts to which the Escrow Agent is entitled to hereunder.

10.5 The Escrow Agent may consult with one legal counsel of its own choosing, at the expense of the Company, as to any matter relating to this Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

10.6 The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

10.7 The Escrow Agent shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it in accordance with this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; provided that any Release Notice or Prepayment Notice from the Company shall be executed by an Authorized Person.

10.8 The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

10.9 The Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives similar escrow property held by Wells Fargo Bank, National Association for similar escrow accounts and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

10.10 When the Escrow Agent acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic

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or data transmission, the Escrow Agent, absent bad faith, gross negligence or willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Company or the Administrative Agent or is not in the form the Company and the Administrative Agent sent or intended to send (whether due to fraud, distortion or otherwise). The Company shall indemnify the Escrow Agent against any loss, liability, claim or reasonable out-of-pocket expense (including reasonable out-of-pocket legal fees and expenses) it may incur with its acting in accordance with any such communication.

10.11 In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by the Company or the Administrative Agent, which eliminates such ambiguity or uncertainty.

10.12 In the event of any dispute between or conflicting claims among the Company and the Administrative Agent and any other person or entity with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Company or the Administrative Agent for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. The Escrow Agent shall act on such court order and legal opinions without further question. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The reasonable out-of-pocket costs and expenses (including attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by the Company.

10.13 The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.

10.14 Except as otherwise stated herein, the Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States

10

taxes. The Company will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall only be responsible for income reporting with respect to income earned on the Escrow Property and will not be responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.

10.15

(a) The Escrow Agent shall report to the Internal Revenue Service (the “IRS”) and to the Company, as of each calendar year-end, all income earned from the investment of any sum held in the Escrow Account, as and to the extent required under the provisions of the Internal Revenue Code.

(b) The Company is required to prepare and file any and all income or other tax returns applicable to the Escrow Account with the IRS and all required state and local departments of revenue in all years income is earned in any particular tax year to the extent required under the provisions of the Internal Revenue Code.

(c) Any taxes payable on income earned from the investment of any sums held in the Escrow Account shall be paid by the Company, whether or not the income was distributed by the Escrow Agent during any particular year and to the extent required under the provisions of the Internal Revenue Code.

(d) The Escrow Agent shall have no responsibility for the preparation and/or filing of any tax or information return with respect to any transactions, whether or not related to this Agreement that occurs outside the Escrow Account.

10.16 The Escrow Agent shall provide to the Company monthly statements identifying transactions, transfers or holdings of Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by the Company and the Administrative Agent unless the Escrow Agent is notified in writing, by the Company and the Administrative Agent, to the contrary within thirty (30) Business Days of the date of such statement.

SECTION 11.

11.1 This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof.

11.2 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

11.3 Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person’s address for purposes of notices hereunder.

11

11.4 All notices and other communications under this Agreement shall be in writing in English and shall be deemed given when delivered personally, on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid) or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Escrow Agent, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

If to the Company:

Chemtura Corporation	Account for Payments
199 Benson Road	[•]
Middlebury, CT 06749
Facsimile: (203) 573-2214
Phone: (203) 573-2858
Attention: Chief Financial Officer
General Counsel

with a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Facsimile: (212) 446-6460
Attention: Yongjin Im

If to the Administrative Agent:

Bank of America, N.A.	Account for Payments
Agency Management	[•]
1455 Market St, 5th Floor
Mail Code: CA5-701-05-19
San Francisco, CA 94103
Facsimile: (415) 503-5101
Phone: (415) 436-2776
Attention: Anthea Del Bianco

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Facsimile: (646) 848-7097
Attention: William E. Hirschberg

12

If to the Escrow Agent:

Wells Fargo Bank, National Association
230 W. Monroe Street
Corporate Trust Department, 29th Floor
Chicago, IL 60606
Facsimile: (312) 726-2158
Attention: Timothy P. Martin

11.5 The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

11.6 This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and permitted assigns. Except as expressly provided herein, no other Person shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 11.6) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

11.7 This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the parties hereto.

11.8 The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

11.9 The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Escrow Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Wells Fargo Bank, National Association. The parties to this Agreement agree that they will provide the Escrow Agent with such information as it may request in order for the Escrow Agent to satisfy the requirements of the USA Patriot Act.

11.10 This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

11.11 The Escrow Agent agrees that the right to enforce, collect or realize on the Escrow Account or exercise any other right or remedy with respect to the Escrow Account shall be the Escrow Agent’s sole and exclusive legal remedy following the Closing Date for any breach or failure to be true and correct, or alleged breach or failure to be true and correct, of any representation or warranty or any covenant or agreement in this Agreement, or in any certificate or notice delivered hereunder or any other agreement executed in connection herewith and the transactions contemplated hereby and thereby, and the Escrow Account shall be the sole source of funds available in satisfaction thereof.

13

11.12 The Company hereby represents and warrants (i) that this Agreement has been duly authorized, executed and delivered on its behalf and, when duly executed and delivered in accordance with its terms by each of the other parties hereto, will constitute its legal, valid and binding obligation and (ii) that the execution, delivery and performance of this Agreement by the Company does not and will not violate any applicable law or regulation in any material respect.

11.13 The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

11.14 No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Wells Fargo Bank, National Association” or any of its affiliates by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent.

11.15 For purposes of this Agreement, “Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted by law, regulation or executive order to be closed in the City of New York.

11.16 For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Escrow Agent may conclusively rely upon such instructions or directions, delivered, and executed by an Authorized Person of the Company or Administrative Agent designated on Schedule I attached hereto and made a part hereof, which such designation shall include specimen signatures of such representatives, as such Schedule I may be updated from time to time.

11.17 Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent’s rights, obligations and immunities hereunder without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that the Escrow Agent shall have given notice thereof to the other parties to this Agreement.

11.18 No assignment of the interest of any of the parties hereto shall be binding upon the Escrow Agent unless and until written notice of such assignment shall be filed with and acknowledged by the Escrow Agent.

[SIGNATURE PAGE FOLLOWS]

14

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed and delivered as of the date first above written.

Company:

CHEMTURA CORPORATION

By:	/s/ Stephen C. Forsyth
Name: Stephen C. Forsyth
Title: Executive Vice President and Chief Financial Officer

Escrow Agreement Signature Page

Administrative Agent:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anthea Del Bianco
Name: Anthea Del Bianco
Title: Vice President

Escrow Agreement Signature Page

Escrow Agent:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ Timothy P. Martin
Name: Timothy P. Martin
Title: Vice President

Escrow Agreement Signature Page

EXHIBIT A

Officer’s Certificate

of

CHEMTURA CORPORATION

[DATE]

This certificate is being delivered pursuant to Section 5 of the Escrow Agreement, dated as of August 27, 2010 (the “Escrow Agreement”), by and among Chemtura Corporation, a Delaware corporation (the “Company”), Bank of America, N.A., as administrative agent (the “Administrative Agent”) and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”). Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement, including by reference to the Credit Agreement described therein.

The Company hereby certifies to the Escrow Agent through the undersigned officer, on behalf of the Company and not in a personal capacity, as follows:

All conditions set forth in Section 3.02 of the Credit Agreement have been satisfied (if not already waived) or, concurrently with the release of the Escrow Property pursuant to Section 5.1 of the Escrow Agreement, will be satisfied (if not waived).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

A-1

IN WITNESS WHEREOF, the Company, through the undersigned officer, has signed this officer’s certificate as of the date first above written.

CHEMTURA CORPORATION

By:
Name:
Title:

A-2

EXHIBIT B

Release Notice

Reference is hereby made to the Escrow Agreement, dated as of August 27, 2010 (the “Escrow Agreement”), by and among Chemtura Corporation, a Delaware corporation (the “Company”), Bank of America, N.A., as administrative agent (the “Administrative Agent”) and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”). Capitalized terms used herein and not defined shall have the respective meanings ascribed to such terms in the Escrow Agreement, including by reference to the Credit Agreement described therein.

Pursuant to the Escrow Agreement, the Company hereby authorizes and directs the release by the Escrow Agent of the Escrow Property in the aggregate amount of $[—] representing the Escrow Property in the Escrow Account payable to the Company, by wire transfer of immediately available funds to the account set forth on Schedule [—] attached hereto.

B-1

IN WITNESS WHEREOF, the undersigned has caused this Release Notice to be duly executed and delivered as of this [—] day of [—], [2010][2011].

CHEMTURA CORPORATION

By:
Name:
Title:

Acknowledged and Consented to:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

B-2

EXHIBIT C

Prepayment Notice

Reference is hereby made to the Escrow Agreement, dated as of August 27, 2010 (the “Escrow Agreement”), by and among Chemtura Corporation, a Delaware corporation (the “Company”), Bank of America, N.A., as administrative agent (the “Administrative Agent”) and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Escrow Agreement, including by reference to the Credit Agreement described therein.

NOTICE IS HEREBY GIVEN THAT, pursuant to Section 2.05(c) of the Credit Agreement, a Special Mandatory Prepayment is required on [—] (the “Special Mandatory Prepayment Date”) in an amount equal to the sum of 100% of the Prefunded Amount, together with the Top Up Amount and accrued and unpaid interest on the principal amount of the Advances from the Closing Date up to, but excluding, the Special Mandatory Prepayment Date (the “Special Mandatory Prepayment Price”).

Pursuant to the Escrow Agreement, the Company hereby authorizes and directs the release by the Escrow Agent of the Escrow Property as follows:

(a) $[—], representing the Prefunded Amount, the Top Up Amount, and the accrued and unpaid interest on the principal amount of the Advances, calculated based on the number of days from the Closing Date up to, but excluding, the Special Mandatory Prepayment Date, payable to the Administrative Agent, by wire transfer of immediately available funds to the account set forth in Section 11.4 of the Escrow Agreement (or such other account as the Administrative Agent shall have specified by notice to the Escrow Agent), and

(b) after making the transfer described in paragraph (a) above, an amount equal to all amounts remaining in the Escrow Account, payable to the Company by wire transfer of immediately available funds to the account set forth on Schedule [—] attached hereto.

C-1

IN WITNESS WHEREOF, the undersigned has caused this Prepayment Notice to be duly executed and delivered as of this [—] day of [—], [2010][2011].

CHEMTURA CORPORATION

By:
Name:
Title:

Acknowledged and Consented to:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

C-2

EXHIBIT D

SCHEDULE OF ESCROW AGENT FEES

Annual Charge            $6,500

Any out-of-pocket expenses, or extraordinary fees or expenses such as attorney’s fees or messenger costs, are additional and are not included in the above schedule.

These fees cover a full year, or any part thereof, and thus are not prorated in the year of termination. The annual fee is billed in advance and payable prior to that year’s service.

D-1

SCHEDULE I

Authorized Representatives of Chemtura Corporation

Name	Title	Specimen Signature

I-1

EXECUTION COPY

$295,000,000

SENIOR SECURED TERM FACILITY CREDIT AGREEMENT

Dated as of August 27, 2010

among

CHEMTURA CORPORATION,

as Borrower

and

BANK OF AMERICA, N.A.

as Administrative Agent

and

CITIBANK, N.A.

as Syndication Agent

and

WELLS FARGO SECURITIES, LLC

and

BARCLAYS BANK PLC

and

GOLDMAN SACHS LENDING PARTNERS LLC

as Co-Documentation Agents

and

THE INITIAL LENDERS AND THE OTHER LENDERS PARTY HERETO

BANC OF AMERICA SECURITIES LLC

and

CITIGROUP GLOBAL MARKETS INC.

and

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers

BANC OF AMERICA SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

WELLS FARGO SECURITIES, LLC

BARCLAYS CAPITAL

and

GOLDMAN SACHS LENDING PARTNERS LLC

as Joint Bookrunners

Chemtura (Term Loan) Credit Agreement

T A B L E    O F    C O N T E N T S

i	Chemtura (Term Loan) Credit Agreement

ii	Chemtura (Term Loan) Credit Agreement

iii	Chemtura (Term Loan) Credit Agreement

SCHEDULES

Schedule I	-	Commitments and Applicable Lending Offices
Schedule 1.01A	-	EBITDA
Schedule 1.01B	-	Guarantors
Schedule 4.01(a)	-	Equity Investments; Subsidiaries
Schedule 4.01(b)	-	Loan Parties
Schedule 4.01(i)	-	Disclosures
Schedule 4.01(m)	-	Environmental Liabilities
Schedule 4.01(t)	-	Surviving Debt
Schedule 4.01(u)	-	Liens
Schedule 5.01(g)	-	Listed Subsidiaries
Schedule 9.02	-	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Exhibit A	-	Form of Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Assignment and Acceptance
Exhibit D	-	Form of Escrow Agreement
Exhibit E	-	Form of Guaranty
Exhibit F	-	Intercreditor Agreement Terms

iv	Chemtura (Term Loan) Credit Agreement

SENIOR SECURED TERM FACILITY CREDIT AGREEMENT

SENIOR SECURED TERM FACILITY CREDIT AGREEMENT (this “Agreement”) dated as of August 27, 2010 among CHEMTURA CORPORATION, a Delaware corporation (the “Borrower”), the Initial Lenders (as hereinafter defined) and the other banks, financial institutions and other institutional lenders party hereto (each, a “Lender”, and together with the Initial Lenders and any other person that becomes a Lender hereunder pursuant to Section 9.07, the “Lenders”), BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent and collateral agent (or any successor appointed pursuant to Article VII, the “Administrative Agent”) for the Secured Parties (as hereinafter defined), CITIBANK, N.A. (“Citibank”), as syndication agent, WELLS FARGO SECURITIES, LLC (“Wells Fargo”), BARCLAYS BANK PLC (“Barclays”) and GOLDMAN SACHS LENDING PARTNERS LLC (“GS”), as co-documentation agents, BANC OF AMERICA SECURITIES LLC (“BAS”), CITIGROUP GLOBAL MARKETS INC. (“CGMI”) and Wells Fargo, as joint lead arrangers (the “Lead Arrangers”), and BAS, CGMI, Wells Fargo, BARCLAYS CAPITAL, the investment banking division of Barclays (“Barclays Capital”) and GS, as joint bookrunners (the “Bookrunners”).

PRELIMINARY STATEMENTS

(1) On March 18, 2009 (the “Petition Date”), the Borrower and the Guarantors (and certain other debtor Subsidiaries) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York for relief, and commenced proceedings (the “Cases”) under Chapter 11 of the U.S. Bankruptcy Code (11 U.S.C. §§ 101 et seq.; the “Bankruptcy Code”) and have continued in the possession of their assets and in the management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Code.

(2) The Borrower and the Guarantors are party to that certain Amended and Restated Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of February 3, 2010 (as amended, supplemented or otherwise modified, the “Existing DIP Agreement”), among the Borrower, the Guarantors and certain other subsidiaries of the Borrower, as guarantors, the lenders party thereto, Citibank, N.A., as the initial issuing bank and as administrative agent, and the other agents party thereto.

(3) In connection with the transactions contemplated hereby and the reorganization of the Borrower pursuant to a Chapter 11 reorganization plan, (a) the Borrower will issue on the date hereof $455,000,000 aggregate principal amount of 7.875% senior notes due 2018 (the “Senior Notes”), the proceeds of which will be funded into escrow pending entry of the Confirmation Order (as defined below), and (b) intends to enter into an asset-based revolving credit facility of up to $275 million in initial principal amount.

(4) The parties hereto hereby wish to enter into a term loan facility in an aggregate principal amount not exceeding $295,000,000, on the terms and conditions set forth in this Agreement, the proceeds of which would be funded into escrow and would be released on the Escrow Release Date (as defined below) and applied by the Borrower, together with the proceeds of the Senior Notes, extensions of credit under the Revolving Facility and cash on hand of the Borrower and its Subsidiaries, to (i) refinance the obligations outstanding under the Existing DIP Agreement, (ii) to pay fees, costs and expenses in connection with such refinancing and the financings arranged in connection with the Borrower’s (and its debtor Subsidiaries’) emergence from Chapter 11 of the Bankruptcy Code pursuant to the Plan (as defined below), including with respect to Senior Notes, the Revolving Facility and the Term Facility under this Agreement, (iii) to pay certain other creditors of the Loan Parties (as defined below) and fund distributions to be made and finance other payments and reserves contemplated, in each case in accordance with the Plan (as defined below) or the Disclosure Statement, (iv) to pay administration and priority claims, (v) to make contributions to the Borrower’s United States pension fund, (vi) to pay fees for professional services and (vii) for other general corporate purposes and activities to the extent not prohibited by this Agreement.

Chemtura (Term Loan) Credit Agreement

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” has the meaning specified in Section 2.01.

“Affected Lender” has the meaning specified in Section 2.16.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Agents” means, collectively, (i) the Administrative Agent, (ii) BAS, CGMI and Wells Fargo in their capacities as Lead Arrangers, and (iii) BAS, CGMI, Wells Fargo, Barclays Capital and GS in their capacities as Bookrunners.

“Agent Parties” has the meaning specified in Section 9.02(c).

“Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the “Master Agreement”), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement were being terminated early on such date of determination, (ii) such Loan Party or Subsidiary were the sole “Affected Party,” and (iii) the Administrative Agent were the sole party determining such payment amount (with the Administrative Agent reasonably making such determination pursuant to the provisions of the

2	Chemtura (Term Loan) Credit Agreement

form of Master Agreement); (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement reasonably determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement reasonably determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition or this Agreement shall have the respective meanings set forth in the above described Master Agreement or any other document governing such Hedge Agreement.

“Albemarle Settlement and Cross License” means, collectively, (a) the mutual release by the Borrower and Great Lakes Chemical Corporation (“GLCC”), on the one hand, and Albemarle Corporation, on the other hand, of claims and counterclaims raised or that could be raised (i) in Albemarle Corporation v. Great Lakes Chemical Corporation, Civil Action Nos. 02-505-JVP-DLD and 02-506-JVP-DLD, consolidated, pending on the Funding Date in the United States District Court for the Middle District of Louisiana; (ii) in Albemarle Corporation v. Chemtura Corporation and Great Lakes Chemical Corporation, Civil Action No. 05-1239-JJB-SCR, pending on the Funding Date in the United States District Court for the Middle District of Louisiana; and (iii) in Chemtura Corporation v. Albemarle Corporation, Civil Action No. 3:09cv143-JRS, pending on the Funding Date in the United States District Court for the Eastern District of Virginia, (iv) in controversies relating to the Borrower’s and GLCC’s concerns that former employees of the Borrower or GLCC made available to Albemarle certain of the Borrower’s and/or GLCC’s trade secrets, confidential information and/or know-how, and/or (v) under U.S. Patent Numbers 4,719096, 4,725,425, 4,978518, 5,008,477, 5,030,778, 5,053,447, 5,077,334, 5,124,496, 5,302,768, 5,387,636, 5,457,248 and 6,958,423; and (b) the grant by the Borrower and/or GLCC to Albemarle Corporation of a nonexclusive, fully paid-up, royalty-free, irrevocable, world-wide license to manufacture, use, sell, offer for sale and import FM 2100 or any other products under the claims of U.S. Patent Number 5,457,248 and its respective foreign counterparts and continuations, including reissue patents, reexamined patents, as well as all of the applications to which this patent claims priority, the patents claiming priority from it, including continuation applications, continuation-in-part applications, CPA and RCE applications, divisional applications, and any patent that issues from a patent application that is subject to this clause (b), in consideration of the grant by Albemarle Corporation of certain licenses to the Borrower and GLCC with respect to certain of Albemarle Corporation’s intellectual property, in each case on substantially the terms set forth in the Settlement and Cross-License Agreement signed on December 24, 2009 among Albemarle Corporation, the Borrower and GLCC.

“Applicable ECF Percentage” means in respect of Excess Cash Flow attributable to any Fiscal Year, (i) if the Secured Leverage Ratio as of the last day of such Fiscal Year was equal to or greater than 1.5:1.0, 50%, (ii) if the Secured Leverage Ratio as of the last day of such Fiscal Year was equal to or greater than 1.0:1.0 but less than 1.5:1.0, 25%, and (iii) if the Secured Leverage Ratio as of the last day of such Fiscal Year was less than 1.0:1.0, 0%.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

3	Chemtura (Term Loan) Credit Agreement

“Applicable Margin” means 4.0% per annum in the case of Eurodollar Rate Advances and 3.0% per annum in the case of Base Rate Advances.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale Cap” means, as of any date of determination, an amount equal to the greater of (i) $300,000,000 and (ii) 10.0% of Consolidated Net Tangible Assets.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Available Amount” means, at any time (the “Reference Time”), an amount equal to (a) the sum, without duplication, of:

(i) an amount equal to the greater of (x) zero and (y) 50% of cumulative Consolidated Net Income of the Borrower for the period from the Escrow Release Date until the last day of the then most recent fiscal quarter or fiscal year in respect of which financial statements have been furnished to the Administrative Agent pursuant to Section 5.03 prior to the Reference Time; and

(ii) 100% of the net cash proceeds received by the Borrower from the issuance and sale of its Equity Interests (other than Redeemable Equity Interests) from and including the Business Day immediately following the Escrow Release Date through and including the Reference Time, minus (b) the sum, without duplication, of the aggregate amount of the Available Amount utilized on or following the Escrow Release Date and prior to the Reference Time in reliance on the Available Amount for purposes of making Restricted Payments pursuant to Section 5.02(e)(ii) or Investments pursuant to Section 5.02(g)(xviii) (it being agreed that the portion of the Available Amount utilized as of any time for such Investment for purposes of this clause (b) shall be equal to the outstanding amount of such Investments at such time, as determined in accordance with the definition of “Investment” hereunder).

“Bank of America” has the meaning specified in the recital of parties to this Agreement.

“Bankruptcy Code” has the meaning specified in the Preliminary Statements.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Cases or any other court having jurisdiction over the Cases, including, to the extent of the withdrawal of any reference under 28 U.S.C. § 157, the United States District Court for the Southern District of New York.

4	Chemtura (Term Loan) Credit Agreement

“BAS” has the meaning specified in the recital of parties to this Agreement.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate, plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Advance” means an Advance that bears interest based on the Base Rate.

“BBA LIBOR” has the meaning specified in the definition of “Eurodollar Base Rate”.

“Bookrunners” has the meaning specified in the recital of parties to this Agreement.

“Borrower” has the meaning specified in the recital of parties to this Agreement.

“Borrower Materials” has the meaning specified in Section 9.12.

“Borrower’s Account” means the account of the Borrower maintained by the Borrower and specified in writing to the Administrative Agent from time to time.

“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by the Lenders.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Canadian Debtor” means Chemtura Canada Co./Cie, a company organized under the laws of Ontario, Canada.

“Capital Expenditures” means, for any Person for any period, the sum (without duplication) of all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cases” has the meaning specified in the Preliminary Statements.

5	Chemtura (Term Loan) Credit Agreement

“Cash Equivalents” means any of the following, to the extent having a maturity of not greater than 12 months from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $1,000,000,000, (c) commercial paper in an aggregate amount of no more than $25,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, and (d) Investments, classified in accordance with GAAP, as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender, an Affiliate of a Lender, a Lead Arranger, or an Affiliate of a Lead Arranger, in each case in its capacity as a party to such Cash Management Agreement.

“CFC” means an entity that is classified as a controlled foreign corporation under Section 957 of the Internal Revenue Code.

“CFH” means Crompton Financial Holdings.

“CGMI” has the meaning specified in the recital of parties to this Agreement.

“Change of Control” means and shall be deemed to have occurred if, after the Escrow Release Date, any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 35% or more (in the case of a single Person) or 50% or more (in the case of two or more Persons acting in concert) of the combined voting power of all Voting Stock of the Borrower.

“Citibank” has the meaning specified in the recital of parties to this Agreement.

“Collateral” means all “Collateral” referred to in the Collateral Documents and all other property of the Loan Parties that is or is purported to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means, with respect to any Lender at any time, the amount set forth for such time opposite such Lender’s name on Schedule I hereto under the caption “Commitment” or,

6	Chemtura (Term Loan) Credit Agreement

if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.04. Before giving effect to any Advances, the aggregate principal amount of the Commitments shall be $295,000,000 as of the date of this Agreement.

“Confirmation Order” has the meaning specified in Section 3.02(b).

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum (without duplication) of (a) the outstanding principal amount of all indebtedness, whether current or long-term, for borrowed money (including Obligations hereunder) and the outstanding principal amount of all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) the outstanding principal amount of all purchase money Debt, (c) all direct reimbursement obligations arising with respect to amounts drawn under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all Attributable Indebtedness, and (e) without duplication, all Guarantee Obligations with respect to outstanding Debt of the types specified in clauses (a) through (d) above of Persons other than the Borrower or any Subsidiary, but such sum shall exclude (A) any Consolidated Funded Indebtedness under Cash Management Agreements and (B) any Consolidated Funded Indebtedness of Foreign Subsidiaries under (x) Foreign Asset Based Financing incurred in reliance on Section 5.02(b)(x) and/or (y) any asset-based revolving credit agreement incurred in reliance on Section 5.02(b)(vi) or 5.02(b)(xi) and secured by Liens on inventory and/or accounts receivable (and related assets) of such Foreign Subsidiaries.

“Consolidated Funded Secured Indebtedness” means Consolidated Funded Indebtedness that is secured by a Lien on any asset of the Borrower or any Subsidiary.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) EBITDA to (b) (in each case, to the extent actually paid or received by the Borrower and its Subsidiaries in cash during the relevant Measurement Period) (i) Interest Expense plus (ii) net payments made with respect to interest rate Hedge Agreements minus (iii) the sum of (A) total cash interest income, (B) one time financing fees (to the extent included in Interest Expense for such Measurement Period), including such fees that are Receivables Fees, and (C) net payments received with respect to interest rate Hedge Agreements, in each case, of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Net Income” of a Person (the “Specified Person”) for any period means the aggregate of the net income (loss) of the Specified Person and its Subsidiaries for such period, on a Consolidated basis, determined in accordance with GAAP; provided that:

(1) the net income (loss) of any Person that is not a Subsidiary of the Specified Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to the Specified Person or a Subsidiary thereof (subject, in the case of dividends or distributions paid to a Subsidiary, to the limitations contained in clause (2) below);

(2) for purposes of determining the Available Amount only, the net income (but not the net loss) of any Subsidiary of the Specified Person (other than any Guarantor) will be

7	Chemtura (Term Loan) Credit Agreement

excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its equityholders;

(3) any gain or loss, together with any related provision for taxes on such gain or loss less all fees and expenses or charges relating thereto, realized in connection with: (a) any sale of assets outside the ordinary course of business of the Specified Person; or (b) the disposition of any securities by the Specified Person or a Subsidiary thereof or the extinguishment of any Debt of the Specified Person or any Subsidiary thereof, will be excluded;

(4) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss (less all costs and expenses if incurred in connection with the Cases, the Senior Notes, the Revolving Facility or this Term Facility), will be excluded;

(5) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Specified Person and any Subsidiary thereof will be excluded; provided that such shares, options or other rights can be redeemed at the option of the holder only for Equity Interests (other than Redeemable Equity Interests) of the Specified Person;

(6) the cumulative effect of a change in accounting principles will be excluded;

(7) (a) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Funding Date and (b) any restoration to or deduction from income for changes in estimates related to the post-emergence settlement of prepetition claims obligations in relation with Chapter 11 of the Bankruptcy Code following the Funding Date, in each case, will be excluded;

(8) any charges or credits relating to any purchase accounting adjustments or to the adoption of fresh-start accounting principles will be excluded;

(9) to the extent the related loss is not added back in calculating such Consolidated Net Income, proceeds of business interruption insurance policies to the extent of such related loss will be excluded;

(10) fees and expenses related to a Foreign Asset Based Financing or any asset-based revolving credit agreement incurred in reliance on Section 5.02(b)(vi) or 5.02(b)(xi) and secured by Liens on inventory and/or accounts receivable (and related assets) of the relevant Foreign Subsidiaries will be excluded;

(11) any net after-tax gains attributable to the termination of any employee pension benefit plan will be excluded;

(12) (a) any net after-tax income or loss from operating results of discontinued operations as defined by GAAP and (b) any net after-tax gains or losses from sales of discontinued operations, in each case will be excluded;

8	Chemtura (Term Loan) Credit Agreement

(13) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Debt, Obligations in respect of Hedge Agreements or other derivative instruments entered into in relation with the Debt extinguished will be excluded;

(14) any gain or loss for such period from currency translation gains or losses or net gains or losses related to currency remeasurements of Debt (including any net loss or gain resulting from Obligations in respect of Hedge Agreements for currency exchange risk entered into in relation with Debt) will be excluded;

(15) any non-cash impairment charges or asset write-downs or write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP will be excluded; and

(16) any increase in amortization or depreciation or other non-cash charges or the impact of write-off of deferred revenues resulting from the application of SOP 90-7 in relation to all transactions arising out of a plan of reorganization in any of the Cases and emergence from Chapter 11 of the Bankruptcy Code shall be excluded.

“Consolidated Net Tangible Assets” means, as of any date, the total assets of the Borrower and its Subsidiaries less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of the Borrower and its Subsidiaries), in each case calculated on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of the end of the most recent fiscal year or quarter in respect of which financial statements have been furnished to the Administrative Agent pursuant to Section 5.03 prior to such date; provided that in the event that the Borrower or any of its Subsidiaries has assumed or acquired any assets in connection with the acquisition by the Borrower and its Subsidiaries of another Person subsequent to such balance sheet date but prior to the event as a result of which the calculation of Consolidated Net Tangible Assets is being made, then Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption or acquisition of assets, as if the same had occurred on such balance sheet date.

“Consolidated Working Capital” means, as of any date, the excess of (a) the sum of all amounts (other than cash and cash equivalents) that would be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date over (b) the sum of all amounts that would be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries on such date, excluding, without duplication, the current portion of any long-term Debt reflected as a liability on such consolidated balance sheet.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Conversion”, “Convert” and “Converted” each refers to the conversion of Advances from one Type to Advances of the other Type.

“Conyers Fire Settlement” means the settlement of certain claims against Bio-Lab, Inc. (“BioLab”) and GLCC relating to a fire that occurred at BioLab’s Plant 14 finished goods

9	Chemtura (Term Loan) Credit Agreement

warehouse in Conyers, Georgia on May 25 and May 26, 2004, pursuant to which settlement such claims against the Borrower and its Subsidiaries will be dismissed and released in consideration of BioLab and GLCC establishing, in an escrow account with Citibank or another escrow agent mutually agreed upon by the parties, a $7,000,000 settlement fund for the payment of such claims in accordance with the settlement agreement therefor approved by the Bankruptcy Court.

“Debt” of any Person means, without duplication, (a) the outstanding principal amount of all indebtedness of such Person for borrowed money (including Obligations hereunder), (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business not overdue by more than 90 days), (c) all Obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person, (f) all Obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Guarantee Obligations of such Person, and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

“Debtor Relief Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or any other applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulting Lender” means, subject to Section 2.14(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Advances, within three Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations under this Agreement or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or

10	Chemtura (Term Loan) Credit Agreement

indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Designated Agreement” means the Revolving Facility Credit Agreement, as such agreement is in effect on the Escrow Release Date, provided that the terms of such agreement are consistent in all material respects with the terms set out in the commitment letter dated August 11, 2010 among the Borrower and the joint bookrunners for the Revolving Facility

“Designated Litigation Liabilities” means liabilities for litigation matters the liabilities for which have been estimated or determined under and in accordance with the Plan and/or Disclosure Statement.

“Disclosure Statement” means that certain disclosure statement dated as of August 4, 2010 and filed with the Bankruptcy Court with respect to the Cases, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“EBITDA” means, for any Person for any period, Consolidated Net Income of such Person plus (a) without duplication, to the extent included in the calculation of Consolidated Net Income of such Person for such period in accordance with GAAP, the sum of (i) provision for taxes based on income or profits of such Person and its Subsidiaries, plus (ii) Fixed Charges, (iii) depreciation, (iv) amortization, and (v) other non-cash expenses (excluding any such non-cash expense to the extent that it represents an amortization of a prepaid cash expense that was paid in a prior period) minus (b) the sum of (i) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, and (ii) any cash expense paid in such period that had been accrued or reserved for as a non-cash expense (for expenses in any future period) and added back in the calculation of EBITDA in a prior period, except to the extent that such expense decreased Consolidated Net Income for such period in accordance with GAAP, plus (c) to the extent non-recurring and not capitalized, any fees, costs and expenses of such Person and its Subsidiaries incurred as a result of Investments permitted hereunder, dispositions of assets permitted hereunder and the issuance, repayment or amendment of Equity Interests or Debt permitted hereunder (in each case, whether or not consummated), plus (d) items reducing Consolidated Net Income of such Person confirmed by the chief financial officer of the Borrower in a certificate delivered to the Administrative Agent to be directly related to restructuring (including but not limited to facility closure and severance expense), asset impairments or other extraordinary items and fees (including professional fees) and expenses, in each case incurred through the end of the Borrower’s fiscal quarter ended March 31, 2011 in connection with the Cases and/or the Borrower’s emergence from Chapter 11 of the Bankruptcy Code pursuant to the Plan and/or the financings expressly contemplated by the Plan and/or the Disclosure Statement, plus (e) charges for legal and other expenses in connection with Designated Litigation Liabilities in an aggregate amount not to exceed $15,000,000, in the case of each of the foregoing clauses (a) through (e), for such Person and its Subsidiaries on a Consolidated basis in accordance with GAAP. Except for purposes of the definition of “Excess Cash Flow”, EBITDA shall be calculated on a Pro Forma Basis. For purposes of calculating EBITDA for any fiscal

11	Chemtura (Term Loan) Credit Agreement

quarter that ends prior to the Funding Date, EBITDA for each such fiscal quarter set forth in Schedule 1.01A hereto shall be deemed to be the amount set forth opposite such fiscal quarter in Schedule 1.01A.

“ECF Prepayment Conditions” means, with respect to a prepayment of the Advances, that (a) immediately after giving effect to such prepayment, on a pro forma basis (as calculated in the manner contemplated by the definition of “Fixed Charge and Liquidity Conditions” in the Designated Agreement), (i) the “Fixed Charge Coverage Ratio” (as defined in the Designated Agreement) shall be not less than 1.1 to 1.0, (ii) each of the “Average Excess Availability” (as defined in the Designated Agreement) for the 30 day period ending on the date of such prepayment, and the “Availability” (as defined in the Designated Agreement) on the date of such prepayment, shall be not less than the greater of $40,000,000 and 20% of the aggregate revolving loan commitments under the Revolving Facility (as the same may be amended, modified, refinanced, or replaced from time to time in accordance with the terms of this Agreement and the Intercreditor Agreement), and (b) no “event of default,” or event that would constitute an “event of default” but for the requirement that notice be given or time elapse or both, shall have occurred and be continuing under the Revolving Facility immediately before giving effect to such prepayment, or would occur immediately after giving effect to such prepayment.

“Eligible Assignee” means (i) a Lender; (ii) an Affiliate of a Lender; (iii) an Approved Fund; and (iv) any other Person (other than an individual) approved by (x) the Administrative Agent and (y) unless an Event of Default has occurred and is continuing, the Borrower (each such approval by the Administrative Agent or the Borrower not to be unreasonably withheld or delayed, and provided that if the Borrower shall not grant or deny any such approval in writing within 5 days of any request therefor, such approval shall be deemed to have been given); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Engagement Letter” means the engagement letter, dated August 11, 2010, among the Borrower and the Bookrunners.

“Environmental Action” means any action, suit, written demand, demand letter, claim, notice of noncompliance or violation, written notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating to any Environmental Law, any Environmental Permit or Hazardous Material, or arising from alleged injury or threatened injury to public or employee health and safety, as such relates to exposure to Hazardous Material, or to pollution or protection of the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, or remedial action, and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any applicable federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction or decree, or legally binding judicial or agency interpretation, relating to pollution or protection of the environment, public or employee health and safety, as such relates to exposure to Hazardous Material, or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

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“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any ERISA Plan (other than any such event with respect to which the notice requirement has been waived pursuant to applicable regulations in effect as of the date hereof); (b) the application by a Loan Party or any ERISA Affiliate for a minimum funding waiver with respect to an ERISA Plan; (c) the provision by the administrator of any ERISA Plan of a notice of intent to terminate such ERISA Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a Lien under Section 302(f) of ERISA on the assets of any Loan Party or ERISA Affiliate shall have been met with respect to any ERISA Plan; (g) the adoption of an amendment to an ERISA Plan requiring the provision of security by any Loan Party or ERISA Affiliate to such ERISA Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate an ERISA Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such ERISA Plan.

“ERISA Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Escrow Account” has the meaning specified in the Escrow Agreement.

“Escrow Agent” means Wells Fargo Bank, National Association, as escrow agent under the Escrow Agreement and any successor escrow agent thereunder.

“Escrow Agreement” has the meaning specified in Section 3.01(b)(ii).

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“Escrow Collateral” means all of the Borrower’s right, title and interest in and to the Escrow Property, the Escrow Account and the Escrow Agreement.

“Escrow Conditions Failure Date” has the meaning specified in Section 2.05(c).

“Escrow End Date” has the meaning specified in the Escrow Agreement.

“Escrow Release Date” means the first date on which all conditions precedent in Sections 3.02 shall have been satisfied or waived in accordance with this Agreement, provided that such date occurs prior to the Escrow End Date.

“Escrow Property” means has the meaning specified in the Escrow Agreement.

“Estimation/Settlement Orders” has the meaning specified in Section 3.02(b).

“Euro”, “€” and “EUR” means the single currency of participating member states of the EMU.

“Eurodollar Base Rate” has the meaning specified in the definition of Eurodollar Rate.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Advance, a rate per annum equal to the higher of (a) 1.5% per annum and (b) the rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Rate Reserve Percentage

where,

“Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Advance being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

14	Chemtura (Term Loan) Credit Agreement

(b) for any interest calculation with respect to a Base Rate Loan on any date, a rate per annum equal to the higher of (a) 1.5% per annum and (b) the rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

where,

“Eurodollar Base Rate” means the rate per annum equal to (i) BBA LIBOR, as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to such date, for Dollar deposits with a term of one month commencing on such date or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on such date in same day funds in the approximate amount of the Base Rate Advance being made, continued or converted and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at approximately 11:00 a.m. (London time), two London Banking Days prior to such sale.

“Eurodollar Rate Advance” means an Advance that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Eurodollar Rate Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Advance shall be adjusted automatically as of the effective date of any change in the Eurodollar Rate Reserve Percentage.

“Events of Default” has the meaning specified in Section 6.01.

“Excess Cash Flow” means, for any Fiscal Year, the excess (if any) of (a) the sum (for such Fiscal Year) of (i) EBITDA of the Borrower and (ii) any decreases in Consolidated Working Capital (except any non-cash decrease resulting from net working capital items moving from long-term to short-term during such fiscal year) minus (b) the sum (for such Fiscal Year) of (i) Fixed Charges actually paid in cash by the Borrower and its Subsidiaries, as well as financing fees, debt issuance costs, prepayment premiums and penalties, bank and letter of credit fees and loan servicing and administration fees not otherwise included in Interest Expense but paid in cash, (ii) scheduled and mandatory principal repayments, to the extent actually made, of (w) Advances pursuant to Section 2.03 (x) other Consolidated Funded Indebtedness, (y) Debt of Foreign Subsidiaries and (z) Debt of joint ventures, to the extent such prepayments are funded by the Borrower and its Subsidiaries (except, in the case of mandatory prepayments described in this clause (ii), to the extent such payments are funded from amounts that were not included in

15	Chemtura (Term Loan) Credit Agreement

EBITDA for such Fiscal Year), (iii) all taxes actually paid in cash by the Borrower and its Subsidiaries, (iv) Capital Expenditures actually made by the Borrower and its Subsidiaries in such fiscal year, (v) to the extent not deducted in arriving at EBITDA, cash contributions to pension or other postemployment benefit plans, (vi) (x) all other cash items added back to Consolidated Net Income in the calculation of EBITDA, and (y) all cash payments that correspond to a non-cash item added back to Consolidated Net Income or EBITDA in the same or a prior period, such as cash payments upon realization of loss in respect of marked-to-market obligations, cash payments in respect of restructuring charges, bonuses or 401(k) expense, or cash payments in respect of amounts for which reserves have been established (but in any event excluding cash payments that correspond to depreciation and/or amortization), (vii) payments in cash made by the Borrower and its Subsidiaries (to the extent made using funds generated from operations) on account of any acquisition or other Investment permitted under Section 5.02(g), (viii) dividends and distributions made by the Borrower and its Subsidiaries in cash (to the extent made using funds generated from operations) pursuant to Section 5.02(e), and (ix) any increases in Consolidated Working Capital (excluding any non-cash increase resulting from net working capital items moving from long-term to short-term during such fiscal year).

“Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) any Subsidiary of the Borrower that is not a Foreign Subsidiary if substantially all of its assets consist of Equity Interests of one or more direct or indirect Foreign Subsidiaries, (c) any Receivables Entity, and (d) any wholly owned Subsidiary of the Borrower that is not a Foreign Subsidiary but that is a Subsidiary of a Foreign Subsidiary.

“Existing DIP Agreement” has the meaning specified in the Preliminary Statements.

“Extraordinary Receipt” means any proceeds of property or casualty insurance (in any event excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) and condemnation awards in respect of any Term Facility Collateral (and payments in lieu thereof).

“Extraordinary Receipts Proceeds” has the meaning specified in Section 2.05(b)(i).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the “Fee Letter” between the Borrower and Bank of America, dated August 11, 2010, delivered in connection with the Engagement Letter.

“Fiscal Year” means a fiscal year of the Borrower and its Subsidiaries ending on December 31.

“Fitch” means Fitch Ratings Ltd.

16	Chemtura (Term Loan) Credit Agreement

“Fixed Charge Coverage Ratio” means, with respect to any Measurement Period, the ratio of (a) EBITDA to (b) Fixed Charges, in each case, of the Borrower and its Subsidiaries on a consolidated basis for such Measurement Period.

“Fixed Charges” means, for any Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Leases, imputed interest with respect to Attributable Indebtedness, net payments under interest rate agreements, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedge Agreements and excluding any non-cash interest expense imputed on any convertible debt securities in accordance with FASB APB 14-1; plus

(2) the consolidated interest of such Person and its Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Debt of another Person that is subject to a Guarantee Obligation of such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such Guarantee Obligation or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Redeemable Equity Interests of such Person or one of its Subsidiaries or Preferred Interests of a Subsidiary of such Person, other than dividends on Equity Interests payable solely in Equity Interests (other than Redeemable Equity Interests) of such Person or to such Person or one of its Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then- current combined federal, state and local statutory tax rate of the issuer of such Redeemable Equity Interests or Preferred Interests, expressed as a decimal; plus

(5) Receivables Fees (other than fees and expenses, excluding amounts representing yield, interest or similar payments, paid to a Person that is not a Receivables Entity) of such Person and its Subsidiaries in connection with a Foreign Asset Based Financing;

in each case, on a consolidated basis and in accordance with GAAP. Except for purposes of the definition of “Excess Cash Flow”, Fixed Charges shall be calculated on a Pro Forma Basis.

“Foreign Subsidiary” means, at any time, any of the direct or indirect Subsidiaries of the Borrower that are organized outside of the laws of the United States or any state or political subdivision thereof at such time.

“Foreign Asset Based Financing” means any asset-based financing (including receivables and/or and inventory based financing), factoring arrangements or other securitization programs, in each case entered into by Foreign Subsidiaries; provided that Foreign Asset Based Financing Obligations shall be considered Debt, and the “principal amount” of a Foreign Asset Based Financing that is not indebtedness for borrowed money shall mean the amount invested by investors that are not Affiliates of the Borrower and paid to the Borrower or its Subsidiaries, as reduced by the aggregate amounts received by such investors from the payment of receivables and applied to reduce such invested amounts.

17	Chemtura (Term Loan) Credit Agreement

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Date” means the first date on which all conditions precedent in Sections 3.01 shall have been satisfied or waived in accordance with this Agreement.

“GAAP” has the meaning specified in Section 1.03.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank.

“Granting Lender” has the meaning specified in Section 9.07(j).

“Guarantee Obligation” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guarantee Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Guaranteed Obligations” has the meaning specified in Section 8.01.

“Guarantor” means (i) those Subsidiaries of the Borrower that execute and deliver the Guaranty on the Escrow Release Date, which Subsidiaries are listed on Schedule 1.01B annexed hereto, and (ii) each direct Subsidiary of the Borrower or any Guarantor to the extent that such direct Subsidiary (A) is a Material Subsidiary formed or acquired after the Escrow Release Date and required to deliver a counterpart to the Guaranty pursuant to Section 5.01(g) or (B) otherwise has delivered a counterpart to the Guaranty and remains a guarantor thereunder in accordance with the terms thereof.

“Guaranty” means a guaranty substantially in the form attached hereto as Exhibit E, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

18	Chemtura (Term Loan) Credit Agreement

“Guaranty Supplement” has the meaning set forth in the Guaranty.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, toxic mold and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous, toxic or words of similar import under any Environmental Law.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

“Hedge Bank” means any Person that, at the time it enters into a Hedge Agreement, is a Lender, an Affiliate of a Lender, a Lead Arranger or an Affiliate of a Lead Arranger, in each case in its capacity as a party to such Hedge Agreement.

“Immaterial Subsidiary” means any Subsidiary of the Borrower meeting any one of the following conditions that has been designated by the Borrower as an Immaterial Subsidiary in a writing delivered to the Administrative Agent (which designation may be rescinded by the Borrower’s delivery of written notice of such rescission to the Administrative Agent): (a) the consolidated total assets of such Subsidiary determined as of the end of the fiscal year of the Borrower most recently ended for which financial statements are required to be delivered under Section 5.03 does not exceed $5 million, or (b) the EBITDA of such Subsidiary does not exceed $5 million, for the period of four consecutive quarters of the Borrower most recently ended for which financial statements are required to be delivered pursuant to Section 5.03; provided that, at any time or from time to time after the Escrow Release Date, Subsidiaries shall not be designated as Immaterial Subsidiaries to the extent that the Immaterial Subsidiaries would represent, in the aggregate, (a) 5% or more of the consolidated total assets of the Borrower at the end of the most recently ended fiscal year of the Borrower or (b) 5% or more of the EBITDA of the Borrower for the most recently ended fiscal year, in each case, based upon the most recent financial statements required to be delivered pursuant to Section 5.03; provided, further, that, if the most recent financial statements required to be delivered pursuant to Section 5.03 for any fiscal quarter occurring after the Escrow Release Date indicate that, by reason of subsequent changes following the designation of any one or more Subsidiaries as an Immaterial Subsidiary, the foregoing requirements of this definition would not be complied with (other than as a result of an impairment charge), individually or in the aggregate, then the Borrower shall use commercially reasonable efforts to promptly (but in any event within 180 days after the delivery of such financial statements) rescind such designations as are necessary so as to comply with such requirements and, in connection therewith, shall comply with the requirements of Section 5.01(g) (provided that any failure to comply with the requirements of Section 5.01(g) that are applicable as a result of such a rescission shall not constitute a Default or Event of Default hereunder until the expiration of such 180-day period, provided that such efforts are used).

“Increasing Lender” has the meaning specified in Section 2.18.

“Indemnitee” has the meaning specified in Section 9.04(b).

“Information” has the meaning specified in Section 9.11.

“Initial Lenders” means the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders; provided that any such bank, financial institution or other institutional lender shall cease to be an Initial Lender on any date on which it ceases to have a Commitment.

19	Chemtura (Term Loan) Credit Agreement

“Initial Pledged Debt” has the meaning specified in the Security Agreement.

“Initial Pledged Equity” has the meaning specified in the Security Agreement.

“Intellectual Property” has the meaning specified in the Security Agreement.

“Intellectual Property Security Agreement” has the meaning specified in Section 3.02(a)(viii) (B).

“Intercreditor Agreement” has the meaning specified in Section 3.02(a)(viii)(C) (it being understood and agreed that the Administrative Agent, on behalf of the Lenders, shall execute and deliver the Intercreditor Agreement to the other parties thereto at such time as the other conditions to the Escrow Release Date specified in Section 3.02 are satisfied or waived or are being satisfied (to the extent not waived) concurrently therewith).

“Interest Expense” means, for any Person for any period, the sum for such period of (a) interest on, and amortization of debt discount in respect of, Debt of such Person and its Subsidiaries, (b) amortization of discount of receivables or other assets of the Borrower and its Subsidiaries that are subject to factoring or securitization programs and (c) the product of (1) all dividends, whether paid or accrued and whether or not in cash, on Redeemable Equity Interests issued by such Person or a Subsidiary thereof, other than dividends on Equity Interest payable solely in Equity Interests (other than Redeemable Equity Interests) of such Person or to a Subsidiary thereof, times (2) a fraction, the numerator of which is one and the denominator of which is one minus the then- current combined federal, state and local statutory tax rate of the issuer of such Redeemable Equity Interests, expressed as a decimal. Except for purposes of the definition of “Excess Cash Flow”, Interest Expense shall be calculated on a Pro Forma Basis.

“Interest Period” means, as to each Eurodollar Rate Advance, the period commencing on the date such Eurodollar Rate Advance is disbursed or Converted to or continued as a Eurodollar Rate Advance and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing, provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Stated Maturity Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

20	Chemtura (Term Loan) Credit Agreement

“Investment” means, with respect to any Person, (a) any direct or indirect purchase or other acquisition (whether for cash, securities, property, services or otherwise) by such Person of, or of a beneficial interest in, any Equity Interests or Debt of any other Person, (b) any direct or indirect purchase or other acquisition (whether for cash, securities, property, services or otherwise) by such Person of all or substantially all of the property and assets of any other Person or of any division, branch or other unit of operation of any other Person, (c) any direct or indirect loan, advance, other extension of credit or capital contribution by such Person to, or any other investment by such Person in, any other Person (including, without limitation, any arrangement pursuant to which the investor incurs indebtedness of the types referred to in clause (i) or (j) of the definition of “Debt” set forth in this Section 1.01 in respect of such other Person) and (d) any agreement irrevocably binding such Person to make any Investment prior to the Stated Maturity Date. The amount of any Investment outstanding at any time shall be the original cost of such Investment plus the cost of all additions made thereto, without adjustment for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, but deducting therefrom the amount of any cash repayments or distributions received on account of such Investment by the Person making such Investment.

“Lead Arrangers” has the meaning specified in the recital of parties to this Agreement.

“Lenders” has the meaning specified in the recital of parties to this Agreement.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Listed Subsidiary” has the meaning specified in Section 5.01(g).

“Listed Subsidiary Date” has the meaning specified in Section 5.01(g).

“Loan Documents” means (i) this Agreement, (ii) the Notes, if any, (iii) the Escrow Agreement, (iv) the Collateral Documents, (v) the Intercreditor Agreement, (vi) solely for purposes of the Collateral Documents, each Secured Hedge Agreement, Secured Cash Management Agreement and Secured Specified Credit Agreement, (vii) the Guaranty, (viii) the Fee Letter and (ix) any other document, agreement or instrument executed and delivered by a Loan Party in connection with the Term Facility, in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Lyondell Property Purchase” means the purchase, in the approximate amount of $3,600,000, of certain real property (located in Lake Charles, Louisiana), equipment and related assets from Lyondell Chemical Company in resolution of existing disputes related to such property.

“Margin Stock” has the meaning specified in Regulation U.

21	Chemtura (Term Loan) Credit Agreement

“Material Adverse Change” means a material adverse change, or any event or occurrence which could reasonably be expected to result in a material adverse change, in (a) the business, condition (financial or otherwise), operations, performance, properties, contingent liabilities, material agreements or prospects of the Borrower, the Guarantors and their respective Subsidiaries, taken as a whole (it being understood that (i) matters disclosed prior to the date hereof in connection with the Cases, and (ii) to the extent consistent with the disclosure described in clause (i), the continuation and prosecution of the Cases, and the filing, solicitation of approvals and negotiation of the Plan for the Cases, shall not constitute such a change), (b) the rights and remedies of the Administrative Agent or any Lender under any Loan Document and (c) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties, contingent liabilities, material agreements or prospects of the Borrower, the Guarantors and their respective Subsidiaries, taken as a whole (it being understood that (i) matters disclosed prior to the date hereof in connection with the Cases, and (ii) to the extent consistent with the disclosure described in clause (i), the continuation and prosecution of the Cases, and the filing, solicitation of approvals and negotiation of the Plan for the Cases, shall not be deemed to have such an effect), (b) the rights and remedies of the Administrative Agent or any Lender under any Loan Document and (c) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party.

“Material Real Property” means any real property owned or leased by any Loan Party reasonably determined by the Administrative Agent to be material (it being understood and agreed that no real property held on the date hereof is Material Real Property unless it was already designated as such pursuant to the Existing DIP Agreement).

“Material Subsidiary” means, on any date of determination, any Subsidiary of the Borrower that, on such date, is not an Immaterial Subsidiary.

“Measurement Period” means, as of any date, a period of four consecutive completed fiscal quarters of the Borrower.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage Policies” has the meaning specified in Section 3.02(g)(iii)(C).

“Mortgages” has the meaning specified in Section 3.02(g)(iii)(A).

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person that is not a Loan Party or an ERISA Affiliate or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate would reasonably be expected to have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

22	Chemtura (Term Loan) Credit Agreement

“Net Cash Proceeds” means, (a) with respect to any sale or other disposition of ownership after the Escrow Release Date of any Term Facility Collateral of the Borrower or any Guarantor (other than any sale or other such disposition of assets pursuant to Section 5.02(h)(i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (xi), (xiii), (xiv), (xv), (xvi), (xvii) or (xviii) or any single sale or other such disposition (or series of related sales or other dispositions) of assets for cash proceeds of less than $50,000), the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such sale or other disposition (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the amount required to be paid in respect of any Debt permitted hereunder (other than Debt under the Loan Documents) that is secured by a lien permitted under Section 5.02(a) on such asset and that is required to be repaid in connection with such sale or other disposition thereof, (B) the reasonable and customary out-of-pocket costs, fees, commissions, premiums and expenses incurred by the Borrower or its Subsidiaries, (C) federal, state, provincial, foreign and local taxes reasonably estimated (on a Consolidated basis) to be actually payable within the current or the immediately succeeding tax year as a result of such sale or other disposition, and (D) a reasonable reserve (which reserve shall be deposited into an escrow account with the Administrative Agent) for any purchase price adjustment or any indemnification payments (fixed and contingent) or other liabilities attributable to the seller’s obligations to the purchaser undertaken by the Borrower or any of its Subsidiaries in connection with such sale or other disposition (but excluding any purchase price adjustment or any indemnity which, by its terms, will not under any circumstances be made prior to the Stated Maturity Date);

(b) with respect to any Extraordinary Receipt of the Borrower or any Guarantor after the Escrow Release Date that is not otherwise included in clause (a) above, the excess, if any, of (i) the sum of the cash and Cash Equivalents received in connection therewith over (ii) the sum of (A) the amount required to be paid in respect of any Debt permitted hereunder (other than Debt under the Loan Documents) that is secured by a lien permitted under Section 5.02(a) on the assets giving rise to such Extraordinary Receipt and that is required to be repaid in connection with such Extraordinary Receipt, (B) the amount required to be paid with such Extraordinary Receipt under the terms of any contractual obligations permitted hereunder then in effect, (C) the reasonable and customary out-of-pocket costs, fees, commissions, premiums and expenses incurred by the Borrower or its Subsidiaries, and (D) federal, state, provincial, foreign and local taxes reasonably estimated (on a Consolidated basis) to be actually payable within the current or the immediately succeeding tax year as a result of such Extraordinary Receipt; and

(c) with respect to the incurrence or issuance of any Debt by any Loan Party or any of its Subsidiaries (other than any Debt incurred or issued pursuant to Section 5.02(b)), the excess of (i) the sum of the cash and Cash Equivalents received by the Borrower or its Subsidiaries in connection with such transaction over (ii) the fees, discounts and commissions, taxes and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“New Advance Funding Date” has the meaning specified in Section 2.19.

“New Advances” has the meaning specified in Section 2.19.

“Non-Consenting Lender” means, in the event that the Required Lenders have agreed to any consent, waiver or amendment pursuant to Section 9.01 that requires the consent of one or more Lenders in addition to the Required Lenders (other than in the case of any consent, waiver or amendment that solely requires the consent of the Required Lenders), any Lender whose agreement is necessary for the effectiveness of such consent, waiver or amendment but who does not so agree.

23	Chemtura (Term Loan) Credit Agreement

“Non-Loan Party” means any Subsidiary of a Loan Party that is not a Loan Party.

“Note” means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Advance made or held by such Lender.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding under any Debtor Relief Law. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, reasonable attorneys’ fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“Other Taxes” has the meaning specified in Section 2.11(b).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Permitted Acquired Debt” means Debt of a Person existing at the time that such Person becomes a Subsidiary of the Borrower pursuant to a Permitted Acquisition or other Investment permitted hereunder after the Funding Date, which Debt is existing at the time such Person becomes a Subsidiary of the Borrower (other than Debt incurred solely in contemplation of such Person’s becoming a Subsidiary of the Borrower).

“Permitted Acquisition” means any acquisition, whether by purchase, merger, consolidation or otherwise, by the Borrower or any Subsidiary of all or substantially all the assets of, or more than 50% of the Equity Interests (other than directors’ qualifying shares) in, a Person or a division, line of business or other business unit of a Person so long as:

(a) (i) if required for such transaction to be consummated, the board of directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such acquisition shall have approved such acquisition, (ii) if the board of directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such acquisition is not required to approve such acquisition but is required to respond to the offer to effect such acquisition, such board or similar governing body shall have recommended that such Person’s shareholders accept such offer, or (iii) otherwise, the board of directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such acquisition and such Person shall not have announced that it will oppose such acquisition (unless such announcement has been withdrawn);

24	Chemtura (Term Loan) Credit Agreement

(b) such assets are to be used in, or such Person so acquired is engaged in, as the case may be, a business of the type conducted by the Borrower and its Subsidiaries on the Funding Date or in a business reasonably related or ancillary thereto or otherwise permitted by Section 5.02(i);

(c) no Default or Event of Default has occurred and is continuing or would result therefrom;

(d) (i) all actions required to be taken under Sections 5.01(g) and (h) shall be taken not later than the times required therefor under such Sections, (ii) the aggregate amount of consideration paid by the Borrower and its Subsidiaries (including any assumed Debt or other liabilities of a Person acquired in such acquisition) in respect of Persons not becoming Guarantors and in assets, divisions, and lines of business or business units not being conveyed to the Borrower or a Guarantor (calculated net of acquired cash and Cash Equivalents that are transferred to the Borrower or a Guarantor in connection therewith) shall not exceed $300,000,000, and (iii) immediately after giving effect thereto and any Debt incurred or assumed in connection therewith, the Borrower and its Subsidiaries are in compliance, on a pro forma basis, with the requirements of Section 5.04, recomputed as at the last day of the last ended Measurement Period in respect of which quarterly or annual financial statements have been furnished to the Administrative Agent in accordance with Section 5.03(b) or (c) immediately preceding the date of such acquisition; and

(e) the Borrower has delivered to the Administrative Agent an officers’ certificate certifying that such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance, including compliance with clause (d) above).

“Permitted Lien” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (or if commenced, shall have been stayed): (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(d) hereof; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that individually or together with all other Permitted Liens outstanding on any date of determination do not materially and adversely affect the use of the property to which they relate; (c) pledges or deposits in the ordinary course of business to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) deposits to secure the performance of bids, trade contracts and leases (other than Debt), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) Liens securing judgments for the payment of money not constituting a Default under Section 6.01(f) or securing appeal or other surety bonds related to such judgments; (f) any banker’s Lien or right of offset on moneys of the Borrower or any of its Subsidiaries in favor of any lender or holder of its commercial paper deposited with such lender or holder in the ordinary course of business; (g) interest of lessees in property owned by the Borrower or any of its Subsidiaries where such interests are created in the ordinary course of their respective leasing activities and are not created directly or indirectly in connection with the borrowing of money or the securing of Debt by the Borrower or any of its Subsidiaries; (h) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of

25	Chemtura (Term Loan) Credit Agreement

customs duties in connection with the importation of goods; (i) Liens arising from or related to precautionary UCC or like personal property security financing statements regarding operating leases (if any) entered into by the Borrower and its Subsidiaries in the ordinary course of business; (j) licenses, sublicenses, leases and subleases, to the extent that such would be an encumbrance, in each case entered into in the ordinary course of business and not materially interfering with the business of the Borrower or any of its Subsidiaries, (k) easements, restrictions (including zoning restrictions), rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (l) pledges of or Liens on raw materials or on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such raw materials or manufactured products; (m) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods (including under Article 2 of the Uniform Commercial Code) and Liens that are contractual rights of set-off relating to purchase orders and other similar agreements entered into by the Borrower or any of its Subsidiaries; (n) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto incurred in the ordinary course of business; (o) Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement; (p) Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and consistent with past practice; (q) Liens consisting of escrow arrangements with respect to escrow accounts, to the extent such escrow accounts hold deposits by any proposed buyer in connection with any sale or disposition of assets permitted under this Agreement; (r) Liens consisting of an agreement to sell or otherwise dispose of any property in each case solely to the extent such sale or disposition would have been permitted on the date of the creation of such Lien; and (s) any netting or set-off arrangements entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of the Borrower or any Subsidiary of the Borrower.

“Permitted Ratio Debt” means unsecured Debt, provided that the Fixed Charge Coverage Ratio for the Borrower’s most recently ended Measurement Period in respect of which quarterly or annual financial statements have been furnished to the Administrative Agent in accordance with Section 5.03(b) or (c) immediately preceding the date on which such Debt is incurred would be at least 3.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Permitted Ratio Debt had been incurred, and the application of the net proceeds therefrom had occurred, at the beginning of such four-quarter period.

“Permitted Refinancing Debt” means any Debt of the Borrower or any Subsidiary thereof issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Debt of the Borrower or any Subsidiary thereof (other than Debt owed to the Borrower or to any Subsidiary of the Borrower); provided that:

(1) the amount of such Permitted Refinancing Debt does not exceed the amount of the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Debt has a final maturity date equal to or later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded;

26	Chemtura (Term Loan) Credit Agreement

(3) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to any of the Obligations under the Loan Documents, such Permitted Refinancing Debt is subordinated in right of payment to such Obligations on terms at least as favorable, taken as a whole, to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded ranks equally in right of payment with any of the Obligations under the Loan Documents, such Permitted Refinancing Debt ranks equally in right of payment with, or is subordinated in right of payment to, such Obligations; and

(5) such Debt is incurred by either (a) the Subsidiary that is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded or (b) a Loan Party.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” has the meaning specified in Section 3.02(b).

“Plan Documents” has the meaning specified in Section 3.02(b).

“Platform” has the meaning specified in Section 9.12.

“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Pro Forma Basis” means, in connection with the calculation of EBITDA, Fixed Charges or Interest Expense (each, a “Specified Metric”), that:

(1) in the event that the Borrower or any Subsidiary incurs, repays, repurchases or redeems any Debt or issues, repurchases or redeems Redeemable Equity Interests or Preferred Interests subsequent to the commencement of the period for which any Specified Metric is being calculated but on or prior to the date on which the event for which the calculation of such Specified Metric is made (the “Calculation Date”), then such Specified Metric will be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Debt, or such issuance, repurchase or redemption of Redeemable Equity Interests or Preferred Interests, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period;

(2) acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the Borrower or any Subsidiary (or by any Person that has subsequently become a Subsidiary or has subsequently merged or consolidated with or into the Borrower or any Subsidiary), including through mergers or consolidations, in each case, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, and EBITDA for such reference period will be calculated on a pro forma basis, but without giving effect to clause (3) of the proviso set forth in the definition of “Consolidated Net Income”;

27	Chemtura (Term Loan) Credit Agreement

(3) any EBITDA attributable to discontinued operations, as determined in accordance with GAAP, will be excluded;

(4) any Fixed Charges or Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges or Interest Expense, as the case may be, will not be obligations of the Borrower or any Subsidiary following the Calculation Date;

(5) whenever pro forma effect is to be given to an acquisition or disposition, the amount of EBITDA relating thereto and the amount of Fixed Charges or Interest Expense associated with any Debt incurred in connection therewith, unless otherwise specified, the pro forma calculations will be made in compliance with Article 11 of Regulation S-X under the Securities Act, as determined in good faith by a responsible financial or accounting officer of the Borrower provided that, pro forma calculations may include operating expense reductions and other operating improvements or synergies for such period resulting from such transaction (as determined in accordance with GAAP) for which pro forma effect is being given that have been realized, including but not limited to (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead;

(6) Fixed Charges or Interest Expense attributable to interest on any Debt (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate will be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Debt if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Debt) had been the applicable rate for the entire period; and

(7) Fixed Charges or Interest Expense attributable to interest on any Debt incurred under a revolving credit facility computed on a pro forma basis will be calculated based on the average daily balance of such Debt for the four fiscal quarters subject to the pro forma calculation to the extent that such Debt was incurred solely for working capital purposes.

“Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Commitment (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, such Lender’s Commitment as in effect immediately prior to such termination) at such time and the denominator of which is the amount of the Term Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, the amount of the Term Facility as in effect immediately prior to such termination).

“Public Lender” has the meaning specified in Section 9.12.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Borrower or any Subsidiary of the Borrower to a Receivables Entity in connection with a Foreign Asset Based Financing, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which is customary in a Foreign Asset Based Financing as determined in good faith by the Borrower.

28	Chemtura (Term Loan) Credit Agreement

“Receivables Assets” means any accounts receivable and any assets related thereto, including, without limitation, all collateral securing such accounts receivable and assets and all contracts and contract rights including rights to returned or repossessed goods, all insurance policies, security deposits, indemnities, checks or other negotiable instruments relating to debtor(s) obligations, and all guarantees or other supporting obligations (within the meaning of the New York Uniform Commercial Code Section 9-102(a)(77)) (including Obligations under Hedge Agreements), in respect of such accounts receivable and assets and all proceeds of the foregoing and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving Receivables Assets

“Receivables Entity” means a Subsidiary of the Borrower or another Person formed for the purposes of engaging in a Foreign Asset Based Financing or which is regularly engaged in receivables financings and to which any Foreign Subsidiary transfers Receivables Assets, and which is designated by the Board of Directors of such Foreign Subsidiary (as provided below) to be a Receivables Entity (a) no portion of the Debt or any other Obligations (contingent or otherwise) of which (1) is guaranteed by the Borrower or any Subsidiary of the Borrower (excluding guarantees of Obligations (other than the principal of, and interest on, Debt) pursuant to Standard Receivables Undertakings), (2) is recourse to or obligates the Borrower or any Subsidiary of the Borrower (other than the Receivables Entity) in any way other than pursuant to Standard Receivables Undertakings or (3) subjects any property or asset of the Borrower or any Subsidiary of the Company (other than Receivables Assets and related assets as provided in the definition of “Foreign Asset Based Financing”), directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Receivables Undertakings, (b) with which neither the Borrower nor any Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding (other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower) other than fees payable in the ordinary course of business in connection with servicing Receivables Assets, and (c) with which neither the Borrower nor any Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results; provided that any such designation by the Board of Directors of such Foreign Subsidiary is evidenced to the Administrative Agent by delivery to the Administrative Agent of a certified copy of a resolution of the Board of Directors of such Foreign Subsidiary giving effect to such designation, together with a certificate signed by a Responsible Officer of the Borrower certifying that such designation complied with the foregoing conditions.

“Receivables Fees” means all yield, interest, distributions or other payments made directly or by means of discounts with respect to any interest issued or sold in connection with, and other fees paid to a Person that is not a Receivables Entity in connection with, any Foreign Asset Based Financing.

“Receivables Repurchase Obligation” means any obligation of a seller of Receivables Assets in a Foreign Asset Based Financing to repurchase Receivables Assets arising as a result of a breach of a Standard Receivables Undertaking, including as a result of a Receivables Asset or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Redeemable” means, with respect to any Equity Interest, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or

29	Chemtura (Term Loan) Credit Agreement

determinable date or dates at any time prior to the date that is six months after the Stated Maturity Date, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer (other than a change of control, so long as any rights of the holders thereof upon the occurrence of a change of control shall be subject to the prior repayment in full of the Advances and all other Obligations that are accrued and payable under the Loan Documents) or (b) is redeemable at the option of the holder at any time prior to the date that is six months after the Stated Maturity Date.

“Register” has the meaning specified in Section 9.07(d).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and such Person’s and such Person’s Affiliates’ respective administrators, trustees, partners, directors, officers, employees, agents, fund managers and advisors.

“Required Lenders” means, at any time, Lenders owed or holding more than 50% in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time and (ii) the Commitment of such Lender at such time.

“Responsible Officer” means the chief executive officer, president, any executive vice president, chief financial officer, principal accounting officer, controller, chief restructuring officer or treasurer of a Loan Party. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricting Information” has the meaning specified in Section 9.12.

“Revolving Facility” means the asset based revolving credit facility entered into on the Escrow Release Date in the initial maximum amount of $275 million (subject to subsequent commitment increases), as amended, supplemented, amended and restated, modified, replaced or refinanced from time to time (subject to any restrictions on such amendments, supplements, amendments and restatements, modifications, replacements or refinancings set forth herein or in the Intercreditor Agreement, and provided that any such amendment, supplement, amendment and restatement, modification, replacement or refinancing that constitutes Debt issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund the Revolving Facility complies with the definition of “Permitted Refinancing Debt”, provided that for purposes of clause (1) of such definition, the amount of the Debt being extended, refinanced, renewed, replaced, defeased or refunded shall be deemed to be $400,000,000).

“Revolving Facility Commitment Letter” means the commitment letter, dated August 11, 2010 among the Borrower, Bank of America, BAS, Wells Fargo Capital Finance, LLC, CGMI, Barclays and GS, relating to the Revolving Facility.

30	Chemtura (Term Loan) Credit Agreement

“Revolving Facility Credit Agreement” means the Senior Secured Revolving Facility Credit Agreement, to be entered into among the Borrower, the Guarantors, the lenders party thereto and Bank of America, as administrative agent, to govern the Revolving Facility, as such agreement may be amended, supplemented, amended and restated, modified, replaced or refinanced from time to time (subject to any restrictions on such amendments, supplements, amendments and restatements, modifications, replacements or refinancings set forth herein or in the Intercreditor Agreement, and provided that any such amendment, supplement, amendment and restatement, modification, replacement or refinancing that constitutes Debt issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund the Revolving Facility complies with the definition of “Permitted Refinancing Debt”, provided that for purposes of clause (i) of such definition, the amount of the Debt being extended, refinanced, renewed, replaced, defeased or refunded shall be deemed to be $400,000,000).

“Revolving Facility Collateral” has the meaning specified in the Revolving Facility Credit Agreement.

“S&P” means Standard & Poor’s, a division of The Mc-Graw Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission or any governmental authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement permitted under Article V that is entered into by and between any Loan Party or Non-Loan Party (provided that such Non-Loan Party has designated such Cash Management Agreement as a “Secured Cash Management Agreement” in a writing delivered to the Administrative Agent, and provided, further, that the aggregate principal or notional amount of Obligations (in terms of Agreement Value in the case of Secured Hedge Agreements) under all Secured Cash Management Agreements and Secured Hedge Agreements, in each case entered into by Non-Loan Parties to the extent secured under the Loan Documents or guaranteed under the Guaranty, shall not exceed $10,000,000 at any time outstanding) and any Cash Management Bank, in each case solely to the extent that the obligations in respect of such Cash Management Agreement are not cash collateralized or otherwise secured (other than pursuant to the Collateral Documents).

“Secured Hedge Agreement” means any Hedge Agreement permitted under Article V that is entered into by and between any Loan Party or Non-Loan Party (provided that such Non-Loan Party has designated such Hedge Agreement as a “Secured Hedge Agreement” in a writing delivered to the Administrative Agent, and provided, further, that the aggregate principal or notional amount of Obligations (in terms of Agreement Value in the case of Secured Hedge Agreements) under all Secured Cash Management Agreements and Secured Hedge Agreements, in each case entered into by Non-Loan Parties to the extent secured under the Loan Documents or guaranteed under the Guaranty, shall not exceed $10,000,000 at any time outstanding) and any Hedge Bank, in each case solely to the extent that the obligations in respect of such Hedge Agreement are not cash collateralized or otherwise secured (other than pursuant to the Collateral Documents).

“Secured Specified Credit Agreement” means any Specified Credit Agreement permitted under Article V that is entered into by and between any Loan Party or Subsidiary of a Loan Party and any Specified Credit Bank, in each case solely to the extent that the obligations in respect of such Specified Credit Agreement are not cash collateralized or otherwise secured (other than pursuant to the Collateral Documents).

31	Chemtura (Term Loan) Credit Agreement

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Secured Indebtedness as of such date to (b) EBITDA of the Borrower for the most recently completed Measurement Period in respect of which financial statements have been furnished to the Administrative Agent pursuant to Section 5.03.

“Secured Obligation” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Cash Management Banks, the Specified Credit Banks and the Hedge Banks.

“Security Agreement” has the meaning specified in Section 3.02(a)(viii)(A).

“Senior Notes” has the meaning specified in the Preliminary Statements.

“Senior Notes Indenture” means the Indenture, dated as of August 27, 2010, between the Borrower, the guarantors named therein, and U.S. Bank, National Association, as trustee, under which the Senior Notes are issued, as amended, supplemented, amended and restated, modified, replaced or refinanced (in each case to the extent permitted by the terms hereof and in compliance with the definition of “Permitted Refinancing Debt”).

“Settlement Agreement” has the meaning specified in Section 3.02(b).

“Settlement Motion” has the meaning specified in Section 3.02(b).

“Settlement Order” has the meaning specified in Section 3.02(b).

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and is not a Multiple Employer Plan or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person, is greater than the total amount of debt, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts beyond their collective ability to pay such debts as such debt mature and (d) such Person does not have unreasonably small capital to conduct its business as currently conducted and as currently contemplated to be conducted. For purposes of the foregoing, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 9.07(i).

“Special Mandatory Prepayment” means the prepayment required by Section 2.05(c).

“Specified Credit Agreement” means any agreement to provide foreign working capital facilities or foreign vendor financing facilities in an aggregate principal amount at any one time outstanding not to exceed $25,000,000 or the foreign currency equivalent thereof.

32	Chemtura (Term Loan) Credit Agreement

“Specified Credit Bank” means any Person that, at the time it enters into a Specified Credit Agreement, is a Lender, an Affiliate of a Lender, a Lead Arranger, or an Affiliate of a Lead Arranger, in each case in its capacity as a party to such Specified Credit Agreement.

“Specified Refinancing Debt” means any Debt of the Borrower (other than proceeds of loans under the Revolving Facility, but including advances made after the Escrow Release Date pursuant to an amendment of this Agreement), the proceeds of which are received prior to the first anniversary of the Effective Date (excluding such Debt issued in connection with (a) a Change of Control transaction or (b) any other transaction in which any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Borrower), if the interest rate margins for such Debt are lower than the interest rate margins for the Advances; provided that, in determining the interest rate margins applicable to the Advances and such Debt (A) original issue discount or upfront fees (which shall be deemed to constitute like amounts of original issue discount) payable or paid, as the case may be, by any Loan Party to the lenders of the Advances or such new Debt, as the case may be, in the initial primary syndication thereof shall be included (with original issue discount being equated to interest based on assumed 4-year life to maturity), (B) customary arrangement, structuring, underwriting or commitment fees (or similar fees, however denominated) payable or paid, as the case may be, to any of the Bookrunners (or their affiliates) in connection with the Advances and to one or more arrangers (or their affiliates) of such new Debt shall be excluded and (C) any Eurodollar rate floor or base rate floor shall be equated to interest rate margin as determined by the Administrative Agent in accordance with generally accepted financial practice.

“Standard Receivables Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Borrower or any Subsidiary of the Borrower which are customary in a Foreign Asset Based Financing, including, without limitation, those relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed a Standard Receivables Undertaking.

“Stated Maturity Date” means the date that is the sixth anniversary of the Funding Date.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Supermajority Lenders” means, at any time, Lenders owed or holding 75% or more in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Supermajority Lenders at such time (i) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time and (ii) the Commitment of such Lender at such time.

33	Chemtura (Term Loan) Credit Agreement

“Surviving Debt” means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after the Funding Date (but excluding, for the avoidance of doubt, Debt under the Senior Notes and the Revolving Facility).

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all Obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including, without limitation, any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Debt” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” has the meaning specified in Section 2.11(a).

“Term Facility” means, at any time, the aggregate amount of the Lenders’ Commitments or Advances at such time.

“Term Facility Collateral” means all tangible and intangible assets of the Loan Parties (other than any assets comprising Revolving Facility Collateral), including, without limitation, real property, equipment, Intellectual Property, Equity Interests of their direct Subsidiaries (including 100% of the non-Voting Stock of their respective Foreign Subsidiaries and no more than (to the extent the pledge of any greater percentage would result in material adverse tax consequences to the Loan Parties) 65% of the Voting Stock of their respective Foreign Subsidiaries that are CFCs and entities that are treated as partnerships or disregarded entities for United States federal income tax purposes and whose assets are solely capital stock of CFCs) and other investment property.

“Term Facility Increase Funding Date” has the meaning specified in Section 2.18.

“Termination Date” means the earliest to occur of (i) the Stated Maturity Date and (ii) the date of the acceleration of the Advances pursuant to Section 6.01.

“Type” refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

“UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

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“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wells Fargo” has the meaning specified in the recital of parties to this Agreement.

“Withdrawal Liability” has the meaning specified in Part 1 of Subtitle E of Title IV of ERISA.

Section 1.02 Computation of Time Periods; Other Definitional Provisions. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document in any Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document) and (b) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) (“GAAP”).

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

Section 2.01 The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (each such advance, an “Advance”) on the Funding Date in an amount equal to 99.0% of such Lender’s Commitment at such time (and the remaining 1.0% of each Lender’s Commitment at such time shall be retained by such Lender), the proceeds of which shall be funded directly into the Escrow Account in accordance with the Escrow Agreement and Section 2.02(a); it being agreed that the principal amount of each Advance owing hereunder shall be an amount equal to 100% of the applicable Lender’s Commitment. Notwithstanding anything in this Agreement to the contrary, prior to the Escrow Release Date, the Lenders’ recourse in respect of their Advances will be limited to amounts in the Escrow Account, and the Borrower shall have no obligations in respect of such Advances other than funding amounts into the Escrow Account in accordance with the terms of the Escrow Agreement. The Borrowing under this Section 2.01 shall consist of Advances made simultaneously by the Lenders in the amount of their Commitments. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. The Advances may be Base Rate Advances or Eurodollar Rate Advances, as further provided herein and shall, in each case, be denominated in U.S. dollars.

Section 2.02 Making the Advances. (a) Except as otherwise provided in Section 2.02(b), or 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing (other than the initial Borrowing hereunder) consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances or the initial Borrowing hereunder, by the Borrower to the Administrative Agent,

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which shall give to each Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed promptly in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) the Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance (except that the initial Interest Period for the Advances made on the Funding Date shall be two (2) months). Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Office, in same day funds, such Lender’s ratable portion of such Borrowing in accordance with the respective Commitments of such Lender and the other Lenders. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, (i) in the case of the initial Borrowing hereunder, the Administrative Agent will deposit such funds into the Escrow Account on the Funding Date in accordance with the Escrow Agreement or (ii) in the case of any Borrowing on or after the Escrow Release Date, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account or such other account as the Borrower shall request.

(b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Advances if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.09.

(c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(d) Unless the Administrative Agent shall have received notice from any Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.06 to Advances comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Advance included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

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(e) The failure of any Lender to make the Advance to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance or make available on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by it.

(f) If any Lender makes available to the Administrative Agent funds for any Advance to be made by such Lender as provided in the foregoing provisions of this Section 2.02, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

Section 2.03 Repayment of Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate outstanding principal amount of the Advances then outstanding.

Section 2.04 Termination or Reduction of Commitments. Upon the making of the Term Advances pursuant to Section 2.01, the Commitments shall be automatically and permanently reduced to zero.

Section 2.05 Prepayments. (a) Optional. The Borrower may, upon at least three Business Days’ notice in the case of Eurodollar Rate Advances and one Business Day’s notice in the case of Base Rate Advances, in each case to the Administrative Agent received not later than 11:00 A.M. (New York, New York time) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of Advances, in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid and any additional amounts required pursuant to Section 9.04(d); provided, however, that each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof or, if less, the aggregate outstanding principal amount of the Advances. Notwithstanding the foregoing, to the extent the Borrower makes a prepayment of Advances pursuant to this Section 2.05(a) in connection with an incurrence of Specified Refinancing Debt on or prior to the first anniversary of the Closing Date, the Borrower shall pay a premium of 1% of the aggregate principal amount of such Advances prepaid.

(b) Mandatory.

(i) The Borrower shall, on the Business Day following the date of receipt of any Net Cash Proceeds by any Loan Party or any of its Subsidiaries with respect to any sale, lease, transfer or other disposition of any Term Facility Collateral or any Extraordinary Receipt, prepay an aggregate principal amount of the Advances equal to such Net Cash Proceeds; provided, however, that (A) in the case of Net Cash Proceeds that are Extraordinary Receipts in respect of any casualty or condemnation event related to the Term Facility Collateral (“Extraordinary Receipts Proceeds”), to the extent such Extraordinary Receipts Proceeds are used to repair, restore or replace the assets that are the subject of such event in substantially the same location within 180 days after the receipt of such Extraordinary Receipts Proceeds by a Loan Party or any of its Subsidiaries, no such Extraordinary Receipts Proceeds shall be required to be applied to any prepayment hereunder; (B) with respect to any Net Cash Proceeds (that are not Extraordinary Receipts Proceeds) realized under a sale, transfer or other disposition, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date

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of such sale, transfer or other disposition), and so long as no Default shall have occurred and be continuing, the Borrower or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as within 180 days after the receipt of such Net Cash Proceeds, such reinvestment shall have been consummated; and provided, further, however, that any Net Cash Proceeds not so reinvested by the conclusion of such reinvestment period shall on the following Business Day be applied to the prepayment of Loans as set forth in this Section 2.05(b)(i); and (C) in the case of Extraordinary Receipts Proceeds on account of the claims subject to the Conyers Fire Settlement, no such Extraordinary Receipts Proceeds shall be required to be applied to any prepayment hereunder to the extent that such Extraordinary Receipts Proceeds shall be used to pay or reimburse the Loan Parties and their Subsidiaries for funding the settlement fund described in the definition of “Conyers Fire Settlement” and/or for legal fees and expenses incurred in connection therewith.

(ii) Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Debt (other than Debt expressly permitted to be incurred or issued pursuant to Section 5.02(b)), the Borrower shall prepay an aggregate principal amount of Advances equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary.

(iii) Within five Business Days after financial statements and the related certificate of a Responsible Officer of the Borrower have been delivered pursuant to Section 5.03(c) for the Fiscal Year ended on December 31, 2012 and for each Fiscal Year thereafter, the Borrower shall (subject to the ECF Prepayment Conditions being satisfied in respect of such prepayment) prepay an aggregate principal amount of Advances equal to (A) the Applicable ECF Percentage of Excess Cash Flow for the Fiscal Year covered by such financial statements, minus (B) the aggregate principal amount of voluntary principal prepayments of the Advances and advances under the Revolving Facility (so long as such prepayments of advances under the Revolving Facility are accompanied by a corresponding permanent commitment reduction of the Revolving Facility) made pursuant to Section 2.05(a) hereof or in accordance with the terms of the Revolving Facility Credit Agreement, as the case may be.

(c) Special Mandatory Prepayment. If the Escrow Release Date has not occurred prior to the earlier of (x) the date on which the Borrower determines in its sole discretion that any of the conditions precedent set forth in Section 3.02 cannot be satisfied and (y) the Escrow End Date (the earlier of such dates being the “Escrow Conditions Failure Date”), then on the third Business Day following the Escrow Conditions Failure Date (or, if the Escrow Conditions Failure Date shall be the Escrow End Date, on the Escrow End Date), the outstanding principal amount of the Advances (less any original issue discount related to the Advances) shall be prepaid out of amounts released from the Escrow Account, together with all accrued and unpaid interest thereon from the Funding Date to but excluding the date of such prepayment and all other expenses or other amounts then due and owing under any Loan Document.

(d) All prepayments under subsections (b) and (c) of this Section 2.05 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid and any additional amounts required pursuant to Section 9.04(d). All prepayments of Advances under this Section 2.05 shall be applied to remaining installments of the Advances in the inverse order of their maturity.

Section 2.06 Interest. (a) Scheduled Interest. The Borrower shall pay interest on each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears monthly on the last Business Day of each month during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

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(ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period (and, if such Interest Period has a duration of six months, also on the date falling three months from the first day of such Interest Period) and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender (whether or not due), payable in arrears on the dates referred to in clause (a) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Advances pursuant to clause (a)(i) above.

(c) Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), the Administrative Agent shall give notice to the Borrower and each Lender of the interest rate determined by the Administrative Agent for purposes of clause (a) above.

Section 2.07 Initial Lender Fees. The Borrower shall pay to the Administrative Agent and the Bookrunners (or their respective Affiliates) such other fees as may be from time to time agreed among the Borrower, the Administrative Agent and the Bookrunners (or their respective Affiliates).

Section 2.08 Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion (or the Business Day prior to the date of the proposed Conversion, in the case of a Conversion of a Eurodollar Rate Advance to a Base Rate Advance) and subject to the provisions of Section 2.09, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than $5,000,000, no Conversion of Advances shall result in more than 10 separate Interest Periods in effect with respect to the Advances, and each Conversion of Advances comprising part of the same Borrowing shall be made ratably among the Lenders in accordance with their Commitments. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the principal amount of Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

(b) Mandatory.

(i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall, at the end of the applicable Interest Period, automatically Convert into Base Rate Advances.

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(ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

(iii) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

Section 2.09 Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances (excluding, for purposes of this Section 2.09, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.11 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

(b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of such type, then, upon demand by such Lender or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error.

(c) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

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(d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

Section 2.10 Payments and Computations. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff, not later than 11:00 A.M. (New York, New York time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent’s Office in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders) and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender’s proportionate share of the principal amount of all outstanding Advances then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations under the Loan Documents owed to such Lender, and for application to such principal installments, as the Administrative Agent shall direct.

(c) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower’s accounts with such Lender any amount so due (subject to the limitations on the exercise of remedies upon an Event of Default set forth in Article VI hereof). Each of the Lenders hereby agrees to notify the Borrower promptly after any such setoff and application shall be made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such charge.

(d) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

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(e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender in immediately available funds together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 2.11 Taxes. (a) Any and all payments by any Loan Party to or for the account of any Lender or any Agent hereunder or under any other Loan Document shall be made, in accordance with Section 2.10 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender or such Agent, as the case may be, is organized or any political subdivision thereof and any United States federal withholding tax that would not have been imposed but for a failure by such Lender or such Agent (or any financial institution through which any payment is made to such Lender or such Agent) to comply with the applicable requirements of Sections 1471 through 1474 of the Internal Revenue Code and, in the case of each Lender, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under any other Loan Document being hereinafter referred to as “Taxes”). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as “Other Taxes”).

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(c) The Loan Parties shall indemnify each Lender and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, including Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.11, imposed on or paid by such Lender or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted. A certificate as to the amount of any such taxes or liability delivered to the Loan Parties by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. This indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor.

(d) Within 30 days after the date of any payment of Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the other Loan Documents by or on behalf of a Loan Party through an account or branch outside the United States or by or on behalf of a Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.11, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.

(e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Administrative Agent and Borrower with whichever of the following is applicable: (i) two executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party, (ii) two executed originals of Internal Revenue Service Form W-8ECI, (iii) two executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation, (iv) in the case of a Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of any Loan Party within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code and (y) two executed originals of Internal Revenue Service Form W-8BEN, or (v) two executed originals of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable laws to permit the Administrative Agent to determine the withholding or deduction required to be made. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a

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Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) of this Section 2.11 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrower and the Administrative Agent two executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent if necessary to enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8ECI, or the related certificate described above, that the applicable Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

(f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.11 with respect to Taxes imposed by the United States by reason of such failure; provided that should a Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

(g) Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Parties, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Person.

(h) Any Lender claiming any additional amounts pursuant to this Section 2.11 shall use its reasonable efforts (consistent with its internal policies and requirements of law) to change the jurisdiction of its lending office if such a change (i) is necessary to reduce any such additional amounts and (ii) would not, in the sole determination of such Lender, be disadvantageous to such Lender.

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Section 2.12 Sharing of Payments, Etc. If any Lender shall obtain at any time any payment, whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise (other than pursuant to Section 2.09, 2.11, 9.04 or 9.07), (a) on account of Obligations due and payable to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time (other than pursuant to Section 2.09, 2.11, 9.04 or 9.07) to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes at such time (other than pursuant to Section 2.09, 2.11, 9.04 or 9.07) in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time (other than pursuant to Section 2.09, 2.11, 9.04 or 9.07) to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such participations in the Obligations under the Loan Documents due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 2.13 Use of Proceeds. The proceeds of the Advances shall only be utilized to (i) refinance the obligations outstanding under the Existing DIP Agreement, (ii) to pay fees, costs and expenses in connection with such refinancing and the financings arranged in connection with the Borrower’s (and its Subsidiaries’) emergence from Chapter 11 of the Bankruptcy Code pursuant to the Plan (as defined below), including with respect to the Senior Notes, the Revolving Facility and the Term Facility, (iii) to pay certain other creditors of the Loan Parties, (iv) to fund distributions to be made and finance other payments and reserves contemplated, in each case in accordance with the Plan or the Disclosure Statement, (v) to pay administration and priority claims, (vi) to make contributions to the Borrower’s United States pension fund, (vii) to pay fees for professional services and (viii) for other general corporate purposes and activities (including but not limited to Investments, Permitted Acquisitions and other transactions permitted hereunder).

Section 2.14 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.01.

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(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.05), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Advances were made at a time when the conditions set forth in Section 3.01 were satisfied or waived, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.14(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.15 Evidence of Debt. (a) The Advances made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Advances made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations hereunder. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the

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absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Advances in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Advances and payments with respect thereto. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.16 Replacement of Certain Lenders. In the event a Lender shall have (a) become a Defaulting Lender under Section 2.14, (b) requested compensation from the Borrowers under Section 2.11 with respect to Taxes or Other Taxes or with respect to increased costs or capital or under Section 2.09 or other additional costs incurred by such Lender which, in any case, are not being incurred generally by the other Lenders, (c) delivered a notice pursuant to Section 2.09(d) claiming that such Lender is unable to extend Eurodollar Rate Advances to the Borrower for reasons not generally applicable to the other Lenders or (d) become a Non-Consenting Lender (in each case, an “Affected Lender”), then, in any case, the Borrower or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignments and Acceptances within 5 Business Days after the date of such demand, to one or more financial institutions that the Borrower or the Administrative Agent, as the case may be, shall have engaged for such purpose, all of such Affected Lender’s rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment and all Advances owing to it), in accordance with Section 9.07. The Administrative Agent is authorized to execute one or more of such Assignments and Acceptances as attorney-in-fact for any Affected Lender failing to execute and deliver the same within 5 Business Days after the date of such demand. Further, with respect to such assignment, the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document; provided that upon such Affected Lender’s replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.09 and 9.04, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 9.04(c) with respect to losses, obligations, liabilities, damages, penalties, actions, judgments, costs, expenses or disbursements for matters which occurred prior to the date the Affected Lender is replaced.

Section 2.17 Escrow of Advances. (a) On the Funding Date, the Borrower, the Administrative Agent and the Escrow Agent shall enter into the Escrow Agreement, pursuant to which the Administrative Agent, on behalf of the Lenders, will deposit the proceeds of the Advances into the Escrow Account (net of costs, fees and expenses payable to the Bookrunners and their affiliates pursuant to the Engagement Letter and the Fee Letter), and the Borrower will deposit an amount of cash equal to (i) the amount of costs, fees, expenses and other compensation payable by the Borrower pursuant to Section 3.01(e) and (ii) the amount of interest expected to accrue hereunder on the Advances from the Funding Date to but excluding the initial Escrow End Date, which shall be determined assuming the Advances bear interest (and the Advances shall bear interest notwithstanding any election under this Agreement to the contrary) at the Eurodollar Rate for the 2-month period ending on the Escrow End Date (as such rate is determined by the Administrative Agent on the Funding Date). The Borrower shall grant the Administrative Agent, for the benefit of the Secured Parties, a first priority security interest in the Escrow Collateral.

(b) The parties hereto hereby agree that the funds held in the Escrow Account will be (i) released (pursuant to the Escrow Agreement) to the Borrower on the Escrow Release Date upon delivery by the Borrower of the Release Notice and the Officer’s Certificate pursuant to and as defined in Section 5.1 of the Escrow Agreement, or (ii) used to make the Special Mandatory Prepayment in accordance with Section 2.05(c).

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Section 2.18 Increase in Term Facility. (a) Request for Increase. Upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time on or after the Escrow Release Date request an increase in the Advances by an aggregate amount (for all such requests and together with any requests under Section 2.19, in each case to the extent such requests result in a corresponding increase in the Term Facility or a New Advance) not exceeding $125,000,000; provided that any such request for an increase shall be in a minimum amount of $25,000,000. To achieve such requested increase, the Borrower may invite the Lenders to make additional Advances and/or may invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel, provided any Advances made by an Eligible Assignee pursuant to this Section 2.18 shall be in a principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof. At the time of sending the notice described in the first sentence of this Section, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender and/or Eligible Assignee is requested to respond (which shall in no event be less than five (5) Business Days from the date of delivery of such notice to such Lender or Eligible Assignee). The Borrower may offer and pay to each Lender (an “Increasing Lender”) that agrees to make additional Advances, and to each additional Eligible Assignee that agrees to becomes a Lender pursuant to this Section 2.18, such fees or original issue discount as it may elect in connection with any such increase in the Advances, provided that in the event the interest rate margins (other than as a result of the imposition of default interest) for any Increasing Lender’s additional Advances or any Advances of any such Eligible Assignee are higher than the interest rate margins for the Advances of the non-Increasing Lenders by more than 0.50%, then the interest rate margins for the Advances of the non-Increasing Lenders shall be increased to the extent necessary so that such interest rate margins shall be equal to the interest rate margins for such Increasing Lender’s additional Advances or the Advances of such Eligible Assignee, minus 0.50%; provided further that, in determining the interest rate margins applicable to any Increasing Lender’s additional Advances or any Advances of any such Eligible Assignee and the Advances of the non-Increasing Lenders (A) original issue discount or upfront fees (which shall be deemed to constitute like amounts of original issue discount) payable by any Loan Party to any Lender or Increasing Lender or any Eligible Assignee in the initial primary syndication of the Advances or the increased Advances hereunder, as the case may be, shall be included (with original issue discount being equated to interest based on assumed 4-year life to maturity), and (B) customary arrangement, structuring, underwriting or commitment fees (or similar fee, however denominated) payable to any of the Bookrunners (or their affiliates) in connection with the Advances or any increase in the Advances hereunder or to one or more arrangers (or their affiliates) thereof shall be excluded.

(b) Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Advances and, if so, whether by an amount equal to, greater than, or less than its ratable portion (based on such Lender’s Pro Rata Share in respect of the Term Facility) of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Advances. Any Lender approached to increase its Advances may elect to decline, in its sole discretion, to increase its Advances.

(c) Notification by Administrative Agent. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.

(d) Funding Date and Allocations. If the Advances are increased in accordance with this Section 2.18, the Administrative Agent and the Borrower shall determine the effective date (the “Term Facility Increase Funding Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Term Facility Increase Funding Date.

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(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Term Facility Increase Funding Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, immediately before and immediately after giving effect to such increase, (A) no Default exists or would arise from such increase, and (B) after giving effect to such increase, the Borrower would be in pro forma compliance with the requirements of Section 5.04. The additional Advances shall be made by the Lenders participating therein pursuant to the procedures set forth in Section 2.02.

(f) Conflicting Provisions. This Section 2.18 shall supersede any provisions in Section 2.12 or 9.01 to the contrary.

Section 2.19 New Term Loan Facility. (a) Request for New Term Loan Facility. Upon notice to the Administrative Agent, the Borrower may from time to time on or after the Escrow Release Date request a new tranche or tranches of term loan advances (“New Advances”) in an aggregate amount (for all such requests and together with any requests under Section 2.18, in each case to the extent such requests result in a corresponding increase in the Term Facility or a New Advance) not exceeding $125,000,000; provided that (i) any such request for New Advances shall be in a minimum amount of $25,000,000, (ii) the maturity date and weighted average life to maturity (as of the effective date of the New Advances) of such New Advances shall be no earlier than, or shorter than, as the case may be, the maturity date and weighted average life to maturity (as of the effective date of the New Advances), as the case may be, of the Term Facility, (iii) the interest rate margins applicable to the New Advances shall be determined by the Borrower and the lenders thereof, provided that in the event the interest rate margins (other than as a result of the imposition of default interest) for any New Advance are higher than the interest rate margins for the Advances by more than 0.50%, then the interest rate margins for the Advances shall be increased to the extent necessary so that such interest rate margins shall be equal to the interest rate margins for such New Advances, minus 0.50%; provided further that, in determining the interest rate margins applicable to the New Advances and the Advances (A) original issue discount or upfront fees (which shall be deemed to constitute like amounts of original issue discount) payable or paid, as the case may be, by any Loan Party to the lenders of Advances or New Advances, as the case may be, in the initial primary syndication thereof shall be included (with original issue discount being equated to interest based on assumed 4-year life to maturity), (B) customary arrangement, structuring, underwriting or commitment fees (or similar fee, however denominated) payable or paid, as the case may be, to any of the Bookrunners (or their affiliates) in connection with Advances or New Advances, as the case may be, or to one or more arrangers (or their affiliates) thereof shall be excluded and (C) if there is a Eurodollar rate floor or base rate floor applicable to the New Advances that is greater than 1.5% per annum, or 2.5% per annum, respectively, such increased amount at the time of such determination shall be equated to an increase in the interest rate margin for purposes of determining whether the interest rate margins for any New Advances are higher than the applicable interest rate margins for the Advances, (iv) such New Advances rank pari passu in right of payment and security with the Advances, and (v) such New Advances are on the same terms and conditions as those set forth in this Agreement, except as set forth in clause (ii) or (iii) above or to the extent reasonably satisfactory to the Administrative Agent.

(b) Proposed Lenders. Any proposed New Advances may be requested from existing Lenders, new prospective lenders who are Eligible Assignees or a combination thereof, as selected by, and with such allocations of committed amounts as may be determined by, the lead arranger(s) thereof and/or the Borrower, provided that any New Advances made by an Eligible Assignee

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shall be in a principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof. Any Lender approached to provide all or a portion of the New Advances may elect or decline, in its sole discretion, to provide New Advances.

(c) Amendments. The Administrative Agent shall promptly notify the Borrower and the Lenders of the amount and effective date (the “New Advance Funding Date”) of any New Advance. The New Advances shall constitute “Advances” for all purposes of the Loan Documents, and the Loan Documents, including, without limitation, Section 2.04, 2.05, 2.12 and 9.01 and all necessary related definitions of this Agreement shall be amended in a writing executed and delivered by the Borrower and the Administrative Agent (without any further consent of Required Lenders that would otherwise be required under Section 9.01) to include the New Advances in a manner comparable to the other Advances, as applicable. In connection with any New Advance, this Agreement and the other Loan Documents may be amended in a writing executed and delivered by the Borrower and the Administrative Agent (without any further consent of Required Lenders that would otherwise be required under Section 9.01) to reflect any technical changes necessary to give effect to such New Advance in accordance with its terms as set forth herein, which may include the addition of such New Advances as a separate facility and the inclusion of any such separate facility in the provisions relating to mandatory prepayments set forth in Section 2.05(b) and to sharing set forth in Section 2.12 in a manner consistent with the treatment hereunder of the Term Facility.

(d) Conditions to Effectiveness of New Advances. As a condition precedent to any New Advances, the Borrower shall deliver to the Administrative Agent (i) a certificate of each Loan Party dated as of the New Advance Funding Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such New Advances, and (B) in the case of the Borrower, certifying that, immediately before and immediately after giving effect to such New Advances, (1) no Default exists or would arise from such New Advance, and (2) after giving effect to such increase, the Borrower would be in pro forma compliance with the requirements of Section 5.04 and (ii) all deeds, conveyances, security agreement, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments or any amendment or modification of any thereof, as, the Administrative Agent may reasonably request from time to time in order to reflect such New Advances.

ARTICLE III

CONDITIONS TO FUNDING AND ESCROW RELEASE

Section 3.01 Conditions Precedent to Funding. The obligation of each Lender to make an Advance pursuant to Section 2.01 is subject to the satisfaction or waiver of the following conditions precedent:

(a) The Bankruptcy Court shall have approved the Disclosure Statement.

(b) The Administrative Agent shall have received on or before the Funding Date the following, each dated such day (unless otherwise specified):

(i) This Agreement, duly executed by the parties hereto.

(ii) an escrow agreement, in substantially the form of Exhibit D hereto or otherwise in form and substance reasonably satisfactory to the Administrative Agent (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Escrow Agreement”), duly executed by the Borrower, the Administrative Agent and the Escrow Agent.

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(iii) Certified copies of the resolutions of the board of directors of the Borrower approving the execution and delivery of this Agreement and the other Loan Documents.

(iv) A copy of the charter or other constitutive document of the Borrower and each amendment thereto, certified (as of a date not more than 20 days prior to the Funding Date), if applicable, by the Secretary of State of the jurisdiction of its incorporation or organization, as the case may be, thereof as being a true and correct copy thereof.

(v) A certificate of the President or a Vice President and the Secretary or an Assistant Secretary of the Borrower, dated the Funding Date (the statements made in which certificate shall be true on and as of the Funding Date), certifying as to (A) the accuracy and completeness as of the Funding Date of the charter or other constitutive document of the Borrower delivered pursuant to Section 3.01(b)(iv) and the absence of any changes thereto since the date of the Secretary of State’s certificate referred to in such Section; (B) a true and correct copy of the bylaws (or equivalent organizational documents) of the Borrower as in effect on the date on which the resolutions referred to in Section 3.01(b)(iii) were adopted and on the Funding Date; and (C) the due incorporation and good standing or valid existence of the Borrower as a corporation or other entity organized under the laws of the jurisdiction of its incorporation or organization, and the absence of any proceeding known to be pending or threatened in writing for the dissolution, liquidation or other termination of the existence of the Borrower.

(vi) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the other Loan Documents and the other documents to be delivered hereunder and thereunder.

(vii) The Borrower’s business plan prepared by the Borrower’s management, which shall include a financial forecast on a monthly basis for each of the first 12 months following the Funding Date and on an annual basis through the year 2014.

(viii) A Notice of Borrowing for the Borrowing to be made on the Funding Date.

(ix) A favorable opinion of Kirkland & Ellis LLP, counsel to the Loan Parties, in customary form and reasonably satisfactory to the Administrative Agent, with respect to the existence of the Borrower, the due authorization, execution and delivery and enforceability of this Agreement and the Escrow Agreement against the Borrower, and the execution and delivery of this Agreement and the Escrow Agreement by the Borrower not conflicting with the constitutive document of the Borrower or with federal and New York law.

(x) [Intentionally omitted]

51	Chemtura (Term Loan) Credit Agreement

(xi) Evidence that cash proceeds from the issuance of at least $455,000,000 in principal amount of the Senior Notes (net of fees, costs and expenses payable in connection with the issuance thereof) shall have been deposited into escrow.

(c) The Lenders shall have received (i) audited annual financial statements of the Borrower and its Subsidiaries, on a Consolidated basis, for the year ended December 31, 2009; and (ii) interim unaudited monthly and quarterly financial statements of the Borrower and its Subsidiaries since December 31, 2009 through the most recently ended fiscal month ending at least 30 days prior to the Funding Date (or in the case of quarterly financial statements, through the most recently ended fiscal quarter ending at least 45 days prior to the Funding Date).

(d) The Lenders shall have received all documentation and other information requested by the Administrative Agent (to the extent requested no later than three (3) Business Days prior to the Funding Date) as is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(e) All costs, fees and expenses (including, without limitation, legal fees and expenses) and other compensation contemplated by the Engagement Letter and the Fee Letter and payable to the Bookrunners, the Administrative Agent or the Lenders shall have been paid to the extent due.

(f) Since December 31, 2009, there shall not have occurred a Material Adverse Change. As of the Funding Date, there shall exist no action, suit, investigation, litigation or proceeding pending in any court or before any arbitrator or governmental instrumentality that (i) would reasonably be expected to result in a Material Adverse Change or (ii) restrains, prevents or imposes or can reasonably be expected to impose conditions materially adverse to the Lenders upon the Term Facility or any of the other material transactions contemplated hereby.

(g) The Borrower shall have obtained ratings of the Borrower and the Term Facility from Moody’s.

(h) The following statements shall be true (and each of the giving of the Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing into escrow shall constitute a representation and warranty by the Borrower that on the Funding Date, such statements are true):

(i) the representations and warranties contained in each Loan Document entered into on the Funding Date are true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the Funding Date, immediately before and immediately after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the Funding Date, in which case such representations or warranties were true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language were true and correct in all respects) as of such specific date; and

(ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

52	Chemtura (Term Loan) Credit Agreement

Section 3.02 Conditions Precedent to Escrow Release. The release from escrow of the proceeds of the Advances and the other Escrow Property pursuant to Section 2.17 hereof and Section 5.1 of the Escrow Agreement is subject to the satisfaction or waiver of the following conditions precedent:

(a) The Administrative Agent shall have received on or before the Escrow Release Date the following, each dated the Escrow Release Date (unless otherwise specified):

(i) The Notes payable to the order of the Lenders to the extent requested in accordance with Section 2.15(a).

(ii) Certified copies of the resolutions of the boards of directors of each of the Borrower and each Guarantor (as constituted immediately prior to the Escrow Release Date) approving the execution and delivery of this Agreement and the other Loan Documents to which it is a party.

(iii) A copy of the charter or other constitutive document of each Guarantor and each amendment thereto, certified (as of a date reasonably near the Escrow Release Date), if applicable, by the Secretary of State of the jurisdiction of its incorporation or organization, as the case may be, thereof as being a true and correct copy thereof.

(iv) A certificate of the President or a Vice President and the Secretary or an Assistant Secretary of each Loan Party, dated the Escrow Release Date (the statements made in which certificate shall be true on and as of the Escrow Release Date), certifying as to (A) the accuracy and completeness as of the Escrow Release Date of the charter or other constitutive document of such Loan Party delivered pursuant to Section 3.02(a)(iii) and the absence of any changes thereto (other than those, if any, occurring on the Escrow Release Date upon effectiveness of, and as contemplated by, the Plan) since the date of the Secretary of State’s certificate referred to in such Section; (B) a true and correct copy of the bylaws (or equivalent organizational documents) of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.02(a)(ii) were adopted and on the Escrow Release Date; and (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation or other entity organized under the laws of the jurisdiction of its incorporation or organization, and the absence of any proceeding known to be pending or threatened in writing for the dissolution, liquidation or other termination of the existence of such Loan Party, except as set forth in the Plan.

(v) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement, the other Loan Documents and the other documents to be delivered hereunder and thereunder to which it is a party.

(vi) A certificate (in form and substance reasonably satisfactory to the Administrative Agent) of the Chief Financial Officer of the Borrower, attesting to the Solvency of the Loan Parties, taken as a whole, immediately after giving effect to the transactions contemplated by this Agreement and the other Loan Documents (including the release to the Borrower of the Escrow Property on the Escrow Release Date) and the effective date and consummation of the Plan.

(vii) The following: (A) such certificates representing the Initial Pledged Equity, accompanied by undated stock powers, duly executed in blank, and such instruments evidencing the Initial Pledged Debt, duly indorsed in blank, as the Loan

53	Chemtura (Term Loan) Credit Agreement

Parties may be able to deliver using their reasonable best efforts, (B) proper financing statements (Form UCC-1 or a comparable form) under the UCC of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens and security interest created or purported to be created under the Security Agreement, covering the Collateral described therein, in each case completed in a manner reasonably satisfactory to the Administrative Agent, and (C) evidence of insurance (to the extent required to maintained pursuant to this Agreement) as reasonably requested by the Administrative Agent.

(viii) (A) A security agreement, in form and substance reflecting the terms of the Term Facility set forth in the Engagement Letter and otherwise reasonably satisfactory to the Borrower and the Administrative Agent (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Security Agreement”), duly executed by each Loan Party, together with evidence that all actions that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the first priority Liens and security interests in the Term Facility Collateral and the second priority Liens and security interests in the Revolving Facility Collateral, in each case created under the Security Agreement, have been taken or will be taken in accordance with the terms of the Loan Documents, (B) an intellectual property security agreement, in form and substance reflecting the terms of the Term Facility set forth in the Engagement Letter and otherwise reasonably satisfactory to the Borrower and the Administrative Agent (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Intellectual Property Security Agreement”), duly executed by each Loan Party having Intellectual Property covered thereby as of the Escrow Release Date, together with evidence that all actions that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the first priority Liens and security interests created under the Intellectual Property Security Agreement in the United States have been taken or will be taken in accordance with the terms of the Loan Documents, (C) an intercreditor agreement, in form and substance reflecting the terms and provisions set forth in Exhibit F hereto and otherwise reasonably satisfactory to the Borrower and the Administrative Agent (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Intercreditor Agreement”), duly executed by the parties thereto, and (D) the Guaranty, duly executed by each Guarantor.

(ix) Certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches or equivalent reports or searches, each of a recent date listing financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions, as applicable, in which any Loan Party is organized or maintains its principal place of business, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Liens to be satisfied or discharged on the Escrow Release Date pursuant to the Plan or Permitted Liens and other Liens permitted under Section 5.02(a)).

(x) (A) A favorable opinion of Kirkland & Ellis LLP, counsel to the Loan Parties, in customary form and in substance reasonably satisfactory to the Required Lenders, with respect to the Loan Documents delivered as of the Escrow Release Date, and (B) a favorable opinion of in-house counsel to the Loan Parties, in customary form and in substance reasonably satisfactory to the Required Lenders, with respect to the Loan Documents delivered as of the Escrow Release Date.

54	Chemtura (Term Loan) Credit Agreement

(b) Confirmation Order. The Bankruptcy Court shall have entered a final order (the “Confirmation Order”) confirming a Chapter 11 plan of reorganization for the Debtors (as amended, supplemented or modified, or with any of the terms or conditions thereof waived, in each case as described below, the “Plan”) in accordance with Section 1129 of the Bankruptcy Code, which plan shall be substantially as set forth in the plan dated July 20, 2010 (together with all exhibits and other attachments thereto, as any of the foregoing shall be amended, modified or supplemented from time to time or any of the terms or conditions thereof waived (with the consent of the Required Lenders with respect to any amendment, modification, supplement or waiver that is adverse in any material respect to the Lenders), the “Plan Documents”), or otherwise reasonably satisfactory to the Required Lenders. The Confirmation Order shall approve the transactions contemplated by Term Facility, shall be in full force and effect and shall not have been stayed, reversed or vacated, or otherwise amended or modified in any manner that is materially adverse to the rights or interests of the Lenders (unless otherwise reasonably satisfactory to the Required Lenders). The Plan shall have, or contemporaneous with the release of the Escrow Property the Plan shall, become effective. Further, either (i) the settlement of certain diacetyl claims as set forth in the settlement agreement (the “Settlement Agreement”), a copy of which is annexed to the motion filed with the Bankruptcy Court on July 29, 2010 (the “Settlement Motion”), shall have been approved, without material modification (it being understood that modifications contemplated under and in accordance with Section 3.3 of the Settlement Agreement are not material), by an order of the Bankruptcy Court (the “Settlement Order”) and both (x) the Settlement Agreement shall remain in full force and effect, without a right of the Borrower to terminate the Settlement Agreement in accordance with Section 4.2 thereof and (y) the Settlement Order shall not be reversed, vacated or stayed or (ii) claims that were the subject of the Settlement Agreement in an amount and number such that (if such amount and number of claimants had accepted the Settlement Agreement) the Borrower would not have had the right to terminate the Settlement Agreement in accordance with Section 4.2 thereof, shall have been (A) estimated, for purposes of creating a cash reserve that will provide the sole source of recovery for such estimated claims, and/or (B) settled pursuant to settlement agreements in full force and effect, with such settlements and estimates described in clauses (A) and (B) being in an aggregate cash amount substantially consistent with (or less than) the aggregate settlement amount set forth in the Settlement Agreement and in each case being approved pursuant to one or more orders of the Bankruptcy Court (collectively, the “Estimation/Settlement Orders”), and such Estimation/Settlement Orders shall not be reversed, vacated or stayed.

(c) Other Indebtedness. The Lenders shall have received reasonably satisfactory evidence that the obligations of the Borrower and each of its other debtor Subsidiaries with respect to the Existing DIP Agreement have been satisfied and discharged and any collateral in respect thereof released, except that letters of credit issued under the Existing DIP Agreement that are supported by cash or letters of credit issued under the Revolving Facility may remain outstanding. Concurrently with the consummation of the Plan, all pre-existing Debt of the Borrower and its Subsidiaries (other than Debt permitted to remain outstanding under the Plan and the Loan Documents) shall have been repaid, repurchased, discharged or otherwise satisfied in full, all commitments relating thereto shall have been terminated, and all Liens or security interests related thereto shall have been terminated or released. In addition, the Administrative Agent shall have received evidence that the “Closing Date” under and as defined in the Revolving Facility Credit Agreement shall have occurred and that the Borrower has received the net cash proceeds from the issuance of at least $455,000,000 in principal amount of the Senior Notes. The terms of the Revolving Facility, taken as a whole, shall be substantially consistent with those set forth on the term sheet attached to the Revolving Facility Commitment Letter, except to the extent failure to be substantially consistent is not materially adverse to the interests of the Lenders.

55	Chemtura (Term Loan) Credit Agreement

(d) Financial Statements. The Lenders shall have received interim unaudited monthly and quarterly financial statements of the Borrower and its Subsidiaries, on a Consolidated basis, since December 31, 2009 through the most recently ended fiscal month ending at least 30 days prior to the Escrow Release Date (or in the case of quarterly financial statements, through the most recently ended fiscal quarter ending at least 45 days prior to the Escrow Release Date).

(e) Payment of Fees. All costs, fees and expenses (including, without limitation, legal fees and expenses, title premiums, survey charges and recording taxes and fees) and other compensation contemplated by the Engagement Letter and the Fee Letter and payable to the Bookrunners, the Administrative Agent or the Lenders shall have been paid to the extent due.

(f) Representations and Warranties; No Default. The following statements shall be true (and each of the giving of the Release Notice under and as defined the Escrow Agreement and the acceptance by the Borrower of the proceeds of the release of the Escrow Property to the Borrower shall constitute a representation and warranty by the Borrower that on the date of such release from escrow of the Escrow Property, such statements are true):

(i) the representations and warranties contained in each Loan Document are true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the Escrow Release Date, immediately before and immediately after giving effect to such release of the Escrow Property and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of release of the Escrow Property, in which case such representations or warranties were true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language were true and correct in all respects) as of such specific date; and

(ii) no event has occurred and is continuing, or would result from such release of the Escrow Property or from the application of the proceeds therefrom, that constitutes a Default.

(g) Others.

(i) All material governmental and third party consents and approvals necessary in connection with the Term Facility and the transactions contemplated hereby shall have been obtained (without the imposition of any adverse conditions that are not reasonably acceptable to the Lenders) and shall remain in effect.

(ii) The Administrative Agent shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as an additional insured and loss payee under all insurance policies to be maintained with respect to the properties of the Borrower, the Guarantors and their respective Subsidiaries forming part of the Collateral.

56	Chemtura (Term Loan) Credit Agreement

(iii) The Administrative Agent shall have received, with respect to each Material Real Property, each of the following, in form and substance reasonably satisfactory to the Administrative Agent:

(A) deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages and leasehold deeds of trust, in form and substance substantially consistent with the corresponding documents delivered pursuant to the Existing DIP Agreement (together with each other mortgage delivered pursuant to Section 5.01(h), in each case as amended, the “Mortgages”), duly executed by the appropriate Loan Party, together with:

(B) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid;

(C) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”), with endorsements and in amounts reasonably acceptable to the Administrative Agent, issued by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects and encumbrances, excepting only Liens permitted under Section 5.02(a);

(D) American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, and dated or rectified to the reasonable satisfaction of the Administrative Agent no more than 30 days before the Escrow Release Date, certified (or, in the case of existing surveys, recertified) to the Administrative Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and reasonably acceptable to the Administrative Agent;

(E) a favorable opinion of Kirkland & Ellis LLP, counsel to the Loan Parties, as to corporate formalities and as to such other matters as the Administrative Agent may reasonably request, in customary form and in substance reasonably satisfactory to the Administrative Agent;

(F) opinions of local counsel for the Loan Parties in states in which the Material Real Properties are located with respect to the enforceability and perfection of the Mortgages and any related fixture filings in customary form and in substance reasonably satisfactory to the Administrative Agent;

(G) evidence that all other action that the Administrative Agent may reasonably deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken; and

(I) evidence of insurance required by the terms of the Mortgages;

provided, however, that if the Borrower is unable to deliver one or more of the items described in Section 3.02(g)(iii) above after the exercise of commercially reasonable efforts, delivery of such undelivered items shall not be a condition precedent under this Section 3.02, and the Borrower hereby agrees to deliver such items to the Administrative Agent within 45 days after the Escrow Release Date; provided further that in each case, the Administrative Agent may, in its reasonable discretion, grant extensions of such time period.

57	Chemtura (Term Loan) Credit Agreement

Section 3.03 Determinations Under Sections 3.01 and 3.02. For purposes of determining compliance with the conditions specified in Section 3.01 and 3.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Funding Date or the Escrow Release Date, as the case may be, specifying its objection thereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants as follows:

(a) Each Loan Party and each of its Subsidiaries (i) is a corporation, limited liability company or limited partnership, as applicable, duly organized or formed, validly existing and in good standing (or its equivalent) under the laws of the jurisdiction of its incorporation or formation, except where the failure to be so duly organized, validly existing or in good standing in the case of a Foreign Subsidiary has not had, or would not reasonably be expected to have, a Material Adverse Effect, (ii) is duly qualified and in good standing (to the extent applicable with respect to the subject jurisdiction) as a foreign corporation or company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not reasonably be expected to have a Material Adverse Effect, and (iii) has the requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have such power or authority, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. All of the outstanding capital stock of each Loan Party (other than the Borrower) has been validly issued, is fully paid and non-assessable and is owned by the Persons listed on Schedule 4.01(a) hereto in the percentages specified on Schedule 4.01(a) hereto free and clear of all Liens, except those created under the Collateral Documents or otherwise permitted under Section 5.02(a) hereof.

(b) Set forth on Schedule 4.01(a) hereto is a complete and accurate list of all Subsidiaries of the Borrower, showing as of the Funding Date (as to each such Subsidiary) the jurisdiction of its incorporation or organization, as the case may be, and the percentage of the Equity Interests owned (directly or indirectly) by the Borrower or its Subsidiaries. Set forth on Schedule 4.01(b) hereto is a complete and accurate list of each Material Subsidiary that is a wholly owned Subsidiary of the Borrower, other than Excluded Subsidiaries, Listed Subsidiaries, Receivables Entities and captive insurance entities, showing as of the Funding Date (as to each such Subsidiary) its U.S. taxpayer identification number. The copy of the charter of the Borrower and each amendment thereto provided pursuant to Section 3.01(a)(iii) is a true and correct copy of each such document as of the Funding Date, each of which is valid and in full force and effect.

(c) The execution, delivery and performance by the Borrower of this Agreement and the Notes and by each Loan Party each other Loan Document to which it is or is to be a party, and the consummation of each aspect of the transactions contemplated hereby, are within such Loan

58	Chemtura (Term Loan) Credit Agreement

Party’s constitutive powers, have been duly authorized by all necessary constitutive action, and do not (i) contravene such Loan Party’s constitutive documents, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to such Loan Party, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, or (iv) except for the Liens created or to be created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries except, in each case referred to in clauses (ii) and (iii), to the extent that such violation conflict, breach or default would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(d) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any third party is required for (i) the due execution, delivery, recordation, filing or performance by the Borrower of this Agreement or the Notes or by any Loan Party of any other Loan Document to which it is or is to be a party, or for the consummation of each aspect of the transactions contemplated hereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents or (iv) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for those authorizations, approvals, actions, notices and filings which have been, or will be on the Escrow Release Date, duly obtained, taken, given, waived or made and are in full force and effect, or will be on the Escrow Release Date, and those the failure to obtain which would not reasonably be expected to have a Material Adverse Effect.

(e) This Agreement has been, and each of the Notes, if any, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each of the Notes and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally or by equitable principles relating to enforceability and the effect of foreign laws, rules and regulations as they relate to Pledged Equity in Foreign Subsidiaries.

(f) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2009, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, which have been furnished to each Lender, present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries as of such date and for such period, all in accordance with GAAP consistently applied. As of the Funding Date, since December 31, 2009 there has not occurred a Material Adverse Change.

(g) All projected Consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such projections, it being understood that projections are subject to significant uncertainties and contingencies many of which are beyond the Borrower’s control, and that no guarantees can be given that the forecasts will be realized and that any differences from the projections may be material.

59	Chemtura (Term Loan) Credit Agreement

(h) The information, exhibits and reports furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents, taken as a whole, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements, taken as a whole, made therein not misleading in any material respect in light of the circumstances under which such statements were made.

(i) As of the Funding Date, except as set forth on Schedule 4.01(i) and the Cases, there is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries, including any Environmental Action, pending before any arbitrator or governmental instrumentality that (i) would reasonably be expected to result in a Material Adverse Change or (ii) purports to adversely affect the legality, validity or enforceability of this Agreement, any Note or any other Loan Document.

(j) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

(k) The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted except for those the failure to own or license which would not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does such Borrower or Subsidiary know of any valid basis for any such claim, except, in either case, for such claims that in the aggregate would not reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(l) (i) Other than the filing of the Cases, no ERISA Event has occurred or is reasonably expected to occur that has resulted in or is reasonably expected to result in a liability of any Loan Party or any ERISA Affiliate that in the aggregate would reasonably be expected to have a Material Adverse Effect.

(ii) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that in the aggregate would reasonably be expected to result in a Material Adverse Effect.

(iii) Neither any Loan Party nor any ERISA Affiliate (A) has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and (B) no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, that, in the case of (A) or (B) above and in the aggregate is reasonably expected to result in a liability to a Loan Party or an ERISA Affiliate in excess of $15,000,000.

60	Chemtura (Term Loan) Credit Agreement

(m) Except as set forth on Schedule 4.01(m) or as would not reasonably be expected to result in a Material Adverse Effect, (i) the operations and currently owned, leased or operated properties of the Borrower and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, (ii) all material past non-compliance with Environmental Laws and Environmental Permits has been resolved, and (iii) to the knowledge of the Borrower and each of its Subsidiaries, no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries, or (B) cause any currently owned, leased or operated property to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

(n) Except to the extent failure to do so is permitted by Chapter 11 of the Bankruptcy Code, each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all material tax returns (Federal, state, local and foreign) required to be filed and has paid all Federal and material taxes shown thereon to be due, together with applicable interest and penalties except those which are being contested in good faith by appropriate proceedings diligently prosecuted and for which adequate reserves have been provided in accordance with GAAP.

(o) Except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any unfair labor practices complaint, union representation campaigns, strike, lockout or other labor dispute.

(p) Other than as a result of the filing of the Cases, each Loan Party and each of its Subsidiaries is in compliance with all contracts and agreements to which it is a party, except such non-compliances as have not had, and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(q) As of the Escrow Release Date, the Collateral Documents (to the extent required hereby and thereby) create a valid security interest in the Collateral having the priority set forth in the Loan Documents (subject to Liens and security interests permitted under the Loan Documents) securing the payment of the Secured Obligations, and all UCC financing statements and filings of security agreements in the U.S. Patent and Trademark Office and U.S. Copyright Office, as applicable, in appropriate form, required to perfect (subject to Liens and security interests permitted under the Loan Documents) such security interest, to the extent such security interests can be perfected by the filing thereof, have been duly filed or provided to the Administrative Agent for filing. As of the Escrow Release Date, the Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for (i) the Liens and security interests created or permitted under the Loan Documents and (ii) defects in legal title to Intellectual Property that do not materially adversely affect the use of such property for its present purposes.

(r) Neither any Loan Party nor any of its Subsidiaries is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

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(s) [Intentionally Omitted]

(t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list as of the Funding Date of all Surviving Debt (other than under the Existing DIP Agreement) that is Debt for borrowed money (other than Surviving Debt in an aggregate amount not exceeding $5,000,000), showing as of the Funding Date the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

(u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list as of the Funding Date of all Liens on the property or assets of any Loan Party or any of its Subsidiaries (other than Liens on the Escrow Property and Liens under the Existing DIP Agreement) securing any Debt for borrowed money (other than Debt in aggregate amount not exceeding $5,000,000), showing as of the Funding Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

(v) As of the Escrow Release Date, the Loan Parties and their Subsidiaries, taken as a whole, immediately after giving effect to the Escrow Release Date and the consummation of the Plan, are Solvent.

Notwithstanding anything to the contrary herein, (i) in respect of the Guarantors, none of the foregoing representations or warranties shall apply prior to the Escrow Release Date and (ii) in respect of the Borrower, none of the foregoing representations or warranties with respect to the Collateral Documents or the transactions contemplated thereby shall apply prior to the Escrow Release Date.

ARTICLE V

COVENANTS OF THE LOAN PARTIES

Section 5.01 Affirmative Covenants. From and after the Escrow Release Date, so long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party will:

(a) Corporate Existence. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, material rights (charter and statutory) and material franchises; provided, however, that the Borrower and its Subsidiaries may consummate any transaction permitted under Section 5.02(h) or (l) and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise, or the existence of any Subsidiary that is not a Loan Party, if the board of directors (or similar governing body) of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

(b) Compliance with Laws. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders material to the business of the Borrower and its Subsidiaries, such compliance to include, without limitation, compliance with ERISA, applicable Environmental Laws and the Patriot Act, except in each case where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(c) Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates; provided, however, that the Borrower and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates and to the extent consistent with prudent business practice.

(d) Obligations and Taxes. Pay all its material obligations promptly and in accordance with their terms, except where failure to do so would not reasonably be expected to have a Material Adverse Effect, and pay and discharge and cause each of its Subsidiaries to pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, in each case, if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor in conformity with GAAP.

(e) Access to Books and Records.

(i) Maintain or cause to be maintained at all times books and records in accordance with GAAP of the financial operations of the Borrower and the Guarantors; and, upon reasonable advance notice, provide the Lenders and their representatives (coordinated by the Administrative Agent) access to all such books and records during regular business hours (provided that so long as no Event of Default has occurred and is continuing, such visits shall be limited to, and the Borrower shall not be required to pay the expenses of the Lender for more than, one visit per calendar year), in order that the Lenders (coordinated by the Administrative Agent) may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrower or the Guarantors to any Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement and to discuss the affairs, finances and condition of the Borrower and the Guarantors with the officers and independent accountants of the Borrower.

(ii) Grant the Lenders (coordinated by the Administrative Agent) reasonable access to and the right to inspect all reports, audits and other internal information of the Borrower and the Guarantors relating to environmental matters upon reasonable written notice (provided that so long as no Event of Default has occurred and is continuing, such inspections shall be limited to, and the Borrower shall not be required to pay the expenses of the Lender for more than, one inspection per calendar year).

(f) Use of Proceeds. Use the proceeds of the Advances solely for the purposes, and subject to the restrictions, set forth in Section 2.13.

(g) Covenant to Guarantee Obligations and Give Security. (i) Upon the formation or acquisition (provided that any such formation or acquisition occurring on or after the Funding Date but prior to the Escrow Release Date shall be deemed for purposes of this Section 5.01(g) to have occurred on the Escrow Release Date) of any Material Subsidiary that is a wholly owned

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direct Subsidiary (other than an Excluded Subsidiary) of the Borrower or a Guarantor, (ii) if any Subsidiary listed on Schedule 5.01(g) hereto (each, a “Listed Subsidiary”) shall not have been liquidated, dissolved or merged into any Guarantor in accordance with the Plan prior to the date (the “Listed Subsidiary Date”) that is 90 days after the Escrow Release Date, or (iii) if any Subsidiary of the Borrower provides a guaranty of the Senior Notes or the Revolving Facility at a time when such Subsidiary is not already a Guarantor, or if the designation of any Subsidiary of the Borrower as an Immaterial Subsidiary is subsequently rescinded in accordance with the definition of “Immaterial Subsidiary” (the date on which such guarantee is provided, or on which such designation is rescinded, each being a “Relevant Date”; provided that any such Relevant Date occurring on or after the Funding Date but prior to the Escrow Release Date shall be deemed for purposes of this Section 5.01(g) to have occurred on the Escrow Release Date), then in each case the Borrower shall, at the Borrower’s expense:

(A) within 10 days after (x) such formation or acquisition (in the case of clause (i) above), (y) the Listed Subsidiary Date (in the case of clause (ii) above), or (z) the Relevant Date (in the case of cause (iii) above), cause such Subsidiary to duly execute and deliver to the Administrative Agent a Guaranty Supplement guaranteeing the other Loan Parties’ obligations under the Loan Documents,

(B) within 15 days after (x) such formation or acquisition (in the case of clause (i) above), (y) the Listed Subsidiary Date (in the case of clause (ii) above), or (z) the Relevant Date (in the case of cause (iii) above), cause such Subsidiary to duly execute and deliver to the Administrative Agent a Security Agreement Supplement and an IP Security Agreement Supplement (to the extent such Subsidiary owns registered Intellectual Property) in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of such Subsidiary under the Loan Documents and constituting Liens on all the Collateral owned by such Subsidiary,

(C) [Intentionally omitted.]

(D) within 60 days after (x) such formation or acquisition (in the case of clause (i) above), (y) the Listed Subsidiary Date (in the case of clause (ii) above), or (z) or the Relevant Date (in the case of cause (iii) above), deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent in its sole discretion, a signed copy of a customary favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (A) and (B) above.

(h) Mortgages. With respect to any Material Real Property acquired by any Loan Party after the Escrow Release Date or owned by any Person that is a Non-Loan Party as of the Escrow Release Date but becomes a Loan Party after the Escrow Release Date, obtain and deliver to the Administrative Agent, no later than 60 days following the date of such acquisition or the date on which such Person becomes a Loan Party (or such later date as the Administrative Agent may reasonably determine), as applicable, duly executed Mortgages suitable for recording with respect to such Material Real Property and such other documents required to be furnished pursuant to Section 3.02(g)(iii) or as reasonably requested by the Administrative Agent. Notwithstanding anything to the contrary in this Section 5.01(h), with respect to any leased Material Real Property with respect to which a Loan Party is the lessee, (i) such Loan Party shall use commercially reasonable efforts to obtain (x) (1) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the lessor of such leasehold interest, or (2) evidence that the applicable lease with respect to such leasehold interest

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or a memorandum thereof has been recorded in all places necessary, in the Administrative Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, and (y) any lessor consent or approval of such Mortgage as may be required pursuant to the terms of the applicable lease with respect to such leasehold interest, and (ii) if such Loan Party shall fail to obtain the documents referred to in clauses (x) or (y) above with respect to any such leasehold interest, after using commercially reasonable efforts to do so, such Loan Party shall have no further obligation to comply with this Section 5.01(h )with respect to the applicable leasehold interest.

(i) Further Assurances.

(i) Promptly upon reasonable request by any Agent, or any Lender through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof (except to the extent such correction requires consent of one or more third parties that cannot be obtained after commercially reasonable efforts).

(ii) Promptly upon reasonable request by any Agent, or any Lender through the Administrative Agent, except with respect to real properties that are not Material Real Properties, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party’s Collateral to the Liens now or hereafter required to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens required to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so (but in any event subject to the terms, provisions and limitations set forth therein).

(j) Maintenance of Properties, Etc. Except as otherwise permitted under Sections 5.02(h) and (l), maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its material properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted.

(k) Maintenance of Credit Rating. Use reasonable efforts to maintain a corporate rating for the Borrower and a rating for the Term Facility from either Moody’s or S&P.

(l) Interest Rate Hedging. Maintain interest rate Hedge Agreements such that at least 50% of the aggregate principal amount of the Advances and the Senior Notes shall either (i) bear interest at a fixed rate or (ii) be covered by such interest rate Hedge Agreements, at all times from no later than the date that is 180 days after the Escrow Release Date to the second anniversary of the Escrow Release Date.

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Section 5.02 Negative Covenants. From and after the Escrow Release Date, so long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, no Loan Party will, at any time:

(a) Liens. Incur, create, assume or suffer to exist any Lien on any asset of the Borrower or any of its Subsidiaries now owned or hereafter acquired by any of the Borrower or the Guarantors, other than: (i) (A) Liens listed on Schedule 4.01(u), (B) Liens outstanding on the Escrow Release Date permitted under the Existing DIP Agreement that is in effect on the Funding Date (as modified by any amendments, modifications or waivers thereto (other than those that are adverse to the interests of the Lenders in more than a de minimis respect)) and (in the case of the Loan Parties) contemplated under (and remaining outstanding on the Escrow Release Date in accordance with) the Plan and/or the Disclosure Statement, (C) Liens (having the priority set out in the Intercreditor Agreement) securing the Revolving Facility, Permitted Refinancing Debt for the Revolving Facility and any Obligations with respect to Cash Management Agreements (provided that the Liens securing such Obligations also secure the Revolving Facility and are permitted under the Revolving Facility) and (D) Liens securing Permitted Refinancing Debt issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund Funding Date Debt (as defined below), to the extent that such Liens extend solely to the property securing the Funding Date Debt being so exchanged, extended, refinanced, renewed, replaced, defeased or refunded; (ii) Permitted Liens; (iii) [intentionally omitted]; (iv) Liens in favor of the Administrative Agent and the Secured Parties granted under the Loan Documents (including to secure Secured Specified Credit Agreements, Hedge Agreements and Secured Cash Management Agreements); (v) Liens in connection with Debt permitted to be incurred pursuant to Section 5.02(b)(vii) so long as such Liens extend solely to the property (and improvements and proceeds of such property) acquired with the proceeds of such Debt or subject to the applicable Capitalized Lease; (vi) Liens on assets of Foreign Subsidiaries securing Debt permitted under Section 5.02(b)(vi) and 5.02(b)(x); (vii) Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and consistent with past practice; (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit, Liens on documents of title in respect of documentary letters of credit or banker’s acceptances issues or credit for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (ix) Liens granted by a Non-Loan Party in favor of any Loan Party; (x) Liens pursuant to the Albemarle Settlement and Cross License; (xi) Liens consisting of escrow arrangements with respect to escrow accounts, to the extent such escrow accounts hold deposits in connection with any acquisition, Investment or sale or disposition permitted under this Agreement; (xii) Liens on assets of the Borrower and its Subsidiaries securing Debt permitted under Sections 5.02(b)(xi) and (if limited to the assets acquired pursuant to, and not incurred in contemplation of, the Permitted Acquisition to which such Debt relates) 5.02(b)(xiii); (xiii) Liens on assets of any Foreign Subsidiary securing its pension plan or other similar obligations of up to $60,000,000 at any one time outstanding; (xiv) Liens on assets securing obligations of the Borrower and its Subsidiaries (other than Foreign Subsidiaries) in an aggregate amount not to exceed $25,000,000 at any time outstanding; and (xv) Liens on assets or Equity Interests of Joint Ventures securing Debt permitted under Section 5.02(b)(xiv).

(b) Debt. Contract, create, incur, assume or suffer to exist any Debt, or permit any of its Subsidiaries to contract, create, incur, assume or suffer to exist any Debt, except for (i) Debt under this Agreement and the other Loan Documents; (ii) (A) Surviving Debt described in Part 2 of Schedule 4.01(t), Debt and leases (including any operating leases recharacterized as capital

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leases) outstanding on the Escrow Release Date that are in each case permitted under the Existing DIP Agreement that is in effect on the Funding Date (as modified by amendments, modifications or waivers thereto (other than those that are adverse to the interests of the Lenders in more than a de minimis respect)) and (in the case of the Loan Parties) contemplated under (and remaining outstanding on the Escrow Release Date in accordance with) the Plan and/or the Disclosure Statement (such Debt and leases, together with such Surviving Debt described in Part 2 of Schedule 4.01(t), the “Funding Date Debt”), Debt under the Revolving Facility not to exceed $400,000,000 at any time outstanding, Debt under the Senior Notes not to exceed $455,000,000 at any time outstanding, and (B) any Permitted Refinancing Debt refunding, replacing or refinancing, in whole or in part, any Funding Date Debt (provided that for purposes of clause (i) of the definition of “Permitted Refinancing Debt”, the amount of the Funding Date Debt shall be deemed to be the amount thereof set forth in Part 2 of Schedule 4.01(t)); provided that the terms of any such extending, refunding, replacing or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents; (iii) Debt arising from Investments among the Borrower and its Subsidiaries that are permitted hereunder; (iv) Debt in respect of customary overdraft protection and netting services and related liabilities arising from treasury, depository and cash management services in the ordinary course of business; (v) Debt consisting of Guarantee Obligations permitted by Section 5.02(c); (vi) Debt of Foreign Subsidiaries owing to third parties in an aggregate principal amount outstanding at any time not in excess of the greater of (x) $50,000,000 and (y) 4.0% of Consolidated Net Tangible Assets of Foreign Subsidiaries (as measured at the time of incurrence of such Debt); (vii) Debt constituting mortgage financing, purchase money debt and Capitalized Lease obligations (not otherwise included in subclause (ii) above) in an aggregate amount outstanding at any time not in excess of the greater of (A) $50,000,000 and (B) 2% of Consolidated Net Tangible Assets (as measured at the time of incurrence of such Debt); (viii) (A) Debt in respect of Hedge Agreements entered into in the ordinary course of business to protect against fluctuations in interest rates, foreign exchange rates and commodity prices, (B) Debt outstanding under Cash Management Agreements and (C) Debt under Secured Specified Credit Agreements not in excess of $25,000,000 at any one time outstanding; (ix) Debt which may be deemed to exist pursuant to any surety bonds, appeal bonds or similar obligations or guarantees or letters of credit, in each case incurred in connection with any judgment not constituting an Event of Default or arising from agreements providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, surety, performance, bid or appeal bonds and other similar types of performance and completion guarantees securing any obligations of the Borrower or any Subsidiary pursuant to such agreements, in any case incurred or assumed in connection with the disposition or acquisition of any business, assets or Equity Interests held by a Subsidiary (other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Equity Interests held by a Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Borrower or any Subsidiary in connection with such disposition; (x) Debt of Foreign Subsidiaries arising under any Foreign Asset Based Financing, in an aggregate principal amount for all such Foreign Asset Based Financings not to exceed $250,000,000 (or the foreign currency equivalent) at any time outstanding; (xi) Debt not otherwise permitted hereunder in an aggregate principal amount not to exceed $100,000,000 at any time outstanding; (xii) Permitted Ratio Debt of Loan Parties; (xiii) Permitted Acquired Debt and Permitted Refinancing Debt refunding, replacing or refinancing, in whole or in part, such Permitted Acquired Debt; (xiv) Debt incurred on behalf of Joint Ventures of the Company or any Subsidiary not to exceed, at any one time outstanding, together with any Guarantee Obligations incurred in reliance on Section 5.02(c)(vii), the greater of $50,000,000 and 2.0% of Consolidated Net Tangible Assets (as measured at the time of incurrence of such Debt); (xv) [intentionally omitted]; (xvi) an aggregate of up to $25,000,000 of Debt at any one time outstanding constituting obligations with respect to letters of credit issued, or surety bonds

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incurred, in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Debt with respect to reimbursement obligations regarding workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance or similar requirements, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Debt with respect to reimbursement-type obligations regarding workers’ compensation claims; provided that, upon the drawing of such letters of credit or the incurrence of such Debt, such obligations are reimbursed within 30 Business Days following such drawing or incurrence; (xvii) Debt arising in connection with endorsement of instruments for deposit in the ordinary course of business; (xviii) Debt consisting of take-or-pay obligations contained in supply agreements relating to products, services or commodities of a type that the Borrower or any of its Subsidiaries uses or sells in the ordinary course of business; (xix) Debt consisting of the financing of insurance premiums; (xx) Debt consisting of guarantees incurred in the ordinary course of business under repurchase agreements or similar agreements in connection with the financing of sales of goods in the ordinary course of business; (xxi) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business; (xxii) Debt issued by the Borrower or a Subsidiary of the Company to future, current or former employees, directors and consultants thereof, or their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company to the extent described in Section 5.02(e)(iii); and (xxiii) other Debt, to the extent the Obligations thereunder are supported by a letter of credit issued under the Revolving Facility in reliance on Section 5.02(b)(ii)(A).

(c) Guarantees and Other Liabilities. Contract, create, incur, assume or permit to exist, or permit any Subsidiary to contract, create, assume or permit to exist, any Guarantee Obligations, except (i) Guarantee Obligations of a Loan Party in respect of Debt or other obligations of the Borrower or a Subsidiary of the Borrower, if such Debt or other obligations are then permitted under this Agreement, (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (iii) Guarantee Obligations constituting Investments of the Borrower and its Subsidiaries permitted hereunder, (iv) (A) to the extent constituting Guarantee Obligations, letters of credit issued to support Foreign Subsidiaries and other Non-Loan Parties, so long as such Guarantee Obligations and all other Investments in Foreign Subsidiaries and other Non-Loan Parties under Section 5.02(g)(iii) do not exceed $75,000,000 in the aggregate at any time outstanding, and (B) any Standard Receivables Undertakings, (v) any guaranty of Debt or other obligations of any Non-Loan Party by another Non-Loan Party, (vi) guarantees by the Borrower (which shall not be secured by assets of the Borrower) of contribution obligations existing on the Funding Date of Foreign Subsidiaries to pension plans of such Foreign Subsidiaries not to exceed $25,000,000 at any one time outstanding, (vii) guarantees of Debt of Joint Ventures of (A) the Company or (B) any Subsidiary; (viii) the Guaranty; (ix) Guarantee Obligations outstanding on the Escrow Release Date that are in each case permitted under the Existing DIP Agreement that is in effect on the Funding Date (as modified by amendments, modifications or waivers thereto (other than those that are adverse to the interests of the Lenders in more than a de minimis respect)) and (in the case of the Loan Parties) contemplated under (and remaining outstanding on the Escrow Release Date in accordance with) the Plan and/or the Disclosure Statement; and (x) Guarantee Obligations constituting Debt incurred or assumed in reliance on Section 5.02(b)(viii), 5.02(b)(xiii) or 5.02(b)(xx).

(d) [Intentionally omitted.]

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(e) Dividends; Capital Stock. Declare or pay, directly or indirectly, any dividends or make any other distribution, redemption, repurchase or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock) of the Borrower, or set apart any sum for the aforesaid purposes (any such dividend, distribution, redemption, repurchase or payment declared, paid or made, or sum set apart therefor, a “Restricted Payment”) except for (i) Restricted Payments made on the Escrow Release Date in accordance with the Plan and/or the Disclosure Statement; (ii) Restricted Payments made out of the Available Amount, provided that no Default or Event of Default shall have occurred and is continuing or would result immediately therefrom and provided further that after giving effect to such Restricted Payment and any Debt incurred in connection therewith, the Borrower would be in compliance on a pro forma basis with the requirements of Section 5.04; (iii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower (and any direct or indirect parent thereof) held by any future, current or former employee, director, officer or consultant of the Borrower (or any Subsidiary) (or their respective spouses and/or estates) pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any calendar year will not exceed $5,000,000 (with unused amounts in any calendar year being carried over to the next two succeeding calendar years); (iv) the declaration and payment of dividends by the Borrower to any direct or indirect parent company of the Borrower that owns 100% of the Borrower’s common stock in aggregate amounts not to exceed the aggregate amount required for such parent company to pay, in each case without duplication: (A) franchise taxes and other fees, taxes and expenses required to maintain the corporate existence of the Borrower and its Subsidiaries; (B) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Borrower and its Subsidiaries, provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Borrower and its Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Borrower, and Subsidiaries to pay such taxes separately from any such parent company; (C) customary salary, bonus, indemnification obligations and other benefits payable to officers, directors and employees or former officers, directors or employees of such parent company to the extent such salaries, bonuses, indemnification obligations and other benefits are attributable to the ownership or operation of the Borrower and its Subsidiaries; (D) general corporate overhead expenses of such parent company to the extent such expenses are attributable to the ownership or operation of the Borrower and its Subsidiaries; (E) fees and expenses incurred by such parent company in connection with any unsuccessful equity issuances or incurrences of Debt to the extent the net proceeds thereof were intended to be contributed to the Borrower; and (F) taxes with respect to income of any such parent company derived from funding made available to the Borrower and its Subsidiaries by such parent company; (v) the payment of dividends on the Borrower’s common stock in an annual amount not to exceed 6.0% of the net cash proceeds received by or contributed to the Borrower from any public offering of common stock, other than public offerings with respect to the Borrower’s common stock registered on Form S-8 (or any successor form); (vi) other Restricted Payments made in reliance on this clause (vi) not to exceed in the aggregate $75,000,000; (vii) the payment of dividends by the Borrower consisting solely of shares of the Borrower’s common stock or other Equity Interests of the Borrower (other than Redeemable Equity Interests); (viii) the payment of any dividend by a Subsidiary of the Borrower to all the holders of its common stock on a pro rata basis; (ix) the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants to the extent that such Equity Interests represent all or a portion of the exercise price thereof and applicable withholding taxes, if any; (x) payments of cash, dividends, distributions, advances or other Restricted Payments by the Borrower or any of its Subsidiaries to

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allow the payment of cash in lieu of the issuance of fractional shares upon (A) the exercise of options or warrants or (B) the conversion or exchange of Equity Interests of any such Person; (xi) any Restricted Payment made in connection with the transactions arising out of the Plan; (xii) the declaration and payment of dividends or distributions to holders of any class or series of Redeemable Equity Interests of the Borrower or any Subsidiary issued in accordance with Section 5.02(b); and (xiii) purchases of Receivables Assets pursuant to a Receivables Repurchase Obligation in connection with a Foreign Asset Based Financing and the payment or distribution of Receivables Fees.

(f) Transactions with Affiliates. Enter into or permit any of its Subsidiaries to enter into any transaction with any Affiliate, other than on terms and conditions at least as favorable to the Borrower or such Subsidiary as would reasonably be obtained at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except for the following: (i) any transaction between any Loan Party and any other Loan Party or between any Non-Loan Party and any other Non-Loan Party; (ii) any transaction between any Loan Party and any Non-Loan Party that is at least as favorable to such Loan Party as would reasonably be obtained at that time in a comparable arm’s-length transaction with a Person other than an Affiliate; (iii) any transaction expressly permitted pursuant to the terms of the Loan Documents, including, without limitation, Investments permitted under Section 5.02(g); (iv) customary fees and other benefits to officers, directors, managers and employees of the Borrower and its Subsidiaries; (v) reasonable and customary employment and severance arrangements with officers and employees of the Borrower and its Subsidiaries in the ordinary course of business; (vi) transactions pursuant to contractual obligations or arrangements in existence on the Funding Date; or (vii) any transaction with a Receivables Entity effected as part of a Foreign Asset Based Financing and otherwise in compliance with the terms of this Agreement on fair and reasonable terms that are not materially less favorable to the Borrower or the relevant Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Borrower or such Subsidiary with a Person that is not an Affiliate of the Borrower or any Subsidiary (as determined in good faith by the Borrower).

(g) Investments. Make or hold, or permit any of its Subsidiaries to make, any Investment in any Person, except for (i) Investments outstanding on the Escrow Release Date that are in each case permitted under the Existing DIP Agreement that is in effect on the Funding Date (as modified by amendments, modifications or waivers thereto (other than those that are adverse to the interests of the Lenders in more than a de minimis respect); (ii) Investments in Cash Equivalents (and other customary cash equivalents acceptable to the Administrative Agent in its reasonable discretion) and Investments by Foreign Subsidiaries in securities and deposits similar in nature to Cash Equivalents and customary in the applicable jurisdiction; (iii) Investments not to exceed $75,000,000 in the aggregate at any time outstanding; (iv) Investments or intercompany loans and advances (A) by any Loan Party to or in any other Loan Party, (B) (other than Guarantee Obligations) by any Non-Loan Party to or in any Loan Party (so long as any Debt owing by a Loan Party to a Non-Loan Party is subordinated in right of payment to the prior payment in full of the Obligations under the Loan Documents on terms satisfactory to the Administrative Agent) or (C) by any Non-Loan Party to or in any other Non-Loan Party; (v) Investments (A) received in satisfaction or partial satisfaction thereof from financially troubled account debtors or in connection with the settlement of delinquent accounts and disputes with customers and suppliers, or (B) received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Subsidiary or in satisfaction of judgments; (vi) Investments (A) in the form of deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with past practices, (B) in the form of extensions of trade credit in the ordinary course of business, or (C) in the form of prepaid expenses and deposits

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to other Persons in the ordinary course of business; (vii) Investments made in any Person to the extent such investment represents the non-cash portion of consideration received for an asset disposition permitted under the terms of the Loan Documents; (viii) investments constituting guaranties permitted pursuant to Section 5.02(c)(i), (ii), (iv), (v), (vi), (vii), (viii) or (ix) above; (ix) loans and advances to employees, directors and officers of the Borrower and its Subsidiaries (A) required by applicable employment laws or (B) otherwise in the ordinary course of business for travel, business, related entertainment, relocation, as part of a recruitment or retention plan and related expenses in an aggregate principal amount at any time outstanding not to exceed $10,000,000; (x) Hedge Agreements, Cash Management Agreements and Specified Credit Agreements entered into in the ordinary course of business and otherwise permitted under this Agreement; (xi) Investments by any Foreign Subsidiary through the licensing, contribution or transactions that economically result in a contribution in kind of intellectual property rights pursuant to joint venture arrangements, in each case in the ordinary course of business and consistent with past practice; provided that, in the case of this clause (xi), in the event any Non-Loan Party becomes a Loan Party, all such Investments made by such Person and outstanding on the date such Person becomes a Loan Party shall continue to be permitted under this Section 5.02(g)(xi); (xii) Permitted Acquisitions; (xiii) Investments made by the Borrower or any of its Subsidiaries in joint ventures that are not Subsidiaries in an aggregate amount not to exceed at any time outstanding the greater of (A) $50,000,000 and (B) 2.0% of Consolidated Net Tangible Assets (as measured at the time such Investment is made) (with unfunded guarantees not counting against such limitation); (xiv) the Lyondell Property Purchase; (xv) Investments consisting of guarantees by the Borrower or Non-Loan Parties of loan obligations of the Gulf Stabilizers Industries, Ltd. joint venture in an aggregate amount not to exceed $12,000,000 at any time outstanding; (xvi) Investments consisting of (A) equity investments by Chemtura Organometallics GmbH or other Non-Loan Parties and (B) guarantee or other credit support obligations by Chemtura Organometallics GmbH, other Non-Loan Parties or Loan Parties (including letters of credit issued for the account of such Persons), in each case in or for the benefit of a joint venture for a manufacturing facility in Saudi Arabia, so long as the aggregate amount of Investments pursuant to this clause (xvi) shall not exceed $20,000,000 at any time outstanding; (xvii) Investments by any Loan Party in a Subsidiary of the Borrower that is not a Loan Party consisting of intercompany advances not to exceed $25,000,000 at any time outstanding; (xviii) Investments made out of the Available Amount (provided that no Default or Event of Default shall have occurred and is continuing or would result immediately therefrom and provided further that after giving effect to such Investment and any Debt incurred in connection therewith, the Borrower would be in compliance on a pro forma basis with the requirements of Section 5.04); (xix) any Investment by the Borrower or a Subsidiary of the Borrower in (x) a Receivables Entity or (y) any other Person (in the case of an Investment by a Receivables Entity or by the Borrower or any of its Subsidiaries in connection with a European securitization transaction) in connection with a Foreign Asset Based Financing, including Investments of funds held in accounts permitted or required by the arrangement governing such Foreign Asset Based Financing or any related Debt; provided that such Investment is in the form of a Purchase Money Note, contribution of additional Receivables Assets, Cash Equivalents or Equity Interests (other than Redeemable Equity Interests) of the Borrower; and (xx) Investments by any Loan Party to Canadian Debtor consisting of intercompany advances not to exceed $30,000,000 in the aggregate at any time outstanding, provided that such advances shall be substantially simultaneously applied to repay in full the intercompany obligations owed by Canadian Debtor to CFH.

(h) Disposition of Assets. Sell or otherwise dispose of, or permit any of its Subsidiaries to sell or otherwise dispose of, any assets (including, without limitation, the Equity Interests in any Subsidiary) except (i) sales or other dispositions of inventory in the ordinary

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course of its business; (ii) in a transaction authorized by Section 5.02(l); (iii) in transactions between or among the Loan Parties or between or among the Non-Loan Parties; (iv) dispositions of obsolete or worn-out tools, equipment or other property no longer used or useful in business and sales or other dispositions of intellectual property determined to be uneconomical, negligible or obsolete; (v) licenses and sub-licenses of intellectual property incurred in the ordinary course of business or to customers on a non-exclusive basis for the purpose of ensuring supply of product; (vi) dispositions made in the ordinary course of business in connection with any Investment permitted under Section 5.02(g)(ii), (v) or (vi) above; (vii) leases of real property; (viii) equity issuances by any Subsidiary to the Borrower or any other Subsidiary to the extent such equity issuance constitutes an Investment permitted under Section 5.02(g)(iv) above; (ix) transfers of Receivables Assets or any interest therein by any Foreign Subsidiary in connection with any Foreign Asset Based Financing incurred under Section 5.02(b)(vi), (x) or (xi) above; (x) other sales, leases, transfers or dispositions of assets for fair value in an aggregate amount of all such sales, leases transfers or dispositions made in reliance on this clause (x) not to exceed the Asset Sale Cap as measured at the time of such sale, lease, transfer or disposition, so long as (A) in the case of any such sale or other disposition, not less than 75% of the consideration is cash and (B) no Default or Event of Default exists immediately before or after giving effect to any such sale, lease, transfer or other disposition; (xi) transfers or other dispositions of property that is the subject of a casualty event; (xii) sales, leases, transfers or other dispositions of assets provided that the aggregate fair value of all such sales or dispositions effected in reliance on this clause (xii) shall not exceed $25,000,000; (xiii) sales or dispositions of property in the ordinary course of business to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property in substantially the same location or (B) the proceeds of such sale or disposition are promptly applied to the purchase price of such replacement property; provided that, in each case, the proceeds of such sale or disposition are retained and applied by the entity making the sale or disposition to purchase such replacement property; (xiv) dispositions of cash and issuance of Equity Interests solely to consummate Investments permitted under Section 5.02(g)(iv), (ix), (x), (xi), (xii), (xiii), (xiv), (xv), (xvi), (xvii), (xviii) or (xx); (xv) dispositions of property made or deemed made solely because Liens permitted under Section 5.02(a) on such property are granted; (xvi) [intentionally omitted]; and (xvii) sales or dispositions pursuant to (x) the Albemarle Settlement and Cross License and (y) the PMC Settlement; and (xviii) the sale or disposition of equity securities of Persons that are not Subsidiaries held by the Borrower and its Subsidiaries as of the Funding Date for aggregate cash consideration not exceeding $500,000.

(i) Nature of Business. Engage, or permit any of its Subsidiaries to engage, in any material line of business other than businesses in which they are engaged in on the Escrow Release Date or which are substantially related thereto or are reasonable extensions thereof, it being understood that transactions permitted by Sections 5.02(a), 5.02(b), 5.02(c), 5.02(d), 5.02(e), 5.02(f), 5.02(g), 5.02(h) and 5.02(l) and (for the avoidance of doubt) the discontinuance of a particular line or lines of business shall not constitute a breach of this Section 5.02(i).

(j) Limitation on Prepayments, Redemption and Repurchase of Debt and Obligations. Make any payment or prepayment or redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or any cancellation or other retirement of the Senior Notes (or any Debt issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund, the Senior Notes) or any Debt of a Loan Party that is subordinated in right of payment to any Obligations under the Loan Documents, prior to the scheduled maturity thereof in any manner, other than the refinancing thereof with Permitted Refinancing Debt (provided that, for the avoidance of doubt, nothing in this

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Section 5.02(j) shall be construed to prohibit the incurrence of additional Debt contemporaneously with such refinancing if the incurrence of additional Debt is permitted under Section 5.02(b)); provided that (w) nothing in this Section 5.02(j) shall be construed to prohibit the Borrower or any Subsidiary thereof from prepaying intra-group Debt owed to the Borrower or another Subsidiary thereof, (x) the Borrower may make any prepayment or redemption or acquisition for value or any cancellation or other retirement of Debt or other obligations of any Loan Party not to exceed in the aggregate $10,000,000, and the Canadian Debtor may pay intercompany obligations owed by it to CFH, to the extent permitted under Section 5.02(g)(xx), (y) nothing in this Section 5.02(j) shall be construed to prohibit (1) the issuance of any Letter of Credit to support any Debt or other obligations of any Loan Party (and the drawing or reimbursement of any such Letter of Credit), to the extent the issuance of such Letter of Credit is otherwise permitted under this Agreement, and (2) the Lyondell Property Purchase, and (z) the Borrower may prepay the obligations under the Revolving Facility. In addition, no Loan Party shall permit any of its Subsidiaries to make any payment, redemption or acquisition on behalf of such Loan Party which such Loan Party is prohibited from making under the provisions of this subsection (j).

(k) [Intentionally omitted.]

(l) Mergers. Merge into or consolidate with any Person or permit any Person to merge into it, except (i) for mergers or consolidation constituting permitted Investments under Section 5.02(g) or dispositions (including dispositions of equity by means of a merger or consolidation) permitted pursuant to Section 5.02(h); (ii) mergers, consolidations, liquidations or dissolutions (A) by any Loan Party (other than the Borrower) with or into any other Loan Party or any Non-Loan Party (provided that the surviving entity is a Loan Party or becomes a Loan Party in accordance with Section 5.01(g)), or (B) by any Non-Loan Party with or into any other Non-Loan Party or into any Loan Party (provided in the latter case that the surviving entity is a Loan Party or becomes a Loan Party in accordance with Section 5.01(g)); provided that, in the case of any such merger or consolidation under this clause (ii) (x) to which the Borrower is a party, the Person formed by such merger or consolidation shall be the Borrower and (y) to which a Loan Party (other than the Borrower) is a party (other than a merger or consolidation made in accordance with subclause (B) above), the Person formed by such merger or consolidation shall be a Loan Party; (iii) the dissolution, liquidation or winding up of any Subsidiary of the Borrower, provided that such dissolution, liquidation or winding up would not reasonably be expected to have a Material Adverse Effect and the assets of the Person so dissolved, liquidated or wound-up are distributed to the Borrower, or the Persons holding the Equity Interests of such Subsidiary (on a pro rata basis, subject to any preferential arrangements in existence at the time of, and not entered into in contemplation of, such dissolution, liquidation or winding up); and (iv) mergers, liquidations, dissolutions and consolidations contemplated under (and consummated in accordance with) the Plan and/or the Disclosure Statement.

(m) Amendments of Constitutive Documents. Amend its constitutive documents, except for any amendment that does not, and would not reasonably be expected to, materially adversely affect the interests of the Lenders.

(n) Accounting Changes. Without the consent of the Administrative Agent (not to be unreasonably withheld or delayed), make or permit any changes in (i) accounting policies or reporting practices, except as permitted or required by generally accepted accounting principles, or (ii) its Fiscal Year, it being understood that the application of fresh start accounting shall not be restricted.

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(o) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or allow to exist, or allow any Subsidiary to enter into or allow to exist, any agreement or arrangement prohibiting or conditioning the ability of the Borrower or any such Subsidiary to (i) create or assume any Lien upon any of its property or assets, (ii) pay dividends to, or repay or prepay any Debt owed to, any Loan Party, (iii) make loans or advances to, or other investments in, any Loan Party, or (iv) transfer any of its assets to any Loan Party, other than (A) any such agreement with or in favor of the Administrative Agent or the Lenders; (B) in connection with (1) any agreement evidencing any Liens (or the underlying obligations secured by such Liens) permitted pursuant to Section 5.02(a)(iii), (v), (vi), (vii), (viii), (xi), (xii) or (xv) (so long as (x) in the case of agreements evidencing Liens (or underlying obligations secured by such Liens) permitted under Section 5.02(a)(iii) or (xii), such prohibitions or conditions are customary for such Liens and the obligations they secure and (y) in the case of agreements evidencing Liens (or underlying obligations secured by such Liens) permitted under Section 5.02(a)(v), (vi), (vii), (viii), (xi) or (xv) such prohibitions or conditions relate solely to the assets that are the subject of such Liens) or (2) any Debt permitted to be incurred under Sections 5.02(b)(ii), (vi), (vii), (viii), (x), (xi) or (xiv) above (so long as (x) in the case of agreements evidencing Debt permitted under Section 5.02(b)(ii)(B), (vi), (x), (xi) or (xiv), such prohibitions or conditions are customary for such Debt and (y) in the case of agreements evidencing Debt permitted under Section 5.02(b)(vii) or (viii), such prohibitions or conditions are limited to the assets securing such Debt); (C) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; (D) any restriction or encumbrance imposed pursuant to an agreement that has been entered into by the Borrower or any Subsidiary for the disposition of any of its property or assets so long as such disposition is otherwise permitted under the Loan Documents; (E) any such agreement imposed in connection with consignment agreements entered into in the ordinary course of business; (F) any agreement in existence on the Funding Date; (G) any agreement in existence at the time a Subsidiary is acquired so long as such agreement was not entered into in contemplation of such acquisition; (H) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (I) customary provisions restricting assignment of any agreement entered into in the ordinary course of business; and (J) the definitive agreements entered into with respect to the Senior Notes Indenture and the Revolving Facility.

(p) Sales and Lease Backs. Enter into, or permit any of its Subsidiaries to enter into, any arrangement whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”) unless (a) such Sale and Leaseback Transaction is consummated for fair value as determined at the time of consummation in good faith by (i) the Borrower or such Subsidiary and (ii) in the case of any Sale and Leaseback Transaction (or series of related Sale and Leaseback Transactions) the aggregate proceeds of which exceed $25.0 million, the board of directors of the Borrower or such Subsidiary (which such determination may take into account any retained interest or other Investment of the Borrower or such Subsidiary in connection with, and any other material economic terms of, such Sale and Leaseback Transaction); (b) the sale of such property is permitted by Section 5.02(h)(x); (c) the Net Cash Proceeds of the sale of such property are applied as and to the extent required by Section 2.05(b)(i); and (d) the incurrence of any Attributable Indebtedness in respect thereof is permitted under Section 5.02(b); provided, this Section 5.02(p) shall not apply to Sale and Leaseback Transactions (i) between Loan Parties or (ii) between Non-Loan Parties;

(q) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any interest rate, commodity, hedge, currency or future contract or similar speculative transaction,

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except for hedge transactions for the sole purpose of risk management of fluctuations in interest rates, exchange rates and commodity prices in the normal course of business and consistent with industry practice.

Section 5.03 Reporting Requirements. From and after the Escrow Release Date, and so long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent:

(a) Default Notice. As soon as possible and in any event within three Business Days after any Loan Party or any Responsible Officer thereof has knowledge of the occurrence of each Default or within five Business Days after any Loan Party or any Responsible Officer thereof has knowledge of the occurrence of any event, development or occurrence that has had a Material Adverse Effect continuing on the date of such statement, a statement of a Responsible Officer (or person performing similar functions) of the Borrower setting forth details of such Default or other event and the action that the Borrower has taken and proposes to take with respect thereto.

(b) Quarterly Financials. As soon as available and in any event within 45 days (or, if the Confirmation Order shall have been entered by the Bankruptcy Court on or prior to September 16, 2010, 90 days with respect to the third quarter of the Fiscal Year ending December 31, 2010) after the end of each of the first three quarters of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous quarter and ending with the end of such quarter, and Consolidated statements of income cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth, in each case in comparative form the corresponding figures for the corresponding period of the immediately preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP, together with a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, together with a schedule in form reasonably satisfactory to the Administrative Agent of the computations used in determining, as of the end of such fiscal quarter, compliance with the covenants contained in Section 5.04; provided that, in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

(c) Annual Financials. As soon as available and in any event no later than 90 days (or 105 days with respect to the Fiscal Year ending December 31, 2010) following the end of the Fiscal Year, a copy of the annual audit report for such Fiscal Year, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by (A) an opinion of independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and (B) a certificate of a Responsible Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, together with a schedule in form reasonably satisfactory to the Administrative Agent of the computations used in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04; provided that, in the event of any change in GAAP used in the preparation of such

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financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP; provided further that in the event the Borrower’s accountants have not yet completed the procedures required to issue an opinion at the time delivery of such opinion would be required under preceding clause (A), the requirement to deliver the annual audit report (and the aforementioned financial statements) at such time shall be deemed satisfied by delivery at such time of a complete draft of the Borrower’s Form 10-K and delivery of such opinion not later than 120 days following the end of such Fiscal Year.

(d) Budget. No later than 45 days after the beginning of each Fiscal Year, the budget for such Fiscal Year and each subsequent Fiscal Year prior to the Stated Maturity Date, showing projected Consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries on an annual basis.

(e) ERISA Events and ERISA Reports. Promptly and in any event within 10 Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of a Responsible Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or the applicable ERISA Affiliate has taken and proposes to take with respect thereto, on the date any records, documents or other information must be furnished to the PBGC with respect to any ERISA Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

(f) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any ERISA Plan or to have a trustee appointed to administer any ERISA Plan.

(g) Actuarial Reports. Promptly and in any event within 20 Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, a copy of the annual actuarial valuation report for each Single Employer Plan with respect to any plan year with respect to which the funding target attainment percentage (as defined in Section 303(d)(2) of ERISA) is less than 90%.

(h) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability upon a Loan Party or ERISA Affiliate by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability that will be incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (i) or (ii) above.

(i) Litigation. Promptly after the commencement thereof, notice of each unstayed action, suit, investigation, litigation and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or the consummation of the transactions contemplated hereby.

(j) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Borrower sends to its public stockholders, copies of all regular, periodic and special reports, and all registration statements, that the Borrower files with the Securities and Exchange Commission or any governmental

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authority that may be substituted therefor, or with any national securities exchange and copies of all private placement or offering memoranda pursuant to which securities of any Loan Party that are exempt from registration under the Securities Act are proposed to be issued and sold thereby; provided that such documents may be made available by posting on the Borrower’s website.

(k) Environmental Conditions. As soon as practicable after the assertion or receipt thereof, written notice of any Environmental Action against or of any non-compliance by any Loan Party or any of its Subsidiaries with any applicable Environmental Law or Environmental Permit that would reasonably be expected to (i) have a Material Adverse Effect or (ii) cause any of its real property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that would reasonably be expected to have a Material Adverse Effect.

(l) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender (through the Administrative Agent) or the Administrative Agent may from time to time reasonably request.

Section 5.04 Financial Covenants. From and after the Escrow Release Date, and so long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

(a) Maximum Secured Leverage Ratio. Permit the Secured Leverage Ratio as of the end of any fiscal quarter of the Borrower, commencing with the first fiscal quarter ending after the Escrow Release Date, to be greater than 2.50:1.00.

(b) Minimum Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower, commencing with the first fiscal quarter ending after the Escrow Release Date, to be less than 3.00:1.00.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or any Loan Party shall fail to make any payment of interest on any Advance or any other payment under any Loan Document within five business days after the same becomes due and payable; or

(b) any representation or warranty made by any Loan Party (or any of its officers acting in his/her capacity as such and on behalf of a Loan Party) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

(c) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Section 2.13, 5.01(a) (with respect to the Loan Parties), 5.01(c), 5.01(f), 5.02, or 5.04, or (ii) any term, covenant or agreement contained in Section 5.03, if (in the case of a failure described in this clause (ii)) such failure shall remain unremedied for 10 Business Days; or

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(d) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days; or

(e) (i) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of one or more items of Debt of the Loan Parties and their Subsidiaries (excluding Debt outstanding hereunder) that is outstanding in an aggregate principal or notional amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $20,000,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable cure or grace period, if any, specified in the agreements or instruments relating to all such Debt; or (ii) any other event shall occur or condition shall exist under the agreements or instruments relating to one or more items of Debt of the Loan Parties and their Subsidiaries (excluding Debt outstanding hereunder) that is outstanding in an aggregate principal or notional amount of at least $20,000,000, and such other event or condition shall continue after the applicable cure or grace period, if any, specified in all such agreements or instruments, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; provided that in the case that such other event or condition shall be a breach of the financial covenant contained in the Revolving Facility Credit Agreement that shall not have resulted in the acceleration of the Debt under the Revolving Facility Credit Agreement, such other event or condition shall have continued for 30 days after the end of the cure or grace period specified in the Revolving Facility Credit Agreement as being applicable to such breach; or (iii) one or more items of Debt of the Loan Parties and their Subsidiaries (excluding Debt outstanding hereunder) that is outstanding in an aggregate principal or notional amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $20,000,000 shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled or required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f) there is rendered against any Loan Party or any of its Subsidiaries one or more final, non-appealable judgments or orders for the payment of money in excess of $20,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the potential claim and does not dispute coverage or by reserves established as contemplated under, and in accordance with, the Plan and/or the Disclosure Statement) in the aggregate at any time and (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and such proceedings are not stayed or vacated, or (B) there shall be any period of 30 consecutive days during which such judgment or order has not been vacated, discharged or bonded or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(g) [Intentionally omitted]

(h) any Collateral Document after delivery thereof pursuant to Article III shall for any reason (other than pursuant to the terms thereof or as a result of an action or inaction of the Administrative Agent, the Collateral Agent or any Lender, to the extent that such action or inaction relates to the perfection or non-perfection of Collateral) cease to create a valid and perfected Lien on and security interest in the Collateral purported to be covered thereby and to the extent required therein; or

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(i) the Borrower or any Loan Party shall incur, or shall be reasonably likely to incur liability as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan, except, in each case, (a) any liability that is reasonably expected to be treated as a general unsecured claim in the Cases and would not reasonably be expected to result in a Material Adverse Effect and (b) other liabilities not greater than $20,000,000 in the aggregate; or

(j) any Loan Party shall challenge the validity of any Loan Document or the applicability or enforceability of any Loan Document or shall seek to void, avoid, limit, or otherwise adversely affect the security interest created by or in any Loan Document or any payment made pursuant thereto; or

(k) a Change of Control shall occur; or

(l) after the Escrow Release Date, (1) the Borrower or any Material Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or (2) any proceeding shall be instituted by or against the Borrower or any Material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or (3) the Borrower or any Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (l);

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances (if any) to be terminated, whereupon the same shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (iii) shall at the request, or may with the consent, of the Required Lenders, (A) set-off amounts in any accounts of the Loan Parties and apply such amounts to the Obligations of the Loan Parties that are due and payable hereunder and under the other Loan Documents, and (B) exercise any and all remedies against the Collateral under this Agreement, the Loan Documents, and applicable law available to the Agents and the Lenders; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under

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the Bankruptcy Code, the obligation of each Lender to make Advances shall automatically terminate and the unpaid principal amount of all outstanding Advances and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

Section 6.02 Rights and Remedies. At any time an Event of Default shall have occurred and be continuing, the Administrative Agent and the Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under any Loan Document . If, in taking any action in connection with the exercise of any rights or remedies, the Administrative Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against the Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or otherwise, the Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that the Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of the Administrative Agent or any Lender to seek a deficiency judgment against any Loan Party shall not impair the Borrower’s obligation to pay the full amount of the Obligations under the Loan Documents. The Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations under the Loan Documents, even though that election of remedies destroys the Borrower’s rights of subrogation against any other Person. The Administrative Agent may bid all or a portion of the Obligations under the Loan Documents at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by the Administrative Agent but shall be credited against the Obligations under the Loan Documents. The amount of the successful bid at any such sale, whether the Administrative Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral acquired pursuant to such sale, and, after application of the proceeds of such sale to payment of the Obligations under the Loan Documents, the difference between such bid amount and the remaining balance of the Obligations under the Loan Documents shall be conclusively deemed to be the amount of the Obligations under the Loan Documents, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which the Administrative Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

ARTICLE VII

ADMINISTRATIVE AGENT

Section 7.01 Appointment and Authority. (a) Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto (without limiting the generality of the foregoing, the Lenders hereby irrevocably authorize the Administrative Agent to enter into on their behalf, and agree to be bound by, the Intercreditor Agreement on the Escrow Release Date). The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and Lead Arrangers (including in its capacities as a potential Hedge Bank, a potential Cash Management Bank and a potential Specified Credit Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender or Lead Arranger for

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purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 7.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article VII and Article IX (including Section 9.04(c), as though such co agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 7.02 Rights as a Lender. (a) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 7.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 6.01 and 9.01) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

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The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 7.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 7.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 7.06 Resignation of Administrative Agent. The Administrative Agent may at any time give prior written notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that such successor shall comply with the requirements of Section 2.11(e) prior to becoming the successor under this Agreement, and the Required Lenders shall not appoint a foreign agent as successor if such appointment would, upon the effectiveness of such appointment, result in a tax gross-up or indemnification payment under this Agreement. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall

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continue to hold such collateral security as nominee until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations as Administrative Agent hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VII and Section 9.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 7.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 7.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Lead Arrangers, the Syndication Agent or the Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or as a Lender hereunder.

Section 7.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Advance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances and all other Obligations hereunder and under the other Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 9.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 9.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations under the Loan Documents or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

Section 7.10 Collateral and Guaranty Matters. Each of the Lenders and Lead Arrangers (including in its capacities as a potential Cash Management Bank, a potential Hedge Bank and a potential Specified Credit Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Secured Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Specified Credit Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 9.01;

(b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or if such Person is merged, liquidated, dissolved or consolidated into another Guarantor or its assets are sold as permitted under the terms of the Loan Documents and, in the case of such liquidation, dissolution or sale the assets of such Person or the proceeds thereof, as applicable, are distributed to (x) the Borrower or (y) the Subsidiary of the Borrower holding all of the Equity Interests of such Person or into which such Person is dissolved or liquidated; and

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 5.02(a).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 7.10. In each case as specified in this Section 7.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 7.10.

Section 7.11 Secured Cash Management Agreements, Secured Hedge Agreements and Secured Specified Credit Agreements. No Cash Management Bank, Hedge Bank or Specified Credit Bank that obtains the benefits of any Guaranty or any Collateral by virtue of the provisions hereof, the

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Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Specified Credit Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank or Specified Credit Bank, as the case may be.

ARTICLE VIII

[INTENTIONALLY OMITTED]

ARTICLE IX

MISCELLANEOUS

Section 9.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective (except as provided in Sections 2.18 and 2.19) unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 3.02 without the written consent of the Supermajority Lenders;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.04 or Section 6.01) without the written consent of such Lender (it being understood that a waiver of any condition precedent in Article III or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an increase of any Commitment of a Lender);

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment (but not any prepayment) of principal, interest (other than any default interest payable pursuant to Section 2.06), fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly adversely affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Advance, or any fees or other amounts payable hereunder or under any other Loan Document (it being understood that any waiver of default interest payable pursuant to Section 2.06, any waiver of a Default or Event of Default and/or any modification or amendment of defined terms used in the financial covenants in Section 5.04 shall not constitute a decrease in the rate of interest or fees for this purpose) without the written consent of each Lender directly adversely affected thereby;

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(e) alter the pro rata sharing of payments required hereunder, whether by modification of Section 2.10 or 2.12 or otherwise (it being understood that amendments giving effect to the provisions of Sections 2.18 and 2.19 shall not be deemed for purposes of this clause (e) to alter the pro rata sharing of payments required hereunder), without the written consent of each Lender;

(f) change the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or grant any consent hereunder, in each case in a manner that would have the direct effect of reducing the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or grant any consent hereunder, without the written consent of each Lender; and

(g) release one or more Guarantors (or otherwise limit such Guarantors’ liability with respect to the Obligations owing to the Agents and the Lenders under the Guaranties) if such release or limitation is in respect of all or substantially all of the value of the Guaranties to the Lenders, or release all or substantially all of the Collateral, in each case without the written consent of each Lender;

and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, by its terms affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender (it being understood that a waiver of any condition precedent in Article III or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an increase of any Commitment of a Lender) and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Section 9.02 Notices; Effectiveness; Electronic Communications. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower or any other Loan Party, or to the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 9.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower),

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications

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sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any other Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any other Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the other Loan Parties and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address,

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contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 9.03 No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.04 Costs, Fees and Expenses. (a) The Borrower agrees (i) to pay or reimburse the Administrative Agent and the Lead Arrangers for all reasonable and documented out-of-pocket costs and expenses incurred by such Persons (including, without limitation, reasonable attorneys’ fees and expenses (it being agreed that reasonable fees and expenses of not more than one counsel for the Administrative Agent and all of the Lead Arrangers (with one additional counsel if there is a conflict between or among the Administrative Agent and the Lead Arrangers in the opinion of counsel) shall be payable or reimbursable under the preceding provisions of this sentence, together with reasonable fees and expenses of special and local counsel, in each case reasonably retained by the Lead Arrangers jointly)) in connection with (A) the preparation, negotiation and execution of the Loan Documents; (B) the syndication and funding of the Advances; (C) the creation, perfection or protection of the liens under the Loan Documents (including all search, filing and recording fees); and (D) the on-going administration of the Loan Documents (including the preparation, negotiation and execution of any amendments, consents, waivers, assignments, restatements or supplements thereto) (provided that the Lead Arrangers shall not in their capacities as such be entitled to any such payments or reimbursements pursuant to this subclause (D)), and (ii) to pay or reimburse the Administrative Agent and each of the Lenders for all documented out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the Administrative Agent or such Lenders in connection with (A) the enforcement of the Loan Documents; (B) any refinancing or restructuring of the Term Facility in the nature of a “work-out” or any insolvency or bankruptcy proceeding; and (C) any legal proceeding relating to or arising out of the Term Facility or the other transactions contemplated by the Loan Documents. All amounts due under this Section 9.04(a) shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations under the Loan Documents.

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(b) The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including, without limitation, the reasonable and documented fees and disbursements of outside counsel), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Advance or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Action relating to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnitee or any other Person or whether or not an Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or any of its Affiliates or to its or their respective security holders or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent such liability is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee’s gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including without limitation, any loss of profits, business or anticipated savings). Notwithstanding any other provision of this Agreement, no Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, except to the extent such damages are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee’s gross negligence or willful misconduct. All amounts due under this Section 9.04(b) shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations under the Loan Documents.

(c) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section 9.04 to be paid by it to the Administrative Agent (or any sub-agent thereof) any Related Party thereof, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party thereof acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12.

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(d) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.05, 2.08(b)(i) or 2.09(d), acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.03, 2.05 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

Section 9.05 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations under the Loan Documents owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.06 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantors, and each Agent, and the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender.

Section 9.07 Successors and Assigns. (a) Each Lender may assign all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) unless otherwise agreed by the Administrative Agent each such assignment shall be of a

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uniform, and not a varying, percentage of all rights and obligations under and in respect of the Term Facility, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitments or Loans being assigned to any such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall be, unless the Administrative Agent shall otherwise consent, $1,000,000 or an integral multiple of $500,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes (if any) subject to such assignment and a processing and recordation fee of $3,500, (v) to the extent any such assignment immediately upon becoming effective shall increase amounts payable under Section 2.09 or 2.11, the Borrower shall not be liable for payment of such increased amounts unless such assignment is made with the Borrower’s prior written consent after the Borrower has been informed of such increased amounts and (vi) prior to such assignment, the assignor or the Administrative Agent shall have given notice of such assignment to the Borrower. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Advances. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, as the case may be, hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.09, 2.11 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial

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condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender, as the case may be.

(d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice and request by such Eligible Assignee of a new Note, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes (if any) a new Note to the order of such Eligible Assignee in an amount equal to the Commitment and/or outstanding principal amount of Advances assumed by it pursuant to such Assignment and Acceptance and, if any assigning Lender that had a Note or Notes prior to such assignment has retained a Commitment and/or outstanding principal amount of Advances hereunder, a new Note to the order of such assigning Lender in an amount equal to the Commitment and/or outstanding principal amount of Advances retained by it hereunder and requests a new Note. Such new Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

(f) Each Lender may sell participations to one or more Persons (other than a natural person, a Defaulting Lender, any Loan Party or any Affiliate of a Loan Party) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lenders shall continue to deal

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solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest (other than default interest) on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the value of the Collateral or of the value of the Guaranties, (vi) the participating banks or other entities shall be entitled to the benefit of Section 2.11 to the same extent as if they were a Lender but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant and only if such participant agrees to comply with Section 2.11(e) as though it were a Lender and (vii) to the extent any such participation immediately upon becoming effective shall increase amounts payable under Section 2.09 or 2.11, the Borrower shall not be liable for payment of such increased amounts unless such participation is made with the Borrower’s prior written consent after the Borrower has been informed of such increased amounts.

(g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Information received by it from such Lender in accordance with Section 9.11 hereof.

(h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time (and without the consent of the Administrative Agent or the Borrower) create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System

(i) Notwithstanding anything to the contrary contained herein, any Lender that is a fund that invests in bank loans may create a security interest in all or any portion of the Advances owing to it and the Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided, however, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle organized and administered by such Lender identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a

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Lender would be liable, (ii) no SPC shall be entitled to the benefits of Sections 2.09 and 2.11 (or any other increased costs protection provision) and (iii) the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Debt of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof; provided that each Lender designating any SPC hereby agrees to indemnify and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrower and the Administrative Agent, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection (k) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment.

Section 9.08 Execution in Counterparts; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Agreement, and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or by electronic transmission (e.g. “.pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.09 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Advance, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 9.10 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.10, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 9.11 Confidentiality and Related Matters. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that

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Information may be disclosed (a) on a need to know basis to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.18 or Section 2.19 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower; provided that in the case of disclosure under subsection (c) of this Section 9.11, such party subject to such requirement or request shall, to the extent permitted by applicable law, rules and regulations, provide the applicable Loan Party with written notice as promptly as practicable and use commercially reasonable efforts to cooperate with such Loan Party in such Loan Party’s efforts, at its own expense, to obtain a protective order or other confidential treatment. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

Section 9.12 Treatment of Information. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information (within the meaning of the U.S. federal securities law) (“MNPI”) with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will, if so requested by the Administrative Agent, use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) at the request of the Administrative Agent, all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, and the Lenders to

95	Chemtura (Term Loan) Credit Agreement

treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.11); and (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

Section 9.13 Patriot Act Notice. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti money laundering rules and regulations, including the Patriot Act.

Section 9.14 Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.15 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 9.16 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING

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WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lead Arrangers and the other Bookrunners are arm’s-length commercial transactions between the Loan Parties, on the one hand, and the Administrative Agent, the Lead Arrangers and the other Bookrunners, on the other hand, (ii) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) each of the Administrative Agent, the Lead Arrangers and the other Bookrunners is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any other Person and (ii) none of the Administrative Agent, the Lead Arrangers or the other Bookrunners has any obligation to any Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Lead Arrangers and the other Bookrunners and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Administrative Agent, the Lead Arrangers or the other Bookrunners has any obligation to disclose any of such interests to the any Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against each of the Administrative Agent, the Lead Arrangers and the other Bookrunners with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.18 Release of Guarantees and Collateral. If (i) any Guarantor or any of its successors in interest shall cease to be a Subsidiary as a result of a transaction permitted hereunder or (ii) if any Guarantor is merged, liquidated, dissolved or consolidated into another Guarantor or its assets are sold as permitted under the terms of the Loan Documents and, in the case of such liquidation, dissolution or sale the assets of such Guarantor or the proceeds thereof, as applicable, are distributed in accordance with the Loan Documents or, if the Loan Documents do not provide for such distribution, to (x) the Borrower or (y) the Subsidiary of the Borrower holding all of the Equity Interests of such Person or into which such Person is dissolved or liquidated, the Administrative Agent shall execute and deliver to the Borrower, at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence the release of such obligations of such Guarantor under the Guaranty and the Liens securing such obligations.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CHEMTURA CORPORATION, as Borrower

By:	/s/ Stephen C. Forsyth
Name: Stephen C. Forsyth
Title: Executive Vice President and Chief Financial Officer

[Signature Page]	Chemtura (Term Loan) Credit Agreement

BANK OF AMERICA, N.A., as
Administrative Agent and Initial Lender

By:	/s/ Edwin B. Cox, Jr.
Name: Edwin B. Cox, Jr.
Title: Senior Vice President

[Signature Page]	Chemtura (Term Loan) Credit Agreement

EXHIBIT F

New Certificates of Incorporation

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CHEMTURA CORPORATION

ARTICLE ONE

The name of the Corporation is Chemtura Corporation.

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).

ARTICLE FOUR

Section 1. Authorized Shares. The total number of shares of all classes of capital stock that the Corporation has authority to issue is 500,250,000 shares, consisting of:

(a)	250,000 shares of initially undesignated Preferred Stock, par value $0.01 per share (the “Preferred Stock”); and

(b)	500,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”).

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

Notwithstanding anything to the contrary in this Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Corporation shall not issue nonvoting equity securities to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C. § 1123(a)(6)). The prohibition on the issuance of nonvoting equity securities is included in this Certificate of Incorporation in compliance with Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C. § 1123(a)(6)).

Section 2. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law or any stock exchange on which the Corporation’s securities may then be listed, to provide by resolution or resolutions for the issuance of all or any of the shares of Preferred Stock in one or more class or series, to establish the number of shares to be included in each such class or series, and to fix the voting powers, designations, powers, preferences, and relative, participating, optional or other rights, if any, of the shares of each such class or series, and any qualifications, limitations or restrictions thereof including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. Irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote, without the separate vote of the holders of the Preferred Stock as a class. Subject to Section 1 of ARTICLE FOUR, the Board of Directors is also expressly authorized to increase or decrease the number of shares of any class or series of Preferred Stock subsequent to the issuance of shares of that class or series, but not below the number of shares of such class or series then outstanding. In case the number of shares of any class or series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.

Section 3. Common Stock.

(a) General. Except as (1) otherwise required by law or (2) expressly provided in the Certificate of Incorporation, each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

(b) Voting Rights. Except as otherwise provided by the Delaware General Corporation Law or this Certificate of Incorporation and subject to the rights of holders of any class or series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

(c) Dividends. Subject to the rights of the holders of Preferred Stock, and to the other provisions of this Certificate of Incorporation, holders of Common Stock shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(d) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the Corporation’s debts and subject to the rights of the holders of shares of Preferred Stock upon such dissolution, liquidation or winding up, the remaining net assets of the Corporation shall be distributed among holders of shares of Common Stock equally on a per share basis. A merger or consolidation of the Corporation with or into any other corporation or

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other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section 3(d).

(e) Conversion Rights. The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation’s capital stock.

(f) Preemptive Rights. No holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

Section 1. Number of Directors. Subject to any rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office.

Section 2. Election and Term of Office. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors; provided that, whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more directors pursuant to the provisions of this Certificate of Incorporation (including, but not limited to, any duly authorized certificate of designation), such directors shall be elected by a plurality of the votes of such class or series present in person or represented by proxy at the meeting and entitled to vote in the election of such directors. The directors shall be elected and shall hold office only in this manner, except as provided in Section 3 of this ARTICLE SIX. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

Section 3. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled, so long as there is at least one remaining director, only by the Board of Directors, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

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Section 4. Removal of Directors. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, any director may be removed from office at any time with or without cause, at a meeting called for that purpose, but only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5. Rights of Holders of Preferred Stock. Notwithstanding the provisions of this ARTICLE SIX, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designations governing such series.

Section 6. By-Laws. The Board of Directors is expressly authorized to adopt, amend, alter, change or repeal the by-laws of the Corporation. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, the by-laws of the Corporation shall not be amended, altered, changed or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of 66 2/3% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE SEVEN

Section 1. Limitation of Liability.

(a) To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader exculpation rights than permitted prior thereto), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

(b) Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring at or prior to the time of such repeal or modification.

Section 2. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent

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of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this ARTICLE SEVEN with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 2 of this ARTICLE SEVEN shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that an advance of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification and advancement of expenses to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification and advancement of expenses of directors and officers.

Section 3. Procedure for Indemnification. Any indemnification of a director or officer of the Corporation or advance of expenses (including attorneys’ fees, costs and charges) under Section 2 of this ARTICLE SEVEN shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 2 of this ARTICLE SEVEN), upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this ARTICLE SEVEN is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 2 of this ARTICLE SEVEN), the right to indemnification or advances as granted by this ARTICLE SEVEN shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any action by a

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director or officer for indemnification or the advance of expenses (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 2 of this ARTICLE SEVEN, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification and advancement of expenses is provided pursuant to Section 2 of this ARTICLE SEVEN shall be the same procedure set forth in this Section 3 for directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification and advancement of expenses for such employee or agent.

Section 4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

Section 5. Service for Subsidiaries. Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for this ARTICLE SEVEN) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 6. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE SEVEN in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this ARTICLE SEVEN shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

Section 7. Other Rights; Continuation of Right to Indemnification. The rights to indemnification and to the advance of expenses conferred in this ARTICLE SEVEN shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or under any statute, by-law, agreement, vote of stockholders or

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disinterested directors or otherwise. All rights to indemnification under this ARTICLE SEVEN shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this ARTICLE SEVEN is in effect. Any repeal or modification of this ARTICLE SEVEN or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

Section 8. Merger or Consolidation. For purposes of this ARTICLE SEVEN, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE SEVEN with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 9. Savings Clause. If this ARTICLE SEVEN or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 2 of this ARTICLE SEVEN as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this ARTICLE SEVEN to the fullest extent permitted by any applicable portion of this ARTICLE SEVEN that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE EIGHT

For so long as the Corporation’s Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended: (i) the stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied and (ii) subject to any rights of the holders of any class or series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by either the chairman of the Board of Directors, the chief executive officer of the Corporation, pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office or pursuant to a resolution adopted by the affirmative vote of the holders of at least 35% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote on any such matter for which the special meeting is being proposed, voting together as a single class. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the by-laws of the Corporation.

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ARTICLE NINE

Section 1. Right to Impose Trading Restrictions

(i) In the event that both (1) the Equity Value (as hereinafter defined) of the Corporation has declined by at least thirty (30) percent (such equity value, the “Trigger Price”) from the Emergence Date Equity Value (as hereinafter defined) and (2) an “owner shift” of at least thirty (30) percentage points has occurred during the relevant “testing period” with respect to the Corporation’s equity for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder (collectively, “Section 382”), as reasonably determined by the Corporation (in consultation with outside counsel) in accordance with Section 382 (collectively referred to herein as the “Trigger Provisions”), then the Board of Directors shall meet within three business days to determine whether to impose restrictions on the trading of the Corporation’s stock in accordance with this Article Nine and to determine the specific terms of such restrictions. Unless otherwise defined herein, all terms used in this Article Nine (including but not limited to “5% shareholder,” “testing period,” “ownership change,” and “owner shift”) are intended to have the meanings ascribed to them under Section 382 and shall be construed accordingly.

(ii) The Board of Directors’ ability to impose trading restrictions pursuant to this Article Nine shall terminate on the tenth anniversary of the Emergence Date (as hereinafter defined); provided, however, that any trading restrictions imposed by the Board of Directors pursuant to this Article Nine prior to such tenth anniversary shall remain in full force and effect until the Trigger Provisions are no longer satisfied. In addition, there shall be no trading restrictions permitted, and any existing restrictions shall lapse, if the amount of the Corporation’s net operating losses and built-in losses, as determined in good faith by the Board of Directors in consultation with outside counsel, is less than the limitation amount that would apply to such losses under Section 382.

Section 2. Certain Defined Terms

(i) “Emergence Date Equity Value” shall mean the Corporation’s equity value immediately after the Corporation emerges from chapter 11 bankruptcy protection (the “Emergence Date”), which equity value the Corporation shall announce via press release and the filing of a Current Report on Form 8-K with the Securities and Exchange Commission promptly after it is determined, but in no event later than thirty (30) calendar days after the Emergence Date. Such equity value shall be determined by the Corporation in good faith based on the volume-weighted average trading price (whether such stock is listed on a stock exchange and publicly traded or traded merely over-the-counter) of the Corporation’s equity during the initial five business days after the Emergence Date.

(ii) “Equity Value” as of any date shall mean the Corporation’s then equity value (adjusted for any extraordinary dividends, as determined in good faith by the Board of

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Directors) calculated as follows: (1) for any class of stock that is publicly traded for at least 20 trading days prior to such determination, the value determined using the volume-weighted average trading price of such stock for each trading day during the previous 20 trading days, plus (2) for any class of stock that is not publicly traded for at least 20 trading days prior to such determination, the fair market value of such stock, as reasonably determined by the Board of Directors after consultation with an investment banking firm of nationally recognized standing.

Section 3. Procedure to impose trading restrictions. Except as provided in this Article Nine, after the Emergence Date, the Corporation shall not impose any trading restrictions on transfers of the Corporation’s stock. If the Board of Directors determines to impose trading restrictions on transfers of the Corporation’s stock pursuant to this Article Nine, then the Corporation shall promptly announce the imposition and terms of such trading restrictions by means of a press release and the filing of a Current Report on Form 8-K with the Securities and Exchange Commission. The terms of such restrictions, including the form of any notice or application documentation that may be associated with such restrictions, shall also be described by the Corporation in each quarterly and annual report filed by the Corporation with the Securities and Exchange Commission.

Section 4. Principal terms of trading restrictions. If the Board of Directors determines to impose trading restrictions on transfers of the Corporation’s stock in accordance with this Article Nine, the principal terms of such trading restrictions shall be the terms set forth in this Section 4 of Article Nine. The Board of Directors shall have the authority in its sole discretion to determine and establish the definitive and ancillary terms of such trading restrictions so long as such terms are consistent with the following provisions of this Article Nine:

(i) Any acquisition of the Corporation’s stock by a person or entity that is not a 5% shareholder of the Corporation will be null and void ab initio as to the purchaser to the extent such acquisition causes such person or entity to become a 5% shareholder of the Corporation unless the acquisition of such stock (1) was previously approved in writing by the Board of Directors, (2) is a Permitted Acquisition or (3) is covered by Clause (vi) of this Section 4 of Article Nine. “Permitted Acquisition” shall mean an acquisition that will not result in an increase in the Corporation’s total “owner shift” during the relevant “testing period” for purposes of Section 382 (e.g., because the stock is purchased from another 5% shareholder whose stock acquisition had caused an owner shift).

(ii) Any acquisition of the Corporation’s stock by a 5% shareholder of the Corporation will be null and void ab initio as to the purchaser unless the acquisition of such stock (1) was previously approved in writing by the Corporation’s Board of Directors, (2) is a Permitted Acquisition or (3) is covered by Clause (vi) of this Section 4 of Article Nine.

(iii) Any disposition of the Corporation’s stock by a 5% shareholder of the Corporation will be null and void ab initio as to such 5% shareholder unless such disposition (1) was previously approved in writing by the Corporation’s Board of Directors, (2) such disposition qualified as a “Permitted Acquisition” as to the purchaser of such stock, or (3) is covered by Clause (vi) of this Section 4 of Article Nine.

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(iv) Any person or entity seeking to use the “Permitted Acquisition” exception of this Section 4 of Article Nine shall either (1) contemporaneously with such transaction, notify the Corporation in writing of such transaction, represent in writing to the Corporation that such transaction is a Permitted Acquisition, and acknowledge in writing that if such transaction is not a Permitted Acquisition such person or entity will be subject to the consequences set forth in this Article Nine or (2) prior to such transaction, notify the Corporation of its intent to engage in a Permitted Acquisition and provide relevant factual information sufficient to establish that the acquisition will qualify as a Permitted Acquisition, and within 10 business days of such notice, the Corporation shall indicate whether such proposed transaction will qualify as a Permitted Acquisition. For the avoidance of doubt, any transaction covered by Clause (vi) of this Section 4 of Article Nine shall not be subject to the restrictions and procedures of this Article Nine.

(v) The Corporation shall announce by press release and the filing of a Current Report on Form 8-K with the Securities and Exchange Commission if its Board of Directors determines that trading restrictions are no longer required or if the Trigger Provisions are no longer satisfied; provided, however, that if trading restrictions shall be imposed following a decline in the Corporation’s equity value, any increase in the value of the Corporation’s stock shall not result in the lapse of such trading restrictions unless such increase (determined using the same methodology set forth in the definition of Equity Value above ) is at least 10% greater than the Trigger Price.

(vi) Notwithstanding the foregoing, the Board of Directors shall have no authority pursuant to this Section 4 of Article Nine to restrict or otherwise limit in any manner any issuance by the Corporation of Common Stock pursuant to the Plan of Reorganization, including pursuant to any applicable rights offering or otherwise.

Section 5. Requirement to provide information regarding share ownership. All stockholders of the Corporation that have filed or would be required to file a Schedule 13D or 13G with the Securities and Exchange Commission with respect to the Corporation shall be required to provide information to the Corporation regarding such stockholder’s ownership of the Corporation’s stock, including the dates of the acquisition and disposition of such stock and the amounts of such acquisitions and dispositions, to the extent requested by the Corporation. Such information shall be provided within five business days of the Corporation’s request, and, at the stockholder’s request, the Corporation shall execute a standard confidentiality agreement with respect to such information.

ARTICLE TEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein and by the laws of the state of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Certificate of Incorporation or the by-laws of the Corporation, and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or otherwise, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law or otherwise, the affirmative vote of the holders of at least 66 2/ 3% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of

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directors, voting together as a single class, shall be required to adopt any provision inconsistent with, to amend, alter, change or repeal any provision of, or to adopt a by-law inconsistent with, ARTICLES SIX, SEVEN, EIGHT, NINE and this ARTICLE TEN, of this Certificate of Incorporation.

ARTICLE ELEVEN

The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or by-laws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

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AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

[SUBSIDIARY]

ARTICLE ONE

The name of the Corporation is [SUBSIDIARY]

ARTICLE TWO

The address of the Corporation’s registered office in [STATE] is                 . The name of its registered agent at such address is                     .

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under [the General Corporation Law of STATE].

ARTICLE FOUR

The total number of shares of capital stock that the Corporation has authority to issue is [1,000] shares of Common Stock, par value [$0.01] per share.

Notwithstanding anything to the contrary in this Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Corporation shall not issue nonvoting equity securities to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C. § 1123(a)(6)). The prohibition on the issuance of nonvoting equity securities is included in this Certificate of Incorporation in compliance with Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C. § 1123(a)(6)).

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

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ARTICLE SEVEN

Meetings of stockholders may be held within or outside of [STATE], as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the [STATE] at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE EIGHT

To the fullest extent permitted by [the General Corporation Law of STATE] as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE NINE

[If Delaware Corporation: The Corporation expressly elects not to be governed by §203 of the General Corporation Law of the State of Delaware.]

ARTICLE TEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of [STATE], and all rights conferred upon stockholders herein are granted subject to this reservation.

*    *    *    *    *

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EXHIBIT G

New By-Laws

FORM OF BY-LAWS

OF

CHEMTURA CORPORATION

A Delaware corporation

(Adopted as of                     )

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of Chemtura Corporation (the “Corporation”) in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation’s registered agent at such address shall be Corporation Service Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors of the Corporation (the “Board of Directors”).

Section 2. Other Offices. The Corporation may have an office or offices other than said registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

Section 3. Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. The Board of Directors may designate any place, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting.

Section 2. Annual Meeting. An annual meeting of the stockholders shall be held each year at such time as is specified by the Board of Directors. At the annual meeting, stockholders shall elect directors and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of ARTICLE II hereof.

Section 3. Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

Section 4. Notice.

(a) Timing. Whenever stockholders are required or permitted to take action at a meeting, written notice of each annual and special meeting of stockholders stating the date, time and place of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different than the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting except as otherwise required by law. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

(b) Form of Notice. All such notices shall be delivered in writing or by a form of electronic transmission if receipt thereof has been consented to by the stockholder to whom the notice is given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Subject to the limitations of Section 4(d) of this ARTICLE II, if given by electronic transmission, such notice shall be deemed to be delivered: (i) by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice by United States mail or facsimile transmission; (iii) by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice by facsimile; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Waiver of Notice. Whenever notice is required to be given under any provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the person or entity entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of such meeting. Attendance of a stockholder of the Corporation at a meeting of such stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

(d) Notice by Electronic Delivery. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-laws, any notice to stockholders of the Corporation given by the Corporation under any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-laws shall be effective if given by a form of electronic transmission consented to by the stockholder of the Corporation to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices of meetings or of other business given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these By-laws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 5. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6. Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.

Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Corporation or any amendments thereto, the certificate of designation relating to any outstanding class or series of preferred stock or these By-laws, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11. Business Brought Before a Meeting of the Stockholders.

(A) Annual Meetings.

(1) At an annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors shall be considered and such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations and other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder who (i) is a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of the Corporation) both at the time the notice provided for in paragraph (A) of this Section 11 of ARTICLE II is delivered to the secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the annual meeting of stockholders, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in paragraph (A) of this Section 11 of ARTICLE II. For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing and in proper form to the secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding anything in this paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred thirty (130) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by paragraph (A) of this Section 11 of ARTICLE II shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(2) A stockholder’s notice providing for the nomination of a person or persons for election as a director or directors of the Corporation shall set forth (a) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (and for purposes of clauses (ii) through (ix) below, including any interests described therein held by any affiliates or associates (each within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”) for purposes of these By-laws) of such stockholder or beneficial owner or by any member of such stockholder’s or beneficial owner’s immediate family sharing the same household, in each case as of the date of such stockholder’s notice, which information shall be confirmed or updated, if necessary, by such stockholder and beneficial owner (x) not later than ten (10) days after the record date for the notice of the meeting to disclose such ownership as of the record date for the notice of the meeting, and (y) not later than eight (8) business days before the meeting or any adjournment or postponement thereof to disclose such ownership as of the date that is ten (10) business before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement)) (i) the name and address of such stockholder, as they appear on the

Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) (provided that a person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future) and owned of record by such stockholder or beneficial owner, (iii) the class or series, if any, and number of options, warrants, puts, calls, convertible securities, stock appreciation rights, or similar rights, obligations or commitments with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not such instrument, right, obligation or commitment shall be subject to settlement in the underlying class or series of shares or other securities of the Corporation (each a “Derivative Security”), which are, directly or indirectly, beneficially owned by such stockholder or beneficial owner, (iv) any agreement, arrangement, understanding, or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or beneficial owner, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of capital stock or other securities of the Corporation owned by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or beneficial owner with respect to any class or series of capital stock or other securities of the Corporation, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of any class or series or capital stock or other securities of the Corporation, (v) a description of any other direct or indirect opportunity to profit or share in any profit (including any performance-based fees) derived from any increase or decrease in the value of shares or other securities of the Corporation, (vi) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares or other securities of the Corporation, (vii) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the Corporation, (viii) any proportionate interest in shares of the Corporation or Derivative Securities held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, if any, (ix) a description of all agreements, arrangements, and understandings between such stockholder or beneficial owner and any other person(s) (including their name(s)) in connection with or related to the ownership or voting of capital stock of the Corporation or Derivative Securities, (x) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (xi) a statement as to whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to elect such stockholder’s nominees and/or otherwise to solicit proxies from the stockholders in support of such nomination and (xii) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (b) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (iii) a completed and signed questionnaire regarding the background and qualifications of such person to serve as a director, a copy of which may be obtained upon request to the secretary of the Corporation, (iv) all information with respect to such person that would be required to be set forth in a stockholder’s notice pursuant to this Section 11 of ARTICLE II if such person were a stockholder or beneficial owner, on whose behalf the nomination was made, submitting a notice providing for the nomination of a person or persons for election as a director or directors of the Corporation in accordance with this Section 11 of ARTICLE II, and (v) such additional information that the Corporation may reasonably request to determine the eligibility or qualifications of such person to serve as a director or an independent director of the Corporation, or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of such nominee as a director.

(3) A stockholder’s notice regarding business proposed to be brought before a meeting of stockholders other than the nomination of persons for election to the Board of Directors shall set forth (a) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made, the information called for by clauses (a)(i) through (a)(ix) of the immediately preceding paragraph (2) (including any interests described therein held by any affiliates or associates of such stockholder or beneficial owner or by any member of such stockholder’s or beneficial owner’s immediate family sharing the same household, in each case as of the date of such stockholder’s notice, which information shall be confirmed or updated, if necessary, by such stockholder and beneficial owner (x) not later than ten (10) days after the record date for the notice of the meeting to disclose such ownership as of the record date for the notice of the meeting, and (y) not later than eight (8) business days before the meeting or any adjournment or postponement thereof to disclose such ownership as of the date that is ten (10) business before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement)), (b) a brief description of (i) the business desired to be brought before such meeting, (ii) the reasons for conducting such business at the meeting and (iii) any material interest of such stockholder or beneficial owner in such business, including a description of all agreements, arrangements and understandings between such stockholder or beneficial owner and any other person(s) (including the name(s) of such other person(s)) in connection with or related to the proposal of such business by the stockholder, (c) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) a statement as to whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to approve the proposal and/or otherwise to solicit proxies from stockholders in support of such proposal and (ii) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (d) if the matter such stockholder proposes to bring before any meeting of stockholders involves an amendment to the Corporation’s By-laws, the specific wording of such proposed amendment, (e) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (f) such additional information that the Corporation may reasonably request regarding such stockholder or beneficial owner, if any, and/or the business that such stockholder proposes to bring before the meeting. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (a) is a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of the Corporation) both at the time the notice provided for in paragraph (B) of this Section 11 of ARTICLE II is delivered to the Corporation’s secretary and on the record date for the determination of stockholders entitled to vote at the special meeting, (b) is entitled to vote at the meeting and upon such election, and (c) complies with the notice procedures set forth in the third sentence of paragraph (B) of this Section 11 of ARTICLE II. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 11 of ARTICLE II shall be delivered to the Corporation’s secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 of ARTICLE II shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11 of ARTICLE II. Notwithstanding the foregoing provisions of this Section 11 of ARTICLE II, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2) For purposes of this section, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 11 of ARTICLE II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11 of ARTICLE II.

(4) Nothing in this section shall be deemed to (a) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (b) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, or (c) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(5) The presiding officer of a meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly made or any business was not properly brought before the meeting, as the case may be, in accordance with the provisions of this Section 11 of ARTICLE II; if he or she should so determine, he or she shall so declare to the meeting and any such nomination not properly made or any business not properly brought before the meeting, as the case may be, shall not be transacted.

Section 12. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 12 of ARTICLE II at the adjourned meeting.

Section 13. Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 14. Voting Procedures and Inspectors of Election at Meetings of Stockholders. The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by applicable law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may, and shall if required by applicable law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

ARTICLE III

DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to such powers as are herein and in the Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of the State of Delaware, the Certificate of Incorporation and these By-laws.

Section 2. Regular Meetings and Special Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be called by the chairman of the board, the president (if the president is a director) or, upon the written request of at least two of the directors then in office.

Section 3. Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these By-laws. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) 24 hours before the meeting if delivered orally (either in person or by telephone), or by a writing personally delivered or sent by telex, telecopy, email or other means of electronic transmission or (b) 5 days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, email or similar means. The notice shall specify the time, date and place, if any, and/or means of remote communication, if any, of the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except for amendments to these By-Laws as provided under ARTICLE VII. Any director may waive notice of any meeting by a writing or electronic transmission signed by the director entitled to the notice, whether before or after the time stated therein, and filed with the minutes or corporate records.

Section 4. Chairman of the Board, Quorum, Required Vote and Adjournment. The Board of Directors may elect, by the affirmative vote of a majority of the total number of directors then in office, a chairman of the board, who shall preside at all meetings of the stockholders and Board of Directors at which he or she is present and shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the chairman of the board is not present at a meeting of the stockholders or the Board of Directors, the lead director of the Board of Directors shall preside at such meeting, and, if there is no lead director or the lead director is not present at such meeting, the president (if the president is a director and is not also the chairman of the board) shall preside at such meeting, and, if the president is not present at such meeting, a majority of the directors present at such meeting shall elect one of their members to so preside. A majority of the total number of directors shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Certificate of Incorporation or these By-laws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 5. Committees. The Board of Directors (i) may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees consisting of one or more of the directors of the Corporation, and (ii) shall during such period of time as any securities of the Corporation are listed on a national securities exchange, by resolution passed by a majority of the entire Board of Directors, designate all committees required by the rules and regulations of such exchange. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors as may be determined from time to time by resolution adopted by the Board of Directors or as required by the rules and regulations of such exchange, if applicable. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

Section 6. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 7. Telephonic and Other Meetings. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in and act at any meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

Section 8. Waiver of Notice. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 9. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 10. Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Section 11. Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a chief executive officer, a president, one or more vice-presidents, a secretary, a chief financial officer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person, except that neither the chief executive officer nor the president shall also hold the office of secretary. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed by the Board of Directors at its discretion. Any officer or agent appointed by the chairman of the board, the chief executive officer or the president may be removed by him whenever, in his judgment, the best interests of the Corporation would be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors.

Section 5. Compensation. Compensation of all executive officers shall be approved by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation; provided however, that compensation of some or all executive officers may be determined by a committee established for that purpose if so authorized by the unanimous vote of the Board of Directors or as required by applicable law or regulation, including any rule of any stock exchange upon which the Corporation’s securities are then listed for trading.

Section 6. Chief Executive Officer. The chief executive officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors and the chairman of the board, the chief executive officer shall be in the general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these By-laws. The chief executive officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chief executive officer shall perform all the duties and responsibilities and exercise all the powers of the president.

Section 7. The President. The president of the Corporation shall, subject to the powers of the Board of Directors, the chairman of the board and the chief executive officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The president shall see that all orders and resolutions of the Board of Directors are carried into effect. The president is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The president shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the chief executive officer, the Board of Directors or as may be provided in these By-laws.

Section 8. Vice-Presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the Board of Directors or the chairman of the board, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the Board of Directors, the chairman of the board, the chief executive officer, the president or these By-laws may, from time to time, prescribe. The vice-presidents may also be designated as executive vice-presidents or senior vice-presidents, as the Board of Directors may from time to time prescribe.

Section 9. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the Board of Directors (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the Board of Directors’ supervision, the secretary shall give, or cause to be given, all notices required to be given by these By-laws or by law; shall have such powers and perform such duties as the Board of Directors, the chairman of the board, the chief executive officer, the president or these By-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the chairman of the board, the chief executive officer, the president, or secretary may, from time to time, prescribe.

Section 10. The Chief Financial Officer. The chief financial officer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the chairman of the board or the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; and shall have such powers and perform such duties as the Board of Directors, the chairman of the board, the chief executive officer, the president or these By-laws may, from time to time, prescribe.

Section 11. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 12. Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

Section 13. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person selected by it.

ARTICLE V

CERTIFICATES OF STOCK

Section 1. Form. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by (i) the chairperson or vice-chairperson of the Board of Directors, or the president or vice-president and (ii) by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation. If such a certificate is countersigned (i) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (ii) by a registrar, other than the Corporation or its employee, the signature of any such chairperson or vice-chairperson of the Board of Directors, president, vice-president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each holder of record, together with such holder’s address and the number and class or series of shares held by such holder and the date of issue. When shares are represented by certificates, the Corporation shall issue and deliver to each holder to whom such shares have been issued or transferred, certificates representing the shares owned by such holder, and shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or its designated transfer agent or other agent of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. When shares are not represented by certificates, shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, and within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the holder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the Certificate of Incorporation, By-laws or any other instrument, the rights and obligations of shareholders are identical, whether or not their shares are represented by certificates.

Section 2. Lost Certificates. The Corporation may issue or direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or uncertificated shares, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 3. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Dividends. Subject to the provisions of statutes and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of applicable law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

Section 2. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 3. Contracts. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 4. Loans. Subject to compliance with applicable law (including the Sarbanes-Oxley Act of 2002), the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6. Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Notwithstanding the foregoing, no seal shall be required by virtue of this section.

Section 7. Voting Securities Owned By Corporation. Voting securities in any other corporation held by the Corporation shall be voted by the chief executive officer, the president, the chief financial officer, the treasurer, the secretary or any vice-president, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8. Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

Section 9. Section Headings. Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10. Inconsistent Provisions. In the event that any provision of these By-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VII

AMENDMENTS

These By-laws may be amended, altered, changed or repealed or new By-laws adopted only in accordance with Article Six, Section 6 and Article Ten of the Certificate of Incorporation.

AMENDED AND RESTATED BYLAWS

OF

(hereinafter called the “Corporation”)

As effective as of             , 2010

ARTICLE I

OFFICES AND RECORDS

Section 1.1. Registered Office. The registered office of the Corporation shall be fixed in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (as so amended and/or restated, the “Certificate of Incorporation”).

Section 1.2. Other Offices. The Corporation may also have offices at such other places, both within and without [STATE], as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

Section 1.3. Books and Records. The books and records of the Corporation may be kept outside [STATE] at such place or places as may from time to time be designated by the Board of Directors. Any such records maintained by the Corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

ARTICLE II

STOCKHOLDERS

Section 2.1 Place of Meetings. Meetings of stockholders of the Corporation shall be held at any place, either within or without [STATE], as designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders of the Corporation shall not be held at any place, but may instead be held solely by means of remote communication. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.

Section 2.2. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held within one hundred twenty (120) days after the close of the immediately preceding fiscal year of the Corporation, at such time as may be designated by the Board of Directors, or on such date and at such time as may be fixed by resolution of the Board of Directors from time to time. At the annual meeting of the stockholders of the Corporation, directors shall be elected and any other business may be transacted which is properly brought before the annual meeting. No annual meeting of stockholders need be held if not required by the Corporation’s certificate of incorporation or by [the General Corporation Law of STATE].

Section 2.3. Special Meetings. Special meetings of the stockholders of the Corporation may be called for any purpose and may be held at such time and place, if any, and/or by means of remote communication, as shall be stated in a written notice of meeting or in a duly executed waiver of notice thereof. Unless otherwise required by law, special meetings of the stockholders of the Corporation may be called at any time by the President or the Board of Directors and shall be called by the Secretary upon the written request, stating the purpose of the meeting, of stockholders who together own of record a majority of the outstanding shares of each class of stock entitled to vote at such meeting. The Board of Directors shall determine the date, time and place, if any, and/or means of remote communication, of such a special meeting.

Section 2.4. Conduct of Meetings. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders of the Corporation as it shall deem necessary, appropriate or convenient from time to time. The secretary of the meeting shall keep the minutes thereof.

Section 2.5. Notice. Whenever stockholders of the Corporation are required or permitted to take any action at a meeting, written or printed notice stating the place, if any, date, and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose or purposes of such meeting, shall be given to each stockholder of the Corporation entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting except as otherwise required by law. All such notices shall be delivered, either personally, by mail, or by a form of electronic transmission, in each case in a manner consistent with [the General Corporation Law of STATE], as amended (the “[GCL]”). If given by electronic transmission, such notice shall be deemed to be delivered (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (3) if by any other form of electronic transmission, when directed to the stockholder. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an assistant secretary of the Corporation or to the transfer agent. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.6. Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least ten (10) days before every meeting of the stockholders of the Corporation, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder of the Corporation for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting; and/or

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(ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.7. Quorum. The holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders of the Corporation, except as otherwise provided by statute or by the Certificate of Incorporation. If a quorum is not present, the chairman of the meeting or the holders of a majority of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another place, if any, date and time. When a quorum is once present to commence a meeting of the stockholders of the Corporation, it is not broken by the subsequent withdrawal of any stockholders or their proxies.

Section 2.8. Adjournments.

(a) When a meeting of the stockholders of the Corporation is adjourned to another date, time and place, if any, notice need not be given of the adjourned meeting if the date, time, place, if any, thereof, and/or the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of the Corporation entitled to vote at the meeting. At any properly adjourned meeting of the stockholders of the Corporation, the Corporation may transact any business which might have been transacted at the original meeting.

(b) Any previously scheduled meeting of the stockholders of the Corporation may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon announcement given prior to the date previously scheduled for such meeting of stockholders.

Section 2.9. Vote Required. When a quorum is present, the affirmative vote of the majority of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders of the Corporation, unless the question is one upon which, by express provisions of applicable law, the Certificate of Incorporation or these bylaws, a different vote is required or provided for, in which case such express provision shall govern and control the decision of such question.

Section 2.10. Voting Rights. Except as otherwise provided by applicable law, each stockholder of the Corporation shall be entitled to that number of votes for each share of capital stock held by such stockholder as set forth in the Certificate of Incorporation.

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Section 2.11. Proxies; Voting. Each stockholder entitled to vote at a meeting of stockholders of the Corporation or to express consent or dissent to corporate action in writing without a meeting may authorize another person or entity to act for such stockholder by proxy in such manner as proscribed under the [GCL], but no such proxy shall be voted or acted upon after three (3) years from its date unless such proxy provides for a longer period. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine.

Section 2.12. Record Date.

(a) In order that the Corporation may determine the stockholders of the Corporation entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be (x) in the case of a record date for a meeting of the stockholders of the Corporation, more than sixty (60) nor less than ten (10) days before the date of such meeting, or (y) in the case of a record date for any other such action, more than sixty (60) days prior to such action, in either case unless otherwise required pursuant to the Certificate of Incorporation or applicable law. If the Board does not fix a record date in accordance with these bylaws, unless otherwise required pursuant to the Certificate of Incorporation or applicable law: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or (ii) the record date for determining stockholders of the Corporation for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record of the Corporation entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which

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a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in [STATE], its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.13. Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these bylaws, any action required by law to be taken, or may be taken, at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to (a) its registered office in [STATE] by hand or by certified mail or registered mail, return receipt requested, (b) its principal place of business, or (c) an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested or by reputable overnight courier service. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this bylaw to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to (x) its registered office in [STATE] by hand or by certified mail or registered mail, return receipt requested, (y) its principal place of business, or (z) an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 2.13. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

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Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 2.14. Action by Facsimile, Email or Other Electronic Transmission Consent.

A facsimile, email or other electronic transmission by a stockholder or proxyholder (or by any person authorized to act on such person’s behalf) of a proxy or a written consent to an action to be taken (including the delivery of such a document in the .pdf, .tif, .gif, .peg or similar format attached to an email message) shall be deemed to be written, signed, dated and delivered to the Corporation for the purposes of this Article; provided that any such facsimile, email or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the facsimile, email or other electronic transmission was transmitted by the stockholder or proxyholder or by a person authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person transmitted such facsimile, email or other electronic transmission. The date on which such facsimile, email or other electronic transmission is transmitted shall be deemed to be the date on which such consent or proxy was signed. Any such facsimile, email or other electronic transmission of a consent or proxy shall be treated in all respects as an original executed consent or proxy and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of the Board of Directors or the Secretary of the Corporation, each stockholder, proxyholder or other authorized person who delivered a consent or proxy by facsimile, email or other electronic transmission shall re-execute the original form thereof and deliver such original to the Corporation at its registered office in [STATE], its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

ARTICLE III

DIRECTORS

Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall exercise all of the powers and duties conferred by law except as otherwise provided by the Certificate of Incorporation or these bylaws.

Section 3.2. Number, Election and Term of Office.

(a) The total number of directors constituting the entire Board of Directors of the Corporation shall be not less than              nor more than             , the exact number of directors to be determined from time to time by the Board of Directors; provided, however, that in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director. Directors of the Corporation need not be stockholders of the Corporation.

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(b) Except as provided in Section 3.5 of these bylaws, a plurality of the votes cast at any annual meeting of stockholders of the Corporation or any special meeting of the stockholders of the Corporation called for the purpose of electing directors shall elect directors of the Corporation. No stockholder of the Corporation shall be entitled to cumulate votes on behalf of any candidate at any election of directors of the Corporation.

Section 3.3. Removal. Any director or the entire Board of Directors may be removed from office at any time, with or without cause by the affirmative vote of the holders of at least a majority of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 3.4. Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

Section 3.5. Vacancies and Newly Created Directorships. Except as otherwise provided in the Certificate of Incorporation, board vacancies and newly created directorships resulting from any increase in the authorized number of directors or otherwise shall be filled only by the Board of Directors, acting by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until a successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal from office as herein provided.

Section 3.6. Meetings. Meetings of the Board of Directors may be held at such places, if any, and/or by means of remote communication, dates and times as shall be determined from time to time by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be called by the Chief Executive Officer of the Corporation, if any, or the President of the Corporation, and shall be called by the President or the Secretary if directed by the Board of Directors.

Section 3.7. Conduct of Meetings. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of the Board of Directors of the Corporation as it shall deem necessary, appropriate or convenient. The secretary of the meeting shall keep the minutes thereof.

Section 3.8. Notice. Regular meetings of the Board of Directors may be held without notice at such time and at such place, if any, and/or means of remote communication, as shall from time to time be determined by the Board of Directors. Notice of the time, date and place, if any, and/or means of remote communication, if any, of a meeting shall be given to each director orally (either in person or by telephone), in writing (either by hand delivery, mail, courier or facsimile), or by electronic or other means of remote communication, in each case, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records. Any oral notice may be communicated either to the director or to a person at the office of the director who the person

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giving notice has reason to believe will promptly communicate such notice to the director. If the notice is: (i) delivered personally by hand, by courier, or orally by telephone or otherwise, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail or courier service, it shall be deposited in the United States mail or with the courier at least five (5) days before the time of the holding of the meeting.

Section 3.9. Quorum and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, except as otherwise provided by law or by the Certificate of Incorporation. If a quorum is not present, a majority of the directors present at the meeting may adjourn the meeting to another place, if any, date and time, without notice other than announcement at the meeting, until a quorum shall be present. When a quorum is once present to commence a meeting of the Board of Directors, it is not broken by the subsequent withdrawal of any directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.10. Vote Required. The act by affirmative vote of a majority of the directors present at a meeting of the Board of Directors at which there is a quorum shall be an act of the Board of Directors, unless the Certificate of Incorporation or these bylaws shall require a vote of a greater number. Except as otherwise required by the Certificate of Incorporation, each director shall be entitled to one vote on exactly the matter presented to the Board of Directors for approval.

Section 3.11. Committees.

(a) The Board of Directors may by resolution designate one or more committees. Each such committee shall consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(b) Any such committee, to the extent provided in these bylaws or in a resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, to the extent permitted under applicable law. Any duly authorized action and otherwise proper action of a committee of the Board of Directors shall be deemed an action of the Board of Directors for purposes of these bylaws unless the context of these bylaws shall expressly state otherwise.

(c) Each committee of the Board of Directors shall keep minutes of its meetings and shall report its proceedings to the Board of Directors when requested or required by the Board of Directors.

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(d) Except as the Board of Directors may otherwise determine or as provided herein, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the Board of Directors.

Section 3.12. Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 3.13. Waiver of Notice. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting, except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.14. Compensation. The Board of Directors shall have authority to fix the compensation, including, without limitation, fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Section 3.15. Limitation of Liabilities. To the fullest extent permitted by the [GCL] as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 3.16. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV

OFFICERS

Section 4.1. Officers. The officers of the Corporation shall consist of a President and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as the Board of Directors may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the Certificate of Incorporation or these bylaws otherwise provide. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except as required by law. The officers of the Corporation need not be stockholders of the Corporation.

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Section 4.2. Election of Officers. The Board of Directors shall elect the officers of the Corporation, except such officers as may be selected in accordance with the provisions of Section 4.3 of these bylaws, and subject to the rights, if any, of an officer under any employment contract. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the Corporation. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors.

Section 4.3. Appointment of Subordinate Officers. The Board of Directors may appoint, or empower one or more Presidents of the Corporation to appoint, such other officers and agents as the business of the Corporation may require for such terms as the Board of Directors or the President, as the case may be, deems desirable. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine.

Section 4.4. Removal and Resignation.

(a) Notwithstanding the provisions of any employment agreement, any officer of the Corporation may be removed at any time (i) by the Board of Directors, with or without cause, and (ii) by any other officer of the Corporation upon whom the Board of Directors has expressly conferred the authority to remove another officer, in such case on the terms and subject to the conditions upon which such authority was conferred upon such officer. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal from office, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan or as otherwise required by law.

(b) Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

Section 4.5. Vacancies. Any vacancy occurring in any office because of death, resignation, retirement, disqualification, removal from office or otherwise may be filled as provided in Section 4.2 and/or Section 4.3 of these bylaws for the unexpired portion of the term.

Section 4.6. Compensation. Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 4.7. Powers and Duties.

(a) The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these bylaws or in a resolution of the Board

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of Directors which is not inconsistent with these bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

(b) The President. The President, subject to the powers of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these bylaws.

(c) Secretary. The Secretary shall attend all meetings of the Board of Directors, of the committees thereof and of the stockholders and record all votes and the minutes of all proceedings in a book or books to be kept for that purpose. Under the President’s supervision, the Secretary shall give, or cause to be given, notice of all meetings required to be given by these bylaws and, when appropriate, shall cause the corporate seal to be affixed to any instruments executed on behalf of the Corporation, and when so affixed, may attest the affixing by his or her signature. The Secretary shall also perform all duties incident to the office of Secretary and such other duties as may be prescribed by the Board of Directors, the President(s) or these bylaws. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

(d) Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 4.8. Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform his duties, the Board of Directors may delegate such powers or duties to another officer or to any director, or to any other person whom it may select.

ARTICLE V

STOCK

Section 5.1. Stock Certificates. The shares of capital stock of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may determine by resolution that shares of some or all of any or all classes or series of stock of the Corporation shall be uncertificated and shall not be represented by certificates. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates representing shares of capital stock of the Corporation shall be issued in such form as may be approved by the Board of Directors.

Section 5.2. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates representing one or more shares of capital stock of the Corporation

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or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person or entity claiming the certificate of stock to be lost, stolen or destroyed or may otherwise require production of such evidence of such loss, theft or destruction as the Board of Directors may in its discretion require. Without limiting the generality of the foregoing, when authorizing such issue of a new certificate or certificates or such uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s duly authorized attorney or legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

INDEMNIFICATION

Section 6.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the [GCL], as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 6.2 of this ARTICLE VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 6.1 of this ARTICLE VI shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that an advance of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”)

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that such indemnitee is not entitled to be indemnified for such expenses under this Section 6.1 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification and advancement of expenses to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification and advancement of expenses of directors and officers.

Section 6.2. Procedure for Indemnification. Any indemnification of a director or officer of the Corporation or advance of expenses (including attorneys’ fees, costs and charges) under Section 6.1 of this ARTICLE VI shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 6.1 of this ARTICLE VI), upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this ARTICLE VI is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 6.1 of this ARTICLE VI), the right to indemnification or advances as granted by this ARTICLE VI shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any action by a director or officer for indemnification or the advance of expenses (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 6.1 of this ARTICLE VI, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the [GCL] for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the [GCL], nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification and advancement of expenses is provided pursuant to Section 6.1 of this ARTICLE VI shall be the same procedure set forth in this Section 6.2 for directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification and advancement of expenses for such employee or agent.

Section 6.3. Service for Subsidiaries. Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for this ARTICLE VI) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

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Section 6.4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the [GCL].

Section 6.5. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE VI in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VI shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

Section 6.6. Other Rights; Continuation of Right to Indemnification. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VI shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification under this ARTICLE VI shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this ARTICLE VI is in effect. Any repeal or modification of this ARTICLE VI or any repeal or modification of relevant provisions of the [GCL] or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

Section 6.7. Merger or Consolidation. For purposes of this ARTICLE VI, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 6.8. Savings Clause. If this ARTICLE VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 6.1 of this ARTICLE VI as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and

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amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this ARTICLE VI to the fullest extent permitted by any applicable portion of this ARTICLE VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1. Reliance on Books and Records. Each director of the Corporation, each member of any committee of the Board of Directors and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or documents presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person or entity as to matters which such director or committee member reasonably believes are within such other person’s or entity’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 7.2. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the [GCL] and the provisions of the Certificate of Incorporation, may be declared by the Board of Directors from time to time at any regular or special meeting of the Board of Directors and may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other proper purpose. The Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.3. Corporate Funds; Checks, Drafts or Orders. All checks, drafts or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer, officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof from time to time.

Section 7.4. Execution of Contracts and Other Instruments. The Board of Directors may authorize from time to time any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

Section 7.5. Facsimile Signatures. Facsimile signatures of any director or officer of the Corporation may be used whenever the signature of a director or officer of the Corporation shall be required, except as otherwise required by law or as directed by the Board of Directors from time to time.

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Section 7.6. Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these bylaws, a waiver, signed by the person entitled to such notice or such person’s duly authorized attorney, or a waiver by electronic transmission by the person entitled to such notice or such person’s duly authorized attorney, or by telegraph, facsimile transmission or any other available method, whether before, at or after the time stated in such waiver shall be deemed equivalent to such notice. In addition, a person’s appearance at such meeting, in person or by proxy, shall have the same effect as a written waiver of notice and shall be deemed equivalent to such notice, except that if such person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, then such person shall not be deemed to have waived notice of such meeting.

Section 7.7. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7.8. Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal, [STATE].” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.9. Voting Securities Owned By the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents, and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President, Secretary, any Vice President, Treasurer, Assistant Secretary or Assistant Treasurer, or any other officer of the Corporation authorized to do so by the Board of Directors. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have possessed and exercised if present.

Section 7.10. Exclusive Jurisdiction. [The courts/Court of Chancery of STATE] shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the [GCL] or the Corporation’s certificate of incorporation or by-laws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

Section 7.11. Section Headings. Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 7.12. Inconsistent Provisions. In the event that any provision of these bylaws is

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or becomes inconsistent with any provision of the Certificate of Incorporation, the [GCL] or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII

AMENDMENTS

Section 8.1. Amendments. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to amend and repeal these bylaws and adopt new bylaws, subject to the power of the stockholders of the Corporation to adopt, amend or repeal any of these bylaws.

*    *    *    *

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LIMITED LIABILITY COMPANY AGREEMENT

OF

[                                         ]

This Limited Liability Company Agreement (this “Agreement”) of [                    ] (the “Company”) is entered into as of [                    ] by the parties listed on the attached Exhibit A, as the members of the Company (the “Members”).

The Members hereby form a limited liability company pursuant to and in accordance with the Limited Liability Company Act of [STATE], as amended from time to time (the “Act”), and hereby agree as follows:

1. Name. The name of the limited liability company formed hereby is [                                         ].

2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

3. Principal Executive Office. The principal executive office address of the Company is [                                         ].

4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in [STATE] is [                    ].

5. Members. The name and the mailing address of the Members, and their respective percentage ownership of the Company, are listed on the attached Exhibit A, as amended from time to time in accordance with the terms of this Agreement.

6. Management.

[IF MANAGER MANAGED: (a) The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a manager or managers (each a “Manager”, and collectively the “Managers”) appointed from time to time by the Members. Except as otherwise provided herein, any Manager may act without the consent or joinder of the Members or any other Manager and may do any and all acts and take any action to bind the Company. Any one Manager has the full power on the Company’s behalf, in its name, to manage, control, administer and operate its business and affairs and to do or cause to be done anything necessary or appropriate for the Company’s business. The Managers are hereby designated as authorized persons, within the meaning of the Act, to execute, deliver and file the certificate of formation of the Company and all other certificates (and any amendments and/or restatements hereof) required or permitted by the Act to be filed in the Office of the Secretary of State of [STATE]. The Managers are hereby authorized to execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

(b) The initial number of Managers shall be [            ]. The number of Managers of the Company shall be fixed from time to time by the Members. The initial Managers shall be

[                    ], and each such Manager shall hold his office for the term for which he was appointed and thereafter until his successor shall have been appointed, or until his earlier death, resignation or removal. A Manager need not be a Member or a resident of [STATE].

(c) Any Manager position to be filled by reason of an increase in the number of Managers or by any other reason shall be filled by the Members. Any Manager may be removed by the Members at any time. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the remaining Manager(s), or if no remaining Manager exists, a Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.]

[IF MEMBER MANAGED: (a) The business and affairs of the Company shall be managed by the Members. All actions taken by the Members shall require the affirmative vote (whether by proxy or otherwise) of the Members holding a majority of the membership interests in the Company.]

(d) The [Managers/Members] may, from time to time, designate one or more persons to be officers of the Company. The initial officers of the Company shall be [                                         ]. No officer need be a resident of [STATE], a Member or a Manager. Any officers so designated shall have such authority and perform such duties as the [Managers/Members] may, from time to time, delegate to them, including, but not limited to, the establishment of brokerage accounts and the trading of securities in such brokerage accounts in the name and on behalf of the Company. The [Managers/Members] may assign titles to particular officers. Unless the [Managers/Members] otherwise decide, if the title is one commonly used for officers of a business corporation formed, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the [Managers/Members]. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by a [Manager/Member]. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the [Managers/Members] whenever in their judgment the best interests of the Company shall be served thereby.

(e) The [Managers/Members] and each of the officers of the Company at any time and from time to time may engage in and own interests in other business ventures of any and every type and description, independently or with others (including ones in competition with the Company) with no obligation to offer to the Company the right to participate therein.

(f) Except as otherwise provided herein or in an agreement entered into by such person and the Company, no [Manager/Member] or any of such [Manager’s/Member’s] affiliates shall be liable to the Company or to any Member for any act or omission performed or omitted by such Manager in its capacity as a Manager pursuant to authority granted to such person by this Agreement; provided that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such person’s gross negligence, willful misconduct or knowing violation of law or for any present or future breaches of any representations, warranties or covenants by such person or its affiliates contained herein or in the other agreements with the Company.]

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7. Indemnification.

(a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a Member, [Manager] or officer of the Company or, while a Member, [Manager] or officer of the Company, is or was serving at the request of the Company as an employee or agent of the Company or as a director, officer, partner, member, trustee, administrator, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Member, [Manager] or officer or in any other capacity while serving as a Member, [Manager] or officer, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Member, [Manager], officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, that (unless the [Managers/Members] otherwise consent) an indemnitee shall be indemnified for any expenses, liabilities and losses suffered only if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and provided further, that, except as provided in Section 7(b) with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the [Members/Managers]. The right to indemnification conferred in this Section 7(a) shall be a contract right and shall include the obligation of the Company to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that an advance of expenses incurred by an indemnitee shall be made only upon delivery to the Company of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 7(a) or otherwise. The Company may, by action of its [Members/Managers], provide indemnification and advancement of expenses to employees and agents of the Company with the same or lesser scope and effect as the foregoing indemnification and advancement of expenses of Members, [Managers] and officers.

(b) Any indemnification of a Member, [Manager] or officer of the Company or advance of expenses (including attorneys’ fees, costs and charges) under Section 7(a) shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 7(a)), upon the written request of the Member, [Manager] or officer. If a determination by the Company that the Member, [Manager] or officer is entitled to indemnification pursuant to this Section 7 is required, and the Company fails to respond within sixty days to a written request for indemnity, the Company shall be deemed to have approved the request. If the Company denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the Member, [Manager] or officer has delivered the undertaking contemplated by Section 7(a)), the right to indemnification or advances as granted by this Section 7 shall be enforceable by the Member, [Manager] or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action

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shall also be indemnified by the Company. It shall be a defense to any action by a Member, [Manager] or officer for indemnification or the advance of expenses (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 7(a), if any, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its [Members/Managers] or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct, nor an actual determination by the Company (including its [Members/Managers] or independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification and advancement of expenses is provided pursuant to Section 7(a) shall be the same procedure set forth in this Section 7(b) for Members, [Managers] or officers, unless otherwise set forth in the action of the [Members/Managers] providing indemnification and advancement of expenses for such employee or agent.

(c) Any person serving as a director, officer, employee or agent of a corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Company (a “subsidiary” for this Section 7) shall be conclusively presumed to be serving in such capacity at the request of the Company.

(d) The Company may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a Member, [Manager], officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such.

(e) Persons who after the date of the adoption of this provision become or remain Members, [Managers] or officers of the Company or who, while a Member, [Manager] or officer of the Company, become or remain a Member, [Manager], officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Section 7 in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Section 7 shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

(f) The rights to indemnification and to the advance of expenses conferred in this Section 7 shall not be exclusive of any other right which any person may have or hereafter acquire under this Agreement or under any statute, agreement, or otherwise. All rights to indemnification under this Section 7 shall be deemed to be a contract between the Company and each Member, [Manager] or officer of the Company who serves or served in such capacity at any time while this Section 7 is in effect. Any repeal or modification of this Section 7 or any repeal or modification of relevant provisions of the Act or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such Member, [Manager] or officer or the obligations of the Company arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

(g) For purposes of this Section 7, references to the “Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had

4

power and authority to indemnify its Members, [Managers], officers and employees or agents, so that any person who is or was a Member, [Manager], officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 7 with respect to the resulting or surviving company as he or she would have with respect to such constituent company if its separate existence had continued.

(h) If this Section 7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 7(a) as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this Section 7 to the fullest extent permitted by any applicable portion of this Section 7 that shall not have been invalidated and to the fullest extent permitted by applicable law.

(i) Notwithstanding anything contained herein to the contrary, any indemnity by the Company relating to the matters covered in this Section 7 shall be provided out of and to the extent of Company assets only and the Members shall have no personal liability on account thereof or shall be required to make additional capital contributions to help satisfy such indemnity of the Company.

8. Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Members, (b) any time there are no members of the Company unless the Company is continued in accordance with the Act, or (c) the entry of a decree of judicial dissolution under the Act.

9. Capital Contributions. The Members have contributed the amount in cash and property set forth on Exhibit A hereto, and no other property, to the Company.

10. Additional Contributions. The Members are not required to make any additional capital contribution to the Company.

11. Allocations of Profits and Losses. The Company’s profits and losses shall be allocated to the Members as determined by the [Managers/Members].

12. Distributions. Distributions shall be made to the Members at the time and in the aggregate amounts determined by the [Managers/Members].

13. Certificates and Legends. The membership interests of each Member as provided on Exhibit A, shall be uncertificated unless otherwise determined by the Members.

14. Assignments. The Members may assign in whole or in part its limited liability company interest.

15. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the [Managers/Members].

16. Liability of the Members. The Members shall not have any liability for the obligations or liabilities of the Company except to the extent required by the Act.

5

17. Governing Law. This Agreement shall be governed by, and construed under, the laws of [STATE], all rights and remedies being governed by said laws.

* * * * * * *

6

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the date first written above.

MEMBERS:

[ ]

Exhibit A

Name and Capital Contribution of the Members

as of [                                         ]

Name	Capital Contribution

Total:

EXHIBIT H

Elected Treatment of Intercompany Claims

Treatment of Class 12 Intercompany Claims

1.	General Treatment of Intercompany Claims

Each of the Debtor’s Intercompany Claims, as a condition of its Reinstatement or settlement, shall receive the following treatment:

•	As of the Emergence Date interest will be computed on the principal balance of the Intercompany Claim outstanding at March 18, 2009 in accordance with the provisions of the Plan.

•

The Debtors will segregate each of the Intercompany Claims against each individual Debtor (other than Chemtura Canada) or Non-Debtor Affiliate into groupings in the same currency and then aggregate those Intercompany Claims by currency such that it will identify the consolidated claim balance by currency that each Debtor and each Non-Debtor Affiliate holds. The Debtors will then net against each consolidated claim balance by currency of each Debtor and each Non-Debtor Affiliate any intercompany account receivable or intercompany loan receivable in the same currency that existed as of March 31, 2009, to the extent not previously paid, to determine a net consolidated claim balance by currency (“Net Consolidated Claim”). The Debtors will only net Intercompany Claims and intercompany accounts receivable and/or loans receivable denominated in the same currency, recording Net Consolidated Claims only in the currency in which they were originally denominated.

2.	Treatment of Net Consolidated Claims by Another Debtor

The treatment on Intercompany Claims is designed to result in the cancellation of all Net Consolidated Claims by one Debtor against another Debtor, other than Chemtura Canada.

•

For any Debtor that has a Net Consolidated Claim against a Debtor that is its parent (the “Parent”), the Net Consolidated Claim will be transferred to the Parent as a dividend, a reduction in capital, through a merger of the Debtor into its Parent or a liquidation of the Debtor with an associated liquidation distribution. The Parent will then cancel the Net Consolidated Claim.

•

For any Parent that has a Net Consolidated Claim against a Debtor that is its subsidiary, the Net Consolidated Claim will be transferred by the Parent to the Debtor as a capital contribution. The Debtor will then cancel the Net Consolidated Claim.

For any Debtor that has a Net Consolidated Claim against a Debtor that is not its subsidiary or Parent:

•

If the Debtor that holds the Net Consolidated Claim against another Debtor is Chemtura Corporation, Chemtura Corporation shall cause the Net Consolidated Claim to be contributed to the Debtor against whom the Net Consolidated Claim exits, such that this Debtor will cancel the Net Consolidated Claim.

•

Each Debtor other than Chemtura Corporation shall cause the Net Consolidated Claim to be transferred to its Parent as a dividend, a reduction in capital, through a merger of the Debtor into its Parent or a liquidation of the Debtor with an associated liquidation distribution (a “Claim Transfer”). The Parent will then cause a Claim Transfer, and if required, its Parent in turn until the Net Consolidated Claim is either held by the Debtor who has the obligation to under the Intercompany Claim or it can be contributed by its Parent to that Debtor. That Debtor will cancel this Net Consolidated Claim.

Should any of these steps likely result in the creation or recognition of a tax liability, the Net Consolidated Claim shall remain outstanding and will be re-documented as a loan under a standard form of loan agreement. The treatment of Net Consolidated Claims between Debtors may be affected in conjunction with restructuring transactions described in Section 5.24 of the Plan and further described in this Plan Supplement.

3.	Treatment of Net Consolidated Claims by a Non-Debtor Affiliate

Net Consolidated Claims of Non-Debtor Affiliates against any Debtor will be treated as follows:

•

If a non-Debtor Affiliate has a Net Consolidated Claim against a Debtor that relates to services provided to a Debtor, whether the cost of those services were charged to the Debtor plus a “mark-up” or a fee, is Net Consolidated Claim of a joint venture in which a Debtor has a 50% of greater Equity Interest, or the Net Consolidated Claim is less than $105,000, then the Net Consolidated Claim will be settled in cash on or before December 31, 2010. The estimated value of Net Consolidated Claims to be settled in cash in accordance with this provision is approximately $1.0 million. In addition, Chemtura Corporation may, if required, repay up to $22.5 million of its loan from Crompton Financial Services, an Irish Non-Debtor Affiliate.

•

All other Non-Debtor Affiliate Net Consolidated Claims by currency against a Debtor will be re-documented under a standard form of loan agreement. If required by the operation of law or regulation, to minimize the payment of taxes or other circumstances to the benefit of the Debtor, the form of the standard loan agreement may be modified. At the election of the Debtor, a Net Consolidated Claim in a currency other than US$ may be converted to a US$ denominated loan as of the Emergence Date.

The attached exhibits of Intercompany Claims by Debtor tabulate for each Debtor the aggregate Intercompany Claims held by other Debtors and Non-Debtor Affiliates as of March 18, 2009 plus estimated post-petition interest, where specified, for the period ending September 30, 2010, the computation of Net Consolidated Claims and the balance of loans payable after the application of the treatment of Intercompany Claims articulated above. For the purpose of presentation, all Intercompany Claims denominated in a currency other than US$ have be translated at the spot foreign exchange rate as of March 18, 2009.

4.	Treatment of Chemtura Canada Intercompany Claims

Consistent with the treatment of Unsecured Claims against Chemtura Canada pursuant to the Plan, all Intercompany Claims against Chemtura Canada will remain unaffected and will pass through the chapter 11 cases.

Intercompany Claims

The following Debtors have no Intercompany Claims:

•	A&M Cleaning Products, LLC

•	Aqua Clear Industries, LLC

•	ASEPSIS, Inc.

•	CNK Chemical Realty Corporation

•	Crompton Holding Corporation

•	Naugatuck Treatment Company

•	Recreational Water Products Inc.

ASCK, Inc.

US$ Thousands at March 18, 2009	Debtor	Non-Debtor Affiliate	Total
Accounts Payable	$—	$—	$—
Loan Payable	(6,439,390.23)	—	(6,439,390.23)
Interest Payable	(70,243.02)	—	(70,243.02)

Consolidated Claim	(6,509,633.25)	—	(6,509,633.25)

Accounts Receivable	17,661,792.68	—	17,661,792.68
Loan Receivable	—	—	—
Interest Receivable	—	—	—

Net Consolidated Claim	$11,152,159.43	$—	$11,152,159.43

Equity Effect	$11,152,159.43	$—	$11,152,159.43
Settled in Cash	—	—	—
Loan Agreement	—	—	—

Net Consolidated Claim	$11,152,159.43	$—	$11,152,159.43

Bio-Lab, Inc.

US$ Thousands at March 18, 2009	Debtor	Non-Debtor Affiliate	Total
Accounts Payable	$(20,679,154.23)	$(35,623.38)	$(20,714,777.61)
Loan Payable	(40,254,267.87)	—	(40,254,267.87)
Interest Payable	(2,634,641.83)	—	(2,634,641.83)

Consolidated Claim	(63,568,063.93)	(35,623.38)	(63,603,687.31)

Accounts Receivable	71,594,298.04	538,976.85	72,133,274.89
Loan Receivable	25,292,442.32	—	25,292,442.32
Interest Receivable	285,844.16	—	285,844.16

Net Consolidated Claim	$33,604,520.59	$503,353.47	$34,107,874.06

Cancelled	$33,604,520.59	$—	$33,604,520.59
Settled in Cash	—	(41,254.12)	(41,254.12)
Loan Agreement	—	544,607.59	544,607.59

Net Consolidated Claim	$33,604,520.59	$503,353.47	$34,107,874.06

BioLab Company Store, LLC

US$ Thousands at March 18, 2009	Debtor	Non-Debtor Affiliate	Total
Accounts Payable	$(929,420.98)	$—	$(929,420.98)
Loan Payable	(3,249.96)	—	(3,249.96)
Interest Payable	(1,389.99)	—	(1,389.99)

Consolidated Claim	(934,060.93)	—	(934,060.93)

Accounts Receivable	99,971.58	—	99,971.58
Loan Receivable	—	—	—
Interest Receivable	—	—	—

Net Consolidated Claim	$(834,089.35)	$—	$(834,089.35)

Equity Effect	$(834,089.35)	$—	$(834,089.35)
Settled in Cash	—	—	—
Loan Agreement	—	—	—

Net Consolidated Claim	$(834,089.35)	$—	$(834,089.35)

BioLab Franchise Company, LLC

US$ Thousands at March 18, 2009	Debtor	Non-Debtor Affiliate	Total
Accounts Payable	$(1,836,975.09)	$—	$(1,836,975.09)
Loan Payable	(33,355.38)	—	(33,355.38)
Interest Payable	(8,955.09)	—	(8,955.09)

Consolidated Claim	(1,879,285.56)	—	(1,879,285.56)

Accounts Receivable	42,806.14	—	42,806.14
Loan Receivable	—	—	—
Interest Receivable	—	—	—

Net Consolidated Claim	$(1,836,479.42)	$—	$(1,836,479.42)

Equity Effect	$(1,836,479.42)	$—	$(1,836,479.42)
Settled in Cash	—	—	—
Loan Agreement	—	—	—

Net Consolidated Claim	$(1,836,479.42)	$—	$(1,836,479.42)

BioLab Textile Additives, Inc.

US$ Thousands at March 18, 2009	Debtor	Non-Debtor Affiliate	Total
Accounts Payable	$—	$—	$—
Loan Payable	—	—	—
Interest Payable	—	—	—

Consolidated Claim	—	—	—

Accounts Receivable	(744,190.00)	—	(744,190.00)
Loan Receivable	—	—	—
Interest Receivable	—	—	—

Net Consolidated Claim	$(744,190.00)	$—	$(744,190.00)

Equity Effect	$(744,190.00)	$—	$(744,190.00)
Settled in Cash	—	—	—
Loan Agreement	—	—	—

Net Consolidated Claim	$(744,190.00)	$—	$(744,190.00)

Chemtura Corporation

US$ Thousands at March 18, 2009	Debtor	Non-Debtor Affiliate	Total
Accounts Payable	$(538,622,061.92)	$(41,517,237.31)	$(580,139,299.23)
Loan Payable	(356,478,555.64)	(1,305,596,998.80)	(1,662,075,554.44)
Interest Payable	(3,888,586.91)	(16,460,531.33)	(20,349,118.24)

Consolidated Claim	(898,989,204.47)	(1,363,574,767.43)	(2,262,563,971.91)

Accounts Receivable	231,694,630.21	294,734,400.14	526,429,030.36
Loan Receivable	36,660,288.74	—	36,660,288.74
Interest Receivable	424,294.47	—	424,294.47

Net Consolidated Claim	$(630,209,991.05)	$(1,068,840,367.29)	$(1,699,050,358.34)

Equity Effect	$(630,209,991.05)	$(529,409,454.88)	$(1,159,619,445.93)
Settled in Cash	—	(380,262.83)	(380,262.83)
Loan Agreement	—	(539,050,649.58)	(539,050,649.58)

Net Consolidated Claim	$(630,209,991.05)	$(1,068,840,367.29)	$(1,699,050,358.34)

Crompton Colors Incorporated

US$ Thousands at March 18, 2009	Debtor	Non-Debtor Affiliate	Total
Accounts Payable	$(28,138,135.43)	$—	$(28,138,135.43)
Loan Payable	—	—	—
Interest Payable	—	—	—

Consolidated Claim	(28,138,135.43)	—	(28,138,135.43)

Accounts Receivable	—	—	—
Loan Receivable	—	—	—
Interest Receivable	—	—	—

Net Consolidated Claim	$(28,138,135.43)	$—	$(28,138,135.43)

Equity Effect	$(28,138,135.43)	$—	$(28,138,135.43)
Settled in Cash	—	—	—
Loan Agreement	—	—	—

Net Consolidated Claim	$(28,138,135.43)	$—	$(28,138,135.43)

Crompton Monochem, Inc.

US$ Thousands at March 18, 2009	Debtor	Non-Debtor Affiliate	Total
Accounts Payable	$—	$—	$—
Loan Payable	—	—	—
Interest Payable	—	—	—

Consolidated Claim	—	—	—

Accounts Receivable	—	—	—
Loan Receivable	1,000.00	—	1,000.00
Interest Receivable	10.91	—	10.91

Net Consolidated Claim	$1,010.91	$—	$1,010.91

Equity Effect	$1,010.91	$—	$1,010.91
Settled in Cash		—	—
Loan Agreement	—	—	—

Net Consolidated Claim	$1,010.91	$—	$1,010.91

GLCC Laurel, LLC

US$ Thousands at March 18, 2009	Debtor	Non-Debtor Affiliate	Total
Accounts Payable	$(6,916,409.26)	$(17,378,337.25)	$(24,294,746.51)
Loan Payable	—	—	—
Interest Payable	—	—	—

Consolidated Claim	(6,916,409.26)	(17,378,337.25)	(24,294,746.51)

Accounts Receivable	14,058,158.30	12,762,743.41	26,820,901.71
Loan Receivable	—	6,448,467.20	6,448,467.20
Interest Receivable	—	70,342.03	70,342.03

Net Consolidated Claim	$7,141,749.04	$1,903,215.39	$9,044,964.43

Equity Effect	$7,141,749.04	$—	$7,141,749.04
Settled in Cash	—	—	—
Loan Agreement	—	1,903,215.39	1,903,215.39

Net Consolidated Claim	$7,141,749.04	$1,903,215.39	$9,044,964.43

Great Lakes Chemical Corporation

US$ Thousands at March 18, 2009	Debtor	Non-Debtor Affiliate	Total
Accounts Payable	$(117,231,574.41)	$(33,544,691.75)	$(150,776,266.17)
Loan Payable	(14,491,144.95)	—	(14,491,144.95)
Interest Payable	(182,466.06)	—	(182,466.06)

Consolidated Claim	(131,905,185.42)	(33,544,691.75)	(165,449,877.17)

Accounts Receivable	113,410,018.42	3,667,856.88	117,077,875.30
Loan Receivable	377,915,376.76	190,297,634.26	568,213,011.03
Interest Receivable	6,317,961.76	3,744,084.53	10,062,046.29

Net Consolidated Claim	$365,738,171.52	$164,164,883.92	$529,903,055.44

Equity Effect	$365,738,171.52	$103,488,537.06	$469,226,708.58
Settled in Cash	—	(248,620.22)	(248,620.22)
Loan Agreement	—	60,924,967.08	60,924,967.08

Net Consolidated Claim	$365,738,171.52	$164,164,883.92	$529,903,055.44

Great Lakes Chemical Global, Inc.

US$ Thousands at March 18, 2009	Debtor	Non-Debtor Affiliate	Total
Accounts Payable	$(16,246,634.03)	$—	$(16,246,634.03)
Loan Payable	—	—	—
Interest Payable	—	—	—

Consolidated Claim	(16,246,634.03)	—	(16,246,634.03)

Accounts Receivable	83,256.73	—	83,256.73
Loan Receivable	—	—	—
Interest Receivable	—	—	—

Net Consolidated Claim	$(16,163,377.30)	$—	$(16,163,377.30)

Equity Effect	$(16,163,377.30)	$—	$(16,163,377.30)
Settled in Cash	—	—	—
Loan Agreement	—	—	—

Net Consolidated Claim	$(16,163,377.30)	$—	$(16,163,377.30)

GT Seed Treatment, Inc.

US$ Thousands at March 18, 2009	Debtor	Non-Debtor Affiliate	Total
Accounts Payable	$—	$—	$—
Loan Payable	—	—	—
Interest Payable	—	—	—

Consolidated Claim	—	—	—

Accounts Receivable	303,927,829.90	—	303,927,829.90
Loan Receivable	—	—	—
Interest Receivable	—	—	—

Net Consolidated Claim	$303,927,829.90	$—	$303,927,829.90

Equity Effect	$303,927,829.90	$—	$303,927,829.90
Settled in Cash	—	—	—
Loan Agreement	—	—	—

Net Consolidated Claim	$303,927,829.90	$—	$303,927,829.90

HomeCare Labs, Inc.

US$ Thousands at March 18, 2009	Debtor	Non-Debtor Affiliate	Total
Accounts Payable	$(389,623.00)	$—	$(389,623.00)
Loan Payable	—	—	—
Interest Payable	—	—	—

Consolidated Claim	(389,623.00)	—	(389,623.00)

Accounts Receivable	—	—	—
Loan Receivable	—	—	—
Interest Receivable	—	—	—

Net Consolidated Claim	$(389,623.00)	$—	$(389,623.00)

Equity Effect	$(389,623.00)	$—	$(389,623.00)
Settled in Cash	—	—	—
Loan Agreement	—	—	—

Net Consolidated Claim	$(389,623.00)	$—	$(389,623.00)

ISCI, Inc.

US$ Thousands at March 18, 2009	Debtor	Non-Debtor Affiliate	Total
Accounts Payable	$—	$—	$—
Loan Payable	—	—	—
Interest Payable	—	—	—

Consolidated Claim	—	—	—

Accounts Receivable	1,260,000.00	—	1,260,000.00
Loan Receivable	—	—	—
Interest Receivable	—	—	—

Net Consolidated Claim	$1,260,000.00	$—	$1,260,000.00

Equity Effect	$1,260,000.00	$—	$1,260,000.00
Settled in Cash	—	—	—
Loan Agreement	—	—	—

Net Consolidated Claim	$1,260,000.00	$—	$1,260,000.00

Kem Manufacturing Corporation
US$ Thousands at March 18, 2009	Debtor	Non-Debtor Affiliate	Total
Accounts Payable	$(4,500.81)	$—	$(4,500.81)
Loan Payable	—	—	—
Interest Payable	—	—	—

Consolidated Claim	(4,500.81)	—	(4,500.81)

Accounts Receivable	11,760,870.28	—	11,760,870.28
Loan Receivable	—	—	—
Interest Receivable	—	—	—

Net Consolidated Claim	$11,756,369.47	$—	$11,756,369.47

Equity Effect	$11,756,369.47	$—	$11,756,369.47
Settled in Cash	—	—	—
Loan Agreement	—	—	—

Net Consolidated Claim	$11,756,369.47	$—	$11,756,369.47

Laurel Industries Holdings, Inc.

US$ Thousands at March 18, 2009	Debtor	Non-Debtor Affiliate	Total
Accounts Payable	$—	$(2,852,011.00)	$(2,852,011.00)
Loan Payable	—	—	—
Interest Payable	—	—	—

Consolidated Claim	—	(2,852,011.00)	(2,852,011.00)

Accounts Receivable	6,240,998.39	—	6,240,998.39
Loan Receivable	—	—	—
Interest Receivable	—	—	—

Net Consolidated Claim	$6,240,998.39	$(2,852,011.00)	$3,388,987.39

Equity Effect	$6,240,998.39	$—	$6,240,998.39
Settled in Cash	—	(62,067.00)	(62,067.00)
Loan Agreement	—	(2,789,944.00)	(2,789,944.00)

Net Consolidated Claim	$6,240,998.39	$(2,852,011.00)	$3,388,987.39

Monochem, Inc.

US$ Thousands at March 18, 2009	Debtor	Non-Debtor Affiliate	Total
Accounts Payable	$(46,171,161.96)	$—	$(46,171,161.96)
Loan Payable	—	—	—
Interest Payable	—	—	—

Consolidated Claim	(46,171,161.96)	—	(46,171,161.96)

Accounts Receivable	66,794,168.86	—	66,794,168.86
Loan Receivable	—	—	—
Interest Receivable	—	—	—

Net Consolidated Claim	$20,623,006.90	$—	$20,623,006.90

Equity Effect	$20,623,006.90	$—	$20,623,006.90
Settled in Cash	—	—	—
Loan Agreement	—	—	—

Net Consolidated Claim	$20,623,006.90	$—	$20,623,006.90

Uniroyal Chemical Company Limited (Delaware)

US$ Thousands at March 18, 2009	Debtor	Non-Debtor Affiliate	Total
Accounts Payable	$(14,952,050.00)	$—	$(14,952,050.00)
Loan Payable	(22,169,143.79)	—	(22,169,143.79)
Interest Payable	(241,828.41)	—	(241,828.41)

Consolidated Claim	(37,363,022.20)	—	(37,363,022.20)

Accounts Receivable	—	—	—
Loan Receivable	—	—	—
Interest Receivable	—	—	—

Net Consolidated Claim	$(37,363,022.20)	$—	$(37,363,022.20)

Equity Effect	$(37,363,022.20)	$—	$(37,363,022.20)
Settled in Cash	—	—	—
Loan Agreement	—	—	—

Net Consolidated Claim	$(37,363,022.20)	$—	$(37,363,022.20)

Weber City Road LLC

US$ Thousands at March 18, 2009	Debtor	Non-Debtor Affiliate	Total
Accounts Payable	$(200,000.00)	$—	$(200,000.00)
Loan Payable	—	—	—
Interest Payable	—	—	—

Consolidated Claim	(200,000.00)	—	(200,000.00)

Accounts Receivable	1,000.00	—	1,000.00
Loan Receivable	—	—	—
Interest Receivable	—	—	—

Net Consolidated Claim	$(199,000.00)	$—	$(199,000.00)

Equity Effect	$(199,000.00)	$—	$(199,000.00)
Settled in Cash	—	—	—
Loan Agreement	—	—	—

Net Consolidated Claim	$(199,000.00)	$—	$(199,000.00)

WRL of Indiana, Inc.

US$ Thousands at March 18, 2009	Debtor Affiliate	Non-Debtor Affiliate	Total
Accounts Payable	$—	$—	$—
Loan Payable	—	—	—
Interest Payable	—	—	—

Consolidated Claim	—	—	—

Accounts Receivable	380,749.00	—	380,749.00
Loan Receivable	—	—	—
Interest Receivable	—	—	—

Net Consolidated Claim	$380,749.00	$—	$380,749.00

Equity Effect	$380,749.00	$—	$380,749.00
Settled in Cash	—	—	—
Loan Agreement	—	—	—

Net Consolidated Claim	$380,749.00	$—	$380,749.00

Chemtura Canada Co./Cie.

US$ Thousands at July 31, 2010	Debtor	Non-Debtor Affiliate	Total
Accounts Payable	$(15,521,353.94)	$(8,432,632.72)	$(23,953,986.66)
Loan Payable	—	(24,687,506.34)	(24,687,506.34)
Interest Payable	—	(265,219.40)	(265,219.40)

Consolidated Claim	(15,521,353.94)	(33,385,358.46)	(48,906,712.40)

Accounts Receivable	48,551,176.61	37,581.81	48,588,758.43
Loan Receivable	—	—	—
Interest Receivable	—	—	—

Net Consolidated Claim	$33,029,822.67	$(33,347,776.65)	$(317,953.98)

EXHIBIT I

New Incentive Plan

CHEMTURA CORPORATION 2010 LONG-TERM INCENTIVE PLAN

Section 1 Purpose.

The purpose of the Chemtura Corporation 2010 Long-Term Incentive Plan (hereinafter referred to as the “Plan”) is to (a) advance the interests of Chemtura Corporation (“Chemtura”), its Subsidiaries and affiliates (Chemtura and its Subsidiaries and affiliates are collectively referred to as the “Company”), and its stockholders by providing incentives and rewards to those directors, officers, other employees and persons who provide services to the Company who are in a position to contribute to the long term growth and profitability of the Company, (b) assist the Company in attracting, retaining, and developing highly qualified employees for the successful conduct of their business, and (c) create a competitive compensation program.

Section 2 Definitions.

2.1 “Award” means any award under the Plan. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

2.2 “Board” means the Board of Directors of Chemtura.

2.3 “Cause” means, unless otherwise determined by the Committee in the applicable Award agreement, with respect to a Participant’s termination of employment or service with the Company, the following:

(a) The Participant is a Party to an Agreement that Defines Cause. In the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter; or

(b) The Participant is Not a Party to an Agreement that Defines Cause. In the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s (i) theft, fraud, embezzlement or intentional disclosure of confidential and/or proprietary information; (ii) conduct or plans to engage in conduct that would be considered competition with the Company; (iii) willful disregard for or neglect by the Participant of his or her duties or the interests of the Company; (iv) commission of, indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (v) breach of fiduciary duty, duty of loyalty or other breach of trust; or (vi) any willful act against the material financial interests of the Company. For purposes of the Plan, the Committee reserves the right, in its sole discretion, to make a determination as to whether a Participant’s termination was for “Cause” after the actual termination of employment or service based on facts and circumstances discovered subsequent to such termination.

2.4 “Change in Control” shall mean, unless otherwise determined by the Committee in the applicable Award agreement, the occurrence of any one or more of the following events:

(a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of Chemtura in substantially the same proportions as their ownership of Stock of Chemtura or any person who owns five percent (5%) or more of the Stock of Chemtura on the date of Chemtura’s emergence from Chapter 11 bankruptcy proceedings (a “Five Percent Owner”)), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Chemtura representing more than fifty percent (50%) of the combined voting power of Chemtura’s then outstanding securities;

(b) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the stockholders of Chemtura in substantially the same proportions as their ownership of Stock of Chemtura or a Five Percent Owner), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) in one or a series of related transactions during any twelve (12)-month period, directly or indirectly, of securities of Chemtura representing thirty percent (30%) or more of the combined voting power of Chemtura’s then outstanding securities;

(c) during any one-year period, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with Chemtura to effect a transaction described in paragraph (a), (b), (d) or (e) of this definition of “Change in Control” or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by Chemtura’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the one-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(d) a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in either (A) a Five Percent Owner beneficially owning more than fifty percent (50%) of the combined voting power of the voting securities of Chemtura or the surviving entity (or the ultimate parent company of Chemtura of the surviving entity) or (B) the voting securities of Chemtura outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Chemtura or such surviving entity outstanding immediately after such merger or consolidation (or the ultimate parent company of the Company or such surviving entity); provided, however, that a merger or consolidation effected to implement a

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recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in subparagraphs (b) and (c)) acquires more than fifty percent (50%) of the combined voting power of Chemtura’s then outstanding securities shall not constitute a Change in Control; or

(e) the consummation of a sale or disposition of all or substantially all the assets of the Company, in one or a series of related transactions during any twelve (12)-month period, other than the sale or disposition of all or substantially all of the assets of the Company to a Five Percent Owner or a person or persons who beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of Chemtura at the time of the sale.

(f) Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

2.5 “Code” means the Internal Revenue Code of 1986, as now or hereafter amended.

2.6 “Committee” shall mean the Organization, Compensation and Governance Committee of the Board or such other Committee appointed by the Board for the purpose of administering this Plan.

2.7 “Disability” means, unless otherwise determined by the Committee in the applicable Award agreement, a disability as determined under procedures established by the Committee for purposes of the Plan and which, to the extent applicable, shall be the date a Participant becomes “disabled” within the meaning of Section 409A of the Code and the regulations issued thereunder.

2.8 “Dividend Equivalent” means an amount determined by multiplying the number of shares of Stock or Stock Units subject to a grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend paid in consideration other than cash, paid by Chemtura on its Stock on a dividend payment date.

2.9 “Eligible Employee” means any employee of the Company selected by the Committee. No “Eligible Employee” shall be a member of the Committee. Notwithstanding the foregoing, an Eligible Employee shall not include any individual not designated by the Company as an employee of the Company at the time of any determination.

2.10 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.11 “Executive Officer” shall mean an executive officer of the Company, as such term is defined within the meaning of the Exchange Act or for purposes of Section 16 of the Exchange Act.

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2.12 “Full-Value Award” means any Award granted under the Plan other than (i) a Stock Option Award that requires the Participant to pay (in cash, foregone cash compensation, or other consideration, other than the performance of services, designated as acceptable by the Committee) at least the Market Price of the shares of Stock subject thereto as determined on the date of grant of an Award or (ii) a SAR that is based solely on the appreciation of the shares of Stock underlying the Award from the Market Price of the shares as determined on the date of grant of the Award.

2.13 “Good Reason” means, unless otherwise determined by the Committee in the applicable Award agreement, with respect to a Participant’s termination of employment or service with the Company, the following:

(a) The Participant is a Party to an Agreement that Defines Good Reason. In the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Company and the Participant at the time of the grant of the Award that defines “good reason” (or words or a concept of like import), a termination due to good reason (or words or a concept of like import), as defined in such agreement at the time of the grant of the Award, and, for purposes of the Plan, as determined by the Committee in its sole discretion; provided that any definition that is effective under an employment agreement, change in control agreement or similar agreement after a change in control shall only be effective for purposes of the Plan after a change in control; or

(b) The Participant is Not a Party to an Agreement that Defines Good Reason. In the case where there is no employment agreement, change in control agreement or similar agreement in effect between the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “good reason” (or words or a concept of like import)), a termination due to: (i) a material reduction in the Participant’s base salary, (ii) the assignment of duties that are materially inconsistent with the Participant’s position or status with the Company, or (iii) a relocation of the Participant’s primary place of employment to a location more than twenty-five (25) miles further from the Participant’s primary residence than the location of the Company’s offices at the time of the grant of the Award; provided that in order to invoke a termination for Good Reason, (A) the Participant must provide written notice within ninety (90) days of the occurrence of any event of “Good Reason,” (B) the Company must fail to cure such event within ten (10) days of the giving of such notice, and (C) the Participant must terminate employment within thirty (30) days following the expiration of the Company’s cure period.

2.14 “Incentive Stock Option” means any stock option granted pursuant to this Plan which is designated as such by the Committee and which complies with Section 422 of the Code.

2.15 “Market Price” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Market Price in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code.

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2.16 “Non-Employee Director” means a member of the Board who is not otherwise employed by the Company.

2.17 “Non-Qualified Stock Option” means any stock option granted pursuant to this Plan which is not an Incentive Stock Option.

2.18 “Participant” shall mean an individual selected to participate in the Plan pursuant to Section 3.

2.19 “Performance Award” shall mean an Award granted pursuant to Section 11.

2.20 “Qualified Member” means a member of the Committee who is (i) a “non-employee director” of Chemtura as defined in Rule 16b-3(b)(3) under the Exchange Act, (ii) an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m) and (iii) an “independent director” under the rules of any national securities exchange or national securities association, as applicable.

2.21 “Qualified Performance-Based Award” shall have the meaning set forth in Section 13.1.

2.22 “Restricted Stock” means Stock subject to restrictions on the transfer of such Stock, conditions for forfeiture of such Stock, or any other limitations or restrictions as determined by the Committee.

2.23 “Retirement” means retirement from active employment with the Company upon attainment by the Participant of age 55 or more with at least five years of service recognized generally by the Company for eligibility and determination of employee benefits, or attainment of age 65.

2.24 “SAR” shall have the meaning set forth in Section 8.

2.25 “Securities Act” means the Securities Act of 1933, as amended.

2.26 “Stock” shall mean the common stock, $0.10 par value per share, of Chemtura.

2.27 “Stock Unit” shall mean an Award of a phantom unit, representing one or more shares of Stock, as described in Section 9.

2.28 “Subsidiary” means any business entity in which Chemtura, directly or indirectly, owns fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interest.

Section 3 Participation.

The Participants shall be those Eligible Employees, Non-Employee Directors, or individuals who perform services for the Company, who are selected to participate in the Plan by the Committee. Any Eligible Employee, Non-Employee Director or individual who performs services for the Company, or each member of any group of Eligible Employees or Non-Employee Directors or such individuals, to whom the Committee has granted an Award, shall be deemed a Participant with respect to such Award.

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Section 4 Administration.

4.1 Committee. The Plan shall be administered and interpreted by the Committee, which shall have sole authority to make rules and regulations for the administration of the Plan. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by the Board, a subcommittee of the Committee consisting of two or more Qualified Members or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, and that authority specifically reserved to the Board under the terms of the Plan, Chemtura’s Articles of Incorporation, By-Laws, or applicable law shall be exercised by the Board and not by the Committee. The Board shall serve as the Committee in respect of any Awards made to any Non-Employee Director.

The interpretations and decisions of the Committee with regard to the Plan shall be final and conclusive and binding upon all Participants. The Committee may request advice or assistance or employ such persons (including, without limitation, legal counsel and accountants) as it deems necessary for the proper administration of the Plan. The Committee shall: (i) adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan; (ii) correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award agreement, or other instrument hereunder; (iii) make determinations relating to eligibility for and entitlements in respect of Awards, and to make all factual findings related thereto; and (v) take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan. In addition, the Committee may from time to time establish one or more sub-plans under the Plan by adopting supplements to the Plan containing (i) such limitations as the Committee deems necessary or desirable, and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All sub-plans adopted by the Committee shall be deemed to be part of the Plan.

4.2 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, or as provided in Section 13, the Committee may delegate, on such terms and conditions as it determines in its sole and absolute discretion, to one or more senior executives of the Company (i) the authority to make grants of Awards to Eligible Employees (other than Executive Officers) or individuals who perform services for the Company and (ii) other administrative responsibilities. Any such allocation or delegation may be revoked by the Committee at any time.

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4.3 Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

Section 5 Awards.

5.1 Types of Awards. The Committee shall have the discretion to determine the type of Awards to be granted under the Plan. Such Awards may be in a form payable in either Stock or cash, including, but not limited to, Stock Option Awards, Stock, Restricted Stock, bonus Stock, SARs, Stock Units, Performance Awards and dividend equivalents or a combination thereof. The Committee is authorized to grant Awards as a bonus, or to grant Awards in lieu of obligations of the Company to pay cash or grant other awards under other plans or compensatory arrangements, to the extent permitted by such other plans or arrangements. All Awards shall be made pursuant to Award agreements (which may be in electronic form) between the Participant and the Company or such other plans as the Committee may adopt from time to time. The agreements or plans shall be in such form as the Committee approves from time to time.

5.2 Terms and Conditions of Awards. The Committee shall determine the size of each Award to be granted (including, where applicable, the number of shares of Stock to which an Award will relate), and all other terms and conditions of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications thereof, based in each case on such considerations as the Committee shall determine). The Committee may determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, shares of Stock, other Awards, or other consideration, or an Award may be canceled, forfeited, or surrendered. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and measures of performance as it may deem appropriate in establishing performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 13.1 in the case of a Qualified Performance-Based Award intended to qualify under Code Section 162(m). Notwithstanding the foregoing, the period during which an Award may remain outstanding shall not exceed ten (10) years from the date the Award is granted.

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5.3 Maximum Amount Available. The total number of shares of Stock that may be delivered to Participants or their beneficiaries pursuant to all Awards granted under this Plan shall not exceed [—]1 shares, subject to Section 5.6. Solely for the purpose of computing the foregoing maximum shares of Stock limitation under this Plan, there shall not be counted: (i) any shares which have been forfeited or lapse under the Plan and (ii) any shares deliverable pursuant to an Award which, prior to such computation, has terminated in accordance with its terms or has been cancelled by the Participant or the Company. With respect to SARs settled in Stock, upon settlement, only the number of shares of Stock delivered to a Participant (based on the difference between the Market Price of the shares of Stock subject to such SAR on the date such SAR is exercised and the base price of each SAR on the date such SAR was awarded) shall count against the aggregate and per-participant share limitations set forth in this Section 5.3, and Sections 5.4 and 5.5. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations.

5.4 Award-Specific Limitations. The total number of shares of Stock available for delivery under the Plan pursuant to Awards of Incentive Stock Options shall not exceed the total number of shares defined above in Section 5.3, subject to Section 5.6.

5.5 Per-Participant Limitation on Stock-Based Awards. In any calendar year, no Participant may be granted Awards that relate to more than [—]2 shares of Stock, subject to Section 5.6. In addition, no more than [—]3 shares of Stock and no more than $5,000,000, in each case, pursuant to any Performance Awards shall be granted to one individual in a calendar year unless pursuant to a multi-year Award. This Section 5.5 shall apply only with respect to Awards that are denominated by a specified number of shares of Stock, even if the Award may be settled in cash or a form other than Stock. If the number of shares of Stock ultimately payable in respect of an Award is a function of future achievement of performance targets, then for purposes of this limitation, the number of shares of Stock to which such Award relates shall equal the number of shares of Stock that would be payable assuming maximum performance was achieved.

5.6 Adjustment in the Event of Recapitalization, etc. In the event of any change in the outstanding shares of Chemtura by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the stockholders, the Committee shall make such equitable adjustments in the number of shares and prices per share applicable to options then outstanding and in the number of shares which are available thereafter for other Awards, both under the Plan as a whole and with respect to individuals and Award type. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including cancellation of Awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of Awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for Awards, or adjustment to performance goals in respect of Awards) in recognition of unusual or nonrecurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, the financial statements of the

[1]	Represents 11% of the Company’s common shares on a fully diluted basis upon emergence.
[2]	Represents 25% of the number of shares set forth in footnote 1.
[3]	Represents 25% of the number of shares set forth in footnote 1.

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Company, or in response to changes in applicable laws, regulations, or accounting principles. Fractional shares of Stock resulting from any adjustment in Awards pursuant to this Section shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan. Notwithstanding the foregoing, if any such event will result in a Change in Control, then if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding Awards (including cashing-out Awards), such treatment shall govern without the need for any action by the Committee. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

5.7 Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Section 6.3, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company or any business entity to be acquired by the Company, or any other right of a Participant to receive payment from the Company, and in granting a new Award, the Committee may determine that the value of any surrendered Award or Award may be applied to reduce the exercise price of any Stock Option Award or SAR or purchase price of any other Award.

Section 6 Stock Options.

6.1 Award Types. The Company may award options to purchase Stock (hereinafter referred to as “Stock Option Awards”) to such Participants as the Committee authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Stock Option Award, and designate in the grant, whether a Participant is to receive an Incentive Stock Option or a Non-Qualified Stock Option, or combination thereof. Notwithstanding the foregoing, Incentive Stock Options may be granted only to Eligible Employees. To the extent that any Stock Option Award does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option Award or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.2 Exercise Price. The exercise price of each share of Stock subject to a Stock Option Award shall be specified in the grant. If the Participant to whom an Incentive Stock Option is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the Participant’s employer or a parent or subsidiary of the employer, the exercise price of each share of Stock subject to such grant shall be not less than one hundred ten percent (110%) of the price described in the preceding sentence.

6.3 Repricing. Notwithstanding anything herein to the contrary, unless otherwise provided in an Award agreement, the Committee may, at its sole and absolute discretion, (i) lower the strike price of a Stock Option Award after it is granted, or take any other action with the effect of lowering the strike price of a Stock Option Award after it is granted, or (ii) permit the cancellation of a Stock Option Award in exchange for another Award.

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6.4 Duration of Stock Option Awards. A Stock Option Award by its terms shall be of no more than ten (10) years’ duration, except that an Incentive Stock Option granted to a Participant who, at the time of the grant, owns Stock representing more than ten percent (10%) of the combined voting power of the Participant’s employer or a parent or subsidiary of the employer shall by its terms be of no more than five (5) years’ duration.

6.5 Exercisability. Stock Option Awards shall be exercisable at such time as the Committee shall determine and specify in the grant provided, however, that, unless otherwise provided in an Award agreement, Stock Option Awards shall also be exercisable as follows:

(a) if a Participant’s employment or service terminates by reason of death, any Stock Option Award held by such Participant or any permitted transferee of such Participant may thereafter be exercised, to the extent then exercisable, for a period of two years from the date of such death or until the expiration of the stated term of such Stock Option Award, whichever period is shorter;

(b) if a Participant’s employment or service terminates by reason of Disability, any Stock Option Award held by such Participant or any permitted transferee of such Participant may thereafter be exercised, to the extent it was exercisable at the time of termination, for a period of two years from the date of such termination of employment or service or until the expiration of the stated term of such Stock Option Award, whichever period is shorter; provided, however, that, if the holder of the Stock Option Award dies while any such Stock Option Award remains exercisable, any unexercised Stock Option Award so held at death shall continue to be exercisable to the extent to which it was exercisable at the time of such holder’s death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option Award, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option Award will thereafter be treated as a Non-Qualified Stock Option;

(c) If a Participant’s employment or service terminates by reason of Retirement, any Stock Option Award held by such Participant or any permitted transferee of such Participant may thereafter be exercised by the holder, to the extent it was exercisable at the time of Retirement, for a period of five years from the date of such termination of employment or service or until the expiration of the stated term of such Stock Option Award, whichever period is the shorter; provided, however, that if the holder dies within such five-year period, any unexercised Stock Option Award held by such holder shall, notwithstanding the expiration of such five-year period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option Award, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for the purposes of Section 422 of the Code, such Stock Option Award will thereafter be treated as a Non-Qualified Stock Option;

(d) if a Participant’s employment or service terminates for any reason other than death, Disability, Retirement, or Cause, any Stock Option Awards held by such Participant or any permitted transferee of such Participant may thereafter be exercised by the holder, to the

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extent it was exercisable at the time of termination, for a period of 90 days from the date of such termination of employment or service or until the expiration of the stated term of such Stock Option Award, whichever period is shorter; provided, however, that if the holder dies within such 90-day period, any unexercised Stock Option Award so held shall, notwithstanding the expiration of such 90-day period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option Award, whichever period is shorter. If a Participant’s employment or service is terminated for Cause, all rights under any Stock Option Award (whether vested or unvested) held by such Participant or any permitted transferee of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

Notwithstanding anything the foregoing, in no event may a Stock Option Award be exercised after its expiration date.

6.6 Manner of Exercise. A Stock Option Award may be exercised by the Participant (or, if the Stock Option Award has been duly transferred, the transferee) with respect to part or all of the shares subject to the Stock Option Award by giving written notice to the Company or its designee of the exercise of the option according to such procedures as the Company may establish.

6.7 Payment of Exercise Price. The exercise price for the shares for which an option is exercised shall be paid by the exercisor within ten (10) business days after the date of exercise and the terms of the Stock Option Award may provide that the exercise price may be paid:

(a) in cash;

(b) in whole shares of Stock owned by the exercisor prior to exercising the option;

(c) by having the Company withhold shares that otherwise would be delivered to the exercisor pursuant to the exercise of the option in an amount equal in value to the exercise price;

(d) in a combination of either cash and delivery of shares, or cash and withholding of shares; or

(e) by whatever other means the Committee may deem appropriate.

The value of any share of Stock delivered or withheld in payment of the exercise price shall be its Market Price on the date the option is exercised.

6.8 Limits on Incentive Stock Options. The aggregate Market Price of all shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any one calendar year, under this Plan or any other stock option plan maintained by the Company, shall not exceed $100,000. The Market Price shall be determined on the date the related Stock Option Award is granted.

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Section 7 Grants of Stock.

7.1 Award Types. The Committee may grant, either alone or in addition to other Awards granted under the Plan, shares of Stock or Restricted Stock (hereinafter referred to as a “Stock Award”) to such Participants as the Committee authorizes and under such terms as the Committee establishes. The Committee, in its discretion, may also make a cash payment to a Participant granted shares of Stock or Restricted Stock under the Plan to allow such Participant to satisfy tax obligations arising out of receipt of the Stock or Restricted Stock.

7.2 Rights as a Stockholder. The Participant shall have, with respect to Restricted Stock, all of the rights of a stockholder of Chemtura, including the right to vote the shares, except that a Participant’s right to receive any dividends shall be subject to the same vesting period as the Restricted Stock to which such dividend rights relate, and shall be payable as soon as administratively practicable after the vesting thereof (but in any event by March 15 following the year in which vesting occurs).

7.3 Award and Certificate. Participants who receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company (which may be in electronic form), to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Chemtura Corporation (the “Company”) 2010 Long-Term Incentive Plan (the “Plan”) and an agreement entered into between the registered owner and the Company dated                     . Copies of such Plan and agreement are on file at the principal office of the Company.”

7.4 Transferability. Restricted Stock may not be sold or transferred by the Participant until any restrictions that have been established by the Committee have lapsed.

7.5 Forfeiture. Unless otherwise set forth in an Award agreement, upon a termination by the Participant or the Company of the Participant’s employment or service for any reason during the period any restrictions are in effect, all Restricted Stock held by the Participant shall be forfeited without compensation to the Participant.

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Section 8 SARs.

8.1 General Requirements. The Committee may grant Awards of Stock appreciation rights (“SARs”) to any Participant, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each SAR shall represent the right of the Participant to receive, upon settlement of the SAR, shares of Stock or cash equal to the amount by which the Market Price of a share of Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described below in Section 8.3.

8.2 Terms of SARs. The Committee shall determine the terms and conditions of SARs and may grant SARs separately from or in tandem with any Stock Option Award (for all or a portion of the applicable Stock Option Award). Tandem SARs may be granted either at the time the Stock Option Award is granted or any time thereafter while the Stock Option Award remains outstanding; provided, however, that in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Committee will determine the number of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs and the period during which SARs will remain exercisable. A SAR Award by its term shall be of no more than ten (10) years’ duration.

8.3 Payment With Respect to SARs. The Committee shall determine whether the appreciation in a SAR shall be paid in the form of cash, in Stock, or in a combination thereof, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Stock to be received, Stock shall be valued at its Market Price on the date of exercise of the SAR. If shares of Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

8.4 Requirement of Employment or Service. SARs shall be exercisable at such time as the Committee shall determine and specify in the grant provided, however, that, unless otherwise provided in an Award agreement, SARs shall also be exercisable in the same manner as set forth in Section 6.5.

8.5 Repricing. Notwithstanding anything herein to the contrary, unless otherwise provided in the Award agreement, the Committee may, at its sole and absolute discretion, (i) lower the base amount of a SAR after it is granted, or take any other action with the effect of lowering the base amount of a SAR after it is granted, or (ii) permit the cancellation of a SAR in exchange for another Award.

Section 9 Stock Units.

9.1 General Requirements. The Committee may grant Stock Units to any Participant, upon such terms and conditions as the Committee deems appropriate under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on the Company’s records for purposes of the Plan.

9.2 Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

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9.3 Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination thereof, as determined by the Committee, and at such times as specified in the Award agreement in accordance with section 409A of the Code. The Award agreement shall specify the maximum number of shares that shall be paid under the Stock Units.

9.4 Requirement of Employment or Service. The Committee shall determine in the Award agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited. Unless otherwise set forth in an Award agreement, upon a termination by the Participant or the Company of the Participant’s employment or service for any reason during the period any restrictions are in effect, all Stock Units held by the Participant shall be forfeited without compensation to the Participant.

Section 10 Dividend Equivalents.

When the Committee makes a grant of a Full-Value Award under the Plan, the Committee may grant Dividend Equivalents in connection with such Awards, under such terms and conditions as the Committee deems appropriate under this Section 10. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee, subject to the limitations of Code Section 409A. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company’s records for purposes of the Plan. Unless otherwise specified in the Award agreement, Dividend Equivalents shall be subject to the same vesting period as the Award to which they relate and shall be payable as soon as administratively practicable after the vesting thereof (but in any event by March 15 following the year in which vesting occurs). Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, as determined by the Committee. Unless otherwise specified in the Award agreement, deferred Dividend Equivalents will not accrue interest. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.

Section 11 Performance Awards.

11.1 Award Types. The Committee may grant, either alone or in addition to other Awards granted under the Plan, Awards of Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, the Market Price of Stock, or other securities of the Company, based on the performance of the Company (“Performance Awards”) to such Participants as the Committee authorizes and under such terms as the Committee establishes. Performance Awards may be paid in Stock, Restricted Stock or other securities of the Company, cash or any other form of property as the Committee shall determine.

11.2 Terms and Conditions of Awards. Performance Awards shall entitle the Participant to receive an Award if the measures of performance established by the Committee are met. The measures of performance shall be established by the Committee in its absolute

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discretion. The Committee shall determine the times at which Performance Awards are to be made and all conditions of such Awards. Notwithstanding the foregoing, if a Participant terminates employment or service during a performance period applicable to a Performance Award because of death or Disability, such Participant shall be entitled to a payment with respect to each such outstanding Performance Award at the end of the applicable performance period:

(i) based, to the extent relevant under the terms of the Award, upon the Participant’s performance for the portion of such performance period ending on the date of termination and the performance of the Company or any applicable business unit for the entire performance period, and

(ii) prorated for the portion of the performance period during which the Participant was employed by, or provided services to, the Company, all as determined by the Committee.

If a Participant ceases employment or service during a performance period for any other reason, then such Participant shall not be entitled to any payment with respect to any unvested Performance Award.

Section 12 Other Awards.

The Committee may grant other Awards that are cash-based or based on, measured by or payable in Stock to Participants, on such terms and conditions as the Committee deems appropriate under this Section 12. Other Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination thereof, as determined by the Committee in the Award agreement or applicable plan.

Section 13 Qualified Performance-Based Awards.

13.1 Performance Awards Granted to Designated Covered Employees. If the Committee determines that an Award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee (as defined below) should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Award (a “Qualified Performance-Based Award”) shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 13. This Section 13 shall not apply to Awards that otherwise qualify as “performance-based compensation” by reason of Regulation 1.162-27(e)(2)(vi) (relating to certain stock options and stock appreciation rights).

(a) Performance Goals Generally. The performance goals for such Qualified Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criterion, as specified by the Committee consistent with this Section 13.1. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Qualified Performance-Based Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be

15

achieved as a condition to grant, exercise, and /or settlement of such Qualified Performance-Based Awards. Performance goals may differ for Qualified Performance-Based Awards granted to any one Participant or to different Participants.

(b) Business Criteria. One or more of the following business criteria, either alone or in any combination, for the Company, on a consolidated basis, and/or for specified Subsidiaries, divisions, or other business units of Chemtura (where the criteria are applicable), shall be used by the Committee in establishing performance goals for such Qualified Performance-Based Awards, which shall include or exclude discontinued operations, acquisition expenses and restructuring expenses and/or other one-time or extraordinary items of income, revenue or expense as the Committee may determine: (i) earnings; (ii) net income; (iii) net income applicable to stock; (iv) revenue; (v) cash flow; (vi) return on assets; (vii) return on net assets; (viii) return on invested capital; (ix) return on equity; (x) profitability; (xi) economic value added; (xii) operating margins or profit margins; (xiii) earnings or income before income taxes; (xiv) earnings or income before interest and income taxes; (xv) income before interest, income taxes, depreciation and amortization; (xvi) total stockholder return; (xvii) book value; (xviii) expense management; (xix) capital structure and working capital; (xx) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, gross profit, market penetration, geographic business expansion, cost targets or goals relating to acquisitions or divestitures; (xxi) costs; (xxii) employee morale or productivity; (xxiii) customer satisfaction or loyalty; (xxiv) customer service; (xxv) compliance programs; and (xxvi) safety. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; effects of acquisitions and divestitures, including, but not limited to, purchase accounting, income and losses on discontinued operations and gains and losses on the sale of businesses; reorganization effects; fresh start accounting effects; and gains and losses on the extinguishment of debt. Any such performance criterion or combination of such criteria may apply to the Participant’s Award in its entirety or to any designated portion or portions of the Award, as the Committee may specify.

(c) Performance Period; Timing for Establishing Qualified Performance-Based Award Terms. Achievement of performance goals in respect of such Qualified Performance-Based Awards shall be measured over a performance period of up to 10 years, as specified by the Committee. Performance goals, amounts payable upon achievement of such goals, and other material terms of Qualified Performance-Based Awards shall be established by the Committee (i) while the performance outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period.

(d) Qualified Performance-Based Award Pool. The Committee may establish a Qualified Performance-Based Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Qualified Performance-Based Awards. The amount of such Qualified Performance-Based Award pool shall be based upon the

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achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 13.1(b) hereof during the given performance period, as specified by the Committee in accordance with Section 13.1(c) hereof. The Committee may specify the amount of the Qualified Performance-Based Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. In such case, Qualified Performance-Based Awards may be granted as rights to payment of a specified portion of the Qualified Performance-Based Award pool, and such grants shall be subject to the requirements of Section 13.1(c).

(e) Settlement of Qualified Performance-Based Awards; Other Terms. Settlement of such Qualified Performance-Based Awards shall be in cash, Stock, or other Awards, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Qualified Performance-Based Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Qualified Performance-Based Award subject to this Section 13.1. The Committee shall specify the circumstances in which such Qualified Performance-Based Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Qualified Performance-Based Awards.

(f) Impact of Extraordinary Items or Changes in Accounting. To the extent applicable, the determination of achievement of performance goals for Qualified Performance-Based Awards shall be made in accordance with U.S. generally accepted accounting principles (“GAAP”) and a manner consistent with the methods used in the Company’s audited financial statements, and, unless the Committee decides otherwise within the period described in Section 13.1(c), without regard to (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP, (ii) changes in accounting methods, or (iii) non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per share basis), the Committee may, within the period described in Section 13.1(c), provide that such calculation shall be made on the same basis as reflected in a release of the Company’s earnings for a previously completed period as specified by the Committee.

13.2 Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Qualified Performance-Based Awards, the achievement of performance goals relating to Qualified Performance-Based Awards, and the amount of any final Qualified Performance-Based Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each Qualified Performance-Based Award, that the performance goals and other material terms of the Qualified Performance-Based Award upon which settlement of the Qualified Performance-Based Award was conditioned have been satisfied. The Committee may not delegate any responsibility relating to such Qualified Performance-Based Awards.

13.3 Status of Section 13.1 Awards under Code Section 162(m). It is the intent of the Company that Qualified Performance-Based Awards under Section 13.1 constitute

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“performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 13.1, 13.2 and 13.3, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a person designated by the Committee, at the time of grant of a Qualified Performance-Based Award, as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan as in effect on the date of adoption of any agreements relating to Qualified Performance-Based Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

Section 14 Change in Control.

14.1 Treatment of Awards. In the event of a Change in Control, and except as otherwise provided by the Committee in an Award agreement, a Participant’s unvested Award shall vest and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee:

(a) Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 5.6 hereof, as determined by the Committee, and restrictions to which shares underlying Stock Awards or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Stock Award or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Stock on such terms as determined by the Committee; provided that the Committee may decide to award additional Stock Awards or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option Award shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto); and

(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 14.1(b), “Change in Control Price” shall mean the highest price per share of Stock paid in any transaction related to a Change in Control of the Company.

14.2 Committee Discretion. Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

Section 15 General Provisions.

15.1 Assignment. Subject to the provisions of Section 15.2, if applicable, any assignment or transfer of any Awards without the written consent of the Company shall be null and void.

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15.2 Transferability.

(a) Generally, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Stock received pursuant to the Plan prior to the date on which any applicable restriction or performance period established by the Committee lapses. Notwithstanding the foregoing, Awards shall be transferable by the Participant:

(i) in the case of the Participant’s death (to the extent the Award, by its terms, survives the Participant’s death), pursuant to the beneficiary designation then on file with the Company, or, in the absence of such a beneficiary designation (or if the designated beneficiary has pre-deceased the Participant), by will or the laws of descent and distribution (in which case the Company without liability to any other person, may rely on the directions of the executor or administrator of the Participant’s estate with respect to the disposition or exercise of such Awards);

(ii) in the Committee’s discretion, the terms of an Award (other than an Incentive Stock Option) may permit the Participant to transfer the Award to (w) his or her spouse, children (including by adoption), stepchildren or grandchildren (referred to herein as the Participant’s “Family Members”), (x) a trust or trusts for the exclusive benefit of such Family Members, (y) a partnership in which such Family Members are the only partners, or (z) such other persons or entities as the Committee may approve on a case-by-case basis; or

(iii) in the case of a transferee’s death, to his/her estate without rights to further distribution.

(b) Any transfer pursuant to this Section 15.2 shall be subject to the following:

(i) there may be no consideration for any such transfer;

(ii) the Award agreement pursuant to which such Award is granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 15.2; and

(iii) subsequent transfers of transferred Awards shall be prohibited except those in accordance with this Section 15.2.

(c) Following transfer, any transferred Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Unless otherwise provided herein, the events of death, Disability, Retirement and termination of employment or service with respect to an outstanding Award shall be in relation to the original grantee Participant notwithstanding an earlier transfer of the Award.

15.3 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the

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Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards, or other consideration pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

15.4 No Right to Employment. Participation in this Plan shall not affect the Company’s right to discharge a Participant. Unless otherwise specified in the applicable Award agreement, (i) an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan, and (ii) any Participant who is employed by or performs services for a Subsidiary shall be considered to have terminated employment or service for purposes of an Award under the Plan if such Subsidiary is sold or no longer qualifies as a Subsidiary of Chemtura, unless such Participant remains employed by the Company.

15.5 Cancellation and Rescission of Awards.

(a) The Committee shall have the discretion with respect to any Award granted under this Plan to establish upon its grant conditions under which: (i) the Award may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted; or (ii) gains realized by the grantee in connection with an Award or an Award’s exercise may be recovered; provided that such conditions and their consequences are: (A) clearly set forth in the Award agreement or other grant document; and (B) fully comply with applicable laws. These conditions may include, without limitation, actions by the Participant which constitute a conflict of interest with the Company, violate the Company’s Code of Business Conduct, are prejudicial to the Company’s interests, or are in violation of any non-compete agreement or obligation, any confidentiality agreement or obligation, the Company’s applicable policies or the Participant’s terms and conditions of employment.

(b) The Committee may require, upon exercise, vesting, payment or delivery pursuant to an Award, that the Participant certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Award agreement.

15.6 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan or of any amendment to shareholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.7 Successors and Assigns. The Plan and Award agreements may be assigned by the Company to any successor to the Company’s business. The Plan and any applicable Award agreement shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

15.8 Taxes. The Company is authorized to withhold from any delivery of shares of Stock in connection with an Award, any other payment relating to an Award, or any payroll or

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other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive shares of Stock or other consideration and to make cash payments in respect thereof in satisfaction of withholding tax obligations. To enable the Company to meet any applicable federal, state or local withholding tax requirements arising as a result of the grant, vesting, or exercise of an Award, the Participant (or the Participant’s estate) shall pay the Company the amount of tax to be withheld or may elect to satisfy such obligation:

(a) by having the Company withhold shares of Stock that otherwise would be delivered to the Participant pursuant to the granting, payment, vesting, or exercise of an Award (as the case may be), for which the tax is being withheld;

(b) by delivering to the Company other shares of Stock owned by the Participant prior to the granting, payment, vesting, or exercise of an Award (as the case may be); or

(c) by making a payment to the Company consisting of a combination of cash and shares of Stock.

Such an election shall be made prior to the date to be used to determine the tax to be withheld. The value of any share of Stock to be withheld by the Company or delivered to the Company pursuant to this Section 15.8 shall be the Market Price on the date used to determine the amount of tax to be withheld.

15.9 Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver shares of Stock in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

15.10 No Right to Awards; No Shareholder Rights. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, consultants, or directors. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until shares of Stock are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award.

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15.11 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

15.12 Financial Restatements. To the extent required by any applicable law, rule or regulation, Awards granted under this Plan shall be subject to any policies adopted by the Company to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Section 16 Amendment, Suspension, or Termination.

16.1 The Board may suspend, terminate, or amend the Plan, including, but not limited to, such amendments as may be necessary or desirable resulting from changes in the federal income tax laws and other applicable laws, but may not, without the affirmative vote of a majority of all votes duly cast on the matter at a meeting of the stockholders of the Company (provided that the total votes cast on the matter represent over 50% of the shares entitled to vote on the matter) (a) increase the total number of shares of Stock that may be granted under this Plan or (b) amend the Plan in any manner that would require stockholder approval under applicable law.

16.2 It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 under the Exchange Act and any related regulations. In addition, it is the intent of the Company that the Plan and applicable Awards under the Plan comply with the applicable provisions of Sections 162(m) and 422 of the Code. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. All grants to, and exercises of options by Executive Officers under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.

16.3 The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6)

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months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award agreement) upon expiration of such delay period.

Section 17 Governing Law; Waiver of a Jury Trial.

The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law. The Company and each Participant shall irrevocably and unconditionally waive all right to trial by jury in any proceeding relating to the Plan or any Award made hereunder, or for the recognition and enforcement of any judgment in respect thereof (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award made hereunder.

Section 18 Effective Date and Duration of the Plan.

This Plan shall be effective as of [—], 2010. No Award shall be granted under this Plan on or after [—], 2020.

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NONQUALIFIED STOCK OPTION AGREEMENT

PURSUANT TO THE

CHEMTURA CORPORATION 2010 LONG-TERM INCENTIVE PLAN

* * * * *

Participant:

Grant Date:

Per Share Exercise Price: $

Number of Shares subject to this Option:

* * * * *

THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Chemtura Corporation, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Chemtura Corporation 2010 Long-Term Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Non-Qualified Stock Option provided for herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code.

2. Grant of Option. The Company hereby grants to the Participant, as of the Grant Date specified above, a Non-Qualified Stock Option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of shares of

Stock specified above (the “Option Shares”). Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any shares of Stock covered by the Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.

3. Vesting and Exercise.

(a) Vesting. Subject to the provisions of Sections 3(b) through 3(c) hereof, the Option shall vest and become exercisable as follows, provided that the Participant has not incurred a termination of employment with the Company and its Subsidiaries prior to each such vesting date:

Vesting Date	Number of Option Shares

Grant Date	33 1/3%

[March 31, 2011][1]	33 1/3%

[March 31, 2012][2]	33 1/3%

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date. Upon expiration of the Option, the Option shall be cancelled and no longer exercisable.

(b) Termination of Employment without Cause or for Good Reason in Connection with a Change in Control. In the event the Participant’s employment with the Company and its Subsidiaries is terminated by the Company without Cause or by the Participant for Good Reason, in each case, within the two (2) year period following a Change in Control, then the unvested portion of the Option shall immediately vest and become exercisable upon the date of such termination.

(c) Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Option at any time and for any reason.

(d) Expiration. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, all portions of the Option (whether vested or not vested) shall expire and shall no longer be exercisable after the expiration of ten (10) years from the Grant Date.

[1]	For the 2010 EIP Awards, insert March 31, 2012.
[2]	For the 2010 EIP Awards, insert March 31, 2013.

2

4. Termination. Subject to the terms of the Plan and this Agreement, the Option, to the extent vested at the time of the Participant’s termination of employment, shall remain exercisable as follows:

(a) Termination due to Death or Disability. In the event the Participant’s employment with the Company and its Subsidiaries is terminated by reason of death or Disability, the vested portion of the Option shall remain exercisable until the earlier of (i) one hundred eighty (180) days from the date of such termination, and (ii) the expiration of the stated term of the Option pursuant to Section 3(d) hereof; provided, however, that in the case of a termination of employment due to Disability, if the Participant dies within such one hundred eighty (180) day exercise period, any unexercised Option held by the Participant shall thereafter be exercisable by the legal representative of the Participant’s estate, to the extent to which it was exercisable at the time of death, for a period of one hundred eighty (180) days from the date of death, but in no event beyond the expiration of the stated term of the Option pursuant to Section 3(d) hereof.

(b) Involuntary Termination Without Cause or Voluntary Termination. In the event the Participant’s employment with the Company and its Subsidiaries is terminated by the Company without Cause or by the Participant’s voluntary termination of employment (other than a voluntary termination of employment described in Section 4(c) hereof), the vested portion of the Option shall remain exercisable until the earlier of (i) one hundred eighty (180) days from the date of such termination of employment, and (ii) the expiration of the stated term of the Option pursuant to Section 3(d) hereof.

(c) Termination for Cause. In the event the Participant’s employment with the Company and its Subsidiaries is terminated by the Company for Cause, the Participant’s entire Option (whether or not vested) shall terminate and expire upon the date of such termination of employment.

(d) Treatment of Unvested Options upon Termination. Any portion of the Option that is not vested as of the date of the Participant’s termination of employment for any reason shall terminate and expire as of the date of such termination of employment.

5. Method of Exercise and Payment. Subject to Section 8 hereof, to the extent that the Option has become vested and exercisable with respect to a number of shares of Stock as provided herein, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Sections 6.6 and 6.7 of the Plan, including, without limitation, by the filing of any written form of exercise notice as may be required by the Committee and payment in full of the Per Share Exercise Price specified above multiplied by the number of shares of Stock underlying the portion of the Option exercised.

6. Non-Transferability. The Option, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole

3

discretion, permit the Option to be transferred to a permitted transferee as described in Section 15.2 of the Plan for no value, provided that such transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such transfer and the transferee’s acceptance thereof signed by the Participant and the transferee, and provided, further, that the Option may not be subsequently transferred other than by will or by the laws of descent and distribution or to another permitted transferee as described in Section 15.2 of Plan (as permitted by the Committee in its sole discretion) in accordance with the terms of the Plan and this Agreement, and shall remain subject to the terms of the Plan and this Agreement. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way the Option, or the levy of any execution, attachment or similar legal process upon the Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Option and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Stock otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Stock otherwise deliverable upon exercise of the Option. Notwithstanding anything to the contrary in this Section 8, in the event the Stock is not listed for trading on an established securities exchange on the date this Award is required to be settled then the Company shall, at the request of the Participant, deduct or withhold shares of Stock having a fair market value equal to the minimum amount required to be withheld to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to this Award.

9. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

10. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the

4

General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

11. No Right to Employment. Any questions as to whether and when there has been a termination of employment and the cause of such termination of employment shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

12. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Option awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

13. Compliance with Laws. The issuance of the Option (and the Option Shares upon exercise of the Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule, regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

14. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

15. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

16. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

18. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

5

19. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

20. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of the Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

[Remainder of Page Intentionally Left Blank]

6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CHEMTURA CORPORATION

By:

Name:

Title:

PARTICIPANT

Name:

Social Security Number:

7

[THIS PAGE INTENTIONALLY LEFT BLANK]

RESTRICTED STOCK AGREEMENT

PURSUANT TO THE

CHEMTURA CORPORATION 2010 LONG-TERM INCENTIVE PLAN

* * * * *

Participant:

Grant Date:

Number of Shares of Restricted Stock Granted:

* * * * *

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Chemtura Corporation, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Chemtura Corporation 2010 Long-Term Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the shares of Restricted Stock provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant of Restricted Stock Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of shares of Restricted Stock specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement. Subject to Section 5 hereof, the Participant shall not have the rights of a stockholder in respect of the shares underlying this Award until such shares are delivered to the Participant in accordance with Section 4 hereof.

3. Vesting.

(a) Vesting. Subject to the provisions of Sections 3(b) through 3(c) hereof, the Restricted Stock subject to this grant shall become unrestricted and vested as follows, provided that the Participant has not incurred a termination of employment with the Company and its Subsidiaries prior to each such vesting date:

Vesting Date	Number of Shares

Grant Date	33 1/3%

[March 31, 2011][1]	33 1/3%

[March 31, 2012][2]	33 1/3%

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date.

(b) Termination of Employment without Cause or for Good Reason in Connection with a Change in Control. In the event the Participant’s employment with the Company and its Subsidiaries is terminated by the Company without Cause or by the Participant for Good Reason, in each case, within the two (2) year period following a Change in Control, then any unvested shares of Restricted Stock shall immediately vest upon the date of such termination.

(c) Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Restricted Stock at any time and for any reason.

(d) Forfeiture. Subject to Section 3(b) and the Committee’s discretion to accelerate vesting hereunder, all unvested shares of Restricted Stock shall be immediately forfeited upon the Participant’s termination of employment for any reason.

4. Period of Restriction; Delivery of Unrestricted Shares. During the Period of Restriction, the Restricted Stock shall bear a legend as described in Section 7.3 of the Plan. When shares of Restricted Stock awarded by this Agreement become vested, the Participant shall be entitled to receive unrestricted shares and if the Participant’s stock certificates contain legends restricting the transfer of such shares, the Participant shall be entitled to receive new stock certificates free of such legends (except any legends requiring compliance with securities laws).

[1]	For the 2010 EIP Awards, insert March 31, 2012.
[2]	For the 2010 EIP Awards, insert March 31, 2013.

2

5. Dividends and Other Distributions; Voting. Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying Restricted Stock and shall be paid at the time the Restricted Stock becomes vested pursuant to Section 3 hereof. If any dividends or distributions are paid in shares, the shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. The Participant may exercise full voting rights with respect to the Restricted Stock granted hereunder.

6. Non-Transferability. The shares of Restricted Stock, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the Restricted Stock, or the levy of any execution, attachment or similar legal process upon the Restricted Stock, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Restricted Stock and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Stock otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Stock otherwise deliverable to the Participant hereunder. Notwithstanding anything to the contrary in this Section 8, in the event the Stock is not listed for trading on an established securities exchange on the date this Award is required to be settled then the Company shall, at the request of the Participant, deduct or withhold shares of Stock having a fair market value equal to the minimum amount required to be withheld to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to this Award.

9. Section 83(b). If the Participant properly elects (as required by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such shares of Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local

3

taxes required to be withheld with respect to the Restricted Stock. If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, as well as the rights set forth in Section 8 hereof. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to make such election, and the Participant agrees to timely provide the Company with a copy of any such election.

10. Legend. All certificates representing the Restricted Stock shall have endorsed thereon the legend set forth in Section 7.3 of the Plan. Notwithstanding the foregoing, in no event shall the Company be obligated to deliver to the Participant a certificate representing the Restricted Stock prior to the vesting dates set forth above.

11. Securities Representations. The shares of Restricted Stock are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:

(a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 11.

(b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Restricted Stock must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the shares of Restricted Stock and the Company is under no obligation to register the shares of Restricted Stock (or to file a “re-offer prospectus”).

(c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of vested Restricted Stock hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

12. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

4

13. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

14. Acceptance. As required by Section 7.3 of the Plan, the Participant shall forfeit the Restricted Stock if the Participant does not execute this Agreement within a period of sixty (60) days from the date that the Participant receives this Agreement (or such other period as the Committee shall provide).

15. No Right to Employment. Any questions as to whether and when there has been a termination of employment and the cause of such termination of employment shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

16. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Restricted Stock awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

17. Compliance with Laws. The issuance of the Restricted Stock or unrestricted shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule, regulation, or exchange requirement applicable thereto. The Company shall not be obligated to issue the Restricted Stock or any of the shares pursuant to this Agreement if any such issuance would violate any such requirements.

18. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the shares of Restricted Stock are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

19. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

20. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

5

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

22. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

23. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

24. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of Restricted Stock made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Restricted Stock awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

* * * * *

6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CHEMTURA CORPORATION

By:

Name:

Title:

PARTICIPANT

Name:

Social Security Number:

7

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RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

CHEMTURA CORPORATION 2010 LONG-TERM INCENTIVE PLAN

* * * * *

Participant:

Grant Date:

Number of Restricted Stock Units Granted:

* * * * *

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Chemtura Corporation, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Chemtura Corporation 2010 Long-Term Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Each RSU corresponds to one share of Stock. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3. Vesting.

(a) Subject to the provisions of Sections 3(b) through 3(e) hereof, the RSUs subject to this Award shall become vested as follows, provided that the Participant has not incurred a termination of employment with the Company and its Subsidiaries prior to each such vesting date:

Vesting Date	Number of RSUs

Grant Date	33 1/3%

[March 31, 2011][1]	33 1/3%

[March 31, 2012][2]	33 1/3%

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date.

(b) Termination of Employment without Cause or for Good Reason in Connection with a Change in Control. In the event the Participant’s employment with the Company and its Subsidiaries is terminated by the Company without Cause or by the Participant for Good Reason, in each case, within the two (2) year period following a Change in Control then any unvested RSUs shall immediately vest upon the date of such termination.

(c) Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the RSUs at any time and for any reason.

(d) Forfeiture. Subject to Section 3(b) and the Committee’s discretion to accelerate vesting hereunder, all unvested RSUs shall be immediately forfeited upon the Participant’s termination of employment for any reason.

4. Delivery of Shares.

(a) General. Subject to the provisions of Sections 4(b) and 4(c) hereof, within thirty (30) days following the vesting of the RSUs, the Participant shall receive the number of shares of Stock that correspond to the number of RSUs that have become vested on the applicable vesting date.

(b) Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 4(a) hereof, such distribution shall be instead made on the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made hereunder.

[1]	For the 2010 EIP Awards, insert March 31, 2012.
[2]	For the 2010 EIP Awards, insert March 31, 2013.

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(c) Deferrals. If permitted by the Company, the Participant may elect, subject to the terms and conditions of the Plan and any other applicable written plan or procedure adopted by the Company from time to time for purposes of such election, to defer the distribution of all or any portion of the shares of Stock that would otherwise be distributed to the Participant hereunder (the “Deferred Shares”), consistent with the requirements of Section 409A of the Code. Upon the vesting of RSUs that have been so deferred, the applicable number of Deferred Shares shall be credited to a bookkeeping account established on the Participant’s behalf (the “Account”). Subject to Section 5 hereof, the number of shares of Stock equal to the number of Deferred Shares credited to the Participant’s Account shall be distributed to the Participant in accordance with the terms and conditions of the Plan and the other applicable written plans or procedures of the Company, consistent with the requirements of Section 409A of the Code.

5. Dividends; Rights as Stockholder. Cash dividends on shares of Stock issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in shares of Stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Stock dividends on shares of Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such stock dividends shall be paid in shares of Stock at the same time that the shares of Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Stock covered by any RSU unless and until the Participant has become the holder of record of such shares.

6. Non-Transferability. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein, unless and until payment is made in respect of vested RSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested shares of Stock issuable hereunder.

7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Stock or other consideration otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding

3

obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Stock otherwise deliverable to the Participant hereunder. Notwithstanding anything to the contrary in this Section 8, in the event the Stock is not listed for trading on an established securities exchange on the date this Award is required to be settled then the Company shall, at the request of the Participant, deduct or withhold shares of Stock having a fair market value equal to the minimum amount required to be withheld to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to this Award.

9. Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 9.

10. Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

(a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 10.

(b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Stock and the Company is under no obligation to register such shares of Stock (or to file a “re-offer prospectus”).

(c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

11. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed

4

by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

12. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

13. No Right to Employment. Any questions as to whether and when there has been a termination of employment and the cause of such termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

14. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

15. Compliance with Laws. The grant of RSUs and the issuance of shares of Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule, regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the RSUs or any shares of Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

16. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

17. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other

5

agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

20. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

21. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

* * * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CHEMTURA CORPORATION

By:

Name:

Title:

PARTICIPANT

Name:

Social Security Number:

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EXHIBIT J

Emergence Incentive Plan

CHEMTURA CORPORATION

EMERGENCE AWARD PLAN

ARTICLE I

PURPOSE OF THE PLAN

This plan shall be known as the Chemtura Corporation Emergence Award Plan (this “Plan”) and shall be effective as of the date of the Company’s emergence from Chapter 11 bankruptcy proceedings (the “Effective Date”). The purpose of this Plan is to enable the Company to retain in its employ persons of high competence by providing participating employees with an opportunity to receive additional equity incentive compensation.

ARTICLE II

DEFINITIONS

For purposes of this Plan, the following capitalized terms shall have the meanings set forth below:

2.1 “Actual EBITDA” means the Company’s actual achievement of EBITDA for the Performance Year rounded up to the next full million dollar amount (e.g., if actual EBITDA for the Performance Year was $355,143 then Actual EBITDA would equal $356,000).

2.2 “Applicable Percentage” means the following percentage, as applicable (a) in the event Actual EBITDA is less than the Threshold Performance Target, zero percent (0%); (b) in the event Actual EBITDA is greater than the Threshold Performance Target but less than the EBITDA Hurdle, one percent (1%) for each $1 million that the Actual EBITDA exceeds the Threshold Performance Target, (c) in the event Actual EBITDA for the Performance Year is greater than the EBITDA Hurdle but less than the Maximum Performance Target, the sum of (I) 25% and (II) two percent (2%) for each $1 million that the Actual EBITDA exceeds the EBITDA Hurdle, and (d) in the event Actual EBITDA equals or exceeds the Maximum Performance Target, one hundred percent (100%). In no event shall the Applicable Percentage exceed one hundred percent (100%).

2.3 “Board” means the Board of Directors of the Company.

2.4 “Bonus Amount” means the number of fully vested Shares payable to a Participant under this Plan, which shall be determined by multiplying the Participant’s Bonus Percentage by the Bonus Pool.

2.5 “Bonus Percentage” means the quotient of (x) the number of Bonus Units held by a Participant on the Determination Date over (y) the aggregate number of Bonus Units held by all Participants on the Determination Date.

2.6 “Bonus Pool” means the numbers of Shares equal to the product of (x) the Share Reserve and (y) the Applicable Percentage. The number of Shares in the Bonus Pool shall reduce the aggregate number of Shares available for issuance under the Company’s 2010 Long-Term Incentive Plan.

2.7 “Bonus Unit” means a unit of measurement that entitles a Participant on the Determination Date to receive a percentage of the Bonus Pool.

2.8 “Code Section 409A” means Section 409A of the United States Internal Revenue Code of 1986, as amended, and the treasury regulations and other official guidance promulgated thereunder.

2.9 “Code Section 162(m)” means Section 162(m) of the United States Internal Revenue Code of 1986, as amended, and the treasury regulations and other official guidance promulgated thereunder.

2.10 “Committee” means the Organization, Compensation and Governance Committee of the Board or such other committee appointed by the Board for the purpose of administering this Plan.

2.11 “Common Stock” means the common stock of the Company as of the Effective Date.

2.12 “Company” means Chemtura Corporation, a Delaware corporation.

2.13 “Determination Date” means the date in calendar year 2012 that the Company determines Actual EBITDA for the Performance Year, which in no event shall be later than March 10, 2012.

2.14 “Disability” means a disability as determined under procedures established by the Committee for purposes of the Plan and which, to the extent applicable, shall be the date a Participant becomes “disabled” within the meaning of Section 409A of the Code and the regulations issued thereunder.

2.15 “EBITDA” means the consolidated net income (or net loss) from continuing operations of the Company plus (a) without duplication, to the extent included in the calculation of consolidated net income for such period in accordance with GAAP, the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) charges related to restructuring (including but not limited to facility closure and severance expense), asset impairment or other extraordinary items and fees and expenses incurred in connection with the Chapter 11 reorganization, the plan of reorganization, the financings expressly contemplated by the plan of reorganization, the adoption of fresh start accounting and any foreign asset based financing, (vi) any losses from sales of assets other than in the ordinary course of business, (vii) non-cash expenses in respect of employees’ compensation payable in equity interests, (viii) losses incurred on the early extinguishment of debt, (ix) charges for legal and other expenses in connection with liabilities for litigation matters the liability for which have been estimated or determined under and in accordance with the plan of reorganization and (x) losses incurred as a result of the adoption of fresh start accounting, minus (b) without

2

duplication, (i) gains recognized on the early extinguishment of debt, (ii) gains incurred as a result of the adoption of fresh start accounting and (iii) to the extent included in the calculation of net income for such period in accordance with GAAP, any gains from sales of assets other than in the ordinary course of business and any other extraordinary gains, provided, however, that in any event and for all periods, non-cash gains or losses on foreign currency translation in connection with the re-measurement of balance sheet assets and liabilities shall be excluded from the calculation of EBITDA. For the purposes of calculating EBITDA for any period, if during such period the Company or any of its Subsidiaries shall have made an acquisition, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition occurred on the first day of such period.

2.16 “Effective Date” shall have the meaning set forth in Article I hereof.

2.17 “EBITDA Hurdle” means $370 million of EBITDA.

2.18 “Maximum Performance Target” means $395 million of EBITDA.

2.19 “Participant” means any employee, independent contractor or other service provider of the Company or any of its Subsidiaries who is selected to participate in this Plan in accordance with Article IV hereof.

2.20 “Performance Year” means the Company’s 2011 fiscal year.

2.21 “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

2.22 “Plan” shall have the meaning set forth in Article I hereof.

2.23 “Share” means a share of the Company’s Common Stock.

2.24 “Share Reserve” means [1,000,000]1 Shares.

2.25 “Subsidiary” means any corporation, limited liability company, partnership or other entity with respect to which another specified entity has the power to vote or direct the voting of sufficient securities to elect directors (or comparable authorized persons of such entity) having a majority of the voting power of the board of directors (or comparable governing body) of such entity.

2.26 “Threshold Performance Target” means $345 million of EBITDA.

[1]

Represents a number of Shares equal to one percent (1%) of the aggregate number of shares of the Company’s Common Stock on a fully distributed, fully diluted basis upon the Company’s emergence from Chapter 11 bankruptcy proceedings.

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ARTICLE III

ADMINISTRATION

3.1 General. This Plan shall be administered by the Committee. Subject to the provisions of this Plan, the Committee shall be authorized to (i) select Participants, (ii) determine the number of Bonus Units granted to Participants under this Plan, (iii) adjust the terms and conditions applicable to any Bonus Unit, (iv) determine the conditions and restrictions, if any, subject to which payments hereunder will be made, (v) determine whether the conditions and restrictions applicable to any payment have been met, (vi) interpret this Plan, and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out this Plan as it may deem appropriate. Decisions of the Committee on all matters relating to this Plan shall be in the Committee’s sole discretion and shall be conclusive and binding upon the Participants, the Company and all other Persons to whom rights to receive payments hereunder have been transferred in accordance with Section 5.1 hereof. The validity, construction, and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. Determinations made by the Committee under this Plan need not be uniform and may be made selectively among eligible individuals under this Plan, whether or not such individuals are similarly situated.

3.2 Plan Expenses. The expenses of this Plan shall be borne by the Company.

3.3 Unfunded Arrangement. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Bonus Amount under this Plan, and rights to the payment of such Bonus Amounts shall be no greater than the rights of the Company’s general unsecured creditors. For the avoidance of doubt, no right to any payment of any Bonus Amount shall arise unless and until, and only to the extent provided herein, the Company has certified that the Threshold Performance Target has been achieved, or exceeded, on the Determination Date.

3.4 Delegation. The Committee may, to the extent permissible by law, delegate any of its authority hereunder to such Persons as it deems appropriate, subject to the limitations of Code Section 162(m).

ARTICLE IV

PARTICIPATION AND PAYMENT

4.1 Participation. Participation in this Plan shall be limited to those Participants set forth on Exhibit A hereto and those additional Participants selected by the Committee from time to time.

4.2 Grant of Bonus Units. The Committee shall determine the Participants to whom Bonus Units are granted under this Plan. No Participant who is granted Bonus Units under this Plan shall have any right to protection from any dilution resulting from Bonus Units granted to other Participants under this Plan at any time.

4.3 Determination of Bonus Pool; Time and Form of Payment of Bonus Amounts. The amount of the Bonus Pool shall be determined by the Committee on the Determination Date.

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Subject to the provisions of Section 4.4 hereof, no later than March 15 following the Determination Date each Participant who is employed by the Company or its Subsidiaries on the Determination Date shall receive a number of Shares equal to such Participant’s Bonus Amount.

4.4 Service Requirement. Payment of any Bonus Amount to a Participant under this Plan shall be conditioned upon such Participant’s continued service with the Company through the Determination Date; provided, however, in the event of a Participant’s death or Disability prior to the Determination Date, such Participant (or such Participant’s estate) shall retain a number of Bonus Units equal to the product of (x) the aggregate number of Bonus Units granted to such Participant and (y) a fraction, the numerator of which is the number of full or partial months in the Performance Year prior to such Participant’s death or Disability and the denominator of which is twelve (12), payable in accordance with Section 4.3 hereof, and such Participant shall forfeit all Bonus Units not retained pursuant to the immediately preceding proviso. Except as otherwise set forth this Section 4.4, a Participant shall not be entitled to the payment of any Bonus Amount hereunder in the event of such Participant’s termination of service at any time or for any reason (or no reason) prior to the Determination Date.

ARTICLE V

MISCELLANEOUS

5.1 Nontransferability. No rights to receive payment under this Plan may be transferred other than by will or the laws of descent and distribution. Any transfer or attempted transfer of a right to receive payment under this Plan contrary to this Section 5.1 shall be void to the greatest extent permitted under applicable law. In case of an attempted transfer by a Participant of a right to receive payment pursuant to this Plan contrary to this Section 5.1 hereof, the Committee may in its sole discretion terminate such right.

5.2 Rights of Participants. Nothing in this Plan shall interfere with or limit in any way any right of the Company or any of its Subsidiaries to terminate any Participant’s employment or other service at any time and for any reason (or no reason), nor confer upon any Participant any right to continued service with the Company or any of its Subsidiaries for any period of time or to continue such Participant’s present (or any other) rate of compensation. No service provider of the Company or any of its Subsidiaries shall have a right to be selected as a Participant.

5.3 Withholding Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any amount due and payable by the Company to any Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable to such Participant under this Plan. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of Shares otherwise deliverable or by delivering Shares already owned. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant. Notwithstanding the foregoing, in the event the Shares are not listed for trading on an established securities exchange on the date the Bonus Amount is required to be settled then the Company shall, at the request of the Participant, deduct or withhold Shares having a fair market value equal to the minimum amount required to be withheld to satisfy any federal, state,

5

local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to such Bonus Amount.

5.4 Severability. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

5.5 Titles and Headings. The headings and titles used in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

5.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with this Plan or any rights granted thereunder, and against all amounts paid by them in settlement thereof; provided such settlement is approved by independent legal counsel selected by the Company or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided further that any such Board or Committee member shall be entitled to the indemnification rights set forth in this Section 5.6 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful; and provided, further, that upon the institution of any such action, suit or proceeding, a Board or Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle and defend it on such Board or Committee member’s own behalf.

5.7 Amendment, Termination. The Committee, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of stockholder approval required by applicable law, rule or regulation; provided, however, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any award theretofore granted to such Participant.

5.8 Governing Law; Waiver of a Jury Trial. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law. The Company and each Participant shall irrevocably and unconditionally waive all right to trial by jury in any proceeding relating to the Plan or any award made hereunder, or for the recognition and enforcement of any judgment in respect thereof (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any award made hereunder.

5.9 Code Section 409A. The Plan is intended to comply with the applicable requirements of Code Section 409A and shall be limited, construed and interpreted in accordance

6

with such intent. To the extent that any award is subject to Code Section 409A, it shall be paid in a manner that will comply with Code Section 409A, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Code Section 409A shall be deemed to be amended to comply with Code Section 409A and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Code Section 409A, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

CHEMTURA CORPORATION

September     , 2010

[Name of Participant]

[Address]

Re:	Emergence Award Grant Letter

Dear [                         ]:

We are pleased to inform you that you have been selected to participate in the Chemtura Corporation Emergence Award Plan (the “Plan”), a copy of which is attached. The Plan is tied to the achievement of specified EBITDA targets for Chemtura Corporation (the “Company”) and will pay a bonus in the form of fully vested shares of the Company’s Common Stock. Any capitalized term not defined in this letter shall have the same meaning as is ascribed thereto in the Plan. Please read the Plan carefully to learn how it works.

In general, under the terms of the Plan, you will be eligible to receive a designated interest in a Bonus Pool. The overall pool is designed to reflect a maximum number of shares of the Company’s Common Stock equal to one percent (1%) of the aggregate number of shares of the Company, on a fully diluted basis, as of the date of the Company’s emergence from Chapter 11 bankruptcy proceedings. The actual size of the Bonus Pool will be based upon the Company’s achievement of EBITDA for the 2011 fiscal year.

You are hereby granted [—] Bonus Units under the Plan. Subject to the Company’s achievement of the specified EBITDA targets, you will be eligible to receive a percentage of the aggregate number of shares in the Bonus Pool. Your percentage of the Bonus Pool will be determined by dividing the number of Bonus Units granted to you hereunder by the total number of Bonus Units held by all Participants in the Plan on the date the Company’s achievement of EBITDA for the 2011 fiscal year is determined. Your Bonus Units shall be settled in fully vested shares of the Company’s Common Stock, if any, which shall be distributed to you in calendar year 2012 following the Company’s determination of EBITDA for the 2011 fiscal year, subject to your continued employment with the Company on the date of such determination. Of course, your participation in the Plan is not a guaranty of employment and you remain an at-will employee.

Participation in the Plan and all related discussion and documentation, including the contents of this letter, are considered fully confidential between the Company and you. You are expected to honor this confidentiality and not disclose or discuss any aspect of the Plan or your participation therein with any person other than the undersigned or the Human Resources Department.

Please sign the enclosed copy of this letter and return it to my attention.

Please contact me at [phone number / email address] if you have any questions.

Very truly yours,

[Insert name of Company contact]

My signature constitutes an acknowledgement that I have received and reviewed this letter and the 2010 Emergence Award Plan. By acknowledging this letter I am agreeing to be subject to the terms and conditions of the Plan as a Participant thereunder.

Signed by:	Date:

Printed Name:

2

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CHEMTURA CORPORATION

EIP SETTLEMENT PLAN

ARTICLE I

PURPOSE OF THE PLAN

This plan shall be known as the Chemtura Corporation EIP Settlement Plan (this “Plan”) and shall be effective as of the date of the Company’s emergence from Chapter 11 bankruptcy proceedings (the “Effective Date”). The purpose of this Plan is to enable the Company to retain in its employ persons of high competence by providing participating employees with an opportunity to receive additional equity incentive compensation.

ARTICLE II

DEFINITIONS

For purposes of this Plan, the following capitalized terms shall have the meanings set forth below:

2.1 “Board” means the Board of Directors of the Company.

2.2 “Code Section 409A” means Section 409A of the United States Internal Revenue Code of 1986, as amended, and the treasury regulations and other official guidance promulgated thereunder.

2.3 “Code Section 162(m)” means Section 162(m) of the United States Internal Revenue Code of 1986, as amended, and the treasury regulations and other official guidance promulgated thereunder.

2.4 “Committee” means the Organization, Compensation and Governance Committee of the Board or such other committee appointed by the Board for the purpose of administering this Plan.

2.5 “Common Stock” means the common stock of the Company as of the Effective Date and any stock into which the Common Stock is subsequently converted.

2.6 “Company” means Chemtura Corporation, a Delaware corporation.

2.7 “Effective Date” shall have the meaning set forth in Article I hereof.

2.8 “EIP” means the Company’s Emergence Incentive Plan for the 2009 or the 2010 fiscal year, as applicable, as in effect on the date hereof.

2.9 “EIP Award” means the 2009 EIP Award or the 2010 EIP Award, as applicable.

2.10 “Equity Awards” means, collectively, the Stock Options and Restricted Shares granted to Participants in settlement of their EIP Awards.

2.11 “Exercise Price” means the per share exercise price for the Stock Options granted hereunder, which shall equal the Fair Market Value of a Share on the date of grant of the Stock Options.

2.12 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the closing price reported for the Shares on the applicable date as reported on the principal national securities exchange in the United States on which it is then traded; provided that if the Shares are not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the fair market value in whatever manner it considers appropriate that is intended to be consistent with Section 409A of the Code.

2.13 “Participant” means an individual set forth on Exhibit A or Exhibit B hereto and who is also a participant in good standing under the EIP for the 2009 or 2010 fiscal year, as applicable.

2.14 “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

2.15 “Plan” shall have the meaning set forth in Article I hereof.

2.16 “Plan of Reorganization” means the Company’s Plan of Reorganization filed with the Bankruptcy Court in connection with the Company’s emergence from Chapter 11 bankruptcy proceedings.

2.17 “Plan Value” means the value of a Share based upon the value of the Company under the Plan of Reorganization divided by the number of shares outstanding on the Effective Date, on a fully diluted and fully distributed basis.

2.18 “Restricted Share” means either a restricted stock unit or a Share of restricted stock.

2.19 “Share” means a share of the Company’s Common Stock.

2.20 “Stock Option” means a non-qualified option to purchase Shares.

2.21 “Subsidiary” means any corporation, limited liability company, partnership or other entity with respect to which another specified entity has the power to vote or direct the voting of sufficient securities to elect directors (or comparable authorized persons of such entity) having a majority of the voting power of the board of directors (or comparable governing body) of such entity.

2.22 “2009 EIP Participants” means the Participants set forth on Exhibit A hereto.

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2.23 “2009 EIP Award” means the award granted to a Participant under the EIP for the 2009 fiscal year.

2.24 “2010 EIP Participants” means the Participants set forth on Exhibit B hereto and such other Participants selected by the Committee from time to time.

2.25 “2010 EIP Award” means the award granted to a Participant under the EIP for the 2010 fiscal year.

ARTICLE III

ADMINISTRATION

3.1 General. This Plan shall be administered by the Committee. Subject to the provisions of this Plan, the Committee shall be authorized to (i) select 2010 EIP Participants, (ii) implement the settlement of EIP Awards in accordance with Section 4.2, (iii) determine whether the conditions and restrictions applicable to any payment have been met, (iv) interpret this Plan, and (v) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out this Plan as it may deem appropriate. Decisions of the Committee on all matters relating to this Plan shall be conclusive and binding upon the Participants to the extent made in good faith and consistent with the terms of the Plan, the Company and all other Persons to whom rights to receive payments hereunder have been transferred in accordance with Section 5.1 hereof. The validity, construction, and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. Determinations made by the Committee under this Plan need not be uniform and may be made selectively among eligible individuals under this Plan, whether or not such individuals are similarly situated.

3.2 Plan Expenses. The expenses of this Plan shall be borne by the Company.

3.3 Unfunded Arrangement. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Equity Award under this Plan, and rights to the grant of Equity Awards shall be no greater than the rights of the Company’s general unsecured creditors.

3.4 Delegation. The Committee may, to the extent permissible by law, delegate any of its authority hereunder to such Persons as it deems appropriate, subject to the limitations of Code Section 162(m).

ARTICLE IV

PARTICIPATION AND PAYMENT OF

EMERGENCE INCENTIVE PLAN AWARDS

4.1 Participation.

(a) 2009 EIP Participation. With respect to the EIP for the 2009 fiscal year, the 2009 EIP Participants shall receive a 2009 EIP Award in accordance with the terms of the EIP for the 2009 fiscal year, to be settled in accordance with Section 4.2 hereof within ten (10) days following the Effective Date.

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(b) 2010 EIP Participation. With respect to the EIP for the 2010 fiscal year, the 2010 EIP Participants shall be eligible to receive a 2010 EIP Award in accordance with the terms of the EIP for the 2010 fiscal year, to be settled in accordance with Section 4.2 hereof no later than March 15, 2011.

4.2 Settlement.

(a) 2009 EIP Awards.

(i) Equity Awards. Each 2009 EIP Participant’s 2009 EIP Award shall be settled within ten (10) days following the Effective Date by granting each 2009 EIP Participant (A) Stock Options equal in value to fifty percent (50%) of the value of each 2009 EIP Participant’s 2009 EIP Award and (B) a number of Restricted Shares with a value equal to fifty percent (50%) of the value of each 2009 Participant’s 2009 EIP Award; provided if the Exercise Price is higher than the Plan Value then a portion of the Stock Options to be granted under subparagraph 4.2(a)(i)(A) above shall be converted to Restricted Shares, with the number of such converted Stock Options to equal the (I) excess of the Exercise Price over the Plan Value multiplied by the number of shares underlying the number of Stock Options that otherwise would be granted, divided by (II) the Exercise Price; provided further, that, after such conversion, the total value of each 2009 EIP Participant’s Equity Awards granted with respect to the 2009 EIP Award must still equal the value of each 2009 EIP Participant’s 2009 EIP Award. Notwithstanding the foregoing, the Board, in its sole and absolute discretion, may settle the 2009 EIP Award by granting less than fifty percent (50%) of the value of the 2009 EIP Award in the form of Stock Options to the extent the total value of each 2009 EIP Participant’s Equity Awards granted with respect to the 2009 EIP Award remains equal to the value of each 2009 EIP Participant’s 2009 EIP Award. The terms and conditions of the Equity Awards shall be no less favorable to the 2009 EIP Participants than as set forth on Exhibit C attached hereto.

(ii) Valuation. For purposes of determining the number of Stock Options and Restricted Shares, respectively, to be granted to a 2009 EIP Participant (A) the value of each Share underlying a Restricted Share shall be equal to the Plan Value and (B) the value of each Stock Option shall equal forty-four percent (44%) of the Plan Value.

(b) 2010 EIP Awards.

(i) Equity Awards. Each 2010 EIP Participant’s 2010 EIP Award (if any) shall be settled by granting each 2010 EIP Participant a combination of (A) Stock Options and (B) Restricted Shares with an aggregate value equal to the 2010 EIP Participant’s 2010 EIP Award; provided each 2010 EIP Participant shall receive a number of Restricted Shares with a value equal to no less than twenty five percent (25%) of the value of each 2010 EIP Participant’s 2010 EIP Award. The terms and conditions applicable to such Equity Awards shall be no less favorable to the Participants than as set forth on Exhibit C attached hereto.

(ii) Valuation. For purposes of determining the number of Stock Options and/or Restricted Shares, respectively, to be granted to a 2010 EIP Participant (A) the

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value of each Share underlying a Restricted Share shall be equal to the Fair Market Value of a Share on the date of grant and (B) the value of each Stock Option shall equal its Black-Scholes value on the date of grant (determined in accordance with the methodology used by the Company to value the Stock Options for financial reporting purposes). The exercise price for the Stock Options shall be the closing price of the Shares on the date of grant.

ARTICLE V

MISCELLANEOUS

5.1 Nontransferability. No rights to receive payment under this Plan may be transferred other than by will or the laws of descent and distribution. Any transfer or attempted transfer of a right to receive payment under this Plan contrary to this Section 5.1 shall be void to the greatest extent permitted under applicable law. In case of an attempted transfer by a participant hereunder of a right to receive payment pursuant to this Plan contrary to this Section 5.1 hereof, the Committee may in its sole discretion terminate such right.

5.2 Rights of Participants. Nothing in this Plan shall interfere with or limit in any way any right of the Company or any of its Subsidiaries to terminate employment or other service of any participant hereunder at any time and for any reason (or no reason), nor confer upon any participant hereunder any right to continued service with the Company or any of its Subsidiaries for any period of time or to continue such participant’s present (or any other) rate of compensation. No service provider of the Company or any of its Subsidiaries shall have a right to be selected as a Participant hereunder.

5.3 Withholding Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any amount due and payable by the Company to any participant hereunder (or secure payment from such participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable to such participant under this Plan. Any statutorily required withholding obligation with regard to any participant hereunder may be satisfied, subject to the consent of the Committee, by reducing the number of Shares otherwise deliverable or by delivering Shares already owned. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

5.4 Severability. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

5.5 Titles and Headings. The headings and titles used in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

5.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by

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reason of any action taken or failure to act under or in connection with this Plan or any rights granted thereunder, and against all amounts paid by them in settlement thereof; provided such settlement is approved by independent legal counsel selected by the Company or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided further that any such Board or Committee member shall be entitled to the indemnification rights set forth in this Section 5.6 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful; and provided, further, that upon the institution of any such action, suit or proceeding, a Board or Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle and defend it on such Board or Committee member’s own behalf.

5.7 Amendment, Termination. The Committee, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of stockholder approval required by applicable law, rule or regulation; provided, however, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any award theretofore granted to such Participant.

5.8 Governing Law; Waiver of a Jury Trial. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law. The Company and each Participant shall irrevocably and unconditionally waive all right to trial by jury in any proceeding relating to the Plan or any award made hereunder, or for the recognition and enforcement of any judgment in respect thereof (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any award made hereunder.

5.9 Code Section 409A. The Plan is intended to comply with the applicable requirements of Code Section 409A and shall be limited, construed and interpreted in accordance with such intent. To the extent that any award is subject to Code Section 409A, it shall be paid in a manner that will comply with Code Section 409A, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Code Section 409A shall be deemed to be amended to comply with Code Section 409A and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Code Section 409A, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company.

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EXHIBIT A

[Insert 2009 EIP Participants]

EXHIBIT B

[Insert 2010 EIP Participants]

EXHIBIT C

EIP EQUITY TERM SHEET

I. Awards. The Participant’s participation in the EIP for the 2009 and 2010 fiscal years, respectively, shall be settled in accordance with the terms of the Plan. The exercise price of Stock Options granted pursuant to this Plan shall equal the Exercise Price.

II. General Vesting. Subject to the accelerated vesting provisions described below, (a) the EIP equity awards granted for the 2009 fiscal year will vest in equal one-third (1/3) installments on each of (i) the date of grant, (ii) March 31, 2011 and (iii) March 31, 2012, respectively, and (b) the EIP equity awards granted for the 2010 fiscal year will vest in equal one-third (1/3) installments on each of the (i) date of grant, (ii) March 31, 2012 and (iii) March 31, 2013, respectively.

III. Accelerated Vesting of EIP Grants. Vesting of the equity grants made with respect to the EIP for the 2009 and 2010 fiscal years, respectively, will accelerate in full upon the termination of the Participant’s employment by the Company without “Cause” (as defined in the Company’s 2010 Long-Term Incentive Plan (the “LTIP”)) or by the Participant for “Good Reason” (as defined in the LTIP), in each case, within the two year period following a Change in Control.

IV. Post-Termination Exercise Periods.

(a) Termination for Death, Disability, by the Company without Cause or by the Participant with or without Good Reason. If the Participant’s employment is terminated due to death, Disability, by the Company without Cause or by the Participant with or without Good Reason, Stock Options will be exercisable for the 180 day period following the date of termination.

(b) Termination for Cause. If the Participant is terminated for Cause all Stock Options will terminate and expire.

EXHIBIT K

New Employment Agreements

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”) is entered into as of this      day of                     , 2010, by and between Chemtura Corporation, a Delaware corporation (the “Company”), and [Executive], an individual (the “Executive”).

WHEREAS, the Executive is currently employed as the [—]; and

WHEREAS, the Company and the Executive desire to enter into this Agreement to set out the terms and conditions for the continued employment relationship of the Executive with the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1. Employment Agreement. Effective on the date of the Company’s emergence from Chapter 11 bankruptcy proceedings (the “Effective Date”), on the terms and conditions set forth in this Agreement, the Company agrees to continue to employ the Executive and the Executive agrees to continue to be employed by the Company for the Employment Period set forth in Section 2 and in the positions and with the duties set forth in Section 3. Terms used herein with initial capitalization not otherwise defined are defined in Section 26.

2. Term. The initial term of employment under this Agreement shall commence on the Effective Date and continue until December 31, 2014 (the “Initial Term”). The term of employment shall be automatically extended for an additional consecutive twelve (12)-month period (the “Extended Term”) on January 1, 2015 and each subsequent January 1, unless and until the Company or the Executive provides written notice to the other party in accordance with Section 13 hereof not less than sixty (60) days before such anniversary date that such party is electing not to extend the term of employment under this Agreement (“Non-Renewal”), in which case the term of employment hereunder shall end as of the end of such Initial Term or Extended Term, as the case may be, unless sooner terminated as hereinafter set forth. The period of time between the Effective Date and the termination of the Executive’s employment hereunder shall be referred to as the “Employment Period.”

3. Position and Duties. During the Employment Period, the Executive shall serve as the [—] of the Company. In such capacity, the Executive shall have the duties, responsibilities and authorities customarily associated with the position of [—] in a company the size and nature of the Company. The Executive shall devote the Executive’s reasonable best efforts and full business time to the performance of the Executive’s duties hereunder and the advancement of the business and affairs of the Company and shall be subject to, and shall comply in all material respects with, the policies of the Company and the Company Affiliates applicable to the Executive; provided that the Executive shall be entitled (i) to serve as a member of the board of directors of a reasonable number of other companies, (ii) to serve on civic, charitable, educational, religious, public interest or public service boards, and (iii) to manage the Executive’s personal and family investments, in each case, to the extent such activities do not materially interfere with the performance of the Executive’s duties and responsibilities hereunder.

4. Place of Performance. During the Employment Period, the Executive shall be based primarily [at the Company’s principal executive offices].

5. Compensation and Benefits; Equity Awards.

(a) Base Salary. During the Employment Period, the Company shall pay to the Executive a base salary (the “Base Salary”) at the rate of no less than $[—]1 per calendar year, less applicable deductions. The Base Salary shall be reviewed for increase by the Company’s board of directors (the “Board”) no less frequently than annually and shall be increased in the discretion of the Board and any such adjusted Base Salary shall constitute the “Base Salary” for purposes of this Agreement. The Base Salary shall be paid in substantially equal installments in accordance with the Company’s regular payroll procedures.

(b) Annual Bonus.

(i) Regular Annual Bonus. For the 2010 fiscal year, the Executive shall be eligible for a cash performance bonus (the “2010 Bonus”) under the Company’s 2010 Management Incentive Plan, subject to achievement of the specified performance targets, with such bonus payable in 2011 within fifteen (15) days following the Company’s filing of its Form 10-K for the 2010 fiscal year. Thereafter, during the Employment Period, the Executive shall be paid an annual cash performance bonus (an “Annual Bonus”) in respect of each fiscal year that ends during the Employment Term, to the extent earned based on performance against objective performance criteria. The performance criteria[, which may include individual performance goals to be assessed by the Company’s Chief Executive Officer in consultation with the Board,]2 for any particular calendar year shall be determined in good faith by the Board, after consultation with the Company’s Chief Executive Officer, no later than sixty (60) days after the commencement of the relevant bonus period. Executive’s annual bonus opportunity for a calendar year shall equal [—]%3 of the Executive’s Base Salary at the commencement of the year (and not on the Executive’s annualized year-end Base Salary) (the “Target Bonus”) for that year if target levels of performance for that year are achieved, with greater or lesser amounts (including zero) paid for performance above and below target (such greater and lesser amounts to be determined by a formula established by the Board for that year when it established the targets and performance criteria for that year). The Executive’s Annual Bonus for a bonus period shall be determined by the Board after the end of the applicable bonus period and shall be paid to the Executive when annual bonuses for that year are paid to other senior executives of the Company generally, but in no event later than March 15 of the year following the year to which such Annual Bonus relates. In carrying out its functions under this Section 5(b)(i), the Board shall at all times act reasonably and in good faith.

(ii) 2009 Emergence Incentive Plan Award. Within ten (10) days following the Effective Date, the Executive shall be granted a combination of non-qualified stock

[1]	Insert individual base salary amounts.
[2]	To be inserted for executives other than the CEO.
[3]	Insert individual target bonus percentages.

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options and either restricted stock or restricted stock units in settlement of the Executive’s participation in the Company’s Emergence Incentive Plan (the “EIP”) for the 2009 fiscal year with an aggregate value equal to no less than $[—]4. The terms and conditions applicable to such equity awards shall be no less favorable to the Executive than as set forth on Exhibit A attached hereto.

(iii) 2010 Emergence Incentive Plan Award. For the 2010 fiscal year, the Executive shall be eligible to receive a grant of a combination of non-qualified stock options and either restricted stock or restricted stock units in settlement of the Executive’s participation in the EIP for the 2010 fiscal year upon the attainment of one or more of the pre-established performance goals under the EIP for fiscal year 2010, with such grant, if any, to be made no later than March 15, 2011. The terms and conditions applicable to such equity awards shall be no less favorable to the Executive than as set forth on Exhibit A attached hereto.

(iv) 2011 Emergence Awards. For the 2011 fiscal year, the Executive shall participate in the Company’s 2010 Emergence Award Plan (the “Emergence Plan”), which shall provide that in the event the Company achieves the performance targets stated in the Emergence Plan for the 2011 fiscal year, the Executive shall be entitled to receive fully vested shares of the Company’s common stock in settlement of the Executive’s participation in the Emergence Plan, to be paid no later than March 15, 2012.

(v) Equity Awards. In addition to any award provided to the Executive under the EIP or Emergence Plan, commencing in 2011 and each year thereafter during the Employment Period, the Executive shall be entitled to receive annually, a grant of an equity-based award under the Company’s 2010 Long-Term Incentive Plan within thirty (30) days following the Company’s filing of its Form 10-K for each such year with a grant date fair market value equal to no less than the grant date fair market value of the EIP award provided to the Executive for the 2010 fiscal year.

(c) Vacation; Benefits. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the applicable policies of the Company, which shall be accrued and used in accordance with such policies. During the Employment Period, the Executive shall be eligible to participate in such medical, dental and life insurance, retirement and other plans as the Company may have or establish from time to time on terms and conditions applicable to other senior executives of the Company generally. The foregoing, however, shall not be construed to require the Company to establish any such plans or to prevent the modification or termination of such plans once established.

6. Expenses. The Company shall reimburse the Executive promptly for all expenses reasonably incurred by the Executive in the performance of his duties in accordance with policies which may be adopted from time to time by the Company following presentation by the Executive of an itemized account, including reasonable substantiation, of such expenses.

7. Confidentiality, Non-Disclosure and Non-Competition Agreement. As a condition to the Company’s entering into this Agreement, Executive shall execute an Employee

[4]	Insert the 2009 EIP award value for each executive.

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Confidentiality and Intellectual Property Agreement substantially in the form attached hereto as Exhibit B (the “Confidentiality Agreement”) and an Employee Non-Competition Agreement substantially in the form attached hereto as Exhibit C (the “Non-Competition Agreement”).5

8. Termination of Employment.

(a) Permitted Terminations. The Executive’s employment hereunder may be terminated during the Employment Period under the following circumstances:

(i) Death. The Executive’s employment hereunder shall terminate upon the Executive’s death;

(ii) By the Company. The Company may terminate the Executive’s employment:

(A)	Disability. For Disability; or

(B)	Cause. For Cause or without Cause.

(iii) By the Executive. The Executive may terminate his employment for any reason or for no reason.

(b) Non-Renewal. The Executive may terminate his employment within thirty (30) days after the end of the Employment Period if the Employment Period ends as a result of the Company giving a notice of Non-Renewal in accordance with Section 2.

(c) Termination. Any termination of the Executive’s employment by the Company or the Executive (other than because of the Executive’s death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 13 hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. Termination of the Executive’s employment shall take effect on the Date of Termination.

(d) Effect of Termination. Upon any termination of the Executive’s employment with the Company, and its subsidiaries, the Executive shall resign from, and shall be considered to have simultaneously resigned from, all positions with the Company and all of its subsidiaries.

9. Compensation Upon Termination.

(a) Death. If the Executive’s employment is terminated during the Employment Period as a result of the Executive’s death, this Agreement and the Employment Period shall terminate without further notice or any action required by the Company or the

[5]	The Confidentiality Agreement and Non-Competition Agreement are under review and may be modified prior to emergence. The non-compete period under the Non-Competition Agreement shall be between 6 and 12 months, depending upon the applicable executive.

4

Executive’s legal representatives. Upon the Executive’s death, the Company shall pay or provide to the Executive’s representative or estate all Accrued Benefits, if any, to which the Executive is entitled. Except as set forth herein, the Company shall have no further obligation to the Executive (or the Executive’s legal representatives or estate) under this Agreement.

(b) Disability. If the Company terminates the Executive’s employment during the Employment Period because of the Executive’s Disability pursuant to Section 8(a)(ii)(A), the Company shall pay to the Executive all Accrued Benefits, if any, to which the Executive is entitled. Except as set forth herein, the Company shall have no further obligations to the Executive (or the Executive’s legal representatives) under this Agreement.

(c) Termination by the Company for Cause or by the Executive without Good Reason. If, during the Employment Period, the Company terminates the Executive’s employment for Cause pursuant to Section 8(a)(ii)(B) or the Executive terminates his employment without Good Reason, the Company shall pay to the Executive all Accrued Benefits, if any, to which the Executive is entitled. Except as set forth herein, the Company shall have no further obligations to the Executive under this Agreement.

(d) Termination due to Non-Renewal. If this Agreement is terminated pursuant to a notice of Non-Renewal in accordance with Section 2, upon the expiration of this Agreement the Executive shall become a participant in the Executive and Key Employee Severance Plan or its successor plan or plans.

(e) Termination by the Company without Cause or by the Executive with Good Reason. Subject to Section 9(f) and Section 9(g), if the Company terminates the Executive’s employment during the Employment Period other than for Cause or Disability or if the Executive terminates his employment hereunder with Good Reason, (i) the Company shall pay or provide the Executive (or the Executive’s estate, if the Executive dies after such termination and execution of the release but before receiving such amount) (A) all Accrued Benefits, if any, to which the Executive is entitled; (B) a lump sum payment of an amount equal to a pro rata portion (based upon the number of days the Executive was employed during the calendar year in which the Date of Termination occurs) of the Annual Bonus or the 2010 Bonus, as applicable, that would have been paid to the Executive if he had remained employed with the Company based on actual performance, such payment to be made at the time bonus payments are made to other executives of the Company but in any event by no later than March 15 of the calendar year following the year that includes the Executive’s Date of Termination; (C) an amount equal to the product of (x)  [—]6 and (y) the sum of the Executive’s (I) Base Salary, (II) Target Bonus, and (III) annual perquisite allowance, payable in accordance with the Company’s payroll policies in effect on the Date of Termination for the [—] 7 month period commencing upon the Executive’s Date of Termination; (D) outplacement services at a level commensurate with the Executive’s position in accordance with the Company’s practices as in effect from time to time; (ii) notwithstanding anything set forth in any plan document or award agreement to the contrary, all vested outstanding equity awards shall remain outstanding and exercisable, if applicable, through their stated expiration dates, and (iii) the Executive and his

[6]	Multipliers: Chief Executive Officer-2.0; Chief Financial Officer-1.5; other executive-1.0.
[7]	Payment schedule intended to match length of non-compete period (i.e., 6 months or 12 months).

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covered dependents shall be entitled to continued participation on the same terms and conditions as applicable immediately prior to the Executive’s Date of Termination for the [—] 8 year period following the Date of Termination in such medical, dental, and hospitalization insurance coverage in which the Executive and his eligible dependents were participating immediately prior to the Date of Termination.

(f) Change in Control. This Section 9(f) shall apply if there is (i) a termination of the Executive’s employment by the Employer other than for Cause or Disability pursuant to Section 8(a) or by the Executive for Good Reason in, each case, during the two-year period after a Change in Control; or (ii) a termination of the Executive’s employment by the Company prior to a Change in Control, if the termination was at the request of a third party or otherwise arose in anticipation of a Change in Control. If any such termination occurs, the Executive (or the Executive’s estate, if the Executive dies after such termination and execution of the release but before receiving such amount) shall receive the benefits set forth in Section 9(e), except that (1) in lieu of the continued payment of Base Salary under Section 9(e)(i)(C), the Executive shall receive an amount equal to the product of (x)  [—] 9 and (y) the sum of the Executive’s (I) Base Salary, (II) Target Bonus, and (III) annual perquisite allowance, payable in a lump sum promptly after the date of which the release referred to in Section 9(g) becomes irrevocable and (2) in addition to the extension of the expiration terms of outstanding equity awards under Section 9(e)(ii), the Executive shall be entitled to accelerated vesting of all outstanding equity awards.

(g) Liquidated Damages. The parties acknowledge and agree that the damages that will result to the Executive for termination by the Company of the Executive’s employment without Cause or by the Executive for Good Reason shall be extremely difficult or impossible to establish or prove, and agree that the amounts payable to the Executive under Section 9(e) or Section 9(f) (the “Severance Payments”) shall constitute liquidated damages for any such termination. The Executive agrees that, except for such other payments and benefits to which the Executive may be entitled as expressly provided by the terms of this Agreement or any other applicable benefit plan or compensation arrangement (including equity-related awards), such liquidated damages shall be in lieu of all other claims that the Executive may make by reason of any such termination of his employment. Any and all amounts payable and benefits or additional rights provided pursuant to this Agreement beyond the Accrued Benefits shall only be payable if the Executive delivers to the Company and does not revoke a general release of claims in favor of the Company in substantially the form attached on Exhibit D hereto. Such release must be executed and delivered (and no longer subject to revocation, if applicable) within sixty (60) days following the Executive’s Date of Termination. The Company shall deliver to the Executive the appropriate form of release of claims for the Executive to execute within five (5) business days of the Date of Termination.

(h) Certain Payment Delays. Notwithstanding anything to the contrary set forth herein, to the extent that the payment of any amount described in Section 9(e) or Section 9(f) constitutes “nonqualified deferred compensation” for purposes of Code Section

[8]	Number of years of participation in welfare plans intended to match the multiplier (see FN 4).
[9]	Multipliers: Chief Executive Officer-3.0; all other executives-2.0.

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409A (as defined in Section 25 hereof), any such payment scheduled to occur during the first sixty (60) days following the termination of employment shall not be paid until the first regularly scheduled pay period following the sixtieth (60th) day following such termination and shall include payment of any amount that was otherwise scheduled to be paid prior thereto.

(i) No Offset. In the event of termination of his employment, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due to him on account of any remuneration or benefits provided by any subsequent employment he may obtain. The Company’s obligation to make any payment pursuant to, and otherwise to perform its obligations under, this Agreement shall not be affected by any offset, counterclaim or other right that the Company or the Company Affiliates may have against the Executive for any reason.

10. Certain Additional Payments by the Company.

(a) If it shall be determined that any benefit provided to the Executive or payment or distribution by or for the account of the Company to or for the benefit of the Executive, whether provided, paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax resulting from any action or inaction by the Company (such excise tax, together with any such interest and penalties, collectively, the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of the Excise Tax and all other income, employment, excise and other taxes that are imposed on the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the sum of (A) the Excise Tax imposed upon the Payments and (B) the product of any deductions disallowed because of the inclusion of the Gross-up Payment in the Executive’s adjusted gross income and the applicable marginal rate of federal income taxation for the calendar year in which the Executive’s Gross-Up Payment is to be made. Notwithstanding the foregoing provisions of this Section 10(a), if it shall be determined that the Executive would be entitled to the Gross-Up Payment, but that the Parachute Value of all Payments does not exceed an amount equal to three hundred and ten percent (310%) of the Executive’s Base Amount, then no Gross-Up Payment shall be made to the Executive and the amounts payable under this Agreement shall be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount; provided that such reduction shall only be made if such reduction results in a more favorable after-tax position for the Executive. The payment reduction contemplated by the preceding sentence, if any, shall be implemented by determining the Parachute Payment Ratio for each “parachute payment” and then reducing the parachute payments in order beginning with the parachute payment with the highest Parachute Payment Ratio. For parachute payments with the same Parachute Payment Ratio, such parachute payments shall be reduced based on the time of payment of such parachute payments, with amounts having later payment dates being reduced first. For parachute payments with the same Parachute Payment Ratio and the same time of payment, such parachute payments shall be reduced on a pro rata basis (but not below zero) prior to reducing parachute payments with a lower Parachute Payment Ratio.

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(b) Subject to the provisions of Section 10(c), all determinations required to be made under this Section 10, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company’s independent, certified public accounting firm or such other certified public accounting firm as may be designated by the Company prior to the Change in Control (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. If the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting a change in the ownership or effective control (as defined for purposes of Section 280G of the Code) of the Company, the Executive shall appoint another nationally recognized accounting firm which is reasonably acceptable to the Company to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 10, shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm’s determination but in any event by the end of the year following the year in which the applicable tax is remitted. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that additional Gross-Up Payments shall be required to be made to compensate the Executive for amounts of Excise Tax later determined to be due, consistent with the calculations required to be made hereunder (an “Underpayment”). If the Company exhausts its remedies pursuant to Section 10(c) and the Executive is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

(c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30)-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that they desire to contest such claim, the Executive shall:

(i) give the Company any information reasonably requested by the Company relating to such claim;

(ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

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(iii) cooperate with the Company in good faith to effectively contest such claim; and

(iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties incurred in connection with such contest) and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

(d) The following terms shall have the following meanings for purposes of this Section 10.

(i) “Base Amount” means “base amount,” within the meaning of Section 280G(b)(3) of the Code.

(ii) “Parachute Payment Ratio” shall mean a fraction the numerator of which is the value of the applicable parachute payment for purposes of Section 280G of the Code and the denominator of which is the intrinsic value of such parachute payment.

(iii) “Parachute Value” of a Payment shall mean the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2), as determined by the Accounting Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

(iv) “Safe Harbor Amount” means 2.99 times the Executive’s Base Amount.

11. Indemnification. During the Employment Period and thereafter, the Company agrees to indemnify and hold the Executive and the Executive’s heirs and representatives harmless, to the maximum extent permitted by law, against any and all damages, costs, liabilities, losses and expenses (including reasonable attorneys’ fees) as a result of any claim or proceeding (whether civil, criminal, administrative or investigative), or any threatened claim or proceeding (whether civil, criminal, administrative or investigative), against the Executive that arises out of or relates to the Executive’s service as an officer, director or employee, as the case may be, of the Company, or the Executive’s service in any such capacity or similar capacity with a Company Affiliate or other entity at the request of the Company, both prior to and after the Effective Date, and to promptly advance to the Executive or the Executive’s heirs or representatives such expenses upon written request with appropriate documentation of such expense upon receipt of an undertaking by the Executive or on the Executive’s behalf to repay such amount if it shall ultimately be determined that the Executive is not entitled to be indemnified by the Company. During the Employment Period and thereafter, the Company also shall provide the Executive with coverage under its current directors’ and officers’ liability policy to the same extent that it provides such coverage to its other executive officers. If the Executive has any knowledge of any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, as to which the Executive may request indemnity under this provision, the Executive will give the Company prompt written notice thereof;

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provided that the failure to give such notice shall not affect the Executive’s right to indemnification. The Company shall be entitled to assume the defense of any such proceeding and the Executive will use reasonable efforts to cooperate with such defense. To the extent that the Executive in good faith determines that there is an actual or potential conflict of interest between the Company and the Executive in connection with the defense of a proceeding, the Executive shall so notify the Company and shall be entitled to separate representation at the Company’s expense by counsel selected by the Executive (provided that the Company may reasonably object to the selection of counsel within ten (10) business days after notification thereof) which counsel shall cooperate, and coordinate the defense, with the Company’s counsel and minimize the expense of such separate representation to the extent consistent with the Executive’s separate defense. This Section 11 shall continue in effect after the termination of the Executive’s employment or the termination of this Agreement.

12. Attorney’s Fees.

(a) Negotiation. Upon presentation of an invoice therefor, the Company shall pay or reimburse the Executive’s reasonable counsel fees incurred in connection with the negotiation and documentation of this Agreement and the other documents ancillary thereto.

(b) Disputes. The Company shall advance the Executive (and his beneficiaries) any and all costs and expenses (including without limitation attorneys’ fees and other charges of counsel) incurred by the Executive (or any of his beneficiaries) in resolving any controversy, dispute or claim arising out of or relating to this Agreement, any other agreement or arrangement between the Executive and the Company, the Executive’s employment with the Company, or the termination thereof; provided that the Executive shall reimburse the Company any advances on a net after-tax basis to cover expenses incurred by the Executive for claims brought by the Executive that are judicially determined to be frivolous or advanced in bad faith.

13. Notices. All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by facsimile transmission addressed as follows:

(i)	If to the Company:

Chemtura Corporation

199 Benson Road

Middlebury, CT 06749

Attention: General Counsel

(ii)	If to the Executive:

Address last shown on the Company’s Records.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication that shall be given or made in the manner described above shall be

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deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, confirmation of facsimile transmission or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

14. Severability. The invalidity or unenforceability of any one or more provisions of this Agreement, including, without limitation, Section 7, shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

15. Survival. It is the express intention and agreement of the parties hereto that the provisions of Sections 7, 9, 10, 11, 12, 13, 14, 16, 17, 18, 20, 21, 22, 24 and 25 hereof and this Section 15 shall survive the termination of employment of the Executive. In addition, all obligations of the Company to make payments hereunder shall survive any termination of this Agreement on the terms and conditions set forth herein.

16. Assignment. The rights and obligations of the parties to this Agreement shall not be assignable or delegable, except that (i) in the event of the Executive’s death, the personal representative or legatees or distributees of the Executive’s estate, as the case may be, shall have the right to receive any amount owing and unpaid to the Executive hereunder and (ii) the rights and obligations of the Company hereunder shall be assignable and delegable in connection with any subsequent merger, consolidation, sale of all or substantially all of the assets or equity interests of the Company or similar transaction involving the Company or a successor corporation. The Company shall require any successor to the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

17. Binding Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

18. Amendment; Waiver. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the party against whom enforcement is sought. Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

19. Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

20. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (but not including any choice of law rule thereof that would cause the laws of another jurisdiction to apply).

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21. Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives all right to trial by jury in any proceeding relating to this Agreement or the Executive’s employment by the Company or any Company Affiliate, or for the recognition and enforcement of any judgment in respect thereof (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Executive’s employment by the Company or any Company Affiliate, or the Executive’s or the Company’s performance under, or the enforcement of, this Agreement.

22. Entire Agreement. This Agreement constitutes the entire agreement between the parties respecting the employment of the Executive, there being no representations, warranties or commitments except as set forth herein and supersedes and replaces all other agreements related to the subject matter hereof of, including [list employment agreement or other contracts.]

23. Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

24. Withholding. The Company may withhold from any benefit payment under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

25. Section 409A.

(a) The intent of the parties is that payments and benefits under this Agreement comply with Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. If the Executive notifies the Company (with specificity as to the reason therefor) that the Executive believes that any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Code Section 409A and the Company concurs with such belief or the Company (without any obligation whatsoever to do so) independently makes such determination, the Company shall, after consulting with the Executive, reform such provision to attempt to comply with Code Section 409A through good faith modifications to the minimum extent reasonably appropriate to conform with Code Section 409A. To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Executive and the Company of the applicable provision without violating the provisions of Code Section 409A.

(b) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any

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such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If the Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is considered deferred compensation under Code Section 409A payable on account of a “separation from service,” such payment or benefit shall be made or provided at the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Executive, and (B) the date of the Executive’s death, to the extent required under Code Section 409A. Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this Section 25(b) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(c) To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Code Section 409A, (A) all expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Executive, (B) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (C) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.

(d) For purposes of Code Section 409A, the Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(e) Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.

26. Definitions.

(a) “Accrued Benefits” means (i) any unpaid Base Salary through the Date of Termination; (ii) any earned but unpaid Annual Bonus; (iii) any accrued and unpaid vacation and/or sick days; (iv) any amounts or benefits owing to the Executive or to the Executive’s beneficiaries under the then applicable benefit plans of the Company (excluding any severance plan, program, agreement or arrangement); and (v) any amounts owing to the Executive for reimbursement of expenses properly incurred by the Executive prior to the Date of Termination and which are reimbursable in accordance with Section 6. Amounts payable under (A) clauses (i), (ii) and (iii) shall be paid promptly after the Date of Termination, (B) clause (iv) shall be paid in accordance with the terms and conditions of the applicable plan, program or arrangement and (C) clause (v) shall be paid in accordance with the terms of the applicable expense reimbursement policy.

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(b) “Cause” means (i) the Executive’s conviction of, or plea of nolo contendere to, a felony (other than in connection with a traffic violation); (ii) the Executive’s continued failure to substantially perform the Executive’s material duties hereunder after receipt of written notice from the Company that specifically identifies the manner in which the Executive has substantially failed to perform the Executive’s material duties and specifies the manner in which the Executive may substantially perform his material duties in the future; (iii) an act of fraud or gross or willful material misconduct; or (iv) a willful and material breach of the Confidentiality Agreement or the Non-Competition Agreement. For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Anything herein to the contrary notwithstanding, the Executive shall not be terminated for “Cause” hereunder unless (A) written notice stating the basis for the termination is provided to the Executive and (B) as to clauses (ii), (iii) or (iv) of this paragraph, he is given fifteen (15) days to cure the neglect or conduct that is the basis of such claim, to the extent curable.

(c) “Change in Control” means the occurrence of any one or more of the following events, to the extent such event also constitutes a “change in control event” within the meaning of Section 409A of the Code:

(i) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of common stock of the Company or any person who owns five percent (5%) or more of the common stock of the Company on the date of the Company’s emergence from Chapter 11 bankruptcy proceedings (a “Five Percent Owner”)), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(ii) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of common stock of the Company or a Five Percent Owner), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) in one or a series of related transactions during any twelve (12)-month period, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

(iii) during any one-year period, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in

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paragraph (i), (ii), (iv) or (v) of this definition of “Change in Control” or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the one-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iv) a merger or consolidation of the Company or a direct or indirect subsidiary of the Company with any other company, other than a merger or consolidation which would result in either (A) a Five Percent Owner beneficially owning more than fifty percent (50%) of the combined voting power of the voting securities of the Company or the surviving entity (or the ultimate parent company of the Company of the surviving entity) or (B) the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (or the ultimate parent company of the Company or such surviving entity); provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in subparagraphs (ii) and (iii)) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or

(v) the consummation of a sale or disposition of all or substantially all the assets of the Company, in one or a series of related transactions during any twelve (12)-month period, other than the sale or disposition of all or substantially all of the assets of the Company to a Five Percent Owner or a person or persons who beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

(d) “Company Affiliate” means any entity controlled by, in control of, or under common control with, the Company.

(e) “Date of Termination” means (i) if the Executive’s employment is terminated by the Executive’s death, the date of the Executive’s death; (ii) if the Executive’s employment is terminated because of the Executive’s Disability pursuant to Section 8(a)(ii)(A), thirty (30) days after Notice of Termination, provided that the Executive shall not have returned to the performance of the Executive’s duties on a full-time basis during such thirty (30)-day period; (iii) if the Executive’s employment is terminated during the Employment Period by the Company pursuant to Section 8(a)(ii)(B) or by the Executive pursuant to Section 8(a)(iii), the date specified in the Notice of Termination; provided that if the Executive is voluntarily terminating the Executive’s employment without Good Reason, such date shall not be less than fifteen (15) business days after the Notice of Termination; (iv) if the Executive’s employment is terminated during the Employment Period other than pursuant to Section 8(a), the date on which Notice of Termination is given; or (v) if the Executive’s employment is terminated pursuant to Section 8(b), the last day of the Employment Period.

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(f) “Disability” means the inability of the Executive to perform the Executive’s material duties hereunder due to a physical or mental injury, infirmity or incapacity, which is expected to exceed one hundred eighty (180) days (including weekends and holidays) in any three hundred sixty-five (365)-day period, as determined by the Executive’s treating physician in his or her reasonable discretion.

(g) “Good Reason” means (i) any material diminution or adverse change in the Executive’s titles, duties or authorities; (ii) a reduction in the Executive’s total compensation, including a reduction in the Executive’s Base Salary, Target Bonus or annual minimum equity award value; (iii) a material adverse change in the Executive’s reporting responsibilities; (iv) the assignment of duties substantially inconsistent with the Executive’s position or status with the Company; (v) a relocation of the Executive’s primary place of employment to a location more than twenty five (25) miles further from the Executive’s primary residence than the current location of the Company’s offices; (vi) any other material breach of the Agreement or any other agreement by the Company or the Company Affiliates; (vii) the failure of the Company to obtain the assumption in writing of its obligations under the Agreement by any successor to all or substantially all of the assets of the Company after a merger, consolidation, sale or similar transaction in which such Agreement is not assumed by operation of law; or (viii) any material diminution in the aggregate value of employee benefits provided to the Executive on the Effective Date under any “employee benefit plan” (as defined in Section 3(3) of ERISA), other than pursuant to across-the-board reductions to employee benefits applicable to all senior executives. In order to invoke a termination for Good Reason, (A) the Executive must provide written notice within ninety (90) days of the occurrence of any event of “Good Reason,” (B) the Company must fail to cure such event within fifteen (15) days of the giving of such notice and (C) the Executive must terminate employment within thirty (30) days following the expiration of the Company’s cure period.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement, or have caused this Agreement to be duly executed and delivered on their behalf.

CHEMTURA CORPORATION

By:
Name:
Title:

EXECUTIVE

[Executive]

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EXHIBIT A

EIP EQUITY TERM SHEET

I. Awards. The Executive’s participation in the EIP for the 2009 and 2010 fiscal years, respectively, shall be settled in accordance with the terms of the Company’s EIP Settlement Plan.

II. General Vesting. Subject to the accelerated vesting provisions described below, (a) the EIP equity awards granted for the 2009 fiscal year will vest in equal one-third ( 1/3) installments on each of (i) the date of grant, (ii) March 31, 2011 and (iii) March 31, 2012, respectively, and (b) the EIP equity awards granted for the 2010 fiscal year will vest in equal one-third ( 1/3) installments on each of (i) the date of grant, (ii) March 31, 2012 and (iii) March 31, 2013, respectively.

III. Accelerated Vesting of EIP Grants. Vesting of the equity grants made with respect to the EIP for the 2009 and 2010 fiscal years, respectively, will accelerate in full upon a termination of the Executive’s employment by the Company without Cause or by the Executive for Good Reason, in each case, within the two year period following a Change in Control.

IV. Post-Termination Exercise Periods.

(a) Termination for Death, Disability, by the Company without Cause or by the Executive with or without Good Reason. If the Executive’s employment is terminated due to death, Disability, by the Company without Cause or by the Executive with or without Good Reason, stock options will be exercisable for the 180 day period following the date of termination.

(b) Termination for Cause. If the Executive is terminated for Cause all stock options will terminate and expire.

EXHIBIT B

[Insert Employee Confidentiality Agreement]

EXHIBIT C

[Insert Employee Non-Competition Agreement]

EXHIBIT D

GENERAL RELEASE10

I,                                         , in consideration of and subject to the performance by Chemtura Corporation (together with its subsidiaries, the “Company”), of its obligations under Section 9 of the Employment Agreement, dated as of [—] (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its respective affiliates and subsidiaries and all present, former and future directors, officers, agents, representatives, employees, successors and assigns of the Company and/or its respective affiliates and subsidiaries and direct or indirect owners (collectively, the “Released Parties”) to the extent provided herein (this “General Release”). The Released Parties are intended third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

1. I understand that any payments or benefits paid or granted to me under Section 9 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 9 of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates.

2. Except as provided in paragraph 4 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company and/or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, ever had, now have, or hereafter may have, by reason of any matter, cause, or thing whatsoever, from the beginning of my initial dealings with the Company to the date of this General Release, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to my employment relationship with Company, the terms and conditions of that employment relationship, and the termination of that employment relationship (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and

[10]	To be updated based upon any changes in applicable law.

Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”). I understand and intend that this General Release constitutes a general release of all claims and that no reference herein to a specific form of claim, statute or type of relief is intended to limit the scope of this General Release.

3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5. I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the foregoing, I acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding.

6. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event that I should bring a Claim seeking damages against the Company, or in the event that I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim, or of any facts that could give rise to a claim, of the type described in paragraph 2 as of the execution of this General Release.

22

7. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

8. I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees, and return all payments received by me pursuant to the Agreement on or after the termination of my employment.

9. I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel that I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

10. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), or any other self-regulatory organization or governmental entity.

11. I hereby acknowledge that Sections 7, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 20, 21, 22, 24 and 25 of the Agreement shall survive my execution of this General Release.

12. I represent that I am not aware of any Claim by me, and I acknowledge that I may hereafter discover Claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.

13. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

14. Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. This General Release constitutes the complete and entire agreement and understanding among the parties, and supersedes any and all prior or contemporaneous agreements, commitments, understandings or arrangements, whether written or oral, between or among any of the parties, in each case concerning the subject matter hereof.

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BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(i)	I HAVE READ IT CAREFULLY;

(ii)	I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990, AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(iii)	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(iv)	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(v)	I HAVE HAD AT LEAST [21][45] DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED [21][45]-DAY PERIOD;

(vi)	I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(vii)	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(viii)	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED:	DATE:

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[THIS PAGE IS INTENTIONALLY LEFT BLANK]

CHEMTURA CORPORATION

2010 SHORT-TERM INCENTIVE PLAN

1. Purpose. This annual incentive plan (the “Plan”) is applicable to those employees of Chemtura Corporation (the “Company”) and its subsidiaries who are executive officers of the Company (“Covered Employees”), including members of the Board of Directors who are such employees. The Plan is designed to advance the interests of the Company by enabling the Company to attract, retain, and motivate Covered Employees, by focusing such Covered Employees on pre-established, objective performance goals and by providing such Covered Employees with opportunities to earn financial rewards based on the achievement of such performance goals.

2. Eligibility. All Covered Employees shall be eligible to be selected to participate in this Plan. The Committee shall select the Covered Employees who shall participate in this Plan in any year (each, a “Participant”) no later than 90 days after the commencement of the fiscal year of the Company (or such earlier or later date as may be the applicable deadline for the establishment of performance goals permitting the compensation payable to such Participant under this Plan with respect to such year to qualify as “qualified performance-based compensation” under Treasury Regulation Section 1.162-27(e)) (as applicable, with respect to a Participant, the “Determination Date”). A Participant may be permitted to participate in any other annual incentive plan established by the Company.

3. Administration. The Plan shall be administered by the Organization, Compensation and Governance Committee of the Board of Directors (the “Board”), or by another committee appointed by the Board (the Organization, Compensation and Governance Committee of the Board or such other committee, the “Committee”). The Committee shall be comprised exclusively of members of the Board who are “outside directors” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulation Section 1.162-27(e)(3). The Committee shall have the authority, subject to the provisions herein: (a) to select Participants; (b) to establish and administer the performance goals and the award opportunities applicable to each Participant and certify whether the goals have been attained; (c) to construe and interpret the Plan and any agreement or instrument entered into under the Plan; (d) to establish, amend, and waive rules and regulations for the Plan’s administration; and (e) to make all other determinations which may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and Participants and anyone claiming under or through any of them. Members of the Committee shall not be liable for any act or omission in their capacities as such members, except for bad faith or gross negligence.

4. Establishment of Performance Goals and Award Opportunities. No later than the Determination Date for each year, the Committee shall establish in writing the method for computing the amount of compensation that will be payable under the Plan to each Participant in the Plan with respect to such year (i) if the performance goals established by the Committee for the applicable period with respect to such Participant are attained in whole or in part and, (ii) to the extent required by the Committee, if the Participant’s employment by the Company or a subsidiary continues without interruption during the year through the date the Participant’s award is paid pursuant to Section 7 (or such earlier or later date specified by the Committee). Such method shall be stated in terms of an objective formula or standard that precludes discretion, within the meaning of Treasury Regulation Section 1.162-27(e)(2)(iii)(A), to increase the amount of the award that would otherwise be due upon attainment of the goals and may be different for each Participant. Notwithstanding anything to the contrary contained herein, but subject to the terms of any enforceable employment agreement or other contract, the Committee may exercise negative discretion to reduce the amount of any bonus otherwise payable hereunder.

No later than the applicable Determination Date with respect to a performance period, the Committee shall establish in writing the performance goals for such period, which shall be based on any of the following performance criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, and which shall include or exclude discontinued operations, acquisition expenses and restructuring expenses and/or other one-time or extraordinary items of income, revenue or expense as the Committee may determine: (i) earnings; (ii) net income; (iii) net income applicable to stock; (iv) revenue; (v) cash flow; (vi) return on assets; (vii) return on net assets; (viii) return on invested capital; (ix) return on equity; (x) profitability; (xi) economic value added; (xii) operating margins or profit margins; (xiii) earnings or income before income taxes; (xiv) earnings or income before interest and income taxes; (xv) income before interest, income taxes, depreciation and amortization; (xvi) total stockholder return; (xvii) book value; (xviii) expense management; (xix) capital structure and working capital; (xx) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, gross profit, market penetration, geographic business expansion, cost targets or goals relating to acquisitions or divestitures; (xxi) costs; (xxii) employee morale or productivity; (xxiii) customer satisfaction or loyalty; (xxiv) customer service; (xxv) compliance programs; and (xxvi) safety. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; effects of acquisitions and divestitures, including, but not limited to, purchase accounting, income and losses on discontinued operations and gains and losses on the sale of businesses; reorganization effects; fresh start accounting effects; and gains and losses on the extinguishment of debt. Any such performance criterion or combination of such criteria may apply to the Participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify. Notwithstanding anything to the contrary contained herein, an individual who becomes a Covered Employee after the applicable Determination Date may be selected as a Participant in the Plan. In such event, the Committee may establish a performance period of less than one year for such Participant or permit the Participant to participate in an existing bonus program, in each case, to the extent permissible under Section 162(m) of the Code.

2

5. Maximum Award. The maximum amount of compensation that may be paid under the Plan to any Participant for any year is $5,000,000.00.

6. Attainment of Performance Goals Required. Awards shall be paid under this Plan for any year solely on account of the attainment of the performance goals established by the Committee with respect to such year. Awards may also be contingent upon the Participant remaining employed by the Company or a subsidiary of the Company during such year and through the date the Participant’s award is paid pursuant to Section 7 (or such earlier or later date specified by the Committee). In the event of termination of employment by reason of death or disability (as determined by the Committee in its sole discretion) during the Plan year or before a Participant’s award with respect to a year is paid pursuant to Section 7, an award shall be payable under this Plan to the Participant or the Participant’s estate for such year, which shall be paid at the same time as the award the Participant would have received for such year had no termination of employment occurred and which shall be equal to the amount of such award multiplied by a fraction the numerator of which is the number of full or partial calendar months elapsed in such year prior to termination of employment and the denominator of which is the number twelve. Unless otherwise specified by the Committee, a Participant whose employment terminates prior to the date the Participant’s award with respect to a year is paid pursuant to this Section (or such earlier or later date specified by the Committee) for any reason not excepted above shall not be entitled to any award under the Plan for that year.

7. Shareholder Approval and Committee Certification Contingencies; Payment of Awards. Payment of any awards under this Plan shall be contingent upon the affirmative vote of the shareholders of at least a majority of the votes cast (including abstentions) approving the Plan in a manner that complies with Section 162(m) of the Code (which may include approval by a court). Unless and until such approval is obtained, no award shall be paid or payable pursuant to this Plan. Payment of any award under this Plan shall also be contingent upon the Committee’s certifying, in accordance with applicable treasury regulations under Code Section 162(m) in writing that the performance goals and any other material terms applicable to such award were in fact satisfied. Unless and until the Committee so certifies, such award shall not be paid or payable. Unless the Committee provides otherwise, (a) earned awards shall be paid promptly following such certification, and (b) such payment shall be made in cash or in awards granted under the Company’s 2010 Long-Term Incentive Plan (subject to any payroll tax withholding the Company may determine applies). To the extent necessary for purposes of Code Section 162(m), this Plan shall be resubmitted to shareholders for their reapproval with respect to awards payable for the taxable years of the Company commencing on and after the 5-year anniversary of initial shareholder approval. Unless otherwise determined by the Committee prior to the commencement of the calendar year that includes the start of the applicable performance period, payment will be made not later than March 15 of the calendar year immediately following the close of the applicable performance period. The Committee, in its discretion, may provide that individuals may elect to defer payment of awards provided hereunder, in accordance with such procedures to be established by the Committee, in accordance with Section 409A of the Code, the regulations thereunder, and other applicable law.

8. Amendment, Termination, and Term of Plan. The Board of Directors may amend, modify or terminate this Plan at any time. The Plan will remain in effect until terminated by the Board. Nothing in this Section 8 shall permit the Board of Directors to modify the terms of any enforceable employment agreement or other contract.

3

9. Interpretation and Construction. Any provision of this Plan to the contrary notwithstanding, (a) awards under this Plan are intended to qualify as “qualified performance-based compensation” under Treasury Regulation 1.162-27(e), and (b) any provision of the Plan that would prevent an award under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. No provision of the Plan, nor the selection of any eligible employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any Participant’s employment, which shall remain “employment at will” unless an employment agreement between the Company and the Participant provides otherwise. Both the Participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted. To the extent required by any applicable law, rule or regulation, Awards granted under this Plan shall be subject to any policies adopted by the Company to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

10. Governing Law. The terms of this Plan shall be governed by the laws of the State of Delaware, without reference to the conflicts of laws principles thereof.

11. Waiver of a Jury Trial. The Company and each Participant shall irrevocably and unconditionally waive all right to trial by jury in any proceeding relating to the Plan or any award made hereunder, or for the recognition and enforcement of any judgment in respect thereof (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any award made hereunder.

12. Nontransferrability. No right or interest of any Participant in the Plan shall be assignable or transferable except as designated by the Participant by will or by the laws of descent and distribution, or subject to any lien, directly, by operation of law, or otherwise, including, but not limited to execution, levy, garnishment pledge and bankruptcy.

4

EXHIBIT L

D&O Liability Insurance Policies

D&O Liability Insurance Policies

D&O Liability Tail Coverage Policy

The Reorganized Debtors have obtained from the insurers of their existing D&O liability reasonably sufficient tail coverage (i.e., D&O insurance coverage that extends beyond the end of the policy period) for the current and former directors, officers and managers for a period of six years. They have also obtained Fiduciary Liability tail coverage for the same term. The Reorganized Debtors shall bind these policies on the Effective Date (as defined in the Plan) and pay the applicable premiums shortly thereafter. The summary terms of these policies are described below:

D&O Liability “Tail” Insurance Policy

Summary of Key Terms

Insured Organization:	Chemtura Corporation and its subsidiaries, as well as the resulting debtor in possession in a case under the Bankruptcy Code

Limit of Liability:	$100 million per loss and in the aggregate (total primary and excess layers), but corporate reimbursement coverage for Chemtura’s indemnification obligation is capped at $75 million as the coverage is comprised of $75 million of “Side A and B” coverage and $25 million of “Side A Only Difference in Conditions” coverage.

Policy Period:	From 12:01 a.m. on October 15, 2009 to 12:01 a.m. on October 15, 2010

Policy Type:	Claims Made and Reported

Deductible Amount:	• $0 Insuring Clause A (Non-indemnifiable Loss) • $1 million Insuring Clause B(ii) for Indemnifiable Loss ($1.5 million for Securities Claims)

Insured Persons:	Any Executive (past, present and future duly elected or appointed director, officer, trustee or governor of a corporation, management committee member of a joint venture and member of the management board of a limited liability company (or equivalent position, including foreign), General Counsel, Director of Internal Audit, Risk Manager of the Named Entity, (e.g. Chemtura Corporation and its subsidiaries), serving in their capacities as such, as well as employees and outside entity executives subject to certain limitations.

Extended Reporting Period:	Upon the Effective Date, Chemtura’s policy goes into runoff from the Effective Date plus six years

Territory:	Worldwide

Major Terms & Conditions:	The policy has been negotiated and tailored over the years to provide Chemtura and its directors and officers with broad protections. The current primary policy contains over 35 endorsements that enhance a multitude of the finer points of the insurance contract.

Fiduciary Liability “Tail” Insurance Policy

Summary of Key Terms

Insured Organization:	Chemtura Corporation and its subsidiaries

Limit of Liability:	$25 million per loss and in the aggregate (primary and excess coverage)

Policy Period:	From 12:01 am on February 28, 2009 to 12:01am on February 28, 2011

Policy Type:	Claims Made

Deductible Amount:

•       $0 Insuring Clause A (Non-indemnifiable Loss)

•       $250,000 Insuring Clause B for Indemnifiable Loss ($750,000 for claims related to securities issued by the Sponsor Company, Chemtura and its subsidiaries)

Insured Persons:	Any duly elected or appointed directors, trustees, officers, committee members or employees of the Sponsor Company, Chemtura and its subsidiaries, or any plan.

Extended Reporting Period:	Upon the Effective Date, Chemtura’s policy goes into runoff from that date for six years

Pending & Prior Litigation Exclusion:	January 23, 1996

Continuity Date:	January 23, 1996

Territory:	Worldwide

Major Terms & Conditions:	The policy has been negotiated and tailored over the years to provide Chemtura and its insured persons and plans with broad, state-of-the-art protection. The current primary policy contains over 25 endorsements that enhance a multitude of the finer points of the insurance contract.

Excess Carriers:	A M Best rated A XV insurer provides coverage in excess of primary coverage

Post-Emergence D&O and Fiduciary Liability Policies

The Reorganized Debtors are negotiating D&O Liability and Fiduciary Liability policies for a twelve month period commencing on the Effective Date. The expected principal terms of these policies are described below:

Post-Emergence D&O Liability Policy

Summary of Key Terms

Insured Organization:	Chemtura Corporation and its subsidiaries

Limit of Liability:	$100 million per loss and in the aggregate (total primary and excess layers), but corporate reimbursement coverage for Chemtura’s indemnification obligation is capped at $75 million as the coverage is comprised of $75 million of “Side A and B” coverage and $25 million of “Side A Only Difference in Conditions” coverage.

Policy Period:	For a twelve month period from the Effective Date

Policy Type:	Claims Made and Reported

Deductible Amount:	• $0 Insuring Clause A (Non-indemnifiable Loss) • $1 million Insuring Clause B(ii) for Indemnifiable Loss ($1.5 million for Securities Claims)

Insured Persons:	Any Executive (past, present and future duly elected or appointed director, officer, trustee or governor of a corporation, management committee member of a joint venture and member of the management board of a limited liability company (or equivalent position, including foreign), General Counsel, Director of Internal Audit, Risk Manager of the Named Entity, (e.g. Chemtura Corporation and its subsidiaries), serving in their capacities as such, as well as employees and outside entity executives subject to certain limitations.

Extended Reporting Period:	The base form currently provides for Extended Reporting Period Premium Factors of 1, 2 and 3 years at 75%, 150% and 225% of full annual premium, respectively. Lower factors are currently being sought.

Pending & Prior Litigation Exclusion:	From Effective Date

Continuity Date:	From Effective Date with coordinating endorsements to the D&O Liability “Tail” Coverage and Post Emergence D&O Liability policies that allocate coverage for claims between these policies.

Territory:	Worldwide

Major Terms & Conditions:	The proposal for Chemtura’s policy is being negotiated and tailored to provide Chemtura and its insured persons with terms and endorsements similar in scope to current and previous policies.

Post-Emergence Fiduciary Liability Insurance Policy Summary of Key Terms

Insured Organization:	Chemtura Corporation and its subsidiaries

Limit of Liability:	$25 million per loss and in the aggregate (total primary and excess layer).

Policy Period:	From the Effective Date for a period of one year subsequent

Policy Type:	Claims Made

Deductible Amount:

•       $0 Insuring Clause A (Non-indemnifiable Loss)

•       $250,000 Insuring Clause B for Indemnifiable Loss for all claims, including those related to securities issued by the Sponsor Company (Chemtura) and its subsidiaries

Insured Persons:	Any duly elected or appointed directors, trustees, officers, committee members or employees of the Sponsor Company, Chemtura and its subsidiaries, or any Plan.

Extended Reporting Period:	The base form currently provides for an Extended Reporting Period Premium Factor of 1 year at 150% of full annual premium. A lower factor and longer options for 2 and 3 years are currently being sought

Pending & Prior Litigation Exclusion:	TBD

Continuity Date:	TBD

Territory:	Worldwide

Major Terms & Conditions:	The proposal for Chemtura’s policy is being negotiated and tailored to provide Chemtura and its insured persons and plans with terms and endorsements similar in scope to current and previous policies.”

EXHIBIT M

Registration Rights

Registration Rights1

Holders of [more than 5% of] New Common Stock issued in respect of Allowed Unsecured Claims on the Effective Date will be provided with reasonable and customary registration rights, as described in further detail below, solely to the extent such New Common Stock may not be transferred without restriction pursuant to Rule 144 or is otherwise not freely saleable under the securities laws notwithstanding section 1145 of the Bankruptcy Code.

Registrable Securities:	means any shares of New Common Stock or other securities issued or issuable in respect of the New Common Stock; provided, however, that such shares of New Common Stock or other securities shall constitute Registrable Securities only so long as (x) they have not been sold pursuant to an effective registration statement under the Securities Act, (y) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such New Common Stock or other securities are removed upon the consummation of such sale and the seller and purchaser of such New Common Stock or other securities receive an opinion of counsel for Chemtura, which shall be in form and content reasonably satisfactory to the seller and purchaser and their respective counsel, to the effect that such New Common Stock or other securities in the hands of the purchaser are freely transferable without restriction or registration under the Securities Act in any public or private transaction, or (z) they are not capable of being sold by the holder thereof under Rule 144 in a single transaction. Such holder being deemed an “Eligible Holder.”

Long-Form Demand Registration:	Eligible Holders [holding 30% of Registrable Securities] may request that Chemtura register on Form S-1 Registrable Securities in a minimum amount of $65 million by Chemtura. Chemtura will make the initial filing under the Securities Act as soon as practicable but no later than 60 days after receiving a valid request, provided that Chemtura may defer filing or effectiveness for no more than one 90 day period within any 18 month period.

Short-Form Demand Registration:	Eligible Holders [holding 30% of Registrable Securities] may request that Chemtura register on Form S-3, if available for use by Chemtura, Registrable Securities in a minimum amount of $65 million. Chemtura will make the filing under the Securities Act as promptly as practicable but no later than 45 days after receiving a valid request, provided that Chemtura may defer filing or effectiveness for no more than one 90 day period within any 18 month period. Once effective, Chemtura will use reasonable best efforts to cause the Form S-3 to remain effective until the earlier of (i) such Registrable Securities have been disposed of in accordance with the intended methods or (ii) thirty-six (36) months from the date such Form S-3 is declared effective.

Number of Demands:	Eligible Holders as a group will be entitled to three demands. Demands may be either be Long-Form Demands or Short-Form Demands; provided that (i) [Chemtura will not be required to make more than one S-1 filing in any 12 month period] and (ii) Chemtura will not be required to make an S-1 filing if it is S-3 eligible.

[1]	This Exhibit M Registration Rights remains subject to further revision. The Debtors expressly reserve the right to alter, modify, amend, remove, augment or supplement this Exhibit at any time in accordance with the Plan.

Time Period for Registration Rights	Registration Rights for Eligible Holders will expire after [two years].

Piggyback Registration:	The holders of Registrable Securities will be entitled to unlimited “piggyback” registration rights on all registration statements (other than on Form S-4 or Form S-8 or a registration statement on Form S-1 or Form S-3 covering solely an employee benefit plan) of Chemtura, subject to the right, however, of Chemtura’s managing underwriter to reduce the number of shares proposed to be registered.

Expenses:	The registration expenses of Chemtura related to a registration (exclusive of stock transfer taxes, underwriting discounts and commissions and “road show” or other marketing expenses) will be borne [75%] by Chemtura and [25%] by Eligible Holders participating in the registration.

Lock-up:	Eligible Holders, if requested by the managing underwriter, will agree not to sell or transfer any shares of New Common Stock of Chemtura for a period of up to 90 days plus any additional days necessary to comply with applicable FINRA requirements.

EXHIBIT N

Disbursing Agents

Disbursing Agents1

Section 1.1.59 of the Plan provides as follows: “Disbursing Agent” means the Reorganized Debtors or the Entity or Entities chosen by the Reorganized Debtors to make or facilitate distributions pursuant to the Plan, including each of the Indenture Trustees.

Section 7.4 of the Plan provides as follows: Except as otherwise provided herein, all distributions under the Plan shall be made by the Reorganized Debtors as Disbursing Agent or such other Entity designated by the Reorganized Debtors as a Disbursing Agent on the Effective Date. To the extent that any Entity other than the Reorganized Debtors or any of the Indenture Trustees is designated as a Disbursing Agent, such Entity’s designation and service thereunder shall be conditioned upon such Entity posting a bond satisfactory to the Bankruptcy Court.

Each of the Indenture Trustees will serve as Disbursing Agent to facilitate distributions to its respective Class of Notes Claims. Alvarez & Marsal North America, LLC will serve as Disbursing Agent to facilitate all other distributions pursuant to the Plan. The Debtors reserve the right to designate further Disbursing Agents, prior to the Confirmation Hearing, in a supplement or amendment to the Plan Supplement pursuant to Section 1.128 of the Plan.

[1]

This Exhibit N Disbursing Agents remains subject to further revision. The Debtors expressly reserve the right to alter, modify, amend, remove, augment or supplement this Exhibit at any time in accordance with the Plan.

EXHIBIT O

Rights Offering Instructions and Forms

Chemtura Corporation

Beneficial Holder Rights Offering Form

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
CHEMTURA CORPORATION, et al.,[1]	)	Case No. 09-11233 (REG)
)
Debtors.	)	Jointly Administered
)

INSTRUCTIONS TO RIGHTS EXERCISE FORM FOR BENEFICIAL HOLDERS

RIGHTS OFFERING DEADLINE

The Deadline for Exercise of Rights

is 5:00 p.m. (EDT) on

September 30, 2010 (the “Rights Offering Deadline”).

Please leave sufficient time for your

Rights Exercise to reach the Subscription Agent.

To Shareholders:

On August 4, 2010, Chemtura Corporation and its affiliated debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”) filed the Joint Chapter 11 Plan of Reorganization of Chemtura Corporation, et al. (as may be modified, amended or supplemented from time to time, the “Plan”) and the accompanying Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Chemtura Corporation, et al. (the “Disclosure Statement”).2

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal taxpayer-identification number, are: Chemtura Corporation (3153); A&M Cleaning Products, LLC (4712); Aqua Clear Industries, LLC (1394); ASCK, Inc. (4489); ASEPSIS, Inc. (6270); BioLab Company Store, LLC (0131); BioLab Franchise Company, LLC (6709); Bio-Lab, Inc. (8754); BioLab Textile Additives, LLC (4348); Chemtura Canada Co./Cie (5047); CNK Chemical Realty Corporation (5340); Crompton Colors Incorporated (3341); Crompton Holding Corporation (3342); Crompton Monochem, Inc. (3574); GLCC Laurel, LLC (5687); Great Lakes Chemical Corporation (5035); Great Lakes Chemical Global, Inc. (4486); GT Seed Treatment, Inc. (5292); HomeCare Labs, Inc. (5038); ISCI, Inc. (7696); Kem Manufacturing Corporation (0603); Laurel Industries Holdings, Inc. (3635); Monochem, Inc. (5612); Naugatuck Treatment Company (2035); Recreational Water Products, Inc. (8754); Uniroyal Chemical Company Limited (Delaware) (9910); Weber City Road LLC (4381); and WRL of Indiana, Inc. (9136).

[2]	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Disclosure Statement.

CH SF - E	1	CUSIP 163893100

Chemtura Corporation

Beneficial Holder Rights Offering Form

On August 4, 2010, the United States Bankruptcy Court for the Southern District of New York (the “Court”) entered an order: (a) authorizing the Debtors to solicit acceptances for the Plan; (b) approving the Disclosure Statement as containing “adequate information” pursuant to section 1125 of the Bankruptcy Code; (c) approving the solicitation materials and documents to be included in the solicitation packages (the “Solicitation Packages”); (d) approving the accompanying Rights Offering Procedures (the “Rights Offering Procedures”); and (e) approving procedures for soliciting, receiving and tabulating votes on the Plan and for filing objections to the Plan.

Because of the nature and treatment of your shares of common stock or equivalent Interest in Chemtura Corporation under the Plan, you, as an Eligible Holder, are entitled to receive the right, but not the obligation, to purchase your Pro Rata share of 7.38 million shares of New Common Stock pursuant to the attached rights offering subscription exercise form (a “Rights Exercise Form”) provided that Class 13a for Chemtura Corporation votes to accept the Plan. For a complete description of the Rights Offering see the accompanying Rights Offering Procedures.

Notwithstanding anything contained in the Plan to the contrary, if Class 13a for Chemtura Corporation votes to reject the Plan, under no circumstances shall you have any Rights (as defined in the Rights Offering Procedures) with respect to such shares of common stock or equivalent Interest, any Rights Exercise Form received by the Subscription Agent (as defined below) shall be null and void, and any payment received by the Subscription Agent will be refunded to you, without interest. The deadline for all holders of Claims and Interests to vote on the Plan is September 9, 2010 at 5:00 p.m. (Eastern Daylight Time) (the “Voting Deadline”). The Debtors will file the results of the voting and tabulation on the Plan as soon as reasonably practicable following the Voting Deadline. If you wish to know the results, you will have the opportunity to do so by visiting the Debtors’ restructuring website or obtaining copies of any pleadings filed in these chapter 11 cases for a fee via PACER, as described below.

If you would like to obtain a copy of the Disclosure Statement, the Plan or related documents, you should contact Kurtzman Carson Consultants LLC, the voting and claims agent retained by the Debtors in these chapter 11 cases (the “Voting and Claims Agent”), by: (a) calling the Debtors’ restructuring hotline at (866) 967-0261; (b) visiting the Debtors’ restructuring website at: www.kccllc.net/chemtura; (c) e-mailing the Debtors at kcc_chemtura@kccllc.com and/or (d) writing to Chemtura Balloting Center, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Ave., El Segundo, California 90245. You may also obtain copies of any pleadings filed in these chapter 11 cases for a fee via PACER at: https://ecf.nysb.uscourts.gov.

CH SF - E	2	CUSIP 163893100

Chemtura Corporation

Beneficial Holder Rights Offering Form

Please use the attached Rights Exercise Form to make your election. In order to elect to participate in the Rights Offering, you must complete and return the attached Rights Exercise Form to your Nominee (or otherwise follow your Nominee’s instructions) on or before the Rights Offering Deadline set forth above. Your Rights Exercise will be processed by your Nominee in accordance with established procedures. Please note that your election to exercise Rights will be binding upon you and irrevocable.

Questions. If you have any questions about this Rights Exercise Form or the Rights Offering Procedures described herein, please contact Epiq Bankruptcy Solutions (the “Subscription Agent”) at (866) 734-9387.

To purchase New Common Stock pursuant to the Rights Offering:

1. Insert the number of shares of common stock or equivalent Interest you hold in Item 1.

2. Complete the calculation in Item 2a.

3. Complete Item 2b, indicating the whole number of Initial Rights which you wish to exercise.

4. Complete Item 2c, indicating the whole number of Additional Rights which you wish to exercise, if any.

5. Read and Complete the certification in Item 3.

6. Return the Rights Exercise Form to your Nominee (or otherwise follow your Nominee’s instructions with respect to submitting instructions to them) in sufficient time for the Nominee, to convey your subscription on or before the Rights Offering Deadline.

Before exercising any Rights, Eligible Holders should read the Disclosure Statement, including the section entitled “Risks Related to the Debtors’ Businesses” and the New Chemtura Total Enterprise Value contained therein.

BINDING NATURE OF THE PLAN:

IF THE PLAN IS CONFIRMED, THE PLAN SHALL BIND ALL HOLDERS OF

CLAIMS AND INTERESTS TO THE MAXIMUM EXTENT PERMITTED BY

APPLICABLE LAW

CH SF - E	3	CUSIP 163893100

Chemtura Corporation

Beneficial Holder Rights Offering Form

THIS NOTICE IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY.

IF YOU HAVE QUESTIONS WITH RESPECT TO YOUR RIGHTS UNDER THE PLAN

OR ABOUT ANYTHING STATED HEREIN OR IF YOU WOULD LIKE TO OBTAIN

ADDITIONAL INFORMATION, CONTACT THE SUBSCRIPTION AGENT AT THE

INFORMATION ABOVE.

New York, New York	/s/ M. Natasha Labovitz
Dated: September 1, 2010	Richard M. Cieri
M. Natasha Labovitz
Craig A. Bruens
KIRKLAND & ELLIS LLP
601 Lexington Avenue
New York, New York 10022-4611
	Telephone:	(212) 446-4800
	Facsimile:	(212) 446-4900

Counsel to the Debtors
and Debtors in Possession

CH SF - E	4	CUSIP 163893100

Chemtura Corporation

Beneficial Holder Rights Offering Form

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
CHEMTURA CORPORATION, et al.,[1]	)	Case No. 09-11233 (REG)
)
Debtors.	)	Jointly Administered
)

RIGHTS EXERCISE FORM FOR BENEFICIAL HOLDERS

Please consult the Rights Offering Procedures for additional information with respect to this Rights Exercise Form.

RIGHTS OFFERING DEADLINE

The Deadline for Exercise of Rights

is 5:00 p.m. (EDT) on

September 30, 2010 (the “Rights Offering Deadline”).

Item 1. Pro Rata Share. Your Pro Rata share is based on the number of shares of common stock or equivalent Interest in Chemtura Corporation that you hold.

(Insert number of shares of common stock or equivalent Interest you hold as of the Rights Offering Record Date)

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal taxpayer-identification number, are: Chemtura Corporation (3153); A&M Cleaning Products, LLC (4712); Aqua Clear Industries, LLC (1394); ASCK, Inc. (4489); ASEPSIS, Inc. (6270); BioLab Company Store, LLC (0131); BioLab Franchise Company, LLC (6709); Bio-Lab, Inc. (8754); BioLab Textile Additives, LLC (4348); Chemtura Canada Co./Cie (5047); CNK Chemical Realty Corporation (5340); Crompton Colors Incorporated (3341); Crompton Holding Corporation (3342); Crompton Monochem, Inc. (3574); GLCC Laurel, LLC (5687); Great Lakes Chemical Corporation (5035); Great Lakes Chemical Global, Inc. (4486); GT Seed Treatment, Inc. (5292); HomeCare Labs, Inc. (5038); ISCI, Inc. (7696); Kem Manufacturing Corporation (0603); Laurel Industries Holdings, Inc. (3635); Monochem, Inc. (5612); Naugatuck Treatment Company (2035); Recreational Water Products, Inc. (8754); Uniroyal Chemical Company Limited (Delaware) (9910); Weber City Road LLC (4381); and WRL of Indiana, Inc. (9136).

CH SF - E	1	CUSIP 163893100

Chemtura Corporation

Beneficial Holder Rights Offering Form

Item 2. Rights. Pursuant to the Plan and the accompanying Rights Offering Procedures, each Eligible Holder is entitled to participate in the Rights Offering based upon its “Rights Participation Amount.” To subscribe, fill out Items 2a, 2b, and 2c below and read and complete Item 3 below.

2a. Initial Rights Amount. The maximum number of initial shares of New Common Stock for which you may subscribe is calculated as follows:

________________________	X	0.03035976[2] =	______________________________
(Amount from Item 1 Above)			(Maximum Number of Initial Rights - Round Down to Nearest Whole Number)

2b. Exercise Amount. By filling in the following blanks, you are indicating that you are electing to purchase the number of shares of New Common Stock specified below (specify a whole number of shares of New Common Stock not greater than the figure in Item 2a), at a Rights Exercise Price of $13.54 per share, on the terms of and subject to the conditions set forth in the Rights Offering Procedures. To exercise your Initial Rights, you must, along with return of this Rights Exercise Form, pay or arrange for payment to the Subscription Agent on or before the Rights Offering Deadline.

____________________________	X	$13.54 =	$	______________________________
(Number of Initial Shares of New Common Stock You Elect to Purchase)

2c. Additional Rights Amount. Only if you have exercised the maximum number of Rights in 2b, by filling in the following blanks, you are indicating that you are interested in purchasing the number of additional shares of New Common Stock specified below (specify a whole number of shares of New Common Stock), at a Rights Exercise Price of $13.54 per share, on the terms of and subject to the conditions set forth in the Rights Offering Procedures. A total of 7.38 million shares of New Common Stock are available for purchase through the exercise of the Rights. There is no guarantee that any Additional Rights will be available for you to exercise. To exercise your Additional Rights, you must, along with return of this Rights Exercise Form, pay or arrange for payment to the Subscription Agent on or before the Rights Offering Deadline.

[2]	This factor has been calculated by dividing the number of shares of New Common Stock subject to the Rights Offering by the total of all Eligible Holders’ Rights Participation Amounts.

CH SF- E	2	CUSIP 163893100

Chemtura Corporation

Beneficial Holder Rights Offering Form

____________________________	X	$13.54 =	$	______________________________
(Number of Additional Shares of New Common Stock You Elect to Purchase)

The Debtors may, in their sole discretion, treat any failure to timely pay for the exercise of Rights as a revocation and relinquishment of such Rights.

Item 3. Certifications. I certify that (i) I am the holder, or the authorized signatory of the holder, of shares of common stock or equivalent Interest, and (ii) I am, or such holder is, entitled to participate in the Rights Offering to the extent of my, or such holder’s, Rights Participation Amount indicated under Item 1 above.

Date:                     , 2010

Name of Holder:

Social Security or Federal Tax I.D. No.:

Signature:

Name of Person Signing:

(If other than holder)

Title (if corporation, partnership or LLC):

Facsimile Number:

Email Address:

Street Address:

City, State, Zip Code:

Telephone Number:

PLEASE NOTE: NO EXERCISE OF RIGHTS WILL BE VALID UNLESS YOUR NOMINEE HAS PROCESSED YOUR SUBSCRIPTION ON OR BEFORE 5:00 P.M. (EDT) ON SEPTEMBER 30, 2010.

CH SF- E	3	CUSIP 163893100

Chemtura Corporation

Registered Holder Rights Exercise Form

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
CHEMTURA CORPORATION, et al.,[1]	)	Case No. 09-11233 (REG)
)
Debtors.	)	Jointly Administered
)

INSTRUCTIONS TO RIGHTS EXERCISE FORM FOR REGISTERED HOLDERS

RIGHTS OFFERING DEADLINE

The Deadline for Exercise of Rights

is 5:00 p.m. (EDT) on

September 30, 2010 (the “Rights Offering Deadline”).

Please leave sufficient time for your

Rights Exercise Form to reach the Subscription Agent.

To Shareholders:

On August 4, 2010, Chemtura Corporation and its affiliated debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”) filed the Joint Chapter 11 Plan of Reorganization of Chemtura Corporation, et al. (as may be modified, amended or supplemented from time to time, the “Plan”) and the accompanying Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Chemtura Corporation, et al. (the “Disclosure Statement”).2

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal taxpayer-identification number, are: Chemtura Corporation (3153); A&M Cleaning Products, LLC (4712); Aqua Clear Industries, LLC (1394); ASCK, Inc. (4489); ASEPSIS, Inc. (6270); BioLab Company Store, LLC (0131); BioLab Franchise Company, LLC (6709); Bio-Lab, Inc. (8754); BioLab Textile Additives, LLC (4348); Chemtura Canada Co./Cie (5047); CNK Chemical Realty Corporation (5340); Crompton Colors Incorporated (3341); Crompton Holding Corporation (3342); Crompton Monochem, Inc. (3574); GLCC Laurel, LLC (5687); Great Lakes Chemical Corporation (5035); Great Lakes Chemical Global, Inc. (4486); GT Seed Treatment, Inc. (5292); HomeCare Labs, Inc. (5038); ISCI, Inc. (7696); Kem Manufacturing Corporation (0603); Laurel Industries Holdings, Inc. (3635); Monochem, Inc. (5612); Naugatuck Treatment Company (2035); Recreational Water Products, Inc. (8754); Uniroyal Chemical Company Limited (Delaware) (9910); Weber City Road LLC (4381); and WRL of Indiana, Inc. (9136).

[2]	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Disclosure Statement.

CH SF- REG	1	CUSIP 163893100

Chemtura Corporation

Registered Holder Rights Exercise Form

On August 4, 2010, the United States Bankruptcy Court for the Southern District of New York (the “Court”) entered an order: (a) authorizing the Debtors to solicit acceptances for the Plan; (b) approving the Disclosure Statement as containing “adequate information” pursuant to section 1125 of the Bankruptcy Code; (c) approving the solicitation materials and documents to be included in the solicitation packages (the “Solicitation Packages”); (d) approving the accompanying Rights Offering Procedures (the “Rights Offering Procedures”); and (e) approving procedures for soliciting, receiving and tabulating votes on the Plan and for filing objections to the Plan.

Because of the nature and treatment of your shares of common stock or equivalent Interest in Chemtura Corporation under the Plan, you, as an Eligible Holder, are entitled to receive the right, but not the obligation, to purchase your Pro Rata share of 7.38 million shares of New Common Stock pursuant to the attached rights offering subscription exercise form (a “Rights Exercise Form”) provided that Class 13a for Chemtura Corporation votes to accept the Plan. For a complete description of the Rights Offering see the accompanying Rights Offering Procedures.

Notwithstanding anything contained in the Plan to the contrary, if Class 13a for Chemtura Corporation votes to reject the Plan, under no circumstances shall you have any Rights (as defined in the Rights Offering Procedures) with respect to such shares of common stock or equivalent Interest, any Rights Exercise Form received by the Subscription Agent (as defined below) shall be null and void, and any payment received by the Subscription Agent will be refunded to you, without interest. The deadline for all holders of Claims and Interests to vote on the Plan is September 9, 2010 at 5:00 p.m. (Eastern Daylight Time) (the “Voting Deadline”). The Debtors will file the results of the voting and tabulation on the Plan as soon as reasonably practicable following the Voting Deadline. If you wish to know the results, you will have the opportunity to do so by visiting the Debtors’ restructuring website or obtaining copies of any pleadings filed in these chapter 11 cases for a fee via PACER, as described below.

If you would like to obtain a copy of the Disclosure Statement, the Plan or related documents, you should contact Kurtzman Carson Consultants LLC, the voting and claims agent retained by the Debtors in these chapter 11 cases (the “Voting and Claims Agent”), by: (a) calling the Debtors’ restructuring hotline at (866) 967-0261; (b) visiting the Debtors’ restructuring website at: www.kccllc.net/chemtura; (c) e-mailing the Debtors at kcc_chemtura@kccllc.com and/or (d) writing to Chemtura Balloting Center, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Ave., El Segundo, California 90245. You may also obtain copies of any pleadings filed in these chapter 11 cases for a fee via PACER at: https://ecf.nysb.uscourts.gov.

Please use the attached Rights Exercise Form to make your election. In order to elect to participate in the Rights Offering, you must complete and return the attached Rights Exercise Form and pay or arrange for payment to Epiq Bankruptcy Solutions (the “Subscription Agent”) on or before the Rights Offering Deadline set forth above. Your Rights Exercise Form will be processed by the Subscription Agent in accordance with its established procedures. Please note that your election to exercise Rights will be binding upon you and irrevocable.

CH SF- REG	2	CUSIP 163893100

Chemtura Corporation

Registered Holder Rights Exercise Form

Questions. If you have any questions about this Rights Exercise Form or the Rights Offering Procedures described herein, please contact the Subscription Agent at (866) 734-9387.

To purchase New Common Stock pursuant to the Rights Offering:

1. The number of shares of common stock or equivalent Interest you hold is indicated in Item 1.

2. Complete the calculation in Item 2a.

3. Complete Item 2b, indicating the whole number of Initial Rights which you wish to exercise.

4. Complete Item 2c, indicating the whole number of Additional Rights which you wish to exercise, if any.

5. Read and Complete the certification in Item 3.

6. Return the Rights Exercise Form in the pre-addressed envelope to the Subscription Agent on or before the Rights Offering Deadline.

7. Pay or Arrange to Pay the Total Subscription Price in respect of the rights that you wish to exercise. Payment must be made only by wire transfer in U.S. dollars to the account listed below. Your payment of the Total Subscription Purchase Price must be received by the Subscription Agent on or before the Rights Offering Deadline. Your wire transfer must include the Rights Reference Number included below. Failure to include this Rights Reference Number could result in cancellation of your Subscription Rights.

Citizens Bank N.A.

1 Citizens Drive Riverside, RI 02915

Routing Number: 036076150

Account Name: Epiq Bankruptcy Solutions, LLC as Subscription Agent for Chemtura Corporation

Account Number: 6230872106

Special Instructions: Include this number in your wire memo:

Before exercising any Rights, Eligible Holders should read the Disclosure Statement, including the section entitled “Risks Related to the Debtors’ Businesses” and the New Chemtura Total Enterprise Value contained therein.

CH SF- REG	3	CUSIP 163893100

Chemtura Corporation

Registered Holder Rights Exercise Form

BINDING NATURE OF THE PLAN:

IF THE PLAN IS CONFIRMED, THE PLAN SHALL BIND ALL HOLDERS OF

CLAIMS AND INTERESTS TO THE MAXIMUM EXTENT PERMITTED BY

APPLICABLE LAW

THIS NOTICE IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY.

IF YOU HAVE QUESTIONS WITH RESPECT TO YOUR RIGHTS UNDER THE PLAN

OR ABOUT ANYTHING STATED HEREIN OR IF YOU WOULD LIKE TO OBTAIN

ADDITIONAL INFORMATION, CONTACT THE SUBSCRIPTION AGENT AT THE

INFORMATION ABOVE.

New York, New York	/s/ M. Natasha Labovitz
Dated: September 1, 2010	Richard M. Cieri
M. Natasha Labovitz
Craig A. Bruens
KIRKLAND & ELLIS LLP
601 Lexington Avenue
New York, New York 10022-4611
	Telephone:	(212) 446-4800
	Facsimile:	(212) 446-4900

Counsel to the Debtors
and Debtors in Possession

CH SF- REG	4	CUSIP 163893100

Chemtura Corporation

Registered Holder Rights Exercise Form

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
CHEMTURA CORPORATION, et al.,[1]	)	Case No. 09-11233 (REG)
)
Debtors.	)	Jointly Administered
)

RIGHTS EXERCISE FORM FOR REGISTERED HOLDERS

Please consult the Rights Offering Procedures for additional information with respect to this Rights Exercise Form.

RIGHTS OFFERING DEADLINE

The Deadline for Exercise of Rights

is 5:00 p.m. (EDT) on

[DATE], 2010 (the “Rights Offering Deadline”).

Please provide your email address and

fax number in Item 3 to ensure you receive any

notices regarding your Rights in a timely manner.

Item 1. Pro Rata Share. Your Pro Rata share is based on the number of shares of common stock or equivalent Interest in Chemtura Corporation that you hold.

(Shares of common stock or equivalent Interest you hold as of the Rights Offering Record Date)

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal taxpayer-identification number, are: Chemtura Corporation (3153); A&M Cleaning Products, LLC (4712); Aqua Clear Industries, LLC (1394); ASCK, Inc. (4489); ASEPSIS, Inc. (6270); BioLab Company Store, LLC (0131); BioLab Franchise Company, LLC (6709); Bio-Lab, Inc. (8754); BioLab Textile Additives, LLC (4348); Chemtura Canada Co./Cie (5047); CNK Chemical Realty Corporation (5340); Crompton Colors Incorporated (3341); Crompton Holding Corporation (3342); Crompton Monochem, Inc. (3574); GLCC Laurel, LLC (5687); Great Lakes Chemical Corporation (5035); Great Lakes Chemical Global, Inc. (4486); GT Seed Treatment, Inc. (5292); HomeCare Labs, Inc. (5038); ISCI, Inc. (7696); Kem Manufacturing Corporation (0603); Laurel Industries Holdings, Inc. (3635); Monochem, Inc. (5612); Naugatuck Treatment Company (2035); Recreational Water Products, Inc. (8754); Uniroyal Chemical Company Limited (Delaware) (9910); Weber City Road LLC (4381); and WRL of Indiana, Inc. (9136).

CH SF- REG	1	CUSIP 163893100

Chemtura Corporation

Registered Holder Rights Exercise Form

Item 2. Rights. Pursuant to the Plan and the accompanying Rights Offering Procedures, each Eligible Holder is entitled to participate in the Rights Offering based upon its “Rights Participation Amount.” To subscribe, fill out Items 2a, 2b, and 2c below and read and complete Item 3 below.

2a. Initial Rights Amount. The maximum number of initial shares of New Common Stock for which you may subscribe is calculated as follows:

	X	0.03035976[2] =
(Amount from Item 1 Above)			Maximum Number of Initial Rights -
Round Down to Nearest Whole Number)

2b. Exercise Amount. By filling in the following blanks, you are indicating that you are electing to purchase the number of shares of New Common Stock specified below (specify a whole number of shares of New Common Stock not greater than the figure in Item 2a), at a Rights Exercise Price of $13.54 per share, on the terms of and subject to the conditions set forth in the Rights Offering Procedures. To exercise your Initial Rights, you must, along with return of this Rights Exercise Form, pay or arrange for payment to the Subscription Agent on or before the Rights Offering Deadline.

____________________________	X	$13.54 =	$	______________________________
(Number of Initial Shares of New Common Stock You Elect to Purchase)

2c. Additional Rights Amount. Only if you have exercised the maximum number of Rights in 2b, by filling in the following blanks, you are indicating that you are interested in purchasing the number of additional shares of New Common Stock specified below (specify a whole number of shares of New Common Stock), at a Rights Exercise Price of $13.54 per share, on the terms of and subject to the conditions set forth in the Rights Offering Procedures. A total of 7.38 million shares of New Common Stock are available for purchase through the exercise of the Rights. There is no guarantee that any Additional Rights will be available for you to exercise. To exercise your Additional Rights, you must, along with return of this Rights Exercise Form, pay or arrange for payment to the Subscription Agent on or before the Rights Offering Deadline.

____________________________	X	$13.54 =	$	______________________________
(Number of Additional Shares of New Common Stock You Elect to Purchase)

[2]	This factor has been calculated by dividing the number of shares of New Common Stock subject to the Rights Offering by the total of all Eligible Holders’ Rights Participation Amounts.

CH SF- REG	2	CUSIP 163893100

Chemtura Corporation

Registered Holder Rights Exercise Form

The Debtors may, in their sole discretion, treat any failure to timely pay for the exercise of Rights as a revocation and relinquishment of such Rights.

Item 3. Certifications. I certify that (i) I am the holder, or the authorized signatory of the holder, of shares of common stock or equivalent Interest, and (ii) I am, or such holder is, entitled to participate in the Rights Offering to the extent of my, or such holder’s, Rights Participation Amount indicated under Item 1 above.

Date: , 2010
Name of Holder:

Social Security or Federal Tax I.D. No.:

Signature:

Name of Person Signing:
(If other than holder)

Title (if corporation, partnership or LLC):

Shares:	Facsimile Number:

Email Address:
Street

Address:

City, State, Zip Code:

Telephone Number:

To ensure receipt of the notice regarding the Rights you are eligible to purchase, please provide your fax number and email address.

PLEASE NOTE: NO EXERCISE OF RIGHTS WILL BE VALID UNLESS A PROPERLY COMPLETED AND SIGNED RIGHTS EXERCISE FORM IS RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE 5:00 P.M. (EDT) ON SEPTEMBER 30, 2010.

CH SF- REG	3	CUSIP 163893100

Chemtura Corporation

Registered Holder Rights Exercise Form

CH SF- REG	4	CUSIP 163893100